FREE WRITING PROSPECTUS
FILED PURSUANT TO RULE 433
REGISTRATION FILE NO.: 333-189017-01

The information in this free writing prospectus is preliminary and may be supplemented or changed.  These securities may not be sold nor may offers to buy be accepted prior to the time a final prospectus is delivered.  This  free writing prospectus and the accompanying prospectus are not an offering to sell these securities and are not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

THIS FREE WRITING PROSPECTUS, DATED SEPTEMBER 12, 2013
MAY BE AMENDED OR SUPPLEMENTED PRIOR TO TIME OF SALE

STATEMENT REGARDING THIS FREE WRITING PROSPECTUS

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-189017) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Citigroup Global Markets Inc., any other underwriter, or any dealer participating in this offering will arrange to send to you the prospectus if you request it by calling toll-free 1-877-858-5407.

Free Writing Prospectus supplementing the Prospectus dated September 11, 2013
$985,540,000 (Approximate)
Citigroup Commercial Mortgage Trust 2013-GC15
as Issuing Entity
Citigroup Commercial Mortgage Securities Inc.
as Depositor
Citigroup Global Markets Realty Corp.
Rialto Mortgage Finance, LLC
Goldman Sachs Mortgage Company
Starwood Mortgage Funding I LLC
RAIT Funding, LLC
Redwood Commercial Mortgage Corporation
The Bancorp Bank
as Sponsors
Commercial Mortgage Pass-Through Certificates, Series 2013-GC15

The Commercial Mortgage Pass-Through Certificates, Series 2013-GC15 will consist of 18 classes of certificates, ten of which Citigroup Commercial Mortgage Securities Inc. is offering pursuant to this free writing prospectus.  The Series 2013-GC15 certificates will represent the beneficial ownership interests in the issuing entity, which will be Citigroup Commercial Mortgage Trust 2013-GC15.  The issuing entity’s main assets will be a pool of 97 fixed rate mortgage loans secured by first liens on various types of commercial and multifamily properties.
Classes of Offered Certificates	Initial Certificate Principal Amount or Notional Amount(1)		Initial Pass- Through Rate(2)	Pass-Through Rate Description	Expected Ratings (Moody’s/Fitch/DBRS)(3)	Rated Final Distribution Date(4)
Class A-1	$57,358,000		[ ]%	(5)	Aaa(sf)/AAA(sf)/AAA(sf)	September 2046
Class A-2	$236,853,000		[ ]%	(5)	Aaa(sf)/AAA(sf)/AAA(sf)	September 2046
Class A-3	$150,000,000		[ ]%	(5)	Aaa(sf)/AAA(sf)/AAA(sf)	September 2046
Class A-4	$264,191,000		[ ]%	(5)	Aaa(sf)/AAA(sf)/AAA(sf)	September 2046
Class A-AB	$72,224,000		[ ]%	(5)	Aaa(sf)/AAA(sf)/AAA(sf)	September 2046
Class X-A	$875,416,000	(6)	[ ]%	Variable IO(7)	Aaa(sf)/AAA(sf)/AAA(sf)	September 2046
Class A-S(10)	$94,790,000	(11)	[ ]%	(5)	Aaa(sf)/AAA(sf)/AAA(sf)	September 2046
Class B(10)	$54,365,000	(11)	[ ]%	(5)	Aa2(sf)/AA-(sf)/AA(high)(sf)	September 2046
Class PEZ(10)	$204,914,000	(11)	[ ]%	(5)	A1(sf)/A-(sf)/A(sf)	September 2046
Class C(10)	$55,759,000	(11)	[ ]%	(5)	A3(sf)/A-(sf)/A(sf)	September 2046

(Footnotes to table begin on page 14)
You should carefully consider the risk factors beginning on page 61 of this free writing prospectus and page 19 of the prospectus.

Neither the certificates nor the underlying mortgage loans are insured or guaranteed by any governmental agency or instrumentality or any other person or entity.

The Series 2013-GC15 certificates will represent interests in and obligations of the issuing entity and will not represent the obligations of the depositor, the sponsors or any of their affiliates.

THE SECURITIES AND EXCHANGE COMMISSION AND STATE SECURITIES REGULATORS HAVE NOT APPROVED OR DISAPPROVED OF THE OFFERED CERTIFICATES OR DETERMINED IF THIS FREE WRITING PROSPECTUS OR THE ACCOMPANYING PROSPECTUS ARE TRUTHFUL OR COMPLETE.  ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.  THE DEPOSITOR WILL NOT LIST THE OFFERED CERTIFICATES ON ANY SECURITIES EXCHANGE OR ANY AUTOMATED QUOTATION SYSTEM OF ANY NATIONAL SECURITIES ASSOCIATION.
Distributions to holders of the certificates of amounts to which they are entitled will be made monthly, commencing in October 2013.  Credit enhancement will be provided by certain classes of subordinate certificates that will be subordinate to certain classes of senior certificates as described under “Description of the Offered Certificates—Subordination” in this free writing prospectus.

The offered certificates will be offered by Citigroup Global Markets Inc., Goldman, Sachs & Co., Drexel Hamilton, LLC and RBS Securities Inc. when, as and if issued by the issuing entity, delivered to and accepted by the underwriters and subject to each underwriter’s right to reject orders in whole or in part.  The underwriters will offer the offered certificates to prospective investors from time to time in negotiated transactions or otherwise at varying prices determined at the time of sale, plus, in certain cases, accrued interest, determined at the time of sale.  The underwriters expect to deliver the offered certificates to purchasers in book-entry form only through the facilities of The Depository Trust Company in the United States and Clearstream Banking, société anonyme and Euroclear Bank SA/NV, as operator of the Euroclear System in Europe against payment in New York, New York on or about September 30, 2013.

Citigroup	Goldman, Sachs & Co.
Co-Lead Managers and Joint Bookrunners
Drexel Hamilton	RBS

Co-Managers
September , 2013

CITIGROUP COMMERCIAL MORTGAGE TRUST 2013-GC15

Commercial Mortgage Pass-Through Certificates, Series 2013-GC15

Alaska
1 property
$10,300,000
0.9% of total
Washington
1 property
$2,700,000
0.2% of total
Utah
1 property
$14,500,000
1.3% of total
Colorado
2 properties
$18,723,009
1.7% of total
Illinois
3 properties
$17,268,061
1.5% of total
Indiana
5 properties
$20,831,326
1.9% of total
Michigan
8 properties
$38,165,423
3.4% of total
Pennsylvania
1 property
$13,471,272
1.2% of total
New York
7 properties
$186,059,967
16.7% of total
Massachusetts
1 property
$17,500,000
1.6% of total
Ohio
7 properties
$60,267,197
5.4% of total
New Jersey
7 properties
$15,382,855
1.4% of total
Maryland
1 property
$9,450,000
0.8% of total
Nevada
1 property
$9,250,000
0.8% of total
Virginia
6 properties
$24,717,986
2.2% of total
California
11 properties
$192,331,051
17.2% of total
North Carolina
5 properties
$37,115,641
3.3% of total
South Carolina
9 properties
$20,967,727
1.9% of total
Arizona
5 properties
$57,447,184
5.2% of total
New Mexico
1 property
$7,610,000
0.7% of total
Georgia
12 properties
$90,325,211
8.1% of total
Texas
11 properties
$74,587,855
6.7% of total
Arkansas
1 property
$4,620,000
0.4% of total
Louisiana
2 properties
$19,101,773
1.7% of total
Mississippi
2 properties
$17,599,000
1.6% of total
Tennessee
10 properties
$25,024,706
2.2% of total
Florida
8 properties
$109,842,771
9.8% of total
Mortgaged Properties by Property Type
Self Storage 3.8%
Industrial 4.9%
Office 14.1%
Retail 32.4%
Multifamily 14.1%
Hospitality 14.8%
Mixed Use 15.9%
>17.0% of Initial Pool Balance
>10.0 – 17.0% of Initial Pool Balance
>5.0 – 10.0% of Initial Pool Balance
0.2 – 5.0% of Initial Pool Balance

CERTIFICATE SUMMARY	14	Complied With Another Originator’s
SUMMARY	16	Underwriting Criteria	73
RISK FACTORS	61	Static Pool Data Would Not Be
The Offered Certificates May Not Be a		Indicative of the Performance of this
Suitable Investment for You	61	Pool	73
The Offered Certificates Are Limited		Appraisals May Not Reflect Current or
Obligations	61	Future Market Value of Each
The Volatile Economy, Credit Crisis and		Property	73
Downturn in the Real Estate Market		Performance of the Certificates Will Be
Have Adversely Affected and May		Highly Dependent on the
Continue To Adversely Affect the		Performance of Tenants and Tenant
Value of CMBS	61	Leases	74
External Factors May Adversely Affect		Concentrations Based on Property
the Value and Liquidity of Your		Type, Geography, Related
Investment	62	Borrowers and Other Factors May
Global, National and Local Economic		Disproportionately Increase Losses	77
Factors	62	Risks Relating to Enforceability of
Risks to the Financial Markets Relating		Cross-Collateralization	78
to Terrorist Attacks	63	The Performance of a Mortgage Loan
Other Events May Affect Your		and Its Related Mortgaged Property
Investment	63	Depends in Part on Who Controls
The Certificates May Have Limited		the Borrower and Mortgaged
Liquidity and the Market Value of		Property	78
the Certificates May Decline	63	The Borrower’s Form of Entity May
The Exchangeable Certificates Are		Cause Special Risks	79
Subject to Additional Risks	64	A Bankruptcy Proceeding May Result in
Subordination of Exchangeable		Losses and Delays in Realizing on
Certificates	65	the Mortgage Loans	80
Limited Information Causes Uncertainty	65	Mortgage Loans Are Non-recourse and
Legal and Regulatory Provisions		Are Not Insured or Guaranteed	80
Affecting Investors Could Adversely		Adverse Environmental Conditions at or
Affect the Liquidity of the Offered		Near Mortgaged Properties May
Certificates	66	Result in Losses	81
Your Yield May Be Affected by Defaults,		Risks Related to Redevelopment and
Prepayments and Other Factors	68	Renovation at Mortgaged Properties	81
Nationally Recognized Statistical Rating		Risks Relating to Costs of Compliance
Organizations May Assign Different		with Applicable Laws and
Ratings to the Certificates; Ratings		Regulations	82
of the Certificates Reflect Only the		Litigation Regarding the Mortgaged
Views of the Applicable Rating		Properties or Borrowers May Impair
Agencies as of the Dates Such		Your Distributions	82
Ratings Were Issued; Ratings May		Other Financings or Ability To Incur
Affect ERISA Eligibility; Ratings May		Other Financings Entails Risk	82
Be Downgraded	71	Risks of Anticipated Repayment Date
Commercial and Multifamily Lending Is		Loans	83
Dependent on Net Operating		Risks of Shari’ah Compliant Loans	84
Income	72	Borrower May Be Unable To Repay
Underwritten Net Cash Flow Could Be		Remaining Principal Balance on
Based On Incorrect or Failed		Maturity Date or Anticipated
Assumptions	72	Repayment Date	84
The Mortgage Loans Have Not Been		Risks Relating to Interest on Advances
Reunderwritten by Us; Some		and Special Servicing
Mortgage Loans May Not Have		Compensation	85

Increases in Real Estate Taxes May		The Whole Loan Poses Special Risks	100
Reduce Available Funds	85	Sponsors May Not Be Able To Make
Some Mortgaged Properties May Not		Required Repurchases or
Be Readily Convertible to		Substitutions of Defective Mortgage
Alternative Uses	86	Loans	101
Risks Related to Zoning Non-		Book-Entry Registration Will Mean You
Compliance and Use Restrictions	87	Will Not Be Recognized as a Holder
Risks Relating to Inspections of		of Record	102
Properties	87	Tax Matters and Changes in Tax Law
Earthquake, Flood and Other Insurance		May Adversely Impact the Mortgage
May Not be Available or Adequate	88	Loans or Your Investment	102
Terrorism Insurance May Not Be		Combination or “Layering” of Multiple
Available for All Mortgaged		Risks May Significantly Increase
Properties	88	Risk of Loss	103
Risks Associated with Blanket Insurance		DESCRIPTION OF THE MORTGAGE
Policies or Self-Insurance	89	POOL	104
State and Local Mortgage Recording		General	104
Taxes May Apply Upon a		Certain Calculations and Definitions	105
Foreclosure or Deed in Lieu of		Statistical Characteristics of the
Foreclosure and Reduce Net		Mortgage Loans	112
Proceeds	90	Environmental Considerations	124
The Mortgage Loan Sellers, the		Litigation Considerations	127
Sponsors and the Depositor Are		Redevelopment and Renovation	128
Subject to Bankruptcy or Insolvency		Default History, Bankruptcy Issues and
Laws That May Affect the Issuing		Other Proceedings	129
Entity’s Ownership of the Mortgage		Tenant Issues	131
Loans	90	Insurance Considerations	140
Interests and Incentives of the		Zoning and Use Restrictions	141
Originators, the Sponsors and Their		Appraised Value	142
Affiliates May Not Be Aligned With		Non-recourse Carveout Limitations	142
Your Interests	91	Certain Terms of the Mortgage Loans	142
Interests and Incentives of the		Shari’ah Compliant Lending Structure	152
Underwriter Entities May Not Be		The Whole Loan	153
Aligned With Your Interests	93	Representations and Warranties	156
Potential Conflicts of Interest of the		Sale of Mortgage Loans; Mortgage File
Master Servicer, the Special		Delivery	156
Servicer and the Trustee	94	Cures, Repurchases and Substitutions	158
Potential Conflicts of Interest of the		Additional Information	160
Operating Advisor	95	TRANSACTION PARTIES	160
Potential Conflicts of Interest of the		The Sponsors	160
Directing Holders	96	The Originators	178
Special Servicer May Be Directed To		The Issuing Entity	204
Take Actions by an Entity That Has		The Trustee	204
No Duty or Liability to Other		The Certificate Administrator and the
Certificateholders	97	Custodian	207
Potential Conflicts of Interest in the		Trustee and Certificate Administrator
Selection of the Underlying		Fee	210
Mortgage Loans	97	The Operating Advisor	210
Other Potential Conflicts of Interest May		Servicers	211
Affect Your Investment	98	Servicing Compensation, Operating
Your Lack of Control Over the Issuing		Advisor Compensation and
Entity and Servicing of the Mortgage		Payment of Expenses	217
Loans Can Create Risks	98	Certain Affiliates and Relationships	226
Rights of the Directing Holders and the		DESCRIPTION OF THE OFFERED
Operating Advisor Could Adversely		CERTIFICATES	229
Affect Your Investment	100	General	229

Exchangeable Certificates	232	Optional Termination; Optional
Distributions	233	Mortgage Loan Purchase	317
Subordination	247	Reports to Certificateholders; Available
Appraisal Reductions	248	Information	318
Voting Rights	252	MATERIAL FEDERAL INCOME TAX
Delivery, Form, Transfer and		CONSEQUENCES	324
Denomination	254	General	324
Certificateholder Communication	257	Tax Status of Offered Certificates	325
YIELD, PREPAYMENT AND MATURITY		Taxation of Offered Certificates	326
CONSIDERATIONS	257	Taxation of the Exchangeable
Yield	257	Certificates	328
Yield on the Class X-A Certificates	261	Further Information	328
Weighted Average Life of the Offered		STATE AND LOCAL TAX
Certificates	261	CONSIDERATIONS	328
Price/Yield Tables	266	ERISA CONSIDERATIONS	329
THE POOLING AND SERVICING		Exempt Plans	332
AGREEMENT	271	Further Warnings	332
General	271	LEGAL INVESTMENT	333
Servicing of the Whole Loan	271	CERTAIN LEGAL ASPECTS OF THE
Assignment of the Mortgage Loans	271	MORTGAGE LOANS	334
Servicing of the Mortgage Loans	272	RATINGS	335
Advances	276	LEGAL MATTERS	336
Accounts	280	INDEX OF SIGNIFICANT DEFINITIONS	337
Application of Penalty Charges and
Modification Fees	282
Withdrawals from the Collection Account	282	ANNEX A – STATISTICAL
Enforcement of “Due-On-Sale” and		CHARACTERISTICS OF THE
“Due-On-Encumbrance” Clauses	284	MORTGAGE LOANS	A-1
Inspections	285	ANNEX B – STRUCTURAL AND
Evidence as to Compliance	285	COLLATERAL TERM SHEET	B-1
Certain Matters Regarding the		ANNEX C – MORTGAGE POOL
Depositor, the Master Servicer, the		INFORMATION	C-1
Special Servicer and the Operating		ANNEX D – FORM OF DISTRIBUTION
Advisor	286	DATE STATEMENT	D-1
Servicer Termination Events	288	ANNEX E-1 – SPONSOR
Rights Upon Servicer Termination Event	289	REPRESENTATIONS AND
Waivers of Servicer Termination Events	291	WARRANTIES	E-1-1
Termination of the Special Servicer	291	ANNEX E-2 – EXCEPTIONS TO
Amendment	293	SPONSOR REPRESENTATIONS
Realization Upon Mortgage Loans	296	AND WARRANTIES	E-2-1
Directing Holders	303	ANNEX F – CLASS A-AB SCHEDULED
Operating Advisor	309	PRINCIPAL BALANCE SCHEDULE	F-1
Asset Status Reports	314
Rating Agency Confirmations	316
Termination; Retirement of Certificates	317

IMPORTANT NOTICE REGARDING THE OFFERED CERTIFICATES

THE OFFERED CERTIFICATES REFERRED TO IN THESE MATERIALS, AND THE ASSET POOL BACKING THEM, ARE SUBJECT TO MODIFICATION OR REVISION (INCLUDING THE POSSIBILITY THAT ONE OR MORE CLASSES OF OFFERED CERTIFICATES MAY BE SPLIT, COMBINED OR ELIMINATED AT ANY TIME PRIOR TO ISSUANCE OR AVAILABILITY OF A FINAL PROSPECTUS) AND ARE OFFERED ON A “WHEN, AS AND IF ISSUED” BASIS.  YOU UNDERSTAND THAT, WHEN YOU ARE CONSIDERING THE PURCHASE OF THE OFFERED CERTIFICATES, A CONTRACT OF SALE WILL COME INTO BEING NO SOONER THAN THE DATE ON WHICH THE RELEVANT CLASS OF OFFERED CERTIFICATES HAS BEEN PRICED AND THE UNDERWRITERS HAVE CONFIRMED THE ALLOCATION OF OFFERED CERTIFICATES TO BE MADE TO INVESTORS.  ANY “INDICATIONS OF INTEREST” EXPRESSED BY YOU, AND ANY “SOFT CIRCLES” GENERATED BY THE UNDERWRITERS, WILL NOT CREATE BINDING CONTRACTUAL OBLIGATIONS FOR YOU, ON THE ONE HAND, OR THE UNDERWRITERS, THE DEPOSITOR OR ANY OF THEIR RESPECTIVE AGENTS OR AFFILIATES, ON THE OTHER HAND.

AS A RESULT OF THE FOREGOING, YOU MAY COMMIT TO PURCHASE OFFERED CERTIFICATES THAT HAVE CHARACTERISTICS THAT MAY CHANGE, AND YOU ARE ADVISED THAT ALL OR A PORTION OF THE OFFERED CERTIFICATES MAY NOT BE ISSUED WITH ALL OF THE CHARACTERISTICS DESCRIBED IN THESE MATERIALS.  THE UNDERWRITERS’ OBLIGATIONS TO SELL OFFERED CERTIFICATES TO YOU IS CONDITIONED ON THE OFFERED CERTIFICATES THAT ARE ACTUALLY ISSUED AND THE TRANSACTION HAVING THE CHARACTERISTICS DESCRIBED IN THESE MATERIALS.  IF THE UNDERWRITERS DETERMINE THAT A CONDITION IS NOT SATISFIED IN ANY MATERIAL RESPECT, YOU WILL BE NOTIFIED, AND NEITHER THE DEPOSITOR NOR ANY UNDERWRITER WILL HAVE ANY OBLIGATION TO YOU TO DELIVER ANY PORTION OF THE OFFERED CERTIFICATES WHICH YOU HAVE COMMITTED TO PURCHASE, AND THERE WILL BE NO LIABILITY BETWEEN THE UNDERWRITERS, THE DEPOSITOR OR ANY OF THEIR RESPECTIVE AGENTS OR AFFILIATES, ON THE ONE HAND, AND YOU, ON THE OTHER HAND, AS A CONSEQUENCE OF THE NON-DELIVERY.

YOU HAVE REQUESTED THAT THE UNDERWRITERS PROVIDE TO YOU INFORMATION IN CONNECTION WITH YOUR CONSIDERATION OF THE PURCHASE OF CERTAIN OFFERED CERTIFICATES DESCRIBED IN THIS FREE WRITING PROSPECTUS.  THIS FREE WRITING PROSPECTUS IS BEING PROVIDED TO YOU FOR INFORMATION PURPOSES ONLY IN RESPONSE TO YOUR SPECIFIC REQUEST.  THE UNDERWRITERS DESCRIBED IN THIS FREE WRITING PROSPECTUS MAY FROM TIME TO TIME PERFORM INVESTMENT BANKING SERVICES FOR, OR SOLICIT INVESTMENT BANKING BUSINESS FROM, ANY COMPANY NAMED IN THIS FREE WRITING PROSPECTUS.  THE UNDERWRITERS AND/OR THEIR EMPLOYEES MAY FROM TIME TO TIME HAVE A LONG OR SHORT POSITION IN ANY CONTRACT OR CERTIFICATE DISCUSSED IN THIS FREE WRITING PROSPECTUS.

THE INFORMATION CONTAINED IN THIS FREE WRITING PROSPECTUS SUPERSEDES ANY PREVIOUS INFORMATION DELIVERED TO YOU AND MAY BE SUPERSEDED BY INFORMATION DELIVERED TO YOU PRIOR TO THE TIME OF SALE.

THIS FREE WRITING PROSPECTUS DOES NOT CONTAIN ALL INFORMATION THAT IS REQUIRED TO BE INCLUDED IN THE BASE PROSPECTUS AND THE FINAL PROSPECTUS SUPPLEMENT.

IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
FREE WRITING PROSPECTUS AND THE ACCOMPANYING PROSPECTUS

Information about the offered certificates is contained in two separate documents that progressively provide more detail:  (a) the accompanying prospectus, which provides general information, some of which may not apply to the offered certificates; and (b) this free writing prospectus, which describes the specific terms of the offered certificates.  The terms of the offered certificates contained in this free writing prospectus, including the annexes to this free writing prospectus, are intended to supplement the terms contained in the accompanying prospectus.  References in the accompanying prospectus to “prospectus supplement” should, in general, be treated as references to this free writing prospectus insofar as they relate to the certificates offered by this free writing prospectus.

You should rely only on the information contained in this free writing prospectus and the prospectus.  We have not authorized anyone to provide you with information that is different from that contained in this free writing prospectus and the prospectus.  The information contained in this free writing prospectus is accurate only as of the date of this free writing prospectus.

This free writing prospectus begins with two introductory sections describing the Series 2013-GC15 certificates and the issuing entity in abbreviated form:

●	the “Certificate Summary” commencing on page 14 of this free writing prospectus, which sets forth important statistical information relating to the Series 2013-GC15 certificates; and

●
the “Summary” commencing on page 16 of this free writing prospectus, which gives a brief introduction to the key features of the Series 2013-GC15 certificates and a description of the underlying mortgage loans.

Additionally, “Risk Factors” commencing on page 61 of this free writing prospectus, describes the material risks that apply to the Series 2013-GC15 certificates which are in addition to those described in the prospectus with respect to the securities issued by the issuing entity generally.

This free writing prospectus and the accompanying prospectus include cross references to sections in these materials where you can find further related discussions.  The Table of Contents in this free writing prospectus and the prospectus identify the pages where these sections are located.

Certain capitalized terms are defined and used in this free writing prospectus and the prospectus to assist you in understanding the terms of the offered certificates and this offering.  The capitalized terms used in this free writing prospectus are defined on the pages indicated under the caption “Index of Significant Definitions” commencing on page 337 of this free writing prospectus.  The capitalized terms used in the prospectus are defined on the pages indicated under the caption “Glossary” commencing on page 194 of the prospectus.

In this free writing prospectus:

●	the terms “depositor,” “we,” “us” and “our” refer to Citigroup Commercial Mortgage Securities Inc.

●
references to “lender” with respect to the mortgage loans generally should be construed to mean, from and after the date of initial issuance of the offered certificates, the trustee on behalf of the trust as the holder of record title to the mortgage loans or the master servicer or special servicer, as applicable, with respect to the obligations and rights of the lender as described under “The Pooling and Servicing Agreement” in this free writing prospectus.

The Annexes attached to this free writing prospectus are incorporated into and made a part of this free writing prospectus.

THERE IS CURRENTLY NO SECONDARY MARKET FOR THE OFFERED CERTIFICATES.  WE CANNOT ASSURE YOU THAT A SECONDARY MARKET WILL DEVELOP OR, IF A SECONDARY MARKET DOES DEVELOP, THAT IT WILL PROVIDE HOLDERS OF THE OFFERED CERTIFICATES WITH LIQUIDITY OF INVESTMENT OR THAT IT WILL CONTINUE FOR THE TERM OF THE OFFERED CERTIFICATES.  THE UNDERWRITERS CURRENTLY INTEND TO MAKE A MARKET IN THE OFFERED CERTIFICATES, BUT ARE UNDER NO OBLIGATION TO DO SO.  ACCORDINGLY, PURCHASERS MUST BE PREPARED TO BEAR THE RISKS OF THEIR INVESTMENTS FOR AN INDEFINITE PERIOD.  SEE “RISK FACTORS—THE CERTIFICATES MAY HAVE LIMITED LIQUIDITY AND THE MARKET VALUE OF THE CERTIFICATES MAY DECLINE” IN THIS FREE WRITING PROSPECTUS.

THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE OR OTHER JURISDICTION WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED.

THE OFFERED CERTIFICATES DO NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE DEPOSITOR, THE SPONSORS, THE ORIGINATORS, THE MASTER SERVICER, THE SPECIAL SERVICER, THE TRUSTEE, THE CERTIFICATE ADMINISTRATOR, THE OPERATING ADVISOR, THE CONTROLLING CLASS REPRESENTATIVE, THE COMPANION LOAN HOLDER, THE UNDERWRITERS OR ANY OF THEIR RESPECTIVE AFFILIATES.  NEITHER THE OFFERED CERTIFICATES NOR THE MORTGAGE LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY OR PRIVATE INSURER.

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“YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS—YIELD ON THE CLASS X-A CERTIFICATES” IN THIS FREE WRITING PROSPECTUS.

UNITED KINGDOM

EACH UNDERWRITER HAS REPRESENTED AND AGREED THAT:

(A)    IN THE UNITED KINGDOM, IT HAS ONLY COMMUNICATED OR CAUSED TO BE COMMUNICATED AND WILL ONLY COMMUNICATE OR CAUSE TO BE COMMUNICATED AN INVITATION OR INDUCEMENT TO ENGAGE IN INVESTMENT ACTIVITY (WITHIN THE MEANING OF SECTION 21 OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (THE “FSMA”)) RECEIVED BY IT IN CONNECTION WITH THE ISSUE OR SALE OF THE OFFERED CERTIFICATES IN CIRCUMSTANCES IN WHICH SECTION 21(1) OF THE FSMA DOES NOT APPLY TO THE DEPOSITOR OR THE ISSUING ENTITY; AND

(B)    IT HAS COMPLIED AND WILL COMPLY WITH ALL APPLICABLE PROVISIONS OF THE FSMA WITH RESPECT TO ANYTHING DONE BY IT IN RELATION TO THE OFFERED CERTIFICATES IN, FROM OR OTHERWISE INVOLVING THE UNITED KINGDOM.

NOTICE TO UNITED KINGDOM INVESTORS

THE ISSUING ENTITY MAY CONSTITUTE A “COLLECTIVE INVESTMENT SCHEME” AS DEFINED BY SECTION 235 OF THE FSMA THAT IS NOT A “RECOGNISED COLLECTIVE INVESTMENT SCHEME” FOR THE PURPOSES OF THE FSMA AND THAT HAS NOT BEEN AUTHORIZED OR OTHERWISE APPROVED.  AS AN UNREGULATED SCHEME, THE OFFERED CERTIFICATES CANNOT BE MARKETED IN THE UNITED KINGDOM TO THE GENERAL PUBLIC, EXCEPT IN ACCORDANCE WITH THE FSMA.

THE DISTRIBUTION OF THIS FREE WRITING PROSPECTUS (A) IF MADE BY A PERSON WHO IS NOT AN AUTHORIZED PERSON UNDER THE FSMA, IS BEING MADE ONLY TO, OR DIRECTED ONLY AT, PERSONS WHO (I) ARE OUTSIDE THE UNITED KINGDOM, OR (II) HAVE PROFESSIONAL EXPERIENCE IN MATTERS RELATING TO INVESTMENTS AND QUALIFY AS INVESTMENT PROFESSIONALS IN ACCORDANCE WITH ARTICLE 19(5) OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (FINANCIAL PROMOTION) ORDER 2001 (THE “FINANCIAL PROMOTION ORDER”), OR (III) ARE PERSONS FALLING WITHIN ARTICLE 49(2)(A) THROUGH (D) (“HIGH NET WORTH COMPANIES, UNINCORPORATED ASSOCIATIONS, ETC.”) OF THE FINANCIAL PROMOTION ORDER (ALL SUCH PERSONS TOGETHER BEING REFERRED TO AS “FPO PERSONS”); AND (B) IF MADE BY A PERSON WHO IS AN AUTHORIZED PERSON UNDER THE FSMA, IS BEING MADE ONLY TO, OR DIRECTED ONLY AT, PERSONS WHO (I) ARE OUTSIDE THE UNITED KINGDOM, OR (II) HAVE PROFESSIONAL EXPERIENCE IN MATTERS RELATING TO INVESTMENTS AND QUALIFY AS INVESTMENT PROFESSIONALS IN ACCORDANCE WITH ARTICLE 14(5) OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (PROMOTION OF COLLECTIVE INVESTMENT SCHEMES) (EXEMPTIONS) ORDER 2001 (THE “PROMOTION OF COLLECTIVE INVESTMENT SCHEMES EXEMPTIONS ORDER”), OR (III) ARE PERSONS FALLING WITHIN ARTICLE 22(2)(A) THROUGH (D) (“HIGH NET WORTH COMPANIES, UNINCORPORATED ASSOCIATIONS, ETC.”) OF THE PROMOTION OF COLLECTIVE INVESTMENT SCHEMES EXEMPTIONS ORDER (ALL SUCH PERSONS TOGETHER BEING REFERRED TO AS “PCIS PERSONS” AND, TOGETHER WITH THE FPO PERSONS, THE “RELEVANT PERSONS”).

THIS FREE WRITING PROSPECTUS MUST NOT BE ACTED ON OR RELIED ON BY PERSONS WHO ARE NOT RELEVANT PERSONS.  ANY INVESTMENT OR INVESTMENT ACTIVITY TO WHICH THIS FREE WRITING PROSPECTUS RELATES, INCLUDING THE OFFERED CERTIFICATES, IS AVAILABLE ONLY TO RELEVANT PERSONS AND WILL BE ENGAGED IN ONLY WITH RELEVANT PERSONS.  ANY PERSONS OTHER THAN RELEVANT PERSONS SHOULD NOT ACT OR RELY ON THIS FREE WRITING PROSPECTUS.

POTENTIAL INVESTORS IN THE UNITED KINGDOM ARE ADVISED THAT ALL, OR MOST, OF THE PROTECTIONS AFFORDED BY THE UNITED KINGDOM REGULATORY SYSTEM WILL NOT APPLY TO AN INVESTMENT IN THE OFFERED CERTIFICATES AND THAT COMPENSATION WILL

NOT BE AVAILABLE UNDER THE UNITED KINGDOM FINANCIAL SERVICES COMPENSATION SCHEME.

EUROPEAN ECONOMIC AREA

THIS FREE WRITING PROSPECTUS HAS BEEN PREPARED ON THE BASIS THAT ANY OFFER OF OFFERED CERTIFICATES IN ANY MEMBER STATE OF THE EUROPEAN ECONOMIC AREA WHICH HAS IMPLEMENTED THE PROSPECTUS DIRECTIVE (EACH, A “RELEVANT MEMBER STATE”) WILL BE MADE PURSUANT TO AN EXEMPTION UNDER THE PROSPECTUS DIRECTIVE (AS DEFINED BELOW) FROM THE REQUIREMENT TO PUBLISH A PROSPECTUS FOR OFFERS OF OFFERED CERTIFICATES.  ACCORDINGLY ANY PERSON MAKING OR INTENDING TO MAKE AN OFFER IN THAT RELEVANT MEMBER STATE OF CERTIFICATES WHICH ARE THE SUBJECT OF AN OFFERING CONTEMPLATED IN THIS FREE WRITING PROSPECTUS AS COMPLETED BY FINAL TERMS IN RELATION TO THE OFFER OF THOSE OFFERED CERTIFICATES MAY ONLY DO SO IN CIRCUMSTANCES IN WHICH NO OBLIGATION ARISES FOR THE ISSUING ENTITY, THE DEPOSITOR OR AN UNDERWRITER TO PUBLISH A PROSPECTUS PURSUANT TO ARTICLE 3 OF THE PROSPECTUS DIRECTIVE IN RELATION TO SUCH OFFER.

NONE OF THE ISSUING ENTITY, THE DEPOSITOR OR ANY OF THE UNDERWRITERS HAS AUTHORIZED, NOR DOES ANY OF THEM AUTHORIZE, THE MAKING OF ANY OFFER OF OFFERED CERTIFICATES IN CIRCUMSTANCES IN WHICH AN OBLIGATION ARISES FOR THE ISSUING ENTITY, THE DEPOSITOR OR AN UNDERWRITER TO PUBLISH OR SUPPLEMENT A PROSPECTUS FOR SUCH OFFER.

FOR THE PURPOSES OF THIS PROVISION AND THE PROVISION IMMEDIATELY BELOW, THE EXPRESSION “PROSPECTUS DIRECTIVE” MEANS DIRECTIVE 2003/71/EC (AND AMENDMENTS THERETO, INCLUDING THE 2010 PD AMENDING DIRECTIVE, TO THE EXTENT IMPLEMENTED IN THE RELEVANT MEMBER STATE), AND INCLUDES ANY RELEVANT IMPLEMENTING MEASURE IN THE RELEVANT MEMBER STATE, AND THE EXPRESSION “2010 PD AMENDING DIRECTIVE” MEANS DIRECTIVE 2010/73/EU.

EUROPEAN ECONOMIC AREA SELLING RESTRICTIONS

IN RELATION TO EACH RELEVANT MEMBER STATE, EACH UNDERWRITER HAS REPRESENTED AND AGREED THAT, WITH EFFECT FROM AND INCLUDING THE DATE ON WHICH THE PROSPECTUS DIRECTIVE IS IMPLEMENTED IN THAT RELEVANT MEMBER STATE, IT HAS NOT MADE AND WILL NOT MAKE AN OFFER OF THE CERTIFICATES WHICH ARE THE SUBJECT OF THE OFFERING CONTEMPLATED BY THIS FREE WRITING PROSPECTUS TO THE PUBLIC IN THAT RELEVANT MEMBER STATE OTHER THAN:

(A)      TO ANY LEGAL ENTITY WHICH IS A “QUALIFIED INVESTOR” AS DEFINED IN THE PROSPECTUS DIRECTIVE;

(B)      TO FEWER THAN 100 OR, IF THE RELEVANT MEMBER STATE HAS IMPLEMENTED THE RELEVANT PROVISION OF THE 2010 PD AMENDING DIRECTIVE, 150, NATURAL OR LEGAL PERSONS (OTHER THAN “QUALIFIED INVESTORS” AS DEFINED IN THE PROSPECTUS DIRECTIVE) SUBJECT TO OBTAINING THE PRIOR CONSENT OF THE RELEVANT UNDERWRITER OR UNDERWRITERS NOMINATED BY THE ISSUING ENTITY FOR ANY SUCH OFFER; OR

(C)      IN ANY OTHER CIRCUMSTANCES FALLING WITHIN ARTICLE 3(2) OF THE PROSPECTUS DIRECTIVE;

PROVIDED THAT NO SUCH OFFER OF THE OFFERED CERTIFICATES REFERRED TO IN CLAUSES (A) TO (C) ABOVE SHALL REQUIRE THE DEPOSITOR, THE ISSUING ENTITY OR ANY UNDERWRITER TO PUBLISH A PROSPECTUS PURSUANT TO ARTICLE 3 OF THE PROSPECTUS DIRECTIVE.

FOR THE PURPOSES OF THE PRIOR PARAGRAPH, THE EXPRESSION AN “OFFER OF THE CERTIFICATES WHICH ARE THE SUBJECT OF THE OFFERING CONTEMPLATED BY THIS FREE WRITING PROSPECTUS TO THE PUBLIC” IN RELATION TO ANY OFFERED CERTIFICATE IN ANY RELEVANT MEMBER STATE MEANS THE COMMUNICATION IN ANY FORM AND BY ANY MEANS OF SUFFICIENT INFORMATION ON THE TERMS OF THE OFFER AND THE CERTIFICATES TO BE OFFERED SO AS TO ENABLE AN INVESTOR TO DECIDE TO PURCHASE OR SUBSCRIBE TO THE OFFERED CERTIFICATES, AS THE SAME MAY BE VARIED IN THAT MEMBER STATE BY ANY MEASURE IMPLEMENTING THE PROSPECTUS DIRECTIVE IN THAT MEMBER STATE.

HONG KONG

NO PERSON HAS ISSUED OR HAD IN ITS POSSESSION FOR THE PURPOSES OF ISSUE, OR WILL ISSUE OR HAVE IN ITS POSSESSION FOR THE PURPOSES OF ISSUE, WHETHER IN HONG KONG OR ELSEWHERE, ANY ADVERTISEMENT, INVITATION OR DOCUMENT RELATING TO THE OFFERED CERTIFICATES, WHICH IS DIRECTED AT, OR THE CONTENTS OF WHICH ARE LIKELY TO BE ACCESSED OR READ BY, THE PUBLIC OF HONG KONG (EXCEPT IF PERMITTED TO DO SO UNDER THE SECURITIES LAWS OF HONG KONG) OTHER THAN WITH RESPECT TO OFFERED CERTIFICATES WHICH ARE OR ARE INTENDED TO BE DISPOSED OF ONLY TO PERSONS OUTSIDE HONG KONG OR ONLY TO “PROFESSIONAL INVESTORS” WITHIN THE MEANING OF THE SECURITIES AND FUTURES ORDINANCE (CAP. 571) OF HONG KONG AND ANY RULES MADE UNDER THAT ORDINANCE.

THE OFFERED CERTIFICATES (IF THEY ARE NOT A “STRUCTURED PRODUCT” AS DEFINED IN THE SECURITIES AND FUTURES ORDINANCE (CAP. 571) OF HONG KONG) HAVE NOT BEEN OFFERED OR SOLD AND WILL NOT BE OFFERED OR SOLD, BY MEANS OF ANY DOCUMENT, OTHER THAN (A) TO “PROFESSIONAL INVESTORS” AS DEFINED IN THE SECURITIES AND FUTURES ORDINANCE (CAP. 571, LAWS OF HONG KONG) AND ANY RULES MADE UNDER THAT ORDINANCE, OR (B) IN OTHER CIRCUMSTANCES WHICH DO NOT RESULT IN THE DOCUMENT BEING A “PROSPECTUS” AS DEFINED IN THE COMPANIES ORDINANCE (CAP. 32, LAWS OF HONG KONG) OR WHICH DO NOT CONSTITUTE AN OFFER TO THE PUBLIC WITHIN THE MEANING OF THAT ORDINANCE. FURTHER, THE CONTENTS OF THIS FREE WRITING PROSPECTUS HAVE NOT BEEN REVIEWED BY ANY REGULATORY AUTHORITY IN HONG KONG. YOU ARE ADVISED TO EXERCISE CAUTION IN RELATION TO THE OFFERING CONTEMPLATED IN THIS FREE WRITING PROSPECTUS. IF YOU ARE IN ANY DOUBT ABOUT ANY OF THE CONTENTS OF THIS FREE WRITING PROSPECTUS, YOU SHOULD OBTAIN INDEPENDENT PROFESSIONAL ADVICE.

SINGAPORE

THIS FREE WRITING PROSPECTUS HAS NOT BEEN AND WILL NOT BE REGISTERED AS A PROSPECTUS WITH THE MONETARY AUTHORITY OF SINGAPORE.  ACCORDINGLY, THIS FREE WRITING PROSPECTUS AND ANY OTHER DOCUMENT OR MATERIAL IN CONNECTION WITH THE OFFER OR SALE, OR INVITATION FOR SUBSCRIPTION OR PURCHASE, OF THE OFFERED CERTIFICATES MAY NOT BE CIRCULATED OR DISTRIBUTED, NOR MAY THE OFFERED CERTIFICATES BE OFFERED OR SOLD, OR BE MADE THE SUBJECT OF AN INVITATION FOR SUBSCRIPTION OR PURCHASE, WHETHER DIRECTLY OR INDIRECTLY, TO PERSONS IN SINGAPORE OTHER THAN (I) TO AN INSTITUTIONAL INVESTOR UNDER SECTION 274 UNDER THE SECURITIES AND FUTURES ACT, CHAPTER 289 OF SINGAPORE (THE “SFA”), (II) TO A RELEVANT PERSON (AS DEFINED IN SECTION 275(2) OF THE SFA), OR ANY PERSON PURSUANT TO SECTION 275(1A) OF THE SFA, IN ACCORDANCE WITH THE CONDITIONS SPECIFIED IN SECTION 275 OF THE SFA OR (III) OTHERWISE PURSUANT TO, AND IN ACCORDANCE WITH THE CONDITIONS OF, ANY OTHER APPLICABLE PROVISION OF THE SFA.

WHERE THE OFFERED CERTIFICATES ARE SUBSCRIBED OR PURCHASED UNDER SECTION 275 OF THE SFA BY A RELEVANT PERSON WHICH IS:  (A) A CORPORATION (WHICH IS NOT AN ACCREDITED INVESTOR (AS DEFINED IN SECTION 4A OF THE SFA)) THE SOLE

BUSINESS OF WHICH IS TO HOLD INVESTMENTS AND THE ENTIRE SHARE CAPITAL OF WHICH IS OWNED BY ONE OR MORE INDIVIDUALS, EACH OF WHOM IS AN ACCREDITED INVESTOR; OR (B) A TRUST (WHERE THE TRUSTEE IS NOT AN ACCREDITED INVESTOR) WHOSE SOLE PURPOSE IS TO HOLD INVESTMENTS AND EACH BENEFICIARY IS AN ACCREDITED INVESTOR, SHARES, DEBENTURES AND UNITS OF SHARES AND DEBENTURES OF THAT CORPORATION OR THE BENEFICIARIES’ RIGHTS AND INTEREST (HOWSOEVER DESCRIBED) IN THAT TRUST SHALL NOT BE TRANSFERABLE FOR SIX MONTHS AFTER THAT CORPORATION OR THAT TRUST HAS ACQUIRED THE OFFERED CERTIFICATES UNDER SECTION 275 OF THE SFA EXCEPT:  (1) TO AN INSTITUTIONAL INVESTOR UNDER SECTION 274 OF THE SFA OR TO A RELEVANT PERSON (AS DEFINED IN SECTION 275(2) OF THE SFA), OR TO ANY PERSON PURSUANT TO AN OFFER THAT IS MADE ON TERMS THAT SUCH SHARES, DEBENTURES AND UNITS OF SHARES AND DEBENTURES OF THAT CORPORATION OR SUCH RIGHTS OR INTEREST IN THAT TRUST ARE ACQUIRED AT A CONSIDERATION OF NOT LESS THAN 200,000 SINGAPORE DOLLARS (OR ITS EQUIVALENT IN A FOREIGN CURRENCY) FOR EACH TRANSACTION, WHETHER SUCH AMOUNT IS TO BE PAID FOR IN CASH OR BY EXCHANGE OF SECURITIES OR OTHER ASSETS, AND FURTHER FOR CORPORATIONS, IN ACCORDANCE WITH THE CONDITIONS SPECIFIED IN SECTION 275(1A) OF THE SFA; (2) WHERE NO CONSIDERATION IS GIVEN FOR THE TRANSFER; (3) BY OPERATION OF LAW; OR (4) AS SPECIFIED IN SECTION 276(7) OF THE SFA.

JAPAN

THE OFFERED CERTIFICATES HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE FINANCIAL INSTRUMENTS AND EXCHANGE LAW OF JAPAN, AS AMENDED (THE “FIEL”), AND DISCLOSURE UNDER THE FIEL HAS NOT BEEN AND WILL NOT BE MADE WITH RESPECT TO THE OFFERED CERTIFICATES.  ACCORDINGLY, EACH UNDERWRITER HAS REPRESENTED AND AGREED THAT IT HAS NOT, DIRECTLY OR INDIRECTLY, OFFERED OR SOLD AND WILL NOT, DIRECTLY OR INDIRECTLY, OFFER OR SELL ANY CERTIFICATES IN JAPAN OR TO, OR FOR THE BENEFIT OF, ANY RESIDENT OF JAPAN (WHICH TERM AS USED IN THIS FREE WRITING PROSPECTUS MEANS ANY PERSON RESIDENT IN JAPAN, INCLUDING ANY CORPORATION OR OTHER ENTITY ORGANIZED UNDER THE LAWS OF JAPAN) OR TO OTHERS FOR RE-OFFERING OR RE-SALE, DIRECTLY OR INDIRECTLY, IN JAPAN OR TO, OR FOR THE BENEFIT OF, ANY RESIDENT OF JAPAN EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF, AND OTHERWISE IN COMPLIANCE WITH, THE FIEL AND OTHER RELEVANT LAWS, REGULATIONS AND MINISTERIAL GUIDELINES OF JAPAN.  AS PART OF THIS OFFERING OF THE OFFERED CERTIFICATES, THE UNDERWRITERS MAY OFFER THE OFFERED CERTIFICATES IN JAPAN TO UP TO 49 OFFEREES IN ACCORDANCE WITH THE ABOVE PROVISIONS.

FORWARD-LOOKING STATEMENTS

In this free writing prospectus and the prospectus, we use certain forward-looking statements.  These forward-looking statements are found in the material, including each of the tables, set forth under “Risk Factors” and “Yield, Prepayment and Maturity Considerations” in this free writing prospectus.  Forward-looking statements are also found elsewhere in this free writing prospectus and prospectus and include words like “expects,” “intends,” “anticipates,” “estimates” and other similar words.  These statements are intended to convey our projections or expectations as of the date of this free writing prospectus.  These statements are inherently subject to a variety of risks and uncertainties.  Actual results could differ materially from those we anticipate due to changes in, among other things:

●	economic conditions and industry competition,

●	political and/or social conditions, and

●	the law and government regulatory initiatives.

We will not update or revise any forward-looking statement to reflect changes in our expectations or changes in the conditions or circumstances on which these statements were originally based.

CERTIFICATE SUMMARY
Classes of Certificates	Initial Certificate Principal Amount or Notional Amount(1)		Approximate Initial Credit Support	Initial Pass-Through Rate(2)	Pass- Through Rate Description	Expected Ratings (Moody’s/Fitch/DBRS)(3)	Expected Weighted Avg. Life (yrs.)(8)	Expected Principal Window(8)

Offered Certificates
Class A-1	$57,358,000		30.000%(9)	[ ]%	(5)	Aaa(sf)/AAA(sf)/AAA(sf)	2.55	10/13 - 07/18
Class A-2	$236,853,000		30.000%(9)	[ ]%	(5)	Aaa(sf)/AAA(sf)/AAA(sf)	4.90	07/18 - 09/18
Class A-3	$150,000,000		30.000%(9)	[ ]%	(5)	Aaa(sf)/AAA(sf)/AAA(sf)	9.81	06/23 - 08/23
Class A-4	$264,191,000		30.000%(9)	[ ]%	(5)	Aaa(sf)/AAA(sf)/AAA(sf)	9.89	08/23 - 09/23
Class A-AB	$72,224,000		30.000%(9)	[ ]%	(5)	Aaa(sf)/AAA(sf)/AAA(sf)	7.42	09/18 - 06/23
Class X-A	$875,416,000	(6)	N/A	[ ]%	Variable IO(7)	Aaa(sf)/AAA(sf)/AAA(sf)	N/A	N/A
Class A-S(10)	$94,790,000	(11)	21.500%	[ ]%	(5)	Aaa(sf)/AAA(sf)/AAA(sf)	9.94	09/23 - 09/23
Class B(10)	$54,365,000	(11)	16.625%	[ ]%	(5)	Aa2(sf)/AA-(sf)/AA(high)(sf)	9.94	09/23 - 09/23
Class PEZ(10)	$204,914,000	(11)	11.625%(12)	[ ]%	(5)	A1(sf)/A-(sf)/A(sf)	9.94	09/23 - 09/23
Class C(10)	$55,759,000	(11)	11.625%(12)	[ ]%	(5)	A3(sf)/A-(sf)/A(sf)	9.94	09/23 - 09/23

Non-Offered Certificates
Class X-B	$54,365,000	(6)	N/A	[ ]%	Variable IO(7)	Aa2(sf)/AA-(sf)/AAA(sf)	N/A	N/A
Class X-C	$18,122,000	(6)	N/A	[ ]%	Variable IO(7)	NR/BB(sf)/AAA(sf)	N/A	N/A
Class D	$50,183,000		7.125%	[ ]%	(5)	NR/BBB-(sf)/BBB(low)(sf)	9.94	09/23 - 09/23
Class E	$18,122,000		5.500%	[ ]%	(5)	NR/BB(sf)/BB(sf)	9.94	09/23 - 09/23
Class F	$16,727,000		4.000%	[ ]%	(5)	NR/B(sf)/B(high)(sf)	9.94	09/23 - 09/23
Class G	$44,608,033		0.000%	[ ]%	(5)	NR/NR/NR	9.94	09/23 - 09/23
Class S(13)	N/A		N/A	N/A	N/A	NR/NR/NR	N/A	N/A
Class R(14)	N/A		N/A	N/A	N/A	NR/NR/NR	N/A	N/A

(1)	Approximate, subject to a variance of plus or minus 5%.

(2)	Approximate per annum rate as of the closing date.

(3)
It is a condition of issuance that the offered certificates receive the ratings set forth above.  The anticipated ratings shown are those of Moody’s Investors Service, Inc., Fitch Ratings, Inc. and DBRS, Inc.  Subject to the discussion under “Ratings” in this free writing prospectus, the ratings on the certificates address the likelihood of the timely receipt by holders of all payments of interest to which they are entitled on each distribution date and, except in the case of the interest-only certificates, the ultimate receipt by holders of all payments of principal to which they are entitled on or before the applicable rated final distribution date.  Certain nationally recognized statistical rating organizations, as defined in Section 3(a)(62) of the Securities Exchange Act of 1934, as amended, that were not hired by the depositor may use information they receive pursuant to Rule 17g-5 under the Securities Exchange Act of 1934, as amended, or otherwise to rate the offered certificates. We cannot assure you as to what ratings a non-hired nationally recognized statistical rating organization would assign.  See “Risk Factors—Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded” in this free writing prospectus.  Moody’s Investors Service, Inc., Fitch Ratings, Inc. and DBRS, Inc. have informed us that the “sf” designation in the ratings represents an identifier of structured finance product ratings.  For additional information about this identifier, prospective investors can go to the related rating agency’s website.

(4)	The rated final distribution date for each class of offered certificates is the distribution date in September 2046.

(5)
For any distribution date, the pass-through rates of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class A-S, Class B, Class C, Class D, Class E, Class F and Class G certificates will each be a per annum rate equal to one of (i) a fixed rate, (ii) the weighted average of the net interest rates on the mortgage loans (in each case, adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) as of their respective due dates in the month preceding the month in which the related distribution date occurs, (iii) the lesser of a specified pass-through rate and the rate specified in clause (ii), or (iv) the rate specified in clause (ii) less a specified percentage.  The Class PEZ certificates will not have a pass-through rate, but will be entitled to receive the sum of the interest distributable on the percentage interests of the Class A-S, Class B and Class C trust components represented by the Class PEZ certificates.  The pass-through rates on the Class A-S, Class B and Class C trust components will at all times be the same as the pass-through rates of the Class A-S, Class B and Class C certificates, respectively.

(6)
The Class X-A, Class X-B and Class X-C certificates will not have certificate principal amounts and will not be entitled to receive distributions of principal.  Interest will accrue on the Class X-A, Class X-B and Class X-C certificates at their respective pass-through rates based upon their respective notional amounts.  The notional amount of the Class X-A certificates will be equal to the aggregate certificate principal amounts of the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB certificates and the Class A-S trust component.  The notional amount of the Class X-B certificates will be equal to the certificate principal amount of the Class B trust component.  The notional amount of the Class X-C certificates will be equal to the certificate principal amount of the Class E certificates.

(7)
The pass-through rate of the Class X-A certificates will generally be a per annum rate equal to the excess, if any, of (i) the weighted average of the net interest rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), over (ii) the weighted average of the pass-through rates of the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB certificates and the Class A-S trust component, as described in this free writing prospectus.  The pass-through rate of the Class X-B certificates will generally be equal to the excess, if any, of (i) the weighted average of the net interest rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), over (ii) the pass-through rate of the Class B trust component, as described in this free writing prospectus.  The pass-through rate of the Class X-C certificates will generally be a per annum rate equal to the excess, if any, of (i) the weighted average of the net interest rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), over (ii) the pass-through rate of the Class E certificates, as described in this free writing prospectus.

(8)
Assuming no prepayments prior to the maturity date or anticipated repayment date, as applicable, for each mortgage loan and based on the modeling assumptions described under “Yield, Prepayment and Maturity Considerations” in this free writing prospectus.

(9)	The credit support percentages set forth for the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB certificates are represented in the aggregate.

(10)
The Class A-S, Class B, Class PEZ and Class C certificates are referred to in this free writing prospectus as “exchangeable certificates.”  The Class A-S, Class B and Class C certificates may be exchanged for Class PEZ certificates, and Class PEZ certificates may be exchanged for the Class A-S, Class B and Class C certificates.

(11)
On the closing date, the issuing entity will issue the Class A-S, Class B and Class C trust components, which will have outstanding principal balances on the closing date of $94,790,000, $54,365,000 and $55,759,000, respectively.  The exchangeable certificates will, at all times, represent undivided beneficial ownership interests in a grantor trust that will hold such trust components.   Each class of the exchangeable certificates will, at all times, represent a beneficial interest in a percentage of the outstanding principal balance of the Class A-S, Class B and/or Class C trust components.  Following any exchange of Class A-S, Class B and Class C certificates for Class PEZ certificates or any exchange of Class PEZ certificates for Class A-S, Class B and Class C certificates, the percentage interest of the outstanding principal balances of the Class A-S, Class B and Class C trust components that is represented by the Class A-S, Class B, Class PEZ and Class C certificates will be increased or decreased accordingly.  The initial certificate principal amount of each class of the Class A-S, Class B and Class C certificates shown in the table above represents the maximum certificate principal amount of such class without giving effect to any issuance of Class PEZ certificates.  The initial certificate principal amount of the Class PEZ certificates shown in the table above is equal to the aggregate of the maximum initial certificate principal amounts of the Class A-S, Class B and Class C certificates, representing the maximum certificate principal amount of the Class PEZ certificates that could be issued in an exchange.  The actual certificate principal amount of any class of exchangeable certificates issued on the closing date may be less than the maximum certificate principal amount of that class and may be zero.  The certificate principal amounts of the Class A-S, Class B and Class C certificates to be issued on the closing date will be reduced, in required proportions, by an amount equal to the certificate principal amount of the Class PEZ certificates issued on the closing date, if any.  The aggregate certificate principal amount of the offered certificates shown on the cover page of this free writing prospectus includes the maximum certificate principal amount of exchangeable certificates that could be outstanding on the closing date, equal to $204,914,000 (subject to a variance of plus or minus 5%).

(12)
The initial subordination levels for the Class C and Class PEZ certificates are equal to the subordination level of the underlying Class C trust component, which will have an initial outstanding balance on the closing date of $55,759,000.

(13)
The Class S certificates will not have a certificate principal amount, notional amount, pass-through rate, rating or rated final distribution date.  The Class S certificates will only be entitled to distributions of excess interest accrued on the mortgage loans with an anticipated repayment date.  See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—ARD Loans” in this free writing prospectus.

(14)
The Class R certificates will not have a certificate principal amount, notional amount, pass-through rate, rating or rated final distribution date.  The Class R certificates will represent the residual interests in each of two separate REMICs, as further described in this free writing prospectus.  The Class R certificates will not be entitled to distributions of principal or interest.

The Class X-B, Class X-C, Class D, Class E, Class F, Class G, Class S and Class R certificates are not offered by this free writing prospectus.

SUMMARY

The following is only a summary.  Detailed information appears elsewhere in this free writing prospectus and in the accompanying prospectus.  That information includes, among other things, detailed mortgage loan information and calculations of cash flows on the offered certificates.  To understand all of the terms of the offered certificates, read carefully this entire document and the accompanying prospectus.  See “Index of Significant Definitions” in this free writing prospectus and “Glossary” in the prospectus for definitions of capitalized terms.

Title, Registration and Denomination of Certificates

The certificates to be issued are known as the Citigroup Commercial Mortgage Trust 2013-GC15, Commercial Mortgage Pass-Through Certificates, Series 2013-GC15.  The offered certificates will be issued in book-entry form through The Depository Trust Company, or DTC, and its participants.  You may hold your certificates through:  (i) DTC in the United States; or (ii) Clearstream Banking, société anonyme or Euroclear Bank, as operator of the Euroclear System in Europe.  Transfers within DTC, Clearstream Banking, société anonyme or Euroclear Bank, as operator of the Euroclear System, will be made in accordance with the usual rules and operating procedures of those systems.  See “Description of the Offered Certificates—Delivery, Form, Transfer and Denomination,” and “—Book-Entry Registration” in this free writing prospectus and “Description of the Certificates—Book-Entry Registration” in the prospectus.  All the offered certificates will be issued in registered form without coupons.  The offered certificates (other than the Class X-A certificates) that are initially offered and sold will be issued in minimum denominations of $10,000 and integral multiples of $1 in excess of $10,000.  The Class X-A certificates will be issued in minimum denominations of authorized initial notional amount of not less than $1,000,000 and in integral multiples of $1 in excess of $1,000,000.

Transaction Parties and Significant Dates, Events and Periods

Issuing Entity
Citigroup Commercial Mortgage Trust 2013-GC15, a New York common law trust to be established on the closing date of the securitization under the pooling and servicing agreement.  For more detailed information, see “Transaction Parties—The Issuing Entity” in this free writing prospectus.

Depositor
Citigroup Commercial Mortgage Securities Inc., a Delaware corporation.  As depositor, Citigroup Commercial Mortgage Securities Inc. will acquire the mortgage loans from the sponsors and transfer them to the issuing entity.  The depositor’s address is 388 Greenwich Street, New York, New York 10013 and its telephone number is (212) 816-6000.  See “Transaction Parties—The Depositor” in this free writing prospectus and “Transaction Participants—The Depositor” in the prospectus.

Sponsors	The mortgage loans will be sold to the depositor by the following sponsors, which have organized and initiated the transaction in which the certificates will be issued:

	●	Citigroup Global Markets Realty Corp., a New York corporation (34.3% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date);

	●	Rialto Mortgage Finance, LLC, a Delaware limited liability company (17.8% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date);

	●	Goldman Sachs Mortgage Company, a New York limited partnership (17.0% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date).

●
Starwood Mortgage Funding I LLC (formerly Archetype Mortgage Funding I LLC), a Delaware limited liability company (8.7% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date);

	●	RAIT Funding, LLC, a Delaware limited liability company (8.1% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date);

	●	Redwood Commercial Mortgage Corporation, a Delaware corporation (7.7% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date); and

	●	The Bancorp Bank, a Delaware state-chartered bank (6.4% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date).

See “Transaction Parties—The Sponsors” in this free writing prospectus.

Originators	The mortgage loans were originated by the entities set forth in the following chart.

	Originator	Sponsor	Number of Mortgage Loans	% of Initial Pool Balance
	Citigroup Global Markets Realty Corp.	Citigroup Global Markets Realty Corp.	20	34.3%
	Rialto Mortgage Finance, LLC	Rialto Mortgage Finance, LLC	15	14.9
	Goldman Sachs Mortgage Company	Goldman Sachs Mortgage Company	8	10.3
	Starwood Mortgage Capital LLC	Starwood Mortgage Funding I LLC	10	8.7
	RAIT Funding, LLC	RAIT Funding, LLC	16	8.1
	Redwood Commercial Mortgage Corporation	Redwood Commercial Mortgage Corporation	8	7.7
	GS Commercial Real Estate LP	Goldman Sachs Mortgage Company	3	6.7
	The Bancorp Bank	The Bancorp Bank	14	6.4
	RMF Commercial, LLC	Rialto Mortgage Finance, LLC	1	1.6
	RMF Partner, LLC	Rialto Mortgage Finance, LLC	1	1.0
	RMF Alliance, LLC	Rialto Mortgage Finance, LLC	1	0.3
			97	100.0%

	See “Transaction Parties—The Originators” in this free writing prospectus.

Trustee	U.S. Bank National Association, a national banking association organized under the laws of the United States. The corporate trust offices of U.S. Bank National Association are located at 190

South LaSalle Street, 7th Floor, Mailcode MK-IL-SL7C, Chicago, Illinois 60603, Attention:  CMBS Management - CGCMT 2013-GC15.  Following the transfer of the underlying mortgage loans into the issuing entity, the trustee, on behalf of the issuing entity, will become the mortgagee of record with respect to each mortgage loan transferred to the issuing entity.  In addition, subject to the terms of the pooling and servicing agreement, the trustee will be primarily responsible for back-up advancing.  See “Transaction Parties—The Trustee” in this free writing prospectus.

Certificate Administrator
Citibank, N.A., a national banking association organized under the laws of the United States.  Citibank, N.A. will initially act as certificate administrator, certificate registrar and custodian. The corporate trust office of Citibank, N.A. responsible for administration of the issuing entity is located at 388 Greenwich Street, 14th Floor, New York, New York 10013, Attention:  Global Transaction Services - Citigroup Commercial Mortgage Trust 2013-GC15, and the office responsible for certificate transfer services is located at 480 Washington Boulevard, 30th Floor, Jersey City, New Jersey 07310, Attention:  Global Transaction Services - Citigroup Commercial Mortgage Trust 2013-GC15.  See “Transaction Parties—The Certificate Administrator and the Custodian” in this free writing prospectus.

Operating Advisor
Situs Holdings, LLC, a Delaware limited liability company.  At any time that a Control Termination Event has occurred, the operating advisor will generally review the special servicer’s operational practices in respect of the applicable specially serviced mortgage loan(s) to formulate an opinion as to whether or not those operational practices generally satisfy the servicing standard with respect to the resolution and/or liquidation of such specially serviced mortgage loan(s).  In addition, at any time after the occurrence and during the continuance of an applicable Control Termination Event, the operating advisor will consult on a non-binding basis with the special servicer with regard to certain major decisions with respect to the applicable mortgage loan(s) to the extent described in this free writing prospectus and the pooling and servicing agreement.

A “Control Termination Event” will occur: (i) with respect to the controlling class representative, when either (a) none of the classes of Class E, Class F and Class G certificates has an outstanding certificate principal amount (as previously reduced by principal payments and any realized losses and as notionally reduced by any appraisal reductions then allocable to such class) that is at least equal to 25% of the initial certificate principal amount of that class of certificates or (b) a Control Termination Event is deemed to occur as described under “The Pooling and Servicing Agreement—Directing Holders—General” in this free writing prospectus; or (ii) with respect to the Walpole Controlling Note Holder (as defined below), when the certificate administrator and the special servicer have received a Walpole Control Termination Event Notice (which has not been revoked).

A “Walpole Control Termination Event Notice” is a written notice from a party to the Walpole companion loan securitization trust pooling and servicing agreement indicating that a “control termination event” has occurred and is continuing under the Walpole companion loan securitization trust pooling and servicing agreement, which may be revoked in accordance with the terms of such pooling and servicing agreement if such control termination event ceases to exist.

A Control Termination Event with respect to the controlling class representative will affect all of the mortgage loans held by the issuing entity other than the Walpole Shopping Mall mortgage loan.  A Control Termination Event with respect to the Walpole Controlling Note Holder will affect only the Walpole Shopping Mall mortgage loan and the related companion loan.

At any time after the occurrence and during the continuance of a Control Termination Event, the operating advisor will be required to review certain operational activities related to the applicable specially serviced mortgage loan(s) in general on a platform level basis.  Based on the operating advisor’s review of certain information described in this free writing prospectus, the operating advisor will be required (if any applicable mortgage loan(s) were specially serviced under the pooling and servicing agreement during the prior calendar year) to prepare an annual report to be provided to the trustee and the certificate administrator (and made available through the certificate administrator’s website) setting forth its assessment of the special servicer’s performance of its duties under the pooling and servicing agreement on a platform level basis with respect to the resolution and liquidation of the applicable specially serviced mortgage loan(s).

At any time that a Consultation Termination Event has occurred, the operating advisor may recommend the replacement of the special servicer with respect to the applicable mortgage loan(s) if the operating advisor determines that the special servicer is not performing its duties as required under the pooling and servicing agreement or is otherwise not acting in accordance with the servicing standard, as described under “The Pooling and Servicing Agreement—Termination of the Special Servicer” in this free writing prospectus.

A “Consultation Termination Event” will occur: (i) with respect to the controlling class representative, when either (a) none of the classes of Class E, Class F and Class G certificates has an outstanding certificate principal amount, as previously reduced by principal payments and any realized losses, but without regard to the application of any appraisal reductions, that is equal to or greater than 25% of the initial certificate principal amount of that class of certificates or (b) a Consultation Termination Event is deemed to occur as described under “The Pooling and Servicing Agreement—Directing Holders—General” in this free writing prospectus; and (ii) with respect to the Walpole Controlling Note Holder, when the certificate administrator and the special servicer have received a Walpole Consultation Termination Event Notice.

A “Walpole Consultation Termination Event Notice” is a written notice from a party to the Walpole companion loan securitization trust pooling and servicing agreement indicating that a “consultation termination event” has occurred and is continuing under the Walpole companion loan securitization trust pooling and servicing agreement.

A Consultation Termination Event with respect to the controlling class representative will affect all of the mortgage loans held by the issuing entity other than the Walpole Shopping Mall mortgage loan.  A Consultation Termination Event with respect to the Walpole Controlling Note Holder will affect only the Walpole Shopping Mall mortgage loan and the related companion loan.

Additionally, if the holders of at least 15% of the voting rights of the certificates other than the Class X-A, Class X-B, Class X-C, Class S and Class R certificates (but considering only those classes of certificates that, in each case, have an outstanding certificate principal amount, as previously reduced by principal payments and any realized losses and as notionally reduced by any appraisal reductions then allocable to the subject class, equal to or greater than 25% of (i) the initial certificate principal amount of such class minus (ii) payments of principal previously made with respect to such class, and considering each class of the Class A-S, Class B and Class C certificates together with the Class PEZ certificates’ applicable percentage interest of the related Class A-S, Class B or Class C trust component as a single “class” for such purpose) request a vote to replace the operating advisor, then the operating advisor may be replaced by the holders of more than 50% of the voting rights of the certificates other than the Class X-A, Class X-B, Class X-C, Class S and Class R certificates (but considering only those classes of certificates that, in each case, have an outstanding certificate principal amount, as previously reduced by principal payments and any realized losses and as notionally reduced by any appraisal reductions then allocable to the subject class, equal to or greater than 25% of (i) the initial certificate principal amount of such class minus (ii) payments of principal previously made with respect to such class, and considering each class of the Class A-S, Class B and Class C certificates together with the Class PEZ certificates’ applicable percentage interest of the related Class A-S, Class B or Class C trust component as a single “class” for such purpose) that exercise their right to vote; provided that holders of at least 50% of the voting rights of such certificates exercise their right to vote.  See “The Pooling and Servicing Agreement—Operating Advisor—Termination of the Operating Advisor Without Cause” in this free writing prospectus.

For additional information regarding the responsibilities of the operating advisor, see “The Pooling and Servicing Agreement—Operating Advisor” and “Transaction Parties—The Operating Advisor” in this free writing prospectus.

Master Servicer
Wells Fargo Bank, National Association, a national banking association.  The master servicer will initially service all of the mortgage loans either directly or through a sub-servicer pursuant to the pooling and servicing agreement.  The principal west coast commercial mortgage master servicing offices of Wells Fargo Bank, National Association are located at MAC A0227-020, 1901 Harrison Street, Oakland, California 94612.  The principal east coast commercial mortgage master servicing offices of Wells Fargo Bank, National Association are located at MAC D1086-120, 550 South Tryon Street, Charlotte, North Carolina 28202.  See “Servicing of the Mortgage Loans—General” and “Transaction Parties—Servicers—The Master Servicer” and “—Servicing Compensation, Operating Advisor Compensation and Payment of Expenses” in this free writing prospectus.

Special Servicer
Midland Loan Services, a Division of PNC Bank, National Association, a national banking association, will be the initial special servicer with respect to all of the mortgage loans pursuant to the pooling and servicing agreement.  The special servicer will be primarily responsible for making decisions and performing certain servicing functions with respect to such mortgage loans that, in general, are in default or as to which default is imminent.  Midland Loan Services, a Division of PNC Bank, National Association was appointed to be the special servicer for this securitization transaction at the request of Eightfold Real Estate Capital Fund III, L.P., which is expected (i) to be the initial controlling class representative (and initial directing holder with respect to all of the mortgage loans other than the Walpole Shopping Mall mortgage loan), and (ii) on the closing date, together with one or more affiliates, to purchase the Class E, Class F and Class G certificates.  See “—Controlling Class Representative” below.  The primary servicing office of Midland Loan Services, a Division of PNC Bank, National Association is located at 10851 Mastin Street, Building 82, Suite 300, Overland Park, Kansas 66210, and its telephone number is (913) 253-9000.  See “Servicing of the Mortgage Loans—General” and “Transaction Parties—Servicers—The Special Servicer” and “—Servicing Compensation, Operating Advisor Compensation and Payment of Expenses” in this free writing prospectus.

The special servicer may be removed in such capacity under the pooling and servicing agreement, with or without cause, and a successor special servicer appointed, from time to time, as follows:

●
prior to the occurrence and continuance of an applicable Control Termination Event, the special servicer may be removed at the direction of (i) with respect to any mortgage loan (other than the Walpole Shopping Mall mortgage loan), the  controlling  class representative, and (ii) with respect to the Walpole Shopping Mall mortgage loan, the Walpole Controlling Note Holder (each, a “directing holder”) upon satisfaction of certain conditions specified in the pooling and servicing agreement; and

●
after the occurrence and during the continuance of a Control Termination Event with respect to the controlling class representative, the holders of at least 25% of the voting rights of the certificates (other than the Class S and Class R certificates) (considering each class of the Class A-S, Class B and Class C certificates together with the Class PEZ certificates’ applicable percentage interest of the related Class A-S, Class B or Class C trust component as a single “Class” for such purpose) may request a vote to replace the special servicer with respect to the applicable mortgage loan(s).  The subsequent vote may result in the termination and replacement of the special servicer if within 180 days of the initial request for that vote the holders of (a) at least 75% of the voting rights of the certificates (other than the Class S and Class R certificates), or (b) more than 50% of the voting rights of each class of certificates other than the Class X-A, Class X-B, Class X-C, Class S and Class R certificates (but considering only those classes of certificates that, in each case, have an outstanding certificate principal amount, as previously reduced by payments of principal and any realized losses and as notionally reduced by any appraisal reductions then allocable to the subject class, equal to or greater than 25% of (i) the initial certificate principal amount of such class minus (ii) payments of principal previously made with respect to such class, and considering each class of the Class A-S, Class B and Class C certificates together with the Class PEZ certificates’ applicable percentage interest of the related Class A-S, Class B or Class C trust component as a single “class” for such purpose), vote affirmatively to so replace.

Additionally, at any time after the occurrence and during the continuance of a Consultation Termination Event, if the operating advisor determines that the special servicer is not performing its duties as required under the pooling and servicing agreement or is otherwise not acting in accordance with the servicing standard, the operating advisor may recommend the replacement of the special servicer with respect to the applicable mortgage loan(s).  In connection with such a recommendation, the special servicer would be replaced if, within 180 days of the initial request for that vote, the holders of more than 50% of the voting rights of each class of certificates other than the Class X-A, Class X-B, Class X-C, Class S and Class R certificates (but considering only those classes of certificates that, in each case, have an outstanding certificate principal amount, as previously reduced by payments of principal and any realized losses and notionally reduced by any appraisal reductions then allocable to the subject class, equal to or greater than 25% of (i) the initial certificate principal amount of such class minus (ii) payments of principal previously made with respect to such class, and considering each class of the Class A-S, Class B and Class C certificates together with the Class PEZ certificates’ applicable percentage interest of the related Class A-S, Class B or Class C trust component as a single “class” for such purpose), vote affirmatively to so replace.

See “The Pooling and Servicing Agreement—Termination of the Special Servicer” in this free writing prospectus.

Controlling Class Representative
The controlling class representative will be the controlling class certificateholder or other representative selected by more than 50% of the controlling class certificateholders (by certificate principal amount).

The controlling class is the most subordinate class of the Class E, Class F and Class G certificates that has an outstanding certificate principal amount, as previously reduced by principal payments and any realized losses and notionally reduced by any appraisal reductions then allocable to such class, that is equal to or greater than 25% of the initial certificate principal amount of that class of certificates.  See “Description of the Offered Certificates—Voting Rights” in this free writing prospectus.  No other class of certificates will be eligible to act as the controlling class or appoint a controlling class representative.

So long as a Control Termination Event does not exist with respect to the controlling class representative, the controlling class representative will have certain consent and consultation rights under the pooling and servicing agreement with respect to certain major decisions and other matters.

After the occurrence and during the continuance of a Control Termination Event with respect to the controlling class representative, the consent rights of the controlling class representative will terminate, and the controlling class representative will retain consultation rights under the pooling and servicing agreement with respect to certain major decisions and other matters.

After the occurrence and during the continuance of a Consultation Termination Event with respect to the controlling class representative, all of these rights of the controlling class representative will terminate.  See “The Pooling and Servicing Agreement—Directing Holders” in this free writing prospectus.

Eightfold Real Estate Capital Fund III, L.P. or an affiliate is expected to purchase the Class E, Class F and Class G certificates and, on the closing date, is expected to appoint itself, or one of its affiliates, to be the initial controlling class representative (and initial directing holder with respect to all of the mortgage loans other than the Walpole Shopping Mall mortgage loan).

So long as an applicable Control Termination Event does not exist, (i) the special servicer may, at the direction of the applicable directing holder, take actions with respect to the servicing of the applicable mortgage loan(s) that could adversely affect the holders of some or all of the classes of certificates, and (ii) the special servicer may be removed with respect to the applicable mortgage loan(s) without cause by the applicable directing holder.  Furthermore, the applicable directing holder may have interests in conflict with those of the holders of the offered certificates.  See “Risk Factors—Potential Conflicts of

Interest of the Directing Holders” and “—Special Servicer May Be Directed To Take Actions by an Entity That Has No Duty or Liability to Other Certificateholders” in this free writing prospectus.

Notwithstanding anything to the contrary described in this free writing prospectus, at any time when the Class E certificates are the controlling class certificates, the holder of more than 50% of the controlling class certificates (by certificate principal amount) may waive its right to act as or appoint a controlling class representative and to exercise any of the rights of the controlling class representative or cause the exercise of any of the rights of the controlling class representative set forth in the pooling and servicing agreement, by irrevocable written notice delivered to the depositor, certificate administrator, trustee, master servicer, special servicer and operating advisor. Any such waiver will remain effective with respect to such holder and the Class E certificates until such time as that certificateholder has (i) sold a majority of the Class E certificates (by outstanding certificate principal amount) to an unaffiliated third party and (ii) certified to the depositor, certificate administrator, trustee, master servicer, special servicer and operating advisor that (a) the transferor retains no direct or indirect voting rights with respect to the Class E certificates that it does not own, (b) there is no voting agreement between the transferee and the transferor, and (c) the transferor retains no direct or indirect controlling interest in the Class E certificates.  Following any such transfer, the successor holder of more than 50% of the Class E certificates (by outstanding certificate principal amount), if the Class E certificates are the controlling class certificates, will again have the rights of the controlling class representative as described in this free writing prospectus without regard to any prior waiver by the predecessor certificateholder. The successor certificateholder will also have the right to irrevocably waive its right to act as or appoint a controlling class representative or to exercise any of the rights of the controlling class representative or cause the exercise of any of the rights of the controlling class representative. No successor certificateholder described above will have any consent rights with respect to any mortgage loan that became a specially serviced mortgage loan prior to its acquisition of a majority of the Class E certificates that had not also become a corrected mortgage loan prior to such acquisition until such mortgage loan becomes a corrected mortgage loan.

Whenever such an “opt-out” by a controlling class certificateholder is in effect:

● an applicable Control Termination Event and an applicable Consultation Termination Event will both be deemed to have occurred and continue with respect to the controlling class representative; and

●
the rights of the holder of more than 50% of the Class E certificates (by outstanding certificate principal amount), if they are the controlling class certificates, to act as or appoint a controlling class representative and the rights of the controlling class representative will not be operative (notwithstanding whether an applicable Control Termination Event or an applicable Consultation Termination Event is or would otherwise then be in effect with respect to the controlling class representative).

The controlling class representative for this securitization transaction and the holder of the Walpole companion loan may have interests in conflict with those of the holders of the offered certificates.  See “Risk Factors—Potential Conflicts of Interest of the Directing Holders” and “—Special Servicer May Be Directed To Take Actions by an Entity That Has No Duty or Liability to Other Certificateholders” in this free writing prospectus.

Walpole Controlling Note Holder
The mortgage loan secured by the mortgaged property identified on Annex A to this free writing prospectus as Walpole Shopping Mall, representing approximately 1.6% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, is part of a split loan structure comprised of the mortgage loan and the related companion loan, both of which are secured by the same mortgage or deed of trust on the same mortgaged property.  That mortgage loan and the related companion loan (i) are together referred to in this free writing prospectus as a “whole loan” and (ii) are pari passu in right of payment with each other to the extent described under “Description of the Mortgage Pool—The Whole Loan” in this free writing prospectus.

In connection with the foregoing whole loan, a co-lender agreement was executed between the holder of the related mortgage loan and the holder of the related companion loan that governs the relative rights and obligations of such holders.  The co-lender agreement provides, among other things, that the holder of the Walpole companion loan will be the “controlling note holder” entitled to (i) itself or through a representative, approve or direct material servicing decisions involving the whole loan and (ii) replace the special servicer with respect to the whole loan with or without cause.  In the event that the Walpole companion loan is securitized following the date hereof, the rights of the controlling note holder may be exercised by the controlling class representative with respect to such companion loan securitization.

The “Walpole Controlling Note Holder” will be (i) at any time that the Walpole companion loan is not included in a securitization trust, the holder of the Walpole companion loan, and (ii) if and for so long as the Walpole companion loan is included in the Walpole companion loan securitization trust and no Consultation Termination Event has occurred and is continuing with respect to the Walpole Controlling Note Holder, the “controlling class representative” under the Walpole companion loan securitization trust pooling and servicing agreement or such other party specified in such pooling and servicing agreement as authorized to exercise the rights of the Walpole Controlling Note Holder. During any period that the Walpole companion loan is included in the Walpole companion loan securitization trust and an applicable Consultation Termination Event has occurred and is continuing, there will be no Walpole Controlling Note Holder.

In addition, the co-lender agreement provides, among other things, that the special servicer will be required to provide to the controlling class representative, as the Walpole non-controlling note holder, copies of all information that it is required to provide to the Walpole Controlling Note Holder pursuant to the pooling and servicing agreement with respect to certain major decisions or the implementation of any recommended actions outlined in an asset status report relating to the whole loan, as further described under “Description of the Mortgage Pool—The Whole Loan” in this free writing prospectus.

The Walpole companion loan will be serviced under the pooling and servicing agreement by the master servicer and the special servicer (subject to replacement as described above).  Neither the companion loan holder nor the companion loan holder’s representatives will be a party to the pooling and servicing agreement, but they will be a third party beneficiary and their rights may affect the servicing of the related mortgage loan.  The holder of the Walpole companion loan may have interests in conflict with those of the holders of the offered certificates.

See “Risk Factors—The Whole Loan Poses Special Risks” and “—Potential Conflicts of Interest of the Directing Holders” and “The Pooling and Servicing Agreement—Directing Holders” in this free writing prospectus.

Significant Affiliations and Relationships
Citigroup Global Markets Realty Corp. and its affiliates are playing several roles in this transaction.  Citigroup Commercial Mortgage Securities Inc. is the depositor and an affiliate of Citigroup Global Markets Realty Corp., a sponsor and an originator, Citigroup Global Markets Inc., one of the underwriters for the offering of the offered certificates, and Citibank, N.A., the certificate administrator, certificate registrar and custodian.

In addition, Goldman Sachs Mortgage Company, a sponsor and an originator, is an affiliate of GS Commercial Real Estate LP, an originator, and Goldman, Sachs & Co., one of the underwriters for the offering of the offered certificates.

Goldman Sachs Bank USA, an affiliate of Goldman Sachs Mortgage Company, provides warehouse financing to RMF Partner, LLC, an affiliate of Rialto Mortgage Finance, LLC, through a repurchase facility.  As of September 9, 2013, nine of the mortgage loans that Rialto Mortgage Finance, LLC will transfer to the depositor, with an aggregate principal balance of approximately $130,433,823 as of the cut-off date, are subject to that repurchase facility.  In addition to those nine mortgage loans, it is expected that three other mortgage loans that Rialto Mortgage Finance, LLC will transfer to the depositor, with a principal balance of approximately $27,587,198 as of the cut-off date, will be subject to that repurchase facility as of the date of initial issuance of the certificates.  Proceeds received by Rialto Mortgage Finance, LLC or an affiliate in connection with the contribution of mortgage loans to this securitization transaction will be applied, among other things, to reacquire the financed mortgage loans and make payments to Goldman Sachs Bank USA as the repurchase agreement counterparty.

Goldman Sachs Mortgage Company provides warehouse financing to Starwood Mortgage Funding I LLC through a repurchase facility.  All of the mortgage loans that Starwood Mortgage Funding I LLC will transfer to the depositor are subject to that repurchase facility.  Proceeds received by Starwood Mortgage Funding I LLC in connection with the contribution of mortgage loans to this securitization transaction will be applied, among other things, to reacquire the financed mortgage loans and make payments to Goldman Sachs Mortgage Company as the repurchase agreement counterparty.

Citibank, N.A. provides warehouse financing to RAIT Funding, LLC through a repurchase facility.  All of the mortgage loans that RAIT Funding, LLC will transfer to the depositor are subject to that repurchase facility.  Proceeds received by RAIT Funding, LLC in connection with the contribution of mortgage loans to this securitization transaction will be applied, among other things, to reacquire the financed mortgage loans and make payments to Citibank, N.A. as the repurchase agreement counterparty.

Citibank, N.A. provides warehouse financing to Redwood Commercial Mortgage Corporation through a repurchase facility.  All of the mortgage loans that Redwood Commercial Mortgage Corporation will transfer to the depositor are subject to that repurchase facility.  Proceeds received by Redwood Commercial Mortgage Corporation in connection with the contribution of mortgage loans to this securitization transaction will be applied, among other things, to reacquire the financed mortgage loans and make payments to Citibank, N.A. as the repurchase agreement counterparty.

With respect to the mortgage loan secured by the mortgaged property identified on Annex A to this free writing prospectus as Walpole Shopping Mall, representing approximately 1.6% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, Rialto Mortgage Finance, LLC or its affiliate will, as of the date of initial issuance of the offered certificates, hold the related companion loan and will be the initial directing holder with respect to that whole loan.

With respect to the mortgage loan secured by the mortgaged property identified on Annex A to this free writing prospectus as Emerald Isle Apartments, representing approximately 5.1% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, GS Commercial Real Estate LP, an originator, or its affiliate holds a mezzanine loan secured by direct or indirect equity interests in the related borrower under such mortgage loan.

With respect to the mortgage loan secured by the portfolio of mortgaged properties identified on Annex A to this free writing prospectus as Fairfield Business Center, representing approximately 1.4% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, Redwood Commercial Mortgage Corporation, or its affiliate will, as of the date of initial issuance of the offered certificates hold a mezzanine loan secured by direct or indirect equity interests in the related borrower under such mortgage loan.

Pursuant to interim servicing agreements between Wells Fargo Bank, National Association and each of the entities indicated below, Wells Fargo Bank, National Association acts as interim servicer with respect to:

●
all of the mortgage loans to be contributed to this securitization by Starwood Mortgage Funding I LLC, a sponsor, as well as other mortgage loans owned, from time to time, by Starwood Mortgage Funding I LLC;

●	all of the mortgage loans to be contributed to this securitization by Rialto Mortgage Finance, LLC, a sponsor and originator, as well as other mortgage loans owned by Rialto Mortgage Finance, LLC;

●
certain of the mortgage loans (with an aggregate principal balance of approximately $288,476,783 as of the cut-off date) to be contributed to this securitization by Citigroup Global Markets Realty Corp., a sponsor and an originator, as well as other mortgage loans owned by Citigroup Global Markets Realty Corp; and

●
certain of the mortgage loans (with an aggregate principal balance of approximately $68,010,466 as of the cut-off date) to be contributed to this securitization by The Bancorp Bank, a sponsor and an originator, as well as other mortgage loans owned by The Bancorp Bank.

Pursuant to an interim servicing agreement between Midland Loan Services, a Division of PNC Bank, National Association and Goldman Sachs Mortgage Company, a sponsor and an originator, and certain of its affiliates, Midland Loan Services, a Division of PNC Bank, National Association acts as interim servicer with respect to all of the mortgage loans to be contributed by Goldman Sachs Mortgage Company.

U.S. Bank National Association, in addition to serving as trustee, (i) is the interim custodian of the loan files for all of the mortgage loans to be contributed to this securitization by Starwood Mortgage Funding I LLC, and (ii) following the closing date, will serve as a vendor on behalf of Citibank, N.A. in connection with Citibank, N.A.’s capacity as custodian under the pooling and servicing agreement.  In such vendor capacity, U.S. Bank National Association will hold and safeguard the mortgage notes and other contents of the mortgage files with respect to all mortgage loans under the pooling and servicing agreement.

Wells Fargo Bank, National Association is also acting as the interim custodian of the loan files for all of the mortgage loans to be contributed to this securitization by each of Rialto Mortgage

Finance, LLC, Goldman Sachs Mortgage Company, Citigroup Global Markets Realty Corp. and RAIT Funding, LLC.

Situs Holdings, LLC, the operating advisor, performed certain due diligence and underwriting services for Rialto Mortgage Finance, LLC and Goldman Sachs Mortgage Company, each a sponsor and an originator, with respect to certain of the mortgage loans that will be sold to the depositor by such sponsors.

Eightfold Real Estate Capital Fund III, L.P. or one of its affiliates, which is expected to serve as the initial controlling class representative (and initial directing holder with respect to all of the mortgage loans other than the Walpole Shopping Mall mortgage loan), engaged Midland Loan Services, a Division of PNC Bank, National Association as an independent contractor to conduct the due diligence with respect to the underlying mortgage loans.

These roles and other potential relationships may give rise to conflicts of interest as further described under “Risk Factors—Interests and Incentives of the Originators, the Sponsors and Their Affiliates May Not Be Aligned With Your Interests” and “—Other Potential Conflicts of Interest May Affect Your Investment” in this free writing prospectus.

Cut-off Date
With respect to each mortgage loan, the due date in September 2013 for that mortgage loan (or, in the case of any mortgage loan that has its first due date in October 2013, the date that would have been its due date in September 2013 under the terms of that mortgage loan if a monthly payment were scheduled to be due in that month).

Closing Date	On or about September 30, 2013.

Distribution Date
The certificate administrator will make distributions on the certificates, to the extent of available funds, on the fourth business day following the related determination date of each month, beginning in October 2013, to the holders of record at the end of the previous month.  The first distribution date will be the distribution date in October 2013.

Determination Date	The sixth day of the calendar month of the related distribution date or, if the sixth day is not a business day, the next business day.

Expected Final Distribution Date	Class A-1	July 2018
	Class A-2	September 2018
	Class A-3	August 2023
	Class A-4	September 2023
	Class A-AB	June 2023
	Class X-A	N/A
	Class A-S	September 2023
	Class B	September 2023
	Class PEZ	September 2023
	Class C	September 2023

The expected final distribution date for each class of offered certificates is the date on which that class is expected to be paid in full (or, in the case of the Class X-A certificates, the date on which their notional amount is reduced to zero), assuming no delinquencies, losses, modifications, extensions or accelerations of maturity dates, repurchases or prepayments of the mortgage loans after the initial issuance of the offered certificates.

The expected final distribution date with respect to the Class PEZ certificates assumes that the maximum certificate principal amount of the Class PEZ certificates was issued on the closing date.

Rated Final Distribution Date	As to each class of offered certificates, the distribution date in September 2046.

Collection Period
For any mortgage loan and any distribution date, the period commencing on the day immediately following the due date (without regard to grace periods) for that mortgage loan in the month preceding the month in which the applicable distribution date occurs (or, in the case of the distribution date occurring in October 2013, beginning on the day after the cut-off date) and ending on and including the due date (without regard to grace periods) for that mortgage loan in the month in which that distribution date occurs.

Transaction Overview
On the closing date, each sponsor will sell its respective mortgage loans to the depositor, which will in turn deposit them into a common law trust created on the closing date.  That common law trust, which will be the issuing entity, will be formed pursuant to a pooling and servicing agreement, to be dated as of September 1, 2013, among the depositor, the master servicer, the special servicer, the operating advisor, the certificate administrator and the trustee.  The master servicer will service the mortgage loans in accordance with the pooling and servicing agreement and provide information to the certificate administrator as necessary for the certificate administrator to calculate distributions and other information regarding the certificates.

The transfers of the mortgage loans from the sponsors to the depositor and from the depositor to the issuing entity in exchange for the certificates are illustrated below:

The Mortgage Loans

General
The issuing entity’s primary assets will be 97 fixed rate mortgage loans (subject to the discussion regarding mortgage loans with an anticipated repayment date under “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—ARD Loans”) with an aggregate outstanding principal balance as of the cut-off date of $1,115,180,033.  The mortgage loans are secured by first liens on 129 commercial and multifamily properties located in 27 states.  See “Risk Factors—Commercial and Multifamily Lending Is Dependent on Net Operating Income” in this free writing prospectus.

Fee Simple / Leasehold
One hundred twenty-six (126) mortgaged properties, securing approximately 95.4% of the aggregate principal balance of the pool of mortgage loans (by allocated loan amount) as of the cut-off date, are each subject to a mortgage, deed of trust or similar security instrument that creates a first mortgage lien on a fee simple estate in the entire related mortgaged property.  For purposes of this free writing prospectus, an encumbered interest will be characterized as a “fee interest” and not a leasehold interest if (i) the borrower has a fee interest in all or substantially all of the mortgaged property (provided that if the borrower has a leasehold interest in any portion of the mortgaged property, such portion is not, individually or in the aggregate, material to the use or operation of the mortgaged property), or (ii) the mortgage loan is secured by the borrower’s leasehold interest in the mortgaged property as well as the borrower’s (or other fee owner’s) overlapping fee interest in the related mortgaged property.  Three (3) mortgaged properties, securing approximately 4.6% of the aggregate principal balance of the pool of mortgage loans (by allocated loan amount) as of the cut-off date, are each subject to a mortgage, deed of trust or similar security instrument that creates a first mortgage lien on a leasehold interest (but not the fee interest) in the entire related mortgaged property.  See

	“Description of the Mortgage Pool—Statistical Characteristics of the Mortgage Loans—Leasehold Interests” in this free writing prospectus.

The Whole Loan
The mortgage loan secured by the mortgaged property identified on Annex A to this free writing prospectus as Walpole Shopping Mall, representing approximately 1.6% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, is part of a split loan structure comprised of the mortgage loan and the related companion loan, which (i) are together referred to in this free writing prospectus as a “whole loan” and (ii) are pari passu in right of payment with each other to the extent described under “Description of the Mortgage Pool—The Whole Loan” in this free writing prospectus.

	Certain information regarding the whole loan is identified in the following table.

	Mortgaged Property Name	Mortgage Loan Cut-off Date Balance	Mortgage Loan as a % of Initial Pool Balance	Companion Loan Cut-off Date Balance	Whole Loan Cut-off Date Balance

	Walpole Shopping Mall	$17,500,000	1.6%	$47,000,000	$64,500,000

	The Walpole Shopping Mall whole loan will be serviced under the pooling and servicing agreement.

With respect to the Walpole Shopping Mall mortgage loan, the loan-to-value ratio, debt service coverage ratio and debt yield have been calculated based on both that mortgage loan and the pari passu companion loan that will not be included in the issuing entity.

	For more information regarding the whole loan, see “Description of the Mortgage Pool—The Whole Loan” in this free writing prospectus.

Due Dates / Grace Periods	Subject in some cases to a next business day convention, monthly payments of principal and/or interest on each mortgage loan are due as shown below with the indicated grace periods.

Due Date	Default Grace Period Days	Number of Mortgage Loans	% of Initial Pool Balance

6	0	57	74.7%
5	0	22	14.1
1	5	16	8.1
6	5(1)	2	3.1
		97	100.0%

(1)
One (1) of the mortgage loans allows for a five day grace period solely in the case of one monthly payment per calendar year (which grace period does not apply to the payment due on the maturity date).

As used in this free writing prospectus, “grace period” is the number of days before a payment default is an event of default under each mortgage loan. See Annex A to this free writing prospectus for information on the number of days before late payment charges are due under each mortgage loan.  The information on Annex A to this free writing prospectus regarding the number of days before a late payment charge is due is based on the express terms of the mortgage loans.  Some jurisdictions may impose a statutorily longer period.

Interest-Only Mortgage Loans / Amortizing Mortgage Loans

Three (3) of the mortgage loans, representing approximately 11.7% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, provide for monthly payments of interest-only until their stated maturity dates or, in the case of two mortgage loans, representing approximately 9.9% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, until their respective anticipated repayment dates.  The remaining 92 mortgage loans, representing approximately 78.5% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, provide for monthly payments of principal and interest based on an amortization schedule that is significantly longer than the remaining term of the mortgage loan.  However, 15 of these 92 mortgage loans, representing approximately 25.0% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, provide for an initial interest-only period ranging from six months to 60 months following the related origination date.

Balloon Loans / ARD Loans
All of the mortgage loans will have substantial principal payments due on their maturity dates or, in the case of ARD Loans, substantial outstanding principal balances on their anticipated repayment dates, as applicable, unless prepaid earlier, subject to the terms and conditions of the prepayment provisions of each mortgage loan.

Two (2) of the mortgage loans, representing approximately 9.9% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, provide for an increase in the related interest rate after a certain date, referred to in each case as an anticipated repayment date, if the related borrower has not prepaid such mortgage loan in full.  The interest accrued in excess of the original rate for each such mortgage loan will be deferred and will not be paid until the principal balance of such mortgage loan has been paid, at which time any such deferred “excess interest” that is collected will be paid to the holders of the Class S certificates, which are not offered by this free writing prospectus.  In addition, from and after the anticipated repayment date for each such mortgage loan, cash flow in excess of that required for debt service, funding of reserves, other amounts then due and payable under the related loan documents (other than “excess interest”) and certain budgeted or non-budgeted expenses approved by the related lender with respect to the related mortgaged property will be applied toward the payment of principal (without payment of a yield maintenance charge or other prepayment premium) of the related mortgage loan until its principal balance has been reduced to zero.  Although these provisions may create an incentive for the related borrower to repay the related mortgage loan in full on its anticipated repayment date, a substantial payment would be required and such borrower has no obligation to do so.  See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—ARD Loans” in this free writing prospectus.

Additional Characteristics of the Mortgage Loans	General characteristics of the mortgage loans as of the cut-off date:

		All Mortgage Loans

	Initial Pool Balance(1)	$1,115,180,033
	Number of Mortgage Loans	97
	Number of Mortgaged Properties	129
	Average Cut-off Date Mortgage Loan Balance	$11,496,701
	Weighted Average Mortgage Loan Rate(2)	5.1643%
	Range of Mortgage Loan Rates(2)	4.3900% - 6.0950%
	Weighted Average Cut-off Date Loan-to-Value Ratio(2)(3)	65.6%
	Weighted Average Maturity Date/ARD Loan-to-Value Ratio(2)(3)(4)	56.3%
	Weighted Average Cut-off Date Remaining Term to Maturity or Anticipated Repayment Date (months)(4)	106
	Weighted Average Cut-off Date DSCR(2)	1.61x
	Full-Term Amortizing Balloon Mortgage Loans	53.4%
	Partial Interest-Only Balloon Mortgage Loans	25.0%
	Interest-Only Balloon Mortgage Loans(4)	21.5%

	(1)	Subject to a permitted variance of plus or minus 5%.

	(2)
With respect to the mortgage loan that is part of the whole loan, the related companion loan is included for the purposes of calculating the Cut-off Date Loan-to-Value Ratio, Maturity Date/ARD Loan-to-Value Ratio and Cut-off Date DSCR.  With respect to the mortgage loans secured by the mortgaged properties identified on Annex A to this free writing prospectus as PNC Bank, CVS Pharmacy, Bank of America, Wells Fargo, BP North America and Wendy’s, which mortgage loans are cross-collateralized and cross-defaulted with each other, the Cut-off Date Loan-to Value Ratio, Maturity Date/ARD Loan-to-Value Ratio and Cut-off Date DSCR are presented in the aggregate unless otherwise indicated.  Other than as specifically noted, the Cut-off Date Loan-to-Value Ratio, Maturity Date/ARD Loan-to-Value Ratio, Cut-off Date DSCR and Mortgage Loan Rate information for each mortgage loan is presented in this free writing prospectus without regard to any other indebtedness (whether or not secured by the related mortgaged property, ownership interests in the related borrower or otherwise) that currently exists or that may be incurred by the related borrower or its owners in the future.

	(3)
Unless otherwise indicated, the Cut-off Date Loan-to-Value Ratio and the Maturity Date/ARD Loan-to-Value Ratio are calculated utilizing the “as-is” appraised value.  However, in the case of certain mortgage loans, the Maturity Date/ARD Loan-to-Value Ratio was calculated using an “as stabilized” or “as renovated” appraised value instead of the related “as-is” appraised value.  See “Description of the Mortgage Pool—Certain Calculations and Definitions” in this free writing prospectus for further information regarding those mortgage loans.

	(4)
Includes the mortgage loans secured by the mortgaged properties identified on Annex A to this free writing prospectus as 125 Third Avenue and 400 Broome Street, representing approximately 5.4% and 4.5%, respectively, of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, that each have an anticipated repayment date and are assumed to mature and pay in full on their respective anticipated repayment dates.

See “Description of the Mortgage Pool—Certain Calculations and Definitions” in this free writing prospectus for important general and specific information regarding the manner of calculation of the underwritten debt service coverage ratios and loan-to-value ratios.

Modified and Refinanced Mortgage Loans
Three (3) of the mortgage loans, collectively representing approximately 2.3% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date were refinancings in whole or in part of loans in default at the time of refinancing or otherwise involved discounted pay-offs as described below:

●
With respect to the mortgage loan secured by the mortgaged property identified on Annex A to this free writing prospectus as 75 19th Street, representing approximately 1.3% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, the proceeds of the mortgage loan were used to refinance, in part, a previous loan that (i) was secured, in part, by the related mortgaged property, and (ii) prior to such refinancing, was in maturity default.

●
With respect to the mortgage loan secured by the mortgaged property identified on Annex A to this free writing prospectus as 165 Eldridge Street, representing approximately 0.7% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, the proceeds of the mortgage loan were used to repay, in full, the existing loan that was then in maturity default.

●
With respect to the mortgage loan secured by the mortgaged property identified on Annex A to this free writing prospectus as Blackhawk Apartments, representing approximately 0.4% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, the proceeds of the mortgage loan were used to repay, in full, the existing loan that was then in maturity default.

See “Description of the Mortgage Pool—Default History, Bankruptcy Issues and Other Proceedings” in this free writing prospectus.

Certain risks relating to bankruptcy proceedings are described in “Risk Factors—A Bankruptcy Proceeding May Result in Losses and Delays in Realizing on the Mortgage Loans” in this free writing prospectus.

Interest Accrual Basis	All of the mortgage loans accrue interest on the basis of the actual number of days in each applicable one-month accrual period, assuming a 360-day year.

Prepayment / Defeasance / Property Release Provisions	The terms of each mortgage loan restrict the ability of the borrower to prepay the mortgage loan as follows:

● Ninety (90) mortgage loans (which includes the Walpole Shopping Mall mortgage loan that is part of the whole loan),

representing approximately 87.3% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, each permits the related borrower, after a lockout period of at least two years following the closing date and prior to the related open prepayment period described below, to substitute U.S. government securities as collateral and obtain a release of the related mortgaged property (or, if applicable, one or more of the related mortgaged properties), but the borrower may not prepay the mortgage loan prior to such open prepayment period.

●
One (1) mortgage loan, representing approximately 5.1% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, permits the related borrower, after a lockout period of 23 payments following the origination date, to prepay such mortgage loan in whole (but not in part) together with the payment of a yield maintenance charge if such prepayment occurs prior to the related open prepayment period described below.

●
Four (4) mortgage loans, representing approximately 4.8% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, each permits the related borrower, after a lockout period of 24 payments to 25 payments following the origination date, to prepay the mortgage loan in whole together with the payment of the greater of a yield maintenance charge and a prepayment premium of 1% of the prepaid amount if such prepayment occurs prior to the related open prepayment period described below.

●
One (1) mortgage loan, representing approximately 2.2% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, permits the related borrower, after a lockout period of 24 payments following the origination date, at its option, to either (i) prepay the mortgage loan in whole together with the payment of the greater of a yield maintenance charge and a prepayment premium of 1% of the prepaid amount if such prepayment occurs prior to the related open prepayment period described below, or (ii) prior to such open prepayment period, substitute U.S. government securities as collateral and obtain the release of one or more related mortgaged properties.

●
One (1) mortgage loan, representing approximately 0.7% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, permits the related borrower (i) at any time prior to the date that is two years after the closing date, to prepay the mortgage loan in whole together with the payment of the greater of a yield maintenance charge and a prepayment premium of 1% of the prepaid amount, and (ii) following the date that is two years after the closing date and prior to the related open prepayment period described below, to substitute U.S. government securities as collateral and obtain the release of the related mortgaged property.

In addition, certain of the mortgage loans permit partial prepayment or partial defeasance in connection with releases of individual mortgaged properties or portions of individual mortgaged properties. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Partial Releases”, “—Voluntary Prepayments” and “—’Due-on-Sale’ and ‘Due on Encumbrance’ Provisions” in this free writing prospectus.

Notwithstanding the foregoing restrictions on prepayments, the mortgage loans generally permit voluntary prepayment without payment of a yield maintenance charge or any prepayment premium during a limited “open period” immediately prior to and including the stated maturity date or anticipated repayment date, as applicable, as follows:

Prepayment Open Periods

Open Periods (Payments)	Number of Mortgage Loans	% of Initial Pool Balance
3	13	15.7%
4	73	70.9
5	7	7.7
6	2	1.2
7	2	4.4
Total	97	100.0%

Property Types	The following table lists the various property types of the mortgaged properties:

Property Types of the Mortgaged Properties(1)

Property Type	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Initial Pool Balance
Retail	47	$360,936,919	32.4%
Mixed Use(2)	9	177,355,198	15.9
Hospitality	13	165,038,423	14.8
Multifamily	18	157,071,635	14.1
Office	11	157,064,551	14.1
Industrial	19	54,783,308	4.9
Self Storage	12	42,930,000	3.8
Total	129	$1,115,180,033	100.0%

(1)
Because this table presents information relating to mortgaged properties and not the mortgage loans, the information for the mortgage loans secured by more than one mortgaged property is based on allocated loan amounts as stated in Annex A.

(2)	The mixed use properties include multifamily, retail, medical office, office and/or self storage.

Property Locations	The mortgaged properties are located in 27 states. The following table lists the states that have concentrations of mortgaged properties that secure 5.0% or more of the aggregate principal

	balance of the pool of mortgage loans by allocated loan amount as of the cut-off date:

	Geographic Distribution(1)

	State	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Initial Pool Balance
	California	11	$192,331,051	17.2%
	New York	7	$186,059,967	16.7%
	Florida	8	$109,842,771	9.8%
	Georgia	12	$90,325,211	8.1%
	Texas	11	$74,587,855	6.7%
	Ohio	7	$60,267,197	5.4%
	Arizona	5	$57,447,184	5.2%

	(1)
Because this table presents information relating to mortgaged properties and not the mortgage loans, the information for the mortgage loans secured by more than one mortgaged property is based on allocated loan amounts as stated in Annex A to this free writing prospectus.

Certain Calculations and Definitions

The descriptions in this free writing prospectus of the mortgage loans and the mortgaged properties are based upon the mortgage pool as it is expected to be constituted as of the close of business on the closing date, assuming that (i) all scheduled principal and interest payments due on or before the cut-off date will be made, (ii) there are no defaults, delinquencies or prepayments on any mortgage loan or the companion loan on or prior to the cut-off date and (iii) each mortgage loan with an anticipated repayment date is paid in full on its respective anticipated repayment date. The sum of the numerical data in any column in a table may not equal the indicated total due to rounding. Unless otherwise indicated, all figures presented in this “Summary” are calculated as described under “Description of the Mortgage Pool” in this free writing prospectus and all percentages represent the indicated percentage of the aggregate principal balance of the entire pool of mortgage loans as of the cut-off date.

When information presented in this free writing prospectus with respect to the mortgaged properties is expressed as a percentage of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, if a mortgage loan is secured by more than one mortgaged property, the percentages are based on an allocated loan amount that has been assigned to those related mortgaged properties based upon one or more of the related appraised values, the relative underwritten net cash flow or prior allocations reflected in the related loan documents as set forth on Annex A to this free writing prospectus.

With respect to the mortgage loan that is part of the whole loan, we generally present the loan-to-value ratio, debt service coverage ratio, debt yield and cut-off date balance per net rentable square foot in this free writing prospectus in a manner that takes account of that mortgage loan and its related companion loan. Other than as specifically noted, the loan-to-

value ratio, the debt service coverage ratio, debt yield and mortgage loan rate information for each mortgage loan is presented in this free writing prospectus without regard to any other indebtedness (whether or not secured by the related mortgaged property, ownership interests in the related borrower or otherwise) that currently exists or that may be incurred by the related borrower or its owners in the future, in order to present statistics for the related mortgage loan without combination with the other indebtedness.

With respect to the group of mortgage loans secured by the mortgaged properties identified on Annex A to this free writing prospectus as PNC Bank, CVS Pharmacy, Bank of America, Wells Fargo, BP North America and Wendy’s, which represent in the aggregate approximately 1.6% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, and which mortgage loans are cross-collateralized and cross-defaulted with each other, the cut-off date loan-to-value ratio, maturity date loan-to-value ratio, cut-off date debt service coverage ratio and debt yield for the mortgage loans in such group are presented in the aggregate unless otherwise indicated.

None of the mortgage loans in the issuing entity will be cross-collateralized with any mortgage loan that is not in the issuing entity, except as described in this free writing prospectus with respect to the mortgage loan secured by the mortgaged property identified on Annex A to this free writing prospectus as Walpole Shopping Mall, which also secures a companion loan not included in the issuing entity.

Certain Variances from Underwriting Standards

One (1) mortgage loan, representing approximately 5.1% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, varies from the underwriting guidelines described under “Transaction Parties—The Originators” in this free writing prospectus with respect to DSCR threshold requirements. See “Transaction Parties—The Originators—The Goldman Originators—Exceptions to Underwriting Criteria” in this free writing prospectus.

Mortgaged Properties with Limited or No Operating History

Three (3) of the mortgaged properties, securing approximately 0.9% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date by allocated loan amount, were constructed or substantially renovated within the 12-month period preceding the cut-off date and have no or limited prior operating history and/or lack historical financial figures and information.

Additionally, ten of the mortgaged properties, securing approximately 3.2% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date by allocated loan amount, were acquired within the 12-month period preceding the cut-off date and have no or limited prior operating history and/or lack historical financial figures and information.

Further, one mortgaged property, identified on Annex A to this free writing prospectus as Chase Bank Goodyear AZ, securing approximately 0.1% of the Initial Pool Balance, has been and continues to be leased to a single tenant where the tenant has been responsible for all expenses and for operating and managing the mortgaged property, and the borrower has not been provided with any or has limited prior operating history and/or lacks historical financial figures and information.

See “Description of the Mortgage Pool—General” in this free writing prospectus.

Certain Mortgage Loans with Material Lease Termination Options

Certain mortgage loans have material lease early termination options. See Annex B to this free writing prospectus for information regarding material lease termination options for the largest 20 mortgage loans by aggregate principal balance of the pool of mortgage loans as of the cut-off date. Also, see “Description of the Mortgage Pool—Tenant Issues—Lease Terminations and Expirations” in this free writing prospectus for information on material tenant lease expirations and early termination options.

Removal of Mortgage Loans From the Mortgage Pool

Generally, a mortgage loan may only be removed from the mortgage pool as a result of (a) a repurchase or substitution by a sponsor for any mortgage loan for which it cannot remedy the material breach (or, in certain cases, a breach that is deemed to be material) or material document defect (or, in certain cases, a defect that is deemed to be material) affecting such mortgage loan under the circumstances described in this free writing prospectus, (b) the exercise of a purchase option by a mezzanine lender, if any, or (c) a final disposition of a mortgage loan such as a payment in full or a sale of a defaulted mortgage loan or REO property. See “Risk Factors—Your Yield May Be Affected by Defaults, Prepayments and Other Factors—The Timing of Prepayments and Repurchases May Change Your Anticipated Yield,” “Description of the Mortgage Pool—Cures, Repurchases and Substitutions”, “Description of the Mortgage Pool—The Whole Loan” and “The Pooling and Servicing Agreement—Realization Upon Mortgage Loans—Sale of Defaulted Mortgage Loans and REO Properties” in this free writing prospectus.

The Certificates

The Offered Certificates

A.	General	We are offering the following classes of Commercial Mortgage Pass-Through Certificates from the Series 2013-GC15:

		●	Class A-1

		●	Class A-2

		●	Class A-3

		●	Class A-4

		●	Class A-AB

		●	Class X-A

		●	Class A-S

		●	Class B

		●	Class PEZ

		●	Class C

The Series 2013-GC15 certificates will consist of the above classes, together with the following classes that are not being offered through this free writing prospectus and the prospectus: Class X-B, Class X-C, Class D, Class E, Class F, Class G, Class S and Class R certificates.

B.	Certificate Principal Amounts or Notional Amounts
Each class of the offered certificates will have the approximate aggregate initial certificate principal amount (or notional amount, in the case of the Class X-A certificates) set forth below, subject to a variance of plus or minus 5%:

Class A-1	$57,358,000
Class A-2	$236,853,000
Class A-3	$150,000,000
Class A-4	$264,191,000
Class A-AB	$72,224,000
Class X-A	$875,416,000	(1)
Class A-S	$94,790,000	(2)
Class B	$54,365,000	(2)
Class PEZ	$204,914,000	(2)
Class C	$55,759,000	(2)

(1)	Notional Amount.

(2)
The initial certificate principal amount of each class of the Class A-S, Class B and Class C certificates shown in the table above represents the maximum certificate principal amount of such class without giving effect to any issuance of Class PEZ certificates. The initial certificate principal amount of the Class PEZ certificates shown in the table above is equal to the aggregate of the maximum initial certificate principal amounts of the Class A-S, Class B and Class C certificates, which is the maximum certificate principal amount of the Class PEZ certificates that could be issued in an exchange. The actual certificate principal amount of any class of exchangeable certificates issued on the closing date may be less than the maximum certificate principal amount of that class and may be zero. The certificate principal amounts of the Class A-S, Class B and Class C certificates to be issued on the closing date will be reduced, in required proportions, by an amount equal to the certificate principal amount of the Class PEZ certificates issued on the closing date, if any.

See “Description of the Offered Certificates—General” in this free writing prospectus.

Pass-Through Rates

A.	Offered Certificates	Each class of the offered certificates (other than the Class PEZ certificates) will accrue interest at an annual rate called a pass-through rate on the basis of a 360-day year consisting of twelve 30-day months. The approximate initial pass-through rate for each class of offered certificates is set forth below:

Class A-1	[____]%
Class A-2	[____]%
Class A-3	[____]%
Class A-4	[____]%
Class A-AB	[____]%
Class X-A	[____]%
Class A-S	[____]%
Class B	[____]%
Class PEZ	(1)
Class C	[____]%

(1)
The Class PEZ certificates will not have a pass-through rate, but will be entitled to receive the sum of the interest distributable on the percentage interests of the Class A-S, Class B and Class C trust components represented by the Class PEZ certificates.

For any distribution date, the pass-through rates of the offered certificates (other than the Class PEZ and the Class X-A certificates) will each be a per annum rate equal to one of (i) a fixed rate, (ii) the weighted average of the net interest rates on the mortgage loans (in each case, adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) as of their respective due dates in the month preceding the month in which the related distribution date occurs, (iii) the lesser of a specified pass-through rate and the rate specified in clause (ii), or (iv) the rate specified in clause (ii) less a specified percentage.

The pass-through rate of the Class X-A certificates will generally be a per annum rate equal to the excess, if any, of (i) the weighted average of the net interest rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), over (ii) the weighted average of the pass-through rates of the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB certificates and the Class A-S trust component as described in this free writing prospectus.

The Class PEZ certificates will not have a pass-through rate, but will be entitled to receive the sum of the interest distributable on the percentage interests of the Class A-S, Class B and Class C trust components represented by the Class PEZ certificates. The pass-through rates on the Class A-S, Class B and Class C trust components will at all times be the same as the pass-through rates of the Class A-S, Class B and Class C certificates, respectively.

B.	Interest Rate Calculation Convention	Interest on the offered certificates will be calculated based on a 360-day year consisting of twelve 30-day months, or a “30/360”

basis. For purposes of calculating the pass-through rates on the Class X-A certificates and any other class of certificates or trust component that has a pass-through rate limited by, equal to or based on the weighted average net mortgage interest rate for the mortgage loans, the mortgage loan interest rates will not reflect any default interest rate, any rate increase occurring after an anticipated repayment date, any loan term modifications agreed to by the special servicer or any modifications resulting from a borrower’s bankruptcy or insolvency.

In addition, with respect to each mortgage loan that accrues interest on the basis of the actual number of days in a month, assuming a 360-day year, the related interest rate (net of the administrative fee rate) for any month that is not a 30-day month will be recalculated so that the amount of interest that would accrue at that rate in that month, calculated on a 30/360 basis, will equal the amount of net interest that actually accrues on that mortgage loan in that month, adjusted for any withheld amounts as described under “The Pooling and Servicing Agreement—Accounts” in this free writing prospectus.

See “Description of the Offered Certificates—Distributions—Payment Priorities” in this free writing prospectus.

Exchangeable Certificates / Exchange Proportions

If you own exchangeable certificates in an exchange proportion that we describe in this free writing prospectus, you will be able to exchange them for a proportionate interest in the related exchangeable certificates. You can exchange your exchangeable certificates by notifying the certificate administrator. If exchangeable certificates are outstanding and held by certificateholders, those certificates will receive principal and interest that would otherwise have been payable on the same proportion of certificates exchanged therefor if those certificates were outstanding and held by certificateholders. Any such allocations of principal and interest as between classes of exchangeable certificates will have no effect on the principal or interest entitlements of any other class of certificates. Exchanges will be subject to various conditions that we describe in this free writing prospectus.

See “Description of the Offered Certificates—Exchangeable Certificates” in this free writing prospectus and “Description of the Certificates—Exchangeable Certificates” in the accompanying prospectus for a description of the exchangeable certificates and exchange procedures. See also “Risk Factors—Risks Related to the Offered Certificates—The Exchangeable Certificates Are Subject to Additional Risks” in this free writing prospectus.

Distributions

A.	Amount and Order of Distributions

On each distribution date, funds available for distribution from the mortgage loans, net of specified expenses of the issuing entity, net of yield maintenance charges and prepayment premiums, and net of any excess interest distributable to the

Class S certificates, will be distributed in the following amounts and order of priority:

First: Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class X-A, Class X-B and Class X-C certificates: to interest on the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class X-A, Class X-B and Class X-C certificates, up to, and pro rata in accordance with, their respective interest entitlements.

Second: Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB certificates: to the extent of funds allocable to principal received or advanced on the mortgage loans:

(A)
to principal on the Class A-AB certificates until their certificate principal amount has been reduced to the Class A-AB scheduled principal balance set forth on Annex F to this free writing prospectus for the relevant distribution date;

(B)
to principal on the Class A-1 certificates until their certificate principal amount has been reduced to zero, all remaining funds available for distribution of principal remaining after the distributions pursuant to clause (A) above;

(C)
to principal on the Class A-2 certificates until their certificate principal amount has been reduced to zero, all remaining funds available for distribution of principal remaining after the distributions pursuant to clauses (A) and (B) above;

(D)
to principal on the Class A-3 certificates until their certificate principal amount has been reduced to zero, all remaining funds available for distribution of principal remaining after the distributions pursuant to clauses (A) through (C) above;

(E)
to principal on the Class A-4 certificates until their certificate principal amount has been reduced to zero, all remaining funds available for distribution of principal remaining after the distributions pursuant to clauses (A) through (D) above; and

(F)
to principal on the Class A-AB certificates until their certificate principal amount has been reduced to zero, all remaining funds available for distribution of principal remaining after the distributions pursuant to clauses (A) through (E) above.

However, if the certificate principal amounts of each and every class of certificates other than the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB certificates have been reduced to zero as a result of the allocation of mortgage loan losses (and other unanticipated expenses) to those certificates, funds available for distributions of principal will be distributed to the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB certificates, pro rata, based on their respective certificate principal amounts and without regard to the Class A-AB scheduled principal balance.

Third: Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB certificates: to reimburse the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB certificates, pro rata, based on the aggregate unreimbursed losses, for any previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by those classes, together with interest.

Fourth: Class A-S trust component: To pay amounts on the Class A-S trust component and, thus, concurrently, to the Class A-S and Class PEZ certificates as follows: (a) to interest on the Class A-S trust component (and, therefore, to the Class A-S and Class PEZ certificates pro rata based on their respective percentage interests in the Class A-S trust component) in the amount of its interest entitlement; (b) to the extent of funds allocable to principal remaining after distributions in respect of principal to each class with a higher priority (in this case, the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB certificates), to principal on the Class A-S trust component (and, therefore, to the Class A-S and Class PEZ certificates pro rata based on their respective percentage interests in the Class A-S trust component) until its certificate principal amount has been reduced to zero; and (c) to reimburse the Class A-S trust component (and, therefore, the Class A-S and Class PEZ certificates pro rata based on their respective percentage interests in the Class A-S trust component) for any previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by that trust component (and, therefore, those certificates), together with interest.

Fifth: Class B trust component: To pay amounts on the Class B trust component and, thus, concurrently, to the Class B and Class PEZ certificates as follows: (a) to interest on the Class B trust component (and, therefore, to the Class B and Class PEZ certificates pro rata based on their respective percentage interests in the Class B trust component) in the amount of its interest entitlement; (b) to the extent of funds allocable to principal remaining after distributions in respect of principal to each class or trust component with a higher priority (in this case, the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB certificates and the Class A-S trust component), to principal on the Class B trust component (and, therefore, to the Class B and Class PEZ certificates pro rata based on their respective percentage interests in the Class B trust component) until its certificate principal amount has been reduced to zero; and (c) to reimburse the Class B trust component (and, therefore, the Class B and Class PEZ certificates pro rata based on their respective percentage interests in the Class B trust component) for any previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by that trust component (and, therefore, those certificates), together with interest.

Sixth: Class C trust component: To pay amounts on the Class C trust component and, thus, concurrently, to the Class C and Class PEZ certificates as follows: (a) to interest on the Class C trust component (and, therefore, to the Class C and Class PEZ certificates pro rata based on their respective percentage interests in the Class C trust component) in the amount of its interest entitlement; (b) to the extent of funds allocable to principal remaining after distributions in respect of principal to each class or trust component with a higher priority (in this case, the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB certificates and the Class A-S and Class B trust components), to principal on the Class C trust component (and, therefore, to the Class C and Class PEZ certificates pro rata based on their respective percentage interests in the Class C trust component) until its certificate principal amount has been reduced to zero; and (c) to reimburse the Class C trust component (and, therefore, the Class C and Class PEZ certificates pro rata based on their respective percentage interests in the Class C trust component) for any previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by that trust component (and, therefore, those certificates), together with interest.

Seventh: Non-offered certificates (other than the Class X-B and Class X-C certificates): in the amounts and order of priority described in “Description of the Offered Certificates—Distributions—Payment Priorities” in this free writing prospectus.

For more information, see “Description of the Offered Certificates—Distributions—Payment Priorities” in this free writing prospectus.

B.	Interest and Principal Entitlements
A description of each class’s interest entitlement can be found in “Description of the Offered Certificates—Distributions—Method, Timing and Amount” and “—Payment Priorities” in this free writing prospectus. As described in that section, there are circumstances in which your interest entitlement for a distribution date could be less than one full month’s interest at the related pass-through rate on your certificate’s principal amount or notional amount (or, in the case of the Class PEZ certificates, the related pass-through rates on the related certificate principal amounts of the Class A-S, Class B and Class C trust components).

On each distribution date, the Class PEZ certificates will be entitled to receive a proportionate share of the amounts distributable on the Class A-S, Class B and Class C trust components, and therefore, of the amounts that would otherwise have been distributed as interest and principal payments on the Class A-S, Class B and Class C certificates had an exchange not occurred, as described under “Description of the Offered Certificates—Exchangeable Certificates” in this free writing prospectus. Any such allocations of principal and interest as between the Class PEZ certificates, on the one hand, and the Class A-S, Class B and Class C certificates, on the other, will have no effect on the principal or interest entitlements of any other class of certificates.

A description of the amount of principal required to be distributed to the classes entitled to principal on a particular distribution date also can be found in “Description of the Offered Certificates—Distributions—Method, Timing and Amount” and “—Payment Priorities” in this free writing prospectus.

C.	Servicing and Administrative Fees

The master servicer and special servicer are entitled to a master servicing fee and a special servicing fee, respectively, generally from the interest payments on the mortgage loans (and the companion loan) in the case of the master servicer, and from the collection account in the case of the special servicer. The master servicing fee for each distribution date is calculated based on: (i) the stated principal balance of each mortgage loan in the issuing entity and the companion loan; and (ii) the related master servicing fee rate, which includes any sub-servicing fee rate and primary servicing fee rate, and which ranges on a loan-by-loan basis from 0.02% to 0.15% per annum. The special servicing fee for each distribution date is calculated based on the stated principal balance of each mortgage loan and companion loan that is a specially serviced mortgage loan or REO loan and the special servicing fee rate, which is equal to the greater of 0.25% per annum and the rate that would result in a special servicing fee of $3,500 for the related month.

The master servicer and special servicer are also entitled to additional fees and amounts, including income on the amounts held in permitted investments to the extent specified in this free writing prospectus and the pooling and servicing agreement. In addition, the special servicer is entitled to (a) liquidation fees from the recovery of liquidation proceeds, insurance proceeds, condemnation proceeds and other payments in connection with a full or discounted payoff of a specially serviced mortgage loan (including the companion loan) and (b) workout fees from collections on the related mortgage loan in connection with the workout of a specially serviced mortgage loan (including the companion loan), in each case net of certain amounts and calculated as further described under “Transaction Parties—Servicing Compensation, Operating Advisor Compensation and Payment of Expenses” in this free writing prospectus. The operating advisor is entitled to a fee from general collections on the mortgage loans for each distribution date, calculated based on the outstanding principal balance of each mortgage loan in the issuing entity and the operating advisor fee rate of 0.00125% per annum.

In addition, the master servicer will pay to the Commercial Real Estate Finance Counsel (CREFC®) an intellectual property royalty license fee in connection with the use of CREFC® names and trademarks from general collections on the mortgage loans for each distribution date, calculated based on the stated principal balance of each mortgage loan in the issuing entity at the intellectual royalty license fee rate of 0.0005% per annum.

The fees of the trustee and the certificate administrator will be payable monthly from general collections on the mortgage loans for each distribution date, calculated on the outstanding principal balance of the pool of mortgage loans in the issuing entity and the trustee/certificate administrator fee rate of 0.00185% per annum. Each of the master servicing fee, the special servicing fee, the operating advisor fee, the CREFC® intellectual property royalty license fee and the trustee/certificate administrator fee will be calculated on the same interest accrual basis as the related mortgage loan (or whole loan, if applicable) and prorated for any partial period. See “Transaction Parties—Servicing Compensation, Operating Advisor Compensation and Payment of Expenses” in this free writing prospectus.

The administrative fee rate will be the sum of the master servicing fee rate, the operating advisor fee rate, the CREFC® intellectual property royalty license fee and the trustee/certificate administrator fee rate and is set forth on Annex A to this free writing prospectus for each mortgage loan.

The master servicing fees, the special servicing fees, the liquidation fees, the workout fees, the operating advisor fees, the CREFC® intellectual property royalty license fee, and the trustee/certificate administrator fees will be paid prior to distributions to certificateholders of the available distribution amount as described under “The Pooling and Servicing Agreement—Withdrawals from the Collection Account” and “Description of the Offered Certificates—Distributions—Method, Timing and Amount” in this free writing prospectus. See “Transaction Parties—Servicing Compensation, Operating Advisor Compensation and Payment of Expenses” in this free writing prospectus.

D.	Prepayment Premiums
The manner in which any prepayment premiums and yield maintenance charges received prior to the related determination date will be allocated on each distribution date to the Class X-A and/or Class X-B certificates, on the one hand, and certain of the classes of certificates and trust components entitled to principal, on the other hand, is described in “Description of the Offered Certificates—Distributions—Prepayment Premiums” in this free writing prospectus.

E.	Excess Interest
On each distribution date, any excess interest collected from time to time in respect of each of the mortgage loans in the issuing entity with an anticipated repayment date will be distributed to the holders of the Class S certificates, which are not offered by this free writing prospectus. This interest will not be available to provide credit support for other classes of certificates or to offset any interest shortfalls. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—ARD Loans” in this free writing prospectus.

Advances

A.	Principal and Interest Advances	The master servicer is required to advance delinquent monthly debt service payments with respect to each mortgage loan in the issuing entity if it determines that the advance will be recoverable from collections on that mortgage loan. The master servicer will not be required to advance amounts deemed non-recoverable from related loan collections. The master servicer will not be required or permitted to make an advance for balloon payments, default interest, excess interest, any other interest in excess of a mortgage loan’s regular interest rate, prepayment premiums or yield maintenance charges or delinquent monthly debt service payments on the companion loan. In the event that the master servicer fails to make any required advance, the trustee will be required to make that advance unless the trustee determines that the advance is non-recoverable from related loan collections. See “The Pooling and Servicing Agreement—Advances” in this free writing prospectus. If an advance is made, the master servicer will not advance its servicing fee, but will advance the certificate administrator’s fee, the trustee’s fee and the operating advisor’s fee. The master servicer or trustee, as applicable, will be entitled to reimbursement from general collections on the mortgage loans for advances determined to be non-recoverable from related loan collections. This may result in losses on your certificates.

B.	Property Protection Advances
The master servicer also is required to make advances to pay delinquent real estate taxes and assessments, ground lease rent payments, condominium assessments, hazard insurance premiums and similar expenses necessary to protect and maintain the mortgaged property, to maintain the lien on the mortgaged property or enforce the related loan documents with respect to the mortgage loans (or the whole loan, if applicable). In the event that the master servicer fails to make a required advance of this type, the trustee will be required to make that advance unless the trustee determines that the advance is non-recoverable from related loan collections. The master servicer is not required, but in certain circumstances is permitted, to advance amounts deemed non-recoverable from related loan collections. See “The Pooling and Servicing Agreement—Advances” in this free writing prospectus. The master servicer or trustee, as applicable will be entitled to reimbursement from general collections on the mortgage loans for advances determined to be non-recoverable from related loan collections. This may result in losses on your certificates.

C.	Interest on Advances
The master servicer and the trustee, as applicable, will be entitled to interest on all advances as described in this free writing prospectus. Interest accrued on outstanding advances may result in reductions in amounts otherwise payable on the certificates. No interest will accrue on advances with respect to principal or interest due on a mortgage loan until any grace period applicable to that mortgage loan has expired.

The master servicer and the trustee will each be entitled to receive interest on advances they make at the prime rate, compounded annually. If the interest on an advance is not recovered from default interest or late payments on the mortgage loan, a shortfall will result which will have the same effect as a realized loss.

See “Description of the Offered Certificates—Distributions—Realized Losses” and “The Pooling and Servicing Agreement—Advances” in this free writing prospectus.

Priority of Payments

A.	Subordination / Allocation of Losses	The amount available for distribution will be applied in the order described in “—Distributions—Amount and Order of Distributions” above.

The following chart generally describes the manner in which the payment rights of certain classes of certificates and trust components will be senior or subordinate, as the case may be, to the payment rights of other classes of certificates and trust components. The chart shows entitlement to receive principal and interest (other than excess interest that accrues on each mortgage loan that has an anticipated repayment date) on any distribution date in descending order (beginning with the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class X-A, Class X-B and Class X-C certificates). Among the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class X-A, Class X-B and Class X-C certificates, payment rights of certain classes will be more particularly described in “Description of the Offered Certificates—Distributions” in this free writing prospectus. It also shows the manner in which mortgage loan losses are allocated in ascending order (beginning with certain Series 2013-GC15 certificates that are not being offered by this free writing prospectus). Principal losses on the mortgage loans allocated to a class of certificates or trust component will reduce the related certificate principal amount of that class. However, no such principal losses will be allocated to the Class S, Class R, Class X-A, Class X-B or Class X-C certificates, although loan losses will reduce the notional amount of the Class X-A certificates (to the extent such losses are allocated to the Class A-1, Class A-2, Class A-3, Class A-4 or Class A-AB certificates or the Class A-S trust component), the Class X-B certificates (to the extent such losses are allocated to the Class B trust component) and the Class X-C certificates (to the extent such losses are allocated to the Class E certificates) and, therefore, the amount of interest they accrue.

*
Interest only certificates. No principal payments or realized loan losses in respect of principal will be allocated to the Class X-A, X-B or X-C certificates. However, mortgage loan losses will reduce the notional amount of the Class X-A, X-B and X-C certificates to the extent such losses reduce the principal amount of the related classes of principal balance certificates or the related trust component.

**
Distributions and losses allocated to a trust component will be concurrently allocated to the applicable portion of the related class or classes of exchangeable certificates that forms part of the related certificate principal amount of such trust component. Distributions of principal and interest and allocations of mortgage loan losses to the Class A-S trust component will be made pro rata to the Class A-S certificates and the Class PEZ certificates in proportion to their respective percentage interests in the Class A-S trust component. Distributions of principal and interest and allocations of mortgage loan losses to the Class B trust component will be made pro rata to the Class B certificates and the Class PEZ certificates in proportion to their respective percentage interests in the Class B trust component. Distributions of principal and interest and allocations of mortgage loan losses to the Class C trust component will be made pro rata to the Class C certificates and the Class PEZ certificates in proportion to their respective percentage interests in the Class C trust component. See “Description of the Offered Certificates—Distributions” in this free writing prospectus.

***	Other than the Class S, Class R, Class X-B and Class X-C certificates.

No other form of credit enhancement will be available for the benefit of the holders of the offered certificates.

See “Description of the Offered Certificates—Subordination” in this free writing prospectus.

To the extent funds are available on a subsequent distribution date for distribution on your offered certificates, you will be reimbursed for any losses allocated to your offered certificates (or, in the case of the Class PEZ certificates, allocated to the percentage interests evidenced thereby in the Class A-S, Class B and/or Class C trust components, as applicable) with interest at the pass-through rate on those offered certificates or trust components.

B.	Shortfalls in Available Funds
In addition to losses caused by mortgage loan defaults, shortfalls in payments to holders of certificates may occur as a result of the master servicer’s and trustee’s right to receive payments of interest on unreimbursed advances (to the extent not covered by default interest and late payment charges or other amounts collected from borrowers that are not paid to the master servicer or the special servicer as compensation, to the extent described in this free writing prospectus), the special servicer’s right to compensation with respect to mortgage loans which are or have been serviced by the special servicer, a modification of a mortgage loan’s interest rate or principal balance or as a result of other unanticipated expenses of the issuing entity. These shortfalls, if they occur, would reduce distributions to the classes of certificates or trust components with the lowest payment priorities. In addition, prepayment interest shortfalls that are not covered by certain compensating interest payments made by the master servicer are required to be allocated to the interest-bearing certificates (other than the Class A-S, Class B, Class PEZ and Class C certificates) and the trust components (and, therefore, the Class A-S, Class B, Class PEZ and Class C certificates), on a pro rata basis, to reduce the amount of interest payment on such classes of certificates and trust components.

Additional Aspects of the Certificates

A.	Information Available to Certificateholders

On each distribution date, the certificate administrator will prepare and make available to each certificateholder a statement as to the distributions being made on that date. Additionally, under certain circumstances, certificateholders may be entitled to certain other information regarding the issuing entity. See “The Pooling and Servicing Agreement—Reports to Certificateholders; Available Information” in this free writing prospectus.

B.	Optional Termination
On any distribution date on which the aggregate unpaid principal balance of the mortgage loans remaining in the issuing entity is less than 1% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, certain specified persons will have the option to purchase all of the mortgage loans (and all property acquired through exercise of remedies in respect of any mortgage loan) remaining in the issuing entity at the price specified in this free writing prospectus. Exercise of this option will terminate the issuing entity and retire the then-outstanding certificates.

If the aggregate certificate principal amounts of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB and Class D certificates and the Class A-S, Class B and Class C trust components and the notional amounts of the Class X-A and Class X-B certificates have been reduced to zero, and the master servicer is paid a fee specified in the pooling and servicing agreement, the issuing entity could also be terminated in connection with an exchange of all the then-outstanding certificates (but excluding the Class S and Class R certificates) for the mortgage loans remaining in the issuing entity, but all of the holders of those classes of outstanding certificates would have to voluntarily participate in the exchange.

C.	Required Repurchase or Substitution of Mortgage Loans

Under the circumstances described in this free writing prospectus, the applicable sponsor (or Starwood Mortgage Capital LLC as guarantor of the repurchase and substitution obligations of Starwood Mortgage Funding I LLC, RAIT Financial Trust as guarantor of the repurchase and substitution obligations of RAIT Funding, LLC, or Redwood Trust, Inc. as guarantor of the repurchase and substitution obligations of Redwood Commercial Mortgage Corporation) will be required to repurchase or substitute for any mortgage loan for which it cannot remedy a breach of a representation and warranty or a document defect, that, in each case, materially and adversely affects (or is deemed to materially and adversely affect) the value of that mortgage loan (or related REO Property) or the interests of the certificateholders in that mortgage loan. See “Description of the Mortgage Pool—Cures, Repurchases and Substitutions” in this free writing prospectus.

D.	Sale of Defaulted Mortgage Loans and REO Properties

Pursuant to the pooling and servicing agreement, the special servicer is required to solicit offers for defaulted mortgage loans (or, to the extent set forth in the related co-lender agreement, the defaulted whole loan) and REO properties and accept the first (and, if multiple offers are received, the highest) cash offer from any person that constitutes a fair price for the defaulted mortgage loan (or defaulted whole loan, if applicable) or REO property, determined as described in “The Pooling and Servicing Agreement—Realization Upon Mortgage Loans—Sale of Defaulted Mortgage Loans and REO Properties” in this free writing prospectus, unless the special servicer determines, in accordance with the servicing standard, that rejection of such offer would be in the best interests of the certificateholders and, if applicable, the companion loan holder (as a collective whole as if such certificateholders and such companion loan holder constituted a single lender).

With respect to the Walpole Shopping Mall mortgage loan which is part of the whole loan, if such mortgage loan becomes a defaulted mortgage loan, and if the special servicer decides to sell such defaulted mortgage loan as described in the prior paragraph, then the special servicer will be required to sell the related companion loan together with such mortgage loan as one whole loan in accordance with the terms and conditions of the pooling and servicing agreement, subject to any consent rights of the related directing holder. In connection with any such sale, the special servicer will be required to follow the procedures set forth under “The Pooling and Servicing Agreement—Realization Upon Mortgage Loans—Sale of Defaulted Mortgage Loans and REO Properties” and “Description of the Mortgage Pool—The Whole Loan—Sale of a Defaulted Whole Loan” in this free writing prospectus.

Pursuant to each mezzanine loan intercreditor agreement with respect to the mortgage loans with mezzanine indebtedness, the holder of the related mezzanine loan has the right to purchase the related mortgage loan as described in “Description of the Mortgage Pool—Statistical Characteristics of the Mortgage Loans—Additional Indebtedness” in this free writing prospectus. Additionally, in the case of mortgage loans that permit certain equity owners of the borrower to incur future mezzanine debt as described in “Description of the Mortgage Pool—Statistical Characteristics of the Mortgage Loans—Additional Indebtedness” in this free writing prospectus, the related mezzanine lender may have the option to purchase the related mortgage loan after certain defaults.

See “The Pooling and Servicing Agreement—Realization Upon Mortgage Loans—Sale of Defaulted Mortgage Loans and REO Properties” and “Description of the Mortgage Pool—The Whole Loan—Sale of a Defaulted Whole Loan” in this free writing prospectus.

Other Investment Considerations

Potential Conflicts of Interest
The relationships between the parties to this transaction and the activities of those parties or their affiliates may give rise to certain conflicts of interest. These conflicts of interests may arise from, among other things, the following relationships and activities:

	●	the ownership of any certificates by the depositor, sponsors, underwriters, master servicer, special servicer, operating advisor or any of their affiliates;

●
the ownership of, or of any interests in, any companion loans, subordinate loans or mezzanine debt by the sponsors, underwriters, master servicer, special servicer, operating advisor or any of their affiliates;

●
the relationships, including financial dealings, of the sponsors, master servicer, special servicer, operating advisor or any of their affiliates with any borrower, any non-recourse carveout guarantor or any of their respective affiliates;

	●	the relationships, including financial dealings, of the sponsors, underwriters and their respective affiliates with each other;

	●	the decision or obligation of the special servicer to take actions at the direction or recommendation of the applicable directing holder;

	●	the expected initial controlling class representative ’s engagement of the special servicer as an independent contractor to conduct due diligence with respect to the underlying mortgage loans;

	●	fee-sharing arrangements between one or more certificate holders or their respective representative and the special servicer;

●
the broker-dealer activities of the underwriters and their affiliates, including taking long or short positions in the certificates or entering into credit derivative transactions with respect to the certificates;

●
the opportunity of the initial investor in the Class E, Class F and Class G certificates to request the removal or re-sizing of or other changes to the features of some or all of the mortgage loans or to receive price adjustments or cost mitigation arrangements in connection with accepting certain mortgage loans in the mortgage pool; and

	●	the activities of the master servicer, special servicer, operating advisor, sponsors or any of their respective affiliates in connection with any other transaction.

See “Risk Factors—Interests and Incentives of the Originators, the Sponsors and Their Affiliates May Not Be Aligned With Your Interests,” “—Interests and Incentives of the Underwriter Entities May Not Be Aligned With Your Interests,” “—Potential Conflicts of Interest of the Master Servicer and the Special Servicer,” “—Potential Conflicts of Interest of the Operating Advisor,” “—Potential Conflicts of Interest of the Directing Holders;” “—Special Servicer May Be Directed To Take Actions by an Entity That Has No Duty or Liability to Other Certificateholders,” “—Potential Conflicts of Interest in the Selection of the Underlying Mortgage Loans” and “—Other Potential Conflicts of Interest May Affect Your Investment” in this free writing prospectus.

Material Federal Income Tax Consequences

Two (2) separate real estate mortgage investment conduit (commonly known as a REMIC) elections will be made with respect to the assets of the issuing entity. The designations for each REMIC created under the pooling and servicing agreement (each, a “Trust REMIC”) are as follows:

●
The lower-tier REMIC (the “Lower-Tier REMIC”) will hold the mortgage loans and certain other assets of the issuing entity and will issue certain classes of uncertificated regular interests to a second REMIC (the “Upper-Tier REMIC”).

●
The Upper-Tier REMIC will hold the Lower-Tier REMIC regular interests and will issue the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class X-A, Class X-B, Class X-C, Class D, Class E, Class F and Class G certificates and the Class A-S, Class B and Class C trust components as classes of regular interests in the Upper-Tier REMIC.

The portions of the issuing entity consisting of the Class A-S, Class B and Class C trust components and the related distribution account, beneficial ownership of which is represented by the Class A-S, Class B, Class PEZ and Class C certificates, will be treated as a grantor trust for federal income tax purposes, as further described under “Material Federal Income Tax Consequences” in this free writing prospectus.

Pertinent federal income tax consequences of an investment in the offered certificates include:

	●	Each class of offered certificates (other than the exchangeable certificates) and the trust components will constitute REMIC “regular interests”.

	●	The offered certificates (other than the exchangeable certificates) and the trust components will be treated as newly originated debt instruments for federal income tax purposes.

	●	Each class of exchangeable certificates will evidence beneficial ownership of one or more trust components which will be treated as a grantor trust for federal income tax purposes.

	●	You will be required to report income on your offered certificates in accordance with the accrual method of accounting.

It is anticipated, for federal income tax purposes, that the Class          certificates will be issued with original issue discount, that the Class          certificates will be issued with a de minimis amount of original issue discount and that the Class          certificates will be issued at a premium.

In addition, the portion of the issuing entity representing the excess interest accrued on each mortgage loan with an anticipated repayment date will be treated as a grantor trust for federal income tax purposes, and the Class S certificates (which are not offered by this free writing prospectus) will represent undivided beneficial interests in such grantor trust.

See “Material Federal Income Tax Consequences” in this free writing prospectus.

Yield Considerations
You should carefully consider the matters described under “Risk Factors—Your Yield May Be Affected by Defaults, Prepayments and Other Factors” and “Yield, Prepayment and Maturity Considerations” in this free writing prospectus, which may affect significantly the yields on your investment.

ERISA Considerations	Fiduciaries of employee benefit plans subject to the Employee Retirement Income Security Act of 1974, as amended, commonly known as ERISA, or plans subject to Section 4975 of the Internal Revenue Code of 1986, as amended, or governmental plans (as defined in Section 3(32) of ERISA) that are subject to any federal, state or local law which is, to a material extent, similar to the foregoing provisions of ERISA or the Internal Revenue Code of 1986, as amended, should carefully review with their legal advisors whether the purchase or holding of the offered certificates could give rise to a transaction prohibited or not otherwise permissible under ERISA, the Internal Revenue Code of 1986, as amended, or similar law.

The U.S. Department of Labor has granted substantially identical administrative exemptions to a predecessor of Citigroup Global Markets Inc., Prohibited Transaction Exemption (“PTE”) 91-23 (April 18, 1991), and to Goldman, Sachs & Co., PTE 89-88 (October 17, 1989), both as amended by PTE 2013-08 (July 9, 2013) (collectively, the “Underwriter Exemption”), which may exempt from the application of certain of the prohibited transaction provisions of Section 406 of ERISA and the excise taxes imposed on such prohibited transactions by Sections 4975(a) and (b) of the Internal Revenue Code of 1986, as amended, transactions relating to the purchase, sale and holding of pass-through certificates underwritten by a selling group of which Citigroup Global Markets Inc. or Goldman, Sachs & Co. serves as a manager or co-manager, and the servicing and operation of related mortgage pools, so long as certain conditions are met. See “ERISA Considerations” in this free writing prospectus.

Ratings
It is a condition to the issuance of the offered certificates that each class of offered certificates be rated as follows by Moody’s Investors Service, Inc., Fitch Ratings, Inc., and DBRS, Inc., collectively referred to in this free writing prospectus as the engaged rating agencies.

	Moody’s*	Fitch*	DBRS*
Class A-1	Aaa(sf)	AAA(sf)	AAA(sf)
Class A-2	Aaa(sf)	AAA(sf)	AAA(sf)
Class A-3	Aaa(sf)	AAA(sf)	AAA(sf)
Class A-4	Aaa(sf)	AAA(sf)	AAA(sf)
Class A-AB	Aaa(sf)	AAA(sf)	AAA(sf)
Class X-A	Aaa(sf)	AAA(sf)	AAA(sf)
Class A-S	Aaa(sf)	AAA(sf)	AAA(sf)
Class B	Aa2(sf)	AA-(sf)	AA(high)(sf)
Class PEZ	A1(sf)	A-(sf)	A(sf)
Class C	A3(sf)	A-(sf)	A(sf)

*
Moody’s Investors Service, Inc., Fitch Ratings, Inc. and DBRS, Inc. have informed us that the “sf” designation in their ratings represents an identifier of structured finance product ratings. For additional information about this identifier, prospective investors can go to the related rating agency’s website.

A rating is not a recommendation to purchase, hold or sell the rated certificates. Any rating agency that rates the certificates may, in its discretion, lower or withdraw its rating at any time as to any class of certificates. None of the relevant parties (including, without limitation, the issuing entity, the depositor, the sponsors, the servicers, the certificate administrator, the trustee, the operating advisor and their affiliates) will be required to monitor any changes to any ratings on the certificates.

A securities rating on mortgage pass-through certificates addresses credit risk and the likelihood of full and timely payment to the applicable certificateholders of all distributions of interest at the applicable pass-through rate on the certificates or related trust component(s) in question on each distribution date and, except in the case of the interest-only certificates, the ultimate payment in full of the certificate principal amount of each class of certificates in question on a date that is not later than the rated final distribution date with respect to such class of certificates. Any security rating assigned to the offered certificates should be evaluated independently of any other security rating. A securities rating on mortgage pass-through certificates does not address the tax attributes of the certificates in question or the receipt of any default interest or prepayment premium or constitute an assessment of the likelihood, timing or frequency of prepayments on the related mortgage loans. A securities rating on mortgage pass-through certificates does not address the frequency of prepayments (whether voluntary or involuntary) on the related mortgage loans, the degree to which the prepayments might differ from those originally anticipated, the yield to maturity that purchasers may experience as a result of the rate of principal prepayments, the likelihood of collection of default interest, excess interest, late payment charges, prepayment premiums or yield maintenance charges, or the tax treatment of the certificates in question.

A security rating is not a recommendation to buy, sell or hold securities, and the assigning rating agency may revise, downgrade, qualify or withdraw a rating at any time.

Nationally recognized statistical rating organizations that were not engaged by the depositor to rate the offered certificates may nevertheless issue unsolicited credit ratings on one or more classes of offered certificates, relying on information they receive pursuant to Rule 17g-5 under the Securities Exchange Act of 1934, as amended, or otherwise. If any such unsolicited ratings are issued, we cannot assure you that they will not be different from any ratings assigned by a rating agency engaged by the depositor. The issuance of unsolicited ratings by any nationally recognized statistical rating organization on a class of the offered certificates that are lower than ratings assigned by the rating agencies engaged by the depositor may adversely impact the liquidity, market value and regulatory characteristics of that class. As part of the process of obtaining ratings for the offered certificates, the depositor had initial discussions with and submitted certain materials to DBRS, Inc., Fitch Ratings, Inc., Kroll Bond Rating Agency, Inc., Moody’s Investors Service, Inc., Morningstar Credit Ratings, LLC and Standard & Poor’s Ratings Services. Based on preliminary feedback from those nationally recognized statistical rating organizations at that time, the depositor selected Moody’s Investors Service, Inc., Fitch Ratings, Inc. and DBRS, Inc. to rate the offered certificates and not the other nationally recognized statistical rating organizations, due in part to their initial subordination levels for the various classes of the offered and non-offered certificates. Had the depositor selected such other nationally recognized statistical rating organizations to rate the offered certificates, we cannot assure you as to the ratings that such other nationally recognized statistical rating organizations would have ultimately assigned to the offered certificates. Although unsolicited ratings may be issued by any nationally recognized statistical rating organization, a nationally recognized statistical rating organization might be more likely to issue an unsolicited rating if it was not selected after having provided preliminary feedback to the depositor.

Neither the depositor nor any other person or entity will have any duty to notify you if any nationally recognized statistical rating organization issues, or delivers notice of its intention to issue, unsolicited ratings on one or more classes of offered certificates after the date of this free writing prospectus. In no event will rating agency confirmations from any nationally recognized statistical rating organization (other than the engaged rating agencies or, in the case of the whole loan, the rating agencies engaged by the depositor for the securitization of the related companion loan) be a condition to any action, or the exercise of any right, power or privilege by any person or entity under the pooling and servicing agreement.

Furthermore, the Securities and Exchange Commission may determine that one or more of the engaged rating agencies no longer qualifies as a nationally recognized statistical rating organization or is no longer qualified to rate the offered certificates, and that determination also may have an adverse effect on the liquidity, market value and regulatory characteristics of the offered certificates.

A security rating does not represent any assessment of the yield to maturity that investors may experience or the possibility that the holders of the Class X-A certificates might not fully recover their initial investment in the event of delinquencies or defaults, prepayments (both voluntary (to the extent permitted) and involuntary), or losses in respect of the mortgage loans. As described in this free writing prospectus, the amounts payable with respect to the Class X-A certificates consist only of interest.

The Class X-A certificates are only entitled to interest distributions. If any of the mortgage loans were to prepay in the initial month after the closing date, with the result that the holders of the Class X-A certificates receive only a single month’s interest, and therefore suffer a nearly complete loss of their investment, all amounts “due” to such holders will nevertheless have been paid, and such result is consistent with the ratings received on the Class X-A certificates. The notional amounts of the Class X-A certificates on which interest is calculated may be reduced by the allocation of realized losses and prepayments, whether voluntary or involuntary. The ratings of the Class X-A certificates do not address the timing or magnitude of reductions of such notional amount, but only the obligation to pay interest timely on the notional amount as so reduced from time to time. Therefore, the ratings of the Class X-A certificates should be evaluated independently from similar ratings on other types of securities.

See “Risk Factors—Your Yield May Be Affected by Defaults, Prepayments and Other Factors,” “—Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded” and “Yield, Prepayment and Maturity Considerations” in this free writing prospectus and “Risk Factors—The Investment Performance of Your Offered Certificates Will Depend Upon Payments, Defaults and Losses on the Underlying Mortgage Loans; and Those Payments, Defaults and Losses May Be Highly Unpredictable,” “—The Nature of Ratings Are Limited and Will Not Guarantee that You Will Receive Any Projected Return on Your Offered Certificates,” “—The Ratings of Your Offered Certificates May Be Lowered or Withdrawn, or Your Certificates May Receive an Unsolicited Rating, Which May Adversely Affect the Liquidity, Market Value and Regulatory Characteristics of Your Offered Certificates” and “Yield, Prepayment and Maturity Considerations” in the prospectus.

Legal Investment
No class of the offered certificates will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended. If your investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities, then you may be subject to restrictions on investment in the offered certificates. You should consult your own legal advisors for assistance in determining the suitability of and consequences to you of the purchase, ownership, and sale of the offered certificates. See “Legal Investment” in this free writing prospectus and in the prospectus.

RISK FACTORS

You should carefully consider the following risks and the risks described in “Risk Factors” in the prospectus before making an investment decision.  In particular, distributions on your certificates will depend on payments received on, and other recoveries with respect to the mortgage loans.  Therefore, you should carefully consider the risk factors relating to the mortgage loans and the mortgaged properties.

If any of the following events or circumstances identified as risks actually occur or materialize, your investment could be materially and adversely affected.  We note that additional risks and uncertainties not presently known to us may also impair your investment.

If you are considering an investment in a class of exchangeable certificates you should carefully consider the risks that are specifically applicable to the related class(es) of certificates exchangeable therefor, since they would generally apply to your certificates if you make an exchange.

This free writing prospectus also contains forward-looking statements that involve risks and uncertainties.  Actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks described below and elsewhere in this free writing prospectus.

The Offered Certificates May Not Be a Suitable Investment for You

The offered certificates are not suitable investments for all investors.  In particular, you should not purchase any class of offered certificates unless you understand and are able to bear the risk that the yield to maturity and the aggregate amount and timing of distributions on the offered certificates are subject to material variability from period to period and give rise to the potential for significant loss over the life of the offered certificates.  The interaction of the foregoing factors and their effects are impossible to predict and are likely to change from time to time.  As a result, an investment in the offered certificates involves substantial risks and uncertainties and should be considered only by sophisticated institutional investors with substantial investment experience with similar types of securities and who have conducted appropriate due diligence on the mortgage loans and the offered certificates.

The Offered Certificates Are Limited Obligations

The offered certificates, when issued, will represent beneficial interests in the issuing entity.  The offered certificates will not represent an interest in, or obligation of, the sponsors, the depositor, the master servicer, the special servicer, the operating advisor, the certificate administrator, the trustee, the underwriters, or any of their respective affiliates, or any other person.  The primary assets of the issuing entity will be the notes evidencing the mortgage loans, and the primary security and source of payment for the mortgage loans will be the mortgaged properties and the other collateral described in this free writing prospectus.  Payments on the offered certificates are expected to be derived from payments made by the borrowers on the mortgage loans.  We cannot assure you that the cash flow from the mortgaged properties and the proceeds of any sale or refinancing of the mortgaged properties will be sufficient to pay the principal of, and interest on, the mortgage loans or to distribute in full the amounts of interest and principal to which the holders of the offered certificates are entitled.  See “Description of the Certificates—General” in the prospectus.

The Volatile Economy, Credit Crisis and Downturn in the Real Estate Market Have Adversely Affected and May Continue To Adversely Affect the Value of CMBS

In recent years, the real estate and securitization markets, including the market for commercial mortgage-backed securities (“CMBS”), as well as global financial markets and the economy generally, have experienced significant dislocations, illiquidity and volatility.  The United States economic recovery has been weak and may not be sustainable for any specific period of time, and the global or United States economy could slip into an even more significant recession. Declining real estate values, coupled with diminished availability of leverage and/or refinancings for commercial and multifamily real estate have resulted in increased delinquencies and defaults on commercial and multifamily mortgage loans.  In addition, the downturn in the general economy has affected the financial strength of many commercial and multifamily real estate tenants and has resulted in increased vacancies, decreased rents and/or other declines in income from, or the value of, commercial and multifamily real estate.  Any continued downturn may lead to decreased occupancy, decreased rents or other declines in income from, or the value of, commercial and multifamily real estate, which would likely have an adverse effect on CMBS that are backed by loans secured by such commercial and multifamily real estate and thus affect the values of such CMBS.

Additionally, decreases in the value of commercial properties and the tightening by commercial real estate lenders of underwriting standards have prevented many commercial mortgage borrowers from refinancing their mortgages.  A very substantial amount of U.S. mortgage loans, with balloon payment obligations in excess of their respective current property values, are maturing over the coming three years.  These circumstances have increased delinquency and default rates of securitized commercial mortgage loans, and may lead to widespread commercial mortgage defaults.  In addition, the declines in commercial real estate values have resulted in reduced borrower equity, hindering a borrower’s ability to refinance in an environment of increasingly restrictive lending standards and giving them less incentive to cure delinquencies and avoid foreclosure.  Higher loan-to-value ratios are likely to result in lower recoveries on foreclosure, and an increase in loss severities above those that would have been realized had commercial property values remained the same or continued to increase.  Defaults, delinquencies and losses have further decreased property values, thereby resulting in additional defaults by commercial mortgage borrowers, further credit constraints, further declines in property values and further adverse effects on the perception of the value of CMBS.  Even if the real estate market does recover, the mortgaged properties and therefore, the certificates, may decline in value. Any further economic downturn may adversely affect the financial resources of the borrowers under the mortgage loans and may result in the inability of the borrowers to make principal and interest payments on the mortgage loans.  In the event of default by the borrower under a mortgage loan, the certificateholders would likely suffer a loss on their investment.

As a result of all of these factors, we cannot assure you that a dislocation in the CMBS market will not re-occur or become more severe.

External Factors May Adversely Affect the Value and Liquidity of Your Investment

Due to factors not directly relating to the offered certificates or the underlying mortgage loans, the market value of the offered certificates can decline even if the offered certificates, the mortgage loans or the mortgaged properties are performing at or above your expectations.

Global, National and Local Economic Factors

The global financial markets have recently experienced increased volatility due to uncertainty surrounding the level and sustainability of the sovereign debt of various countries.  Much of this uncertainty has related to certain countries that participate in the European Monetary Union and whose sovereign debt is generally denominated in euros, the common currency shared by members of that union.  In addition, some economists, observers and market participants have expressed concerns regarding the sustainability of the monetary union and the common currency in their current form.  Concerns regarding sovereign debt may spread to other countries at any time.  Furthermore, many state and local governments in the United States are experiencing, and are expected to continue to experience, severe budgetary strain.  One or more states could default on their debt, or one or more significant local governments could default on their debt or seek relief from their debt under Title 11 of the United States Code, as amended (the “Bankruptcy Code”) or by agreement with their creditors.  Any or all of the circumstances described above may lead to further volatility in or disruption of the credit markets at any time.

Risks to the Financial Markets Relating to Terrorist Attacks

Future terrorist activities may occur in the United States or abroad.  It is impossible to predict whether, or the extent to which, future terrorist activities may occur in the United States or abroad and/or any consequent actions on the part of the United States Government and others, including military action, could have on general economic conditions, real estate markets, particular business segments (including those that are important to the performance of commercial mortgage loans) and/or insurance costs and the availability of insurance coverage for terrorist acts.  Among other things, reduced investor confidence could result in substantial volatility in securities markets and a decline in real estate-related investments.  In addition, reduced consumer confidence, as well as a heightened concern for personal safety, could result in a material decline in personal spending and travel.

Other Events May Affect Your Investment

Moreover, other types of events, domestic or international, may affect general economic conditions and financial markets:

●
Wars, revolts, insurrections, armed conflicts, energy supply or price disruptions, terrorism, political crises, natural disasters and man-made disasters may have an adverse effect on the mortgaged properties and/or your certificates;

●
Trading activity associated with indices of CMBS may drive spreads on those indices wider than spreads on CMBS, thereby resulting in a decrease in value of such CMBS, including your certificates, and spreads on those indices may be affected by a variety of factors, and may or may not be affected for reasons involving the commercial and multifamily real estate markets and may be affected for reasons that are unknown and cannot be discerned; and

●
The market value of your certificates also may be affected by many other factors, including the then-prevailing interest rates and market perceptions of risks associated with commercial mortgage lending.  A change in the market value of the certificates may be disproportionately impacted by upward or downward movements in the current interest rates.

Investors should consider that the foregoing factors may adversely affect the performance of the mortgage loans and accordingly the performance of the offered certificates.

The Certificates May Have Limited Liquidity and the Market Value of the Certificates May Decline

As described above under “—The Volatile Economy, Credit Crisis and Downturn in the Real Estate Market Have Adversely Affected and May Continue to Adversely Affect the Value of CMBS,” the secondary market for mortgage-backed securities recently experienced extremely limited liquidity.  The adverse conditions described above as well as other adverse conditions could continue to severely limit the liquidity for mortgage-backed securities and cause disruptions and volatility in the market for CMBS.

Your certificates will not be listed on any national securities exchange or traded on any automated quotation systems of any registered securities association, and there is currently no secondary market for your certificates. While we have been advised by the underwriters that one or more of them, or one or more of their affiliates, currently intend to make a market in the certificates, none of the underwriters has any obligation to do so, any market-making may be discontinued at any time, and we cannot assure you that an active secondary market for the offered certificates will develop. Additionally, one or more purchasers may purchase substantial portions of one or more classes of offered certificates. Accordingly, you may not have an active or liquid secondary market for your certificates. Lack of liquidity could result in a substantial decrease in the market value of your certificates.

The market value of the offered certificates will also be influenced by the supply of and demand for CMBS generally.  The supply of CMBS will depend on, among other things, the amount of commercial and multifamily mortgage loans, whether newly originated or held in portfolios, that are available for securitization.  A number of factors will affect investors’ demand for CMBS, including:

●	the availability of alternative investments that offer higher yields or are perceived as being a better credit risk, having a less volatile market value or being more liquid;

●
legal and other restrictions that prohibit a particular entity from investing in CMBS or limit the amount or types of CMBS that it may acquire or require it to maintain increased capital or reserves as a result of its investment in CMBS;

●	accounting standards that may affect an investor’s characterization or treatment of an investment in CMBS for financial reporting purposes;

●
increased regulatory compliance burdens imposed on CMBS or securitizations generally, or on classes of securitizers, that may make securitization a less attractive financing option for commercial mortgage loans;

●
investors’ perceptions regarding the commercial and multifamily real estate markets, which may be adversely affected by, among other things, a decline in real estate values or an increase in defaults and foreclosures on commercial mortgage loans;

●
investors’ perceptions regarding the capital markets in general, which may be adversely affected by political, social and economic events completely unrelated to the commercial real estate markets; and

●	the impact on demand generally for CMBS as a result of the existence or cancellation of government-sponsored economic programs.

If you decide to sell any offered certificates, the ability to sell your offered certificates will depend on, among other things, whether and to what extent a secondary market then exists for these offered certificates, and you may have to sell at a discount from the price you paid for reasons unrelated to the performance of the offered certificates or the mortgage loans.

The Exchangeable Certificates Are Subject to Additional Risks

The characteristics of the Class PEZ certificates will reflect, in the aggregate, the characteristics of the Class A-S, Class B and Class C certificates.  As a result, the Class PEZ certificates will be subject to the same risks as the Class A-S, Class B and Class C certificates described in this free writing prospectus.  Investors are also encouraged to consider a number of factors that will limit a certificateholder’s ability to exchange exchangeable certificates:

●
At the time of a proposed exchange, a certificateholder must own exchangeable certificates in a certain requisite exchangeable proportion to make the desired exchange, as described under “Description of the Offered Certificates—Exchangeable Certificates—Exchanges” in this free writing prospectus.

●
A certificateholder that does not own exchangeable certificates in such requisite exchangeable proportion may be unable to obtain the necessary exchangeable certificates or may be able only to exchange the portion (if any) of its exchangeable certificates that represents such requisite exchangeable proportion.  Another certificateholder may refuse to sell its certificates at a reasonable (or any) price or may be unable to sell them, or certificates may have been purchased or placed into other financial structures and thus may be unavailable.  Such circumstances may prevent you from obtaining exchangeable certificates in the proportions necessary to effect an exchange.

●
Exchanges will no longer be permitted following the date when the then-current principal balance of the Class A-S trust component (and, correspondingly, to the extent evidencing an interest in the Class A-S trust component, the Class A-S certificates and the applicable component of the Class PEZ certificates) is reduced to zero as a result of the payment in full of all interest and principal on that trust component.

●	Certificates may only be held in authorized denominations.

●	An exchange fee of $5,000 must be paid by the exchanging certificateholder to the certificate administrator in connection with each exchange of exchangeable certificates.

Subordination of Exchangeable Certificates

As described in this free writing prospectus, if you acquire Class A-S certificates (and, correspondingly, any interest in the Class A-S trust component and the applicable component of the Class PEZ certificates), then your rights to receive distributions of amounts collected or advanced on or in respect of the mortgage loans will be subordinated to those of the holders of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class X-A, Class X-B and Class X-C certificates.  If you acquire Class B certificates (and, correspondingly, any interest in the Class B trust component and the applicable component of the Class PEZ certificates), then your rights to receive distributions of amounts collected or advanced on or in respect of the mortgage loans will be subordinated to those of the holders of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class X-A, Class X-B and Class X-C certificates and the Class A-S trust component (and correspondingly, the holders of the Class A-S certificates and the Class PEZ certificates, based on their respective percentage interests in the Class A-S trust component).  If you acquire Class C certificates (and, correspondingly, any interest in the Class C trust component and the applicable component of the Class PEZ certificates), then your rights to receive distributions of amounts collected or advanced on or in respect of the mortgage loans will be subordinated to those of the holders of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class X-A, Class X-B and Class X-C certificates, the Class A-S trust component (and correspondingly, the holders of the Class A-S certificates and the Class PEZ certificates, based on their respective percentage interests in the Class A-S trust component) and the Class B trust component (and correspondingly, the holders of the Class B certificates and the Class PEZ certificates, based on their respective percentage interests in the Class B trust component).  See “Description of the Offered Certificates—Subordination” in this free writing prospectus.

Limited Information Causes Uncertainty

Historical Information

Some of the mortgage loans that we intend to include in the issuing entity were made to enable the related borrower to acquire the related mortgaged property, and in certain cases, the mortgaged properties were recently constructed.  The underwritten net cash flows and underwritten net operating incomes for such mortgaged properties are derived principally from current rent rolls or tenant leases and the appraisers’ projected expense levels.  However, we cannot assure you that actual cash flows from such mortgaged properties will meet such projected cash flows, income and expense levels or that those funds will be sufficient to meet the payment obligations of the related mortgage loans.

Accordingly, for certain of these mortgage loans, limited or no historical operating information is available with respect to the related mortgaged properties. As a result, you may find it difficult to analyze the historical performance of those mortgaged properties.

Ongoing Information

The primary source of ongoing information regarding the offered certificates, including information regarding the status of the related mortgage loans and any credit support for the offered certificates, will be the periodic reports delivered to you and the information we file with the Securities and Exchange

Commission.  See “The Pooling and Servicing Agreement—Reports to Certificateholders; Available Information” in this free writing prospectus.  We cannot assure you that any additional ongoing information regarding the offered certificates will be available through any other source.  The limited nature of the available information in respect of the offered certificates may adversely affect their liquidity, even if a secondary market for the offered certificates does develop.

We are not aware of any source through which pricing information regarding the offered certificates will be generally available on an ongoing basis or on any particular date.

Legal and Regulatory Provisions Affecting Investors Could Adversely Affect the Liquidity of the Offered Certificates

We make no representations as to the proper characterization of the offered certificates for legal investment, financial institution regulatory, financial reporting or other purposes, as to the ability of particular investors to purchase the offered certificates under applicable legal investment or other restrictions or as to the consequences of an investment in the offered certificates for such purposes or under such restrictions.  We note that regulatory or legislative provisions applicable to certain investors may have the effect of limiting or restricting their ability to hold or acquire CMBS, which in turn may adversely affect the ability of investors in the offered certificates who are not subject to those provisions to resell their certificates in the secondary market.  For example:

●
Member States of the European Economic Area (“EEA”) have implemented Article 122a of EU Directive 2006/48/EC (“Article 122a”) which applies with respect to investments by credit institutions in securitizations issued on or after January 1, 2011 as well as certain existing securitizations issued prior to that date where new assets are added or substituted after December 31, 2014. Article 122a imposes a severe capital charge on a securitization position acquired by an EEA credit institution unless, among other conditions, (a) the originator, sponsor or original lender for the securitization has explicitly disclosed to the EEA-regulated credit institution that it will retain, on an ongoing basis, a material net economic interest of not less than 5% in respect of the securitization, and (b) the acquiring institution is able to demonstrate that it has undertaken certain due diligence in respect of its securitization position and the underlying exposures and that procedures are established for such activities to be monitored on an ongoing basis. For purposes of Article 122a, an EEA credit institution may be subject to such a capital charge as a result of securitization positions held by its non-EEA affiliates, including its U.S. affiliates, not complying with Article 122a. Effective January 1, 2014, Articles 404-410 (inclusive) of EU Regulation 575/2013 (“Articles 404-410”) will replace Article 122a and, among other things, will apply to EEA investment firms in addition to EEA credit institutions.

●
Furthermore, requirements similar to those in Article 122a (“Similar Retention Requirements”) apply: (i) effective July 22, 2013, to investments in securitizations by investment funds managed by EEA investment managers subject to EU Directive 2011/61/EU; and (ii) subject to the adoption of certain secondary legislation, to investments in securitizations by EEA insurance and reinsurance undertakings and by EEA undertakings for collective investment in transferable securities.  None of the originators, the sponsors, the depositor, the issuing entity or any other party to the transaction intends to retain a material net economic interest in the transaction in accordance with the requirements of Article 122a, Articles 404-410 or Similar Retention Requirements or take any other action which may be required by EEA-regulated investors for the purposes of their compliance with Article 122a, Articles 404-410 or Similar Retention Requirements.  Consequently, the offered certificates are not a suitable investment for EEA credit institutions or the other types of EEA regulated investors mentioned above. As a result, the price and liquidity of the offered certificates in the secondary market may be adversely affected.  EEA-regulated investors are encouraged to consult with their own investment and legal advisors regarding compliance with Article 122a, Articles 404-410 or Similar Retention Requirements and the suitability of the offered certificates for investment.

●
Section 939A of the Dodd-Frank Wall Street Reform and Consumer Protection Act requires the U.S. federal banking agencies to modify their existing regulations to remove any reliance on credit ratings.  As a general rule, national banks are permitted to invest only in “investment grade” instruments, which under pre-existing regulations has been determined based on the credit ratings assigned to these instruments.  These national bank investment-grade standards are incorporated into statutes and regulations governing the investing authority of most state banks, and thus most state banks are required to adhere to these same investment grade standards.  In June 2012, the regulator of national banks (the Office of the Comptroller of the Currency) revised its regulatory definition of “investment grade” to require a bank’s determination regarding whether “the issuer of a security has adequate capacity to meet financial commitments under the security for the projected life of the asset or exposure.”  While national banks may continue to consider credit ratings, they may not rely exclusively on such ratings and must conduct separate due diligence to confirm the investment grade of the instruments.  These changes became fully effective January 1, 2013.  Likewise, in August 2012 the federal banking regulators adopted amendments to the market risk capital regulations to reflect the appropriate capital treatment of debt and securitization positions without reliance on the credit ratings assigned to those instruments; these amendments were also effective January 1, 2013 and may increase the costs or otherwise adversely affect the ability of banks, thrifts, and their holding companies and affiliates to invest in such instruments.

●
Section 939A of the Dodd Frank Wall Street Reform and Consumer Protection Act requires that federal banking agencies amend their regulations to remove references to or reliance upon credit ratings including but not limited to those found in the federal banking agencies’ risk-based capital guidelines regulations.  New regulations were issued by the banking regulators in July 2013 and will become effective as early as January 1, 2014.  As a result of these new regulations, investments in commercial mortgage-backed securities by depository institutions and their holding companies may result in greater capital charges to these financial institutions, and these new regulations may otherwise adversely affect the treatment of commercial mortgage-backed securities for their regulatory capital purposes.

●
Section 619 of the Dodd-Frank Wall Street Reform and Consumer Protection Act added a provision, commonly referred to as the “Volcker Rule”, to federal banking laws to generally prohibit various covered banking entities from engaging in proprietary trading or acquiring or retaining an ownership interest in, sponsoring or having certain relationships with a hedge fund or private equity fund, subject to certain exemptions. The Volcker Rule also provides for certain supervised nonbank financial companies that engage in such activities or have such interests or relationships to be subject to additional capital requirements, quantitative limits or other restrictions. Section 619 became effective on July 21, 2012, subject to certain conformance periods, but proposed implementing rules have not been adopted. Although the Volcker Rule and the proposed implementing rules contain exemptions applicable to securitizations of loans, due to the lack of clarity as to the application of the Volcker Rule and these exemptions to certain securitized products as well as the fact that the implementing rules have not been finally adopted, we cannot assure you as to the effect of the Volcker Rule and the final implementing regulations on the ability or desire of certain investors subject to the Volcker Rule to invest in or to continue to hold commercial mortgage-backed securities, and as a result we cannot assure that the Volcker Rule as finally implemented will not adversely affect the market value or liquidity of the certificates.  In addition, compliance with the rules may require or necessitate the sale of such securities by certain banking entities or nonbank financial companies at a time and in a manner that could result in losses to such holders.

●
The Financial Accounting Standards Board has adopted changes to the accounting standards for structured products.  These changes, or any future changes, may affect the accounting for entities such as the issuing entity, could under certain circumstances require an investor or its owner generally to consolidate the assets of the issuing entity in its financial statements and record third parties’ investments in the issuing entity as liabilities of that investor or owner or could otherwise adversely affect the manner in which the investor or its owner must report an investment in commercial mortgage-backed securities for financial reporting purposes.

●	For purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended, no class of offered certificates will constitute “mortgage related securities”.

Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal, accounting and other advisors in determining whether, and to what extent, the offered certificates will constitute legal investments for them or are subject to investment or other restrictions, unfavorable accounting treatment, capital charges or reserve requirements.  See “Legal Investment” in this free writing prospectus and in the prospectus.

None of the issuing entity, the depositor, the underwriters, the mortgage loan sellers or any other party to the transaction makes any representation to any prospective investor or purchaser of the offered certificates regarding the regulatory capital treatment of their investment in the offered certificates on the closing date or at any time in the future.

Your Yield May Be Affected by Defaults, Prepayments and Other Factors

General

The yield to maturity on each class of the offered certificates will depend in part on the following:

●	the purchase price for the certificates;

●
the rate and timing of principal payments on the mortgage loans (both voluntary and involuntary), and the allocation of principal prepayments to the respective classes of offered certificates with principal balances; and

●	the allocation of shortfalls and losses on the mortgage loans to the respective classes of offered certificates.

Any changes in the weighted average lives of your certificates may adversely affect your yield. In general, if you buy a certificate at a premium, and principal distributions occur faster than expected, your actual yield to maturity will be lower than expected.  If principal distributions are very high, holders of certificates purchased at a premium might not fully recover their initial investment.  Conversely, if you buy a certificate at a discount and principal distributions occur more slowly than expected, your actual yield to maturity will be lower than expected.

Prepayments resulting in a shortening of weighted average lives of your certificates may be made at a time of low interest rates when you may be unable to reinvest the resulting payment of principal on your certificates at a rate comparable to the effective yield anticipated by you in making your investment in the certificates, while delays and extensions resulting in a lengthening of those weighted average lives may occur at a time of high interest rates when you may have been able to reinvest principal payments that would otherwise have been received by you at higher rates.

In addition, the extent to which prepayments on the mortgage loans in the issuing entity ultimately affect the weighted average life of the certificates will depend on the terms of the certificates, more particularly:

●
a class of certificates that entitles the holders of those certificates to a disproportionately larger share of the prepayments on the mortgage loans increases the “call risk” or the likelihood of early retirement of that class if the rate of prepayment is relatively fast; and

●
a class of certificates that entitles the holders of the certificates to a disproportionately smaller share of the prepayments on the mortgage loans increases the likelihood of “extension risk” or an extended average life of that class if the rate of prepayment is relatively slow.

The Timing of Prepayments and Repurchases May Change Your Anticipated Yield

We are not aware of any relevant publicly available or authoritative statistics with respect to the historical prepayment experiences of commercial mortgage loans.  For this purpose, principal payments include both voluntary prepayments, if permitted, and involuntary prepayments, such as prepayments resulting from the application of loan reserves, property releases, casualty or condemnation, defaults and liquidations or repurchases upon breaches of representations and warranties or material document defects or purchases by a mezzanine loan lender (if any) pursuant to a purchase option or sales of defaulted mortgage loans.  The rate at which voluntary prepayments occur on the mortgage loans will be affected by a variety of factors, including:

●
the terms of the mortgage loans, including, the length of any prepayment lockout period and the applicable yield maintenance charges and prepayment premiums and the extent to which the related mortgage loan terms may be practically enforced;

●	the level of prevailing interest rates;

●	the availability of mortgage credit;

●	the master servicer’s or special servicer’s ability to enforce yield maintenance charges and prepayment premiums;

●	the failure to meet certain requirements for the release of escrows;

●	the occurrence of casualties or natural disasters; and

●	economic, demographic, tax, legal or other factors.

See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Prepayment Protections and Certain Involuntary Prepayments” in this free writing prospectus for a description of certain prepayment protections and other factors that may influence the rate of prepayment of the mortgage loans. See “Risk Factors—Some Provisions in the Mortgage Loans Underlying Your Offered Certificates May Be Challenged as Being Unenforceable” in the prospectus.

In addition, if a sponsor (or, in the case of Starwood Funding I, LLC, RAIT Funding, LLC or Redwood Commercial Mortgage Corporation, the applicable guarantor) repurchases any mortgage loan from the issuing entity due to breaches of representations or warranties or document defects, the repurchase price paid will be passed through to the holders of the certificates with the same effect as if the mortgage loan had been prepaid in part or in full, and no yield maintenance charge or other prepayment charge would be payable.  Additionally, any mezzanine loan lender may have the option to purchase the related mortgage loan after certain defaults, and the purchase price may not include any yield maintenance payments or prepayment charges.  As a result of such a repurchase or purchase, investors in the Class X-A certificates and any other certificates purchased at a premium might not fully recoup their initial investment.  A repurchase, a prepayment or the exercise of a purchase option may adversely affect the yield to maturity on your certificates.  In this respect, see “Description of the Mortgage Pool—Representations and Warranties” and “The Pooling and Servicing Agreement—Realization Upon Mortgage Loans” in this free writing prospectus.

The Class X-A certificates will not be entitled to distributions of principal but instead will accrue interest on their notional amount.  Because the notional amount of the Class X-A certificates is based upon the outstanding certificate principal amounts of the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB certificates and the Class A-S trust component, the yield to maturity on the Class X-A certificates will be extremely sensitive to the rate and timing of prepayments of principal, liquidations and principal losses on the Mortgage Loans to the extent allocated to the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB certificates and the Class A-S trust component.

A rapid rate of principal prepayments, liquidations and/or principal losses on the mortgage loans could result in the failure to recoup the initial investment in the Class X-A certificates. Investors in the Class X-A certificates should fully consider the associated risks, including the risk that an extremely rapid rate of amortization, prepayment or other liquidation of the Mortgage Loans could result in the failure of such investors to recoup fully their initial investments.  The yield to maturity of the Class X-A certificates may be adversely affected by the prepayment of mortgage loans with higher net mortgage loan rates.  See “Yield, Prepayment and Maturity Considerations—Yield on the Class X-A Certificates” in this free writing prospectus.

Losses and Shortfalls May Change Your Anticipated Yield

If losses on the mortgage loans exceed the aggregate certificate principal amount of the classes of certificates subordinated to a particular class, that class will suffer a loss equal to the full amount of the excess (up to the outstanding certificate principal amount of that class). Even if losses on the mortgage loans are not borne by your certificates, those losses may affect the weighted average life and yield to maturity of your certificates.

For example, certain shortfalls in interest as a result of involuntary prepayments may reduce the funds available to make payments on your certificates.  In addition, if the master servicer or the trustee is reimbursed out of general collections on the mortgage loans included in the issuing entity for any advance that it has determined is not recoverable out of collections on the related mortgage loan, then to the extent that this reimbursement is made from collections of principal on the mortgage loans in the issuing entity, that reimbursement will reduce the amount of principal available to be distributed on the certificates and will result in a reduction of the certificate principal amount (or notional amount) of a class of certificates.  See “Description of the Offered Certificates—Distributions” in this free writing prospectus.  Likewise, if the master servicer or the trustee is reimbursed out of principal collections on the mortgage loans for any workout delayed reimbursement amounts, that reimbursement will reduce the amount of principal available to be distributed on the certificates on that distribution date.  This reimbursement would have the effect of reducing current payments of principal on the offered certificates (other than the Class X-A certificates) and extending the weighted average lives of the offered certificates with principal balances.  See “Description of the Offered Certificates—Distributions” in this free writing prospectus.

In addition, to the extent losses are realized on the mortgage loans, first the Class G certificates, then the Class F certificates, then the Class E certificates, then the Class D certificates, then the Class C trust component (and correspondingly, the Class C certificates and the Class PEZ certificates, pro rata based on their respective percentage interests in the Class C trust component), then the Class B trust component (and correspondingly, the Class B certificates and the Class PEZ certificates, pro rata based on their respective percentage interests in the Class B trust component), then the Class A-S trust component (and correspondingly, the Class A-S certificates and the Class PEZ certificates, pro rata based on their respective percentage interests in the Class A-S trust component) and, then, pro rata, the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB certificates, based on their respective certificate principal amounts, will bear such losses up to an amount equal to the respective outstanding certificate principal amount thereof.  A reduction in the certificate principal amount of the Class A-1, Class A-2, Class A-3, Class A-4 or Class A-AB certificates or the Class A-S trust component will result in a corresponding reduction in the Notional Amount of the Class X-A certificates.  No representation is made as to the anticipated rate or timing of prepayments (voluntary or involuntary) or rate, timing or amount of liquidations or losses on the Mortgage Loans or as to the anticipated yield to maturity of any such offered certificate.  See “Yield, Prepayment and Maturity Considerations” in this free writing prospectus.

The Exchangeable Certificates will be subject to a Realized Loss or shortfall on the Class A-S, Class B or Class C Trust Component to the extent of their percentage interest in such Trust Component.  See “Description of the Offered Certificates—Distributions” in this free writing prospectus.

Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded

Ratings assigned to the offered certificates by the nationally recognized statistical rating organizations engaged by the depositor:

●	are based on, among other things, the economic characteristics of the mortgaged properties and other relevant structural features of the transaction;

●	do not represent any assessment of the yield to maturity that a certificateholder may experience;

●	reflect only the views of the respective rating agencies as of the date such ratings were issued;

●	may be reviewed, revised, suspended, downgraded, qualified or withdrawn entirely by the applicable rating agency as a result of changes in or unavailability of information;

●	may have been determined based on criteria that included an analysis of historical mortgage loan data that may not reflect future experience;

●
may reflect assumptions by such rating agencies regarding performance of the mortgage loans that are not accurate, as evidenced by the significant amount of downgrades, qualifications and withdrawals of ratings assigned to previously issued CMBS during the recent credit crisis; and

●	do not consider to what extent the offered certificates will be subject to prepayment or that the outstanding principal amount of any class of offered certificates will be prepaid.

In addition, the rating of any class of offered certificates below an investment grade rating by any nationally recognized statistical rating organization, whether upon initial issuance of such class of certificates or as a result of a ratings downgrade, could adversely affect the ability of an employee benefit plan or other investor to purchase or retain those offered certificates.  See “ERISA Considerations” and “Legal Investment” in this free writing prospectus.

Nationally recognized statistical rating organizations that were not engaged by the depositor to rate the offered certificates may nevertheless issue unsolicited credit ratings on one or more classes of offered certificates, relying on information they receive pursuant to Rule 17g-5 under the Securities Exchange Act of 1934, as amended, or otherwise.  If any such unsolicited ratings are issued, we cannot assure you that they will not be different from any ratings assigned by a rating agency engaged by the depositor.  The issuance of unsolicited ratings by any nationally recognized statistical rating organization on a class of the offered certificates that are lower than ratings assigned by a rating agency engaged by the depositor may adversely impact the liquidity, market value and regulatory characteristics of that class.

As part of the process of obtaining ratings for the offered certificates, the depositor had initial discussions with and submitted certain materials to DBRS, Inc., Fitch Ratings, Inc., Standard & Poor’s Ratings Services, Kroll Bond Rating Agency, Inc., Moody’s Investors Service, Inc. and Morningstar Credit Ratings, LLC.  Based on preliminary feedback from those nationally recognized statistical rating organizations at that time, the depositor selected Moody’s Investors Service, Inc., Fitch Ratings, Inc. and DBRS, Inc. to rate the offered certificates and not the other nationally recognized statistical rating organizations, due in part to their initial subordination levels for the various classes of the offered certificates.  Had the depositor selected such other nationally recognized statistical rating organizations to rate the offered certificates, we cannot assure you as to the ratings that such other nationally recognized statistical rating organizations would have ultimately assigned to the offered certificates. Although unsolicited ratings may be issued by any nationally recognized statistical rating organization, a nationally recognized statistical rating organization might be more likely to issue an unsolicited rating if it was not selected after having provided preliminary feedback to the depositor.

Furthermore, the Securities and Exchange Commission may determine that any or all of the rating agencies engaged by the depositor to rate the offered certificates no longer qualifies as a nationally recognized statistical rating organization, or is no longer qualified to rate the offered certificates, and that determination may also have an adverse effect on the liquidity, market value and regulatory characteristics of the offered certificates.  To the extent that the provisions of any mortgage loan or the pooling and servicing agreement condition any action, event or circumstance on the delivery of a rating agency confirmation, the pooling and servicing agreement will require delivery or deemed delivery of a rating agency confirmation only from the rating agencies engaged by the depositor to rate the offered certificates.

We are not obligated to maintain any particular rating with respect to the offered certificates, and the ratings initially assigned to the offered certificates by any or all of the rating agencies engaged by the depositor to rate the offered certificates could change adversely as a result of changes affecting, among other things, the underlying mortgage loans, the mortgaged properties, the sponsors, the certificate administrator, the trustee, the operating advisor, the master servicer or the special servicer, or as a result of changes to ratings criteria employed by any or all of the rating agencies engaged by the depositor to rate the offered certificates.  Although these changes would not necessarily be or result from an event of default on any underlying mortgage loan, any adverse change to the ratings of the offered certificates would likely have an adverse effect on the market value, liquidity and/or regulatory characteristics of those certificates.

Further, certain actions provided for in loan agreements may require a rating agency confirmation be obtained from the rating agencies engaged by the depositor to rate the offered certificates as a precondition to taking such action. In certain circumstances, this condition may be deemed to have been met or waived without such a rating agency confirmation being obtained.  In the event such an action is taken without a rating agency confirmation being obtained, we cannot assure you that the applicable rating agency will not downgrade, qualify or withdraw its ratings as a result of the taking of such action.  See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—‘Due-On-Sale’ and ‘Due-On-Encumbrance’ Provisions,” “The Pooling and Servicing Agreement—Rating Agency Confirmations” and “Ratings” in this free writing prospectus for additional considerations regarding the ratings, including a description of the process of obtaining confirmations of ratings for the offered certificates.

Commercial and Multifamily Lending Is Dependent on Net Operating Income

The mortgage loans are secured by various income-producing commercial and multifamily properties.  The repayment of a commercial or multifamily loan is typically dependent upon the ability of the related mortgaged property to produce cash flow through the collection of rents.  Even the liquidation value of a commercial or multifamily property is determined, in substantial part, by the capitalization of the property’s ability to produce cash flow.  However, net operating income can be volatile and may be insufficient to cover debt service on the mortgage loan at any given time.  See “—Underwritten Net Cash Flow Could Be Based on Incorrect or Failed Assumptions” below. See “Risk Factors—Repayment of a Commercial or Multifamily Mortgage Loan Depends Upon the Performance and Value of the Underlying Real Property, Which May Decline Over Time, and the Related Borrower’s Ability to Refinance the Property, of Which There Is No Assurance” in the prospectus for a discussion of factors that could adversely affect the net operating income and property value of commercial properties.

Underwritten Net Cash Flow Could Be Based On Incorrect or Failed Assumptions

As described in “Description of the Mortgage Pool—Certain Calculations and Definitions” in this free writing prospectus and Annex A to this free writing prospectus, underwritten net cash flow means cash flow (including any cash flow from master leases) as adjusted based on a number of assumptions used by the related sponsor. No representation is made that the underwritten net cash flow set forth in this free writing prospectus as of the cut-off date or any other date represents future net cash flows. You should review these assumptions and make your own determination of the appropriate assumptions to be used in determining underwritten net cash flow.  The historical or actual net cash flow could be significantly different (and, in some cases, may be materially less) than the underwritten net cash flow presented in this free writing prospectus, and this would change other numerical information presented in this free writing prospectus based on or derived from the underwritten net cash flow, such as the debt service coverage ratios presented in this free writing prospectus.

In addition, the debt service coverage ratios set forth in this free writing prospectus for the mortgage loans and the mortgaged properties vary, and may vary substantially, from the debt service coverage ratios for the mortgage loans and the mortgaged properties as calculated pursuant to the definition of such ratios as set forth in the related loan documents.

The Mortgage Loans Have Not Been Reunderwritten by Us; Some Mortgage Loans May Not Have Complied With Another Originator’s Underwriting Criteria

We have not reunderwritten the mortgage loans or the related whole loan.  Instead, we have relied on the representations and warranties made by the related sponsor, and the remedies for breach of a representation and warranty as described under “Description of the Mortgage Pool—Representations and Warranties” and “—Cures, Repurchases and Substitutions” in this free writing prospectus.

If we had reunderwritten the mortgage loans or the related whole loan, it is possible that the reunderwriting process may have revealed problems with a mortgage loan not covered by a representation or warranty or may have revealed inaccuracies in the representations and warranties.  See “—Sponsors May Not Be Able To Make Required Repurchases or Substitutions of Defective Mortgage Loans” below, “Description of the Mortgage Pool—Representations and Warranties” and “—Cures, Repurchases and Substitutions” in this free writing prospectus.

In addition, we cannot assure you that all of the mortgage loans would have complied with the underwriting criteria of the other originators or, accordingly, that each originator would have made the same decision to originate every mortgage loan included in the issuing entity or, if they did decide to originate an unrelated mortgage loan, that they would have been underwritten on the same terms and conditions.

As a result of the foregoing, you are advised and encouraged to make your own investment decision based on a careful review of the information set forth in this free writing prospectus and your own view of the mortgage pool.

Static Pool Data Would Not Be Indicative of the Performance of this Pool

As a result of the distinct nature of each pool of commercial mortgage loans, and the separate mortgage loans within the pool, this free writing prospectus does not include disclosure concerning the delinquency and loss experience of static pools of periodic originations by any sponsor of assets of the type to be securitized (known as “static pool data”). In particular, static pool data showing a low level of delinquencies and defaults would not be indicative of the performance of this pool or any other pools of mortgage loans originated by the same sponsor or sponsors. While there may be certain common factors affecting the performance and value of income-producing real properties in general, those factors do not apply equally to all income-producing real properties and, in many cases, there are unique factors that will affect the performance and/or value of a particular income-producing real property. Therefore, you should evaluate this offering on the basis of the information set forth in this free writing prospectus with respect to the mortgage loans, and not on the basis of any successful performance of other pools of securitized commercial mortgage loans.

Appraisals May Not Reflect Current or Future Market Value of Each Property

Appraisals were obtained with respect to each of the mortgaged properties at or about the time of origination of the applicable mortgage loan (or whole loan, if applicable) or at or around the time of the acquisition of the mortgage loan (or whole loan, if applicable) by the related sponsor.  See Annex A to this free writing prospectus for dates of the latest appraisals for the mortgaged properties.

In general, appraisals represent the analysis and opinion of qualified appraisers and are not guarantees of present or future value.  One appraiser may reach a different conclusion than that of a different appraiser with respect to the same property.  The appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller and, in certain cases, may have taken into consideration the purchase price paid by the borrower.  The amount could be significantly higher than the amount obtained from the sale of a mortgaged property in a distress or liquidation sale.  Information regarding the appraised values of the mortgaged properties (including loan-to-value ratios) presented in this free writing prospectus is not intended to be a representation as to the past, present or future market values of the mortgaged properties.  For example, in some cases, a borrower or its affiliate may have acquired the related mortgaged property for a price or otherwise for consideration in an amount that is less than the related appraised value specified on Annex A to this free writing prospectus, including at a foreclosure sale or through acceptance of a deed-in-lieu of foreclosure.  Historical operating results of the mortgaged properties used in these appraisals, as adjusted by various assumptions, estimates and subjective judgments on the part of the appraiser, may not be comparable to future operating results.  In addition, other factors may impair the mortgaged properties’ value without affecting their current net operating income, including:

●	changes in governmental regulations, zoning or tax laws;

●	potential environmental or other legal liabilities;

●	the availability of refinancing; and

●	changes in interest rate levels.

In certain cases, appraisals may reflect both “as stabilized” and “as-is” values, although the appraised value reflected in this free writing prospectus with respect to each mortgaged property, except as described under “Description of the Mortgage Pool—Certain Calculations and Definitions”, reflects only the “as-is” value (or, in certain cases, the “as stabilized” value as a result of the satisfaction of the related conditions or assumptions unless otherwise specified), which may contain certain assumptions, such as future construction completion, projected re-tenanting or increased tenant occupancies.  See “Description of the Mortgage Pool—Appraised Value” in this free writing prospectus.

We cannot assure you that the information set forth in this free writing prospectus regarding appraised values or loan-to-value ratios accurately reflects past, present or future market values of the mortgaged properties.  Additionally, with respect to the appraisals setting forth assumptions as to the “as-is” and “as stabilized” values, we cannot assure you that those assumptions are or will be accurate or that the “as stabilized” value will be the value of the related mortgaged property at the indicated stabilization date or at maturity.  Any engineering report, site inspection or appraisal represents only the analysis of the individual consultant, engineer or inspector preparing such report at the time of such report, and may not reveal all necessary or desirable repairs, maintenance and capital improvement items.  See “Transaction Parties—The Originators” in this free writing prospectus for additional information regarding the appraisals.

Performance of the Certificates Will Be Highly Dependent on the Performance of Tenants and Tenant Leases

General

Any tenant may, from time to time, experience a downturn in its business, which may weaken its financial condition and result in a reduction or failure to make rental payments when due.  If tenants’ sales were to decline, percentage rents may decline and, further, tenants may be unable to pay their base rent or other occupancy costs.  If a tenant defaults in its obligations to a property owner, that property owner may experience delays in enforcing its rights as lessor and may incur substantial costs and experience significant delays associated with protecting its investment, including costs incurred in renovating and reletting the property.

Additionally, the income from, and market value of, the mortgaged properties leased to various tenants would be adversely affected if:

●
space in the mortgaged properties could not be leased or re-leased or substantial re-leasing costs were required and/or the cost of performing landlord obligations under existing leases materially increased;

●
leasing or re-leasing is restricted by exclusive rights of tenants to lease the mortgaged properties or other covenants not to lease space for certain uses or activities, or covenants limiting the types of tenants to which space may be leased;

●	a significant tenant were to become a debtor in a bankruptcy case;

●	rental payments could not be collected for any other reason; or

●	a borrower fails to perform its obligations under a lease resulting in the related tenant having a right to terminate such lease.

A Tenant Concentration May Result in Increased Losses

A deterioration in the financial condition of a tenant, the failure of a tenant to renew its lease or the exercise by a tenant of an early termination right can be particularly significant if a mortgaged property is owner-occupied, leased to a single tenant, or if any tenant makes up a significant portion of the rental income at the mortgaged property.

Concentrations of particular tenants among the mortgaged properties or within a particular business or industry at one or multiple mortgaged properties increase the possibility that financial problems with such tenants or such business or industry sectors could affect the mortgage loans.  In these cases, business issues for a particular tenant could have a disproportionately large impact on the pool of mortgage loans and adversely affect distributions to certificateholders.  Similarly, an issue with respect to a particular industry could also have a disproportionately large impact on the pool of mortgage loans.   In addition, the mortgage loans may be adversely affected if a tenant at the mortgaged property is highly specialized, or dependent on a single industry or only a few customers for its revenue.  See “—Tenant Bankruptcy Could Result in a Rejection of the Related Lease” below, and “Description of the Mortgage Pool—Tenant Issues—Tenant Concentrations” in this free writing prospectus for information on tenant concentrations in the mortgage pool.

Mortgaged Properties Leased to Multiple Tenants Also Have Risks

If a mortgaged property has multiple tenants, re-leasing expenditures may be more frequent than in the case of mortgaged properties with fewer tenants, thereby reducing the cash flow available for payments on the related mortgage loan. Multi-tenant mortgaged properties also may experience higher continuing vacancy rates and greater volatility in rental income and expenses.  See Annex A to this free writing prospectus for tenant lease expiration dates for the five largest tenants at each mortgaged property.

Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks

If a mortgaged property is leased in whole or substantial part to the borrower under the mortgage loan or to an affiliate of the borrower, there may be conflicts.  For instance, it is more likely a landlord will waive lease conditions for an affiliated tenant than it would for an unaffiliated tenant.  We cannot assure you that the conflicts arising where a borrower is affiliated with a tenant at a mortgaged property will not adversely impact the value of the related mortgage loan.  See “Description of the Mortgage Pool—Tenant Issues—Affiliated Leases” in this free writing prospectus for information on properties leased in whole or in part to borrowers and their affiliates.

Tenant Bankruptcy Could Result in a Rejection of the Related Lease

The bankruptcy or insolvency of a major tenant or a number of smaller tenants, such as in retail properties, may have an adverse impact on the mortgaged properties affected and the income produced by such mortgaged properties.  Under the Bankruptcy Code, a tenant has the option of assuming or rejecting or, subject to certain conditions, assuming and assigning to a third party, any unexpired lease. If the tenant rejects the lease, the landlord’s claim for breach of the lease would (absent collateral securing the claim) be treated as a general unsecured claim against the tenant and a lessor’s damages for lease rejection are generally subject to certain limitations.  We cannot assure you that tenants of the mortgaged properties will continue making payments under their leases or that tenants will not file for bankruptcy protection in the future or, if any tenants so file, that they will continue to make rental payments in a timely manner. See “Certain Legal Aspects of the Mortgage Loans—Bankruptcy Issues” in the prospectus.  See “Description of the Mortgage Pool—Default History, Bankruptcy Issues and Other Proceedings” in this free writing prospectus for information regarding bankruptcy issues with respect to certain mortgage loans.

Leases That Are Not Subordinated to the Lien of the Mortgage or Do Not Contain Attornment Provisions May Have an Adverse Impact at Foreclosure

In certain jurisdictions, if tenant leases are subordinated to the liens created by the mortgage but do not contain attornment provisions that require the tenant to subordinate the lease if the mortgagee agrees to enter into a non-disturbance agreement, the tenants may terminate their leases upon the transfer of the property to a foreclosing lender or purchaser at foreclosure.  Accordingly, if a mortgaged property is located in such a jurisdiction and is leased to one or more desirable tenants under leases that are subordinate to the mortgage and do not contain attornment provisions, such mortgaged property could experience a further decline in value if such tenants’ leases were terminated. This is particularly likely if such tenants were paying above-market rents or could not be replaced. If a lease is not subordinate to a mortgage, the issuing entity will not possess the right to dispossess the tenant upon foreclosure of the mortgaged property (unless otherwise agreed to with the tenant).  Also, if the lease contains provisions inconsistent with the mortgage (e.g., provisions relating to application of insurance proceeds or condemnation awards) or which could affect the enforcement of the lender’s rights (e.g., a right of first refusal to purchase the property), the provisions of the lease will take precedence over the provisions of the mortgage.  Not all leases were reviewed to ascertain the existence of attornment or subordination provisions.

With respect to certain of the mortgage loans, the related borrower has given to certain tenants or others an option to purchase, a right of first refusal and/or a right of first offer to purchase all or a portion of the mortgaged property in the event a sale is contemplated, and such right is not subordinate to the related mortgage.  This may impede the mortgagee’s ability to sell the related mortgaged property at foreclosure, or, upon foreclosure, this may affect the value and/or marketability of the related mortgaged property. See “Description of the Mortgage Pool—Tenant Issues—Purchase Options, Rights of First Offer and Rights of First Refusal” in this free writing prospectus for information regarding material purchase options, rights of first offer and/or rights of first refusal, if any, with respect to mortgaged properties securing certain mortgage loans.

Early Lease Termination Options May Reduce Cash Flow

Any exercise of a termination right by a tenant at a mortgaged property could result in vacant space at the related mortgaged property, renegotiation of the lease with the related tenant or re-letting of the space on a date earlier than the lease expiration date shown on Annex A to this free writing prospectus or in rent rolls.  Any such vacated space may not be re-let.  Furthermore, similar termination and/or abatement rights may arise in the future or materially adversely affect the related borrower’s ability to meet its obligations under the related loan documents.  See “Description of the Mortgage Pool—Tenant Issues—Lease Terminations and Expirations” in this free writing prospectus for information on material tenant lease expirations and early termination options.

Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses

The effect of mortgage pool loan losses will be more severe if the losses relate to mortgage loans that account for a disproportionately large percentage of the pool’s aggregate principal balance. As mortgage loans pay down or properties are released, the remaining mortgage loans may face a higher risk with respect to the diversity of property types and property characteristics and with respect to the number of borrowers.

See the tables entitled “Distribution of Remaining Terms to Maturity” in Annex C to this free writing prospectus for a stratification of the remaining terms to maturity of the mortgage loans.  Because principal on the offered certificates and the trust components is payable in sequential order of payment priority, and a class or trust component receives principal only after the preceding class(es) or trust component(s), as applicable, have been paid in full, classes or trust components that have a lower sequential priority are more likely to face these types of risk of concentration than classes or trust components with a higher sequential priority.

A concentration of mortgage loans secured by the same mortgaged property types can increase the risk that a decline in a particular industry or business would have a disproportionately large impact on the pool of mortgage loans.  Mortgaged property types representing more than 5.0% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (based on allocated loan amount) are retail, mixed use, hospitality, multifamily and office properties. See “Description of the Mortgage Pool—Statistical Characteristics of the Mortgage Loans—Property Types” in this free writing prospectus for information on the types of mortgaged properties securing the mortgage loans in the mortgage pool.  For a description of the risks relating to the specific property types, see “Risk Factors—The Various Types of Multifamily and Commercial Properties that May Secure Mortgage Loans Underlying a Series of Offered Certificates May Present Special Risks” in the prospectus.

Repayments by borrowers and the market value of the related mortgaged properties could be affected by economic conditions generally or specific to particular geographic areas or regions of the United States, and concentrations of mortgaged properties in particular geographic areas may increase the risk that conditions in the real estate market where the mortgaged property is located, or other adverse economic or other developments or natural disasters (e.g., earthquakes, floods, forest fires, tornadoes or hurricanes or changes in governmental rules or fiscal policies) affecting a particular region of the country, could increase the frequency and severity of losses on mortgage loans secured by those mortgaged properties.  Mortgaged properties securing more than 5.0% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (based on allocated loan amount) are located in California, New York, Florida, Georgia, Texas, Ohio and Arizona. See “Description of the Mortgage Pool—Statistical Characteristics of the Mortgage Loans—Geographic Concentrations” in this free writing prospectus.

Some of the mortgaged properties are located in areas that, based on low population density, poor economic demographics (such as higher than average unemployment rates, lower than average annual household income and/or overall loss of jobs) and/or negative trends in such regards, would be considered secondary or tertiary markets.

A concentration of mortgage loans with the same borrower or related borrowers also can pose increased risks:

●
if a borrower that owns or controls several mortgaged properties (whether or not all of them secure mortgage loans in the mortgage pool) experiences financial difficulty at one mortgaged property, it could defer maintenance at another mortgaged property in order to satisfy current expenses with respect to the first mortgaged property;

●	a borrower could also attempt to avert foreclosure by filing a bankruptcy petition that might have the effect of interrupting debt service payments on the mortgage loans in the mortgage pool secured by that borrower’s mortgaged properties (subject to the master servicer’s and the trustee’s obligation to make advances for monthly payments) for an indefinite period; and

●
mortgaged properties owned by the same borrower or related borrowers are likely to have common management, common general partners and/or common managing members increasing the risk that financial or other difficulties experienced by such related parties could have a greater impact on the pool of mortgage loans. See “—A Bankruptcy Proceeding May Result in Losses and Delays in Realizing on the Mortgage Loans” below.

See “Description of the Mortgage Pool—Statistical Characteristics of the Mortgage Loans” in this free writing prospectus for information on the composition of the mortgage pool by property type and geographic distribution and loan concentration.

Risks Relating to Enforceability of Cross-Collateralization

Cross-collateralization arrangements may be terminated in certain circumstances under the terms of the related mortgage loan documents.  Cross-collateralization arrangements whereby multiple borrowers grant their respective mortgaged properties as security for one or more mortgage loans could be challenged as fraudulent conveyances by the creditors or the bankruptcy estate of any of the related borrowers.

Among other things, a legal challenge to the granting of the liens may focus on the benefits realized by that borrower from the respective mortgage loan proceeds, as well as the overall cross-collateralization.  If a court were to conclude that the granting of the liens was an avoidable fraudulent conveyance, that court could subordinate all or part of the mortgage loan to other debt of that borrower, recover prior payments made on that mortgage loan, or take other actions such as invalidating the mortgage loan or the mortgages securing the cross-collateralization. See “Risk Factors—Some Provisions in the Mortgage Loans Underlying Your Offered Certificates May Be Challenged as Being Unenforceable—Cross-Collateralization Arrangements” in the prospectus.

In addition, when multiple real properties secure a mortgage loan, the amount of the mortgage encumbering any particular one of those properties may be less than the full amount of the related aggregate mortgage loan indebtedness, to minimize recording tax.  This mortgage amount is generally established at 100% to 150% of the appraised value or allocated loan amount for the mortgaged property and will limit the extent to which proceeds from the property will be available to offset declines in value of the other properties securing the same mortgage loan.

See “Description of the Mortgage Pool—Statistical Characteristics of the Mortgage Loans” in this free writing prospectus for a description of mortgage loans that are cross-collateralized and cross-defaulted with each other, if any, or that are secured by multiple properties owned by multiple borrowers.

The Performance of a Mortgage Loan and Its Related Mortgaged Property Depends in Part on Who Controls the Borrower and Mortgaged Property

The operation and performance of a mortgage loan (or whole loan) will depend in part on the identity of the persons or entities who control the borrower and the mortgaged property.  The performance of a mortgage loan (or whole loan) may be adversely affected if control of a borrower changes, which may occur, for example, by means of transfers of direct or indirect ownership interests in the borrower, or if the mortgage loan (or whole loan) is assigned to and assumed by another person or entity along with a transfer of the property to that person or entity.

Many of the mortgage loans generally place certain restrictions on the transfer and/or pledging of general partnership and managing member equity interests in a borrower such as specific percentage or control limitations, although there is already existing mezzanine debt, and mezzanine debt is permitted in the future, in the case of certain mortgage loans.  We cannot assure you the ownership of any of the borrowers would not change during the term of the related mortgage loan and result in a material adverse effect on your certificates. See “Description of the Mortgage Pool—Statistical Characteristics of the

Mortgage Loans—Additional Indebtedness” and “—Certain Terms of the Mortgage Loans—’Due-On-Sale’ and ‘Due-On-Encumbrance’ Provisions” in this free writing prospectus.

The Borrower’s Form of Entity May Cause Special Risks

The borrowers are legal entities rather than individuals.  Mortgage loans made to legal entities may entail greater risks of loss than those associated with mortgage loans made to individuals.  For example, a legal entity, as opposed to an individual, may be more inclined to seek legal protection from its creditors under the bankruptcy laws.  Unlike individuals involved in bankruptcies, most entities generally, but not in all cases, do not have personal assets and creditworthiness at stake.  The terms of certain of the mortgage loans require that the borrowers be single-purpose entities, however, we cannot assure you that such borrowers will comply with such requirements.  Furthermore, in many cases such borrowers are not required to observe all covenants and conditions which typically are required in order for such borrowers to be viewed under standard rating agency criteria as “special purpose entities.”

Although a borrower may currently be a single purpose entity, in certain cases the borrowers were not originally formed as single purpose entities, but at origination of the related mortgage loan (or whole loan, as applicable) their organizational documents were amended.  That borrower may have previously owned property other than the related mortgaged property and may not have observed all covenants that typically are required to consider a borrower a “single purpose entity” and thus may have liabilities arising from events prior to becoming a single purpose entity.  Furthermore, the bankruptcy of a borrower, or a general partner or managing member of a borrower, may impair the ability of the lender to enforce its rights and remedies under the related mortgage.

However, any borrower, even an entity structured as a special purpose entity, as an owner of real estate, will be subject to certain potential liabilities and risks as an owner of real estate.  We cannot assure you that any borrower will not file for bankruptcy protection or that creditors of a borrower or a corporate or individual general partner or managing member of a borrower will not initiate a bankruptcy or similar proceeding against such borrower or corporate or individual general partner or managing member.

Furthermore, with respect to any affiliated borrowers, creditors of a common parent in bankruptcy may seek to consolidate the assets of such borrowers with those of the parent.  Consolidation of the assets of such borrowers would likely have an adverse effect on the funds available to make distributions on your certificates, and may lead to a downgrade, withdrawal or qualification of the ratings of your certificates.

In addition, borrowers may own a mortgaged property as a Delaware statutory trust or as tenants in common.  Delaware statutory trusts are restricted in their ability to actively operate a property, and in the case of a mortgaged property that is owned by a Delaware statutory trust or by tenants-in-common, there is a risk that obtaining the consent of the holders of the beneficial interests in the Delaware statutory trust or the consent of the tenants-in-common will be time consuming and cause delays with respect to the taking of certain actions by or on behalf of the borrower, including with respect to the related mortgaged property.  In a tenant-in-common ownership structure, each tenant-in-common owns an undivided share in the property. Absent other arrangements, a tenancy-in-common entails the risk that a bankruptcy, dissolution or action for partition by one or more of the tenants-in-common will result in significant delay in recovery against the tenant-in-common borrowers, particularly if the tenant-in-common borrowers file for bankruptcy separately or in series (because each time a tenant-in-common borrower files for bankruptcy, the bankruptcy court stay will be reinstated), a material impairment in property management, a substantial decrease in the amount recoverable upon the related mortgage asset and/or early repayment of the related mortgage asset.  Although the conditions to a conversion to a tenancy-in-common include arrangements intended to lessen these risks, such as waivers of the right to partition, we cannot assure you that such arrangements are in all cases implemented or, if challenged, would be enforced.  See “Risk Factors—The Borrower’s Form of Entity May Cause Special Risks and/or Hinder Recovery” in the prospectus.

See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Single Purpose Entity Covenants” in this free writing prospectus and “Certain Legal Aspects of the Mortgage Loans—Bankruptcy Issues” in the prospectus.

A Bankruptcy Proceeding May Result in Losses and Delays in Realizing on the Mortgage Loans

Numerous statutory provisions, including the Bankruptcy Code and state laws affording relief to debtors, may interfere with and delay the ability of a secured mortgage lender to obtain payment of a loan, to realize upon collateral and/or to enforce a deficiency judgment. For example, under the Bankruptcy Code, virtually all actions (including foreclosure actions and deficiency judgment proceedings) are automatically stayed upon the filing of a bankruptcy petition, and, often, no interest or principal payments are made during the course of the bankruptcy proceeding.  Also, under federal bankruptcy law, the filing of a petition in bankruptcy by or on behalf of a junior lien holder may stay the senior lender from taking action to foreclose out such junior lien.  Certain of the mortgage loans have sponsors that have previously filed bankruptcy and we cannot assure you that such sponsors will not be more likely than other sponsors to utilize their rights in bankruptcy in the event of any threatened action by the mortgagee to enforce its rights under the related mortgage loan documents.  As a result, the issuing entity’s recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the aggregate amount ultimately collected may be substantially less than the amount owed.  See “—Other Financings or Ability To Incur Other Financings Entails Risk” below, “Description of the Mortgage Pool—Default History, Bankruptcy Issues and Other Proceedings” in this free writing prospectus and “Certain Legal Aspects of the Mortgage Loans—Bankruptcy Issues” in the prospectus.

Additionally, the courts of any state may refuse the foreclosure of a mortgage or deed of trust when an acceleration of the indebtedness would be inequitable or unjust or the circumstances would render the action unconscionable.  See “Certain Legal Aspects of the Mortgage Loans—Foreclosure” in the prospectus.

Additionally, in February 2012, a bill was passed by the Georgia Senate and introduced in the Georgia State House of Representatives that would limit rights of holders that acquired loans for less than par, by limiting the amount that a purchaser of debt (including the issuing entity) could collect from a guarantor of a commercial mortgage loan to the lesser of the purchase price paid for the debt or the maximum amount of the guarantee.  The bill would apply both retroactively and prospectively to all types of loans made to all types of borrowers and presumably to the mortgage loans.  If enacted, legislation of this type would appear to interfere with established contractual rights, and as such may be unconstitutional insofar as it would be applied to debt sold or transferred prior to the legislation’s enactment date. This type of measure could undermine the value of the mortgage loans and the special servicer’s workout efforts including, without limitation, the ability to collect on a guaranty or to use the threat of the same as a mechanism to compel a borrower to engage in a workout or provide a deed-in-lieu of foreclosure.  The legislative session of the Georgia State House of Representatives ended without a vote on the bill.  As a result, the bill died; however, we cannot assure you that a similar bill will not be re-introduced and passed in Georgia or in any other state in future legislative sessions.

See also “—Performance of the Certificates Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Tenant Bankruptcy Could Result in a Rejection of the Related Lease” above.

Mortgage Loans Are Non-recourse and Are Not Insured or Guaranteed

The mortgage loans are not insured or guaranteed by any person or entity, governmental or otherwise.

Investors should treat each mortgage loan as a non-recourse loan.  If a default occurs, recourse generally may be had only against the specific properties and other assets that have been pledged to secure the loan.  Consequently, payment prior to maturity is dependent primarily on the sufficiency of the net operating income of the mortgaged property.  Payment at maturity is primarily dependent upon the market value of the mortgaged property and the borrower’s ability to sell or refinance the mortgaged property.

Although the mortgage loans generally are non-recourse in nature, certain mortgage loans contain non-recourse carveouts for liabilities such as a result of fraud by the borrower, certain voluntary insolvency proceedings or other matters.  Certain mortgage loans set forth under “Description of the Mortgage Pool—Non-recourse Carveout Limitations” in this free writing prospectus either do not contain non-recourse carveouts or contain material limitations to non-recourse carveouts.  Often these obligations are guaranteed by an affiliate of the related borrower, although liability under any such guaranty may be capped or otherwise limited in amount or scope.  Furthermore, the guarantor’s net worth and liquidity may be less (and in some cases, materially less) than amounts due under the related mortgage loan or the guarantor’s sole asset may be its interest in the related borrower.  Certain mortgage loans may have the benefit of a general payment guaranty of a portion of the indebtedness under the mortgage loan.  In all cases, however, the mortgage loans should be considered to be non-recourse obligations because neither the depositor nor the sponsors make any representation or warranty as to the obligation or ability of any borrower or guarantor to pay any deficiencies between any foreclosure proceeds and the mortgage loan indebtedness.  No mortgage loan will be insured or guaranteed by any government, governmental instrumentality, private insurer or (except as described above) other person or entity.

Adverse Environmental Conditions at or Near Mortgaged Properties May Result in Losses

The issuing entity could become liable for a material adverse environmental condition at an underlying mortgaged property. Any such potential liability could reduce or delay payments on the offered certificates.  Environmental reports were prepared for the mortgaged properties as described in “Description of the Mortgage Pool—Environmental Considerations” in this free writing prospectus, however, it is possible that the environmental reports and/or supplemental “Phase II” sampling did not reveal all environmental liabilities, or that there are material environmental liabilities of which we are not aware.  Also, the environmental condition of the mortgaged properties in the future could be affected by the activities of tenants and occupants or by third parties unrelated to the borrowers.  For a more detailed description of environmental matters that may affect the mortgaged properties, see “Risk Factors—Environmental Liabilities Will Adversely Affect the Value and Operation of the Contaminated Property and May Deter a Lender from Foreclosing” and “Certain Legal Aspects of the Mortgage Loans—Environmental Considerations” in the prospectus.

Risks Related to Redevelopment and Renovation at Mortgaged Properties

Certain of the mortgaged properties are properties which are currently undergoing or, in the future, are expected to undergo redevelopment or renovation.  To the extent applicable, we cannot assure you that any escrow or reserve collected will be sufficient to complete the current renovation or be otherwise sufficient to satisfy any tenant improvement expenses at a mortgaged property.  Failure to complete those planned improvements may have a material adverse effect on the cash flow at the mortgaged property and the related borrower’s ability to meet its payment obligations under the mortgage loan documents.

Certain of the hospitality properties securing the mortgage loans are currently undergoing or are scheduled to undergo renovations. In some circumstances, these renovations may necessitate taking a portion of the available guest rooms temporarily offline, temporarily decreasing the number of available rooms and the revenue generating capacity of the related hotel. In other cases, these renovations may involve renovations of common spaces or external features of the related hotel, which may cause disruptions or otherwise decrease the attractiveness of the related hotel to potential guests.

We cannot assure you that current or planned redevelopment or renovation will be completed, that such redevelopment or renovation will be completed in the time frame contemplated, or that, when and if redevelopment or renovation is completed, such redevelopment or renovation will improve the operations at, or increase the value of, the related mortgaged property.  Failure of any of the foregoing to occur could have a material negative impact on the related mortgaged property, which could affect the ability of the related borrower to repay the related mortgage loan.

In the event the related borrower fails to pay the costs for work completed or material delivered in connection with such ongoing redevelopment or renovation, the portion of the mortgaged property on which there are renovations may be subject to mechanic’s or materialmen’s liens that may be senior to the lien of the related mortgage loan.

The existence of construction or renovation at a mortgaged property may make such mortgaged property less attractive to tenants or their customers, and accordingly could have a negative effect on net operating income.  See “Description of the Mortgage Pool—Redevelopment and Renovation” in this free writing prospectus for information regarding mortgaged properties which are currently undergoing or, in the future, are expected to undergo redevelopment or renovation.

Risks Relating to Costs of Compliance with Applicable Laws and Regulations

A borrower may be required to incur costs to comply with various existing and future federal, state or local laws and regulations applicable to the related mortgaged property, for example, zoning laws and the Americans With Disabilities Act of 1990, as amended, which requires all public accommodations to meet certain federal requirements related to access and use by persons with disabilities.  See “Risk Factors—Compliance with the Americans with Disabilities Act of 1990 May Be Expensive” and “Certain Legal Aspects of the Mortgage Loans—Americans With Disabilities Act” in the prospectus.  The expenditure of these costs or the imposition of injunctive relief, penalties or fines in connection with the borrower’s noncompliance could negatively impact the borrower’s cash flow and, consequently, its ability to pay its mortgage loan.

Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions

There may be (and there may exist from time to time) pending or threatened legal proceedings against, or disputes with, the borrowers, the property sponsors and the managers of the mortgaged properties and their respective affiliates arising out of their ordinary business.  We have not undertaken a search for all legal proceedings that relate to the borrowers, property sponsors or managers for the mortgaged properties and their respective affiliates.  Potential investors are advised and encouraged to perform their own searches related to such matters to the extent relevant to their investment decision.  Any such litigation or dispute may materially impair distributions to certificateholders if borrowers must use property income to pay judgments, legal fees or litigation costs.  We cannot assure you that any litigation or dispute or any settlement of any litigation or dispute will not have a material adverse effect on your investment.

In addition, in the event the owner of a borrower experiences financial problems, we cannot assure you that such owner would not attempt to take actions with respect to the mortgaged property that may adversely affect the borrower’s ability to fulfill its obligations under the related mortgage loan.  See “Description of the Mortgage Pool—Litigation Considerations” in this free writing prospectus for information regarding litigation matters with respect to certain mortgage loans.

Other Financings or Ability To Incur Other Financings Entails Risk

When a borrower (or its constituent members) also has one or more other outstanding loans (even if they are pari passu, subordinated, mezzanine or unsecured loans), the issuing entity is subjected to additional risk such as:

●	the borrower (or its constituent members) may have difficulty servicing and repaying multiple loans;

●
the existence of another loan will generally also make it more difficult for the borrower to obtain refinancing of the related mortgage loan (or whole loan, if applicable) or sell the related mortgaged property and may thereby jeopardize repayment of the mortgage loan;

●	the need to service additional debt may reduce the cash flow available to the borrower to operate and maintain the mortgaged property and the value of the mortgaged property may decline as a result;

●
if a borrower (or its constituent members) defaults on its mortgage loan and/or any other loan, actions taken by other lenders such as a suit for collection, foreclosure or an involuntary petition for bankruptcy against the borrower could impair the security available to the issuing entity, including the mortgaged property, or stay the issuing entity’s ability to foreclose during the course of the bankruptcy case;

●	the bankruptcy of another lender also may operate to stay foreclosure by the issuing entity; and

●	the issuing entity may also be subject to the costs and administrative burdens of involvement in foreclosure or bankruptcy proceedings or related litigation.

With respect to the Walpole Shopping Mall whole loan, although the related companion loan is not an asset of the issuing entity, the related borrower is still obligated to make interest and principal payments on such companion loan.  As a result, the issuing entity is subject to additional risks, including:

●
the risk that the necessary maintenance of the related mortgaged property could be deferred to allow the borrower to pay the required debt service on these other obligations and that the value of the mortgaged property may fall as a result; and

●
the risk that it may be more difficult for the borrower to refinance these loans or to sell the related mortgaged property for purposes of making any balloon payment on the entire balance of such loans and the related additional debt at maturity.

With respect to mezzanine financing, while a mezzanine lender has no security interest in the related mortgaged properties, a default under a mezzanine loan could cause a change in control of the related borrower.  With respect to mortgage loans that permit mezzanine financing, the relative rights of the mortgagee and the related mezzanine lender will generally be set forth in an intercreditor agreement, which agreements typically provide that the rights of the mezzanine lender (including the right to payment) against the borrower and mortgaged property are subordinate to the rights of the mortgage lender and that the mezzanine lender may not take any enforcement action against the mortgage borrower and mortgaged property.

For additional information, see “Description of the Mortgage Pool—Statistical Characteristics of the Mortgage Loans—Additional Indebtedness” and “The Pooling and Servicing Agreement—Servicing of the Whole Loan” in this free writing prospectus.

Risks of Anticipated Repayment Date Loans

Two (2) mortgage loans, together representing approximately 9.9% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, provide that, if after a certain date (referred to as an anticipated repayment date) the related borrower has not prepaid the related mortgage loan in full, any principal outstanding after the related anticipated repayment date will accrue interest at an increased interest rate rather than the original mortgage loan rate for such mortgage loan.  Generally, from and after the anticipated repayment date for such mortgage loan, cash flow in excess of that required for debt service, the funding of reserves, other amounts then due and payable under the related loan documents (other than “excess interest”) and certain budgeted or non-budgeted expenses approved by the related lender with respect to the related mortgaged property will be applied toward the payment of principal (without payment of a yield maintenance charge or other prepayment premium) of the related mortgage loan until its principal balance has been reduced to zero.  Although these provisions may create an incentive for the related borrower to repay the related mortgage loan in full on its anticipated repayment date, a substantial payment would be required and such borrower has no obligation to do so.  While interest at the original mortgage loan rate continues to accrue and be payable on a current basis on these mortgage loans after their respective anticipated repayment dates, the payment of excess interest will be deferred and will be required to be paid (if and to the extent permitted under applicable law and the related mortgage loan documents), only after the outstanding principal balance of the related mortgage loan has been paid in full, at which time the excess interest that has been deferred, to the extent actually collected, will be paid to the holders of the Class S certificates, which are not offered by this free writing prospectus.

Risks of Shari’ah Compliant Loans

One (1) mortgage loan secured by the mortgaged property identified on Annex A to this free writing prospectus as Mountain Gate Plaza, representing approximately 2.8% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, is structured to comply with Islamic law (Shari’ah).  Title to the related mortgaged property is held by the related borrower, who master leases such mortgaged property to a master lessee, which is indirectly owned by certain investors understood to be of the Islamic faith.  The rent payable pursuant to each master lease is intended to cover the debt service payments required under such related mortgage loan, as well as reserve payments and any other sums due under such related mortgage loan.  At origination, the lender received a fee mortgage from such borrower on its interest in the related Mortgaged Property.

The lender under the related mortgage loan also obtained a full subordination of the related master lease which permits the lender (or the related borrower, at lender’s election), after an event of default under such mortgage loan, to terminate the master lease.  In addition, the master tenant entered into an assignment of leases and rents in favor of the related borrower as security for the obligations under the related master lease and such borrower collaterally assigned the rights under such assignment to the lender pursuant to an assignment of assignment of leases and rents.  There is a risk that in a bankruptcy case of the master lessee, the master lease could be recharacterized as a financing lease.  If such recharacterization occurs, the master lessee could be deemed to own the fee interest in the related mortgaged property and the master lease would be viewed as a loan.  For additional information regarding the foregoing mortgage loan and certain structural features mitigating such risk of recharacterization, see “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans” and “—Shari’ah Compliant Lending Structure” in this free writing prospectus.

Borrower May Be Unable To Repay Remaining Principal Balance on Maturity Date or Anticipated Repayment Date

Mortgage loans with substantial remaining principal balances at their stated maturity date or anticipated repayment date, as applicable, involve greater risk than fully-amortizing mortgage loans.  This is because the borrower may be unable to repay the loan at that time.  In addition, fully amortizing mortgage loans which may pay interest on an “actual/360” basis but have fixed monthly payments may, in effect, have a small balloon payment due at maturity.

A borrower’s ability to repay a mortgage loan (or whole loan) on its stated maturity date or anticipated repayment date, as applicable, typically will depend upon its ability either to refinance the mortgage loan (or whole loan) or to sell the mortgaged property at a price sufficient to permit repayment.  A borrower’s ability to achieve either of these goals will be affected by a number of factors, including:

●	the availability of, and competition for, credit for commercial, multifamily or manufactured housing community real estate projects, which fluctuate over time;

●	the prevailing interest rates;

●	the net operating income generated by the mortgaged property;

●	the fair market value of the related mortgaged property;

●	the borrower’s equity in the related mortgaged property;

●
significant tenant rollover at the related mortgaged properties (see “Risk Factors—The Various Types of Multifamily and Commercial Properties that May Secure Mortgage Loans Underlying a Series of Offered Certificates May Present Special Risks—Retail Properties” and “—Office Properties” in the prospectus);

●	the borrower’s financial condition;

●	the operating history and occupancy level of the mortgaged property;

●	reductions in applicable government assistance/rent subsidy programs;

●	the tax laws; and

●	prevailing general and regional economic conditions.

With respect to the mortgage loan secured by the mortgaged property identified on Annex A to this free writing prospectus as Walpole Shopping Mall, which mortgage loan represents approximately 1.6% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, the risks relating to balloon payment obligations are enhanced by the existence of the related companion loan.

Whether or not losses are ultimately sustained, any delay in the collection of a balloon payment on the maturity date or anticipated repayment date, as applicable, that would otherwise be distributable on your certificates will likely extend the weighted average life of your certificates.

None of the mortgage loan sellers, any party to the pooling and servicing agreement or any other person will be under any obligation to refinance any mortgage loan.  However, in order to maximize recoveries on defaulted mortgage loans, the pooling and servicing agreement permits the special servicer to extend and modify specially serviced loans in a manner consistent with the Servicing Standard, subject to the limitations described under “The Pooling and Servicing Agreement—Realization Upon Mortgage Loans—Modifications, Waivers and Amendments” in this free writing prospectus.  We cannot assure you, however, that any extension or modification will increase the present value of recoveries in a given case.

The credit crisis and economic downturn have resulted in tightened lending standards and a reduction in capital available to refinance commercial mortgage loans at maturity.  These factors have increased the risk that refinancing may not be available for commercial mortgage loans.  We cannot assure you that each borrower under a balloon loan will have the ability to repay the principal balance of such mortgage loan on the related maturity date or anticipated repayment date, as applicable.

See “Description of the Mortgage Pool—Statistical Characteristics of the Mortgage Loans” in this free writing prospectus.

Risks Relating to Interest on Advances and Special Servicing Compensation

To the extent described in this free writing prospectus, the master servicer and the trustee will each be entitled to receive interest on unreimbursed advances made by it at the “Prime Rate” as published in The Wall Street Journal.  This interest will generally accrue from the date on which the related advance is made or the related expense is incurred to the date of reimbursement.  In addition, under certain circumstances, including delinquencies in the payment of principal and/or interest, a mortgage loan will be specially serviced and the special servicer will be entitled to compensation for special servicing activities.  The right to receive interest on advances or special servicing compensation is senior to the rights of certificateholders to receive distributions on the offered certificates.  The payment of interest on advances and the payment of compensation to the special servicer may lead to shortfalls in amounts otherwise distributable on your certificates.

Increases in Real Estate Taxes May Reduce Available Funds

Certain of the mortgaged properties securing the mortgage loans have or may in the future have the benefit of reduced real estate taxes in connection with a local government “payment in lieu of taxes” program or other tax abatement arrangements.  Upon expiration of such program or if such programs were otherwise terminated, the related borrower would be required to pay higher, and in some cases substantially higher, real estate taxes.  An increase in real estate taxes may impact the ability of the borrower to pay debt service on the mortgage loan.

With respect to the mortgage loan secured by the mortgaged properties identified on Annex A to this free writing prospectus as SkySong Center, representing approximately 4.1% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, the fee interest in such mortgaged properties is owned by the City of Scottsdale, and as of the most recent tax bill obtained by the related lender prior to the origination of such mortgage loan, the City of Scottsdale was not assessing such mortgaged properties for real property, ad valorem or other leasehold or real property related taxes.  There is no formal agreement governing such abatement of taxes, and we cannot assure you that any such taxes that are not currently being assessed will not be assessed against the related mortgaged properties in the future.  In addition, in the event that the fee interest is sold by the City of Scottsdale to a third party, there may be an increased risk that the City of Scottsdale would assess real estate taxes on such mortgaged properties based on the full assessed value of the land and improvements.

With respect to the mortgage loan secured by the mortgaged property identified on Annex A to this free writing prospectus as 75 19th Street, representing approximately 1.3% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, such mortgaged property is comprised of two tax parcels in the City of New York, each of which is subject to tax abatement arrangements.  Both parcels participate in the Industrial and Commercial Abatement Program “ICAP”, which provides that such parcels are assessed at the value of the improvements on the land prior to the redevelopment of such improvements.  Each parcel is in year six (6) of twenty-five (25) of such ICAP exemption.  Additionally, each parcel is subject to an abatement of such ad valorem taxes assessed against the improvements.  One parcel is in year seven (7) of such ICAP abatement, and is experiencing a thirty percent (30%) abatement, which amount scales down over the next five (5) years until it expires in June, 2019.  The other parcel is in year eight (8) of such ICAP abatement, and is also experiencing a thirty percent (30%) abatement, which amount scales down over the next four (4) years until it expires in June, 2018.  Additionally, such mortgaged property receives tax abatements under the Commercial Expansion Program/Commercial Revitalization Program for individual tenants at such mortgaged property that range from three (3) to ten (10) years depending on the terms of the individual related leases.

With respect to the mortgage loan secured by the mortgaged property identified on Annex A to this free writing prospectus as 165 Eldridge Street, representing approximately 0.7% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, the multifamily portion of the mortgaged property benefits from a 421-a Tax Abatement that expires on June 30, 2016. For fiscal year 2013-2014, taxes owed will be reduced by $567,703, based on a 40% tax abatement benefit.  For fiscal years 2014-2015 and 2015-2016, the tax abatement rate will drop to 20% (for the period through June 30, 2016) and thereafter, it expires entirely.  The mortgage loan was underwritten based on the taxes owed for the fiscal year 2013-2014.

Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses

Some of the mortgaged properties securing the mortgage loans included in the issuing entity may not be readily convertible (or convertible at all) to alternative uses if those properties were to become unprofitable for any reason.  For example, a mortgaged property may not be readily convertible due to restrictive covenants related to such mortgaged property, including in the case of mortgaged properties that are subject to a condominium regime or subject to a ground lease, the use and other restrictions imposed by the condominium declaration and other related documents, especially in a situation where a mortgaged property does not represent the entire condominium regime.  Additionally, any vacancy with respect to self storage facilities, hospitality properties, bowling alleys, restaurants, water parks, theater space, dental or medical offices, health clubs, gas stations, data centers, parking garages and warehouses would not be easily converted to other uses due to their unique construction requirements.  In addition, converting commercial properties to alternate uses generally requires substantial capital expenditures and could result in a significant adverse effect on, or interruption of, the revenues generated by such properties.

Furthermore, certain properties may be subject to certain low-income housing restrictions in order to remain eligible for low-income housing tax credits or governmental subsidized rental payments that could prevent the conversion of the mortgaged property to alternative uses.  The liquidation value of any mortgaged property, subject to limitations of the kind described above or other limitations on convertibility of use, may be substantially less than would be the case if the property were readily adaptable to other uses.  See “Risk Factors—The Various Types of Multifamily and Commercial Properties that May Secure Mortgage Loans Underlying a Series of Offered Certificates May Present Special Risks—Multifamily Rental Properties” in the prospectus.

Zoning or other restrictions also may prevent alternative uses.  See “—Risks Related to Zoning Non-Compliance and Use Restrictions” below.

Risks Related to Zoning Non-Compliance and Use Restrictions

Certain of the mortgaged properties may not comply with current zoning laws, including density, use, parking, height, landscaping, open space and set back requirements, due to changes in zoning requirements after such mortgaged properties were constructed.  These properties, as well as those for which variances or special permits were issued or for which non-conformity with current zoning laws is otherwise permitted, are considered to be a “legal non-conforming use” and/or the improvements are considered to be “legal non-conforming structures.”  This means that the borrower is not required to alter its structure to comply with the existing or new law; however, the borrower may not be able to rebuild the premises “as is” in the event of a substantial casualty loss.  This may adversely affect the cash flow of the property following the loss.  If a substantial casualty were to occur, we cannot assure you that insurance proceeds would be available to pay the mortgage loan in full.  In addition, if a non-conforming use were to be discontinued and/or the property were repaired or restored in conformity with the current law, the value of the property or the revenue-producing potential of the property may not be equal to that before the casualty.

In addition, certain of the mortgaged properties that do not conform to current zoning laws may not be “legal non-conforming uses” or “legal non-conforming structures.”  The failure of a mortgaged property to comply with zoning laws or to be a “legal non-conforming use” or “legal non-conforming structure” may adversely affect market value of the mortgaged property or the borrower’s ability to continue to use it in the manner it is currently being used or may necessitate material additional expenditures to remedy non-conformities.

In addition, certain of the mortgaged properties may be subject to certain use restrictions and/or operational requirements imposed pursuant to development agreements, ground leases, restrictive covenants, reciprocal easement agreements or operating agreements or historical landmark designations or, in the case of those mortgaged properties that are condominiums, condominium declarations or other condominium use restrictions or regulations, especially in a situation where the mortgaged property does not represent the entire condominium building.  Such use restrictions could include, for example, limitations on the character of the improvements or the properties, limitations affecting noise and parking requirements, among other things, and limitations on the borrowers’ right to operate certain types of facilities within a prescribed radius.  These limitations impose upon the borrower stricter requirements with respect to repairs and alterations, including following a casualty loss.  These limitations could adversely affect the ability of the related borrower to lease the mortgaged property on favorable terms, thus adversely affecting the borrower’s ability to fulfill its obligations under the related mortgage loan.

See “Description of the Mortgage Pool—Zoning and Use Restrictions” in this free writing prospectus for examples of mortgaged properties that are subject to restrictions relating to the use of the mortgaged properties or have other material zoning issues.

Risks Relating to Inspections of Properties

Licensed engineers or consultants inspected the mortgaged properties at or about the time of the origination of the mortgage loans to assess items such as structural integrity of the buildings and other improvements on the mortgaged property, including exterior walls, roofing, interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements.  However, we cannot assure you that all conditions requiring repair or replacement were identified.  No additional property inspections were conducted in connection with the closing of the offered certificates.

Earthquake, Flood and Other Insurance May Not be Available or Adequate

Although the mortgaged properties are required to be insured, or self-insured by a sole tenant of a related building or group of buildings, against certain risks, there is a possibility of casualty loss with respect to the mortgaged properties for which insurance proceeds may not be adequate or which may result from risks not covered by insurance.

Furthermore, with respect to certain mortgage loans, the insurable value of the related mortgaged property as of the origination date of the related mortgage loan was lower than the principal balance of the related mortgage loan.  In the event of a casualty when a borrower is not required to rebuild or cannot rebuild, we cannot assure you that the insurance required with respect to the related mortgaged property will be sufficient to pay the related mortgage loan in full and there is no “gap” insurance required under such mortgage loan to cover any difference. In those circumstances, a casualty that occurs near the maturity date may result in an extension of the maturity date of the mortgage loan if the special servicer, in accordance with the servicing standard, determines that such extension was in the best interest of certificateholders.

In addition, hazard insurance policies will typically contain co-insurance clauses that in effect require an insured at all times to carry insurance of a specified percentage, generally 80% to 90%, of the full replacement value of the improvements on the related mortgaged property in order to recover the full amount of any partial loss.  As a result, even if insurance coverage is maintained, if the insured’s coverage falls below this specified percentage, those clauses generally provide that the insurer’s liability in the event of partial loss does not exceed the lesser of (1) the replacement cost of the improvements less physical depreciation and (2) that proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of those improvements.

Furthermore, fourteen (14) mortgaged properties, securing approximately 19.7% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date by allocated loan amount, are located in areas that are considered a high earthquake risk (seismic zones 3 or 4).  Seismic reports were prepared with respect to these mortgaged properties, and based on those reports, no mortgaged property has a seismic expected loss of greater than 17%.

The mortgage loans do not all require flood insurance on the related mortgaged properties unless they are in a flood zone and flood insurance is available and, in certain instances, even where the related mortgaged property was in a flood zone and flood insurance was available, flood insurance was not required.

We cannot assure you that the borrowers will in the future be able to comply with requirements to maintain adequate insurance with respect to the mortgaged properties, and any uninsured loss could have a material adverse impact on the amount available to make payments on the related mortgage loan, and consequently, the offered certificates.  As with all real estate, if reconstruction (for example, following fire or other casualty) or any major repair or improvement is required to the damaged property, changes in laws and governmental regulations may be applicable and may materially affect the cost to, or ability of, the borrowers to effect such reconstruction, major repair or improvement.  As a result, the amount realized with respect to the mortgaged properties, and the amount available to make payments on the related mortgage loan, and consequently, the offered certificates, could be reduced.  In addition, we cannot assure you that the amount of insurance required or provided would be sufficient to cover damages caused by any casualty, or that such insurance will be available in the future at commercially reasonable rates.

Terrorism Insurance May Not Be Available for All Mortgaged Properties

The occurrence or the possibility of terrorist attacks could (1) lead to damage to one or more of the mortgaged properties if any terrorist attacks occur or (2) result in higher costs for security and insurance premiums or diminish the availability of insurance coverage for losses related to terrorist attacks, particularly for large properties, which could adversely affect the cash flow at those mortgaged properties.

Following the September 11, 2001 terrorist attacks in the New York City area and Washington, D.C. area, many reinsurance companies (which assume some of the risk of policies sold by primary insurers) eliminated coverage for acts of terrorism from their reinsurance policies.  Without that reinsurance coverage, primary insurance companies would have to assume that risk themselves, which may cause them to eliminate such coverage in their policies, increase the amount of the deductible for acts of terrorism or charge higher premiums for such coverage.  In order to offset this risk, Congress created the Terrorism Insurance Program pursuant to the Terrorism Risk Insurance Program Reauthorization Act of 2007 (“TRIPRA”). See “Certain Legal Aspects of the Mortgage Loans—Terrorism Insurance Program” in the prospectus.

Because the Terrorism Insurance Program is a temporary program, we cannot assure you that it will create any long-term changes in the availability and cost of such insurance.  Moreover, we cannot assure you that subsequent terrorism insurance legislation will be passed upon TRIPRA’s expiration on December 31, 2014.

If TRIPRA is not extended or renewed upon its expiration:

●	premiums for terrorism insurance coverage will likely increase;

●
the terms of such insurance may be materially amended to increase stated exclusions or to otherwise effectively decrease the scope of coverage available (perhaps to the point where it is effectively not available); and

●
to the extent that any policies contain “sunset clauses” (i.e., clauses that void terrorism coverage if the federal insurance backstop program is not renewed), then such policies may cease to provide terrorism insurance upon the expiration of TRIPRA.

We cannot assure you that such temporary program will create any long term changes in the availability and cost of such insurance.

Even if terrorism insurance is required by the loan documents for a mortgage loan, that requirement may be subject to a cap on the cost of the premium for terrorism insurance that a borrower is required to pay or a commercially reasonable standard on the availability or cost of the insurance.  See ”Structural and Collateral Term Sheet” in Annex B to this free writing prospectus for a description of any requirements for terrorism insurance for the largest ten mortgage loans by aggregate principal balance of the pool of mortgage loans as of the cut-off date.

Other mortgaged properties securing mortgage loans may also be insured under a blanket policy or self-insured or insured by a sole tenant.  See “—Risks Associated with Blanket Insurance Policies or Self-Insurance” below.

We cannot assure you that all of the mortgaged properties will be insured against the risks of terrorism and similar acts.  As a result of any of the foregoing, the amount available to make distributions on your certificates could be reduced.

Risks Associated with Blanket Insurance Policies or Self-Insurance

Certain of the mortgaged properties are covered by blanket insurance policies, which also cover other properties of the related borrower or its affiliates (including certain properties in close proximity to the mortgaged properties).  In the event that such policies are drawn on to cover losses on such other properties, the amount of insurance coverage available under such policies would thereby be reduced and could be insufficient to cover each mortgaged property’s insurable risks. In addition, with respect to some of the mortgaged properties, a sole or significant tenant is allowed to provide self-insurance against risks.

Additionally, if the mortgage loans that allow coverage under blanket insurance policies are part of a group of mortgage loans with related borrowers, then all of the related mortgaged properties may be covered under the same blanket policy, which may also cover other properties owned by affiliates of such borrowers.

Certain mortgaged properties may also be insured or self-insured by a sole or significant tenant, as further described under “Description of the Mortgage Pool—Insurance Considerations” in this free writing prospectus.

State and Local Mortgage Recording Taxes May Apply Upon a Foreclosure or Deed in Lieu of Foreclosure and Reduce Net Proceeds

Many jurisdictions impose recording taxes on mortgages which, if not paid at the time of the recording of the mortgage, may impair the ability of the lender to foreclose the mortgage.  Such taxes, interest, and penalties could be significant in amount and would, if imposed, reduce the net proceeds realized by the issuing entity in liquidating the real property securing the related mortgage loan.

The Mortgage Loan Sellers, the Sponsors and the Depositor Are Subject to Bankruptcy or Insolvency Laws That May Affect the Issuing Entity’s Ownership of the Mortgage Loans

In the event of the insolvency, receivership or conservatorship of an originator, a mortgage loan seller or the depositor (or certain affiliates thereof), it is possible that the issuing entity’s right to payment from or ownership of the mortgage loans could be challenged. If such challenge is successful, payments on the offered certificates would be reduced or delayed.  Even if the challenge is not successful, payments on the offered certificates would be delayed while a court resolves the claim.

An opinion of counsel will be rendered on the closing date to the effect that the transfer of the applicable mortgage loans by the mortgage loan sellers to the depositor would generally be respected as a sale in the event of the bankruptcy or insolvency of such mortgage loan sellers. Such opinions, however, are subject to various assumptions and qualifications, and there can be no assurance that a bankruptcy trustee (in the case of the mortgage loan sellers other than Goldman Sachs Mortgage Company), if applicable, or other interested party will not attempt to challenge the issuing entity’s right to payment with respect to the related mortgage loans. Legal opinions do not provide any guaranty as to what any particular court would actually decide, but rather an opinion as to the decision a court would reach if the issues were competently presented and the court followed existing precedent as to legal and equitable principles applicable in bankruptcy cases. In this regard, legal opinions on bankruptcy law matters have inherent limitations primarily because of the pervasive equity powers of bankruptcy courts, the overriding goal of reorganization to which other legal rights and other policies may be subordinated, the potential relevance to the exercise of judicial discretion of future arising facts and circumstances, and the nature of the bankruptcy process. As a result, the Federal Deposit Insurance Corporation (the “FDIC”), a creditor, a bankruptcy trustee or another interested party, including an entity transferring a mortgage loan as debtor-in-possession, could still attempt to assert that the transfer of a mortgage loan was not a sale. If such party’s challenge were successful, payments on the certificates would be reduced or delayed. Even if the challenge were not successful, payments on the certificates would be delayed while a court resolves the claim.

Goldman Sachs Mortgage Company, a sponsor and an originator, is an indirect, wholly owned subsidiary of Goldman Sachs Bank USA (“GS Bank”), a New York State chartered bank, the deposits of which are insured by the FDIC.  If GS Bank were to become subject to receivership, the proceeding would be administered by the FDIC under the Federal Deposit Insurance Act (the “FDIA”); likewise, if GS Bank were to become subject to conservatorship, the agency appointed as conservator would likely be the FDIC as well.  The FDIA gives the FDIC the power to disaffirm or repudiate contracts to which a bank is party at the time of receivership or conservatorship and the performance of which the FDIC determines to be burdensome, in which case the counterparty to the contract has a claim for payment by the receivership or conservatorship estate of “actual direct compensatory damages” as of the date of receivership or conservatorship.

The FDIC has adopted a rule, substantially revised and effective January 1, 2011, establishing a safe harbor (the “FDIC Safe Harbor”) from its repudiation powers for securitizations meeting the requirements of the rule (12 C.F.R. § 360.6).  The transfer of the applicable mortgage loans by Goldman Sachs Mortgage Company to the depositor, will not qualify for the FDIC Safe Harbor.  However, this transfer is not a transfer by a bank, and in any event, even if the FDIC Safe Harbor were applicable to this transfer, the FDIC Safe Harbor is non-exclusive.

The issuing entity has been organized as a common law trust, and as such is not eligible to be a “debtor” under the federal bankruptcy laws. If the issuing entity were instead characterized as a “business trust” it could qualify as a debtor under those laws. Bankruptcy courts look at various considerations in making this determination, so it is not possible to predict with any certainty whether or not the issuing entity would be characterized as a “business trust.” If a bankruptcy court were to determine that the issuing entity was a “business trust”, it is possible that payments on the certificates would be delayed while the court resolved the issue.

Furthermore, Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act provides for an orderly liquidation authority (“OLA”) under which the FDIC can be appointed as receiver of certain systemically important non-bank financial companies and their direct or indirect subsidiaries in certain cases.  We make no representation as to whether this would apply to any of the sponsors.  In January 2011, the current (and then-acting) general counsel of the FDIC issued a letter in which he expressed his view that, under then-existing regulations, the FDIC, as receiver under the OLA, would not, in the exercise of its OLA repudiation powers, recover as property of a financial company assets transferred by the financial company, provided that the transfer satisfies the conditions for the exclusion of assets from the financial company’s estate under the bankruptcy code.  The letter further noted that, while the FDIC staff may be considering recommending further regulations under OLA, the acting general counsel would recommend that such regulations incorporate a 90 day transition period for any provisions affecting the FDIC’s statutory power to disaffirm or repudiate contracts. If, however, the FDIC were to adopt a different approach than that described in the acting general counsel’s letter, delays or reductions in payments on the offered certificates would occur.  As such, we cannot assure you that a bankruptcy would not result in a delay or reduction in payments on the certificates.

Interests and Incentives of the Originators, the Sponsors and Their Affiliates May Not Be Aligned With Your Interests

The originators, the sponsors and their affiliates (including certain of the underwriters) expect to derive ancillary benefits from this offering and their respective incentives may not be aligned with those of purchasers of the offered certificates.  The sponsors originated or purchased the mortgage loans in order to securitize the mortgage loans by means of a transaction such as the offering of the offered certificates.  The sponsors will sell the mortgage loans to the depositor (an affiliate of Citigroup Global Markets Realty Corp., one of the sponsors) on the closing date in exchange for cash, derived from the sale of the offered certificates to investors and/or in exchange for offered certificates.  A completed offering would reduce the originators’ exposure to the mortgage loans.  The originators made the mortgage loans with a view toward securitizing them and distributing the exposure by means of a transaction such as this offering of offered certificates.  In addition, certain mortgaged properties may have tenants that are affiliated with the related originator.  See “Description of the Mortgage Pool—Tenant Issues—Affiliated Leases” in this free writing prospectus.  This offering of offered certificates will effectively transfer the originators’ exposure to the mortgage loans to purchasers of the offered certificates.

The originators, the sponsors and their affiliates expect to receive various benefits, including compensation, commissions, payments, rebates, remuneration and business opportunities, in connection with or as a result of this offering of offered certificates and their interests in the mortgage loans.  The sponsors and their affiliates will effectively receive compensation, and may record a profit, in an amount based on, among other things, the amount of proceeds (net of transaction expenses) received from the sale of the offered certificates to investors relative to their investment in the mortgage loans.  The benefits to the originators, the sponsors and their affiliates arising from the decision to securitize the mortgage loans may be greater than they would have been had other assets been selected.

Furthermore, the sponsors and/or their affiliates may benefit from a completed offering of the offered certificates because the offering would establish a market precedent and a valuation data point for securities similar to the offered certificates, thus enhancing the ability of the sponsors and their affiliates to conduct similar offerings in the future and permitting them to adjust the fair value of the mortgage loans or other similar assets or securities held on their balance sheet, including increasing the carrying value or avoiding decreasing the carrying value of some or all of such similar positions.

In addition, the originators, the sponsors or any of their respective affiliates may benefit from certain relationships, including financial dealings, with any borrower, any non-recourse carveout guarantor or any of their respective affiliates, aside from the origination of mortgage loans or contribution of mortgage loans into this securitization.

In some cases, the originators or their affiliates are the holders of the mezzanine loans, subordinate loans and/or companion loans related to their mortgage loans.  For example, GS Commercial Real Estate LP, an originator, or one of its affiliates, will be the holder of the mezzanine loan related to the mortgage loan secured by the mortgaged property identified on Annex A to this free writing prospectus as Emerald Isle Apartments, representing approximately 5.1% of the aggregate principal balance of the mortgage pool as of the cut-off date.  In addition, Redwood Commercial Mortgage Corporation, an originator and a sponsor, or one of its affiliates, will be the holder of the mezzanine loan related to the mortgage loan secured by the portfolio of mortgaged properties identified on Annex A to this free writing prospectus as Fairfield Business Center, representing approximately 1.4% of the aggregate principal balance of the mortgage pool as of the cut-off date.  In addition, Rialto Mortgage Finance, LLC, an originator and a sponsor, or one of its affiliates, will be the initial holder of the companion loan related to the whole loan secured by the mortgaged properties identified on Annex A to this free writing prospectus as Walpole Shopping Mall, representing approximately 1.6% of the aggregate principal balance of the mortgage pool as of the cut-off date, and will be the initial directing holder with respect to that mortgage loan entitled to approve or direct material servicing decisions involving the whole loan and replace the special servicer with respect to the whole loan.

The originators and/or their respective affiliates may retain such mezzanine loans and/or companion loans. These transactions may cause the originators and their affiliates or their clients or counterparties who purchase the mezzanine loans and companion loans to have economic interests and incentives that do not align with, and that may be directly contrary to, those of an investor in the offered certificates.  In addition, these transactions or actions taken to maintain, adjust or unwind any positions in the future, may, individually or in the aggregate, have a material effect on the market for the offered certificates (if any), including adversely affecting the value of the offered certificates, particularly in illiquid markets.  The originators, the sponsors and their affiliates will have no obligation to take, refrain from taking or cease taking any action with respect to the mezzanine loans or companion loans based on the potential effect on an investor in the offered certificates, and may receive substantial returns from these transactions.

Further, various originators, sponsors and their respective affiliates are acting in multiple capacities in or with respect to this transaction, which may include, without limitation, acting as one or more transaction parties or a subcontractor or vendor thereof, participating in interim servicing and/or custodial arrangements with certain transaction parties, providing warehouse financing to certain originators or sponsors prior to transfer of their related mortgage loans to the issuing entity, and/or conducting due diligence on behalf of an investor with respect to the underlying mortgage loans prior to their transfer to the issuing entity.  For a description of certain of the foregoing relationships and arrangements, see “Transaction Parties—Certain Affiliates and Relationships” in this free writing prospectus.

These roles and other potential relationships may give rise to conflicts of interest as described above and under “Risk Factors—Interests and Incentives of the Underwriter Entities May Not Be Aligned With Your Interests,” “—Potential Conflicts of Interest in the Selection of the Underlying Mortgage Loans” and “—Other Potential Conflicts of Interest May Affect Your Investment” in this free writing prospectus.  Each of the foregoing relationships and related interests should be considered carefully by you before you invest in any offered certificates.

Interests and Incentives of the Underwriter Entities May Not Be Aligned With Your Interests

The activities and interests of the underwriters and their respective affiliates (collectively, the “Underwriter Entities”) will not align with, and may in fact be directly contrary to, those of the certificateholders.  The Underwriter Entities are each part of separate global investment banking, securities and investment management firms that provide a wide range of financial services to a substantial and diversified client base that includes corporations, financial institutions, governments and high-net-worth individuals.  As such, they actively make markets in and trade financial instruments for their own account and for the accounts of customers.  These financial instruments include debt and equity securities, currencies, commodities, bank loans, indices, baskets and other products.  The Underwriter Entities’ activities include, among other things, executing large block trades and taking long and short positions directly and indirectly, through derivative instruments or otherwise.  The securities and instruments in which the Underwriter Entities take positions, or expect to take positions, include loans similar to the mortgage loans, securities and instruments similar to the offered certificates and other securities and instruments.  Market making is an activity where the Underwriter Entities buy and sell on behalf of customers, or for their own account, to satisfy the expected demand of customers.  By its nature, market making involves facilitating transactions among market participants that have differing views of securities and instruments.  Any short positions taken by the Underwriter Entities and/or their clients through marketing or otherwise will increase in value if the related securities or other instruments decrease in value, while positions taken by the Underwriter Entities and/or their clients in credit derivative or other derivative transactions with other parties, pursuant to which the Underwriter Entities and/or their clients sell or buy credit protection with respect to one or more classes of the offered certificates, may increase in value if the offered certificates default, are expected to default, or decrease in value.  The Underwriter Entities and their clients acting through them may execute such transactions, modify or terminate such derivative positions and otherwise act with respect to such transactions, and may exercise or enforce, or refrain from exercising or enforcing, any or all of their rights and powers in connection therewith, without regard to whether any such action might have an adverse effect on the offered certificates or the certificateholders.  Additionally, none of the Underwriter Entities will have any obligation to disclose any of these securities or derivatives transactions to you in your capacity as a certificateholder.  As a result, you should expect that the Underwriter Entities will take positions that are inconsistent with, or adverse to, the investment objectives of investors in the offered certificates.

As a result of the Underwriter Entities’ various financial market activities, including acting as a research provider, investment advisor, market maker or principal investor, you should expect that personnel in various businesses throughout the Underwriter Entities will have and express research or investment views and make recommendations that are inconsistent with, or adverse to, the objectives of investors in the offered certificates.

If an Underwriter Entity becomes a holder of any of the certificates, through market-making activity or otherwise, any actions that it takes in its capacity as a certificateholder, including voting, providing consents or otherwise will not necessarily be aligned with the interests of other holders of the same class or other classes of the certificates.  To the extent an Underwriter Entity makes a market in the certificates (which it is under no obligation to do), it would expect to receive income from the spreads between its bid and offer prices for the certificates.  The price at which an Underwriter Entity may be willing to purchase certificates, if it makes a market, will depend on market conditions and other relevant factors and may be significantly lower than the issue price for the certificates and significantly lower than the price at which it may be willing to sell certificates.

In addition, none of the Underwriter Entities will have any obligation to monitor the performance of the certificates or the actions of the master servicer, the special servicer, the certificate administrator, the operating advisor or the trustee and will have no authority to advise the master servicer, the special servicer, the certificate administrator, the operating advisor or the trustee or to direct their actions.

Furthermore, each Underwriter Entity expects that a completed offering will enhance its ability to assist clients and counterparties in the transaction or in related transactions (including assisting clients in additional purchases and sales of the certificates and hedging transactions).  The Underwriter Entities expect to derive fees and other revenues from these transactions.  In addition, participating in a successful offering and providing related services to clients may enhance the Underwriter Entities’ relationships with various parties, facilitate additional business development, and enable them to obtain additional business and generate additional revenue.

The Underwriter Entities are playing several roles in this transaction.  Citigroup Global Markets Inc., one of the underwriters, is an affiliate of Citigroup Commercial Mortgage Securities Inc., the depositor, Citigroup Global Markets Realty Corp., a sponsor and an originator, and Citibank, N.A., the certificate administrator, certificate registrar and custodian.  In addition, Goldman, Sachs & Co., one of the underwriters, is an affiliate of GS Commercial Real Estate, LP, an originator and Goldman Sachs Mortgage Company, a sponsor and an originator.

See “Transaction Parties—Certain Affiliates and Relationships” in this free writing prospectus and “Plan of Distribution (Underwriter Conflicts of Interest)” in the final prospectus supplement for a description of certain affiliations and relationships between the underwriters and other participants in this offering.  Each of the foregoing relationships should be considered carefully by you before you invest in any certificates.

Potential Conflicts of Interest of the Master Servicer, the Special Servicer and the Trustee

The pooling and servicing agreement provides that the mortgage loans are required to be administered in accordance with the servicing standard without regard to ownership of any certificate by the master servicer or special servicer or any of their respective affiliates. See “The Pooling and Servicing Agreement—Servicing of the Mortgage Loans” in this free writing prospectus.

Notwithstanding the foregoing, the master servicer, a sub-servicer, the special servicer or any of their respective affiliates may have interests when dealing with the mortgage loans that are in conflict with those of holders of the certificates, especially if the master servicer, a sub-servicer, the special servicer or any of their respective affiliates holds certificates of this securitization transaction, or has financial interests in or financial dealings with a borrower or a sponsor.  For example, PNC Bank, National Association, which is the special servicer, is the single tenant at the mortgaged property identified on Annex A to this free writing prospectus as PNC Bank, securing approximately 0.6% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date and Wells Fargo Bank, National Association, which is the master servicer, is the single tenant at the mortgaged property identified on Annex A to this free writing prospectus as Wells Fargo, securing approximately 0.1% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date.  In addition, if the special servicer or its affiliate holds a subordinate class of certificates, the special servicer might seek to reduce the potential for losses allocable to those certificates from the mortgage loans by deferring acceleration in hope of maximizing future proceeds.  However, that action could result in less proceeds to the issuing entity than would be realized if earlier action had been taken. Further, no servicer is required to act in a manner more favorable to the offered certificates or any particular class of certificates than to the Series 2013-GC15 non-offered certificates.  Each of these relationships may create a conflict of interest.

Each of the master servicer and the special servicer services and is expected to continue to service, in the ordinary course of its business, existing and new mortgage loans for third parties, including portfolios of mortgage loans similar to the mortgage loans.  The real properties securing these other mortgage loans may be in the same markets as, and compete with, certain of the mortgaged properties securing the mortgage loans.  Consequently, personnel of the master servicer or special servicer, as applicable, may perform services, on behalf of the issuing entity, with respect to the mortgage loans at the same time as they are performing services, on behalf of other persons, with respect to other mortgage loans secured by properties that compete with the mortgaged properties securing the mortgage loans.  This may pose inherent conflicts for the master servicer or the special servicer.

The special servicer may enter into one or more arrangements with the controlling class representative, a controlling class certificateholder or other certificateholders or the companion loan holder (or an affiliate or a third-party representative of one or more of the preceding) to provide for a discount and/or revenue sharing with respect to certain of the special servicer compensation in consideration of, among other things, the special servicer’s appointment (or continuance) as special servicer under the pooling and servicing agreement and/or the related intercreditor agreement and limitations on the right of such person to replace the special servicer.  See “Risk Factors—Other Potential Conflicts of Interest May Affect Your Investment” in this free writing prospectus.

Further, the master servicer, the special servicer, the trustee and their respective affiliates are acting in multiple capacities in or related to this transaction, which may include, without limitation, participating in interim servicing and/or custodial arrangements with certain transaction parties, providing warehouse financing to certain originators or sponsors prior to transfer of their related mortgage loans to the issuing entity, and/or conducting due diligence on behalf of an investor with respect to the underlying mortgage loans prior to their transfer to the issuing entity.  For a description of certain of the foregoing relationships and arrangements, see “Transaction Parties—Certain Affiliates and Relationships” in this free writing prospectus.  Also see “Risk Factors—Interests and Incentives of the Underwriter Entities May Not Be Aligned With Your Interests,” “—Potential Conflicts of Interest in the Selection of the Underlying Mortgage Loans” and “—Other Potential Conflicts of Interest May Affect Your Investment” in this free writing prospectus.

Each of the foregoing relationships should be considered carefully by you before you invest in any certificates.

Potential Conflicts of Interest of the Operating Advisor

Situs Holdings, LLC has been appointed as the initial operating advisor. See “Transaction Parties—The Operating Advisor” in this free writing prospectus. After the occurrence and during the continuance of a Control Termination Event, the operating advisor will be required to consult with the special servicer with respect to certain actions of the special servicer in respect of the applicable specially serviced mortgage loan(s).  Additionally, after the occurrence and during the continuance of an applicable Control Termination Event, the master servicer or the special servicer, as applicable, will be required to use commercially reasonable efforts consistent with the servicing standard to collect an operating advisor consulting fee from the related borrower in connection with a major decision, to the extent not prohibited by the related loan documents.  In acting as operating advisor, the operating advisor is required to act solely on behalf of the issuing entity, in the best interest of, and for the benefit of, the certificateholders (as a collective whole as if such certificateholders constituted a single lender). See “The Pooling and Servicing Agreement—Operating Advisor” in this free writing prospectus.

In the normal course of conducting its business, Situs Holdings, LLC and its affiliates have rendered services to, performed surveillance of and negotiated with numerous parties engaged in activities related to structured finance and commercial mortgage securitization.  These parties may have included the depositor, the sponsors, the mortgage loan sellers, the originators, the certificate administrator, the trustee, the master servicer, the special servicer, the controlling class representative or the companion loan holder or affiliates of any of those parties.  Situs Holdings, LLC performed certain due diligence and underwriting services for Rialto Mortgage Finance, LLC and Goldman Sachs Mortgage Company with respect to certain of the mortgage loans that will be sold to the depositor by such sponsors.  These relationships may continue in the future.  Each of these relationships, to the extent they exist, may involve a conflict of interest with respect to Situs Holdings, LLC’s duties as operating advisor. We cannot assure you that the existence of these relationships and other relationships in the future will not impact the manner in which Situs Holdings, LLC performs its duties under the pooling and servicing agreement.

In addition, the operating advisor and its affiliates may have duties with respect to existing and new commercial and multifamily mortgage loans for itself and its affiliates and for third parties, including portfolios of mortgage loans similar to the mortgage loans included in the issuing entity. These other mortgage loans and the related mortgaged properties may be in the same markets as, or have owners, obligors or property managers in common with, one or more of the mortgage loans in the issuing entity and the related mortgaged properties. As a result of the investments and activities described above, the interests of the operating advisor and its affiliates and their clients may differ from, and compete with the interests of the issuing entity.  Consequently, personnel of the operating advisor, as applicable, may perform services, on behalf of the issuing entity, with respect to the mortgage loans at the same time as they are performing services, on behalf of other persons, with respect to other mortgage loans secured by properties that compete with the mortgaged properties securing the mortgage loans.  Although the operating advisor is required to consider the servicing standard in connection with its activities under the pooling and servicing agreement, the operating advisor will not itself be bound by the servicing standard.

In addition, the operating advisor and its affiliates may have interests that are in conflict with those of certificateholders if the operating advisor or any of its affiliates holds certificates, or has financial interests in or financial dealings with a borrower or a parent of a borrower.  Each of these relationships may also create a conflict of interest.

Potential Conflicts of Interest of the Directing Holders

It is expected that Eightfold Real Estate Capital Fund III, L.P., and/or one of its affiliates will be the initial controlling class representative (and initial directing holder with respect to all of the mortgage loans other than the Walpole Shopping Mall mortgage loan).  The controlling class representative will be controlled by the controlling class certificateholders, and the holders of the controlling class will have no duty or liability to any other certificateholder.  See “The Pooling and Servicing Agreement—Directing Holders” in this free writing prospectus.  The controlling class certificateholders may have interests in conflict with those of the other certificateholders.  As a result, it is possible that the controlling class representative on behalf of the controlling class certificateholders (for so long as a Control Termination Event with respect to the controlling class representative does not exist) may direct the special servicer to take actions that conflict with the interests of holders of certain classes of the certificates.  Accordingly, the special servicer may, at the direction of the controlling class representative (for so long as a Control Termination Event with respect to the controlling class representative does not exist), take actions with respect to the specially serviced mortgage loans (other than the Walpole Shopping Mall mortgage loan if it becomes a specially serviced mortgage loan) for which the special servicer is responsible that could adversely affect the holders of some or all of the classes of certificates.  In addition, except as limited by certain conditions described under “The Pooling and Servicing Agreement—Termination of the Special Servicer” in this free writing prospectus, the special servicer may be removed without cause by (and with a successor to be appointed by) the controlling class representative (for so long as a Control Termination Event with respect to the controlling class representative does not exist).  See “The Pooling and Servicing Agreement—Directing Holders” and “—Termination of the Special Servicer” in this free writing prospectus.

The controlling class representatives for this securitization transaction and their respective affiliates may have interests that are in conflict with those of certain certificateholders, especially if the controlling class representative or any of its affiliates holds certificates, or has financial interests in or other financial dealings (as lender or otherwise) with a borrower or a parent of a borrower.  Each of these relationships may create a conflict of interest.

With respect to the Walpole Shopping Mall mortgage loan, the directing holder will be the Walpole Controlling Note Holder, and will be entitled to (i) itself or through a representative, approve or direct material servicing decisions involving the Walpole Shopping Mall mortgage loan and (ii) replace the special servicer with respect to the Walpole Shopping Mall mortgage loan with or without cause.  The Walpole Shopping Mall whole loan will be serviced under the pooling and servicing agreement by the master servicer and the special servicer (subject to replacement as described above).  None of the companion loan holder, the companion loan holder’s representatives, the Walpole controlling note holder or the Walpole controlling note holder’s representatives will be a party to the pooling and servicing agreement, but one or more of such parties will be a third party beneficiary thereof and their rights may affect the servicing of the related mortgage loan.  The holder of the companion loan may have interests in conflict with those of the holders of the offered certificates.

No certificateholder may take any action against the controlling class representative or the controlling note holder under the Walpole Shopping Mall whole loan for having acted solely in its own interests.  See “Description of the Mortgage Pool—The Whole Loan”, “The Pooling and Servicing Agreement—Directing

Holders” and “The Pooling and Servicing Agreement—Termination of the Special Servicer” in this free writing prospectus.

Special Servicer May Be Directed To Take Actions by an Entity That Has No Duty or Liability to Other Certificateholders

For so long as an applicable Control Termination Event does not exist, the special servicer may, at the direction of the applicable directing holder, take actions with respect to the specially serviced mortgage loans that could adversely affect the holders of some or all of the classes of offered certificates.  The controlling class representative will have no duty or liability to any certificateholders other than the Controlling Class.  The Walpole Controlling Note Holder will have no duty or liability to any certificateholder.  See “The Pooling and Servicing Agreement—Directing Holders” in this free writing prospectus.  The controlling class representative will be controlled by the controlling class certificateholders.  The directing holders may have interests in conflict with those of the certificateholders of the classes of offered certificates.  As a result, it is possible that (a) the controlling class representative on behalf of the applicable controlling class certificateholders (for so long as an applicable Control Termination Event does not exist) and (b) the Walpole Controlling Note Holder may direct the special servicer to take actions that conflict with the interests of holders of certain classes of the certificates.  However, the special servicer is not permitted to take actions that are prohibited by law or violate the servicing standard or the terms of the mortgage loan documents.

Potential Conflicts of Interest in the Selection of the Underlying Mortgage Loans

The anticipated initial investor (the “B-Piece Buyer”) in the Class E, Class F and Class G certificates was given the opportunity by the sponsors to perform due diligence on the mortgage loans originally identified by the sponsors for inclusion in the issuing entity, and to request the removal, re-sizing or change in other features of some or all of the mortgage loans.  The B-Piece Buyer adjusted the mortgage pool as originally proposed by the sponsors by removing or otherwise excluding certain proposed mortgage loans.  In addition, the B-Piece Buyer received or may receive price adjustments or cost mitigation arrangements in connection with accepting certain mortgage loans in the mortgage pool.

We cannot assure you that you or another investor would have made the same requests to modify the original pool as the B-Piece Buyer or that the final pool as influenced by the B-Piece Buyer’s feedback will not adversely affect the performance of your certificates and benefit the performance of the B-Piece Buyer’s certificates.  Because of the differing subordination levels, the B-Piece Buyer has interests that may, in some circumstances, differ from those of purchasers of other classes of certificates, and may desire a portfolio composition that benefits the B-Piece Buyer but that does not benefit other investors.  In addition, the B-Piece Buyer may enter into hedging or other transactions or otherwise have business objectives that also could cause its interests with respect to the mortgage pool to diverge from those of other purchasers of the certificates.  The B-Piece Buyer performed due diligence solely for its own benefit and has no liability to any person or entity for conducting its due diligence.  The B-Piece Buyer is not required to take into account the interests of any other investor in the certificates in exercising remedies or voting or other rights in its capacity as owner of the Class E, Class F and Class G certificates or in making requests or recommendations to the sponsors as to the selection of the mortgage loans and the establishment of other transaction terms.  Investors are not entitled to rely on in any way the B-Piece Buyer’s acceptance of a mortgage loan.  The B-Piece Buyer’s acceptance of a mortgage loan does not constitute, and may not be construed as, an endorsement of such mortgage loan, the underwriting for such mortgage loan or the originator of such mortgage loan.

The B-Piece Buyer will have no liability to any certificateholder for any actions taken by it as described in the preceding two paragraphs.

The B-Piece Buyer or its designee will constitute the initial controlling class representative.  See “Potential Conflicts of Interest of the Directing Holders;” and “—Special Servicer May Be Directed To Take Actions by an Entity That Has No Duty or Liability to Other Certificateholders” above.

Because the incentives and actions of the B-Piece Buyer may, in some circumstances, differ from or be adverse to those of purchasers of the offered certificates, you are advised and encouraged to make your own investment decision based on a careful review of the information set forth in this free writing prospectus and your own view of the mortgage pool.

Other Potential Conflicts of Interest May Affect Your Investment

A special servicer (whether the initial special servicer or a successor) may enter into one or more arrangements with the controlling class representative, a controlling class certificateholder, a companion loan holder, a holder of a companion loan security, or any other certificateholders (or an affiliate or a third-party representative of one or more of the preceding) to provide for a discount and/or revenue sharing with respect to certain of the special servicer compensation in consideration of, among other things, the appointment (or continuance) of such special servicer under the pooling and servicing agreement and the co-lender agreement and limitations on the right of such person to replace the special servicer.

Each of the foregoing relationships should be considered carefully by you before you invest in any certificates.

The managers of the mortgaged properties and the borrowers may experience conflicts of interest in the management and/or ownership of the mortgaged properties because:

●	a substantial number of the mortgaged properties are managed by property managers affiliated with the respective borrowers;

●	these property managers also may manage and/or franchise additional properties, including properties that may compete with the mortgaged properties; and

●	affiliates of the managers and/or the borrowers, or the managers and/or the borrowers themselves, also may own other properties, including competing properties.

None of the borrowers, property managers or any of their affiliates or any employees of the foregoing has any duty to favor the leasing of space in the mortgaged properties over the leasing of space in other properties, one or more of which may be adjacent to or near the mortgaged properties.

Each of the foregoing relationships should be considered carefully by you before you invest in any certificates.

Your Lack of Control Over the Issuing Entity and Servicing of the Mortgage Loans Can Create Risks

Except as described below, you and other certificateholders generally do not have a right to vote and do not have the right to make decisions with respect to the administration of the issuing entity.  See “The Pooling and Servicing Agreement—General” in this free writing prospectus.

Those decisions are generally made, subject to the express terms of the pooling and servicing agreement, by the master servicer, the special servicer, the trustee or the certificate administrator, as applicable.  Any decision made by one of those parties in respect of the issuing entity, even if that decision is determined to be in your best interests by that party, may be contrary to the decision that you or other certificateholders would have made and may negatively affect your interests.

Except as limited by certain conditions described under “The Pooling and Servicing Agreement—Termination of the Special Servicer” in this free writing prospectus, the special servicer may be removed without cause by the applicable directing holder (for so long as a Control Termination Event with respect to such directing holder does not exist).  See “The Pooling and Servicing Agreement—Directing Holders” and “—Termination of the Special Servicer” in this free writing prospectus.

After the occurrence and during continuance of a Control Termination Event with respect to the controlling class representative, the holders of at least 25% of the voting rights of the certificates (other than the Class S and Class R certificates) (considering each of the Class A-S, Class B and Class C certificates together with the Class PEZ certificates’ applicable percentage interest of the related Class A-S, Class B or Class C trust component as a single “Class” for such purpose) may request a vote to replace the special servicer.  The subsequent vote may result in the termination and replacement of the special servicer if (within 180 days of the initial request for that vote) the holders of (a) at least 75% of the voting rights of the certificates (other than the Class S and Class R certificates), or (b) more than 50% of the voting rights of each class of certificates other than the Class X-A, Class X-B, Class X-C, Class S and Class R certificates (but considering only those classes of certificates that have, in each such case, an outstanding certificate principal amount, as previously reduced by principal payments and any realized losses and as notionally reduced by any appraisal reductions then allocable to the subject class of certificates, equal to or greater than 25% of (i) the initial certificate principal amounts of such class of certificates minus (ii) payments of principal previously made with respect to such class of certificates) (considering each of the Class A-S, Class B and Class C certificates together with the Class PEZ certificates’ applicable percentage interest of the related Class A-S, Class B or Class C trust component as a single “Class” for such purpose) vote affirmatively to so terminate and replace.  In addition, after the occurrence and during the continuance of a Consultation Termination Event, the operating advisor may recommend the replacement of the special servicer with respect to the applicable mortgage loan(s).  That recommendation may result in the termination and replacement of the special servicer if (within 180 days of the initial request for a vote) the holders of more than 50% of the voting rights of each class of certificates other than the Class X-A, Class X-B, Class X-C, Class S and Class R certificates (but considering only those classes of certificates that have, in each such case, an outstanding certificate principal amount, as previously reduced by principal payments and any realized losses and as notionally reduced by any appraisal reductions then allocable to the subject class of certificates, equal to or greater than 25% of (i) the initial certificate principal amounts of such class of certificates minus (ii) payments of principal previously made with respect to such class of certificates) (considering each of the Class A-S, Class B and Class C certificates together with the Class PEZ certificates’ applicable percentage interest of the related Class A-S, Class B or Class C trust component as a single “Class” for such purpose) vote affirmatively to so terminate and replace.  See “The Pooling and Servicing Agreement—Termination of the Special Servicer” and “Description of the Mortgage Pool—The Whole Loan” in this free writing prospectus.

In addition, the directing holders will have certain consent and consultation rights under the pooling and servicing agreement under certain circumstances, as described in this free writing prospectus; provided, however, that a directing holder may lose any such rights upon the occurrence of certain events.  See “The Pooling and Servicing Agreement—Directing Holders” in this free writing prospectus.

In addition, while there is an operating advisor with certain obligations in respect of reviewing the compliance of the special servicer with certain of its obligations under the pooling and servicing agreement, the operating advisor has no control rights over actions by the special servicer at any time, the operating advisor has no consultation rights over actions by the special servicer prior to the occurrence and continuance of an applicable Control Termination Event and the special servicer is under no obligation at any time to act upon any of the operating advisor’s recommendations.  In addition, the operating advisor only has the limited obligations and duties set forth in the pooling and servicing agreement, and has no fiduciary duty, has no other duty except with respect to its specific obligations under the pooling and servicing agreement and has no duty or liability to any particular class of certificates or any certificateholder. It is not intended that the operating advisor act as a surrogate for the certificateholders. Investors should not rely on the operating advisor to affect the special servicer’s actions under the pooling and servicing agreement or to monitor the actions of any directing holder or special servicer, other than to the limited extent specifically required in respect of certain actions of the special servicer at certain prescribed times under the pooling and servicing agreement.

In certain limited circumstances, certificateholders have the right to vote on matters affecting the issuing entity. In some cases these votes are by certificateholders taken as a whole and in others the vote is by class.  In all cases voting is based on the outstanding certificate principal amount, which is reduced by realized losses.  In certain cases with respect to the termination of the special servicer and the operating advisor, certain voting rights will also be reduced by appraisal reductions.  These limitations on voting could adversely affect your ability to protect your interests with respect to matters voted on by certificateholders. See “Description of the Offered Certificates—Voting Rights” in this free writing prospectus.

Rights of the Directing Holders and the Operating Advisor Could Adversely Affect Your Investment

In connection with the taking of certain actions that would be a major decision in connection with the servicing of a specially serviced mortgage loan, for so long as a Control Termination Event with respect to such mortgage loan does not exist, the special servicer generally will be required to obtain the consent of the related directing holder.  After the occurrence and during the continuance of a Control Termination Event, the special servicer generally will be required to consult with the related directing holder (until the occurrence and during the continuance of a Consultation Termination Event with respect to such directing holder) and the operating advisor.  These actions and decisions include, among others, certain modifications to the mortgage loans, including modifications of monetary terms, foreclosure or comparable conversion of the related mortgaged properties, and certain sales of the mortgage loans or REO properties for less than the outstanding principal amount plus accrued interest, fees and expenses.  See “The Pooling and Servicing Agreement—Directing Holders” in this free writing prospectus for a list of actions and decisions requiring consultation with the operating advisor and the directing holders.  As a result of these obligations, the special servicer may take actions with respect to a mortgage loan that could adversely affect the interests of investors in one or more classes of offered certificates.

You will be acknowledging and agreeing, by your purchase of offered certificates, that a directing holder:  (i) may have special relationships and interests that conflict with those of holders of one or more classes of certificates; (ii) may act solely in the interests of the holders of the related controlling class or the companion loan holder, as applicable; (iii) does not have any duties to the holders of any class of certificates other than, in the case of the controlling class representative, such controlling class; (iv) may take actions that favor the interests of the holders of such controlling class over the interests of the holders of one or more other classes of certificates; and (v) will have no liability whatsoever (other than to the related controlling class certificateholder) for having so acted as set forth in (i) – (iv) above, and that no certificateholder may take any action whatsoever against any directing holder or any affiliate, director, officer, employee, shareholder, member, partner, agent or principal of any directing holder for having so acted.

The Whole Loan Poses Special Risks

Realization on the Mortgage Loan That Is Part of a Whole Loan May Be Adversely Affected by the Rights of the Holder of the Related Companion Loan

If the whole loan were to become defaulted, the related co-lender agreement requires the special servicer, in the event it determines to sell the related mortgage loan in accordance with the terms of the pooling and servicing agreement, to sell the related companion loan together with such defaulted mortgage loan.  We cannot assure you that such a required sale of a defaulted whole loan would not adversely affect the ability of the special servicer to sell such mortgage loan, or the price realized for such mortgage loan, following a default on the related whole loan.  Further, given that, pursuant to the co-lender agreement for the whole loan, the related companion loan holder is the controlling note holder (with the right to consent to material servicing decisions and replace the special servicer), and the trust as holder of the related mortgage loan is not the controlling note holder, with respect to the whole loan, the mortgage loan held by the issuing entity may not be as marketable as the related companion loan outside the issuing entity.  Accordingly, if any such sale does occur with respect to the whole loan, then the net proceeds realized by the certificateholders in connection with such sale may be less than would be the case if the related mortgage loan had the rights of the controlling note holder.

Rights of the Companion Loan Holder Could Adversely Affect Your Investment

With respect to the Walpole Shopping Mall mortgage loan, the related companion loan holder has certain consent and consultation rights, in addition to certain rights to replace the special servicer with respect to the Walpole Shopping Mall mortgage loan, pursuant to the related co-lender agreement.  Following the closing date, the companion loan may be securitized and such rights may be exercised by the controlling class representative or similar party for the securitization of such companion loan.  In connection therewith:

●	the companion loan holder may have interests in conflict with those of the holders of some or all of the classes of certificates;

●
the related directing holder under the pooling and servicing agreement governing the securitization of the companion loan may have interests in conflict with those of the holders of some or all of the classes of certificates.

●
it is possible that the related directing holder under the pooling and servicing agreement governing the securitization of the companion loan may direct the special servicer to take actions with respect to such whole loan that conflict with the interests of the holders of certain classes of the certificates.

●	you may not take action against the companion loan holder for acting solely in its interest, even if such actions conflict with or adversely affect your interests.

You will be acknowledging and agreeing, by your purchase of offered certificates, that, with respect to the Walpole Shopping Mall mortgage loan, the directing holder under the pooling and servicing agreement governing the securitization of the companion loan:

●	may have special relationships and interests that conflict with those of holders of one or more classes of certificates;

●	may act solely in its own interests, without regard to your interests;

●	does not have any duties to any other person, including the holders of any class of certificates;

●	may take actions that favor its interests over the interests of the holders of one or more classes of certificates; and

●
will have no liability whatsoever for having so acted and that no certificateholder may take any action whatsoever against the directing holder or any director, officer, employee, agent, representative or principal of the directing holder for having so acted.

See “Description of the Mortgage Pool—The Whole Loan” in this free writing prospectus.

Sponsors May Not Be Able To Make Required Repurchases or Substitutions of Defective Mortgage Loans

Each sponsor is the sole warranting party in respect of the mortgage loans sold by such sponsor to us.  However, solely in the case of each of Starwood Mortgage Funding I LLC, RAIT Funding, LLC and Redwood Commercial Mortgage Corporation, each a sponsor, a parent of such entity (which, in the case of Starwood Mortgage Funding I LLC, is Starwood Mortgage Capital LLC, an originator) will guarantee such entity’s repurchase and substitution obligations under the related mortgage loan purchase agreement, as described in “Description of the Mortgage Pool—Cures, Repurchases and Substitutions” in this free writing prospectus.  Neither we nor any of our affiliates (except Citigroup Global Markets Realty Corp. in its capacity as a sponsor) are obligated to repurchase or substitute any mortgage loan in connection with either a breach of any sponsor’s representations and warranties or any document defects, if such sponsor defaults on its obligation to do so.  We cannot assure you that the sponsors (or the applicable guarantor as described above) will have the financial ability to effect such repurchases or substitutions.  Any mortgage loan that is not repurchased or substituted and that is not a “qualified mortgage” for a REMIC may cause designated portions of the issuing entity to fail to qualify as one or more REMICs or cause the issuing entity to incur a tax.  See “Description of the Mortgage Pool—Representations and Warranties” and “—Cures, Repurchases and Substitutions” in this free writing prospectus for a summary of certain representations and warranties.

Book-Entry Registration Will Mean You Will Not Be Recognized as a Holder of Record

Your certificates will be initially represented by one or more certificates registered in the name of Cede & Co., as the nominee for DTC, and will not be registered in your name.  As a result, you will not be recognized as a certificateholder, or holder of record of your certificates. See “Description of the Offered Certificates—Delivery, Form, Transfer and Denomination—Book—Entry Registration” in this free writing prospectus and “Risk Factors—Problems with Book-Entry Registration” in the prospectus for a discussion of important considerations relating to not being a certificateholder of record.

Tax Matters and Changes in Tax Law May Adversely Impact the Mortgage Loans or Your Investment

Tax Considerations Relating to Foreclosure

If the issuing entity acquires a mortgaged property subsequent to a default on the related mortgage loan or companion loan pursuant to a foreclosure or deed in lieu of foreclosure, the special servicer would be required to retain an independent contractor to operate and manage such mortgaged property.  Among other items, the independent contractor generally will not be able to perform construction work other than repair, maintenance or certain types of tenant build-outs, unless the construction was more than 10% completed when defaulted or the default of the mortgage loan becomes imminent.  Any (i) net income from such operation (other than qualifying “rents from real property”) (ii) rental income based on the net profits of a tenant or sub-tenant or allocable to a service that is non-customary in the area and for the type of property involved and (iii) rental income attributable to personal property leased in connection with a lease of real property, if the rent attributable to the personal property exceeds 15% of the total rent for the taxable year, will subject the Lower-Tier REMIC to federal tax (and possibly state or local tax) on such income at the highest marginal corporate tax rate.  No determination has been made whether any portion of the income from the Mortgaged Properties constitutes “rent from real property”.  Any such imposition of tax will reduce the net proceeds available for distribution to certificateholders.  The special servicer may permit the Lower-Tier REMIC to earn “net income from foreclosure property” that is subject to tax if it determines that the net after-tax benefit to holders of certificates is greater than under another method of operating or leasing the mortgaged property.  See “The Pooling and Servicing Agreement—Realization Upon Mortgage Loans—Standards for Conduct Generally in Effecting Foreclosure or the Sale of Defaulted Loans” in this free writing prospectus.  In addition, if the issuing entity were to acquire one or more mortgaged properties pursuant to a foreclosure or deed in lieu of foreclosure, upon acquisition of those mortgaged properties, the issuing entity may in certain jurisdictions, particularly in New York, be required to pay state or local transfer or excise taxes upon liquidation of such properties.  Such state or local taxes may reduce net proceeds available for distribution to the certificateholders.

Certain Federal Tax Considerations Regarding Original Issue Discount

Certain classes of certificates may be issued with “original issue discount” for federal income tax purposes, which generally will result in recognition of taxable income in advance of the receipt of cash attributable to that income.  Accordingly, investors must have sufficient sources of cash to pay any federal, state or local income taxes with respect to original issue discount that may exceed distributions on the certificates in any given taxable year.  See “Material Federal Income Tax Consequences” in this free writing prospectus and “Material Federal Income Tax Consequences—REMICs—Taxation of Owners of REMIC Regular Certificates—Original Issue Discount” in the prospectus.

REMIC Status

If an entity intended to qualify as a REMIC fails to satisfy one or more of the REMIC provisions of the Code during any taxable year, the Code provides that such entity will not be treated as a REMIC for such year and any year thereafter. In such event, the issuing entity, including the Upper-Tier REMIC and the Lower-Tier REMIC, would likely be treated as one or more separate associations taxable as a corporation under Treasury regulations, and the offered certificates may be treated as stock interests in those associations and not as debt instruments. The Code authorizes the granting of relief from disqualification if failure to meet one or more of the requirements for REMIC status occurs inadvertently and steps are taken to correct the conditions that caused disqualification within a reasonable time after the discovery of the disqualifying event. The relief may be granted by either allowing continuation as a REMIC or by ignoring the cessation entirely. However, any such relief may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the REMIC’s income for the period of time during which the requirements for REMIC status are not satisfied. While the United States Department of the Treasury is authorized to issue regulations regarding the granting of relief from disqualification if the failure to meet one or more of the requirements of REMIC status occurs inadvertently and in good faith, no such regulations have been issued.

In addition, changes to REMIC restrictions on loan modifications may impact your investment in the offered certificates.  See “Risk Factors—Changes to REMIC Restrictions on Loan Modifications May Impact an Investment in the Certificates” in the prospectus.

State and Local Tax Considerations

In addition to the federal income tax consequences described under the heading “Material Federal Income Tax Consequences” in the prospectus, potential purchasers should consider the state and local income tax consequences of the acquisition, ownership and disposition of the offered certificates.  State and local income tax laws may differ substantially from the corresponding federal law, and this free writing prospectus does not purport to describe any aspects of the income tax laws of the states or localities in which the mortgaged properties are located or of any other applicable state or locality.

It is possible that one or more jurisdictions may attempt to tax nonresident holders of offered certificates solely by reason of the location in that jurisdiction of the depositor, the trustee, the certificate administrator, the sponsors, a related borrower or a mortgaged property or on some other basis, may require nonresident holders of certificates to file returns in such jurisdiction or may attempt to impose penalties for failure to file such returns; and it is possible that any such jurisdiction will ultimately succeed in collecting such taxes or penalties from nonresident holders of offered certificates.  We cannot assure you that holders of offered certificates will not be subject to tax in any particular state or local taxing jurisdiction.

If any tax or penalty is successfully asserted by any state or local taxing jurisdiction, none of the depositor, the sponsors, the related borrower, the trustee, the certificate administrator, the operating advisor, the master servicer or the special servicer will be obligated to indemnify or otherwise to reimburse the holders of certificates for such tax or penalty.

You should consult with your own tax advisor with respect to the various state and local tax consequences of an investment in the offered certificates.

Combination or “Layering” of Multiple Risks May Significantly Increase Risk of Loss

Although the various risks discussed in this free writing prospectus are generally described separately, you should consider the potential effects of the interplay of multiple risk factors.  Where more than one significant risk factor is present, the risk of loss to an investor in the certificates may be significantly increased.

DESCRIPTION OF THE MORTGAGE POOL

General

The issuing entity with respect to the Certificates will be Citigroup Commercial Mortgage Trust 2013-GC15 (the “Issuing Entity”).  The assets of the Issuing Entity will consist of a pool of 97 fixed rate mortgage loans (collectively (including, without limitation, any REO Mortgage Loan), the “Mortgage Loans” or the “Mortgage Pool”) with an aggregate principal balance as of the respective due dates in September 2013 for the Mortgage Loans (or, in the case of any Mortgage Loan that has its first due date in October 2013, the date that would have been its due date in September 2013 under the terms of that Mortgage Loan if a monthly payment were scheduled to be due in that month) (collectively, the “Cut-off Date”), after deducting payments of principal due on such date, of approximately $1,115,180,033 (with respect to each Mortgage Loan, the “Cut-off Date Balance” and, in the aggregate, the “Initial Pool Balance”).  Each Mortgage Loan is evidenced by one or more promissory notes or similar evidence of indebtedness (each a “Mortgage Note”) and in each case secured by (or, in the case of an indemnity deed of trust, backed by a guaranty that is secured by) a mortgage, deed of trust or other similar security instrument (a “Mortgage”) creating a first lien on a fee simple and/or leasehold interest in a retail, mixed use, hospitality, multifamily, office, industrial or self storage property (each, a “Mortgaged Property”).  The Mortgage Loans are generally non-recourse loans.  In the event of a borrower default on a non-recourse Mortgage Loan, recourse may be had only against the specific Mortgaged Property and the other limited assets securing the Mortgage Loan, and not against the borrower’s other assets.

Of the Mortgage Loans to be included in the Issuing Entity:

●
Twenty (20) Mortgage Loans (the “CGMRC Mortgage Loans”), representing approximately 34.3% of the Initial Pool Balance, were originated by Citigroup Global Markets Realty Corp., a New York corporation (“CGMRC”);

●
Fifteen (15) Mortgage Loans (together with the RMFC Mortgage Loan, the RMFP Mortgage Loan and the RMFA Mortgage Loan, the “Rialto Mortgage Loans”), representing approximately 14.9% of the Initial Pool Balance, were originated by Rialto Mortgage Finance, LLC, a Delaware limited liability company (“Rialto”);

●
Eight (8) Mortgage Loans (together with the GS CRE Mortgage Loans the “GSMC Mortgage Loans”), representing approximately 10.3% of the Initial Pool Balance, were originated by Goldman Sachs Mortgage Company, a New York limited partnership (“GSMC”);

●
Ten (10) Mortgage Loans (the “SMF I Mortgage Loans”), representing approximately 8.7% of the Initial Pool Balance, were originated by Starwood Mortgage Capital LLC (formerly Archetype Mortgage Capital LLC), a Delaware limited liability company (“SMC”);

●
Sixteen (16) Mortgage Loans (the “RAIT Mortgage Loans”), representing approximately 8.1% of the Initial Pool Balance, were originated by RAIT Funding, LLC, a Delaware limited liability company (“RAIT”);

●
Eight (8) Mortgage Loans (the “Redwood Mortgage Loans”), representing approximately 7.7% of the Initial Pool Balance, were originated by Redwood Commercial Mortgage Corporation, a Delaware corporation (“RCMC”);

●
Three (3) Mortgage Loans (the “GS CRE Mortgage Loans”), representing approximately 6.7% of the Initial Pool Balance, were originated by GS Commercial Real Estate LP, a Delaware limited partnership (“GS CRE”);

●
Fourteen (14) Mortgage Loans (the “Bancorp Mortgage Loans”), representing approximately 6.4% of the Initial Pool Balance, were originated by The Bancorp Bank, a Delaware state-chartered bank (“Bancorp”);

●	One (1) Mortgage Loan (the “RMFC Mortgage Loan”), representing approximately 1.6% of the Initial Pool Balance, was originated by RMF Commercial, LLC, a Delaware limited liability company (“RMFC”);

●	One (1) Mortgage Loan (the “RMFP Mortgage Loan”), representing approximately 1.0% of the Initial Pool Balance, was originated by RMF Partner, LLC, a Delaware limited liability company (“RMFP”); and

●	One (1) Mortgage Loan (the “RMFA Mortgage Loan”), representing approximately 0.3% of the Initial Pool Balance, was originated by RMF Alliance, LLC, a Delaware limited liability company (“RMFA”).

CGMRC, Rialto, RMFC, RMFP, RMFA, GSMC, GS CRE, SMC, RAIT, RCMC and Bancorp are referred to in this free writing prospectus as the “Originators”.  The RMFC Mortgage Loan, the RMFP Mortgage Loan and the RMFA Mortgage Loan were originated for sale to Rialto.  Rialto has acquired or will acquire the RMFC Mortgage Loan, the RMFP Mortgage Loan and the RMFA Mortgage Loan on or prior to the Closing Date.  The GS CRE Mortgage Loans were originated for sale to GSMC.  GSMC has acquired or will acquire the GS CRE Mortgage Loans on or prior to the Closing Date.  Starwood Mortgage Funding I LLC (“SMF I”) has acquired or will acquire the SMF I Mortgage Loans from SMC on or prior to the Closing Date.  Citigroup Commercial Mortgage Securities Inc. (the “Depositor”) will acquire the Mortgage Loans from CGMRC, Rialto, GSMC, SMF I, RCMC, RAIT and Bancorp (collectively, the “Sponsors”) on or about September 30, 2013 (the “Closing Date”).  The Depositor will cause the Mortgage Loans in the Mortgage Pool to be assigned to the Trustee pursuant to the 2013-GC15 pooling and servicing agreement, dated as of September 1, 2013 (the “Pooling and Servicing Agreement”)  among the Depositor, the Master Servicer, the Special Servicer, the Operating Advisor, the Certificate Administrator and the Trustee.

Certain Calculations and Definitions

This free writing prospectus sets forth certain information with respect to the Mortgage Loans and the Mortgaged Properties.  The sum in any column of the tables presented in Annex A, Annex B and Annex C to this free writing prospectus may not equal the indicated total due to rounding.  The information in Annex A, Annex B, and Annex C to this free writing prospectus with respect to the Mortgage Loans (or the Whole Loan, if applicable) and the Mortgaged Properties is based upon the Mortgage Pool as it is expected to be constituted as of the close of business on the Closing Date, assuming that (i) all scheduled principal and interest payments due on or before the Cut-off Date will be made, (ii) there will be no principal prepayments on or before the Closing Date and (iii) each Mortgage Loan with an anticipated repayment date pays in full on its respective anticipated repayment date.  When information presented in this free writing prospectus with respect to the Mortgaged Properties is expressed as a percentage of the Initial Pool Balance, the percentages are, in the case of multiple Mortgaged Properties securing the same Mortgage Loan, based on an allocated loan amount that has been assigned to the related Mortgaged Properties based upon one or more of the related appraised values, the related underwritten net cash flow or prior allocations reflected in the related loan documents as set forth on Annex A to this free writing prospectus.  The statistics in Annex A, Annex B and Annex C to this free writing prospectus were primarily derived from information provided to the Depositor by each Sponsor, which information may have been obtained from the borrowers.

All debt service coverage ratio and loan-to-value ratio information presented in this free writing prospectus with respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this free writing prospectus as Walpole Shopping Mall is calculated and presented in a manner that reflects the aggregate indebtedness evidenced by that Mortgage Loan and the related Companion Loan, unless otherwise indicated.

With respect to each Mortgaged Property, the appraisal of such Mortgaged Property, the Phase I environmental report, any Phase II environmental report and any seismic or property condition report (each a “Third Party Report”) were prepared prior to the date of this free writing prospectus.  The information included in the Third Party Reports may not reflect the current economic, competitive, market and other conditions with respect to the Mortgaged Properties.  The Third Party Reports may be based on assumptions regarding market conditions and other matters as reflected in those Third Party Reports.  The opinions of value rendered by the appraisers in the appraisals are subject to the assumptions and conditions set forth in those appraisals.

“ADR” means, for any hospitality property, average daily rate.

“Annual Debt Service” means, for any Mortgage Loan or Companion Loan, the current annualized debt service payable on such Mortgage Loan or Companion Loan as of the Cut-off Date (or, if the first due date for such Mortgage Loan or Companion Loan is in October 2013, as of such first due date); provided that with respect to each Mortgage Loan with a partial interest-only period, the Annual Debt Service is calculated based on the debt service due under such Mortgage Loan during the amortization period.

“Appraised Value” means, for each of the Mortgaged Properties and any date of determination, the most current appraised value of such Mortgaged Property as determined by an appraisal of the Mortgaged Property and in accordance with MAI standards.  With respect to each Mortgaged Property, the Appraised Value set forth in this free writing prospectus and on Annex A or Annex B to this free writing prospectus is the “as-is” appraised value unless otherwise specified under “Description of the Mortgage Pool—Appraised Value” in this free writing prospectus, and is in each case as determined by an appraisal made not more than five months prior to the origination date of the related Mortgage Loan, as described under “Appraisal Date” on Annex A to this free writing prospectus.  The appraisals for certain of the Mortgaged Properties state an “as stabilized” or “as renovated” value (as well as an “as-is” value) for such Mortgaged Properties that assume that certain events will occur with respect to the re-leasing, renovation or other repositioning of the Mortgaged Property, and such “as stabilized” or “as renovated” values may, to the extent indicated, be reflected elsewhere in this free writing prospectus, on Annex A to this free writing prospectus, and on Annex B to this free writing prospectus.  For such Appraised Values and other values on a property-by-property basis, see Annex A of this free writing prospectus and the related footnotes.  In addition, for certain Mortgage Loans, the LTV Ratio at Maturity/ARD was calculated based on the “as-stabilized” appraised value for the related Mortgaged Property, as described under the definition of “LTV Ratio at Maturity/ARD”.

“Crossed Group” identifies each group of Mortgage Loans in the Mortgage Pool that are cross-collateralized and cross-defaulted with each other.  Each Crossed Group is identified by a separate letter on Annex A to this free writing prospectus.

“Cut-off Date LTV Ratio” or “Cut-off Date Loan-to-Value Ratio” generally means, with respect to any Mortgage Loan, the ratio, expressed as a percentage of (1) the Cut-off Date Balance of that Mortgage Loan set forth on Annex A to this free writing prospectus divided by (2) the Appraised Value of the related Mortgaged Property set forth on Annex A to this free writing prospectus, except as set forth below:

●	with respect to the Whole Loan, the calculation of the Cut-off Date LTV Ratio is based on the aggregate principal balance of such Mortgage Loan and the related Companion Loan; and

●
with respect to the Mortgage Loans secured by the portfolio of Mortgaged Properties identified on Annex A to this free writing prospectus as PNC Bank, CVS Pharmacy, Bank of America, Wells Fargo, BP North America and Wendy’s, representing in the aggregate approximately 1.6% of the Initial Pool Balance (collectively the “Mission Retail Portfolio Mortgaged Properties”), which Mortgage Loans are cross-collateralized and cross-defaulted with each other, the Cut-off Date Loan-to-Value Ratio has been calculated on an aggregate basis.  The aggregate Cut-off Date Loan-to-Value Ratio of such Mortgage Loans is equal to the aggregate Cut-off Date Balance of such Mortgage Loans divided by the aggregate Appraised Values of the related Mortgaged Properties.

“Debt Yield on Underwritten Net Cash Flow” or “Debt Yield on Underwritten NCF” means, with respect to any Mortgage Loan, the related Underwritten Net Cash Flow divided by the Cut-off Date Balance of that Mortgage Loan, except as set forth below:

●	with respect to the Whole Loan, the calculation of the Debt Yield on Underwritten Net Cash Flow is based on the aggregate principal balance of such Mortgage Loan and the related Companion Loan; and

●
with respect to the Mortgage Loans secured by the Mission Retail Portfolio Mortgaged Properties, which Mortgage Loans are cross-collateralized and cross-defaulted with each other, the Debt Yield on Underwritten Net Cash Flow has been calculated on an aggregate basis.  The aggregate Debt Yield on Underwritten Net Cash Flow of such Mortgage Loans is equal to the aggregate Underwritten Net Cash Flow produced by the related Mortgaged Properties divided by the aggregate Cut-off Date Balances of such Mortgage Loans.

“Debt Yield on Underwritten Net Operating Income” or “Debt Yield on Underwritten NOI” means, with respect to any Mortgage Loan, the related Underwritten Net Operating Income divided by the Cut-off Date Balance of that Mortgage Loan, except as set forth below:

●
with respect to the Whole Loan, the calculation of the Debt Yield on Underwritten Net Operating Income is based on the aggregate principal balance of such Mortgage Loan and the related Companion Loan; and

●
with respect to the Mortgage Loans secured by the Mission Retail Portfolio Mortgaged Properties, which Mortgage Loans are cross-collateralized and cross-defaulted with each other, the Debt Yield on Underwritten Net Operating Income has been calculated on an aggregate basis.  The aggregate Debt Yield on Underwritten Net Operating Income of such Mortgage Loans is equal to the aggregate Underwritten Net Operating Income produced by the related Mortgaged Properties divided by the aggregate Cut-off Date Balances of such Mortgage Loans.

“DSCR,” “Debt Service Coverage Ratio,” “Cut-off Date DSCR” or “Underwritten NCF DSCR” generally means, for any Mortgage Loan, the ratio of Underwritten Net Cash Flow produced by the related Mortgaged Property or Mortgaged Properties to the aggregate amount of the Annual Debt Service, except as set forth below:

●	with respect to the Whole Loan, the calculation of the DSCR is based on the Annual Debt Service of such Mortgage Loan and the related Companion Loan; and

●
with respect to the Mortgage Loans secured by the Mission Retail Portfolio Mortgaged Properties, which Mortgage Loans are cross-collateralized and cross-defaulted with each other, the Underwritten NCF DSCR has been calculated on an aggregate basis.  The aggregate Underwritten NCF DSCR of such Mortgage Loans is equal to the aggregate Underwritten Net Cash Flow produced by the related Mortgaged Properties divided by the aggregate Annual Debt Service of such Mortgage Loans.

“Hard Lockbox” means that the borrower is required to direct the tenants to pay rents directly to a lockbox account controlled by the lender.  Hospitality properties and manufactured housing community properties are considered to have a hard lockbox if credit card receivables are required to be deposited directly into the lockbox account even though cash, checks or “over the counter” receipts are deposited by the manager of the related Mortgaged Property into the lockbox account controlled by the lender.

However, with respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this free writing prospectus as St. Augustine, representing approximately 1.6% of the Initial Pool Balance (which Mortgage Loan is described on Annex A to this free writing prospectus as having a Hard Lockbox as of the Cut-off Date), the non-recourse carveout guarantor, Store Capital Corporation (“STORE”) has an agreement with Midland Loan Services, a Division of PNC Bank, National Association (“Midland”), whereby Midland performs cash management and other services, including the collection of rent from properties owned by STORE and its subsidiaries, including the borrower under the related Mortgage Loan. Prior to the occurrence of an event of default under the related Mortgage Loan documents, the sole tenant is required to make rent payments directly to Midland and Midland is required to deliver 100% of the rents to the lender controlled lockbox account within one business day of its receipt.  Upon the occurrence and during the continuation of an event of default under the Mortgage Loan, the tenant is required to deposit rent directly into the lender controlled lockbox.

In addition, although the Mortgage Loans secured by the Mission Retail Portfolio Mortgaged Properties, collectively representing approximately 1.6% of the Initial Pool Balance (which Mortgage Loans are described on Annex A to this free writing prospectus as having a Hard Lockbox as of the Cut-off Date), the related Mortgage Loans actually closed without a lockbox.   Pursuant to the terms of the Mortgage Loan documents, the borrowers were required to establish a Hard Lockbox by August 31, 2013.  However, the borrowers have not established a Hard Lockbox as of the date of this free writing prospectus, and we cannot assure you that they will do so.  The failure of such borrowers to comply with the obligation to establish a Hard Lockbox shall, at lender’s option, constitute an event of default under such Mortgage Loans.

“In-Place Cash Management” means, for funds directed into a lockbox, such funds are generally not made immediately available to the related borrower, but instead are forwarded to a cash management account controlled by the lender and the funds are disbursed according to the related loan documents with any excess remitted to the related borrower (unless an event of default under the loan documents or one or more specified trigger events have occurred and are outstanding), generally on a daily basis.

“Largest Tenant” means, with respect to any Mortgaged Property, the tenant occupying the largest amount of net rentable square feet.

“Largest Tenant Lease Expiration” means the date at which the applicable Largest Tenant’s lease is scheduled to expire.

“Loan Per Unit” means the principal balance per unit of measure as of the Cut-off Date.

“Maturity Date/ARD LTV Ratio”, “Maturity Date/ARD Loan-to-Value Ratio” or “LTV Ratio at Maturity/ARD” means, with respect to any Mortgage Loan, the ratio, expressed as a percentage of (1) the balloon balance of a Mortgage Loan as adjusted to give effect to the amortization of the applicable Mortgage Loan as of its maturity date or anticipated repayment date, as applicable, assuming no prepayments or defaults, divided by (2) the Appraised Value of the related Mortgaged Property shown on Annex A to this free writing prospectus, except as set forth below:

●	with respect to the Whole Loan, the calculation of the LTV Ratio at Maturity/ARD is based on the aggregate balloon balance of such Mortgage Loan and the related Companion Loan;

●
with respect to the Mortgage Loans secured by the Mission Retail Portfolio Mortgaged Properties, which Mortgage Loans are cross-collateralized and cross-defaulted with each other, the Maturity Date/ARD Loan-to-Value Ratio has been calculated on an aggregate basis.  The aggregate Maturity Date/ARD Loan-to-Value Ratio of such Mortgage Loans is equal to the aggregate balloon balances of such Mortgage Loans divided by the aggregate Appraised Values of the related Mortgaged Properties; and

●
with respect to the Mortgage Loans secured by the Mortgaged Properties or portfolio of Mortgaged Properties identified in the table below, the respective LTV Ratio at Maturity/ARD was calculated using the related “as stabilized” Appraised Values, as opposed to the “as-is” Appraised Values, each as set forth below.

Mortgaged Property Name	% of Initial Pool Balance	Maturity Date/ARD LTV Ratio (“As Stabilized”)	“As Stabilized” Appraised Value	Maturity Date LTV/ARD Ratio (“As-Is”)	“As-Is” Appraised Value

South Beach Marriott	5.8%	45.5%	$143,000,000	52.8%	$123,000,000
Group 10 Hotel Portfolio	2.3%	34.5%	$48,800,000	42.7%	$39,500,000
Walpole Shopping Mall	1.6%	63.7%	$91,200,000	67.5%	$86,000,000
SC Warehouse Score I Portfolio (1)	1.4%	50.5%	$25,700,000	53.5%	$24,250,000
HGI Shreveport & HI Natchez	1.3%	47.2%	$23,200,000	53.4%	$20,500,000
Hampton Inn & Suites Folsom	1.2%	46.1%	$22,300,000	51.1%	$20,100,000
HGI Victorville	1.0%	47.7%	$18,700,000	52.1%	$17,100,000
100 Lexington	0.9%	61.2%	$13,550,000	61.9%	$13,400,000
Martin Downs Town Center	0.6%	64.9%	$10,050,000	67.2%	$9,700,000
Mustang Creek Plaza & Paloma Creek Shopping Center(2)	0.5%	53.3%	$9,055,000	53.8%	$8,980,000
Crawford-Devon Shopping Center	0.4%	50.2%	$7,900,000	51.9%	$7,650,000
Camden Village	0.4%	59.8%	$6,450,000	61.7%	$6,250,000
Magnolia Court	0.4%	49.3%	$7,800,000	55.7%	$6,900,000
Whispering Oaks Apartments	0.4%	60.2%	$6,110,000	70.1%	$5,250,000

(1)
The Maturity Date/ARD LTV Ratio is calculated using the “as stabilized” Appraised Value solely for the following Mortgaged Properties:  1020 Idlewilde Boulevard, 103 Lachicotte Road, 30 Commerce Boulevard, 1025 Technology Drive and 251 Corporate Park Boulevard.

(2)	The Maturity Date/ARD LTV Ratio is calculated using the “as stabilized” Appraised Value solely for the Mustang Creek Plaza Mortgaged Property.

We cannot assure you that the value of any particular Mortgaged Property will not have declined from the Appraised Value shown on Annex A to this free writing prospectus.  No representation is made that any Appraised Value presented in this free writing prospectus would approximate either the value that would be determined in a current appraisal of the Mortgaged Property or the amount that would be realized upon a sale of the Mortgaged Property.

“Most Recent NOI” and “Trailing 12 NOI” (which is for the period ending as of the date specified in Annex A to this free writing prospectus) is the net operating income for a Mortgaged Property as established by information provided by the borrowers, except that in certain cases such net operating income has been adjusted by removing certain non-recurring expenses and revenue or by certain other normalizations.  Most Recent NOI and Trailing 12 NOI do not necessarily reflect accrual of certain costs such as taxes and capital expenditures and do not reflect non-cash items such a depreciation or amortization.  In some cases, capital expenditures may have been treated by a borrower as an expense or expenses treated as capital expenditures.  Most Recent NOI and Trailing 12 NOI were not necessarily determined in accordance with generally accepted accounting principles.  Moreover, Most Recent NOI and Trailing 12 NOI are not a substitute for net income determined in accordance with generally accepted accounting principles as a measure of the results of a property’s operations or a substitute for cash flows from operating activities determined in accordance with generally accepted accounting principles as a measure of liquidity and in certain cases may reflect partial year annualizations.

“Occupancy” means, unless the context clearly indicates otherwise, (i) in the case of multifamily, rental, manufactured housing community and mixed-use (to the extent the related Mortgaged Property includes multifamily space) properties, the percentage of rental Units or Pads, as applicable, that are rented as of the Occupancy Date; (ii) in the case of office, retail, industrial, mixed-use (to the extent the related Mortgaged Property includes retail or office space) and self storage properties, the percentage of the net rentable square footage rented as of the Occupancy Date (subject to, in the case of certain Mortgage Loans, one or more of the additional leasing assumptions); and (iii) in the case of hospitality properties, the percentage of available Rooms occupied for the trailing 12-month period ending on Occupancy Date.  In some cases, occupancy was calculated based on assumptions regarding occupancy, such as the assumption that a certain tenant at the Mortgaged Property that has executed a lease, but has not yet taken occupancy and/or has not yet commenced paying rent, will take occupancy on a future date generally expected to occur within twelve months of the Cut-off Date; assumptions regarding the renewal of particular leases and/or the re-leasing of certain space at the related Mortgaged

Property; in some cases, assumptions regarding leases under negotiation being executed; in some cases, assumptions regarding tenants taking additional space in the future if currently committed to do so or, in some cases, the exclusion of dark tenants, tenants with material aged receivables, tenants that may have already given notice to vacate their space, bankrupt tenants that have not yet affirmed their lease and certain additional leasing assumptions.  See footnotes to Annex A to this free writing prospectus for additional occupancy assumptions. We cannot assure you that the assumptions made with respect to any Mortgaged Property will, in fact, be consistent with that Mortgaged Property’s actual occupancy.  See “—Tenant Issues” below.

“Occupancy Date” means the date of determination of the Occupancy of a Mortgaged Property.

“Original Balance” means the principal balance of the Mortgage Loan as of the date of origination.

“Prepayment Penalty Description” or “Prepayment Provision” means the number of payments from the first due date through and including the maturity date or anticipated repayment date, as applicable, for which a Mortgage Loan is, as applicable, (i) locked out from prepayment, (ii) provides for payment of a prepayment premium or yield maintenance charge in connection with a prepayment, (iii) permits defeasance and/or (iv) permits prepayment without a payment of a prepayment premium or a yield maintenance charge.

“Related Group” identifies each group of Mortgage Loans in the Mortgage Pool with sponsors affiliated with other sponsors in the Mortgage Pool.  Each Related Group is identified by a separate number on Annex A to this free writing prospectus.

“RevPAR” means, with respect to any hospitality property, revenues per available room.

“Soft Lockbox” means that the related borrower is required to deposit or cause the property manager to deposit all rents collected into a lockbox account.  Hospitality properties are considered to have a soft lockbox if credit card receivables, cash, checks or “over the counter” receipts are deposited into the lockbox account by the borrower or property manager.

“Soft Springing Lockbox” means that the related borrower is required to deposit, or cause the property manager to deposit, all rents collected into a lockbox account until the occurrence of an event of default under the loan documents or one or more specified trigger events, at which time the lockbox converts to a Hard Lockbox.

“Springing Cash Management” means, until the occurrence of an event of default under the Mortgage Loan documents or one or more specified trigger events, revenue from the lockbox is forwarded to an account controlled by the related borrower or is otherwise made available to the related borrower. Upon the occurrence of an event of default or such a trigger event, the Mortgage Loan documents require the related revenue to be forwarded to a cash management account controlled by the lender and the funds are disbursed according to the related loan documents.  One (1) Mortgage Loan secured by the Mortgaged Property identified on Annex A to this free writing prospectus as Walpole Shopping Mall, representing approximately 1.6% of the Initial Pool Balance,  currently has “in-place” cash management but is shown on Annex A-1 as having “springing” cash management.  Cash management will revert to springing in the event the borrower delivers cash or a letter of credit in the amount of $572,000.

“Springing Lockbox” means a lockbox that is not currently in place, but the related loan documents require the imposition of a lockbox upon the occurrence of an event of default under the loan documents or one or more specified trigger events.

“Underwritten Expenses” with respect to any Mortgage Loan or Mortgaged Property, means an estimate of operating expenses, as determined by the related Originator and generally derived from historical expenses at the Mortgaged Property, the borrower’s budget or appraiser’s estimate, in some cases adjusted for significant occupancy increases and a market-rate management fee.  We cannot assure you that the assumptions made with respect to any Mortgaged Property will, in fact, be consistent with that Mortgaged Property’s actual performance.

“Underwritten Net Cash Flow,” “Net Cash Flow” or “Underwritten NCF” with respect to any Mortgage Loan or Mortgaged Property, means cash flow available for debt service, generally equal to the Underwritten NOI decreased by an amount that the related Originator has determined for tenant improvement and leasing commissions and / or replacement reserves for capital items.  Underwritten NCF does not reflect debt service or non-cash items such as depreciation or amortization. In determining rental revenue for multifamily rental, manufactured housing community and self storage properties, the related Originator either reviewed rental revenue shown on the certified rolling 12-month operating statements or annualized the rental revenue and reimbursement of expenses shown on rent rolls or recent partial year operating statements with respect to the prior one- to 12-month periods.

The Underwritten Net Cash Flow for each Mortgaged Property is calculated based on the basis of numerous assumptions and subjective judgments (including, but not limited to, with respect to future occupancy and rental rates), which, if ultimately proved erroneous, could cause the actual net cash flow for the Mortgaged Property to differ materially from the Underwritten Net Cash Flow set forth in this free writing prospectus.  In some cases, historical net cash flow for a particular Mortgaged Property, and/or the net cash flow assumed by the applicable appraiser in determining the Appraised Value of the Mortgaged Property, may be less (and, perhaps, materially less) than the Underwritten Net Cash Flow shown in this free writing prospectus for such Mortgaged Property.  No representation is made as to the future cash flows of the Mortgaged Properties, nor is the Underwritten Net Cash Flows set forth in this free writing prospectus intended to represent such future cash flows.  See “Risk Factors—Underwritten Net Cash Flow Could Be Based On Incorrect or Failed Assumptions” in this free writing prospectus.

“Underwritten Net Operating Income” or “Underwritten NOI” with respect to any Mortgage Loan or Mortgaged Property, means Underwritten Revenues less Underwritten Expenses, as both are determined by the related Originator, based in part upon borrower supplied information (including but not limited to a rent roll, leases, operating statements and budget) for a recent period which is generally the 12 months prior to the origination date or acquisition date of the Mortgage Loan (or Whole Loan, if applicable), adjusted for specific property, tenant and market considerations.  Historical operating statements may not be available for newly constructed Mortgaged Properties, Mortgaged Properties with triple net leases, Mortgaged Properties that have recently undergone substantial renovations and/or newly acquired Mortgaged Properties.

The Underwritten NOI for each Mortgaged Property is calculated based on the basis of numerous assumptions and subjective judgments (including, but not limited to, with respect to future occupancy and rental rates), which, if ultimately proved erroneous, could cause the actual net operating income for the Mortgaged Property to differ materially from the Underwritten NOI set forth in this free writing prospectus.  In some cases, historical net operating income for a particular Mortgaged Property, and/or the net operating income assumed by the applicable appraiser in determining the Appraised Value of the Mortgaged Property, may be less (and, perhaps, materially less) than the Underwritten NOI shown in this free writing prospectus for such Mortgaged Property.  No representation is made as to the future cash flows of the Mortgaged Properties, nor is the Underwritten NOI set forth in this free writing prospectus intended to represent such future cash flows.

“Underwritten Revenues” or “Underwritten EGI” with respect to any Mortgage Loan or Mortgaged Property, means an estimate of operating revenues, as determined by the related Originator and generally derived from the rental revenue (which may include rental revenue related to reimbursement of tenant improvements and leasing commissions) based on leases in place, leases that have been executed but the tenant is not yet paying rent, leases that are being negotiated and expected to be signed, additional space that a tenant has committed to take and in certain cases contractual rent steps generally within 12 months past the Cut-off Date, in certain cases certain appraiser estimates of rental income, and in some cases adjusted downward to market rates, with vacancy rates equal to the Mortgaged Property’s historical rate, current rate, market rate or an assumed vacancy as determined by the related Originator; plus any additional recurring revenue fees.  In certain cases, with respect to Mortgaged Properties with leases with rent increases or rent decreases during the term of the related Mortgage Loan, Underwritten Revenues were based on the average rent over the term of the Mortgage Loan.   In some cases the related Originator included revenue otherwise payable by a tenant but for the existence of an initial “free rent” period or a permitted rent abatement while the leased space is built out.  See “—Tenant Issues” below.

“Units,” “Rooms,” “Beds” or “Pads” means (a) in the case of a Mortgaged Property operated as multifamily housing, the number of apartments, regardless of the size of or number of rooms in such apartment, (b) in the case of a Mortgaged Property operated as a hospitality property, the number of guest rooms or (c) in the case of a Mortgaged Property operated as a manufactured housing community property, the number of pads for manufactured homes.

“Weighted Average Mortgage Loan Rate” means the weighted average of the Mortgage Loan Rates as of the Cut-off Date.

Statistical Characteristics of the Mortgage Loans

Overview

General Mortgage Loan Characteristics
(As of the Cut-off Date, unless otherwise indicated)

All Mortgage Loans
Initial Pool Balance(1)	$1,115,180,033
Number of Mortgage Loans	97
Number of Mortgaged Properties	129
Average Cut-off Date Mortgage Loan Balance	$11,496,701
Weighted Average Mortgage Loan Rate(2)	5.1643%
Range of Mortgage Loan Rates(2)	4.3900% - 6.0950%
Weighted Average Cut-off Date Loan-to-Value Ratio(2)(3)	65.6%
Weighted Average Maturity Date/ARD Loan-to-Value Ratio(2)(3)(4)	56.3%
Weighted Average Cut-off Date Remaining Term to Maturity or Anticipated Repayment Date (months)(4)	106
Weighted Average Cut-off Date DSCR(2)	1.61x
Full-Term Amortizing Balloon Mortgage Loans	53.4%
Partial Interest-Only Balloon Mortgage Loans	25.0%
Interest-Only Balloon Mortgage Loans(4)	21.5%

(1)	Subject to a permitted variance of plus or minus 5%.

(2)
With respect to the Mortgage Loan that is part of the whole loan, the related companion loan is included for the purposes of calculating the Cut-off Date Loan-to-Value Ratio, Maturity Date/ARD Loan-to-Value Ratio and Cut-off Date DSCR.  With respect to the Mortgage Loans secured by the Mission Retail Portfolio Mortgaged Properties, which Mortgage Loans are cross-collateralized and cross-defaulted with each other, the Cut-off Date Loan-to-Value Ratio, Maturity Date/ARD Loan-to-Value Ratio and Cut-off Date DSCR of such Mortgage Loans are presented in the aggregate unless otherwise indicated.  Other than as specifically noted, the Cut-off Date Loan-to-Value Ratio, Maturity Date/ARD Loan-to-Value Ratio, Cut-off Date DSCR and Mortgage Loan Rate information for each Mortgage Loan is presented in this free writing prospectus without regard to any other indebtedness (whether or not secured by the related Mortgaged Property, ownership interests in the related borrower or otherwise) that currently exists or that may be incurred by the related borrower or its owners in the future.

(3)
Unless otherwise indicated, the Cut-off Date Loan-to-Value Ratio and the Maturity Date/ARD Loan-to-Value Ratio are calculated utilizing the “as-is” appraised value.  However, in the case of certain Mortgage Loans, the Maturity Date/ARD Loan-to-Value Ratio was calculated using an “as stabilized” or “as renovated” appraised value instead of the related “as-is” appraised value.  See “Description of the Mortgage Pool—Certain Calculations and Definitions” in this free writing prospectus for further information regarding those Mortgage Loans.

(4)
Includes the Mortgage Loans secured by the Mortgaged Properties identified on Annex A to this free writing prospectus as 125 Third Avenue and 400 Broome Street, representing approximately 5.4% and 4.5%, respectively, of the Initial Pool Balance as of the Cut-off Date, that each have an Anticipated Repayment Date and are assumed to mature and pay in full on their respective Anticipated Repayment Dates.

See “Description of the Mortgage Pool—Certain Calculations and Definitions” in this free writing prospectus for important general and specific information regarding the manner of calculation of the underwritten debt service coverage ratios and loan-to-value ratios.

All of the Mortgage Loans are expected to have substantial remaining principal balances as of their respective stated maturity dates or anticipated repayment dates, as applicable.  This includes 77 Mortgage Loans, representing approximately 53.4% of the Initial Pool Balance which pay principal and interest for their entire terms, 15 Mortgage Loans, representing approximately 25.0% of the Initial Pool Balance, that pay interest-only for a portion of their respective terms and five Mortgage Loans, representing approximately 21.5% of the Initial Pool Balance, that pay interest-only for their entire terms through maturity or anticipated repayment dates, as applicable.

The issuing entity will include 16 individual Mortgage Loans, collectively representing approximately 15.8% of the Initial Pool Balance, ten of which represent the obligations of multiple borrowers that are liable on a joint and several basis for the repayment of the entire indebtedness evidenced by the subject Mortgage Loan, and six of which are collectively secured by the Mission Retail Portfolio Mortgaged Properties, as to which the related Mortgage Loans represent the separate obligations of each borrower under the subject Mortgage Loan but are cross-collateralized and cross-defaulted with each other.

In addition, with respect to the six cross-collateralized and cross-defaulted Mortgage Loans collectively secured by the Mission Retail Portfolio Mortgaged Properties, collectively representing approximately 1.6% of the Initial Pool Balance, although the Cut-off Date Loan-to-Value Ratio, Debt Yield on Underwritten Net Cash Flow of such Mortgage Loans, Debt Yield on Underwritten Net Operating Income, Underwritten NCF DSCR, Maturity Date/ARD Loan-to-Value Ratio and certain other information is presented in this free writing prospectus on an aggregate basis for such Mortgage Loans where indicated, each such Mortgage Loan requires excess cash flow after payment of debt service, operating expenses and reserve deposits to be deposited into an account as additional collateral during certain trigger periods, which commence upon certain events, including that the debt service coverage ratio on such Mortgage Loan is less than 1.15x or the occurrence of certain specified tenant-related trigger periods.  For purposes of determining whether a trigger period on any such Mortgage Loan exists, the debt service coverage ratio is calculated solely with respect to such Mortgage Loan and not with respect to such cross-collateralized Mortgage Loans in the aggregate.  However, with respect to all such Mortgage Loans, each of which is secured by a Mortgaged Property ground leased or leased to a single tenant, tenant-related trigger periods are triggered for all of the Mortgage Loans by certain tenant events at any of the Mortgaged Properties that continue to cross-collateralize such group of Mortgage Loans, including a tenant’s default beyond applicable notice and cure periods, failing to be in physical possession of its space, “going dark”, terminating its lease, being subject to certain insolvency events, and with respect to tenant PNC, failing to renew its lease by a specified date.  The Mortgaged Properties securing such Mortgage Loans may be released from cross-collateralization as described under “—Defeasance; Collateral Substitution” and “—Partial Releases.”  As described above in the definition of “Hard Lockbox”, the effectiveness of the foregoing provisions regarding excess cash flow is dependent upon a lockbox being established for such Mortgage Loans.  As described above, the related borrowers have not established a lockbox by the date they were required to do so, and we cannot assure you a lockbox will be established.

Property Types

Retail Properties

Forty-seven (47) retail properties, representing collateral for approximately 32.4% of the Initial Pool Balance by allocated loan amount, secure, in whole or in part, 44 of the Mortgage Loans.

The presence or absence of an “anchor tenant” or a “shadow anchor tenant” in or near a retail property also can be important because anchors play a key role in generating customer traffic and making a center desirable for other tenants.

Thirty (30) of the retail Mortgaged Properties, representing collateral for approximately 21.6% of the Initial Pool Balance by allocated loan amount, consist of a shopping center or other retail property that is considered by the applicable Sponsor to have at least one “anchor tenant” or “shadow anchor tenant.”  Seventeen (17) of the Mortgaged Properties, representing collateral for approximately 10.7% of the Initial

Pool Balance by allocated loan amount, are retail properties that are considered by the applicable Sponsor to be “unanchored.”

Certain of the retail Mortgaged Properties have specialty use tenants, such as theaters, medical and dental offices, diagnostic laboratories, fitness centers, health clubs, health professional schools, gas stations, night clubs and/or restaurants.  These mortgaged properties and the related leased space may not be readily convertible (or convertible at all) to alternative uses if those properties were to become unprofitable, or the leased spaces were to become vacant, for any reason.  See “—Specialty Use Concentrations” below and “Risk Factors—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses” in this free writing prospectus.

A large number of factors may adversely affect the operation and value of retail properties.  See “Risk Factors—The Various Types of Multifamily and Commercial Properties that May Secure Mortgage Loans Underlying a Series of Offered Certificates May Present Special Risks—Retail Properties” in the prospectus.

Mixed Use Properties

Nine (9) mixed use properties, representing collateral for approximately 15.9% of the Initial Pool Balance by allocated loan amount, secure in whole or in part nine of the Mortgage Loans.

Each of the mixed use properties has one or more multifamily, retail, office, medical office and/or self storage components.  To the extent a mixed use property has multifamily, retail, self storage or office components, such Mortgaged Property is subject to the risks relating to the applicable property types described in “Risk Factors—The Various Types of Multifamily and Commercial Properties that May Secure Mortgage Loans Underlying a Series of Offered Certificates May Present Special Risks—Retail Properties”, “—Office Properties” and “—Self Storage Properties” in the prospectus.  A mixed use property may be subject to additional risks, including the property manager’s inexperience in managing the different property types that comprise such mixed use property.

Certain of the mixed use properties have specialty use tenants, such as medical offices, parking garages and/or restaurants.  These Mortgaged Properties and the related leased space may not be readily convertible (or convertible at all) to alternative uses if those properties were to become unprofitable, or the leased spaces were to become vacant, for any reason.  See “—Specialty Use Concentrations” below and “Risk Factors—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses” in this free writing prospectus.

Hospitality Properties

Thirteen (13) hospitality properties, representing collateral for approximately 14.8% of the Initial Pool Balance by allocated loan amount, secure, in whole or in part, ten of the Mortgage Loans.  Thirteen (13) of the hospitality Mortgaged Properties, representing collateral for approximately 14.8% of the Initial Pool Balance by allocated loan amount, are flagged hotel properties that are affiliated with a franchise or hotel management company through a franchise or management agreement.

A hospitality property subject to a franchise or management agreement is typically required by the hotel chain to satisfy certain criteria or risk termination of its affiliation.  We cannot assure you that the franchise agreement or management agreement will remain in place or that the hotel will continue to be operated under a franchised brand or under its current name.  In addition, transferability of a franchise agreement is generally restricted.  In the event of a foreclosure, the lender or its agent may not have the right to use the franchise license without the franchisor’s consent.  See “Risk Factors—The Various Types of Multifamily and Commercial Properties that May Secure Mortgage Loans Underlying a Series of Offered Certificates May Present Special Risks—Hospitality Properties” in the prospectus.

The following table shows each Mortgaged Property associated with a hotel brand through a license, franchise agreement, operating agreement or management agreement with an expiration date that occurs during the term of such Mortgage Loan and the expiration date of such agreement.  Securing a new franchise license may require significant capital investment for renovations and upgrades necessary to satisfy a franchisor’s requirements.
Mortgaged Property Name	Percentage (%) of the Initial Pool Balance by Allocated Loan Amount	Expiration Year for Related License/Franchise Management Agreement	Mortgage Loan Maturity Date
Holiday Inn & Suites Stockbridge	0.8%	February 2018	September 2023

Hampton Inn Kiln Creek	0.3%	June 2019	August 2023

In each case described above, we cannot assure you the related franchise, licensing or management agreement will be renewed.

In addition, renovations, replacements and other work are ongoing at certain of the hospitality properties in connection with, among other things, franchise agreement and franchisor program requirements.  See “—Redevelopment and Renovation” below.

Certain of the hospitality properties have a parking garage as part of the collateral.  These Mortgaged Properties and the related leased space may not be readily convertible (or convertible at all) to alternative uses if those properties were to become unprofitable, or the leased spaces were to become vacant, for any reason.  See “—Specialty Use Concentrations” below and “Risk Factors—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses” in this free writing prospectus.

A large number of factors may adversely affect the operation and value of hospitality properties.  See “Risk Factors—The Various Types of Multifamily and Commercial Properties that May Secure Mortgage Loans Underlying a Series of Offered Certificates May Present Special Risks—Hospitality Properties” in the prospectus.

Multifamily Properties

Eighteen (18) multifamily properties, representing collateral for approximately 14.1% of the Initial Pool Balance by allocated loan amount, secure, in whole or in part, 16 of the Mortgage Loans.  A large number of factors may adversely affect the operation and value of multifamily properties.  See “Risk Factors—The Various Types of Multifamily and Commercial Properties that May Secure Mortgage Loans Underlying a Series of Offered Certificates May Present Special Risks—Multifamily Rental Properties” in the prospectus.

Additionally, the Mortgaged Properties identified on Annex A to this free writing prospectus as 125 Third Avenue and 400 Broome Street, representing collateral for approximately 5.4% and 4.5%, respectively, of the Initial Pool Balance, are primarily occupied by students.  In each case, however, New York University leases the related Mortgaged Property directly from the related borrower and subleases the space to student sub-tenants.

The Mortgaged Properties identified on Annex A to this free writing prospectus as NorthSteppe Realty 1 and NorthSteppe Realty 2, representing collateral for approximately 1.5% and 0.2%, respectively, of the Initial Pool Balance, are primarily occupied by student tenants.

The Mortgaged Property identified on Annex A to this free writing prospectus as Emerald Isle Apartments, representing collateral for approximately 5.1% of the Initial Pool Balance, has tenants that rely on rent subsidies under the U.S. Department of Housing and Urban Development Housing Choice Voucher Program.  We cannot assure you that such program will be continued in its present form or that the level of assistance provided will be sufficient to generate enough revenues for the related borrower to meet its obligations under the related mortgage loan.  In the case of the Mortgaged Property identified on Annex A to this free writing prospectus as Courtyard Apartments, representing approximately 0.4% of the

Initial Pool Balance, three units at the Mortgaged Property rely on rent subsidies under the Section 8 Tenant-Based Assistance Rental Certificate Program of the U.S. Department of Housing and Urban Development.  We cannot assure you that such program will be continued in its present form or that the level of assistance provided will be sufficient to generate enough revenues for the related borrower to meet its obligations under the related Mortgage Loan.

Office Properties

Eleven (11) office properties, representing collateral for approximately 14.1% of the Initial Pool Balance by allocated loan amount, secure, in whole or in part, ten of the Mortgage Loans.  A large number of factors may adversely affect the operation and value of office properties.  See “Risk Factors—The Various Types of Multifamily and Commercial Properties that May Secure Mortgage Loans Underlying a Series of Offered Certificates May Present Special Risks—Office Properties” in the prospectus.

Certain of the office Mortgaged Properties have specialty use tenants, such as dental or medical offices, long-term care facilities, restaurants, fitness centers, data centers and/or parking garages, as part of the Mortgaged Property.  These Mortgaged Properties and the related leased space may not be readily convertible (or convertible at all) to alternative uses if those properties were to become unprofitable, or the leased spaces were to become vacant, for any reason.  See “—Specialty Use Concentrations” and “Risk Factors—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses” in this free writing prospectus.

Certain of the office Mortgaged Properties derive a portion of Underwritten Net Revenue from parking garages located at the Mortgaged Property.

Industrial Properties

Nineteen (19) industrial properties, representing collateral for approximately 4.9% of the Initial Pool Balance by allocated loan amount, secure, in whole or in part, five of the Mortgage Loans.  A large number of factors may adversely affect the operation and value of industrial properties.  See “Risk Factors—The Various Types of Multifamily and Commercial Properties that May Secure Mortgage Loans Underlying a Series of Offered Certificates May Present Special Risks—Industrial Properties” in the prospectus.

Self Storage Properties

Twelve (12) self storage properties, representing collateral for approximately 3.8% of the Initial Pool Balance by allocated loan amount, secure, in whole or in part, five of the Mortgage Loans.  A large number of factors may adversely affect the operation and value of self storage properties.  See “Risk Factors—The Various Types of Multifamily and Commercial Properties that May Secure Mortgage Loans Underlying a Series of Offered Certificates May Present Special Risks—Warehouse, Mini-Warehouse and Self-Storage Facilities” in the prospectus.

Certain self storage Mortgaged Properties also derive a portion of the Underwritten Revenue from one or more of (a) rent derived from storage spaces used primarily for office and/or warehouse use located at the related Mortgaged Property, (b) rent derived from truck rentals located at the Mortgaged Property, (c) rent derived from on-site apartments leased out to third parties, (d) rent derived from cell tower and/or antenna leases, and/or (e) the leasing of certain parking spaces located at the related Mortgaged Properties for purposes of recreational vehicle and/or boat storage.

Specialty Use Concentrations

Certain of the Mortgaged Properties, including the Mortgaged Properties identified on Annex A to this free writing prospectus as Preston Creek Shopping Center, Shoppes of Southbay, Creekview Commons, Greystone Village, Acworth Crossing, The Cornerstone Building, Martin Downs Town Center, Madison

Center, Promenade at Mokena, The Shops at Wellesley, Hurley Plaza, Greenwood Corner Shops, City Centre Building, Hobby Lobby Plaza, Camden Village, The Shoppes at River Chase, Westport Shoppes, Knightdale Crossing, Market at Locust Grove, River Oaks, Lexington Shops, Westgate Plaza, Shoppes at Rivers Edge, Highland Station, Expo Center, Mustang Creek Plaza & Paloma Creek Shopping Center and Wendy’s, which secure approximately 14.1%, in the aggregate, of the Initial Pool Balance by allocated loan amount, have a restaurant as one or more of the five largest tenants (based on net rentable area) or as a single tenant operating at the related Mortgaged Property. Restaurants are subject to certain unique risks including that the restaurant space is not easily convertible to other types of retail or office space and that the restaurant receipts are not only affected by objective factors but by subjective factors. For instance, restaurant receipts are affected by such varied influences as the current personal income levels in the community, an individual consumer’s preference for type of food, style of dining and restaurant atmosphere, the perceived popularity of the restaurant, food safety concerns related to personal health with the handling of food items at the restaurant or by food suppliers and the actions and/or behaviors of staff and management and level of service to the customers.

Certain of the Mortgaged Properties, including the Mortgaged Properties identified on Annex A to this free writing prospectus as Riverbend Shopping Center, Columbia Square, Fairfield Business Center, Shoppes of Southbay, O’Malley Square, Rivers Business Commons, Tampa Festival, The Albuquerque Center, Martin Downs Town Center, Madison Center, Promenade at Mokena, Mustang Creek Plaza & Paloma Creek Shopping Center, The Shops at Wellesley, City Centre Building, Greenwood Corner Shops, Camden Village, Cayuga Professional Center, Smart & Final Center, Expo Center, Thoroughbred Village, Emerson Courtyard and Orchard Plaza, which secure approximately 16.4%, in the aggregate, of the Initial Pool Balance by allocated loan amount, have tenants operating medical, dental, physical therapy or veterinary offices, research or diagnostic laboratories or health professional schools as part of the related Mortgaged Property.

Certain of the Mortgaged Properties have one or more parking garages as part of the collateral.  Taking into account Mortgaged Properties as to which parking garages account for at least 5.0% of the Underwritten Revenues at the related Mortgaged Property, the Mortgaged Property identified on Annex A to this free writing prospectus as 100 Lexington, which secures approximately 0.9% of the Initial Pool Balance by allocated loan amount, has one or more parking garages as part of the collateral and such parking garages account for approximately 5.8% of Underwritten Revenues at the related Mortgaged Property.

Certain of the Mortgaged Properties, including the Mortgaged Properties identified on Annex A to this free writing prospectus as Riverbend Shopping Center, Fairview Center, Westgate Plaza and BP North America, which secure approximately 4.5%, in the aggregate, of the Initial Pool Balance by allocated loan amount, have a gas station as part of the related Mortgaged Property.

Certain of the Mortgaged Properties, including the Mortgaged Properties identified on Annex A to this free writing prospectus as Riverbend Shopping Center, Madison Center and College Center at Abella, which secure approximately 4.2%, in the aggregate, of the Initial Pool Balance by allocated loan amount, have schools accounting for approximately 3.2%, 5.4% and 2.0%, respectively, of the net rentable area at the related Mortgaged Property.

Certain of the Mortgaged Properties, including the Mortgaged Properties identified on Annex A to this free writing prospectus as Parkway Centre East, Walpole Shopping Mall and Paloma Creek Shopping Center, which secure approximately 4.3%, in the aggregate, of the Initial Pool Balance by allocated loan amount, have a gym, fitness center or a health club as part of the related Mortgaged Property.

The Mortgaged Properties identified on Annex A to this free writing prospectus as Parkway Centre East and Fairview Center, which secure approximately 4.0%, in the aggregate, of the Initial Pool Balance by allocated loan amount, each have a tenant operating as a movie theater.  Properties with movie theater tenants are exposed to unique risks.  Aspects of building site design and adaptability may affect the value of a theater and make it difficult to easily convert to another use.

These Mortgaged Properties and the related leased space may not be readily convertible (or convertible at all) to alternative uses if those properties were to become unprofitable, or the leased spaces were to become vacant, for any reason.  See “Risk Factors—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses” in this free writing prospectus.

Mortgage Loan Concentrations

The table below presents information regarding Mortgage Loans and related Mortgage Loan concentrations:

Pool of Mortgage Loans

	Aggregate Cut-off Date Balance	% of Initial Pool Balance
Top Loan	$65,000,000	5.8%
Top 5 Loans	$277,750,000	24.9%
Top 10 Loans	$424,935,000	38.1%
Largest Related-Borrower Concentration(1)	$110,000,000	9.9%
Next Largest Related-Borrower Concentration	$22,555,773	2.0%

(1)	Excluding single-borrower mortgage loans that are not related to a borrower under any other mortgage loans and cross-collateralized and cross-defaulted mortgage loans.

Other than with respect to the largest ten Mortgage Loans, each of the other Mortgage Loans represents no more than approximately 2.2% of the Initial Pool Balance. See “Structural and Collateral Term Sheet” on Annex B to this free writing prospectus for more information on the largest 20 Mortgage Loans.

Six (6) Mortgage Loans, which are secured by the Mission Retail Portfolio Mortgaged Properties, representing in the aggregate approximately 1.6% of the Initial Pool Balance, are cross-collateralized and cross-defaulted with each other.  See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Partial Releases” in this free writing prospectus for more information about the release of the cross-collateralization and cross-default characteristics of the related Mortgage Loans.

The following table shows each group of Mortgage Loans that have borrowers that are related to each other, with such groups collectively representing approximately 16.5% of the Initial Pool Balance.  No group of Mortgage Loans having related borrowers represents more than approximately 9.9% of the Initial Pool Balance.

Related Borrower Loans

Loan Name	Cut-off Date Principal Balance	% of Initial Pool Balance
125 Third Avenue	$60,000,000	5.4%
400 Broome Street	50,000,000	4.5
Total	$110,000,000	9.9%

Live Oak Trace	$12,705,773	1.1%
Plantation Apartments	9,850,000	0.9
Total	$22,555,773	2.0%

Loan Name	Cut-off Date Principal Balance	% of Initial Pool Balance
NorthSteppe Realty 1	$16,326,261	1.5%
NorthSteppe Realty 2	2,106,936	0.2
Total	$18,433,197	1.7%

PNC Bank(1)	$6,550,000	0.6%
CVS Pharmacy(1)	4,700,000	0.4
Bank of America(1)	3,150,000	0.3
Wells Fargo(1)	1,250,000	0.1
BP North America(1)	1,250,000	0.1
Wendy’s(1)	750,000	0.1
Total	$17,650,000	1.6%

The Shops at Wellesley	$5,700,000	0.5%
Hurley Plaza	5,500,000	0.5
Knightdale Crossing	3,945,000	0.4
Total	$15,145,000	1.4%

Total	$183,783,971	16.5%

(1)	The Mortgage Loans are cross-collateralized and cross-defaulted with each other.

Mortgage loans with related borrowers are identified under “Related Group” and “Crossed Group” on Annex A to this free writing prospectus.

Geographic Concentrations

This table shows the states with the concentrations of Mortgaged Properties of over 5.0%:

Geographic Distribution(1)

State	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Initial Pool Balance
California	11	$192,331,051	17.2%
New York	7	$186,059,967	16.7%
Florida	8	$109,842,771	9.8%
Georgia	12	$90,325,211	8.1%
Texas	11	$74,587,855	6.7%
Ohio	7	$60,267,197	5.4%
Arizona	5	$57,447,184	5.2%

(1)
Because this table presents information relating to Mortgaged Properties and not the Mortgage Loans, the information for any Mortgaged Property that is one of multiple Mortgaged Properties securing a particular Mortgage Loan is based on an allocated loan amount as stated in Annex A to this free writing prospectus.

Repayments by borrowers and the market value of the related Mortgaged Properties could be affected by economic conditions generally or specific to particular geographic areas or the regions of the United States, and concentrations of Mortgaged Properties in particular geographic areas may increase the risk that conditions in the real estate market where the Mortgaged Property is located, or other adverse economic or other developments or natural disasters (e.g., earthquakes, floods, forest fires, tornadoes or hurricanes or changes in governmental rules or fiscal policies) affecting a particular region of the country, could increase the frequency and severity of losses on Mortgage Loans secured by those Mortgaged Properties.  For example:

●
Mortgaged Properties located in California, New York, Texas, Nevada, Florida, North Carolina, Georgia, Tennessee, Louisiana, Alaska, South Carolina and Washington are more susceptible to certain hazards (such as earthquakes, floods or hurricanes) than properties in other parts of the country.

●
Mortgaged Properties located in coastal states, which includes Mortgaged Properties located in, for example, New York, Texas, Florida, North Carolina, Georgia, Louisiana and South Carolina, also may be more generally susceptible to floods or hurricanes than properties in other parts of the country.  Recent hurricanes in the Northeast, and Mid-Atlantic States, Gulf Coast region and in Florida have resulted in severe property damage as a result of the winds and the associated flooding. On October 29, 2012, Hurricane Sandy made landfall approximately five miles southwest of Atlantic City, New Jersey, causing extensive damage to coastal and inland areas in the eastern United States, including New York City, where certain of the Mortgaged Properties are located.  The damage to the affected areas included, among other things, flooding, wind and water damage, forced evacuation, and fire damage.  The cost of the hurricane’s impact, due to the physical damage it caused, as well as the related economic impact, is expected to be significant for some period of time, particularly in the areas most directly damaged by the storm.  The Mortgage Loans do not all require flood insurance on the related Mortgaged Properties unless they are in a flood zone and flood insurance is available. We cannot assure you that any hurricane damage would be covered by insurance.

●
Mortgaged Properties located in the states that stretch from Texas to Canada, with its core centered in northern Texas, as well as in the southern United States and particularly the northern and central parts of Mississippi, are prone to tornados.  Although Florida is one of the most tornado prone states, most tornados in Florida do not approach the strength of many that occur in other tornado prone states.

●
Mortgaged Properties, securing approximately 19.8% of the Initial Pool Balance by allocated loan amount, are located in, among other places, Texas, Florida, Louisiana or Mississippi, which may be adversely affected by events such as the oil platform explosion and subsequent oil spill that occurred in the Gulf of Mexico in April 2010. These events and similar events could lead to a regional economic downturn for the gulf coast region of the United States.

●
In addition, certain of the Mortgaged Properties are located in cities or states that are currently facing or may face a depressed real estate market, which is not due to any natural disaster but which may cause an overall decline in property values.

Mortgaged Properties With Limited Prior Operating History

Three (3) of the Mortgaged Properties, identified on Annex A to this free writing prospectus as 1270 Pacific Drive, Magnolia Court and Shoppes at Rivers Edge, securing approximately 0.2%, 0.4% and 0.3%, respectively, of the Initial Pool Balance, were constructed or substantially renovated within the 12-month period preceding the Cut-off Date and have no or limited prior operating history and/or lack historical financial figures and information.

Additionally, ten (10) of the Mortgaged Properties, identified on Annex A to this free writing prospectus as 1001 and 1005 Technology Drive, 7421 Spartan Boulevard East, 103 Lachicotte Road, 1025 Technology Drive, 251 Corporate Park Boulevard, Live Oak Trace, Market at Locust Grove, River Oaks, Lexington Shops and Hurley Plaza, securing approximately 0.3%, 0.2%, 0.2%, 0.1%, 0.1%, 1.1%, 0.3%, 0.3%, 0.2% and 0.5%, respectively, of the Initial Pool Balance, were acquired within the 12-month period preceding the Cut-off Date and have no or limited prior operating history and/or lack historical financial figures and information.  See “Risk Factors—Limited Information Causes Uncertainty” in this free writing prospectus.

Further, one (1) Mortgaged Property, identified on Annex A to this free writing prospectus as Chase Bank Goodyear AZ, securing approximately 0.1% of the Initial Pool Balance, has been and continues to be leased to a single tenant where the tenant has been responsible for all expenses and for operating and managing the Mortgaged Property, and the borrower has not been provided with any or has limited prior operating history and/or lacks historical financial figures and information.

Tenancies-in-Common

In the case of the Mortgage Loans secured by the Mortgaged Properties identified on Annex A to this free writing prospectus as 735 Sixth Avenue, Morgan & Meeker and BJ’s Wholesale Club, representing approximately 3.0%, 1.5% and 1.2%, respectively, of the Initial Pool Balance, the related borrowers are tenants-in-common.  However, each of such tenants-in-common has waived their respective right to partition.  See “Risk Factors—The Borrower’s Form of Entity May Cause Special Risks” in this free writing prospectus and “Risk Factors—The Borrower’s Form of Entity May Cause Special Risks and/or Hinder Recovery” in the prospectus.

Condominium Interests

Three (3) of the Mortgage Loans, secured by Mortgaged Properties identified on Annex A to this free writing prospectus as 735 Sixth Avenue, City Centre Building, 2600 Superior Court, 2630 Superior Court and 2660 Superior Court, representing approximately 3.0%, 0.5%, 0.1%, 0.1% and 0.1%, respectively, of the Initial Pool Balance by allocated loan amount, are or may be secured in whole or in part by the related borrower’s interest in one or more units in a condominium.

For example, taking into account the ten largest Mortgage Loans, with respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this free writing prospectus as 735 Sixth Avenue, representing approximately 3.0% of the Initial Pool Balance, the Mortgaged Property comprises a retail condominium unit in a 40-story condominium building with 204 residential condominium units.  The related borrower owns the sole retail unit in such condominium building, which unit represents 6.8384% of the common interests in the condominium building.  The related borrower is permitted to designate one director to the condominium board. The remaining 93.1616% of the common interests in the condominium building are allocated among the owners of the residential units, who are collectively permitted to designate five directors to the condominium board.

Even if the borrower or its designated board members, either through control of the appointment and voting of sufficient members of the condominium board or by virtue of other provisions in the condominium documents, has consent rights over actions by the condominium associations or owners, we cannot assure you that the condominium board will not take actions that would materially adversely affect the borrower’s unit.  See “Risk Factors—Lending on Condominium Units Creates Risks for Lenders That Are Not Present When Lending on Non-Condominiums” in the prospectus.

Leasehold Interests

A leasehold interest under a ground lease or under a sublease secures all or a portion of each of the Mortgage Loans secured by the Mortgaged Properties identified on Annex A to this free writing prospectus as SkySong Center I, SkySong Center II and The Shoppes at River Chase, representing approximately 2.1%, 2.0% and 0.4% of the Initial Pool Balance by allocated loan amount.  For purposes of this free writing prospectus, an encumbered interest will be characterized as a “fee interest” and not a leasehold interest if (i) the borrower has a fee interest in all or substantially all of the Mortgaged Property (provided that if the borrower has a leasehold interest in any portion of the Mortgaged Property, such portion is not, individually or in the aggregate, material to the use or operation of the Mortgaged Property), or (ii) the Mortgage Loan is secured by the borrower’s leasehold interest in the Mortgaged Property as well as the borrower’s (or other fee owner’s) overlapping fee interest in the related Mortgaged Property.

With respect to the Mortgage Loan secured by the Mortgaged Properties identified on Annex A to this free writing prospectus as SkySong Center, collectively representing approximately 4.1% of the Initial Pool Balance, the related borrower has a sub-leasehold interest in the Mortgaged Properties under a ground sublease with an affiliated entity.  The Mortgaged Properties are ground leased from the City of Scottsdale to ASUF Scottsdale, L.L.C., an affiliate of the related borrower.  The related borrower ground subleases the Mortgaged Properties from ASUF Scottsdale, L.L.C. and sub-subleases portions of the Mortgaged Properties to the tenants occupying space at the Mortgaged Properties, of which 27.6% is occupied by Arizona State University, an affiliate of the related borrower and ASUF Scottsdale, L.L.C.

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this free writing prospectus as Morgan & Meeker, representing approximately 1.5% of the Initial Pool Balance, the related tenant-in-common borrowers have a leasehold interest in the Mortgaged Property under a ground lease with an affiliated entity.  The related Mortgage Loan is secured by a leasehold mortgage encumbering the related tenant-in-common borrowers’ leasehold interest and by an accommodation fee mortgage encumbering the affiliated entity’s fee interest in the Mortgaged Property.

See “Risk Factors—Lending on Ground Leases Creates Risks for Lenders That Are Not Present When Lending on an Actual Ownership Interest in a Real Property” in this free writing prospectus.

Condemnations

There may be Mortgaged Properties securing Mortgage Loans as to which there have been or are currently condemnations, takings and/or grant of easements affecting portions of such Mortgaged Properties, or property adjacent to such Mortgaged Properties, which, in general, would not and do not materially affect the use, value or operation of such Mortgaged Property.

Additional Indebtedness

The Mortgage Loans generally prohibit borrowers from incurring any additional debt secured by their Mortgaged Property without the consent of the lender.  However:

●	substantially all of the Mortgage Loans permit the related borrower to incur limited indebtedness in the ordinary course of business that is not secured by the related Mortgaged Property;

●	the borrowers under certain of the Mortgage Loans have incurred and/or may incur in the future unsecured debt other than in the ordinary course of business;

●	any borrower that does not meet single purpose entity criteria may not be restricted from incurring unsecured debt or mezzanine debt;

●
the terms of certain Mortgage Loans permit the borrowers to post letters of credit and/or surety bonds for the benefit of the mortgagee under the Mortgage Loans, which may constitute a contingent reimbursement obligation of the related borrower or an affiliate. The issuing bank or surety will not typically agree to subordination and standstill protection benefiting the mortgagee;

●
although the Mortgage Loans generally place certain restrictions on incurring mezzanine debt by the pledging of general partnership and managing member equity interests in a borrower, such as specific percentage or control limitations, the terms of the Mortgage Loan documents generally permit, subject to certain limitations, the pledge of the limited partnership or non-managing membership equity interests in a borrower or less than a controlling interest of any other equity interests in a borrower; and

●
certain of the Mortgage Loans do not restrict the pledging of ownership interests in the borrower, but do restrict the transfer of ownership interests in a borrower by imposing limitations on transfer of control or a specific percentage of ownership interests.

The table below provides certain information with respect to the Mortgage Loan that has a corresponding Companion Loan.

Mortgaged Property	Mortgage Loan Cut-off Date Balance	Companion Loan Cut-off Date Balance	Cut-off Date Whole Loan Balance	Companion Loan Rate	Cut-off Date Whole Loan LTV	Whole Loan DSCR
Walpole Shopping Mall	$17,500,000	$47,000,000	$64,500,000	5.3000%	75.0%	1.33x

See “—The Whole Loan” below for more information regarding this Companion Loan.

Mezzanine debt is debt that is incurred by the direct or indirect owner of equity in one or more borrowers and is secured by a pledge of the equity ownership interests in such borrowers.  Because mezzanine debt is secured by the obligor’s direct or indirect equity interest in the related borrowers, such financing effectively reduces the obligor’s economic stake in the related Mortgaged Property.  The existence of mezzanine debt may reduce cash flow on the borrower’s Mortgaged Property after the payment of debt service and may increase the likelihood that the owner of a borrower will permit the value or income producing potential of a Mortgaged Property to fall and may create a slightly greater risk that a borrower will default on the Mortgage Loan secured by a Mortgaged Property whose value or income is relatively weak.  In addition, pursuant to the intercreditor agreement between the mortgage lender and mezzanine lender, the holder of the related mezzanine loan has (in the case of existing mezzanine debt) or may have (in the case of future mezzanine debt in the event such mezzanine debt is incurred and an intercreditor agreement entered into) certain rights and remedies, including (i) the right to purchase the related Mortgage Loan at par in certain circumstances such as in the event of a Mortgage Loan default, if the Mortgage Loan becomes a Specially Serviced Loan and/or certain enforcement actions are commenced under the Mortgage Loan, (ii) the right to cure Mortgage Loan defaults for cure periods that may extend beyond the cure periods available to the related borrower and thereby forestall the exercise of remedies with respect to the Mortgage Loan and (iii) the right to approve certain modifications of the Mortgage Loan documents.

Generally, upon a default under a mezzanine loan, the holder of the mezzanine loan would be entitled to foreclose upon the equity in the related borrower, which has been pledged to secure payment of such debt.  Although this transfer of equity may not trigger the due on sale clause under the related Mortgage Loan, it could cause a change in control of the borrower or a change in the management of the Mortgaged Property and/or cause the obligor under the mezzanine loan to file for bankruptcy, which could negatively affect the operation of the related Mortgaged Property and the related borrower’s ability to make payments on the related Mortgage Loan in a timely manner.

As of the Cut-off Date, each Sponsor has informed us that it is aware of the following mezzanine indebtedness with respect to the Mortgage Loans it is selling to the Depositor:
Mortgage Loan Name	Mortgage Loan Cut- off Date Balance	Mezzanine Debt Cut- off Date Balance	Other Debt Cut-off Date Balance	Cut-off Date Total Debt Balance	Total Debt Interest Rate	Cut-off Date Mortgage Loan LTV	Cut-off Date Total Debt LTV	Mortgage Loan DSCR	Total Debt DSCR
Emerald Isle Apartments(1)	$56,500,000	$6,000,000	NA	$62,500,000	5.8410%	60.2%	66.6%	1.16x	1.02x
Storage Pro - Knoxville Portfolio(2)	$19,200,000	$2,500,000	NA	$21,700,000	6.0994%	72.3%	81.7%	1.50x	1.11x
Walpole Shopping Mall(2)(3)	$17,500,000	$10,000,000	$47,000,000	$74,500,000	5.9309%	75.0%	86.6%	1.33x	1.08x
Fairfield Business Center(4)	$15,382,855	$2,599,572	NA	$17,982,427	5.5511%	63.0%	73.7%	1.47x	1.14x

(1)	The related mezzanine loan is secured by a pledge of 100% of the mezzanine borrower’s interest in the related borrower and its general partner.
(2)	The related mezzanine loan is secured by a pledge of 100% of the mezzanine borrower’s interest in the related borrower.
(3)
Other Debt Cut-off Date Balance equals Cut-off Date balance of the related companion loan. Cut-off Date Total Debt Balance, Total Debt Interest Rate, Cut-off Date Total Debt LTV, and Total Debt DSCR are based on the whole loan (which includes the related companion loan which is held outside the issuing entity) plus the mezzanine loan. Cut-off Date Mortgage Loan LTV and Mortgage Loan DSCR are based on the whole loan (which includes the related companion loan).

(4)
The related mezzanine loan is secured by (i) a pledge of all of the mezzanine borrower’s interest in the managing member of the related borrower, which managing member owns the 0.5% direct interest in the borrower under the mortgage loan and (ii) by a pledge of all of the mezzanine borrower’s 99.5% interest in the related borrower.

The Mortgage Loans generally place certain restrictions on the transfer and/or pledging of general partnership and managing member equity interests in a borrower such as specific percentage or control limitations as described under “—Certain Terms of the Mortgage Loans—’Due-On-Sale’ and ‘Due-On-Encumbrance’ Provisions” below.

Certain of the Mortgage Loans do not prohibit the pledge by direct or indirect owners of the related borrower of equity distributions that may be made from time to time by the borrower to its equity owners.  As of the Cut-off Date, except as disclosed above, each Sponsor has informed us that it is not aware of any mezzanine indebtedness with respect to any Mortgage Loan it is selling to the Depositor.  With respect to the Mortgage Loans listed in the following chart, the direct and indirect equity owners of the borrower are permitted to incur future mezzanine debt, subject to the satisfaction of conditions contained in the related loan documents, including, among other things, a combined maximum loan-to-value ratio, a combined minimum debt service coverage ratio and/or a combined minimum debt yield, as listed in the following chart.

Mortgaged Property	Mortgage Loan Cut-off Date Balance	Combined Maximum LTV Ratio	Combined Minimum DSCR		Combined Minimum Debt Yield
735 Sixth Avenue	$34,000,000	75.0%	1.50	x	N/A
75 19th Street	$14,233,989	85.0%	1.15	x	8.9%
Crawford-Devon Shopping Center	$4,824,843	85.0%	1.20	x	8.0%

In addition, borrowers under certain of the Mortgage Loans are permitted to issue preferred equity in such borrowers or in certain parent entities of such borrowers.  Because preferred equity often provides for a higher rate of return to be paid to certain holders, preferred equity in some respects functions like mezzanine indebtedness, and reduces a principal’s economic stake in the related Mortgaged Property, reduces cash flow on the borrower’s Mortgaged Property after the payment of debt service and payments on the preferred equity and may increase the likelihood that the owner of a borrower will permit the value or income producing potential of a Mortgaged Property to fall and may create a slightly greater risk that a borrower will default on the Mortgage Loan secured by a Mortgaged Property whose value or income is relatively weak.

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this free writing prospectus as Hampton Inn & Suites Folsom, representing approximately 1.2% of the Initial Pool Balance, the related borrower disclosed and is permitted by the loan documents to incur (i) additional unsecured indebtedness of up to $99,101 pursuant to a line of credit from Bank of America, N.A., as lender; (ii) additional unsecured indebtedness of up to $274,617 pursuant to a private note from an individual; and (iii) indebtedness pursuant to certain satellite television contracts secured by certain related equipment in an aggregate amount of up to $200,000, which indebtedness must relate to the purchase of FF&E and be entered into on commercially reasonable terms and conditions in the ordinary course of the borrower’s business.

Certain risks relating to additional debt are described in “Risk Factors—Other Financings or Ability To Incur Other Financings Entails Risk” in this free writing prospectus.

Environmental Considerations

An environmental report was prepared for each Mortgaged Property securing a Mortgage Loan no more than seven months prior to the Cut-off Date.  See Annex A to this free writing prospectus for the date of the environmental report for each Mortgaged Property.  The environmental reports were generally prepared pursuant to the American Society for Testing and Materials standard for a “Phase I” environmental assessment.  In addition to the Phase I standards, some of the environmental reports will include additional research, such as limited sampling for asbestos containing material, lead based paint, radon or water damage with limited areas of potential or identified mold, depending upon the property use and/or age.  Additionally, as needed pursuant to American Society for Testing and Materials standards, supplemental “Phase II” site investigations have been completed for some Mortgaged Properties to evaluate further certain environmental issues.  A Phase II investigation generally consists of sampling and/or testing.

The environmental reports may have revealed material adverse conditions or circumstances at a Mortgaged Property:

●	that were remediated or abated before the origination date of the related Mortgage Loan or are anticipated to be remediated or abated before the Closing Date;

●	for which an operations and maintenance plan, abatement as part of routine maintenance or periodic monitoring of the Mortgaged Property or nearby properties will be in place or recommended;

●	for which an escrow, guaranty or letter of credit for the remediation will have been established pursuant to the terms of the related Mortgage Loan;

●	for which an environmental insurance policy will have been obtained from a third party insurer;

●
for which the principal of the borrower or another financially responsible party will have provided an indemnity or will have been required to take, or will be liable for the failure to take, such actions, if any, with respect to such matters as will have been required by the applicable governmental authority or recommended by the environmental reports;

●	for which such conditions or circumstances will have been investigated further and the environmental consultant will have recommended no further action or remediation;

●
as to which the borrower or other responsible party will have obtained, or will be required to obtain post closing, a “no further action” letter or other evidence that governmental authorities would not be requiring further action or remediation;

●	that would not require substantial cleanup, remedial action or other extraordinary response under environmental laws; or

●	for which the related borrower will have agreed to seek a “case closed” or similar status for the issue from the applicable governmental agency.

It was not uncommon for the environmental testing to reveal the presence of asbestos containing materials, lead based paint, mold and/or radon at any Mortgaged Property.  Where these substances were present, the environmental consultant generally recommended, and the borrower was generally required to establish an operation and maintenance plan to address the issue or, in some cases involving asbestos containing materials and lead based paint, an abatement or removal program.  Other identified conditions could, for example, include leaks from storage tanks, onsite dry cleaning facilities, gas stations, and on site spills. In such cases, corrective action, as required by the regulatory agencies, has been or is currently being undertaken and, in some cases, the related borrowers have made deposits into environmental reserve accounts. However, we cannot assure you that any environmental indemnity, insurance, letter of credit, guaranty or reserve amounts will be sufficient to remediate the environmental conditions or that all environmental conditions have been identified or that operation and maintenance plans will be put in place and/or followed.

Problems associated with mold may pose risks to the real property and may also be the basis for personal injury claims against a borrower.  Although the Mortgaged Properties will be required to be inspected periodically, there is no set of generally accepted standards for the assessment of mold currently in place.  If left unchecked, the growth of mold could result in the interruption of cash flow, litigation and remediation expenses which could adversely impact collections from a Mortgaged Property.

It is possible that the environmental reports and/or Phase II sampling did not reveal all environmental liabilities, or that there are material environmental liabilities of which we are not aware.  Also, the environmental condition of the Mortgaged Properties in the future could be affected by the activities of tenants and occupants or by third parties unrelated to the borrowers.  For further general discussion of the environmental matters that may affect the Mortgaged Properties, see “Risk Factors—Environmental Liabilities Will Adversely Affect the Value and Operation of the Contaminated Property and May Deter a Lender from Foreclosing” and “Certain Legal Aspects of the Mortgage Loans—Environmental Considerations” in the prospectus.

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this free writing prospectus as Fairview Center, representing approximately 1.5% of the Initial Pool Balance, the related Phase I environmental site assessment reported that the owner of the Mortgaged Property is the responsible party for, and is currently engaged in, remediating soil and groundwater contamination resulting from a former onsite drycleaning facility.  The Phase I environmental site assessment estimated that remaining drycleaning contamination remediation costs to achieve regulatory closure are in a range of approximately $350,000 to $500,000 and the Phase I environmental site assessment recommended that the borrower continue to comply with regulatory requirements to achieve case closure.  Additionally, Chevron and Shell Oil companies are the responsible parties for two separate onsite gas station leaking underground storage tank incidents that are undergoing remediation and/or monitoring well abandonment, and the Phase I environmental site assessment recommended that the property owner annually monitor agency files to track the progress of remediation and case closure.  We cannot assure you that the Phase I environmental site assessment accurately characterized and quantified all potential environmental conditions and projected remediation costs, or that the responsible parties will in fact complete their obligations and achieve case closures.

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this free writing prospectus as Greystone Village, representing approximately 0.9% of the Initial Pool Balance, the Phase I assessment for such Mortgaged Property identified soil and groundwater contamination and potential vapor intrusion concerns associated with historic on-site dry-cleaning operations.  The dry-cleaning entity, which currently exists on-site as a drop off center only, is enrolled in the North Carolina State-funded dry cleaning program and assessment of site contamination is on-going. The State of North Carolina has recently approved closure activities for the dry-cleaning facility and a Risk Assessment is currently being prepared for the site. Regulatory closure, which will include certain land use restrictions, is expected within four months.  Because financially responsible parties related to the Mortgaged Property have been identified and because the historic dry cleaning facility is under active investigation in a State program, the Phase I consultant has determined that no further investigation of such Mortgaged Property is warranted.  The Phase I also identified as a recognized environmental condition a current on-site gas station utilizing three 10,000-gallon underground storage tanks (“USTs”).  The tanks are single-walled steel, but were upgraded with automatic tank gauging, a catchment basin, and auto shut off devices.  Given these upgrades and that no release had been reported, that no violations were identified in a recent May 2013 inspection, and that a Phase II Assessment in 2003 indicated that no petroleum contamination was associated with the USTs, the Phase I consultant determined that no further investigation of the Mortgaged Property was warranted in respect of the gas station’s operations.  Due to these identified risks, however, the borrower was required to obtain a lender environmental insurance policy covering such Mortgaged Property.  The policy was issued by Zurich North America, with a term extending at least to the related Maturity Date of such Mortgage Loan, and includes liability limits of $1,000,000 per incident and in the aggregate, with a deductible of $50,000 per incident.

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this free writing prospectus as Woodchase Apartments, representing approximately 0.9% of the Initial Pool Balance, the Phase I environmental site assessment conducted in connection with the closing of the Mortgage Loan identified that a former dry cleaner had operated on an adjacent property.  The Phase I found impacted soil and groundwater at the Mortgaged Property but identified no further action necessary since the migration pathway from the adjacent property was closed.  The related Mortgage Loan documents require the borrower to deliver to the lender, within 180 days of the Mortgage Loan closing date (i) evidence that the related borrower has enrolled in the Texas Innocent Owner/Operator Program

(the “Texas IOP“) and (ii) a certificate from the Texas IOP to the borrower certifying that (1) any contamination on the Mortgaged Property is a result of a release or migration of contaminants from a source or sources not located on the Mortgaged Property and (2) the borrower did not cause or contribute to the source or sources of any contamination.  If the related borrower is refused enrollment into the Texas IOP, then such borrower is required, within 60 days of such refusal, at its sole cost and expense, to obtain and maintain (or cause to be maintained) an environmental insurance policy, which policy and carrier are acceptable to the related lender in all respects in its sole discretion. The related borrower’s failure to comply with these obligations is an event of default and triggers a recourse obligation of such borrower and the related guarantor.

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this free writing prospectus as The Albuquerque Center, representing approximately 0.7% of the Initial Pool Balance, the Phase I assessment for such Mortgaged Property identified an historic on-site dry cleaning facility as a potential source of contamination to such Mortgaged Property and recommended a Phase II investigation.  A Phase II investigation was performed and identified elevated concentrations in site soil vapor samples of a volatile organic compound associated with the historic on-site dry-cleaning activities. The Phase II consultant indicated that the contaminant levels reported in the soil vapor samples collected were sufficiently elevated to trigger regulatory oversight and that further investigatory work is likely required to define the extent of any subsurface impact.  The Phase II consultant recommended that a copy of the Phase II assessment be forwarded to the New Mexico Environment Department by the related site owner.  The previous owner of such Mortgaged Property is the party responsible for remediation of the contamination identified in the Phase II.  At origination of such Mortgage Loan, the previous owner established, based on a remedial estimate by the Phase II consultant, an environmental escrow of $350,000.  Should completion of remediation exceed the escrow funds, the related Mortgage Loan documents require the related borrower to fund the additional amounts required, or should the previous owner fail to complete the remediation, such Mortgage Loan documents obligate the Borrower to do so.

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this free writing prospectus as Madison Center, representing approximately 0.6% of the Initial Pool Balance, the related environmental consultant reported that soil and groundwater at the Mortgaged Property contain certain contaminants associated with the former operation of a dry cleaner at the Mortgaged Property.  The related environmental consultant recommended that the related borrower prepare a Baseline Environmental Assessment (“BEA”) and Due Care Plan (“DCP”) and that such items be submitted to the relevant governmental authority for approval and, as is required by the related Mortgage Loan documents, the borrower has complied with such recommendation.  The environmental consultant reported that an approved BEA and DCP serve to shield the related borrower from liability for the existing contamination at the Mortgaged Property.

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this free writing prospectus as Westgate Plaza, representing approximately 0.3% of the Initial Pool Balance, the Phase I environmental site assessment conducted in connection with the closing of the Mortgage Loan identified two underground storage tanks on the Mortgaged Property located beneath a gas station facility operated by the largest tenant, The Kroger Company Store.  While the Phase I indicates that no releases or spills were observed at the time of the inspection, the borrower obtained environmental impairment liability insurance covering the Mortgaged Property.  The policy was issued by Beazley (a Lloyd’s of London syndicate) with a term extending at least to the related Maturity Date of the Mortgage Loan, and includes liability limits per incident and in the aggregate of $3,000,000 with a deductible of $50,000 per incident.

Litigation Considerations

Below are descriptions of litigation matters relating to certain Mortgage Loans.  Certain risks relating to litigation regarding the Mortgaged Properties or the borrowers are described in “Risk Factors—Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions” in this free writing prospectus.

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this free writing prospectus as Main Street at Conyers, representing approximately 0.9% of the Initial Pool Balance, the non-recourse carve-out guarantor, Internacional Realty Management, LLC (“IRM”) is named as a defendant in two pending actions arising out of its role as property manager:

●
IRA River Park West 1, LLC v. Internacional Realty, Inc., et al: An investor in a multifamily property managed by IRM alleges breach of contract, conversion, fraud and negligent misrepresentation in connection with the disposition of the property. IRM, one of several affiliated defendants in the action, acted only as the property manager for this property and holds no ownership in the asset.  The plaintiff is seeking approximately $1 million in damages from the combined defendants.  According to defense counsel, the case is in the early stages of pleading and the outcome is uncertain.

●
Maria Araceli Torres, individually and on behalf of Jose Rosalio “Miguel” Mendoza Vasquez v. Candor Construction Company, et al: IRM, as property manager of a multifamily property, engaged Candor Construction Company for roof replacement work. Jose “Miguel” Mendoza, an employee of Candor, died during the roofing work. Mendoza’s estate filed a wrongful death and negligence action against Candor, its roofing subcontractor and IRM.  IRM filed for summary judgment; the motion was heard on July 19, 2013; however, plaintiff asked for a continuance to allow an additional deposition to be taken and the court granted the continuance. The trial was also continued and reset for early 2014.

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this free writing prospectus as Shoppes at Rivers Edge, representing approximately 0.3% of the Initial Pool Balance, an action was filed on July 3, 2012 against the non-recourse carve-out guarantor, Harold Davidson, and his related investment advisory companies, alleging that Davidson and his companies fraudulently misrepresented the value, income and yield of the plaintiffs’ investments, fraudulently concealed certain information regarding those investments and breached fiduciary duties to clients.  The losses alleged in this lawsuit generally arise out of investments in mortgage loans secured by non-owner occupied residential properties or commercial properties. The damage amount is not specified.

The trial court denied defendants’ motion to compel arbitration (which denial is being appealed), and the lawsuit has been stayed pending the appeal.

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this free writing prospectus as Hampton Inn Kiln Creek, representing approximately 0.3% of the Initial Pool Balance, Sangita Patel, an 11% owner of the borrower under the Mortgage Loan is named as a defendant in a civil lawsuit with Southern Bank & Trust Company.  The suit was filed in connection with an original $18,300,000 loan made by the plaintiff’s predecessor in interest, which is in default.  The lawsuit alleges that Sangita Patel is in default under a guaranty in the original amount of $915,000, plus interest, attorney’s fees and collection expenses.  There have been no developments since the lawsuit was filed in April 2013.

We cannot assure you that these above-described litigations would not have an adverse effect on, or provide any indication of the future performance of the obligors or the non-recourse carveout guarantors under, the related Mortgage Loans.

Redevelopment and Renovation

Certain of the Mortgaged Properties are properties which are currently undergoing or, in the future, are expected to undergo redevelopment or renovation.  Below are descriptions of certain of such Mortgaged Properties.  Certain risks related to redevelopment and renovation at a Mortgaged Property are described in “Risk Factors—Risks Related to Redevelopment and Renovation at Mortgaged Properties” in this free writing prospectus.

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this free writing prospectus as South Beach Marriott, representing approximately 5.8% of the Initial Pool Balance, the related Mortgaged Property is currently undergoing a $14 million renovation in order to modernize its product offering.  The proposed renovation includes (i) guestroom renovations, including the replacement of case and soft goods, (ii) renovation of guestroom hallways, including replacement of carpet, wall texture, and lighting, and (iii) renovation and modernization of the lobby area, meeting rooms, and restaurant.  At origination, $6,539,133 was deposited into a room upgrade work reserve and $1,500,000 was deposited into a common area renovation reserve.  See “Structural and Collateral Term Sheet— South Beach Marriott” in Annex B to this free writing prospectus.

With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A to this free writing prospectus as Group 10 Hotel Portfolio, representing approximately 2.3% of the Initial Pool Balance, the Group 10 Hotel Portfolio – Fairfield Inn & Suites and the Group 10 Hotel Portfolio – Four Points by Sheraton Mortgaged Properties are scheduled to undergo certain capital improvements as part of property improvement plans (“PIP”) under the related franchise agreements.  The related borrower deposited with the related lender $3,600,000, which amount represents 120% of the estimated cost associated with such PIP work.  See “Structural and Collateral Term Sheet—Group 10 Hotel Portfolio” in Annex B to this free writing prospectus.

We cannot assure you that the implementation of the above-mentioned PIPs will not cause room disruption or have an adverse effect on the performance of the related Mortgaged Property.

Other hotel properties may, and likely do, have property improvements plans in various stages of completion or planning.

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this free writing prospectus as Whispering Oaks Apartments, representing approximately 0.4% of the Initial Pool Balance, the related Mortgaged Property is scheduled to undergo an approximately $600,000 property-wide renovation.  The related borrower plans on spending approximately $400,000 on interior renovations and upgrades, including new kitchens, washer/dryer hookups, bathroom updates and wood laminate floorings.

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this free writing prospectus as BJ’S Wholesale Club, representing approximately 1.2% of the Initial Pool Balance, $7.5 million of the approximately $13.5 million Mortgage Loan has been deposited into a renovation reserve to fund tenant improvements and renovations, including expansion of refrigerated and cold storage space at the Mortgaged Property, HVAC, plumbing and electrical upgrades, removal of a tire service center to make way for an expansion of shipping and receiving areas, parking lot re-paving, sealing and coating and potential construction of a fueling facility.  The tenant is required to repay such tenant improvement allowance as an addition to its base rent in monthly installments of $62,500 over the first ten years of the lease.  The lease provides that the landlord is required to pay to the tenant any undisbursed amount of the tenant improvement allowance within twenty days after the payment of the final installment of such repayment amounts.  If the issuing entity were to take title to the Mortgaged Property in connection with a foreclosure or deed-in-lieu thereof, such obligation would apply to the issuing entity.

We cannot assure you that these above described renovations and build outs will not temporarily interfere with the use and operation of portions of the related Mortgaged Property and/or make the related Mortgaged Property less attractive to potential guests, patrons, customers and/or tenants.  See “Structural and Collateral Term Sheet” for additional information on the ten largest Mortgage Loans.

Default History, Bankruptcy Issues and Other Proceedings

Certain of the borrowers, principals of the borrowers and other entities under the control of such principals are or previously have been parties to bankruptcy proceedings, criminal proceedings, foreclosure proceedings, deed-in-lieu of foreclosure transactions and/or mortgage loan workouts, which in some cases may have involved a Mortgaged Property that secures a Mortgage Loan to be included in the issuing entity.  For example, with respect to the 20 largest Mortgage Loans (and any related Mortgage Loans under common borrower sponsorship):

●
With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this free writing prospectus as South Beach Marriott, representing approximately 5.8% of the Initial Pool Balance, the related non-recourse carveout guarantors have been involved in unrelated distressed commercial real estate loans which resulted in (i) a deed-in-lieu of foreclosure and the borrower paying the lender $3,000,000 finalized in 2009, (ii) a discounted payoff wherein the  lender accepted approximately $5,000,000 less than the outstanding debt owed at the time, and (iii) a negotiated workout of a distressed loan pursuant to which the borrower agreed to continue to manage the related property and the lender was entitled to a certain percentage of profits derived in connection with the operation, management and sale of such property.

●
With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this free writing prospectus as Emerald Isle Apartments, representing approximately 5.1% of the Initial Pool Balance, James C. Gianulias (“Gianulias”), a non-recourse carveout guarantor of the Mortgage Loan, his homebuilding company, Cameo Homes, and the James Chris Gianulias Trust (together with Gianulias, the “Gianulias Obligors”) were the subject of an involuntary bankruptcy petition that was filed in June 2008 due to defaults or imminent defaults on loans that were secured by vacant land originally intended for single family home development. Pursuant to the bankruptcy plan, there were two promissory notes made by the Gianulias Obligors for the benefit of the creditors: (a) a cash flow note (the “Cash Flow Note”), which has a face amount of $42,000,000, accumulates interest at 3.75% per annum and is secured by a pledge of all cash flow received by the Gianulias Obligors, and (b) the second note, which has a face amount of $5,000,000, is unsecured and is due and payable without interest on or before December 31, 2025.  In accordance with the terms of the Cash Flow Note, 60% of all amounts received by the Gianulias Obligors from excess cash flow from the Mortgage Loan and other Gianulias holdings (after the deduction of certain expenses) is to be applied monthly to the payment of the Cash Flow Note.  The Gianulias Obligors will receive the remaining 40% of the available cash flow.  David Gianulias (Gianulias’ son) another non-recourse carveout guarantor for the Mortgage Loan, was not a party to the bankruptcy.

●
With respect to the Mortgage Loan secured by the Mortgaged Properties identified on Annex A to this free writing prospectus as SkySong Center, representing approximately 4.1% of the Initial Pool Balance, an affiliate of the related borrower was the manager of six properties associated with distressed commercial real estate loans which resulted in a discounted payoff, a deed-in-lieu of foreclosure, two foreclosures, receivership and subsequent disposition via a receiver sale, and, for one of the related mortgage loans, workout discussions which are currently ongoing.

Three (3) Mortgage Loans, representing in the aggregate approximately 2.3% of the Initial Pool Balance were refinancings of loans in default at the time of refinancing or otherwise involved discounted pay-offs as described below:

●
With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this free writing prospectus as 75 19th Street, representing approximately 1.3% of the Initial Pool Balance, the proceeds of the Mortgage Loan were used to refinance, in part, a previous loan that (i) was secured, in part, by the related Mortgaged Property, and (ii) prior to such refinancing, was in maturity default;

●
With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this free writing prospectus as 165 Eldridge Street, representing approximately 0.7% of the Initial Pool Balance, the proceeds of the Mortgage Loan were used to repay, in full, the existing loan that was then in maturity default; and

●
With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this free writing prospectus as Blackhawk Apartments, representing approximately 0.4% of the Initial Pool Balance, the proceeds of the Mortgage Loan were used to repay, in full, the existing loan that was then in maturity default.

We cannot assure you that there are no other bankruptcy proceedings, foreclosure proceedings, deed-in-lieu of foreclosure transactions and/or mortgage loan workout matters that involved one or more Mortgage Loans or Mortgaged Properties, and/or a guarantor or other party to a Mortgage Loan.

Certain risks relating to bankruptcy proceedings are described in “Risk Factors—A Bankruptcy Proceeding May Result in Losses and Delays in Realizing on the Mortgage Loans” in this free writing prospectus and “Certain Legal Aspects of the Mortgage Loans—Bankruptcy Issues” in the prospectus.

Tenant Issues

Tenant Concentrations

Mortgaged properties that are owner-occupied or leased to a single tenant, or a tenant that makes up a significant portion of the rental income, also are more susceptible to interruptions of cash flow if that tenant’s business operations are negatively impacted, if that tenant defaults or if that tenant fails to renew its lease.  This is so because:

●	the financial effect of the absence of rental income may be severe;

●	more time may be required to re-lease the space; and

●	substantial capital costs may be incurred to make the space appropriate for replacement tenants.

For example, in the case of the mortgaged property identified on Annex A to this free writing prospectus as Acworth Crossing, representing approximately 0.8% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, Best Buy is the largest tenant at the related mortgaged property.  In addition, Best Buy may be a shadow anchor for, or a tenant at, mortgaged properties securing other mortgage loans in the mortgage pool.  On March 29, 2012, Best Buy announced its plan to close 50 of its U.S. stores in 2013 and cut $800 million in costs by 2015.  We cannot assure you that the Best Buy tenant at the mortgaged property identified on Annex A to this free writing prospectus as Acworth Crossing will remain open for business or that the closing of any other Best Buy store will not impact other mortgaged properties securing mortgage loans in the mortgage pool.

Additionally, with respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this free writing prospectus as Fairview Center, representing approximately 1.5% of the Initial Pool Balance, the second largest tenant at the Mortgaged Property, Orchard Supply Hardware, filed for Chapter 11 bankruptcy protection on June 17, 2013.  On August 30, 2013, the majority of the assets of the parent company of Orchard Supply Hardware, including the store located at the Mortgaged Property, were acquired by Lowe’s Companies, Inc. who also assumed the payables owed to nearly all of Orchard Supply Hardware’s partners.  We cannot assure you that Lowe’s will continue to operate the Orchard Supply Hardware at the Mortgaged Property.

See Annex A to this free writing prospectus for tenant lease expiration dates for the five largest tenants (based on net rentable area leased) at each retail, office, industrial and mixed use Mortgaged Property.

The Mortgaged Properties have single tenants as set forth below:

●
Seventeen (17) of the Mortgaged Properties, securing in whole or in part 12 Mortgage Loans, and collectively representing approximately 5.5% of the Initial Pool Balance by allocated loan amount, are leased to a single tenant.

●	No Mortgaged Property leased to a single tenant secures a Mortgage Loan representing more than approximately 1.6% of the Initial Pool Balance.

With respect to certain of these Mortgaged Properties that are leased to a single tenant, the related leases may expire prior to, or soon after, the maturity dates of the Mortgage Loans or the related tenant may have the right to terminate the lease prior to the maturity date of the Mortgage Loan.  If the current tenant does not renew its lease on comparable economic terms to the expired lease, if a single tenant terminates its lease or if a suitable replacement tenant does not enter into a new lease on similar economic terms, there could be a negative impact on the payments on the related Mortgage Loans.

Set forth below are certain tenants that (i) lease space at multiple Mortgaged Properties, and (ii) are among the five largest tenants (based on net rentable area) at two or more Mortgaged Properties that collectively secure 2.0% or more of the Initial Pool Balance:

●
New York University is a tenant at each of two Mortgaged Properties, identified on Annex A to this free writing prospectus as 125 Third Avenue and 400 Broome Street, and such Mortgaged Properties secure approximately 9.9%, in the aggregate, of the Initial Pool Balance based on allocated loan amount.

●	Dollar Tree is a tenant at each of six Mortgaged Properties, and such Mortgaged Properties secure approximately 3.9%, in the aggregate, of the Initial Pool Balance based on allocated loan amount.

●	Panera Bread is a tenant at each of three Mortgaged Properties, and such Mortgaged Properties secure approximately 2.8%, in the aggregate, of the Initial Pool Balance based on allocated loan amount.

In the event of a default by that tenant, if the related lease expires prior to the Mortgage Loan maturity date and the related tenant fails to renew its lease or if such tenant exercises an early termination option, there would likely be an interruption of rental payments under the lease and, accordingly, insufficient funds available to the borrower to pay the debt service on the loan.  In certain cases where the tenant owns the improvements to the Mortgaged Property, the related borrower may be required to purchase such improvements in connection with the exercise of its remedies.

Lease Terminations and Expirations

Expirations.  See Annex A to this free writing prospectus for tenant lease expiration dates for the five largest tenants (based on net rentable area leased) at each retail, office, and mixed use Mortgaged Property.  Even if none of the top five tenants at a particular Mortgaged Property have leases that expire before, or shortly after, the maturity of the related Mortgage Loan, there may be a significant percentage of leases at a particular Mortgaged Property that expire in a single calendar year, a rolling 12-month period or prior to, or shortly after, the maturity of a Mortgage Loan.  Furthermore, some of the Mortgaged Properties have significant leases or a significant concentration of leases that expire before, or shortly after, the maturity of the related Mortgage Loan. Identified below are certain lease expirations or concentrations of lease expirations with respect to the Mortgaged Properties:

●
In certain cases, the lease of a single tenant, major tenant or anchor tenant at a multi-tenanted Mortgaged Property expires prior to the maturity date of the related Mortgage Loan, as set forth on Annex A to this free writing prospectus.

●
With respect to the Mortgage Loans secured by the Mortgaged Properties identified below, one or more tenant leases representing in the aggregate greater than 50% of the net rentable square footage of the related Mortgaged Property expire in the same calendar year prior to the maturity of the related Mortgage Loan.  For example, with respect to the Mortgage Loans secured by the Mortgaged Properties identified on Annex A to this free writing prospectus as 735 Sixth Avenue, Spectrum Office Building, 100 Lexington, Acworth Crossing, The Cornerstone Building, Madison Center, Auburn Business Park, Shoppes at Rivers Edge and Orchard Plaza, representing collateral for approximately 8.3%, in aggregate, of the Initial Pool Balance by allocated loan amount, one or more leases representing approximately 87.9%, 65.5%, 52.9%, 73.3%, 79.5%, 65.9%, 66.3%, 100.0% and 69.4%, respectively, of the net rentable square footage of the related Mortgaged Property expire in the same calendar year prior to the maturity of the related Mortgage Loan.  There may be other Mortgaged Properties as to which leases representing greater than 50% of the net rentable square footage of the related Mortgaged Property expire in one calendar year or several calendar years prior to maturity of the related Mortgage Loan.

●
In addition, with respect to certain other Mortgaged Properties, there are leases that represent in the aggregate a material portion (but less than 50%) of the net rentable square footage of the related Mortgaged Property that expire in the same calendar year prior to, or shortly after, the maturity of the related Mortgage Loan.

●
With respect to the Mortgaged Property identified on Annex A to this free writing prospectus as BP North America, representing collateral for approximately 0.1% of the Initial Pool Balance, the lease for the single tenant at such Mortgaged Property expires in August 2018, prior to the maturity date of such Mortgage Loan in September 2023.

●
With respect to the Mortgaged Properties identified on Annex A to this free writing prospectus as PNC Bank and Wendy’s, representing collateral for approximately 0.6% and 0.1% of the Initial Pool Balance respectively, each of such Mortgaged Properties is ground leased to a single tenant, and such ground leases expire in November and December 2023 respectively, shortly after the maturity date of such Mortgage Loans in September 2023.  Such two Mortgaged Properties are part of the Mission Retail Portfolio Mortgaged Properties (which also includes the Mortgaged Properties identified on Annex A as CVS Pharmacy, Bank of America, BP North America (as to which the single tenant ground lease expires in August 2018) and Wells Fargo), which secure six cross-collateralized and cross-defaulted Mortgage Loans.

Terminations.  Certain Mortgage Loans have material lease early termination options.  Leases often give tenants the right to terminate the related lease or abate or reduce the related rent for various reasons or upon various conditions, including (i) if the borrower for the applicable Mortgaged Property allows uses at the Mortgaged Property in violation of use restrictions in current tenant leases, (ii) if the borrower or any of its affiliates owns other properties within a certain radius of the Mortgaged Property and allows uses at those properties in violation of use restrictions, (iii) if the related borrower fails to provide a designated number of parking spaces, (iv) if there is construction at the related Mortgaged Property or an adjacent property (whether or not such adjacent property is owned or controlled by the borrower or any of its affiliates) that may interfere with visibility of, access to or a tenant’s use of the Mortgaged Property, (v) upon casualty or condemnation with respect to all or a portion of the Mortgaged Property that renders such Mortgaged Property unsuitable for a tenant’s use or if the borrower fails to rebuild such Mortgaged Property within a certain time, (vi) if a tenant’s use is not permitted by zoning or applicable law, (vii) if the tenant is unable to exercise an expansion right, (viii) if the landlord defaults on its obligations under the lease, (ix) if a landlord leases space at the mortgaged property or within a certain radius of the mortgaged property to a competitor, (x) if the tenant fails to meet certain sales targets or other business objectives for a specified period of time, (xi) if certain anchor or significant tenants at the subject property go dark or terminate their leases or (xii) if the landlord violates the tenant’s exclusive use rights for a specified period of time.  We cannot assure you that all or any of the borrowers will comply with their lease covenants or such third parties will act in a manner required to avoid any termination and/or abatement rights of the related tenant.

Identified below are certain material termination rights or situations in which the tenant may no longer occupy its leased space rights or pay full rent.

Certain of the tenant leases permit the related tenant to unilaterally terminate its lease upon providing notice of such termination within a specified period prior to the termination date.  For example, among the five largest tenants by net rentable square footage at the Mortgaged Properties securing the largest ten Mortgage Loans by aggregate Initial Pool Balance, or those Mortgaged Properties with a tenant that leases at least 20% of the net rentable square footage of the related Mortgaged Property (in each case excluding government tenants, which are described further below):

●
With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this free writing prospectus as 735 Sixth Avenue, representing approximately 3.0% of the Initial Pool Balance by allocated loan amount, T-Mobile, the second largest tenant, and Liberty Travel, Inc., the fifth largest tenant, collectively representing 21.8% of the net rentable area of the Mortgaged Property, and each has the option to terminate its respective lease at the end of the seventh year and fifth year, respectively, subject to a termination fee of $125,000 and $75,000, respectively.

●
With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this free writing prospectus as SkySong Center II, representing approximately 2.0% of the Initial Pool Balance by allocated loan amount, Qwest Communications, the third largest tenant, representing approximately 8.7% of the net rentable square footage of the related Mortgaged Property, has the option to terminate its lease at any time after October 1, 2015, upon 12 months notice, subject to payment of 1/12th of the remaining aggregate base rent due under the related Lease.

●
With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this free writing prospectus as Parkway Centre East, representing approximately 2.5% of the Initial Pool Balance, Fitness & Sports CL (d/b/a LA Fitness), the third largest tenant, representing 12.3% of the net rentable area of the Mortgaged Property, has an option to terminate its lease on September 30, 2015, subject to a termination fee of $550,000.

●
With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this free writing prospectus as 100 Lexington, representing approximately 0.9% of the Initial Pool Balance, the largest tenant, eRx Network, representing approximately 37.6% of net rentable area, has a one-time right to terminate its lease on May 31, 2015 by providing notice no later than August 31, 2014.

Certain of the tenant leases for the Mortgaged Properties permit the related tenant to terminate its leases and/or abate or reduce rent if the tenant fails to meet certain sales targets or other business objectives for a specified period of time.  We cannot assure you that all or any of these tenants will meet the sales targets or business objectives required to avoid any termination and/or abatement rights.

Certain of the tenant leases for the Mortgaged Properties may permit affected tenants to terminate their leases and/or abate or reduce rent if another tenant at the subject Mortgaged Property or a tenant at an adjacent or nearby property terminates its lease or goes dark, or if a specified percentage of the Mortgaged Property is unoccupied. For example, taking into account the five largest tenants by net rentable square footage at those Mortgaged Properties securing the largest 20 Mortgage Loans by aggregate Initial Pool Balance:

●
With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this free writing prospectus as Parkway Centre East, representing approximately 2.5% of the Initial Pool Balance, AMC Theaters, the second largest tenant at the Mortgaged Property, representing approximately 34.1% of the net rentable square footage of such Mortgaged Property, may pay reduced rent or terminate its lease if a specified percentage of such Mortgaged Property is unoccupied for a certain period of time and a shadow anchor tenant goes dark;

●
With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this free writing prospectus as Walpole Shopping Mall, representing approximately 1.6% of the Initial Pool Balance, three of the five largest tenants at the Mortgaged Property (Barnes & Noble, Joann Fabric and Office Max), collectively representing approximately 20.4% of the net rentable square footage of such Mortgaged Property, may pay reduced rent or terminate their respective leases if certain co-tenants go dark.

●
With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this free writing prospectus as Riverbend Shopping Center, representing approximately 2.6% of the Initial Pool Balance, three of the five largest tenants (Barnes & Noble, TJ Maxx and Ross), collectively representing approximately 28.0% of the net rentable square footage of such Mortgaged Property, may pay reduced rent or terminate their respective leases if a specified percentage of such Mortgaged Property is unoccupied or certain tenants go dark.

●
With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this free writing prospectus as Fairview Center, representing approximately 1.5% of the Initial Pool Balance, two of the five largest tenants (Michael’s and Bed, Bath & Beyond), collectively representing approximately 21.8% of the net rentable square footage of such Mortgaged Property, may pay reduced rent or terminate their respective leases if a specified percentage of such Mortgaged Property is unoccupied or certain tenants go dark.

Certain of the tenant leases may permit a tenant to go dark at any time.  For example, taking into account the five largest tenants by net rentable square footage at those Mortgaged Properties securing the largest 20 mortgage loans by aggregate Initial Pool Balance, or in cases where any Mortgaged Property is leased to a single tenant that has the option to go dark:

●
With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this free writing prospectus as Riverbend Shopping Center, representing approximately 2.6% of the Initial Pool Balance, two of the five largest tenants (Ross and Barnes & Noble), representing approximately 17.5% of the net rentable square footage of the Mortgaged Property, may go dark at any time.

●
With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this free writing prospectus as Fairview Center, representing approximately 1.5% of the Initial Pool Balance, three of the five largest tenants (Michael’s, Bed, Bath & Beyond and Rite Aid), representing approximately 29.9% of the net rentable square footage of the Mortgaged Property, may go dark at any time.

●
With respect to the Mortgage Loans secured by the Mortgaged Properties identified on Annex A to this free writing prospectus as PNC Bank, CVS Pharmacy, Bank of America, Wells Fargo and Wendy’s, representing in the aggregate approximately 1.5% of the Initial Pool Balance, each such Mortgaged Property is ground leased or leased to a single tenant, and the related tenants all have the right to go dark at any time.  Such Mortgaged Properties, together with the Mortgaged Property identified on Annex A to this free writing prospectus as BP North America, each secures one of six Mortgage Loans that are cross-collateralized and cross-defaulted with each other.

Certain of the Mortgaged Properties as set forth in the table below may be leased in whole or in part by government sponsored tenants.  Government sponsored tenants frequently have the right to cancel their leases at any time or after a specific time (in some cases after the delivery of notice) or for lack of appropriations.  For example, set forth below are certain government leases that individually represent more than 5% of the base rent at the related Mortgaged Property and have these types of risks.  One or more other leases at the related Mortgaged Property representing less than 5% of the base rent could also have these types of risks.
Mortgaged Property	Percent of Initial Pool Balance	Tenant	Percent of Net Rentable Area	Percent of Base Rent
SkySong Center	4.1%	Arizona State University(1)	27.6%	32.7%
Offices at the Promenade	1.1%	GSA - Occupational Safety and Health Administration(2)	4.8%	5.4%
Stonegate Corporate Center	0.6%	GSA - Department of Immigration and Customs Enforcement(3)	18.6%	32.1

(1)
Tenant may terminate its lease upon ten days notice to the related borrower in the event that the State Legislature of Arizona fails to appropriate necessary funds for the performance of such tenant’s obligations under its lease.

(2)
The tenant on the lease is the United States of America, acting through the General Services Administration, and the occupant of the related Mortgaged Property is the Occupational Safety and Health Administration.

(3)
The tenant on the lease is the United States of America, acting through the General Services Administration, and the occupant of the related Mortgaged Property is the Department of Immigration and Customs Enforcement.

In addition to government sponsored tenants, certain of the Mortgaged Properties may be leased in whole or in part by non-profit or not-for-profit entities that rely on government funding for their revenues and that may have lease provisions that provide for termination in the event such government funding is reduced or terminated.

Certain other tenants may have the right to terminate the related lease or abate or reduce the related rent if the related borrower violates covenants under the related lease or if third parties take certain actions that adversely affect such tenants’ business or operations.

In addition to termination options tied to certain triggers as set forth above that are common with respect to retail properties, certain tenant leases permit the related tenant to terminate its lease without any such triggers.

Certain of the tenant leases permit the related tenant to terminate its lease based upon contingencies other than those set forth above in this  “—Terminations” section.

See “Structural and Collateral Term Sheet” on Annex B to this free writing prospectus for more information on material lease termination options relating to the largest 20 Mortgage Loans.

Rights of Ground Lease Tenants.  With respect to the Mortgaged Properties identified on Annex A to this free writing prospectus as the Mission Retail Portfolio, which secure six cross-collateralized and cross-defaulted Mortgage Loans, representing in the aggregate approximately 1.6% of the Initial Pool Balance, each of which is ground leased or leased to a single tenant, the ground lease tenants BP North America and Wendy’s each has the express right to mortgage its leasehold interest, and the ground lease tenants PNC, Bank of America and Wells Fargo are not prohibited from mortgaging their leasehold interest.  In particular, D&A, L.L.C., the tenant at the Mortgaged Property identified on Annex A to this free writing prospectus as BP North America, representing approximately 0.1% of the Initial Pool Balance, has mortgaged its ground leasehold interest to secure a line of credit loan in the maximum amount of $1,546,000.  In addition, D&A, L.L.C. is an assignee of an assignee of the original tenant under the related ground lease, BP Products North America, Inc. (“BP Products”).   While the ground lease provides that BP Products remains liable on such ground lease notwithstanding an assignment, BP Products has not responded to requests for an estoppel to such effect.

Other.  Tenants under certain leases included in the Underwritten Net Cash Flow, Underwritten Net Operating Income and/or Occupancy may not be in physical occupancy, may not have begun paying rent or may be in negotiation.  For example, with respect to the Mortgaged Property identified on Annex A to this free writing prospectus as Magnolia Court, securing approximately 0.4% of the Initial Pool Balance, which is leased to two tenants, the tenants have not yet opened for business and are entitled to 120 days of free rent.

Certain of the Mortgaged Properties may have tenants that sublet a portion of their space or have provided notice of their intent to sublet out a portion of their space in the future.  For example, among the five largest tenants (based on net rentable area) by net rentable square footage at the Mortgaged Properties securing the largest ten Mortgage Loans by aggregate Initial Pool Balance, or in cases where 10% or more of the aggregate net rentable area at a Mortgaged Property is sublet:

●
With respect to the Mortgage Loans secured by the Mortgaged Properties identified on Annex A to this free writing prospectus as 125 Third Avenue and 400 Broome Street, representing approximately 5.4% and 4.5%, respectively, of the Initial Pool Balance, the largest tenant at each of the respective Mortgaged Properties is New York University.  At 125 Third Avenue, New York University represents approximately 86.7% of the net rentable area, and at 400

Broome Street, New York University represents approximately 85.6% of the net rentable area. In each case, New York University subleases its space for student housing; and

●
With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this free writing prospectus as Mountain Gate Plaza, representing approximately 2.8% of the Initial Pool Balance, which Mortgage Loan was structured as a Shari’ah compliant mortgage loan, the related borrower master leases the entire Mortgaged Property to an affiliated entity, which affiliated entity subleases the Mortgaged Property to the inline tenants occupying space at the Mortgaged Property.

In addition, in some cases, tenants at a Mortgaged Property may have signed a letter of intent but not executed a lease with respect to the related space.  We cannot assure you that any such proposed tenant will sign a lease or take occupancy at the related Mortgaged Property.

In addition, the underwritten occupancy, Underwritten Net Cash Flow and Underwritten Net Operating Income of the Mortgaged Properties may reflect tenants, and rents from tenants, whose lease terms or renewal leases are under negotiation but not yet signed.

In these cases we cannot assure you that these tenants will take occupancy, begin paying rent or execute these leases.  If these tenants do not take occupancy of the leased space, begin paying rent or execute these leases, it could result in a higher vacancy rate and re-leasing costs that may adversely affect cash flow on the related Mortgage Loan.

In addition, anchor tenants at, and shadow anchor tenants with respect to, certain Mortgaged Properties may close or otherwise become vacant.  We cannot assure you that any such anchor tenants would be replaced in a timely manner or without incurring material additional costs to the related borrower and resulting in adverse economic effects.

Further, any tenant that is currently in occupancy or any future tenant may seek to terminate its lease prior to the related lease expiration date if its revenues have decreased or the income generated at such tenant’s property otherwise does not support the related lease payments.  For example, with respect to the Mortgaged Property identified on Annex A to this free writing prospectus as Offices at the Promenade, representing approximately 1.1% of the Initial Pool Balance, the largest tenant, Tempo Financial Holdings Corp., is included in occupancy and does not have a termination option; however, the tenant has been late in making payments, and the borrower has informed the originator that such tenant may seek to terminate its lease or reduce its space prior to its lease expiration date of January 31, 2015.

See “Structural and Collateral Term Sheet” on Annex B to this free writing prospectus for more information on other tenant matters relating to the largest 20 Mortgage Loans.

Purchase Options, Rights of First Offer and Rights of First Refusal

Below are certain purchase options, rights of first offer and rights of first refusal with respect to certain of the Mortgaged Properties.

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this free writing prospectus as 125 Third Avenue, representing approximately 5.4% of the Initial Pool Balance, the lease between the related borrower and New York University, the largest tenant at the Mortgaged Property, grants to New York University a right of first refusal to purchase the entire Mortgaged Property in the event that the related borrower receives and wishes to accept an offer with respect to the purchase of the Mortgaged Property.  The lender and New York University entered into a subordination, non-disturbance and attornment agreement in connection with the closing of the Mortgage Loan in which New York University agreed that such right of first refusal will not apply to (i) any transfer of the borrower’s interest in the Mortgaged Property in connection with an exercise of remedies under the loan documents evidencing the Mortgage Loan (including, without limitation, a foreclosure or deed in lieu thereof) or (ii) the first transfer of the Mortgaged Property subsequent to any transfer described in the preceding subclause (i).

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this free writing prospectus as Mountain Gate Plaza, representing approximately 2.8% of the Initial Pool Balance, which Mortgage Loan was structured as a Shari’ah compliant loan, the related master tenant has the right to purchase the related Mortgaged Property from the related borrower. With Shari’ah compliant mortgage loans, such a purchase option is typically provided to the master tenant in order to facilitate the borrower’s making of a full or partial payment, effecting a defeasance, or making the balloon payment at maturity. Such right is fully subordinated to the related Mortgage Loan documents and is exercisable only with the sole and absolute discretion of Lender and satisfaction of any conditions set forth in the related Mortgage Loan documents for transfer and assumptions or otherwise for prepayment or the defeasance of the related Mortgage Loan.

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this free writing prospectus as Fairview Center, representing approximately 1.5% of the Initial Pool Balance, the largest tenant at the related Mortgaged Property, Vons, representing approximately 21.0% of the net rentable area at the related Mortgaged Property, has a right of first refusal to purchase its premises.  Although such right of first refusal is inapplicable in the context of a foreclosure of deed-in-lieu of foreclosure, it is not subordinate to the lien of the Mortgage Loan.

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this free writing prospectus as Morgan & Meeker, representing approximately 1.5% of the Initial Pool Balance, the single tenant of an outparcel of the Mortgaged Property, McDonald’s, maintains a right of first refusal under its lease in connection with a bona fide offer on the such outparcel that the related borrower wishes to accept.  Such right of first refusal does not apply to a foreclosure or deed-in-lieu thereof.

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this free writing prospectus as BJ’s Wholesale Club, representing approximately 1.2% of the Initial Pool Balance, such Mortgaged Property is leased to a single tenant, and the tenant has a right of first refusal.  Such tenant has entered into a Subordination, Non-Disturbance and Attornment Agreement in which it has agreed that the right of first refusal does not apply to a foreclosure sale or deed-in-lieu of foreclosure and certain other sales.  However, such right would apply to a sale following a foreclosure.

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this free writing prospectus as 165 Eldridge Street, representing approximately 0.7% of the Initial Pool Balance, the sole commercial tenant in the mixed-use Mortgaged Property has the option to purchase the entire commercial space at any time during the term of the related lease for a purchase price equal to (i) $9,000,000 if such option is exercised at any time on or prior to April 30, 2014, (ii) $9,500,000 if such option is exercised at any time after April 30, 2014 and on or prior to April 30, 2016, and (iii) $10,500,000 if such option is exercised at any time after April 30, 2016.  The commercial tenant has fully subordinated all provisions of the related lease, including the purchase option, in a Subordination Non-Disturbance and Attornment Agreement entered into with the related lender, and accordingly, the purchase option would remain in place after acquisition of the 165 Eldridge Street Property by a foreclosing lender or purchase at foreclosure.  In the event the commercial tenant exercises the purchase option during the time that the Mortgage Loan is an asset of the Issuing Entity, the related Mortgage Loan documents require that the Mortgage Loan be prepaid in full with the applicable yield maintenance charge (if the purchase option is exercised prior to the second anniversary of the Closing Date) or defeased in full (if the purchase option is exercised on or after the second anniversary of the Closing Date).

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this free writing prospectus as Stonegate Corporate Center, representing approximately 0.6% of the Initial Pool Balance, one tenant has a right of first offer to purchase either its 11,675 square feet space or one building (of two) at the Mortgaged Property.  Such right is subject to recordation of a condominium plat. The related loan documents prohibit the related mortgagor from taking any action that would cause a right of first offer without Mortgagee’s consent.

With respect to two Mortgage Loans secured by the Mortgaged Properties identified on Annex A to this free writing prospectus as BP North America and Wendy’s, representing approximately 0.1% and 0.1%, respectively, of the Initial Pool Balance, each such Mortgaged Property is ground leased to a single tenant, and each related tenant has a right of first refusal to purchase the related Mortgaged Property.  With respect to the Mortgaged Property identified on Annex A to this free writing prospectus as BP North America, such right of first refusal is a one-time right and does not apply to a power of sale in any deed of trust or any conveyance pursuant to a deed-in-lieu of foreclosure.  However, such right may apply to a sale following a foreclosure.  With respect to the Mortgaged Property identified on Annex A to this free writing prospectus as Wendy’s, such right of first refusal terminates upon a sale of the Mortgaged Property to an unaffiliated third party, and, because the related lease is subordinate to the related Mortgage, would not apply to a foreclosure.  In addition, Wendy’s has entered into a Subordination, Non-Disturbance and Attornment Agreement, in which it has agreed that the ROFR would not apply to a sale by Mortgagee.  However, such right may apply to other sales following a foreclosure.

Affiliated Leases

Certain of the Mortgaged Properties are leased in whole or in part by borrowers or borrower affiliates.  Set forth below are examples of Mortgaged Properties at which at least 5.0% of (i) the gross income at the Mortgaged Property relates to leases between the borrower and an affiliate of the borrower or (ii) the net rentable area at the Mortgaged Property is leased to an affiliate of the borrower:

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With respect to the Mortgage Loan secured by the Mortgaged Properties identified on Annex A to this free writing prospectus as SkySong Center, representing approximately 4.1% of the Initial Pool Balance, the Mortgaged Properties are ground leased from the City of Scottsdale to ASUF Scottsdale, L.L.C., an affiliate of the related borrower.  The borrower ground subleases the Mortgaged Properties from ASUF Scottsdale, L.L.C. and sub-subleases portions of the Mortgaged Properties to the tenants occupying space at the Mortgaged Properties, of which 27.6% is occupied by Arizona State University, an affiliate of the related borrower and ASUF Scottsdale, L.L.C.

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With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this free writing prospectus as Mountain Gate Plaza, representing approximately 2.8% of the Initial Pool Balance, which Mortgage Loan was structured as a Shari’ah compliant mortgage loan, the related borrower master leases the entire Mortgaged Property to an affiliated entity, which affiliated entity subleases the Mortgaged Property to the inline tenants occupying space at the Mortgaged Property.

●
With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this free writing prospectus as Morgan & Meeker, representing approximately 1.5% of the Initial Pool Balance, the related borrower leases the entire Mortgaged Property from an affiliated entity and subleases the Mortgaged Property to the inline tenants occupying space at the Mortgaged Property.

●
With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this free writing prospectus as 100 Lexington, representing approximately 0.9% of the Initial Pool Balance, 8.2% of the Mortgaged Property is leased to an affiliate of the related borrower.

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With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this free writing prospectus as Canal Street Storage, representing approximately 0.5% of the Initial Pool Balance, an affiliate of the related borrower has leased 12,236 square feet of the net rentable area at the related Mortgaged Property, which consists of the medical storage space, in connection with the operation of a business at the Mortgaged Property, which leased space collectively represents approximately 15.3% of the net rentable area.

Other Mortgaged Properties may have tenants that are affiliated with the related borrower but those tenants do not represent more than 5.0% of the gross income or net rentable area of the related Mortgaged Property.

Insurance Considerations

In the case of 92 Mortgaged Properties, representing collateral for approximately 75.3% of the Initial Pool Balance by allocated loan amount, the related borrower maintains insurance under blanket policies.

Further, certain Mortgaged Properties may be insured, in whole or in part, by a sole or significant tenant.  For example:

●
With respect to the Mission Retail Portfolio Mortgaged Properties, representing collateral for approximately 1.6% of the Initial Pool Balance, the related borrower is permitted to rely on the property insurance and other insurance provided by the related single tenant at each such Mortgaged Property, which is provided under blanket policies maintained for such tenant and its affiliates.  In addition, each such tenant (other than CVS) has the right under its lease to self-insure provided that it meets certain minimum net worth requirements, ranging from $50,000,000 to $100,000,000.

●
With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this free writing prospectus as St. Augustine, representing approximately 1.6% of the Initial Pool Balance, the related borrower is permitted to rely on the property insurance coverage obtained by the sole tenant as required under its lease.

●
With respect to the Mortgaged Property identified on Annex A to this free writing prospectus as BJ’s Wholesale Club, representing collateral for approximately 1.2% of the Initial Pool Balance, the related borrower is permitted to rely on the property insurance and other insurance provided by the related single tenant at the Mortgaged Property, which is provided under blanket policies maintained for such tenant and its affiliates.  In addition, such tenant has the right under its lease to self-insure provided that it maintains a net worth of at least $100,000,000, and the Mortgage Loan documents provide that the related borrower is not required to escrow insurance premiums in the event the tenant is self-insuring in accordance with the terms of the lease.

●
With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this free writing prospectus as Creekview Commons, representing approximately 1.0% of the Initial Pool Balance, the related borrower is permitted to rely on the insurance property coverage obtained by Heinen’s, a tenant at such Mortgaged Property, to satisfy the portion of its insurance requirements relating to the leased premises occupied by that tenant.

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With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this free writing prospectus as Martin Downs Town Center, representing approximately 0.6% of the Initial Pool Balance, the related borrower is permitted to rely on the property insurance coverage obtained by SunTrust, the second-largest tenant at the Mortgaged Property, to satisfy the portion of its insurance requirements relating to the leased premises occupied by such tenant.

●
With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this free writing prospectus as Madison Center, representing approximately 0.6% of the Initial Pool Balance, the related borrower is permitted to rely on the property insurance coverage obtained by Kmart and Texas Roadhouse, the largest and fifth largest tenants at the Mortgaged Property, respectively, to satisfy the portion of its insurance requirements relating to the leased premises occupied by each such tenant.

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With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this free writing prospectus as Crawford-Devon Shopping Center, representing approximately 0.4% of the Initial Pool Balance, the related borrower is permitted to rely on the property insurance coverage obtained by CVS, the anchor tenant at such Mortgaged

Property, to satisfy the portion of its insurance requirements relating to the leased premises occupied by such tenant.

●
With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this free writing prospectus as Chase Bank Goodyear AZ representing approximately 0.1% of the Initial Pool Balance, the related single tenant, JPMorgan Chase Bank, National Association, is permitted under the loan documents to self insure or to maintain its own insurance policies pursuant to its lease in lieu of the related borrower’s maintenance of such insurance policies in accordance with the loan documents so long as: (i) such lease is in full force and effect and (ii) borrower and lender are named as loss payees on such insurance policies, as their interests may appear.

In addition, with respect to certain Mortgage Loans, the insurable value of the related Mortgaged Property as of the origination date of the related Mortgage Loan was lower than the principal balance of the related Mortgage Loan.

See “Risk Factors—Risks Associated with Blanket Insurance Policies or Self-Insurance” and “—Earthquake, Flood and Other Insurance May Not be Available or Adequate” in this free writing prospectus.

In addition, with respect to Mortgaged Properties that are part of condominium regimes, the insurance may be maintained by the condominium association rather than the related borrower.

Further, many Mortgage Loans contain limitations on the obligation to obtain terrorism insurance. See “Risk Factors—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in this free writing prospectus.

Zoning and Use Restrictions

Certain of the Mortgaged Properties are subject to restrictions that restrict the use of the Mortgaged Properties to their current use.  In addition, certain of the Mortgaged Properties may be subject to restrictions relating to their current use or have other zoning issues.

For example, with respect to the ten largest Mortgage Loans:

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With respect to the Mortgaged Property identified on Annex A to this free writing prospectus as 735 Sixth Avenue, representing approximately 3.0% of the Initial Pool Balance, the Mortgaged Property is the commercial condominium unit located in a condominium which is subject to a temporary certificate of occupancy (the “TCO”).  The Mortgage Loan documents require the borrower to (i) use commercially reasonable efforts to cause the sponsor of the condominium to maintain the TCO and to cause the TCO to be continuously renewed at all times until a new, permanent certificate of occupancy is obtained for the condominium building (“PCO”), (ii) diligently and in good faith pursue completion of all of the conditions required under applicable legal requirements including, without limitation, causing any violations and any outstanding items with respect to the Mortgaged Property to be completed and/or removed of record, for the issuance of a permanent certificate of occupancy and (iii) cause to be delivered to the lender copies of each updated TCO as and when issued and deliver to the lender a copy of the New PCO upon its issuance. The Mortgage Loan documents provide recourse liability to the borrower and guarantor for failure to comply with these obligations.

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With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this free writing prospectus as Emerald Isle Apartments, representing approximately 5.1% of the Initial Pool Balance, the apartment community is age-restricted, requiring tenants to be 55 years old or older.

See “Risk Factors—Risks Related to Zoning Non-Compliance and Use Restrictions” in this free writing prospectus.

Appraised Value

In certain cases, appraisals may reflect both “as stabilized” and “as-is” values, although the Appraised Value reflected in this free writing prospectus with respect to each Mortgaged Property reflects only the “as-is” value, which may be based on certain assumptions, such as future construction completion, projected re-tenanting or increased tenant occupancies, other than as follows:

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With respect to the loan-to-value ratios at maturity of 14 Mortgage Loans secured by the Mortgaged Properties or portfolios of Mortgaged Properties identified in the definitions of “LTV Ratio at Maturity/ARD” under “Description of the Mortgage Pool—Certain Calculations and Definitions” in this free writing prospectus, the related LTV Ratio at Maturity/ARD reflected in this free writing prospectus is calculated using an “as stabilized” appraised value.

See “Description of the Mortgage Pool—Certain Calculations and Definitions” and “Risk Factors—Appraisals May Not Reflect Current or Future Market Value of Each Property” in this free writing prospectus.

Non-recourse Carveout Limitations

While the Mortgage Loans generally contain non-recourse carveouts for liabilities such as a result of fraud by the borrower, certain voluntary insolvency proceedings or other matters, certain of the Mortgage Loans do not contain such carveouts or contain limitations to such carveouts.  Certain other Mortgage Loans may have additional limitations to the non-recourse carveouts as described on Annex E-2 to this free writing prospectus.  See “Risk Factors—Mortgage Loans Are Non-recourse and Are Not Insured or Guaranteed” in this free writing prospectus.

With respect to the group of cross-collateralized Mortgage Loans secured by the Mission Retail Portfolio Mortgaged Properties, there exists no non-recourse carveout guarantor.  In addition, there is no separate environmental indemnitor for such Mortgage Loans.

We cannot assure you that the net worth or liquidity of any non-recourse guarantor under any of the Mortgage Loans will be sufficient to satisfy any claims against that guarantor under its non-recourse guaranty.  In most cases, the liquidity and net worth of a non-recourse guarantor under a Mortgage Loan will be less, and may be materially less, than the outstanding principal amount of that Mortgage Loan.

Certain Terms of the Mortgage Loans

Due Dates; Mortgage Loan Rates; Calculations of Interest

Subject in some cases to a next business day convention, all of the Mortgage Loans have due dates upon which interest and/or principal payments are due under the related Mortgage Note (each such date, a “Due Date”) that occur as described in the following table with the indicated grace period.

Due Date	Default Grace Period Days	Number of Mortgage Loans	% of Initial Pool Balance
6	0	57	74.7%
5	0	22	14.1
1	5	16	8.1
6	5(1)	2	3.1
		97	100.0%

(1)
One (1) of the mortgage loans allows for a five day grace period solely in the case of one monthly payment per calendar year (which grace period does not apply to the payment due on the maturity date).

As used in this free writing prospectus, “grace period” is the number of days before a payment default is an event of default under the terms of each Mortgage Loan.  See Annex A to this free writing prospectus for information on the number of days before late payment charges are due under the Mortgage Loan.  The information on Annex A to this free writing prospectus regarding the number of days before a late payment charge is due is based on the express terms of the Mortgage Loans.  Some jurisdictions may impose a statutorily longer period.

All of the Mortgage Loans are secured by first liens on fee simple and/or leasehold interests in the related Mortgaged Properties, subject to the permitted exceptions reflected in the related title insurance policy.  All of the Mortgage Loans bear fixed interest rates.

All of the Mortgage Loans accrue interest on the basis of the actual number of days in a month, assuming a 360-day year (“Actual/360 Basis”).

Three (3) of the Mortgage Loans, representing approximately 11.7%, in the aggregate, of the Initial Pool Balance, each provides for monthly payments of interest-only until its stated maturity date and, in the case of two Mortgage Loans, representing approximately 9.9%, in the aggregate, of the Initial Pool Balance, their respective Anticipated Repayment Dates (each of those five Mortgage Loans, an “Interest-Only Mortgage Loan”).  Each of the remaining 92 Mortgage Loans, representing approximately 78.5%, in the aggregate, of the Initial Pool Balance, provides for monthly payments of principal based on amortization schedules significantly longer than the remaining terms of such Mortgage Loans (those 92 Mortgage Loans, together with the Interest-Only Mortgage Loans, the “Balloon Mortgage Loans”).  Fifteen (15) of these 92 Mortgage Loans referenced in the preceding sentence, representing approximately 25.0%, in the aggregate, of the Initial Pool Balance, provide for monthly payments of interest-only for a period of six months to 60 months following the related origination date and then amortize for the remainder of their loan term.  The Balloon Mortgage Loans will have balloon payments due at their stated maturity dates or Anticipated Repayment Dates, as applicable, unless prepaid prior thereto.

ARD Loans

The Mortgage Loans secured by the Mortgaged Properties identified on Annex A to this free writing prospectus as 125 Third Avenue and 400 Broome Street (the “ARD Loans”), representing approximately 5.4% and 4.5%, respectively, of the Initial Pool Balance, provide that, after a certain date (each, an “Anticipated Repayment Date”), if the related borrower has not prepaid the related ARD Loan in full, any principal outstanding on that date will accrue interest at an increased interest rate (the “Revised Rate”) rather than the original Mortgage Loan Rate (the “Initial Rate”) for such ARD Loan.  See Annex A to this free writing prospectus for the Anticipated Repayment Date and the Revised Rate for each ARD Loan.  “Excess Interest” with respect to each ARD Loan is the interest accrued at the related Revised Rate in respect of such ARD Loan in excess of the interest accrued at the related Initial Rate, to the extent permitted by applicable law and the related Mortgage Loan documents.

After the related Anticipated Repayment Date, each ARD Loan further requires that all cash flow available from the related Mortgaged Property after payment of the monthly debt service payments required under the terms of the related Mortgage Loan documents, all escrows and other amounts then due and payable (other than Excess Interest) under the related Mortgage Loan documents and certain budgeted or non-budgeted expenses approved by the related lender be applied toward the payment of principal (without payment of any yield maintenance premium or other prepayment premium) on such ARD Loan.  While interest at the Initial Rate continues to accrue and be payable on a current basis on each ARD Loan after the related Anticipated Repayment Date, the payment of Excess Interest will be deferred and will be required to be paid (if and to the extent permitted under applicable law and the related Mortgage Loan documents), only after the outstanding principal balance of such ARD Loan has been paid in full, at which time the Excess Interest, to the extent actually collected, will be paid to the holders of the Class S certificates.  Additionally, an account was established in connection with the origination of each ARD Loan into which rents or other revenues from the related Mortgaged Property are required to be deposited, although the related borrower is entitled to receive remittances of funds daily unless an event of default or cash flow trigger is in effect or the related Anticipated Repayment Date has occurred.  See “Structural and Collateral Term Sheet—125 Third Avenue” and “—400 Broome Street” in Annex B to this free writing prospectus.

The foregoing features, to the extent applicable, are designed to increase the likelihood that each ARD Loan will be prepaid by the related borrower on or about its related Anticipated Repayment Date.  However, we cannot assure you that any ARD Loan will be prepaid on its Anticipated Repayment Date.

See “Risk Factors—Risks of Anticipated Repayment Date Loans” in this free writing prospectus.

Single Purpose Entity Covenants

The terms of certain of the Mortgage Loans require that the borrowers be single-purpose entities and, in most cases, such borrowers’ organizational documents or the terms of the Mortgage Loans limit their activities to the ownership of only the related Mortgaged Property or Mortgaged Properties and limit the borrowers’ ability to incur additional indebtedness.  Such provisions are designed to mitigate the possibility that the borrower’s financial condition would be adversely impacted by factors unrelated to the related Mortgaged Property and Mortgage Loan.  That borrower may also have previously owned property other than the related Mortgaged Property or may be a so-called “recycled” single-purpose entity that previously had other business activities and liabilities.  However, in many cases such borrowers are not required to observe all covenants and conditions which typically are required in order for such borrowers to be viewed under standard rating agency criteria as “special purpose entities.”

The organizational documents of a borrower or the direct or indirect managing partner or member of a borrower may also contain requirements that there be one or two independent directors, managers or trustees (depending on the entity form of such borrower) whose vote is required before the borrower files a voluntary bankruptcy or insolvency petition or otherwise institutes insolvency proceedings. Generally, but not always, the independent directors, managers or trustees may only be replaced with certain other independent successors. Although the requirement of having independent directors, managers or trustees is designed to mitigate the risk of a voluntary bankruptcy filing by a solvent borrower, a borrower could file for bankruptcy without obtaining the consent of its independent director(s) (and we cannot assure you that such bankruptcy would be dismissed as an unauthorized filing), and in any case the independent directors, managers or trustees may determine that a bankruptcy filing is an appropriate course of action to be taken by such borrower. Although the independent directors, managers or trustees generally owe no fiduciary duties to entities other than the borrower itself, such determination might take into account the interests and financial condition of such borrower’s parent entities and such parent entities’ other subsidiaries in addition to those of the borrower.  Consequently, the financial distress of an affiliate of a borrower might increase the likelihood of a bankruptcy filing by a borrower.  In any event, we cannot assure you that a borrower will not file for bankruptcy protection or that creditors of a borrower will not initiate a bankruptcy or similar proceeding against such borrower or that if initiated, a bankruptcy case of the borrower could be dismissed.  For example, there are certain Mortgage Loans, particularly most or all Mortgage Loans with principal balances less than $20,000,000, for which there is no independent director, manager or trustee in place with respect to the related borrower.

In all cases, the terms of the borrowers’ organizational documents or the terms of the Mortgage Loans limit the borrower’s activities to the ownership of only the related Mortgaged Property or Mortgaged

Properties and related activities, and limit the borrowers’ ability to incur additional indebtedness, other than certain trade debt, equipment financing and other unsecured debt relating to property operations, and other than subordinated debt permitted under the loan documents.  See “—Additional Indebtedness” above in this free writing prospectus.  Such provisions are designed to mitigate the possibility that the borrower’s financial condition would be adversely impacted by factors unrelated to the related Mortgaged Property and Mortgage Loan.  However, we cannot assure you that such borrowers have in the past complied and will comply with such requirements, and in some cases unsecured debt exists and/or is allowed in the future.  See “Certain Legal Aspects of the Mortgage Loans—Bankruptcy Issues” in the prospectus.

Prepayment Protections and Certain Involuntary Prepayments

All of the Mortgage Loans have a degree of voluntary prepayment protection in the form of defeasance provisions, prepayment lockout provisions and/or yield maintenance provisions.  Voluntary prepayments, if permitted, generally require the payment of a yield maintenance charge or a prepayment premium unless the Mortgage Loan (or Whole Loan, if applicable) is prepaid within a specified period (ranging from approximately three to seven payments) up to and including the stated maturity date or Anticipated Repayment Date, as applicable.  See Annex A to this free writing prospectus for more information on the prepayment protections attributable to the Mortgage Loans on a loan-by-loan basis.

Additionally, certain Mortgage Loans may provide that in the event of the exercise of a purchase option by a tenant or the sale of real property or the release of a portion of the Mortgaged Property, that the related Mortgage Loans may be prepaid in part prior to the expiration of a prepayment/defeasance lockout provision. See “—Partial Releases” below.

Generally, no yield maintenance charge will be required for prepayments in connection with a casualty or condemnation unless, in the case of most of the Mortgage Loans, an event of default has occurred and is continuing.  We cannot assure you that the obligation to pay any yield maintenance charge or prepayment premium will be enforceable.  See “Risk Factors—Some Provisions in the Mortgage Loans Underlying Your Offered Certificates May Be Challenged as Being Unenforceable—Prepayment Premiums, Fees and Charges” in the prospectus.  In addition, certain of the Mortgage Loans permit the related borrower, after a total or partial casualty or partial condemnation, to prepay the remaining principal balance of the Mortgage Loan (after application of the related insurance proceeds or condemnation award to pay the principal balance of the Mortgage Loan), which may not be accompanied by any prepayment consideration.

Certain of the Mortgage Loans are secured in part by letters of credit and/or cash reserves that in each such case:

●
will be released to the related borrower upon satisfaction by the related borrower of certain performance related conditions, which may include, in some cases, meeting debt service coverage ratio levels and/or satisfying leasing conditions; and

●
if not so released, may, at the discretion of the lender, prior to loan maturity (or earlier loan default or loan acceleration), be drawn on and/or applied to prepay the subject Mortgage Loan if such performance related conditions are not satisfied within specified time periods.

See Annex A and “Structural and Collateral Term Sheet” on Annex B to this free writing prospectus for more information on reserves relating to the largest 20 Mortgage Loans.

“Due-On-Sale” and “Due-On-Encumbrance” Provisions

The Mortgage Loans generally contain “due-on-sale” and “due-on-encumbrance” clauses, which in each case permit the holder of the Mortgage Loan to accelerate the maturity of the Mortgage Loan if the borrower sells or otherwise transfers or encumbers (subject to certain exceptions set forth in the loan documents) the related Mortgaged Property or a controlling interest in the borrower without the consent of the mortgagee (which, in some cases, may not be unreasonably withheld).  Many of the Mortgage Loans place certain restrictions (subject to certain exceptions set forth in the loan documents) on the transfer and/or pledging of general partnership and managing member equity interests in a borrower such as specific percentage or control limitations.  The terms of the mortgages generally permit, subject to certain limitations, affiliate, estate planning and family transfers, transfers at death, transfers of interest in a public company, the transfer or pledge of less than a controlling portion of the partnership, members’ or other equity interests in a borrower, the transfer or pledge of passive equity interests in a borrower (such as limited partnership interests and non-managing member interests in a limited liability company) and transfers to persons satisfying qualification criteria set forth in the related loan documents.  Certain of the Mortgage Loans do not restrict the pledging of direct or indirect ownership interests in the related borrower, but do restrict the transfer of ownership interests in the related borrower by imposing a specific percentage, a control limitation or requiring the consent of the mortgagee to any such transfer.  With respect to the Mortgage Loans secured by the Mission Retail Portfolio Mortgaged Properties (which Mortgage Loans are cross-collateralized and cross-defaulted with each other, and represent in the aggregate approximately 1.6% of the Initial Pool Balance), each of the related borrowers is indirectly 100% owned by a trust, and changes in the beneficiary of such trust are permitted without restriction.  Generally, the Mortgage Loans do not prohibit transfers of non-controlling interests so long as no change of control results or, with respect to Mortgage Loans to tenant-in-common borrowers or as to which the borrower is a Delaware Statutory Trust, transfers to new tenant-in-common borrowers or new beneficial owners in the Delaware Statutory Trust, as applicable.  Certain of the Mortgage Loans do not prohibit the pledge by direct or indirect owners of the related borrower of equity distributions that may be made from time to time by the borrower to its equity owners.

Additionally, certain of the Mortgage Loans provide that transfers of the Mortgaged Property are permitted if certain conditions are satisfied, which may include one or more of the following:

●	no event of default has occurred;

●	the proposed transferee is creditworthy and has sufficient experience in the ownership and management of properties similar to the Mortgaged Property;

●	a Rating Agency Confirmation has been obtained from each Rating Agency;

●	the transferee has executed and delivered an assumption agreement evidencing its agreement to abide by the terms of the Mortgage Loan together with legal opinions and title insurance endorsements; and

●
the assumption fee has been received (which assumption fee will be paid applied as described under “The Pooling and Servicing Agreement—Application of Penalty Charges and Modification Fees” in this free writing prospectus, but will in no event be paid to the Certificateholders); however, certain of the Mortgage Loans allow the borrower to sell or otherwise transfer the related Mortgaged Property a limited number of times without paying an assumption fee.

Transfers resulting from the foreclosure of a pledge of the collateral for a mezzanine loan or other permitted pledge of borrower interest or a preferred equity investment (if any) will also result in a permitted transfer.  See “—Additional Indebtedness” above.

The Master Servicer (with respect to non-Specially Serviced Loans and with the Special Servicer’s consent) and the Special Servicer (with respect to Specially Serviced Loans) will determine, in a manner consistent with the Servicing Standard, whether to exercise any right the mortgagee may have under any such clause to accelerate payment of the related Mortgage Loan upon, or to withhold its consent to, any transfer of interests in the borrower or the Mortgaged Property or further encumbrances of the related Mortgaged Property, subject to any approval rights of the related Directing Holder or its representative to any waiver of any such clause.  See “Risk Factors—Some Provisions in the Mortgage Loans Underlying Your Offered Certificates May Be Challenged as Being Unenforceable—Due-on-Sale and Debt Acceleration Clauses” and “Certain Legal Aspects of the Mortgage Loans—Due-on-Sale and Due-on-Encumbrance Provisions” in the prospectus.  The Depositor makes no representation as to the enforceability of any due-on-sale or due-on-encumbrance provision in any Mortgage Loan.

Notwithstanding the foregoing, without any other approval, the Master Servicer (for non-Specially Serviced Loans) or the Special Servicer (for Specially Serviced Loans) may grant a borrower’s request for consent to subject the related Mortgaged Property to an immaterial easement, right of way or similar agreement for utilities, access, parking, public improvements or another purpose and may consent to subordination of the related Loan to such easement, right of way or similar agreement.

Defeasance; Collateral Substitution

The terms of 92 of the Mortgage Loans (the “Defeasance Loans”), representing approximately 90.2% of the Initial Pool Balance, permit the applicable borrower at any time (provided no event of default exists) after a specified period (the “Defeasance Lock-Out Period”) to obtain a release of a Mortgaged Property from the lien of the related Mortgage (a “Defeasance Option”) in connection with a defeasance.  Certain of those Mortgage Loans permit the related borrower to defease or prepay as described under “—Voluntary Prepayments” below.  With respect to all of the Defeasance Loans, the Defeasance Lock-Out Period ends at least two years after the Closing Date.

Exercise of a Defeasance Option is also generally conditioned on, among other things, (a) the borrower providing the mortgagee with at least 30 days prior written notice of the date on which such defeasance will occur (such date, the “Release Date”), and (b) the borrower (A) paying on any Release Date (i) all accrued and unpaid interest on the principal balance of the Mortgage Loan (or Whole Loan, if applicable) up to and including the Release Date, (ii) all other sums (excluding scheduled interest or principal payments due following the Release Date), due under the Mortgage Loan (or Whole Loan, if applicable) and under all other loan documents executed in connection with the Defeasance Option, (iii) an amount (the “Defeasance Deposit”) that will be sufficient to (x) purchase non-callable obligations of, or backed by the full faith and credit of, the United States of America or, in certain cases, other “government securities” (within the meaning of Section 2(a)(16) of the Investment Company Act of 1940 and otherwise satisfying REMIC requirements for defeasance collateral), that provide payments (1) on or prior to, but as close as possible to, all successive scheduled due dates occurring during the period from the Release Date to the related maturity date (or to the first day of the open period for such Mortgage Loan (or Whole Loan, if applicable)) and (2) in amounts equal to the scheduled payments due on such due dates under the Mortgage Loan (or Whole Loan, if applicable), or under the defeased portion of the Mortgage Loan (or Whole Loan, if applicable) in the case of a partial defeasance, including in the case of a Balloon Mortgage Loan, the balloon payment, and (y) pay any costs and expenses incurred in connection with the purchase of such government securities, and (B) delivering a security agreement granting the Issuing Entity a first priority lien on the Defeasance Deposit and, in certain cases, the government securities purchased with the Defeasance Deposit and an opinion of counsel to such effect.

Pursuant to the terms of the Pooling and Servicing Agreement, the Master Servicer will be responsible for purchasing (or causing the purchase of) the government securities on behalf of the borrower at the borrower’s expense to the extent consistent with the related loan documents.  Pursuant to the terms of the Pooling and Servicing Agreement, any amount in excess of the amount necessary to purchase such government securities will be returned to the borrower.  Pursuant to the terms if the Pooling and Servicing Agreement, the Master Servicer may accept as defeasance collateral any “government security,” within the meaning of Treasury Regulations Section 1.860G-(2)(a)(8)(ii), notwithstanding any more restrictive requirements in the related Mortgage Loan documents; provided that the Master Servicer has received an opinion of counsel that acceptance of such defeasance collateral will not endanger the status of either Trust REMIC as a REMIC or result in the imposition of a tax upon either Trust REMIC or the Issuing Entity (including but not limited to the tax on “prohibited transactions” as defined in Section 860F(a)(2) of the Code and the tax on contributions to a REMIC set forth in Section 860G(d) of the Code, but not including the tax on “net income from foreclosure property” as set forth in Section 860G(c) of the Code).  Simultaneously with such actions, the related Mortgaged Property (or applicable portion of the Mortgaged Property, in the case of partial defeasance) will be released from the lien of the Mortgage Loan (or Whole Loan, if applicable) and the pledged government securities (together with any Mortgaged Property not released, in the case of a partial defeasance) will be substituted as the collateral securing the Mortgage Loan (or Whole Loan, if applicable).

For additional information on Mortgage Loans that permit partial defeasance, see “—Partial Releases” below.

In general, if consistent with the related loan documents, a successor borrower established, designated or approved by the Master Servicer will assume the obligations of the related borrower exercising a Defeasance Option and the borrower will be relieved of its obligations under the Mortgage Loan.  If a Mortgage Loan (or Whole Loan, if applicable) is partially defeased, if consistent with the related loan documents, generally the related promissory note will be split and only the defeased portion of the borrower’s obligations will be transferred to the successor borrower.

Voluntary Prepayments

Ninety (90) Mortgage Loans (which includes the Walpole Shopping Mall Mortgage Loan that is part of the Whole Loan), representing approximately 87.3% of the Initial Pool Balance, each permits the related borrower, after a lockout period of at least two years following the Closing Date and prior to the related open prepayment period described below, to substitute U.S. government securities as collateral and obtain a release of the related Mortgaged Property (or, if applicable, one or more of the related Mortgaged Properties), but the borrower may not prepay the Mortgage Loan prior to such open prepayment period.

One (1) Mortgage Loan, representing approximately 5.1% of the Initial Pool Balance, permits the related borrower, after a lockout period of 23 payments following the origination date, to prepay such Mortgage Loan in whole (but not in part) together with the payment of a yield maintenance charge if such prepayment occurs prior to the related open prepayment period described below.

Four (4) Mortgage Loans, representing approximately 4.8% of the Initial Pool Balance, each permits the related borrower, after a lockout period of 24 payments to 25 payments following the origination date, to prepay the Mortgage Loan in whole together with the payment of the greater of a yield maintenance charge and a prepayment premium of 1% of the prepaid amount if such prepayment occurs prior to the related open period.

One (1) Mortgage Loan, representing approximately 2.2% of the Initial Pool Balance, permits the related borrower, after a lockout period of 24 payments following the origination date, at its option, to either (i) prepay the Mortgage Loan in whole together with the payment of the greater of a yield maintenance charge and a prepayment premium of 1% of the prepaid amount if such prepayment occurs prior to the related open period, or (ii) prior to the related open prepayment period described below, substitute U.S. government securities as collateral and obtain the release of one or more related Mortgaged Properties.

One (1) Mortgage Loan, representing approximately 0.7% of the Initial Pool Balance, permits the related borrower (i) at any time prior to the date that is two years after the Closing Date, to prepay the Mortgage Loan in whole together with the payment of the greater of a yield maintenance charge and a prepayment premium of 1% of the prepaid amount, and (ii) following the date that is two years after the Closing Date and prior to the related open prepayment period, to substitute U.S. government securities as collateral and obtain the release of the related Mortgaged Property.

In addition, certain of the Mortgage Loans permit partial prepayment or defeasance in connection with releases of individual Mortgaged Properties or portions of individual Mortgaged Properties.  See “—Partial Releases” below.

Notwithstanding the foregoing restrictions on prepayments, the Mortgage Loans generally permit voluntary prepayments without payment of a yield maintenance charge or any prepayment premium during a limited “open period” immediately prior to and including the stated maturity date or Anticipated Repayment Date, as applicable, as follows:

Prepayment Open Periods

Open Periods (Payments)	Number of Mortgage Loans	% of Initial Pool Balance
3	13	15.7%
4	73	70.9
5	7	7.7
6	2	1.2
7	2	4.4
Total	97	100.0%

See “Risk Factors—Some Provisions in the Mortgage Loans Underlying Your Offered Certificates May Be Challenged as Being Unenforceable—Prepayment Premiums, Fees and Charges” in the prospectus.

Partial Releases

The Mortgage Loans described below permit the release of one or more of the Mortgaged Properties or a portion of a single Mortgaged Property in connection with a partial defeasance, a partial prepayment or the satisfaction of certain other conditions.

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this free writing prospectus as Mountain Gate Plaza, representing approximately 2.8% of the Initial Pool Balance, the Mortgage Loan documents permit the release of an individual parcel of the related Mortgaged Property in connection with a bona fide third-party sale at any time after the second anniversary of the Closing Date if the related borrower defeases a portion of such Mortgage Loan, subject to the satisfaction of certain conditions, including: (i) the borrower must defease a portion of such Mortgage Loan in an amount equal to or greater than the greater of (a) 120% of the allocated loan amount for the individual parcel being released (the “Release Parcel”) and (b) 90% of the net sales proceeds from the sale of the applicable Release Parcel, (ii) if required by the related lender or any rating agency, delivery of an updated (or additional) non-consolidation opinion, (iii) delivery of a REMIC opinion, (iv) delivery of amended master lease documents removing the Release Parcel from such master lease, (v) after giving effect to the release of the Release Parcel, the debt service coverage ratio (as calculated under the related loan documents) for the remaining portion of such Mortgaged Property is the greater of (a) 1.90x (which the related borrower may satisfy by posting with the related lender cash or a letter of credit in an amount that, if applied to repay the loan, would cause the outstanding principal amount of the loan to satisfy a debt service coverage ratio of 1.90x), and (b) the debt service coverage ratio for the entire Mortgaged Property (including the Release Parcel) immediately preceding the release of the Release Parcel, and (vi) after giving effect to the release, the debt yield (as calculated under the related loan documents) for the remaining portion of such Mortgaged Property is equal to or greater than the greater of (a) 11.30% (which the related borrower may satisfy by posting with the related lender cash or a letter of credit in an amount that if applied to repay the loan would cause the outstanding principal amount of the loan to satisfy a debt yield of 11.30%) and (b) the debt yield for the entire Mortgaged Property (including the Release Parcel) immediately preceding the release of the Release Parcel.

With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A to this free writing prospectus as Group 10 Hotel Portfolio, representing approximately 2.3% of the Initial Pool Balance, the related Mortgage Loan documents permit, after the second anniversary of the Closing Date, the release of an individual property or properties provided that the following conditions, among others, are satisfied:  (i) delivery of defeasance collateral in an amount equal to the greatest of (a)(1) with respect to the Group 10 Hotel Portfolio—Springhill Suites Mortgaged Property and the Group

10 Hotel Portfolio—Fairfield Inn & Suites Mortgaged Property, 120% of the allocated loan amount for each such individual Mortgaged Property and (2) with respect to the Group 10 Hotel Portfolio—Four Points by Sheraton Mortgaged Property, 130% of the allocated loan amount for such individual Mortgaged Property, (b) an amount which would result in a debt service coverage ratio for the remaining Mortgaged Property or Mortgaged Properties, after giving effect to the release, of not less than 1.40x, (c) an amount which would result in a loan to value ratio for the remaining Mortgaged Property or Mortgaged Properties, after giving effect to the release, of not greater than 65%, and (d) an amount which would result in a debt yield for the remaining Mortgaged Property or Mortgaged Properties of not less than 11%; (ii) the delivery of a pledge and security agreement, in form and substance acceptable to lender in its sole discretion, perfecting the lender’s first priority security interest in the defeasance collateral; (iii) delivery of a REMIC opinion; (iv) delivery of a Rating Agency Confirmation; and (v) delivery of any other documents or instruments the lender may reasonably require.

With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A to this free writing prospectus as Storage Pro – Knoxville Portfolio, representing approximately 1.7% of the Initial Pool Balance, the related Mortgage Loan documents permit the release of one or more individual Mortgaged Properties (provided, however, that no more than four (4) of the eight (8) individual Mortgaged Properties may be released) at any time after the second anniversary of the Closing Date, if (A) the borrower defeases a portion of the Mortgage Loan, or (B) the borrower prepays a portion of the Mortgage Loan in connection with a sale to a person other than the related borrower, in the case of each of clauses (A) and (B) subject to satisfaction of certain conditions, including: (i) the borrower must prepay or defease an amount equal to the greater of (a) 125% of the allocated loan amount for the Mortgaged Property to be released and (b) the net sales proceeds applicable to such individual Mortgaged Property; (ii) as of each of the release notice date and the date of the release, after giving effect to the release, the debt service coverage ratio calculated under the related Mortgage Loan documents (inclusive of the mezzanine loan) for the remaining Mortgaged Properties is greater than the greater of (a) the debt service coverage ratio for all Mortgaged Properties encumbered by the related mortgage(s) securing the Mortgage Loan immediately preceding the release notice date or the release date (as applicable) and (b) 1.20x, (iii) as of each of the release notice date and the date of the release, after giving effect to the release, the loan-to-value ratio calculated under the related Mortgage Loan documents (inclusive of the mezzanine loan) for the remaining Mortgaged Properties is not greater than the lesser of (a) 80% and (b) the loan-to-value ratio for all then remaining Mortgaged Properties securing the Mortgage Loan immediately prior to the release notice date or the release date (as applicable), (iv) as of each of the release notice date and the date of the release, after giving effect to such release, the debt yield calculated under the related Mortgage Loan documents (inclusive of the mezzanine loan) for the remaining Mortgaged Properties is equal to or greater than the greater of (a) the debt yield for all Mortgaged Properties securing the Mortgage Loan immediately prior to the release notice date or the release date (as applicable) and (b) 8.75%; (v) if required by the related lender, the related borrower’s delivery of a Rating Agency Confirmation, and (vi) the related lender’s receipt of a REMIC opinion. Additionally, in the event of a prepayment of such Mortgage Loan, the related borrower is required to cause the related mezzanine borrower to partially prepay the mezzanine loan in accordance with the terms and conditions of the related mezzanine loan documents.

With respect to the six Mortgage Loans secured by the Mission Retail Portfolio Mortgaged Properties, collectively representing approximately 1.6% of the Initial Pool Balance, such Mortgage Loans are cross-collateralized and cross-defaulted.  In addition, up to two of such Mortgaged Properties (as selected by the related mortgagors) may be released from such cross-collateralization/cross-default upon the sale of such Mortgaged Property to, and assumption of the related Mortgage Loan by, a transferee approved by the related Mortgagee (which approval may not be unreasonably withheld); provided that, in connection with such transfer, assumption and release from cross-collateralization, the related mortgagor is required to deposit an amount equal to 25% of the original principal balance of such Mortgage Loan into reserve accounts for the benefit of the other cross-collateralized Mortgage Loans (allocated pro-rata among such other Mortgage Loans based on their principal balances), as additional collateral for such Mortgage Loans.  In addition, up to two of such Mortgaged Properties (as selected by the related mortgagors) may be released upon a separate defeasance of the related Mortgage Loan, with defeasance payments based on 100% of the principal balance of such Mortgage Loan; however, in connection with such defeasance, the related mortgagor is required to deposit an amount equal to 25% of the original principal balance of such Mortgage Loan into reserve accounts for the benefit of the other cross-collateralized Mortgage Loans (allocated pro-rata among such other Mortgage Loans based on their principal balances), as additional collateral for such Mortgage Loans.  Any release of any such Mortgaged Property in connection with an assumption or defeasance is subject to various conditions, including receipt of a REMIC opinion.  The defeasance, or the assumption and release from cross-collateralization, of any such Mortgaged Properties is not conditioned on any requirement that the loan-to-value ratio, debt service coverage ratio or debt yield of the remaining cross-collateralized and cross-defaulted Mortgage Loans, or of the assumed Mortgage Loans, remain the same as that of the entire group of Mortgage Loans prior to such release.  Accordingly, the remaining cross-collateralized and cross-defaulted Mortgage Loans (and, in the case of an assumption, the assumed Mortgage Loans) may have a weaker loan-to-value ratio, debt service coverage ratio or debt yield than that of the original group of cross-collateralized and cross-defaulted mortgage loans, but will no longer benefit from cross-collateralization or cross-default.

With respect to the Mortgage Loan secured by the Mortgaged Properties identified on Annex A to this free writing prospectus as HGI Shreveport & HI Natchez, representing approximately 1.3% of the Initial Pool Balance, the related Mortgage Loan documents permit the release of an individual Mortgaged Property at any time after the second anniversary of the Closing Date upon the delivery of defeasance collateral in an amount equal to 125% of the allocated loan amount for the Mortgaged Property to be released, and provided, among other things, that (i) the debt service coverage ratio after giving effect to such release is at least equal to the greater of (x) 1.55x and (y) the aggregate portfolio debt service coverage ratio immediately prior to such release, and (ii) the borrower delivers to the lender a REMIC opinion.

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this free writing prospectus as Shoppes of Southbay, representing approximately 1.1% of the Initial Pool Balance, the Mortgage Loan documents permit the release of an undeveloped parcel of land at the Mortgaged Property (which undeveloped parcel was not assigned value during the underwriting of the Mortgage Loan) in connection with a sale of such parcel to a third-party purchaser at any time after the 60th day following the Closing Date, provided that the following conditions, among others, are satisfied:  (i) if immediately following the release the loan to value ratio of the remaining Mortgaged Property exceeds 125%, the undeveloped parcel is not permitted to be released unless (a) the borrower prepays the Mortgage Loan in an amount equal to the aggregate of (A) the net sales proceeds of the released parcel, (B) any interest shortfall and (C) any applicable yield maintenance amount or (b) delivery of a REMIC opinion; (ii) the release of the undeveloped parcel is compliant with REMIC requirements; (iii) delivery of a Rating Agency Confirmation; and (iv) delivery of any other documents or instruments the lender may reasonably require.

With respect to the Mortgage Loan secured by the four Mortgaged Properties identified on Annex A to this free writing prospectus as Auburn Business Park, collectively representing approximately 0.5% of the Initial Pool Balance, the related Mortgage Loan documents permit the release of one or more individual Mortgaged Properties if (i) the borrower defeases an amount equal to 125% of the allocated loan amount for the Mortgaged Property to be released, (ii)  the borrower delivers a Rating Agency Confirmation, and (iii) if required, the borrower delivers a REMIC opinion and such other documents, certificates and opinions as lender reasonably requests. Additionally, if the Mortgaged Property to be released is the Mortgaged Property located at 2660 Superior Court or the Mortgaged Property located at 2630 Superior Court (each of which is leased to Apex Tool Group, LLC) the borrower is required to deliver an amendment and restatement of the related lease, separating it into individual leases for each Mortgaged Property.

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this free writing prospectus as The Shops at Wellesley, representing approximately 0.5% of the Initial Pool Balance, the related Mortgage Loan documents permit the borrower to obtain the release of certain vacant, non-income producing parcels, without the payment of a release price, subject to certain conditions, including:  (i) no event of default continuing under the Mortgage Loan and (ii) after giving effect to the release, the fair market value of the Mortgaged Property is equal to or greater than 125% of the outstanding balance of the Mortgage Loan.

See “Risk Factors—Some Provisions in the Mortgage Loans Underlying Your Offered Certificates May Be Challenged as Being Unenforceable—Prepayment Premiums, Fees and Charges” and “—Defeasance” in the prospectus.

Escrows

Eighty-seven (87) Mortgage Loans, representing approximately 86.8% of the Initial Pool Balance, provide for monthly or upfront escrows to cover property taxes on the Mortgaged Properties.

Eighty-four (84) Mortgage Loans, representing approximately 86.3% of the Initial Pool Balance, provide for monthly or upfront escrows to cover ongoing replacements and capital repairs.

Eighty-four (84) Mortgage Loans, representing approximately 70.9% of the Initial Pool Balance, provide for monthly or upfront escrows to cover insurance premiums on the Mortgaged Properties.

Fifty-four (54) Mortgage Loans, representing approximately 78.1% of that portion of the Initial Pool Balance secured by office, retail, mixed use and industrial properties, provide for upfront or monthly escrows for the full term or a portion of the term of the related Mortgage Loan to cover anticipated re-leasing costs, including tenant improvements and leasing commissions or other lease termination or occupancy issues. Such escrows are typically considered for office, retail, mixed use and industrial properties only.

Certain of the reserves described above permit the related borrower to post a letter of credit in lieu of maintaining cash reserves.

Many of the Mortgage Loans provide for other escrows and reserves, including, in certain cases, reserves for debt service, operating expenses, vacancies at the related Mortgaged Property and other shortfalls or reserves to be released under circumstances described in the related loan documents.

Additional Mortgage Loan Information

Each of the tables presented in Annex B sets forth selected characteristics of the pool of Mortgage Loans as of the Cut-off Date, if applicable.  For a detailed presentation of certain additional characteristics of the Mortgage Loans and the Mortgaged Properties on an individual basis, see Annex A to this free writing prospectus.  For a brief summary of the ten largest Mortgage Loans in the pool of Mortgage Loans, see “Structural and Collateral Term Sheet” in Annex B to this free writing prospectus.

Shari’ah Compliant Lending Structure

The Mortgage Loans secured by the Mortgaged Property identified on Annex A to this free writing prospectus as Mountain Gate Plaza, representing approximately 2.8% of the Initial Pool Balance, was structured as a Shari’ah compliant loan.

The purpose of Shari’ah compliant lending structures is to provide financing to those that follow the Islamic faith and want to comply with the Shari’ah laws propagated thereunder.  Although there are many requirements under the Shari’ah laws that affect lending, the rule most affecting the standard loan structure is that Shari’ah rules prohibit transactions involving interest.  This is based on the Shari’ah principle that it is unacceptable, in and of itself, for money to increase in value merely by being lent to another person.  To accommodate the prohibition on interest, the structure is generally set up so that, although the Shari’ah compliant party is paying the amount that the lender would expect to receive as principal and interest payments, the payments themselves are characterized as rent.  This is accomplished through the use of a non-compliant party that receives a traditional loan, and leases the property to the Shari’ah compliant party using a master lease (with the Shari’ah compliant party having an option to purchase).

Title to the related Mortgaged Property is held by the borrower, who master leases the related Mortgaged Property to a master lessee, which is indirectly owned by certain investors understood to be of the Islamic faith.  The rent payable pursuant to the master lease is intended to cover the debt service payments required under the related Mortgage Loan, as well as reserve payments and any other sums due under the related mortgage loan.  At origination, the lender received a fee mortgage from the borrower on its interest in the related Mortgaged Property. The lender also obtained a full subordination of the master lease which permits the lender (or the related borrower, at lender’s election), after an event of default, to terminate the master lease. In addition, the related master tenant entered into an assignment of leases and rents in favor of the borrower as security for the obligations under the master lease and the borrower collaterally assigned the rights under this assignment to the lender pursuant to an assignment of assignment of leases and rents.

 The Whole Loan

  General

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this free writing prospectus as Walpole Shopping Mall, representing approximately 1.6% of the Initial Pool Balance (the “Walpole Mortgage Loan”), the related Mortgaged Property (the “Walpole Mortgaged Property”) also secures one other loan held outside the Issuing Entity that is pari passu in right of payment with the Walpole Mortgage Loan (the “Walpole Companion Loan” and, together with the Walpole Mortgage Loan, the “Walpole Whole Loan”).  The Walpole Companion Loan has a principal balance as of the Cut-off Date of approximately $47,000,000.  Only the Walpole Mortgage Loan is included in the Issuing Entity and the Walpole Companion Loan is not an asset of the Issuing Entity.

The Walpole Whole Loan is referred to as a “Whole Loan”, the Walpole Companion Loan is referred to as a “Companion Loan” and the holder of the Companion Loan is referred to as a “Companion Loan Holder”.

With respect to the Whole Loan, the related Mortgage Loan and Companion Loan are cross-defaulted.

In connection with the Whole Loan, the rights between the Trustee on behalf of the Issuing Entity and the Companion Loan Holder are generally governed by a co-lender agreement (each, a “Co-Lender Agreement”).

The table below provides certain information with respect to the Mortgage Loan that has a corresponding Companion Loan.
Mortgage Loan Name	Mortgage Loan Cut-off Date Balance	Companion Loan Cut-off Date Balance	Cut-off Date Whole Loan Balance	Companion Loan Rate	Cut-off Date Whole Loan LTV	Whole Loan DSCR

Walpole Shopping Mall	$17,500,000	$47,000,000	$65,000,000	5.3000%	75.0%	1.33x

  Servicing of The Whole Loan

The Walpole Whole Loan will be serviced and the Walpole Mortgaged Property will be administered pursuant the Pooling and Servicing Agreement by the parties to the Pooling and Servicing Agreement.

Amounts payable to the Issuing Entity as holder of the Mortgage Loan that is part of the Whole Loan pursuant to the related Co-Lender Agreement will be included in the Available Funds for the related Distribution Date to the extent described in this free writing prospectus.

Application of Payments under the Co-Lender Agreement

The Co-Lender Agreement with respect to the Whole Loan sets forth the respective rights of the holder of the related Mortgage Loan and the holder of the related Companion Loan with respect to distributions of funds received in respect of such Whole Loan, and provides, in general, that:

●
the related Mortgage Loan and the related Companion Loan are of equal priority with each other and no portion of either of them will have priority or preference over any portion of the other or security therefor;

●
all payments, proceeds and other recoveries on or in respect of the Whole Loan or the related Mortgaged Property will be applied to the related Mortgage Loan and the related Companion Loan on a pro rata and pari passu basis according to their respective outstanding principal balances (subject, in each case, to the payment and reimbursement rights of the Master Servicer, the Special Servicer, the Operating Advisor, the Certificate Administrator and the Trustee) in accordance with the terms of the Co-Lender Agreement and the Pooling and Servicing Agreement; and

●	expenses, losses and shortfalls relating to the Whole Loan will be allocated, on a pro rata and pari passu basis, to the related Mortgage Loan and the related Companion Loan.

Notwithstanding the foregoing, if a P&I Advance is made with respect to the Walpole Mortgage Loan, then that P&I Advance, together with interest on such P&I Advance, may only be reimbursed out of future payments and collections on that Mortgage Loan or, as and to the extent described under “The Pooling and Servicing Agreement—Advances” in this free writing prospectus, on other Mortgage Loans, but not out of payments or other collections on the related Companion Loan.

Certain costs and expenses (such as a pro rata share of a property advance that has been declared non-recoverable) allocable to the Walpole Mortgage Loan may be paid or reimbursed out of payments and other collections on the mortgage pool, which may result in shortfalls to the holders of the Certificates.

Consultation and Control

The controlling note holder (the “Walpole Controlling Note Holder”) under the co-lender agreement (the “Walpole Co-Lender Agreement”) between the holder of the Walpole Mortgage Loan and the Companion Loan Holder will be (i) at any time that the Walpole Companion Loan is not included in a securitization trust (the “Walpole Companion Loan Securitization Trust”), the holder of the Walpole Companion Loan, and (ii) if and for so long as the Walpole Companion Loan is included in the Walpole Companion Loan Securitization Trust and no applicable Consultation Termination Event has occurred and is continuing with respect to the Walpole Controlling Note Holder, the “controlling class representative” under the Walpole Companion Loan Securitization Trust pooling and servicing agreement or such other party specified in such pooling and servicing agreement as authorized to exercise the rights of the Walpole Controlling Note Holder. During any period that the Walpole Companion Loan is included in the Walpole Companion Loan Securitization Trust and an applicable Consultation Termination Event has occurred and is continuing, there will be no Walpole Controlling Note Holder.

With respect to the Walpole Whole Loan, the Walpole Controlling Note Holder will have all of the same rights and powers of the Controlling Class Representative (regardless of the occurrence of any Control Termination Event or Consultation Termination Event with respect to the Controlling Class Representative) solely with respect to the Walpole Mortgage Loan, including, without limitation, the right to consent and/or consult regarding Major Decisions and other servicing matters solely with respect to the Walpole Mortgage Loan, the right to advise (1) the Special Servicer with respect to the Walpole Whole Loan if it becomes a Specially Serviced Loan and (2) the Special Servicer with respect to the Walpole Whole Loan if it is a non-Specially Serviced Loan as to all matters for which the Master Servicer must obtain the consent or deemed consent of the Special Servicer, and the right to direct the Special Servicer to take, or to refrain from taking, such other actions with respect to the Walpole Mortgage Loan as the

Walpole Controlling Note Holder may deem advisable or as to which provision is otherwise made in the Co-Lender Agreement, in each case subject to the terms and conditions of the Pooling and Servicing Agreement (including the Servicing Standard).

Pursuant to the terms of the Walpole Co-Lender Agreement, the Controlling Class Representative, as a non-controlling note holder (the “Walpole Non-Controlling Note Holder”) will have the right (i) to receive copies of all notices, information and reports that the Special Servicer is required to provide to the Walpole Controlling Note Holder under the Pooling and Servicing Agreement within the same time frame it is required to provide such notices, information and reports to the Walpole Controlling Note Holder and (ii) to be consulted by the Special Servicer on a strictly non-binding basis with respect to certain Major Decisions as set forth in the Walpole Co-Lender Agreement and the implementation by the Special Servicer of any recommended actions outlined in an asset status report. The consultation right of the Walpole Non-Controlling Note Holder will expire 10 business days after the delivery by the Special Servicer of notice and information relating to the matter subject to consultation, whether or not the Walpole Non-Controlling Note Holder has responded within such period; provided, that if a new course of action is proposed that is materially different from the actions previously proposed, the 10 business-day consultation period will begin anew from the date of such proposal and the delivery of all information relating thereto. Notwithstanding the Walpole Non-Controlling Note Holder’s consultation rights described above, the Special Servicer is permitted to make any Major Decision or take any action set forth in an asset status report before the expiration of the aforementioned 10 business-day period if it determines that immediate action with respect to such decision is necessary to protect the interests of the holders of the Walpole Mortgage Loan and the Walpole Companion Loan.  In no event will the Master Servicer or Special Servicer be obligated at any time to follow or take any alternative actions recommended by the Walpole Non-Controlling Note Holder.

In addition to the consultation rights of the Walpole Non-Controlling Note Holder described above, the Walpole Non-Controlling Note Holder will have the right to attend meetings (either telephonically or in person, in the discretion of the Servicer) with the Master Servicer or the Special Servicer at the offices of the Master Servicer or the Special Servicer, as applicable, upon reasonable notice and at times reasonably acceptable to the Master Servicer or the Special Servicer, as applicable, in which servicing issues related to the Mortgage Loan are discussed.

Application of Penalty Charges

Penalty Charges are required to be paid on the Walpole Whole Loan first, to pay the Master Servicer, the Trustee or the Special Servicer for any interest accrued on any related Property Advances and reimbursement of any related Property Advances in accordance with the terms of the Pooling and Servicing Agreement, second, to pay the Master Servicer, the Trustee, the Walpole Companion Loan Securitization Trust master servicer or the Walpole Companion Loan Securitization Trust trustee for any interest accrued on any P&I Advance made with respect to the Walpole Whole Loan by such party (if and as specified in the Pooling and Servicing Agreement or the Walpole Companion Loan Securitization Trust pooling and servicing agreement, as applicable), third, to pay, on a pro rata basis, additional trust fund expenses (other than Special Servicing Fees, unpaid Workout Fees and Liquidation Fees) incurred with respect to the Walpole Whole Loan (as specified in the Pooling and Servicing Agreement) and finally, (i) in the case of the remaining amount of Penalty Charges allocable to Walpole Mortgage Loan, to be paid to the Master Servicer and/or the Special Servicer as additional servicing compensation as provided in the Pooling and Servicing Agreement and (ii) in the case of the remaining amount of Penalty Charges allocable to the Walpole Companion Loan, to be paid, (x) prior to the securitization of the Walpole Companion Loan, to the Walpole Controlling Note Holder and (y) following the securitization of the Walpole Companion Loan, to the Master Servicer and/or the Special Servicer as additional servicing compensation as provided in the Pooling and Servicing Agreement.

Sale of a Defaulted Whole Loan

Pursuant to the terms of the Walpole Co-Lender Agreement, if the Walpole Whole Loan becomes a Defaulted Mortgage Loan pursuant to the terms of the Pooling and Servicing Agreement, and the Special

Servicer decides to sell such Defaulted Mortgage Loan as described below, the Special Servicer will be required to sell the Walpole Companion Loan together with the Walpole Mortgage Loan as a single whole loan, in accordance with the terms and conditions of the Pooling and Servicing Agreement, subject to any consent rights of the related Directing Holder (as defined under “The Pooling and Servicing Agreement—Directing Holders” below in this free writing prospectus).

See “The Pooling and Servicing Agreement—Realization Upon Mortgage Loans—Sale of Defaulted Mortgage Loans and REO Properties” below in this free writing prospectus.

Special Servicer Appointment Rights

The Walpole Controlling Note Holder, solely with respect to the Walpole Mortgage Loan, will have the right, with or without cause, to replace the Special Servicer and appoint a replacement special servicer in lieu thereof without the consent of the Walpole Non-Controlling Note Holder as long as such replacement special servicer is a “qualified servicer” (as described in the Walpole Co-Lender Agreement) and satisfies the other conditions set forth in the Pooling and Servicing Agreement.

Representations and Warranties

As of the Closing Date, each Sponsor will make, with respect to each Mortgage Loan sold by it that we include in the Issuing Entity, representations and warranties generally to the effect set forth on Annex E-1 to this free writing prospectus, subject to the exceptions set forth on Annex E-2 to this free writing prospectus.  Each Sponsor will make such representations and warranties in the related mortgage loan purchase agreement, to be dated as of September 1, 2013 (each, a “Mortgage Loan Purchase Agreement”), between the Depositor and the applicable Sponsor.

The representations and warranties:

●	do not cover all of the matters that we would review in underwriting a Mortgage Loan;

●	should not be viewed as a substitute for a reunderwriting of the Mortgage Loans; and

●
in some respects represent an allocation of risk rather than a confirmed description of the Mortgage Loans, although the Sponsors have not made representations and warranties that they know to be untrue, when taking into account the exceptions set forth on Annex E-2 to this free writing prospectus.

If, as provided in the Pooling and Servicing Agreement, there exists a breach of any of the above-described representations and warranties made by the applicable Sponsor, and that breach materially and adversely affects the value of the Mortgage Loan (or any related REO Property) or the interests of the Certificateholders in such Mortgage Loan (or any related REO Property), then that breach will be a material breach as to which the Issuing Entity will have the rights against the applicable Sponsor (and, solely in the case of each of Starwood Mortgage Funding I LLC, RAIT Funding, LLC and Redwood Commercial Mortgage Corporation, the applicable guarantor) as described under “—Cures, Repurchases and Substitutions” below.

We cannot assure you that the applicable Sponsor (or, solely in the case of each of Starwood Mortgage Funding I LLC, RAIT Funding, LLC and Redwood Commercial Mortgage Corporation, the applicable guarantor) will be able to repurchase or substitute a Mortgage Loan if a representation or warranty has been breached.  See “Risk Factors—Sponsors May Not Be Able To Make Required Repurchases or Substitutions of Defective Mortgage Loans” in this free writing prospectus.

Sale of Mortgage Loans; Mortgage File Delivery

On the Closing Date, the Depositor will acquire the Mortgage Loans from the Sponsors and will simultaneously transfer the Mortgage Loans, without recourse, to the Trustee for the benefit of the Certificateholders.  Under the related transaction documents, the Depositor will require each Sponsor to deliver to the Trustee or to a document custodian on behalf of the Trustee, which in this case will initially be the Certificate Administrator, among other things, the following documents with respect to each Mortgage Loan sold by the applicable Sponsor (collectively, as to each Mortgage Loan or the related Whole Loan, the “Mortgage File”):  (i) (A) the original executed Mortgage Note, endorsed on its face or by allonge attached thereto, without recourse, to the order of the Trustee or in blank (or, if the original Mortgage Note has been lost, an affidavit to such effect from the applicable Sponsor or another prior holder, together with a copy of the Mortgage Note), and (B) in the case of a Whole Loan, a copy of the executed Note for the related Companion Loan; (ii) the original or a copy of the Mortgage, together with an original or copy of any intervening assignments of the Mortgage, in each case (unless the particular item has not been returned from the applicable recording office) with evidence of recording indicated thereon or certified by the applicable recorder’s office; (iii) the original or a copy of any related assignment of leases (if such item is a document separate from the Mortgage) and of any intervening assignments of such assignment of leases, in each case (unless the particular item has not been returned from the applicable recording office) with evidence of recording indicated thereon or certified by the applicable recorder’s office; (iv) a copy of an original executed assignment of the Mortgage in favor of the Trustee or in blank and in recordable form (except for missing recording information not yet available if the instrument being assigned has not been returned from the applicable recording office), which original the related Sponsor or its designee is responsible for recording; (v) a copy of an original assignment of any related assignment of leases (if such item is a document separate from the Mortgage) in favor of the Trustee or in blank and in recordable form (except for missing recording information not yet available if the instrument being assigned has not been returned from the applicable recording office), which original the related Sponsor or its designee is responsible for recording; (vi) the original assignment of all unrecorded documents relating to the Mortgage Loan (or the related Whole Loan, if applicable), if not already assigned pursuant to items (iv) or (v) above; (vii) originals or copies of all modification agreements in those instances in which the terms or provisions of the Mortgage or the Mortgage Note have been modified, in each case (unless the particular item has not been returned from the applicable recording office) with evidence of recording indicated thereon if the instrument being modified is a recordable document; (viii) the original or a copy of the policy or certificate of lender’s title insurance issued on the date of the origination of such Mortgage Loan (or the related Whole Loan, if applicable) or, if such policy has not been issued or located, an irrevocable, binding commitment (which may be a marked version of the policy that has been executed by an authorized representative of the title company or an agreement to provide the same pursuant to binding escrow instructions executed by an authorized representative of the title company) to issue such title insurance policy; (ix) an original or copy of the related ground lease relating to a Mortgage Loan (or the related Whole Loan, if applicable), if any, and any ground lessor estoppel; (x) an original or copy of the related loan agreement; (xi) an original of any guaranty under a Mortgage Loan (or the related Whole Loan, if applicable), if any; (xii) an original or copy of the lockbox agreement or cash management agreement relating to a Mortgage Loan (or the related Whole Loan, if applicable), if any; (xiii) an original or copy of the environmental indemnity from the related borrower, if any; (xiv) an original or copy of the related escrow agreement and the related security agreement; (xv) an original assignment of the related security agreement in favor of the Trustee; (xvi) in the case of the Whole Loan, a copy of the related Co-Lender Agreement; (xvii) any filed copies (bearing evidence of filing) or evidence of filing of any UCC financing statements in favor of the originator of such Mortgage Loan (or the related Whole Loan, if applicable) or in favor of any assignee prior to the Trustee and UCC-2 and/or UCC-3 assignment financing statements in favor of the Trustee or a copy of such assignment financing statements; (xviii) an original or copy of any mezzanine loan intercreditor agreement if any; (xix) the original or copy of any related environmental insurance policy; (xx) a copy of any letter of credit relating to a Mortgage Loan (or the related Whole Loan, if applicable) and any related assignment thereof (with the original to be delivered to the Master Servicer); and (xxi) copies of any franchise agreement, property management agreement or hotel management agreement and related comfort letters and/or estoppel letters relating to such Mortgage Loan (or the related Whole Loan, if applicable) and any related assignment of such agreement or letters.

As provided in the Pooling and Servicing Agreement, the Certificate Administrator, as custodian, or other appropriate party as described in the Pooling and Servicing Agreement is required to review each Mortgage File within a specified period following its receipt of such Mortgage File.  See “The Pooling and Servicing Agreement—Reports to Certificateholders; Available Information” in this free writing prospectus.

Cures, Repurchases and Substitutions

If there exists a Material Breach of any of the representations and warranties made by a Sponsor with respect to any of the Mortgage Loans sold by it, as discussed under “—Representations and Warranties” above and as set forth on Annex E-1 to this free writing prospectus, or if there exists a Material Document Defect with respect to any Mortgage Loan sold by it, then the applicable Sponsor will be required to remedy that Material Breach or Material Document Defect, as the case may be, in all material respects, or if such Material Breach or Material Document Defect, as the case may be, cannot be cured within the time periods set forth in the applicable Mortgage Loan Purchase Agreement, then the applicable Sponsor will be required to either:

●
within two years following the Closing Date, substitute a Qualified Substitute Mortgage Loan and pay any shortfall amount equal to the difference between the Repurchase Price of the Mortgage Loan calculated as of the date of substitution and the scheduled principal balance of the Qualified Substitute Mortgage Loan as of the due date in the month of substitution; or

●	to repurchase the affected Mortgage Loan (or any related REO Property) at a price (the “Repurchase Price”) generally equal to the sum of-

(i)	the outstanding principal balance of that Mortgage Loan at the time of purchase; plus

(ii)
all outstanding interest, other than default interest or Excess Interest, due with respect to that Mortgage Loan pursuant to the related loan documents through the due date in the collection period of purchase; plus

(iii)	all unreimbursed property protection advances relating to that Mortgage Loan; plus

(iv)	all outstanding interest accrued on advances made by the Master Servicer, the Special Servicer and/or the Trustee with respect to that Mortgage Loan; plus

(v)
to the extent not otherwise covered by clause (iv) of this bullet, all outstanding Special Servicing Fees and other additional expenses of the Issuing Entity outstanding or previously incurred related to that Mortgage Loan; plus

(vi)
if the affected Mortgage Loan is not repurchased by the Sponsor within 120 days after discovery by or notice to the applicable Sponsor of such Material Breach or Material Document Defect, a Liquidation Fee in connection with such repurchase.

With respect to (i) the SMF I Mortgage Loans, Starwood Mortgage Capital LLC (formerly Archetype Mortgage Capital LLC), (“SMC”), an originator and a parent of SMF I, (ii) the RAIT Mortgage Loans, RAIT Financial Trust (“RAIT Financial”), the parent of RAIT, and (iii) the Redwood Mortgage Loans, Redwood Trust, Inc. (“Redwood Trust”), the parent of RCMC, will, in each case, be guaranteeing the repurchase obligations of the related Sponsor under the related Mortgage Loan Purchase Agreement in the event such Sponsor fails to perform its obligations to repurchase or substitute a Qualified Substitute Mortgage Loan for the affected Mortgage Loan and pay any substitution shortfall amount in response to a Material Document Defect or Material Breach.

A “Material Breach” is a breach of a representation or warranty that materially and adversely affects the value of the affected Mortgage Loan (or any related REO Property) or the interests of the Certificateholders in the affected Mortgage Loan (or any related REO Property).

A “Material Document Defect” is a document defect that materially and adversely affects the value of the affected Mortgage Loan (or any related REO Property) or the interests of the Certificateholders in the affected Mortgage Loan (or any related REO Property).  Subject to the applicable Sponsor’s right to cure, failure of such Sponsor to deliver the documents referred to in clauses (i), (ii), (viii), (ix), (xx) and (xxi) in the definition of “Mortgage File” under “—Sale of Mortgage Loans; Mortgage File Delivery” above for any Mortgage Loan will be deemed a Material Document Defect; provided, however, that no document defect

(except such a deemed Material Document Defect) will be considered to be a Material Document Defect unless the document with respect to which the document defect exists is required in connection with an imminent enforcement of the lender’s rights or remedies under the related Mortgage Loan, defending any claim asserted by any borrower or third party with respect to the Mortgage Loan, establishing the validity or priority of any lien on any collateral securing the Mortgage Loan or for any immediate significant servicing obligation.

A “Qualified Substitute Mortgage Loan” is a mortgage loan that must, on the date of substitution:  (a) have an outstanding principal balance, after application of all scheduled payments of principal and interest due during or prior to the month of substitution, whether or not received, not in excess of the Stated Principal Balance of the deleted Mortgage Loan as of the due date in the calendar month during which the substitution occurs; (b) have a Mortgage Loan Rate not less than the Mortgage Loan Rate of the deleted Mortgage Loan; (c) have the same due date as and a grace period no longer than that of the deleted Mortgage Loan; (d) accrue interest on the same basis as the deleted Mortgage Loan (for example, on the basis of a 360-day year consisting of twelve 30-day months); (e) have a remaining term to stated maturity not greater than, and not more than two years less than, the remaining term to stated maturity of the deleted Mortgage Loan; (f) have a then-current loan-to-value ratio equal to or less than the lesser of (i) the Cut-off Date LTV Ratio for the deleted Mortgage Loan and (ii) 75%, in each case using a “value” for the Mortgaged Property as determined using an appraisal from an Appraiser in accordance with MAI standards; (g) comply (except in a manner that would not be adverse to the interests of the Certificateholders) as of the date of substitution in all material respects with all of the representations and warranties set forth in the applicable Mortgage Loan Purchase Agreement; (h) have an environmental report that indicates no material adverse environmental conditions with respect to the related Mortgaged Property that will be delivered as a part of the related Mortgage File; (i) have a then-current debt service coverage ratio at least equal to the greater of (i) the debt service coverage ratio of the deleted Mortgage Loan as of the Closing Date and (ii) 1.25x; (j) constitute a “qualified replacement mortgage” within the meaning of Code Section 860G(a)(4) as evidenced by an opinion of counsel (provided at the applicable Sponsor’s expense); (k) not have a maturity date or an amortization period that extends to a date that is after the date that is three years prior to the Rated Final Distribution Date; (l) have prepayment restrictions comparable to those of the deleted Mortgage Loan; (m) not be substituted for a deleted Mortgage Loan unless the Trustee and the Certificate Administrator have received a prior Rating Agency Confirmation from each Rating Agency (the cost, if any, of obtaining the Rating Agency Confirmation to be paid by the applicable Sponsor); (n) have been approved, so long as an applicable Consultation Termination Event has not occurred and is not continuing with respect to the applicable Directing Holder, by such Directing Holder; (o) prohibit defeasance within two years of the Closing Date; (p) not be substituted for a deleted Mortgage Loan if it would result in the termination of the REMIC status of either Trust REMIC or the imposition of tax on either Trust REMIC other than a tax on income expressly permitted or contemplated to be imposed by the terms of the Pooling and Servicing Agreement, as determined by an opinion of counsel; (q) have an engineering report with respect to the related Mortgaged Property which will be delivered as a part of the related servicing file; and (r) be current in the payment of all scheduled payments of principal and interest then due.  In the event that more than one Mortgage Loan is substituted for a deleted Mortgage Loan or Mortgage Loans, then (x) the amounts described in clause (a) are required to be determined on the basis of aggregate principal balances and (y) each proposed substitute Mortgage Loan must individually satisfy each of the requirements specified in clauses (b) through (r) of the preceding sentence, except (z) the rates described in clause (b) above and the remaining term to stated maturity referred to in clause (e) above are required to be determined on a weighted average basis; provided that no individual Mortgage Loan Rate (net of the related Administrative Fee Rate) may be lower than the highest fixed Pass-Through Rate (not subject to a cap equal to, or based on, the WAC Rate) of any Class of Sequential Pay Certificates or Trust Component having a principal balance then outstanding. When one or more Qualified Substitute Mortgage Loans are substituted for a deleted Mortgage Loan, the applicable Sponsor will be required to certify that the replacement mortgage loan(s) meet(s) all of the requirements of the above definition and send the certification to the Certificate Administrator and the Trustee and, prior to the occurrence and continuance of an applicable Consultation Termination Event, to the applicable Directing Holder.

The time period within which the applicable Sponsor must complete that remedy, repurchase or substitution will generally be limited to 90 days following the earlier of the responsible party’s discovery or receipt of notice of, and receipt of a demand to take action with respect to, the related Material Breach or Material Document Defect, as the case may be.  However, if the applicable Sponsor is diligently attempting to correct the problem, then, with limited exception (including if such breach or defect would cause the Mortgage Loan not to be a “qualified mortgage” within the meaning of Code Section 860G(a)(3)), it will be entitled to an additional 90 days (or more in the case of a Material Document Defect resulting from the failure of the responsible party to have received the recorded documents) to complete that remedy, repurchase or substitution.

The cure, repurchase and substitution obligations described above will constitute the sole remedy available to the Series 2013-GC15 certificateholders in connection with a Material Breach of any representation or warranty or a Material Document Defect with respect to any Mortgage Loan in the Issuing Entity.  None of the Depositor, the underwriters, the Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator, the Operating Advisor, any other Sponsor or any other person will be obligated to repurchase any affected Mortgage Loan in connection with a Material Breach of any of the representations and warranties or a Material Document Defect if the applicable Sponsor (or, in the case of the SMF I Mortgage Loans, the RAIT Mortgage Loans and the Redwood Mortgage Loans, the applicable guarantor) defaults on its obligations to do so.  We cannot assure you that the applicable Sponsor (or the applicable guarantor) will have sufficient assets to repurchase or substitute a Mortgage Loan if required to do so.

The “Rated Final Distribution Date” for each Class of Offered Certificates will be the Distribution Date in September 2046.

Additional Information

A Current Report on Form 8-K (“Form 8-K”) will be available to purchasers of the Offered Certificates and will be filed pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), together with the Pooling and Servicing Agreement, with the Securities and Exchange Commission (the “SEC”) on or prior to the date of the filing of the final prospectus supplement.

TRANSACTION PARTIES

The Sponsors

Citigroup Global Markets Realty Corp., Rialto Mortgage Finance, LLC, Goldman Sachs Mortgage Company, Starwood Mortgage Funding I LLC (formerly Archetype Mortgage Funding I LLC), Redwood Commercial Mortgage Corporation, RAIT Funding, LLC and The Bancorp Bank are the sponsors of the commercial mortgage securitization and, accordingly, are referred to as the “Sponsors” “ in this free writing prospectus.

Citigroup Global Markets Realty Corp.

General

Citigroup Global Markets Realty Corp. (“CGMRC”) is a Sponsor.  CGMRC is a New York corporation organized in 1979 and is a wholly-owned subsidiary of Citicorp Banking Corporation, a Delaware corporation, which is in turn a wholly-owned subsidiary of Citigroup Inc., a Delaware corporation.  CGMRC maintains its principal office at 388 Greenwich Street, New York, New York 10013, Attention: Mortgage Finance Group.  Its facsimile number is (212) 723-8604.  CGMRC is an affiliate of Citigroup Global Markets Inc., one of the underwriters, and Citibank, N.A., the Certificate Administrator. CGMRC makes, and purchases from lenders, commercial and multifamily mortgage loans primarily for the purpose of securitizing them in CMBS transactions. CGMRC also purchases and finances residential mortgage loans, consumer receivables and other financial assets.

Neither CGMRC nor any of its affiliates will insure or guarantee distributions on the Certificates.  The Certificateholders will have no rights or remedies against CGMRC for any losses or other claims in connection with the Certificates or the Mortgage Loans except in respect of the repurchase and substitution obligations for material document defects or material breaches of the representations and warranties made by CGMRC in the related Mortgage Loan Purchase Agreement as described under “Description of the Mortgage Pool—Cures, Repurchases and Substitutions” in this free writing prospectus.

CGMRC’s Commercial Mortgage Origination and Securitization Program

CGMRC, directly or through correspondents or affiliates, originates multifamily and commercial mortgage loans throughout the United States and abroad. CGMRC has been engaged in the origination of multifamily and commercial mortgage loans for securitization since 1996 and has been involved in the securitization of residential mortgage loans since 1987. The multifamily and commercial mortgage loans originated by CGMRC include both fixed-rate loans and floating-rate loans. Most of the multifamily and commercial mortgage loans included by CGMRC in commercial mortgage securitizations sponsored by CGMRC have been originated, directly or through correspondents, by CGMRC or an affiliate. CGMRC securitized approximately $1.25 billion, $1.49 billion, $2.60 billion, $4.27 billion, $7.02 billion, $6.35 billion, $1.08 billion, $0, $1.05 billion, $1.25 billion and $1.63 billion of multifamily and commercial mortgage loans in public and private offerings during the calendar years 2002, 2003, 2004, 2005, 2006, 2007, 2008, 2009, 2010, 2011 and 2012, respectively.

In addition, in the normal course of its business, CGMRC may also acquire multifamily and commercial mortgage loans from various third-party originators. These mortgage loans may have been originated using underwriting guidelines not established by CGMRC.

CGMRC has also sponsored, in private placement transactions, multifamily and commercial mortgage loans which it either originated or acquired from third-party originators that underwrote them to their own underwriting criteria.

In connection with the commercial mortgage securitization transactions in which it participates, CGMRC generally transfers the subject mortgage assets to a depositor, who then transfers those mortgage assets to the issuing entity for the related securitization. In return for the transfer of the subject mortgage assets by the depositor to the issuing entity, the issuing entity issues commercial mortgage pass-through certificates that are in whole or in part backed by, and supported by the cash flows generated by, those mortgage assets.

CGMRC generally works with rating agencies, unaffiliated mortgage loan sellers, servicers, affiliates and underwriters in structuring a securitization transaction. CGMRC will generally act as a sponsor, originator or mortgage loan seller in the commercial mortgage securitization transactions in which it participates. In such transactions there may be a co-sponsor and/or other mortgage loan sellers and originators. Generally CGMRC and/or the related depositor contract with other entities to service the multifamily and commercial mortgage loans following their transfer into a trust fund for a series of certificates.

Review of CGMRC Mortgage Loans

General.  In connection with the preparation of this free writing prospectus, CGMRC conducted a review of the Mortgage Loans that it is selling to the Depositor.  The review was conducted as set forth below and was conducted with respect to each of the CGMRC Mortgage Loans.  No sampling procedures were used in the review process.

Database.  First, CGMRC created a database of information (the “CGMRC Securitization Database”) obtained in connection with the origination of the CGMRC Mortgage Loans, including:

●	certain information from the CGMRC Mortgage Loan documents;

●	certain information from the rent rolls and operating statements for, and certain leases relating to, the related Mortgaged Properties (in each case to the extent applicable);

●	insurance information for the related Mortgaged Properties;

●	information from third party reports such as the appraisals, environmental and property condition reports, seismic reports, zoning reports and other zoning information;

●	bankruptcy searches with respect to the related borrowers; and

●	certain information and other search results obtained by the CGMRC deal team for each of the CGMRC Mortgage Loans during the underwriting process.

CGMRC also included in the CGMRC Securitization Database certain updates to such information received by the CGMRC securitization team after origination, such as information from the interim servicer regarding loan payment status and current escrows, updated rent rolls and leasing activity information provided pursuant to the loan documents, and information otherwise brought to the attention of the CGMRC securitization team.  Such updates were not intended to be, and do not serve as, a re-underwriting of any Mortgage Loan.

Using the information in the CGMRC Securitization Database, CGMRC created a Microsoft Excel file (the “CGMRC Data File”) and provided that file to the Depositor for the inclusion in this free writing prospectus (particularly in Annexes A, B and C to this free writing prospectus) of information regarding the CGMRC Mortgage Loans.

Data Comparison and Recalculation. CGMRC engaged a third party accounting firm to perform certain data comparison and recalculation procedures designed by CGMRC, relating to information in this free writing prospectus regarding the CGMRC Mortgage Loans.  These procedures included:

●	comparing the information in the CGMRC Data File against various source documents provided by CGMRC that are described above under “—Database”;

●	comparing numerical information regarding the CGMRC Mortgage Loans and the related Mortgaged Properties disclosed in this free writing prospectus against the CGMRC Data File; and

●	recalculating certain percentages, ratios and other formulae relating to the CGMRC Mortgage Loans disclosed in this free writing prospectus.

Legal Review.  CGMRC also reviewed and responded to a Due Diligence Questionnaire (as defined below) relating to the CGMRC Mortgage Loans, which questionnaire was prepared by the Depositor’s legal counsel for use in eliciting information relating to the CGMRC Mortgage Loans and including such information in this free writing prospectus to the extent material.

Although the Due Diligence Questionnaire may be revised from time to time, it typically contains various questions regarding the CGMRC Mortgage Loans, the related Mortgaged Properties, the related borrowers, sponsors and tenants, and any related additional debt.  For example, the due diligence questionnaire (a “Due Diligence Questionnaire”) may seek to elicit, among other things, the following information:

●
whether any mortgage loans were originated by third party originators and the names of such originators, and whether such mortgage loans were underwritten or re-underwritten in accordance with CGMRC’s (or the applicable mortgage loan seller’s) criteria;

●	whether any mortgage loans are not first liens, or have a loan-to-value ratio greater than 80%;

●
whether any mortgage loans are 30 days or more delinquent with respect to any monthly debt service payment as of the cut-off date or have been 30 days or more delinquent at any time during the 12-month period immediately preceding the cut-off date;

●	a description of any material issues with respect to any of the mortgage loans;

●
whether any mortgage loans permit, or have existing, mezzanine debt, additional debt secured by the related mortgaged properties or other material debt, and the material terms and conditions for such debt;

●	whether any mortgaged properties have additional debt that is included in another securitization transaction and information related to such other securitization transaction;

●
whether intercreditor agreements, subordination and standstill agreements or similar agreements are in place with respect to secured debt, mezzanine debt or additional debt and the terms of such agreements;

●	a list of any mortgage loans that are interest-only for their entire term or a portion of their term;

●
a list of mortgage loans that permit prepayment or defeasance (in whole or in part), or provide for yield maintenance, and the types of prepayment lock-out provisions and prepayment charges that apply;

●	whether any mortgage loans permit the release of all of a portion of the related mortgaged properties, and the material terms of any partial release, substitution and condemnation/casualty provisions;

●	a list of mortgage loans that are cross-collateralized or secured by multiple properties, or that have related borrowers with other mortgage loans in the subject securitization;

●	whether any mortgage loans have a right of first refusal or right of first offer or similar options, in favor of a tenant or any other party;

●	whether there are post-close escrows or earn-out reserves that could be used to pay down the mortgage loan, or whether there are escrows or holdbacks that have not been fully funded;

●	information regarding lockbox arrangements, grace periods, interest accrual and amortization provisions, non-recourse carveouts, and any other material provisions with respect to the mortgage loan;

●	whether the borrower or sponsor of any related borrower has been subject to bankruptcy proceedings, or has a past or present material criminal charge or record;

●	whether any borrower is not a special purpose entity;

●	whether any borrowers or sponsors of related borrowers have been subject to litigation or similar proceedings and the material terms thereof;

●	whether any borrower under a mortgage loan is affiliated with a borrower under another Mortgage Loan to be included in the issuing entity;

●
whether any of the mortgage loans is a leasehold mortgage, the terms of the related ground lease, and whether the term of the related ground lease extends at least 20 years beyond the stated loan maturity;

●	a list of any related Mortgaged Properties for which a single tenant occupies over 20% of such property, and whether there are any significant lease rollovers at a particular Mortgaged Property;

●	a list of any significant tenant concentrations or material tenant issues, e.g. dark tenants, subsidized tenants, government or student tenants, or Section 8 tenants, etc.;

●	a description of any material leasing issues at the related Mortgaged Properties;

●	whether any related Mortgaged Properties are subject to condemnation proceedings or litigation;

●
a list of related Mortgaged Properties for which a Phase I environmental site assessment has not been completed, or for which a Phase II was performed, and whether any environmental site assessment reveals any material adverse environmental condition or circumstance at any related Mortgaged Property except for those which will be remediated by the cut-off date;

●
whether there is any terrorism, earthquake, tornado, flood, fire or hurricane damage with respect to any of the related Mortgaged Properties, or whether there are any zoning issues at the Mortgaged Properties;

●	a list of Mortgaged Properties for which an engineering inspection has not been completed and whether any property inspection revealed material issues; and/or

●	general information regarding property type, condition, use, plans for renovation, etc.

CGMRC also provided to origination counsel the Sponsor representations and warranties attached as Annex E-1 to this free writing prospectus and requested that origination counsel identify exceptions to such representations and warranties.  CGMRC compiled and reviewed the draft exceptions received from origination counsel, engaged separate counsel to review the exceptions, revised the exceptions and provided them to the Depositor for inclusion on Annex E-2 to this free writing prospectus.  In addition, for each CGMRC Mortgage Loan originated by CGMRC or its affiliates, CGMRC prepared and delivered to its securitization counsel for review an asset summary, which summary includes important loan terms and certain property level information obtained during the origination process.  The loan terms included in each asset summary may include, without limitation, the principal amount, the interest rate, the loan term, the interest calculation method, the due date, any applicable interest-only period, any applicable amortization period, a summary of any prepayment and/or defeasance provisions, a summary of any lockbox and/or cash management provisions, a summary of any release provisions, and a summary of any requirement for the related borrower to fund up-front and/or on-going reserves.  The property level information obtained during the origination process included in each asset summary may include, without limitation, a description of the related Mortgaged Property (including property type, ownership structure, use, location, size, renovations, age and physical attributes), information relating to the commercial real estate market in which the Mortgaged Property is located, information relating to the related borrower and sponsor of the related borrower, an underwriter’s assessment of strengths and risks of the loan transaction, tenant analysis, and summaries of third party reports such as appraisal, environmental and property condition reports.

For each CGMRC Mortgage Loan, if any, purchased by CGMRC or its affiliates from a third-party originator of such Mortgage Loan, CGMRC reviewed the purchase agreement and related representations and warranties, and exceptions to those representations and warranties, made by the seller of such CGMRC Mortgage Loan to CGMRC or its affiliates, reviewed certain provisions of the related loan documents and third party reports concerning the related mortgaged property provided by the originator of such Mortgage Loan, prepared exceptions to the representations and warranties in the Mortgage Loan Purchase Agreement based upon such review, and provided them to the Depositor for inclusion on Annex E-2 to this free writing prospectus.  With respect to any CGMRC Mortgage Loan that is purchased by CGMRC or its affiliates from a third party originator, the representations and warranties made by the third party originator in the related purchase agreement between CGMRC or its affiliates, on the one hand, and the third party originator, on the other hand, are solely for the benefit of CGMRC or its affiliates. The rights, if any, that CGMRC or its affiliates may have under such purchase agreement upon a breach of such representations and warranties made by the third party originator will not be assigned to the trustee, and the certificateholders and the trustee will not have any recourse against the third party originator in connection with any breach of the representations and warranties made by such third party originator.  As described above under “—Representations and Warranties; Repurchases and Substitutions”, the substitution or repurchase obligation of CGMRC, as mortgage loan seller, with respect to the CGMRC Mortgage Loans under the related Mortgage Loan Purchase Agreement constitutes the sole remedy available to the Certificateholders and the Trustee for any uncured material breach of any CGMRC’s representations and warranties regarding the CGMRC Mortgage Loans, including any CGMRC Mortgage Loan that are purchased by CGMRC or its affiliates from a third party originator.

In addition, with respect to each CGMRC Mortgage Loan, CGMRC reviewed, and in certain cases requested that its counsel review, certain loan document provisions as necessary for disclosure of such provisions in this free writing prospectus, such as property release provisions and other provisions specifically disclosed in this free writing prospectus.

Certain Updates.  Furthermore, CGMRC requested the borrowers under the CGMRC Mortgage Loans (or the borrowers’ respective counsel) for updates on any significant pending litigation that existed at origination.  Moreover, if CGMRC became aware of a significant natural disaster in the vicinity of a Mortgaged Property relating to a CGMRC Mortgage Loan, CGMRC requested information on the property status from the related borrower in order to confirm whether any material damage to the property had occurred.

Large Loan Summaries.  Finally, CGMRC prepared, and reviewed with originating counsel and/or securitization counsel, the loan summaries for those of the CGMRC Mortgage Loans included in the ten largest Mortgage Loans in the mortgage pool, and the abbreviated loan summaries for those of the CGMRC Mortgage Loans included in the next ten largest mortgage loans in the mortgage pool, which loan summaries and abbreviated loan summaries are incorporated in the “Structural and Collateral Term Sheet” in Annex B to this free writing prospectus.

Findings and Conclusions. Based on the foregoing review procedures, CGMRC found and concluded that the disclosure regarding the CGMRC Mortgage Loans in this free writing prospectus is accurate in all material respects.  CGMRC also found and concluded that the CGMRC Mortgage Loans were originated in accordance with CGMRC’s origination procedures and underwriting criteria.  CGMRC attributes to itself all findings and conclusions resulting from the foregoing review procedures.

Repurchase Requests

CGMRC most recently filed a Form ABS-15G on February 14, 2013.  CGMRC’s Central Index Key is 0001541001.  With respect to the period from and including January 1, 2011 to and including June 30, 2013, CGMRC does not have any activity to report as required by Rule 15Ga-1 under the Exchange Act with respect to repurchase or replacement requests in connection with breaches of representations and warranties made by it as a sponsor of commercial mortgage securitizations.

Rialto Mortgage Finance, LLC

General

Rialto Mortgage Finance, LLC, a Delaware limited liability company formed in April 2013 (“Rialto”), a Sponsor, mortgage loan seller and Originator, is wholly-owned by Rialto Capital Management, LLC, a Delaware limited liability company that was formed in January 2009.  The executive offices of Rialto are located at 299 Park Avenue, 6th Floor, New York, New York 10171.

Rialto’s Securitization Program

As a Sponsor and mortgage loan seller, Rialto originates and acquires commercial real estate mortgage loans with a general focus on stabilized income-producing properties.  Rialto together with its wholly-owned subsidiaries, RMF Partner, LLC, a Delaware limited liability company formed in May 2013, RMF Commercial, LLC a Delaware limited liability company formed in May 2013, and RMF Alliance, LLC, a Delaware limited liability company formed in August 2013, originated the mortgage loans being sold to the Depositor by Rialto (the “Rialto Mortgage Loans”).  This is the first commercial real estate debt investment securitization to which Rialto is contributing commercial real estate debt investments.  The commercial real estate debt investments originated and acquired by Rialto may include mortgage loans, mezzanine loans, B notes, participation interests, rake bonds, subordinate mortgage loans and preferred equity investments.

Neither Rialto nor any of its affiliates will insure or guarantee distributions on the Certificates.  The Certificateholders will have no rights or remedies against Rialto for any losses or other claims in connection with the Certificates or the Mortgage Loans except in respect of the repurchase and substitution obligations for material document defects or material breaches of representations and warranties made by Rialto in the applicable Mortgage Loan Purchase Agreement as described under “Description of the Mortgage Pool—Cures, Repurchases and Substitutions” in this free writing prospectus.

Review of Rialto Mortgage Loans

Overview.  Rialto, as a Sponsor, has conducted a review of each of the Rialto Mortgage Loans.  This review was performed by a team comprised of real estate and securitization professionals who are employees of Rialto or one or more of its affiliates (the “Rialto Review Team”). The review procedures described below were employed with respect to the Rialto Mortgage Loans.  No sampling procedures were used in the review process.

Database.  To prepare for securitization, members of the Rialto Review Team reviewed a database of loan-level and property-level information relating to the Rialto Mortgage Loans.  The database was compiled from, among other sources, the related Mortgage Loan documents, appraisals, environmental assessment reports, property condition reports, zoning reports, insurance review summaries, borrower-supplied information (including, but not limited to, rent rolls, leases, operating statements and budgets) and information collected by the Rialto Review Team during the underwriting process.  Prior to securitization of the Rialto Mortgage Loans, the Rialto Review Team may have updated the information in the database with respect to the Rialto Mortgage Loans based on updates provided by the related servicer which may include information relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of the Rialto Review Team, to the extent such updates were provided to, and deemed material by, the Rialto Review Team.  Such updates, if any, were not intended to be, and do not serve as, a re-underwriting of the Rialto Mortgage Loans.

A data tape (the “Rialto Data Tape”) containing detailed information regarding the Rialto Mortgage Loans was created from the information in the database referred to in the prior paragraph. The Rialto Data Tape was used to provide the numerical information regarding the Rialto Mortgage Loans in this free writing prospectus.

Data Comparison and Recalculation.  Rialto engaged a third party accounting firm to perform certain data comparison and recalculation procedures designed by Rialto and relating to information in this free writing prospectus regarding the Rialto Mortgage Loans.  These procedures included:

●	comparing the information in the Rialto Data Tape against various source documents provided by Rialto;

●	comparing numerical information regarding the Rialto Mortgage Loans and the related Mortgaged Properties disclosed in this free writing prospectus against the Rialto Data Tape; and

●	recalculating certain percentages, ratios and other formulae relating to the Rialto Mortgage Loans disclosed in this free writing prospectus.

Legal Review.  Rialto engaged legal counsel to conduct certain legal reviews of the Rialto Mortgage Loans for disclosure in this free writing prospectus.  In anticipation of the securitization described in this free writing prospectus, Rialto’s origination counsel reviewed a form of securitization representations and warranties at origination and, if applicable, identified exceptions to those representations and warranties.  Rialto’s origination and underwriting staff also performed a review of the representations and warranties.

Legal counsel was also engaged in connection with this securitization to assist in the review of the Rialto Mortgage Loans.  Such assistance included, among other things, (i) a review of certain of Rialto’s asset summary reports, (ii) the review of the representations and warranties and exception reports referred to above relating to the Rialto Mortgage Loans prepared by origination counsel, (iii) the review of, and assistance in the completion by the Rialto Review Team of, a Due Diligence Questionnaire relating to the Rialto Mortgage Loans and (iii) the review of certain provisions in loan documents with respect to the Rialto Mortgage Loans.

Other Review Procedures.  The Rialto Review Team, with the assistance of counsel engaged in connection with this securitization, also reviewed each Rialto Mortgage Loan to determine whether it materially deviated from the underwriting guidelines set forth under “—Rialto’s Underwriting Standards and Loan Analysis” below.

Findings and Conclusions.  Based on the foregoing review procedures, Rialto determined that the disclosure regarding the Rialto Mortgage Loans in this free writing prospectus is accurate in all material respects.  Rialto also determined that the Rialto Mortgage Loans were not originated with any material exceptions from Rialto’s underwriting guidelines and procedures, except as described under “—Underwriting Exceptions” below.  Rialto attributes to itself all findings and conclusions resulting from the foregoing review procedures.

Repurchase Requests

Prior to this transaction Rialto has not directly contributed mortgage loans to securitizations or acted as a sponsor or depositor.  Accordingly, Rialto does not have any activity required to be reported by Rule 15Ga-1 under the Exchange Act and Item 1104(e) of Regulation AB with respect to repurchase or replacement requests in connection with breaches of representations and warranties made by it as a sponsor of commercial mortgage securitizations.

Goldman Sachs Mortgage Company

General

Goldman Sachs Mortgage Company (“GSMC”) is a Sponsor.  GSMC is a New York limited partnership.  GSMC was formed in 1984.  Its general partner is Goldman Sachs Real Estate Funding Corp. and its limited partner is Goldman Sachs Bank USA.  GSMC’s executive offices are located at 200 West Street, New York, New York 10282, telephone number (212) 902-1000.  GSMC is an affiliate of GS Commercial Real Estate LP, an Originator, and an affiliate of Goldman, Sachs & Co., one of the underwriters.

GSMC’s Commercial Mortgage Securitization Program

As a sponsor, GSMC originates and acquires fixed- and floating-rate commercial mortgage loans and either by itself or together with other sponsors or mortgage loan sellers, organizes and initiates the public and/or private securitization of such commercial mortgage loans by transferring the commercial mortgage loans to a securitization depositor, including GS Commercial Securities Corporation II or another entity that acts in a similar capacity.  In coordination with its affiliates, Goldman Sachs Commercial Mortgage Capital, L.P., GS Commercial Real Estate LP and other unaffiliated underwriters, GSMC works with rating agencies, investors, unaffiliated mortgage loan sellers and servicers in structuring the securitization transaction.

From the beginning of its participation in commercial mortgage securitization programs in 1996 through March 31, 2013, GSMC originated or acquired approximately 2,090 fixed- and floating-rate commercial and multifamily mortgage loans with an aggregate original principal balance of approximately $68.2 billion.  As of March 31, 2013, GSMC had acted as a sponsor and mortgage loan seller on 74 fixed-

and floating-rate commercial mortgage-backed securitization transactions.  GSMC securitized approximately $2.165 billion and $4.636 billion of commercial loans in public and private offerings in calendar years 2011 and 2012, respectively.

Neither GSMC nor any of its affiliates will insure or guarantee distributions on the Certificates.  The Certificateholders will have no rights or remedies against GSMC for any losses or other claims in connection with the Certificates or the Mortgage Loans except in respect of the repurchase and substitution obligations for material document defects or the material breaches of representations and warranties made by GSMC in the related Mortgage Loan Purchase Agreement as described under “Description of the Mortgage Pool—Cures, Repurchases and Substitutions” in this free writing prospectus.

Review of GSMC Mortgage Loans

Overview.  GSMC, in its capacity as the Sponsor of the GSMC Mortgage Loans, has conducted a review of the GSMC Mortgage Loans in connection with the securitization described in this free writing prospectus.  The review of the GSMC Mortgage Loans was performed by a deal team comprised of real estate and securitization professionals who are employees of one or more of GSMC’s affiliates (the “GSMC Deal Team”).  The review procedures described below were employed with respect to all of the GSMC Mortgage Loans, except that certain review procedures only were relevant to the large loan disclosures in this free writing prospectus, as further described below.  No sampling procedures were used in the review process.

Database.  To prepare for securitization, members of the GSMC Deal Team created a database of loan-level and property-level information relating to each GSMC Mortgage Loan.  The database was compiled from, among other sources, the related Mortgage Loan documents, Third Party Reports, zoning reports, insurance policies, borrower supplied information (including, but not limited to, rent rolls, leases, operating statements and budgets) and information collected by the Goldman Originators during the underwriting process.  After origination of each GSMC Mortgage Loan, the GSMC Deal Team updated the information in the database with respect to the GSMC Mortgage Loan based on updates provided by the related servicer relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of the GSMC Deal Team.

A data tape (the “GSMC Data Tape”) containing detailed information regarding each GSMC Mortgage Loan was created from the information in the database referred to in the prior paragraph. The GSMC Data Tape was used by the GSMC Deal Team to provide certain numerical information regarding the GSMC Mortgage Loans in this free writing prospectus.

Data Comparison and Recalculation.  GSMC engaged a third party accounting firm to perform certain data comparison and recalculation procedures designed by GSMC, relating to information in this free writing prospectus regarding the GSMC Mortgage Loans.  These procedures included:

●	comparing certain information in the GSMC Data Tape against various source documents provided by GSMC that are described above under “—Database”;

●	comparing numerical information regarding the GSMC Mortgage Loans and the related Mortgaged Properties disclosed in this free writing prospectus against the GSMC Data Tape; and

●	recalculating certain percentages, ratios and other formulae relating to the GSMC Mortgage Loans disclosed in this free writing prospectus.

Legal Review.  GSMC engaged various law firms to conduct certain legal reviews of the GSMC Mortgage Loans for disclosure in this free writing prospectus. In anticipation of the securitization of each GSMC Mortgage Loan, origination counsel prepared a loan and property summary that sets forth salient loan terms and summarizes material deviations from GSMC’s standard form loan documents.  In addition, origination counsel for each GSMC Mortgage Loan reviewed GSMC’s representations and warranties set forth on Annex E-1 to this free writing prospectus and, if applicable, identified exceptions to those representations and warranties.

Securitization counsel was also engaged to assist in the review of the GSMC Mortgage Loans.  Such assistance included, among other things, (i) a review of sections of the loan agreement relating to certain GSMC Mortgage Loans marked against the standard form document, (ii) a review of the loan and property summaries referred to above relating to the GSMC Mortgage Loans prepared by origination counsel and (iii) a review of a Due Diligence Questionnaire completed by the GSMC Deal Team.  Securitization counsel also reviewed the property release provisions, if any, for each GSMC Mortgage Loan with multiple Mortgaged Properties for compliance with the REMIC provisions.  In addition, for each GSMC Mortgage Loan originated by GSMC or its affiliates, GSMC prepared and delivered to its securitization counsel for review an asset summary, which summary includes important loan terms and certain property level information obtained during the origination process.

Origination counsel or securitization counsel also assisted in the preparation of the Mortgage Loan summaries set forth under “Structural and Collateral Term Sheet—Emerald Isle Apartments”, “—Riverbend Shopping Center”, “—Carmel Executive Park”, “—Fairview Center” and “—NorthSteppe Realty 1” in Annex B to this free writing prospectus, based on their respective reviews of pertinent sections of the related Mortgage Loan documents.  The applicable borrowers and borrowers’ counsel reviewed these Mortgage Loan summaries as well.

Other Review Procedures.  With respect to any pending litigation that existed at the origination of any GSMC Mortgage Loan, GSMC requested updates from the related borrower, origination counsel and/or borrower’s litigation counsel.  GSMC conducted a search with respect to each borrower under a GSMC Mortgage Loan to determine whether it filed for bankruptcy after origination of the GSMC Mortgage Loan.  If GSMC became aware of a significant natural disaster in the vicinity of any Mortgaged Property securing a GSMC Mortgage Loan, GSMC obtained information on the status of the Mortgaged Property from the related borrower to confirm no material damage to the Mortgaged Property.

The GSMC Deal Team also consulted with the Goldman Originators  to confirm that the GSMC Mortgage Loans were originated in compliance with the origination and underwriting criteria described below under “—The Originators—The Goldman Originators—Origination and Underwriting Process”, as well as to identify any material deviations from those origination and underwriting criteria.  See “—The Originators—The Goldman Originators—Exceptions to Underwriting Criteria” below.

Findings and Conclusions.  Based on the foregoing review procedures, GSMC determined that the disclosure regarding the GSMC Mortgage Loans in this free writing prospectus is accurate in all material respects.  GSMC also determined that the GSMC Mortgage Loans were originated in accordance with the Goldman Originators’ origination procedures and underwriting criteria, except as described under “—The Originators—The Goldman Originators—Exceptions to Underwriting Criteria” below.  GSMC attributes to itself all findings and conclusions resulting from the foregoing review procedures.

Repurchase Requests

GSMC most recently filed a Form ABS-15G on August 14, 2013.  GSMC’s Central Index Key is 0001541502.  With respect to the period from and including January 1, 2011 to and including June 30, 2013, GSMC does not have any activity to report as required by Rule 15Ga-1 under the Exchange Act with respect to repurchase or replacement requests in connection with breaches of representations and warranties made by it as a sponsor of commercial mortgage securitizations.

Starwood Mortgage Funding I LLC

General

Starwood Mortgage Funding I LLC (formerly Archetype Mortgage Funding I LLC) (“SMF I”) is a limited liability company organized under the laws of the state of Delaware and a wholly-owned subsidiary of Starwood Mortgage Capital LLC (formerly Archetype Mortgage Capital LLC), a Delaware limited liability company (“SMC”) (together with its subsidiaries, including SMF I, “Starwood”).  SMF I is affiliated with LNR Property LLC, which is an international commercial real estate company specializing in property development, specialty finance, asset management, investing and special servicing of CMBS loans.  SMF I is a Sponsor of, and a seller of certain mortgage loans into, the securitization described in this free writing prospectus.  Starwood was formed to invest in commercial real estate debt.  The executive offices of Starwood are located at 1601 Washington Avenue, Suite 800, Miami Beach, Florida 33139.  Starwood also maintains offices in Charlotte, North Carolina and New York, New York.

Starwood Property Trust, Inc. (NYSE: STWD) and Starwood Capital Group have acquired LNR Property LLC, which is the parent company of SMC and SMF I.  The closing occurred April 19, 2013.  In connection with the acquisition, both SMC and SMF I filed an amendment with the Delaware Secretary of State on June 19, 2013 to change each of their names from Archetype Mortgage Capital LLC and Archetype Mortgage Funding I LLC, to Starwood Mortgage Capital LLC and Starwood Mortgage Funding I LLC, respectively.

GSMC provides short-term warehousing of mortgage loans originated by SMF I through a master repurchase facility.  The SMF I Mortgage Loans are subject to such master repurchase facility.  SMF I is using the proceeds from its sale of the SMF I Mortgage Loans to the Depositor to, among other things, simultaneously reacquire such mortgage loans from GSMC free and clear of any liens.

Neither SMF I nor any of its affiliates will insure or guarantee distributions on the Certificates.  The Certificateholders will have no rights or remedies against SMF I for any losses or other claims in connection with the Certificates or the Mortgage Loans except in respect of the repurchase and substitution obligations for material document defects or material breaches of the representations and warranties made by SMF I in the related Mortgage Loan Purchase Agreement as described under “Description of the Mortgage Pool—Cures, Repurchases and Substitutions” in this free writing prospectus.

Starwood’s Securitization Program

This is the fourteenth commercial mortgage securitization to which Starwood is contributing loans; however, certain key members of the senior management team of SMC were senior officers at Donaldson, Lufkin & Jenrette, Deutsche Bank Mortgage Capital, L.L.C., Wachovia Bank and Banc of America Securities.  These members of the senior management team have been active in the commercial mortgage securitization business since 1992, and have been directly and/or indirectly responsible for the origination and/or securitization of several billion dollars of loans.  Starwood securitized approximately $1.72 billion of commercial loans in its prior securitizations.

Starwood originates commercial mortgage loans that are secured by retail shopping centers, office buildings, multifamily apartment complexes, hotels, mixed-use, self storage and industrial properties located in North America.  Starwood’s securitization program generally provides fixed-rate mortgage loans having maturities between five and ten years.  Additionally, Starwood may from time to time provide bridge/transitional loans, mezzanine/subordinate loans and preferred equity structures.

Review of SMF I Mortgage Loans

Overview.  SMF I has conducted a review of the SMF I Mortgage Loans in connection with the securitization described in this free writing prospectus.  The review of the SMF I Mortgage Loans was performed by a team comprised of real estate and securitization professionals who are employees of Starwood or one or more of its affiliates (the “Starwood Review Team”). The review procedures described below were employed with respect to all of the SMF I Mortgage Loans.  No sampling procedures were used in the review process.

Database.  To prepare for securitization, members of the Starwood Review Team created a database of loan-level and property-level information relating to each SMF I Mortgage Loan.  The database was compiled from, among other sources, the related Mortgage Loan documents, appraisals, environmental assessment reports, property condition reports, seismic studies, zoning reports, insurance review summaries, borrower-supplied information (including, but not limited to, rent rolls, leases, operating statements and budgets) and information collected by the Starwood Review Team during the underwriting process.  After origination of each SMF I Mortgage Loan, the Starwood Review Team updated the information in the database with respect to such SMF I Mortgage Loan based on updates provided by the related servicer relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of the Starwood Review Team.

A data tape (the “SMF I Data Tape”) containing detailed information regarding each SMF I Mortgage Loan was created from the information in the database referred to in the prior paragraph. The SMF I Data Tape was used to provide the numerical information regarding the SMF I Mortgage Loans in this free writing prospectus.

Data Comparison and Recalculation. SMF I engaged a third party accounting firm to perform certain data comparison and recalculation procedures designed by SMF I, relating to information in this free writing prospectus regarding the SMF I Mortgage Loans.  These procedures included:

●	comparing the information in the SMF I Data Tape against various source documents provided by SMF I that are described above under “—Database”;

●	comparing numerical information regarding the SMF I Mortgage Loans and the related Mortgaged Properties disclosed in this free writing prospectus against the SMF I Data Tape; and

●	recalculating certain percentages, ratios and other formulae relating to the SMF I Mortgage Loans disclosed in this free writing prospectus.

Legal Review.  Starwood engaged various law firms to conduct certain legal reviews of the SMF I Mortgage Loans for disclosure in this free writing prospectus.  In anticipation of the securitization of each SMF I Mortgage Loan, Starwood’s origination counsel reviewed a form of securitization representations and warranties at origination and, if applicable, identified exceptions to those representations and warranties.  Starwood’s origination and underwriting staff performed a similar review and prepared similar exception reports.

Legal counsel was also engaged in connection with this securitization to assist in the review of the SMF I Mortgage Loans.  Such assistance included, among other things, (i) a review of Starwood’s internal credit memorandum for each SMF I Mortgage Loan, (ii) a review of the representations and warranties and exception reports referred to above relating to the SMF I Mortgage Loans prepared by origination counsel, (iii) the review and assistance in the completion by the Starwood Review Team of a due diligence questionnaire relating to the SMF I Mortgage Loans and (iv) the review of certain loan documents with respect to the SMF I Mortgage Loans.

Origination counsel or securitization counsel also assisted in the preparation of the Mortgage Loan summary set forth under “Structural and Collateral Term Sheet—Group 10 Hotel Portfolio” in Annex B to this free writing prospectus, based on their respective reviews of pertinent sections of the related Mortgage Loan documents.

Other Review Procedures.  With respect to any material pending litigation of which Starwood was aware at the origination of any SMF I Mortgage Loan, Starwood requested updates from the related borrower, origination counsel and/or borrower’s litigation counsel.

The Starwood Review Team, with the assistance of counsel engaged in connection with this securitization, also reviewed the SMF I Mortgage Loans to determine whether any SMF I Mortgage Loan materially deviated from the underwriting guidelines set forth under “—The Originators—Starwood Mortgage Capital LLC” below.  See “—The Originators—Starwood Mortgage Capital LLC—Exceptions to Underwriting Criteria” below.

Findings and Conclusions.  Based on the foregoing review procedures, Starwood determined that the disclosure regarding the SMF I Mortgage Loans in this free writing prospectus is accurate in all material respects.  Starwood also determined that the SMF I Mortgage Loans were originated in accordance with Starwood’s origination procedures and underwriting criteria.  SMF I attributes to itself all findings and conclusions resulting from the foregoing review procedures.

Repurchase Requests

Starwood has no history as a securitizer prior to February 2012.  SMC (as Archetype Mortgage Capital LLC) most recently filed a Form ABS-15G on February 8, 2013.  SMC’s Central Index Key is 0001548405.  Starwood has no demand, repurchase or replacement history to report as required by Rule 15Ga-1 under the Exchange Act.

Redwood Commercial Mortgage Corporation

General

Redwood Commercial Mortgage Corporation, a Delaware corporation formed in November 2009 (“RCMC”), a Sponsor and a mortgage loan seller, is wholly-owned by Redwood Trust, Inc. (“Redwood Trust”), a Maryland corporation that was formed in April 1994 and commenced operations in August 1994.  Redwood Trust (NYSE: RWT) invests in, finances and manages real estate assets.  The executive offices of RCMC are located at One Belvedere Place, Suite 300, Mill Valley, California 94941.  RCMC originates and acquires commercial real estate debt investments with a general focus on stabilized income-producing properties.  RCMC originated the Mortgage Loans being sold to the Depositor by it.

RCMC’s Securitization Program

This is the sixth commercial real estate debt investment securitization to which RCMC is contributing commercial real estate debt investments.  The commercial real estate debt investments originated and acquired by RCMC may include mortgage loans, mezzanine loans, B notes, participation interests, rake bonds, subordinate mortgage loans and preferred equity investments.  RCMC has originated commercial mortgage loans that are secured by retail shopping centers, office buildings, multifamily apartment buildings, hotels, mixed-use, self storage and industrial properties located in North America. RCMC has been engaged in the securitization of assets since November 2012.

Review of RCMC Mortgage Loans

Overview.  RCMC has conducted a review of the RCMC Mortgage Loans in connection with the securitization described in this free writing prospectus.  The review of the RCMC Mortgage Loans was performed by a team comprised of real estate and securitization professionals who are employees of RCMC or one or more of its affiliates (the “RCMC Review Team”). The review procedures described below were employed with respect to the RCMC Mortgage Loans.  No sampling procedures were used in the review process.

Database.  To prepare for securitization, members of the RCMC Review Team reviewed a database of loan-level and property-level information relating to the RCMC Mortgage Loans.  RCMC engaged a third party to assist in the preparation of the database, which was compiled from, among other sources, the related mortgage loan documents, appraisal, environmental assessment report, property condition report, zoning reports, insurance review summary, borrower-supplied information (including, but not limited to, rent rolls, leases, operating statements and budgets) and information collected by the RCMC Review Team during the underwriting process.  Prior to securitization of the RCMC Mortgage Loans, the RCMC Review Team may have updated the information in the database with respect to the RCMC Mortgage Loans based on updates provided by the related servicer relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of the RCMC Review Team.  Such updates, if any, were not intended to be, and do not serve as, a re-underwriting of the RCMC Mortgage Loans.

A data tape (the “RCMC Data Tape”) containing detailed information regarding the RCMC Mortgage Loans was created from the information in the database referred to in the prior paragraph. The RCMC Data Tape was used to provide the numerical information regarding the RCMC Mortgage Loans in this free writing prospectus.

Data Comparison and Recalculation.  RCMC engaged a third party accounting firm to perform certain data comparison and recalculation procedures designed by RCMC and relating to information in this free writing prospectus regarding the RCMC Mortgage Loans.  These procedures included:

●	comparing the information in the RCMC Data Tape against various source documents provided by RCMC that are described above under “—Database”;

●	comparing numerical information regarding the RCMC Mortgage Loan and the related Mortgaged Properties disclosed in this free writing prospectus against the RCMC Data Tape; and

●	recalculating certain percentages, ratios and other formulae relating to the RCMC Mortgage Loans disclosed in this free writing prospectus.

Legal Review.  RCMC engaged legal counsel to conduct certain legal reviews of the RCMC Mortgage Loans for disclosure in this free writing prospectus.  In anticipation of the securitization described in this free writing prospectus, RCMC’s origination counsel reviewed a form of securitization representations and warranties at origination and, if applicable, identified exceptions to those representations and warranties.  RCMC’s origination and underwriting staff also performed a review of the representations and warranties.

Legal counsel was also engaged in connection with this securitization to assist in the review of the RCMC Mortgage Loans.  Such assistance included, among other things, (i) a review of any of RCMC’s internal credit memoranda for the RCMC Mortgage Loans, (ii) a review of the representations and warranties and exception reports referred to above relating to the RCMC Mortgage Loans prepared by origination counsel, (iii) the review of, and assistance in the completion by the RCMC Review Team of, a due diligence questionnaire relating to the RCMC Mortgage Loans and (iv) the review of certain loan documents with respect to the RCMC Mortgage Loans.

Other Review Procedures.  The RCMC Review Team, with the assistance of counsel engaged in connection with this securitization, also reviewed each RCMC Mortgage Loan to determine whether it materially deviated from the underwriting guidelines set forth under “—RCMC’s Underwriting Standards and Loan Analysis” below.

Findings and Conclusions.  Based on the foregoing review procedures, RCMC determined that the disclosure regarding the RCMC Mortgage Loans in this free writing prospectus is accurate in all material respects.  RCMC also determined that the RCMC Mortgage Loans were not originated with any material exceptions from RCMC’s underwriting guidelines and procedures, except as described under “—Underwriting Exceptions” below.  RCMC attributes to itself all findings and conclusions resulting from the foregoing review procedures.

Repurchase Requests

RCMC filed a Form ABS-15G on February 11, 2013, relating to the period from and including October 1, 2012 to and including December 31, 2012, which Form ABS-15G is available electronically through the SEC’s EDGAR system.  RCMC’s Central Index Key number is 0001567746.  For the period from and including January 1, 2011 to and including June 30, 2013, RCMC does not have any activity required to be reported by Rule 15Ga-1 under the Exchange Act and Item 1104(e) of Regulation AB with respect to repurchase or replacement requests in connection with breaches of representations and warranties made by it as a sponsor of commercial mortgage securitizations.

Rights and Remedies of Certificateholders

Neither RCMC nor any of its affiliates will insure or guarantee distributions on the Certificates.  The Certificateholders will have no rights or remedies against RCMC or any of its affiliates for any losses or other claims in connection with the Certificates or the Mortgage Loans except in respect of the repurchase and substitution obligations for material document defects or the material breaches of representations and warranties made by RCMC in the related Mortgage Loan Purchase Agreement as described under “Description of the Mortgage Pool—Representations and Warranties; Repurchases and Substitutions” in this free writing prospectus.

RAIT Funding, LLC

General

RAIT Funding, LLC, a Delaware limited liability company (“RAIT”), is an operating subsidiary of RAIT Financial Trust (“RAIT Financial”), a vertically integrated and internally managed real estate investment trust that originates and services commercial real estate loans, manages and advises on commercial real estate-related assets and acquires commercial real estate assets. RAIT Financial is headquartered at 2929 Arch Street, 17th Floor, Philadelphia, PA-19104, and also has offices in New York, NY, Charlotte, NC and Chicago, IL.

Certain Relationships and Related Transactions.  Citibank, N.A., an affiliate of the Depositor and of CGMRC, provides warehouse financing to RAIT or its affiliates through a master repurchase facility. All of the RAIT Mortgage Loans, representing approximately 8.1% of the Initial Pool Balance, are subject to that repurchase facility. Proceeds received by RAIT in connection with the sale of the RAIT Mortgage Loans to the Depositor will be applied, among other things, to repay Citibank, N.A. any amounts outstanding under the repurchase facility relating to the RAIT Mortgage Loans.

RAIT’s Securitization Program.  RAIT Financial, through its operating subsidiaries, RAIT and RAIT Partnership, L.P., a Delaware limited partnership (“RAIT Partnership”) originates commercial mortgages, mezzanine loans, other loans and preferred equity interests that are collateralized by office buildings, retail shopping centers, multi-family apartment complexes and other properties located throughout the United States of America. RAIT’s commercial mortgage securitization program generally provides fixed rate mortgage loans having maturities between five and ten years. Additionally, RAIT Partnership provides bridge/transitional loans, mezzanine loans and preferred equity structures.

RAIT, RAIT Partnership and their affiliates directly or indirectly contributed loans (in an aggregate principal balance of $60,831,868) to one commercial mortgage loan conduit securitization in 2011, five commercial mortgage loan conduit securitizations (in an aggregate principal balance of $96,296,175) in 2012 and seven commercial loan conduit securitizations (in an aggregate principal balance of $208,848,849) and one floating rate commercial mortgage loan securitization in 2013.  This is the first commercial mortgage securitization to which RAIT has directly contributed loans. Key members of the RAIT management team were officers at JP Morgan Chase and Wachovia Bank and have been involved in the commercial mortgage securitization business since 1997.

RAIT and its affiliates generally act either as originator, mortgage loan seller and/or sponsor in the commercial mortgage securitizations in which they participate.  In such a transaction there may be co-sponsors and/or other mortgage loan sellers or originators.  In such securitizations, the mortgage loans originated by RAIT are generally sold to a depositor, which in turn transfers such loans to an issuing entity, which issues commercial mortgage pass-through certificates or similar securities that are in whole or part backed by the cash flows from such mortgage loans.

Neither RAIT nor any of its affiliates or subsidiaries will insure or guarantee distributions on the Certificates. The Certificate Holders will have no rights or remedies against RAIT or any of its affiliates or subsidiaries for any losses or other claims in connection with the Certificates or the Mortgage Loans, except with respect to the repurchase and substitution obligations for material document defects or the material breaches of representations and warranties made by RAIT in the related Mortgage Loan

 Purchase Agreement, as described under “Description of the Mortgage Pool—Representations and Warranties; Repurchases and Substitutions” in this free writing prospectus.

Review of RAIT Mortgage Loans

Overview.  RAIT has conducted a review of the RAIT Mortgage Loans in connection with the securitization described in this free writing prospectus.  The review of the RAIT Mortgage Loans was performed by a team comprised of real estate and securitization professionals who are employees of RAIT Financial or one or more of its affiliates (the “RAIT Securitization Team”).  The review procedures described below were employed with respect to all of the RAIT Mortgage Loans.  No sampling procedures were used in the review process.

Database.  To prepare for securitization, members of the RAIT Securitization Team created a database of loan-level and property-level information relating to each RAIT Mortgage Loan.  The database was compiled from, among other sources, the related RAIT Mortgage Loan documents, appraisals, environmental assessment reports, property condition reports, seismic studies, zoning reports, insurance review summaries, borrower-supplied information (including, but not limited to, rent rolls, leases, operating statements and budgets) and information collected by the RAIT Securitization Team during the underwriting process.  After origination of each RAIT Mortgage Loan, the RAIT Securitization Team updated the information in the database with respect to such RAIT Mortgage Loan based on updates from RAIT Partnership’s servicing group to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of the RAIT Securitization Team.

A data tape (the “RAIT Data Tape”) containing detailed information regarding each RAIT Mortgage Loan was created from the information in the database referred to in the prior paragraph.  The RAIT Data Tape was used to provide the numerical information regarding the RAIT Mortgage Loans in this free writing prospectus.

Data Comparison and Recalculation.  RAIT engaged a third party accounting firm to perform certain data comparison and recalculation procedures, the nature, extent and timing of which were designed by RAIT, relating to information in this free writing prospectus regarding the RAIT Mortgage Loans. These procedures included:

●	comparing the information in the RAIT Data Tape against various source documents provided by RAIT that are described above under “—Database”;

●	comparing numerical information regarding the RAIT Mortgage Loans and the related Mortgaged Properties disclosed in this free writing prospectus against the RAIT Data Tape; and

●	recalculating certain percentages, ratios and other formulae relating to the RAIT Mortgage Loans disclosed in this free writing prospectus.

Legal Review.  RAIT engaged various law firms to conduct certain legal reviews of the RAIT Mortgage Loans for disclosure in this free writing prospectus. In anticipation of the securitization of each RAIT Mortgage Loan, RAIT’s origination counsel reviewed a form of securitization representations and warranties at origination and, if applicable, identified exceptions to those representations and warranties. In addition, origination counsel for the RAIT Mortgage Loans completed due diligence questionnaires with respect to the RAIT Mortgage Loans. RAIT’s underwriting staff and in-house legal team performed a similar review of representations and warranties, and completed due diligence questionnaires.  Outside legal counsel was also engaged in connection with this securitization to assist in the review of the RAIT Mortgage Loans. Such assistance included, among other things, (i) a review of RAIT’s asset summary reports for each RAIT Mortgage Loan, (ii) a review of a compilation of the exception reports to the representations and warranties referred to above relating to the RAIT Mortgage Loans, and (iii) a review of a compilation of the due diligence questionnaires relating to the RAIT Mortgage Loans.

Other Review Procedures.  With respect to any material pending litigation related to the RAIT Mortgage Loans and of which RAIT Financial was aware at the origination of any RAIT Mortgage Loan, RAIT Financial requested updates from the related borrower, origination counsel and/or borrower’s litigation counsel.

Findings and Conclusions.  Based on the foregoing review procedures, RAIT determined that the disclosure regarding the RAIT Mortgage Loans in this free writing prospectus is accurate in all material respects.  RAIT also determined that the RAIT Mortgage Loans were originated in accordance with RAIT’s origination procedures and underwriting criteria.  RAIT attributes to itself all findings and conclusions resulting from the foregoing review procedures.

Repurchase Requests

Prior to this transaction RAIT has not directly contributed mortgage loans to securitizations or acted as a sponsor or depositor, and accordingly has not filed any reports on Form ABS 15G.  RAIT Partnership, an affiliate of RAIT, files reports on Form ABS 15G, and most recently filed a Form ABS 15G on February 8, 2013. RAIT Partnership’s Central Index Key is 0001175314.  RAIT and RAIT Partnership have no demand, repurchase or replacement history to report as required by Rule 15Ga 1 under the Exchange Act.

The Bancorp Bank

General

The Bancorp Bank (“Bancorp”) is a wholly owned subsidiary of The Bancorp, Inc. (“Bancorp Inc.”).  Bancorp, Inc. is a Delaware financial holding company, which generates all of its revenue and income through Bancorp.  Interest earning assets consist primarily of commercial loans in the Philadelphia metropolitan area.  Additionally, loans collateralized by securities are generated through wealth management affinity groups and are typically offered in conjunction with brokerage accounts.  Automobile fleet leases are generated in a number of Atlantic Coast and other states.  At December 31, 2012, commercial loans, security backed loans and leases amounted to $1.3 billion, $235.2 million and $156.7 million, respectively.  Accordingly, the categories comprised 71%, 12% and 8% of the loan portfolio, respectively.  Additionally, Bancorp, Inc. has been increasing its investment portfolio which amounted to $763.2 million at December 31, 2012.  Deposits are generated primarily through accounts generated through affinity groups.  Through Bancorp, Bancorp, Inc. provides a wide range of commercial and retail and related banking services, which include prepaid and debit cards, private label banking, healthcare accounts and merchant card processing to both regional and national markets.

Regionally, Bancorp, Inc. focuses on providing banking services directly to retail and commercial customers in the Philadelphia-Wilmington metropolitan area, consisting of the 12 counties surrounding Philadelphia, Pennsylvania and Wilmington, Delaware including Philadelphia, Delaware, Chester, Montgomery, Bucks and Lehigh Counties in Pennsylvania, New Castle County in Delaware and Mercer, Burlington, Camden, Ocean and Cape May Counties in New Jersey. Bancorp, Inc. seeks to develop overall banking relationships with its targeted customers so that its lending operations serve as a generator of deposits and its deposit relationships serve as a source of loans.  Bancorp, Inc.’s regional presence also allows it to oversee and further develop its existing customer relationships.

Nationally, Bancorp focuses on providing services to organizations with a pre-existing customer base who can use one or more selected banking services tailored to support or complement the services provided by these organizations to their customers. These services include private label banking; credit and debit card processing for merchants affiliated with independent service organizations; healthcare savings accounts for healthcare providers and third-party plan administrators; and prepaid cards, also known as stored value cards, for insurers, incentive plans, large retail chains and consumer service organizations. Bancorp, Inc. typically provides these services under the name and through the facilities of each organization with whom it develops a relationship. Bancorp, Inc. refers to this, generally, as affinity group banking. Private label banking, merchant processing, healthcare accounts and prepaid card programs are a source of fee income and low-cost deposits.

Bancorp, Inc.’s main offices are located at 409 Silverside Road, Wilmington, Delaware 19809.  Bancorp, Inc.’s web address is www.thebancorp.com. Bancorp, Inc. makes available free of charge on its website its Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports as soon as reasonably practicable after we file them with the SEC. Also posted on its website, and available in print upon request by any shareholder to its Investor Relations Department, are the charters of standing committees of Bancorp, Inc.’s Board of Directors and standards of conduct governing Bancorp, Inc.’s directors, officers and employees.

Neither Bancorp nor any of its affiliates will insure or guarantee distributions on the Certificates.  The Certificateholders will have no rights or remedies against Bancorp for any losses or other claims in connection with the Certificates or the Mortgage Loans except in respect of the repurchase and substitution obligations for material document defects or material breaches of the representations and warranties made by Bancorp in the related Mortgage Loan Purchase Agreement as described under “Description of the Mortgage Pool—Cures, Repurchases and Substitutions” in this free writing prospectus.

Bancorp’s Securitization Program

This is the first commercial mortgage securitization to which Bancorp is directly contributing loans; however, Bancorp has originated loans on behalf of other contributors via four previous securitizations during 2013 and 2012.  Additionally, senior management of Bancorp’s securitization program has had a longstanding history in the commercial mortgage securitization business, having experience dating to 1990, and has been directly and/or indirectly responsible for the origination and/or securitization of several billion dollars of commercial real estate loans.  Bancorp originates commercial mortgage loans that are secured by retail shopping centers, office buildings, multifamily apartment complexes, hotels, mixed-use, self storage and industrial properties located in North America.  Bancorp’s securitization program generally provides fixed rate mortgage loans having maturities between five and ten years.

Review of Bancorp Mortgage Loans

Overview.  Bancorp has conducted a review of the Bancorp Mortgage Loans in connection with the securitization described in this free writing prospectus.  The review of the Bancorp Mortgage Loans was performed by a team comprised of real estate and securitization professionals who are employees of Bancorp or one or more of its affiliates (the “Bancorp Securitization Team”).  The review procedures described below were employed with respect to all of the Bancorp Mortgage Loans.  No sampling procedures were used in the review process.

Database.  To prepare for securitization, members of the Bancorp Securitization Team created a database of loan-level and property-level information relating to each Bancorp Mortgage Loan.  The database was compiled from, among other sources, the related Bancorp Mortgage Loan documents, appraisals, environmental assessment reports, property condition reports, seismic studies, zoning reports, insurance review summaries, borrower-supplied information (including, but not limited to, rent rolls, leases, operating statements and budgets) and information collected by the Bancorp Securitization Team during the underwriting process.  After origination of each Bancorp Mortgage Loan, the Bancorp Securitization Team updated the information in the database with respect to such Bancorp Mortgage Loan based on updates from the related servicer relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of the Bancorp Securitization Team.

A data tape (the “Bancorp Data Tape”) containing detailed information regarding each Bancorp Mortgage Loan was created from the information in the database referred to in the prior paragraph.  The Bancorp Data Tape was used to provide the numerical information regarding the Bancorp Mortgage Loans in this free writing prospectus.

Data Comparison and Recalculation.  Bancorp engaged a third party accounting firm to perform certain data comparison and recalculation procedures, the nature, extent and timing of which were designed by Bancorp, relating to information in this free writing prospectus regarding the Bancorp Mortgage Loans. These procedures included:

●	comparing the information in the Bancorp Data Tape against various source documents provided by the Bank that are described above under “—Database”;

●	comparing numerical information regarding the Bancorp Mortgage Loans and the related Mortgaged Properties disclosed in this free writing prospectus against the Bancorp Data Tape; and

●	recalculating certain percentages, ratios and other formulae relating to the Bancorp Mortgage Loans disclosed in this free writing prospectus.

Legal Review.  Bancorp engaged various law firms to conduct certain legal reviews of the Bancorp Mortgage Loans for disclosure in this free writing prospectus. In anticipation of the securitization of each Bancorp Mortgage Loan, Bancorp’s origination counsel reviewed a form of securitization representations and warranties at origination and, if applicable, identified exceptions to those representations and warranties. In addition, origination counsel for the Bancorp Mortgage Loans completed due diligence questionnaires with respect to the Bancorp Mortgage Loans. Bancorp’s underwriting staff and in-house legal team performed a similar review of representations and warranties, and completed due diligence questionnaires.  Outside legal counsel was also engaged in connection with this securitization to assist in the review of the Bancorp Mortgage Loans. Such assistance included, among other things, (i) a review of Bancorp’s asset summary reports for each Bancorp Mortgage Loan, (ii) a review of a compilation of the exception reports to the representations and warranties referred to above relating to the Bancorp Mortgage Loans, and (iii) a review of a compilation of the due diligence questionnaires relating to the Bancorp Mortgage Loans.

Other Review Procedures.  With respect to any material pending litigation related to the Bancorp Mortgage Loans and of which Bancorp was aware at the origination of any Bancorp Mortgage Loan, Bancorp requested updates from the related borrower, origination counsel and/or borrower’s litigation counsel.

Findings and Conclusions.  Based on the foregoing review procedures, Bancorp determined that the disclosure regarding the Bancorp Mortgage Loans in this free writing prospectus is accurate in all material respects. Bancorp also determined that the Bancorp Mortgage Loans were originated in accordance with Bancorp’s origination procedures and underwriting criteria. Bancorp attributes to itself all findings and conclusions resulting from the foregoing review procedures.

Repurchase Requests

Prior to this transaction, Bancorp has not directly contributed mortgage loans to securitizations or acted as a sponsor or depositor, and accordingly has not filed any reports on Form ABS 15G.  Bancorp’s Central Index Key is 0001295401.  Bancorp has no demand, repurchase or replacement history to report as required by Rule 15Ga-1 under the Exchange Act.

The Originators

Citigroup Global Markets Realty Corp., Rialto Mortgage Finance, LLC, Goldman Sachs Mortgage Company, Starwood Mortgage Capital LLC (formerly Archetype Mortgage Capital LLC), RAIT Funding, LLC, Redwood Commercial Mortgage Corporation, GS Commercial Real Estate LP, The Bancorp Bank, RMF Commercial, LLC, RMF Partner, LLC and RMF Alliance, LLC are referred to in this free writing prospectus as the “Originators” in this free writing prospectus.

The information set forth in this free writing prospectus concerning the Originators and their underwriting standards has been provided by the Originators.

Citigroup Global Markets Realty Corp.

Overview. CGMRC’s commercial mortgage loans are primarily originated in accordance with the procedures and underwriting criteria described below.  However, variations from these procedures and criteria may be implemented as a result of various conditions including each loan’s specific terms, the quality or location of the underlying real estate, the property’s tenancy profile, the background or financial strength of the borrower/sponsor or any other pertinent information deemed material by CGMRC.  Therefore, this general description of CGMRC’s origination procedures and underwriting criteria is not intended as a representation that every commercial mortgage loan originated by it or on its behalf complies entirely with all criteria set forth below.

Process.  The credit underwriting process for each CGMRC loan is performed by a deal team comprised of real estate professionals which typically includes an originator, an underwriter, a commercial closer and a third party due diligence provider operating under the review of CGMRC.  This team conducts a thorough review of the related mortgaged property, which in most cases includes an examination of the following information, to the extent both applicable and available:  historical operating statements, rent rolls, tenant leases, current and historical real estate tax information, insurance policies and/or schedules, and third party reports pertaining to appraisal/valuation, zoning, environmental status and physical condition/seismic/engineering (see “—Escrow Requirements”, “—Title Insurance Policy”, “—Property Insurance”, “—Third Party Reports—Appraisal”, “—Third Party Reports—Environmental Report” and “—Third Party Reports—Physical Condition Report” below).  In some cases (such as a property having a limited operating history or having been recently acquired by its current owner), historical operating statements may not be available.  Rent rolls would not be examined for certain property types, such as hospitality properties or single tenant properties, and tenant leases would not be examined for certain property types, such as hospitality, self storage, multifamily and manufactured housing community properties.

A member of the CGMRC deal team or one of its agents performs an inspection of the property as well as a review of the surrounding market environment, including demand generators and competing properties (if any), in order to confirm tenancy information, assess the physical quality of the collateral, determine visibility and access characteristics, and evaluate the property’s competitiveness within its market.

The CGMRC deal team or one of its agents also performs a detailed review of the financial status, credit history, credit references and background of the borrower and certain key principals using financial statements, income tax returns, credit reports, criminal/background investigations, and specific searches for judgments, liens, bankruptcy and pending litigation.  Circumstances may also warrant an examination of the financial strength and credit of key tenants as well as other factors that may impact the tenants’ ongoing occupancy or ability to pay rent.

After the compilation and review of all documentation and other relevant considerations, the deal team finalizes its detailed underwriting analysis of the property’s cash flow in accordance with CGMRC’s property-specific, cash flow underwriting guidelines.  Determinations are also made regarding the implementation of appropriate loan terms to structure around risks, resulting in features such as ongoing escrows or up-front reserves, letters of credit, lockboxes/cash management agreements or guarantees.  A complete credit committee package is prepared to summarize all of the above referenced information.

Credit Approval. All commercial mortgage loans must be presented to one or more credit committees that include senior real estate professionals among others. After a review of the credit committee package and a discussion of the loan, the committee may approve the loan as recommended or request additional due diligence, modify the terms, or reject the loan entirely.

Debt Service Coverage and LTV Requirements.  CGMRC’s underwriting standards generally require a minimum debt service coverage ratio (DSCR) of 1.20x and a maximum loan-to-value ratio (LTV) of 80%.  However these thresholds are guidelines and exceptions are permitted under the guidelines on the merits of each individual loan, such as reserves, letters of credit and/or guarantees and CGMRC’s assessment of the property’s future prospects.  Property and loan information is not updated for securitization unless CGMRC determines that information in its possession has become stale.

Certain properties may also be encumbered by subordinate debt secured by such property and/or mezzanine debt secured by direct or indirect ownership interests in the borrower and when such mezzanine or subordinate debt is taken into account, may result in aggregate debt that does not conform to the aforementioned DSCR and LTV parameters.

Amortization Requirements.  While CGMRC’s underwriting guidelines generally permit a maximum amortization period of 30 years, certain loans may provide for interest-only payments through maturity or for a portion of the loan term.  If the loan entails only a partial interest-only period, the monthly debt service, annual debt service and DSCR set forth in this free writing prospectus and Annex A to this free writing prospectus reflect a calculation on the future (larger) amortizing loan payment.  See “Description of the Mortgage Pool” in this free writing prospectus.

Escrow Requirements.  CGMRC may require borrowers to fund escrows for taxes, insurance, capital expenditures and replacement reserves.  In addition, CGMRC may identify certain risks that warrant additional escrows or holdbacks for items to be released to the borrower upon the satisfaction of certain conditions.  Such escrows or holdbacks may cover tenant improvements/leasing commissions, deferred maintenance, environmental remediation or unfunded obligations, among other things.  Springing escrows may also be structured for identified risks such as specific rollover exposure, to be triggered upon the non-renewal of one or more key tenants.  In some cases, the borrower may be allowed to post a letter of credit or guaranty in lieu of a cash reserve, or provide periodic evidence of timely payment of a typical escrow item.  Escrows are evaluated on a case-by-case basis and are not required for all CGMRC commercial mortgage loans.

Generally, CGMRC requires escrows as follows:

●
Taxes—An initial deposit and monthly escrow deposits equal to 1/12th of the annual property taxes (based on the most recent property assessment and the current millage rate) are typically required to satisfy all taxes and assessments, except that such escrows are not required in certain circumstances, including, but not limited to, (i) there is an institutional sponsor or the sponsor is a high net worth individual or (ii) if and to the extent that a single or major tenant (which may be a ground tenant) at the related mortgaged property is required to pay taxes directly.

●
Insurance—An initial deposit and monthly escrow deposits equal to 1/12th of the annual property insurance premium are typically required to pay all insurance premiums, except that such escrows are not required in certain circumstances, including, but not limited to, (i) the related borrower maintaining a blanket insurance policy, (ii) if and to the extent that a single or major tenant (which may be a ground tenant) at the related mortgaged property is obligated to maintain the insurance or is permitted to self-insure, or (iii) if and to the extent that another third party unrelated to the borrower (such as a condominium board, if applicable) is obligated to maintain the insurance.

●
Replacement Reserves—Replacement reserves are generally calculated in accordance with the expected useful life of the components of the mortgaged property during the term of the mortgage loan.  Annual replacement reserves are generally underwritten to the suggested replacement reserve amount from an independent, third-party property condition or engineering report, or to certain minimum requirements depending on the property type, except that such escrows are not required in certain circumstances, including, but not limited to, if and to the extent that a single or major tenant (which may be a ground tenant) at the related mortgaged property is responsible for all repairs and maintenance, including those required with respect to the roof and structure of the improvements.

●	Tenant Improvement / Leasing Commissions—In the case of retail, office and industrial properties, a tenant improvement / leasing commission reserve may be required to be funded either at loan origination and/or during the term of the mortgage loan to cover anticipated leasing commissions or tenant improvement costs that might be associated with re-leasing certain space involving major tenants, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the tenant’s lease extends beyond the loan term or (ii) the rent for the space in question is considered below market.

●
Deferred Maintenance—A deferred maintenance reserve may be required to be funded at loan origination in an amount equal to 125% of the estimated cost of material immediate repairs or replacements identified in the property condition report, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the sponsor of the borrower delivers a guarantee to complete the immediate repairs in a specified amount of time, (ii) the deferred maintenance amount does not materially impact the related mortgaged property’s function, performance or value or (iii) if a single or major tenant (which may be a ground tenant) at the related mortgaged property is responsible for the repairs.

●
Environmental Remediation—An environmental remediation reserve may be required to be funded at loan origination in an amount equal to 100% to 125% of the estimated remediation cost identified in the environmental report, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the sponsor of the borrower delivers a guarantee wherein it agrees to take responsibility and pay for the identified environmental issues, (ii) environmental insurance is obtained or already in place or (iii) if a third party unrelated to the borrower is identified as the responsible party.

For a description of the escrows collected with respect to the CGMRC Mortgage Loans, please see Annex A to this free writing prospectus.

Title Insurance Policy.  The borrower is required to provide, and CGMRC or its counsel typically will review, a title insurance policy for each property.  The provisions of the title insurance policy are required to comply with the Sponsor representation and warranty set forth in paragraph 6 on Annex E-1 to this free writing prospectus without any exception that CGMRC deems material.

Property Insurance.  CGMRC requires the borrower to provide, or authorizes the borrower to rely on a tenant or other third party to obtain, insurance policies meeting the requirements set forth in the Sponsor representations and warranties in paragraphs 16 and 29 on Annex E-1 to this free writing prospectus without any exceptions that CGMRC deems material (other than with respect to deductibles and allowing a tenant to self-insure).

Third Party Reports.  In addition to or as part of applicable origination guidelines or reviews described above, in the course of originating the CGMRC Mortgage Loans, CGMRC generally considered the results of third party reports as described below.  In many instances, however, one or more provisions of the guidelines were waived or modified in light of the circumstances of the relevant loan or property.

●
Appraisal.  CGMRC obtains an appraisal meeting the requirements described in the Sponsor representation and warranty set forth in paragraph 41 on Annex E-1 to this free writing prospectus.  In addition, the appraisal (or a separate letter) includes a statement by the appraiser that the guidelines in Title XI of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989, as amended, were followed in preparing the appraisal.

●
Environmental Report.  CGMRC generally obtains a Phase I site assessment or an update of a previously obtained site assessment for each mortgaged property prepared by an environmental firm approved by CGMRC.  CGMRC or its designated agent typically reviews the Phase I site assessment to verify the presence or absence of potential adverse environmental conditions. In cases in which the Phase I site assessment identifies any such conditions that the condition be addressed in a manner that complies with the Sponsor representation and warranty set forth in paragraph 40 on Annex E-1 to this free writing prospectus without any exception that CGMRC deems material.

●
Physical Condition Report.  CGMRC generally obtains a current property condition report (a “PCR”) for each mortgaged property prepared by a structural engineering firm approved by CGMRC.  CGMRC or an agent typically reviews the PCR to determine the physical condition of the property and to determine the anticipated costs of necessary repair, replacement and major maintenance or capital expenditure over the term of the mortgage loan.  In cases in which the PCR identifies an immediate need for material repairs or replacements with an anticipated cost that is over a certain minimum threshold or percentage of loan balance, CGMRC often requires that funds be put in escrow at the time of origination of the mortgage loan to complete such repairs or replacements or obtains a guarantee from a sponsor of the borrower in lieu of reserves.  See “—Escrow Requirements” above.

Servicing.  Interim servicing for all CGMRC loans prior to securitization is typically performed by a nationally recognized rated third party interim servicer.  In addition, primary servicing is occasionally retained by certain qualified mortgage brokerage firms under established sub-servicing agreements with CGMRC, which firms may continue primary servicing certain loans following the securitization closing date.  Otherwise, servicing responsibilities are transferred from the interim servicer to the master servicer of the securitization trust (and a primary servicer when applicable) at closing of the securitization.  From time to time, the interim servicer may retain primary servicing.

Exceptions to Underwriting Criteria.  None of the CGMRC Mortgage Loans have exceptions to the related underwriting criteria.

The Rialto Originators

Rialto Mortgage Finance, LLC, RMF Commercial, LLC, RMF Partner, LLC and RMF Alliance, LLC each an Originator, are affiliated with each other.

Rialto’s Underwriting Standards and Loan Analysis

Overview.  Rialto is the mortgage loan seller with respect to 18 Mortgage Loans.  Rialto or an affiliate originated each of the Mortgage Loans being deposited into the securitization described herein.  Generally, Rialto performed an underwriting analysis with respect to each Mortgage Loan applicant and the related Mortgaged Property.

Set forth below is a discussion of certain current general guidelines of Rialto generally applicable with respect to Rialto’s underwriting analysis of multi-family and commercial real estate properties which serve as the direct or indirect source of repayment for commercial real estate debt originated by Rialto.  All or a portion of the underwriting guidelines described below may not be applied exactly as described below at the time a particular asset is originated by Rialto.

Process and Loan Analysis.  The underwriting process for each Rialto Mortgage Loan is performed by a transaction team comprised of real estate professionals that typically includes a loan originator and an underwriter subject to oversight by the members of the management team of Rialto.  This team conducts a review of the related real property, which typically includes an examination of some or all of the following information, among other things, to the extent applicable and available: historical operating statements, rent rolls, certain tenant leases, real estate tax information, insurance policies and/or schedules and third party reports pertaining to appraisal, physical condition and environmental status.  Each applicable report is reviewed for acceptability by Rialto or a third-party reviewer.  The results of these reviews are incorporated into Rialto’s underwriting analysis.  In some cases, certain of these documents may not be required or may not be reviewed due to the nature of the related real property.  For instance, historical operating statements may not be available with respect to real property with limited operating history or that has been recently acquired by its current owner.  In addition, rent rolls would not be examined for certain property types (e.g., hospitality properties), and executed tenant leases would not be examined for certain property types (e.g., hospitality, self-storage, multifamily and manufactured housing community properties) although the forms of leases would typically be reviewed for certain of these property types.

Rialto also performs an underwriting analysis with respect to the borrower under each asset it originates.  The underwriting analysis of the borrower may include a review of third-party credit reports and reports resulting from judgment, lien or bankruptcy searches.  Borrowers are generally required to be single purpose entities (although exceptions may be made from time to time on a case-by-case basis) and, in some cases, other structural requirements may be imposed on the borrower which are intended to reduce the likelihood of the borrower becoming involved in a bankruptcy proceeding; however, there can be no assurance that any of these structural requirements will prevent a particular borrower from becoming involved in a bankruptcy proceeding.

After the compilation and review of all applicable documentation and other relevant considerations, the transaction team finalizes its detailed underwriting analysis of the real property’s cash flow in a manner generally consistent with Rialto’s underwriting guidelines.  Determinations are also made regarding the implementation of appropriate transaction terms to address certain risks, which may result in the recommendation of certain additional structural features.  A credit committee memorandum is prepared which summarizes the above referenced information and which is circulated to the credit committee for review.

Credit Approval.  All assets originated by Rialto must be approved by one or more specified internal committees.  After a review of the credit committee package and a discussion of the asset, a committee may approve a transaction as recommended, request additional due diligence, modify the transaction terms or decline a transaction entirely.

Debt Service Coverage Ratio.  In connection with the origination of an asset, Rialto will analyze whether cash flow expected to be derived from the related real property will be sufficient to make the required payments under that transaction over its expected term, taking into account, among other things, revenues and expenses for, and other debt currently secured directly or indirectly by, or that in the future may be secured directly or indirectly by, the related real property.  The debt service coverage ratio is an important measure of the likelihood of default on a particular asset.  In general, the debt service coverage ratio at any given time is the ratio of—

●	the amount of income, net of expenses and required reserves, derived or expected to be derived from the related real property for a given period, to

●
the scheduled payments of principal and interest during that given period on the subject asset and any other loans that are secured by liens of senior or equal priority on, or otherwise have a senior or equal entitlement to be repaid from the income generated by, the related real property.

However, the amount described in the first bullet of the preceding sentence is often a highly subjective number based on a variety of assumptions regarding, and adjustments to, revenues and expenses with respect to the related real property.  Accordingly, based on such subjective assumptions and analysis, there can be no assurance that the underwriting analysis of any particular asset will conform to the foregoing in every respect or to any similar analysis which may be performed by other persons or entities.  For example, when calculating the debt service coverage ratio for a particular asset, Rialto may utilize net cash flow that was calculated based on assumptions regarding projected rental income, expenses and/or occupancy.  There is no assurance that such assumptions made with respect to any asset or the related real property will, in fact, be consistent with actual property performance.

Generally, the debt service coverage ratio for assets originated by Rialto, calculated as described above, will be subject to a minimum standard at origination (generally equal to or greater than 1.20x); however, exceptions may be made when consideration is given to circumstances particular to the asset, the related real property, the associated loan-to-value ratio (as described below), reserves or other factors.  For example, Rialto may originate an asset with a debt service coverage ratio below the minimum standard at origination based on, among other things, the amortization features of the overall debt structure, the type of tenants and leases at the related real property, the taking of additional collateral such as reserves, letters of credit and/or guarantees, the profile of the borrower and its owners, Rialto’s judgment of improved property and/or market performance in the future and/or other relevant factors.

Loan-to-Value Ratio.  Rialto also looks at the loan-to-value ratio of a prospective investment related to multi-family or commercial real estate as one of the factors it takes into consideration in evaluating the likelihood of recovery if a property is liquidated following a default.  In general, the loan-to-value ratio of an asset related to multi-family or commercial real estate at any given time is the ratio, expressed as a percentage, of:

●	the then outstanding principal balance of the asset and any other loans that are secured (directly or indirectly) by liens of senior or equal priority on the related real property, to

●	the estimated value of the related real property based on an appraisal, a cash flow analysis, a recent sales price or another method or benchmark of valuation.

Generally, the loan-to-value ratio for assets originated by Rialto, calculated as described above, will be subject to a maximum standard at origination (generally less than or equal to 80%); however, exceptions may be made when consideration is given to circumstances particular to the asset, the related real property, debt service coverage, reserves or other factors.  For example, Rialto may originate a multi-family or commercial real estate loan with a loan-to-value ratio above the maximum standard at origination based on, among other things, the amortization features of the overall debt structure, the type of tenants and leases at the related real property, the taking of additional collateral such as reserves, letters of credit and/or guarantees, the profile of the borrower and its owners, Rialto’s judgment of improved property and/or market performance in the future and/or other relevant factors.

Additional Debt.  When underwriting an asset, Rialto will take into account whether the related real property and/or direct or indirect interest in a related borrower are encumbered by additional debt and will analyze the likely effect of that additional debt on repayment of the subject asset.  It is possible that Rialto or an affiliate will be the lender on that additional debt, and may either sell such debt to an unaffiliated third party or hold it for investment or future sale.

The debt service coverage ratios at origination described above under “—Debt Service Coverage Ratio” and the loan-to-value ratios at origination described above under “—Loan-to-Value Ratio” may be significantly below the minimum standard and/or significantly above the maximum standard, respectively, when calculated taking into account the existence of additional debt secured directly or indirectly by equity interests in the related borrower.

Assessments of Property Condition.  As part of the origination and underwriting process, Rialto will analyze the condition of the real property for a prospective asset. To aid in that analysis, Rialto may, subject to certain exceptions, inspect or retain a third party to inspect the property and will in most cases obtain the property reports described below.

Appraisal Report.  Rialto will in most cases obtain an  appraisal or an update of an existing appraisal from an independent appraiser that is state certified, belonging to the Appraisal Institute, a membership association of professional real estate appraisers, or an otherwise qualified appraiser.  The appraisal reports are conducted in accordance with the Uniform Standards of Professional Appraisal Practices and the appraisal report (or a separate letter accompanying the report) will include a statement by the appraiser that the guidelines in Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989, as amended, were followed in preparing the appraisal report.

Environmental Report.  Rialto requires that an environmental consultant prepare a Phase I environmental report or that an update of a prior environmental report, a transaction screen or a desktop review is prepared with respect to the real property related to the asset.  Alternatively, Rialto may forego an environmental report in limited circumstances, such as when it has obtained the benefits of an environmental insurance policy or an environmental guarantee.  Depending on the findings of the initial environmental report, Rialto may require additional record searches or environmental testing, such as a Phase II environmental report with respect to the subject real property.  In certain cases where an  environmental report discloses the existence of, or potential for, adverse environmental conditions, including as a result of the activities of identified tenants, adjacent property owners or previous owners of the subject real property, the related borrower may be required to establish operations and maintenance plans, monitor the real property, abate or remediate the condition and/or provide additional security such as letters of credit, reserves or environmental insurance policies.

Engineering Report.  Rialto generally requires that an engineering firm inspect the real property related to the asset to assess and prepare a report regarding the structure, exterior walls, roofing, interior structure, mechanical systems and/or electrical systems.  In some cases, engineering reports are based on, and limited to, information available through visual inspection. Rialto will consider the engineering report in connection with determining whether to address any recommended repairs, corrections or replacements in connection with origination and whether any identified deferred maintenance should be addressed in connection with origination.  In some cases, Rialto uses conclusions in the engineering reports in connection with making a determination about the necessity for escrows related to repairs and the continued maintenance of the real property.

Seismic Report.  If the real property related to an asset consists of improvements located in seismic zones 3 or 4, Rialto generally requires a seismic report from an engineering firm to establish the probable maximum or bounded loss for the improvements at the property as a result of an earthquake.  Generally, if a seismic report concludes that the related real property is estimated to have a probably maximum loss or scenario expected loss in excess of 20%, Rialto may require retrofitting of the improvements or that the borrower obtain earthquake insurance if available at a commercially reasonable price.

Zoning and Building Code Compliance.  In connection with the origination of an asset related to multi-family or commercial real estate, Rialto will generally obtain one or more of the following to consider whether the use and occupancy of the related real property is in material compliance with zoning, land use, building rules, regulations and orders then applicable to that property: zoning reports, legal opinions, surveys, recorded documents, temporary or permanent certificates of occupancy, letters from government officials or agencies, title insurance endorsements, engineering or consulting reports and/or representations by the related borrower.  In cases where the real property constitutes a legal non-conforming use or structure, Rialto may require an endorsement to the title insurance policy and/or the acquisition of law and ordinance insurance with respect to the particular non-conformity unless it determines that: (i) the non-conformity should not have a material adverse effect on the ability of the borrower to rebuild, (ii) the real property, if permitted to be repaired or restored in conformity with current law, would in Rialto’s judgment constitute adequate security, (iii) any major casualty that would prevent rebuilding has a sufficiently remote likelihood of occurring, (iv) a variance or other similar change in applicable zoning restrictions is potentially available, or the applicable governing entity is unlikely to enforce the related limitations, (v) casualty insurance proceeds together with the value of any additional collateral are expected to be available in an amount estimated by Rialto to be sufficient to pay off all relevant indebtedness in full, and/or (vi) a cash reserve, a letter of credit or an agreement imposing recourse liability from a principal of the borrower is provided to cover losses.

Escrow Requirements.  Based on its analysis of the related real property, the borrower and the principals of the borrower, Rialto may require a borrower to fund various escrows for taxes, insurance, capital expenses, replacement reserves, re-tenanting reserves, environmental remediation and/or other matters. Rialto conducts a case-by-case analysis to determine the need for a particular escrow or reserve.  Consequently, the underlying documents for some assets do not contain provisions requiring the establishment of escrows and reserves, or only require the establishment of escrows and reserves in limited amounts and/or circumstances.  Furthermore, where escrows or reserves are required, Rialto may accept an alternative to a cash escrow or reserve from a borrower, such as a letter of credit or a guarantee from the borrower or an affiliate of the borrower or periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed.  In some cases, Rialto may determine that establishing an escrow or reserve is not warranted given the amounts that would be involved and Rialto’s evaluation of the ability of the real property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the subject expense or cost absent creation of an escrow or reserve.

Notwithstanding the foregoing discussion, Rialto may originate or acquire, and may have originated or acquired, real estate related loans and other investments that vary from, or do not comply with, Rialto’s underwriting guidelines as described herein and/or such underwriting guidelines may not have been in place or may have been in place in a modified version at the time Rialto or its affiliates originated or acquired certain assets.  In addition, in some cases, Rialto may not have strictly applied these underwriting guidelines as the result of a case-by-case permitted exception based upon other compensating factors.

Servicing

Interim servicing for Rialto Mortgage Loans prior to securitization is performed by a nationally recognized rated third party interim servicer.  In addition, primary servicing is occasionally retained by certain qualified mortgage brokerage firms under established sub-servicing agreements with Rialto, which firms may continue primary servicing certain loans following the securitization closing date.  Otherwise, servicing responsibilities are transferred from the interim servicer to the master servicer of the securitization trust (and a primary servicer when applicable) at closing of the securitization.  From time to time, the interim servicer may retain primary servicing.

Exceptions to Underwriting Criteria

Rialto’s Mortgage Loans were not originated with any material exceptions from Rialto’s underwriting guidelines and procedures described above.

The Goldman Originators

Overview.  Each of GSMC and GS CRE, each an Originator, are affiliated with each other and with Goldman, Sachs & Co., one of the underwriters, and the Depositor.  GSMC and GS CRE are referred to as the “Goldman Originators” in this free writing prospectus.

The primary business of each Goldman Originator is the underwriting and origination, either by itself or together with another originator, of mortgage loans secured by commercial or multifamily properties.  The commercial mortgage loans originated by each Goldman Originator include both fixed and floating rate commercial mortgage loans and such commercial mortgage loans are often included in both public and private securitizations.  Many of the commercial mortgage loans originated by GS CRE are acquired by GSMC and sold to securitizations in which GSMC acts as sponsor and/or loan seller.

Fixed Rate Commercial Mortgage Loans(1)
Year	Total Goldman Originator Fixed Rate Loans Originated (approximate)	Total Goldman Originator Fixed Rate Loans Securitized (approximate)
2012	$5.6 billion	$4.6 billion
2011	$2.3 billion	$2.2 billion
2010	$1.6 billion	$1.1 billion
2009	$400 million	$400 million

Floating Rate Commercial Mortgage Loans(1)
Year	Total Goldman Originator Floating Rate Loans Originated (approximate)	Total Goldman Originator Floating Rate Loans Securitized (approximate)
2012	$1.9 billion	$0
2011	$140 million	$0
2010	$0	$0
2009	$40 million	$0

(1)	Represents origination for all Goldman Originators and affiliates of Goldman Originators originating commercial mortgage loans.

Origination and Underwriting Process.  Each Goldman Originator’s commercial mortgage loans are primarily originated in accordance with the origination procedures and underwriting criteria described below.  However, variations from these procedures and criteria may occur as a result of various conditions including each loan’s specific terms, the quality or location of the underlying real estate, the property’s tenancy profile, the background or financial strength of the borrower/sponsor, or any other pertinent information deemed material by the applicable Goldman Originator.  Therefore, this general description of the Goldman Originators’ origination procedures and underwriting criteria is not intended as a representation that every commercial mortgage loan originated by it complies entirely with all procedures and criteria set forth below.  For important information about the circumstances that have affected the underwriting of a GSMC Mortgage Loan in the mortgage pool, see “—Exceptions to Underwriting Criteria” below and “Annex E-2—Exceptions to Sponsor Representations and Warranties” in this free writing prospectus.

The underwriting process for each mortgage loan originated by a Goldman Originator is performed by an origination team comprised of real estate professionals which typically includes an originator, analyst, loan officer and commercial closer.  This team conducts a review of the related mortgaged property, which typically includes an examination of historical operating statements (if available), rent rolls, certain tenant leases, current and historical real estate tax information, insurance policies and/or schedules, and third-party reports pertaining to appraisal/valuation, zoning, environmental status and physical condition/seismic/engineering.  In certain cases, the Goldman Originator may engage an independent third party due diligence provider, pursuant to a program of specified procedures, to assist in the underwriting and preparation of analyses required by such procedures, subject to the oversight and ultimate review and approval by the Goldman Originator origination team.

A member of the applicable Goldman Originator origination team performs or engages a third party to perform an inspection of the property in order to assess the physical quality of the collateral, confirm tenancy, and determine visibility and accessibility of the property as well as proximity to major thoroughfares, transportation centers, employment sources, retail areas, educational facilities and recreational areas.  Such site inspections are also generally used to assess the submarket in which the property is located and to evaluate the property’s competitiveness within its market.

The applicable Goldman Originator origination team also performs a review of the financial status, credit history and background of the borrower and certain key principals of the borrower.  Among the items generally reviewed are financial statements, independent credit reports, criminal/background investigations, and specific searches in select jurisdictions for judgments, liens, bankruptcy and pending litigation.

After the compilation and review of all documentation and other relevant considerations, the origination team finalizes its underwriting analysis of the property’s cash flow in accordance with the property specific cash flow underwriting guidelines of the applicable Goldman Originator.  Determinations are also made regarding the implementation of appropriate loan terms to structure around risks, resulting in features such as ongoing escrows or up front reserves, letters of credit, lockboxes/cash management agreements or guarantees.  A complete credit committee package is prepared to summarize all of the above referenced information.

All commercial mortgage loans must be presented to one or more credit committees which consist of senior real estate professionals, among others. After a review of the credit committee package and a discussion of the loan, the committee may approve the loan as recommended or request additional due diligence, modify the terms, or reject the loan entirely.

Each Goldman Originator’s underwriting guidelines generally require that a mortgage loan have, at origination, a minimum debt service coverage ratio of 1.20x and maximum loan-to-value ratio of 80%.  However these thresholds are guidelines and exceptions may be made on the merits of each individual loan taking into account such factors as reserves, letters of credit and/ or guarantees, the applicable Goldman Originator’s judgment of the property and/or market performance in the future.

Certain properties may also be encumbered by, or otherwise support payments on, subordinate debt and/or mezzanine debt secured by direct or indirect ownership interests in the borrower.  It is possible that a Goldman Originator or an affiliate will be a lender on that additional debt, and may either sell such debt to an unaffiliated third party or hold it in inventory. When such additional debt is taken into account, the aggregate debt may not conform to the aforementioned debt service coverage ratio and loan-to-value ratio parameters.

Each Goldman Originator may require borrowers to fund various escrows for taxes, insurance, capital expenses and replacement reserves.  In addition, each Goldman Originator may identify certain risks that warrant additional escrows or holdbacks for items such as leasing-related matters, deferred maintenance, environmental remediation or unfunded obligations, which escrows or holdbacks would be released upon satisfaction of the applicable conditions.  Springing escrows may also be structured for identified risks such as specific rollover exposure, to be triggered upon the non-renewal of one or more key tenants.  In some cases, the borrower may be allowed to post a letter of credit or guaranty in lieu of a cash reserve, or provide periodic evidence of timely payment of a typical escrow item.  Escrows are evaluated on a case-by-case basis and are not required for all commercial mortgage loans originated by the Goldman Originators.

Generally, the required escrows for GSMC Mortgage Loans are as follows:

●
Taxes—An initial deposit and monthly escrow deposits equal to 1/12th of the annual property taxes (based on the most recent property assessment and the current millage rate) are typically required to satisfy all taxes and assessments, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if there is an institutional or high net-worth individual property sponsor or (ii) if the related mortgaged property is a single tenant property in which the related tenant is required to pay taxes directly.

●
Insurance—An initial deposit and monthly escrow deposits equal to 1/12th of the annual property insurance premium are typically required to pay all insurance premiums, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the related borrower maintains a blanket insurance policy or (ii) if the related mortgaged property is a single tenant property and the related tenant is required to obtain insurance directly or self-insures.

●
Replacement Reserves—Replacement reserves are generally calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan.  Annual replacement reserves are generally underwritten to the suggested replacement reserve amount from an independent, third-party property condition or engineering report, or to certain minimum requirements by property type, except that such escrows are not required in certain circumstances, including, but not limited to, if the related mortgaged property is a single tenant property and the related tenant is responsible for all repairs and maintenance, including those required with respect to the roof and improvement structure.

●
Tenant Improvement / Leasing Commissions—Tenant improvement / leasing commission reserves may be required to be funded either at loan origination and/or during the related mortgage loan term to cover certain anticipated leasing commissions or tenant improvement costs which might be associated with re-leasing the space, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the related mortgaged property is a single tenant property and the related tenant’s lease extends beyond the loan term or (ii) where rent at the related mortgaged property is considered below market.

●
Deferred Maintenance—A deferred maintenance reserve may be required to be funded at loan origination in an amount equal to 100% to 125% of the estimated cost of material immediate repairs or replacements identified in the property condition or engineering report, except that such escrows are not required in certain circumstances, including, but not limited to, (i) the sponsor of the borrower delivers a guarantee to complete the immediate repairs in a specified amount of time, (ii) the deferred maintenance amount does not materially impact the function, performance or value of the property or (iii) if the related mortgaged property is a single tenant property the tenant is responsible for the repairs.

●
Environmental Remediation—An environmental remediation reserve may be required at loan origination in an amount equal to 100% to 125% of the estimated remediation cost identified in the environmental report, except that such escrows are not required in certain circumstances, including, but not limited to, (i) the sponsor of the borrower delivers a guarantee agreeing to take responsibility and pay for the identified environmental issues or (ii) environmental insurance is obtained or already in place.

For a description of the escrows collected with respect to the GSMC Mortgage Loans, please see Annex A to this free writing prospectus.

Each Goldman Originator and its origination counsel will generally examine whether the use and occupancy of the property is in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that property.  Evidence of this compliance may be in the form of one or more of the following:  legal opinions, surveys, recorded documents, temporary or permanent certificates of occupancy, letters from government officials or agencies, title insurance endorsements, engineering or consulting reports, zoning reports and/or representations by the related borrower.  In some cases, a mortgaged property may constitute a legal non-conforming use or structure.  In such cases, Goldman Originator may require an endorsement to the title insurance policy and/or the acquisition of law and ordinance coverage in the casualty insurance policy with respect to the particular non-conformity unless it determines that:  (i) the non-conformity should not have a material adverse effect on the ability of the borrower to rebuild; or (ii) if the improvements are rebuilt in accordance with currently applicable law, the value and performance of the property would be acceptable; or (iii) any major casualty that would prevent rebuilding has a sufficiently remote likelihood of occurring; or (iv) a cash reserve, a letter of credit or an agreement imposing recourse liability from a principal of the borrower is provided to cover losses.

The borrower is required to provide, and each Goldman Originator or its origination counsel typically will review, a title insurance policy for each property.  The title insurance policies provided typically must meet the following requirements:  (i) written by a title insurer licensed to do business in the jurisdiction where the mortgaged property is located, (ii) in an amount at least equal to the original principal balance of the mortgage loan, (iii) protection and benefits run to the mortgagee and its successors and assigns, (iv) written on an American Land Title Association form or equivalent policy promulgated in the jurisdiction where the mortgaged property is located and (v) if a survey was prepared, the legal description of the mortgaged property in the title policy conforms to that shown on the survey.

Except in certain instances where credit rated tenants are required to obtain insurance or may self-insure, each Goldman Originator typically requires that the related mortgaged property be insured by a hazard insurance policy with a customary deductible and in an amount at least equal to the lesser (x) of the outstanding principal balance of the mortgage loan and (y) 100% of the full insurable replacement cost of the improvements located on the property.  If applicable, the policy contains appropriate endorsements to avoid the application of coinsurance and does not permit reduction in insurance proceeds for depreciation, except that the policy may permit a deduction for depreciation in connection with a cash settlement after a casualty if the insurance proceeds are not being applied to rebuild or repair the damaged improvements.

Flood insurance, if available, must be in effect for any mortgaged property that at the time of origination included material improvements in any area identified in the Federal Register by the Federal Emergency Management Agency as a special flood hazard area.  The flood insurance policy must meet the requirements of the then-current guidelines of the Federal Insurance Administration, be provided by a generally acceptable insurance carrier and be in an amount representing coverage not less than the least of:  (i) the outstanding principal balance of the mortgage loan, (ii) the full insurable value of the property and (iii) the maximum amount of insurance available under the National Flood Insurance Act of 1968, except in some cases where self-insurance is permitted.

The standard form of hazard insurance policy typically covers physical damage or destruction of the improvements on the mortgaged property caused by fire, lightning, explosion, smoke, windstorm and hail, riot or strike and civil commotion.  The policies may contain some conditions and exclusions to coverage, including exclusions related to acts of terrorism.  Generally, each of the mortgage loans requires that the related property have coverage for terrorism or terrorist acts, if such coverage is available at commercially reasonable rates.  In some cases, there is a cap on the amount that the related borrower will be required to expend on terrorism insurance.

Each mortgage typically also requires the borrower to maintain comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the property in an amount customarily required by institutional lenders.

Each mortgage typically further requires the related borrower to maintain business interruption or rent loss insurance in an amount not less than 100% of the projected rental income from the related property for not less than twelve months.

Although properties are typically not insured for earthquake risk, a borrower will be required to obtain earthquake insurance if the seismic report indicates that the PML or SEL is greater than 20%.

In the course of originating their respective Mortgage Loans, the Goldman Originators generally considered the results of third party reports as described below:

●
Appraisal—Each Goldman Originator obtains an appraisal or an update of an existing appraisal for each mortgaged property prepared by an appraisal firm approved in accordance with the applicable Goldman Originator’s internal documented appraisal policy.  Each Goldman Originator origination team and a third party consultant engaged by the Goldman Originator typically reviews the appraisal. All appraisals are conducted by an independent appraiser that is state certified, an appraiser belonging to the Appraisal Institute, a member association of professional real estate appraisers, or an otherwise qualified appraiser.  All appraisals are conducted in accordance with the Uniform Standards of Professional Appraisal Practices. In addition, the appraisal report (or a separate letter) includes a statement by the appraiser that the guidelines in Title XI of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989, as amended, were followed in preparing the appraisal.

●
Environmental Report—Each Goldman Originator obtains a Phase I site assessment or an update of a previously obtained site assessment for each mortgaged property prepared by an environmental firm approved by the applicable Goldman Originator.  In certain cases, the borrower may have obtained the Phase I site assessment, and the assessment is then re-addressed to the Goldman Originator.  Each Goldman Originator origination team and a third party environmental consultant engaged by the Goldman Originator or the borrower typically reviews the Phase I site assessment to verify the presence or absence of potential adverse environmental conditions. Furthermore, an environmental assessment conducted at any particular real property collateral will not necessarily cover all potential environmental issues.  For example, an analysis for radon, lead-based paint, mold and lead in drinking water will usually be conducted only at multifamily rental properties and only when the Goldman Originator or the environmental consultant believes that such an analysis is warranted under the circumstances. In cases in which the Phase I site assessment identifies any potential adverse environmental conditions and no third party is identified as responsible for such condition, or the condition has not otherwise been satisfactorily mitigated, the Goldman Originator generally requires additional environmental testing, such as a Phase II environmental assessment on the related mortgaged property, an environmental insurance policy, the borrower to conduct remediation activities or to establish an operations and maintenance plan, or to place funds in escrow to be used to address any required remediation.

●
Physical Condition Report—Each Goldman Originator obtains a physical condition report (“PCR”) or an update of a previously obtained PCR for each mortgaged property prepared by a structural engineering firm approved by the applicable Goldman Originator to assess the structure, exterior walls, roofing, interior structure and/ or mechanical and electrical systems.  In certain cases, the borrower may have obtained the PCR, and the PCR is then re-addressed to the Goldman Originator.  Each Goldman Originator and a third party structural consultant engaged by the Goldman Originator or the borrower typically reviews the PCR to determine the physical condition of the property, and to determine the anticipated costs of necessary repair, replacement and major maintenance or capital expenditure over the term of the mortgage loan.  In cases in which the PCR identifies an immediate need for material repairs or replacements with an anticipated cost that is over a certain minimum threshold or percentage of loan balance, the Goldman Originator generally requires that funds be put in escrow at the time of origination of the mortgage loan to complete such repairs or replacements or obtains a guarantee from a sponsor of the borrower in lieu of reserves.

●
Seismic—Each Goldman Originator generally obtains a seismic report or an update of a previously obtained seismic report for all mortgaged properties located in seismic zone 3 or 4 to assess probable maximum loss (“PML”) or scenario expected loss (“SEL”) for the related mortgaged property.  In certain cases, the borrower may have obtained the seismic report and the seismic report is then re-addressed to the Goldman Originator.

Exceptions to Underwriting Criteria.  Except as described below, none of the GSMC Mortgage Loans have exceptions to the related underwriting criteria.

With respect to the Mortgage Loan secured by Mortgaged Property identified on Annex A to this free writing prospectus as Emerald Isle Apartments, representing approximately 5.1% of the Initial Pool Balance, at loan origination the debt service coverage ratio for the Mortgage Loan was less than 1.20x.   The Mortgaged Property was built in 2005 by an affiliate partially owned by the non-recourse carveout guarantors under the Emerald Isle Apartments Mortgage Loan who are experienced real estate owners and operators.  The Mortgaged Property has demonstrated stable cash flows from 2008 through June 2013.  As of August 16, 2013, the Mortgaged Property was 99.1% occupied, with a waiting list, and has been at or above 98% occupancy since 2009.  Based on these compensating factors, GSMC approved inclusion of the Mortgage Loan into this transaction.

Servicing.  Interim servicing for some of the loans originated by a Goldman Originator prior to securitization is typically performed by an interim servicer that is unaffiliated with the Goldman Originators.  Additionally, primary servicing may occasionally be retained by certain qualified mortgage brokerage firms under established sub-servicing agreements with the applicable Goldman Originator, which may be retained post-securitization including the applicable fees.  Otherwise, servicing responsibilities are transferred from the unaffiliated interim servicer to the master servicer of the securitization trust (and a primary servicer when applicable) at closing of the securitization.

Starwood Mortgage Capital LLC

Overview.  Set forth below is a discussion of certain general underwriting guidelines with respect to mortgage loans originated by Starwood for securitization.

Notwithstanding the discussion below, given the unique nature of commercial mortgaged properties, the underwriting and origination procedures and the credit analysis with respect to any particular commercial mortgage loan may significantly differ from one asset to another, and will be driven by circumstances particular to that property, including, among others, the property type, current use, size, location, market conditions, reserve requirements, additional collateral, tenant quality and lease terms, borrower identity, sponsorship, performance history and/or other factors.  Therefore, this general description of Starwood’s origination procedures and underwriting criteria is not intended as a representation that every commercial mortgage loan originated by it complies entirely with all procedures and criteria set forth below.  For important information about the circumstances that have affected the underwriting of an SMF I Mortgage Loan in the mortgage pool, see the “Risk Factors” section of this free writing prospectus, the other subsections of this “Transaction Parties” section and “Annex E-2—Exceptions to Sponsor Representations and Warranties” in this free writing prospectus.

If a mortgage loan exhibits any one or more of the following characteristics, variances from general underwriting/origination procedures described below may be considered acceptable under the circumstances indicated:  (i) low loan-to-value ratio; (ii) high debt service coverage ratio; (iii) experienced property sponsor(s)/guarantor(s) with financial wherewithal; (iv) additional springing reserves; (v) cash flow sweeps; and (vi) elements of recourse included in the mortgage loan.

Loan Analysis.  Generally, both a credit analysis and a collateral analysis are conducted with respect to each mortgage loan.  The credit analysis of the borrower generally includes a review of third-party credit reports and/or judgment, lien, bankruptcy and pending litigation searches.  The collateral analysis generally includes a review of, in each case to the extent available and applicable, the historical property operating statements, rent rolls and certain significant tenant leases.  The credit underwriting also generally includes a review of third party appraisals, as well as environmental reports, engineering assessments, zoning reports and seismic reports, if applicable and obtained.  Generally, a member of the mortgage loan underwriting team also conducts a site inspection to ascertain the overall quality, functionality and competitiveness of the property, including its neighborhood and market, accessibility and visibility, and to assess the tenancy of the property.  The submarket in which the property is located is assessed to evaluate competitive or comparable properties as well as market trends.  Unless otherwise specified in this free writing prospectus, all financial, occupancy and other information contained in this free writing prospectus is based on such information and we cannot assure you that such financial, occupancy and other information remains accurate.

Loan Approval.  All mortgage loans originated by Starwood require approval by a loan credit committee which includes senior executives of SMC.  The committee may approve a mortgage loan as recommended, request additional due diligence prior to approval, approve it subject to modifications of the loan terms or decline a loan transaction.

Debt Service Coverage Ratio and Loan-to-Value Ratio.  Generally, the debt service coverage ratio for mortgage loans originated by Starwood will be equal to or greater than 1.20x and the loan-to-value ratio for mortgage loans originated by Starwood will be equal to or less than 80%; provided, however, the underwriting guidelines provide that exceptions may be made when consideration is given to circumstances particular to the mortgage loan, the related property, loan-to-value ratio, reserves or other factors.  For example, Starwood may originate a mortgage loan with a debt service coverage ratio below 1.20x based on, among other things, the amortization features of the mortgage loan (for example, if the mortgage loan provides for relatively rapid amortization), the type of tenants and leases at the property, the taking of additional collateral such as reserves, letters of credit and/or guarantees, Starwood’s judgment of improved property and/or market performance and/or other relevant factors.

In addition, with respect to certain mortgage loans originated by Starwood, there may exist subordinate debt secured by the related property and/or mezzanine debt secured by direct or indirect ownership interests in the borrower.  Such mortgage loans may have a lower debt service coverage ratio, and a higher loan-to-value ratio, if such subordinate or mezzanine debt is taken into account.  Also, certain mortgage loans may provide for only interest payments prior to maturity, or for an interest only period during a portion of the term of the mortgage loan.  The debt service coverage ratio guideline discussed above is calculated based on values determined at the origination of the mortgage loan.

Additional Debt.  Certain mortgage loans originated by Starwood may have, or permit in the future, certain additional subordinate debt, whether secured or unsecured.  It is possible that an affiliate of Starwood may be the lender on that additional debt.

The debt service coverage ratios described above will be lower based on the inclusion of the payments related to such additional debt and the loan-to-value ratios described above will be higher based on the inclusion of the amount of any such additional debt.

Assessments of Property Condition.  As part of the underwriting process, the property assessments and reports described below generally will be obtained:

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Appraisals.  Independent appraisals or an update of an independent appraisal is required in connection with the origination of each mortgage loan.  Starwood requires that the appraiser comply with and abide by Title XI of the Financial Institution Reform, Recovery and Enforcement

Act of 1989 (although such act is not applicable to Starwood) and the Uniform Standards of Professional Appraisal Practice.

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Environmental Assessment.  Phase I environmental assessments that conform to the American Society for Testing and Materials (ASTM) Standard E 1527-05 entitled, “Standard Practices for Environmental Site Assessment: Phase I Environmental Site Assessment Process”, as may be amended from time to time, are performed on all properties.  However, when circumstances warrant, an update of a prior environmental assessment, a transaction screen or a desktop review may be utilized.  Nevertheless, an environmental assessment conducted at any particular real property collateral will not necessarily cover all potential environmental issues.

Depending on the findings of the initial environmental assessment, any of the following may be required:  additional environmental testing, such as a Phase II environmental assessment with respect to the subject real property collateral; an environmental insurance policy; and/or a guaranty or reserves with respect to environmental matters.

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Property Condition Assessments.  Inspections or updates of previously conducted inspections are conducted by independent licensed engineers or architects or both for all properties in connection with the origination of a mortgage loan.  The inspections are conducted to inspect the exterior walls, roofing, interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements located at a property.  The resulting reports on some of the properties may indicate a variety of deferred maintenance items and recommended capital expenditures.  In some instances, repairs or maintenance are completed before closing or cash reserves are established to fund the deferred maintenance or replacement items or both.

●	Seismic Report. Generally, a seismic report is required for all properties located in seismic zones 3 or 4.

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Zoning and Building Code Compliance.  With respect to each mortgage loan, Starwood will generally consider whether the use and occupancy of the related real property collateral is in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that property.  Evidence of this compliance may be in the form of one or more of the following:  legal opinions; surveys; recorded documents; temporary or permanent certificates of occupancy; letters from government officials or agencies; title insurance endorsements; engineering or consulting reports; and/or representations by the related borrower.

However, the underwriting guidelines provide that Starwood may, on a case-by-case basis, consider a loan secured by a property that does not conform to current zoning regulations governing density, size, set-backs or parking for the property under certain circumstances including, but not limited to, when (i) legislation or the local zoning or housing authority permits the improvements to be rebuilt to pre-damage use, size and density in the event of partial or full destruction; and (ii) documentation of such permission is submitted in the form of legislation or a variance letter or certificate of rebuildability from the zoning authority.

Escrow Requirements.  Generally, Starwood requires most borrowers to fund various escrows for taxes and insurance, capital expenses and replacement reserves.  Generally, the required escrows for mortgage loans originated by Starwood are as follows:

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Taxes—typically, an initial deposit and monthly escrow deposits equal to 1/12th of the annual property taxes (based on the most recent property assessment and the current millage rate) are required to provide Starwood with sufficient funds to satisfy all taxes and assessments, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if there is an institutional sponsor or high net worth individual sponsor or (ii) if the related mortgaged property is a single tenant property in which the related tenant is required to pay taxes directly.

●	Insurance—if the property is insured under an individual policy (i.e., the property is not covered by a blanket policy), typically an initial deposit and monthly escrow deposits equal to 1/12th of the annual property insurance premium are required to provide Starwood with sufficient funds to pay all insurance premiums, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the related borrower maintains a blanket insurance policy or (ii) if the related mortgaged property is a single tenant property and the related tenant self-insures.

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Replacement Reserves—replacement reserves are generally calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan, except that such escrows are not required in certain circumstances, including, but not limited to, if the related mortgaged property is a single tenant property and the related tenant is responsible for all repairs and maintenance, including those required with respect to the roof and improvement structure.

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Completion Repair/Environmental Remediation—typically, a completion repair or remediation reserve is required where an environmental or engineering report suggests that such reserve is necessary.  Upon funding of the applicable mortgage loan, Starwood generally requires that at least 125% of the estimated costs of repairs or replacements be reserved and generally requires that repairs or replacements be completed within a year after the funding of the applicable mortgage loan, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the sponsor of the borrower delivers a guarantee with respect to such matter, (ii) if the estimated cost of such repair or remediation does not materially impact the property’s function, performance or value, or if the related mortgaged property is a single tenant property for which the tenant is responsible for such repair or remediation or (iii) if environmental insurance is obtained or already in place.

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Tenant Improvement/Lease Commissions—in most cases, various tenants have lease expirations within the loan term.  To mitigate this risk, special reserves may be required to be funded either at closing of the mortgage loan and/or during the related loan term to cover certain anticipated leasing commissions or tenant improvement costs which might be associated with re-leasing the space occupied by such tenants, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the related mortgaged property is a single tenant property and the related tenant’s lease extends beyond the loan term or (ii) where rent at the related mortgaged property is considered below market.

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Furthermore, Starwood may accept an alternative to a cash escrow or reserve from a borrower, such as a letter of credit or a guarantee from the borrower or an affiliate of the borrower or periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed.  In some cases, Starwood may determine that establishing an escrow or reserve is not warranted given the amounts that would be involved and Starwood’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the subject expense or cost absent creation of an escrow or reserve.

For a description of the escrows collected with respect to the SMF I Mortgage Loans, please see Annex A to this free writing prospectus.

Title Insurance Policy.  The borrower is required to provide, and Starwood or its origination counsel typically will review, a title insurance policy for each property.  The title insurance policies provided typically must meet the following requirements:  (a) written by a title insurer licensed to do business in the jurisdiction where the mortgaged property is located, (b) in an amount at least equal to the original principal balance of the mortgage loan, (c) protection and benefits run to the mortgagee and its successors and assigns, (d) written on an American Land Title Association form or equivalent policy promulgated in the jurisdiction where the mortgaged property is located and (e) if a survey was prepared, the legal description of the mortgaged property in the title policy conforms to that shown on the survey.

Property Insurance.  Starwood typically requires the borrower to provide one or more of the following insurance policies:  (1) commercial general liability insurance for bodily injury or death and property damage; (2) an “All Risk of Physical Loss” policy; (3) if applicable, boiler and machinery coverage; and (4) if the mortgaged property is located in a special flood hazard area where mandatory flood insurance purchase requirements apply, flood insurance.  In some cases, a sole tenant is responsible for maintaining insurance and, subject to the satisfaction of rating conditions or net worth criteria, is allowed to self-insure against the risks.

Exceptions to Underwriting Criteria.  None of the SMF I Mortgage Loans have exceptions to the related underwriting criteria.

Servicing.  Interim servicing for all loans originated by Starwood prior to securitization is typically performed by Wells Fargo Bank, National Association.  Generally, servicing responsibilities are transferred from the interim servicer to the master servicer of the securitization trust at the closing of the securitization.  From time to time, the interim servicer may retain primary servicing.

RAIT Funding, LLC

Overview.  RAIT originates commercial mortgage loans from its headquarters in Philadelphia. All mortgage loans must be approved by RAIT Financial’s management investment committee, as described under “—Loan Approval” below. Set forth below is a discussion of certain general underwriting guidelines with respect to mortgage loans originated by RAIT for securitization.

Notwithstanding the discussion below, given the unique nature of commercial properties, the underwriting and origination procedures and the credit analysis with respect to any particular commercial mortgage loan may significantly differ from one asset to another and will be driven by circumstances particular to that loan and related property, including, among others, the property type, current use, size, location, market conditions, reserve requirements, additional collateral, tenant quality and lease terms, borrower identity, sponsorship, performance history and/or other factors. Therefore, this general description of RAIT’s origination procedures and underwriting criteria is not intended as a representation that every commercial mortgage loan originated by it complies entirely with all procedures and criteria set forth below. For important information about the circumstances that have affected the underwriting of a RAIT Mortgage Loan in the mortgage pool, see the “Risk Factors” section of this free writing prospectus, the other subsections of this “Transaction Parties—The Sponsors” section and “Annex E-2—Exceptions to Sponsor Representations and Warranties” in this free writing prospectus.

If a mortgage loan exhibits any one or more of the following characteristics, variances from general underwriting/origination procedures described below may, in some instances, be considered acceptable under the circumstances indicated: (i) low loan-to-value ratio; (ii) high debt service coverage ratio; (iii) experienced  sponsor(s)/guarantor(s) with financial wherewithal; (iv) additional springing reserves; (v) cash flow sweeps; and (vi) elements of recourse included in the mortgage loan.

Loan Analysis.  Generally, RAIT performs both a credit analysis and collateral analysis with respect to a loan applicant and the real estate that will secure a mortgage loan. In general, the analysis of a borrower includes a review of anti-money laundering or OFAC checks, as well as background checks and the analysis of its loan sponsor includes a review of money laundering and background checks, third-party credit reports, bankruptcy and lien searches, general banking references and commercial mortgage related references. In general, the analysis of the collateral includes a site visit and a review of the property’s historical operating statements (if available), independent market research, an appraisal with an emphasis on rental and sales comparables, engineering and environmental reports, the property’s historic and current occupancy, financial strengths of tenants, the duration and terms of tenant leases and the use of the property. Each report is reviewed for acceptability by a real estate finance loan underwriter. The borrower’s and property manager’s experience and presence in the subject market are also reviewed. Consideration is also given to anticipated changes in cash flow that may result from changes in lease terms or market considerations. Other factors that are considered in the origination of a commercial mortgage loan include current operations, occupancy and tenant base.

Borrowers are generally required to be single purpose entities although they are generally not required to be structured to limit the possibility of becoming insolvent or bankrupt unless the loan has a principal balance of greater than $15 million, in which case additional limitations including the requirement that the borrower have at least one independent director are required.

Loan Approval. All mortgage loans originated by RAIT must be approved by a management investment committee. The management investment committee may approve a mortgage loan as recommended, request additional due diligence, modify the loan terms or decline a loan transaction.

Debt Service Coverage Ratio and Loan-to-Value Ratio.  RAIT’s underwriting standards generally mandate minimum debt service coverage ratios and maximum loan-to-value ratios. A loan-to-value ratio generally based upon the appraiser’s determination of value as well as the value derived using a stressed capitalization rate is considered. The debt service coverage ratio is based upon the underwritten net cash flow and is given particular importance. However, notwithstanding such guidelines, in certain circumstances the actual debt service coverage ratios, loan-to-value ratios and amortization periods for the mortgage loans originated by RAIT may vary from these guidelines.

Escrow Requirements. Generally, RAIT requires most borrowers to fund various escrows for taxes and insurance, capital expenses and replacement reserves. Generally, the required escrows for mortgage loans originated by RAIT are as follows:

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Taxes - Typically an initial deposit and monthly escrow deposits equal to 1/12th of the annual property taxes (based on the most recent property assessment and the current millage rate) are required to provide the lender with sufficient funds to satisfy all taxes and assessments. RAIT may waive this escrow requirement under appropriate circumstances including, but not limited to, where a tenant is required to pay the taxes directly.

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Insurance - If the property is insured under an individual policy (i.e., the property is not covered by a blanket policy), typically an initial deposit and monthly escrow deposits equal to 1/12th of the annual property insurance premium are required to provide the lender with sufficient funds to pay all insurance premiums. RAIT may waive this escrow requirement under appropriate circumstances, including, but not limited to, where a property is covered by a blanket insurance policy maintained by the borrower or sponsor, or where a tenant is required to insure the property.

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Replacement Reserves - Replacement reserves are generally calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan plus two years. RAIT relies on information provided by an independent engineer to make this determination. RAIT may waive this escrow requirement under appropriate circumstances, including, but not limited to, where an investment grade tenant is responsible for replacements under the terms of its lease.

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Completion Repair/Environmental Remediation - Typically, a completion repair or remediation reserve is required where an environmental or engineering report suggests that such reserve is necessary. Upon funding of the applicable mortgage loan, RAIT generally requires that at least 110% - 125% of the estimated costs of repairs or replacements be reserved and generally requires that repairs or replacements be completed within a year after the funding of the applicable mortgage loan. RAIT may waive this escrow requirement under appropriate circumstances, including, but not limited to, (i) where an investment grade party has agreed to take responsibility, and pay, for any required repair or remediation or (ii) the amount recommended is de minimis.

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Tenant Improvement/Lease Commissions - In most cases, various tenants have lease expirations within the mortgage loan term. To mitigate this risk, special reserves may be required to be funded either at closing of the mortgage loan and/or during the mortgage loan term to cover certain anticipated leasing commissions or tenant improvement costs which might be associated with re-leasing the space occupied by such tenants. RAIT may waive this escrow requirement under appropriate circumstances, including, but not limited to, (i) where rents at the mortgaged property are considered to be sufficiently below market, (ii) where no material leases expire within the mortgage loan term, or the lease roll is not concentrated or (iii) where there is a low loan-to- value ratio (i.e., 65% or less).

Servicing. Except as stated below, interim servicing for all loans originated by RAIT and its affiliates prior to securitization is performed by RAIT Partnership. RAIT Financial, the parent company of RAIT Partnership, is rated on Standard & Poor’s Ratings Services (“S&P”) Select Servicer List as a U.S. Commercial Mortgage Primary and Special Servicer and is also a rated Commercial Mortgage Primary and Special Servicer by Morningstar Credit Ratings, LLC (“Morningstar”). In some instances, interim servicing for certain loans originated by RAIT and its affiliates is performed by Grandbridge Real Estate Capital LLC.

Generally, servicing responsibilities are transferred from the interim servicer to the master servicer of the securitization trust at the closing of the securitization. From time to time, the interim servicer may retain primary servicing after closing.

Exceptions.  The RAIT Mortgage Loans were originated in accordance with the underwriting guidelines set forth above.

Redwood Commercial Mortgage Corporation

Overview.  RCMC is the originator of eight Mortgage Loans.  Generally, RCMC performed an underwriting analysis with respect to each Mortgage Loan applicant and the related Mortgaged Property.

Set forth below is a discussion of certain current general guidelines of RCMC generally applicable with respect to RCMC’s underwriting analysis of multi-family and commercial real estate properties which serve as the direct or indirect source of repayment for commercial real estate debt originated by RCMC.  All or a portion of the underwriting guidelines described below may not be applied exactly as described below at the time a particular asset is originated by RCMC.  Notwithstanding the discussion below, given the unique nature of income-producing real properties, the underwriting and origination procedures and analyses with respect to any particular asset may differ significantly from one asset to another, and will be driven by circumstances particular to that property, including, among others, its type, current use, physical quality, size, environmental condition, location, market conditions, capital reserve requirements and additional collateral, tenants and leases, borrower identity, borrower sponsorship and/or performance history, and any other factors deemed material or pertinent by RCMC.  Consequently, there can be no assurance that the underwriting analysis with respect to any asset will conform to the general guidelines described in this free writing prospectus.

Process and Loan Analysis.  The underwriting process for each RCMC investment is performed by a transaction team comprised of real estate professionals that typically includes a loan originator and an underwriter subject to oversight by the members of the management team of RCMC.  This team conducts a review of the related real property, which typically includes an examination of some or all of the following information, among other things, to the extent applicable and available: historical operating statements, rent rolls, certain tenant leases, real estate tax information, insurance policies and/or schedules and third party reports pertaining to appraisal, physical condition and environmental status.  Each applicable report is reviewed for acceptability by RCMC or a third-party reviewer.  The results of these reviews are incorporated into RCMC’s underwriting analysis.  In some cases, certain of these documents may not be required or may not be reviewed due to the nature of the related real property.  For instance, historical operating statements may not be available with respect to real property with limited operating history or that has been recently acquired by its current owner.  In addition, rent rolls would not be examined for certain property types (e.g., hospitality properties), and executed tenant leases would not be examined for certain property types (e.g., hospitality, self-storage, multifamily and manufactured housing community properties) although the forms of leases would typically be reviewed for certain of these property types.

RCMC also performs an underwriting analysis with respect to the borrower under each asset it originates.  The underwriting analysis of the borrower may include a review of third-party credit reports and reports resulting from judgment, lien or bankruptcy searches.  Borrowers are generally required to be single purpose entities (although exceptions may be made from time to time on a case-by-case basis) and, in some cases, other structural requirements may be imposed on the borrower which are intended to reduce the likelihood of the borrower becoming involved in a bankruptcy proceeding; however, there can be no assurance that any of these structural requirements will prevent a particular borrower from becoming involved in a bankruptcy proceeding.

After the compilation and review of all applicable documentation and other relevant considerations, the transaction team finalizes its detailed underwriting analysis of the real property’s cash flow in a manner generally consistent with RCMC’s underwriting guidelines.  Determinations are also made regarding the implementation of appropriate transaction terms to address certain risks, which may result in the recommendation of certain additional structural features.  A credit committee memorandum is prepared which summarizes the above referenced information and which is circulated to the credit committee for review.

Credit Approval.  All assets originated by RCMC must be approved by one or more specified internal committees.  After a review of the credit committee package and a discussion of the asset, a committee may approve a transaction as recommended, request additional due diligence, modify the transaction terms or decline a transaction entirely.

Debt Service Coverage Ratio.  The repayment of an asset is typically primarily dependent upon the successful operation of the related underlying real property and the ability of that property to generate income sufficient to make payments as required under the terms of the asset.  Accordingly, in connection with the origination of an asset, RCMC will analyze whether cash flow expected to be derived from the related real property will be sufficient to make the required payments under that transaction over its expected term, taking into account, among other things, revenues and expenses for, and other debt currently secured directly or indirectly by, or that in the future may be secured directly or indirectly by, the related real property.  The debt service coverage ratio is an important measure of the likelihood of default on a particular asset.  In general, the debt service coverage ratio at any given time is the ratio of—

●	the amount of income, net of expenses, derived or expected to be derived from the related real property for a given period, to

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the scheduled payments of principal, interest and required reserves during that given period on the subject asset and any other loans that are secured by liens of senior or equal priority on, or otherwise have a senior or equal entitlement to be repaid from the income generated by, the related real property.

However, the amount described in the first bullet of the preceding sentence is often a highly subjective number based on a variety of assumptions regarding, and adjustments to, revenues and expenses with respect to the related real property.  Accordingly, based on such subjective assumptions and analysis, there can be no assurance that the underwriting analysis of any particular asset will conform to the foregoing in every respect or to any similar analysis which may be performed by other persons or entities.  For example, when calculating the debt service coverage ratio for a particular asset, RCMC may utilize net cash flow that was calculated based on assumptions regarding projected rental income, expenses and/or occupancy, including, without limitation, one or more of the following:

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the assumption that a particular tenant at the related real property that has executed a lease, but has not yet taken occupancy and/or has not yet commenced paying rent, will take occupancy and commence paying rent on a future date;

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the assumption that an unexecuted lease that is currently being negotiated or is out for signature with respect to a particular tenant at the related real property will be executed and in place on a future date;

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the assumption that a portion of currently vacant and unleased space at the related real property will be leased at current market rates and consistent with occupancy rates of comparable properties in the subject market;

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the assumption that certain rental income that is to be payable commencing on a future date under a signed lease, but where the subject tenant is in an initial rent abatement or free rent period or has not yet taken occupancy, will be paid commencing on such future date;

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assumptions regarding the probability of renewal or extension of particular leases and/or the re-leasing of certain space at the related real property and the anticipated effect on capital and re-leasing expenditures;

●	assumptions regarding the costs and expenses, including leasing commissions and tenant improvements, associated with leasing vacant space or releasing occupied space at a future date;

●	assumptions regarding the disruptions to revenue associated with leasing vacant space or releasing occupied space at a future date;

●	assumptions regarding the costs of future capital expenses, which may or may not be consistent with historical capital expenses at the related real property;

●	assumptions regarding future increases or decreases in expenses, or whether certain expenses are capital expenses or should be treated as expenses which are not recurring; and

●	various additional lease-up assumptions and other assumptions regarding the payment of rent not currently being paid.

There is no assurance that the foregoing assumptions made with respect to any asset or the related real property will, in fact, be consistent with actual property performance.

Generally, the debt service coverage ratio for assets originated by RCMC, calculated as described above, will be subject to a minimum standard at origination; however, exceptions may be made when consideration is given to circumstances particular to the asset, the related real property, the associated loan-to-value ratio (as described below), reserves or other factors.  For example, RCMC may originate an asset with a debt service coverage ratio below the minimum standard at origination based on, among other things, the amortization features of the overall debt structure, the type of tenants and leases at the related real property, the taking of additional collateral such as reserves, letters of credit and/or guarantees, the profile of the borrower and its owners, RCMC’s judgment of improved property and/or market performance in the future and/or other relevant factors.

Loan-to-Value Ratio.  RCMC also looks at the loan-to-value ratio of a prospective investment related to multi-family or commercial real estate as one of the factors it takes into consideration in evaluating the likelihood of recovery if a property is liquidated following a default.  In general, the loan-to-value ratio of an asset related to multi-family or commercial real estate at any given time is the ratio, expressed as a percentage, of:

●	the then outstanding principal balance of the asset and any other loans that are secured (directly or indirectly) by liens of senior or equal priority on the related real property, to

●	the estimated value of the related real property based on an appraisal, a cash flow analysis, a recent sales price or another method or benchmark of valuation.

Generally, the loan-to-value ratio for assets originated by RCMC, calculated as described above, will be subject to a maximum standard at origination; however, exceptions may be made when consideration is given to circumstances particular to the asset, the related real property, debt service coverage, reserves or other factors.  For example, RCMC may originate a multi-family or commercial real estate loan with a loan-to-value ratio above the maximum standard at origination based on, among other things, the amortization features of the overall debt structure, the type of tenants and leases at the related real property, the taking of additional collateral such as reserves, letters of credit and/or guarantees, the profile of the borrower and its owners, RCMC’s judgment of improved property and/or market performance in the future and/or other relevant factors.

Additional Debt.  When underwriting an asset, RCMC will take into account whether the related real property and/or direct or indirect interest in a related borrower are encumbered by additional debt and will analyze the likely effect of that additional debt on repayment of the subject asset.  It is possible that RCMC or an affiliate will be the lender on that additional debt, and may either sell such debt to an unaffiliated third party or hold it for investment or future sale.

The debt service coverage ratios at origination described above under “—Debt Service Coverage Ratio” and the loan-to-value ratios at origination described above under “—Loan-to-Value Ratio” may be significantly below the minimum standard and/or significantly above the maximum standard, respectively, when calculated taking into account the existence of additional debt secured directly or indirectly by equity interests in the related borrower.

Assessments of Property Condition.  As part of the underwriting process, RCMC will analyze the condition of the real property for a prospective asset. To aid in that analysis, RCMC may, subject to certain exceptions, inspect or retain a third party to inspect the property and will in most cases obtain the property reports described below.

Appraisal Report.  RCMC will in most cases require that the real property related to the asset be appraised by a state certified appraiser, an appraiser belonging to the Appraisal Institute, a membership association of professional real estate appraisers, or an otherwise qualified appraiser, who will prepare an appraisal report after completing certain diligence.  The appraisal report may utilize one or more approaches to value, such as: (i) cost approach, (ii) sale comparison approach and/or (iii) income capitalization approach.  In addition, RCMC will generally require that those appraisal reports be conducted in accordance with the Uniform Standards of Professional Appraisal Practices developed by The Appraisal Foundation, a not-for-profit organization established by the appraisal profession.  Furthermore, the appraisal report will usually include or be accompanied by a separate letter that includes a statement by the appraiser that the guidelines in Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989 were followed in preparing the appraisal report.  There can be no assurance that another person would not have arrived at a different valuation, even if such person used the same general approach to, and the same method of valuing, the real property.  Moreover, such appraisal reports generally seek to establish the amount a typically motivated buyer would pay a typically motivated seller.  Such amounts could be significantly higher than the amount obtained from the sale of real property, particularly under a distress or liquidation sale.

Environmental Report.  RCMC may require that an environmental consultant prepare a Phase I environmental report with respect to the real property related to the asset.  However, when circumstances warrant, RCMC may utilize an update of a prior environmental report, a transaction screen or a desktop review.  Alternatively, RCMC might forego an environmental report in limited circumstances, such as when it has obtained the benefits of an environmental insurance policy or an environmental guarantee.  Furthermore, an environmental report conducted at any particular real property will not necessarily cover all potential environmental issues.  For example, an analysis for radon and/or lead-based paint will usually be conducted only at multi-family rental properties and only when RCMC or the environmental consultant believes that special circumstances warrant such an analysis.  Depending on the findings of the initial environmental report, RCMC may sometimes require additional record searches or environmental testing, such as a Phase II environmental report with respect to the subject real property.  In certain cases, the Phase I or Phase II report with respect to the subject real property disclosed the existence of, or potential for, adverse environmental conditions, including as a result of the activities of identified tenants, adjacent property owners or previous owners of the subject real property.  In certain such cases, the related borrowers were required to establish operations and maintenance plans, monitor the real property, abate or remediate the condition and/or provide additional security such as letters of credit, reserves or environmental insurance policies.

Engineering Report.  In connection with the origination process, RCMC generally requires that an engineering firm inspect the real property related to the asset to assess and prepare a report regarding the structure, exterior walls, roofing, interior structure, mechanical systems and/or electrical systems.  It is important to note that such engineering reports are often based on, and limited to, information available through visual inspection and that any such inspection will not necessarily reveal all potential issues.  RCMC will generally consider the engineering report in connection with determining the relevant terms of a transaction intended to address any recommended repairs, corrections or replacements and any identified deferred maintenance.  RCMC also often reviews such engineering reports in connection with making a determination about the necessity for ongoing escrows for the continued maintenance of the real property based on the conclusions of the applicable engineering report.

Seismic Report.  If the real property related to an asset consists of improvements located in California or in seismic zones 3 or 4, RCMC generally requires a seismic report from an engineering firm to establish the probable maximum or bounded loss for the improvements at the property as a result of an earthquake.  Generally, if a seismic report concludes that the related real property is estimated to have a probably maximum loss or scenario expected loss in excess of 20%, RCMC may require retrofitting of the improvements or that the borrower obtain earthquake insurance if available at a commercially reasonable price.  It should be noted, however, that because the seismic reports may not necessarily have used the same assumptions in assessing probable maximum loss or scenario expected loss, it is possible that some of the real properties that were considered unlikely to experience a probable maximum loss or scenario expected loss in excess of 20% might have been the subject of a higher estimate had different assumptions been used.

Zoning and Building Code Compliance.  In connection with the origination of an asset related to multi-family or commercial real estate, RCMC will generally consider whether the use and occupancy of the related real property is in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that property. Evidence of this compliance may be in the form of one or more of the following: zoning reports; legal opinions; surveys; recorded documents; temporary or permanent certificates of occupancy; letters from government officials or agencies; title insurance endorsements; engineering or consulting reports; and/or representations by the related borrower.  In some cases, the real property may constitute a legal non-conforming use or structure.  In such cases, RCMC may require an endorsement to the title insurance policy and/or the acquisition of law and ordinance insurance with respect to the particular non-conformity unless it determines that: (i) the non-conformity should not have a material adverse effect on the ability of the borrower to rebuild, (ii) the real property, if permitted to be repaired or restored in conformity with current law, would in RCMC’s judgment constitute adequate security, (iii) any major casualty that would prevent rebuilding has a sufficiently remote likelihood of occurring, (iv) a variance or other similar change in applicable zoning restrictions is potentially available, or the applicable governing entity is unlikely to enforce the related limitations, (v) casualty insurance proceeds together with the value of any additional collateral are expected to be available in an amount estimated by RCMC to be sufficient to pay off all relevant indebtedness in full, and/or (vi) a cash reserve, a letter of credit or an agreement imposing recourse liability from a principal of the borrower is provided to cover losses.

Escrow Requirements.  Based on its analysis of the related real property, the borrower and the principals of the borrower, RCMC may require a borrower under an asset related to multi-family or commercial real estate to fund various escrows for taxes and/or insurance, capital expenses, replacement reserves, re-tenanting reserves, environmental remediation and/or other matters. RCMC conducts a case-by-case analysis to determine the need for a particular escrow or reserve.  Consequently, the underlying documents for some assets do not contain provisions requiring the establishment of escrows and reserves, or only require the establishment of escrows and reserves in limited amounts and/or circumstances.  Furthermore, where escrows or reserves are required, RCMC may accept an alternative to a cash escrow or reserve from a borrower, such as a letter of credit or a guarantee from the borrower or an affiliate of the borrower or periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed.  In some cases, RCMC may determine that establishing an escrow or reserve is not warranted given the amounts that would be involved and RCMC’s evaluation of the ability of the real property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the subject expense or cost absent creation of an escrow or reserve.

Notwithstanding the foregoing discussion, RCMC may originate or acquire, and may have originated or acquired, real estate related loans and other investments that vary from, or do not comply with, RCMC’s underwriting guidelines as described in this free writing prospectus and/or such underwriting guidelines may not have been in place or may have been in place in a modified version at the time RCMC or its affiliates originated or acquired certain assets.  In addition, in some cases, RCMC may not have strictly applied these underwriting guidelines as the result of a case-by-case permitted exception based upon other compensating factors.

Exception to Underwriting Criteria.  None of the RCMC Mortgage Loans have exceptions to the related underwriting criteria.

The Bancorp Bank

Bancorp originates commercial mortgage loans from its New York office.  Each of the mortgage loans originated by Bancorp is generally originated in accordance with the underwriting criteria described below.  Each lending situation is unique, however, and the facts and circumstances surrounding a particular mortgage loan, such as the quality and location of the real estate collateral, the sponsorship of the borrower and the tenancy of the collateral, will impact the extent to which the general guidelines below are applied to that specific loan.  These underwriting criteria are general, and we cannot assure you that every loan will comply in all respects with the guidelines.

Loan Analysis.  Generally, Bancorp performs both a credit analysis and collateral analysis with respect to a loan applicant and the real estate that will secure a mortgage loan.  In general, the analysis of a borrower includes a review of the borrower’s experience and track record in owning and operating commercial real estate property, a review of the borrower’s financial strength and liquidity, anti-money laundering or OFAC checks, third-party credit report reviews, bankruptcy and lien searches, general banking references and commercial mortgage related references.  Where a third party property manager is responsible for operating the property, the property manager’s experience and presence in the subject market are also reviewed.  In general, the analysis of the collateral includes a site visit and a review of the property’s historical operating statements if available, independent market research, an appraisal with an emphasis on rental and sales comparables along with an appraisal review by an independent appraisal firm, engineering and environmental reports, the property’s historic and current occupancy, financial strengths of tenants, the duration and terms of tenant leases and uses of the property.  Typically, each report is reviewed for acceptability by real estate loan underwriter and senior credit personnel.  The borrower’s and property manager’s experience and presence in the subject market are also reviewed.  Consideration is also given to anticipated changes in cash flow that may result from changes in lease terms or market considerations

Borrowers are generally required to be single purpose entities although they are generally not required to be structured to limit the possibility of becoming insolvent or bankrupt unless the loan has a principal balance of greater than $10 million, in which case additional limitations including the requirement that the borrower have at least one independent director may be required.  Two independent directors may be deemed necessary for loans greater than $20 million.

Loan Approval.  All mortgage loans originated by Bancorp must be approved by a credit committee.  The credit committee consists of executives and senior personnel of Bancorp.  The credit committee may approve a mortgage loan as recommended, request additional due diligence, modify the loan terms or decline a loan transaction.

Debt Service Coverage Ratio, Debt Yield and LTV Ratio. Bancorp’s underwriting standards generally mandate minimum debt service coverage ratios, debt yields and maximum loan-to-value ratios.  An loan-to-value ratio is generally based upon the appraiser’s determination of value as well as the value derived using a stressed capitalization rate is considered.  The debt yield is based upon the underwritten net cash flow and is given particular importance.  However, notwithstanding such guidelines, in certain circumstances the evaluation of debt service coverage ratios, debt yields, loan-to-value ratios and amortization periods for the mortgage loans originated by Bancorp may vary from these guidelines.

Escrow Requirements.  Generally, Bancorp requires most borrowers to fund various escrows for taxes and insurance, capital expenses and replacement reserves.  Generally, the required escrows for mortgage loans originated or acquired by Bancorp are as follows (see Annex A to this free writing prospectus for instances in which reserves were not taken):

●
Taxes.  Typically an initial deposit and monthly escrow deposits equal to 1/12th of the annual property taxes (based on the most recent property assessment and the current millage rate) are required to provide the lender with sufficient funds to satisfy all taxes and assessments.  Bancorp may waive this escrow requirement under appropriate circumstances including, but not limited to, (i) where a tenant is required to pay the taxes directly, (ii) where there is institutional sponsorship or a high net worth individual, or (iii) where there is a low loan-to-value ratio (i.e., 65% or less).

●
Insurance.  If the property is insured under an individual policy (i.e., the property is not covered by a blanket policy), typically an initial deposit and monthly escrow deposits equal to 1/12th of the annual property insurance premium are required to provide the lender with sufficient funds to pay all insurance premiums.  Bancorp may waive this escrow requirement under appropriate circumstances, including, but not limited to, (i) where a property is covered by a blanket insurance policy maintained by the borrower or loan sponsor, (ii) where there is institutional sponsorship or a high net worth individual, (iii) where an investment grade tenant is responsible for paying all insurance premiums, or (iv) where there is a low loan-to-value ratio (i.e., 65% or less). Bancorp often employs the services of third party insurance consultants to ensure, among other items, that the appropriate escrow amounts are determined and that any previously outstanding premium amounts are paid at closing.

●
Replacement Reserves.  Replacement reserves are generally calculated in accordance with standards of the CMBS marketplace. Bancorp relies on information provided by an independent engineer to make this determination.  Bancorp may waive this escrow requirement under appropriate circumstances, including, but not limited to, where an investment grade tenant is responsible for replacements under the terms of its lease, (ii) where there is institutional sponsorship or a high net worth individual, or (iii) where there is a low loan-to-value ratio (i.e., 65% or less).

●
Completion Repair/Environmental Remediation.  Typically, a completion repair or remediation reserve is required where an environmental or engineering report suggests that such reserve is necessary.  Upon funding of the applicable mortgage loan, Bancorp generally requires that at least 110% - 125% of the estimated costs of repairs or replacements be reserved.  Bancorp may waive this escrow requirement under appropriate circumstances, including, but not limited to, (i) where a secured creditor insurance policy or borrower insurance policy is in place, (ii) where an investment grade party has agreed to take responsibility, and pay, for any required repair or remediation or (iii) the amount recommended is de minimis.

●
Tenant Improvement/Lease Commissions.  In most cases, various tenants have lease expirations within the mortgage loan term.  To mitigate this risk, special reserves may be required to be funded either at closing of the mortgage loan and/or during the mortgage loan term to cover certain anticipated leasing commissions or tenant improvement costs which might be associated with re-leasing the space occupied by such tenants.  Bancorp may waive this escrow requirement under appropriate circumstances, including, but not limited to, (i) where there is institutional sponsorship or a high net worth individual, (ii) where tenant improvement costs are the responsibility of tenants, (iii) where rents at the mortgaged property are considered to be sufficiently below market, (iv) where no material leases expire within the mortgage loan term, or the lease roll is not concentrated or (v) where there is a low loan-to-value ratio (i.e., 65% or less).

●	Other Factors. Other factors that are considered in the origination of a commercial mortgage loan include current operations, occupancy and tenant base.

Exception to Underwriting Criteria.  None of the Bancorp Mortgage Loans have exceptions to the related underwriting criteria.

The Issuing Entity

The Issuing Entity, Citigroup Commercial Mortgage Trust 2013-GC15, is a New York common law trust that will be formed on the Closing Date pursuant to the Pooling and Servicing Agreement.  The only activities that the Issuing Entity may perform are those set forth in the Pooling and Servicing Agreement, which are generally limited to owning and administering the Mortgage Loans and any REO Property, disposing of defaulted Mortgage Loans and REO Property, issuing the Certificates, making distributions, providing reports to certificateholders and other activities described in this free writing prospectus.  Accordingly, the Issuing Entity may not issue securities other than the Certificates, or invest in securities, other than investing of funds in the Collection Account and other accounts maintained under the Pooling and Servicing Agreement in certain short-term high-quality investments.  The Issuing Entity may not lend or borrow money, except that the Master Servicer and the Trustee may make advances of delinquent monthly debt service payments, and the Master Servicer, the Special Servicer and the Trustee may make servicing advances, to the Issuing Entity, but only to the extent it deems such advances to be recoverable from the related Mortgage Loan; such advances are intended to provide liquidity, rather than credit support.  The Pooling and Servicing Agreement may be amended as set forth under “The Pooling and Servicing Agreement—Amendment” in this free writing prospectus.  The Issuing Entity administers the Mortgage Loans through the Trustee, the Certificate Administrator, the Master Servicer and the Special Servicer.  A discussion of the duties of the Trustee, the Certificate Administrator, the Master Servicer, the Special Servicer and the Operating Advisor, including any discretionary activities performed by each of them, is set forth under “—The Trustee,” “—The Certificate Administrator,” “—Servicers—The Master Servicer,” “—Servicers—The Special Servicer,” “—The Operating Advisor,” “Description of the Offered Certificates” and “The Pooling and Servicing Agreement” in this free writing prospectus.

The only assets of the Issuing Entity other than the Mortgage Loans and any REO Properties (which includes, with respect to the Whole Loan, solely the Issuing Entity’s interest in any REO property acquired with respect to such Whole Loan pursuant to the Pooling and Servicing Agreement) are the Distribution Accounts and other accounts maintained pursuant to the Pooling and Servicing Agreement and the short-term investments in which funds in the Distribution Accounts and other accounts are invested.  The Issuing Entity has no present liabilities, but has potential liability relating to ownership of the Mortgage Loans and any REO Properties (which includes, with respect to the Whole Loan, solely the Issuing Entity’s interest in any REO property acquired with respect to such Whole Loan pursuant to the Pooling and Servicing Agreement), and the other activities described in this free writing prospectus, and indemnity obligations to the Depositor, the Trustee, the Certificate Administrator, the Master Servicer, the Special Servicer and the Operating Advisor and various related persons.  The fiscal year of the Issuing Entity is the calendar year.  The Issuing Entity has no executive officers or board of directors and acts through the Trustee, the Certificate Administrator, the Master Servicer and the Special Servicer.

The Depositor is contributing the Mortgage Loans to the Issuing Entity.  The Depositor is purchasing the Mortgage Loans from the Sponsors, as described under “Description of the Mortgage Pool—Sale of Mortgage Loans; Mortgage File Delivery” and “—Cures, Repurchases and Substitutions” in this free writing prospectus.

Since the Issuing Entity is a common law trust, it may not be eligible for relief under the federal bankruptcy laws, unless it can be characterized as a “business trust” for purposes of the federal bankruptcy laws.  Bankruptcy courts look at various considerations in making this determination, so it is not possible to predict with any certainty whether or not the trust would be characterized as a “business trust”.

The Trustee

U.S. Bank National Association (“U.S. Bank”), a national banking association, will act as trustee (in such capacity, the “Trustee”) under the Pooling and Servicing Agreement.

U.S. Bancorp, with total assets exceeding $354 billion as of June 30, 2013, is the parent company of U.S. Bank, the fifth largest commercial bank in the United States. As of June 30, 2013, U.S. Bancorp served approximately 17 million customers and operated over 3,000 branch offices in 25 states. A network of specialized U.S. Bancorp offices across the nation provides a comprehensive line of banking, brokerage, insurance, investment, mortgage, trust and payment services products to consumers, businesses and institutions.

U.S. Bank has one of the largest corporate trust businesses in the country with office locations in 48 domestic and three international cities. The Pooling and Servicing Agreement will be administered from U.S. Bank’s corporate trust office located at 190 South LaSalle, 7th Floor, Mailcode MK-IL-SL7C Chicago, Illinois 60603, Attention:  CMBS Management - CGCMT 2013-GC15.

U.S. Bank has provided corporate trust services since 1924. As of June 30, 2013, U.S. Bank was acting as trustee with respect to over 84,000 issuances of securities with an aggregate outstanding principal balance of over $2.9 trillion. This portfolio includes corporate and municipal bonds, mortgage-backed and asset-backed securities and collateralized debt obligations.

As of June 30, 2013, U.S. Bank (and its affiliate U.S. Bank Trust National Association) was acting as trustee on 581 issuances of commercial mortgage-backed securities with an outstanding aggregate principal balance of approximately $455,019,200,000.

In its capacity as trustee on commercial mortgage securitizations, U.S. Bank is generally required to make an advance if the related master servicer or special servicer fails to make a required advance. In the past three years, U.S. Bank, in its capacity as trustee, has not been required to make an advance on a domestic commercial mortgage-backed securities transaction.

U.S. Bank will serve as a vendor on behalf of Citibank, N.A. in connection with Citibank, N.A.’s capacity as custodian under the Pooling and Servicing Agreement.  In such vendor capacity, U.S. Bank will hold and safeguard the Mortgage Notes and other contents of the Mortgage File with respect to all Mortgage Loans under the Pooling and Servicing Agreement.

Pursuant to an interim custodial agreement, U.S. Bank is the interim custodian of the loan files for all of the Mortgage Loans to be contributed to this securitization by SMF I.

The foregoing information has been provided by U.S. Bank.  None of the Depositor, the underwriters, the Master Servicer, the Special Servicer, the Certificate Administrator, the Operating Advisor, or any of their affiliates takes any responsibility for this information or makes any representation or warranty as to its accuracy or completeness.

The Trustee may resign at any time by giving written notice to, among others, the other parties to the Pooling and Servicing Agreement.  However, no such resignation will be effective until a successor has been appointed.  Upon such notice, the Master Servicer will appoint a successor Trustee.  If no successor Trustee is appointed within one month after the giving of such notice of resignation, the resigning Trustee may petition the court for appointment of a successor Trustee.

The Depositor may remove the Trustee (and appoint a successor Trustee) if, among other things, the Trustee ceases to be eligible to continue as such under the Pooling and Servicing Agreement or if at any time the Trustee becomes incapable of acting, or is adjudged bankrupt or insolvent, or a receiver of the Trustee or its property is appointed or any public officer takes charge or control of the Trustee or of its property.  The holders of Certificates evidencing more than 50% of the aggregate Voting Rights allocated to all of the Certificates may remove the Trustee (and appoint a successor Trustee) upon written notice to the Depositor, the Master Servicer, the Certificate Administrator and the Trustee.

Any resignation or removal of the Trustee and appointment of a successor Trustee will not become effective until acceptance by the successor Trustee of the appointment.

Notwithstanding the foregoing, upon any resignation or termination of the Trustee under the Pooling and Servicing Agreement, the Trustee will continue to be entitled to receive all accrued and unpaid compensation through the date of termination plus reimbursement for all Advances made by it and interest on those Advances as provided in the Pooling and Servicing Agreement.  The Trustee will be required to bear all reasonable out-of-pocket costs and expenses of each party to the Pooling and Servicing Agreement and each Rating Agency in connection with any removal or resignation of such Trustee as and to the extent required under the Pooling and Servicing Agreement; provided, that if the Trustee is terminated without cause by the holders of Certificates evidencing more than 50% of the aggregate Voting Rights allocated to all of the Certificates as provided in the second preceding paragraph, then such holders will be required to pay all the reasonable costs and expenses of the Trustee necessary to effect the transfer of the rights and obligations of the Trustee to a successor Trustee.  Any successor Trustee must have a combined capital and surplus of at least $50,000,000, and a rating on its unsecured long-term debt of at least (i) ”A” by Fitch and (ii) “A1” by Moody’s (or “A2” by Moody’s if the Trustee has a short-term debt rating of at least “P-1” from Moody’s) (or such other rating with respect to which the Rating Agencies have provided a Rating Agency Confirmation).

In addition, certain provisions regarding the obligations and duties of the Trustee, including those related to resignation and termination, may be subject to amendment in connection with a TIA Applicability Determination.  See “The Pooling and Servicing Agreement—Amendment” in this free writing prospectus.

The Issuing Entity will indemnify the Trustee and certain related persons against any and all claims, losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments, and any other costs, fees and expenses that the Trustee may sustain in connection with the Pooling and Servicing Agreement (including, without limitation, reasonable fees and disbursements of counsel and of all persons not regularly in its employ incurred by the Trustee in any action or proceeding between the Issuing Entity and the Trustee or between the Trustee and any third party or otherwise) arising in respect of the Pooling and Servicing Agreement or the Certificates other than those resulting from the negligence, fraud, bad faith or willful misconduct, or the negligent disregard of obligations and duties under the Pooling and Servicing Agreement, of the Trustee.  The Trustee will indemnify the Issuing Entity against any loss, liability or reasonable expense (including, without limitation, reasonable attorneys’ fees and expenses) incurred by the Issuing Entity as a result of any willful misconduct, bad faith, fraud or negligence in the performance of the obligations or duties of the Trustee, or by reason of negligent disregard of the Trustee’s obligations or duties, under the Pooling and Servicing Agreement.  The Trustee will not be required to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties under the Pooling and Servicing Agreement, or in the exercise of any of its rights or powers, if in the Trustee’s opinion, the repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

At any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Issuing Entity or property securing the same is located, the Depositor and the Trustee acting jointly will have the power to appoint one or more persons or entities approved by the Trustee to act (at the expense of the Trustee) as co-trustee or co-trustees, jointly with the Trustee, or separate trustee or separate trustees, of all or any part of the Issuing Entity, and to vest in such co-trustee or separate trustee such powers, duties, obligations, rights and trusts as the Depositor and the Trustee may consider necessary or desirable.  The appointment of a co-trustee or separate trustee will not relieve the Trustee of its responsibilities, obligations and liabilities under the Pooling and Servicing Agreement except as required by applicable law.

The Trustee (except for the information under the first six paragraphs of this section entitled “—The Trustee”) will make no representation as to the validity or sufficiency of the Pooling and Servicing Agreement, the Certificates or the Mortgage Loans, this free writing prospectus or related documents.

If no Servicer Termination Event has occurred, and after the curing or waiver of all Servicer Termination Events which may have occurred, the Trustee is required to perform only those duties specifically required under the Pooling and Servicing Agreement.  Upon receipt of the various certificates, reports or other instruments required to be furnished to it, the Trustee is required to examine such documents and to determine whether they conform on their face to the requirements of the Pooling and Servicing Agreement.

The Trustee will not be accountable for the use or application by the Depositor of any Certificates issued to it or of the proceeds of the sale of such Certificates, or for the use of or application of any funds paid to the Depositor, the Certificate Administrator, the Master Servicer or the Special Servicer in respect of the Mortgage Loans, or for investment of such amounts (except for any investment of such amounts in investments issued by the Trustee in its commercial capacity), nor will the Trustee be required to perform, or be responsible for the manner of performance of, any of the obligations of the Master Servicer (except advancing as described in this free writing prospectus), the Special Servicer, the Certificate Administrator or the Operating Advisor under the Pooling and Servicing Agreement unless the Trustee is acting as the successor to, and is vested with the rights, duties, powers and privileges of, the Master Servicer, the Special Servicer or the Operating Advisor in accordance with the terms of the Pooling and Servicing Agreement.

The Certificate Administrator and the Custodian

Citibank, N.A. (“Citibank”) will act as certificate administrator pursuant to the Pooling and Servicing Agreement (in such capacity, the “Certificate Administrator”).  Citibank is an affiliate of Citigroup Commercial Mortgage Securities Inc., the depositor, Citigroup Global Markets Inc., an underwriter, and Citigroup Global Markets Realty Corp., an Originator and a Sponsor.  The corporate trust office of the Certificate Administrator responsible for administration of the Issuing Entity is located at 388 Greenwich Street, 14th Floor, New York, New York 10013, Attention:  Global Transaction Services-Citigroup Commercial Mortgage Trust 2013-GC15 and the office for certificate transfer services is located at 480 Washington Boulevard, 30th Floor, Jersey City, New Jersey 07310, Attention:  Global Transaction Services - Citigroup Commercial Mortgage Trust 2013-GC15.

Citibank is a national banking association and a wholly-owned subsidiary of Citigroup Inc., a Delaware corporation. Citibank performs as certificate administrator and custodian through the Agency and Trust line of business, which is part of the Global Transaction Services division.  Citibank has primary corporate trust offices located in both New York and London.  Citibank is a leading provider of corporate trust services offering a full range of agency, fiduciary, tender and exchange, depositary and escrow services.  As of the end of the second quarter of 2013, Citibank’s Agency and Trust group managed in excess of $4.7 trillion in fixed income and equity investments on behalf of approximately 2,500 corporations worldwide.  Since 1987, Citibank Agency and Trust has provided trustee services for asset-backed securities containing pool assets consisting of airplane leases, auto loans and leases, boat loans, commercial loans, commodities, credit cards, durable goods, equipment leases, foreign securities, funding agreement backed note programs, truck loans, utilities, student loans and commercial and residential mortgages.  As of the end of the second quarter of 2013, Citibank acted as trustee, certificate administrator and/or paying agent for approximately 28 transactions backed by commercial mortgages with an aggregate principal balance of approximately $26.2 billion.  The Depositor, the underwriters, the Sponsors, the Master Servicer, the Special Servicer and the Trustee may maintain banking and other commercial relationships with Citibank and its affiliates.

Citibank is acting as custodian of the Mortgage Files pursuant to the Pooling and Servicing Agreement.  The custodian is responsible to hold and safeguard the Mortgage Note and other contents of the Mortgage File with respect to each Mortgage Loan on behalf of the Trustee and the Certificateholders.  Each Mortgage File is maintained in a separate file folder marked with a unique bar code to assure loan level file integrity and to assist in inventory management.  Files are segregated by transaction and/or issuer.  Citibank, through its affiliates and third-party vendors, has been engaged in the mortgage document custody business for more than ten years.  Citibank, through its affiliates and third-party vendors, maintains its commercial document custody facilities in Chicago, Illinois and St. Paul, Minnesota.  One such third-party vendor separately engaged by Citibank, N.A. in its capacity as custodian under the Pooling and Servicing Agreement is U.S. Bank National Association which will hold and safeguard the Mortgage Notes and other contents of the Mortgage File with respect to all Mortgage Loans in the Issuing Entity.

Under the terms of the Pooling and Servicing Agreement, Citibank is responsible for securities administration, which includes pool performance calculations, distribution calculations and the preparation of monthly distribution reports.  As Certificate Administrator, Citibank is responsible for the preparation and filing of all REMIC and grantor trust tax returns on behalf of the Trust REMICs and the preparation of monthly reports on Form 10-D (in regard to distribution and pool performance information) and the filing of annual reports on Form 10-K and current reports on Form 8-K (in accordance with the Pooling and Servicing Agreement) that are required to be filed with the SEC on behalf of the Issuing Entity.  Citibank has been engaged in the business of securities administration in connection with mortgage-backed securities in excess of 10 years and in connection with commercial mortgage-backed securities since 2006.  Citibank has acted as securities administrator with respect to 27 series of commercial mortgage-backed securities and, as of the end of the second quarter of 2013, was acting as securities administrator with respect to more than approximately $25.2 billion of outstanding commercial mortgage-backed securities.

There have been no material changes to Citibank’s policies and procedures with respect to its securities administration function other than changes required by applicable laws.  In the past three years, Citibank has not materially defaulted in its securities administration obligations under any pooling and servicing agreement or caused an early amortization or other performance triggering event because of its performance as trustee or securities administrator with respect to commercial mortgage-backed securities.  There are no material pending legal or other proceedings involving the Certificate Administrator that would have a material adverse impact on investors in the Offered Certificates.

The foregoing information has been provided by Citibank.  None of the Depositor, the underwriters, the Master Servicer, the Special Servicer, the Operating Advisor, the Trustee, or any of their affiliates takes any responsibility for this information or makes any representation or warranty as to its accuracy or completeness.

The Certificate Administrator (except for the information under the first five paragraphs of this section entitled “—The Certificate Administrator”) will make no representation as to the validity or sufficiency of the Pooling and Servicing Agreement, the Certificates or the Mortgage Loans, this free writing prospectus or related documents.

The Certificate Administrator may resign at any time by giving written notice to, among others, the other parties to the Pooling and Servicing Agreement.  However, no such resignation will be effective until a successor has been appointed.  Upon such notice, the Master Servicer will appoint a successor Certificate Administrator.  If no successor Certificate Administrator is appointed within one month after the giving of such notice of resignation, the resigning Certificate Administrator may petition the court for appointment of a successor Certificate Administrator.

The Depositor may remove the Certificate Administrator (and appoint a successor Certificate Administrator) if, among other things, the Certificate Administrator ceases to be eligible to continue as such under the Pooling and Servicing Agreement or if at any time the Certificate Administrator becomes incapable of acting, or is adjudged bankrupt or insolvent, or a receiver of the Certificate Administrator or its property is appointed or any public officer takes charge or control of the Certificate Administrator or of its property.  The holders of Certificates evidencing more than 50% of the aggregate Voting Rights allocated to all of the Certificates may remove the Certificate Administrator (and appoint a successor Certificate Administrator) upon written notice to the Depositor, the Master Servicer, the Trustee and the Certificate Administrator.

Any resignation or removal of the Certificate Administrator and appointment of a successor Certificate Administrator will not become effective until acceptance by the successor Certificate Administrator of the appointment.

Notwithstanding the foregoing, upon any resignation or termination of the Certificate Administrator under the Pooling and Servicing Agreement, the Certificate Administrator will continue to be entitled to receive all accrued and unpaid compensation through the date of termination.  The Certificate Administrator will be required to bear all reasonable out-of-pocket costs and expenses of each party to the Pooling and Servicing Agreement and each Rating Agency in connection with any removal or resignation of such Certificate Administrator as and to the extent required under the Pooling and Servicing Agreement provided, that if the Certificate Administrator is terminated without cause by the holders of Certificates evidencing more than 50% of the aggregate Voting Rights allocated to all of the Certificates as provided in the second preceding paragraph, then such holders will be required to pay all the reasonable costs and expenses of the Certificate Administrator necessary to effect the transfer of the rights and obligations (including custody of the Mortgage Loan files) to a successor Certificate Administrator.  Any successor Certificate Administrator must have a combined capital and surplus of at least $50,000,000, and a rating on its unsecured long-term debt of at least (i) ”BBB+” by Fitch and (ii) ”Baa2” by Moody’s (or such other rating with respect to which the Rating Agencies have provided a Rating Agency Confirmation).

In addition, certain provisions regarding the obligations and duties of the Certificate Administrator, including those related to resignation and termination, may be subject to amendment in connection with a TIA Applicability Determination.  See “The Pooling and Servicing Agreement—Amendment” in this free writing prospectus.

The Issuing Entity will indemnify the Certificate Administrator and certain related persons against any and all claims, losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments, and any other costs, fees and expenses that the Certificate Administrator may sustain in connection with the Pooling and Servicing Agreement (including, without limitation, reasonable fees and disbursements of counsel and of all persons not regularly in its employ incurred by the Certificate Administrator in any action or proceeding between the Issuing Entity and the Certificate Administrator or between the Certificate Administrator and any third party or otherwise) arising in respect of the Pooling and Servicing Agreement or the Certificates other than those resulting from the negligence, fraud, bad faith or willful misconduct, or the negligent disregard of obligations and duties under the Pooling and Servicing Agreement, of the Certificate Administrator.  The Certificate Administrator will indemnify the Issuing Entity against any loss, liability or reasonable expense (including, without limitation, reasonable attorneys’ fees and expenses) incurred by the Issuing Entity as a result of any willful misconduct, bad faith, fraud or negligence in the performance of the obligations or duties of the Certificate Administrator, or by reason of negligent disregard of the Certificate Administrator’s obligations or duties, under the Pooling and Servicing Agreement.  The Certificate Administrator will not be required to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties under the Pooling and Servicing Agreement, or in the exercise of any of its rights or powers, if in the Certificate Administrator’s opinion, the repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

The Certificate Administrator is required to perform only those duties specifically required under the Pooling and Servicing Agreement.  Upon receipt of the various certificates, reports or other instruments required to be furnished to it, the Certificate Administrator is required to examine such documents and to determine whether they conform on their face to the requirements of the Pooling and Servicing Agreement.

The Certificate Administrator will not be accountable for the use or application by the Depositor of any Certificates issued to it or of the proceeds of the sale of such Certificates, or for the use of or application of any funds paid to the Depositor, the Master Servicer or the Special Servicer in respect of the Mortgage Loans, or for investment of such amounts (except for any investment of such amounts in investments issued by the Certificate Administrator in its commercial capacity), nor will the Certificate Administrator be required to perform, or be responsible for the manner of performance of, any of the obligations of the Master Servicer, the Special Servicer, the Trustee or the Operating Advisor under the Pooling and Servicing Agreement.

Pursuant to the Pooling and Servicing Agreement, the Certificate Administrator, at the cost and expense of the Depositor (other than with respect to the Distribution Date statements), based upon reports, documents, and other information provided to the Certificate Administrator, will be obligated to file with the SEC, in respect of the Issuing Entity and the Certificates, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may from time to time by rules and regulations prescribe) required to be filed with the SEC pursuant to Section 13 or 15(d) of the Exchange Act, and any other Form 8-K reports required to be filed pursuant to the Pooling and Servicing Agreement.

The Depositor may terminate the Certificate Administrator upon 5 business days’ notice if the Certificate Administrator fails to comply with certain of its reporting obligations under the Pooling and Servicing Agreement.

Trustee and Certificate Administrator Fee

Pursuant to the Pooling and Servicing Agreement, the Trustee and Certificate Administrator will be entitled to receive a monthly fee (the “Trustee/Certificate Administrator Fee”).  The Trustee/Certificate Administrator Fee will be payable monthly from amounts received in respect of the Mortgage Loans and, as to each Mortgage Loan, will accrue at 0.00185% per annum (the “Trustee/Certificate Administrator Fee Rate”) which, together with the Servicing Fee Rate, the CREFC® Intellectual Property Royalty License Fee Rate and the Operating Advisor Fee Rate, is equal to the per annum rate set forth on Annex A to this free writing prospectus as the “Administrative Fee Rate”.  The Trustee/Certificate Administrator Fee will accrue on the Stated Principal Balance of each Mortgage Loan and will be calculated on the same interest accrual basis as the related Mortgage Loan and prorated for any partial periods.

The Operating Advisor

Situs Holdings, LLC (“SH”), a Delaware limited liability company, will act as operating advisor under the Pooling and Servicing Agreement (in such capacity, the “Operating Advisor”).

The principal executive offices of SH are located at 4665 Southwest Freeway, Houston, Texas 77027.  SH has a special servicer rating of “CSS2” from Fitch and is on S&P’s Select Servicer list as a United States Commercial Mortgage Special Servicer ranked “Average”.  SH is approved by Moody’s as a special servicer for CMBS transactions.  As of July 31, 2013, SH directly manages 120 CMBS specially serviced assets with an unpaid principal balance (“UPB”) of approximately $1.73 billion and 358 nonperforming whole loans of approximately $1.5 billion; SH is the named special servicer on 12 CMBS transactions with a UPB of approximately $21 billion; and SH is the named trust advisor (or equivalent) for 11 CMBS transactions with a UPB of approximately $13.5 billion.

In October 2011, Helios AMC, LLC acquired The Situs Companies LLC including its rated primary servicing subsidiary, Situs Asset Management LLC (“SAM”). Shortly thereafter, the name of Helios AMC, LLC was changed to Situs Holdings, LLC. SAM has a primary servicer rating of “CPS3+” and SAM is on S&P’s Select Servicer list as a United States Commercial Mortgage Primary Servicer ranked “Above Average”.  The primary special servicing operations of SH are located in San Francisco, California. As of July 31, 2013, SAM was the Primary Servicer for 1003 loans with a UPB of approximately $12.56 billion.  SitusServ L.P., an affiliate of SAM, was appointed the Operating Advisor for the first TALF securitization, DDR I Depositor LLC Trust 2009, a CMBS securitization with a UPB of approximately $400 million.

Unless otherwise noted, all the statistical information contained in this description is a composite of SH and SAM and its affiliates (“Situs”). Situs is involved in the commercial real estate advisory business and engages principally in:

●	real estate consulting,

●	primary servicing,

●	CMBS special servicing,

●	asset management, and

●	due diligence and underwriting

Since 1985, Situs has provided commercial real estate advisory, due diligence and business solutions to the lending and real estate industries. Situs has offices located across the United States in San Francisco, New York, and Houston as well as offices in London, Copenhagen and Frankfurt. Situs provides services to financial institutions, investors and servicers as well as to agencies of the United States Government.  Situs performed certain due diligence and underwriting services for Rialto and GSMC with respect to certain of the Mortgage Loans that will be sold to the Depositor by such Sponsors.  Situs’ providing of such services should not be considered an endorsement of such Mortgage Loans or Rialto or GSMC, and Situs does not make any representations with respect to descriptions of such Mortgage Loans in this free writing prospectus and is not responsible for the information provided regarding such Mortgage Loans.

Situs has detailed policies and operating procedures to maintain compliance with its servicing obligations and the servicing standard under the applicable servicing agreements, including procedures for managing delinquent and special serviced loans and trust/operating advisor responsibilities. Policies and procedures are reviewed annually and centrally managed. Furthermore Situs’ business continuity plan is reviewed annually.

No securitization transaction involving commercial mortgage loans in which Situs was acting as primary servicer, master servicer, special servicer or trust/operating advisor has experienced an event of default as a result of any action or inaction of Situs as primary servicer, master servicer, special servicer or trust/operating advisor, as applicable, or as a result of Situs’ failure to comply with applicable servicing criteria in connection with any securitization transaction. Situs has made all advances required to be made by it under the servicing agreements on the commercial mortgage loans serviced by Situs in securitization transactions.

From time to time SH may be a party to lawsuits and other legal proceedings as part of its servicing duties in other transactions (e.g., enforcement of loan obligations) and/or arising in the ordinary course of business. However, there are currently no legal proceedings pending, and no legal proceedings known to be contemplated by governmental authorities, against SH or of which any of its property is the subject, that would have a material adverse effect on SH’s business or its ability to serve as Trust Advisor pursuant to the Trust and Servicing Agreement or that is material to the holders of the Certificates.

SH is not an affiliate of the Depositor, the Sponsors, the Initial Purchasers, the Trust, the Servicer, the Special Servicer, the Certificate Administrator, the Trustee, or the mortgage loan sellers.

The foregoing information under this heading has been provided by Situs Holdings, LLC.  None of the Depositor, the underwriters, the Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator or any of their affiliates takes any responsibility for this information or makes any representation or warranty as to its accuracy or completeness.

Certain terms of the Pooling and Servicing Agreement regarding the Operating Advisor’s removal, replacement, resignation or transfer are described under “The Pooling and Servicing Agreement—Operating Advisor” in this free writing prospectus.  Certain limitations on the Operating Advisor’s liability under the Pooling and Servicing Agreement are described under “The Pooling and Servicing Agreement—Certain Matters Regarding the Depositor, the Master Servicer, the Special Servicer and the Operating Advisor” in this free writing prospectus.

For further information regarding the rights and obligations of the Operating Advisor under the Pooling and Servicing Agreement, see “The Pooling and Servicing Agreement—Operating Advisor” in this free writing prospectus.

Servicers

General

Each of the Master Servicer (directly or through one or more sub-servicers (which includes the primary servicers)) and the Special Servicer will be required to service and administer the Mortgage

Loans and the Companion Loan for which it is responsible as described under “The Pooling and Servicing Agreement—Servicing of the Mortgage Loans” in this free writing prospectus.  The Master Servicer may delegate and/or assign some or all of its servicing obligations and duties with respect to some or all of the Mortgage Loans for which it is responsible to one or more third party sub-servicers, with the consent of the Depositor.  The Master Servicer will be responsible for paying the servicing fees of any sub-servicer.  Notwithstanding any sub-servicing agreement, the Master Servicer will remain primarily liable to the Trustee, the Certificateholders and the Companion Loan Holder for the servicing and administering of the Mortgage Loans and the Companion Loan in accordance with the provisions of the Pooling and Servicing Agreement without diminution of such obligation or liability by virtue of such sub-servicing agreement.  The Special Servicer will not be permitted to appoint sub-servicers with respect to any of its servicing obligations and duties, other than in the limited circumstances described under “The Pooling and Servicing Agreement—Servicing of the Mortgage Loans” in this free writing prospectus.

The Master Servicer

Wells Fargo Bank, National Association (“Wells Fargo”) will act as the master servicer for the Mortgage Loans and the Companion Loan (in such capacity, the “Master Servicer”). Wells Fargo is a national banking association organized under the laws of the United States of America, and is a wholly-owned direct and indirect subsidiary of Wells Fargo & Company.  On December 31, 2008, Wells Fargo & Company acquired Wachovia Corporation, the owner of Wachovia Bank, National Association (“Wachovia”), and Wachovia Corporation merged with and into Wells Fargo & Company.  On March 20, 2010, Wachovia merged with and into Wells Fargo.  Like Wells Fargo, Wachovia acted as master servicer of securitized commercial and multifamily mortgage loans and, following the merger of the holding companies, Wells Fargo and Wachovia integrated their two servicing platforms under a senior management team that is a combination of both legacy Wells Fargo managers and legacy Wachovia managers.

The principal west coast commercial mortgage master servicing offices of Wells Fargo are located at MAC A0227-020, 1901 Harrison Street, Oakland, California 94612.  The principal east coast commercial mortgage master servicing offices of Wells Fargo are located at MAC D1086, 550 South Tryon Street, Charlotte, North Carolina 28202.

Wells Fargo has been master servicing securitized commercial and multifamily mortgage loans in excess of ten years.  Wells Fargo’s primary servicing system runs on McCracken Financial Solutions software, Strategy CS.  Wells Fargo reports to trustees and certificate administrators in the CREFC® format.  The following table sets forth information about Wells Fargo’s portfolio of master or primary serviced commercial and multifamily mortgage loans (including loans in securitization transactions and loans owned by other investors) as of the dates indicated:

Commercial and Multifamily Mortgage Loans	As of 12/31/2010	As of 12/31/2011	As of 12/31/2012	As of 6/30/2013
By Approximate Number:	39,125	38,132	35,189	33,829
By Approximate Aggregate Unpaid Principal Balance (in billions):	$451.09	$437.68	$428.52	$429.05

Within this portfolio, as of June 30, 2013, are approximately 24,107 commercial and multifamily mortgage loans with an unpaid principal balance of approximately $352.6 billion related to commercial mortgage-backed securities or commercial real estate collateralized debt obligation securities.  In addition to servicing loans related to commercial mortgage-backed securities and commercial real estate collateralized debt obligation securities, Wells Fargo also services whole loans for itself and a variety of investors.  The properties securing loans in Wells Fargo’s servicing portfolio, as of June 30, 2013, were located in all 50 states, the District of Columbia, Guam, Mexico, the Bahamas, the Virgin Islands and Puerto Rico and include retail, office, multifamily, industrial, hotel and other types of income-producing properties.

In its master servicing and primary servicing activities, Wells Fargo utilizes a mortgage-servicing technology platform with multiple capabilities and reporting functions.  This platform allows Wells Fargo to process mortgage servicing activities including, but not limited to: (i) performing account maintenance; (ii) tracking borrower communications; (iii) tracking real estate tax escrows and payments, insurance escrows and payments, replacement reserve escrows and operating statement data and rent rolls; (iv) entering and updating transaction data; and (v) generating various reports.

The following table sets forth information regarding principal and interest advances and servicing advances made by Wells Fargo, as master servicer, on commercial and multifamily mortgage loans included in commercial mortgage-backed securitizations.  The information set forth below is the average amount of such advances outstanding over the periods indicated (expressed as a dollar amount and as a percentage of Wells Fargo’s portfolio, as of the end of each such period, of master serviced commercial and multifamily mortgage loans included in commercial mortgage-backed securitizations).

Period	Approximate Securitized Master-Serviced Portfolio (UPB)*	Approximate Outstanding Advances (P&I and PPA)*	Approximate Outstanding Advances as % of UPB
Calendar Year 2010	$350,208,413,696	$1,560,768,558	0.45%
Calendar Year 2011	$340,642,112,537	$1,880,456,070	0.55%
Calendar Year 2012	$331,765,453,800	$2,133,375,220	0.64%
YTD Q2 2013	$342,725,226,769	$2,271,943,829	0.66%

*	“UPB” means unpaid principal balance, “P&I” means principal and interest advances and “PPA” means property protection advances.

Wells Fargo is rated by Fitch, S&P and Morningstar as a primary servicer, a master servicer and a special servicer of commercial mortgage loans.  Wells Fargo’s servicer ratings by each of these agencies are outlined below:

	Fitch	S&P	Morningstar
Primary Servicer	CPS1-	Above Average	MOR CS2
Master Servicer	CMS1	Above Average	MOR CS2
Special Servicer	CSS2-	Above Average	MOR CS2

The long-term deposits of Wells Fargo are rated “AA-” by S&P, “Aa3” by Moody’s and “AA-” by Fitch.  The short-term deposits of Wells Fargo are rated “A-1+” by S&P, “P-1” by Moody’s and “F1+” by Fitch.

Wells Fargo has developed policies, procedures and controls relating to its servicing functions to maintain compliance with applicable servicing agreements and servicing standards, including procedures for handling delinquent loans during the period prior to the occurrence of a special servicing transfer event.  Wells Fargo’s master servicing policies and procedures are updated periodically to keep pace with the changes in the commercial mortgage-backed securities industry and have been generally consistent for the last three years in all material respects.  The only significant changes in Wells Fargo’s policies and procedures have come in response to changes in federal or state law or investor requirements, such as updates issued by the Federal National Mortgage Association or Federal Home Loan Mortgage Corporation.

Wells Fargo may perform any of its obligations under the Pooling and Servicing Agreement through one or more third-party vendors, affiliates or subsidiaries.  Notwithstanding the foregoing, the Master Servicer will remain responsible for its duties thereunder. Wells Fargo may engage third-party vendors to provide technology or process efficiencies.  Wells Fargo monitors its third-party vendors in compliance with its internal procedures and applicable law.  Wells Fargo has entered into contracts with third-party vendors for the following functions:

●	provision of Strategy and Strategy CS software;

●	tracking and reporting of flood zone changes;

●	abstracting of leasing consent requirements contained in loan documents;

●	legal representation;

●	assembly of data regarding buyer and seller (borrower) with respect to proposed loan assumptions and preparation of loan assumption package for review by Wells Fargo;

●	performance of property inspections;

●	performance of tax parcel searches based on property legal description, monitoring and reporting of delinquent taxes, and collection and payment of taxes; and

●	Uniform Commercial Code searches and filings.

Wells Fargo may also enter into agreements with certain firms to act as a primary servicer and to provide cashiering or non-cashiering sub-servicing on the Mortgage Loans.  Wells Fargo monitors and reviews the performance of sub-servicers appointed by it.  Generally, all amounts received by Wells Fargo on the Mortgage Loans will initially be deposited into a common clearing account with collections on other mortgage loans serviced by Wells Fargo and will then be allocated and transferred to the appropriate account as described in this free writing prospectus.  On the day any amount is to be disbursed by Wells Fargo, that amount is transferred to a common disbursement account prior to disbursement.

Wells Fargo will not have primary responsibility for custody services of original documents evidencing the Mortgage Loans.  On occasion, Wells Fargo may have custody of certain of such documents as are necessary for enforcement actions involving the Mortgage Loans or otherwise.  To the extent Wells Fargo performs custodial functions as a servicer, documents will be maintained in a manner consistent with the Servicing Standard.

A Wells Fargo proprietary website (www.wellsfargo.com/com/comintro) provides investors with access to investor reports for commercial mortgage-backed securitization transactions for which Wells Fargo is master servicer, and also provides borrowers with access to current and historical loan and property information for these transactions.

Wells Fargo & Company files reports with the SEC as required under the Exchange Act. Such reports include information regarding Wells Fargo and may be obtained at the website maintained by the SEC at www.sec.gov.

There are no legal proceedings pending against Wells Fargo, or to which any property of Wells Fargo is subject, that are material to the Certificateholders, nor does Wells Fargo have actual knowledge of any proceedings of this type contemplated by governmental authorities.

Pursuant to an interim servicing agreement between Wells Fargo and SMF I, a Sponsor, Wells Fargo acts as interim servicer with respect to certain mortgage loans owned from time to time by SMF I, including, prior to their inclusion in the Issuing Entity, some or all of the Mortgage Loans to be contributed to this securitization by SMF I.

Pursuant to an interim servicing agreement between Wells Fargo and CGMRC, a Sponsor and an Originator, Wells Fargo acts as interim servicer with respect to certain mortgage loans owned from time to time by CGMRC, including, prior to their inclusion in the Issuing Entity, some or all of the Mortgage Loans to be contributed to this securitization by CGMRC.

Pursuant to an interim servicing agreement between Wells Fargo and Rialto, a Sponsor and an Originator, Wells Fargo acts as interim servicer with respect to certain mortgage loans owned from time to time by Rialto, including, prior to their inclusion in the Issuing Entity, some or all of the Mortgage Loans to be contributed to this securitization by Rialto.

Pursuant to an interim servicing agreement between Wells Fargo and Bancorp, a Sponsor and an Originator, Wells Fargo acts as interim servicer with respect to certain mortgage loans owned from time to time by Bancorp, including, prior to their inclusion in the Issuing Entity, some or all of the Mortgage Loans to be contributed to this securitization by Bancorp.

The foregoing information has been provided by Wells Fargo.  None of the Depositor, the underwriters, the Special Servicer, the Operating Advisor, the Trustee, the Certificate Administrator or any of their affiliates takes any responsibility for this information or makes any representation or warranty as to its accuracy or completeness.

The Special Servicer

Midland Loan Services, a Division of PNC Bank, National Association, a national banking association (“Midland”), will act as the special servicer (in such capacity, the “Special Servicer”) and in such capacity will initially be responsible for the servicing and administration of the Specially Serviced Loans and REO Properties, and in certain circumstances, will review, evaluate and provide or withhold consent as to certain major decisions and other transactions relating to non-Specially Serviced Loans, pursuant to the Pooling and Servicing Agreement.

Midland’s principal servicing office is located at 10851 Mastin Street, Building 82, Suite 300, Overland Park, Kansas 66210.

Midland is a real estate financial services company that provides loan servicing, asset management and technology solutions for large pools of commercial and multifamily real estate assets.  Midland is approved as a master servicer, special servicer and primary servicer for investment-grade commercial and multifamily mortgage-backed securities by Standard & Poor’s Rating Services, Moody’s Investors Service, Inc., Fitch Ratings, Inc., and Morningstar Credit Ratings, LLC.  Midland has received the highest rankings as a master, primary and special servicer of real estate assets under U.S. commercial and multifamily mortgage-backed securities transactions from Standard & Poor’s Rating Services, Fitch Ratings, Inc., and Morningstar Credit Ratings, LLC. For each category, Standard & Poor’s Rating Services ranks Midland as “Strong”, Fitch Ratings, Inc. ranks Midland as “1”, and Morningstar Credit Ratings, LLC ranks Midland as “CS1”. Midland is also a HUD/FHA-approved mortgagee and a Fannie Mae-approved multifamily loan servicer.

Midland has detailed operating procedures across the various servicing functions to maintain compliance with its servicing obligations and the servicing standards under Midland’s servicing agreements, including procedures for managing delinquent and special serviced loans. The policies and procedures are reviewed annually and centrally managed.  Furthermore Midland’s disaster recovery plan is reviewed annually.

Midland will not have primary responsibility for custody services of original documents evidencing the underlying mortgage loans. Midland may from time to time have custody of certain of such documents as necessary for enforcement actions involving particular mortgage loans or otherwise. To the extent that Midland has custody of any such documents for any such servicing purposes, such documents will be maintained in a manner consistent with the servicing standard.

No securitization transaction involving commercial or multifamily mortgage loans in which Midland was acting as master servicer, primary servicer or special servicer has experienced a servicer event of default as a result of any action or inaction of Midland as master servicer, primary servicer or special servicer, as applicable, including as a result of Midland’s failure to comply with the applicable servicing criteria in connection with any securitization transaction. Midland has made all advances required to be made by it under the servicing agreements on the commercial and multifamily mortgage loans serviced by Midland in securitization transactions.

From time-to-time Midland is a party to lawsuits and other legal proceedings as part of its duties as a loan servicer (e.g., enforcement of loan obligations) and/or arising in the ordinary course of business. Midland does not believe that any such lawsuits or legal proceedings would, individually or in the aggregate, have a material adverse effect on its business or its ability to service loans pursuant to the pooling and servicing agreement.

Midland currently maintains an Internet-based investor reporting system, CMBS Investor Insight®, that contains performance information at the portfolio, loan and property levels on the various commercial mortgage-backed securities transactions that it services. Certificateholders, prospective transferees of the certificates and other appropriate parties may obtain access to CMBS Investor Insight through Midland’s website at www.pnc.com/midland.  Midland may require registration and execution of an access agreement in connection with providing access to CMBS Investor Insight.

As of June 30, 2013, Midland was servicing approximately 32,086 commercial and multifamily mortgage loans with a principal balance of approximately $298 billion.  The collateral for such loans is located in all 50 states, the District of Columbia, Puerto Rico, Guam and Canada.  Approximately 11,337 of such loans, with a total principal balance of approximately $129 billion, pertain to commercial and multifamily mortgage-backed securities.  The related loan pools include multifamily, office, retail, hospitality and other income-producing properties.  As of June 30, 2013, Midland was named the special servicer in approximately 129 commercial mortgage-backed securities transactions with an aggregate outstanding principal balance of approximately $76 billion.  With respect to such transactions as of such date, Midland was administering approximately 144 assets with an outstanding principal balance of approximately $1.0 billion.

Midland has been servicing mortgage loans in CMBS transactions since 1992.  The table below contains information on the size of the portfolio of commercial and multifamily mortgage loans in CMBS and other servicing transactions for which Midland has acted as master and/or primary servicer from 2010 to 2012.

Portfolio Size – Master/Primary Servicing	Calendar Year End (Approximate amounts in billions)
	2010	2011	2012
CMBS	$136	$130	$115
Other	$133	$137	$167
Total	$269	$267	$282

Midland has acted as a special servicer for commercial and multifamily mortgage loans in CMBS transactions since 1992.  The table below contains information on the size of the portfolio of specially serviced commercial and multifamily mortgage loans and REO properties that have been referred to Midland as special servicer in CMBS transactions from 2010 to 2012.

Portfolio Size – Special Servicing	Calendar Year End (Approximate amounts in billions)
	2010	2011	2012
Total	$63	$75	$82

Midland may enter into one or more arrangements with the Controlling Class Representative, a Controlling Class Certificateholder, the Companion Loan Holder, the other Certificateholders (or an affiliate or a third-party representative of one or more of the preceding) or any other person with the right to appoint or remove and replace the Special Servicer to provide for a discount and/or revenue sharing with respect to certain of the special servicer compensation in consideration of, among other things, Midland’s appointment (or continuance) as Special Servicer under the Pooling and Servicing Agreement and the related Intercreditor Agreement and limitations on the right of such person to replace the Special Servicer.  See “Risk Factors—Other Potential Conflicts of Interest May Affect Your Investment” in this free writing prospectus.

Pursuant to an interim servicing agreement between Midland and GSMC and certain of its affiliates, Midland acts as interim servicer with respect to certain of the Mortgage Loans owned by GSMC and such affiliates from time to time, including, prior to their inclusion in the issuing entity, all of the Mortgage Loans to be sold to the depositor by GSMC.

Eightfold Real Estate Capital Fund III, L.P. or one of its affiliates, which is expected to serve as the initial Controlling Class Representative (and initial Directing Holder with respect to all of the Mortgage Loans other than the Walpole Mortgage Loan), engaged Midland as an independent contractor to conduct the due diligence with respect to the underlying Mortgage Loans.

Midland is a division of PNC Bank, National Association (“PNC Bank”). PNC Bank is the single tenant at a Mortgaged Property identified on Annex A to this free writing prospectus as PNC Bank.

Midland performs cash management and other services on behalf of Store Capital Corporation, which is a guarantor of a Mortgage Loan secured by the Mortgaged Property identified on Annex A to this free writing prospectus as St. Augustine.

The foregoing information regarding Midland under the heading “—Servicers—The Special Servicer” has been provided by Midland.  None of the Depositor, the underwriters, the Master Servicer, the Operating Advisor, the Trustee, the Certificate Administrator, or any of their affiliates takes any responsibility for this information or makes any representation or warranty as to its accuracy or completeness.

The Special Servicer will be required to pay all expenses incurred in connection with its responsibilities under the Pooling and Servicing Agreement (subject to reimbursement as described in this free writing prospectus).

The Special Servicer may be terminated, with respect to the Mortgage Loans serviced under the Pooling and Servicing Agreement, without cause by (i) the applicable Certificateholders (if an applicable Control Termination Event has occurred and is continuing), and (ii) the applicable Directing Holder (for so long as a Control Termination Event with respect to such Directing Holder does not exist), as described in “The Pooling and Servicing Agreement—Termination of the Special Servicer” in this free writing prospectus.

The Special Servicer may resign under the Pooling and Servicing Agreement as described under “The Pooling and Servicing Agreement—Certain Matters Regarding the Depositor, the Master Servicer, the Special Servicer and the Operating Advisor” in this free writing prospectus.

Certain duties and obligations of Midland as the special servicer and the provisions of the Pooling and Servicing Agreement are described under “The Pooling and Servicing Agreement—Servicing of the Mortgage Loans,” “—Enforcement of ‘Due-On-Sale’ and ‘Due-On-Encumbrance’ Clauses,” “—Inspections,” and “Description of the Offered Certificates—Appraisal Reductions” in this free writing prospectus.  Midland’s ability to waive or modify any terms, fees, penalties or payments on the Mortgage Loans and the potential effect of that ability on the potential cash flows from the Mortgage Loans are described under “—Realization Upon Mortgage Loans—Waivers and Amendments” below.

The Special Servicer and various related persons and entities will be entitled to be indemnified by the issuing entity for certain losses and liabilities incurred by the Special Servicer as described under “The Pooling and Servicing Agreement—Certain Matters Regarding the Depositor, the Master Servicer, the Special Servicer and the Operating Advisor” in this free writing prospectus.

Servicing Compensation, Operating Advisor Compensation and Payment of Expenses

Master Servicing Compensation.  The fee of the Master Servicer (the “Servicing Fee”) will be payable monthly from amounts received in respect of the related Mortgage Loan or Companion Loan (including if it is or is part of a Specially Serviced Loan) or any successor REO Mortgage Loan or successor REO Companion Loan.  With respect to each Mortgage Loan and Companion Loan (including each Specially Serviced Loan) or any successor REO Mortgage Loan or successor REO Companion Loan, the Servicing Fee will: (a) accrue on the related Stated Principal Balance at a fixed annual rate (the “Servicing Fee Rate”), which, together with the CREFC® Intellectual Property Royalty License Fee Rate, the Trustee/Certificate Administrator Fee Rate and the Operating Advisor Fee Rate (in the case of a Mortgage Loan), is equal to the per annum rate set forth on Annex A to this free writing prospectus as the

Administrative Fee Rate with respect to such Mortgage Loan or Companion Loan; (b) be calculated on the same basis as interest is calculated on the related Mortgage Loan or Companion Loan and (c) be prorated for partial periods.  The Servicing Fee includes all amounts required to be paid to any primary or sub servicer.

With respect to any Distribution Date, the Master Servicer will be entitled to retain any Prepayment Interest Excesses received on the Mortgage Loans to the extent not needed to make Compensating Interest Payments.  In addition to the Servicing Fee, the Master Servicer will be entitled to retain, as additional servicing compensation (a) a specified percentage (which may be 0%) of Excess Modification Fees, Excess Penalty Charges, Consent Fees, Ancillary Fees (other than fees for insufficient or returned checks) and Assumption Fees with respect to each Mortgage Loan and Companion Loan (which may be zero), (b) 100% of any assumption application fees with respect to each Mortgage Loan and Companion Loan that is not, and is not part of, a Specially Serviced Loan and any fee actually paid by a borrower in connection with the defeasance of a Mortgage Loan (or Whole Loan, if applicable) and (c) 100% of fees for insufficient or returned checks actually received from borrowers on all Mortgage Loans (or Whole Loan, if applicable).  The Master Servicer also is authorized but not required to invest or direct the investment of funds held in the Collection Account in certain investments permitted under the terms of the Pooling and Servicing Agreement, and the Master Servicer will be entitled to retain any interest or other income earned on those funds and will bear any losses resulting from the investment of these funds, except as set forth in the Pooling and Servicing Agreement.  The Master Servicer also is entitled to retain any interest earned on any servicing escrow account to the extent the interest is not required to be paid to the related borrowers.

Although the Master Servicer is required to service and administer the pool of Mortgage Loans and the Companion Loan in accordance with the Servicing Standard and, accordingly, without regard to its rights to receive compensation under the Pooling and Servicing Agreement, additional servicing compensation in the nature of assumption and modification fees may under certain circumstances provide the Master Servicer with an economic disincentive to comply with this standard.

The Master Servicer will be entitled to designate a portion of the Servicing Fee accrued on the Mortgage Loans and the Companion Loan at a specified rate per annum, the right to which portion will be transferable by the Master Servicer to other parties. That specified rate will be subject to reduction at any time following any resignation of the Master Servicer or any termination of the Master Servicer for cause, in each case to the extent reasonably necessary for the trustee to appoint a successor Master Servicer that satisfies the requirements of the Pooling and Servicing Agreement.

“Consent Fees” means, with respect to any Mortgage Loan (or Whole Loan, if applicable), any and all fees actually paid by a borrower with respect to any consent or approval required pursuant to the terms of the Mortgage Loan (or Whole Loan) documents that does not involve a modification evidenced by a signed writing, assumption, extension, waiver or amendment of the terms of the Mortgage Loan (or Whole Loan) documents.

“Excess Modification Fees” means, with respect to any Mortgage Loan (or Whole Loan, if applicable), the sum of (A) the excess of (i) any and all Modification Fees with respect to a modification, waiver, extension or amendment of any of the terms of a Mortgage Loan (or Whole Loan, if applicable), over (ii) all unpaid or unreimbursed Advances and additional trust fund expenses (including, without limitation, interest on Advances to the extent not otherwise paid or reimbursed by the borrower (including indirect reimbursement from Penalty Charges or otherwise), but excluding (1) Special Servicing Fees, Workout Fees and Liquidation Fees and (2) Borrower Delayed Reimbursements) outstanding or previously incurred on behalf of the Issuing Entity with respect to the related Mortgage Loan (or Whole Loan, if applicable) and reimbursed from such Modification Fees (which additional trust fund expenses will be reimbursed from such Modification Fees) and (B) expenses previously paid or reimbursed from Modification Fees as described in the preceding clause (A), which expenses have been recovered from the related borrower as Penalty Charges, specific reimbursements or otherwise.  All Excess Modification Fees earned by the Special Servicer will be required to offset any future Workout Fees or Liquidation Fees payable with respect to the related Mortgage Loan (or Whole Loan) or REO Property; provided that if the Mortgage Loan (or Whole Loan) ceases being a Corrected Loan, and is subject to a subsequent modification, any Excess Modification Fees earned by the Special Servicer prior to such Mortgage Loan (or Whole Loan) ceasing to be a Corrected Loan will no longer be offset against future Liquidation Fees and Workout Fees unless such Mortgage Loan (or Whole Loan) ceased to be a Corrected Loan within 18 months of it becoming a modified Mortgage Loan.  In such case, the Special Servicer will be entitled to a Liquidation Fee or Workout Fee (to the extent not previously offset) with respect to the new modification, waiver, extension or amendment or future liquidation of the Specially Serviced Loan or related REO Property (including in connection with a repurchase, sale, refinance, discounted or final payoff or other liquidation); provided that any Excess Modification Fees earned and paid to the Special Servicer in connection with such subsequent modification, waiver, extension or amendment will be applied to offset such Liquidation Fee or Workout Fee to the extent described above.  Within any prior 12-month period, all Excess Modification Fees earned by the Master Servicer or the Special Servicer (after taking into account any offset described above applied during such 12-month period) with respect to any Mortgage Loan will be subject to a cap of 1% of the outstanding principal balance of such Mortgage Loan after giving effect to such transaction, subject to a minimum fee of $25,000.

“Borrower Delayed Reimbursements” means any unpaid or unreimbursed additional expenses (including, without limitation, Advances and interest on Advances) that the related borrower is required pursuant to a written modification agreement to pay in the future to the Issuing Entity in its capacity as owner of the related Mortgage Loan.

“Modification Fees” means, with respect to any Mortgage Loan (or Whole Loan, if applicable), any and all fees collected from the related borrower with respect to a modification, extension, waiver or amendment that modifies, extends, amends or waives any term of the Mortgage Loan or Whole Loan documents (as evidenced by a signed writing) agreed to by the Master Servicer or the Special Servicer (other than all Assumption Fees, assumption application fees, Consent Fees and defeasance fees).

“Penalty Charges” means, with respect to any Mortgage Loan (or Whole Loan, if applicable) (or successor REO Mortgage Loan or successor REO Companion Loan), any amounts actually collected thereon from the borrower that represent default charges, penalty charges, late fees and default interest, and excluding any Excess Interest (and in the case of the Whole Loan, allocable to the Whole Loan pursuant to the related Co-Lender Agreement).

“Ancillary Fees” means, with respect to any Mortgage Loan (or Whole Loan, if applicable), any and all demand fees, beneficiary statement charges, fees for insufficient or returned checks and other usual and customary charges and fees (other than Modification Fees, Consent Fees, Penalty Charges, defeasance fees, Assumption Fees and assumption application fees) actually received from the borrower.

“Excess Penalty Charges” means, with respect to any Mortgage Loan (or Whole Loan, if applicable) and any Collection Period, the sum of (A) the excess of (i) any and all Penalty Charges collected in respect of such Mortgage Loan (or Whole Loan, if applicable) during the Collection Period, over (ii) all unpaid or unreimbursed additional expenses (including without limitation reimbursement of Advances and interest thereon to the extent not otherwise paid or reimbursed by the borrower, but excluding Special Servicing Fees, Workout Fees and Liquidation Fees) outstanding or previously incurred on behalf of the Issuing Entity (and, if applicable, the related Companion Loan Holder) with respect to any Mortgage Loan  (or Whole Loan, if applicable) and reimbursed from such Penalty Charges (which additional expenses will be reimbursed from such Penalty Charges) and (B) expenses previously paid or reimbursed from Penalty Charges as described in the preceding clause (A), which expenses have been recovered from the related borrower or otherwise.

“Assumption Fees” means, with respect to any Mortgage Loan (or Whole Loan, if applicable), any and all assumption fees with respect to a transfer of a related Mortgaged Property or interests in a related borrower (excluding assumption application fees).

Special Servicing Compensation.  The principal compensation to be paid to the Special Servicer in respect of its special servicing activities will be the Special Servicing Fee, the Workout Fee and the Liquidation Fee.

The “Special Servicing Fee” will accrue with respect to each Specially Serviced Loan at the applicable Special Servicing Fee Rate calculated on the basis of the Stated Principal Balance of the related Specially Serviced Loan on the same basis as interest is calculated on the related Specially Serviced Loans and will be prorated for partial periods, and will be payable monthly from general collections on all the Mortgage Loans and any REO Properties.

“Special Servicing Fee Rate” means (a) 0.25% per annum or (b) if such rate in clause (a) would result in a Special Servicing Fee with respect to a Specially Serviced Loan or REO Property that would be less than $3,500 in any given month, then the Special Servicing Fee Rate for such month for such Specially Serviced Loan or REO Property will be the higher per annum rate as would result in a Special Servicing Fee equal to $3,500 for such month with respect to such Specially Serviced Loan or REO Property.

The “Workout Fee” will generally be payable with respect to each Corrected Loan and will be calculated by application of the applicable Workout Fee Rate to each collection of interest (excluding Excess Interest) and principal received on that Corrected Loan, for so long as it remains a Corrected Loan; provided that no Workout Fee will be payable by the Issuing Entity with respect to any Corrected Loan if and to the extent that the Corrected Loan became a Specially Serviced Loan under clause (g) of the definition of “Specially Serviced Loan” (and no other clause of that definition) and no event of default actually occurs, unless the Mortgage Loan or Whole Loan is modified by the Special Servicer in accordance with the terms of the Pooling and Servicing Agreement; provided, further that if a Mortgage Loan becomes a Specially Serviced Loan only because of an event described in clause (a) of the definition of “Specially Serviced Loan” and the related collection of interest and principal is received within 90 days following the related maturity date in connection with the full and final payoff or refinancing of the related Mortgage Loan or Whole Loan, the Special Servicer will not be entitled to collect a Workout Fee, but may collect and retain appropriate fees from the related borrower in connection with such workout.  The Workout Fee with respect to any Specially Serviced Loan that becomes a Corrected Loan will be reduced by any Excess Modification Fees paid by or on behalf of the related borrower with respect to such Mortgage Loan or Whole Loan as described in the definition of “Excess Modification Fees,” but only to the extent those fees have not previously been deducted from a Workout Fee or Liquidation Fee.

The Workout Fee with respect to any Corrected Loan will cease to be payable if the Corrected Loan again becomes a Specially Serviced Loan but will become payable again if and when the Mortgage Loan (or Whole Loan, if applicable) again becomes a Corrected Loan.

The “Workout Fee Rate” will be a rate equal to the lesser of  (a) 1.0% with respect to any Corrected Loan and (b) such lower rate as would result in a workout fee of $1,000,000 when applied to each expected payment of principal and interest on any Mortgage Loan (or Whole Loan, if applicable) from the date such mortgage loan becomes a Corrected Loan, through and including the related maturity date (or if the rate in clause (a) above would result in a Workout Fee that would be less than $25,000 when applied to each expected payment of principal and interest on any Mortgage Loan (or Whole Loan, if applicable) from the date such Mortgage Loan (or Whole Loan, if applicable) becomes a Corrected Loan through and including the then related maturity date, then the Workout Fee Rate will be a rate equal to such higher rate as would result in a Workout Fee equal to $25,000 when applied to each expected payment of principal and interest on such Mortgage Loan (or Whole Loan, if applicable) from the date such Mortgage Loan (or Whole Loan, if applicable) becomes a Corrected Loan through and including the then related maturity date).

If the Special Servicer resigns or is terminated other than for cause, it will receive any Workout Fees payable on Mortgage Loans and Whole Loan that were Corrected Loans at the time of the resignation or termination or for which the resigning or terminated Special Servicer had cured the event of default through a modification, restructuring or workout negotiated by the Special Servicer and evidenced by a signed writing, but which had not as of the time the Special Servicer resigned or was terminated become a Corrected Loan solely because the borrower had not had sufficient time to make three consecutive full and timely Monthly Payments and which subsequently becomes a Corrected Loan as a result of the borrower making such three consecutive timely Monthly Payments, but such fee will cease to be payable in each case if the Corrected Loan again becomes a Specially Serviced Loan.  The successor Special Servicer will not be entitled to any portion of those Workout Fees.

A “Liquidation Fee” will be payable with respect to each Specially Serviced Loan as to which the Special Servicer obtains a full or discounted payoff (or unscheduled partial payment to the extent such prepayment is required by the Special Servicer as a condition to a workout) from the related borrower and, except as otherwise described below, with respect to any Mortgage Loan repurchased or substituted for by a Sponsor and, any Specially Serviced Loan or any REO Property as to which the Special Servicer receives any Liquidation Proceeds, insurance proceeds or condemnation proceeds.  The Liquidation Fee for each Mortgage Loan, Specially Serviced Loan or REO Property will be payable from, and will be calculated by application of the Liquidation Fee Rate, to the related payment or proceeds; provided that the Liquidation Fee with respect to any Specially Serviced Loan or REO Property will be reduced by the amount of any Excess Modification Fees paid by or on behalf of the related borrower with respect to the Specially Serviced Loan or REO Property as described in the definition of “Excess Modification Fees,” but only to the extent those fees have not previously been deducted from a Workout Fee or Liquidation Fee; provided, further that if a Mortgage Loan becomes a Specially Serviced Loan only because of an event described in clause (a) of the definition of “Specially Serviced Loan” and the related proceeds are received within 90 days following the related maturity date in connection with the full and final payoff or refinancing of the related Mortgage Loan, the Special Servicer will not be entitled to collect a Liquidation Fee, but may collect and retain appropriate fees from the related borrower in connection with such liquidation; provided, however, that, except as contemplated by each of the immediately preceding provisos and the second following paragraph, no Liquidation Fee will be less than $25,000.

The “Liquidation Fee Rate” will be a rate equal to the lesser of (a)  such rate as would result in a Liquidation Fee of $1,000,000 and (b) 1.0%, with respect to each Mortgage Loan repurchased or substituted for by a Sponsor, each Specially Serviced Loan and each REO Property.

Notwithstanding anything to the contrary described above, no Liquidation Fee will be payable based upon, or out of, Liquidation Proceeds received in connection with (i) the repurchase of, or substitution for, any Mortgage Loan by the applicable Sponsor for a Material Document Defect or Material Breach, as applicable, within 180 days of the discovery or receipt of notice by the Sponsor of the Material Document Defect or Material Breach, as applicable, that gave rise to the particular repurchase or substitution obligation,  (ii) the purchase of any Specially Serviced Loan by a mezzanine loan holder, if any (based on a purchase option set forth under the related intercreditor agreement), within 90 days of the date that the first purchase option related to the subject Servicing Transfer Event first becomes exercisable; or (iii) the purchase or other acquisition of all of the Mortgage Loans and REO Properties (or the Issuing Entity’s interest therein) in connection with an optional termination of the Issuing Entity.  The Special Servicer may not receive a Workout Fee and a Liquidation Fee with respect to the same proceeds collected on a Mortgage Loan.

“Liquidation Proceeds” means the amount (other than insurance proceeds and Condemnation Proceeds) received in connection with a liquidation of a Mortgage Loan, the Companion Loan, Mortgaged Property, REO Property or interest in a Mortgage Loan, the Companion Loan, Mortgaged Property or REO Property.

“Defaulted Mortgage Loan” means a Mortgage Loan (or Whole Loan) (i) that is delinquent at least sixty days in respect of its Monthly Payments or delinquent in respect of its balloon payment, if any, in either case such delinquency to be determined without giving effect to any grace period permitted by the related Mortgage or Mortgage Note and without regard to any acceleration of payments under the related Mortgage and Mortgage Note or (ii) as to which the Master Servicer or Special Servicer has, by written notice to the related borrower, accelerated the maturity of the indebtedness evidenced by the related Mortgage Note.

The Special Servicer will also be entitled to retain, as additional servicing compensation (a) a specified percentage (which may be 0%) of Excess Modification Fees, Excess Penalty Charges, Consent Fees, Ancillary Fees (other than fees for insufficient or returned checks) and Assumption Fees with respect to each Mortgage Loan or Whole Loan and 100% of any assumption application fees with respect to Specially Serviced Loans and (b) any interest or other income earned on deposits in the REO Accounts.

Although the Special Servicer is required to service and administer the pool of Mortgage Loans and the Companion Loan in accordance with the Servicing Standard and, accordingly, without regard to its rights to receive compensation under the Pooling and Servicing Agreement, additional servicing compensation in the nature of assumption and modification fees may under certain circumstances provide the Special Servicer with an economic disincentive to comply with this standard.

If at any time a Mortgage Loan or Whole Loan becomes a Specially Serviced Loan, the Special Servicer will be required to use its reasonable efforts to collect the amount of any Special Servicing Fee,  Liquidation Fee and/or Workout Fee from the related borrower pursuant to the related loan documents, including exercising all remedies available under such loan documents that would be in accordance with the Servicing Standard, specifically taking into account the costs or likelihood of success of any such collection efforts and the Realized Loss that would be incurred by Certificateholders in connection therewith as opposed to the Realized Loss that would be incurred as a result of not collecting such amounts from the related borrower.

With respect to each Collection Period, the Special Servicer will be required to deliver or cause to be delivered to the Certificate Administrator, without charge and within two business days following the related Determination Date, a report that discloses and contains an itemized listing of any Disclosable Special Servicer Fees received by the Special Servicer or any of its affiliates during the related Collection Period.

The Special Servicer and its affiliates will be prohibited from receiving or retaining any compensation or any other remuneration (including, without limitation, in the form of commissions, brokerage fees or rebates) from any person or entity (including, without limitation, the Issuing Entity, any borrower, any property manager, any guarantor or indemnitor in respect of a Mortgage Loan or the Companion Loan and any purchaser of any Mortgage Loan, the Companion Loan or REO Property) in connection with the disposition, workout or foreclosure of any Mortgage Loan (or Whole Loan, if applicable), the management or disposition of any REO Property, or the performance of any other special servicing duties under the Pooling and Servicing Agreement, other than as expressly provided for in the Pooling and Servicing Agreement; provided that such prohibition will not apply to the Permitted Special Servicer/Affiliate Fees.

“Disclosable Special Servicer Fees” means, with respect to any Mortgage Loan, Whole Loan or REO Property any compensation and other remuneration (including, without limitation, in the form of commissions, brokerage fees and rebates received or retained by the Special Servicer or any of its affiliates that is paid by any person or entity (including, without limitation, the Issuing Entity, any borrower, any property manager, any guarantor or indemnitor in respect of a Mortgage Loan or the Companion Loan and any purchaser of any Mortgage Loan, the Companion Loan or REO Property) in connection with the disposition, workout or foreclosure of any Mortgage Loan (or Whole Loan, if applicable), the management or disposition of any REO Property, and the performance by the Special Servicer or any such affiliate of any other special servicing duties under the Pooling and Servicing Agreement other than any special servicing compensation to which the Special Servicer is entitled under the Pooling and Servicing Agreement in the form of Excess Penalty Charges, Assumption Fees, Excess Modification Fees, Consent Fees, Ancillary Fees, extension fees or other income earned on deposits in the REO Accounts to the extent not reported in the CREFC® Reports.

“Permitted Special Servicer/Affiliate Fees” means any commercially reasonable treasury management fees, banking fees, insurance commissions and fees, and appraisal fees received or retained by the Special Servicer or any of its affiliates in connection with any services performed by such party with respect to any Mortgage Loan, the Companion Loan or REO Property, in each case, in accordance with the Pooling and Servicing Agreement.

Operating Advisor Compensation.  An operating advisor fee (the “Operating Advisor Fee”) will be payable to the Operating Advisor monthly from amounts received in respect of the Mortgage Loans and will accrue at the applicable Operating Advisor Fee Rate with respect to each Mortgage Loan on the Stated Principal Balance of the Mortgage Loan and will be calculated on the same interest accrual basis as the related Mortgage Loan and prorated for any partial periods.

The “Operating Advisor Fee Rate” with respect to each Interest Accrual Period is a rate equal to 0.00125% per annum.

An Operating Advisor Consulting Fee will be payable to the Operating Advisor with respect to each Major Decision on which the Operating Advisor has consultation rights.  The “Operating Advisor Consulting Fee” will be a fee for each such Major Decision equal to $12,000, or such lesser amount as the related borrower agrees to pay with respect to any Mortgage Loan (or Whole Loan, if applicable); provided that the Operating Advisor may in its sole discretion reduce the Operating Advisor Consulting Fee with respect to any Major Decision.

Each of the Operating Advisor Fee and the Operating Advisor Consulting Fee will be payable from funds on deposit in the Collection Account out of amounts otherwise available to make distributions on the Certificates as described in “The Pooling and Servicing Agreement—Withdrawals from the Collection Account” in this free writing prospectus, but with respect to the Operating Advisor Consulting Fee only to the extent that such fee is actually received from the related borrower.  If the Operating Advisor has consultation rights with respect to a Major Decision, the Pooling and Servicing Agreement will require the Master Servicer or the Special Servicer, as applicable, to use commercially reasonable efforts consistent with the Servicing Standard to collect the applicable Operating Advisor Consulting Fee from the related borrower in connection with such Major Decision, but only to the extent not prohibited by the loan documents.  The Master Servicer or Special Servicer, as applicable, will each be permitted to waive or reduce the amount of any such Operating Advisor Consulting Fee payable by the related borrower if it determines that such full or partial waiver is in accordance with the Servicing Standard but may in no event take any enforcement action with respect to the collection of such Operating Advisor Consulting Fee other than requests for collection; provided that the Master Servicer or the Special Servicer, as applicable, will be required to consult with the Operating Advisor prior to any such waiver or reduction.

Fees and Expenses.  The amounts available for distribution on the Certificates on any Distribution Date will generally be net of the following amounts:

Type/Recipient	Amount	Frequency	Source of Funds

Servicing Fee and Sub-Servicing Fee / Master Servicer
with respect to each Mortgage Loan (including an REO Mortgage Loan), will accrue on the related Stated Principal Balance at a rate, which together with the CREFC® Intellectual Property Royalty License Fee Rate, the Trustee/Certificate Administrator Fee Rate and the Operating Advisor Fee Rate, is equal to the per annum rate set forth on Annex A to this free writing prospectus as the Administrative Fee Rate with respect to such Mortgage Loan (calculated on the same basis as interest is calculated on the related Mortgage Loan and prorated for partial periods)
		monthly	interest collections

Additional Servicing Compensation / Master Servicer
–    a specified percentage (which may be 0%) of Excess Modification Fees, Excess Penalty Charges, Consent Fees, Ancillary Fees and Assumption Fees with respect to the Mortgage Loans (or Whole Loan, if applicable)
		from time to time	the related fee/ investment income

–    100% of assumption application fees on Mortgage Loans that are not (and are not the equivalent of) Specially Serviced Loans and any fee actually paid by a borrower in connection with the defeasance of a Mortgage Loan (or Whole Loan, if applicable)
from time to time

	– all investment income earned on amounts on deposit in the collection account and certain reserve accounts	monthly

Special Servicing	with respect to any Mortgage Loan that is (or is the	monthly	general

Type/Recipient	Amount	Frequency	Source of Funds

Fee/ Special Servicer
equivalent of) a Specially Serviced Loan or REO Mortgage Loan, will accrue at a rate equal to (a) 0.25% per annum or (b) if such rate in clause (a) would result in a special servicing fee with respect to such Mortgage Loan that would be less than $3,500 in any given month, then the special servicing fee rate for such month for such Mortgage Loan will be the higher per annum rate as would result in a Special Servicing Fee equal to $3,500 for such month with respect to such Mortgage Loan (in each case, calculated on the Stated Principal Balance and same basis as interest is calculated on the related Mortgage Loan and prorated for partial periods)
collections

Workout Fee / Special Servicer
with some limited exceptions, calculated at the lesser of (a) 1.0% with respect to any Corrected Loan and (b) such rate as would result in a Workout Fee of $1,000,000, when applied to each expected payment of principal and interest (excluding Excess Interest) with respect to any Mortgage Loan (or Whole Loan, if applicable) from the date such mortgage loan becomes a Corrected Loan, through and including the related maturity date (or if the rate in clause (a) above would result in a Workout Fee that would be less than $25,000 when applied to each expected payment of principal and interest (excluding Excess Interest) on any Mortgage Loan (or Whole Loan, if applicable) from the date such Mortgage Loan (or Whole Loan, if applicable) becomes a Corrected Loan through and including the then related maturity date, then the Workout Fee Rate will be a rate equal to such higher rate as would result in a Workout Fee equal to $25,000 when applied to each expected payment of principal and interest (excluding Excess Interest) on such Mortgage Loan (or Whole Loan, if applicable) from the date such Mortgage Loan (or Whole Loan, if applicable) becomes a Corrected Loan through and including the then related maturity date)
		monthly	the related collections of principal and interest

Liquidation Fee / Special Servicer
calculated at the lesser of (a) 1.0% and (b) such rate as would result in a Liquidation Fee of $1,000,000, when applied to each recovery by the Special Servicer of Liquidation Proceeds, insurance proceeds, condemnation proceeds and/or other payments, with respect to each Mortgage Loan repurchased or substituted, each Specially Serviced Loan and each REO Property; provided, however, that, except as contemplated in the definition of “Liquidation Fee”, no Liquidation Fee will be less than $25,000
		upon receipt of such proceeds and payments	the related Liquidation Proceeds, insurance proceeds, condemnation proceeds and borrower payments

Additional Special Servicing Compensation/ Special Servicer	– a specified percentage (which may be 0%) of Excess Modification Fees, Excess Penalty Charges, Consent Fees, Ancillary Fees and Assumption Fees with respect to the Mortgage Loans	from time to time	the related fee/ investment income

–    100% of assumption application fees on Specially Serviced Loans (or the equivalent) and any fee actually paid by a borrower in connection with the defeasance of a Mortgage Loan (or Whole Loan, if applicable)
from time to time
	– all investment income received on funds in any REO	from time to

Type/Recipient	Amount	Frequency	Source of Funds

	account	time

Trustee/Certificate Administrator Fee / Trustee/Certificate Administrator
with respect to each Mortgage Loan (including an REO Mortgage Loan), will accrue at a per annum rate equal to 0.00185% on the Stated Principal Balance of the related Mortgage Loan (calculated on the same basis as interest is calculated on the related Mortgage Loan and prorated for partial periods)
		monthly	general collections

Operating Advisor Fee / Operating Advisor
with respect to each Mortgage Loan (including an REO Mortgage Loan), will accrue at a per annum rate equal to 0.00125% on the Stated Principal Balance of the related Mortgage Loan (calculated on the same basis as interest is calculated on the related Mortgage Loan and prorated for any partial periods)
		monthly	general collections

Operating Advisor Consulting Fee / Operating Advisor
a fee in connection with each Major Decision for which the Operating Advisor has consulting rights equal to $12,000 or such lesser amount as the related borrower agrees to pay with respect to any Mortgage Loan
		time to time	paid by related borrower

Property Advances / Master Servicer and Trustee	to the extent of funds available, the amount of any Property Advances	time to time	collections on the related loan, then default interest/late payment fees collected on any loan, or if not recoverable or in the case of Workout-Delayed Reimbursement Amounts, from general collections

Interest on Property Advances / Master Servicer and Trustee	at Prime Rate	when advance is reimbursed	first from default interest/late payment fees and modification fees collected on the related loan, then default interest/late payment fees collected on any loan, then from general collections

P&I Advances / Master Servicer and Trustee	to the extent of funds available, the amount of any P&I Advances	time to time	collections on the related loan, then default interest/late payment fees collected on any loan, or if not recoverable or in the case of Workout-Delayed Reimbursement Amounts, from

Type/Recipient	Amount	Frequency	Source of Funds

general collections

Interest on P&I Advances / Master Servicer and Trustee	at Prime Rate	when advance is reimbursed	first from default interest/late payment fees and modification fees collected on the related loan, then default interest/late payment fees collected on any loan, then from general collections

Indemnification Expenses / Depositor, Certificate Administrator, paying agent, custodian, Certificate Registrar, Trustee, Operating Advisor, Master Servicer and Special Servicer
amounts for which the Depositor, the Certificate Administrator, the paying agent, the custodian, the Certificate Registrar, the Trustee, the Operating Advisor, the Master Servicer (for itself or on behalf of certain indemnified sub-servicers) and the Special Servicer are entitled to indemnification.
		time to time	general collections

Certain Affiliates and Relationships

The Depositor and its affiliates are playing several roles in this transaction.  The Depositor is an affiliate of CGMRC, a Sponsor and an Originator, Citigroup Global Markets Inc., one of the underwriters, and Citibank, the Certificate Administrator, Certificate Registrar, paying agent and Custodian.  In addition, GSMC, a Sponsor and an Originator, is an affiliate of Goldman Sachs & Co., one of the underwriters.

Goldman Sachs Bank USA, an affiliate of Goldman Sachs Mortgage Company, provides warehouse financing to RMF Partner, LLC, an affiliate of Rialto Mortgage Finance, LLC, through a repurchase facility.  As of September 9, 2013, nine of the Mortgage Loans that Rialto Mortgage Finance, LLC will transfer to the Depositor with an aggregate principal balance of approximately $130,433,823 as of the cut-off date are subject to that repurchase facility.  In addition to those nine mortgage loans, it is expected that three other mortgage loans that Rialto Mortgage Finance, LLC will transfer to the depositor, with a principal balance of approximately $27,587,198 as of the cut-off date, will be subject to that repurchase facility as of the date of initial issuance of the certificates.  Proceeds received by Rialto Mortgage Finance, LLC or an affiliate in connection with the contribution of Mortgage Loans to this securitization transaction will be applied, among other things, to reacquire the financed Mortgage Loans and make payments to Goldman Sachs Bank USA as the repurchase agreement counterparty.

GSMC provides warehouse financing to SMF I through a repurchase facility.  All of the Mortgage Loans that SMF I will transfer to the depositor are subject to that repurchase facility.  Proceeds received by SMF I in connection with the contribution of Mortgage Loans to this securitization transaction will be applied, among other things, to reacquire the financed Mortgage Loans and make payments to GSMC as the repurchase agreement counterparty.

Citibank provides warehouse financing to RAIT Funding, LLC through a repurchase facility.  All of the Mortgage Loans that RAIT Funding, LLC will transfer to the depositor are subject to that repurchase facility.  Proceeds received by RAIT Funding, LLC in connection with the contribution of Mortgage Loans to this securitization transaction will be applied, among other things, to reacquire the financed Mortgage Loans and make payments to Citibank, N.A. as the repurchase agreement counterparty.

Citibank provides warehouse financing to RCMC through a repurchase facility.  All of the Mortgage Loans that RCMC will transfer to the Depositor are subject to that repurchase facility.  Proceeds received by RCMC in connection with the contribution of Mortgage Loans to this securitization transaction will be applied, among other things, to reacquire the financed Mortgage Loans and make payments to Citibank, N.A. as the repurchase agreement counterparty.

With respect to the Walpole Mortgage Loan, which represents approximately 1.6% of the Initial Pool Balance, Rialto Mortgage Finance, LLC, an Originator and a Sponsor, or an affiliate thereof will, as of the date of initial issuance of the offered certificates, hold the Walpole Companion Loan, and will be the initial Directing Holder with respect to the Walpole Whole Loan.

GS Commercial Real Estate LP, an Originator, or an affiliate thereof will, as of the date of initial issuance of the Certificates, hold a mezzanine loan secured by direct or indirect equity interests in the related borrower under the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this free writing prospectus as Emerald Isle Apartments, representing approximately 5.1%, respectively, of the Initial Pool Balance.

With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A to this free writing prospectus as Fairfield Business Center, representing approximately 1.4% of the Initial Pool Balance, RCMC, or its affiliate will, as of the date of initial issuance of the Certificates hold a mezzanine loan secured by direct or indirect equity interests in the related borrower.

Pursuant to certain interim servicing agreements between Wells Fargo, the Master Servicer, and each of the entities indicated below, Wells Fargo acts as interim servicer with respect to:

●	all of the Mortgage Loans to be contributed to this securitization by SMF I, a Sponsor, as well as other Mortgage Loans owned, from time to time, by SMF I;

●	all of the Mortgage Loans to be contributed to this securitization by Rialto Mortgage Finance, LLC, a Sponsor and Originator;

●
certain of the Mortgage Loans (with an aggregate principal balance of approximately $288,476,783 as of the Cut-off Date) to be contributed to this securitization by CGMRC, a Sponsor and an Originator, as well as other mortgage loans owned by CGMRC; and

●
certain of the Mortgage Loans (with an aggregate principal balance of approximately $68,010,466 as of the Cut-off Date) to be contributed to this securitization by Bancorp, a Sponsor and an Originator, as well as other mortgage loans owned by Bancorp.

Pursuant to an interim servicing agreement between Midland, and GSMC, a sponsor and an originator, and certain of its affiliates, Midland acts as interim servicer with respect to all of the Mortgage Loans to be contributed by GSMC.

U.S. Bank, in addition to serving as Trustee, will serve as a vendor on behalf of Citibank, in connection with Citibank’s capacity as custodian under the Pooling and Servicing Agreement.  In such vendor capacity, U.S. Bank will hold and safeguard the mortgage notes and other contents of the mortgage file with respect to all Mortgage Loans under the Pooling and Servicing Agreement.

U.S. Bank, in addition to serving as Trustee, is the interim custodian of the loan files for all of the Mortgage Loans to be contributed to this securitization by SMF I.

Wells Fargo is also acting as the interim custodian of the loan files for all of the Mortgage Loans to be contributed to this securitization by each of Rialto Mortgage Finance, LLC, GSMC, CGMRC and RAIT.

Situs, the Operating Advisor, performed certain due diligence and underwriting services for Rialto and GSMC, each a Sponsor and an Originator, with respect to certain of the Mortgage Loans that will be sold to the Depositor by such Sponsors.

Eightfold Real Estate Capital Fund III, L.P. or one of its affiliates, which is expected to serve as the initial Controlling Class Representative (and initial Directing Holder with respect to all of the Mortgage Loans other than the Walpole Mortgage Loan), engaged Midland as an independent contractor to conduct the due diligence with respect to the underlying Mortgage Loans.

These roles and other potential relationships may give rise to conflicts of interest as further described under “Risk Factors—Interests and Incentives of the Originators, the Sponsors and Their Affiliates May Not Be Aligned With Your Interests” and “—Other Potential Conflicts of Interest May Affect Your Investment” in this free writing prospectus.

DESCRIPTION OF THE OFFERED CERTIFICATES

General

The Certificates will be issued pursuant to the Pooling and Servicing Agreement and will consist of 18 classes (each, a “Class”), to be designated as the Class A-1 Certificates, the Class A-2 Certificates, the Class A-3 Certificates, the Class A-4 Certificates, the Class A-AB Certificates, the Class X-A Certificates, the Class X-B Certificates, the Class X-C Certificates, the Class A-S Certificates, the Class B Certificates, the Class PEZ Certificates, the Class C Certificates, the Class D Certificates, the Class E Certificates, the Class F Certificates, the Class G Certificates, the Class S Certificates and the Class R Certificates (collectively, the “Certificates”).  Only the Class A-1 Certificates, the Class A-2 Certificates, the Class A-3 Certificates, the Class A-4 Certificates, the Class A-AB Certificates, the Class X-A Certificates, the Class A-S Certificates, the Class B Certificates, the Class PEZ Certificates and the Class C Certificates (collectively, the “Offered Certificates”) are offered by this free writing prospectus.  The Class X-A Certificates, the Class X-B Certificates and the Class X-C Certificates are referred to as the “Class X Certificates” in this free writing prospectus.  The Class A-S Certificates, the Class B Certificates, the Class PEZ Certificates and the Class C Certificates are referred to as the “Exchangeable Certificates” in this free writing prospectus.  The Certificates other than the Exchangeable Certificates, the Class S Certificates and the Class R Certificates are referred to as the “Regular Certificates” in this free writing prospectus. The Offered Certificates that also constitute Regular Certificates are referred to as the “Offered Regular Certificates” in this free writing prospectus.  The Class X-B Certificates, the Class X-C Certificates, the Class D Certificates, the Class E Certificates, the Class F Certificates, the Class G Certificates, the Class S Certificates and the Class R Certificates are not offered by this free writing prospectus.

The Certificates represent in the aggregate the entire beneficial ownership interest in the Issuing Entity consisting of:  (i) the Mortgage Loans and all payments under and proceeds of the Mortgage Loans due after the Cut-off Date, (ii) any Mortgaged Property acquired on behalf of the Issuing Entity through foreclosure or deed in lieu of foreclosure (upon acquisition, each, an “REO Property”), but in the case of the Whole Loan, only to the extent of the Issuing Entity’s interest in any related REO Property, (iii) all of the Trustee’s rights in any reserve account or lock-box account (to the extent of the Issuing Entity’s interest the lock-box account) and such funds or assets as from time to time are deposited in the Collection Account, the Lower-Tier Distribution Account, the Upper-Tier Distribution Account, the Interest Reserve Account, the Excess Interest Distribution Account, the Excess Liquidation Proceeds Reserve Account, the Exchangeable Distribution Account and any account established in connection with REO Properties (an “REO Account”), (iv) the Trustee’s rights in any assignment of leases, rents and profits and any security agreement, indemnity or guarantee given as additional security for the Mortgage Loans, (v) the Master Servicer’s and the Trustee’s rights under all insurance policies with respect to the Mortgage Loans and (vi) the Trustee’s rights under any environmental indemnity agreements relating to the Mortgaged Properties.  The Certificates do not represent an interest in or obligation of the Depositor, the Sponsors, the Originators, the Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator, the underwriters, the borrowers, the property managers or any of their respective affiliates.

Upon initial issuance, the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class A-S, Class B, Class C, Class D, Class E, Class F and Class G Certificates (collectively, the “Sequential Pay Certificates”) and the Class PEZ Certificates (collectively with the Sequential Pay Certificates, the “Principal Balance Certificates”) will have the respective Certificate Principal Amounts (or, in the case of the respective Classes of Exchangeable Certificates, the maximum Certificate Principal Amounts), and the Class X-A, Class X-B and Class X-C Certificates will have the respective Notional Amounts, shown below (in each case, subject to a variance of plus or minus 5%):

Class	Initial Certificate Principal Amount or Notional Amount
Class A-1	$57,358,000
Class A-2	$236,853,000
Class A-3	$150,000,000
Class A-4	$264,191,000
Class A-AB	$72,224,000
Class X-A	$875,416,000
Class X-B	$54,365,000
Class X-C	$18,122,000
Class A-S(1)(2)	$94,790,000	(2)
Class B(1)(2)	$54,365,000	(2)
Class PEZ(1)(2)	$204,914,000	(2)
Class C(1)(2)	$55,759,000	(2)
Class D	$50,183,000
Class E	$18,122,000
Class F	$16,727,000
Class G	$44,608,033

(1)	The Class A-S, Class B and Class C Certificates may be exchanged for Class PEZ Certificates, and Class PEZ Certificates may be exchanged for the Class A-S, Class B and Class C Certificates.

(2)
On the Closing Date, the Issuing Entity will issue the Class A-S, Class B and Class C Trust Components, which will have outstanding principal balances on the Closing Date of $94,790,000, $54,365,000 and $55,759,000, respectively.  The Exchangeable Certificates will, at all times, represent undivided beneficial ownership interests in a grantor trust that will hold such Trust Components.  Each Class of the Exchangeable Certificates will, at all times, represent a beneficial interest in a percentage of the outstanding principal balance of the Class A-S, Class B and/or Class C Trust Components.  Following any exchange of Class A-S, Class B and Class C Certificates for Class PEZ Certificates or any exchange of Class PEZ Certificates for Class A-S, Class B and Class C Certificates, the percentage interests of the outstanding principal balances of the Class A-S, Class B and Class C Trust Components that is represented by the Class A-S, Class B, Class PEZ and Class C Certificates will be increased or decreased accordingly.  The initial Certificate Principal Amount of each Class of the Class A-S, Class B and Class C Certificates shown in the table above represents the maximum Certificate Principal Amount of such Class without giving effect to any issuance of Class PEZ Certificates.  The initial Certificate Principal Amount of the Class PEZ Certificates shown in the table above is equal to the aggregate of the maximum initial Certificate Principal Amounts of the Class A-S, Class B and Class C Certificates, representing the maximum Certificate Principal Amount of the Class PEZ Certificates that could be issued in an exchange.  The actual Certificate Principal Amount of any Class of Exchangeable Certificates issued on the Closing Date may be less than the maximum Certificate Principal Amount of that Class and may be zero.  The Certificate Principal Amounts of the Class A-S, Class B and Class C Certificates to be issued on the Closing Date will be reduced, in required proportions, by an amount equal to the Certificate Principal Amount of the Class PEZ Certificates issued on the Closing Date, if any.  The initial Certificate Principal Amount of any Trust Component will equal the initial Certificate Principal Amount of the Class of Exchangeable Certificates having the same alphabetical designation as that Trust Component without regard to any exchange of such Certificates for Class PEZ Certificates.  The aggregate Certificate Principal Amount of the Offered Certificates above includes the maximum Certificate Principal Amount of Exchangeable Certificates that could be outstanding on the Closing Date equal to $204,914,000 (subject to a variance of plus or minus 5%).

The aggregate principal amount (the “Certificate Principal Amount”) of any Class of Principal Balance Certificates or Trust Component outstanding at any time represents the maximum amount that its holders are entitled to receive at such time as distributions allocable to principal from the cash flow on the Mortgage Loans and the other assets in the Issuing Entity, all as described in this free writing prospectus.  As discussed below, each Class of Exchangeable Certificates will only receive distributions of principal and interest that are distributable with respect to the percentage interests in the Class A-S, Class B and/or Class C Trust Components represented by such Class of Exchangeable Certificates. See “—Distributions” below in this free writing prospectus.  The Certificate Principal Amount of each Class of Principal Balance Certificates or Trust Component will in each case be reduced by amounts actually distributed to that Class or Trust Component that are allocable to principal and by any Realized Losses allocated to that Class or Trust Component and may be increased by recoveries of such Realized Losses as described under “—Distributions—Realized Losses” below.   In addition, amounts determined to constitute recoveries of Non-Recoverable Advances that were previously reimbursed out of collections of principal on the Mortgage Loans may result in increases to the Certificate Principal Amount of a Class of Sequential Pay Certificates or Trust Component, as and to the extent described under “—Distributions—Realized Losses” below.  In the event that Realized Losses previously allocated to a Class of Sequential Pay Certificates (exclusive of the Exchangeable Certificates) or Trust Component (and, therefore, the applicable Exchangeable Certificates) in reduction of its Certificate Principal Amount are recovered subsequent to the reduction of the Certificate Principal Amount of such Class or Trust Component to zero, holders of such Class, or of Exchangeable Certificates evidencing an interest in such Trust Component, may receive distributions in respect of such recoveries in accordance with the priorities set forth below under “—Distributions—Payment Priorities” in this free writing prospectus.

The Class X Certificates will not have Certificate Principal Amounts.  Each Class of Class X Certificates will represent in the aggregate the right to receive distributions of interest accrued as described in this free writing prospectus on its respective notional principal amount (each, a “Notional Amount”).  The Notional Amount of the Class X-A Certificates will equal the sum of the Certificate Principal Amounts of the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB Certificates and Class A-S Trust Component from time to time.  The Notional Amount of the Class X-A Certificates will be reduced to the extent of all reductions in the Certificate Principal Amounts of the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB Certificates and the Class A-S Trust Component.  The Notional Amount of the Class X-B Certificates will equal the Certificate Principal Amount of the Class B Trust Component from time to time.  The Notional Amount of the Class X-B Certificates will be reduced to the extent of all reductions in the Certificate Principal Amount of the Class B Trust Component.  The Notional Amount of the Class X-C Certificates will equal the Certificate Principal Amount of the Class E Certificates from time to time.  The Notional Amount of the Class X-C Certificates will be reduced to the extent of all reductions in the Certificate Principal Amount of the Class E Certificates.

The Class S Certificates will not have a Certificate Principal Amount or Notional Amount and will be entitled to receive only Excess Interest received on the ARD Loans.

“Class A-S Percentage Interest” means, the quotient of the Certificate Principal Amount of the Class A-S Certificates divided by the Certificate Principal Amount of the Class A-S Trust Component.  As of the Closing Date, the Class A-S Percentage Interest will be      %.

“Class A-S Trust Component” means an interest issued as a regular interest in the Upper-Tier REMIC with a Pass-Through Rate equal to      %.  The Class A-S Certificates will represent beneficial ownership of the Class A-S Percentage Interest of the Class A-S Trust Component, and the Class PEZ Certificates will represent beneficial ownership of, among other things, the Class A-S-PEZ Percentage Interest of the Class A-S Trust Component.  The Class A-S Trust Component will be held in the Grantor Trust.

“Class A-S-PEZ Percentage Interest” means 100.0% minus the Class A-S Percentage Interest.  As of the Closing Date, the Class A-S-PEZ Percentage Interest will be      %.

“Class B Percentage Interest” means, the quotient of the Certificate Principal Amount of the Class B Certificates divided by the Certificate Principal Amount of the Class B Trust Component.  As of the Closing Date, the Class B Percentage Interest will be      %.

“Class B Trust Component” means an interest issued as a regular interest in the Upper-Tier REMIC with a Pass-Through Rate equal to      %.  The Class B Certificates will represent beneficial ownership of the Class B Percentage Interest of the Class B Trust Component, and the Class PEZ Certificates will represent beneficial ownership of, among other things, the Class B-PEZ Percentage Interest of the Class B Trust Component.  The Class B Trust Component will be held in the Grantor Trust.

“Class B-PEZ Percentage Interest” means 100.0% minus the Class B Percentage Interest.  As of the Closing Date, the Class B-PEZ Percentage Interest will be      %.

“Class C Percentage Interest” means, the quotient of the Certificate Principal Amount of the Class C Certificates divided by the Certificate Principal Amount of the Class C Trust Component.  As of the Closing Date, the Class C Percentage Interest will be      %.

“Class C Trust Component” means an interest issued as a regular interest in the Upper-Tier REMIC with a Pass-Through Rate equal to      %.  The Class C Certificates will represent beneficial ownership of the Class C Percentage Interest of the Class C Trust Component, and the Class PEZ Certificates will represent beneficial ownership of, among other things, the Class C-PEZ Percentage Interest of the Class C Trust Component.  The Class C Trust Component will be held in the Grantor Trust.

“Class C-PEZ Percentage Interest” means 100.0% minus the Class C Percentage Interest.  As of the Closing Date, the Class C-PEZ Percentage Interest will be      %.

“Class PEZ Component” means any of the Class PEZ Component A-S, Class PEZ Component B or Class PEZ Component C.

“Class PEZ Component A-S” means the portion of the Class A-S Trust Component equal to the Class A-S-PEZ Percentage Interest of the Class A-S Trust Component.

“Class PEZ Component B” means the portion of the Class B Trust Component equal to the Class B-PEZ Percentage Interest of the Class B Trust Component.

“Class PEZ Component C” means the portion of the Class C Trust Component equal to the Class C-PEZ Percentage Interest of the Class C Trust Component.

“Trust Component” means any of the Class A-S Trust Component, Class B Trust Component or Class C Trust Component.

Exchangeable Certificates

Exchanges

Groups of Class A-S, Class B and Class C Certificates may be exchanged for Class PEZ Certificates and vice versa, in whole or in part, as described more fully below. This process may occur repeatedly.  However, exchanges will no longer be permitted following the date when the Certificate Principal Amount of the Class A-S Trust Component is (and, correspondingly, the Certificate Principal Amount of the Class A-S Certificates and the principal balance of the Class PEZ Component A-S are) reduced to zero as a result of the payment in full of all interest and principal on that Trust Component.

Following the Closing Date, Class A-S, Class B and Class C Certificates that collectively evidence a uniform Tranche Percentage Interest in each Trust Component (such Certificates in the aggregate, an “Exchangeable Proportion”) will be exchangeable on the books of DTC for Class PEZ Certificates that represent the same Tranche Percentage Interest in each Trust Component as the Certificates to be surrendered, and any Class PEZ Certificates will be exchangeable on the books of DTC for Class A-S, Class B and Class C Certificates that evidence the same Tranche Percentage Interest in each Trust Component as the Class PEZ Certificates to be surrendered.  For these purposes, the “Tranche Percentage Interest” of any Certificate in relation to a Trust Component is the ratio, expressed as a percentage, of (a) the Certificate Principal Amount of that Certificate (or, in the case of a Class PEZ Certificate, the component thereof with the same letter designation as that Trust Component) to (b) the Certificate Principal Amount of that Trust Component.

There will be no limitation on the number of exchanges authorized under the exchange provisions of the Pooling and Servicing Agreement.  In all cases, however, an exchange may not occur if the face amount of the Certificates to be received in the exchange would not represent an authorized denomination for the relevant Class as described under “—Delivery, Form, Transfer and Denomination” below.  In addition, the Depositor will have the right to make or cause exchanges on the Closing Date pursuant to instructions delivered to the Certificate Administrator on the Closing Date.

The various amounts distributable on the Class PEZ Certificates on each Distribution Date in respect of Interest Accrual Amounts, Interest Distribution Amounts, Interest Shortfalls, Principal Distribution Amounts, reimbursements of Realized Losses, yield maintenance charges and excess liquidation proceeds allocated to any of the respective aggregate Tranche Percentage Interests in the Class A-S, Class B and Class C Trust Components represented by the Class PEZ Certificates will be so distributed in a single, aggregate distribution to the holders of the Class PEZ Certificates on such Distribution Date.  In addition, the Class PEZ Certificates will be allocated the aggregate amount of Realized Losses, Interest Shortfalls and other interest shortfalls (including those resulting from Appraisal Reduction Events)

corresponding to the respective aggregate Tranche Percentage Interests in the Class A-S, Class B and Class C Trust Components represented by the Class PEZ Certificates.  See “—Distributions” below.

For a discussion of the federal income tax consequences of the acquisition, ownership and disposition of the Exchangeable Certificates, see “Material Federal Income Tax Consequences—Taxation of the Exchangeable Certificates” in this free writing prospectus.

Procedures and Fees

If a Certificateholder wishes to exchange Class A-S, Class B and Class C Certificates for Class PEZ Certificates, or Class PEZ Certificates for Class A-S, Class B and Class C Certificates, such Certificateholder must notify the Certificate Administrator by e-mail at ctssfexchanges@citi.com no later than 3 business days prior to the proposed date of such exchange (the “Exchange Date”).  The Exchange Date can be any business day other than the first or last business day of the month.  In addition, the Certificateholder must provide notice on the Certificateholder’s letterhead, which notice must carry a medallion stamp guarantee and set forth the following information: the CUSIP numbers of the Exchangeable Certificates to be exchanged and received, the Certificate Principal Amount of the Exchangeable Certificates to be exchanged, the Certificateholder’s DTC participant number and the proposed Exchange Date.  After receiving the notice, the Certificate Administrator will be required to e-mail the Certificateholder (at such address specified in writing by such Certificateholder) with wire payment instructions relating to the exchange fee.  The Certificateholder and the Certificate Administrator will utilize the “deposit and withdrawal system” at DTC to effect the exchange.

The aggregate principal and interest entitlements of the Certificates received will equal the aggregate entitlements of principal and interest of the Certificates surrendered.  The notice of exchange will become irrevocable on the 2nd business day before the proposed Exchange Date.

In connection with each exchange, the Certificateholder must pay the Certificate Administrator an exchange fee of $5,000, and such fee (together with any other expenses related to such exchange (including fees charged by DTC)) must be received by the Certificate Administrator prior to the Exchange Date or such exchange will not be effected.  The first distribution on an Exchangeable Certificate received pursuant to an exchange will be made in the month following the month of exchange to the Certificateholder of record as of the applicable Record Date for such Certificate.  None of the Certificate Administrator, the Trustee or the Depositor will have any obligation to ensure the availability of the applicable Certificates to accomplish any exchange.

Distributions

Method, Timing and Amount

Distributions on the Certificates are required to be made on the 4th business day following the related Determination Date of each month (each, a “Distribution Date”).  All distributions (other than the final distribution on any Certificate) are required to be made by the Certificate Administrator to the persons in whose names the Certificates are registered at the close of business on the last day of the month immediately preceding the month in which the related Distribution Date occurs or, if such day is not a business day, the immediately preceding business day (that date, the “Record Date”).  Distributions are required to be made (a) by wire transfer in immediately available funds to the account specified by the Certificateholder at a bank or other entity having appropriate facilities for such payment, if the Certificateholder provides the Certificate Administrator with wiring instructions no less than five business days prior to the related Record Date, or otherwise (b) by check mailed to the Certificateholder.  The final distribution on any Certificates is required to be made in like manner, but only upon presentment and surrender of the Certificate at the location specified in the notice to the Certificateholder of such final distribution.  All distributions made with respect to a Class of Offered Certificates on each Distribution Date will be allocated pro rata among the outstanding Certificates of such Class based on their respective Percentage Interests.  The “Percentage Interest” evidenced by any Certificate (other than a Class S or Class R Certificate) will equal its initial denomination as of the Closing Date divided by the initial

Certificate Principal Amount or Notional Amount, as applicable, of the related Class.  For these purposes on any date of determination, the “initial denominations as of the Closing Date” of any Exchangeable Certificate received in an exchange will be determined as if the Certificate were part of the related Class on the Closing Date, the “initial denominations as of the Closing Date” of any Certificate surrendered in an exchange will be determined as if the Certificate were not part of the related Class on the Closing Date and the initial Certificate Principal Amount of the related Class of Exchangeable Certificates will be determined as if the Class consisted only of the Certificates composing the Class on that date of determination and such Certificates had been outstanding as of the Closing Date.

The aggregate distribution to be made on the Certificates on any Distribution Date (exclusive of distributions of Excess Interest, yield maintenance charges and prepayment premiums) will equal the Available Funds.  The “Available Funds” for a Distribution Date will, in general, equal the sum of the following amounts (without duplication):

(a)
the total amount of all cash received on the Mortgage Loans and any REO Properties that are on deposit in the Collection Account and the Lower-Tier Distribution Account, as of the business day preceding the related Master Servicer Remittance Date, exclusive of (without duplication) any portion of the foregoing that represents:

(i)
all scheduled Monthly Payments and balloon payments collected but due on a Due Date (without regard to grace periods) that occurs after the end of the related Collection Period (without regard to grace periods);

(ii)
all scheduled Monthly Payments and balloon payments, unscheduled payments of principal (including prepayments), unscheduled interest, net liquidation proceeds, net insurance proceeds and Net Condemnation Proceeds and other unscheduled recoveries received after the related Determination Date;

(iii)	all amounts in the Collection Account that are due or reimbursable to any person other than the Certificateholders;

(iv)
with respect to each Mortgage Loan and any Distribution Date occurring in each February and in any January occurring in a year that is not a leap year (unless, in either case, such Distribution Date is the final Distribution Date), the related Withheld Amount to the extent those funds are on deposit in the Interest Reserve Account and held for future distribution pursuant to the Pooling and Servicing Agreement or in the Collection Account and held pending transfer to the Interest Reserve Account;

(v)	Excess Interest;

(vi)	all yield maintenance charges and prepayment premiums;

(vii)	all amounts deposited in the Collection Account or the Lower-Tier Distribution Account in error; and

(viii)	any late payment charges, any default interest received on any Mortgage Loan in excess of interest calculated at the Mortgage Loan Rate for the Mortgage Loan and any similar fees and charges;

(b)
if and to the extent not already included in clause (a) above, the aggregate amount transferred from any REO Account or Whole Loan Custodial Account to the Collection Account for such Distribution Date;

(c)
all Compensating Interest Payments made by the Master Servicer with respect to such Distribution Date and all P&I Advances made by the Master Servicer or the Trustee, as applicable, with respect to such Distribution Date (net of certain amounts that are due or reimbursable to persons other than the Certificateholders); and

(d)
for the Distribution Date occurring in each March (or February if the final Distribution Date occurs in that month), the related Withheld Amounts required to be deposited in the Lower-Tier Distribution Account pursuant to the Pooling and Servicing Agreement.

“Monthly Payment” with respect to any Mortgage Loan or Companion Loan, as applicable (other than any REO Mortgage Loan or REO Companion Loan) and any Due Date is the scheduled monthly payment of principal (if any) and interest at the related Mortgage Loan Rate which is payable by the related borrower on such Due Date.  The Monthly Payment with respect to any Distribution Date and (i) an REO Mortgage Loan or REO Companion Loan, (ii) any Mortgage Loan or Companion Loan that is delinquent at its maturity date and with respect to which the Special Servicer has not entered into an extension or (iii) each ARD Loan after the related Anticipated Repayment Date, is the monthly payment that would otherwise have been payable on the related Due Date had the related Mortgage Note not been discharged or the related maturity date or Anticipated Repayment Date had not been reached, as the case may be, determined as set forth in the Pooling and Servicing Agreement.  The Monthly Payment for any Whole Loan is the aggregate Monthly Payment for the related Mortgage Loan and Companion Loan.

“Net Condemnation Proceeds” are the Condemnation Proceeds received with respect to any Mortgage Loan or Companion Loan (including an REO Mortgage Loan or REO Companion Loan) net of the amount of (i) costs and expenses incurred with respect thereto and (ii) amounts required to be applied to the restoration or repair of the related Mortgaged Property.

“Condemnation Proceeds” are all of the proceeds received in connection with the taking of all or a part of a Mortgaged Property or REO Property (including any Mortgaged Property or REO Property securing a Companion Loan) by exercise of the power of eminent domain or condemnation, subject, however, to the rights of any tenants and ground lessors, as the case may be, and the terms of the related Mortgage.

“Collection Period” with respect to a Distribution Date and each Mortgage Loan is the period beginning on the day after the Due Date (without regard to grace periods) in the month preceding the month in which such Distribution Date occurs (or, in the case of the Distribution Date occurring in October, beginning on the day after the Cut-off Date) and ending on and including the Due Date (without regard to grace periods) in the month in which such Distribution Date occurs.

“Determination Date” with respect to any Distribution Date is the sixth day of the calendar month of the related Distribution Date or, if the sixth day is not a business day, the next business day, commencing in October.

Payment Priorities

As used below in describing the priorities of distribution of Available Funds for each Distribution Date, the terms set forth below will have the following meanings:

The “Interest Accrual Amount” with respect to any Distribution Date and any Class of Regular Certificates or any Trust Component is equal to interest for the related Interest Accrual Period accrued at the Pass-Through Rate for such Class or Trust Component on the related Certificate Principal Amount or Notional Amount, as applicable, immediately prior to that Distribution Date.  Calculations of interest on the Regular Certificates and the Trust Components will be made on the basis of a 360-day year consisting of twelve 30-day months.

The “Interest Accrual Period” with respect to any Distribution Date is the calendar month preceding the month in which such Distribution Date occurs.  Each Interest Accrual Period with respect to each Class of Sequential Pay Certificates and Class X Certificates and each Trust Component is assumed to consist of 30 days.

The “Interest Distribution Amount” with respect to any Distribution Date and each Class of Regular Certificates and each Trust Component will equal (A) the sum of (i) the Interest Accrual Amount with respect to such Class or Trust Component for such Distribution Date and (ii) the Interest Shortfall, if any,

with respect to such Class or Trust Component for such Distribution Date, less (B) any Excess Prepayment Interest Shortfall allocated to such Class or Trust Component on such Distribution Date.

An “Interest Shortfall” with respect to any Distribution Date for any Class of Regular Certificates or any Trust Component is the sum of (a) the portion of the Interest Distribution Amount for such Class or Trust Component remaining unpaid as of the close of business on the preceding Distribution Date, and (b) to the extent permitted by applicable law, (i) other than in the case of a Class of Class X Certificates, one month’s interest on that amount remaining unpaid at the Pass-Through Rate applicable to such Class of Certificates or Trust Component for the current Distribution Date and (ii) in the case of a Class of Class X Certificates, one-month’s interest on that amount remaining unpaid at the WAC Rate for such Distribution Date.

The “Pass-Through Rate” with respect to any Class of Sequential Pay Certificates, any Class of Class X Certificates and any Trust Component for any Interest Accrual Period and the related Distribution Date is the per annum rate at which interest accrues on the Certificates of such Class during such Interest Accrual Period.

The Pass-Through Rate with respect to any Class of Sequential Pay Certificates and any Trust Component for any Distribution Date will be a per annum rate equal one of the following:  (a) a fixed rate; (b) the WAC Rate for such Distribution Date; (c) the WAC Rate for such Distribution Date less a specified number of basis points; and (d) the lesser of (i) the WAC Rate for such Distribution Date and (ii) a specified annual rate.

The Pass-Through Rate on the Class X-A Certificates is variable and, for each Distribution Date, will be a per annum rate equal to the weighted average of the Class X Strip Rates for the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB Certificates and the Class A-S Trust Component for such Distribution Date (weighted on the basis of the respective Certificate Principal Amounts of such Classes of Certificates and such Trust Component immediately prior to such Distribution Date).  The Pass-Through Rate on the Class X-B Certificates is variable and, for each Distribution Date, will be a per annum rate equal to the Class X Strip Rate for the Class B Trust Component for such Distribution Date.  The Pass-Through Rate on the Class X-C Certificates is variable and, for each Distribution Date, will be a per annum rate equal to the Class X Strip Rate for the Class E Certificates for such Distribution Date.

The Pass-Through Rates for the Class A-S Certificates and the Class A-S Trust Component will, at all times, be the same.  The Pass-Through Rates for the Class B Certificates and the Class B Trust Component will, at all times, be the same.  The Pass-Through Rates for the Class C Certificates and the Class C Trust Component will, at all times, be the same.

The Class PEZ Certificates will not have a Pass-Through Rate, but will be entitled to receive the sum of the interest distributable on the percentage interests of the Class A-S, Class B and Class C Trust Components represented by the Class PEZ Certificates.

The “Class X Strip Rate” for each Class of Sequential Pay Certificates (other than the Exchangeable Certificates) and each Trust Component for any Distribution Date will be a per annum rate equal to the excess of (i) the WAC Rate for such Distribution Date over (ii) the Pass-Through Rate of such Class of Sequential Pay Certificates or Trust Component for such Distribution Date.

The “WAC Rate” with respect to any Distribution Date is a per annum rate equal to the weighted average of the Net Mortgage Loan Rates in effect for the Mortgage Loans (including the REO Mortgage Loans) as of their respective Due Dates in the month preceding the month in which such Distribution Date occurs, weighted on the basis of the respective Stated Principal Balances of the Mortgage Loans immediately following the Distribution Date (or, if applicable, the Closing Date) in such preceding month.

The “Net Mortgage Loan Rate” with respect to any Mortgage Loan (including any REO Mortgage Loan) is a per annum rate equal to the related Mortgage Loan Rate minus the related Administrative Fee Rate.  Notwithstanding the foregoing, for purposes of calculating Pass-Through Rates and the WAC Rate, the Net Mortgage Loan Rate of each Mortgage Loan for any one-month period preceding a related Due

Date will be the annualized rate at which interest would have to accrue in respect of such Mortgage Loan on the basis of a 360-day year consisting of twelve 30-day months in order to produce the aggregate amount of interest actually accrued (exclusive of default interest and Excess Interest) in respect of such Mortgage Loan during such one-month period at a per annum rate equal to the related Mortgage Loan Rate minus the related Administrative Fee Rate.  However, for purposes of calculating Pass-Through Rates and the WAC Rate, with respect to each Mortgage Loan, (i) the Net Mortgage Loan Rate for the one-month period preceding the Due Dates in January and February in any year which is not a leap year and in February in any year which is a leap year (unless, in either case, the related Distribution Date is the final Distribution Date) will be determined net of the related Withheld Amounts and (ii) the Net Mortgage Loan Rate for the one-month period preceding the Due Date in March will be determined taking into account the addition of any such Withheld Amounts.  For purposes of calculating Pass-Through Rates and the WAC Rate, the Net Mortgage Loan Rate of any Mortgage Loan will be determined without regard to any modification, waiver or amendment of the terms of such Mortgage Loan, whether agreed to by the Special Servicer or resulting from a bankruptcy, insolvency or similar proceeding involving the related borrower, and without regard to the related Mortgaged Property becoming an REO Property.

The “Administrative Fee Rate” for any Mortgage Loan (including any REO Mortgage Loan) as of any date of determination will be equal to the sum of the CREFC® Intellectual Property Royalty License Fee Rate, the Servicing Fee Rate, the Operating Advisor Fee Rate and the Trustee/Certificate Administrator Fee Rate.   In addition, for the Whole Loan, the Administrative Fee Rate will equal a fixed rate per annum for the related Mortgage Loan equal to the sum of the CREFC® Intellectual Property Royalty License Fee Rate, the Servicing Fee Rate, the Operating Advisor Fee Rate and the Trustee/Certificate Administrator Fee Rate and for the Companion Loan will equal the Servicing Fee Rate for such Companion Loan.

“CREFC® Intellectual Property Royalty License Fee” will accrue with respect to each Mortgage Loan (including any REO Mortgage Loan) at the per annum rate equal to 0.0005% calculated on the basis of the Stated Principal Balance of the related Mortgage Loan on the same basis as interest is calculated on the related Mortgage Loan and will be prorated for partial periods, and will be payable monthly from general collections on all the Mortgage Loans and any REO Properties.

The “Mortgage Loan Rate” with respect to any Mortgage Loan (including any REO Mortgage Loan) or the Companion Loan (including any REO Companion Loan) is the per annum rate at which interest accrues on such Mortgage Loan or Companion Loan, as applicable, as stated in the related Mortgage Note or Co-Lender Agreement in each case without giving effect to the default rate, Excess Interest or the Revised Rate.

The “Stated Principal Balance” of each Mortgage Loan will initially equal its Cut-off Date Balance (or in the case of a Qualified Substitute Mortgage Loan, the unpaid principal balance of such Mortgage Loan after application of all scheduled payments of principal and interest due during or prior to the month of substitution, whether or not received) and, on each Distribution Date, will be reduced by any amounts described in clauses (a)(1), (a)(2) and (a)(3) of the definition of “Principal Distribution Amount” below that are allocable to such Mortgage Loan for such Distribution Date.  The “Stated Principal Balance” of the Companion Loan will initially equal its unpaid principal balance as of the Cut-off Date, after application of all scheduled payments of principal and interest due on or before the Cut-off Date, whether or not received, and on each Distribution Date, will be reduced by any payments or other collections of principal on such Companion Loan that are received by the holder thereof in the month of such Distribution Date.  The Stated Principal Balance of a Mortgage Loan or the Companion Loan may also be reduced in connection with any modification that reduces the principal amount due on such Mortgage Loan or Companion Loan, as the case may be, or any forced reduction of its actual unpaid principal balance imposed by a court presiding over a bankruptcy proceeding in which the related borrower is the debtor.  See “Certain Legal Aspects of the Mortgage Loans—Bankruptcy Issues” in the prospectus.  If any Mortgage Loan or the Companion Loan is paid in full or the Mortgage Loan or Companion Loan (or any Mortgaged Property acquired in respect of the Mortgage Loan or the related Whole Loan) is otherwise liquidated, then, as of the first Distribution Date that follows the first Determination Date on or before which the payment in full or liquidation occurred and notwithstanding that a loss may have occurred in connection with any liquidation, the Stated Principal Balance of the Mortgage Loan or the Companion

Loan, as the case may be, will be zero.  The “Stated Principal Balance” of the Whole Loan, as of any date of determination, is equal to the then aggregate Stated Principal Balance of the related Mortgage Loan and the Companion Loan.

The “Principal Distribution Amount” for any Distribution Date will be equal to:

(a)	the sum, without duplication, of:

(1)
the principal component of all scheduled Monthly Payments and balloon payments due on the Mortgage Loans (including the REO Mortgage Loans) on the Due Date immediately preceding such Distribution Date (if and to the extent received or (other than balloon payments) advanced by the Master Servicer or Trustee, in respect of such Distribution Date);

(2)
the principal component of any payment on any Mortgage Loan received or applied on or after the date on which such payment was due which is on deposit in the Collection Account as of the related Determination Date, net of the principal portion of any unreimbursed P&I Advances related to such Mortgage Loan;

(3)	Unscheduled Payments on the Mortgage Loans (including the REO Mortgage Loans) for such Distribution Date; and

(4)	the Principal Shortfall, if any, for such Distribution Date, less

(b)	the sum, without duplication, of the amount of any reimbursements of:

(1)
Non-Recoverable Advances, with interest on such Non-Recoverable Advances, that are paid or reimbursed from principal collected on the Mortgage Loans in a period during which such principal collections would have otherwise been included in the Principal Distribution Amount for such Distribution Date; and

(2)
Workout-Delayed Reimbursement Amounts that are paid or reimbursed from principal collected on the Mortgage Loans in a period during which such principal collections would have otherwise been included in the Principal Distribution Amount for such Distribution Date;

provided that, if any of the amounts of the type described in clauses (b)(1) and (b)(2) above that were allocated to reduce the Principal Distribution Amount for a prior Distribution Date are subsequently recovered, such recovery will be added to the Principal Distribution Amount for the Distribution Date related to the applicable one-month period in which such recovery occurs.

The “Principal Shortfall” for any Distribution Date means the amount, if any, by which (i) the Principal Distribution Amount for the preceding Distribution Date exceeds (ii) the aggregate amount actually distributed on such preceding Distribution Date in respect of such Principal Distribution Amount.

The “Unscheduled Payments” for any Distribution Date will equal the aggregate of:  (a) all prepayments of principal received on the Mortgage Loans during the applicable one-month period ending on the related Determination Date; and (b) any other collections (exclusive of payments by borrowers) received on the Mortgage Loans and any REO Properties (including any interest in REO Property acquired with respect to the Whole Loan) during the applicable one-month period ending on the related Determination Date, whether in the form of Liquidation Proceeds, insurance and condemnation proceeds, net income, rents, and profits from REO Property (including any interest in REO Property acquired with respect to the Whole Loan) or otherwise, that were identified and applied by the Master Servicer as recoveries of previously unadvanced principal of the related Mortgage Loan, and, in the case of Liquidation Proceeds, insurance proceeds and condemnation proceeds, net of any Special Servicing Fees, Liquidation Fees, accrued interest on Advances and other additional expenses of the Issuing Entity incurred in connection with the related Mortgage Loan.

An “REO Companion Loan” is any Companion Loan as to which the related Mortgaged Property has become an REO Property.

An “REO Mortgage Loan” is any Mortgage Loan as to which the related Mortgaged Property has become an REO Property.

On each Distribution Date, the Available Funds are required to be distributed in the following amounts and order of priority:

First, to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class X-A, Class X-B and Class X-C Certificates, in respect of interest, up to an amount equal to, and pro rata in accordance with, the respective Interest Distribution Amounts for those Classes;

Second, to the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB Certificates, in reduction of the Certificate Principal Amounts of those Classes, in the following priority:

(i)
to the Class A-AB Certificates, in an amount equal to the lesser of the Principal Distribution Amount for such Distribution Date and the amount necessary to reduce the Certificate Principal Amount of the Class A-AB Certificates to the scheduled principal balance set forth on Annex F to this free writing prospectus with respect to the Class A-AB Certificates (the “Class A-AB Scheduled Principal Balance”) for such Distribution Date;

(ii)
to the Class A-1 Certificates, in an amount equal to the Principal Distribution Amount (or the portion of it remaining after payments specified in clause (i) above) for such Distribution Date, until the Certificate Principal Amount of the Class A-1 Certificates is reduced to zero;

(iii)
to the Class A-2 Certificates, in an amount equal to the Principal Distribution Amount (or the portion of it remaining after payments specified in clauses (i) and (ii) above) for such Distribution Date, until the Certificate Principal Amount of the Class A-2 Certificates is reduced to zero;

(iv)
to the Class A-3 Certificates, in an amount equal to the Principal Distribution Amount (or the portion of it remaining after payments specified in clauses (i) through (iii) above) for such Distribution Date, until the Certificate Principal Amount of the Class A-3 Certificates is reduced to zero;

(v)
to the Class A-4 Certificates, in an amount equal to the Principal Distribution Amount (or the portion of it remaining after payments specified in clauses (i) through (iv) above) for such Distribution Date, until the Certificate Principal Amount of the Class A-4 Certificates is reduced to zero; and

(vi)
to the Class A-AB Certificates, in an amount equal to the Principal Distribution Amount (or the portion of it remaining after payments specified in clauses (i) through (v) above) for such Distribution Date, until the Certificate Principal Amount of the Class A-AB Certificates is reduced to zero;

Third, to the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB Certificates, up to an amount equal to, and pro rata based upon, the aggregate unreimbursed Realized Losses previously allocated to each such Class, plus interest on that amount at the Pass-Through Rate for such Class compounded monthly from the date the related Realized Loss was allocated to such Class;

Fourth, to the Class A-S Trust Component and, thus, concurrently, to the Class A-S Certificates, in respect of interest, up to an amount equal to the Class A-S Percentage Interest multiplied by the aggregate Interest Distribution Amount with respect to the Class A-S Trust Component, and to the Class PEZ Certificates, in respect of interest, up to an amount equal to the Class A-S-PEZ Percentage Interest multiplied by the aggregate Interest Distribution Amount with respect to the Class A-S Trust Component, pro rata in proportion to their respective percentage interests in the Class A-S Trust Component;

Fifth, to the Class A-S Trust Component and, thus, concurrently, to the Class A-S Certificates, in reduction of their Certificate Principal Amount, up to an amount equal to the Class A-S Percentage Interest multiplied by the Principal Distribution Amount for such Distribution Date, less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, and to the Class PEZ Certificates, in reduction of their Certificate Principal Amount, up to an amount equal to the Class A-S-PEZ Percentage Interest multiplied by the Principal Distribution Amount for such Distribution Date, less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, pro rata in proportion to their respective percentage interests in the Class A-S Trust Component, until the Certificate Principal Amount of the Class A-S Trust Component is reduced to zero;

Sixth, to the Class A-S Trust Component and, thus, concurrently, to the Class A-S Certificates, up to an amount equal to the Class A-S Percentage Interest multiplied by the aggregate of unreimbursed Realized Losses previously allocated to the Class A-S Trust Component, plus interest on that amount at the Pass-Through Rate for such Trust Component compounded monthly from the date the related Realized Loss was allocated to such Trust Component, and to the Class PEZ Certificates, up to an amount equal to the Class A-S-PEZ Percentage Interest multiplied by the aggregate of unreimbursed Realized Losses previously allocated to the Class A-S Trust Component, plus interest on that amount at the Pass-Through Rate for such Trust Component compounded monthly from the date the related Realized Loss was allocated to such Trust Component, pro rata in proportion to their respective percentage interests in the Class A-S Trust Component;

Seventh, to the Class B Trust Component, and, thus, concurrently, to the Class B Certificates, in respect of interest, up to an amount equal to the Class B Percentage Interest multiplied by the aggregate Interest Distribution Amount with respect to the Class B Trust Component, and to the Class PEZ Certificates, in respect of interest, up to an amount equal to the Class B-PEZ Percentage Interest multiplied by the aggregate Interest Distribution Amount with respect to the Class B Trust Component, pro rata in proportion to their respective percentage interests in the Class B Trust Component;

Eighth, to the Class B Trust Component, and, thus, concurrently, to the Class B Certificates, in reduction of their Certificate Principal Amount, up to an amount equal to the Class B Percentage Interest multiplied by the Principal Distribution Amount for such Distribution Date, less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, and to the Class PEZ Certificates, in reduction of their Certificate Principal Amount, up to an amount equal to the Class B-PEZ Percentage Interest multiplied by the Principal Distribution Amount for such Distribution Date, less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, pro rata in proportion to their respective percentage interests in the Class B Trust Component, until the Certificate Principal Amount of the Class B Trust Component is reduced to zero;

Ninth, to the Class B Trust Component and, thus, concurrently, to the Class B Certificates, up to an amount equal to the Class B Percentage Interest multiplied by the aggregate of unreimbursed Realized Losses previously allocated to the Class B Trust Component, plus interest on that amount at the Pass-Through Rate for such Trust Component compounded monthly from the date the related Realized Loss was allocated to such Trust Component, and to the Class PEZ Certificates, up to an amount equal to the Class B-PEZ Percentage Interest multiplied by the aggregate of unreimbursed Realized Losses previously allocated to the Class B Trust Component, plus interest on that amount at the Pass-Through Rate for such Trust Component compounded monthly from the date the related Realized Loss was allocated to such Trust Component, pro rata in proportion to their respective percentage interests in the Class B Trust Component;

Tenth, to the Class C Trust Component and, thus, concurrently, to the Class C Certificates, in respect of interest, up to an amount equal to the Class C Percentage Interest multiplied by the aggregate Interest Distribution Amount with respect to the Class C Trust Component, and to the Class PEZ Certificates, in respect of interest, up to an amount equal to the Class C-PEZ Percentage Interest multiplied by the aggregate Interest Distribution Amount with respect to the Class C Trust Component, pro rata in proportion to their respective percentage interests in the Class C Trust Component;

Eleventh, to the Class C Trust Component, and, thus, concurrently, to the Class C Certificates, in reduction of their Certificate Principal Amount, up to an amount equal to the Class C Percentage Interest multiplied by the Principal Distribution Amount for such Distribution Date, less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, and to the Class PEZ Certificates, in reduction of their Certificate Principal Amount, up to an amount equal to the Class C-PEZ Percentage Interest multiplied by the Principal Distribution Amount for such Distribution Date, less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, pro rata in proportion to their respective percentage interests in the Class C Trust Component, until the Certificate Principal Amount of the Class C Trust Component is reduced to zero;

Twelfth, to the Class C Trust Component and, thus, concurrently, to the Class C Certificates, up to an amount equal to the Class C Percentage Interest multiplied by the aggregate of unreimbursed Realized Losses previously allocated to the Class C Trust Component, plus interest on that amount at the Pass-Through Rate for such Trust Component compounded monthly from the date the related Realized Loss was allocated to such Trust Component, and to the Class PEZ Certificates, up to an amount equal to the Class C-PEZ Percentage Interest multiplied by the aggregate of unreimbursed Realized Losses previously allocated to the Class C Trust Component, plus interest on that amount at the Pass-Through Rate for such Trust Component compounded monthly from the date the related Realized Loss was allocated to such Trust Component, pro rata in proportion to their respective percentage interests in the Class C Trust Component;

Thirteenth, to the Class D Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such Class;

Fourteenth, to the Class D Certificates, in reduction of their Certificate Principal Amount, up to an amount equal to the Principal Distribution Amount for such Distribution Date, less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Principal Amount is reduced to zero;

Fifteenth, to the Class D Certificates, up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such Class, plus interest on that amount at the Pass-Through Rate for such Class compounded monthly from the date the related Realized Loss was allocated to such Class;

Sixteenth, to the Class E Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such Class;

Seventeenth, to the Class E Certificates, in reduction of their Certificate Principal Amount, up to an amount equal to the Principal Distribution Amount for such Distribution Date, less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Principal Amount is reduced to zero;

Eighteenth, to the Class E Certificates, up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such Class, plus interest on that amount at the Pass-Through Rate for such Class compounded monthly from the date the related Realized Loss was allocated to such Class;

Nineteenth, to the Class F Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such Class;

Twentieth, to the Class F Certificates, in reduction of their Certificate Principal Amount, up to an amount equal to the Principal Distribution Amount for such Distribution Date, less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Principal Amount is reduced to zero;

Twenty-first, to the Class F Certificates, up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such Class, plus interest on that amount at the Pass-Through

Rate for such Class compounded monthly from the date the related Realized Loss was allocated to such Class;

Twenty-second, to the Class G Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such Class;

Twenty-third, to the Class G Certificates, in reduction of their Certificate Principal Amount, up to an amount equal to the Principal Distribution Amount for such Distribution Date, less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Principal Amount is reduced to zero;

Twenty-fourth, to the Class G Certificates, up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such Class, plus interest on that amount at the Pass-Through Rate for such Class compounded monthly from the date the related Realized Loss was allocated to such Class; and

Twenty-fifth, to the Class R Certificates, any remaining amounts.

Notwithstanding the foregoing, on each Distribution Date occurring on and after the date the aggregate Certificate Principal Amount of all Sequential Pay Certificates (other than the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB Certificates and other than the Exchangeable Certificates) and each Trust Component is (or is expected to be) reduced to zero (that date, the “Cross Over Date”), regardless of the allocation of principal payments described in priority Second above, the Principal Distribution Amount for such Distribution Date is required to be distributed, pro rata (based on their respective outstanding Certificate Principal Amounts), among the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB Certificates, in reduction of their respective Certificate Principal Amounts.

Excess Interest.  On each Distribution Date, the Certificate Administrator is required to distribute any Excess Interest received with respect to each ARD Loan during the applicable one-month period ending on the related Determination Date to the Class S Certificates.

Prepayment Premiums

On any Distribution Date, prepayment premiums and yield maintenance charges collected prior to the related Determination Date are required to be distributed to the holders of the Classes of Certificates as described below.

On each Distribution Date, each yield maintenance charge collected on the Mortgage Loans and on deposit in the Collection Account as of the related Determination Date is required to be distributed to Certificateholders (excluding holders of the Class X-C, Class E, Class F, Class G, Class S and Class R Certificates) as follows: (a) first such yield maintenance charge will be allocated between (i) the group (the “YM Group A”) of Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB and Class X-A Certificates and the Class A-S Trust Component (and correspondingly the Class A-S and Class PEZ Certificates, pro rata based on their respective percentage interests in the Class A-S Trust Component), and (ii) the group (the “YM Group B” and collectively with the YM Group A, the “YM Groups”) of the Class B Trust Component (and correspondingly the Class B and Class PEZ Certificates, pro rata based on their respective percentage interests in the Class B Trust Component), the Class C Trust Component (and correspondingly the Class C and Class PEZ Certificates, pro rata based on their respective percentage interests in the Class C Trust Component) and the Class D and Class X-B Certificates, pro rata based upon the aggregate of principal distributed to the Classes of Regular Certificates (other than the Class X Certificates) and Trust Components (and, therefore, the applicable Classes of Exchangeable Certificates) in each YM Group on such Distribution Date, and (b) then the portion of such yield maintenance charge allocated to each YM Group will be further allocated as among the Classes of Regular Certificates or Trust Components in such YM Group, in the following manner:  (1) each Class of Regular Certificates (other than the Class X Certificates) and each Trust Component in such YM Group will entitle the applicable Certificateholders to receive on each Distribution Date that portion of such yield maintenance charge equal to the product of (x) a fraction whose numerator is the amount of principal distributed to such Class or Trust Component on such Distribution Date and whose denominator is the total amount of principal distributed to all of the Regular Certificates (other than the Class X Certificates) and Trust Components in that YM Group on such Distribution Date, (y) the Base Interest Fraction for the related principal prepayment and such Class of Certificates or Trust Component, and (z) the amount of such yield maintenance charge allocated to such YM Group, and (2) the amount of such yield maintenance charge allocated to such YM Group and remaining after such distributions will be distributed to the Class of Class X Certificates in such YM Group.   If there is more than one Class of Regular Certificates (exclusive of the Class X Certificates) or Trust Component (and, therefore, the applicable Classes of Exchangeable Certificates) in either YM Group entitled to distributions of principal on any particular Distribution Date on which yield maintenance charges are distributable to such Classes or Trust Components, the aggregate amount of such yield maintenance charges will be allocated among all such Classes of Regular Certificates and/or Trust Components (and, therefore, the applicable Classes of Exchangeable Certificates) up to, and on a pro rata basis in accordance with, their respective entitlements in those yield maintenance charges in accordance with the first sentence of this paragraph.

The “Base Interest Fraction” with respect to any principal prepayment on any Mortgage Loan and with respect to any Class of Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB and Class D Certificates or any Trust Component is a fraction (a) whose numerator is the amount, if any, by which (i) the Pass-Through Rate on such Class of Certificates or Trust Component exceeds (ii) the discount rate used in accordance with the related loan documents in calculating the yield maintenance charge with respect to such principal prepayment and (b) whose denominator is the amount, if any, by which the (i) Mortgage Loan Rate on such Mortgage Loan exceeds (ii) the discount rate used in accordance with the related loan documents in calculating the yield maintenance charge with respect to such principal prepayment; provided, however, that under no circumstances will the Base Interest Fraction be greater than one.  However, if such discount rate is greater than or equal to both of (x) the Mortgage Loan Rate on such Mortgage Loan and (y) the Pass-Through Rate described in the preceding sentence, then the Base Interest Fraction will equal zero, and if such discount rate is greater than or equal to the Mortgage Loan Rate on such Mortgage Loan, but less than the Pass-Through Rate described in the preceding sentence, then the Base Interest Fraction will equal one.

If a prepayment premium is imposed in connection with a prepayment rather than a yield maintenance charge, then the prepayment premium so collected will be allocated as described above.  For this purpose, the discount rate used to calculate the Base Interest Fraction will be the discount rate used to determine the yield maintenance charge for Mortgage Loans that require payment at the greater of a yield maintenance charge or a minimum amount equal to a fixed percentage of the principal balance of the Mortgage Loan or, for Mortgage Loans that only have a prepayment premium based on a fixed percentage of the principal balance of the Mortgage Loan, such other discount rate as may be specified in the related Mortgage Loan documents.

No prepayment premiums or yield maintenance charges will be distributed to holders of the Class X-C, Class E, Class F, Class G, Class S or Class R Certificates.  Instead, after the Notional Amounts of the Class X-A and Class X-B Certificates and the Certificate Principal Amounts of the Class A-1, Class A-2, Class A-3, Class A-4 Class A-AB and Class D Certificates and the Trust Components have been reduced to zero, all prepayment premiums and yield maintenance charges with respect to Mortgage Loans will be distributed to holders of the Class X-B Certificates.

We cannot assure you that any yield maintenance charge or prepayment premium is required or, even if required, would be paid.  See “Risk Factors—Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions”, “Certain Legal Aspects of the Mortgage Loans—Enforceability of Certain Provisions” and “Certain Legal Aspects of the Mortgage Loans” in the prospectus.

Prepayment premiums and yield maintenance charges will be distributed on any Distribution Date only to the extent they are received in respect of the Mortgage Loans as of the related Determination Date.

Allocation Priority of Mortgage Loan Collections

All amounts collected by or on behalf of the Issuing Entity in respect of any Mortgage Loan in the form of payments from the borrowers, Liquidation Proceeds, condemnation proceeds or insurance proceeds are to be allocated to amounts due and owing under the related loan documents in accordance with the express provisions of the related loan documents and, if applicable, the related Co-Lender Agreement; provided that, in the absence of such express provisions or if and to the extent that such provisions authorize the mortgagee to use its discretion and in any event after an event of default under the related Mortgage Loan (to the extent not cured or waived), such amounts will be deemed allocated for purposes of collecting amounts due under the Mortgage Loan, in each case only to the extent such amount is an obligation of the related borrower in the related Mortgage Loan documents, pursuant to the Pooling and Servicing Agreement, in the following order of priority:

First, as a recovery of any unreimbursed Advances with respect to the related Mortgage Loan and unpaid interest on all Advances and, if applicable, unreimbursed and unpaid expenses of the Issuing Entity with respect to the related Mortgage Loan;

Second, as a recovery of any Non-Recoverable Advances related to such Mortgage Loan and any interest on those Non-Recoverable Advances, to the extent previously allocated from principal collections with respect to the other Mortgage Loans;

Third, to the extent not previously allocated pursuant to clause First, as a recovery of accrued and unpaid interest on such Mortgage Loan (exclusive of default interest and Excess Interest) to the extent of the excess of (i) accrued and unpaid interest on such Mortgage Loan at the related Mortgage Loan Rate to but not including the date of receipt by or on behalf of the Issuing Entity (or, in the case of a full Monthly Payment, through the related Due Date), over (ii) the cumulative amount of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan that have occurred in connection with related Appraisal Reductions (to the extent collections have not been allocated as recovery of accrued and unpaid interest on earlier dates pursuant to clause Fifth below);

Fourth, to the extent not previously allocated pursuant to clause First, as a recovery of principal of such Mortgage Loan then due and owing, including by reason of acceleration of such Mortgage Loan following a default thereunder (or, if the Mortgage Loan has been liquidated, or in the case of each ARD Loan after the related Anticipated Repayment Date, as a recovery of principal to the extent of its entire remaining unpaid principal balance);

Fifth, as a recovery of accrued and unpaid interest on such Mortgage Loan to the extent of the cumulative amount of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan that have occurred in connection with related Appraisal Reductions (to the extent collections have not been allocated as recovery of accrued and unpaid interest on earlier dates pursuant to this clause Fifth);

Sixth, as a recovery of amounts to be currently allocated to the payment of, or escrowed for the future payment of, real estate taxes, assessments and insurance premiums and similar items relating to such Mortgage Loan;

Seventh, as a recovery of any other reserves to the extent then required to be held in escrow with respect to such Mortgage Loan;

Eighth, as a recovery of any yield maintenance charge or prepayment premium then due and owing under such Mortgage Loan;

Ninth, as a recovery of any default interest, Excess Interest and late payment charges then due and owing under such Mortgage Loan;

Tenth, as a recovery of any Assumption Fees, assumption application fees and Modification Fees then due and owing under such Mortgage Loan;

Eleventh, as a recovery of any other amounts then due and owing under such Mortgage Loan other than remaining unpaid principal (if both Consent Fees and Operating Advisor Consulting Fees are due and owing, first, allocated to Consent Fees and then, allocated to Operating Advisor Consulting Fees); and

Twelfth, as a recovery of any remaining principal of such Mortgage Loan to the extent of its entire remaining unpaid principal balance;

To the extent required under the REMIC provisions of the Code, payments or proceeds received with respect to any partial release of a Mortgaged Property (including following a condemnation) if, immediately following such release, the loan-to-value ratio of the related Mortgage Loan or the related Whole Loan exceeds 125% (based solely on the value of the real property and excluding personal property and going concern value, if any), must be allocated to reduce the principal balance of the Mortgage Loan or the related Whole Loan in the manner permitted by such REMIC provisions.

Pursuant to the Pooling and Servicing Agreement, any recoveries related to the Whole Loan are required to be allocated in accordance with the terms and conditions of the related Co-Lender Agreement and the Pooling and Servicing Agreement.  See “Description of the Mortgage Pool—The Whole Loan—The Co-Lender Agreement” in this free writing prospectus.

Collections by or on behalf of the Issuing Entity in respect of any REO Property (exclusive of the amounts to be allocated to the payment of the costs of operating, managing, leasing, maintaining and disposing of such REO Property (and, if applicable, except as expressly set forth in the related Co-Lender Agreement)) will be deemed allocated for purposes of collecting amounts due under the related deemed REO Mortgage Loan, in each case only to the extent such amount is or was an obligation of the related borrower in the related Mortgage Loan documents, in the following order of priority:

First, as a recovery of any unreimbursed Advances with respect to the related REO Mortgage Loan and interest on all Advances and, if applicable, unreimbursed and unpaid expenses of the Issuing Entity with respect to the related REO Mortgage Loan;

Second, as a recovery of any Non-Recoverable Advances on the related REO Mortgage Loan or interest on those Non-Recoverable Advances, to the extent previously allocated from principal collections with respect to the other Mortgage Loans;

Third, to the extent not previously allocated pursuant to clause First, as a recovery of accrued and unpaid interest on the related REO Mortgage Loan (exclusive of default interest and Excess Interest) to the extent of the excess of (i) accrued and unpaid interest on the related REO Mortgage Loan at the related Mortgage Loan Rate to but not including the Due Date in the Collection Period in which such collections were received, over (ii) the cumulative amount of the reductions (if any) in the amount of related P&I Advances for the related REO Mortgage Loan that have occurred in connection with related Appraisal Reductions (to the extent collections have not been allocated as recovery of accrued and unpaid interest pursuant to clause Fifth below or clause Fifth of the prior waterfall under this “—Allocation Priority of Mortgage Loan Collections” above on earlier dates);

Fourth, to the extent not previously allocated pursuant to clause First, as a recovery of principal of the related REO Mortgage Loan to the extent of its entire unpaid principal balance;

Fifth, as a recovery of accrued and unpaid interest on the related REO Mortgage Loan to the extent of the cumulative amount of the reductions (if any) in the amount of related P&I Advances for such REO Mortgage Loan that have occurred in connection with related Appraisal Reductions (to the extent collections have not been allocated as recovery of accrued and unpaid interest pursuant to this clause Fifth or clause Fifth of the prior waterfall under this “—Allocation Priority of Mortgage Loan Collections” above) on earlier dates);

Sixth, as a recovery of any yield maintenance charge or prepayment premium then due and owing under the related REO Mortgage Loan;

Seventh, as a recovery of any default interest, Excess Interest and late payment charges then due and owing under the related REO Mortgage Loan;

Eighth, as a recovery of any Assumption Fees, assumption application fees and Modification Fees then due and owing under the related REO Mortgage Loan; and

Ninth, as a recovery of any other amounts then due and owing under the related REO Mortgage Loan (if both Consent Fees and Operating Advisor Consulting Fees are due and owing, first, allocated to Consent Fees and, then, allocated to Operating Advisor Consulting Fees).

Pursuant to the Pooling and Servicing Agreement, payments, collections and recoveries related to the Whole Loan are required to be allocated in accordance with the terms and conditions of the related Co-Lender Agreement and the Pooling and Servicing Agreement.  See “Description of the Mortgage Pool—The Whole Loan—The Co-Lender Agreement” in this free writing prospectus.

Realized Losses

The Certificate Principal Amount of each Class of Principal Balance Certificates and each Trust Component will be reduced without distribution on any Distribution Date as a write-off to the extent of any Realized Loss allocated to such Class or Trust Component on such Distribution Date.  A “Realized Loss” with respect to any Distribution Date is the amount, if any, by which the aggregate Certificate Principal Amount of all Classes of Principal Balance Certificates (other than the Exchangeable Certificates) and the Trust Components after giving effect to distributions made on such Distribution Date exceeds the aggregate Stated Principal Balance of the Mortgage Loans (including any REO Mortgage Loans) after giving effect to any and all reductions in such aggregate Stated Principal Balance on such Distribution Date (for purposes of this calculation only, the aggregate Stated Principal Balance will not be reduced by the amount of principal payments received on the Mortgage Loans that were used to reimburse the Master Servicer or the Trustee from general collections of principal on the Mortgage Loans for Workout-Delayed Reimbursement Amounts, to the extent those amounts are not otherwise determined to be Non-Recoverable Advances).  Any such write-offs will be applied to the following Classes of Principal Balance Certificates and Trust Components in the following order, until the Certificate Principal Amount of each such Class or Trust Component is reduced to zero:  first, to the Class G Certificates; second, to the Class F Certificates; third, to the Class E Certificates; fourth, to the Class D Certificates; fifth, to the Class C Trust Component (and correspondingly, to the Class C Certificates and the Class PEZ Certificates, pro rata based on their respective percentage interests in the Class C Trust Component); sixth, to the Class B Trust Component (and correspondingly, to the Class B Certificates and the Class PEZ Certificates, pro rata based on their respective percentage interests in the Class B Trust Component); seventh, to the Class A-S Trust Component (and correspondingly, to the Class A-S Certificates and the Class PEZ Certificates, pro rata based on their respective percentage interests in the Class A-S Trust Component); and, finally, pro rata, to the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB Certificates, based on their respective Certificate Principal Amounts.  The Notional Amount of the Class X-A Certificates will be reduced to reflect reductions in the Certificate Principal Amounts of the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB Certificates and the Class A-S Trust Component resulting from allocations of Realized Losses.  The Notional Amount of the Class X-B Certificates will be reduced to reflect reductions in the Certificate Principal Amount of the Class B Trust Component resulting from allocations of Realized Losses.  The Notional Amount of the Class X-C Certificates will be reduced to reflect reductions in the Certificate Principal Amount of the Class E Certificates resulting from allocations of Realized Losses.  Any amounts recovered in respect of any amounts previously written off as Realized Losses (with interest thereon) as a result of the reimbursement of Non-Recoverable Advances to the Master Servicer or Trustee from amounts otherwise distributable as principal will (1) increase the Principal Distribution Amount for the Distribution Date related to the applicable one-month period in which such recovery occurs and (2) will increase the Certificate Principal Amount of each Class of Principal Balance Certificates (other than the Exchangeable Certificates) and the Trust Components (in sequential order of payment priority starting with the most senior Class) previously subject to a reduction as a result of the allocation of Realized Losses up to an aggregate amount equal to the amount recovered.

Shortfalls in Available Funds resulting from additional servicing compensation other than the Servicing Fee, interest on Advances to the extent not covered by Modification Fees or Penalty Charges on the related Mortgage Loan, extraordinary expenses of the Issuing Entity, a reduction of the interest rate of a Mortgage Loan in connection with a workout or by a bankruptcy court pursuant to a plan of reorganization or pursuant to any of its equitable powers or other unanticipated or default-related expenses will reduce the amounts distributable on the Classes of Sequential Pay Certificates (other than the Exchangeable Certificates) and the Trust Components in the same order as Realized Losses are applied to reduce the Certificate Principal Amounts of such Classes and Trust Components.

Prepayment Interest Shortfalls

If a borrower prepays a Mortgage Loan, in whole or in part, after the Due Date but on or before the Determination Date in any calendar month, the amount of interest (net of related Servicing Fees, any related Excess Interest and/or default interest) accrued on such prepayment from such Due Date to, but not including, the date of prepayment (or any later date through which interest accrues) will, to the extent actually collected, constitute a “Prepayment Interest Excess”.  Conversely, if a borrower prepays a Mortgage Loan, in whole or in part, prior to the Due Date or after the Determination Date in any calendar month and does not pay interest on such prepayment through the day prior to the next Due Date, then the shortfall in a full month’s interest (net of related Servicing Fees, any related Excess Interest and any default interest) on such prepayment will constitute a “Prepayment Interest Shortfall”.  Prepayment Interest Excesses (to the extent not offset by Prepayment Interest Shortfalls) collected on the Mortgage Loans will be retained by the Master Servicer as additional servicing compensation, as determined on a pool-wide aggregate basis.  The aggregate of any Prepayment Interest Shortfalls resulting from any principal prepayments made on the Mortgage Loans to be included in the Available Funds for any Distribution Date that are not covered by the Master Servicer’s Compensating Interest Payment for the related Distribution Date (the aggregate of the Prepayment Interest Shortfalls that are not so covered, as to the related Distribution Date, the “Excess Prepayment Interest Shortfall”) will be allocated pro rata on that Distribution Date among each Class of Regular Certificates and Trust Component, in accordance with their respective Interest Accrual Amounts for that Distribution Date.

The Master Servicer will be required to deliver to the Certificate Administrator for deposit in the Lower-Tier Distribution Account on each Master Servicer Remittance Date, without any right of reimbursement thereafter, a cash payment (a “Compensating Interest Payment”) in an amount equal to the lesser of (1) the aggregate amount of Prepayment Interest Shortfalls incurred in connection with voluntary principal prepayments received in respect of the Mortgage Loans (other than a Specially Serviced Loan or Defaulted Mortgage Loan), other than prepayments received in connection with the receipt of insurance proceeds or condemnation proceeds, during the one-month period ending on the Determination Date immediately preceding the related Distribution Date, and (2) the aggregate of (a) its Servicing Fee up to a maximum of 0.01% per annum for the related Distribution Date with respect to each Mortgage Loan (and related REO Mortgage Loan) for which such Servicing Fees are being paid in respect of the related Collection Period and (b) all Prepayment Interest Excesses and net investment earnings on the Prepayment Interest Excesses with respect to the related Distribution Date; provided that if any Prepayment Interest Shortfall described in clause (1) above occurs as a result of the Master Servicer’s failure to enforce the related loan documents, the Master Servicer will be required to pay an amount equal to the entire Prepayment Interest Shortfall with respect to that Mortgage Loan.

Subordination

As a means of providing a certain amount of protection to the holders of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class X-A, Class X-B and Class X-C Certificates against losses associated with delinquent and defaulted Mortgage Loans, the rights of the holders of the Class A-S, Class B, Class PEZ, Class C, Class D, Class E, Class F and Class G Certificates to receive distributions of interest and principal, as applicable, will be subordinated to such rights of the holders of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class X-A, Class X-B and Class X-C Certificates.  The Class A-S Trust Component (and, correspondingly, to the extent evidencing an interest in the Class A-S Trust Component, the Class A-S and Class PEZ Certificates) will likewise be protected by the subordination of the Class B and Class C Trust Components and the Class D, Class E, Class F and Class G Certificates.  The Class B Trust Component (and, correspondingly, to the extent evidencing an interest in the Class B Trust Component, the Class B and Class PEZ Certificates) will likewise be protected by the subordination of the Class C Trust Component and the Class D, Class E, Class F and Class G Certificates.  The Class C Trust Component (and, correspondingly, to the extent evidencing an interest in the Class C Trust Component, the Class C and Class PEZ Certificates) will likewise be protected by the subordination of the Class D, Class E, Class F and Class G Certificates.

On and after the Cross Over Date has occurred, allocation of principal will be made to the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB Certificates, pro rata based on Certificate Principal Amount, until their respective Certificate Principal Amounts have been reduced to zero (and the schedule for the Class A-AB principal distributions will be disregarded).  Prior to the Cross Over Date, allocation of principal will be made as described under “—Distributions” above.  Allocation to the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB Certificates, for so long as they are outstanding, of the entire Principal Distribution Amount for each Distribution Date will have the effect of reducing the aggregate Certificate Principal Amount of the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB Certificates at a proportionately faster rate than the rate at which the aggregate Stated Principal Balance of the pool of Mortgage Loans will decline.  Therefore, as principal is distributed to the holders of the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB Certificates, the percentage interest in the Issuing Entity evidenced by the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB Certificates will be decreased (with a corresponding increase in the percentage interest in the Issuing Entity evidenced by the Principal Balance Certificates (other than the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB Certificates)), thereby increasing, relative to their respective Certificate Principal Amounts, the subordination afforded the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB Certificates by the other Principal Balance Certificates.

Additionally, on and after the Cross Over Date, losses will be applied to the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB Certificates, pro rata based on Certificate Principal Amount.

This subordination will be effected in two ways:  (i) by the preferential right of the holders of a Class of Certificates and the Trust Components to receive on any Distribution Date the amounts of interest and/or principal distributable on their Certificates prior to any distribution being made on such Distribution Date in respect of any Classes of Certificates or Trust Components subordinate to that Class or Trust Component (as described under “—Distributions—Payment Priorities”) and (ii) by the allocation of Realized Losses:  first, to the Class G Certificates, second, to the Class F Certificates; third, to the Class E Certificates; fourth, to the Class D Certificates; fifth, to the Class C Trust Component (and correspondingly, to the Class C Certificates and the Class PEZ Certificates, pro rata based on their respective percentage interests in the Class C Trust Component); sixth, to the Class B Trust Component (and correspondingly, to the Class B Certificates and the Class PEZ Certificates, pro rata based on their respective percentage interests in the Class B Trust Component); seventh, to the Class A-S Trust Component (and correspondingly, to the Class A-S Certificates and the Class PEZ Certificates, pro rata based on their respective percentage interests in the Class A-S Trust Component); and, finally, to the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB Certificates, pro rata, based on their respective Certificate Principal Amounts.  No other form of credit enhancement will be available with respect to any Class of Certificates or Trust Component.

Appraisal Reductions

After an Appraisal Reduction Event has occurred, an Appraisal Reduction is required to be calculated.  An “Appraisal Reduction Event” will occur with respect to a Mortgage Loan (or Whole Loan, if applicable) on the earliest of:

●
the date on which a modification of the Mortgage Loan (or Whole Loan) that, among other things, reduces the amount of Monthly Payments on a Mortgage Loan (or Whole Loan), or changes any other material economic term of the Mortgage Loan (or Whole Loan) or impairs the security of the

Mortgage Loan, becomes effective as a result of a modification of the related Mortgage Loan (or Whole Loan) following the occurrence of a Servicing Transfer Event;

●	the date on which the Mortgage Loan (or Whole Loan) is 60 days or more delinquent in respect of any scheduled monthly debt service payment (other than a balloon payment);

●
solely in the case of a delinquent balloon payment, (A) the date occurring 60 days beyond the date on which that balloon payment was due (except as described in clause B below) or (B) if the related borrower has delivered to the Master Servicer, who shall promptly deliver a copy thereof to the Special Servicer, a refinancing commitment acceptable to the Special Servicer prior to the date 60 days after maturity, the date occurring 120 days after the date on which that balloon payment was due (or for such shorter period beyond the date on which that balloon payment was due during which the refinancing is scheduled to occur);

●	the date on which the related Mortgaged Property became an REO Property;

●	the 60th day after a receiver or similar official is appointed (and continues in that capacity) in respect of the related Mortgaged Property;

●	the 60th day after the date the related borrower is subject to a bankruptcy, insolvency or similar proceedings (if not dismissed within those 60 days); or

●	the date on which the Mortgage Loan (or Whole Loan) remains outstanding five years following any extension of its maturity date pursuant to the Pooling and Servicing Agreement.

No Appraisal Reduction Event may occur at any time when the aggregate Certificate Principal Amount of all Classes of Certificates (other than the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB Certificates) has been reduced to zero.

Promptly upon the occurrence of an Appraisal Reduction Event with respect to a Mortgage Loan, the Special Servicer is required to use reasonable efforts to obtain an appraisal of the related Mortgaged Property from an Appraiser in accordance with Member of the Appraisal Institute (“MAI”) standards.  No new appraisal will be required if an appraisal from an Appraiser in accordance with MAI standards was obtained within the prior nine months unless the Special Servicer determines in accordance with the Servicing Standard that such earlier appraisal is materially inaccurate.  The cost of the appraisal will be advanced by the Master Servicer and will be reimbursed to the Master Servicer as a Property Advance.

On the first Determination Date occurring on or after the delivery of the appraisal, the Special Servicer will be required to calculate the Appraisal Reduction, if any, taking into account the results of such appraisal and such information, if any, reasonably requested by the Special Servicer from the Master Servicer reasonably required to calculate or recalculate the Appraisal Reduction.  In the event that the Special Servicer has not received any required appraisal within 120 days after the event described in the definition of “Appraisal Reduction Event” (without regard to the time periods set forth in the definition), then, solely for purposes of determining the amounts of the P&I Advances, the amount of the Appraisal Reduction will be deemed to be an amount equal to 25% of the current Stated Principal Balance of the related Mortgage Loan until the appraisal is received.  The Master Servicer will provide (via electronic delivery) the Special Servicer with information in its possession that is reasonably required to calculate or recalculate any Appraisal Reduction pursuant to the definition thereof using reasonable efforts to deliver such information within four business days of the Special Servicer’s reasonable written request. None of the Master Servicer, the Trustee or the Certificate Administrator will calculate or verify Appraisal Reduction amounts.

The “Appraisal Reduction” for any Distribution Date and for any Mortgage Loan (or Whole Loan) as to which any Appraisal Reduction Event has occurred and the Appraisal Reduction is required to be calculated will be equal to the excess of (a) the Stated Principal Balance of that Mortgage Loan (or Whole Loan) as of the last day of the related Collection Period over (b) the excess of (i) the sum of (A) 90% of the appraised value of the related Mortgaged Property or Mortgaged Properties as determined by the appraisal, minus such downward adjustments as the Special Servicer, in accordance with the Servicing Standard, may make (without implying any obligation to do so) based upon the Special Servicer’s review of the appraisal and such other information as the Special Servicer may deem appropriate and (B) all escrows, letters of credit and reserves in respect of such Mortgage Loan (or Whole Loan) as of the date of calculation over (ii) the sum as of the Due Date occurring in the month of the date of determination of (A) to the extent not previously advanced by the Master Servicer or the Trustee, all unpaid interest on that Mortgage Loan at a per annum rate equal to the Mortgage Loan Rate (and with respect to the Whole Loan, interest on the related Companion Loan at the related Mortgage Loan Rate), (B) all unreimbursed Advances and interest on those Advances at the Advance Rate in respect of that Mortgage Loan (or Whole Loan) and (C) all currently due and unpaid real estate taxes and assessments, insurance premiums and ground rents, unpaid Special Servicing Fees and all other amounts due and unpaid under the Mortgage Loan (or Whole Loan) (which tax, premiums, ground rents and other amounts have not been the subject of an Advance by the Master Servicer or Trustee, as applicable, and/or for which funds have not been escrowed).  The Master Servicer and the Certificate Administrator will be entitled to conclusively rely on the Special Servicer’s calculation or determination of any Appraisal Reduction amount.  Any Appraisal Reductions with respect to the Whole Loan will be allocated to the related Mortgage Loan and the related Companion Loan on a pro rata and pari passu basis in accordance with the respective outstanding principal balances of such Mortgage Loan and the related Companion Loan.

An “Appraiser” is an independent nationally recognized professional commercial real estate appraiser who (i) is a member in good standing of the Appraisal Institute, (ii) if the state in which the related Mortgaged Property is located certifies or licenses appraisers, is certified or licensed in such state and (iii) has a minimum of five years’ experience in the related property type and market.

As a result of calculating one or more Appraisal Reductions, the amount of any required P&I Advance will be reduced, which will have the effect of reducing the amount of interest available to the most subordinate Class of Regular Certificates or Trust Component then outstanding (i.e., first to the Class G Certificates, then to the Class F Certificates, then to the Class E Certificates, then to the Class D Certificates, then to the Class C Trust Component (and correspondingly, to the Class C Certificates and the Class PEZ Certificates, pro rata based on their respective percentage interests in the Class C Trust Component), then to the Class B Trust Component (and correspondingly, to the Class B Certificates and the Class PEZ Certificates, pro rata based on their respective percentage interests in the Class B Trust Component), then to the Class A-S Trust Component (and correspondingly, to the Class A-S Certificates and the Class PEZ Certificates, pro rata based on their respective percentage interests in the Class A-S Trust Component), and then, pro rata based on interest entitlements, to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class X-A, Class X-B and Class X-C Certificates).  See “The Pooling and Servicing Agreement—Advances” in this free writing prospectus.

With respect to each Mortgage Loan or Whole Loan as to which an Appraisal Reduction Event has occurred (unless the Mortgage Loan or Whole Loan has become a Corrected Loan (if a Servicing Transfer Event had occurred with respect to the related Mortgage Loan or Whole Loan) and has remained current for three consecutive Monthly Payments, and no other Appraisal Reduction Event has occurred with respect to the Mortgage Loan or the Whole Loan during the preceding three months), the Special Servicer is required, within 30 days of each annual anniversary of the related Appraisal Reduction Event to order an appraisal (which may be an update of a prior appraisal), the cost of which will be a Property Advance.  Based upon the appraisal, the Special Servicer is required to redetermine the amount of the Appraisal Reduction with respect to the Mortgage Loan or Whole Loan.

Any Mortgage Loan or Whole Loan previously subject to an Appraisal Reduction which ceases to be a Specially Serviced Loan (if applicable), which becomes current and remains current for three consecutive Monthly Payments, and with respect to which no other Appraisal Reduction Event has occurred and is continuing, will no longer be subject to an Appraisal Reduction.

For purposes of determining the Non-Reduced Certificates and the Controlling Class, as well as the occurrence of a Control Termination Event with respect to the Controlling Class Representative, Appraisal Reductions will be allocated to each Class of Regular Certificates (other than the Class X Certificates) and each Trust Component (and correspondingly to the applicable Classes of Exchangeable Certificates)

in reverse sequential order to notionally reduce the Certificate Principal Amount until the related Certificate Principal Amount of each such class is reduced to zero (i.e., first to the Class G Certificates, then to the Class F Certificates, then to the Class E Certificates, then to the Class D Certificates, then to the Class C Trust Component (and correspondingly, to the Class C Certificates and the Class PEZ Certificates, pro rata based on their respective percentage interests in the Class C Trust Component), then to the Class B Trust Component (and correspondingly, to the Class B Certificates and the Class PEZ Certificates, pro rata based on their respective percentage interests in the Class B Trust Component), then to the Class A-S Trust Component (and correspondingly, to the Class A-S Certificates and the Class PEZ Certificates, pro rata based on their respective percentage interests in the Class A-S Trust Component), and then, pro rata based on Certificate Principal Amount, to the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB Certificates).  With respect to any Appraisal Reduction calculated for purposes of determining the Non-Reduced Certificates or the Controlling Class, as well as the occurrence of a Control Termination Event with respect to the Controlling Class, the appraised value of the related Mortgaged Property will be determined on an “as-is” basis.  The Special Servicer will be required to promptly notify the Certificate Administrator of any such Appraisal Reduction, who will be required to promptly notify in writing the holders of each class of Control Eligible Certificates of the determination of any such Appraisal Reduction.

The holders of Certificates representing the majority of the Certificate Principal Amount of any Class of Control Eligible Certificates whose aggregate Certificate Principal Amount is notionally reduced to less than 25% of the initial Certificate Principal Amount of that Class as a result of an allocation of an Appraisal Reduction in respect of such Class (such Class, an “Appraised-Out Class”) will have the right to challenge the Special Servicer’s Appraisal Reduction determination and, at their sole expense, obtain a second appraisal of any Mortgage Loan for which an Appraisal Reduction Event has occurred (such holders, the “Requesting Holders”).  The Requesting Holders will be required to cause the appraisal to be prepared on an “as-is” basis by an Appraiser in accordance with MAI standards, and the appraisal must be reasonably acceptable to the Special Servicer in accordance with the Servicing Standard.  The Requesting Holders will be required to provide the Special Servicer with notice of their intent to challenge the Special Servicer’s Appraisal Reduction determination within 10 days of the Requesting Holders’ receipt of written notice of the Appraisal Reduction.

An Appraised-Out Class will be entitled to continue to exercise the rights of the Controlling Class until ten days following its receipt of written notice of the Appraisal Reduction, unless the Requesting Holders provide written notice of their intent to challenge such Appraisal Reduction to the Special Servicer and the Certificate Administrator within such ten-day period as described above.  If the Requesting Holders provide this notice, then the Appraised-Out Class will be entitled to continue to exercise the rights of the Controlling Class until the earliest of (i) 120 days following the related Appraisal Reduction Event, unless the Requesting Holders provide the second appraisal within such 120-day period, (ii) the determination by the Special Servicer (described below) that a recalculation of the Appraisal Reduction is not warranted or that such recalculation does not result in the Appraised-Out Class remaining the Controlling Class and (iii) the occurrence of a Consultation Termination Event with respect to the Controlling Class Representative.  After the Appraised-Out Class is no longer entitled to exercise the rights of the Controlling Class, the rights of the Controlling Class will be exercised by the Class of Control Eligible Certificates immediately senior to such Appraised-Out Class, if any, unless a recalculation results in the reinstatement of the Appraised-Out Class as the Controlling Class.

In addition, the holders of Certificates representing the majority of the Certificate Principal Amount of any Appraised-Out Class will have the right, at their sole expense, to require the Special Servicer to order an additional appraisal of any Mortgage Loan for which an Appraisal Reduction Event has occurred if an event has occurred at or with regard to the related Mortgaged Property or Mortgaged Properties that would have a material effect on its Appraised Value, and the Special Servicer is required to use its reasonable best efforts to ensure that such appraisal is delivered within 30 days from receipt of such holders’ written request and is required to ensure that such appraisal is prepared on an “as-is” basis by an Appraiser in accordance with MAI standards; provided that the Special Servicer will not be required to obtain such appraisal if it determines in accordance with the Servicing Standard that no events at or with regard to the related Mortgaged Property or Mortgaged Properties have occurred that would have a material effect on the Appraised Value of the related Mortgaged Property or Mortgaged Properties.

Upon receipt of an appraisal provided by, or requested by, holders of an Appraised-Out Class as described above and any other information reasonably requested by the Special Servicer from the Master Servicer reasonably required to calculate or recalculate the Appraisal Reduction, the Special Servicer will be required to determine, in accordance with the Servicing Standard, whether, based on its assessment of such additional appraisal, any recalculation of the Appraisal Reduction is warranted and, if so warranted, to recalculate such Appraisal Reduction based upon such additional appraisal.  If required by any such recalculation, the Appraised-Out Class will be reinstated as the Controlling Class.  The Special Servicer will be required to promptly notify the Certificate Administrator of any such determination and recalculation in its monthly reporting, and the Certificate Administrator will be required to promptly post that reporting to the Certificate Administrator’s website.

Appraisals that are permitted to be presented by, or obtained by the Special Servicer at the request of, holders of an Appraised-Out Class will be in addition to any appraisals that the Special Servicer may otherwise be required to obtain in accordance with the Servicing Standard or the Pooling and Servicing Agreement without regard to any appraisal requests made by any holder of an Appraised-Out Class.

The “Control Eligible Certificates” will be any of the Class E, Class F and Class G Certificates.

Voting Rights

The Certificates will be allocated voting rights (the “Voting Rights”) for purposes of certain actions that may be taken pursuant to the Pooling and Servicing Agreement.  At any time that any Certificates are outstanding, the Voting Rights will be allocated as follows: (a) 0% in the case of the Class S and Class R Certificates; (b) 1% in the aggregate in the case of the Class X-A, Class X-B and Class X-C Certificates, allocated to such Classes based on their respective interest entitlements on the most recent prior Distribution Date; and (c) in the case of any Class of Sequential Pay Certificates, a percentage equal to the product of (i) 99% multiplied by (ii) a fraction, the numerator of which is equal to the aggregate outstanding Certificate Principal Amount of such Class and the denominator of which is equal to the aggregate outstanding Certificate Principal Amounts of all Classes of the Sequential Pay Certificates (or, if with respect to a vote of Non-Reduced Certificates, the Certificate Principal Amounts of all Classes of the Non-Reduced Certificates); provided that for purposes of such allocations, the Class A-S Certificates and the Class PEZ Component A-S of the Class PEZ Certificates will be considered as if they together constitute a single “Class”, the Class B Certificates and the Class PEZ Component B of the Class PEZ Certificates will be considered as if they together constitute a single “Class”, and the Class C Certificates and the Class PEZ Component C of the Class PEZ Certificates will be considered as if they together constitute a single “Class”.  Voting Rights will be allocated to the Class PEZ Certificates only with respect to each Class PEZ Component that is part of a Class of Certificates determined as described in the proviso to the preceding sentence.  The Voting Rights of any Class of Certificates are required to be allocated among holders of Certificates of such Class in proportion to their respective Percentage Interests.  In certain circumstances described under “The Pooling and Servicing Agreement—Termination of the Special Servicer” and “—Operating Advisor—Termination of the Operating Advisor Without Cause” in this free writing prospectus, Voting Rights will only be exercisable by holders of the Non-Reduced Certificates.

“Non-Reduced Certificates” means, as of any date of determination, any Class of Certificates (other than the Class S, Class R and Class X Certificates) then outstanding for which (a) (1) the initial Certificate Principal Amount of such Class of Certificates minus (2) the sum (without duplication) of (x) any payments of principal (whether as principal prepayments or otherwise) previously distributed to the Certificateholders of such Class of Certificates, (y) any Appraisal Reductions allocated to such Class of Certificates as of the date of determination and (z) any Realized Losses previously allocated to such Class of Certificates, is equal to or greater than (b) 25% of the remainder of (i) the initial Certificate Principal Amount of such Class of Certificates less (ii) any payments of principal (whether as principal prepayments or otherwise) previously distributed to the Certificateholders of such Class of Certificates;

provided that for purposes of this definition, the Class A-S Certificates and the Class PEZ Component A-S will be considered as if they together constitute a single “Class” of Certificates, the Class B Certificates and the Class PEZ Component B will be considered as if they together constitute a single “Class” of Certificates, the Class C Certificates and the Class PEZ Component C will be considered as if they together constitute a single “Class” of Certificates, and the Class PEZ Certificates will be Non-Reduced Certificates only with respect to each component of the Class PEZ Certificates that is part of a Class of Non-Reduced Certificates determined as described in this proviso.

A “Certificateholder” under the Pooling and Servicing Agreement is the person in whose name a Certificate is registered in the certificate register maintained pursuant to the Pooling and Servicing Agreement (including, solely for the purposes of distributing reports, statements or other information pursuant to the Pooling and Servicing Agreement, beneficial owners of Certificates or potential transferees of Certificates to the extent the person distributing such information has been provided with an Investor Certification by or on behalf of such beneficial owner or potential transferee), except that solely for the purpose of giving any consent or taking any action pursuant to the Pooling and Servicing Agreement, any Certificate beneficially owned by the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator, the Operating Advisor, a manager of a Mortgaged Property, a borrower or any of their respective affiliates will be deemed not to be outstanding and the Voting Rights to which they are entitled will not be taken into account in determining whether the requisite percentage of Voting Rights necessary to effect any such consent or take any such action has been obtained.  Notwithstanding the foregoing, for purposes of obtaining the consent of Certificateholders to an amendment of the Pooling and Servicing Agreement, any Certificate beneficially owned by the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Operating Advisor, the Certificate Administrator or any of their affiliates will be deemed to be outstanding; provided that if such amendment relates to the termination, increase in compensation or material reduction of obligations of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Operating Advisor or the Certificate Administrator or any of their affiliates, such Certificate will be deemed not to be outstanding.  Notwithstanding the foregoing, the restrictions above will not apply (i) to the exercise of the rights of the Master Servicer, the Special Servicer or an affiliate of the Master Servicer or the Special Servicer, if any, as a member of the Controlling Class or (ii) to any affiliate of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Operating Advisor or the Certificate Administrator that has provided an Investor Certification in which it has certified as to the existence of certain policies and procedures restricting the flow of information between it and the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Operating Advisor or the Certificate Administrator, as applicable.

Certain amendments to the Pooling and Servicing Agreement are also subject to the consent of Certificateholders.  See “The Pooling and Servicing Agreement—Amendment” in this free writing prospectus.

“Investor Certification” means a certificate substantially in the form(s) attached to the Pooling and Servicing Agreement or in the form(s) of electronic certification(s) contained on the Certificate Administrator’s website representing that such person executing the certificate is a Certificateholder, a Certificate Owner or a prospective purchaser of a Certificate (or any investment advisor or manager of the foregoing), a Companion Loan Holder or a Companion Loan Holder Representative and that (i) for purposes of obtaining certain information and notices (including access to information and notices on the Certificate Administrator’s website), (A) such person is not a borrower, a manager of a Mortgaged Property, an affiliate of any of the foregoing or an agent, principal, partner, member, joint venturer, limited partner, employee, representative, director, trustee, advisor of or investor in or of any of the foregoing and (B) except in the case of a prospective purchaser of a Certificate, a Companion Loan Holder or a Companion Loan Holder Representative, such person has received a copy of the final prospectus supplement and the prospectus and/or (ii) for purposes of exercising Voting Rights (which does not apply to a Companion Loan Holder or Companion Loan Holder Representative), (A) such person is not a borrower, a manager of a Mortgaged Property, an affiliate of any of the foregoing or an agent of any borrower, (B)  such person is or is not the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Operating Advisor, the Certificate Administrator or an affiliate of any of the foregoing and (C) except in the case of a prospective purchaser of a Certificate, such person has received a copy of the final prospectus supplement and the prospectus; provided that if such person is an affiliate of the Depositor, the Master Servicer, the Special Servicer, the Operating Advisor, the Trustee or the Certificate Administrator, such person certifies to the existence or non-existence of appropriate policies and procedures restricting the flow of information between it and the Depositor, the Master Servicer, the Special Servicer, the Operating Advisor, the Trustee or the Certificate Administrator, as applicable.

Delivery, Form, Transfer and Denomination

The Offered Certificates (other than the Class X-A Certificates) will be issued, maintained and transferred in the book-entry form only in minimum denominations of $10,000 initial Certificate Principal Amount, and in multiples of $1 in excess of $10,000.  The Class X-A Certificates will be issued, maintained and transferred only in minimum denominations of authorized initial Notional Amounts of not less than $1,000,000 and in integral multiples of $1 in excess of $1,000,000.  The Class PEZ Certificates do not have a minimum denomination.  However, in connection with an exchange of Class A-S, Class B and Class C Certificates for Class PEZ Certificates and vice versa, each of the Class A-S, Class B, and Class C Certificates exchanged (whether surrendered or received) in such exchanged will be required to be in denominations no smaller than the minimum denominations described above.

The Offered Certificates will initially be represented by one or more global Certificates for each such Class registered in the name of a nominee of The Depository Trust Company (“DTC”).  The Depositor has been informed by DTC that DTC’s nominee will be Cede & Co.  No holder of an Offered Certificate will be entitled to receive a certificate issued in fully registered, certificated form (each, a “Definitive Certificate”) representing its interest in such Class, except under the limited circumstances described under  “—Definitive Certificates” below.  Unless and until Definitive Certificates are issued, all references to actions by holders of the Offered Certificates will refer to actions taken by DTC upon instructions received from holders of Offered Certificates through its participating organizations (together with Clearstream Banking, société anonyme (“Clearstream”) and Euroclear Bank, as operator of the Euroclear System (“Euroclear”) participating organizations, the “Participants”), and all references in this free writing prospectus to payments, notices, reports, statements and other information to holders of Offered Certificates will refer to payments, notices, reports and statements to DTC or Cede & Co., as the registered holder of the Offered Certificates, for distribution to holders of Offered Certificates through its Participants in accordance with DTC procedures; provided, however, that to the extent that the party to the Pooling and Servicing Agreement responsible for distributing any report, statement or other information has been provided in writing with the name of the Certificate Owner of such an Offered Certificate (or the prospective transferee of such Certificate Owner), such report, statement or other information will be provided to such Certificate Owner (or prospective transferee).

Until Definitive Certificates are issued in respect of the Offered Certificates, interests in the Offered Certificates will be transferred on the book-entry records of DTC and its Participants.  The Certificate Administrator will initially serve as certificate registrar (in such capacity, the “Certificate Registrar”) for purposes of recording and otherwise providing for the registration of the Offered Certificates.

Book-Entry Registration

Holders of Offered Certificates may hold their Certificates through DTC (in the United States) or Clearstream or Euroclear (in Europe) if they are Participants of such system, or indirectly through organizations that are participants in such systems.  Clearstream and Euroclear will hold omnibus positions on behalf of the Clearstream Participants and the Euroclear Participants, respectively, through customers’ securities accounts in Clearstream’s and Euroclear’s names on the books of their respective depositaries (collectively, the “Depositaries”), which in turn will hold such positions in customers’ securities accounts in the Depositaries’ names on the books of DTC.  DTC is a limited purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to Section 17A of the Exchange Act.  DTC was created to hold securities for its Participants and to facilitate the clearance and settlement of securities transactions between Participants through electronic computerized book-entries, thereby eliminating the need for physical movement of certificates.  Participants (“DTC Participants”) include securities brokers and dealers, banks, trust companies and clearing corporations.  Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (“Indirect Participants”).

Transfers between DTC Participants will occur in accordance with DTC rules.  Transfers between Clearstream Participants and Euroclear Participants will occur in accordance with the applicable rules and operating procedures of Clearstream and Euroclear.

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly through Clearstream Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its Depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time).  The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC.  Clearstream Participants and Euroclear Participants may not deliver instructions directly to the Depositaries.

Because of time-zone differences, credits of securities in Clearstream or Euroclear as a result of a transaction with a DTC Participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and such credits or any transactions in such securities settled during such processing will be reported to the relevant Clearstream Participant or Euroclear Participant on such business day.  Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream Participant or a Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

The holders of Offered Certificates that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, such Offered Certificates may do so only through Participants and Indirect Participants.  In addition, holders of Offered Certificates in global form (“Certificate Owners”) will receive all distributions of principal and interest through the Participants who in turn will receive them from DTC.  Under a book-entry format, holders of such Offered Certificates may experience some delay in their receipt of payments, since such payments will be forwarded by the Certificate Administrator to Cede & Co., as nominee for DTC.  DTC will forward such payments to its Participants, which thereafter will forward them to Indirect Participants or the applicable Certificate Owners.  Except as otherwise provided under “The Pooling and Servicing Agreement—Reports to Certificateholders; Available Information” in this free writing prospectus, Certificate Owners will not be recognized by the Trustee, the Certificate Administrator, the Certificate Registrar, the Operating Advisor, the Special Servicer or the Master Servicer as holders of record of Certificates and Certificate Owners will be permitted to receive information furnished to Certificateholders and to exercise the rights of Certificateholders only indirectly through DTC and its Participants and Indirect Participants.

Under the rules, regulations and procedures creating and affecting DTC and its operations (the “Rules”), DTC is required to make book-entry transfers of Offered Certificates in global form among Participants on whose behalf it acts with respect to such Offered Certificates and to receive and transmit distributions of principal of, and interest on, such Offered Certificates.  Participants and Indirect Participants with which the Certificate Owners have accounts with respect to the Offered Certificates similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective Certificate Owners.  Accordingly, although the Certificate Owners will not possess the Offered Certificates, the Rules provide a mechanism by which Certificate Owners will receive payments on Offered Certificates and will be able to transfer their interest.

Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of a holder of Offered Certificates in global form to pledge such Offered Certificates to persons or entities that do not participate in the DTC system, or to otherwise act with respect to such Offered Certificates, may be limited due to the lack of a physical certificate for such Offered Certificates.

DTC has advised the Depositor that it will take any action permitted to be taken by a holder of an Offered Certificate under the Pooling and Servicing Agreement only at the direction of one or more Participants to whose accounts with DTC such Certificate is credited.  DTC may take conflicting actions with respect to other undivided interests to the extent that such actions are taken on behalf of Participants whose holdings include such undivided interests.

Clearstream is incorporated under the laws of Luxembourg and is a global securities settlement clearing house.  Clearstream holds securities for its participating organizations (“Clearstream Participants”) and facilitates the clearance and settlement of securities transactions between Clearstream Participants through electronic book-entry changes in accounts of Clearstream Participants, thereby eliminating the need for physical movement of certificates.  Transactions may be settled in Clearstream in numerous currencies, including United States dollars.  Clearstream provides to its Clearstream Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing.  Clearstream interfaces with domestic markets in several countries.  Clearstream is regulated as a bank by the Luxembourg Monetary Institute.  Clearstream Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the underwriters.  Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream Participant, either directly or indirectly.

Euroclear was created in 1968 to hold securities for participants of the Euroclear system (“Euroclear Participants”) and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash.  Transactions may now be settled in any of numerous currencies, including United States dollars.  The Euroclear system includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above.  Euroclear is operated by Euroclear Bank S.A./N.V. (the “Euroclear Operator”).  All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator.  Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the underwriters.  Indirect access to the Euroclear system is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the “Terms and Conditions”).  The Terms and Conditions govern transfers of securities and cash within the Euroclear system, withdrawal of securities and cash from the Euroclear system, and receipts of payments with respect to securities in the Euroclear system.  All securities in the Euroclear system are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts.  The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants and has no record of or relationship with persons holding through Euroclear Participants.

Although DTC, Euroclear and Clearstream have implemented the foregoing procedures in order to facilitate transfers of interests in book-entry securities among Participants of DTC, Euroclear and Clearstream, they are under no obligation to perform or to continue to comply with such procedures, and such procedures may be discontinued at any time.  None of the Depositor, the Trustee, the Certificate Administrator, the Master Servicer, the Special Servicer or the underwriters will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective direct or indirect Participants of their respective obligations under the rules and procedures governing their operations.  The information in this free writing prospectus concerning DTC, Clearstream and Euroclear and their book-entry systems has been obtained from sources believed to be reliable, but neither the Depositor nor the underwriters takes any responsibility for the accuracy or completeness of this information.

Definitive Certificates

Owners of beneficial interests in book-entry Certificates of any Class will not be entitled to receive physical delivery of Definitive Certificates unless: (i) DTC advises the Certificate Registrar in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to the book-entry Certificates of such Class or ceases to be a clearing agency, and the Certificate Administrator and the Depositor are unable to locate a qualified successor within 90 days of such notice or (ii) the Trustee has instituted or has been directed to institute any judicial proceeding to enforce the rights of the Certificateholders of such Class and the Trustee has been advised by counsel that in connection with such proceeding it is necessary or appropriate for the Trustee to obtain possession of the Certificates of such Class.

Certificateholder Communication

Access to Certificateholders’ Names and Addresses

Upon the written request of any Certificateholder or Certificate Owner that has delivered an executed Investor Certification to the Trustee or the Certificate Administrator (a “Certifying Certificateholder”) or the Master Servicer, the Certificate Registrar will promptly furnish or cause to be furnished to such requesting party a list of the names and addresses of the Certificateholders as of the most recent Record Date as they appear in the certificate register, at the expense of the requesting party.

Special Notices

Upon the written request of any Certifying Certificateholder, the Certificate Administrator will post a special notice prepared by such Certifying Certificateholder to its website and mail such notice to the Certificateholders at their respective addresses appearing on the certificate register stating that the Certifying Certificateholder wishes to be contacted by other holders and beneficial owners of Certificates, setting forth the relevant contact information and briefly stating the reason for the requested contact, at the expense of the Certifying Certificateholder.  The Certificate Administrator will be entitled to reimbursement from the Certifying Certificateholder for the reasonable expenses of posting such special notices.

YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS

Yield

The yield to maturity on the Offered Certificates will depend upon the price paid by the related investors, the rate and timing of the distributions in reduction of the Certificate Principal Amount or Notional Amount of the related Class of Offered Certificates, the extent to which prepayment premiums and yield maintenance charges allocated to the related Class of Offered Certificates are collected, and the rate, timing and severity of losses on the Mortgage Loans and the extent to which such losses are allocable in reduction of the Certificate Principal Amount or Notional Amount of the related Class of Offered Certificates, as well as prevailing interest rates at the time of payment or loss realization.

The rate of distributions in reduction of (or otherwise resulting in the reduction of) the Certificate Principal Amount or Notional Amount of any Class of Offered Certificates, the aggregate amount of distributions on any Class of Offered Certificates and the yield to maturity of any Class of Offered Certificates will be directly related to the rate of payments of principal (both scheduled and unscheduled) on the Mortgage Loans and the amount and timing of borrower defaults and the severity of losses occurring upon a default.  While voluntary prepayments of some Mortgage Loans are generally prohibited during applicable prepayment lockout periods, effective prepayments may occur if a sufficiently significant portion of a Mortgaged Property is lost due to casualty or condemnation.  See, however, “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Voluntary Prepayments” in this free writing prospectus, for a discussion of certain Mortgage Loans that do not have a lockout period for prepayment.  In addition, such distributions in reduction of Certificate Principal Amounts of the respective Classes of Offered Certificates that are also Principal Balance Certificates (or that otherwise result in the reduction of the Notional Amount of the Class X-A Certificates) may result from repurchases of, or substitutions for,

Mortgage Loans made by the Sponsors (or, in the case of Starwood Mortgage Funding I LLC, RAIT Funding, LLC or Redwood Commercial Mortgage Corporation, the applicable guarantor) due to missing or defective documentation or breaches of representations and warranties with respect to the Mortgage Loans as described under “Description of the Mortgage Pool—Representations and Warranties” and “—Cures, Repurchases and Substitutions” in this free writing prospectus, purchases of the Mortgage Loans in the manner described under “The Pooling and Servicing Agreement—Optional Termination; Optional Mortgage Loan Purchase” in this free writing prospectus, the exercise of purchase options by the holder of a mezzanine loan, if any, or a second lien mortgage loan, if any.  To the extent a Mortgage Loan requires payment of a prepayment premium or yield maintenance charge in connection with a voluntary prepayment, any such prepayment premium or yield maintenance charge generally is not due in connection with a prepayment due to casualty or condemnation, is not included in the purchase price of a Mortgage Loan purchased or repurchased due to a breach of a representation or warranty or otherwise, and may not be enforceable or collectible upon a default.

The Certificate Principal Amount or Notional Amount of any Class of Offered Certificates may be reduced without distributions of principal as a result of the occurrence and allocation of Realized Losses, reducing the maximum amount distributable in respect of principal on the Offered Certificates that are Principal Balance Certificates as well as the amount of interest that would have accrued on the Offered Certificates in the absence of such reduction.  In general, a Realized Loss occurs when the principal balance of a Mortgage Loan is reduced without an equal distribution to applicable Certificateholders in reduction of the Certificate Principal Amounts of the Principal Balance Certificates (other than the Exchangeable Certificates) and the Trust Components (and, therefore, the Exchangeable Certificates).  Realized Losses may occur in connection with a default on a Mortgage Loan, acceptance of a discounted payoff, the liquidation of the related Mortgaged Properties, a reduction in the principal balance of a Mortgage Loan by a bankruptcy court or pursuant to a modification, a recovery by the Master Servicer or Trustee of a Non-Recoverable Advance on a Distribution Date or the incurrence of certain unanticipated or default-related costs and expenses (including interest on Advances, Workout Fees, Liquidation Fees and Special Servicing Fees).  Any reduction of the Certificate Principal Amount of a Class of Principal Balance Certificates (exclusive of the Exchangeable Certificates) or a Trust Component (and, therefore, the applicable Classes of Exchangeable Certificates) as a result of the application of Realized Losses may also reduce the Notional Amount a Class of Class X Certificates.  Realized Losses will be allocated to the respective Classes of the Principal Balance Certificates (other than the Exchangeable Certificates) and the Trust Components (and, therefore, the Exchangeable Certificates) in reverse distribution priority and as more particularly described in “Description of the Offered Certificates—Subordination” in this free writing prospectus.

Certificateholders are not entitled to receive distributions of Monthly Payments when due except to the extent they are either covered by an Advance or actually received.  Consequently, any defaulted Monthly Payment for which no such Advance is made will tend to extend the weighted average lives of the Offered Certificates, whether or not a permitted extension of the due date of the related Mortgage Loan has been completed.

The rate of payments (including voluntary and involuntary prepayments) on the Mortgage Loans will be influenced by a variety of economic, geographic, social and other factors, including the level of mortgage interest rates and the rate at which borrowers default on their Mortgage Loans.  The terms of the Mortgage Loans (in particular, amortization terms, the term of any prepayment lock-out period, the extent to which prepayment premiums or yield maintenance charges are due with respect to any principal prepayments, the right of the mortgagee to apply condemnation and casualty proceeds to prepay the Mortgage Loan, and the availability of certain rights to defease all or a portion of the Mortgage Loan) may affect the rate of principal payments on Mortgage Loans, and consequently, the yield to maturity of the Classes of Offered Certificates.  For example, certain Mortgage Loans may permit prepayment of the Mortgage Loan without a lockout period.  See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Voluntary Prepayments” in this free writing prospectus and Annex A to this free writing prospectus for a description of prepayment lock-out periods, prepayment premiums and yield maintenance charges.

Principal prepayments on the Mortgage Loans could also affect the yield on any Class of Offered Certificates with (or the yield on the Class PEZ Certificates if any Trust Component has) a Pass-Through Rate that is limited by, based upon or equal to the WAC Rate.  The Pass-Through Rates on those Classes of Offered Certificates and Trust Components may be adversely affected as a result of a decrease in the WAC Rate even if principal prepayments do not occur.

With respect to the Class A-AB Certificates, the extent to which the Class A-AB Scheduled Principal Balances are achieved and the sensitivity of the Class A-AB Certificates to principal prepayments on the Mortgage Loans will depend in part on the period of time during which the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates remain outstanding. In particular, once such other Classes of Offered Certificates are no longer outstanding, any remaining portion on any Distribution Date of the Principal Distribution Amount will be distributed to the Class A-AB Certificates until the Certificate Principal Amount of the Class A-AB Certificates is reduced to zero. As such, the Class A-AB Certificates will become more sensitive to the rate of prepayments on the Mortgage Loans than they were when the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates were outstanding.

Any changes in the weighted average lives of your Certificates may adversely affect your yield.  The timing of changes in the rate of prepayment on the Mortgage Loans may significantly affect the actual yield to maturity experienced by an investor even if the average rate of principal payments experienced over time is consistent with such investor’s expectation.  In general, the earlier a prepayment of principal on the Mortgage Loans, the greater the effect on such investor’s yield to maturity.  As a result, the effect on such investor’s yield of principal payments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the Offered Certificates would not be fully offset by a subsequent like reduction (or increase) in the rate of principal payments.

In addition, the rate and timing of delinquencies, defaults, the application of other involuntary payments such as condemnation proceeds or insurance proceeds, losses and other shortfalls on Mortgage Loans will affect distributions on the Offered Certificates and their timing.  See “Risk Factors—Your Yield May Be Affected by Defaults, Prepayments and Other Factors” in this free writing prospectus. In general, these factors may be influenced by economic and other factors that cannot be predicted with any certainty.  Accordingly, you may find it difficult to predict the effect that these factors might have on the yield to maturity of your Offered Certificates.

In addition, if the Master Servicer or the Trustee is reimbursed out of general collections on the Mortgage Loans included in the Issuing Entity for any advance that it has determined is not recoverable out of collections on the related Mortgage Loan, then to the extent that this reimbursement is made from collections of principal on the Mortgage Loans in the Issuing Entity, that reimbursement will reduce the amount of principal available to be distributed on the Principal Balance Certificates (exclusive of the Exchangeable Certificates) and Trust Components (and, therefore, the Exchangeable Certificates) and will result in a reduction of the Certificate Principal Amount of a Class of Principal Balance Certificates (exclusive of the Exchangeable Certificates) or Trust Component (and, therefore, the applicable Classes of Exchangeable Certificates).  See “Description of the Offered Certificates—Distributions” in this free writing prospectus.  Likewise, if the Master Servicer or the Trustee is reimbursed out of principal collections on the Mortgage Loans for any workout delayed reimbursement amounts, that reimbursement will reduce the amount of principal available to be distributed on the Principal Balance Certificates (exclusive of the Exchangeable Certificates) or Trust Components (and, therefore, the Exchangeable Certificates) on that Distribution Date.  This reimbursement would have the effect of reducing current payments of principal on the Offered Certificates (other than the Class X-A certificates) and extending the weighted average lives of the respective Classes of those Offered Certificates.  See “Description of the Offered Certificates—Distributions” in this free writing prospectus.

If you own Offered Certificates that are Principal Balance Certificates, then prepayments resulting in a shortening of the weighted average lives of your Certificates may be made at a time of low interest rates when you may be unable to reinvest the resulting payments of principal on your Certificates at a rate comparable to the effective yield anticipated by you in making your investment in the Offered Certificates, while delays and extensions resulting in a lengthening of the weighted average lives may occur at a time of high interest rates when you may have been able to reinvest principal payments that would otherwise have been received by you at higher rates.

No representation is made as to the rate of principal payments on the Mortgage Loans or as to the yield to maturity of any Class of Offered Certificates.  An investor is urged to make an investment decision with respect to any Class of Offered Certificates based on the anticipated yield to maturity of such Class of Offered Certificates resulting from its purchase price and such investor’s own determination as to anticipated Mortgage Loan prepayment rates under a variety of scenarios.  The extent to which any Class of Offered Certificates is purchased at a discount or a premium and the degree to which the timing of payments on such Class of Offered Certificates is sensitive to prepayments will determine the extent to which the yield to maturity of such Class of Offered Certificates may vary from the anticipated yield.  An investor should carefully consider the associated risks, including, in the case of any Offered Certificates purchased at a discount, the risk that a slower than anticipated rate of principal payments on the Mortgage Loans could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of any Offered Certificates purchased at a premium, the risk that a faster than anticipated rate of principal payments on the Mortgage Loans could result in an actual yield to such investor that is lower than the anticipated yield.

In general, with respect to any Class of Offered Certificates that is purchased at a premium, if principal distributions occur at a rate faster than anticipated at the time of purchase, the investor’s actual yield to maturity will be lower than that assumed at the time of purchase.  Conversely, if a Class of Offered Certificates is purchased at a discount and principal distributions occur at a rate slower than that assumed at the time of purchase, the investor’s actual yield to maturity will be lower than that assumed at the time of purchase.

An investor should consider the risk that rapid rates of prepayments on the Mortgage Loans, and therefore of amounts distributable in reduction of the Certificate Principal Amounts of the Offered Certificates that are Principal Balance Certificates may coincide with periods of low prevailing interest rates.  During such periods, the effective interest rates on securities in which an investor may choose to reinvest such amounts distributed to it may be lower than the applicable Pass-Through Rate.  Conversely, slower rates of prepayments on the Mortgage Loans, and therefore, of amounts distributable in reduction of the Certificate Principal Amounts of the Offered Certificates that are Principal Balance Certificates may coincide with periods of high prevailing interest rates.  During such periods, the amount of principal distributions resulting from prepayments available to an investor in any Offered Certificates that are Principal Balance Certificates for reinvestment at such high prevailing interest rates may be relatively small.

The effective yield to holders of Offered Certificates will be lower than the yield otherwise produced by the applicable Pass-Through Rate and applicable purchase prices because while interest will accrue during each Interest Accrual Period, the distribution of such interest will not be made until the Distribution Date immediately following such Interest Accrual Period, and principal paid on any Distribution Date will not bear interest during the period from the end of such Interest Accrual Period to the Distribution Date that follows.

In addition, although the related borrower under each ARD Loan may have certain incentives to prepay such ARD Loan on its Anticipated Repayment Date, we cannot assure you that such borrower will be able to prepay such ARD Loan on its Anticipated Repayment Date.  The failure of any borrower to prepay an ARD Loan on its Anticipated Repayment Date will not be an event of default under the terms of such ARD Loan, and pursuant to the terms of the Pooling and Servicing Agreement, neither the Master Servicer nor the Special Servicer will be permitted to take any enforcement action with respect to any borrower’s failure to pay Excess Interest, other than requests for collection, until the scheduled maturity of the related ARD Loan; provided that the Master Servicer or the Special Servicer, as the case may be, may take action to enforce the Issuing Entity’s right to apply excess cash flow to principal in accordance with the terms of the related ARD Loan documents.

Yield on the Class X-A Certificates

The yield to maturity of the Class X-A Certificates will be highly sensitive to the rate and timing of reductions made to the Certificate Principal Amounts of the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB Certificates and the Class A-S Trust Component, including by reason of prepayments and principal losses on the Mortgage Loans and other factors described above.  Investors in the Class X-A Certificates should fully consider the associated risks, including the risk that an extremely rapid rate of prepayment or other liquidation of the Mortgage Loans could result in the failure of such investors to recoup fully their initial investments.

Any optional termination by the holders of the Controlling Class, the Special Servicer, the Master Servicer or the holders of the Class R Certificates would result in prepayment in full of the Certificates and would have an adverse effect on the yield of the Class X-A Certificates because a termination would have an effect similar to a principal prepayment in full of the Mortgage Loans and, as a result, investors in the Class X-A Certificates and any other certificates purchased at premium might not fully recoup their initial investment. See “The Pooling and Servicing Agreement—Optional Termination; Optional Mortgage Loan Purchase” in this free writing prospectus.

Weighted Average Life of the Offered Certificates

Weighted average life refers to the average amount of time from the date of issuance of a security until each dollar of principal of such security will be repaid to the investor (or, in the case of a Class X-A Certificate, each dollar of its Notional Amount is reduced to zero).  The weighted average lives of the Offered Certificates will be influenced by the rate at which principal payments (including scheduled payments, principal prepayments and payments made pursuant to any applicable policies of insurance) on the Mortgage Loans are made.  Principal payments on the Mortgage Loans may be in the form of scheduled amortization or prepayments (for this purpose, the term prepayment includes prepayments, partial prepayments and liquidations due to a default or other dispositions of the Mortgage Loans).

Calculations reflected in the following tables assume that the Mortgage Loans have the characteristics shown on Annex A to this free writing prospectus, and are based on the following additional assumptions (“Modeling Assumptions”):  (i) each Mortgage Loan is assumed to prepay at the indicated level of constant prepayment rate (“CPR”), in accordance with a prepayment scenario in which prepayments occur after expiration of any applicable lock-out period, defeasance and/or yield maintenance options or fixed prepayment premiums, (ii) there are no delinquencies, (iii) scheduled interest and principal payments, including balloon payments, on the Mortgage Loans are timely received on their respective Due Dates, (iv) no prepayment premiums or yield maintenance charges are collected, (v) no party exercises its right of optional termination of the Issuing Entity described in this free writing prospectus, (vi) no Mortgage Loan is required to be repurchased from the Issuing Entity, (vii) the Administrative Fee Rate for each Mortgage Loan is the rate set forth on Annex A to this free writing prospectus with respect to such Mortgage Loan, (viii) there are no Excess Prepayment Interest Shortfalls, other shortfalls unrelated to defaults or Appraisal Reductions allocated to any class of Certificates, (ix) distributions on the Certificates are made on the tenth day (each assumed to be a business day) of each month, commencing in October 2013, (x) the Certificates will be issued on September 30, 2013, (xi) the Pass-Through Rate with respect to each Class of Offered Certificates (exclusive of the Class PEZ Certificates) and Trust Component is as described under “Description of the Offered Certificates—Distributions—Payment Priorities” in this free writing prospectus, (xii) each ARD Loan prepays in full on its Anticipated Repayment Date, (xiii) all prepayments are assumed to be voluntary prepayments and will not include, without limitation, Liquidation Proceeds, condemnation proceeds, insurance proceeds, proceeds from the purchase of a Mortgage Loan from the Issuing Entity or any prepayment that is accepted by the Master Servicer or the Special Servicer pursuant to a workout, settlement or loan modification, (xiv) the initial Certificate Principal Amounts or Notional Amounts of the Certificates and Trust Components (or, in the case of the Exchangeable Certificates, the maximum Certificate Principal Amounts) are set forth in the “Certificate Summary” of this free writing prospectus, and (xv) no Exchangeable Certificates have been exchanged, except with respect to the decrement table and price/yield table below and the expected final distribution date (set forth in the Summary to this free writing prospectus) relating to the Class PEZ

Certificates, in which case we assume that the maximum Certificate Principal Amount of the Class PEZ Certificates was issued on the Closing Date.

The weighted average life of any Offered Certificate refers to the average amount of time that will elapse from the date of its issuance until each dollar allocable to principal of such Offered Certificate is distributed to the investor (or, in the case of a Class X-A Certificate, each dollar of its Notional Amount is reduced to zero).  The weighted average life of any Offered Certificate will be influenced by, among other things, the rate at which principal on the Mortgage Loans is paid or otherwise collected or advanced and applied to pay principal (or, in the case of a Class X-A Certificate, reduce the Notional Amount) of such Offered Certificate.  The Principal Distribution Amount for each Distribution Date will be distributable as described in “Description of the Offered Certificates—Distributions—Payment Priorities” in this free writing prospectus.

The following tables indicate the percentage of the initial Certificate Principal Amount of each Class of Offered Certificates (other than the Class X-A Certificates) that would be outstanding after each of the dates shown under each of the indicated prepayment assumptions and the corresponding weighted average life, first principal payment date and last principal payment date of each such Class of Offered Certificates.  The tables have been prepared on the basis of, among others, the Modeling Assumptions.  To the extent that the Mortgage Loans or the Certificates have characteristics that differ from those assumed in preparing the tables, the respective Classes of the Offered Certificates that are Principal Balance Certificates may mature earlier or later than indicated by the tables.  The Mortgage Loans will not prepay at any constant rate, and it is highly unlikely that the Mortgage Loans will prepay in a manner consistent with the assumptions described in this free writing prospectus.  For this reason and because the timing of principal payments is critical to determining weighted average lives, the weighted average lives of the applicable Offered Certificates are likely to differ from those shown in the tables, even if all of the Mortgage Loans prepay at the indicated percentages of CPR or prepayment scenario over any given time period or over the entire life of the Offered Certificates.  In addition, variations in the actual prepayment experience and the balance of the Mortgage Loans that prepay may increase or decrease the percentages of initial Certificate Principal Amount (and shorten or extend the weighted average lives) shown in the following tables.  Investors are urged to conduct their own analyses of the rates at which the Mortgage Loans may be expected to prepay.

Percentages of the Initial Certificate Principal Amount of
the Class A-1 Certificates at the Specified CPRs
0% CPR during lockout, defeasance and/or yield maintenance
or fixed prepayment premiums - otherwise at indicated CPR

	Prepayment Assumption (CPR)
Distribution Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR

Closing Date	100%	100%	100%	100%	100%
September 10, 2014	83%	83%	83%	83%	83%
September 10, 2015	64%	64%	64%	64%	64%
September 10, 2016	43%	43%	43%	43%	43%
September 10, 2017	19%	19%	19%	19%	19%
September 10, 2018 and thereafter	0%	0%	0%	0%	0%

Weighted Average Life (in years)	2.55	2.55	2.54	2.54	2.53

First Principal Payment Date	October 2013	October 2013	October 2013	October 2013	October 2013

Last Principal Payment Date	July 2018	May 2018	April 2018	April 2018	February 2018

Percentages of the Initial Certificate Principal Amount of
the Class A-2 Certificates at the Specified CPRs
0% CPR during lockout, defeasance and/or yield maintenance
or fixed prepayment premiums - otherwise at indicated CPR

	Prepayment Assumption (CPR)
Distribution Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR

Closing Date	100%	100%	100%	100%	100%
September 10, 2014	100%	100%	100%	100%	100%
September 10, 2015	100%	100%	100%	100%	100%
September 10, 2016	100%	100%	100%	100%	100%
September 10, 2017	100%	100%	100%	100%	100%
September 10, 2018 and thereafter	0%	0%	0%	0%	0%

Weighted Average Life (in years)	4.9	4.89	4.88	4.86	4.68

First Principal Payment Date	July 2018	May 2018	April 2018	April 2018	February 2018

Last Principal Payment Date	September 2018	September 2018	September 2018	September 2018	September 2018

Percentages of the Initial Certificate Principal Amount of
the Class A-3 Certificates at the Specified CPRs
0% CPR during lockout, defeasance and/or yield maintenance or fixed prepayment premiums - otherwise at indicated CPR

	Prepayment Assumption (CPR)
Distribution Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR

Closing Date	100%	100%	100%	100%	100%
September 10, 2014	100%	100%	100%	100%	100%
September 10, 2015	100%	100%	100%	100%	100%
September 10, 2016	100%	100%	100%	100%	100%
September 10, 2017	100%	100%	100%	100%	100%
September 10, 2018	100%	100%	100%	100%	100%
September 10, 2019	100%	100%	100%	100%	100%
September 10, 2020	100%	100%	100%	100%	100%
September 10, 2021	100%	100%	100%	100%	100%
September 10, 2022	100%	100%	100%	100%	100%
September 10, 2023 and thereafter	0%	0%	0%	0%	0%

Weighted Average Life (in years)	9.81	9.76	9.71	9.65	9.49

First Principal Payment Date	June 2023	February 2023	February 2023	February 2023	February 2023

Last Principal Payment Date	August 2023	August 2023	July 2023	July 2023	May 2023

Percentages of the Initial Certificate Principal Amount of
the Class A-4 Certificates at the Specified CPRs
0% CPR during lockout, defeasance and/or yield maintenance or fixed prepayment premiums - otherwise at indicated CPR

	Prepayment Assumption (CPR)
Distribution Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR

Closing Date	100%	100%	100%	100%	100%
September 10, 2014	100%	100%	100%	100%	100%
September 10, 2015	100%	100%	100%	100%	100%
September 10, 2016	100%	100%	100%	100%	100%
September 10, 2017	100%	100%	100%	100%	100%
September 10, 2018	100%	100%	100%	100%	100%
September 10, 2019	100%	100%	100%	100%	100%
September 10, 2020	100%	100%	100%	100%	100%
September 10, 2021	100%	100%	100%	100%	100%
September 10, 2022	100%	100%	100%	100%	100%
September 10, 2023 and thereafter	0%	0%	0%	0%	0%

Weighted Average Life (in years)	9.89	9.88	9.86	9.83	9.63

First Principal Payment Date	August 2023	August 2023	July 2023	July 2023	May 2023

Last Principal Payment Date	September 2023	September 2023	September 2023	August 2023	June 2023

Percentages of the Initial Certificate Principal Amount of
the Class A-AB Certificates at the Specified CPRs
0% CPR during lockout, defeasance and/or yield maintenance or fixed prepayment premiums - otherwise at indicated CPR

	Prepayment Assumption (CPR)
Distribution Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR

Closing Date	100%	100%	100%	100%	100%
September 10, 2014	100%	100%	100%	100%	100%
September 10, 2015	100%	100%	100%	100%	100%
September 10, 2016	100%	100%	100%	100%	100%
September 10, 2017	100%	100%	100%	100%	100%
September 10, 2018	100%	100%	100%	100%	100%
September 10, 2019	81%	81%	81%	81%	81%
September 10, 2020	60%	60%	60%	60%	60%
September 10, 2021	39%	39%	39%	39%	39%
September 10, 2022	16%	16%	16%	16%	16%
September 10, 2023 and thereafter	0%	0%	0%	0%	0%

Weighted Average Life (in years)	7.42	7.42	7.42	7.42	7.42

First Principal Payment Date	September 2018	September 2018	September 2018	September 2018	September 2018

Last Principal Payment Date	June 2023	June 2023	June 2023	June 2023	June 2023

Percentages of the Initial Certificate Principal Amount of
the Class A-S Certificates at the Specified CPRs
0% CPR during lockout, defeasance and/or yield maintenance or fixed prepayment premiums - otherwise at indicated CPR

	Prepayment Assumption (CPR)
Distribution Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR

Closing Date	100%	100%	100%	100%	100%
September 10, 2014	100%	100%	100%	100%	100%
September 10, 2015	100%	100%	100%	100%	100%
September 10, 2016	100%	100%	100%	100%	100%
September 10, 2017	100%	100%	100%	100%	100%
September 10, 2018	100%	100%	100%	100%	100%
September 10, 2019	100%	100%	100%	100%	100%
September 10, 2020	100%	100%	100%	100%	100%
September 10, 2021	100%	100%	100%	100%	100%
September 10, 2022	100%	100%	100%	100%	100%
September 10, 2023 and thereafter	0%	0%	0%	0%	0%

Weighted Average Life (in years)	9.94	9.94	9.94	9.9	9.69

First Principal Payment Date	September 2023	September 2023	September 2023	August 2023	June 2023

Last Principal Payment Date	September 2023	September 2023	September 2023	September 2023	June 2023

Percentages of the Initial Certificate Principal Amount of
the Class B Certificates at the Specified CPRs
0% CPR during lockout, defeasance and/or yield maintenance or fixed prepayment premiums - otherwise at indicated CPR

	Prepayment Assumption (CPR)
Distribution Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR

Closing Date	100%	100%	100%	100%	100%
September 10, 2014	100%	100%	100%	100%	100%
September 10, 2015	100%	100%	100%	100%	100%
September 10, 2016	100%	100%	100%	100%	100%
September 10, 2017	100%	100%	100%	100%	100%
September 10, 2018	100%	100%	100%	100%	100%
September 10, 2019	100%	100%	100%	100%	100%
September 10, 2020	100%	100%	100%	100%	100%
September 10, 2021	100%	100%	100%	100%	100%
September 10, 2022	100%	100%	100%	100%	100%
September 10, 2023 and thereafter	0%	0%	0%	0%	0%

Weighted Average Life (in years)	9.94	9.94	9.94	9.94	9.69

First Principal Payment Date	September 2023	September 2023	September 2023	September 2023	June 2023

Last Principal Payment Date	September 2023	September 2023	September 2023	September 2023	June 2023

Percentages of the Initial Certificate Principal Amount of
the Class PEZ Certificates at the Specified CPRs
0% CPR during lockout, defeasance and/or yield maintenance or fixed prepayment premiums - otherwise at indicated CPR

	Prepayment Assumption (CPR)
Distribution Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR

Closing Date	100%	100%	100%	100%	100%
September 10, 2014	100%	100%	100%	100%	100%
September 10, 2015	100%	100%	100%	100%	100%
September 10, 2016	100%	100%	100%	100%	100%
September 10, 2017	100%	100%	100%	100%	100%
September 10, 2018	100%	100%	100%	100%	100%
September 10, 2019	100%	100%	100%	100%	100%
September 10, 2020	100%	100%	100%	100%	100%
September 10, 2021	100%	100%	100%	100%	100%
September 10, 2022	100%	100%	100%	100%	100%
September 10, 2023 and thereafter	0%	0%	0%	0%	0%

Weighted Average Life (in years)	9.94	9.94	9.94	9.93	9.69

First Principal Payment Date	September 2023	September 2023	September 2023	August 2023	June 2023

Last Principal Payment Date	September 2023	September 2023	September 2023	September 2023	June 2023

Percentages of the Initial Certificate Principal Amount of
the Class C Certificates at the Specified CPRs
0% CPR during lockout, defeasance and/or yield maintenance or fixed prepayment premiums - otherwise at indicated CPR

	Prepayment Assumption (CPR)
Distribution Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR

Closing Date	100%	100%	100%	100%	100%
September 10, 2014	100%	100%	100%	100%	100%
September 10, 2015	100%	100%	100%	100%	100%
September 10, 2016	100%	100%	100%	100%	100%
September 10, 2017	100%	100%	100%	100%	100%
September 10, 2018	100%	100%	100%	100%	100%
September 10, 2019	100%	100%	100%	100%	100%
September 10, 2020	100%	100%	100%	100%	100%
September 10, 2021	100%	100%	100%	100%	100%
September 10, 2022	100%	100%	100%	100%	100%
September 10, 2023 and thereafter	0%	0%	0%	0%	0%

Weighted Average Life (in years)	9.94	9.94	9.94	9.94	9.69

First Principal Payment Date	September 2023	September 2023	September 2023	September 2023	June 2023

Last Principal Payment Date	September 2023	September 2023	September 2023	September 2023	June 2023

Price/Yield Tables

The tables set forth below show the corporate bond equivalent (“CBE”) yield with respect to each Class of Offered Certificates under the Modeling Assumptions.  Purchase prices set forth below for each Class of Offered Certificates are expressed in 32nds and interpreted as a percentage (i.e., 100-12 is 100-12/32%) of the initial Certificate Principal Amount or Notional Amount, as applicable, of such Class of Offered Certificates, before adding accrued interest.

The yields set forth in the following tables were calculated by determining the monthly discount rates which, when applied to the assumed stream of cash flows to be paid on each Class of Offered Certificates, would cause the discounted present value of such assumed stream of cash flows as of the Closing Date to equal the assumed purchase prices, plus accrued interest at the applicable Pass-Through Rate as described in the Modeling Assumptions, from and including September 1, 2013 to but excluding the Closing Date, and converting such monthly rates to semi-annual corporate bond equivalent rates.  Such calculation does not take into account variations that may occur in the interest rates at which investors may be able to reinvest funds received by them as reductions of the Certificate Principal Amounts of the respective Classes of Offered Certificates that are Principal Balance Certificates and consequently does not purport to reflect the return on any investment in such Classes of Offered Certificates when such reinvestment rates are considered.

Pre-Tax Yield to Maturity (CBE) for the Class A-1 Certificates at the Specified CPRs

0% CPR during lockout, defeasance and/or yield maintenance or fixed prepayment premiums - otherwise at indicated CPR
Assumed Price (32nds)	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR

95-00
96-00
97-00
98-00
99-00
100-00
101-00
102-00
103-00
104-00
105-00

Pre-Tax Yield to Maturity (CBE) for the Class A-2 Certificates at the Specified CPRs

0% CPR during lockout, defeasance and/or yield maintenance or fixed prepayment premiums - otherwise at indicated CPR
Assumed Price (32nds)	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR

95-00
96-00
97-00
98-00
99-00
100-00
101-00
102-00
103-00
104-00
105-00

Pre-Tax Yield to Maturity (CBE) for the Class A-3 Certificates at the Specified CPRs

0% CPR during lockout, defeasance and/or yield maintenance or fixed prepayment premiums - otherwise at indicated CPR
Assumed Price (32nds)	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR

95-00
96-00
97-00
98-00
99-00
100-00
101-00
102-00
103-00
104-00
105-00

Pre-Tax Yield to Maturity (CBE) for the Class A-4 Certificates at the Specified CPRs

0% CPR during lockout, defeasance and/or yield maintenance or fixed prepayment premiums - otherwise at indicated CPR
Assumed Price (32nds)	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR

95-00
96-00
97-00
98-00
99-00
100-00
101-00
102-00
103-00
104-00
105-00

Pre-Tax Yield to Maturity (CBE) for the Class A-AB Certificates at the Specified CPRs

0% CPR during lockout, defeasance and/or yield maintenance or fixed prepayment premiums - otherwise at indicated CPR
Assumed Price (32nds)	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR

95-00
96-00
97-00
98-00
99-00
100-00
101-00
102-00
103-00
104-00
105-00

Pre-Tax Yield to Maturity (CBE) for the Class X-A Certificates at the Specified CPRs

0% CPR during lockout, defeasance and/or yield maintenance or fixed prepayment premiums - otherwise at indicated CPR
Assumed Price (32nds)	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR

5-00
6-00
7-00
8-00
9-00
10-00
11-00
12-00
13-00
14-00
15-00

Pre-Tax Yield to Maturity (CBE) for the Class A-S Certificates at the Specified CPRs

0% CPR during lockout, defeasance and/or yield maintenance or fixed prepayment premiums - otherwise at indicated CPR
Assumed Price (32nds)	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR

95-00
96-00
97-00
98-00
99-00
100-00
101-00
102-00
103-00
104-00
105-00

Pre-Tax Yield to Maturity (CBE) for the Class B Certificates at the Specified CPRs

0% CPR during lockout, defeasance and/or yield maintenance or fixed prepayment premiums - otherwise at indicated CPR
Assumed Price (32nds)	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR

95-00
96-00
97-00
98-00
99-00
100-00
101-00
102-00
103-00
104-00
105-00

Pre-Tax Yield to Maturity (CBE) for the Class PEZ Certificates at the Specified CPRs

0% CPR during lockout, defeasance and/or yield maintenance or fixed prepayment premiums - otherwise at indicated CPR
Assumed Price (32nds)	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR

95-00
96-00
97-00
98-00
99-00
100-00
101-00
102-00
103-00
104-00
105-00

Pre-Tax Yield to Maturity (CBE) for the Class C Certificates at the Specified CPRs

0% CPR during lockout, defeasance and/or yield maintenance or fixed prepayment premiums - otherwise at indicated CPR
Assumed Price (32nds)	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR

95-00
96-00
97-00
98-00
99-00
100-00
101-00
102-00
103-00
104-00
105-00

We cannot assure you that the Mortgage Loans will prepay at any particular rate.  Moreover, the various remaining terms to maturity of the Mortgage Loans could produce slower or faster principal distributions than indicated in the preceding tables at the various percentages of CPR specified, even if the weighted average remaining term to maturity of the Mortgage Loans is as assumed.  Investors are urged to make their investment decisions based on their determinations as to anticipated rates of prepayment under a variety of scenarios.

For additional considerations relating to the yield on the Offered Certificates, see “Yield Considerations” in the prospectus.

THE POOLING AND SERVICING AGREEMENT

General

The Certificates will be issued pursuant to that certain Pooling and Servicing Agreement, to be dated as of September 1, 2013 (the “Pooling and Servicing Agreement”), by and among the Depositor, the Master Servicer, the Special Servicer, the Operating Advisor, the Certificate Administrator and the Trustee.

The servicing of the Mortgage Loans, the Companion Loan and any related REO Properties will be governed by the Pooling and Servicing Agreement.  The following summaries describe the material provisions of the Pooling and Servicing Agreement relating to the servicing and administration of the Mortgage Loans, the Companion Loan and any related REO Properties.  The summaries do not purport to be complete and are subject to the provisions of the Pooling and Servicing Agreement.  Reference is made to the prospectus for additional information regarding the terms of the Pooling and Servicing Agreement relating to the servicing and administration of the Mortgage Loans, the Companion Loan and any related REO Properties.  The information in this free writing prospectus supplements any information set forth in the prospectus.

Servicing of the Whole Loan

In general, the Whole Loan will be serviced and administered under the Pooling and Servicing Agreement and the related Co-Lender Agreement, as applicable, as though the entire Whole Loan was a part of the Mortgage Pool.  With respect to the Whole Loan, if the related Companion Loan becomes a Specially Serviced Loan, then the related Mortgage Loan will become a Specially Serviced Loan.  For more detailed information, please see “Description of the Mortgage Pool—The Whole Loan” in this free writing prospectus.

Assignment of the Mortgage Loans

On the Closing Date, the Depositor will sell, transfer or otherwise convey, assign or cause the assignment of the Mortgage Loans, together with all payments due on or with respect to the Mortgage Loans, other than principal and interest due on or before the Cut-off Date and principal prepayments received on or before the Cut-off Date, without recourse, to the Trustee for the benefit of the holders of Certificates.

The Certificate Administrator, concurrently with the assignment, will execute and deliver Certificates evidencing the beneficial ownership interests in the related Issuing Entity to or at the direction of the Depositor in exchange for the Mortgage Loans. Each Mortgage Loan will be identified in a schedule appearing as an exhibit to the Pooling and Servicing Agreement (the “Mortgage Loan Schedule”). The Mortgage Loan Schedule will include, among other things, as to each Mortgage Loan, information as to its outstanding principal balance as of the close of business on the Cut-off Date, as well as information respecting the interest rate and the maturity date of each Mortgage Loan.

In addition, the Depositor will require each Sponsor to deliver to the Certificate Administrator, in its capacity as custodian, the Mortgage File for each of the Mortgage Loans.  See “Description of the Mortgage Pool—Sale of Mortgage Loans; Mortgage File Delivery” in this free writing prospectus.

The Certificate Administrator (in its capacity as custodian), or any other custodian appointed under the Pooling and Servicing Agreement, will hold the Mortgage File for each Mortgage Loan in trust for the benefit of all Certificateholders.  Pursuant to the Pooling and Servicing Agreement, the Certificate Administrator, in its capacity as custodian, is obligated to review the Mortgage File for each Mortgage Loan within a specified number of days after the execution and delivery of the Pooling and Servicing Agreement.  If the Special Servicer determines that a Material Document Defect exists, the Special Servicer will promptly notify, among others, the Depositor, the applicable Sponsor, the Certificate Administrator, the Trustee and the Master Servicer. If the applicable Sponsor cannot cure the Material

Document Defect within the time period specified in the Pooling and Servicing Agreement, the applicable Sponsor will be obligated either to replace the affected Mortgage Loan with a substitute Mortgage Loan or Mortgage Loans, or to repurchase the related Mortgage Loan from the Trustee within the time period specified in the Pooling and Servicing Agreement at the Repurchase Price.  In the case of each of SMF I, RAIT and RCMC, a parent of such Sponsor (which, in the case of SMF I, is SMC, an originator) is guaranteeing the repurchase and substitution obligations of such Sponsor under the related Mortgage Loan Purchase Agreement in the event it fails to perform its obligations to cure, effect a repurchase or substitute a Qualified Substitute Mortgage Loan and pay any substitution shortfall amount in response to, a Material Document Defect or Material Breach.  This substitution or purchase obligation (and such guaranty obligations) will constitute the sole remedy available to the Certificateholders or the Trustee for a Material Document Defect.  See “Description of the Mortgage Pool—Cures, Repurchases and Substitutions” in this free writing prospectus.

Servicing of the Mortgage Loans

Each of the Master Servicer (directly or through one or more sub-servicers) and the Special Servicer will be required to service and administer the Mortgage Loans (and the Whole Loan) for which it is responsible (as described below).  The Master Servicer may delegate and/or assign some or all of its servicing obligations and duties with respect to some or all of the Mortgage Loans and the Whole Loan to one or more third-party sub-servicers, with the consent of the Depositor.  The Master Servicer will be responsible for paying the servicing fees of any such sub-servicer.  Notwithstanding any sub-servicing agreement, the Master Servicer will remain primarily liable to the Trustee, the Certificate Administrator and the Certificateholders and the Companion Loan Holder for the servicing and administering of the Mortgage Loans (or the Whole Loan, if applicable) in accordance with the provisions of the Pooling and Servicing Agreement without diminution of such obligation or liability by virtue of such sub-servicing agreement.  The Special Servicer will not be permitted to appoint sub-servicers with respect to any of its servicing obligations and duties (provided, that if and to the extent Midland is terminated as Special Servicer by the Controlling Class Representative for no cause (i.e. not as a result of a Servicer Termination Event) and Midland would otherwise be a qualified special servicer in accordance with the terms of the Pooling and Servicing Agreement, Midland may be appointed as a sub-special servicer of a successor Special Servicer appointed by the Controlling Class Representative).

The Master Servicer and the Special Servicer, as the case may be, will each be required to service and administer the Mortgage Loans, the Whole Loan and each related REO Property for which it is responsible in accordance with applicable law, the terms of the Pooling and Servicing Agreement and the terms of the respective Mortgage Loans (and the Whole Loan) and, if applicable, the related Co-Lender Agreement and, to the extent consistent with the foregoing, in accordance with the following (the “Servicing Standard”):

●	the higher of the following standards of care:

1.
with the same care, skill, prudence and diligence with which the Master Servicer or the Special Servicer, as the case may be, services and administers comparable mortgage loans with similar borrowers and comparable REO properties for other third-party portfolios, giving due consideration to the customary and usual standards of practice of prudent institutional commercial mortgage lenders servicing their own mortgage loans and REO properties; and

2.
with the same care, skill, prudence and diligence with which the Master Servicer or the Special Servicer, as the case may be, services and administers comparable mortgage loans and REO properties owned by the Master Servicer or the Special Servicer, as the case may be; and

in either case, exercising reasonable business judgment and acting in accordance with applicable law, the terms of the Pooling and Servicing Agreement and the terms of the respective subject Mortgage Loans;

●	with a view to-

1.	the timely recovery of all payments of principal and interest, including balloon payments, under those Mortgage Loans and the Whole Loan; or

2.
in the case of (a) a Specially Serviced Loan or (b) a Mortgage Loan or Whole Loan as to which the related Mortgaged Property is an REO Property, the maximization of recovery on that Mortgage Loan to the Certificateholders (as if they were one lender) (or, if the Whole Loan is involved, with a view to the maximization of recovery on the Whole Loan to the Certificateholders and the related Companion Loan Holder as if they were one lender) of principal and interest, including balloon payments, on a present value basis; and

●	without regard to-

1.
any relationship, including as lender on any other debt, that the Master Servicer or the Special Servicer, as the case may be, or any of its affiliates may have with any of the underlying borrowers, or any affiliate of the underlying borrowers, or any other party to the Pooling and Servicing Agreement;

2.
the ownership of any Certificate (or the Companion Loan or other indebtedness secured by the related Mortgaged Property or any security backed by the Companion Loan) by the Master Servicer or the Special Servicer, as the case may be, or any of its affiliates;

3.	the obligation, if any, of the Master Servicer to make Advances;

4.
the right of the Master Servicer or the Special Servicer, as the case may be, or any of its affiliates to receive compensation or reimbursement of costs under the Pooling and Servicing Agreement generally or with respect to any particular transaction; and

5.
the ownership, servicing or management for others of any mortgage loan or real property not covered by the Pooling and Servicing Agreement by the Master Servicer or the Special Servicer, as the case may be, or any of its affiliates.

The Pooling and Servicing Agreement provides, however, that none of the Master Servicer, the Special Servicer, or any of their respective directors, officers, employees or agents will have any liability to the Issuing Entity or the Certificateholders for taking any action or refraining from taking any action in good faith or for errors in judgment.  The foregoing provision would not protect the Master Servicer or the Special Servicer for the breach of its representations or warranties in the Pooling and Servicing Agreement or any liability by reason of willful misconduct, bad faith, fraud or negligence in the performance of its duties or by reason of its negligent disregard of its obligations or duties under the Pooling and Servicing Agreement.  The Trustee or any other successor Master Servicer assuming the obligations of the Master Servicer under the Pooling and Servicing Agreement will be entitled to the compensation to which the Master Servicer would have been entitled after the date of the assumption of the Master Servicer’s obligations.  If no successor Master Servicer can be obtained to perform such obligations for such compensation, additional amounts payable to such successor Master Servicer will be treated as Realized Losses.

In general, the Master Servicer will be responsible for the servicing and administration of each Mortgage Loan and the Companion Loan-

●	which is not a Specially Serviced Loan; or

●	that is a Corrected Loan.

A “Specially Serviced Loan” means any Mortgage Loan or Whole Loan (including an REO Mortgage Loan and REO Companion Loan) being serviced under the Pooling and Servicing Agreement for which any of the following events (each, a “Servicing Transfer Event”) has occurred as follows:

(a)	the related borrower has failed to make when due any scheduled monthly debt service payment or a balloon payment, which failure continues unremedied (without regard to any grace period):

●	except in the case of a Mortgage Loan or Whole Loan delinquent in respect of its balloon payment, for 60 days beyond the date that payment was due; or

●
solely in the case of a delinquent balloon payment, (A) 60 days beyond the date on which that balloon payment was due (except as described in clause B below) or (B) in the case of a Mortgage Loan or Whole Loan delinquent with respect to the balloon payment as to which the related borrower delivered to the Master Servicer, who shall promptly deliver a copy thereof to the Special Servicer, a refinancing commitment acceptable to the Special Servicer prior to the date 60 days after maturity, 120 days beyond the date on which that balloon payment was due (or for such shorter period beyond the date on which that balloon payment was due during which the refinancing is scheduled to occur); or

(b)
there has occurred a default (other than as set forth in clause (a) and other than an Acceptable Insurance Default) that the Master Servicer or the Special Servicer (and, in the case of the Special Servicer, with the consent of the applicable Directing Holder, unless a Control Termination Event with respect to such Directing Holder has occurred and is continuing) determines materially impairs the value of the related Mortgaged Property as security for the Mortgage Loan or Whole Loan or otherwise materially adversely affects the interests of Certificateholders in the Mortgage Loan (or, in the case of the Whole Loan, the interests of the Certificateholders or the related Companion Loan Holder in the Whole Loan), and continues unremedied for the applicable grace period under the terms of the Mortgage Loan or Whole Loan (or, if no grace period is specified and the default is capable of being cured, for 30 days); provided that any default that results in acceleration of the related Mortgage Loan or Whole Loan without the application of any grace period under the related loan documents will be deemed not to have a grace period; and provided, further, that any default requiring a Property Advance will be deemed to materially and adversely affect the interests of Certificateholders in the Mortgage Loan (or, in the case of the Whole Loan, the interests of the Certificateholders or the related Companion Loan Holder); or

(c)
a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law or the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding up or liquidation of its affairs, has been entered against the related borrower and such decree or order has remained in force and not dismissed for a period of 60 days; or

(d)
the related borrower consents to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to such borrower or of or relating to all or substantially all of its property; or

(e)
the related borrower admits in writing its inability to pay its debts generally as they become due, files a petition to take advantage of any applicable insolvency or reorganization statute, makes an assignment for the benefit of its creditors, or voluntarily suspends payment of its obligations; or

(f)	the Master Servicer has received notice of the commencement of foreclosure or similar proceedings with respect to the related Mortgaged Property; or

(g)
the Master Servicer or Special Servicer (and, in the case of the Special Servicer, with the consent of the applicable Directing Holder, unless a Control Termination Event has occurred and is continuing with respect to such Directing Holder) determines that (i) a default (other than an Acceptable Insurance Default) under the Mortgage Loan or Whole Loan is reasonably foreseeable, (ii) such default would materially impair the value of the corresponding Mortgaged Property as security for the Mortgage Loan or Whole Loan or otherwise materially adversely affect the interests of Certificateholders in the Mortgage Loan (or, in the case of the Whole Loan, the interests of the Certificateholders or the related Companion Loan Holder in the Whole Loan), and (iii) the default is likely to continue unremedied for the applicable cure period under the terms of the Mortgage Loan or Whole Loan or, if no cure period is specified and the default is capable of being cured, for 30 days (provided that such 30-day grace period does not apply to a default that gives rise to immediate acceleration without application of a grace period under the terms of the Mortgage Loan or Whole Loan).

It will be considered an “Acceptable Insurance Default” (and neither the Master Servicer nor the Special Servicer will be required to obtain the below described insurance) if the related loan documents specify that the related borrower must maintain all-risk casualty insurance or other insurance that covers damages or losses arising from acts of terrorism and the Special Servicer has determined, in its reasonable judgment in accordance with the Servicing Standard (and, with the consent of the applicable Directing Holder, unless a Control Termination Event has occurred and is continuing with respect to such Directing Holder), that (i) this insurance is not available at commercially reasonable rates and the subject hazards are not commonly insured against by prudent owners of similar real properties located in or near the geographic region in which the Mortgaged Property is located (but only by reference to such insurance that has been obtained by such owners at current market rates), or (ii) this insurance is not available at any rate; provided, however, that the applicable Directing Holder will not have more than 30 days to respond to the Special Servicer’s request for such consent; provided, further, that upon the Special Servicer’s determination, consistent with the Servicing Standard, that exigent circumstances do not allow the Special Servicer to consult with the applicable Directing Holder, the Special Servicer will not be required to do so.  In making this determination, the Special Servicer, to the extent consistent with the Servicing Standard, is entitled to rely on the opinion of an insurance consultant.

A Mortgage Loan or Whole Loan will cease to be a Specially Serviced Loan and will become a “Corrected Loan” when:

●
with respect to the circumstances described in clause (a) of the definition of Specially Serviced Loan, the related borrower has made three consecutive full and timely scheduled monthly debt service payments under the terms of the Mortgage Loan or Whole Loan, as applicable (as such terms may be changed or modified in connection with a bankruptcy or similar proceeding involving the related borrower or by reason of a modification, extension, waiver or amendment granted or agreed to by the Master Servicer or the Special Servicer pursuant to the Pooling and Servicing Agreement);

●
with respect to the circumstances described in clauses (c), (d), (e) and (g) of the definition of Specially Serviced Loan, the circumstances cease to exist in the good faith, reasonable judgment of the Special Servicer, but, with respect to any bankruptcy or insolvency proceedings described in clauses (c), (d) and (e), no later than the entry of an order or decree dismissing such proceeding;

●
with respect to the circumstances described in clause (b) of the definition of Specially Serviced Loan, the default is cured as determined by the Special Servicer in its reasonable, good faith judgment; and

●	with respect to the circumstances described in clause (f) of the definition of Specially Serviced Loan, the proceedings are terminated;

provided that at such time no other circumstance described in clauses (a) through (g) of the definition of “Specially Serviced Loan” exists that would cause the Mortgage Loan to be characterized as a “Specially Serviced Loan.”

If a Servicing Transfer Event exists with respect to one loan in the Whole Loan, it will be considered to exist for the entire Whole Loan.

The Special Servicer, on the other hand, will be responsible for the servicing and administration of each Mortgage Loan and Companion Loan as to which a Servicing Transfer Event has occurred and which has not yet become a Corrected Loan.  The Special Servicer will also be responsible for the administration of each REO Property acquired by the Issuing Entity.

Despite the foregoing, the Pooling and Servicing Agreement will require the Master Servicer to continue to collect information and prepare all reports to the Certificate Administrator required to be collected or prepared with respect to any Specially Serviced Loans (based on, among other things, certain information provided by the Special Servicer), receive payments on Specially Serviced Loans, maintain escrows and all reserve accounts on Specially Serviced Loans, maintain insurance with respect to the Mortgaged Properties securing the Specially Serviced Loans and, otherwise, to render other incidental services with respect to any such specially serviced assets.  In addition, the Special Servicer will perform limited duties and have certain approval rights regarding servicing actions with respect to Mortgage Loans that are not Specially Serviced Loans.

Neither the Master Servicer nor the Special Servicer will have responsibility for the performance by the other of its respective obligations and duties under the Pooling and Servicing Agreement.

The Master Servicer will transfer servicing of a Mortgage Loan (or Whole Loan) to the Special Servicer when that Mortgage Loan (or Whole Loan) becomes a Specially Serviced Loan.  The Special Servicer will return the servicing of that Mortgage Loan (or Whole Loan) to the Master Servicer when it becomes a Corrected Loan.

The Special Servicer will be obligated to, among other things, oversee the resolution of Specially Serviced Loans and act as disposition manager of REO Properties.

All net present value calculations and determinations made under the Pooling and Servicing Agreement with respect to any Mortgage Loan, Mortgaged Property or REO Property (including for purposes of the definition of “Servicing Standard” set forth above) will be made by using a discount rate appropriate for the type of cash flows being discounted; namely (i) for principal and interest payments on the Mortgage Loan or proceeds from the sale of a defaulted Mortgage Loan, the highest of (1) the rate determined by the Master Servicer or Special Servicer, as applicable, that approximates the market rate that would be obtainable by the borrowers on similar debt of the borrowers as of such date of determination, (2) the Mortgage Loan Rate and (3) the yield on 10-year U.S. treasuries and (ii) for all other cash flows, including property cash flow, the “discount rate” set forth in the most recent appraisal (or updated appraisal).

Advances

The Master Servicer will be obligated (subject to the limitations described below) to advance, on the business day immediately preceding a Distribution Date (the “Master Servicer Remittance Date”), an amount (each such amount, a “P&I Advance”) equal to the total or any portion of the Monthly Payment (exclusive of the related Servicing Fee) on a Mortgage Loan (but not the related Companion Loan) for the Due Date in the related Collection Period, to the extent not received as of the close of business on the related Determination Date (without regard to any grace period) (and which delinquent payment has not been cured as of the business day immediately preceding the Master Servicer Remittance Date).  In the event the Monthly Payment has been reduced pursuant to any modification, waiver or amendment of the terms of the Mortgage Loan, whether agreed to by the Special Servicer or resulting from bankruptcy, insolvency or any similar proceeding involving the related borrower, the amount required to be advanced will be so reduced.  The Master Servicer will not be required or permitted to make an advance for balloon payments, default interest, Excess Interest, prepayment premiums or yield maintenance charges or delinquent monthly debt service payments on the Companion Loan.  The amount required to be advanced by the Master Servicer with respect to any Distribution Date in respect of delinquent payments of interest on any Mortgage Loan as to which an Appraisal Reduction exists will equal the product of (i) the amount otherwise required to be advanced by the Master Servicer with respect to delinquent payments of interest without giving effect to such Appraisal Reduction, and (ii) a fraction, the numerator of which is the Stated Principal Balance of such Mortgage Loan as of the last day of the related Collection

Period, reduced by such Appraisal Reduction, and the denominator of which is the Stated Principal Balance of such Mortgage Loan as of the last day of the related Collection Period.  Appraisal Reductions will not affect advances in respect of delinquent payments of principal.

The Master Servicer will also be obligated (subject to the limitations described below) with respect to each Mortgage Loan (including the Whole Loan) serviced, and each REO Property administered, under the Pooling and Servicing Agreement, to make cash advances (“Property Advances” and, together with P&I Advances, “Advances”) to pay all customary, reasonable and necessary “out of pocket” costs and expenses (including attorneys’ fees and fees and expenses of real estate brokers) incurred in connection with the servicing and administration of a Mortgage Loan, if a default is imminent thereunder or a default, delinquency or other unanticipated event has occurred, or in connection with the administration of any REO Property, including, but not limited to, the cost of the preservation, insurance, restoration, protection and management of a Mortgaged Property, the cost of delinquent real estate taxes and assessments, ground lease rent payments, condominium assessments, hazard insurance premiums and to cover other similar costs and expenses necessary to preserve the priority of or enforce the related Mortgage or to maintain such Mortgaged Property, subject to a non-recoverability determination.

The Master Servicer will advance the cost of preparation of any environmental assessments required to be obtained in connection with taking title to any REO Property unless the Master Servicer determines, in its good faith judgment, that such Advance would be a Non-Recoverable Advance but the cost of any compliance, containment, clean-up or remediation of an REO Property will be an expense of the Issuing Entity and paid from the Collection Account.

The Pooling and Servicing Agreement will obligate the Trustee to make any P&I Advance that the Master Servicer was obligated, but failed, to make unless the Trustee or the Special Servicer determines such P&I Advance would be a Non-Recoverable Advance.

The Special Servicer is required to request the Master Servicer to make Property Advances with respect to a Specially Serviced Loan or REO Property under the Pooling and Servicing Agreement.  The Special Servicer must make the request a specified number of days in advance of when the Property Advance is required to be made under the Pooling and Servicing Agreement.  The Master Servicer, in turn, must make the requested Property Advance within a specified number of days following the Master Servicer’s receipt of the request unless the Master Servicer determines such Advance would be a Non-Recoverable Advance.  The Special Servicer will have no obligation to make any Property Advance.

If the Master Servicer is required under the Pooling and Servicing Agreement to make a Property Advance, but does not do so within 15 days after the Property Advance is required to be made by it, then the Trustee will be required:

●	if a responsible officer of the Trustee has actual knowledge of the failure, to give the Master Servicer notice of its failure; and

●	if the failure continues for three more business days, to make the Property Advance, unless the Trustee determines such Property Advance would be a Non-Recoverable Advance.

The Master Servicer and the Trustee, as applicable, will each be entitled to receive interest on Advances at the Prime Rate, compounded annually (the “Advance Rate”), as of each Master Servicer Remittance Date; provided, however, that with respect to any P&I Advance made prior to the expiration of the related grace period, interest on such P&I Advance will accrue only from and after the expiration of such grace period.  If the interest on such Advance is not recovered from Modification Fees on the related Mortgage Loan or Penalty Charges on any Mortgage Loan, a shortfall will result which may have the same effect as a liquidation loss on a defaulted Mortgage Loan.  The “Prime Rate” is the rate on any day set forth as such in The Wall Street Journal, Eastern edition.

The obligation of the Master Servicer or the Trustee, as applicable, to make Advances with respect to any Mortgage Loan pursuant to the Pooling and Servicing Agreement continues through the foreclosure of such Mortgage Loan and until the liquidation of such Mortgage Loan or the related Mortgaged

Properties.  Advances are intended to provide a limited amount of liquidity, not to guarantee or insure against losses.

Neither the Master Servicer nor the Trustee will be required to make any Advance that the Master Servicer or the Special Servicer, in accordance with the Servicing Standard, or the Trustee in its good faith business judgment, determines will not be ultimately recoverable (including interest accrued on the Advance) by the Master Servicer or the Trustee, as applicable, out of related late payments, net insurance proceeds, Net Condemnation Proceeds, net liquidation proceeds or other collections with respect to the Mortgage Loan or REO Property, as the case may be, as to which such Advance was made.  In addition, if the Master Servicer or the Special Servicer, in accordance with the Servicing Standard, or the Trustee in its good faith business judgment, as applicable, determines that any Advance (together with accrued interest on the Advance) previously made by it (or, in the case of a determination by the Special Servicer, by the Master Servicer or the Trustee) will not be ultimately recoverable from the foregoing sources (any such Advance, a “Non-Recoverable Advance”), then the Master Servicer or the Trustee, as applicable, will be entitled to be reimbursed for such Advance, plus interest on the Advance at the Advance Rate, out of amounts payable on or in respect of all of the Mortgage Loans and REO Properties prior to distributions on the Certificates, which will be deemed to have been reimbursed first out of amounts collected or advanced in respect of principal and then out of all other amounts collected on the Mortgage Loans and REO Properties.  Any such judgment or determination with respect to the recoverability of Advances by any of the Trustee, the Master Servicer or the Special Servicer must be evidenced by an officers’ certificate delivered to, among others, the other such parties and to the applicable Directing Holder (prior to the occurrence and continuance of a Consultation Termination Event with respect to such Directing Holder), setting forth such judgment or determination of nonrecoverability and the procedures and considerations of the Master Servicer, the Special Servicer or the Trustee, as applicable, forming the basis of such determination.  In addition, the Special Servicer may, at its option, make a determination in accordance with the Servicing Standard that any proposed Advance, if made, would be a Non-Recoverable Advance and may deliver to the Master Servicer, the Trustee and, prior to the occurrence of and continuance of a Consultation Termination Event, the applicable Directing Holder notice of such determination, which determination will be conclusive and binding on the Master Servicer and the Trustee (but this statement will not be construed to entitle the Special Servicer to reverse any other authorized person’s determination or to prohibit any such other authorized person from making a determination, that a P&I Advance constitutes or would constitute a Non-Recoverable Advance); provided, however, that the Trustee may conclusively rely upon any determination by the Master Servicer or the Special Servicer, and the Master Servicer may conclusively rely upon any determination by the Special Servicer.  Although the Special Servicer may determine whether an outstanding Property Advance is a Non-Recoverable Advance, the Special Servicer will have no right to make an affirmative determination that any Property Advance to be made (or contemplated to be made) by the Master Servicer or the Trustee is, or would be, recoverable.  With respect to the Whole Loan, the Master Servicer and the Trustee will be entitled to seek recovery from the Companion Loan Holder of the pro rata share of any non-recoverable servicing advance made with respect to the Whole Loan.

Notwithstanding anything in this free writing prospectus to the contrary, the Master Servicer may in accordance with the Servicing Standard elect (but is not required) to make a payment (and in the case of a Specially Serviced Loan, at the direction of the Special Servicer will be required to make a payment) from amounts on deposit in the Collection Account that would otherwise be a Property Advance with respect to a Mortgage Loan notwithstanding that the Master Servicer or Special Servicer has determined that such a Property Advance would, if made, be a Non-Recoverable Advance, if making the payment would (x) prevent (i) the related Mortgaged Property from being uninsured or being sold at a tax sale or (ii) any event that would cause a loss of the priority of the lien of the related Mortgage, or the loss of any security for the related Mortgage Loan, or (y) would remediate any adverse environmental condition or circumstance at any of the Mortgaged Properties, if, in each instance, the Special Servicer or the Master Servicer, as applicable, determines in accordance with the Servicing Standard that making the payment is in the best interest of the Certificateholders and, with respect to the Whole Loan, the related Companion Loan Holder (as a collective whole as if such Certificateholders and/or the related Companion Loan Holder constituted a single lender).

The Master Servicer or the Trustee, as applicable, will be entitled to reimbursement for any Advance made by it, equal to the amount of such Advance and interest accrued on the Advance at the Advance Rate (i) from Penalty Charges and Modification Fees on the related Mortgage Loan by the borrower and any other collections on the Mortgage Loan, (ii) from insurance proceeds, condemnation proceeds or Liquidation Proceeds collected on the defaulted Mortgage Loan or the related Mortgaged Property or (iii) upon determining in good faith that such Advance with interest is not recoverable from amounts described in clauses (i) and (ii), from any other amounts from time to time on deposit in the Collection Account.

Notwithstanding the foregoing, if the funds in the Collection Account allocable to principal and available for distribution on the next Distribution Date are insufficient to fully reimburse the Master Servicer or the Trustee, as applicable, for a Non-Recoverable Advance, then such party may elect, on a monthly basis, in its sole discretion, to defer reimbursement of some or all of the portion that exceeds such amount allocable to principal (in which case interest will continue to accrue on the unreimbursed portion of the Advance) for a period not to exceed 12 months in any event; provided that any deferral in excess of six months will be subject to the consent of the Controlling Class Representative (and, in the case of a Property Advance with respect to the Walpole Whole Loan, the Walpole Controlling Note Holder) (unless, in each case, a Control Termination Event has occurred and is continuing with respect to the applicable Directing Holder), in which case the applicable Directing Holder must be consulted with unless a Consultation Termination Event has occurred and is continuing with respect to such Directing Holder).  In addition, the Master Servicer or the Trustee, as applicable, will be entitled to recover any Advance that is outstanding at the time that a Mortgage Loan is modified but is not repaid in full by the borrower in connection with such modification but becomes an obligation of the borrower to pay such amounts in the future (such Advance, a “Workout-Delayed Reimbursement Amount”) out of principal collections in the Collection Account (net of any amounts used to pay a Non-Recoverable Advance or interest on such Non-Recoverable Advance).  The Master Servicer or the Trustee will be permitted to recover a Workout-Delayed Reimbursement Amount from general collections in the Collection Account if the Master Servicer or the Trustee, as applicable, (a) has determined that such Workout-Delayed Reimbursement Amount would not be recoverable out of collections on the related Mortgage Loan or (b) has determined that such Workout-Delayed Reimbursement Amount would not ultimately be recoverable, along with any other Workout-Delayed Reimbursement Amounts and Non-Recoverable Advances, out of the principal portion of future collections on the Mortgage Loans and the REO Properties.

Any requirement of the Master Servicer or the Trustee to make an Advance in the Pooling and Servicing Agreement is intended solely to provide liquidity for the benefit of the Certificateholders and not as credit support or otherwise to impose on any such person the risk of loss with respect to one or more Mortgage Loans.

Any election described above by any party to refrain from reimbursing itself for any Non-Recoverable Advance (together with interest for that Non-Recoverable Advance) or portion of any Non-Recoverable Advance with respect to any Distribution Date will not be construed to impose on any party any obligation to make the above described election (or any entitlement in favor of any Certificateholder or any other person to an election) with respect to any subsequent Collection Period or to constitute a waiver or limitation on the right of the person making the election to otherwise be reimbursed for a Non-Recoverable Advance immediately (together with interest on that Non-Recoverable Advance).  An election by the Master Servicer or the Trustee will not be construed to impose any duty on the other party to make an election (or any entitlement in favor of any Certificateholder or any other person to such an election).  The fact that a decision to recover a Non-Recoverable Advance over time, or not to do so, benefits some Classes of Certificateholders to the detriment of other Classes of Certificateholders will not constitute a violation of the Servicing Standard or a breach of the terms of the Pooling and Servicing Agreement by any party, or a violation of any fiduciary duty owed by any party to the Certificateholders.  The Master Servicer’s or the Trustee’s decision to defer reimbursement of such Non-Recoverable Advances as set forth above is an accommodation to the Certificateholders and is not to be construed as an obligation on the part of the Master Servicer or the Trustee or a right of the Certificateholders.

Accounts

The Master Servicer will be required to deposit amounts collected in respect of the Mortgage Loans into a segregated account (the “Collection Account”) established pursuant to the Pooling and Servicing Agreement.  The Master Servicer will also be required to establish and maintain a segregated custodial account (the “Whole Loan Custodial Account”) with respect to the Whole Loan, which may be a sub-account of the Collection Account and deposit amounts collected in respect of the Whole Loan in the Whole Loan Custodial Account.  The Issuing Entity will only be entitled to amounts on deposit in the Whole Loan Custodial Account to the extent these funds are not otherwise payable to the related Companion Loan Holder or payable or reimbursable to any party to the Pooling and Servicing Agreement.  Any amounts in the Whole Loan Custodial Account to which the Issuing Entity is entitled will be transferred on a monthly basis to the Collection Account.

The Certificate Administrator will be required to establish and maintain the following two accounts, which may be sub-accounts of a single account:  (i) the “Lower-Tier Distribution Account” and (ii) the “Upper-Tier Distribution Account” (collectively with the Lower-Tier Distribution Account, the “Distribution Accounts”).  With respect to each Distribution Date, on the related Master Servicer Remittance Date, the Master Servicer will be required to disburse from the Collection Account and remit to the Certificate Administrator for deposit into the Lower-Tier Distribution Account in respect of the related Mortgage Loans, to the extent of funds on deposit in the Collection Account, the Available Funds for such Distribution Date and any prepayment premiums or yield maintenance charges collected during the applicable Prepayment Period.  In addition, the Master Servicer will be required to remit to the Certificate Administrator all P&I Advances for deposit into the Lower-Tier Distribution Account on the related Master Servicer Remittance Date.  To the extent the Master Servicer fails to do so, the Trustee will deposit all P&I Advances into the Lower-Tier Distribution Account, as applicable, as described in this free writing prospectus.  On each Distribution Date, the Certificate Administrator will be required to withdraw amounts distributable on such date on the Regular Certificates, the Class R Certificates and the Trust Components first, from the Lower-Tier Distribution Account, and deposit such amounts in the Upper-Tier Distribution Account for distribution on the Certificates.  See “Description of the Offered Certificates—Distributions” in this free writing prospectus.

The Certificate Administrator will also be required to establish and maintain an account (the “Interest Reserve Account”), which may be a sub-account of the Distribution Account.  On each Master Servicer Remittance Date occurring in February and on each Master Servicer Remittance Date occurring in any January which occurs in a year that is not a leap year (commencing in 2014) (unless, in either case, the related Distribution Date is the final Distribution Date), the Master Servicer will be required to remit to the Certificate Administrator for deposit, in respect of each Mortgage Loan that accrues interest on an Actual/360 basis, an amount equal to one day’s interest at the related Mortgage Loan Rate (net of the related Administrative Fee Rate) on the respective Stated Principal Balance, as of the close of business on the Distribution Date in the month preceding the month in which such Master Servicer Remittance Date occurs, to the extent the applicable Monthly Payment or a P&I Advance is made in respect of the Monthly Payment (all amounts so deposited in any consecutive January (if applicable) and February, “Withheld Amounts”).  On each Master Servicer Remittance Date occurring in March (or February, if such Distribution Date is the final Distribution Date), the Certificate Administrator will be required to withdraw from the Interest Reserve Account an amount equal to the Withheld Amounts, if any, from the preceding January (if applicable) and February, and deposit such amount into the Lower-Tier Distribution Account.

The Certificate Administrator will also be required to establish and maintain an account (the “Excess Interest Distribution Account”), which may be a sub-account of a Distribution Account.  The Excess Interest Distribution Account will be an asset of the Grantor Trust. On the Master Servicer Remittance Date immediately preceding the applicable Distribution Date, the Master Servicer is required to remit to the Certificate Administrator for deposit into the Excess Interest Distribution Account an amount equal to the Excess Interest received by the Master Servicer on or prior to the related Determination Date.

The Certificate Administrator will also be required to establish and maintain an account (the “Excess Liquidation Proceeds Reserve Account”), which may be a sub-account of a Distribution Account.  To the extent that any gains are realized on sales of Mortgaged Properties, such gains will be deposited into the Excess Liquidation Proceeds Reserve Account and applied to all amounts due and payable on the Regular Certificates and the Trust Components and all Realized Losses allocable to such Certificates or Trust Components after application of the Available Funds for such Distribution Date.  However, holders of the Class R Certificates will be entitled to distributions of amounts on deposit in the Excess Liquidation Proceeds Reserve Account that exceed amounts reasonably anticipated to be required to offset possible future Realized Losses, as determined by the Special Servicer from time to time, or that remain after all distributions with respect to the Regular Certificates on the final Distribution Date.

The Certificate Administrator will also be required to establish and maintain an account (the “Exchangeable Distribution Account”), for the benefit of holders of Exchangeable Certificates, which may be a sub-account of a Distribution Account.

Other accounts to be established pursuant to the Pooling and Servicing Agreement are one or more REO Accounts for collections from REO Properties.

The Collection Account, the Whole Loan Custodial Account, any REO Account, each Distribution Account, the Interest Reserve Account, the Exchangeable Distribution Account, the Excess Liquidation Proceeds Reserve Account and the Excess Interest Distribution Account will be held in the name of the Certificate Administrator (or the Master Servicer (in the case of the Collection Account and the Whole Loan Custodial Account) or the Special Servicer (in the case of any REO Account)) on behalf of the Trustee for the benefit of the holders of Certificates.  Each of the Collection Account, the Whole Loan Custodial Account, any REO Account, each Distribution Account, the Interest Reserve Account, any escrow account, the Exchangeable Distribution Account, the Excess Liquidation Proceeds Reserve Account and the Excess Interest Distribution Account will be held at a depository institution or trust company meeting the requirements of the Pooling and Servicing Agreement or satisfactory to the Rating Agencies.

Amounts on deposit in the Collection Account, the Whole Loan Custodial Account, each Distribution Account, the Exchangeable Distribution Account, the Excess Liquidation Proceeds Reserve Account, the Excess Interest Distribution Account, the Interest Reserve Account and any REO Account may be invested in certain United States government securities and other high-quality investments meeting the requirements of the Pooling and Servicing Agreement or satisfactory to the Rating Agencies.  Interest or other income earned on funds in the Collection Account and the Whole Loan Custodial Account will be paid to the Master Servicer as additional servicing compensation, and interest or other income earned on funds in any REO Account will be payable to the Special Servicer.

Amounts on deposit in each Distribution Account, the Exchangeable Distribution Account, the Excess Liquidation Proceeds Reserve Account, the Excess Interest Distribution Account and the Interest Reserve Account will remain uninvested, and such accounts will be non-interest bearing.

If with respect to any Mortgage Loan (or Whole Loan) the related Mortgage Loan documents permit the lender to, at its option, prior to an event of default under the related Mortgage Loan (or Whole Loan), apply amounts held in any reserve account as a prepayment or hold such amounts in a reserve account, neither the Master Servicer or Special Servicer, as applicable, may apply such amounts as a prepayment, and will instead continue to hold such amounts in the applicable reserve account.  Such amount may be used, if permitted under the Mortgage Loan documents, to defease the loan, or may be used to prepay the Mortgage Loan (or Whole Loan) upon a subsequent default.

Application of Penalty Charges and Modification Fees

On or prior to the second business day before each Master Servicer Remittance Date, the Master Servicer is required to apply (except to the extent not permitted under any related Co-Lender Agreement) all Penalty Charges and Modification Fees received by it during the applicable Prepayment Period with respect to a Mortgage Loan or Whole Loan during the related one-month period ending on the related Determination Date as follows:

first, to the extent of all Penalty Charges and Modification Fees (in such order), to pay or reimburse the Master Servicer, the Special Servicer and/or the Trustee, as applicable, for all outstanding Advances (including unreimbursed Advances that have been determined to be Non-Recoverable Advances), the related interest on Advances and other outstanding additional expenses of the Issuing Entity (exclusive of Special Servicing Fees, Workout Fees and Liquidation Fees) other than Borrower Delayed Reimbursements, in each case, with respect to such Mortgage Loan or Whole Loan;

second, to the extent of all remaining Penalty Charges and Modification Fees (in such order), as a reimbursement to the Issuing Entity of all Advances (and related interest on Advances) with respect to such Mortgage Loan or Whole Loan previously determined to be Non-Recoverable Advances and previously reimbursed to the Master Servicer and/or the Trustee, as applicable, from amounts on deposit in the Collection Account (and such amounts will be retained or deposited in the Collection Account as recoveries of such Non-Recoverable Advances and related interest on Non-Recoverable Advances) other than Borrower Delayed Reimbursements;

third, to the extent of all remaining Penalty Charges and Modification Fees (in such order), as a reimbursement to the Issuing Entity of all other additional expenses of the Issuing Entity (exclusive of Special Servicing Fees, Workout Fees and Liquidation Fees) with respect to such Mortgage Loan or Whole Loan previously paid from the Collection Account or Whole Loan Custodial Account (and such amounts will be retained or deposited in the Collection Account or Whole Loan Custodial Account, as applicable, as recoveries of such additional expenses of the Issuing Entity) other than Borrower Delayed Reimbursements; and

fourth, to the extent of any remaining Penalty Charges and any remaining Modification Fees, to the Master Servicer or the Special Servicer, as applicable, as compensation.

Notwithstanding the foregoing, Penalty Charges collected on the Whole Loan are allocable in accordance with the related Co-Lender Agreement as described under “Description of the Mortgage Pool - The Whole Loan - Application of Penalty Charges” in this free writing prospectus.

Withdrawals from the Collection Account

The Master Servicer may make withdrawals from the Collection Account (exclusive of the Whole Loan Custodial Account that may be a subaccount thereof) for the following purposes, to the extent permitted, as well as any other purpose described in this free writing prospectus (the order set forth below not constituting an order of priority for such withdrawals):  (i) to remit on or before each Master Servicer Remittance Date (A) to the Certificate Administrator for deposit into the Lower-Tier Distribution Account an amount equal to the sum of (I) the Available Funds for the related Distribution Date and any prepayment premiums or yield maintenance charges collected during the applicable Prepayment Period and (II) the Trustee/Certificate Administrator Fee for the related Distribution Date, (B) to the Certificate Administrator for deposit into the Excess Liquidation Proceeds Reserve Account an amount equal to the excess Liquidation Proceeds received in the applicable one-month period ending on the related Determination Date, if any, (C) to the Certificate Administrator for deposit into the Excess Interest Distribution Account an amount equal to the Excess Interest received in the applicable one-month period ending on the related Determination Date, if any, and (D) to the Certificate Administrator for deposit into the Interest Reserve Account an amount required to be withheld as described above under “—Accounts,” (ii) to pay or reimburse the Master Servicer and the Trustee, as applicable, pursuant to the terms of the Pooling and Servicing Agreement for Advances made by any of them and interest on Advances (the

Master Servicer’s or the Trustee’s right, as applicable, to reimbursement for items described in this clause (ii) being limited as described above under “—Advances”), (iii) to pay on or before each Master Servicer Remittance Date (x) to the Master Servicer as compensation, the aggregate unpaid Servicing Fee earned with respect to the Mortgage Loans through the end of the most recently ended Interest Accrual Period, and (y) to the Special Servicer as compensation, unpaid special servicing compensation earned with respect to the Mortgage Loans through the end of the most recently ended Prepayment Period (or, in the case of Special Servicing Fees, accrued with respect to the Mortgage Loans that are Specially Serviced Loans through the end of the most recently ended Interest Accrual Period), (iv) to pay to the Operating Advisor the Operating Advisor Consulting Fee (but only to the extent actually received from the related borrower) and the Operating Advisor Fee, (v) to pay on or before each Distribution Date to any person with respect to each related Mortgage Loan or REO Property that has previously been purchased or repurchased by such person pursuant to the Pooling and Servicing Agreement, a Mortgage Loan Purchase Agreement, a Co-Lender Agreement (if applicable) or a mezzanine intercreditor agreement, all amounts received on such Mortgage Loan or REO Property during the applicable one-month period ending on the related Determination Date and subsequent to the date as of which the amount required to effect such purchase or repurchase was determined, (vi) to the extent not reimbursed or paid pursuant to any of the above clauses, to reimburse or pay the Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator, the Operating Advisor and/or the Depositor for unpaid compensation (in the case of the Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator or the Operating Advisor), unpaid additional expenses of the Issuing Entity and certain other unreimbursed expenses incurred by such person pursuant to and to the extent reimbursable under the Pooling and Servicing Agreement and to satisfy any indemnification obligations of the Issuing Entity under the Pooling and Servicing Agreement, (vii) to pay to the Certificate Administrator amounts reasonably determined by the Certificate Administrator to be necessary to pay any applicable federal, state or local taxes imposed on either Trust REMIC, (viii) to pay the CREFC® Intellectual Property Royalty License Fee, (ix) to withdraw any amount deposited into the Collection Account that was not required to be deposited in the Collection Account, and (x) to clear and terminate the Collection Account pursuant to a plan for termination and liquidation of the Issuing Entity.  The Master Servicer will also be entitled to make withdrawals from the Collection Account of amounts necessary for the payments or reimbursements required to be paid to the Companion Loan Holder pursuant to the Co-Lender Agreement for the Whole Loan.  However, certain of the foregoing withdrawals of items specifically related to the Whole Loan or related REO Property will first be made out of the Whole Loan Custodial Account and will be made out of the Collection Account only if and to the extent that amounts in the Whole Loan Custodial Account are insufficient or, based on the related Co-Lender Agreement, unavailable to make the relevant payment or reimbursement.  If the Master Servicer makes any reimbursement or payment out of the Collection Account to cover the related Companion Loan Holder’s share of any cost, expense, indemnity, Property Advance or interest on such Property Advance, or fee with respect to the Whole Loan, then the Master Servicer (with respect to non-Specially Serviced Loans) and the Special Servicer (with respect to Specially Serviced Loans) must use efforts consistent with the Servicing Standard to collect such amount out of collections on such Companion Loan or, if and to the extent permitted under the related Co-Lender Agreement, from such Companion Loan Holder.

If a P&I Advance is made with respect to any Mortgage Loan that is part of the Whole Loan, then that P&I Advance, together with interest on such P&I Advance, may only be reimbursed out of future payments and collections on that Mortgage Loan or, as and to the extent described under “The Pooling and Servicing Agreement—Advances” in this free writing prospectus, on other Mortgage Loans, but not out of payments or other collections on the related Companion Loan.  Likewise, the Trustee/Certificate Administrator Fee and the Operating Advisor Fee that accrue with respect to any Mortgage Loan that is part of the Whole Loan and any other amounts payable to the Operating Advisor may only be paid out of payments and other collections on such Mortgage Loan and/or the Mortgage Pool generally, but not out of payments or other collections on the related Companion Loan.

Enforcement of “Due-On-Sale” and “Due-On-Encumbrance” Clauses

Due-On-Sale

Subject to the discussion under “—Directing Holders” and “—Operating Advisor” below and “Description of the Mortgage Pool—The Whole Loan” in this free writing prospectus, the Master Servicer (with respect to non-Specially Serviced Loans and with the Special Servicer’s consent) and the Special Servicer (with respect to Specially Serviced Loans) will be required to determine, in a manner consistent with the Servicing Standard, whether to waive any right the lender under any Mortgage Loan may have under a due on sale clause (which will include, without limitation, sale or transfers of Mortgaged Properties, in full or in part, or the sale, transfer, pledge or hypothecation of direct or indirect interests in the borrower or its owner, to the extent prohibited under the related loan documents) to accelerate payment of that Mortgage Loan or the Whole Loan.  With respect to non-Specially Serviced Loans, the Master Servicer will be required to review the proposed transaction and, whether or not it determines that approval of the transaction is favorable, make and submit its written recommendation and analysis to the Special Servicer with all information reasonably available to the Master Servicer that the Special Servicer may reasonably request in order to withhold or grant its consent, and in all cases the Special Servicer will be entitled (subject to the discussion under “—Directing Holders” below and “Description of the Mortgage Pool—The Whole Loan” in this free writing prospectus) to approve or disapprove the transaction.  However, neither the Master Servicer nor the Special Servicer may waive the rights of the lender or grant its consent under any due on sale clause, unless—

●	the Master Servicer or the Special Servicer, as applicable, has received a Rating Agency Confirmation, or

●
such Mortgage Loan (or the Mortgage Loan related to the Whole Loan) (A) represents less than 5% of the principal balance of all of the Mortgage Loans in the Issuing Entity, (B) has a principal balance that is $35 million or less, and (C) is not one of the ten largest Mortgage Loans in the pool based on principal balance (although no such Rating Agency Confirmation will be required if such Mortgage Loan has a principal balance less than $10,000,000).

Due-On-Encumbrance

Subject to the discussion under “—Directing Holders” and “—Operating Advisor” below and “Description of the Mortgage Pool—The Whole Loan” in this free writing prospectus, the Master Servicer (with respect to non-Specially Serviced Loans and with the Special Servicer’s consent) and the Special Servicer (with respect to Specially Serviced Loans) will be required to determine, in a manner consistent with the Servicing Standard, whether to waive any right the lender under any Mortgage Loan may have under a due on encumbrance clause (which will include, without limitation, any mezzanine financing of the borrower or the Mortgaged Property or any sale or transfer of preferred equity in the borrower or its owners, to the extent prohibited under the related loan documents) to accelerate payment of that Mortgage Loan or the Whole Loan.  With respect to non-Specially Serviced Loans, the Master Servicer will be required to review the proposed transaction and, whether or not it determines that approval of the transaction is favorable, make and submit its written recommendation and analysis to the Special Servicer with all information reasonably available to the Master Servicer that the Special Servicer may reasonably request in order to withhold or grant its consent, and in all cases the Special Servicer will be entitled (subject to the discussion under “—Directing Holders” below and “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—The Whole Loan” in this free writing prospectus) to approve or disapprove the transaction.  However, neither the Master Servicer nor the Special Servicer may waive the rights of the lender or grant its consent under any due on encumbrance clause, unless—

●	the Master Servicer or the Special Servicer, as applicable, has received a Rating Agency Confirmation, or

●	such Mortgage Loan (or the Mortgage Loan related to the Whole Loan) (A) represents less than 2% of the principal balance of all of the Mortgage Loans in the Issuing Entity, (B) has a principal balance that is $20 million or less, (C) has a loan-to-value ratio equal to or less than 85% (including any existing and proposed debt), (D) has a debt service coverage ratio equal to or greater than 1.20x (in each case, determined based upon the aggregate of the principal balance of the Mortgage Loan, the Companion Loan (if applicable) and the principal amount of the proposed additional lien) and (E) is not one of the ten largest Mortgage Loans in the pool based on principal balance (although no such Rating Agency Confirmation will be required if such Mortgage Loan has a principal balance less than $5,000,000).

Notwithstanding the foregoing, without any other approval, the Master Servicer (for non-Specially Serviced Loans) or the Special Servicer (for Specially Serviced Loans) may grant a borrower’s request for consent to subject the related Mortgaged Property to an immaterial easement, right of way or similar agreement for utilities, access, parking, public improvements or another purpose and may consent to subordination of the related Mortgage Loan to such easement, right of way or similar agreement.

See “Certain Legal Aspects of the Mortgage Loans—Due-on-Sale and Due-on-Encumbrance Provisions” in the prospectus.

Inspections

The Master Servicer (or with respect to any Specially Serviced Loan, the Special Servicer) is required to inspect or cause to be inspected each Mortgaged Property at such times and in such manner as are consistent with the Servicing Standard, but in any event at least once every calendar year with respect to Mortgage Loans with an outstanding principal balance of $2,000,000 or more and at least once every other calendar year with respect to Mortgage Loans with an outstanding principal balance of less than $2,000,000, in each case commencing in 2014; provided that the Master Servicer is not required to inspect any Mortgaged Property that has been inspected by the Special Servicer during the preceding 12 months.  The Special Servicer is required to inspect the Mortgaged Property securing each Mortgage Loan that becomes a Specially Serviced Loan as soon as practicable after it becomes a Specially Serviced Loan and thereafter at least once every calendar year until such condition ceases to exist.  The cost of any such inspection is required to be borne by the Master Servicer unless the related Mortgage Loan is a Specially Serviced Loan, in which case the Master Servicer will be required to reimburse the Special Servicer for such cost as a Property Advance (or as an expense of the Issuing Entity if the Property Advance would be a Non-Recoverable Advance) and any out-of-pocket costs will be borne by the Issuing Entity.

Evidence as to Compliance

Each of the Master Servicer, the Special Servicer (regardless of whether it has commenced special servicing of any Mortgage Loan) and the Certificate Administrator are required under the Pooling and Servicing Agreement to deliver (and each of the Master Servicer and the Certificate Administrator is required to cause (or, in the case of a sub-servicer retained at the request of a Sponsor, use commercially reasonable efforts to cause) any affiliated sub-servicer, or any of its other sub-servicers that is servicing at least 10% of the Mortgage Loans by balance, to deliver) annually to, among others, the Certificate Administrator and the Operating Advisor (only in the case of an officer’s certificate furnished by the Special Servicer and after the occurrence and during the continuance of a Control Termination Event) and the Depositor on or before the date specified in the Pooling and Servicing Agreement, a certificate of an authorized officer of such party stating, among other things, that (i) a review of that party’s servicing activities during the preceding calendar year or portion of that year and of performance under the Pooling and Servicing Agreement (or the related sub-servicing agreement in the case of a sub-servicer, as applicable) has been made under such officer’s supervision and (ii) to the best of such officer’s knowledge, based on the review, such party has fulfilled all of its obligations under the Pooling and Servicing Agreement (or the related sub-servicing agreement in the case of a sub-servicer, as applicable) in all material respects throughout the preceding calendar year or portion of the preceding year, or, if there has been a failure to fulfill any such obligation in any material respect, specifying the failure known to such officer and the nature and status of the failure.  In general, none of these parties will be responsible for the performance by any other such party of that other party’s duties described above.

In addition, the Master Servicer, the Special Servicer (regardless of whether a special servicer has commenced special servicing of any Mortgage Loan), the Certificate Administrator and the Operating Advisor are each (at its own expense) required to furnish (and each of the preceding parties, as applicable, is required to cause (or, in the case of a Servicing Function Participant retained at the request of a Sponsor, to use commercially reasonable efforts to cause) each Servicing Function Participant retained by it to furnish), annually, to, among others, the Certificate Administrator, the Operating Advisor (in the case of the Special Servicer only and after the occurrence and during the continuance of a Control Termination Event) and the Depositor, a report (an “Assessment of Compliance”) assessing compliance by that party with the servicing criteria set forth in Item 1122(d) of Regulation AB that contains the following:

●	a statement of the party’s responsibility for assessing compliance with the servicing criteria set forth in Item 1122(d) of Regulation AB applicable to it;

●	a statement that the party used the criteria in Item 1122(d) of Regulation AB to assess compliance with the applicable servicing criteria;

●
the party’s assessment of compliance with the applicable servicing criteria during and as of the end of the preceding calendar year, setting forth any material instance of noncompliance identified by the party, a discussion of each such failure and the nature and status of each such failure; and

●
a statement that a registered public accounting firm has issued an attestation report (an “Attestation Report”) on the party’s assessment of compliance with the applicable servicing criteria during and as of the end of the preceding calendar year.

Each party that is required to deliver an Assessment of Compliance will also be required to simultaneously deliver an Attestation Report of a registered public accounting firm, prepared in accordance with the standards for attestation engagements issued or adopted by the public company accounting oversight board, that expresses an opinion, or states that an opinion cannot be expressed (and the reasons for this), concerning the party’s assessment of compliance with the applicable servicing criteria set forth in Item 1122(d) of Regulation AB.

A “Servicing Function Participant” is any person or entity, other than the Certificate Administrator, the Operating Advisor, the Master Servicer, the Special Servicer and the Trustee, that is performing activities with respect to the Issuing Entity that address the servicing criteria set forth in Item 1122(d) of Regulation AB, unless those activities relate to 5% or less of the Mortgage Loans by balance.

Certain Matters Regarding the Depositor, the Master Servicer, the Special Servicer and the Operating Advisor

Each of the Master Servicer, the Special Servicer and the Operating Advisor may assign its rights and delegate its duties and obligations under the Pooling and Servicing Agreement; provided that certain conditions are satisfied including obtaining a Rating Agency Confirmation.  The resigning Master Servicer, Special Servicer or Operating Advisor, as applicable, must pay all costs and expenses associated with the transfer of its duties after resignation.  The Pooling and Servicing Agreement provides that the Master Servicer, the Special Servicer or the Operating Advisor, as the case may be, may not otherwise resign from its obligations and duties as Master Servicer, Special Servicer or Operating Advisor, as the case may be, except upon the determination that performance of its duties is no longer permissible under applicable law and provided that such determination is evidenced by an opinion of counsel to that effect delivered to the Trustee and the Certificate Administrator.  No such resignation may become effective until the Trustee (solely with respect to the Master Servicer or Special Servicer) or a successor Master Servicer, Special Servicer or Operating Advisor has assumed the obligations of the Master Servicer, the Special Servicer or the Operating Advisor, as applicable, under the Pooling and Servicing Agreement.  The Trustee or any other successor Master Servicer, Special Servicer or Operating Advisor assuming the obligations of the Master Servicer, the Special Servicer or the Operating Advisor under the Pooling and

Servicing Agreement will be entitled to the compensation to which the Master Servicer, the Special Servicer or the Operating Advisor would have been entitled after the date of assumption of such obligations (other than certain Workout Fees which the prior Special Servicer will be entitled to retain and other than the excess servicing portion of the Servicing Fee which, subject to reduction in order to retain a successor, may be retained or transferred by the initial Master Servicer).  If no successor Master Servicer, Special Servicer or Operating Advisor can be obtained to perform such obligations for such compensation, additional amounts payable to such successor Master Servicer, Special Servicer or Operating Advisor will result in shortfalls in distributions on the Certificates.

The Pooling and Servicing Agreement also provides that none of the Depositor, the Master Servicer, the Special Servicer, the Operating Advisor, or any director, member, officer, employee or agent of the Depositor, the Master Servicer, the Special Servicer or the Operating Advisor will be under any liability to the Issuing Entity, the holders of the Certificates, the Companion Loan Holder or any other person for any action taken or for refraining from the taking of any action in good faith pursuant to the Pooling and Servicing Agreement, or for errors in judgment.  However, none of the Depositor, the Master Servicer, the Special Servicer, the Operating Advisor or any such person will be protected against any liability which would otherwise be imposed by reason of (i) any breach of warranty or representation by such party in the Pooling and Servicing Agreement, or (ii) any willful misconduct, bad faith, fraud or negligence by such party in the performance of its respective obligations and duties under the Pooling and Servicing Agreement or by reason of negligent disregard by such party of its respective obligations or duties under the Pooling and Servicing Agreement.  In addition, each of the Master Servicer, the Special Servicer and the Operating Advisor will indemnify the Issuing Entity against any and all loss, liability or reasonable expenses (including, without limitation, reasonable attorneys’ fees and expenses) incurred by the Issuing Entity as a result of any willful misconduct, bad faith, fraud or negligence in the performance of the respective duties of the Master Servicer, the Special Servicer or the Operating Advisor, as the case may be, or by reason of negligent disregard of the Master Servicer’s, the Special Servicer’s or the Operating Advisor’s, as the case may be, obligations or duties under the Pooling and Servicing Agreement.

The Pooling and Servicing Agreement further provides that the Depositor, the Master Servicer, the Special Servicer, the Operating Advisor and any director, member, officer, employee or agent of the Depositor, the Master Servicer, the Special Servicer or the Operating Advisor will be entitled to indemnification by the Issuing Entity for any loss, liability, penalty, fine, forfeiture, claim, judgment or expense incurred in connection with, or relating to, the Pooling and Servicing Agreement or the Certificates, other than any such loss, liability, penalty, fine, forfeiture, claim, judgment or expense:  (i) specifically required to be borne by the party seeking indemnification, without right of reimbursement pursuant to the terms of the Pooling and Servicing Agreement; (ii) which constitutes an Advance that is otherwise reimbursable under the Pooling and Servicing Agreement; (iii) resulting from any breach on the part of that party of a representation or warranty made in the Pooling and Servicing Agreement; or (iv) incurred by reason of any willful misconduct, bad faith, fraud or negligence on the part of that party in the performance of its obligations or duties under the Pooling and Servicing Agreement or negligent disregard of such obligations or duties.

In addition, the Pooling and Servicing Agreement provides that none of the Depositor, the Master Servicer, the Special Servicer, the Certificate Administrator, the Trustee or the Operating Advisor will be under any obligation to appear in, prosecute or defend any legal action unless such action is related to its duties under the Pooling and Servicing Agreement and which in its opinion does not expose it to any expense or liability for which reimbursement is not reasonably assured.  The Depositor, the Master Servicer, the Special Servicer, the Certificate Administrator, the Trustee or the Operating Advisor may, however, in its discretion undertake any such action which it may deem necessary or desirable with respect to the Pooling and Servicing Agreement and the rights and duties of the parties to the Pooling and Servicing Agreement and the interests of the holders of Certificates under the Pooling and Servicing Agreement.  In such event, the reasonable legal expenses and costs of such action and any liability resulting from such action will be expenses, costs and liabilities of the Issuing Entity, and the Depositor, the Master Servicer, the Special Servicer, the Certificate Administrator, the Trustee and the Operating Advisor will be entitled to be reimbursed for those amounts from the Collection Account.

The Depositor is not obligated to monitor or supervise the performance of the Master Servicer, the Special Servicer, the Operating Advisor, the Certificate Administrator or the Trustee under the Pooling and Servicing Agreement.  The Depositor may, but is not obligated to, enforce the obligations of the Master Servicer or the Special Servicer under the Pooling and Servicing Agreement and may, but is not obligated to, perform or cause a designee to perform any defaulted obligation of the Master Servicer or the Special Servicer or exercise any right of the Master Servicer or the Special Servicer under the Pooling and Servicing Agreement.  In the event the Depositor undertakes any such action, it will be reimbursed and indemnified by the Issuing Entity to the extent not recoverable from the Master Servicer or Special Servicer, as applicable.  Any such action by the Depositor will not relieve the Master Servicer or the Special Servicer of its obligations under the Pooling and Servicing Agreement.

Servicer Termination Events

“Servicer Termination Events” under the Pooling and Servicing Agreement with respect to the Master Servicer or the Special Servicer, as the case may be, will include, without limitation:

(a)
(i) any failure by the Master Servicer to make a required deposit to the Collection Account or the Whole Loan Custodial Account or make a required remittance to the Companion Loan Holder, on the day such deposit or remittance was first required to be made, which failure is not remedied within one business day or (ii) any failure by the Master Servicer to deposit into, or remit to the Certificate Administrator for deposit into, any Distribution Account any amount required to be so deposited or remitted, which failure is not remedied by 11:00 a.m., New York City time, on the relevant Distribution Date;

(b)
any failure by the Special Servicer to deposit into any REO Account within two business days after the day such deposit is required to be made, or to remit to the Master Servicer for deposit in the Collection Account or the Whole Loan Custodial Account any such remittance required to be made by the Special Servicer within one business day after such remittance is required to be made, under the Pooling and Servicing Agreement;

(c)
any failure by the Master Servicer or the Special Servicer duly to observe or perform in any material respect any of its other covenants or obligations under the Pooling and Servicing Agreement, which failure continues unremedied for 30 days (ten days in the case of the Master Servicer’s failure to make a Property Advance or 20 days in the case of a failure to pay the premium for any insurance policy required to be maintained under the Pooling and Servicing Agreement or such shorter period (not less than two business days) as may be required to avoid the commencement of foreclosure proceedings for unpaid real estate taxes or the lapse of insurance, as applicable) after written notice of the failure has been given to the Master Servicer or the Special Servicer, as the case may be, by any other party to the Pooling and Servicing Agreement, or to the Master Servicer or the Special Servicer, as the case may be, with a copy to each other party to the related Pooling and Servicing Agreement, by Certificateholders of any Class, evidencing, as to that Class, not less than 25% of the Voting Rights (considering each of the Class A-S, Class B and Class C Certificates together with the Class PEZ Component of the same alphabetical designation as a single “Class” for such purpose) or, if affected thereby, by the Companion Loan Holder; provided, however, if that failure is capable of being cured and the Master Servicer or Special Servicer, as applicable, is diligently pursuing that cure, that 30-day period will be extended an additional 60 days (provided that the Master Servicer, or the Special Servicer, as applicable, has commenced to cure such failure within the initial 30-day period and has certified that it has diligently pursued, and is continuing to pursue, a full cure);

(d)
any breach on the part of the Master Servicer or the Special Servicer of any representation or warranty in the Pooling and Servicing Agreement, which materially and adversely affects the interests of any Class of Certificateholders or the Companion Loan Holder, as applicable, and which continues unremedied for a period of 30 days after the date on which notice of that breach, requiring the same to be remedied, has been given to the Master Servicer or the

Special Servicer, as the case may be, by the Depositor, the Certificate Administrator or the Trustee, or to the Master Servicer, the Special Servicer, the Depositor, the Certificate Administrator and the Trustee by the holders of Certificates entitled to not less than 25% of the Voting Rights (considering each of the Class A-S, Class B and Class C Certificates together with the Class PEZ Component of the same alphabetical designation as a single “Class” for such purpose) or, if affected thereby, by the Companion Loan Holder; provided, however, if that breach is capable of being cured and the Master Servicer or Special Servicer, as applicable, is diligently pursuing that cure, that 30-day period will be extended an additional 60 days (provided that the Master Servicer, or the Special Servicer, as applicable, has commenced to cure such failure within the initial 30-day period and has certified that it has diligently pursued, and is continuing to pursue, a full cure);

(e)
certain events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings in respect of or relating to the Master Servicer or the Special Servicer, and certain actions by or on behalf of the Master Servicer or the Special Servicer indicating its insolvency or inability to pay its obligations;

(f)
Moody’s Investors Service, Inc. (“Moody’s”) has (i) qualified, downgraded or withdrawn its rating or ratings of one or more Classes of Certificates or Companion Loan Securities, or (ii) placed one or more Classes of Certificates or Companion Loan Securities on “watch status” in contemplation of rating downgrade or withdrawal and, in the case of either of clauses (i) or (ii), citing servicing concerns with the Master Servicer or the Special Servicer, as applicable, as the sole or material factor in such rating action (and such qualification, downgrade, withdrawal or “watch status” placement has not been withdrawn by such Rating Agency within 60 days of such event);

(g)
the Trustee or the Certificate Administrator receives written notice from DBRS, Inc. (“DBRS”) to the effect that continuation of the Master Servicer or the Special Servicer, as applicable, in such capacity would result or has resulted in the downgrade, qualification or withdrawal of any rating then assigned by DBRS to any Class of Certificates  or Companion Loan Securities and citing servicing concerns with such Master Servicer or Special Servicer, as applicable, as the sole or material factor in such rating action, and such notice is not rescinded within 60 days; and

(h)
the Master Servicer ceases to have a commercial master servicer rating of at least “CMS3” from Fitch Ratings, Inc. (“Fitch”) and that rating is not reinstated within 60 days or the Special Servicer ceases to have a commercial special servicer rating of at least “CSS3” from Fitch and that rating is not reinstated within 60 days, as the case may be; or

(i)
the Master Servicer or the Special Servicer, as applicable, or any primary servicer or sub-servicer appointed by the Master Servicer or the Special Servicer, as applicable, after the Closing Date (but excluding any primary servicer or sub-servicer which the Master Servicer has been instructed to retain by the Depositor or a Sponsor), fails to deliver the items required by the Pooling and Servicing Agreement after any applicable notice and cure period to enable the Certificate Administrator or Depositor to comply with the Issuing Entity’s reporting obligations under the Exchange Act (any primary servicer or sub-servicer that defaults in accordance with this clause may be terminated at the direction of the Depositor).

“Companion Loan Securities” mean any commercial mortgage-backed securities that evidence an interest in or are secured by the assets of an issuing entity, which assets include the Companion Loan (or a portion of or interest in the Companion Loan).

Rights Upon Servicer Termination Event

If a Servicer Termination Event with respect to the Master Servicer or the Special Servicer is continuing and has not been remedied, then either (i) the Trustee may or (ii) upon the written direction of the holders of Certificates evidencing at least 25% of the aggregate Voting Rights of all Certificates (or, solely in the case of the Whole Loan only, subject to the discussion below, upon the written direction of the affected Companion Loan Holder) to the Trustee, the Trustee will be required to, terminate all of the rights and obligations of the Master Servicer as master servicer or the Special Servicer as special servicer under the Pooling and Servicing Agreement and in and to the Issuing Entity (except in its capacity as a Certificateholder).  Notwithstanding the foregoing, upon any termination of the Master Servicer or the Special Servicer under the Pooling and Servicing Agreement, the Master Servicer or the Special Servicer will continue to be entitled to any rights that accrued prior to the date of such termination (including the right to receive all accrued and unpaid servicing and special servicing compensation through the date of termination plus reimbursement for all Advances and interest on such Advances as provided in the Pooling and Servicing Agreement).

On and after the date of termination following a Servicer Termination Event by the Master Servicer or the Special Servicer, as the case may be, the Trustee will succeed to all authority and power of the Master Servicer or the Special Servicer, as the case may be, under the Pooling and Servicing Agreement and will be entitled to the compensation arrangements to which the Master Servicer or the Special Servicer, as the case may be, would have been entitled (unless previously earned by the Master Servicer or the Special Servicer, as the case may be).  If the Trustee is unwilling or unable so to act, or if the holders of Certificates evidencing at least 25% of the aggregate Voting Rights of all Certificateholders so request, or if the Rating Agencies do not provide a Rating Agency Confirmation with respect to the Trustee so acting, the Trustee must appoint, or petition a court of competent jurisdiction for the appointment of, a mortgage loan servicing institution to act as successor to the Master Servicer or Special Servicer, as applicable, under the Pooling and Servicing Agreement; provided that the Trustee must obtain a Rating Agency Confirmation regarding appointment of the proposed successor at the expense of the terminated Master Servicer or Special Servicer, as applicable, or, if the expense is not so recovered, at the expense of the Issuing Entity; provided, further that, for so long as no applicable Control Termination Event has occurred and is continuing, the applicable Directing Holder will have the right to approve a successor Special Servicer with respect to the related Mortgage Loan(s).  Pending such appointment, the Trustee is obligated to act in such capacity in accordance with the Pooling and Servicing Agreement.  The Trustee and any such successor may agree upon the servicing compensation to be paid; provided, however, that the servicing compensation may not be in excess of that permitted to the terminated Master Servicer or Special Servicer, as applicable, unless no successor can be obtained to perform the obligations for that compensation; provided, further that, for so long as a Consultation Termination Event has not occurred, the Trustee will be required to consult with the related Directing Holder prior to the appointment of a successor Master Servicer or Special Servicer at a servicing compensation in excess of that permitted to the terminated Master Servicer or Special Servicer, as applicable.  Any compensation in excess of that payable to the predecessor Master Servicer or the Special Servicer may result in Realized Losses or other shortfalls on the Certificates.

Notwithstanding the foregoing, (1) if any Servicer Termination Event on the part of the Master Servicer affects the Companion Loan, the related Companion Loan Holder or the rating on a class of the related Companion Loan Securities, and if the Master Servicer is not otherwise terminated, or (2) if a Servicer Termination Event on the part of the Master Servicer affects only the Companion Loan, the related Companion Loan Holder or the rating on a class of related Companion Loan Securities, then the Master Servicer may not be terminated by or at the direction of the related Companion Loan Holder or the holders of any Certificates, but upon the written direction of the related Companion Loan Holder, the Master Servicer will be required to appoint a sub-servicer that will be responsible for servicing the Whole Loan.  Also, notwithstanding the foregoing, if a Servicer Termination Event described in clauses (a), (b), (c), (d), (f) or (g) only has an adverse effect on the Companion Loan, a Companion Loan Holder or a rating on any Companion Loan Securities, then it will not be a Servicer Termination Event with respect to the Mortgage Pool as a whole, but the related Companion Loan Holder may terminate the Special Servicer with respect to the Whole Loan.

Notwithstanding the foregoing discussion in this “—Rights Upon Servicer Termination Event” section, if the Master Servicer is terminated under the circumstances described above because of the occurrence of any of the Servicer Termination Events described in clause (f), (g) or (h) under “—Servicer Termination Events” above, the Master Servicer will have the right for a period of 45 days (during which time it will continue to serve as Master Servicer), at its expense, to sell its master servicing rights with respect to the

Mortgage Loans to a Master Servicer as to which the Rating Agencies have provided a Rating Agency Confirmation.

No Certificateholder will have any right under the Pooling and Servicing Agreement to institute any proceeding with respect to the Pooling and Servicing Agreement or the Mortgage Loans, unless, with respect to the Pooling and Servicing Agreement, such holder previously has given to the Trustee a written notice of a default under the Pooling and Servicing Agreement, and of the continuance of the default, and unless also the holders of at least 25% of the Voting Rights of any Class affected thereby (considering each of the Class A-S, Class B and Class C Certificates together with the Class PEZ Component of the same alphabetical designation as a single “Class” for such purpose) have made written request of the Trustee (with a copy to the Certificate Administrator) to institute such proceeding in its own name as Trustee under the Pooling and Servicing Agreement and have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred in connection with such proceeding, and the Trustee, for 60 days after its receipt of such notice, request and offer of indemnity, has neglected or refused to institute such proceeding.

The Trustee will have no obligation to make any investigation of matters arising under the Pooling and Servicing Agreement or to institute, conduct or defend any litigation under the Pooling and Servicing Agreement or in relation to it at the request, order or direction of any of the holders of Certificates, unless such holders of Certificates have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred in connection with such action.

In addition, the Depositor may terminate each of the Master Servicer and the Special Servicer upon five business days’ notice if the Master Servicer or the Special Servicer, as the case may be, fails to comply with certain of its reporting obligations under the Pooling and Servicing Agreement.

Waivers of Servicer Termination Events

A Servicer Termination Event may be waived by the Certificateholders evidencing not less than 66-2/3% of the aggregate Voting Rights of the Certificates (and, if such Servicer Termination Event is on the part of a Special Servicer with respect to the Whole Loan only, by the related Companion Loan Holder) (considering each of the Class A-S, Class B and Class C Certificates together with the Class PEZ Component of the same alphabetical designation as a single “Class” for such purpose), except (a) a Servicer Termination Event under clause (i) of the definition of “Servicer Termination Events” may be waived only with the consent of the Depositor and (b) a failure in making any required deposits to the Collection Account, the Whole Loan Custodial Account, any REO Account or any Distribution Account or in remitting payments as received may be waived only by all of the Certificateholders of the affected Classes, in each case in accordance with the Pooling and Servicing Agreement.  Notwithstanding the foregoing, (1) a Servicer Termination Event under clause (a) or (b) under “—Servicer Termination Events” above may be waived only with the consent of all of the Certificateholders of the affected Classes, and (2) a Servicer Termination Event under clause (i) under “—Servicer Termination Events” above may be waived only with the consent of the Depositor, together with (in the case of each of clauses (1) and (2) of this sentence) the consent of the Companion Loan Holder affected by such Servicer Termination Event. If a Servicer Termination Event on the part of the Master Servicer is waived in connection with the Whole Loan, the related Companion Loan Holder may require that the Master Servicer appoint a sub-servicer to service the Whole Loan, which sub-servicer is the subject of a Rating Agency Confirmation.

Termination of the Special Servicer

The Special Servicer may be removed, and a successor Special Servicer appointed, at any time, as follows:

(a)
if a Control Termination Event has not occurred (or has occurred, but is no longer continuing), the Special Servicer may be removed with respect to the related Mortgage Loans or the Whole Loan at the direction of the applicable Directing Holder upon satisfaction of certain conditions specified in the Pooling and Servicing Agreement (including the delivery of a Rating Agency Confirmation); and

(b)
if a Control Termination Event has occurred and is continuing with respect to the Controlling Class Representative, the Special Servicer may be removed, with respect to the related Mortgage Loans (excluding the Walpole Mortgage Loan), in accordance with the procedures set forth below, at the written direction of (a) holders of Regular Certificates evidencing at least 75% of the aggregate Voting Rights of the Regular Certificates (considering each of the Class A-S, Class B and Class C Certificates together with the Class PEZ Component of the same alphabetical designation as a single “Class” for such purpose) or (b) holders of Non-Reduced Certificates evidencing more than 50% of the Voting Rights of each Class of Non-Reduced Certificates.

The procedures for removing a Special Servicer if a Control Termination Event with respect to the Controlling Class Representative has occurred and is continuing will be as follows:  upon (i) the written direction of holders of Certificates evidencing at least 25% of the Voting Rights of the Certificates (considering each of the Class A-S, Class B and Class C Certificates together with the Class PEZ Component of the same alphabetical designation as a single “Class” for such purpose) requesting a vote to terminate and replace the Special Servicer with a proposed successor Special Servicer, (ii) payment by such holders to the Certificate Administrator of the reasonable fees and expenses to be incurred by the Certificate Administrator in connection with administering such vote and (iii) delivery by such holders to the Certificate Administrator and the Trustee of a Rating Agency Confirmation addressing the removal and replacement of the Special Servicer (which confirmations will be obtained at the expense of such holders), the Certificate Administrator will be required to promptly provide written notice to all Certificateholders of such request by posting such notice on its internet website and by mailing at their addresses appearing in the certificate register.  Upon the written direction of (a) holders of Certificates (other than the Class S and Class R Certificates) evidencing at least 75% of the Voting Rights of the Certificates (other than the Class S and Class R Certificates) (considering each of the Class A-S, Class B and Class C Certificates together with the Class PEZ Component of the same alphabetical designation as a single “Class” for such purpose) or (b) holders of Non-Reduced Certificates evidencing more than 50% of the Voting Rights of each Class of Non-Reduced Certificates, the Trustee will be required to terminate all of the rights and obligations of the Special Servicer under the Pooling and Servicing Agreement and appoint the proposed successor Special Servicer; provided that if that written direction is not provided within 180 days of the initial request for a vote to terminate and replace the Special Servicer, then that written direction will have no force and effect.  The Certificate Administrator will include on each Distribution Date statement a statement that each Certificateholder and beneficial owner of Certificates may access such notices on the Certificate Administrator’s website and each Certificateholder and beneficial owner of Certificates may register to receive email notifications when such notices are posted on the website.  The appointment of a successor Special Servicer will be subject to the receipt of a Rating Agency Confirmation.  The Certificate Administrator will be entitled to reimbursement from the requesting Certificateholders for the reasonable expenses of posting notices of such requests.

In addition, any time after the occurrence and during the continuance of a Consultation Termination Event, if the Operating Advisor determines that the Special Servicer is not performing its duties as required under the Pooling and Servicing Agreement or is otherwise not acting in accordance with the Servicing Standard, the Operating Advisor will have the right to recommend the replacement of the Special Servicer with respect to the applicable Mortgage Loan(s).  In such event, the Operating Advisor will be required to deliver to the Trustee and the Certificate Administrator, with a copy to the Special Servicer, a written recommendation detailing the reasons supporting its position (along with relevant information justifying its recommendation) and recommending a replacement Special Servicer meeting the applicable requirements of the Pooling and Servicing Agreement, which recommended special servicer has agreed to succeed as Special Servicer if appointed in accordance with the Pooling and Servicing Agreement. The Certificate Administrator will be required to promptly post a copy of such recommendation on its internet website and by mail send notice to all Certificateholders, asking them to indicate whether they wish to remove the Special Servicer.  Upon the written direction of holders of Non-Reduced Certificates evidencing more than 50% of the Voting Rights of each Class of Non-Reduced Certificates within 180 days of the initial request for a vote, and receipt by the Certificate Administrator of a Rating Agency Confirmation from each Rating Agency, the Trustee will terminate all of the rights and obligations of the Special Servicer under the Pooling and Servicing Agreement, and appoint the recommended successor Special Servicer.  If such written direction of the holders of the required Non-Reduced Certificates is not provided within 180 days of the request for a vote on the removal of the Special Servicer, the recommendation of the Operating Advisor to remove and replace the Special Servicer will lapse and be of no force and effect.  The reasonable fees and out-of-pocket costs and expenses associated with obtaining the Rating Agency Confirmation described above and administering the vote on removal of the Special Servicer will be an additional expense of the Issuing Entity.

In addition, the Depositor may terminate the Special Servicer upon five business days’ notice if the Special Servicer fails to comply with certain of its reporting obligations under the Pooling and Servicing Agreement.

In no event may a successor Special Servicer be a current or former Operating Advisor or any affiliate of such current or former Operating Advisor.

Amendment

The Pooling and Servicing Agreement may be amended without the consent of any of the holders of Certificates:

(a)	to cure any ambiguity to the extent that it does not adversely affect any holders of Certificates;

(b)
to correct or supplement any of its provisions which may be inconsistent with any other provisions of the Pooling and Servicing Agreement or with the description of the provisions in the final prospectus supplement or the prospectus, or to correct any error;

(c)
to change the timing and/or nature of deposits in the Collection Account, the Excess Liquidation Proceeds Reserve Account, the Exchangeable Distribution Account, any Distribution Account or any REO Account; provided that (A) the Master Servicer Remittance Date may in no event be later than the business day prior to the related Distribution Date and (B) the change would not adversely affect in any material respect the interests of any Certificateholder, as evidenced by an opinion of counsel (at the expense of the party requesting the amendment);

(d)
to modify, eliminate or add to any of its provisions (i) to the extent necessary to maintain the qualification of any Trust REMIC as a REMIC or the Grantor Trust as a grantor trust or to avoid or minimize the risk of imposition of any tax on the Issuing Entity; provided that the Trustee and the Certificate Administrator have received an opinion of counsel (at the expense of the party requesting the amendment) to the effect that (1) the action is necessary or desirable to maintain such qualification or to avoid or minimize such risk and (2) the action will not adversely affect in any material respect the interests of any holder of the Certificates, (ii) to restrict (or to remove any existing restrictions with respect to) the transfer of the Class R Certificates; provided that the Depositor has determined that the amendment will not give rise to any tax with respect to the transfer of the Class R Certificates to a non-permitted transferee (see “Material Federal Income Tax Consequences—REMICs—Tax and Restrictions on Transfers of REMIC Residual Certificates to Particular Organizations” in the prospectus), or (iii) to the extent necessary to comply with the Investment Company Act of 1940, as amended, the Exchange Act, Regulation AB, and/or any related regulatory actions and/or interpretations;

(e)
to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement or any other change; provided that the amendment will not adversely affect in any material respect the interests of any Certificateholder, as evidenced by an opinion of counsel;

(f)
to amend or supplement any provision of the Pooling and Servicing Agreement to the extent necessary to maintain the ratings assigned to each Class of Certificates by any Rating Agency; provided that such amendment will not adversely affect in any material respect the interests of any Certificateholder;

(g)
to modify the procedures in the Pooling and Servicing Agreement relating to Rule 17g-5 under the Exchange Act (“Rule 17g-5”); provided that such modification does not increase the obligations of the Trustee, the Certificate Administrator, the Operating Advisor, the Master Servicer or the Special Servicer without such party’s consent (which consent may not be withheld unless the modification would materially adversely affect that party or materially increase that party’s obligations under the Pooling and Servicing Agreement); provided, further that notice of such modification is provided to all parties to the Pooling and Servicing Agreement; and

(h)
in the event of a TIA Applicability Determination (as defined below), to modify, eliminate or add to the provisions of the Pooling and Servicing Agreement to the extent necessary to (A) effect the qualification of the Pooling and Servicing Agreement under the TIA or under any similar federal statute hereafter enacted and to add to the Pooling and Servicing Agreement such other provisions as may be expressly required by the TIA, and (B) modify such other provisions of the Pooling and Servicing Agreement to the extent necessary to make those provisions consistent with, and conform to, the modifications made pursuant to clause (A).

Notwithstanding the foregoing, no such amendment to the Pooling and Servicing Agreement contemplated by the first paragraph under this section entitled “—Amendment” will be permitted if the amendment would (i) reduce the consent or consultation rights or the right to receive information under the Pooling and Servicing Agreement of the Controlling Class Representative without the consent of the Controlling Class Representative, (ii) reduce the consultation rights or the right to receive information under the Pooling and Servicing Agreement of the Operating Advisor without the consent of the Operating Advisor, (iii) change in any manner the obligations or rights of any Sponsor under the applicable Mortgage Loan Purchase Agreement or the Pooling and Servicing Agreement without the consent of the related Sponsor, or (iv) change in any manner the obligations or rights of any underwriter without the consent of the related underwriter, or (v) adversely affect the Companion Loan Holder in its capacity as such without its consent.

In a number of cases that have been filed alleging certain violations of the Trust Indenture Act of 1939, as amended (the “TIA”),  certain lower courts have held that  the TIA was applicable to certain agreements similar to the Pooling and Servicing Agreement and that the mortgage-backed certificates issued pursuant to such agreements were not exempt under Section 304(a)(2) of the TIA. (See for example, In Retirement Bd. of the Policemen’s Annuity and Benefit Fund of the City of Chicago, et al. v. The Bank of New York Mellon, 11 Civ. 5459 (WHP) (S.D.N.Y. Apr. 3, 2012) and Policemen’s Annuity and Benefit Fund of the City of Chicago v. Bank of America, et.al, 12 Civ. 2865 (KBF) (S.D.N.Y. Dec. 7, 2012)).  These rulings are contrary to more than three decades of market practice, as well as guidance provided by the Division of Corporation Finance as posted on the Securities and Exchange Commission’s website as Division of Corporation Finance Interpretive Response 202.01 (“CDI 202.01”) regarding the TIA, Section 304(a)(2) (which guidance was updated on May 3, 2012 to note the first of these rulings referred to above and to state that the “staff is considering CDI 202.01 in light of this ruling”).  See also Harbor Financial, Inc. 1988 SEC No-Act. LEXIS 1463 (Oct. 31, 1988).  If any of these rulings by the lower courts is affirmed on appeal, or if there is a change by the Division of Corporation Finance of its position that agreements similar to the Pooling and Servicing Agreement are exempt from the TIA under Section 304(a)(2), that would likely result in the Pooling and Servicing Agreement being required to be qualified under the TIA.

In the event that subsequent to the date of this free writing prospectus the Depositor, upon consultation with the Trustee, has determined that the TIA does apply to the Pooling and Servicing Agreement or that that qualification under the TIA or any similar federal statute hereafter enacted is required (a “TIA Applicability Determination”), the Pooling and Servicing Agreement will provide that it will be amended without the consent of any Certificateholder to the extent necessary to comply with the TIA. In addition, if the TIA were to apply to the Pooling and Servicing Agreement, the TIA provides that certain provisions would automatically be deemed to be included in the Pooling and Servicing Agreement (and the Pooling and Servicing Agreement thus would be statutorily amended without any further action); provided, however, that it will be deemed that the parties to the Pooling and Servicing Agreement have agreed that, to the extent permitted under the TIA, the Pooling and Servicing Agreement will expressly exclude any non-mandatory provisions that (x) conflict with the provisions of the Pooling and Servicing Agreement or would otherwise alter the provisions of the Pooling and Servicing Agreement or (y) increase the obligations, liabilities or scope of responsibility of any party to the Pooling and Servicing Agreement. Generally, the TIA provisions include additional obligations of the Trustee, certain additional reporting requirements, and heightened conflict of interest rules which may require, for example, that the Trustee resign in the event the interests of the holders of the various classes of Certificates differ from one another under certain circumstances and that one or more other trustees be appointed in its place. While investors should understand the potential for such amendments, investors should not purchase Certificates with any expectation that the TIA will be determined to apply or that any such amendments will be made.

The Pooling and Servicing Agreement may also be amended by the parties to the Pooling and Servicing Agreement with the consent of the holders of Certificates evidencing not less than 66-2/3% of the aggregate Percentage Interests of each Class affected by the amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the holders of the Certificates, except that the amendment may not (1) reduce in any manner the amount of, or delay the timing of, payments received on the Mortgage Loans (or Whole Loan, if applicable) which are required to be distributed on a Certificate of any Class without the consent of the holder of that Certificate, or that are required to be distributed to the Companion Loan Holder without the consent of that holder, (2) reduce the percentage of Certificates of any Class the holders of which are required to consent to the amendment without the consent of the holders of all Certificates of that Class then outstanding, (3) change in any manner the obligations or rights of any Sponsor under the applicable Mortgage Loan Purchase Agreement or the Pooling and Servicing Agreement without the consent of the related Sponsor, (4) change the definition of “Servicing Standard” without either (a) the consent of 100% of the Certificateholders or (b) a Rating Agency Confirmation, (5) without the consent of 100% of the Certificateholders of the Class or Classes of Certificates adversely affected thereby, change (a) the percentages of Voting Rights of Certificateholders which are required to consent to any action or inaction under the Pooling and Servicing Agreement, (b) the right of the Certificateholders to remove the Special Servicer or (c) the right of the Certificateholders to terminate the Operating Advisor, (6) adversely affect the Controlling Class Representative without the consent of 100% of the Controlling Class Certificateholders, (7) adversely affect the Companion Loan Holder in its capacity as such without its consent or (8) change in any manner the obligations or rights of any underwriter without the consent of the affected underwriter.

Notwithstanding the foregoing, the Pooling and Servicing Agreement may not be amended without the Master Servicer, the Special Servicer, the Trustee and/or the Certificate Administrator (in each case, only if requested by such party) having first received an opinion of counsel, at the expense of the person requesting the amendment (or, if the amendment is required by any Rating Agency to maintain the rating issued by it or requested by the Trustee or the Certificate Administrator for any purpose described in clause (a) or clause (b) of the first paragraph of this section entitled “—Amendment”, then at the expense of the Issuing Entity), to the effect that the amendment will not result in the imposition of a tax on any portion of the Issuing Entity or cause either Trust REMIC to fail to qualify as a REMIC or the Grantor Trust as a grantor trust.  The party requesting an amendment to the Pooling and Servicing Agreement will be required to give each Rating Agency prior written notice of such amendment.

Certain amendments to the Pooling and Servicing Agreement may require the delivery of certain opinions of counsel at the expense of the Issuing Entity.  In addition, prior to the execution of any amendment to the Pooling and Servicing Agreement, the Trustee, the Certificate Administrator, the Special Servicer and the Master Servicer may request and will be entitled to rely conclusively upon an opinion of counsel, at the expense of the party requesting such amendment (or, if such amendment is required by any Rating Agency to maintain the rating issued by it or requested by the Trustee or the Certificate Administrator for any purpose described in clause (a), (b), (c) or (e) (which does not modify or otherwise relate solely to the obligations, duties or rights of the Trustee or the Certificate Administrator, as applicable) of the first paragraph of this section entitled “—Amendment”, then at the expense of the

Issuing Entity) stating that the execution of such amendment is authorized or permitted by the Pooling and Servicing Agreement.

Realization Upon Mortgage Loans

Specially Serviced Loans; Appraisals

Promptly upon the occurrence of an Appraisal Reduction Event, the Special Servicer will be required to use reasonable efforts to obtain an appraisal of the Mortgaged Property or REO Property, as the case may be, from an Appraiser in accordance with MAI standards (an “Updated Appraisal”).  However, the Special Servicer will not be required to obtain an Updated Appraisal of any Mortgaged Property with respect to which there exists an appraisal from an Appraiser in accordance with MAI standards which is less than nine months old, unless the Special Servicer determines that such previously obtained Appraisal is materially inaccurate.  The cost of any Updated Appraisal will be advanced by, and reimbursable to, the Master Servicer as a Property Advance or will be an expense of the Issuing Entity and paid out of the Collection Account if determined to be a Non-Recoverable Advance to the extent provided in the Pooling and Servicing Agreement.

Standards for Conduct Generally in Effecting Foreclosure or the Sale of Defaulted Loans

In connection with any foreclosure, enforcement of the loan documents, or other acquisition, the cost and expenses of any such proceeding will be a Property Advance or an expense of the Issuing Entity and paid out of the Collection Account if determined to be a Non-Recoverable Advance.

If the Special Servicer elects to proceed with a non-judicial foreclosure in accordance with the laws of the state where the Mortgaged Property is located, the Special Servicer will not be required to pursue a deficiency judgment against the related borrower, if available, or any other liable party if the laws of the state do not permit such a deficiency judgment after a non-judicial foreclosure or if the Special Servicer determines, in accordance with the Servicing Standard, that the likely recovery if a deficiency judgment is obtained will not be sufficient to warrant the cost, time, expense and/or exposure of pursuing the deficiency judgment and such determination is evidenced by an officers’ certificate delivered to the Trustee, the Certificate Administrator and (prior to the occurrence and continuance of a Consultation Termination Event) the related Directing Holder.

Notwithstanding anything in this free writing prospectus to the contrary, the Pooling and Servicing Agreement will provide that the Special Servicer will not, on behalf of the Issuing Entity or, if applicable, the related Companion Loan Holder, obtain title to a Mortgaged Property as a result of foreclosure or by deed in lieu of foreclosure or otherwise, and will not otherwise acquire possession of, or take any other action with respect to, any Mortgaged Property if, as a result of any such action, the Trustee, the Certificate Administrator or the Issuing Entity or the holders of Certificates or any Companion Loan Holder would be considered to hold title to, to be a “mortgagee-in-possession” of, or to be an “owner” or “operator” of, such Mortgaged Property within the meaning of the federal Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, or any comparable law, unless the Special Servicer has previously determined, based on an updated environmental assessment report prepared by an independent person who regularly conducts environmental audits, that:  (i) such Mortgaged Property is in compliance with applicable environmental laws or, if not, after consultation with an environmental consultant, that it would be in the best economic interest of the Issuing Entity and, if applicable, the related Companion Loan Holder (as a collective whole) to take such actions as are necessary to bring such Mortgaged Property in compliance with applicable environmental laws and (ii) there are no circumstances present at such Mortgaged Property relating to the use, management or disposal of any hazardous materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any currently effective federal, state or local law or regulation, or that, if any such hazardous materials are present for which such action could be required, after consultation with an environmental consultant it would be in the best economic interest of the Issuing Entity and, if applicable, the related Companion Loan Holder (as a collective whole as if the Issuing Entity and, if applicable, the related Companion Loan Holder constituted a single lender) to take such actions with respect to the affected Mortgaged Property as could be required by such law or regulation.  If appropriate, the Special Servicer may establish a single member limited liability company with the Issuing Entity and, if applicable, the related Companion Loan Holder, as the sole owner to hold title to the Mortgaged Property.

In the event that title to any Mortgaged Property is acquired in foreclosure or by deed in lieu of foreclosure, the deed or certificate of sale is required to be issued to the Trustee, to a co-trustee or to its nominee or a separate trustee or co-trustee on behalf of the Trustee, on behalf of holders of Certificates and, if applicable, the related Companion Loan Holder.  Notwithstanding any such acquisition of title and cancellation of the related Mortgage Loan or Whole Loan, such Mortgage Loan will generally be considered to be an REO Mortgage Loan held in the Issuing Entity until such time as the related REO Property is sold by the Issuing Entity.

If title to any Mortgaged Property is acquired by the Issuing Entity (directly or through a single member limited liability company established for that purpose), the Special Servicer will be required to sell the Mortgaged Property prior to the close of the third calendar year beginning after the year of acquisition, unless (1) the IRS grants (or does not deny) an extension of time to sell the property or (2) the Special Servicer, the Certificate Administrator and the Trustee receive an opinion of independent counsel to the effect that the holding of the property by the Lower-Tier REMIC longer than the above-referenced three year period will not result in the imposition of a tax on either Trust REMIC or cause either Trust REMIC to fail to qualify as a REMIC under the Code for federal income tax purposes at any time that any Certificate is outstanding.  Subject to the foregoing and any other tax-related limitations, pursuant to the Pooling and Servicing Agreement, the Special Servicer will generally be required to attempt to sell any Mortgaged Property so acquired in accordance with the Servicing Standard.  The Special Servicer will also be required to ensure that any Mortgaged Property acquired by the Issuing Entity is administered so that it constitutes “foreclosure property” within the meaning of Code Section 860G(a)(8) at all times, and that the sale of the property does not result in the receipt by the Issuing Entity of any income from nonpermitted assets as described in Code Section 860F(a)(2)(B).  If the Lower-Tier REMIC acquires title to any Mortgaged Property, the Special Servicer, on behalf of the Lower-Tier REMIC, will retain, at the expense of the Issuing Entity, an independent contractor to manage and operate the property.  The independent contractor generally will be permitted to perform construction (including renovation) on a foreclosed property only if the construction was at least 10% completed at the time default on the related Mortgage Loan became imminent.  The retention of an independent contractor, however, will not relieve the Special Servicer of its obligation to manage the Mortgaged Property as required under the Pooling and Servicing Agreement.

Generally, neither Trust REMIC will be taxable on income received with respect to a Mortgaged Property acquired by the Issuing Entity to the extent that it constitutes “rents from real property,” within the meaning of Code Section 856(c)(3)(A) and Treasury regulations under the Code.  Rents from real property include fixed rents and rents based on the gross receipts or sales of a tenant but do not include the portion of any rental based on the net income or profit of any tenant or sub-tenant.  No determination has been made whether rent on any of the Mortgaged Properties meets this requirement.  Rents from real property include charges for services customarily furnished or rendered in connection with the rental of real property, whether or not the charges are separately stated.  Services furnished to the tenants of a particular building will be considered as customary if, in the geographic market in which the building is located, tenants in buildings which are of similar class are customarily provided with the service.  No determination has been made whether the services furnished to the tenants of the Mortgaged Properties are “customary” within the meaning of applicable regulations.  It is therefore possible that a portion of the rental income with respect to a Mortgaged Property owned by the Issuing Entity would not constitute rents from real property, or that none of such income would qualify if a separate charge is not stated for such non-customary services or they are not performed by an independent contractor.  Rents from real property also do not include income from the operation of a trade or business on the Mortgaged Property, such as a hospitality property.  Any of the foregoing types of income may instead constitute “net income from foreclosure property,” which would be taxable to the Lower-Tier REMIC, at the highest marginal federal corporate rate and may also be subject to state or local taxes.  The Pooling and Servicing Agreement provides that the Special Servicer will be permitted to cause the Lower-Tier REMIC to earn

“net income from foreclosure property” that is subject to tax if it determines that the net after-tax benefit to Certificateholders is greater than another method of operating or net leasing the Mortgaged Property.  Because these sources of income, if they exist, are already in place with respect to the Mortgaged Properties, it is generally viewed as beneficial to Certificateholders to permit the Issuing Entity to continue to earn them if it acquires a Mortgaged Property, even at the cost of this tax.  These taxes would be chargeable against the related income for purposes of determining the proceeds available for distribution to holders of Certificates.  See “Material Federal Income Tax Consequences—REMICs—Prohibited Transactions Tax and Other Taxes” in the prospectus.

To the extent that Liquidation Proceeds collected with respect to any Mortgage Loan are less than the sum of (1) the outstanding principal balance of the Mortgage Loan, (2) interest accrued on the Mortgage Loan and (3) the aggregate amount of outstanding reimbursable expenses (including any (i) unpaid servicing compensation, (ii) unreimbursed Property Advances, (iii) accrued and unpaid interest on all Advances and (iv) additional expenses of the Issuing Entity) incurred with respect to the Mortgage Loan, the Issuing Entity will realize a loss in the amount of the shortfall.  The Trustee, the Certificate Administrator, the Master Servicer and/or the Special Servicer will be entitled to reimbursement out of the Liquidation Proceeds recovered on any Mortgage Loan, prior to the distribution of those Liquidation Proceeds to Certificateholders, of any and all amounts that represent unpaid servicing compensation in respect of the related Mortgage Loan, certain unreimbursed expenses incurred with respect to the Mortgage Loan and any unreimbursed Advances (including interest on Advances) made with respect to the Mortgage Loan.  In addition, amounts otherwise distributable on the Certificates will be further reduced by interest payable to the Master Servicer, the Special Servicer or Trustee on these Advances.

Sale of Defaulted Mortgage Loans and REO Properties

Promptly upon a Mortgage Loan or Whole Loan becoming a Defaulted Mortgage Loan and if the Special Servicer determines in accordance with the Servicing Standard that it would be in the best interests of the Certificateholders and, in the case of the Whole Loan, the related Companion Loan Holder (as a collective whole as if such Certificateholders and, in the case of the Whole Loan, the related Companion Loan Holder, constituted a single lender), to attempt to sell such Mortgage Loan, the Special Servicer will be required to use reasonable efforts to solicit offers for the Defaulted Mortgage Loan on behalf of the Certificateholders and, in the case of the Whole Loan, the related Companion Loan Holder in such manner as will be reasonably likely to realize a fair price.  The Special Servicer will generally be required to accept the first (and, if multiple offers are contemporaneously received, the highest) cash offer received from any person that constitutes a fair price for the defaulted Mortgage Loan.  The Special Servicer is required to notify each Directing Holder (in each case, prior to the occurrence and continuance of a related Consultation Termination Event) and the Operating Advisor (after the occurrence and during the continuance of a Control Termination Event) and, in the case of the Whole Loan, the related Companion Loan Holder, of any inquiries or offers received regarding the sale of any Defaulted Mortgage Loan.

The Special Servicer will be required to determine whether any cash offer constitutes a fair price for any Defaulted Mortgage Loan if the highest offeror is a person other than an Interested Person.  In determining whether any offer from a person other than an Interested Person constitutes a fair price for any Defaulted Mortgage Loan, the Special Servicer will be required to take into account (in addition to the results of any appraisal, updated appraisal or narrative appraisal that it may have obtained pursuant to the Pooling and Servicing Agreement within the prior nine months), and in determining whether any offer from an Interested Person constitutes a fair price for any Defaulted Mortgage Loan, any Appraiser will be instructed to take into account, as applicable, among other factors, the period and amount of any delinquency on the affected Mortgage Loan, the occupancy level and physical condition of the related Mortgaged Property and the state of the local economy.

If the highest offeror is an Interested Person (provided that the Trustee may not be an offeror), then the Trustee will be required to determine whether the cash offer constitutes a fair price.  However, no offer from an Interested Person will constitute a fair price unless (i) it is the highest offer received and (ii) at least two other offers are received from independent third parties.  In determining whether any offer received from an Interested Person represents a fair price for any such Defaulted Mortgage Loan, the Trustee will be supplied with and will be required to rely on the most recent appraisal or updated appraisal conducted in accordance with the Pooling and Servicing Agreement within the preceding nine month period or, in the absence of any such appraisal, on a new appraisal.  Except as provided in the following paragraph, the cost of any appraisal will be covered by, and will be reimbursable as, a Property Advance.

Notwithstanding anything contained in the preceding paragraph to the contrary, if the Trustee is required to determine whether a cash offer by an Interested Person constitutes a fair price, the Trustee may (at its option and at the expense of the Interested Person) designate an independent third party expert in real estate or commercial mortgage loan matters with at least five years’ experience in valuing or investing in loans similar to the subject Mortgage Loan or Whole Loan, as the case may be, that has been selected with reasonable care by the Trustee to determine if such cash offer constitutes a fair price for such Mortgage Loan or Whole Loan.  If the Trustee designates such a third party to make such determination, the Trustee will be entitled to rely conclusively upon such third party’s determination. The reasonable costs of all appraisals, inspection reports and broker opinions of value incurred by any such third party pursuant to this paragraph will be covered by, and will be reimbursable by the Interested Person; provided, that the Trustee will not engage a third party expert whose fees exceed a commercially reasonable amount as determined by the Trustee.

The Repurchase Price (excluding the amount described in clause (vi) of the definition of “Repurchase Price”) will be deemed a fair price; provided that, in the case of an offer by an Interested Person (i) the offer is the highest offer received and (ii) at least two other offers are received from independent third parties.

With respect to the Whole Loan, pursuant to the terms of the related Co-Lender Agreement, if such Whole Loan becomes a Defaulted Mortgage Loan, and if the Special Servicer determines to sell the related Mortgage Loan in accordance with the discussion in this “—Sale of Defaulted Mortgage Loans and REO Properties” section, then the Special Servicer will be required to sell the Companion Loan together with such Mortgage Loan as one whole loan in accordance with the terms of the Pooling and Servicing Agreement, and subject to any rights of the related Directing Holder. Notwithstanding the foregoing, the Special Servicer will not be permitted to sell the Whole Loan if it becomes a Defaulted Mortgage Loan without the written consent of the Controlling Class Representative or the Walpole Controlling Note Holder (provided that such consent is not required if the Controlling Class Representative is the borrower or an affiliate of the borrower) unless the Special Servicer has delivered to each of the Controlling Class Representative and the Walpole Controlling Note Holder: (a) at least 15 business days prior written notice of any decision to attempt to sell such Whole Loan; (b) at least ten days prior to the proposed sale date, a copy of each bid package (together with any material amendments to such bid packages) received by the Special Servicer in connection with any such proposed sale; (c) at least ten days prior to the proposed sale date, a copy of the most recent appraisal for such Whole Loan, and any documents in the servicing file reasonably requested by the Controlling Class Representative and the Walpole Controlling Note Holder that are material to the price of such Whole Loan; and (d) until the sale is completed, and a reasonable period of time (but no less time than is afforded to other offerors, the Controlling Class Representative and the Walpole Controlling Note Holder) prior to the proposed sale date, all information and other documents being provided to other offerors and all leases or other documents that are approved by the Master Servicer or the Special Servicer in connection with the proposed sale; provided, that the Controlling Class Representative and the Walpole Controlling Note Holder may waive any of the delivery or timing requirements set forth in this sentence.  The Controlling Class Representative and the Walpole Controlling Note Holder (or their respective representatives) will be permitted to bid at any sale of the Whole Loan unless such Person is the Mortgage Loan Borrower or an agent or Affiliate of the Mortgage Loan Borrower.  See “Description of the Mortgage Pool—The Whole Loan—Sale of a Defaulted Whole Loan” above in this free writing prospectus.

The Special Servicer is required to use reasonable efforts to solicit offers for each REO Property on behalf of the Certificateholders and the related Companion Loan Holder (if applicable) and to sell each REO Property in the same manner as with respect to a defaulted Mortgage Loan.

Notwithstanding any of the foregoing paragraphs, the Special Servicer will not be required to accept the highest cash offer for a Defaulted Mortgage Loan or REO Property if the Special Servicer determines (in consultation with the applicable Directing Holder, unless a Consultation Termination Event exists with respect to such Directing Holder, and, in the case of the Whole Loan or an REO Property related to the Whole Loan, the related Companion Loan Holder), in accordance with the Servicing Standard, that rejection of such offer would be in the best interests of the Certificateholders and, in the case of a sale of the Whole Loan or an REO Property related to the Whole Loan, the related Companion Loan Holder (as a collective whole as if such Certificateholders constituted a single lender), and the Special Servicer may accept a lower cash offer (from any person other than itself or an affiliate) if it determines, in its reasonable and good faith judgment, that acceptance of such offer would be in the best interests of the Certificateholders and, in the case of the Whole Loan or an REO Property related to the Whole Loan, the related Companion Loan holder (as a collective whole as if such Certificateholders and, if applicable, the related Companion Loan Holder, constituted a single lender).

An “Interested Person” is the Depositor, the Master Servicer, the Special Servicer, the Operating Advisor, the Certificate Administrator, the Trustee, the related Directing Holder, any Sponsor, any borrower, any holder of a related mezzanine loan, any manager of a Mortgaged Property, any independent contractor engaged by the Special Servicer or any affiliate of any of the preceding entities, and, with respect to a Defaulted Mortgage Loan that constitutes the Whole Loan, the depositor, the master servicer, the special servicer (or any independent contractor engaged by such special servicer), or the trustee for the securitization of the related Companion Loan, the related Companion Loan Holder or its representative, any holder of a related mezzanine loan, or any known affiliate of any such party described above.

Modifications, Waivers and Amendments

The Pooling and Servicing Agreement will permit (a) with respect to any non-Specially Serviced Loan, the Master Servicer (subject to the Special Servicer’s consent, except as described below), or (b) with respect to any Specially Serviced Loan, the Special Servicer, in each case subject to the consultation rights of the Operating Advisor and the consent or consultation rights of the Directing Holders, to modify, waive or amend any term of any Mortgage Loan or Whole Loan if such modification, waiver or amendment (i) is consistent with the Servicing Standard and (ii) would not constitute a “significant modification” of such Mortgage Loan or Whole Loan pursuant to Treasury Regulations Section 1.860G-2(b) and would not otherwise (A) cause either Trust REMIC to fail to qualify as a REMIC or the Grantor Trust as a grantor trust or (B) result in the imposition of a tax upon either Trust REMIC or the Issuing Entity (including but not limited to the tax on “prohibited transactions” as defined in Code Section 860F(a)(2) and the tax on contributions to a REMIC set forth in Code Section 860G(d), but not including the tax on “net income from foreclosure property” under Code Section 860G(c)).

In connection with (i) the release of a Mortgaged Property or any portion of a Mortgaged Property from the lien of the related Mortgage, or (ii) the taking of a Mortgaged Property or any portion of a Mortgaged Property by exercise of the power of eminent domain or condemnation, if the Mortgage Loan documents require the Master Servicer or the Special Servicer, as applicable, to calculate (or require the related borrower to provide such calculation to the Master Servicer or the Special Servicer, as applicable) the loan-to-value ratio of the remaining Mortgaged Property or Mortgaged Properties or the fair market value of the real property constituting the remaining Mortgaged Property or Mortgaged Properties, for purposes of REMIC qualification of the related Mortgage Loan, then, unless then permitted by the REMIC provisions of the Code, such calculation shall exclude the value of personal property and going concern value, if any.

The consent of the Special Servicer is required to any modification, waiver or amendment with regard to any Mortgage Loan or Whole Loan that is not a Specially Serviced Loan (other than certain non-material modifications, waivers or amendments), and the Special Servicer will also be required to obtain the consent of the Directing Holders to the extent described above under “—Directing Holders” in this free writing prospectus. The Special Servicer is also required to obtain the consent of the Directing Holders in connection with any modification, waiver or amendment with regard to any Specially Serviced Loan to the extent described above under “—Directing Holders” in this free writing prospectus.

When the Special Servicer’s consent is required, the Master Servicer shall promptly provide the Special Servicer with written notice of any request for modification, waiver or amendment accompanied by the Master Servicer’s written recommendation and analysis and any and all information in the Master Servicer’s possession that the Special Servicer or the Directing Holder may reasonably request to grant or withhold such consent. When the Special Servicer’s consent is required under the Pooling and Servicing Agreement, such consent will be deemed given after the expiration of the time periods set forth in the Pooling and Servicing Agreement. With respect to all Specially Serviced Loans and non-Specially Serviced Loans, the Special Servicer will be required to obtain, prior to consenting to such a proposed action of the Master Servicer, and prior to itself taking such an action, the written consent of the Directing Holder, which consent will be deemed given after the expiration of the time periods set forth in the Pooling and Servicing Agreement.

For any non-Specially Serviced Loan  and non-Specially Serviced Whole Loan, and subject to the rights of the Special Servicer and the Directing Holders (as described above under “—Directing Holders” in this free writing prospectus), the Master Servicer, without the consent of the Special Servicer, will be responsible to determine whether to consent to or approve any request by a borrower with respect to:

(A)	approving routine leasing activity with respect to any lease for less than the lesser of (i) 30,000 square feet and (ii) 30% of the net rentable area of the related Mortgaged Property;

(B)
approving any waiver affecting the timing of receipt of financial statements from any borrower; provided that such financial statements are delivered no less often than quarterly and within 60 days after the end of the calendar quarter;

(C)
approving annual budgets for the related Mortgaged Property; provided that no such budget (i) provides for the payment of operating expenses in an amount equal to more than 110% of the amounts budgeted therefor for the prior year or (ii) provides for the payment of any material expenses to any affiliate of the borrower (other than the payment of a management fee to any property manager if such management fee is no more than the management fee in effect on the Cut-off Date);

(D)
subject to other restrictions in this free writing prospectus regarding principal prepayments, waiving any provision of a Mortgage Loan or Whole Loan requiring a specified number of days’ notice prior to a principal prepayment;

(E)
approving non-material modifications, consents or waivers (other than modifications, consents or waivers specifically prohibited under this “—Modifications, Waivers and Amendments” section) in connection with a defeasance permitted by the terms of the Pooling and Servicing Agreement, and subject to certain conditions, including in certain cases, delivery of an opinion of counsel (which opinion of counsel will be an expense of the borrower) to the effect that such modification, waiver or consent would not cause any Trust REMIC to fail to qualify as a REMIC under the Code or result in a “prohibited transaction” under the REMIC provisions of the Code or cause the Grantor Trust to fail to qualify as a grantor trust for federal income tax purposes;

(F)
approving consents with respect to non-material rights-of-way and non-material easements and consent to subordination of the related Mortgage Loan or Whole Loan to such non-material rights-of-way or easements; provided, that the Master Servicer has determined in accordance with the Servicing Standard that such right-of-way or easement does not materially interfere with the then-current use of the related Mortgaged Property or the security intended to be provided by the related Mortgage and will not have a material adverse effect on the value of such Mortgaged Property;

(G)	granting waivers of minor covenant defaults (other than financial covenants);

(H)
as permitted under the Mortgage Loan Documents, payment from any escrow or reserve, except releases of any escrows, reserve accounts or letters of credit held as performance escrows or reserves unless required pursuant to the specific terms of the related Mortgage Loan or Whole Loan and for which there is no material lender discretion;

(I)
approving a change of the property manager at the request of the related borrower so long as (i) the successor property manager is not affiliated with the borrower and is a nationally or regionally recognized manager of similar properties, and (ii) the subject Mortgage Loan or Whole Loan does not have an outstanding principal balance in excess of the lesser of $5,000,000 or 2% of the then aggregate principal balance of the Mortgage Loans;

(J)
subject to the satisfaction of any conditions precedent set forth in the related Mortgage Loan Documents, approving disbursements of any holdback amounts in accordance with the related Mortgage Loan Documents with respect to certain Mortgage Loans other than those Mortgage Loans identified in the Pooling and Servicing Agreement; and

(K)
any non-material modifications, waivers or amendments not provided for in clauses (A) through (J) above, which are necessary to cure any ambiguities or to correct scrivener’s errors in the terms of the related Mortgage Loan or Whole Loan.

In no event, however, will the Special Servicer be permitted to (i) extend the maturity date of a Mortgage Loan or Whole Loan beyond a date that is three years prior to the Rated Final Distribution Date, or (ii) if the Mortgage Loan or Whole Loan is secured by a ground lease, extend the maturity date of such Mortgage Loan or Whole Loan beyond a date which is 20 years or, to the extent consistent with the Servicing Standard, giving due consideration to the remaining term of the ground lease, ten years, prior to the end of the current term of the ground lease, plus any options to extend exercisable unilaterally by the borrower.

Any modification, waiver or amendment with respect to the Whole Loan may be subject to the consultation rights of the related Companion Loan Holder as described under “Description of the Mortgage Pool—The Whole Loan” in this free writing prospectus.

The Master Servicer or the Special Servicer, as applicable, is required to notify the Trustee, the Certificate Administrator, the Depositor, the related Companion Loan Holder in the case of the Whole Loan, the applicable Directing Holder (prior to the occurrence and continuance of a related Consultation Termination Event) and the Operating Advisor (after the occurrence and during the continuance of a related Control Termination Event) in writing, of any modification, waiver or amendment of any term of any Mortgage Loan or Whole Loan and the date thereof and deliver a copy to the Trustee, the related Companion Loan Holder in the case of the Whole Loan, the applicable Directing Holder (prior to the occurrence and continuance of a related Consultation Termination Event) and the Operating Advisor (after the occurrence and during the continuance of a related Control Termination Event), and the original to the Certificate Administrator in its capacity as custodian of the recorded agreement relating to such modification, waiver or amendment within 15 business days following the execution and recordation of the modification, waiver or amendment.

Any Modification Fees paid by any borrower to the Master Servicer or the Special Servicer with respect to a modification, consent, extension, waiver or amendment of any term of a Mortgage Loan (or Whole Loan, if applicable, and subject to any related Co-Lender Agreement) will be applied as described under “The Pooling and Servicing Agreement—Application of Penalty Charges and Modification Fees” in this free writing prospectus.

The Master Servicer and the Special Servicer, as applicable, will be required, no less often than on a monthly basis, to make a knowledgeable servicing officer available via telephone to verbally answer questions from the Operating Advisor (after the occurrence and during the continuance of a Control Termination Event) and the Controlling Class Representative (prior to the occurrence and continuance of a related Consultation Termination Event) regarding the performance and servicing of the applicable Mortgage Loan(s) and/or REO Properties for which such Master Servicer or Special Servicer, as applicable, is responsible.

Directing Holders

General

The “Directing Holder” is (i) with respect to any Mortgage Loan (other than the Walpole Mortgage Loan), the Controlling Class Representative, and (b) with respect to the Walpole Whole Loan, the Walpole Controlling Note Holder.  The initial Directing Holder with respect to the Mortgage Loans (other than the Walpole Mortgage Loan) is expected to be Eightfold Real Estate Capital Fund III, L.P., or one of its affiliates.  The initial Directing Holder with respect to the Walpole Mortgage Loan is expected to be Rialto Mortgage Finance, LLC or an affiliate thereof.

For so long as a Control Termination Event has not occurred and is not continuing, the applicable Directing Holder will be entitled to advise (1) the Special Servicer, with respect to the applicable Specially Serviced Loan(s) and (2) the Special Servicer, with respect to the applicable non-Specially Serviced Loan(s), as to all matters for which the Master Servicer must obtain the consent or deemed consent of the Special Servicer, in each case as described below.  The provisions summarized below with respect to the Controlling Class Representative will be subject to the right of certain Controlling Class Certificateholders to “opt-out” of its rights under certain circumstances described in this free writing prospectus, as provided for in the Pooling and Servicing Agreement.

Except as otherwise described in the succeeding paragraphs below, (a) the Master Servicer will not be permitted to take any of the following actions unless it has obtained the consent of the Special Servicer and (b) for so long as an applicable Control Termination Event has not occurred and is not continuing, the Special Servicer will not be permitted to consent to the Master Servicer’s taking any of the following actions, nor will the Special Servicer itself be permitted to take any of the following actions, as to which  the related Directing Holder has objected in writing within ten business days (or in the case of a determination of an Acceptable Insurance Default, 20 days) after receipt of the written recommendation and analysis from the Special Servicer (provided that if such written objection has not been received by the Special Servicer within the ten-day or, if applicable, 20-day period, the related Directing Holder will be deemed to have approved such action) (each of the following, a “Major Decision”):

(A)
any proposed or actual foreclosure upon or comparable conversion (which may include acquisitions of an REO Property) of the ownership of properties securing such of the Mortgage Loans and/or the Whole Loan as come into and continue in default;

(B)
any modification, consent to a modification or waiver of any monetary term (other than Penalty Charges) or material non-monetary term (including, without limitation, the timing of payments and acceptance of discounted payoffs but excluding waiver of Penalty Charges) of a Mortgage Loan or the Whole Loan or any extension of the maturity date of such Mortgage Loan or Whole Loan;

(C)
any sale of a Defaulted Mortgage Loan or an REO Property (other than in connection with the termination of the Issuing Entity as described under “The Pooling and Servicing Agreement—Optional Termination; Optional Mortgage Loan Purchase” in this free writing prospectus) for less than the applicable Repurchase Price (excluding the amount described in clause (vi) of the definition of “Repurchase Price”);

(D)	any determination to bring an REO Property into compliance with applicable environmental laws or to otherwise address hazardous material located at an REO Property;

(E)
any release of collateral or any acceptance of substitute or additional collateral for a Mortgage Loan or the Whole Loan or any consent to either of the foregoing, other than immaterial condemnation actions and other similar takings, or if otherwise required pursuant to the specific terms of the related Mortgage Loan or the Whole Loan and for which there is no lender discretion;

(F)
any waiver of a “due-on-sale” or “due-on-encumbrance” clause with respect to a Mortgage Loan or the Whole Loan or, if lender consent is required, any consent to such a waiver or consent to a transfer of the Mortgaged Property or interests in the borrower or consent to the incurrence of additional debt, other than any such transfer or incurrence of debt as may be effected without the consent of the lender under the related loan agreement or related to an immaterial easement, right of way or similar agreement;

(G)	any property management company changes or franchise changes, in each case to the extent the lender is required to consent or approve under the related Mortgage Loan documents;

(H)
releases of any escrow accounts, reserve accounts or letters of credit held as performance or “earn-out” escrows or reserves, other than those required pursuant to the specific terms of the related Mortgage Loan or the Whole Loan and for which there is no lender discretion;

(I)
any acceptance of an assumption agreement releasing a borrower from liability under a Mortgage Loan or the Whole Loan other than pursuant to the specific terms of such Mortgage Loan or Whole Loan and for which there is no lender discretion;

(J)	the determination of the Special Servicer pursuant to clause (b) or clause (g) of the definition of “Servicing Transfer Event”;

(K)
following a default or an event of default with respect to a Mortgage Loan or the Whole Loan, any acceleration of the Mortgage Loan or Whole Loan, as the case may be, or initiation of judicial, bankruptcy or similar proceedings under the related loan documents or with respect to the related borrower or Mortgaged Property;

(L)
any modification, waiver or amendment of an intercreditor agreement, Co-Lender Agreement or similar agreement with any mezzanine lender or subordinate debt holder related to a Mortgage Loan or the Whole Loan, or an action to enforce rights with respect thereto, in each case, in a manner that materially and adversely affects the holders of the Control Eligible Certificates;

(M)	any determination of an Acceptable Insurance Default;

(N)
any proposed modification or waiver of any material provision in the related loan documents governing the type, nature or amount of insurance coverage required to be obtained and maintained by the related borrower; and

(O)
any approval of any casualty insurance settlements or condemnation settlements, and any determination to apply casualty proceeds or condemnation awards to the reduction of the debt rather than to the restoration of the Mortgaged Property;

provided that in the event that the Master Servicer or the Special Servicer determines that immediate action is necessary to protect the interests of the Certificateholders and, with respect to the Whole Loan (if applicable), the related Companion Loan Holder (as a collective whole as if such Certificateholders and, if applicable, the related Companion Loan Holder constituted a single lender), the Master Servicer or the Special Servicer, as the case may be, may take any such action without waiting for the Directing Holder’s (or, if applicable, the Special Servicer’s) response.  The Special Servicer is not required to obtain the consent of the applicable Directing Holder for any of the foregoing actions following the occurrence and during the continuance of an applicable Control Termination Event; provided, however, that after the occurrence and during the continuance of such Control Termination Event, the Special Servicer will be required to consult with such Directing Holder (until the occurrence and continuance of an applicable

Consultation Termination Event) and the Operating Advisor in connection with any Major Decision and to consider alternative actions recommended by such Directing Holder and the Operating Advisor, but only to the extent that consultation with, or consent of, such Directing Holder would have been required prior to the occurrence and continuance of such Control Termination Event; provided that such consultation is not binding on the Special Servicer.

In addition, unless a Control Termination Event has occurred and is continuing, the related Directing Holder may direct the Special Servicer to take, or to refrain from taking, such other actions with respect to a Mortgage Loan or the Whole Loan, as applicable, as such Directing Holder may reasonably deem advisable.  Notwithstanding the foregoing, neither the Master Servicer nor the Special Servicer will be required to take or refrain from taking any action pursuant to instructions or objections from such Directing Holder that would cause it to violate applicable law, the related Mortgage Loan documents, any related Co-Lender Agreement or intercreditor agreement, the Pooling and Servicing Agreement, including the Servicing Standard, or the REMIC provisions of the Code.

The “Controlling Class Representative” is the Controlling Class Certificateholder (or other representative) selected by at least a majority of the Controlling Class Certificateholders, by Certificate Principal Amount, as identified by notice to the Certificate Registrar by the applicable Controlling Class Certificateholders from time to time, with notice of such selection delivered to the Special Servicer, the Master Servicer, the Operating Advisor, the Trustee and the Certificate Administrator; provided, however, that (i) absent that selection, or (ii) until a Controlling Class Representative is so selected or (iii) upon receipt of a notice from the Controlling Class Certificateholders that own Certificates representing more than 50% of the Certificate Principal Amount of the Controlling Class, that a Controlling Class Representative is no longer designated, the Controlling Class Representative will be the Controlling Class Certificateholder that owns the largest aggregate Certificate Principal Amount of the Controlling Class, as identified to the Certificate Registrar pursuant to the procedures set forth in the Pooling and Servicing Agreement; provided, however, that, in the case of the preceding proviso, in the event two or more holders (collectively, the “subject holders”) each owns Certificates representing the same aggregate Certificate Principal Amount of the Controlling Class that is, in each case, larger than the aggregate Certificate Principal Amount of the Controlling Class owned by any other particular holder besides the subject holders, then the Controlling Class Representative will be the subject holders acting unanimously.  For the avoidance of doubt, if both or all of the holders do not act unanimously in accordance with the preceding proviso, any direction and/or consent received will not apply and the deemed consent provisions in the Pooling and Servicing Agreement will be applicable.  The initial Controlling Class Representative (and the Directing Holder with respect to all of the Mortgage Loans other than Walpole Mortgage Loan) will be Eightfold Real Estate Capital Fund III, L.P. and/or one of its affiliates.  Upon receipt of notice of a change in Controlling Class Representative, the Certificate Administrator will be required to promptly forward notice thereof to each other party to the Pooling and Servicing Agreement.

Once a Controlling Class Representative has been selected, each of the Master Servicer, the Special Servicer, the Operating Advisor, the Depositor, the Certificate Administrator, the Trustee and each other Certificateholder (or beneficial owner of Certificates, if applicable) will be entitled to rely on such selection unless a majority of the Certificateholders of the Controlling Class, by Certificate Principal Amount, or such Controlling Class Representative has notified the Certificate Administrator, the Master Servicer and each other Certificateholder of the Controlling Class, in writing, of the resignation of such Controlling Class Representative or the selection of a new Controlling Class Representative.  Upon receipt of written notice of, or other knowledge of, the resignation of a Controlling Class Representative, the Certificate Administrator will be required to request the Certificateholders of the Controlling Class to select a new Controlling Class Representative.

A “Controlling Class Certificateholder” is (a) with respect to any Mortgage Loan (other than the Walpole Mortgage Loan), each holder (or beneficial owner, if applicable) of a Certificate of the Controlling Class as determined by the Certificate Administrator from time to time and (b) with respect to the Walpole Whole Loan, the Walpole Controlling Note Holder.

The “Controlling Class” will be as of any time of determination the most subordinate class of Control Eligible Certificates then outstanding that has an aggregate Certificate Principal Amount, as notionally reduced by any Appraisal Reductions allocable to such Class, at least equal to 25% of the initial Certificate Principal Amount of that Class or, if no Class of Control Eligible Certificates meets the preceding requirement, the Class E Certificates.  The Controlling Class as of the Closing Date will be the Class G Certificates.

A “Control Termination Event” will occur: (a) with respect to the Controlling Class Representative, when (i) there is no Class of Control Eligible Certificates that has a Certificate Principal Amount (as notionally reduced by any Appraisal Reductions allocable to such class) that is at least equal to 25% of the initial Certificate Principal Amount of that Class or (ii) deemed to occur as described below; and (b) with respect to the Walpole Controlling Note Holder, when the Certificate Administrator and the Special Servicer have received a Walpole Control Termination Event Notice (which has not been revoked).

A “Walpole Control Termination Event Notice” is a written notice from a party to the Walpole Companion Loan Securitization Trust pooling and servicing agreement indicating that a “control termination event” has occurred and is continuing under the Walpole Companion Loan Securitization Trust pooling and servicing agreement, which may be revoked in accordance with the terms of such pooling and servicing agreement if such control termination event ceases to exist.

A Control Termination Event with respect to the Controlling Class Representative will affect all of the Mortgage Loans held by the issuing entity other than the Walpole Mortgage Loan.  A Control Termination Event with respect to the Walpole Controlling Note Holder will affect only the Walpole Mortgage Loan and the related Companion Loan.

A “Consultation Termination Event” will occur (a) with respect to the Controlling Class Representative, when (i) there is no Class of Control Eligible Certificates that has a Certificate Principal Amount (without regard to the application of any Appraisal Reductions) at least equal to 25% of the initial Certificate Principal Amount of that Class or (ii) deemed to occur as described below, and (b) with respect to the Walpole Controlling Note Holder, when the Certificate Administrator and the Special Servicer have received a Walpole Consultation Termination Event Notice.  After the occurrence and during the continuance of a Consultation Termination Event, no Class of Certificates will act as the Controlling Class and the Controlling Class Representative will have no rights under the Pooling and Servicing Agreement.

A “Walpole Consultation Termination Event Notice” is a written notice from a party to the Walpole Companion Loan Securitization Trust pooling and servicing agreement indicating that a “consultation termination event” has occurred and is continuing under the Walpole Companion Loan Securitization Trust pooling and servicing agreement.

A Consultation Termination Event with respect to the Controlling Class Representative will affect all of the Mortgage Loans held by the issuing entity other than the Walpole Mortgage Loan.  A Consultation Termination Event with respect to the Walpole Controlling Note Holder will affect only the Walpole Mortgage Loan and the related Companion Loan.

After the occurrence and during the continuance of a Consultation Termination Event, the related Directing Holder will have no consultation or consent rights under the Pooling and Servicing Agreement and will have no right to receive any notices, reports or information (other than notices, reports or information required to be delivered to all Certificateholders) or any other rights as Directing Holder.  However, such Directing Holder will maintain the right to exercise its Voting Rights for the same purposes as any other Certificateholder under the Pooling and Servicing Agreement.

Neither the Master Servicer nor the Special Servicer will be required to take or to refrain from taking any action pursuant to instructions from a Directing Holder, or due to any failure to approve an action by any such party, or due to an objection by any such party that would cause either the Master Servicer or the Special Servicer to violate applicable law, the related Mortgage Loan documents, the Pooling and Servicing Agreement (including the Servicing Standard), and the related Co-Lender Agreement and/or intercreditor agreement or the REMIC provisions of the Code.

The Directing Holders have certain rights to remove and replace the Special Servicer as described under “The Pooling and Servicing Agreement—Termination of the Special Servicer” in this free writing prospectus.

Each Certificateholder and beneficial owner of a Control Eligible Certificate is hereby deemed to have agreed by virtue of its purchase of such Certificate (or beneficial ownership interest in such Certificate) to provide its name and address to the Certificate Administrator and to notify the Certificate Administrator of the transfer of any Control Eligible Certificate (or the beneficial ownership of any Control Eligible Certificate), the selection of the Controlling Class Representative or the resignation or removal of the Controlling Class Representative. Any such Certificateholder (or beneficial owner) or its designee at any time appointed Controlling Class Representative is hereby deemed to have agreed by virtue of its purchase of a Control Eligible Certificate (or the beneficial ownership interest in a Control Eligible Certificate) to notify the Certificate Administrator when such Certificateholder (or beneficial owner) or designee is appointed Controlling Class Representative and when it is removed or resigns.  Upon receipt of such notice, the Certificate Administrator will be required to notify the Special Servicer, the Master Servicer, the Operating Advisor and the Trustee of the identity of the Controlling Class Representative, any resignation or removal of the Controlling Class Representative and/or any new holder or beneficial owner of a Control Eligible Certificate.  In addition, upon the request of the Master Servicer, the Special Servicer, the Operating Advisor or the Trustee, as applicable, the Certificate Administrator will be required to provide the identity of the then-current Controlling Class and a list of the Certificateholders (or beneficial owners, if applicable, at the expense of the Issuing Entity if such expense arises in connection with an event as to which the Controlling Class Representative or the Controlling Class has consent or consultation rights pursuant to the Pooling and Servicing Agreement or in connection with a request made by the Operating Advisor in connection with its obligation under the Pooling and Servicing Agreement to deliver a copy of the Operating Advisor’s annual report to the Controlling Class Representative, and otherwise at the expense of the requesting party) of the Controlling Class to such requesting party, and each of the Master Servicer, Special Servicer, Operating Advisor and the Trustee shall be entitled to rely on such the information so provided by the Certificate Administrator.

In the event of a change in the Controlling Class, the Certificate Administrator will be required to promptly contact the current holder of the Controlling Class (or its designee) or one of its affiliates, or, if applicable, any successor Controlling Class Representative or Controlling Class Certificateholder(s), and determine whether such entity is the holder (or beneficial owner) of at least a majority of the Controlling Class (in effect after such change in Controlling Class) by Certificate Principal Amount.  If at any time that the current holder of the Controlling Class (or its designee) or one of its affiliates, or any successor Controlling Class Representative or Controlling Class Certificateholder(s) is no longer the holder (or beneficial owner) of at least a majority of the Controlling Class by Certificate Principal Amount and the Certificate Administrator has neither (i) received notice of the then-current Controlling Class Certificateholders of at least a majority of the Controlling Class by Certificate Principal Amount nor (ii) received notice of a replacement Controlling Class Representative pursuant to the Pooling and Servicing Agreement, then a Control Termination Event and a Consultation Termination Event will be deemed to have occurred and will be deemed to continue until such time as the Certificate Administrator receives either such notice.

Notwithstanding anything to the contrary described in this free writing prospectus, at any time when the Class E Certificates are the Controlling Class Certificates, the holder of more than 50% of the Controlling Class Certificates (by Certificate Principal Amount) may waive its right to act as or appoint a Controlling Class Representative and to exercise any of the rights of the Controlling Class Representative or cause the exercise of any of the rights of the Controlling Class Representative set forth in the Pooling and Servicing Agreement, by irrevocable written notice delivered to the Depositor, Certificate Administrator, Trustee, Master Servicer, Special Servicer and Operating Advisor. Any such waiver will remain effective with respect to such holder and the Class E Certificates until such time as either (x) the Class E Certificates are no longer the Controlling Class of Certificates or (y) that Certificateholder has (i) sold a majority of the Class E Certificates (by Certificate Principal Amount) to an unaffiliated third party and (ii) certified to the Depositor, Certificate Administrator, Trustee, Master Servicer, Special Servicer and Operating Advisor that (a) the transferor retains no direct or indirect voting rights with respect to the Class

E Certificates that it does not own, (b) there is no voting agreement between the transferee and the transferor and (c) the transferor retains no direct or indirect economic interest in the Class E Certificates. Following any such transfer, or if the Class E Certificates are no longer the Controlling Class of Certificates, the successor holder of more than 50% of the Controlling Class of Certificates (by Certificate Principal Amount) will again have the rights of a Controlling Class Representative as described in this free writing prospectus without regard to any prior waiver by the predecessor Certificateholder. The successor Certificateholder will also have the right to irrevocably waive its right to act as or appoint a Controlling Class Representative or to exercise any of the rights of the  Controlling Class Representative or cause the exercise of any of the rights of the Controlling Class Representative. No successor Certificateholder described above will have any consent rights with respect to any Mortgage Loan that became a Specially Serviced Loan prior to its acquisition of a majority of the Class E Certificates that had not also become a Corrected Loan prior to such acquisition until such Mortgage Loan becomes a Corrected Loan.

Whenever such an “opt-out” by a Controlling Class Certificateholder is in effect:

●	an applicable Control Termination Event and an applicable Consultation Termination Event will be deemed to have occurred and continue with respect to the Controlling Class Representative; and

●
the rights of the holder of more than 50% of the Class E Certificates (by Certificate Principal Amount), if the Class E Certificates are the Controlling Class of Certificates, to act as or appoint a Controlling Class Representative and the rights of a Controlling Class Representative will not be operative (notwithstanding whether a Control Termination Event or a Consultation Termination Event is or would otherwise then be in effect with respect to the Controlling Class Representative).

In addition to the foregoing, with respect to the Whole Loan, the Special Servicer will be required (i) to provide to the related Companion Loan Holder (or its representative) copies of any notice, information and report that it is required to provide to the Controlling Class Representative pursuant to the Pooling and Servicing Agreement with respect to any Major Decisions or the implementation of any recommended actions outlined in an asset status report relating to such Whole Loan, within the same time frame it is required to provide such items to the Controlling Class Representative, and (ii) upon request, to consult with the related Companion Loan Holder (or its representative) on a strictly non-binding basis and consider alternative actions recommended by the related Companion Loan Holder (or its representative); provided, that after the expiration of a period of ten business days from the delivery to the related Companion Loan Holder (or its representative) of such items, the Special Servicer will no longer be obligated to consult with the related Companion Loan Holder (or its representative), unless the Special Servicer proposes a new course of action that is materially different from the action previously proposed.  The Special Servicer is not obligated at any time to follow or take any alternative actions recommended by a Companion Loan Holder (or its representative).  See “Description of the Mortgage Pool—The Whole Loan—Consultation and Control” in this free writing prospectus.

Limitation on Liability of the Directing Holders

The Directing Holders will not be liable to the Issuing Entity or the Certificateholders for any action taken, or for refraining from the taking of any action or for errors in judgment. However, the Controlling Class Representative will not be protected against any liability to the Controlling Class Certificateholders that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties or by reason of negligent disregard of obligations or duties.

Each Certificateholder acknowledges and agrees, by its acceptance of its Certificates, that the Directing Holders:

(a)	may have special relationships and interests that conflict with those of holders of one or more Classes of Certificates;

(b)	may act solely in the interests of the holders of the Controlling Class or the Companion Loan Holder, as applicable;

(c)	does not have any liability or duties to the holders of any Class of Certificates other than, in the case of the Controlling Class Representative, the Controlling Class;

(d)
may take actions that favor the interests of the holders of the Controlling Class  or the Companion Loan Holder, as applicable over the interests of the holders of one or more other Classes of Certificates; and

(e)
will have no liability whatsoever (other than, in the case of the Controlling Class Representative, to a Controlling Class Certificateholder) for having so acted as set forth in (a) – (d) above, and no Certificateholder may take any action whatsoever against a Directing Holder or any affiliate, director, officer, employee, shareholder, member, partner, agent or principal of a Directing Holder for having so acted.

Under circumstances where it is authorized or required to do so by the Pooling and Servicing Agreement, the taking, or refraining from taking, of any action by the Master Servicer or the Special Servicer in accordance with the direction of or approval of a Directing Holder, which does not violate any law or the Servicing Standard or the provisions of the Pooling and Servicing Agreement, any related Co-Lender Agreement or any intercreditor agreement, will not result in any liability on the part of the Master Servicer or the Special Servicer.

Operating Advisor

General Obligations

After the occurrence and during the continuance of an applicable Control Termination Event, subject to the restrictions and limitations described in this free writing prospectus, the Operating Advisor will generally review the Special Servicer’s operational practices in respect of Specially Serviced Loans to formulate an opinion as to whether or not those operational practices generally satisfy the Servicing Standard with respect to the resolution and/or liquidation of the Specially Serviced Loans, each in accordance with the Operating Advisor Standard. In addition, after the occurrence and during the continuance of an applicable Control Termination Event, the Operating Advisor will consult with the Special Servicer in accordance with the Operating Advisor Standard with regard to certain matters with respect to the servicing of the Specially Serviced Loans to the extent described in this free writing prospectus and set forth in the Pooling and Servicing Agreement. The Operating Advisor will act solely as a contracting party to the extent described in this free writing prospectus and under the Pooling and Servicing Agreement, will have no fiduciary duty, will have no other duty except with respect to its specific obligations under the Pooling and Servicing Agreement, and will have no duty or liability to any particular Class of Certificates or any Certificateholder. The Operating Advisor is not a servicer and will not be charged with changing the outcome on any particular Specially Serviced Loan.  By purchasing a Certificate, potential investors acknowledge and agree that there could be multiple strategies to resolve any Specially Serviced Loan and the goal of the Operating Advisor’s participation is to provide additional monitoring relating to the Special Servicer’s compliance with the Servicing Standard in making its determinations as to which strategy to execute.  After the occurrence and during the continuance of an applicable Control Termination Event, the Operating Advisor’s review of information (other than a Final Asset Status Report and information accompanying such report) or interaction with the Special Servicer related to any specific Specially Serviced Loan is only to provide background information to the Operating Advisor and to allow more meaningful interaction with the Special Servicer.  Potential investors should note that the Operating Advisor is not an “advisor” for any purpose other than as specifically set forth in the Pooling and Servicing Agreement and is not an advisor to any person, including without limitation any Certificateholder. See “Risk Factors—Your Lack of Control Over the Issuing Entity and Servicing of the Mortgage Loans Can Create Risks” in this free writing prospectus.

Following the occurrence and during the continuation of an applicable Control Termination Event, the Operating Advisor will have certain consultation rights with respect to Major Decisions as described under “—Directing Holders” above and “—Asset Status Reports” below and “Description of the Mortgage Pool—The Whole Loan—Consultation and Control” in this free writing prospectus.

Prior to the occurrence and continuance of an applicable Control Termination Event, the Operating Advisor is required to promptly review (i) all information available to Privileged Persons on the Certificate Administrator’s website with respect to the Special Servicer, assets on the CREFC® servicer watch list and Specially Serviced Loans and (ii) each Final Asset Status Report.  Prior to the occurrence and continuance of an applicable Control Termination Event, the Operating Advisor’s obligations will be limited to the review described in the immediately preceding sentence and generally will not involve an assessment of specific actions of the Special Servicer and, in any event, will be subject to limitations described in this free writing prospectus or set forth in the Pooling and Servicing Agreement.

Prior to the occurrence and continuance of an applicable Control Termination Event, the Operating Advisor will have no specific involvement with respect to collateral substitutions, assignments, workouts, modifications, consents, waivers, insurance policies, borrower substitutions, lease modifications and amendments and other similar actions that the Special Servicer may perform under the Pooling and Servicing Agreement.

Prior to the occurrence and continuance of an applicable Control Termination Event, the Special Servicer will deliver to the Operating Advisor each Final Asset Status Report. Subject to the Privileged Information Exception, the Operating Advisor will be obligated to keep confidential any Privileged Information received from the Special Servicer or the related Directing Holder or Companion Loan Holder (or its representative) in connection with the related Directing Holder’s or Companion Loan Holder’s exercise of any rights under the Pooling and Servicing Agreement (including, without limitation, in connection with any asset status report) or otherwise in connection with the Mortgage Loans.

The Operating Advisor is required to keep all Privileged Information confidential and may not disclose such Privileged Information to any person (including Certificateholders other than a Directing Holder), other than (1) to the extent expressly required by the Pooling and Servicing Agreement, to the other parties to the Pooling and Servicing Agreement with a notice indicating that such information is Privileged Information or (2) pursuant to a Privileged Information Exception.  Each party to the Pooling and Servicing Agreement that receives Privileged Information from the Operating Advisor with a notice stating that such information is Privileged Information may not disclose such Privileged Information to any person without the prior written consent of the Special Servicer and, unless a related Consultation Termination Event has occurred and is continuing, a Directing Holder other than pursuant to a Privileged Information Exception.

In addition, prior to the occurrence and continuance of an applicable Control Termination Event, the Special Servicer will forward any Appraisal Reduction and net present value calculations used in the Special Servicer’s determination of the course of action to be taken in connection with the workout or liquidation of a Specially Serviced Loan to the Operating Advisor after they have been finalized.  The Operating Advisor will review such calculations but may not opine on, or otherwise call into question, such Appraisal Reduction calculations and/or net present value calculations; provided, however, if the Operating Advisor discovers a mathematical error contained in such calculations, then the Operating Advisor will be required to notify the Special Servicer and the related Directing Holder of such error.

The “Operating Advisor Standard” means the Operating Advisor is required to act solely on behalf of the Issuing Entity and in the best interest of, and for the benefit of, the Certificateholders and the Companion Loan Holder (as a collective whole as if such Certificateholders constituted a single lender), and not any particular Class of those Certificateholders and the Companion Loan Holder (as determined by the Operating Advisor in the exercise of its good faith and reasonable judgment).

“Privileged Information” means (i) any correspondence or other communications between the related Directing Holder (and, in the case of the Whole Loan, the related Companion Loan Holder or its representative) and the Special Servicer related to any Specially Serviced Loan or the exercise of the consent or consultation rights of such Directing Holder under the Pooling and Servicing Agreement  and/or the related Companion Loan Holder (or its representative) under any related Co-Lender Agreement, (ii) any strategically sensitive information that the Special Servicer has reasonably determined could compromise the Issuing Entity’s position in any ongoing or future negotiations with the related borrower or other interested party, and (iii) information subject to attorney-client privilege.

“Privileged Information Exception” means, with respect to any Privileged Information, at any time (a) such Privileged Information becomes generally available and known to the public other than as a result of a disclosure directly or indirectly by the party restricted from disclosing such Privileged Information (the “Restricted Party”), (b) it is reasonable and necessary for the Restricted Party to disclose such Privileged Information in working with legal counsel, auditors, taxing authorities or other governmental agencies, (c) such Privileged Information was already known to such Restricted Party and not otherwise subject to a confidentiality obligation and/or (d) the Restricted Party is (in the case of the Master Servicer, the Special Servicer, the Operating Advisor, the Certificate Administrator, any affected Companion Loan Holder and the Trustee, as evidenced by an opinion of counsel (which will be an additional expense of the Issuing Entity) delivered to each of the Master Servicer, the Special Servicer, the applicable Directing Holder, the Operating Advisor, the Certificate Administrator and the Trustee), required by law, rule, regulation, order, judgment or decree to disclose such information.

A “Final Asset Status Report” with respect to any Specially Serviced Loan, means each related asset status report, together with such other data or supporting information provided by the Special Servicer to the Operating Advisor or the related Directing Holder or any related Companion Loan Holder (or its representative), in each case, which does not include any communications (other than the related asset status report) between the Special Servicer and the related Directing Holder and/or related Companion Loan Holder (or its representative) with respect to such Specially Serviced Loan or the Whole Loan; provided that no asset status report will be considered to be a Final Asset Status Report unless, prior to the occurrence and continuance of an applicable Control Termination Event, the related Directing Holder has either finally approved of and consented to the actions proposed to be taken in connection therewith, or has exhausted all of its rights of approval or consent or has been deemed to have approved or consented to such action or the asset status report is otherwise implemented by the Special Servicer in accordance with the terms of the Pooling and Servicing Agreement.

After the occurrence and during the continuance of an applicable Control Termination Event, the Special Servicer will forward any Appraisal Reduction and net present value calculations to the Operating Advisor and the Operating Advisor is required to promptly recalculate and verify the accuracy of the mathematical calculations and the corresponding application of the non-discretionary portion of the applicable formulas required to be utilized in connection with any Appraisal Reduction or net present value calculations used in the Special Servicer’s determination of the course of action to be taken in connection with the workout or liquidation of a Specially Serviced Loan prior to utilization by the Special Servicer. The Special Servicer will be required to deliver the foregoing calculations together with information and support materials (including such additional information reasonably requested by the Operating Advisor to confirm the mathematical accuracy of such calculations, but not including any Privileged Information) to the Operating Advisor. The Operating Advisor will recalculate and verify the accuracy of those calculations and, in the event the Operating Advisor does not agree with the mathematical calculations or the application of the applicable non-discretionary portions of the formula required to be utilized for such calculation, the Operating Advisor and Special Servicer will consult with each other in order to resolve any inaccuracy in the mathematical calculations or the application of the non-discretionary portions of the related formula in arriving at those mathematical calculations or any disagreement. In the event the Operating Advisor and Special Servicer are not able to resolve such matters, the Operating Advisor will promptly notify the Certificate Administrator and the Certificate Administrator will determine any necessary action to take in accordance with the Pooling and Servicing Agreement.

The ability to perform the duties of the Operating Advisor and the quality and the depth of any annual report will be dependent upon the timely receipt of information required to be delivered to the Operating Advisor and the accuracy and the completeness of such information.  In addition, it is possible that the lack of access to Privileged Information may limit or prohibit the Operating Advisor from performing its duties under the Pooling and Servicing Agreement and, in either case, the Operating Advisor will not be subject to liability arising from its lack of access to Privileged Information.

Annual Report

Following the occurrence and during the continuance of an applicable Control Termination Event, based on the Operating Advisor’s review of any annual compliance statement, Assessment of Compliance, Attestation Report, asset status report and other information (other than any communications between the applicable Directing Holder or the related Companion Loan Holder (or its representative), as applicable, and the Special Servicer that would be Privileged Information) delivered to the Operating Advisor by the Special Servicer, the Operating Advisor will (if any Mortgage Loans were Specially Serviced Loans during the prior calendar year) prepare an annual report to be provided to the Depositor, the Rule 17g-5 information provider (which is required to promptly post such annual report on the Rule 17g-5 website), the Trustee and the Certificate Administrator (and made available through the Certificate Administrator’s website) setting forth its assessment of the Special Servicer’s performance of its duties under the Pooling and Servicing Agreement on a platform-level basis with respect to the resolution and liquidation of Specially Serviced Loans and with respect to each asset status report delivered to the Operating Advisor by the Special Servicer during the prior calendar year.

The Operating Advisor will be required to deliver any annual report produced by the Operating Advisor (at least 10 business days prior to its delivery to the Depositor, the Trustee and the Certificate Administrator) to (a) the Special Servicer and (b) for so long as a Consultation Termination Event does not exist, the related Directing Holder.  The Operating Advisor may, but will not be obligated to, revise the annual report based on any comments received from the Special Servicer or the related Directing Holder.

Following the occurrence and during the continuance of an applicable Control Termination Event, in each annual report, the Operating Advisor, based on its review conducted in accordance with the Pooling and Servicing Agreement, will identify any material deviations (i) from the Servicing Standard and (ii) from the Special Servicer’s obligations under the Pooling and Servicing Agreement with respect to the resolution and liquidation of Specially Serviced Loans based on the limited review required in the Pooling and Servicing Agreement.  Each annual report will be required to comply with the confidentiality requirements described in this free writing prospectus regarding Privileged Information and as otherwise set forth in the Pooling and Servicing Agreement.

Replacement of the Special Servicer

At any time after the occurrence and during the continuance of a Consultation Termination Event, if the Operating Advisor determines that the Special Servicer is not performing its duties as required under the Pooling and Servicing Agreement or is otherwise not acting in accordance with the Servicing Standard, the Operating Advisor may recommend the replacement of the Special Servicer in the manner described under “The Pooling and Servicing Agreement—Termination of the Special Servicer” in this free writing prospectus, subject to Companion Loan Holder consent as described under “—Rights Upon Servicer Termination Event” in this free writing prospectus.

Operating Advisor Termination Events

The following constitute Operating Advisor termination events under the Pooling and Servicing Agreement (each, an “Operating Advisor Termination Event”) whether any such event is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body:

(a)
any failure by the Operating Advisor to observe or perform in any material respect any of its covenants or agreements or the material breach of its representations or warranties under the Pooling and Servicing Agreement, which failure continues unremedied for a period of 30 days after the date on which written notice of such failure is given to the Operating Advisor by the Trustee or to the Operating Advisor and the Trustee by the holders of Certificates having greater than 25% of the aggregate Voting Rights of all then outstanding Certificates; provided, however, that with respect to any such failure which is not curable within such 30-day period, the Operating Advisor will have an additional cure period of 30 days to effect such cure so long as it has commenced to cure such failure within the initial 30-day period and has provided the Trustee and the Certificate Administrator with an officer’s certificate certifying that it has diligently pursued, and is continuing to pursue, such cure;

(b)	any failure by the Operating Advisor to perform in accordance with the Operating Advisor Standard which failure continues unremedied for a period of 30 days;

(c)	any failure by the Operating Advisor to be an Eligible Operating Advisor, which failure continues unremedied for a period of 30 days;

(d)
a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, has been entered against the Operating Advisor, and such decree or order has remained in force undischarged or unstayed for a period of 60 days;

(e)
the Operating Advisor consents to the appointment of a conservator or receiver or liquidator or liquidation committee in any insolvency, readjustment of debt, marshaling of assets and liabilities, voluntary liquidation, or similar proceedings of or relating to the Operating Advisor or of or relating to all or substantially all of its property; or

(f)
the Operating Advisor admits in writing its inability to pay its debts generally as they become due, files a petition to take advantage of any applicable insolvency or reorganization statute, makes an assignment for the benefit of its creditors, or voluntarily suspends payment of its obligations.

Upon receipt by the Certificate Administrator of notice of the occurrence of any Operating Advisor Termination Event, the Certificate Administrator will be required to promptly provide written notice to all Certificateholders electronically by posting such notice on its internet website, unless the Certificate Administrator has received notice that such Operating Advisor Termination Event has been remedied.

Rights Upon Operating Advisor Termination Event

If an Operating Advisor Termination Event occurs, and in each and every such case, so long as such Operating Advisor Termination Event has not been remedied, then either the Trustee (i) may or (ii) upon the written direction of holders of Certificates evidencing at least 25% of the Voting Rights of each Class of Non-Reduced Certificates, will be required to, terminate all of the rights and obligations of the Operating Advisor under the Pooling and Servicing Agreement, other than rights and obligations accrued prior to such termination and other than indemnification rights (arising out of events occurring prior to such termination), by written notice to the Operating Advisor.

As soon as practicable, but in no event later than 15 business days after (i) the Operating Advisor resigns or (ii) the Trustee delivers such written notice of termination to the Operating Advisor, the Trustee will appoint a successor operating advisor that is an Eligible Operating Advisor, which successor operating advisor may be an affiliate of the Trustee.  If the Trustee is the successor Master Servicer or the successor Special Servicer, neither the Trustee nor any of its affiliates will be the successor operating advisor.  The Trustee will be required to provide written notice of the appointment of a successor operating advisor to the Special Servicer and the Operating Advisor within one business day of such appointment.  Except as described below under “—Termination of the Operating Advisor Without Cause,” the appointment of a successor operating advisor will not be subject to the vote, consent or approval of the holder of any Class of Certificates.  Upon any termination of the Operating Advisor and appointment of a successor to the Operating Advisor, the Trustee will be required to, as soon as possible, give written notice of the termination and appointment to the Special Servicer, the Master Servicer, the Certificate Administrator, the Certificateholders, the Depositor and to each Directing Holder with respect to which a Consultation Termination Event does not exist.  Notwithstanding the foregoing, if the Trustee is unable to find a successor Operating Advisor within 30 days of the termination of the Operating Advisor, the Depositor will be permitted to find a replacement. Unless and until a replacement Operating Advisor is appointed, no party will act as the Operating Advisor and the provisions in the Pooling and Servicing Agreement relating to consultation with respect to the Operating Advisor will not be applicable until a replacement Operating Advisor is appointed under the Pooling and Servicing Agreement.

“Eligible Operating Advisor” means an institution (i) that is the special servicer or operating advisor on a transaction rated by any of Moody’s, Fitch, KBRA, S&P, DBRS and/or Morningstar, but has not been the special servicer or operating advisor on a transaction for which Moody’s, Fitch, KBRA, S&P, DBRS and/or Morningstar has qualified, downgraded or withdrawn its rating or ratings of, one or more classes of certificates for such transaction citing servicing concerns with the special servicer or operating advisor, as applicable, as the sole or material factor in such rating action, (ii) that can and will make the representations and warranties set forth in the Pooling and Servicing Agreement, (iii) that is not the Walpole Controlling Note Holder, the Special Servicer, the Controlling Class Representative or an affiliate of the Walpole Controlling Note Holder, the Special Servicer or the Controlling Class Representative and (iv) that has not been paid any fees, compensation or other remuneration by any Special Servicer or successor special servicer (x) in respect of its obligations under the Pooling and Servicing Agreement or (y) for the appointment or recommendation for replacement of a successor special servicer to become the Special Servicer.

Termination of the Operating Advisor Without Cause

Upon (i) the written direction of holders of Non-Reduced Certificates evidencing not less than 15% of the Voting Rights of the Non-Reduced Certificates requesting a vote to terminate and replace the Operating Advisor with a proposed successor operating advisor that is an Eligible Operating Advisor, and (ii) payment by such holders to the Certificate Administrator of the reasonable fees and expenses to be incurred by the Certificate Administrator in connection with administering such vote, the Certificate Administrator will promptly provide written notice to all Certificateholders and the Operating Advisor of such request by posting such notice on its internet website, and by mailing to all Certificateholders.  Upon the written direction of holders of more than 50% of the Voting Rights of the Non-Reduced Certificates that exercise their right to vote (provided that holders of at least 50% of the Voting Rights of the Non-Reduced Certificates exercise their right to vote), the Trustee will terminate all of the rights and obligations of the Operating Advisor under the Pooling and Servicing Agreement (other than any rights or obligations that accrued prior to the date of such termination and other than indemnification rights (arising out of events occurring prior to such termination)) by written notice to the Operating Advisor, and the proposed successor operating advisor will be appointed.  The Certificate Administrator will include on each Distribution Date statement a statement that each Certificateholder and beneficial owner of Certificates may access such notices on the Certificate Administrator’s website and each Certificateholder and beneficial owner of Certificates may register to receive email notifications when such notices are posted on the website.  The Certificate Administrator will be entitled to reimbursement from the requesting Certificateholders for the reasonable expenses of posting notices of such requests.

Asset Status Reports

The Special Servicer will be required to prepare an asset status report that is consistent with the Servicing Standard upon the earlier of (x) within 45 days after the occurrence of a Servicing Transfer Event and (y) prior to taking action with respect to any Major Decision (or making a determination not to take action with respect to a Major Decision) with respect to a Specially Serviced Loan.

Each asset status report will be (i) delivered to the applicable Directing Holder (but only prior to the occurrence and continuance of a Consultation Termination Event), the Operating Advisor (but only after the occurrence and during continuance of an applicable Control Termination Event), the Certificate Administrator and in the case of  the Whole Loan, the related Companion Loan Holder and (ii) made available to the Rating Agencies.  For so long as an applicable Control Termination Event has not occurred and is not continuing, if the related Directing Holder does not disapprove of an asset status report within ten business days of receipt, such Directing Holder will be deemed to have approved the asset status report and the Special Servicer will implement the recommended action as outlined in such asset status report; provided, however, that the Special Servicer may not take any actions that are contrary to applicable law, the Servicing Standard or the terms of the applicable Mortgage Loan documents.  In addition, for so long as an applicable Control Termination Event has not occurred and is not continuing, a Directing Holder may object to any asset status report within ten business days of receipt; provided, however, that, if the Special Servicer determines that emergency action is necessary to protect the related Mortgaged Property or the interests of the Certificateholders and the related Companion Loan Holder, or if a failure to take any such action at such time would be inconsistent with the Servicing Standard, the Special Servicer may take actions with respect to the related Mortgaged Property before the expiration of the ten business day period if the Special Servicer reasonably determines in accordance with the Servicing Standard that failure to take such actions before the expiration of the ten business day period would materially and adversely affect the interest of the Certificateholders and the related Companion Loan Holder, and (prior to the occurrence and continuance of an applicable Control Termination Event) the Special Servicer has made a reasonable effort to contact such Directing Holder.  The foregoing will not relieve the Special Servicer of its duties to comply with the Servicing Standard.

If, for so long as an applicable Control Termination Event has not occurred and is not continuing, the related Directing Holder disapproves such asset status report within ten business days of receipt and the Special Servicer has not made the affirmative determination described above, the Special Servicer will revise such asset status report as soon as practicable thereafter, but in no event later than 30 days after such disapproval.  For so long as an applicable Control Termination Event has not occurred and is not continuing, the Special Servicer will revise such asset status report until the related  Directing Holder fails to disapprove such revised asset status report as described above or until the Special Servicer makes a determination, consistent with the Servicing Standard, that such objection is not in the best interests of all the Certificateholders and the holder of the related Companion Loan, if applicable.  In any event, for so long as an applicable Control Termination Event has not occurred and is not continuing, if the related Directing Holder does not approve an asset status report within 60 business days from the first submission of an asset status report, the Special Servicer is required to take such action as directed by the related Directing Holder, provided such action does not violate the Servicing Standard.

After the occurrence and during the continuance of an applicable Control Termination Event, each of the Operating Advisor and (prior to the occurrence and continuance of such Consultation Termination Event) the related Directing Holder will be entitled to consult on a non-binding basis with the Special Servicer and propose alternative courses of action in respect of any asset status report.  After the occurrence and during continuance of an applicable Control Termination Event, the Special Servicer will be obligated to consider such alternative courses of action and any other feedback provided by the Operating Advisor or the related Directing Holder, as applicable.  At all times, with respect to the Whole Loan, the related Companion Loan Holder (or its representative) will be entitled to consult on a non-binding basis with the Special Servicer and propose alternative courses of action in respect of any asset status report.  The Special Servicer may revise the asset status reports as it deems reasonably necessary in accordance with the Servicing Standard to take into account any input and/or recommendations of the Operating Advisor, the related Companion Loan Holder (or its representative) (and, during the continuance of an applicable Control Termination Event but prior to the occurrence and continuance of a related Consultation Termination Event, such Directing Holder).

The asset status report is not intended to replace or satisfy any specific consent or approval right which such Directing Holder may have.

Notwithstanding the foregoing, the Special Servicer will not be permitted to follow any advice, direction or consultation provided by the Operating Advisor, the Companion Loan Holder (or its representative) or the related Directing Holder that would require or cause the Special Servicer to violate any applicable law, be inconsistent with the Servicing Standard, require or cause the Special Servicer to violate provisions of the Pooling and Servicing Agreement, require or cause the Special Servicer to violate the terms of any Mortgage Loan or the Whole Loan, expose any Certificateholder or any party to the Pooling and Servicing Agreement or their affiliates, officers, directors or agents to any claim, suit or liability, cause either Trust REMIC to fail to qualify as a REMIC, result in the imposition of “prohibited transaction” or “prohibited contribution” tax under the REMIC provisions, or materially expand the scope of the Special Servicer’s responsibilities under the Pooling and Servicing Agreement.

Rating Agency Confirmations

The Pooling and Servicing Agreement will provide that, notwithstanding the terms of the related Mortgage Loan documents or other provisions of the Pooling and Servicing Agreement, if any action under the Mortgage Loan documents or the Pooling and Servicing Agreement requires a Rating Agency Confirmation from each of the Rating Agencies as a condition precedent to such action, if the party (the “Requesting Party”) required to obtain such Rating Agency Confirmation has made a request to any Rating Agency for such Rating Agency Confirmation and if, within ten business days of such request being posted to the Rule 17g-5 website established under the Pooling and Servicing Agreement, any Rating Agency has not granted such request, rejected such request or provided a Rating Agency Declination (as defined below), then (i) such Requesting Party will be required to promptly request the related Rating Agency Confirmation again and (ii) if there is no response to such second Rating Agency Confirmation request from the applicable Rating Agency within five business days of such second request, whether in the form of granting or rejecting such Rating Agency Confirmation or providing a Rating Agency Declination, then:  (x) with respect to any condition in any Mortgage Loan document requiring a Rating Agency Confirmation or any other matter under the Pooling and Servicing Agreement relating to the servicing of the Mortgage Loans (other than as set forth in clause (y) below), the Requesting Party (or, if the Requesting Party is the related borrower, then the Master Servicer (with respect to non-Specially Serviced Loans) or the Special Servicer (with respect to Specially Serviced Loans and REO Properties), as applicable) will be required to determine (with the consent of the related Directing Holder, unless an applicable Control Termination Event has occurred and is continuing (but in each case only in the case of actions that would otherwise be Major Decisions), which consent shall be pursued by the Special Servicer and deemed given if such Directing Holder does not respond within seven Business Days of receipt of a request from the Special Servicer to consent to the Requesting Party’s determination), in accordance with its duties under the Pooling and Servicing Agreement and in accordance with the Servicing Standard, whether or not such action would be in accordance with the Servicing Standard, and if the Requesting Party (or, if the Requesting Party is the related borrower, then the Master Servicer or the Special Servicer, as applicable) makes such determination, then the requirement for a Rating Agency Confirmation will not apply (provided, however, with respect to defeasance, release or substitution of any collateral relating to any Mortgage Loan, any applicable Rating Agency Confirmation requirement in the Mortgage Loan documents will not apply, even without the determination referred to in this clause (x) by the Requesting Party (or, if the Requesting Party is the related borrower, then the Master Servicer (with respect to non-Specially Serviced Loans) or the Special Servicer (with respect to Specially Serviced Loans and REO Properties), as applicable); provided, that the Master Servicer (with respect to non-Specially Serviced Loans) or the Special Servicer (with respect to Specially Serviced Loans and REO Properties), as applicable, will in any event review the other conditions required under the related Mortgage Loan documents with respect to such defeasance, release or substitution and confirm to its satisfaction in accordance with the Servicing Standard that such conditions (other than the requirement for a Rating Agency Confirmation) have been satisfied); and (y) with respect to a replacement of the Master Servicer or Special Servicer, such condition will be considered satisfied if:

(1)
Moody’s has not cited servicing concerns of the applicable replacement master servicer or special servicer as the sole or material factor in any qualification, downgrade or withdrawal of the ratings (or placement on “watch status” in contemplation of a ratings downgrade or withdrawal) of securities in any other CMBS transaction serviced by the applicable servicer prior to the time of determination, if Moody’s is the non-responding Rating Agency;

(2)
the applicable replacement master servicer has a master servicer rating of at least “CMS3” from Fitch or the applicable replacement special servicer has a special servicer rating of at least “CSS3” from Fitch, if Fitch is the non-responding Rating Agency; and

(3)
DBRS has not cited servicing concerns of the applicable replacement master servicer or special servicer as the sole or material factor in any qualification, downgrade or withdrawal of the ratings (or placement on “watch status” in contemplation of a ratings downgrade or withdrawal) of securities in any other CMBS transaction serviced by the applicable servicer prior to the time of determination, if DBRS is the non-responding Rating Agency, as applicable.

For all other matters or actions (a) not specifically discussed above in clauses (x) or (y), and (b) that are not the subject of a Rating Agency Declination, the applicable Requesting Party will be required to obtain a Rating Agency Confirmation from each of the Rating Agencies. In the event an action otherwise requires a Rating Agency Confirmation from each of the Rating Agencies, in absence of such Rating Agency Confirmation, we cannot assure you that any Rating Agency will not downgrade, qualify or withdraw its ratings as a result of any such action taken by the Master Servicer or Special Servicer in accordance with the procedures discussed above.

“Rating Agency Confirmation” means, with respect to any matter, confirmation in writing (which may be in electronic form) by each applicable Rating Agency that a proposed action, failure to act or other event specified in this free writing prospectus will not in and of itself result in the downgrade, withdrawal or qualification of the then-current rating assigned to any Class of Certificates (if then rated by the Rating Agency); provided that upon receipt of a written waiver or acknowledgment from the Rating Agency indicating its decision not to review or declining to review the matter for which the Rating Agency Confirmation is sought (such written notice, a “Rating Agency Declination”), the requirement to receive a Rating Agency Confirmation from the applicable Rating Agency with respect to such matter will not apply.

In addition, the Pooling and Servicing Agreement will provide that, notwithstanding the terms of the related Mortgage Loan documents, the other provisions of the Pooling and Servicing Agreement or the related Co-Lender Agreement, with respect to any Companion Loan as to which there exists commercial mortgage-backed securities that evidence an interest in or are secured, in whole or in part, by all or a portion of such Companion Loan, if any action relating to the servicing and administration of the related Mortgage Loan, the Whole Loan, or any related REO Property requires delivery of a Rating Agency Confirmation as a condition precedent to such action pursuant to the Pooling and Servicing Agreement, then such action will also require delivery of a rating agency confirmation as a condition precedent to such action from each rating agency that was engaged by a party to the securitization of the Companion Loan to assign a rating to such Companion Loan Securities.  The requirement to obtain a rating agency confirmation with respect to any Companion Loan Securities will be subject to, and will be permitted to be waived by the Master Servicer and the Special Servicer on, and will be deemed not to apply on, the same terms and conditions applicable to obtaining Rating Agency Confirmations, as described above and in the Pooling and Servicing Agreement.

Termination; Retirement of Certificates

The obligations created by the Pooling and Servicing Agreement will terminate upon payment (or provision for payment) to all Certificateholders of all amounts held by the Certificate Administrator and required to be paid following the earlier of (1) the final payment (or related Advance) or other liquidation of the last Mortgage Loan or REO Property, (2) the voluntary exchange of all the then outstanding certificates as described below under “—Optional Termination; Optional Mortgage Loan Purchase” or (3) the purchase or other liquidation of all of the assets of the Issuing Entity as described under “—Optional Termination; Optional Mortgage Loan Purchase” below.  Written notice of termination of the Pooling and Servicing Agreement will be given by the Certificate Administrator to each Certificateholder and each Rating Agency and the final distribution will be made only upon surrender and cancellation of the Certificates at the office of the Certificate Registrar or other location specified in the notice of termination.

Optional Termination; Optional Mortgage Loan Purchase

The holders of the Controlling Class representing greater than 50% of the Certificate Principal Amount of the Controlling Class, and if the Controlling Class does not exercise its option, the Special

Servicer and, if the Special Servicer does not exercise its option, the Master Servicer and, if none of the Controlling Class Certificateholders, the Special Servicer or the Master Servicer exercises its option, the holders of the Class R Certificates, representing greater than a 50% Percentage Interest of the Class R Certificates, will have the option to purchase all of the Mortgage Loans (in the case of the Whole Loan, subject to certain rights of the related Companion Loan Holder provided for in the related Co-Lender Agreement) and all property acquired in respect of any Mortgage Loan remaining in the Issuing Entity, and thereby effect termination of the Issuing Entity and early retirement of the then outstanding Certificates, on any Distribution Date on which the aggregate Stated Principal Balance of the Mortgage Loans remaining in the Issuing Entity is less than 1% of the aggregate Stated Principal Balance of such Mortgage Loans as of the Cut-off Date.  The purchase price payable upon the exercise of such option on such a Distribution Date will be an amount equal to (i) the sum of (A) the aggregate Repurchase Price (excluding the amount described in clause (vi) of the definition of “Repurchase Price”) of all the Mortgage Loans (exclusive of REO Mortgage Loans) included in the Issuing Entity, (B) the appraised value of the Issuing Entity’s portion of each REO Property, if any, included in the Issuing Entity, as determined by the Special Servicer (such appraisals in clause (i)(B) to be obtained by the Special Servicer and prepared by an Appraiser in accordance with MAI standards) and (C) the reasonable out-of-pocket expenses of the Master Servicer (unless the Master Servicer is the purchaser of such Mortgage Loans), the Special Servicer (unless the Special Servicer is the purchaser of such Mortgage Loans), the Trustee and the Certificate Administrator, as applicable, with respect to such termination, minus (ii) solely in the case where the Master Servicer or the Special Servicer is effecting such purchase, the aggregate amount of unreimbursed Advances, if any, made by the purchasing Master Servicer or Special Servicer, together with any interest accrued and payable to the purchasing Master Servicer or Special Servicer, as applicable, in respect of such Advances and any unpaid Servicing Fees or Special Servicing Fees, as applicable, remaining outstanding (which items will be deemed to have been paid or reimbursed to the purchasing Master Servicer or Special Servicer, as applicable, in connection with such purchase).  We cannot assure you that payment of the Certificate Principal Amount, if any, of each outstanding Class of Certificates plus accrued interest would be made in full in the event of such a termination of the Issuing Entity.

The Issuing Entity may also be terminated upon the exchange of all then outstanding Certificates (excluding the Class S and Class R Certificates) for the Mortgage Loans and each REO Property (or interests in the Mortgage Loans and each REO Property) remaining in the Issuing Entity at any time the aggregate Certificate Principal Amounts of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB and Class D Certificates and the Class A-S, Class B and Class C Trust Components and the Notional Amounts of the Class X-A and Class X-B Certificates have been reduced to zero and the Master Servicer is paid a fee specified in the Pooling and Servicing Agreement, but all the holders of such Classes of outstanding Regular Certificates would have to voluntarily participate in such exchange.

Reports to Certificateholders; Available Information

Certificate Administrator Reports

On each Distribution Date, the Certificate Administrator will be required to provide or make available to each Certificateholder of record a Distribution Date statement in the form of Annex D to this free writing prospectus providing information relating to distributions made on that date for the relevant Class and the recent status of the Mortgage Loans.

In addition, the Certificate Administrator will provide or make available, to the extent received from the applicable person, on each Distribution Date to each Privileged Person the following reports (other than clause (1) below, the “CREFC® Reports”) prepared by the Master Servicer, the Certificate Administrator or the Special Servicer, as applicable, substantially in the forms provided in the Pooling and Servicing Agreement (which forms are subject to change) and including substantially the following information:

(1)
a report as of the close of business on the immediately preceding Determination Date, containing some categories of information regarding the Mortgage Loans provided in Annex C to this free writing prospectus in the tables under the caption “Mortgage Pool Information,”

calculated, where applicable, on the basis of the most recent relevant information provided by the borrowers to the Master Servicer and by the Master Servicer to the Certificate Administrator, and presented in a loan-by-loan and tabular format substantially similar to the formats utilized in Annex A to this free writing prospectus;

(2)	a Commercial Real Estate Finance Council (“CREFC®”) delinquent loan status report;

(3)	a CREFC® historical loan modification and corrected mortgage loan report;

(4)	a CREFC® advance recovery report;

(5)	a CREFC® total loan report;

(6)	a CREFC® operating statement analysis report;

(7)	a CREFC® comparative financial status report;

(8)	a CREFC® net operating income adjustment worksheet;

(9)	a CREFC® real estate owned status report;

(10)	a CREFC® servicer watch list;

(11)	a CREFC® loan level reserve and letter of credit report;

(12)	a CREFC® property file;

(13)	a CREFC® financial file;

(14)	a CREFC® loan setup file; and

(15)	a CREFC® loan periodic update file.

The Master Servicer or the Special Servicer, as applicable, may omit any information from these reports that the Master Servicer or the Special Servicer regards as confidential.  None of the Master Servicer, the Special Servicer, the Trustee or the Certificate Administrator will be responsible for the accuracy or completeness of any information supplied to it by a borrower, the Depositor, any Sponsor or other third party that is included in any reports, statements, materials or information prepared or provided by the Master Servicer, the Special Servicer, the Trustee or the Certificate Administrator, as applicable.  Some information will be made available to Certificateholders by electronic transmission as may be agreed upon between the Depositor and the Certificate Administrator.

Before each Distribution Date, the Master Servicer will deliver to the Certificate Administrator by electronic means:

●	a CREFC® property file;

●	a CREFC® financial file;

●	a CREFC® loan setup file; and

●	a CREFC® loan periodic update file.

In addition, the Master Servicer or Special Servicer, as applicable, is also required to prepare the following for each Mortgaged Property and REO Property:

●	Within 30 days after receipt of a quarterly operating statement, if any, for each calendar quarter, commencing with the calendar quarter ending March 31, 2014, a CREFC® operating statement analysis report but only to the extent the related borrower is required by the loan documents to deliver and does deliver, or otherwise agrees to provide and does provide, that information, for the Mortgaged Property or REO Property as of the end of that calendar quarter; provided, however, that any analysis or report with respect to the first calendar quarter of each year will not be required to the extent provided in the then current applicable CREFC® guidelines (it being understood that as of the date of this free writing prospectus, the applicable CREFC® guidelines provide that such analysis or report with respect to the first calendar quarter (in each year) is not required for a Mortgaged Property unless such Mortgaged Property is analyzed on a trailing 12 month basis, or if the related Mortgage Loan is on the CREFC® Servicer Watch List).  The Master Servicer or Special Servicer, as applicable, will deliver to the Certificate Administrator, the Operating Advisor and the holder of the Companion Loan by electronic means the operating statement analysis upon request.

●
Within 30 days after receipt by the Special Servicer (with respect to Specially Serviced Loans) or the Master Servicer (with respect to non-Specially Serviced Loans) of an annual operating statement commencing within 30 days of receipt of such annual operating statement for the calendar year ending December 31, 2013, a CREFC® net operating income adjustment worksheet, but only to the extent the related borrower is required by the mortgage to deliver and does deliver, or otherwise agrees to provide and does provide, that information, presenting the computation made in accordance with the methodology described in the Pooling and Servicing Agreement to “normalize” the full year net operating income and debt service coverage numbers used by the Master Servicer to satisfy its reporting obligation described in clause (7) above.  The Special Servicer or the Master Servicer will deliver to the Certificate Administrator, the Operating Advisor and the holder of the Companion Loan by electronic means the CREFC® net operating income adjustment worksheet upon request.

Certificate Owners and any holder of a Companion Loan who, in each case, has certified to the Certificate Administrator their beneficial ownership of any Certificate or the Companion Loan, as applicable, may also obtain access to any of the Certificate Administrator reports upon request and pursuant to the provisions of the Pooling and Servicing Agreement.  Otherwise, until the time Definitive Certificates are issued to evidence the Certificates, the information described above will be available to the related Certificate Owners only if DTC and its participants provide the information to Certificate Owners.  See “Risk Factors—Book-Entry Registration Will Mean You Will Not Be Recognized as a Holder of Record” in this free writing prospectus.

Information Available Electronically

The Certificate Administrator will make available to any Privileged Person (provided that the final prospectus supplement, Distribution Date statements, the Pooling and Servicing Agreement, the Mortgage Loan Purchase Agreements and the SEC EDGAR filings referred to below (collectively, the “Public Documents”) will be made available to the general public) via the Certificate Administrator’s website:

(A)	the following “deal documents”:

●	the prospectus and the final prospectus supplement;

●
the Pooling and Servicing Agreement, each sub-servicing agreement delivered to the Certificate Administrator from and after the Closing Date, if any, and the Mortgage Loan Purchase Agreements and any amendments and exhibits to those agreements; and

●	the CREFC® loan setup file, delivered to the Certificate Administrator by the Master Servicer;

(B)	the following “SEC EDGAR filings”:

●
any reports on Forms 10-D, 10-K and 8-K that have been filed by the Certificate Administrator with respect to the Issuing Entity through the SEC’s Electronic Data Gathering and Retrieval (EDGAR) system;

(C)	the following “periodic reports”:

●	the Distribution Date statements;

●	the CREFC® bond level files;

●	the CREFC® collateral summary files;

●	the CREFC® Reports (other than the CREFC® loan setup file), provided they are received by the Certificate Administrator; and

●	the annual reports prepared by the Operating Advisor;

(D)	the following “additional documents”:

●	the summary of any final asset status report delivered to the Certificate Administrator in electronic format; and

●	any Third Party Reports (or updates of Third Party Reports) delivered to the Certificate Administrator in electronic format;

(E)	the following “special notices”:

●
all special notices sent by the Certificate Administrator to the Certificateholders as described in “Description of the Offered Certificates—Certificateholder Communication—Special Notices” in this free writing prospectus;

●
notice of any request by the holders of Certificates evidencing at least 25% of the Voting Rights of the Certificates to terminate and replace the Special Servicer or notice of any request by the holders of Non-Reduced Certificates evidencing at least 15% of the Voting Rights of the Non-Reduced Certificates to terminate and replace the Operating Advisor;

●	notice of any waiver, modification or amendment of any term of any Mortgage Loan;

●	notice of final payment on the Certificates;

●	all notices of the occurrence of any Servicer Termination Events received by the Certificate Administrator;

●
notice of termination or resignation of the Master Servicer, the Special Servicer, the Operating Advisor, the Certificate Administrator or the Trustee (and appointments of successors to the Master Servicer, the Special Servicer, the Operating Advisor, the Certificate Administrator or the Trustee);

●	officer’s certificates supporting any determination that any Advance was (or, if made, would be) a Non-Recoverable Advance;

●	notice of the termination of the Issuing Entity;

●	notice of the occurrence and continuance of a Control Termination Event;

●	notice of the occurrence and continuance of a Consultation Termination Event;

●	any Assessment of Compliance delivered to the Certificate Administrator; and

●	any Attestation Reports delivered to the Certificate Administrator;

(F)	the “Investor Q&A Forum”; and

(G)	solely to Certificateholders and Certificate Owners, the “Investor Registry”.

The Certificate Administrator may require a recipient of any of the information set forth above (other than the Public Documents) to execute a confidentiality agreement (which may be in the form of a web page “click-through”).

The Certificate Administrator will be required to make the “Investor Q&A Forum” available to Privileged Persons via the Certificate Administrator’s website, where Certificateholders and Certificate Owners may (a) submit inquiries to the Certificate Administrator relating to the Distribution Date statement, (b) submit inquiries to the Master Servicer or the Special Servicer relating to servicing reports prepared by that party, the Mortgage Loans or the Mortgaged Properties, (c) submit inquiries to the Operating Advisor relating to its annual reports or actions by the Master Servicer or the Special Servicer as to which the Operating Advisor has consultation rights, whether or not referenced in such an annual report and (d) view previously submitted inquiries and related answers.  The Certificate Administrator will forward such inquiries to the appropriate person.  The Certificate Administrator, the Operating Advisor, the Master Servicer or the Special Servicer, as applicable, will be required to answer each inquiry, unless it determines, in its respective sole discretion, that (i) the inquiry is not of a type described above, (ii) answering the inquiry (A) would not be in the best interests of the Issuing Entity and/or the Certificateholders, (B) would be in violation of applicable law, the Pooling and Servicing Agreement or the applicable Mortgage Loan documents, (C) would materially increase the duties of, or result in significant additional cost or expense to, the Certificate Administrator, the Operating Advisor, the Master Servicer or the Special Servicer, as applicable, or (D) would reasonably be expected to result in the waiver of an attorney-client privilege or the disclosure of attorney work product or (iii) it is otherwise not advisable to answer.  The Certificate Administrator will be required to post the inquiries and related answers on the Investor Q&A Forum, subject to and in accordance with the Pooling and Servicing Agreement.  No party to the Pooling and Servicing Agreement will be permitted to disclose Privileged Information in the Investor Q&A Forum.

The Investor Q&A Forum may not reflect questions, answers and other communications that are not submitted through the Certificate Administrator’s website.  Answers posted on the Investor Q&A Forum will be attributable only to the respondent, and no other person will certify as to the accuracy, or will have any responsibility or liability for the content of any such information.

The Certificate Administrator will be required to make the “Investor Registry” available to any Certificateholder and Certificate Owner via the Certificate Administrator’s website.  Certificateholders and Certificate Owners may register on a voluntary basis for the Investor Registry and obtain information on any other Certificateholder or Certificate Owner that has also registered; provided that they comply with certain requirements as provided for in the Pooling and Servicing Agreement.

The Certificate Administrator’s website will initially be located at www.sf.citidirect.com.

Access will be provided by the Certificate Administrator to such persons upon receipt by the Certificate Administrator from such person of an Investor Certification in the form(s) attached to the Pooling and Servicing Agreement, which form(s) will also be located on and submitted electronically via the Certificate Administrator’s website.  The parties to the Pooling and Servicing Agreement will not be required to provide that certification.

In connection with providing access to the Certificate Administrator’s website, the Certificate Administrator may require registration and the acceptance of a disclaimer.  The Certificate Administrator will not be liable for the dissemination of information in accordance with the terms of the Pooling and Servicing Agreement.  The Certificate Administrator will make no representations or warranties as to the accuracy or completeness of such documents and will assume no responsibility for them.  In addition, the Certificate Administrator may disclaim responsibility for any information distributed by the Certificate Administrator for which it is not the original source.  Assistance in using the website can be obtained by calling the Certificate Administrator’s website assistance line at (888) 855-9695.

“Privileged Person” means the Depositor, the underwriters, the Master Servicer, the Special Servicer, the Controlling Class Representative (but only for so long as a Consultation Termination Event has not occurred and is not continuing), any holder of the Companion Loan that delivers an Investor Certification, the Trustee, the Certificate Administrator, the Operating Advisor, the Sponsors, a designee of the Depositor and any person who provides the Certificate Administrator with an Investor Certification, which Investor Certification may be submitted electronically via the Certificate Administrator’s website; provided that in no event will a borrower, manager of a Mortgaged Property, an affiliate of a borrower, an affiliate of a manager of a Mortgaged Property or an agent of any borrower be considered a Privileged Person.

Other Information

The Certificate Administrator will make available at its offices, during normal business hours, for review by any Privileged Person originals or copies of the following items to the extent they are held by the Certificate Administrator:

●	the prospectus and the final prospectus supplement;

●
the Pooling and Servicing Agreement, each sub-servicing agreement delivered to the Certificate Administrator from and after the Closing Date, if any, the Mortgage Loan Purchase Agreements and any amendments and exhibits to those agreements;

●	all Certificate Administrator reports made available to holders of each relevant class of Certificates since the Closing Date;

●	all Distribution Date statements and all CREFC® Reports delivered or made available to Certificateholders;

●	all Assessments of Compliance and Attestation Reports delivered to the Certificate Administrator since the Closing Date;

●
the most recent property inspection report prepared by or on behalf of the Master Servicer or the Special Servicer, as applicable, and delivered to the Certificate Administrator for each Mortgaged Property;

●	any and all notices and reports delivered to the Certificate Administrator with respect to any Mortgaged Property as to which the environmental testing revealed certain environmental issues;

●
the Mortgage Files, including any and all modifications, waivers and amendments to the terms of the Mortgage Loans entered into or consented to by the Master Servicer or the Special Servicer and delivered to the Certificate Administrator;

●
the summary of any final asset status report delivered to the Certificate Administrator and the annual, quarterly and monthly operating statements, if any, collected by or on behalf of the Master Servicer or the Special Servicer, as applicable, and delivered to the Certificate Administrator for each Mortgaged Property;

●	officer’s certificates supporting any determination that any Advance was (or, if made, would be) a Non-Recoverable Advance;

●	notice of termination or resignation of the Master Servicer, the Special Servicer, the Operating Advisor, the Certificate Administrator or the Trustee (and appointments of successors to the

Master Servicer, the Special Servicer, the Operating Advisor, the Certificate Administrator or the Trustee);

●
notice of any request by at least 25% of the Voting Rights of the Certificates to terminate and replace the Special Servicer or notice of any request by at least 15% of the Voting Rights of the Non-Reduced Certificates to terminate and replace the Operating Advisor;

●	all special notices sent by the Certificate Administrator to the Certificateholders pursuant to the Pooling and Servicing Agreement;

●	any Third Party Reports (or updates of Third Party Reports) delivered to the Certificate Administrator in electronic format; and

●	any other information that may be necessary to satisfy the requirements of subsection (d)(4)(i) of Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”).

The Certificate Administrator will provide copies of the items described above upon reasonable written request.  The Certificate Administrator may require payment for the reasonable costs and expenses of providing the copies and may also require a confirmation executed by the requesting person or entity, in a form reasonably acceptable to the Certificate Administrator, to the effect that the person or entity making the request is a beneficial owner or prospective purchaser of Certificates, is requesting the information solely for use in evaluating its investment in the Certificates and will otherwise keep the information confidential.  Certificateholders, by the acceptance of their Certificates, will be deemed to have agreed to keep this information confidential.  The Master Servicer may, but is not required to, make information available over the internet.

The Certificate Administrator will make available all distribution date statements, CREFC® Reports and supplemental notices (provided they are received by the Certificate Administrator) to certain modeling financial services (i.e., Bloomberg, L.P., Trepp, LLC, Intex Solutions, Inc., BlackRock Financial Management, Inc. and Markit Group Limited).

The Certificate Administrator is responsible for the preparation of tax returns on behalf of the Issuing Entity and the preparation of monthly reports on Form 10-D (based on information included in each monthly statement to Certificateholders and other information provided by other transaction parties) and annual reports on Form-10-K and other reports on Form 8-K that are required to be filed with the SEC on behalf of the Issuing Entity.

The Master Servicer may (but will not be required to), in accordance with such rules and procedures as it may adopt in its sole discretion, make available through the Master Servicer’s website or otherwise, any additional information relating to the Mortgage Loans, the related Mortgaged Properties or the related borrower that is not Privileged Information, for review by the Depositor, the Trustee, the Certificate Administrator, the Master Servicer, the Special Servicer and the Operating Advisor.

MATERIAL FEDERAL INCOME TAX CONSEQUENCES

General

The following is a general discussion of the anticipated material federal income tax consequences of the purchase, ownership and disposition of the Offered Certificates.  The discussion below does not purport to address all federal income tax consequences that may be applicable to particular categories of investors (such as banks, insurance companies, securities dealers, foreign persons, investors whose functional currency is not the U.S. dollar, and investors that hold the Offered Certificates as part of a “straddle” or “conversion transaction”), some of which may be subject to special rules.  The authorities on which this discussion is based are subject to change or differing interpretations, and any such change or interpretation could apply retroactively.  This discussion reflects the applicable provisions of the Internal Revenue Code of 1986, as amended (the “Code”), as well as regulations promulgated by the U.S. Department of the Treasury.  Investors should consult their own tax advisors in determining the federal, state, local or any other tax consequences to them of the purchase, ownership and disposition of the Offered Certificates and should review the discussions under the heading “Material Federal Income Tax Consequences” in the prospectus.

Two (2) separate real estate mortgage investment conduit (“REMIC”) elections will be made with respect to designated portions of the Issuing Entity (the “Lower-Tier REMIC” and the “Upper-Tier REMIC,” respectively).  The Lower-Tier REMIC and the Upper-Tier REMIC are referred to collectively as the “Trust REMICs”.  The Lower-Tier REMIC will hold the Mortgage Loans, the proceeds of the Mortgage Loans and any property (including the Issuing Entity’s interest in any real property acquired in respect of the Whole Loan) that secures the Mortgage Loans, and will issue certain uncertificated classes of regular interests (the “Lower-Tier Regular Interests”) to the Upper-Tier REMIC and an uncertificated residual interest, represented by the Class R Certificates, as the sole class of residual interests in the Lower-Tier REMIC.  The Upper-Tier REMIC will hold the Lower-Tier Regular Interests and proceeds of the Lower-Tier Regular Interests and will issue the Regular Certificates and the Trust Components as classes of regular interests in the Upper-Tier REMIC and an uncertificated residual interest, represented by the Class R Certificates, as the sole class of residual interests in the Upper-Tier REMIC.

Qualification as a REMIC requires ongoing compliance with certain conditions.  On the Closing Date, Kaye Scholer LLP, special counsel to the Depositor, will deliver its opinion that, assuming (1) the making of appropriate elections, (2) compliance with the provisions of the Pooling and Servicing Agreement and the Co-Lender Agreement, and (3) compliance with applicable changes in the Code, including the REMIC provisions of the Code, for federal income tax purposes (a) the Lower-Tier REMIC and the Upper-Tier REMIC will each qualify as a REMIC, (b) the Regular Certificates and the Trust Components will evidence ownership of the “regular interests” in the Upper-Tier REMIC, (c) the Lower-Tier Regular Interests will evidence the “regular interests” in the Lower-Tier REMIC, and (d) the Class R Certificates will represent ownership of the sole class of “residual interests” in each of the Lower-Tier REMIC and the Upper-Tier REMIC within the meaning of the REMIC provisions of the Code.

In addition, in the opinion of Kaye Scholer LLP, (i) the portions of the Issuing Entity consisting of the Class A-S, Class B and Class C Trust Components (and related amounts in the Exchangeable Distribution Account) will be treated as a grantor trust for federal income tax purposes under subpart E, part I of subchapter J of the Code (a “Grantor Trust”), (ii) the portion of the assets of the Issuing Entity consisting of the Excess Interest and the Excess Interest Distribution Account will also be treated as a Grantor Trust for federal income tax purposes under subpart E, part I of subchapter J of the Code, (iii) the Class S Certificates will represent undivided beneficial interests in the Grantor Trust described in clause (ii) above, (iv) the Class A-S Certificates will represent a undivided beneficial interests in the Class A-S Percentage Interest of the Class A-S Trust Component, the Class B Certificates will represent undivided beneficial interests in the Class B Percentage Interest of the Class B Trust Component, the Class C Certificates will represent undivided beneficial interests in the Class C Percentage Interest of the Class C Trust Component and, in each case, related amounts in the Exchangeable Distribution Account, and (v) the Class PEZ Certificates will represent undivided beneficial interests in the Class A-S-PEZ Percentage Interest, the Class B-PEZ Percentage Interest and the Class C-PEZ Percentage Interest of the Class A-S, Class B and Class C Trust Components, respectively, and related amounts in the Exchangeable Distribution Account.

Tax Status of Offered Certificates

Except as provided below, the Offered Certificates will be treated as “real estate assets” within the meaning of Code Section 856(c)(5)(B), and interest (including OID, if any) on the Offered Certificates will be interest described in Code Section 856(c)(3)(B) in the same proportion that, for both purposes, the assets of the Trust REMICs would be so treated.  For purposes of the foregoing tests, the Trust REMICs are treated as a single REMIC.  If at all times 95% or more of the assets of the Trust REMICs qualify for each of the foregoing treatments, the Offered Certificates will qualify for the corresponding status in their entirety.  For purposes of Code Section 856(c)(5)(B), payments of principal and interest on Mortgage Loans that are reinvested pending distribution to holders of Regular Certificates qualify for such treatment.  The Offered Certificates will be treated as “loans . . . secured by an interest in real property which is . . . residential real property” under Code Section 7701(a)(19)(C)(v) to the extent the loans are secured by multifamily dwellings.  As of the Cut-off Date, 19 Mortgage Loans representing approximately 24.6% of the Initial Pool Balance by allocated loan amount are secured, in whole or in part, by multifamily dwellings.  Holders of the Offered Certificates should consult their own tax advisors whether the foregoing percentage or some other percentage applies to their Certificates.  Mortgage Loans that have been defeased with U.S. Treasury obligations will not qualify for the foregoing treatments.  Offered Certificates held by certain financial institutions will constitute an “evidence of indebtedness” within the meaning of Code Section 582(c)(1).  Moreover, the Offered Certificates will be “qualified mortgages” for another REMIC within the meaning of Code Section 860G(a)(3).  See “Material Federal Income Tax Consequences—REMICs” in the prospectus.

Taxation of Offered Certificates

General

Because they represent regular interests, each Class of Offered Regular Certificates and the Trust Components represented by the Exchangeable Certificates generally will be treated as newly originated debt instruments for federal income tax purposes.  Holders of the Classes of Offered Certificates will be required to include in income all interest on the regular interests represented by their Certificates in accordance with the accrual method of accounting, regardless of a Certificateholder’s usual method of accounting.  For purposes of the following discussion, the treatment described below applies to a Class PEZ Certificateholder’s interest in the Class A-S, Class B and Class C Trust Components and also applies to the Class A-S, Class B and Class C Certificateholder’s interest in the related Trust Component.  See “—Taxation of the Exchangeable Certificates” in this offering circular.

Original Issue Discount

Holders of Offered Certificates issued with original issue discount generally must include original issue discount in ordinary income for federal income tax purposes as it accrues in accordance with the constant yield method, which takes into account the compounding of interest, in advance of receipt of the cash attributable to such income.  The following discussion is based in part on temporary and final Treasury regulations (the “OID Regulations”) under Code Sections 1271 through 1273 and 1275 and in part on the provisions of the conference committee report to the Tax Reform Act of 1986.  Holders of Offered Certificates should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the Offered Regular Certificates and the Trust Components represented by the Exchangeable Certificates.  Investors are advised to consult their own tax advisors as to the discussions in this free writing prospectus and the prospectus and the appropriate method for reporting interest and original issue discount with respect to the Offered Certificates.  See “Material Federal Income Tax Consequences—REMICs—Taxation of Owners of REMIC Regular Certificates—Original Issue Discount” in the prospectus.

Each Class of Offered Certificates (other than the Exchangeable Certificates) and the Trust Components represented by the Exchangeable Certificates will be treated as a single installment obligation for purposes of determining the original issue discount includible in an Offered Certificateholder’s income.  The total amount of original issue discount on an Offered Certificates (other than the Exchangeable Certificates) and the Trust Components represented by the Exchangeable Certificates is the excess of the “stated redemption price at maturity” of the Offered Regular Certificate or Trust Component over its “issue price.”  The issue price of a class of Offered Regular Certificates or Trust Components is the first price at which a substantial amount of Offered Regular Certificates or Trust Components represented by Exchangeable Certificates of such class is sold to investors (excluding bond houses, brokers and underwriters).  Although unclear under the OID Regulations, the Certificate Administrator will treat the issue price of Offered Regular Certificates or Trust Components represented by Exchangeable Certificates as to which there is no substantial sale as of the issue date as the fair market value of such class as of the issue date.  The issue price of the Offered Regular Certificates or Trust Components represented by Exchangeable Certificates also includes the amount paid by an initial Certificateholder of such class for accrued interest that relates to a period prior to the issue date of such class of Offered Regular Certificates or Trust Components.  The stated redemption price at maturity of an Offered Regular Certificate or Trust Component is the sum of all payments provided by the debt instrument other than any qualified stated interest payments.  Under the OID Regulations, qualified stated interest generally means interest payable at a single fixed rate or a qualified variable rate; provided that such interest payments are unconditionally payable at intervals of one year or less during the entire term of the obligation.  Because there is no penalty or default remedy in the case of nonpayment of interest with respect to an Offered Regular Certificate or Trust Component represented by an Exchangeable Certificate, it is possible that no interest on any class of Offered Regular Certificates or Trust Component represented by an Exchangeable Certificate will be treated as qualified stated interest.  However, because the Mortgage Loans provide for remedies in the event of default, the Certificate Administrator will treat all payments of stated interest on the Offered Regular Certificates (other than the Class X-B and Class X-C Certificates) or Trust Components represented by Exchangeable Certificates as qualified stated interest (other than accrued interest distributed on the first Distribution Date for the number of days that exceed the interval between the Closing Date and the first Distribution Date). Based on the foregoing, it is anticipated that the Class    Certificates will be issued with original issue discount and that the Class     Certificates will be issued with a de minimis amount of original issue discount.

In addition, it is anticipated that the Certificate Administrator will treat the Class X-A Certificates as having no qualified stated interest.  Accordingly, such Class will be considered to be issued with original issue discount in an amount equal to the excess of all distributions of interest expected to be received thereon over its issue price (including interest accrued prior to the Closing Date).  Any “negative” amounts of original issue discount on such Class attributable to rapid prepayments with respect to the Mortgage Loans will not be deductible currently. The holder of a Class X-A Certificate may be entitled to a loss deduction to the extent it becomes certain that such Certificateholder will not recover a portion of its basis in such Class, assuming no further prepayments.  In the alternative, it is possible that rules similar to the “noncontingent bond method” of the contingent interest rules of the OID Regulations may be promulgated with respect to such Class.  Unless and until required otherwise by applicable authority, it is not anticipated that the contingent interest rules will apply.

For the purposes of accruing original issue discount, if any, determining whether such original issue discount is de minimis and amortizing any premium, the prepayment assumption will be 0% CPR; provided that it is assumed that each ARD Loan will prepay in full on its Anticipated Repayment Date (the “Prepayment Assumption”).  See “Material Federal Income Tax Consequences—REMICs—Taxation of Owners of REMIC Regular Certificates—Original Issue Discount” in the prospectus.

Premium

An Offered Regular Certificate or Trust Component represented by an Exchangeable Certificate purchased upon initial issuance or in the secondary market at a cost greater than its remaining stated redemption price at maturity generally is considered to be purchased at a premium.  See “Material Federal Income Tax Consequences—REMICs—Taxation of Owners of REMIC Regular Certificates—Premium” in the prospectus.  It is anticipated that the Class     Certificates and the Class     Trust Component will be issued at a premium.

Prepayment Premiums and Yield Maintenance Charges

Prepayment premiums or yield maintenance charges actually collected will be distributed among the holders of the respective classes of Certificates and Trust Components as described under “Description of the Offered Certificates—Distributions—Prepayment Premiums” in this free writing prospectus.  It is not entirely clear under the Code when the amount of prepayment premiums or yield maintenance charges so allocated should be taxed to the holder of an Offered Certificate, but it is not expected, for federal income tax reporting purposes, that prepayment premiums and yield maintenance charges will be treated as giving rise to any income to the holder of an Offered Certificate prior to the Master Servicer’s actual receipt of a prepayment premium or yield maintenance charge.  Prepayment premiums and yield maintenance charges, if any, may be treated as ordinary income, although authority exists for treating such amounts as capital gain if they are treated as paid upon the retirement or partial retirement of a

Certificate.  Certificateholders should consult their own tax advisers concerning the treatment of prepayment premiums and yield maintenance charges.

Taxation of the Exchangeable Certificates

The portion of the Issuing Entity comprised of the Trust Components will be classified as part of a Grantor Trust under subpart E, part I of subchapter J of the Code, and each Exchangeable Certificate (other than any Class PEZ Certificate) will represent an undivided beneficial interest in the Trust Component underlying that Exchangeable Certificate (such as the Class A-S Trust Component in the case of a Class A-S Certificate, the Class B Trust Component in the case of a Class B Certificate and the Class C Trust Component in the case of a Class C Certificate).  Each Exchangeable Certificate (other than any Class PEZ Certificate) will therefore represent a beneficial ownership interest in a regular interest issued by the Upper-Tier REMIC and the income tax consequences to the holder of an Exchangeable Certificate (other than any Class PEZ Certificate) with respect to the underlying Trust Component will be the same as the income tax consequences to a holder of an Offered Regular Certificate, as described in this free writing prospectus.

The Class PEZ Certificates will represent beneficial ownership interests in all of the Trust Components, but each Trust Component will be taxable as a separate regular interest for federal income tax purposes, and the holder of a Class PEZ Certificate must account separately for its interest in each Trust Component.  The income tax consequences of holding a Class PEZ Certificate with respect to each of the three Trust Components will therefore be the same as the income tax consequences to the holder of three separate and individual Offered Regular Certificates, as described in this free writing prospectus.  See “—Taxation of Offered Certificates” above.  A purchaser must allocate its basis in the Class PEZ Certificates among the interests in each Trust Component in accordance with their relative fair market values as of the time of acquisition.  Similarly, on the sale of such Class PEZ Certificate, the holder of such Class PEZ Certificate must allocate the amount received on the sale among the interests in each Trust Component in accordance with their relative fair market values as of the time of sale.  Prospective beneficial owners of the Class PEZ Certificates should consult their tax advisors as to the appropriate method of accounting for their interest in the Class PEZ Certificates.

The exchange of the requisite proportions of the Class A-S, Class B and Class C Certificates for the Class PEZ Certificates, and the exchange of the Class PEZ Certificates for the requisite proportions of the Class A-S, Class B and Class C Certificates will not be taxable.

Further Information

For further information regarding the federal income tax consequences of investing in the Offered Certificates, including consequences of purchase, ownership and disposition of Offered Certificates by any person who is not a citizen or resident of the United States, a corporation or partnership or other entity created or organized in or under the laws of the United States, any state or the District of Columbia, or is a foreign estate or trust, see “Material Federal Income Tax Consequences—REMICs” in the prospectus.

DUE TO THE COMPLEXITY OF THESE RULES AND THE CURRENT UNCERTAINTY AS TO THE MANNER OF THEIR APPLICATION TO THE ISSUING ENTITY AND CERTIFICATEHOLDERS, IT IS PARTICULARLY IMPORTANT THAT POTENTIAL INVESTORS CONSULT THEIR OWN TAX ADVISORS REGARDING THE TAX TREATMENT OF THEIR ACQUISITION, OWNERSHIP AND DISPOSITION OF THE OFFERED CERTIFICATES.

STATE AND LOCAL TAX CONSIDERATIONS

In addition to the federal income tax consequences described in “Material Federal Income Tax Consequences” in this free writing prospectus, potential investors should consider the state, local and other income tax consequences of the acquisition, ownership, and disposition of the Offered Certificates.  State, local and other income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality.  Therefore, potential investors should consult their own tax advisors with respect to the various tax consequences of investments in the Offered Certificates.

ERISA CONSIDERATIONS

An investor who is-

●	a fiduciary of a plan subject to ERISA or section 4975 of the Code (collectively, “Plans”), or

●	any other person investing “plan assets” of any Plan,

is encouraged to carefully review with their legal advisors whether the purchase or holding of an Offered Certificate would be a “prohibited transaction” or would otherwise be impermissible under ERISA or section 4975 of the Internal Revenue Code.  See “ERISA Considerations” in the prospectus.

If a Plan acquires an Offered Certificate, the underlying assets of the trust fund will be deemed for purposes of ERISA to be assets of the investing Plan, unless certain exceptions apply.  See “ERISA Considerations—Plan Asset Regulations” in the prospectus.  However, we cannot predict in advance, nor can there be any continuing assurance, whether those exceptions may be applicable because of the factual nature of the rules set forth in the Plan Asset Regulations.  For example, one of the exceptions in the Plan Asset Regulations states that the underlying assets of an entity will not be considered “plan assets” if less than 25% of the value of each class of equity interests is held by “benefit plan investors,” which include Plans and entities whose underlying assets include plan assets by reason of a Plan’s investment in such entity, but this exception will be tested immediately after each acquisition of an Offered Certificate, whether upon initial issuance or in the secondary market.  Because there are no relevant restrictions on the purchase and transfer of the Offered Certificates by Plans, it cannot be assured that benefit plan investors will own less than 25% of each class of the Offered Certificates.

If one of the exceptions in the Plan Asset Regulations applies, the prohibited transaction provisions of ERISA and Section 4975 of the Internal Revenue Code will not apply to transactions involving the issuing entity’s underlying assets.  However, if the managers or co-managers, the mortgagors, the trustee, the servicers or other parties providing services to the issuing entity is a party in interest or a disqualified person with respect to the Plan, the acquisition or holding of Offered Certificates by that Plan could result in a prohibited transaction, unless the Underwriter Exemption, as discussed below, or some other exemption is available.

The U.S. Department of Labor issued an individual prohibited transaction exemption to a predecessor of Citigroup Global Markets Inc., Prohibited Transaction Exemption (“PTE”) 91-23 (April 18, 1991), and a substantially identical prohibited transaction exemption to Goldman, Sachs & Co., PTE 89-88 (October 17, 1989), both as amended by PTE 2013-08 (July 9, 2013) (collectively, the “Underwriter Exemption”).  Subject to the satisfaction of conditions set forth in the Underwriter Exemption, it generally exempts from the application of the prohibited transaction provisions of sections 406(a) and 407(a) of ERISA, and the excise taxes imposed on these prohibited transactions under sections 4975(a) and (b) of the Internal Revenue Code, specified transactions relating to, among other things-

●	the servicing and operation of pools of real estate loans, such as the mortgage pool, and

●	the purchase, sale and holding of mortgage pass-through certificates, such as the Offered Certificates, that are underwritten by an underwriter under the Underwriter Exemption.

The Underwriter Exemption sets forth five general conditions which, among others, must be satisfied for a transaction involving the purchase, sale and holding of an Offered Certificate to be eligible for exemptive relief under the exemption.  The conditions are as follows:

●	first, the acquisition of the certificate by a Plan must be on terms that are at least as favorable to the Plan as they would be in an arm’s-length transaction with an unrelated party;

●
second, at the time of its acquisition by the Plan, the certificate must be rated in one of the four highest generic rating categories by at least one NRSRO that meets the requirements in the Underwriter Exemption (“Exemption Rating Agency”);

●	third, the trustee cannot be an affiliate of any other member of the Restricted Group (other than an underwriter);

●	fourth, the following must be true-

1.	the sum of all payments made to and retained by the underwriters must represent not more than reasonable compensation for underwriting the relevant class of certificates,

2.	the sum of all payments made to and retained by us in connection with the assignment of mortgage loans to the Issuing Entity must represent not more than the fair market value of the obligations, and

3.
the sum of all payments made to and retained by the Master Servicer, the Special Servicer or any sub-servicer must represent not more than reasonable compensation for that person’s services under the Pooling and Servicing Agreement and reimbursement of that person’s reasonable expenses in connection therewith; and

●	fifth, the investing Plan must be an accredited investor as defined in Rule 501(a)(1) of Regulation D under the Securities Act of 1933, as amended.

“Restricted Group” means, collectively, the following persons and entities:  the trustee; the underwriters; the Depositor; the Master Servicer; the Special Servicer; any sub-servicers; the Sponsors; each borrower, if any, with respect to Mortgage Loans constituting more than 5% of the total unamortized principal balance of the mortgage pool as of the date of initial issuance of the Offered Certificates; and any and all affiliates of any of the aforementioned persons.

In order to meet the requirements to be an Exemption Rating Agency, the credit rating agency:

1.	Must be recognized by the SEC as a NRSRO,

2.	Must have indicated on its most recently filed SEC Form NRSRO that it rates “issuers of asset-backed securities,” and

3.
Must have had, within the 12 months prior to the initial issuance of the securities, at least 3 “qualified ratings engagements” which are defined as (A) a rating engagement requested by an issuer or underwriter in connection with the initial offering of the securities, (B) which is made public to investors generally and (C) for which the rating agency is compensated, and (D) which involves the offering of securities of the type that would be granted relief under the Exemption.

It is a condition of their issuance that each class of Offered Certificates receive the ratings listed on the cover page.  In addition, the initial trustee is not an affiliate of any other member of the Restricted Group.  A fiduciary of a Plan contemplating the purchase of an Offered Certificate, whether in the initial issuance of the certificate or in the secondary market, must make its own determination that the general conditions set forth above will be satisfied with respect to the certificate as of the date of the purchase.  A Plan’s authorizing fiduciary will be deemed to make a representation regarding satisfaction of the fifth general condition set forth above in connection with the purchase of an Offered Certificate.

The Underwriter Exemption also requires that the Issuing Entity meet the following requirements:

●	the trust fund must consist solely of assets of the type that have been included in other investment pools;

●	certificates evidencing interests in those other investment pools must have been rated in one of the four highest generic categories by at least one Exemption Rating Agency; and

●
certificates evidencing interests in those other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan’s acquisition of an Offered Certificate.

Under the Underwriter Exemption, the loan-to-value ratio of any underlying mortgage loan held in the trust may not exceed 100% at the date of initial issuance of the Offered Certificates, based on the outstanding principal balance of the Mortgage Loan and the fair market value of the mortgaged real property as of the Closing Date.  It is possible that, if the fair market value of any of the Mortgage Loans has declined since origination, this requirement may not be satisfied. This possibility is greater for the seasoned loans than it is for the other Mortgage Loans.

If the general conditions of the Underwriter Exemption are satisfied, it may provide an exemption from the restrictions imposed by sections 406(a) and 407(a) of ERISA, as well as the excise taxes imposed by sections 4975(a) and (b) of the Internal Revenue Code by reason of sections 4975(c)(1)(A) through (D) of the Internal Revenue Code, in connection with-

●
the direct or indirect sale, exchange or transfer of an Offered Certificate acquired by a Plan upon initial issuance from us when we are, or a mortgage loan seller, the Trustee, the Master Servicer, the Special Servicer, any sub-servicer, any provider of credit support, underwriter or borrower is, a Party in Interest with respect to the investing Plan,

●	the direct or indirect acquisition or disposition in the secondary market of an Offered Certificate by a Plan, and

●	the continued holding of an Offered Certificate by a Plan.

However, no exemption is provided from the restrictions of sections 406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of an Offered Certificate on behalf of a Plan sponsored by any member of the Restricted Group, if such acquisition or holding is by any person who has discretionary authority or renders investment advice with respect to the assets of that Plan.

If the specific conditions of the Underwriter Exemption set forth below are also satisfied, the Underwriter Exemption may provide an additional exemption from the restrictions imposed by Sections 406(b)(1) and (b)(2) of ERISA, and the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c)(1)(E) of the Internal Revenue Code, in connection with:

●
the direct or indirect sale, exchange or transfer of Offered Certificates in the initial issuance of securities between the issuing entity or an underwriter and a Plan when the person who has discretionary authority or renders investment advice with respect to the investment of Plan assets in the securities is:  (1) a borrower with respect to 5% or less of the fair market value of the issuing entity’s assets or (2) an affiliate of such a person, provided that:  (a) the Plan is not sponsored by a member of the Restricted Group; (b) each Plan’s investment in each class of certificates does not exceed 25% of the outstanding securities of such class; (c) after the Plan’s acquisition of the certificates, no more than 25% of the assets over which the fiduciary has investment authority are invested in securities of the issuing entity containing assets which are sold or serviced by the same entity; and (d) in the case of initial issuance (but not secondary market transactions), at least 50% of each class of certificates and at least 50% of the aggregate interests in the issuing entity are acquired by persons independent of the Restricted Group;

●
the direct or indirect acquisition or disposition in the secondary market of Offered Certificates by a Plan or with Plan assets provided that the conditions in clauses (2)(a), (b) and (c) of the prior bullet are met; and

●	the continued holding of Offered Certificates acquired by a Plan or with Plan assets in an initial issuance or secondary market transaction meeting the foregoing requirements.

We cannot assure you that all of the conditions for this additional exemption will be met. In particular, during periods of adverse conditions in the market for CMBS, there is an increased likelihood that (i) 50% or more of one or more classes of Offered Certificates will be sold in the initial issuance to members of the Restricted Group and (ii) 50% or more of the aggregate interest in the issuing entity will be acquired by members of the Restricted Group. Plans with respect to which a borrower or an affiliate of a borrower have investment discretion are advised to consult with counsel before acquiring any Offered Certificates.

Further, if the general conditions of the Underwriter Exemption, as well as other conditions set forth in the Underwriter Exemption are satisfied, it may provide an exemption from the restrictions imposed by sections 406(a), 406(b) and 407(a) of ERISA, and the taxes imposed by sections 4975(a) and (b) of the Internal Revenue Code by reason of section 4975(c) of the Internal Revenue Code, for transactions in connection with the servicing, management and operation of the trust fund.

Lastly, if the general conditions of the Underwriter Exemption are satisfied, it may also provide an exemption from the restrictions imposed by sections 406(a) and 407(a) of ERISA, and the taxes imposed by sections 4975(a) and (b) of the Internal Revenue Code, by reason of sections 4975(c)(1)(A) through (D) of the Internal Revenue Code, if the restrictions are deemed to otherwise apply merely because a person is deemed to be a party in interest or a disqualified person with respect to an investing plan by virtue of-

●	providing services to the Plan, or

●	having a specified relationship to this person,

●	solely as a result of the Plan’s ownership of Offered Certificates.

Before purchasing an Offered Certificate, a fiduciary of a Plan should itself confirm that the general and other conditions set forth in the Underwriter Exemption, and the other requirements set forth in the Underwriter Exemption, would be satisfied at the time of the purchase.

Exempt Plans

A governmental plan as defined in section 3(32) of ERISA is not subject to ERISA or section 4975 of the Internal Revenue Code.  However, a governmental plan may be subject to a federal, state or local law which is, to a material extent, similar to the foregoing provisions of ERISA or the Internal Revenue Code.  A fiduciary of a governmental plan should make its own determination as to the need for and the availability of any exemptive relief under any similar law.

Further Warnings

The fiduciary of a Plan should consider that the rating of a security may change.  If the rating of an Offered Certificate declines below the lowest permitted rating, the Offered Certificate will no longer be eligible for relief under the Underwriter Exemption (although a Plan that had purchased the Offered Certificate when it had a permitted investment grade rating would not be required by the Underwriter Exemption to dispose of the Offered Certificate).  If the Offered Certificate meets the requirements of the Underwriter Exemption, other than those relating to rating, such Offered Certificate may be eligible to be purchased by an insurance company general account pursuant to Sections I and III of Prohibited Transaction Class Exemption (or PTCE) 95-60.

Each beneficial owner of an Offered Certificate or any interest therein will be deemed to have represented, by virtue of its acquisition or holding of such Offered Certificate or interest therein, that either (i) it is not a Plan or an entity using assets of a Plan, (ii) it has acquired and is holding the Offered Certificates in reliance on the Underwriter Exemption, and that it understands that there are certain conditions to the availability of the Underwriter Exemption, including that the Offered Certificates must be rated, at the time of purchase, not lower than “BBB-” (or its equivalent) by an Exemption Rating Agency and that such Offered Certificate is so rated or (iii) (1) it is an insurance company, (2) the source of funds used to acquire or hold the certificate or interest therein is an “insurance company general account,” as such term is defined in PTCE 95-60 and (3) the conditions in Sections I and III of PTCE 95-60 have been satisfied.

Any fiduciary of a Plan considering whether to purchase an Offered Certificate on behalf of that Plan is encouraged to consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA and the Internal Revenue Code to the investment.

Prospective investors should note that the University of California Retirement Plan, which is a governmental plan, owns an indirect equity interest in the borrower under the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this free writing prospectus as Columbia Square, representing approximately 2.2% of the Initial Pool Balance.  Persons who have an ongoing relationship with the University of California Retirement Plan should consult with counsel regarding whether such a relationship would affect their ability to purchase and hold Offered Certificates.

Prospective investors should note that the Arizona State Retirement System, the Teachers Retirement System of Texas and the Teachers Retirement System of the State of Illinois, which are governmental plans, each own an indirect equity interest in the borrower under the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this free writing prospectus as St. Augustine, representing approximately 1.6% of the Initial Pool Balance. Persons who have an ongoing relationship with any of such plans should consult with counsel regarding whether such a relationship would affect their ability to purchase and hold Offered Certificates.

The sale of Offered Certificates to a Plan is in no way a representation or warranty by us or any of the underwriters that-

●	the investment meets all relevant legal requirements with respect to investments by Plans generally or by any particular Plan, or

●	the investment is appropriate for Plans generally or for any particular Plan.

LEGAL INVESTMENT

No Class of Offered Certificates will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended.  The appropriate characterization of the Offered Certificates under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase the Offered Certificates, is subject to significant interpretative uncertainties.  No representations are made as to the proper characterization of the Offered Certificates for legal investment, financial institution regulatory, or other purposes, or as to the ability of particular investors to purchase the Offered Certificates under applicable legal investment restrictions.  Further, any ratings downgrade of any Class of Offered Certificates by any nationally recognized statistical rating organization, as defined in Section 3(a)(62) of the Exchange Act (“NRSRO”) to less than an “investment grade” rating (i.e., lower than the top four rating categories) may adversely affect the ability of an investor to purchase or retain, or otherwise impact the regulatory characteristics of, that Class.  The uncertainties described above (and any unfavorable future determinations concerning the legal investment or financial institution regulatory characteristics of the Offered Certificates) may adversely affect the liquidity and market value of the Offered Certificates.  Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Offered Certificates will constitute legal investments for them or are subject to investment, capital or other regulatory restrictions.  See “Legal Investment” in the prospectus.

CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS

The following discussion contains summaries of certain legal aspects of the Mortgage Loans with respect to the Mortgaged Properties located in California and New York, and representing approximately 17.2% and 16.7%, respectively, of the Initial Pool Balance by allocated loan amount, which are general in nature.  The summaries do not purport to be complete and are qualified in their entirety by reference to the applicable federal and state laws governing the related Mortgage Loans.

Mortgage loans in California are generally secured by deeds of trust on the related real estate.  Foreclosure of a deed of trust in California may be accomplished by a nonjudicial trustee’s sale in accordance with the California Civil Code (so long as it is permitted under a specific provision in the deed of trust) or by judicial foreclosure in accordance with the California Code of Civil Procedure. Public notice of either the trustee’s sale or the judgment of foreclosure is given for a statutory period of time after which the mortgaged real estate may be sold by the trustee, if foreclosed pursuant to the trustee’s power of sale, or by court appointed sheriff under a judicial foreclosure. Following a judicial foreclosure sale, the borrower or its successor in interest may, for a period of up to one year, redeem the property; however, there is no redemption following a trustee’s power of sale. California’s “security first” and “one action” rules require the lender to complete foreclosure of all real estate provided as security under the deed of trust in a single action in an attempt to satisfy the full debt before bringing a personal action (if otherwise permitted) against the borrower for recovery of the debt, except in certain cases involving environmentally impaired real property where foreclosure of the real property is not required before making a claim under the indemnity. California case law has held that acts such as an offset of an unpledged account constitute violations of such statutes. Violations of such statutes may result in the loss of some or all of the security under the mortgage loan and a loss of the ability to sue for the debt.  A sale by the trustee under the deed of trust does not constitute an “action” for purposes of the “one action rule”.  Other statutory provisions in California limit any deficiency judgment (if otherwise permitted) against the borrower following a judicial foreclosure to the amount by which the indebtedness exceeds the fair value at the time of the public sale and in no event greater than the difference between the foreclosure sale price and the amount of the indebtedness.  Further, under California law, once a property has been sold pursuant to a power of sale clause contained in a deed of trust (and in the case of certain types of purchase money acquisition financings, under all circumstances), the lender is precluded from seeking a deficiency judgment from the borrower or, under certain circumstances, guarantors.  On the other hand, under certain circumstances, California law permits separate and even contemporaneous actions against both the borrower and any guarantors.  California statutory provisions regarding assignments of rents and leases require that a lender whose loan is secured by such an assignment must exercise a remedy with respect to rents as authorized by statute in order to establish its right to receive the rents after an event of default. Among the remedies authorized by statute is the lender’s right to have a receiver appointed under certain circumstances.

Mortgage loans in New York are generally secured by mortgages on the related real estate.  Foreclosure of a mortgage is accomplished in judicial proceedings.  After an action for foreclosure is commenced, and if the lender secures a ruling that is entitled to foreclosure ordinarily by motion for summary judgment, the court then appoints a referee to compute the amount owed together with certain costs, expenses and legal fees of the action.  The lender then moves to confirm the referee’s report and enter a final judgment of foreclosure and sale.  Public notice of the foreclosure sale, including the amount of the judgment, is given for a statutory period of time, after which the mortgaged real estate is sold by a referee at public auction.  There is no right of redemption after the foreclosure of sale.  In certain circumstances, deficiency judgments may be obtained.  Under mortgages containing a statutorily sanctioned covenant, the lender has a right to have a receiver appointed without notice and without regard to the adequacy of the mortgaged real estate as security for the amount owned.

Other Aspects.  Please see the discussion under “Certain Legal Aspects of the Mortgage Loans” in the prospectus regarding other legal aspects of the Mortgage Loans that you should consider prior to making any investment in the Certificates.

RATINGS

It is a condition to the issuance of each Class of Offered Certificates that they be rated as follows by Moody’s, Fitch and DBRS (each a “Rating Agency” and, collectively, the “Rating Agencies”):

Class	Ratings (Moody’s/Fitch/DBRS)

Class A-1	Aaa(sf)/AAA(sf)/AAA(sf)
Class A-2	Aaa(sf)/AAA(sf)/AAA(sf)
Class A-3	Aaa(sf)/AAA(sf)/AAA(sf)
Class A-4	Aaa(sf)/AAA(sf)/AAA(sf)
Class A-AB	Aaa(sf)/AAA(sf)/AAA(sf)
Class X-A	Aaa(sf)/AAA(sf)/AAA(sf)
Class A-S	Aaa(sf)/AAA(sf)/AAA(sf)
Class B	Aa2(sf)/AA-(sf)/AA(high)(sf)
Class PEZ	A1(sf)/A-(sf)/A(sf)
Class C	A3(sf)/A-(sf)/A(sf)

*
Each of the Rating Agencies has informed us that the “sf” designation in the ratings represents an identifier of structured finance product ratings.  For additional information about this identifier, prospective investors can go to the related Rating Agency’s website.

We are not obligated to maintain any particular rating with respect to any class of Offered Certificates.  Changes affecting the Mortgage Loans, the Mortgaged Properties, the Sponsors, the Certificate Administrator, the Trustee, the Operating Advisor, the Master Servicer, the Special Servicer or another person may have an adverse effect on the ratings of the Offered Certificates, and thus on the liquidity, market value and regulatory characteristics of the Offered Certificates, although such adverse changes would not necessarily be an event of default under the applicable Mortgage Loan.

A securities rating on mortgage pass-through certificates addresses credit risk and the likelihood of full and timely payment to the applicable certificateholders of all distributions of interest at the applicable pass-through rate on the certificates in question on each distribution date and, except in the case of interest-only certificates, the ultimate payment in full of the certificate principal amount of each class of certificates in question on a date that is not later than the rated final distribution date with respect to such class of certificates.  A rating takes into consideration, among other things, the credit quality of the related pool of mortgage loans, structural and legal aspects associated with the certificates in question, and the extent to which the payment stream from the related pool of mortgage loans is adequate to make payments required under the certificates in question.  A securities rating on mortgage pass-through certificates does not, however, constitute a statement regarding the likelihood, timing or frequency of prepayments (whether voluntary or involuntary) on the related mortgage loans or the degree to which the payments might differ from those originally contemplated.  In addition, a rating does not address the likelihood, timing or frequency of voluntary or mandatory prepayments of the related mortgage loans, the tax attributes of the certificates in question or of the related issuing entity, the allocation of prepayment interest shortfalls or whether any compensating interest payments will be made, or the likelihood or frequency of yield maintenance charges, assumption fees, modification fees or penalty charges.  See “Risk Factors—Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded” in this free writing prospectus.

In addition, a securities rating on mortgage pass-through certificates does not represent an assessment of the yield to maturity that investors may experience or the possibility that the holders of interest-only certificates might not fully recover their initial investments in the event of delinquencies or defaults or rapid prepayments on the underlying mortgage loans (including both voluntary and involuntary prepayments) or the application of any realized losses.  In the event that the holders of such certificates do not fully recover their investment as a result of rapid principal prepayments on the Mortgage Loans, all amounts “due” to such holders will nevertheless have been paid, and such result is consistent with the securities ratings assigned to such certificates.  The Notional Amount of the Class X-A Certificates may be reduced by the allocation of realized losses and prepayments, whether voluntary or involuntary, to the Class A-1, Class A-2, Class A-3, Class A-4 and/or Class A-AB Certificates and the Class A-S Trust Component.  The securities ratings do not address the timing or magnitude of reductions of such Notional Amount, but only the obligation to distribute interest timely on each such Notional Amount as so reduced from time to time.  Therefore, the securities ratings of the Class X-A Certificates should be evaluated independently from similar ratings on other types of securities.

NRSROs that were not engaged by the Depositor to rate the Offered Certificates may nevertheless issue unsolicited credit ratings on one or more Classes of Offered Certificates, relying on information they receive pursuant to Rule 17g-5 or otherwise.  If any such unsolicited ratings are issued, we cannot assure you that they will not be different from any ratings assigned by the Rating Agencies.  The issuance of unsolicited ratings by any NRSRO on a Class of the Offered Certificates that are lower than the ratings assigned by the Rating Agencies may adversely impact the liquidity, market value and regulatory characteristics of that Class.

As part of the process of obtaining ratings for the Offered Certificates, the Depositor had initial discussions with and submitted certain materials to DBRS, Fitch, S&P, KBRA, Moody’s and Morningstar.  Based on preliminary feedback from those NRSROs at that time, the Depositor selected the Rating Agencies to rate the Offered Certificates and not the other NRSROs, due in part to their initial subordination levels for the various Classes of the Offered Certificates.  Had the Depositor selected such other NRSROs to rate the Offered Certificates, we cannot assure you as to the ratings that such other NRSROs would have ultimately assigned to the Offered Certificates. Although unsolicited ratings may be issued by any NRSRO, an NRSRO might be more likely to issue an unsolicited rating if it was not selected after having provided preliminary feedback to the depositor.

Furthermore, the SEC may determine that any or all of the Rating Agencies no longer qualifies as an NRSRO or is no longer qualified to rate the Offered Certificates, and that determination may also have an adverse effect on the liquidity, market value and regulatory characteristics of the Offered Certificates.

Certain actions provided for in the loan agreements require, as a condition to taking such action, that a Rating Agency Confirmation be obtained from each Rating Agency. In certain circumstances, this condition may be deemed to have been met or waived without such a Rating Agency Confirmation being obtained. See the definition of “Rating Agency Confirmation” in this free writing prospectus.  In the event such an action is taken without a Rating Agency Confirmation being obtained, we cannot assure you that the applicable Rating Agency will not downgrade, qualify or withdraw its ratings as a result of the taking of such action. If you invest in the Offered Certificates, pursuant to the Pooling and Servicing Agreement your acceptance of Offered Certificates will constitute an acknowledgment and agreement with the procedures relating to Rating Agency Confirmations described under the definition of “Rating Agency Confirmation” in this free writing prospectus.

Any rating of the Offered Certificates should be evaluated independently from similar ratings on other types of securities.  A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning Rating Agency.

Pursuant to agreements between Depositor and each Rating Agency, the Rating Agencies will provide ongoing ratings surveillance with respect to the Offered Certificates for as long as they remain issued and outstanding.  The Depositor is responsible for the fees paid to the Rating Agencies to rate and to provide ongoing rating surveillance with respect to the Offered Certificates.

LEGAL MATTERS

The validity of the Offered Certificates and certain federal income tax matters will be passed upon for the Depositor by Kaye Scholer LLP, New York, New York.  Certain legal matters will be passed upon for the underwriters by Mayer Brown LLP, Charlotte, North Carolina.

INDEX OF SIGNIFICANT DEFINITIONS

	Page		Page

2010 PD Amending Directive	10	Class A-AB Scheduled Principal
Acceptable Insurance Default	275	Balance	239
Actual/360 Basis	143	Class A-S Percentage Interest	231
Administrative Fee Rate	210, 237	Class A-S Trust Component	231
ADR	106	Class A-S-PEZ Percentage Interest	231
Advance Rate	277	Class B Percentage Interest	231
Advances	277	Class B Trust Component	231
Ancillary Fees	219	Class B-PEZ Percentage Interest	231
Annual Debt Service	106	Class C Percentage Interest	231
Anticipated Repayment Date	143	Class C Trust Component	231
Appraisal Reduction	249	Class C-PEZ Percentage Interest	232
Appraisal Reduction Event	248	Class PEZ Component	232
Appraised Value	106	Class PEZ Component A-S	232
Appraised-Out Class	251	Class PEZ Component B	232
Appraiser	250	Class PEZ Component C	232
ARD Loans	143	Class X Certificates	229
Article 122a	66	Class X Strip Rate	236
Articles 404-410	66	Clearstream	254
Assessment of Compliance	286	Clearstream Participants	256
Assumption Fees	219	Closing Date	105
Attestation Report	286	CMBS	61
Available Funds	234	Code	324
Balloon Mortgage Loans	143	Co-Lender Agreement	153
Bancorp	104, 176	Collection Account	280
Bancorp Mortgage Loans	104	Collection Period	235
Bancorp, Inc.	176	Companion Loan	153
Bank Data Tape	177	Companion Loan Holder	153
Bank Securitization Team	177	Companion Loan Securities	289
Bankruptcy Code	62	Compensating Interest Payment	247
Base Interest Fraction	243	Condemnation Proceeds	235
BEA	127	Consent Fees	218
Beds	112	Consultation Termination Event	19, 306
Borrower Delayed Reimbursements	219	Control Eligible Certificates	252
BP Products	136	Control Termination Event	18, 306
B-Piece Buyer	97	Controlling Class	305
Cash Flow Note	130	Controlling Class Certificateholder	305
CBE	266	Controlling Class Representative	305
CDI 202.01	294	Corrected Loan	275
Certificate Administrator	207	CPR	261
Certificate Owners	255	CREFC®	319
Certificate Principal Amount	230	CREFC® Intellectual Property Royalty
Certificate Registrar	254	License Fee	237
Certificateholder	253	CREFC® Reports	318
Certificates	229	Cross Over Date	242
Certifying Certificateholder	257	Crossed Group	106
CGMRC	104, 160	Cut-off Date	104
CGMRC Data File	162	Cut-off Date Balance	104
CGMRC Mortgage Loans	104	Cut-off Date DSCR	107
CGMRC Securitization Database	161	Cut-off Date Loan-to-Value Ratio	106
Citibank	207	Cut-off Date LTV Ratio	106
Class	229	DBRS	289

DCP	127	Gianulias	130
Debt Service Coverage Ratio	107	Gianulias Obligors	130
Debt Yield on Underwritten NCF	107	grace period	32
Debt Yield on Underwritten Net Cash		Grantor Trust	325
Flow	107	GS Bank	90
Debt Yield on Underwritten Net		GS CRE	104
Operating Income	107	GS CRE Mortgage Loans	104
Debt Yield on Underwritten NOI	107	GSMC	104, 167
Defaulted Mortgage Loan	221	GSMC Data Tape	168
Defeasance Deposit	147	GSMC Deal Team	168
Defeasance Loans	147	GSMC Mortgage Loans	104
Defeasance Lock-Out Period	147	Hard Lockbox	107
Defeasance Option	147	High Net Worth Companies,
Definitive Certificate	254	Unincorporated Associations, etc.	9
Depositaries	254	ICAP	86
Depositor	105	Indirect Participants	255
Determination Date	235	Initial Pool Balance	104
directing holder	21	Initial Rate	143
Directing Holder	303	In-Place Cash Management	108
Disclosable Special Servicer Fees	222	Interest Accrual Amount	235
Distribution Accounts	280	Interest Accrual Period	235
Distribution Date	233	Interest Distribution Amount	235
DSCR	107	Interest Reserve Account	280
DTC	254	Interest Shortfall	236
DTC Participants	255	Interested Person	300
Due Date	142	Interest-Only Mortgage Loan	143
Due Diligence Questionnaire	162	Investor Certification	253
EEA	66	Investor Q&A Forum	322
Eligible Operating Advisor	314	Investor Registry	322
Euroclear	254	IRM	128
Euroclear Operator	256	Issuing Entity	104
Euroclear Participants	256	Largest Tenant	108
Excess Interest	143	Largest Tenant Lease Expiration	108
Excess Interest Distribution Account	280	Liquidation Fee	221
Excess Liquidation Proceeds Reserve		Liquidation Fee Rate	221
Account	280	Liquidation Proceeds	221
Excess Modification Fees	218	Loan Per Unit	108
Excess Penalty Charges	219	Lower-Tier Distribution Account	280
Excess Prepayment Interest Shortfall	247	Lower-Tier Regular Interests	325
Exchange Act	160	Lower-Tier REMIC	55, 325
Exchange Date	233	LTV Ratio at Maturity/ARD	108
exchangeable certificates	15	MAI	249
Exchangeable Certificates	229	Major Decision	303
Exchangeable Distribution Account	281	Master Servicer	212
Exchangeable Proportion	232	Master Servicer Remittance Date	276
Exemption Rating Agency	330	Material Breach	158
FDIA	90	Material Document Defect	158
FDIC	90	Maturity Date/ARD Loan-to-Value Ratio	108
FDIC Safe Harbor	90	Maturity Date/ARD LTV Ratio/ARD	108
FIEL	12	Midland	107, 215
Final Asset Status Report	311	Mission Retail Portfolio Mortgaged
Financial Promotion Order	9	Properties	106
Fitch	289	Modeling Assumptions	261
Form 8-K	160	Modification Fees	219
FPO Persons	9	Monthly Payment	235
FSMA	9	Moody’s	289

Morningstar	197	Privileged Information	310
Mortgage	104	Privileged Information Exception	311
Mortgage File	157	Privileged Person	323
Mortgage Loan Purchase Agreement	156	Promotion of Collective Investment
Mortgage Loan Rate	237	Schemes Exemptions Order	9
Mortgage Loan Schedule	271	Property Advances	277
Mortgage Loans	104	Prospectus Directive	10
Mortgage Note	104	PTE	57, 329
Mortgage Pool	104	Public Documents	320
Mortgaged Property	104	Qualified Substitute Mortgage Loan	159
Most Recent NOI	109	RAIT	104, 174
Net Cash Flow	111	RAIT Data Tape	175
Net Condemnation Proceeds	235	RAIT Financial	158, See
Net Mortgage Loan Rate	236	RAIT Mortgage Loans	104
Non-Recoverable Advance	278	RAIT Partnership	174
Non-Reduced Certificates	252	RAIT Securitization Team	175
Notional Amount	231	Rated Final Distribution Date	160
NRSRO	333	Rating Agencies	335
Occupancy	109	Rating Agency	335
Occupancy Date	110	Rating Agency Confirmation	317
Offered Certificates	229	Rating Agency Declination	317
Offered Regular Certificates	229	RCMC	104, 172
OID Regulations	326	RCMC Data Tape	173
OLA	91	RCMC Review Team	172
Operating Advisor	210	Realized Loss	246
Operating Advisor Consulting Fee	223	Record Date	233
Operating Advisor Fee	222	Redwood Mortgage Loans	104
Operating Advisor Fee Rate	223	Redwood Trust	158, 172
Operating Advisor Standard	310	Regular Certificates	229
Operating Advisor Termination Event	312	Related Group	110
Original Balance	110	Release Date	147
Originators	105, 178	Release Parcel	149
P&I Advance	276	Relevant Member State	10
Pads	112	Relevant Persons	9
Participants	254	REMIC	325
Pass-Through Rate	236	REO Account	229
PCIS Persons	9	REO Companion Loan	239
PCO	141	REO Mortgage Loan	239
PCR	182, 190	REO Property	229
Penalty Charges	219	Repurchase Price	158
Percentage Interest	233	Requesting Holders	251
Permitted Special Servicer/Affiliate Fees	222	Requesting Party	316
PIP	129	Restricted Group	330
Plans	329	Restricted Party	311
PML	191	Revised Rate	143
Pooling and Servicing Agreement	105, 271	RevPAR	110
PPA	213	Rialto	104, 165
Prepayment Assumption	327	Rialto Data Tape	166
Prepayment Interest Excess	247	Rialto Mortgage Loans	104, 166
Prepayment Interest Shortfall	247	Rialto Review Team	166
Prepayment Penalty Description	110	RMFA	105
Prepayment Provision	110	RMFA Mortgage Loan	105
Prime Rate	277	RMFC	105
Principal Balance Certificates	229	RMFC Mortgage Loan	105
Principal Distribution Amount	238	RMFP	105
Principal Shortfall	238	RMFP Mortgage Loan	105

Rooms	112	U.S. Bank	204
Rule 17g-5	294	Underwriter Entities	93
Rules	255	Underwriter Exemption	57, 329
S&P	197	Underwritten EGI	111
SAM	210	Underwritten Expenses	110
SEC	160	Underwritten NCF	111
Securities Act	324	Underwritten NCF DSCR	107
SEL	191	Underwritten Net Cash Flow	111
Sequential Pay Certificates	229	Underwritten Net Operating Income	111
Servicer Termination Events	288	Underwritten NOI	111
Servicing Fee	217	Underwritten Revenues	111
Servicing Function Participant	286	Units	112
Servicing Standard	272	Unscheduled Payments	238
Servicing Transfer Event	273	UPB	210, 213
SH	210	Updated Appraisal	296
Similar Retention Requirements	66	Upper-Tier Distribution Account	280
Situs	210	Upper-Tier REMIC	55, 325
SMC	104, 158, 170	USTs	126
SMF I	105, 169	Volcker Rule	67
SMF I Data Tape	171	Voting Rights	252
SMF I Mortgage Loans	104	WAC Rate	236
Soft Lockbox	110	Wachovia	212
Soft Springing Lockbox	110	Walpole Co-Lender Agreement	154
Special Servicer	215	Walpole Companion Loan	153
Special Servicing Fee	220	Walpole Companion Loan Securitization
Special Servicing Fee Rate	220	Trust	154
Specially Serviced Loan	273	Walpole Consultation Termination Event
Sponsors	105, 160	Notice	20
Springing Cash Management	110	Walpole Control Termination Event
Springing Lockbox	110	Notice	19
Starwood	170	Walpole Controlling Note Holder	25, 154
Stated Principal Balance	237	Walpole Mortgage Loan	153
STORE	107	Walpole Mortgaged Property	153
subject holders	305	Walpole Non-Controlling Note Holder	155
TCO	141	Walpole Whole Loan	153
Terms and Conditions	256	Weighted Average Mortgage Loan Rate	112
Texas IOP	127	Wells Fargo	212
Third Party Report	105	whole loan	25, 32
TIA	294	Whole Loan	153
TIA Applicability Determination	294	Whole Loan Custodial Account	280
Trailing 12 NOI	109	Withheld Amounts	280
Tranche Percentage Interest	232	Workout Fee	220
TRIPRA	89	Workout Fee Rate	220
Trust Component	232	Workout-Delayed Reimbursement
Trust REMIC	55	Amount	279
Trust REMICs	325	YM Group A	242
Trustee	204	YM Group B	242
Trustee/Certificate Administrator Fee	210	YM Groups	242
Trustee/Certificate Administrator Fee
Rate	210

ANNEX A

STATISTICAL CHARACTERISTICS OF THE MORTGAGE LOANS

(THIS PAGE INTENTIONALLY LEFT BLANK)

CGCMT 2013-GC15 Annex A

Control	Loan /		Mortgage								General
Number	Property Flag	Footnotes	Loan Seller	Property Name	Related Group	Crossed Group	Address	City	State	Zip Code	Property Type
1	Loan	8	CGMRC	South Beach Marriott	NAP	NAP	161 Ocean Drive	Miami Beach	Florida	33139	Hospitality
2	Loan	9	CGMRC	125 Third Avenue	Group 1	NAP	125 Third Avenue	New York	New York	10003	Mixed Use
3	Loan		GSMC	Emerald Isle Apartments	NAP	NAP	661 North Rose Drive	Placentia	California	92870	Multifamily
4	Loan	10	CGMRC	400 Broome Street	Group 1	NAP	400 Broome Street	New York	New York	10013	Mixed Use
5	Loan		CGMRC	SkySong Center	NAP	NAP
5.01	Property			SkySong Center I			1475 North Scottsdale Road	Scottsdale	Arizona	85257	Office
5.02	Property			SkySong Center II			1375 North Scottsdale Road	Scottsdale	Arizona	85257	Office
6	Loan	11, 12	RMF	735 Sixth Avenue	NAP	NAP	735 Sixth Avenue	New York	New York	10010	Retail
7	Loan		CGMRC	Mountain Gate Plaza	NAP	NAP	1101 East Los Angeles Avenue	Simi Valley	California	93065	Retail
8	Loan		GSMC	Riverbend Shopping Center	NAP	NAP	1476 Turner McCall Boulevard Southwest	Rome	Georgia	30161	Mixed Use
9	Loan	13, 14	RMF	Parkway Centre East	NAP	NAP	4152-4218 Buckeye Parkway	Grove City	Ohio	43123	Retail
10	Loan	8, 15	SMF I	Group 10 Hotel Portfolio	NAP	NAP
10.01	Property			Fairfield Inn & Suites			7800 Merriman Road	Romulus	Michigan	48174	Hospitality
10.02	Property			Springhill Suites			8280 Merriman Road	Romulus	Michigan	48174	Hospitality
10.03	Property			Four Points by Sheraton			8800 Wickham Road	Romulus	Michigan	48174	Hospitality
11	Loan		CGMRC	Columbia Square	NAP	NAP	1230 Columbia Street	San Diego	California	92101	Office
12	Loan		CGMRC	Storage Pro - Knoxville Portfolio	NAP	NAP
12.01	Property			Central Avenue			4811 Central Avenue Pike	Knoxville	Tennessee	37912	Self Storage
12.02	Property			Alcoa			142 Airport Plaza Boulevard	Alcoa	Tennessee	37701	Self Storage
12.03	Property			Unicorn Drive			8713 Unicorn Drive	Knoxville	Tennessee	37923	Self Storage
12.04	Property			Chapman Highway			4709 Chapman Highway	Knoxville	Tennessee	37920	Self Storage
12.05	Property			Walker Blvd			4540 Walker Boulevard	Knoxville	Tennessee	37917	Self Storage
12.06	Property			Linden Avenue			1700 & 1720 Linden Avenue	Knoxville	Tennessee	37917	Self Storage
12.07	Property			Kingston Pike			8848 Kingston Pike	Knoxville	Tennessee	37923	Self Storage
12.08	Property			Middlebrook Pike			4318 Middlebrook Pike	Knoxville	Tennessee	37921	Self Storage
13	Loan		GSMC	Carmel Executive Park	NAP	NAP	7300-7422 Carmel Executive Park Drive	Charlotte	North Carolina	28226	Office
14	Loan	16	RAIT Funding, LLC	PNC Bank	Group 4	Group A	13490 Coppermine Road	Herndon	Virginia	20171	Retail
15	Loan	16	RAIT Funding, LLC	CVS Pharmacy	Group 4	Group A	6360 Hoadly Road	Manassas	Virginia	20112	Retail
16	Loan	16	RAIT Funding, LLC	Bank of America	Group 4	Group A	14752 Lee Highway	Gainesville	Virginia	20155	Retail
17	Loan	16	RAIT Funding, LLC	Wells Fargo	Group 4	Group A	11160 Highway 142 North	Covington	Georgia	30014	Retail
18	Loan	16, 17	RAIT Funding, LLC	BP North America	Group 4	Group A	7601 Somerset Crossing Drive	Gainesville	Virginia	20155	Retail
19	Loan	16	RAIT Funding, LLC	Wendy’s	Group 4	Group A	11120 Highway 142 North	Covington	Georgia	30014	Retail
20	Loan	8, 18, 19, 20, 21, 22	RMF	Walpole Shopping Mall	NAP	NAP	50, 60 & 90 Boston Providence Highway	Walpole	Massachusetts	02081	Retail
21	Loan	23	RMF	St. Augustine	NAP	NAP	700-750 Windy Point Drive	San Marcos	California	92069	Office
22	Loan		GSMC	Fairview Center	NAP	NAP	5 & 125-299 North Fairview Avenue & 6025 North Calle Real	Goleta	California	93117	Retail
23	Loan	24, 25	GSMC	NorthSteppe Realty 1	Group 3	NAP	Various	Columbus	Ohio	43201, 43202	Multifamily
24	Loan		CGMRC	Morgan & Meeker	NAP	NAP	535 Morgan Avenue	Brooklyn	New York	11222	Retail
25	Loan	8, 26	RCMC	SC Warehouse Score I Portfolio	NAP	NAP
25.01	Property	27		1020 Idlewilde Boulevard			1020 Idlewilde Boulevard	Columbia	South Carolina	29201	Industrial
25.02	Property			1001 and 1005 Technology Drive			1001 and 1005 Technology Drive	West Columbia	South Carolina	29170	Industrial
25.03	Property			7421 Spartan Boulevard East			7421 Spartan Boulevard East	North Charleston	South Carolina	29418	Industrial
25.04	Property			3430 Platt Springs Road			3430 Platt Springs Road	West Columbia	South Carolina	29170	Industrial
25.05	Property			103 Lachicotte Road			103 Lachicotte Road	Lugoff	South Carolina	29078	Industrial
25.06	Property			30 Commerce Boulevard			30 Commerce Boulevard	Ridgeway	South Carolina	29130	Industrial
25.07	Property			1025 Technology Drive			1025 Technology Drive	West Columbia	South Carolina	29170	Industrial
25.08	Property			251 Corporate Park Boulevard			251 Corporate Park Boulevard	Columbia	South Carolina	29223	Industrial
26	Loan	28, 29	RCMC	Fairfield Business Center	NAP	NAP
26.01	Property			353 Route 46 Building C			353 Route 46 West	Fairfield	New Jersey	07004	Industrial
26.02	Property			373 Route 46 Building E			373 Route 46 West	Fairfield	New Jersey	07004	Industrial
26.03	Property			373 Route 46 Building D			373 Route 46 West	Fairfield	New Jersey	07004	Industrial
26.04	Property			333 Route 46 Building A			333 Route 46 West	Fairfield	New Jersey	07004	Industrial
26.05	Property			333 Route 46 Building B			333 Route 46 West	Fairfield	New Jersey	07004	Industrial
26.06	Property			363 Route 46 Building I			363 Route 46 West	Fairfield	New Jersey	07004	Office
26.07	Property			343 Route 46 Building H			343 Route 46 West	Fairfield	New Jersey	07004	Retail
27	Loan		The Bancorp Bank	Hyatt Place	NAP	NAP	55 North 400 West	Salt Lake City	Utah	84101	Hospitality
28	Loan		CGMRC	75 19th Street	NAP	NAP	75 19th Street	Brooklyn	New York	11232	Industrial
29	Loan	8	RMF	HGI Shreveport & HI Natchez	NAP	NAP
29.01	Property			HI Natchez			627 South Canal Street	Natchez	Mississippi	39120	Hospitality
29.02	Property			HGI Shreveport			5971 Financial Plaza	Shreveport	Louisiana	71129	Hospitality
30	Loan	30	RCMC	Preston Creek Shopping Center	NAP	NAP	8300-8412 Preston Road	Plano	Texas	75024	Retail
31	Loan		SMF I	Spectrum Office Building	NAP	NAP	5858 Westheimer Road	Houston	Texas	77057	Office
32	Loan	8, 31	RCMC	Hampton Inn & Suites Folsom	NAP	NAP	155 Placerville Road	Folsom	California	95630	Hospitality
33	Loan	32	RAIT Funding, LLC	BJ’s Wholesale Club	NAP	NAP	2044 Red Lion Road	Philadelphia	Pennsylvania	19115	Retail
34	Loan		RMF	Live Oak Trace	Group 2	NAP	7615 Magnolia Beach Road	Denham Springs	Louisiana	70726	Multifamily
35	Loan	33, 34	SMF I	Shoppes of Southbay	NAP	NAP	10665 Big Bend Road	Riverview	Florida	33579	Retail
36	Loan	35	RAIT Funding, LLC	Offices at the Promenade	NAP	NAP	7935-7995 East Prentice Avenue	Greenwood Village	Colorado	80111	Office
37	Loan		GSMC	College Center at Abella	NAP	NAP	2300, 2400 & 2554 El Portal Drive, 14350 Laurie Lane, 14272, 14280 & 14330 San Pablo Avenue	San Pablo	California	94806	Retail
38	Loan	8	RMF	HGI Victorville	NAP	NAP	12603 Mariposa Road	Victorville	California	92395	Hospitality
39	Loan		GSMC	Creekview Commons	NAP	NAP	8121 Chippewa Road	Brecksville	Ohio	44141	Retail
40	Loan		RAIT Funding, LLC	Main Street at Conyers	NAP	NAP	1501 Renaissance Drive	Conyers	Georgia	30012	Multifamily
41	Loan	36, 37	RCMC	O’Malley Square	NAP	NAP	11260 Old Seward Highway	Anchorage	Alaska	99515	Mixed Use
42	Loan	8	GSMC	100 Lexington	NAP	NAP	100 Lexington Street	Fort Worth	Texas	76102	Office
43	Loan	38	CGMRC	Greystone Village	NAP	NAP	7713 Lead Mine Road	Raleigh	North Carolina	27615	Retail
44	Loan		RMF	Plantation Apartments	Group 2	NAP	2255 Switzer Road	Gulfport	Mississippi	39507	Multifamily
45	Loan		RMF	Woodchase Apartments	NAP	NAP	2900 South Gessner Road	Houston	Texas	77063	Multifamily
46	Loan	39	RAIT Funding, LLC	Rivers Business Commons	NAP	NAP	8945, 8955, 8965 & 8975 Guilford Road	Columbia	Maryland	21046	Office

CGCMT 2013-GC15 Annex A

Control	Loan /		Mortgage								General
Number	Property Flag	Footnotes	Loan Seller	Property Name	Related Group	Crossed Group	Address	City	State	Zip Code	Property Type
47	Loan	40, 41	SMF I	Acworth Crossing	NAP	NAP	3335 Cobb Parkway Northwest	Acworth	Georgia	30101	Retail
48	Loan		CGMRC	Silverado Self Storage	NAP	NAP	9930 Spencer Street	Las Vegas	Nevada	89183	Self Storage
49	Loan		GSMC	Rivercrest Wal-Mart Portfolio 5	NAP	NAP
49.01	Property			Market at Locust Grove			4959 Bill Gardner Parkway	Locust Grove	Georgia	30248	Retail
49.02	Property			River Oaks			114 River Oaks Drive	Tarboro	North Carolina	27886	Retail
49.03	Property			Lexington Shops			200 Lowes Boulevard	Lexington	North Carolina	27292	Retail
50	Loan	42	GSMC	Holiday Inn & Suites Stockbridge	NAP	NAP	638 Highway 138 West	Stockbridge	Georgia	30281	Hospitality
51	Loan		RMF	Tampa Festival	NAP	NAP	2525 East Hillsborough Avenue	Tampa	Florida	33610	Retail
52	Loan	43	The Bancorp Bank	The Cornerstone Building	NAP	NAP	215 Peachtree Street Northeast	Atlanta	Georgia	30303	Mixed Use
53	Loan		CGMRC	The Albuquerque Center	NAP	NAP	2004 Wyoming Boulevard Northeast	Albuquerque	New Mexico	87112	Retail
54	Loan	44	RMF	165 Eldridge Street	NAP	NAP	165-167 Eldridge Street	New York	New York	10002	Mixed Use
55	Loan		SMF I	Kenridge Apartments	NAP	NAP	3893 Kensington Road	Decatur	Georgia	30032	Multifamily
56	Loan	8	SMF I	Martin Downs Town Center	NAP	NAP	2846 Southwest Town Center Way	Palm City	Florida	34990	Retail
57	Loan	45	SMF I	Madison Center	NAP	NAP	29101 - 29501 John R Road	Madison Heights	Michigan	48071	Retail
58	Loan		RAIT Funding, LLC	Stonegate Corporate Center	NAP	NAP	15690-15700 Parkerhouse Road	Parker	Colorado	80134	Industrial
59	Loan	46	RCMC	Promenade at Mokena	NAP	NAP	10060-10160 West 191st Street	Mokena	Illinois	60448	Retail
60	Loan		RMF	Canal Street Storage	NAP	NAP	1601 South Canal Street	Chicago	Illinois	60616	Self Storage
61	Loan	8, 47	RCMC	Mustang Creek Plaza & Paloma Creek Shopping Center	NAP	NAP
61.01	Property			Mustang Creek Plaza			426 and 450 Old Farm-to-Market 548	Forney	Texas	75126	Retail
61.02	Property	48		Paloma Creek Shopping Center			26735 US Highway 380	Little Elm	Texas	75068	Retail
62	Loan	49	The Bancorp Bank	The Shops at Wellesley	Group 5	NAP	3416-3470 Lauderdale Drive	Richmond	Virginia	23233	Retail
63	Loan		The Bancorp Bank	Hurley Plaza	Group 5	NAP	530-556 West McDowell Road & 1601-1607 North 7th Avenue	Phoenix	Arizona	85003	Mixed Use
64	Loan		RCMC	Pack Rat Self Storage	NAP	NAP	616 Johnnie Dodds Boulevard	Mount Pleasant	South Carolina	29464	Self Storage
65	Loan		RAIT Funding, LLC	Auburn Business Park	NAP	NAP
65.01	Property			1270 Pacific Drive			1270 Pacific Drive	Auburn Hills	Michigan	48326	Industrial
65.02	Property			2600 Superior Court			2600 Superior Court	Auburn Hills	Michigan	48326	Industrial
65.03	Property			2630 Superior Court			2630 Superior Court	Auburn Hills	Michigan	48326	Industrial
65.04	Property			2660 Superior Court			2660 Superior Court	Auburn Hills	Michigan	48326	Industrial
66	Loan	50	RAIT Funding, LLC	Greenwood Corner Shops	NAP	NAP	8711 US Highway 31 South	Indianapolis	Indiana	46227	Retail
67	Loan		The Bancorp Bank	City Centre Building	NAP	NAP	14 & 16 West Dakin Ave and 214, 216, & 222 Broadway	Kissimmee	Florida	34741	Mixed Use
68	Loan	51	SMF I	Hampton Inn Rockwall	NAP	NAP	1549 Laguna Drive	Rockwall	Texas	75087	Hospitality
69	Loan		CGMRC	Hobby Lobby Plaza	NAP	NAP	2805 Southwest Parkway	Wichita Falls	Texas	76308	Retail
70	Loan	8	CGMRC	Crawford-Devon Shopping Center	NAP	NAP	3934-3950 West Devon Avenue	Lincolnwood	Illinois	60712	Retail
71	Loan		SMF I	Courtyard Apartments	NAP	NAP	2060 North Trekell Road	Casa Grande	Arizona	85122	Multifamily
72	Loan	8, 52	CGMRC	Camden Village	NAP	NAP	3719 Old Alabama Road	Alpharetta	Georgia	30022	Retail
73	Loan	53	The Bancorp Bank	The Shoppes at River Chase	NAP	NAP	3538 East Race Avenue	Searcy	Arkansas	72143	Retail
74	Loan		CGMRC	Candleridge Park Apartments	NAP	NAP	1601 Wooded Pine Drive	Houston	Texas	77073	Multifamily
75	Loan		RMF	Creekstone Apartments	NAP	NAP	260 Creekstone Drive	Athens	Georgia	30601	Multifamily
76	Loan	8, 54	RAIT Funding, LLC	Magnolia Court	NAP	NAP	135 Northeast 39th Street	Miami	Florida	33137	Retail
77	Loan		SMF I	Blackhawk Apartments	NAP	NAP	3010 Simcoe Drive	Fort Wayne	Indiana	46815	Multifamily
78	Loan		The Bancorp Bank	Franklin North Village Apartments	NAP	NAP	57 Schoolhouse Road	Franklin	Indiana	46131	Multifamily
79	Loan		The Bancorp Bank	Cayuga Professional Center	NAP	NAP	1301 Trumansburg Road	Ithaca	New York	14850	Office
80	Loan	8	CGMRC	Whispering Oaks Apartments	NAP	NAP	1220 North Loop 336 West	Conroe	Texas	77301	Multifamily
81	Loan		The Bancorp Bank	Westport Shoppes	NAP	NAP	1780 Southwest Saint Lucie West Boulevard	Port St. Lucie	Florida	34986	Retail
82	Loan	55	The Bancorp Bank	Knightdale Crossing	Group 5	NAP	7126 Knightdale Boulevard	Knightdale	North Carolina	27545	Retail
83	Loan		RMF	Smart & Final Center	NAP	NAP	21600-21608 South Vermont Avenue	Torrance	California	90502	Retail
84	Loan		RMF	Westgate Plaza	NAP	NAP	5100 West Washington Street	Indianapolis	Indiana	46241	Retail
85	Loan		RAIT Funding, LLC	Shoppes at Rivers Edge	NAP	NAP	4285 East 82nd Street	Indianapolis	Indiana	46250	Retail
86	Loan	56	The Bancorp Bank	Hampton Inn Kiln Creek	NAP	NAP	151 Ottis Street	Newport News	Virginia	23602	Hospitality
87	Loan		RMF	Upland Stor King	NAP	NAP	135 South Campus Avenue	Upland	California	91786	Self Storage
88	Loan		RMF	Highland Station	NAP	NAP	3429 Lawrenceville Suwanee Road	Suwanee	Georgia	30024	Retail
89	Loan		RMF	Expo Center	NAP	NAP	3801 Lakeview Parkway	Rowlett	Texas	75088	Retail
90	Loan		CGMRC	The Storme Portfolio	NAP	NAP
90.01	Property			Brookside Oval			4060 Park Fulton Oval	Cleveland	Ohio	44144	Multifamily
90.02	Property			Shady Cove			12530 Lake Avenue	Lakewood	Ohio	44107	Multifamily
90.03	Property			Brookside Way			4211 Fulton Parkway	Cleveland	Ohio	44144	Multifamily
91	Loan		The Bancorp Bank	Comfort Inn & Suites	NAP	NAP	2420 Williams Street	Chattanooga	Tennessee	37408	Hospitality
92	Loan		The Bancorp Bank	Thoroughbred Village	NAP	NAP	443 Cool Springs Boulevard	Franklin	Tennessee	37067	Retail
93	Loan		CGMRC	The Landings Apartments	NAP	NAP	37523 Landing Place	Zephyrhills	Florida	33541	Multifamily
94	Loan		The Bancorp Bank	Emerson Courtyard	NAP	NAP	4040 Orchard Street West	Fircrest	Washington	98466	Mixed Use
95	Loan	25	GSMC	NorthSteppe Realty 2	Group 3	NAP	2232 North High Street & 4-12 East Norwich Avenue	Columbus	Ohio	43201	Multifamily
96	Loan	57	RAIT Funding, LLC	Orchard Plaza	NAP	NAP	1000 South La Brea Avenue	Inglewood	California	90301	Retail
97	Loan		CGMRC	Chase Bank Goodyear AZ	NAP	NAP	767 South Cotton Lane	Goodyear	Arizona	85338	Retail

CGCMT 2013-GC15 Annex A
														Allocated Cut-off
Control	Loan /		Mortgage		Detailed			Units, Pads,	Unit	Loan Per	Ownership	Original	Cut-off Date	Date Balance	% of Initial	Balloon
Number	Property Flag	Footnotes	Loan Seller	Property Name	Property Type	Year Built	Year Renovated	Rooms, Sq Ft	Description	Unit ($)	Interest	Balance ($)	Balance ($)	(multi-property)	Pool Balance	Balance ($)
1	Loan	8	CGMRC	South Beach Marriott	Full Service	2000	2013	236	Rooms	275,423.73	Fee Simple	65,000,000	65,000,000	65,000,000	5.8%	65,000,000
2	Loan	9	CGMRC	125 Third Avenue	Multifamily/Retail	1999	NAP	91	Units	659,340.66	Fee Simple	60,000,000	60,000,000	60,000,000	5.4%	60,000,000
3	Loan		GSMC	Emerald Isle Apartments	Senior Living	2005	NAP	422	Units	133,886.26	Fee Simple	56,500,000	56,500,000	56,500,000	5.1%	52,591,142
4	Loan	10	CGMRC	400 Broome Street	Multifamily/Retail	1913	1996	107	Units	467,289.72	Fee Simple	50,000,000	50,000,000	50,000,000	4.5%	50,000,000
5	Loan		CGMRC	SkySong Center				289,645	SF	159.68		46,250,000	46,250,000	46,250,000	4.1%	42,811,855
5.01	Property			SkySong Center I	General Suburban	2007	NAP	144,832	SF		Leasehold			23,481,767
5.02	Property			SkySong Center II	General Suburban	2008	NAP	144,813	SF		Leasehold			22,768,233
6	Loan	11, 12	RMF	735 Sixth Avenue	Unanchored	2006	NAP	16,500	SF	2,060.61	Fee Simple	34,000,000	34,000,000	34,000,000	3.0%	34,000,000
7	Loan		CGMRC	Mountain Gate Plaza	Anchored	1963	1978, 1990, 2002, 2011	281,276	SF	110.87	Fee Simple	31,185,000	31,185,000	31,185,000	2.8%	31,185,000
8	Loan		GSMC	Riverbend Shopping Center	Retail/Medical Office	1975, 2002-2003, 2012	NAP	286,277	SF	99.55	Fee Simple	28,500,000	28,500,000	28,500,000	2.6%	24,166,147
9	Loan	13, 14	RMF	Parkway Centre East	Power Center / Big Box	2008-2011	NAP	162,470	SF	169.26	Fee Simple	27,500,000	27,500,000	27,500,000	2.5%	22,745,234
10	Loan	8, 15	SMF I	Group 10 Hotel Portfolio				400	Rooms	65,000.00		26,000,000	26,000,000	26,000,000	2.3%	16,858,131
10.01	Property			Fairfield Inn & Suites	Limited Service	2007	2009	106	Rooms		Fee Simple			11,000,000
10.02	Property			Springhill Suites	Limited Service	2008	NAP	118	Rooms		Fee Simple			9,100,000
10.03	Property			Four Points by Sheraton	Full Service	1986	2009	176	Rooms		Fee Simple			5,900,000
11	Loan		CGMRC	Columbia Square	CBD	1990	2007-2008	142,983	SF	171.35	Fee Simple	24,500,000	24,500,000	24,500,000	2.2%	23,828,702
12	Loan		CGMRC	Storage Pro - Knoxville Portfolio				414,615	SF	46.31		19,200,000	19,200,000	19,200,000	1.7%	16,321,253
12.01	Property			Central Avenue	Self Storage	1975	NAP	63,640	SF		Fee Simple			3,734,668
12.02	Property			Alcoa	Self Storage	1986	NAP	42,550	SF		Fee Simple			2,827,122
12.03	Property			Unicorn Drive	Self Storage	1978	NAP	96,068	SF		Fee Simple			2,610,334
12.04	Property			Chapman Highway	Self Storage	1983	NAP	55,794	SF		Fee Simple			2,385,355
12.05	Property			Walker Blvd	Self Storage	1987	NAP	45,936	SF		Fee Simple			2,324,126
12.06	Property			Linden Avenue	Self Storage	1977	NAP	42,990	SF		Fee Simple			2,010,353
12.07	Property			Kingston Pike	Self Storage	1985	NAP	38,100	SF		Fee Simple			1,739,390
12.08	Property			Middlebrook Pike	Self Storage	1984	NAP	29,537	SF		Fee Simple			1,568,652
13	Loan		GSMC	Carmel Executive Park	General Suburban	1982-1989	NAP	223,850	SF	80.41	Fee Simple	18,000,000	18,000,000	18,000,000	1.6%	17,419,782
14	Loan	16	RAIT Funding, LLC	PNC Bank	Single Tenant Retail	2008	NAP	39,931	SF	164.03	Fee Simple	6,550,000	6,550,000	6,550,000	0.6%	4,967,329
15	Loan	16	RAIT Funding, LLC	CVS Pharmacy	Single Tenant Retail	2007	NAP	13,013	SF	361.18	Fee Simple	4,700,000	4,700,000	4,700,000	0.4%	3,564,343
16	Loan	16	RAIT Funding, LLC	Bank of America	Single Tenant Retail	2008	NAP	36,895	SF	85.38	Fee Simple	3,150,000	3,150,000	3,150,000	0.3%	2,388,869
17	Loan	16	RAIT Funding, LLC	Wells Fargo	Single Tenant Retail	2009	NAP	59,329	SF	21.07	Fee Simple	1,250,000	1,250,000	1,250,000	0.1%	947,964
18	Loan	16, 17	RAIT Funding, LLC	BP North America	Single Tenant Retail	2005	NAP	65,000	SF	19.23	Fee Simple	1,250,000	1,250,000	1,250,000	0.1%	947,964
19	Loan	16	RAIT Funding, LLC	Wendy’s	Single Tenant Retail	2008	NAP	40,961	SF	18.31	Fee Simple	750,000	750,000	750,000	0.1%	568,778
20	Loan	8, 18, 19, 20, 21, 22	RMF	Walpole Shopping Mall	Anchored	1974	2009-2011	397,973	SF	162.07	Fee Simple	17,500,000	17,500,000	17,500,000	1.6%	15,756,088
21	Loan	23	RMF	St. Augustine	General Suburban	2008-2010	NAP	78,643	SF	222.52	Fee Simple	17,500,000	17,500,000	17,500,000	1.6%	13,299,570
22	Loan		GSMC	Fairview Center	Anchored	1963	1980, 2003	222,610	SF	76.37	Fee Simple	17,000,000	17,000,000	17,000,000	1.5%	13,826,575
23	Loan	24, 25	GSMC	NorthSteppe Realty 1	Student Housing	1916-1990	Various	349	Units	46,780.12	Fee Simple	16,350,000	16,326,261	16,326,261	1.5%	12,366,907
24	Loan		CGMRC	Morgan & Meeker	Unanchored	1999	NAP	47,820	SF	338.43	Fee Simple	16,200,000	16,183,781	16,183,781	1.5%	13,425,849
25	Loan	8, 26	RCMC	SC Warehouse Score I Portfolio				708,307	SF	22.12		15,700,000	15,667,727	15,667,727	1.4%	12,970,992
25.01	Property	27		1020 Idlewilde Boulevard	Warehouse	1974	2011	166,600	SF		Fee Simple			3,553,440
25.02	Property			1001 and 1005 Technology Drive	Warehouse	2001-2003	NAP	100,000	SF		Fee Simple			3,036,405
25.03	Property			7421 Spartan Boulevard East	Warehouse	1972, 2003	NAP	86,613	SF		Fee Simple			2,196,615
25.04	Property			3430 Platt Springs Road	Warehouse	1968	1978, 2010	92,583	SF		Fee Simple			2,002,335
25.05	Property			103 Lachicotte Road	Warehouse	1980, 1999	NAP	122,216	SF		Fee Simple			1,873,860
25.06	Property			30 Commerce Boulevard	Warehouse	2004	2006	65,895	SF		Fee Simple			1,131,210
25.07	Property			1025 Technology Drive	Warehouse	2001-2003	NAP	39,300	SF		Fee Simple			1,098,308
25.08	Property			251 Corporate Park Boulevard	Warehouse	1978	NAP	35,100	SF		Fee Simple			775,552
26	Loan	28, 29	RCMC	Fairfield Business Center				335,959	SF	45.79		15,400,000	15,382,855	15,382,855	1.4%	14,159,116
26.01	Property			353 Route 46 Building C	Flex	1974	2004	63,476	SF		Fee Simple			2,906,432
26.02	Property			373 Route 46 Building E	Flex	1974	2004	58,076	SF		Fee Simple			2,659,178
26.03	Property			373 Route 46 Building D	Flex	1974	2004	58,000	SF		Fee Simple			2,655,698
26.04	Property			333 Route 46 Building A	Flex	1974	2004	53,904	SF		Fee Simple			2,468,151
26.05	Property			333 Route 46 Building B	Flex	1974	2004	49,078	SF		Fee Simple			2,247,178
26.06	Property			363 Route 46 Building I	General Suburban	1974	2004	38,035	SF		Fee Simple			1,741,543
26.07	Property			343 Route 46 Building H	Single Tenant Retail	1974	2004	15,390	SF		Fee Simple			704,676
27	Loan		The Bancorp Bank	Hyatt Place	Limited Service	2009	NAP	128	Rooms	113,281.25	Fee Simple	14,500,000	14,500,000	14,500,000	1.3%	11,015,770
28	Loan		CGMRC	75 19th Street	Flex	1916	1989	182,900	SF	77.82	Fee Simple	14,250,000	14,233,989	14,233,989	1.3%	13,093,641
29	Loan	8	RMF	HGI Shreveport & HI Natchez				228	Rooms	62,039.47		14,145,000	14,145,000	14,145,000	1.3%	10,942,244
29.01	Property			HI Natchez	Limited Service	2008	2013	86	Rooms		Fee Simple			7,749,000
29.02	Property			HGI Shreveport	Limited Service	2008	2012	142	Rooms		Fee Simple			6,396,000
30	Loan	30	RCMC	Preston Creek Shopping Center	Unanchored	2006, 2007	NAP	79,770	SF	174.59	Fee Simple	13,927,000	13,927,000	13,927,000	1.2%	12,776,463
31	Loan		SMF I	Spectrum Office Building	General Suburban	1981	NAP	130,112	SF	103.76	Fee Simple	13,500,000	13,500,000	13,500,000	1.2%	11,140,409
32	Loan	8, 31	RCMC	Hampton Inn & Suites Folsom	Limited Service	2009	NAP	147	Rooms	91,836.73	Fee Simple	13,500,000	13,500,000	13,500,000	1.2%	10,274,079
33	Loan	32	RAIT Funding, LLC	BJ’s Wholesale Club	Single Tenant Retail	1986	2013	104,737	SF	128.62	Fee Simple	13,500,000	13,471,272	13,471,272	1.2%	8,696,430
34	Loan		RMF	Live Oak Trace	Garden	2002	NAP	264	Units	48,127.93	Fee Simple	12,720,000	12,705,773	12,705,773	1.1%	11,691,433
35	Loan	33, 34	SMF I	Shoppes of Southbay	Anchored	2007	NAP	99,542	SF	125.07	Fee Simple	12,450,000	12,450,000	12,450,000	1.1%	10,604,545
36	Loan	35	RAIT Funding, LLC	Offices at the Promenade	General Suburban	1975	2008	128,383	SF	93.26	Fee Simple	12,000,000	11,973,009	11,973,009	1.1%	11,027,399
37	Loan		GSMC	College Center at Abella	Anchored	1961-2009	2009	98,092	SF	119.89	Fee Simple	11,760,000	11,760,000	11,760,000	1.1%	9,734,465
38	Loan	8	RMF	HGI Victorville	Limited Service	2006	NAP	139	Rooms	82,629.04	Fee Simple	11,500,000	11,485,437	11,485,437	1.0%	8,916,788
39	Loan		GSMC	Creekview Commons	Anchored	2002	NAP	93,858	SF	120.81	Fee Simple	11,350,000	11,338,755	11,338,755	1.0%	9,419,387
40	Loan		RAIT Funding, LLC	Main Street at Conyers	Garden	2000	NAP	192	Units	55,106.22	Fee Simple	10,590,000	10,580,394	10,580,394	0.9%	8,886,674
41	Loan	36, 37	RCMC	O’Malley Square	Self Storage/Office/Retail	2007	NAP	82,293	SF	125.16	Fee Simple	10,300,000	10,300,000	10,300,000	0.9%	8,668,734
42	Loan	8	GSMC	100 Lexington	CBD	2008	NAP	63,113	SF	158.45	Fee Simple	10,000,000	10,000,000	10,000,000	0.9%	8,296,580
43	Loan	38	CGMRC	Greystone Village	Anchored	1986	NAP	85,665	SF	114.98	Fee Simple	9,850,000	9,850,000	9,850,000	0.9%	8,180,664
44	Loan		RMF	Plantation Apartments	Garden	1995	2012	240	Units	41,041.67	Fee Simple	9,850,000	9,850,000	9,850,000	0.9%	9,223,804
45	Loan		RMF	Woodchase Apartments	Garden	1978	NAP	270	Units	36,111.11	Fee Simple	9,750,000	9,750,000	9,750,000	0.9%	8,512,621
46	Loan	39	RAIT Funding, LLC	Rivers Business Commons	General Suburban	1986, 1987	NAP	101,596	SF	93.02	Fee Simple	9,450,000	9,450,000	9,450,000	0.8%	8,238,607

CGCMT 2013-GC15 Annex A

														Allocated Cut-off
Control	Loan /		Mortgage		Detailed			Units, Pads,	Unit	Loan Per	Ownership	Original	Cut-off Date	Date Balance	% of Initial	Balloon
Number	Property Flag	Footnotes	Loan Seller	Property Name	Property Type	Year Built	Year Renovated	Rooms, Sq Ft	Description	Unit ($)	Interest	Balance ($)	Balance ($)	(multi-property)	Pool Balance	Balance ($)
47	Loan	40, 41	SMF I	Acworth Crossing	Anchored	2006	NAP	118,829	SF	79.11	Fee Simple	9,400,000	9,400,000	9,400,000	0.8%	7,915,567
48	Loan		CGMRC	Silverado Self Storage	Self Storage	1999	NAP	116,319	SF	79.52	Fee Simple	9,250,000	9,250,000	9,250,000	0.8%	8,342,065
49	Loan		GSMC	Rivercrest Wal-Mart Portfolio 5				76,510	SF	117.63		9,000,000	9,000,000	9,000,000	0.8%	7,827,553
49.01	Property			Market at Locust Grove	Shadow Anchored	2012	NAP	27,150	SF		Fee Simple			3,679,359
49.02	Property			River Oaks	Shadow Anchored	2002	NAP	32,800	SF		Fee Simple			3,138,276
49.03	Property			Lexington Shops	Shadow Anchored	2009	NAP	16,560	SF		Fee Simple			2,182,365
50	Loan	42	GSMC	Holiday Inn & Suites Stockbridge	Full Service	2008	NAP	112	Rooms	80,357.14	Fee Simple	9,000,000	9,000,000	9,000,000	0.8%	6,879,299
51	Loan		RMF	Tampa Festival	Anchored	1963-1965, 2012	2009	141,628	SF	62.75	Fee Simple	8,887,500	8,887,500	8,887,500	0.8%	7,436,732
52	Loan	43	The Bancorp Bank	The Cornerstone Building	Retail/Office	1929	1992	78,451	SF	98.00	Fee Simple	7,688,000	7,688,000	7,688,000	0.7%	6,393,124
53	Loan		CGMRC	The Albuquerque Center	Shadow Anchored	1960, 1987	2007	51,713	SF	147.16	Fee Simple	7,610,000	7,610,000	7,610,000	0.7%	6,624,282
54	Loan	44	RMF	165 Eldridge Street	Multifamily/Retail	2002	NAP	18	Units	416,233.21	Fee Simple	7,500,000	7,492,198	7,492,198	0.7%	6,183,834
55	Loan		SMF I	Kenridge Apartments	Garden	1987	NAP	326	Units	21,746.85	Fee Simple	7,100,000	7,089,474	7,089,474	0.6%	5,348,713
56	Loan	8	SMF I	Martin Downs Town Center	Shadow Anchored	2006	NAP	36,252	SF	193.44	Fee Simple	7,012,500	7,012,500	7,012,500	0.6%	6,517,427
57	Loan	45	SMF I	Madison Center	Anchored	1962, 1971, 2002	2000	227,088	SF	30.78	Fee Simple	7,000,000	6,990,467	6,990,467	0.6%	5,358,428
58	Loan		RAIT Funding, LLC	Stonegate Corporate Center	Flex	2008	NAP	82,295	SF	82.02	Fee Simple	6,750,000	6,750,000	6,750,000	0.6%	5,582,921
59	Loan	46	RCMC	Promenade at Mokena	Unanchored	2005	NAP	44,825	SF	144.86	Fee Simple	6,500,000	6,493,238	6,493,238	0.6%	5,359,322
60	Loan		RMF	Canal Street Storage	Self Storage	1881	2001	80,046	SF	74.33	Fee Simple	5,950,000	5,950,000	5,950,000	0.5%	4,621,374
61	Loan	8, 47	RCMC	Mustang Creek Plaza & Paloma Creek Shopping Center				45,194	SF	128.74		5,830,000	5,818,271	5,818,271	0.5%	4,830,525
61.01	Property			Mustang Creek Plaza	Unanchored	2007	NAP	24,584	SF		Fee Simple			3,077,593
61.02	Property	48		Paloma Creek Shopping Center	Unanchored	2007	NAP	20,610	SF		Fee Simple			2,740,678
62	Loan	49	The Bancorp Bank	The Shops at Wellesley	Unanchored	1992	NAP	42,250	SF	134.91	Fee Simple	5,700,000	5,700,000	5,700,000	0.5%	4,729,499
63	Loan		The Bancorp Bank	Hurley Plaza	Retail/Office	1991	2010	21,933	SF	250.76	Fee Simple	5,500,000	5,500,000	5,500,000	0.5%	4,564,997
64	Loan		RCMC	Pack Rat Self Storage	Self Storage	1982-1989	NAP	123,000	SF	43.09	Fee Simple	5,300,000	5,300,000	5,300,000	0.5%	4,383,628
65	Loan		RAIT Funding, LLC	Auburn Business Park				122,133	SF	42.54		5,200,000	5,194,956	5,194,956	0.5%	4,327,281
65.01	Property			1270 Pacific Drive	Flex	1994	2013	44,700	SF		Fee Simple			2,311,261
65.02	Property			2600 Superior Court	Flex	2002	NAP	36,306	SF		Fee Simple			1,581,746
65.03	Property			2630 Superior Court	Flex	2003	NAP	22,350	SF		Fee Simple			706,839
65.04	Property			2660 Superior Court	Flex	2002	NAP	18,777	SF		Fee Simple			595,110
66	Loan	50	RAIT Funding, LLC	Greenwood Corner Shops	Unanchored	1985	2002	50,739	SF	101.99	Fee Simple	5,175,000	5,175,000	5,175,000	0.5%	4,322,230
67	Loan		The Bancorp Bank	City Centre Building	Retail/Office	2008	NAP	33,190	SF	155.92	Fee Simple	5,175,000	5,175,000	5,175,000	0.5%	3,916,244
68	Loan	51	SMF I	Hampton Inn Rockwall	Limited Service	2008	NAP	62	Rooms	82,258.06	Fee Simple	5,100,000	5,100,000	5,100,000	0.5%	3,863,592
69	Loan		CGMRC	Hobby Lobby Plaza	Anchored	1969-2001	NAP	143,838	SF	33.72	Fee Simple	4,850,000	4,850,000	4,850,000	0.4%	3,990,776
70	Loan	8	CGMRC	Crawford-Devon Shopping Center	Unanchored	2003	NAP	26,192	SF	184.21	Fee Simple	4,830,000	4,824,843	4,824,843	0.4%	3,968,158
71	Loan		SMF I	Courtyard Apartments	Garden	1985	NAP	244	Units	19,262.30	Fee Simple	4,700,000	4,700,000	4,700,000	0.4%	3,898,281
72	Loan	8, 52	CGMRC	Camden Village	Shadow Anchored	2005	NAP	30,975	SF	149.97	Fee Simple	4,650,000	4,645,367	4,645,367	0.4%	3,856,168
73	Loan	53	The Bancorp Bank	The Shoppes at River Chase	Unanchored	2008	NAP	43,164	SF	107.03	Leasehold	4,620,000	4,620,000	4,620,000	0.4%	3,833,384
74	Loan		CGMRC	Candleridge Park Apartments	Garden	1985	NAP	128	Units	35,937.50	Fee Simple	4,600,000	4,600,000	4,600,000	0.4%	3,776,425
75	Loan		RMF	Creekstone Apartments	Garden	2000-2001	NAP	154	Units	29,841.74	Fee Simple	4,600,000	4,595,628	4,595,628	0.4%	3,837,928
76	Loan	8, 54	RAIT Funding, LLC	Magnolia Court	Unanchored	2013	NAP	3,444	SF	1,333.14	Fee Simple	4,600,000	4,591,337	4,591,337	0.4%	3,843,897
77	Loan		SMF I	Blackhawk Apartments	Garden	1973	NAP	209	Units	20,454.55	Fee Simple	4,275,000	4,275,000	4,275,000	0.4%	3,571,644
78	Loan		The Bancorp Bank	Franklin North Village Apartments	Garden	1941	NAP	180	Units	23,562.92	Fee Simple	4,250,000	4,241,326	4,241,326	0.4%	3,514,643
79	Loan		The Bancorp Bank	Cayuga Professional Center	Medical	1962, 1983	NAP	38,374	SF	108.15	Fee Simple	4,150,000	4,150,000	4,150,000	0.4%	3,454,274
80	Loan	8	CGMRC	Whispering Oaks Apartments	Garden	1973	2013	140	Units	28,539.98	Fee Simple	4,000,000	3,995,598	3,995,598	0.4%	3,680,534
81	Loan		The Bancorp Bank	Westport Shoppes	Unanchored	2009	NAP	11,619	SF	341.37	Fee Simple	3,975,000	3,966,434	3,966,434	0.4%	3,262,765
82	Loan	55	The Bancorp Bank	Knightdale Crossing	Anchored	1986	NAP	63,543	SF	62.08	Fee Simple	3,945,000	3,945,000	3,945,000	0.4%	3,263,952
83	Loan		RMF	Smart & Final Center	Anchored	1996	NAP	31,933	SF	117.43	Fee Simple	3,750,000	3,750,000	3,750,000	0.3%	3,458,970
84	Loan		RMF	Westgate Plaza	Anchored	1982	NAP	66,469	SF	54.76	Fee Simple	3,640,000	3,640,000	3,640,000	0.3%	2,762,418
85	Loan		RAIT Funding, LLC	Shoppes at Rivers Edge	Unanchored	2012	NAP	13,373	SF	261.72	Fee Simple	3,500,000	3,500,000	3,500,000	0.3%	2,640,195
86	Loan	56	The Bancorp Bank	Hampton Inn Kiln Creek	Limited Service	1999	2012	80	Rooms	42,099.83	Fee Simple	3,375,000	3,367,986	3,367,986	0.3%	2,188,660
87	Loan		RMF	Upland Stor King	Self Storage	1977	NAP	69,790	SF	46.28	Fee Simple	3,230,000	3,230,000	3,230,000	0.3%	3,006,988
88	Loan		RMF	Highland Station	Unanchored	2006	NAP	19,130	SF	164.51	Fee Simple	3,150,000	3,146,989	3,146,989	0.3%	2,626,263
89	Loan		RMF	Expo Center	Unanchored	2005	NAP	28,161	SF	108.20	Fee Simple	3,050,000	3,046,985	3,046,985	0.3%	2,531,963
90	Loan		CGMRC	The Storme Portfolio				227	Units	13,194.91		3,000,000	2,995,244	2,995,244	0.3%	2,229,799
90.01	Property			Brookside Oval	Garden	1957	NAP	128	Units		Fee Simple			1,497,622
90.02	Property			Shady Cove	Garden	1959	NAP	51	Units		Fee Simple			798,732
90.03	Property			Brookside Way	Garden	1959	NAP	48	Units		Fee Simple			698,890
91	Loan		The Bancorp Bank	Comfort Inn & Suites	Limited Service	1992	2013	91	Rooms	32,307.69	Fee Simple	2,940,000	2,940,000	2,940,000	0.3%	2,245,287
92	Loan		The Bancorp Bank	Thoroughbred Village	Unanchored	2002	NAP	11,835	SF	243.74	Fee Simple	2,887,500	2,884,706	2,884,706	0.3%	2,403,644
93	Loan		CGMRC	The Landings Apartments	Garden	1999-2006	NAP	58	Units	47,586.21	Fee Simple	2,760,000	2,760,000	2,760,000	0.2%	2,292,246
94	Loan		The Bancorp Bank	Emerson Courtyard	Retail/Office	2005	NAP	26,600	SF	101.50	Fee Simple	2,700,000	2,700,000	2,700,000	0.2%	2,423,555
95	Loan	25	GSMC	NorthSteppe Realty 2	Student Housing	1912, 1964	NAP	34	Units	61,968.72	Fee Simple	2,110,000	2,106,936	2,106,936	0.2%	1,595,975
96	Loan	57	RAIT Funding, LLC	Orchard Plaza	Unanchored	1961, 1964, 1982	2012	12,750	SF	150.64	Fee Simple	1,935,000	1,920,614	1,920,614	0.2%	1,198,552
97	Loan		CGMRC	Chase Bank Goodyear AZ	Single Tenant Retail	2008	NAP	3,791	SF	263.04	Fee Simple	1,000,000	997,184	997,184	0.1%	761,213

CGCMT 2013-GC15 Annex A

								Monthly	Annual	Companion Loan	Companion Loan		Interest		Original	Remaining
Control	Loan /		Mortgage		Mortgage	Administrative	Net Mortgage	Debt	Debt	Monthly Debt	Annual Debt		Accrual		Interest-Only	Interest-Only
Number	Property Flag	Footnotes	Loan Seller	Property Name	Loan Rate (%)	Fee Rate (%) (1)	Loan Rate (%)	Service ($) (2)	Service ($)	Service ($)	Service ($)	Amortization Type	Method	Seasoning	Period (Mos.)	Period (Mos.)
1	Loan	8	CGMRC	South Beach Marriott	4.65000%	0.10360%	4.54640%	255,373.26	3,064,479.12			Interest Only	Actual/360	0	60	60
2	Loan	9	CGMRC	125 Third Avenue	4.85000%	0.10360%	4.74640%	245,868.06	2,950,416.72			Interest Only - ARD	Actual/360	1	120	119
3	Loan		GSMC	Emerald Isle Apartments	5.63827%	0.02360%	5.61467%	325,719.55	3,908,634.60			Interest Only, Then Amortizing	Actual/360	0	60	60
4	Loan	10	CGMRC	400 Broome Street	4.81000%	0.10360%	4.70640%	203,200.23	2,438,402.76			Interest Only - ARD	Actual/360	2	120	118
5	Loan		CGMRC	SkySong Center	5.25000%	0.11360%	5.13640%	255,394.21	3,064,730.52			Interest Only, Then Amortizing	Actual/360	0	60	60
5.01	Property			SkySong Center I
5.02	Property			SkySong Center II
6	Loan	11, 12	RMF	735 Sixth Avenue	4.92000%	0.02360%	4.89640%	141,336.11	1,696,033.32			Interest Only	Actual/360	1	120	119
7	Loan		CGMRC	Mountain Gate Plaza	4.39000%	0.10360%	4.28640%	115,669.64	1,388,035.68			Interest Only	Actual/360	1	60	59
8	Loan		GSMC	Riverbend Shopping Center	5.15400%	0.02360%	5.13040%	155,687.72	1,868,252.64			Interest Only, Then Amortizing	Actual/360	0	12	12
9	Loan	13, 14	RMF	Parkway Centre East	5.19000%	0.02360%	5.16640%	150,835.66	1,810,027.92			Amortizing	Actual/360	0	0	0
10	Loan	8, 15	SMF I	Group 10 Hotel Portfolio	5.72000%	0.02360%	5.69640%	182,096.70	2,185,160.40			Amortizing	Actual/360	0	0	0
10.01	Property			Fairfield Inn & Suites
10.02	Property			Springhill Suites
10.03	Property			Four Points by Sheraton
11	Loan		CGMRC	Columbia Square	5.26000%	0.10360%	5.15640%	135,441.69	1,625,300.28			Interest Only, Then Amortizing	Actual/360	0	36	36
12	Loan		CGMRC	Storage Pro - Knoxville Portfolio	5.24000%	0.13360%	5.10640%	105,904.22	1,270,850.64			Interest Only, Then Amortizing	Actual/360	1	12	11
12.01	Property			Central Avenue
12.02	Property			Alcoa
12.03	Property			Unicorn Drive
12.04	Property			Chapman Highway
12.05	Property			Walker Blvd
12.06	Property			Linden Avenue
12.07	Property			Kingston Pike
12.08	Property			Middlebrook Pike
13	Loan		GSMC	Carmel Executive Park	4.41400%	0.02360%	4.39040%	90,285.88	1,083,430.56			Interest Only, Then Amortizing	Actual/360	1	36	35
14	Loan	16	RAIT Funding, LLC	PNC Bank	5.40000%	0.07360%	5.32640%	39,832.51	477,990.12			Amortizing	Actual/360	0	0	0
15	Loan	16	RAIT Funding, LLC	CVS Pharmacy	5.40000%	0.07360%	5.32640%	28,582.11	342,985.32			Amortizing	Actual/360	0	0	0
16	Loan	16	RAIT Funding, LLC	Bank of America	5.40000%	0.07360%	5.32640%	19,156.09	229,873.08			Amortizing	Actual/360	0	0	0
17	Loan	16	RAIT Funding, LLC	Wells Fargo	5.40000%	0.07360%	5.32640%	7,601.62	91,219.44			Amortizing	Actual/360	0	0	0
18	Loan	16, 17	RAIT Funding, LLC	BP North America	5.40000%	0.07360%	5.32640%	7,601.62	91,219.44			Amortizing	Actual/360	0	0	0
19	Loan	16	RAIT Funding, LLC	Wendy’s	5.40000%	0.07360%	5.32640%	4,560.97	54,731.64			Amortizing	Actual/360	0	0	0
20	Loan	8, 18, 19, 20, 21, 22	RMF	Walpole Shopping Mall	5.30000%	0.02360%	5.27640%	97,178.31	1,166,139.72	260,993.19	3,131,918.28	Interest Only, Then Amortizing	Actual/360	0	42	42
21	Loan	23	RMF	St. Augustine	5.46000%	0.02360%	5.43640%	107,047.68	1,284,572.16			Amortizing	Actual/360	0	0	0
22	Loan		GSMC	Fairview Center	4.67900%	0.02360%	4.65540%	87,953.98	1,055,447.76			Amortizing	Actual/360	0	0	0
23	Loan	24, 25	GSMC	NorthSteppe Realty 1	5.32300%	0.02360%	5.29940%	98,682.43	1,184,189.16			Amortizing	Actual/360	1	0	0
24	Loan		CGMRC	Morgan & Meeker	5.25000%	0.10360%	5.14640%	89,457.00	1,073,484.00			Amortizing	Actual/360	1	0	0
25	Loan	8, 26	RCMC	SC Warehouse Score I Portfolio	5.15000%	0.02360%	5.12640%	85,726.12	1,028,713.44			Amortizing	Actual/360	2	0	0
25.01	Property	27		1020 Idlewilde Boulevard
25.02	Property			1001 and 1005 Technology Drive
25.03	Property			7421 Spartan Boulevard East
25.04	Property			3430 Platt Springs Road
25.05	Property			103 Lachicotte Road
25.06	Property			30 Commerce Boulevard
25.07	Property			1025 Technology Drive
25.08	Property			251 Corporate Park Boulevard
26	Loan	28, 29	RCMC	Fairfield Business Center	4.80000%	0.02360%	4.77640%	80,798.46	969,581.52			Amortizing	Actual/360	1	0	0
26.01	Property			353 Route 46 Building C
26.02	Property			373 Route 46 Building E
26.03	Property			373 Route 46 Building D
26.04	Property			333 Route 46 Building A
26.05	Property			333 Route 46 Building B
26.06	Property			363 Route 46 Building I
26.07	Property			343 Route 46 Building H
27	Loan		The Bancorp Bank	Hyatt Place	5.45000%	0.02360%	5.42640%	88,610.24	1,063,322.88			Amortizing	Actual/360	0	0	0
28	Loan		CGMRC	75 19th Street	4.76000%	0.10360%	4.65640%	74,420.66	893,047.92			Amortizing	Actual/360	1	0	0
29	Loan	8	RMF	HGI Shreveport & HI Natchez	5.97500%	0.02360%	5.95140%	90,920.39	1,091,044.68			Amortizing	Actual/360	0	0	0
29.01	Property			HI Natchez
29.02	Property			HGI Shreveport
30	Loan	30	RCMC	Preston Creek Shopping Center	4.66000%	0.06360%	4.59640%	71,896.23	862,754.76			Amortizing	Actual/360	0	0	0
31	Loan		SMF I	Spectrum Office Building	5.11900%	0.02360%	5.09540%	73,455.91	881,470.92			Amortizing	Actual/360	0	0	0
32	Loan	8, 31	RCMC	Hampton Inn & Suites Folsom	5.50000%	0.02360%	5.47640%	82,901.81	994,821.72			Amortizing	Actual/360	0	0	0
33	Loan	32	RAIT Funding, LLC	BJ’s Wholesale Club	5.55000%	0.02360%	5.52640%	93,246.44	1,118,957.28			Amortizing	Actual/360	1	0	0
34	Loan		RMF	Live Oak Trace	4.78000%	0.02360%	4.75640%	66,583.75	799,005.00			Amortizing	Actual/360	1	0	0
35	Loan	33, 34	SMF I	Shoppes of Southbay	5.31400%	0.02360%	5.29040%	69,243.71	830,924.52			Interest Only, Then Amortizing	Actual/360	0	12	12
36	Loan	35	RAIT Funding, LLC	Offices at the Promenade	4.76500%	0.02360%	4.74140%	62,706.22	752,474.64			Amortizing	Actual/360	2	0	0
37	Loan		GSMC	College Center at Abella	5.21500%	0.02360%	5.19140%	64,684.45	776,213.40			Amortizing	Actual/360	0	0	0
38	Loan	8	RMF	HGI Victorville	6.04000%	0.02360%	6.01640%	74,376.10	892,513.20			Amortizing	Actual/360	1	0	0
39	Loan		GSMC	Creekview Commons	5.29350%	0.06360%	5.22990%	62,981.27	755,775.24			Amortizing	Actual/360	1	0	0
40	Loan		RAIT Funding, LLC	Main Street at Conyers	5.65000%	0.02360%	5.62640%	61,129.27	733,551.24			Amortizing	Actual/360	1	0	0
41	Loan	36, 37	RCMC	O’Malley Square	5.75000%	0.02360%	5.72640%	60,108.00	721,296.00			Amortizing	Actual/360	0	0	0
42	Loan	8	GSMC	100 Lexington	5.28700%	0.06360%	5.22340%	55,449.76	665,397.12			Amortizing	Actual/360	0	0	0
43	Loan	38	CGMRC	Greystone Village	5.32000%	0.10360%	5.21640%	54,819.91	657,838.92			Amortizing	Actual/360	0	0	0
44	Loan		RMF	Plantation Apartments	4.73500%	0.02360%	4.71140%	51,293.24	615,518.88			Interest Only, Then Amortizing	Actual/360	1	12	11
45	Loan		RMF	Woodchase Apartments	5.36000%	0.02360%	5.33640%	54,506.06	654,072.72			Interest Only, Then Amortizing	Actual/360	1	24	23
46	Loan	39	RAIT Funding, LLC	Rivers Business Commons	5.30000%	0.02360%	5.27640%	52,476.29	629,715.48			Interest Only, Then Amortizing	Actual/360	1	24	23

CGCMT 2013-GC15 Annex A

								Monthly	Annual	Companion Loan	Companion Loan		Interest		Original	Remaining
Control	Loan /		Mortgage		Mortgage	Administrative	Net Mortgage	Debt	Debt	Monthly Debt	Annual Debt		Accrual		Interest-Only	Interest-Only
Number	Property Flag	Footnotes	Loan Seller	Property Name	Loan Rate (%)	Fee Rate (%) (1)	Loan Rate (%)	Service ($) (2)	Service ($)	Service ($)	Service ($)	Amortization Type	Method	Seasoning	Period (Mos.)	Period (Mos.)
47	Loan	40, 41	SMF I	Acworth Crossing	5.76800%	0.02360%	5.74440%	54,963.38	659,560.56			Amortizing	Actual/360	0	0	0
48	Loan		CGMRC	Silverado Self Storage	4.83000%	0.10360%	4.72640%	51,150.82	613,809.84			Amortizing	Actual/360	0	0	0
49	Loan		GSMC	Rivercrest Wal-Mart Portfolio 5	5.20300%	0.02360%	5.17940%	49,436.66	593,239.92			Interest Only, Then Amortizing	Actual/360	1	24	23
49.01	Property			Market at Locust Grove
49.02	Property			River Oaks
49.03	Property			Lexington Shops
50	Loan	42	GSMC	Holiday Inn & Suites Stockbridge	5.62500%	0.02360%	5.60140%	55,941.73	671,300.76			Amortizing	Actual/360	0	0	0
51	Loan		RMF	Tampa Festival	5.56000%	0.02360%	5.53640%	50,797.32	609,567.84			Amortizing	Actual/360	0	0	0
52	Loan	43	The Bancorp Bank	The Cornerstone Building	5.36000%	0.07360%	5.28640%	42,978.72	515,744.64			Amortizing	Actual/360	0	0	0
53	Loan		CGMRC	The Albuquerque Center	5.24000%	0.11360%	5.12640%	41,975.58	503,706.96			Interest Only, Then Amortizing	Actual/360	0	24	24
54	Loan	44	RMF	165 Eldridge Street	5.09000%	0.02360%	5.06640%	40,675.16	488,101.92			Amortizing	Actual/360	1	0	0
55	Loan		SMF I	Kenridge Apartments	5.21000%	0.02360%	5.18640%	42,379.20	508,550.40			Amortizing	Actual/360	1	0	0
56	Loan	8	SMF I	Martin Downs Town Center	4.86000%	0.02360%	4.83640%	37,046.91	444,562.92			Interest Only, Then Amortizing	Actual/360	0	6	6
57	Loan	45	SMF I	Madison Center	5.66400%	0.02360%	5.64040%	43,674.39	524,092.68			Amortizing	Actual/360	1	0	0
58	Loan		RAIT Funding, LLC	Stonegate Corporate Center	5.19000%	0.02360%	5.16640%	37,023.30	444,279.60			Amortizing	Actual/360	0	0	0
59	Loan	46	RCMC	Promenade at Mokena	5.09000%	0.02360%	5.06640%	35,251.81	423,021.72			Amortizing	Actual/360	1	0	0
60	Loan		RMF	Canal Street Storage	6.09500%	0.02360%	6.07140%	38,682.20	464,186.40			Amortizing	Actual/360	0	0	0
61	Loan	8, 47	RCMC	Mustang Creek Plaza & Paloma Creek Shopping Center	5.24000%	0.02360%	5.21640%	32,157.38	385,888.56			Amortizing	Actual/360	2	0	0
61.01	Property			Mustang Creek Plaza
61.02	Property	48		Paloma Creek Shopping Center
62	Loan	49	The Bancorp Bank	The Shops at Wellesley	5.29000%	0.02360%	5.26640%	31,616.98	379,403.76			Amortizing	Actual/360	0	0	0
63	Loan		The Bancorp Bank	Hurley Plaza	5.30000%	0.02360%	5.27640%	30,541.76	366,501.12			Amortizing	Actual/360	0	0	0
64	Loan		RCMC	Pack Rat Self Storage	5.19000%	0.08360%	5.10640%	29,070.14	348,841.68			Amortizing	Actual/360	0	0	0
65	Loan		RAIT Funding, LLC	Auburn Business Park	5.38000%	0.02360%	5.35640%	29,134.72	349,616.64			Amortizing	Actual/360	1	0	0
65.01	Property			1270 Pacific Drive
65.02	Property			2600 Superior Court
65.03	Property			2630 Superior Court
65.04	Property			2660 Superior Court
66	Loan	50	RAIT Funding, LLC	Greenwood Corner Shops	5.50000%	0.07360%	5.42640%	29,383.08	352,596.96			Amortizing	Actual/360	0	0	0
67	Loan		The Bancorp Bank	City Centre Building	5.34000%	0.02360%	5.31640%	31,286.46	375,437.52			Amortizing	Actual/360	0	0	0
68	Loan	51	SMF I	Hampton Inn Rockwall	5.37000%	0.06360%	5.30640%	30,923.76	371,085.12			Amortizing	Actual/360	0	0	0
69	Loan		CGMRC	Hobby Lobby Plaza	5.03000%	0.13360%	4.89640%	26,124.84	313,498.08			Amortizing	Actual/360	0	0	0
70	Loan	8	CGMRC	Crawford-Devon Shopping Center	4.98000%	0.10360%	4.87640%	25,869.48	310,433.76			Amortizing	Actual/360	1	0	0
71	Loan		SMF I	Courtyard Apartments	5.27800%	0.02360%	5.25440%	26,035.14	312,421.68			Amortizing	Actual/360	0	0	0
72	Loan	8, 52	CGMRC	Camden Village	5.27000%	0.13360%	5.13640%	25,735.10	308,821.20			Amortizing	Actual/360	1	0	0
73	Loan	53	The Bancorp Bank	The Shoppes at River Chase	5.29000%	0.07360%	5.21640%	25,626.39	307,516.68			Amortizing	Actual/360	0	0	0
74	Loan		CGMRC	Candleridge Park Apartments	4.96000%	0.10360%	4.85640%	24,581.46	294,977.52			Amortizing	Actual/360	0	0	0
75	Loan		RMF	Creekstone Apartments	5.46300%	0.02360%	5.43940%	26,011.61	312,139.32			Amortizing	Actual/360	1	0	0
76	Loan	8, 54	RAIT Funding, LLC	Magnolia Court	5.51000%	0.02360%	5.48640%	26,147.16	313,765.92			Amortizing	Actual/360	2	0	0
77	Loan		SMF I	Blackhawk Apartments	5.51000%	0.02360%	5.48640%	24,299.81	291,597.72			Amortizing	Actual/360	0	0	0
78	Loan		The Bancorp Bank	Franklin North Village Apartments	5.18000%	0.07360%	5.10640%	23,284.73	279,416.76			Amortizing	Actual/360	2	0	0
79	Loan		The Bancorp Bank	Cayuga Professional Center	5.39000%	0.07360%	5.31640%	23,277.63	279,331.56			Amortizing	Actual/360	0	0	0
80	Loan	8	CGMRC	Whispering Oaks Apartments	4.85000%	0.10360%	4.74640%	21,107.67	253,292.04			Amortizing	Actual/360	1	0	0
81	Loan		The Bancorp Bank	Westport Shoppes	4.95000%	0.02360%	4.92640%	21,217.36	254,608.32			Amortizing	Actual/360	2	0	0
82	Loan	55	The Bancorp Bank	Knightdale Crossing	5.20000%	0.07360%	5.12640%	21,662.42	259,949.04			Amortizing	Actual/360	0	0	0
83	Loan		RMF	Smart & Final Center	5.01000%	0.02360%	4.98640%	20,153.74	241,844.88			Interest Only, Then Amortizing	Actual/360	1	60	59
84	Loan		RMF	Westgate Plaza	5.42000%	0.02360%	5.39640%	22,179.22	266,150.64			Amortizing	Actual/360	0	0	0
85	Loan		RAIT Funding, LLC	Shoppes at Rivers Edge	5.25000%	0.02360%	5.22640%	20,973.67	251,684.04			Amortizing	Actual/360	0	0	0
86	Loan	56	The Bancorp Bank	Hampton Inn Kiln Creek	5.72000%	0.09360%	5.62640%	23,637.55	283,650.60			Amortizing	Actual/360	1	0	0
87	Loan		RMF	Upland Stor King	5.65000%	0.02360%	5.62640%	18,644.72	223,736.64			Amortizing	Actual/360	0	0	0
88	Loan		RMF	Highland Station	5.44000%	0.02360%	5.41640%	17,766.95	213,203.40			Amortizing	Actual/360	1	0	0
89	Loan		RMF	Expo Center	5.30300%	0.02360%	5.27940%	16,942.47	203,309.64			Amortizing	Actual/360	1	0	0
90	Loan		CGMRC	The Storme Portfolio	4.84000%	0.15360%	4.68640%	17,259.18	207,110.16			Amortizing	Actual/360	1	0	0
90.01	Property			Brookside Oval
90.02	Property			Shady Cove
90.03	Property			Brookside Way
91	Loan		The Bancorp Bank	Comfort Inn & Suites	5.60000%	0.02360%	5.57640%	18,230.17	218,762.04			Amortizing	Actual/360	0	0	0
92	Loan		The Bancorp Bank	Thoroughbred Village	5.39000%	0.02360%	5.36640%	16,196.18	194,354.16			Amortizing	Actual/360	1	0	0
93	Loan		CGMRC	The Landings Apartments	5.32000%	0.10360%	5.21640%	15,360.71	184,328.52			Amortizing	Actual/360	0	0	0
94	Loan		The Bancorp Bank	Emerson Courtyard	5.54000%	0.02360%	5.51640%	16,644.92	199,739.04			Amortizing	Actual/360	0	0	0
95	Loan	25	GSMC	NorthSteppe Realty 2	5.32300%	0.02360%	5.29940%	12,735.16	152,821.92			Amortizing	Actual/360	1	0	0
96	Loan	57	RAIT Funding, LLC	Orchard Plaza	4.58000%	0.02360%	4.55640%	12,325.48	147,905.76			Amortizing	Actual/360	3	0	0
97	Loan		CGMRC	Chase Bank Goodyear AZ	5.50000%	0.10360%	5.39640%	6,140.87	73,690.44			Amortizing	Actual/360	2	0	0

CGCMT 2013-GC15 Annex A

					Original Term To	Remaining	Original	Remaining
Control	Loan /		Mortgage		Maturity / ARD	Term To	Amortization Term	Amortization Term	Origination	Due	First	Last IO	First P&I		ARD	Final
Number	Property Flag	Footnotes	Loan Seller	Property Name	(Mos.)	Maturity / ARD (Mos.)	(Mos.)	(Mos.)	Date	Date	Due Date	Due Date	Due Date	Maturity / ARD Date	(Yes / No)	Maturity Date
1	Loan	8	CGMRC	South Beach Marriott	60	60	0	0	8/9/2013	6	10/6/2013	9/6/2018		9/6/2018	No
2	Loan	9	CGMRC	125 Third Avenue	120	119	0	0	7/24/2013	6	9/6/2013	8/6/2023		8/6/2023	Yes	8/6/2043
3	Loan		GSMC	Emerald Isle Apartments	120	120	360	360	8/22/2013	6	10/6/2013	9/6/2018	10/6/2018	9/6/2023	No
4	Loan	10	CGMRC	400 Broome Street	120	118	0	0	6/21/2013	6	8/6/2013	7/6/2023		7/6/2023	Yes	7/6/2043
5	Loan		CGMRC	SkySong Center	120	120	360	360	8/26/2013	6	10/6/2013	9/6/2018	10/6/2018	9/6/2023	No
5.01	Property			SkySong Center I
5.02	Property			SkySong Center II
6	Loan	11, 12	RMF	735 Sixth Avenue	120	119	0	0	8/8/2013	6	9/6/2013	8/6/2023		8/6/2023	No
7	Loan		CGMRC	Mountain Gate Plaza	60	59	0	0	8/2/2013	6	9/6/2013	8/6/2018		8/6/2018	No
8	Loan		GSMC	Riverbend Shopping Center	120	120	360	360	9/3/2013	6	10/6/2013	9/6/2014	10/6/2014	9/6/2023	No
9	Loan	13, 14	RMF	Parkway Centre East	120	120	360	360	8/15/2013	6	10/6/2013		10/6/2013	9/6/2023	No
10	Loan	8, 15	SMF I	Group 10 Hotel Portfolio	120	120	240	240	8/19/2013	6	10/6/2013		10/6/2013	9/6/2023	No
10.01	Property			Fairfield Inn & Suites
10.02	Property			Springhill Suites
10.03	Property			Four Points by Sheraton
11	Loan		CGMRC	Columbia Square	60	60	360	360	8/19/2013	6	10/6/2013	9/6/2016	10/6/2016	9/6/2018	No
12	Loan		CGMRC	Storage Pro - Knoxville Portfolio	120	119	360	360	8/1/2013	6	9/6/2013	8/6/2014	9/6/2014	8/6/2023	No
12.01	Property			Central Avenue
12.02	Property			Alcoa
12.03	Property			Unicorn Drive
12.04	Property			Chapman Highway
12.05	Property			Walker Blvd
12.06	Property			Linden Avenue
12.07	Property			Kingston Pike
12.08	Property			Middlebrook Pike
13	Loan		GSMC	Carmel Executive Park	60	59	360	360	8/5/2013	6	9/6/2013	8/6/2016	9/6/2016	8/6/2018	No
14	Loan	16	RAIT Funding, LLC	PNC Bank	120	120	300	300	8/1/2013	1	10/1/2013		10/1/2013	9/1/2023	No
15	Loan	16	RAIT Funding, LLC	CVS Pharmacy	120	120	300	300	8/1/2013	1	10/1/2013		10/1/2013	9/1/2023	No
16	Loan	16	RAIT Funding, LLC	Bank of America	120	120	300	300	8/1/2013	1	10/1/2013		10/1/2013	9/1/2023	No
17	Loan	16	RAIT Funding, LLC	Wells Fargo	120	120	300	300	8/1/2013	1	10/1/2013		10/1/2013	9/1/2023	No
18	Loan	16, 17	RAIT Funding, LLC	BP North America	120	120	300	300	8/1/2013	1	10/1/2013		10/1/2013	9/1/2023	No
19	Loan	16	RAIT Funding, LLC	Wendy’s	120	120	300	300	8/1/2013	1	10/1/2013		10/1/2013	9/1/2023	No
20	Loan	8, 18, 19, 20, 21, 22	RMF	Walpole Shopping Mall	120	120	360	360	8/23/2013	6	10/6/2013	3/6/2017	4/6/2017	9/6/2023	No
21	Loan	23	RMF	St. Augustine	120	120	300	300	8/13/2013	6	10/6/2013		10/6/2013	9/6/2023	No
22	Loan		GSMC	Fairview Center	120	120	360	360	9/3/2013	6	10/6/2013		10/6/2013	9/6/2023	No
23	Loan	24, 25	GSMC	NorthSteppe Realty 1	120	119	300	299	7/31/2013	6	9/6/2013		9/6/2013	8/6/2023	No
24	Loan		CGMRC	Morgan & Meeker	120	119	360	359	8/1/2013	6	9/6/2013		9/6/2013	8/6/2023	No
25	Loan	8, 26	RCMC	SC Warehouse Score I Portfolio	120	118	360	358	7/5/2013	5	8/5/2013		8/5/2013	7/5/2023	No
25.01	Property	27		1020 Idlewilde Boulevard
25.02	Property			1001 and 1005 Technology Drive
25.03	Property			7421 Spartan Boulevard East
25.04	Property			3430 Platt Springs Road
25.05	Property			103 Lachicotte Road
25.06	Property			30 Commerce Boulevard
25.07	Property			1025 Technology Drive
25.08	Property			251 Corporate Park Boulevard
26	Loan	28, 29	RCMC	Fairfield Business Center	60	59	360	359	7/11/2013	5	9/5/2013		9/5/2013	8/5/2018	No
26.01	Property			353 Route 46 Building C
26.02	Property			373 Route 46 Building E
26.03	Property			373 Route 46 Building D
26.04	Property			333 Route 46 Building A
26.05	Property			333 Route 46 Building B
26.06	Property			363 Route 46 Building I
26.07	Property			343 Route 46 Building H
27	Loan		The Bancorp Bank	Hyatt Place	120	120	300	300	8/23/2013	5	10/5/2013		10/5/2013	9/5/2023	No
28	Loan		CGMRC	75 19th Street	60	59	360	359	7/31/2013	6	9/6/2013		9/6/2013	8/6/2018	No
29	Loan	8	RMF	HGI Shreveport & HI Natchez	120	120	300	300	8/22/2013	6	10/6/2013		10/6/2013	9/6/2023	No
29.01	Property			HI Natchez
29.02	Property			HGI Shreveport
30	Loan	30	RCMC	Preston Creek Shopping Center	60	60	360	360	8/26/2013	5	10/5/2013		10/5/2013	9/5/2018	No
31	Loan		SMF I	Spectrum Office Building	120	120	360	360	8/8/2013	6	10/6/2013		10/6/2013	9/6/2023	No
32	Loan	8, 31	RCMC	Hampton Inn & Suites Folsom	120	120	300	300	8/26/2013	5	10/5/2013		10/5/2013	9/5/2023	No
33	Loan	32	RAIT Funding, LLC	BJ’s Wholesale Club	120	119	240	239	7/31/2013	1	9/1/2013		9/1/2013	8/1/2023	No
34	Loan		RMF	Live Oak Trace	60	59	360	359	7/12/2013	6	9/6/2013		9/6/2013	8/6/2018	No
35	Loan	33, 34	SMF I	Shoppes of Southbay	120	120	360	360	8/15/2013	6	10/6/2013	9/6/2014	10/6/2014	9/6/2023	No
36	Loan	35	RAIT Funding, LLC	Offices at the Promenade	60	58	360	358	6/28/2013	1	8/1/2013		8/1/2013	7/1/2018	No
37	Loan		GSMC	College Center at Abella	120	120	360	360	8/22/2013	6	10/6/2013		10/6/2013	9/6/2023	No
38	Loan	8	RMF	HGI Victorville	120	119	300	299	7/23/2013	6	9/6/2013		9/6/2013	8/6/2023	No
39	Loan		GSMC	Creekview Commons	120	119	360	359	8/1/2013	6	9/6/2013		9/6/2013	8/6/2023	No
40	Loan		RAIT Funding, LLC	Main Street at Conyers	120	119	360	359	7/31/2013	1	9/1/2013		9/1/2013	8/1/2023	No
41	Loan	36, 37	RCMC	O’Malley Square	120	120	360	360	8/15/2013	5	10/5/2013		10/5/2013	9/5/2023	No
42	Loan	8	GSMC	100 Lexington	120	120	360	360	8/7/2013	6	10/6/2013		10/6/2013	9/6/2023	No
43	Loan	38	CGMRC	Greystone Village	120	120	360	360	8/16/2013	6	10/6/2013		10/6/2013	9/6/2023	No
44	Loan		RMF	Plantation Apartments	60	59	360	360	8/8/2013	6	9/6/2013	8/6/2014	9/6/2014	8/6/2018	No
45	Loan		RMF	Woodchase Apartments	120	119	360	360	7/12/2013	6	9/6/2013	8/6/2015	9/6/2015	8/6/2023	No
46	Loan	39	RAIT Funding, LLC	Rivers Business Commons	120	119	360	360	7/24/2013	1	9/1/2013	8/1/2015	9/1/2015	8/1/2023	No

CGCMT 2013-GC15 Annex A

					Original Term To	Remaining	Original	Remaining
Control	Loan /		Mortgage		Maturity / ARD	Term To	Amortization Term	Amortization Term	Origination	Due	First	Last IO	First P&I		ARD	Final
Number	Property Flag	Footnotes	Loan Seller	Property Name	(Mos.)	Maturity / ARD (Mos.)	(Mos.)	(Mos.)	Date	Date	Due Date	Due Date	Due Date	Maturity / ARD Date	(Yes / No)	Maturity Date
47	Loan	40, 41	SMF I	Acworth Crossing	120	120	360	360	8/20/2013	6	10/6/2013		10/6/2013	9/6/2023	No
48	Loan		CGMRC	Silverado Self Storage	60	60	324	324	8/6/2013	6	10/6/2013		10/6/2013	9/6/2018	No
49	Loan		GSMC	Rivercrest Wal-Mart Portfolio 5	120	119	360	360	7/19/2013	6	9/6/2013	8/6/2015	9/6/2015	8/6/2023	No
49.01	Property			Market at Locust Grove
49.02	Property			River Oaks
49.03	Property			Lexington Shops
50	Loan	42	GSMC	Holiday Inn & Suites Stockbridge	120	120	300	300	8/28/2013	6	10/6/2013		10/6/2013	9/6/2023	No
51	Loan		RMF	Tampa Festival	120	120	360	360	8/27/2013	6	10/6/2013		10/6/2013	9/6/2023	No
52	Loan	43	The Bancorp Bank	The Cornerstone Building	120	120	360	360	8/19/2013	5	10/5/2013		10/5/2013	9/5/2023	No
53	Loan		CGMRC	The Albuquerque Center	120	120	360	360	8/22/2013	6	10/6/2013	9/6/2015	10/6/2015	9/6/2023	No
54	Loan	44	RMF	165 Eldridge Street	120	119	360	359	8/2/2013	6	9/6/2013		9/6/2013	8/6/2023	No
55	Loan		SMF I	Kenridge Apartments	120	119	300	299	7/17/2013	6	9/6/2013		9/6/2013	8/6/2023	No
56	Loan	8	SMF I	Martin Downs Town Center	60	60	360	360	8/9/2013	6	10/6/2013	3/6/2014	4/6/2014	9/6/2018	No
57	Loan	45	SMF I	Madison Center	120	119	300	299	7/30/2013	6	9/6/2013		9/6/2013	8/6/2023	No
58	Loan		RAIT Funding, LLC	Stonegate Corporate Center	120	120	360	360	8/14/2013	1	10/1/2013		10/1/2013	9/1/2023	No
59	Loan	46	RCMC	Promenade at Mokena	120	119	360	359	8/5/2013	5	9/5/2013		9/5/2013	8/5/2023	No
60	Loan		RMF	Canal Street Storage	120	120	300	300	8/23/2013	6	10/6/2013		10/6/2013	9/6/2023	No
61	Loan	8, 47	RCMC	Mustang Creek Plaza & Paloma Creek Shopping Center	120	118	360	358	7/2/2013	5	8/5/2013		8/5/2013	7/5/2023	No
61.01	Property			Mustang Creek Plaza
61.02	Property	48		Paloma Creek Shopping Center
62	Loan	49	The Bancorp Bank	The Shops at Wellesley	120	120	360	360	8/15/2013	5	10/5/2013		10/5/2013	9/5/2023	No
63	Loan		The Bancorp Bank	Hurley Plaza	120	120	360	360	8/14/2013	5	10/5/2013		10/5/2013	9/5/2023	No
64	Loan		RCMC	Pack Rat Self Storage	120	120	360	360	8/28/2013	5	10/5/2013		10/5/2013	9/5/2023	No
65	Loan		RAIT Funding, LLC	Auburn Business Park	120	119	360	359	7/3/2013	1	9/1/2013		9/1/2013	8/1/2023	No
65.01	Property			1270 Pacific Drive
65.02	Property			2600 Superior Court
65.03	Property			2630 Superior Court
65.04	Property			2660 Superior Court
66	Loan	50	RAIT Funding, LLC	Greenwood Corner Shops	120	120	360	360	8/7/2013	1	10/1/2013		10/1/2013	9/1/2023	No
67	Loan		The Bancorp Bank	City Centre Building	120	120	300	300	8/8/2013	5	10/5/2013		10/5/2013	9/5/2023	No
68	Loan	51	SMF I	Hampton Inn Rockwall	120	120	300	300	8/9/2013	6	10/6/2013		10/6/2013	9/6/2023	No
69	Loan		CGMRC	Hobby Lobby Plaza	120	120	360	360	8/12/2013	6	10/6/2013		10/6/2013	9/6/2023	No
70	Loan	8	CGMRC	Crawford-Devon Shopping Center	120	119	360	359	7/31/2013	6	9/6/2013		9/6/2013	8/6/2023	No
71	Loan		SMF I	Courtyard Apartments	120	120	360	360	8/8/2013	6	10/6/2013		10/6/2013	9/6/2023	No
72	Loan	8, 52	CGMRC	Camden Village	120	119	360	359	8/1/2013	6	9/6/2013		9/6/2013	8/6/2023	No
73	Loan	53	The Bancorp Bank	The Shoppes at River Chase	120	120	360	360	8/16/2013	5	10/5/2013		10/5/2013	9/5/2023	No
74	Loan		CGMRC	Candleridge Park Apartments	120	120	360	360	8/9/2013	6	10/6/2013		10/6/2013	9/6/2023	No
75	Loan		RMF	Creekstone Apartments	120	119	360	359	7/16/2013	6	9/6/2013		9/6/2013	8/6/2023	No
76	Loan	8, 54	RAIT Funding, LLC	Magnolia Court	120	118	360	358	6/25/2013	1	8/1/2013		8/1/2013	7/1/2023	No
77	Loan		SMF I	Blackhawk Apartments	120	120	360	360	8/29/2013	6	10/6/2013		10/6/2013	9/6/2023	No
78	Loan		The Bancorp Bank	Franklin North Village Apartments	120	118	360	358	6/21/2013	5	8/5/2013		8/5/2013	7/5/2023	No
79	Loan		The Bancorp Bank	Cayuga Professional Center	120	120	360	360	8/14/2013	5	10/5/2013		10/5/2013	9/5/2023	No
80	Loan	8	CGMRC	Whispering Oaks Apartments	60	59	360	359	7/30/2013	6	9/6/2013		9/6/2013	8/6/2018	No
81	Loan		The Bancorp Bank	Westport Shoppes	120	118	360	358	6/20/2013	5	8/5/2013		8/5/2013	7/5/2023	No
82	Loan	55	The Bancorp Bank	Knightdale Crossing	120	120	360	360	8/8/2013	5	10/5/2013		10/5/2013	9/5/2023	No
83	Loan		RMF	Smart & Final Center	120	119	360	360	7/16/2013	6	9/6/2013	8/6/2018	9/6/2018	8/6/2023	No
84	Loan		RMF	Westgate Plaza	120	120	300	300	8/22/2013	6	10/6/2013		10/6/2013	9/6/2023	No
85	Loan		RAIT Funding, LLC	Shoppes at Rivers Edge	120	120	300	300	8/23/2013	1	10/1/2013		10/1/2013	9/1/2023	No
86	Loan	56	The Bancorp Bank	Hampton Inn Kiln Creek	120	119	240	239	8/1/2013	5	9/5/2013		9/5/2013	8/5/2023	No
87	Loan		RMF	Upland Stor King	60	60	360	360	8/22/2013	6	10/6/2013		10/6/2013	9/6/2018	No
88	Loan		RMF	Highland Station	120	119	360	359	7/31/2013	6	9/6/2013		9/6/2013	8/6/2023	No
89	Loan		RMF	Expo Center	120	119	360	359	7/18/2013	6	9/6/2013		9/6/2013	8/6/2023	No
90	Loan		CGMRC	The Storme Portfolio	120	119	300	299	7/31/2013	6	9/6/2013		9/6/2013	8/6/2023	No
90.01	Property			Brookside Oval
90.02	Property			Shady Cove
90.03	Property			Brookside Way
91	Loan		The Bancorp Bank	Comfort Inn & Suites	120	120	300	300	8/6/2013	5	10/5/2013		10/5/2013	9/5/2023	No
92	Loan		The Bancorp Bank	Thoroughbred Village	120	119	360	359	8/1/2013	5	9/5/2013		9/5/2013	8/5/2023	No
93	Loan		CGMRC	The Landings Apartments	120	120	360	360	8/15/2013	6	10/6/2013		10/6/2013	9/6/2023	No
94	Loan		The Bancorp Bank	Emerson Courtyard	60	60	300	300	8/23/2013	5	10/5/2013		10/5/2013	9/5/2018	No
95	Loan	25	GSMC	NorthSteppe Realty 2	120	119	300	299	7/31/2013	6	9/6/2013		9/6/2013	8/6/2023	No
96	Loan	57	RAIT Funding, LLC	Orchard Plaza	120	117	240	237	5/24/2013	1	7/1/2013		7/1/2013	6/1/2023	No
97	Loan		CGMRC	Chase Bank Goodyear AZ	120	118	300	298	6/28/2013	6	8/6/2013		8/6/2013	7/6/2023	No

CGCMT 2013-GC15 Annex A

					Grace	Grace		Third	Third	Second	Second
Control	Loan /		Mortgage		Period-	Period-		Most Recent	Most Recent	Most Recent	Most Recent
Number	Property Flag	Footnotes	Loan Seller	Property Name	Late Fee	Default	Prepayment Provision (3)	NOI ($)	NOI Date	NOI ($)	NOI Date
1	Loan	8	CGMRC	South Beach Marriott	0	0	Lockout/24_Defeasance/33_0%/3	8,325,005	12/31/2011	8,300,446	12/31/2012
2	Loan	9	CGMRC	125 Third Avenue	0	0	Lockout/25_Defeasance/91_0%/4	3,915,785	12/31/2011	3,951,046	12/31/2012
3	Loan		GSMC	Emerald Isle Apartments	0	0	Lockout/23_YM/93_0%/4	4,632,353	12/31/2011	4,732,494	12/31/2012
4	Loan	10	CGMRC	400 Broome Street	0	0	Lockout/26_Defeasance/90_0%/4	3,245,700	12/31/2011	3,485,978	12/31/2012
5	Loan		CGMRC	SkySong Center	0	0	Lockout/24_Defeasance/92_0%/4	4,195,491	12/31/2011	4,724,067	12/31/2012
5.01	Property			SkySong Center I				2,603,546	12/31/2011	2,768,918	12/31/2012
5.02	Property			SkySong Center II				1,591,945	12/31/2011	1,955,149	12/31/2012
6	Loan	11, 12	RMF	735 Sixth Avenue	0	0	Lockout/25_Defeasance/88_0%/7	2,255,276	12/31/2011	2,295,184	12/31/2012
7	Loan		CGMRC	Mountain Gate Plaza	0	0	Lockout/25_Defeasance/31_0%/4	2,702,602	12/31/2011	3,359,803	12/31/2012
8	Loan		GSMC	Riverbend Shopping Center	5 days grace, once per calendar year	0	Lockout/24_Defeasance/92_0%/4	2,688,540	12/31/2011	2,575,018	12/31/2012
9	Loan	13, 14	RMF	Parkway Centre East	0	0	Lockout/24_>YM or 1%/92_0%/4	628,474	12/31/2011	1,699,466	12/31/2012
10	Loan	8, 15	SMF I	Group 10 Hotel Portfolio	0	0	Lockout/24_Defeasance/91_0%/5	3,459,405	12/31/2011	3,279,340	12/31/2012
10.01	Property			Fairfield Inn & Suites				1,267,550	12/31/2011	1,247,555	12/31/2012
10.02	Property			Springhill Suites				1,091,045	12/31/2011	1,164,538	12/31/2012
10.03	Property			Four Points by Sheraton				1,100,811	12/31/2011	867,246	12/31/2012
11	Loan		CGMRC	Columbia Square	0	0	Lockout/24_Defeasance or >YM or 1%/33_0%/3	2,140,648	12/31/2011	2,177,941	12/31/2012
12	Loan		CGMRC	Storage Pro - Knoxville Portfolio	0	0	Lockout/25_Defeasance/91_0%/4	2,793,235	12/31/2011	2,820,529	12/31/2012
12.01	Property			Central Avenue				452,822	12/31/2011	486,321	12/31/2012
12.02	Property			Alcoa				299,845	12/31/2011	304,439	12/31/2012
12.03	Property			Unicorn Drive				498,851	12/31/2011	492,060	12/31/2012
12.04	Property			Chapman Highway				364,066	12/31/2011	342,675	12/31/2012
12.05	Property			Walker Blvd				352,951	12/31/2011	375,329	12/31/2012
12.06	Property			Linden Avenue				294,946	12/31/2011	321,795	12/31/2012
12.07	Property			Kingston Pike				280,871	12/31/2011	270,648	12/31/2012
12.08	Property			Middlebrook Pike				248,883	12/31/2011	227,262	12/31/2012
13	Loan		GSMC	Carmel Executive Park	0	0	Lockout/25_Defeasance/32_0%/3	1,605,212	12/31/2011	1,907,113	12/31/2012
14	Loan	16	RAIT Funding, LLC	PNC Bank	0	5	Lockout/24_Defeasance/92_0%/4	511,022	12/31/2011	494,136	12/31/2012
15	Loan	16	RAIT Funding, LLC	CVS Pharmacy	0	5	Lockout/24_Defeasance/92_0%/4	337,777	12/31/2011	416,253	12/31/2012
16	Loan	16	RAIT Funding, LLC	Bank of America	0	5	Lockout/24_Defeasance/92_0%/4	222,210	12/31/2011	226,339	12/31/2012
17	Loan	16	RAIT Funding, LLC	Wells Fargo	0	5	Lockout/24_Defeasance/92_0%/4	73,988	12/31/2011	74,354	12/31/2012
18	Loan	16, 17	RAIT Funding, LLC	BP North America	0	5	Lockout/24_Defeasance/92_0%/4	134,378	12/31/2011	148,974	12/31/2012
19	Loan	16	RAIT Funding, LLC	Wendy’s	0	5	Lockout/24_Defeasance/92_0%/4	43,038	12/31/2011	35,947	12/31/2012
20	Loan	8, 18, 19, 20, 21, 22	RMF	Walpole Shopping Mall	0	0	Lockout/24_Defeasance/92_0%/4	4,451,710	12/31/2011	4,696,472	12/31/2012
21	Loan	23	RMF	St. Augustine	0	5	Lockout/24_Defeasance/92_0%/4	2,322,187	12/31/2011	2,391,852	12/31/2012
22	Loan		GSMC	Fairview Center	0	5 days grace, once per calendar year	Lockout/24_Defeasance/91_0%/5	3,583,562	12/31/2011	3,489,071	12/31/2012
23	Loan	24, 25	GSMC	NorthSteppe Realty 1	5 days grace, once per calendar year	0	Lockout/25_Defeasance/91_0%/4	1,674,965	12/31/2011	1,981,264	12/31/2012
24	Loan		CGMRC	Morgan & Meeker	0	0	Lockout/25_Defeasance/92_0%/3	1,428,854	12/31/2011	1,448,709	12/31/2012
25	Loan	8, 26	RCMC	SC Warehouse Score I Portfolio	0	0	Lockout/26_Defeasance/90_0%/4	241,112	12/31/2011	419,531	12/31/2012
25.01	Property	27		1020 Idlewilde Boulevard				137,730	12/31/2011	114,029	12/31/2012
25.02	Property			1001 and 1005 Technology Drive				N/A	N/A	N/A	N/A
25.03	Property			7421 Spartan Boulevard East				N/A	N/A	N/A	N/A
25.04	Property			3430 Platt Springs Road				125,533	12/31/2011	208,869	12/31/2012
25.05	Property			103 Lachicotte Road				N/A	N/A	N/A	N/A
25.06	Property			30 Commerce Boulevard				(22,151)	12/31/2011	26,667	12/31/2012
25.07	Property			1025 Technology Drive				N/A	N/A	N/A	N/A
25.08	Property			251 Corporate Park Boulevard				N/A	N/A	69,966	12/31/2012
26	Loan	28, 29	RCMC	Fairfield Business Center	0	0	Lockout/25_Defeasance/28_0%/7	969,397	12/31/2011	1,496,728	12/31/2012
26.01	Property			353 Route 46 Building C				N/A	N/A	N/A	N/A
26.02	Property			373 Route 46 Building E				N/A	N/A	N/A	N/A
26.03	Property			373 Route 46 Building D				N/A	N/A	N/A	N/A
26.04	Property			333 Route 46 Building A				N/A	N/A	N/A	N/A
26.05	Property			333 Route 46 Building B				N/A	N/A	N/A	N/A
26.06	Property			363 Route 46 Building I				N/A	N/A	N/A	N/A
26.07	Property			343 Route 46 Building H				N/A	N/A	N/A	N/A
27	Loan		The Bancorp Bank	Hyatt Place	0	0	Lockout/24_Defeasance/92_0%/4	1,700,492	12/31/2011	1,789,648	12/31/2012
28	Loan		CGMRC	75 19th Street	0	0	Lockout/25_Defeasance/31_0%/4	1,384,642	12/31/2011	1,450,117	12/31/2012
29	Loan	8	RMF	HGI Shreveport & HI Natchez	0	0	Lockout/24_Defeasance/92_0%/4	1,705,360	12/31/2011	1,826,985	12/31/2012
29.01	Property			HI Natchez				877,275	12/31/2011	1,038,578	12/31/2012
29.02	Property			HGI Shreveport				828,084	12/31/2011	788,408	12/31/2012
30	Loan	30	RCMC	Preston Creek Shopping Center	0	0	Lockout/24_Defeasance/32_0%/4	859,214	12/31/2011	901,022	12/31/2012
31	Loan		SMF I	Spectrum Office Building	0	0	Lockout/24_Defeasance/92_0%/4	941,776	12/31/2011	891,394	12/31/2012
32	Loan	8, 31	RCMC	Hampton Inn & Suites Folsom	0	0	Lockout/24_Defeasance/92_0%/4	1,117,959	12/31/2011	1,221,431	12/31/2012
33	Loan	32	RAIT Funding, LLC	BJ’s Wholesale Club	5	5	Lockout/25_Defeasance/91_0%/4	739,451	12/31/2011	736,462	12/31/2012
34	Loan		RMF	Live Oak Trace	0	0	Lockout/25_Defeasance/32_0%/3	N/A	N/A	330,360	12/31/2012
35	Loan	33, 34	SMF I	Shoppes of Southbay	0	0	Lockout/24_Defeasance/91_0%/5	1,070,366	12/31/2011	1,375,972	12/31/2012
36	Loan	35	RAIT Funding, LLC	Offices at the Promenade	0	5	Lockout/26_Defeasance/30_0%/4	426,939	12/31/2011	898,792	12/31/2012
37	Loan		GSMC	College Center at Abella	0	0	Lockout/24_Defeasance/92_0%/4	1,000,022	12/31/2011	944,273	12/31/2012
38	Loan	8	RMF	HGI Victorville	0	0	Lockout/25_Defeasance/91_0%/4	1,508,867	12/31/2011	1,500,100	12/31/2012
39	Loan		GSMC	Creekview Commons	0	0	Lockout/25_Defeasance/90_0%/5	965,432	12/31/2011	961,913	12/31/2012
40	Loan		RAIT Funding, LLC	Main Street at Conyers	0	5	Lockout/25_Defeasance/91_0%/4	850,068	12/31/2011	994,861	12/31/2012
41	Loan	36, 37	RCMC	O’Malley Square	0	0	Lockout/24_Defeasance/92_0%/4	867,740	12/31/2011	967,455	12/31/2012
42	Loan	8	GSMC	100 Lexington	5 days grace, once per calendar year, following written notice from lender	0	Lockout/24_Defeasance/92_0%/4	510,247	12/31/2011	682,802	12/31/2012
43	Loan	38	CGMRC	Greystone Village	0	0	Lockout/24_Defeasance/93_0%/3	805,926	12/31/2011	947,500	12/31/2012
44	Loan		RMF	Plantation Apartments	0	0	Lockout/25_Defeasance/32_0%/3	860,540	12/31/2011	777,212	12/31/2012
45	Loan		RMF	Woodchase Apartments	0	0	Lockout/25_Defeasance/90_0%/5	652,828	12/31/2011	607,590	12/31/2012
46	Loan	39	RAIT Funding, LLC	Rivers Business Commons	0	5	Lockout/25_>YM or 1%/91_0%/4	457,326	12/31/2011	N/A	N/A

CGCMT 2013-GC15 Annex A

					Grace	Grace		Third	Third	Second	Second
Control	Loan /		Mortgage		Period-	Period-		Most Recent	Most Recent	Most Recent	Most Recent
Number	Property Flag	Footnotes	Loan Seller	Property Name	Late Fee	Default	Prepayment Provision (3)	NOI ($)	NOI Date	NOI ($)	NOI Date
47	Loan	40, 41	SMF I	Acworth Crossing	0	0	Lockout/24_Defeasance/92_0%/4	1,098,303	12/31/2011	929,035	12/31/2012
48	Loan		CGMRC	Silverado Self Storage	0	0	Lockout/24_>YM or 1%/30_0%/6	959,013	12/31/2011	889,860	12/31/2012
49	Loan		GSMC	Rivercrest Wal-Mart Portfolio 5	0	0	Lockout/25_Defeasance/91_0%/4	N/A	N/A	N/A	N/A
49.01	Property			Market at Locust Grove				N/A	N/A	N/A	N/A
49.02	Property			River Oaks				N/A	N/A	N/A	N/A
49.03	Property			Lexington Shops				N/A	N/A	N/A	N/A
50	Loan	42	GSMC	Holiday Inn & Suites Stockbridge	5 days grace, once per calendar year	0	Lockout/24_Defeasance/92_0%/4	990,043	12/31/2011	1,181,798	12/31/2012
51	Loan		RMF	Tampa Festival	0	0	Lockout/24_Defeasance/92_0%/4	834,248	12/31/2011	908,176	12/31/2012
52	Loan	43	The Bancorp Bank	The Cornerstone Building	0	0	Lockout/24_Defeasance/92_0%/4	622,267	12/31/2011	684,982	12/31/2012
53	Loan		CGMRC	The Albuquerque Center	0	0	Lockout/24_Defeasance/92_0%/4	793,677	12/31/2011	776,828	12/31/2012
54	Loan	44	RMF	165 Eldridge Street	0	0	>YM or 1%/25_Defeasance/91_0%/4	685,561	12/31/2011	673,504	12/31/2012
55	Loan		SMF I	Kenridge Apartments	0	0	Lockout/25_Defeasance/91_0%/4	N/A	N/A	654,510	12/31/2012
56	Loan	8	SMF I	Martin Downs Town Center	0	0	Lockout/24_Defeasance/32_0%/4	698,831	12/31/2011	756,874	12/31/2012
57	Loan	45	SMF I	Madison Center	0	0	Lockout/24_>YM or 1%/92_0%/4	N/A	N/A	1,280,717	12/31/2012
58	Loan		RAIT Funding, LLC	Stonegate Corporate Center	5	5	Lockout/24_Defeasance/92_0%/4	429,311	12/31/2011	699,707	12/31/2012
59	Loan	46	RCMC	Promenade at Mokena	0	0	Lockout/25_Defeasance/91_0%/4	604,957	12/31/2011	562,615	12/31/2012
60	Loan		RMF	Canal Street Storage	0	0	Lockout/24_Defeasance/92_0%/4	645,569	6/30/2011	633,155	6/30/2012
61	Loan	8, 47	RCMC	Mustang Creek Plaza & Paloma Creek Shopping Center	0	0	Lockout/26_Defeasance/90_0%/4	N/A	N/A	514,081	12/31/2012
61.01	Property			Mustang Creek Plaza				N/A	N/A	233,046	12/31/2012
61.02	Property	48		Paloma Creek Shopping Center				N/A	N/A	281,035	12/31/2012
62	Loan	49	The Bancorp Bank	The Shops at Wellesley	0	0	Lockout/24_Defeasance/92_0%/4	680,537	12/31/2011	634,930	12/31/2012
63	Loan		The Bancorp Bank	Hurley Plaza	0	0	Lockout/24_Defeasance/92_0%/4	N/A	N/A	N/A	N/A
64	Loan		RCMC	Pack Rat Self Storage	5 days grace, once per calendar year, following written notice from lender	0	Lockout/24_Defeasance/92_0%/4	531,028	12/31/2011	615,142	12/31/2012
65	Loan		RAIT Funding, LLC	Auburn Business Park	0	5	Lockout/25_Defeasance/90_0%/5	457,103	12/31/2011	338,139	12/31/2012
65.01	Property			1270 Pacific Drive				N/A	N/A	N/A	N/A
65.02	Property			2600 Superior Court				268,629	12/31/2011	235,833	12/31/2012
65.03	Property			2630 Superior Court				91,353	12/31/2011	125,459	12/31/2012
65.04	Property			2660 Superior Court				97,121	12/31/2011	(23,153)	12/31/2012
66	Loan	50	RAIT Funding, LLC	Greenwood Corner Shops	0	5	Lockout/24_Defeasance/92_0%/4	476,539	12/31/2011	N/A	N/A
67	Loan		The Bancorp Bank	City Centre Building	0	0	Lockout/24_Defeasance/92_0%/4	N/A	N/A	563,402	12/31/2012
68	Loan	51	SMF I	Hampton Inn Rockwall	0	0	Lockout/24_Defeasance/92_0%/4	635,449	12/31/2011	680,256	12/31/2012
69	Loan		CGMRC	Hobby Lobby Plaza	0	0	Lockout/24_Defeasance/92_0%/4	634,806	12/31/2011	690,671	12/31/2012
70	Loan	8	CGMRC	Crawford-Devon Shopping Center	0	0	Lockout/25_Defeasance/92_0%/3	586,558	12/31/2011	477,384	12/31/2012
71	Loan		SMF I	Courtyard Apartments	0	0	Lockout/24_Defeasance/92_0%/4	269,113	12/31/2011	422,250	12/31/2012
72	Loan	8, 52	CGMRC	Camden Village	0	0	Lockout/25_Defeasance/92_0%/3	267,522	12/31/2011	279,199	12/31/2012
73	Loan	53	The Bancorp Bank	The Shoppes at River Chase	0	0	Lockout/24_Defeasance/92_0%/4	447,254	12/31/2011	451,467	12/31/2012
74	Loan		CGMRC	Candleridge Park Apartments	0	0	Lockout/24_Defeasance/92_0%/4	N/A	N/A	297,260	12/31/2012
75	Loan		RMF	Creekstone Apartments	0	0	Lockout/25_Defeasance/90_0%/5	395,000	12/31/2011	461,000	12/31/2012
76	Loan	8, 54	RAIT Funding, LLC	Magnolia Court	0	5	Lockout/26_Defeasance/90_0%/4	N/A	N/A	N/A	N/A
77	Loan		SMF I	Blackhawk Apartments	0	0	Lockout/24_Defeasance/92_0%/4	402,840	12/31/2011	482,534	12/31/2012
78	Loan		The Bancorp Bank	Franklin North Village Apartments	0	0	Lockout/26_Defeasance/90_0%/4	624,721	12/31/2011	529,465	12/31/2012
79	Loan		The Bancorp Bank	Cayuga Professional Center	0	0	Lockout/24_Defeasance/92_0%/4	453,981	12/31/2011	470,334	12/31/2012
80	Loan	8	CGMRC	Whispering Oaks Apartments	0	0	Lockout/25_Defeasance/31_0%/4	290,342	12/31/2011	408,333	12/31/2012
81	Loan		The Bancorp Bank	Westport Shoppes	0	0	Lockout/26_Defeasance/90_0%/4	386,911	12/31/2011	432,902	12/31/2012
82	Loan	55	The Bancorp Bank	Knightdale Crossing	0	0	Lockout/24_Defeasance/90_0%/6	172,967	12/31/2011	344,413	12/31/2012
83	Loan		RMF	Smart & Final Center	0	0	Lockout/25_Defeasance/91_0%/4	579,587	12/31/2011	522,850	12/31/2012
84	Loan		RMF	Westgate Plaza	0	0	Lockout/24_Defeasance/92_0%/4	389,161	12/31/2011	435,433	12/31/2012
85	Loan		RAIT Funding, LLC	Shoppes at Rivers Edge	0	5	Lockout/24_Defeasance/92_0%/4	N/A	N/A	N/A	N/A
86	Loan	56	The Bancorp Bank	Hampton Inn Kiln Creek	0	0	Lockout/25_Defeasance/91_0%/4	428,174	12/31/2011	401,760	12/31/2012
87	Loan		RMF	Upland Stor King	0	0	Lockout/24_Defeasance/32_0%/4	351,061	12/31/2011	307,481	12/31/2012
88	Loan		RMF	Highland Station	0	0	Lockout/25_Defeasance/91_0%/4	31,876	12/31/2011	82,724	12/31/2012
89	Loan		RMF	Expo Center	0	0	Lockout/25_Defeasance/91_0%/4	228,013	12/31/2011	284,387	12/31/2012
90	Loan		CGMRC	The Storme Portfolio	0	0	Lockout/25_Defeasance/92_0%/3	561,591	12/31/2011	613,335	12/31/2012
90.01	Property			Brookside Oval				271,741	12/31/2011	317,270	12/31/2012
90.02	Property			Shady Cove				143,137	12/31/2011	160,985	12/31/2012
90.03	Property			Brookside Way				146,713	12/31/2011	135,080	12/31/2012
91	Loan		The Bancorp Bank	Comfort Inn & Suites	0	0	Lockout/24_Defeasance/93_0%/3	787,712	12/31/2011	823,727	12/31/2012
92	Loan		The Bancorp Bank	Thoroughbred Village	0	0	Lockout/25_Defeasance/91_0%/4	253,963	12/31/2011	286,283	12/31/2012
93	Loan		CGMRC	The Landings Apartments	0	0	Lockout/24_Defeasance/93_0%/3	260,942	12/31/2011	303,271	12/31/2012
94	Loan		The Bancorp Bank	Emerson Courtyard	0	0	Lockout/24_Defeasance/32_0%/4	252,524	12/31/2011	276,425	12/31/2012
95	Loan	25	GSMC	NorthSteppe Realty 2	5 days grace, once per calendar year	0	Lockout/25_Defeasance/91_0%/4	256,838	12/31/2011	289,470	12/31/2012
96	Loan	57	RAIT Funding, LLC	Orchard Plaza	5	5	Lockout/27_Defeasance/89_0%/4	108,915	12/31/2011	65,557	12/31/2012
97	Loan		CGMRC	Chase Bank Goodyear AZ	0	0	Lockout/26_Defeasance/91_0%/3	N/A	N/A	N/A	N/A

CGCMT 2013-GC15 Annex A

														Debt Yield on
Control	Loan /		Mortgage		Most Recent	Most Recent	Most Recent	Most Recent	Most Recent	Most Recent	Underwritten	Underwritten	Underwritten Net	Underwritten Net
Number	Property Flag	Footnotes	Loan Seller	Property Name	EGI (if past 2012) ($)	Expenses (if past 2012) ($)	NOI (if past 2012) ($)	NOI Date (if past 2012)	# of months	Description	EGI ($)	Expenses ($)	Operating Income ($)	Operating Income (%)
1	Loan	8	CGMRC	South Beach Marriott	24,941,994	14,838,015	10,103,979	5/31/2013	12	Trailing 12	25,288,406	15,626,108	9,662,298	14.9%
2	Loan	9	CGMRC	125 Third Avenue	6,577,244	2,650,024	3,927,220	4/30/2013	12	Trailing 12	7,529,773	2,398,289	5,131,484	8.6%
3	Loan		GSMC	Emerald Isle Apartments	7,019,132	2,332,658	4,686,474	6/30/2013	12	Trailing 12	6,980,850	2,349,702	4,631,149	8.2%
4	Loan	10	CGMRC	400 Broome Street	5,603,009	2,177,384	3,425,625	4/30/2013	12	Trailing 12	7,126,210	2,607,744	4,518,466	9.0%
5	Loan		CGMRC	SkySong Center	7,023,831	2,064,780	4,959,051	4/30/2013	12	Trailing 12	7,027,264	2,324,528	4,702,736	10.2%
5.01	Property			SkySong Center I	3,743,427	968,067	2,775,360	4/30/2013	12	Trailing 12	3,519,106	1,086,367	2,432,739
5.02	Property			SkySong Center II	3,280,404	1,096,713	2,183,691	4/30/2013	12	Trailing 12	3,508,158	1,238,161	2,269,997
6	Loan	11, 12	RMF	735 Sixth Avenue	2,585,700	276,699	2,309,001	5/31/2013	12	Trailing 12	2,806,064	354,632	2,451,433	7.2%
7	Loan		CGMRC	Mountain Gate Plaza	5,502,053	1,813,783	3,688,270	5/31/2013	12	Trailing 12	5,766,441	1,872,721	3,893,720	12.5%
8	Loan		GSMC	Riverbend Shopping Center	3,324,415	769,602	2,554,813	5/31/2013	12	Trailing 12	3,407,457	752,004	2,655,453	9.3%
9	Loan	13, 14	RMF	Parkway Centre East	3,232,184	1,175,631	2,056,553	3/31/2013	12	Trailing 12	3,561,171	1,027,091	2,534,080	9.2%
10	Loan	8, 15	SMF I	Group 10 Hotel Portfolio	9,946,878	6,513,334	3,433,544	5/31/2013	12	Trailing 12	9,946,878	6,658,195	3,288,683	12.6%
10.01	Property			Fairfield Inn & Suites	2,996,376	1,602,485	1,393,891	5/31/2013	12	Trailing 12	2,996,376	1,643,383	1,352,993
10.02	Property			Springhill Suites	2,988,876	1,822,254	1,166,622	5/31/2013	12	Trailing 12	2,988,876	1,903,361	1,085,516
10.03	Property			Four Points by Sheraton	3,961,625	3,088,594	873,031	5/31/2013	12	Trailing 12	3,961,625	3,111,451	850,174
11	Loan		CGMRC	Columbia Square	3,680,031	1,485,979	2,194,052	6/30/2013	12	Trailing 12	3,965,859	1,562,916	2,402,943	9.8%
12	Loan		CGMRC	Storage Pro - Knoxville Portfolio	3,344,289	462,887	2,881,402	4/30/2013	12	Trailing 12	3,344,289	1,385,024	1,959,265	10.2%
12.01	Property			Central Avenue	589,989	79,089	510,900	4/30/2013	12	Trailing 12	589,989	223,362	366,627
12.02	Property			Alcoa	349,555	45,317	304,238	4/30/2013	12	Trailing 12	349,555	140,729	208,826
12.03	Property			Unicorn Drive	598,614	110,316	488,298	4/30/2013	12	Trailing 12	598,614	311,154	287,460
12.04	Property			Chapman Highway	421,661	63,134	358,527	4/30/2013	12	Trailing 12	421,661	183,242	238,419
12.05	Property			Walker Blvd	424,640	35,158	389,482	4/30/2013	12	Trailing 12	424,640	140,429	284,211
12.06	Property			Linden Avenue	373,425	40,044	333,381	4/30/2013	12	Trailing 12	373,425	139,629	233,796
12.07	Property			Kingston Pike	317,353	51,462	265,891	4/30/2013	12	Trailing 12	317,353	136,554	180,799
12.08	Property			Middlebrook Pike	269,052	38,367	230,685	4/30/2013	12	Trailing 12	269,052	109,925	159,127
13	Loan		GSMC	Carmel Executive Park	3,740,439	1,559,866	2,180,573	5/31/2013	5	Annualized	3,744,786	1,555,924	2,188,861	12.2%
14	Loan	16	RAIT Funding, LLC	PNC Bank	520,000	18,226	501,774	5/31/2013	12	Trailing 12	597,607	8,964	588,643	9.4%
15	Loan	16	RAIT Funding, LLC	CVS Pharmacy	449,412	85,534	363,878	5/31/2013	12	Trailing 12	484,122	62,200	421,922	9.4%
16	Loan	16	RAIT Funding, LLC	Bank of America	250,000	15,255	234,745	5/31/2013	12	Trailing 12	288,979	4,335	284,644	9.4%
17	Loan	16	RAIT Funding, LLC	Wells Fargo	100,000	17,962	82,038	5/31/2013	12	Trailing 12	114,625	1,719	112,906	9.4%
18	Loan	16, 17	RAIT Funding, LLC	BP North America	172,500	16,266	156,234	5/31/2013	12	Trailing 12	229,868	44,212	185,656	9.4%
19	Loan	16	RAIT Funding, LLC	Wendy’s	60,000	16,165	43,835	5/31/2013	12	Trailing 12	68,775	1,032	67,743	9.4%
20	Loan	8, 18, 19, 20, 21, 22	RMF	Walpole Shopping Mall	7,293,423	2,254,190	5,039,234	6/30/2013	12	Trailing 12	8,025,274	2,082,722	5,942,553	9.2%
21	Loan	23	RMF	St. Augustine	N/A	N/A	N/A	N/A	N/A	Not Available	2,979,381	791,970	2,187,410	12.5%
22	Loan		GSMC	Fairview Center	4,676,816	1,051,541	3,625,275	6/30/2013	12	Trailing 12	4,337,325	989,267	3,348,058	19.7%
23	Loan	24, 25	GSMC	NorthSteppe Realty 1	3,156,234	1,143,886	2,012,348	5/31/2013	12	Trailing 12	3,063,552	1,224,612	1,838,940	11.3%
24	Loan		CGMRC	Morgan & Meeker	N/A	N/A	N/A	N/A	N/A	Not Available	2,005,807	486,159	1,519,648	9.4%
25	Loan	8, 26	RCMC	SC Warehouse Score I Portfolio	805,832	307,382	498,450	3/31/2013	12	Trailing 12	2,453,563	643,876	1,809,687	11.6%
25.01	Property	27		1020 Idlewilde Boulevard	250,504	91,339	159,165	3/31/2013	12	Trailing 12	730,893	130,678	600,215
25.02	Property			1001 and 1005 Technology Drive	N/A	N/A	N/A	N/A	N/A	Not Available	442,250	94,279	347,971
25.03	Property			7421 Spartan Boulevard East	N/A	N/A	N/A	N/A	N/A	Not Available	396,866	88,020	308,846
25.04	Property			3430 Platt Springs Road	365,831	147,410	218,421	3/31/2013	12	Trailing 12	406,033	161,914	244,119
25.05	Property			103 Lachicotte Road	N/A	N/A	N/A	N/A	N/A	Not Available	231,912	48,374	183,538
25.06	Property			30 Commerce Boulevard	64,800	33,932	30,868	3/31/2013	12	Trailing 12	83,283	42,959	40,324
25.07	Property			1025 Technology Drive	N/A	N/A	N/A	N/A	N/A	Not Available	162,326	42,862	119,464
25.08	Property			251 Corporate Park Boulevard	124,697	34,701	89,996	3/31/2013	12	Trailing 12	N/A	34,790	(34,790)
26	Loan	28, 29	RCMC	Fairfield Business Center	3,248,799	1,738,655	1,510,144	5/31/2013	12	Trailing 12	3,390,156	1,699,979	1,690,177	11.0%
26.01	Property			353 Route 46 Building C	N/A	N/A	N/A	N/A	N/A	Not Available	N/A	N/A	N/A
26.02	Property			373 Route 46 Building E	N/A	N/A	N/A	N/A	N/A	Not Available	N/A	N/A	N/A
26.03	Property			373 Route 46 Building D	N/A	N/A	N/A	N/A	N/A	Not Available	N/A	N/A	N/A
26.04	Property			333 Route 46 Building A	N/A	N/A	N/A	N/A	N/A	Not Available	N/A	N/A	N/A
26.05	Property			333 Route 46 Building B	N/A	N/A	N/A	N/A	N/A	Not Available	N/A	N/A	N/A
26.06	Property			363 Route 46 Building I	N/A	N/A	N/A	N/A	N/A	Not Available	N/A	N/A	N/A
26.07	Property			343 Route 46 Building H	N/A	N/A	N/A	N/A	N/A	Not Available	N/A	N/A	N/A
27	Loan		The Bancorp Bank	Hyatt Place	4,847,144	2,779,994	2,067,150	7/31/2013	12	Trailing 12	4,734,681	2,992,418	1,742,263	12.0%
28	Loan		CGMRC	75 19th Street	2,148,498	608,854	1,539,644	6/30/2013	12	Trailing 12	2,286,221	686,404	1,599,817	11.2%
29	Loan	8	RMF	HGI Shreveport & HI Natchez	5,929,175	3,866,259	2,062,917	6/30/2013	12	Trailing 12	5,972,632	3,890,116	2,082,516	14.7%
29.01	Property			HI Natchez	2,732,549	1,416,019	1,316,531	6/30/2013	12	Trailing 12	2,732,549	1,433,502	1,299,048
29.02	Property			HGI Shreveport	3,196,626	2,450,240	746,386	6/30/2013	12	Trailing 12	3,240,083	2,456,614	783,468
30	Loan	30	RCMC	Preston Creek Shopping Center	N/A	N/A	N/A	N/A	N/A	Not Available	2,264,217	749,194	1,515,023	10.9%
31	Loan		SMF I	Spectrum Office Building	2,094,953	1,200,026	894,927	4/30/2013	12	Trailing 12	2,594,458	1,118,053	1,476,404	10.9%
32	Loan	8, 31	RCMC	Hampton Inn & Suites Folsom	3,945,397	2,261,516	1,683,881	7/31/2013	12	Trailing 12	3,945,397	2,363,357	1,582,040	11.7%
33	Loan	32	RAIT Funding, LLC	BJ’s Wholesale Club	823,409	86,947	736,462	6/30/2013	12	Trailing 12	1,907,982	255,326	1,652,656	12.3%
34	Loan		RMF	Live Oak Trace	2,345,568	1,174,283	1,171,286	5/31/2013	5	Annualized	2,358,277	1,202,651	1,155,626	9.1%
35	Loan	33, 34	SMF I	Shoppes of Southbay	N/A	N/A	N/A	N/A	N/A	Not Available	1,785,066	471,068	1,313,998	10.6%
36	Loan	35	RAIT Funding, LLC	Offices at the Promenade	2,016,405	953,834	1,062,571	5/31/2013	12	Trailing 12	2,204,356	966,498	1,237,857	10.3%
37	Loan		GSMC	College Center at Abella	1,785,112	724,889	1,060,223	4/30/2013	12	Trailing 12	1,968,965	701,527	1,267,438	10.8%
38	Loan	8	RMF	HGI Victorville	4,600,105	2,964,838	1,635,267	5/31/2013	12	Trailing 12	4,600,105	3,003,693	1,596,412	13.9%
39	Loan		GSMC	Creekview Commons	1,733,998	659,204	1,074,794	5/31/2013	12	Trailing 12	1,702,044	652,873	1,049,171	9.3%
40	Loan		RAIT Funding, LLC	Main Street at Conyers	1,727,288	680,485	1,046,803	4/30/2013	12	Trailing 12	1,681,159	736,330	944,829	8.9%
41	Loan	36, 37	RCMC	O’Malley Square	1,647,042	621,165	1,025,877	5/31/2013	12	Trailing 12	1,769,872	714,462	1,055,410	10.2%
42	Loan	8	GSMC	100 Lexington	1,434,757	590,410	844,347	6/30/2013	12	Trailing 12	1,645,409	649,630	995,779	10.0%
43	Loan	38	CGMRC	Greystone Village	1,290,345	320,171	970,174	5/31/2013	12	Trailing 12	1,388,974	335,793	1,053,181	10.7%
44	Loan		RMF	Plantation Apartments	1,920,190	984,445	935,745	7/31/2013	9	Trailing 9	2,000,450	1,127,520	872,929	8.9%
45	Loan		RMF	Woodchase Apartments	2,105,566	1,304,689	800,877	6/30/2013	12	Trailing 12	2,265,782	1,314,974	950,808	9.8%
46	Loan	39	RAIT Funding, LLC	Rivers Business Commons	1,336,597	528,026	808,571	3/31/2013	12	Trailing 12	1,622,523	625,022	997,500	10.6%

CGCMT 2013-GC15 Annex A

														Debt Yield on
Control	Loan /		Mortgage		Most Recent	Most Recent	Most Recent	Most Recent	Most Recent	Most Recent	Underwritten	Underwritten	Underwritten Net	Underwritten Net
Number	Property Flag	Footnotes	Loan Seller	Property Name	EGI (if past 2012) ($)	Expenses (if past 2012) ($)	NOI (if past 2012) ($)	NOI Date (if past 2012)	# of months	Description	EGI ($)	Expenses ($)	Operating Income ($)	Operating Income (%)
47	Loan	40, 41	SMF I	Acworth Crossing	1,608,175	518,851	1,089,324	6/30/2013	12	Trailing 12	1,684,211	508,354	1,175,858	12.5%
48	Loan		CGMRC	Silverado Self Storage	1,244,243	324,010	920,233	6/30/2013	12	Trailing 12	1,244,243	326,083	918,160	9.9%
49	Loan		GSMC	Rivercrest Wal-Mart Portfolio 5	N/A	N/A	N/A	N/A	N/A	Not Available	1,354,352	310,335	1,044,015	11.6%
49.01	Property			Market at Locust Grove	N/A	N/A	N/A	N/A	N/A	Not Available	559,038	137,975	421,062
49.02	Property			River Oaks	N/A	N/A	N/A	N/A	N/A	Not Available	461,702	86,772	374,930
49.03	Property			Lexington Shops	N/A	N/A	N/A	N/A	N/A	Not Available	333,612	85,588	248,023
50	Loan	42	GSMC	Holiday Inn & Suites Stockbridge	3,427,589	2,182,072	1,245,517	6/30/2013	12	Trailing 12	3,427,589	2,189,124	1,238,465	13.8%
51	Loan		RMF	Tampa Festival	1,504,234	410,005	1,094,229	7/31/2013	12	Trailing 12	1,505,823	492,636	1,013,187	11.4%
52	Loan	43	The Bancorp Bank	The Cornerstone Building	1,156,592	425,161	731,431	6/30/2013	12	Trailing 12	1,360,958	533,665	827,293	10.8%
53	Loan		CGMRC	The Albuquerque Center	1,147,758	313,068	834,690	4/30/2013	4	Annualized	1,172,738	385,315	787,423	10.3%
54	Loan	44	RMF	165 Eldridge Street	1,119,280	409,980	709,300	6/30/2013	12	Trailing 12	1,094,115	442,167	651,948	8.7%
55	Loan		SMF I	Kenridge Apartments	2,137,673	1,420,804	716,869	6/30/2013	12	Trailing 12	2,190,817	1,405,758	785,059	11.1%
56	Loan	8	SMF I	Martin Downs Town Center	N/A	N/A	N/A	N/A	N/A	Not Available	1,077,691	335,033	742,657	10.6%
57	Loan	45	SMF I	Madison Center	1,638,682	429,179	1,209,503	6/30/2013	12	Trailing 12	1,798,800	604,922	1,193,877	17.1%
58	Loan		RAIT Funding, LLC	Stonegate Corporate Center	1,179,926	371,783	808,143	5/31/2013	12	Trailing 12	1,241,056	495,983	745,073	11.0%
59	Loan	46	RCMC	Promenade at Mokena	785,288	262,246	523,042	4/30/2013	12	Trailing 12	965,637	290,245	675,392	10.4%
60	Loan		RMF	Canal Street Storage	1,113,089	459,408	653,680	6/30/2013	12	Trailing 12	1,092,992	475,263	617,729	10.4%
61	Loan	8, 47	RCMC	Mustang Creek Plaza & Paloma Creek Shopping Center	1,052,730	260,548	792,182	5/31/2013	5	Annualized	954,756	305,717	649,039	11.2%
61.01	Property			Mustang Creek Plaza	531,722	143,354	388,368	5/31/2013	5	Annualized	441,746	142,392	299,354
61.02	Property	48		Paloma Creek Shopping Center	521,008	117,194	403,814	5/31/2013	5	Annualized	513,010	163,325	349,685
62	Loan	49	The Bancorp Bank	The Shops at Wellesley	840,280	193,570	646,710	4/30/2013	12	Trailing 12	808,265	214,515	593,750	10.4%
63	Loan		The Bancorp Bank	Hurley Plaza	562,279	113,231	449,048	7/31/2013	12	Trailing 12	658,717	139,890	518,827	9.4%
64	Loan		RCMC	Pack Rat Self Storage	956,115	385,393	570,722	7/31/2013	12	Trailing 12	963,522	336,073	627,449	11.8%
65	Loan		RAIT Funding, LLC	Auburn Business Park	386,442	51,403	335,039	3/31/2013	12	Trailing 12	827,084	191,637	635,448	12.2%
65.01	Property			1270 Pacific Drive	N/A	N/A	N/A	N/A	N/A	Not Available	332,192	53,429	278,763
65.02	Property			2600 Superior Court	247,968	14,492	233,476	3/31/2013	12	Trailing 12	262,067	68,887	193,180
65.03	Property			2630 Superior Court	111,756	4,903	106,853	3/31/2013	12	Trailing 12	126,989	38,210	88,779
65.04	Property			2660 Superior Court	26,718	32,008	(5,290)	3/31/2013	12	Trailing 12	105,837	31,112	74,726
66	Loan	50	RAIT Funding, LLC	Greenwood Corner Shops	823,993	274,572	549,421	5/31/2013	12	Trailing 12	831,934	265,611	566,323	10.9%
67	Loan		The Bancorp Bank	City Centre Building	N/A	N/A	N/A	N/A	N/A	Not Available	721,541	203,806	517,735	10.0%
68	Loan	51	SMF I	Hampton Inn Rockwall	1,680,353	920,774	759,579	5/31/2013	12	Trailing 12	1,680,353	974,258	706,095	13.8%
69	Loan		CGMRC	Hobby Lobby Plaza	959,562	229,213	730,349	5/31/2013	12	Trailing 12	849,330	275,681	573,649	11.8%
70	Loan	8	CGMRC	Crawford-Devon Shopping Center	842,495	360,405	482,090	6/30/2013	12	Trailing 12	849,570	386,613	462,957	9.6%
71	Loan		SMF I	Courtyard Apartments	1,262,311	730,903	531,408	5/31/2013	12	Trailing 12	1,262,311	729,847	532,464	11.3%
72	Loan	8, 52	CGMRC	Camden Village	559,811	176,043	383,768	5/31/2013	12	Trailing 12	670,871	208,328	462,543	10.0%
73	Loan	53	The Bancorp Bank	The Shoppes at River Chase	719,742	248,263	471,479	5/31/2013	12	Trailing 12	751,379	280,601	470,778	10.2%
74	Loan		CGMRC	Candleridge Park Apartments	911,472	499,162	412,310	6/30/2013	12	Trailing 12	948,458	513,447	435,011	9.5%
75	Loan		RMF	Creekstone Apartments	1,032,483	535,182	497,301	5/31/2013	8	Annualized	1,057,540	458,902	598,638	13.0%
76	Loan	8, 54	RAIT Funding, LLC	Magnolia Court	N/A	N/A	N/A	N/A	N/A	Not available	634,747	121,676	513,070	11.2%
77	Loan		SMF I	Blackhawk Apartments	1,206,544	703,680	502,864	5/31/2013	12	Trailing 12	1,208,297	708,219	500,078	11.7%
78	Loan		The Bancorp Bank	Franklin North Village Apartments	1,075,356	574,905	500,451	3/31/2013	12	Trailing 12	1,094,060	611,349	482,711	11.4%
79	Loan		The Bancorp Bank	Cayuga Professional Center	704,162	214,877	489,285	5/31/2013	12	Trailing 12	709,774	218,879	490,895	11.8%
80	Loan	8	CGMRC	Whispering Oaks Apartments	1,107,273	648,927	458,346	6/30/2013	12	Trailing 12	1,118,340	703,923	414,417	10.4%
81	Loan		The Bancorp Bank	Westport Shoppes	N/A	N/A	N/A	N/A	N/A	Not Available	504,303	113,505	390,798	9.9%
82	Loan	55	The Bancorp Bank	Knightdale Crossing	535,071	134,006	401,065	4/30/2013	12	Trailing 12	581,620	147,697	433,923	11.0%
83	Loan		RMF	Smart & Final Center	744,217	179,584	564,633	4/30/2013	12	Trailing 12	733,162	188,554	544,608	14.5%
84	Loan		RMF	Westgate Plaza	816,479	236,922	579,557	6/30/2013	12	Trailing 12	681,434	252,798	428,636	11.8%
85	Loan		RAIT Funding, LLC	Shoppes at Rivers Edge	586,114	55,700	530,414	5/31/2013	6	Annualized	596,382	158,583	437,799	12.5%
86	Loan	56	The Bancorp Bank	Hampton Inn Kiln Creek	1,522,944	1,100,634	422,310	6/30/2013	12	Trailing 12	1,524,902	1,089,651	435,251	12.9%
87	Loan		RMF	Upland Stor King	649,810	319,734	330,076	5/31/2013	12	Trailing 12	637,063	321,205	315,857	9.8%
88	Loan		RMF	Highland Station	370,463	38,091	332,372	7/31/2013	1	Annualized	398,852	85,864	312,988	9.9%
89	Loan		RMF	Expo Center	467,788	N/A	467,788	4/30/2013	4	Annualized	556,815	214,122	342,693	11.2%
90	Loan		CGMRC	The Storme Portfolio	1,531,519	966,374	565,145	5/31/2013	12	Trailing 12	1,531,519	997,374	534,145	17.8%
90.01	Property			Brookside Oval	846,550	604,267	242,283	5/31/2013	12	Trailing 12	846,550	579,616	266,934
90.02	Property			Shady Cove	363,187	203,561	159,626	5/31/2013	12	Trailing 12	363,187	229,349	133,838
90.03	Property			Brookside Way	321,782	158,546	163,236	5/31/2013	12	Trailing 12	321,782	188,409	133,373
91	Loan		The Bancorp Bank	Comfort Inn & Suites	1,737,889	1,332,196	405,693	5/31/2013	12	Trailing 12	1,550,976	1,039,287	511,689	17.4%
92	Loan		The Bancorp Bank	Thoroughbred Village	349,467	80,505	268,962	6/30/2013	12	Trailing 12	370,039	83,183	286,856	9.9%
93	Loan		CGMRC	The Landings Apartments	502,271	181,080	321,191	3/31/2013	12	Trailing 12	493,211	215,707	277,504	10.1%
94	Loan		The Bancorp Bank	Emerson Courtyard	396,551	118,976	277,575	7/31/2013	7	Annualized	416,537	139,294	277,243	10.3%
95	Loan	25	GSMC	NorthSteppe Realty 2	401,717	111,350	290,367	5/31/2013	12	Trailing 12	366,183	115,946	250,237	11.9%
96	Loan	57	RAIT Funding, LLC	Orchard Plaza	181,840	68,631	113,209	4/31/2013	12	Trailing 12	296,740	83,328	213,413	11.1%
97	Loan		CGMRC	Chase Bank Goodyear AZ	N/A	N/A	N/A	N/A	N/A	Not Available	200,730	4,015	196,715	19.7%

CGCMT 2013-GC15 Annex A

					Underwritten				Debt Yield on
Control	Loan /		Mortgage		Replacement /	Underwritten	Underwritten Net	Underwritten NCF	Underwritten			As Stabilized	As Stabilized	Cut-off Date
Number	Property Flag	Footnotes	Loan Seller	Property Name	FF&E Reserve ($)	TI / LC ($)	Cash Flow ($)	DSCR (x) (4)	Net Cash Flow (%)	Appraised Value ($)	Appraisal Date	Appraised Value ($)	Appraisal Date	LTV Ratio (%)
1	Loan	8	CGMRC	South Beach Marriott	1,264,420	0	8,397,878	2.74	12.9%	123,000,000	6/24/2013	143,000,000	6/24/2015	52.8%
2	Loan	9	CGMRC	125 Third Avenue	25,953	19,399	5,086,132	1.72	8.5%	96,000,000	5/14/2013	NAP	NAP	62.5%
3	Loan		GSMC	Emerald Isle Apartments	105,500	0	4,525,649	1.16	8.0%	93,840,000	6/11/2013	NAP	NAP	60.2%
4	Loan	10	CGMRC	400 Broome Street	31,737	18,484	4,468,244	1.83	8.9%	105,000,000	5/14/2013	NAP	NAP	47.6%
5	Loan		CGMRC	SkySong Center	43,447	392,237	4,267,052	1.39	9.2%	71,300,000	6/21/2013	NAP	NAP	64.9%
5.01	Property			SkySong Center I	21,725	168,569	2,242,446			36,200,000	6/21/2013	NAP	NAP
5.02	Property			SkySong Center II	21,722	223,668	2,024,606			35,100,000	6/21/2013	NAP	NAP
6	Loan	11, 12	RMF	735 Sixth Avenue	2,475	16,500	2,432,458	1.43	7.2%	45,500,000	6/25/2013	NAP	NAP	74.7%
7	Loan		CGMRC	Mountain Gate Plaza	42,191	245,760	3,605,769	2.60	11.6%	45,000,000	6/10/2013	NAP	NAP	69.3%
8	Loan		GSMC	Riverbend Shopping Center	33,699	195,881	2,425,874	1.30	8.5%	38,500,000	7/17/2013	NAP	NAP	74.0%
9	Loan	13, 14	RMF	Parkway Centre East	24,371	81,235	2,428,475	1.34	8.8%	37,000,000	7/1/2013	NAP	NAP	74.3%
10	Loan	8, 15	SMF I	Group 10 Hotel Portfolio	397,875	0	2,890,808	1.32	11.1%	39,500,000	8/1/2013	48,800,000	8/1/2016	65.8%
10.01	Property			Fairfield Inn & Suites	119,855	0	1,233,138			15,100,000	8/1/2013	18,400,000	8/1/2016
10.02	Property			Springhill Suites	119,555	0	965,961			15,200,000	8/1/2013	17,600,000	8/1/2016
10.03	Property			Four Points by Sheraton	158,465	0	691,709			9,200,000	8/1/2013	12,800,000	8/1/2016
11	Loan		CGMRC	Columbia Square	28,597	176,626	2,197,720	1.35	9.0%	35,800,000	7/16/2013	NAP	NAP	68.4%
12	Loan		CGMRC	Storage Pro - Knoxville Portfolio	58,047	0	1,901,219	1.50	9.9%	26,560,000	5/21/2013	NAP	NAP	72.3%
12.01	Property			Central Avenue	8,910	0	357,717			5,000,000	5/21/2013	NAP	NAP
12.02	Property			Alcoa	5,957	0	202,869			2,850,000	5/21/2013	NAP	NAP
12.03	Property			Unicorn Drive	13,450	0	274,010			3,880,000	5/21/2013	NAP	NAP
12.04	Property			Chapman Highway	7,811	0	230,608			3,040,000	5/21/2013	NAP	NAP
12.05	Property			Walker Blvd	6,431	0	277,780			3,920,000	5/21/2013	NAP	NAP
12.06	Property			Linden Avenue	6,019	0	227,777			3,110,000	5/21/2013	NAP	NAP
12.07	Property			Kingston Pike	5,334	0	175,465			2,500,000	5/21/2013	NAP	NAP
12.08	Property			Middlebrook Pike	4,135	0	154,992			2,260,000	5/21/2013	NAP	NAP
13	Loan		GSMC	Carmel Executive Park	82,825	201,246	1,904,791	1.76	10.6%	25,800,000	6/19/2013	NAP	NAP	69.8%
14	Loan	16	RAIT Funding, LLC	PNC Bank	N/A	0	588,643	1.28	9.4%	9,500,000	5/27/2013	NAP	NAP	64.7%
15	Loan	16	RAIT Funding, LLC	CVS Pharmacy	781	0	421,142	1.28	9.4%	6,600,000	5/27/2013	NAP	NAP	64.7%
16	Loan	16	RAIT Funding, LLC	Bank of America	N/A	0	284,644	1.28	9.4%	5,000,000	5/27/2013	NAP	NAP	64.7%
17	Loan	16	RAIT Funding, LLC	Wells Fargo	N/A	0	112,906	1.28	9.4%	2,100,000	5/27/2013	NAP	NAP	64.7%
18	Loan	16, 17	RAIT Funding, LLC	BP North America	640	7,471	177,544	1.28	9.4%	3,000,000	5/27/2013	NAP	NAP	64.7%
19	Loan	16	RAIT Funding, LLC	Wendy’s	N/A	0	67,743	1.28	9.4%	1,100,000	5/27/2013	NAP	NAP	64.7%
20	Loan	8, 18, 19, 20, 21, 22	RMF	Walpole Shopping Mall	59,696	146,231	5,736,626	1.33	8.9%	86,000,000	5/14/2013	91,200,000	6/1/2014	75.0%
21	Loan	23	RMF	St. Augustine	50,332	100,000	2,037,079	1.59	11.6%	29,835,000	6/21/2013	NAP	NAP	58.7%
22	Loan		GSMC	Fairview Center	57,463	118,636	3,171,959	3.01	18.7%	50,000,000	7/16/2013	NAP	NAP	34.0%
23	Loan	24, 25	GSMC	NorthSteppe Realty 1	104,700	0	1,734,240	1.46	10.6%	24,400,000	6/21/2013	NAP	NAP	66.9%
24	Loan		CGMRC	Morgan & Meeker	10,520	50,000	1,459,127	1.36	9.0%	24,000,000	4/19/2013	NAP	NAP	67.4%
25	Loan	8, 26	RCMC	SC Warehouse Score I Portfolio	70,831	177,079	1,561,777	1.52	10.0%	24,250,000	Various	25,700,000	Various	64.6%
25.01	Property	27		1020 Idlewilde Boulevard	16,660	41,650	541,905			5,500,000	6/17/2013	6,100,000	12/1/2013
25.02	Property			1001 and 1005 Technology Drive	10,000	25,000	312,971			4,700,000	3/9/2013	NAP	NAP
25.03	Property			7421 Spartan Boulevard East	8,661	21,654	278,531			3,400,000	3/7/2013	NAP	NAP
25.04	Property			3430 Platt Springs Road	9,258	23,146	211,715			3,100,000	3/8/2013	NAP	NAP
25.05	Property			103 Lachicotte Road	12,222	30,554	140,762			2,900,000	3/7/2013	3,300,000	7/7/2014
25.06	Property			30 Commerce Boulevard	6,590	16,474	17,260			1,750,000	3/7/2013	2,000,000	3/7/2014
25.07	Property			1025 Technology Drive	3,930	9,826	105,708			1,700,000	3/9/2013	1,750,000	3/9/2014
25.08	Property			251 Corporate Park Boulevard	3,510	8,775	(47,075)			1,200,000	3/7/2013	1,350,000	9/7/2013
26	Loan	28, 29	RCMC	Fairfield Business Center	65,498	201,860	1,422,819	1.47	9.2%	24,400,000	4/9/2013	NAP	NAP	63.0%
26.01	Property			353 Route 46 Building C	N/A	N/A	N/A
26.02	Property			373 Route 46 Building E	N/A	N/A	N/A
26.03	Property			373 Route 46 Building D	N/A	N/A	N/A
26.04	Property			333 Route 46 Building A	N/A	N/A	N/A
26.05	Property			333 Route 46 Building B	N/A	N/A	N/A
26.06	Property			363 Route 46 Building I	N/A	N/A	N/A
26.07	Property			343 Route 46 Building H	N/A	N/A	N/A
27	Loan		The Bancorp Bank	Hyatt Place	189,387	0	1,552,876	1.46	10.7%	23,600,000	7/25/2013	NAP	NAP	61.4%
28	Loan		CGMRC	75 19th Street	46,193	91,231	1,462,393	1.64	10.3%	22,600,000	6/26/2013	NAP	NAP	63.0%
29	Loan	8	RMF	HGI Shreveport & HI Natchez	238,905	0	1,843,611	1.69	13.0%	20,500,000	7/2/2013	23,200,000	8/1/2016	69.0%
29.01	Property			HI Natchez	109,302	0	1,189,746			11,100,000	7/2/2013	12,000,000	8/1/2016
29.02	Property			HGI Shreveport	129,603	0	653,865			9,400,000	7/2/2013	11,200,000	8/1/2016
30	Loan	30	RCMC	Preston Creek Shopping Center	15,954	33,651	1,465,418	1.70	10.5%	19,200,000	7/2/2013	NAP	NAP	72.5%
31	Loan		SMF I	Spectrum Office Building	40,335	131,000	1,305,070	1.48	9.7%	18,000,000	7/22/2013	NAP	NAP	75.0%
32	Loan	8, 31	RCMC	Hampton Inn & Suites Folsom	157,816	0	1,424,224	1.43	10.5%	20,100,000	6/11/2013	22,300,000	7/1/2016	67.2%
33	Loan	32	RAIT Funding, LLC	BJ’s Wholesale Club	15,711	52,369	1,584,577	1.42	11.8%	20,800,000	5/23/2013	NAP	NAP	64.8%
34	Loan		RMF	Live Oak Trace	52,800	0	1,102,826	1.38	8.7%	17,750,000	6/13/2013	NAP	NAP	71.6%
35	Loan	33, 34	SMF I	Shoppes of Southbay	14,931	46,116	1,252,950	1.51	10.1%	17,500,000	6/13/2013	NAP	NAP	71.1%
36	Loan	35	RAIT Funding, LLC	Offices at the Promenade	25,394	128,383	1,084,080	1.44	9.1%	16,100,000	6/18/2013	NAP	NAP	74.4%
37	Loan		GSMC	College Center at Abella	25,137	62,689	1,179,613	1.52	10.0%	16,410,000	5/31/2013	NAP	NAP	71.7%
38	Loan	8	RMF	HGI Victorville	184,004	0	1,412,408	1.58	12.3%	17,100,000	6/19/2013	18,700,000	7/1/2015	67.2%
39	Loan		GSMC	Creekview Commons	16,099	48,374	984,697	1.30	8.7%	15,400,000	4/26/2013	NAP	NAP	73.6%
40	Loan		RAIT Funding, LLC	Main Street at Conyers	55,104	0	889,725	1.21	8.4%	14,300,000	5/31/2013	NAP	NAP	74.0%
41	Loan	36, 37	RCMC	O’Malley Square	14,074	61,286	980,050	1.36	9.5%	13,960,000	6/1/2013	NAP	NAP	73.8%
42	Loan	8	GSMC	100 Lexington	8,448	77,944	909,387	1.37	9.1%	13,400,000	6/20/2013	13,550,000	10/1/2013	74.6%
43	Loan	38	CGMRC	Greystone Village	26,556	29,988	996,637	1.52	10.1%	13,700,000	6/28/2013	NAP	NAP	71.9%
44	Loan		RMF	Plantation Apartments	53,760	0	819,169	1.33	8.3%	13,500,000	7/12/2013	NAP	NAP	73.0%
45	Loan		RMF	Woodchase Apartments	67,500	0	883,308	1.35	9.1%	13,500,000	3/14/2013	NAP	NAP	72.2%
46	Loan	39	RAIT Funding, LLC	Rivers Business Commons	28,447	101,581	867,472	1.38	9.2%	12,800,000	6/6/2013	NAP	NAP	73.8%

CGCMT 2013-GC15 Annex A

					Underwritten				Debt Yield on
Control	Loan /		Mortgage		Replacement /	Underwritten	Underwritten Net	Underwritten NCF	Underwritten			As Stabilized	As Stabilized	Cut-off Date
Number	Property Flag	Footnotes	Loan Seller	Property Name	FF&E Reserve ($)	TI / LC ($)	Cash Flow ($)	DSCR (x) (4)	Net Cash Flow (%)	Appraised Value ($)	Appraisal Date	Appraised Value ($)	Appraisal Date	LTV Ratio (%)
47	Loan	40, 41	SMF I	Acworth Crossing	N/A	0	1,175,858	1.78	12.5%	14,000,000	7/31/2013	NAP	NAP	67.1%
48	Loan		CGMRC	Silverado Self Storage	17,448	0	900,713	1.47	9.7%	13,200,000	7/18/2013	NAP	NAP	70.1%
49	Loan		GSMC	Rivercrest Wal-Mart Portfolio 5	22,287	45,624	976,105	1.65	10.8%	12,475,000	Various	NAP	NAP	72.1%
49.01	Property			Market at Locust Grove	4,887	18,055	398,121			5,100,000	5/24/2013	NAP	NAP
49.02	Property			River Oaks	15,744	17,784	341,402			4,350,000	5/20/2013	NAP	NAP
49.03	Property			Lexington Shops	1,656	9,785	236,582			3,025,000	5/20/2013	NAP	NAP
50	Loan	42	GSMC	Holiday Inn & Suites Stockbridge	137,104	0	1,101,362	1.64	12.2%	13,000,000	7/17/2013	NAP	NAP	69.2%
51	Loan		RMF	Tampa Festival	21,244	57,022	934,920	1.53	10.5%	11,850,000	6/24/2013	NAP	NAP	75.0%
52	Loan	43	The Bancorp Bank	The Cornerstone Building	32,165	78,451	716,677	1.39	9.3%	10,600,000	7/26/2013	NAP	NAP	72.5%
53	Loan		CGMRC	The Albuquerque Center	7,757	43,130	736,536	1.46	9.7%	10,200,000	5/21/2013	NAP	NAP	74.6%
54	Loan	44	RMF	165 Eldridge Street	4,500	0	647,448	1.33	8.6%	15,000,000	7/8/2013	NAP	NAP	49.9%
55	Loan		SMF I	Kenridge Apartments	97,800	0	687,259	1.35	9.7%	10,200,000	6/24/2013	NAP	NAP	69.5%
56	Loan	8	SMF I	Martin Downs Town Center	6,288	25,432	710,938	1.60	10.1%	9,700,000	3/26/2013	10,050,000	4/1/2014	72.3%
57	Loan	45	SMF I	Madison Center	90,835	113,544	989,498	1.89	14.2%	12,100,000	6/25/2013	NAP	NAP	57.8%
58	Loan		RAIT Funding, LLC	Stonegate Corporate Center	12,344	77,839	654,890	1.47	9.7%	10,900,000	6/28/2013	NAP	NAP	61.9%
59	Loan	46	RCMC	Promenade at Mokena	6,724	48,072	620,597	1.47	9.6%	9,350,000	5/21/2013	NAP	NAP	69.4%
60	Loan		RMF	Canal Street Storage	14,947	0	602,782	1.30	10.1%	11,100,000	6/20/2013	NAP	NAP	53.6%
61	Loan	8, 47	RCMC	Mustang Creek Plaza & Paloma Creek Shopping Center	9,037	56,480	583,522	1.51	10.0%	8,980,000	5/10/2013	9,055,000	11/10/2013	64.8%
61.01	Property			Mustang Creek Plaza	4,917	22,792	271,645			4,750,000	5/10/2013	4,825,000	11/10/2013
61.02	Property	48		Paloma Creek Shopping Center	4,120	33,688	311,877			4,230,000	5/10/2013	NAP	NAP
62	Loan	49	The Bancorp Bank	The Shops at Wellesley	14,365	42,250	537,135	1.42	9.4%	8,300,000	7/22/2013	NAP	NAP	68.7%
63	Loan		The Bancorp Bank	Hurley Plaza	3,290	21,933	493,604	1.35	9.0%	7,500,000	6/13/2013	NAP	NAP	73.3%
64	Loan		RCMC	Pack Rat Self Storage	18,450	0	608,999	1.75	11.5%	8,200,000	6/27/2013	NAP	NAP	64.6%
65	Loan		RAIT Funding, LLC	Auburn Business Park	24,086	43,531	567,831	1.62	10.9%	7,710,000	3/14/2013	NAP	NAP	67.4%
65.01	Property			1270 Pacific Drive	8,815	17,317	252,631			3,320,000	3/14/2013	NAP	NAP
65.02	Property			2600 Superior Court	7,160	13,128	172,892			2,350,000	3/14/2013	NAP	NAP
65.03	Property			2630 Superior Court	4,408	7,111	77,261			1,110,000	3/14/2013	NAP	NAP
65.04	Property			2660 Superior Court	3,703	5,975	65,048			930,000	3/14/2013	NAP	NAP
66	Loan	50	RAIT Funding, LLC	Greenwood Corner Shops	7,611	50,739	507,973	1.44	9.8%	7,000,000	6/3/2013	NAP	NAP	73.9%
67	Loan		The Bancorp Bank	City Centre Building	4,979	33,191	479,565	1.28	9.3%	6,900,000	7/15/2013	NAP	NAP	75.0%
68	Loan	51	SMF I	Hampton Inn Rockwall	67,214	0	638,881	1.72	12.5%	7,300,000	6/21/2013	NAP	NAP	69.9%
69	Loan		CGMRC	Hobby Lobby Plaza	21,576	43,263	508,810	1.62	10.5%	7,590,000	7/3/2013	NAP	NAP	63.9%
70	Loan	8	CGMRC	Crawford-Devon Shopping Center	5,238	20,331	437,388	1.41	9.1%	7,650,000	7/3/2013	7,900,000	7/1/2014	63.1%
71	Loan		SMF I	Courtyard Apartments	85,156	0	447,308	1.43	9.5%	6,760,000	6/26/2013	NAP	NAP	69.5%
72	Loan	8, 52	CGMRC	Camden Village	4,646	30,027	427,870	1.39	9.2%	6,250,000	6/20/2013	6,450,000	6/20/2014	74.3%
73	Loan	53	The Bancorp Bank	The Shoppes at River Chase	6,475	43,164	421,139	1.37	9.1%	6,250,000	6/20/2013	NAP	NAP	73.9%
74	Loan		CGMRC	Candleridge Park Apartments	34,304	0	400,707	1.36	8.7%	6,440,000	6/10/2013	NAP	NAP	71.4%
75	Loan		RMF	Creekstone Apartments	75,840	0	522,798	1.67	11.4%	7,550,000	6/14/2013	NAP	NAP	60.9%
76	Loan	8, 54	RAIT Funding, LLC	Magnolia Court	517	33,269	479,285	1.53	10.4%	6,900,000	3/13/2013	7,800,000	9/13/2013	66.5%
77	Loan		SMF I	Blackhawk Apartments	67,716	0	432,362	1.48	10.1%	5,700,000	6/1/2013	NAP	NAP	75.0%
78	Loan		The Bancorp Bank	Franklin North Village Apartments	61,380	0	421,331	1.51	9.9%	6,050,000	5/10/2013	NAP	NAP	70.1%
79	Loan		The Bancorp Bank	Cayuga Professional Center	14,966	44,284	431,645	1.55	10.4%	6,240,000	7/2/2013	NAP	NAP	66.5%
80	Loan	8	CGMRC	Whispering Oaks Apartments	27,580	0	386,837	1.53	9.7%	5,250,000	5/23/2013	6,110,000	5/23/2014	76.1%
81	Loan		The Bancorp Bank	Westport Shoppes	2,324	13,323	375,151	1.47	9.5%	5,300,000	4/3/2013	NAP	NAP	74.8%
82	Loan	55	The Bancorp Bank	Knightdale Crossing	8,261	54,012	371,650	1.43	9.4%	5,660,000	6/15/2013	NAP	NAP	69.7%
83	Loan		RMF	Smart & Final Center	9,580	25,638	509,389	2.11	13.6%	8,900,000	6/3/2013	NAP	NAP	42.1%
84	Loan		RMF	Westgate Plaza	9,970	37,097	381,569	1.43	10.5%	5,375,000	7/5/2013	NAP	NAP	67.7%
85	Loan		RAIT Funding, LLC	Shoppes at Rivers Edge	2,006	22,129	413,664	1.64	11.8%	6,150,000	4/10/2013	NAP	NAP	56.9%
86	Loan	56	The Bancorp Bank	Hampton Inn Kiln Creek	60,996	0	374,255	1.32	11.1%	5,400,000	7/1/2013	NAP	NAP	62.4%
87	Loan		RMF	Upland Stor King	16,750	0	299,108	1.34	9.3%	4,700,000	8/1/2013	NAP	NAP	68.7%
88	Loan		RMF	Highland Station	3,826	19,130	290,032	1.36	9.2%	4,200,000	6/15/2013	NAP	NAP	74.9%
89	Loan		RMF	Expo Center	4,224	28,162	310,308	1.53	10.2%	4,400,000	6/15/2013	NAP	NAP	69.2%
90	Loan		CGMRC	The Storme Portfolio	89,136	0	445,009	2.15	14.9%	6,350,000	7/5/2013	NAP	NAP	47.2%
90.01	Property			Brookside Oval	51,183	0	215,751			3,300,000	7/5/2013	NAP	NAP
90.02	Property			Shady Cove	23,409	0	110,429			1,650,000	7/5/2013	NAP	NAP
90.03	Property			Brookside Way	14,544	0	118,829			1,400,000	7/5/2013	NAP	NAP
91	Loan		The Bancorp Bank	Comfort Inn & Suites	62,039	0	449,650	2.06	15.3%	4,700,000	6/11/2013	NAP	NAP	62.6%
92	Loan		The Bancorp Bank	Thoroughbred Village	2,604	11,835	272,417	1.40	9.4%	3,850,000	7/12/2013	NAP	NAP	74.9%
93	Loan		CGMRC	The Landings Apartments	14,674	0	262,830	1.43	9.5%	4,000,000	6/5/2013	NAP	NAP	69.0%
94	Loan		The Bancorp Bank	Emerson Courtyard	5,320	26,600	245,323	1.23	9.1%	3,900,000	7/17/2013	NAP	NAP	69.2%
95	Loan	25	GSMC	NorthSteppe Realty 2	11,050	0	239,187	1.57	11.4%	3,000,000	6/20/2013	NAP	NAP	70.2%
96	Loan	57	RAIT Funding, LLC	Orchard Plaza	2,535	9,544	201,334	1.36	10.5%	3,350,000	3/31/2013	NAP	NAP	57.3%
97	Loan		CGMRC	Chase Bank Goodyear AZ	1,668	0	195,047	2.65	19.6%	3,850,000	6/5/2013	NAP	NAP	25.9%

CGCMT 2013-GC15 Annex A

Control	Loan /		Mortgage		LTV Ratio						Largest Tenant	Largest Tenant	Second
Number	Property Flag	Footnotes	Loan Seller	Property Name	at Maturity / ARD (%)	Occupancy (%) (5)	Occupancy Date	ADR ($)	RevPAR ($)	Largest Tenant	Sq Ft	Lease Expiration (6)	Largest Tenant
1	Loan	8	CGMRC	South Beach Marriott	45.5%	84.6%	3/31/2013	260.78	220.67	NAP			NAP
2	Loan	9	CGMRC	125 Third Avenue	62.5%	100.0%	5/1/2013	NAP	NAP	Duane Reade	7,056	8/31/2025	NAP
3	Loan		GSMC	Emerald Isle Apartments	56.0%	99.1%	8/16/2013	NAP	NAP	NAP			NAP
4	Loan	10	CGMRC	400 Broome Street	47.6%	100.0%	5/1/2013	NAP	NAP	Coral Realty LLC	8,336	6/30/2025	Broome 400 (deli)
5	Loan		CGMRC	SkySong Center	60.0%	97.2%		NAP	NAP
5.01	Property			SkySong Center I		100.0%	8/16/2013	NAP	NAP	Arizona State University	79,994	8/31/2022	Web Filings, LLC
5.02	Property			SkySong Center II		94.3%	8/16/2013	NAP	NAP	Ticketmaster, LLC	33,335	1/31/2016	Yodle, Inc.
6	Loan	11, 12	RMF	735 Sixth Avenue	74.7%	100.0%	7/31/2013	NAP	NAP	David’s Bridal, Inc.	10,800	10/31/2018	T-Mobile
7	Loan		CGMRC	Mountain Gate Plaza	69.3%	93.5%	7/31/2013	NAP	NAP	County of Ventura	35,004	2/28/2025	Valley Produce
8	Loan		GSMC	Riverbend Shopping Center	62.8%	98.3%	8/19/2013	NAP	NAP	Kroger (GL)	86,697	2/28/2033	Ross
9	Loan	13, 14	RMF	Parkway Centre East	61.5%	98.2%	7/8/2013	NAP	NAP	Hobby Lobby	56,054	8/31/2026	AMC Theaters
10	Loan	8, 15	SMF I	Group 10 Hotel Portfolio	34.5%	74.6%		79.79	59.49
10.01	Property			Fairfield Inn & Suites		79.8%	5/31/2013	91.30	72.84	NAP			NAP
10.02	Property			Springhill Suites		72.5%	5/31/2013	92.10	66.81	NAP			NAP
10.03	Property			Four Points by Sheraton		72.3%	5/31/2013	63.87	46.21	NAP			NAP
11	Loan		CGMRC	Columbia Square	66.6%	93.1%	7/19/2013	NAP	NAP	Shaw Facilities, Inc.	14,982	12/31/2015	Tetra Tech EC, Inc.
12	Loan		CGMRC	Storage Pro - Knoxville Portfolio	61.5%	84.1%		NAP	NAP
12.01	Property			Central Avenue		90.7%	4/30/2013	NAP	NAP	NAP			NAP
12.02	Property			Alcoa		86.7%	4/30/2013	NAP	NAP	NAP			NAP
12.03	Property			Unicorn Drive		80.2%	4/30/2013	NAP	NAP	NAP			NAP
12.04	Property			Chapman Highway		81.5%	4/30/2013	NAP	NAP	NAP			NAP
12.05	Property			Walker Blvd		85.2%	4/30/2013	NAP	NAP	NAP			NAP
12.06	Property			Linden Avenue		85.0%	4/30/2013	NAP	NAP	NAP			NAP
12.07	Property			Kingston Pike		80.5%	4/30/2013	NAP	NAP	NAP			NAP
12.08	Property			Middlebrook Pike		85.9%	4/30/2013	NAP	NAP	NAP			NAP
13	Loan		GSMC	Carmel Executive Park	67.5%	94.7%	8/1/2013	NAP	NAP	Crump Life Insurance Services	16,495	6/30/2016	Hanson Brick East, LLC
14	Loan	16	RAIT Funding, LLC	PNC Bank	49.0%	100.0%	7/1/2013	NAP	NAP	PNC Bank, N.A.	39,931	11/30/2023	NAP
15	Loan	16	RAIT Funding, LLC	CVS Pharmacy	49.0%	100.0%	9/1/2013	NAP	NAP	Virginia CVS Pharmacy, L.L.C.	13,013	1/31/2033	NAP
16	Loan	16	RAIT Funding, LLC	Bank of America	49.0%	100.0%	7/1/2013	NAP	NAP	Bank of America, N.A.	36,895	6/30/2033	NAP
17	Loan	16	RAIT Funding, LLC	Wells Fargo	49.0%	100.0%	7/1/2013	NAP	NAP	Wells Fargo	59,329	1/30/2029	NAP
18	Loan	16, 17	RAIT Funding, LLC	BP North America	49.0%	100.0%	9/1/2013	NAP	NAP	BP Products North America Inc.	65,000	8/1/2018	NAP
19	Loan	16	RAIT Funding, LLC	Wendy’s	49.0%	100.0%	7/1/2013	NAP	NAP	Wendy’s International, Inc.	40,961	12/31/2023	NAP
20	Loan	8, 18, 19, 20, 21, 22	RMF	Walpole Shopping Mall	63.7%	91.6%	7/31/2013	NAP	NAP	Kohl’s	102,445	6/30/2029	LA Fitness
21	Loan	23	RMF	St. Augustine	44.6%	100.0%	9/6/2013	NAP	NAP	University of St. Augustine	78,643	3/31/2028	NAP
22	Loan		GSMC	Fairview Center	27.7%	98.6%	8/28/2013	NAP	NAP	Vons	46,713	6/30/2024	Orchard Supply Hardware
23	Loan	24, 25	GSMC	NorthSteppe Realty 1	50.7%	98.6%	7/1/2013	NAP	NAP	NAP			NAP
24	Loan		CGMRC	Morgan & Meeker	55.9%	100.0%	4/11/2013	NAP	NAP	Staples	19,985	10/31/2022	Dollar Tree
25	Loan	8, 26	RCMC	SC Warehouse Score I Portfolio	50.5%	88.1%		NAP	NAP
25.01	Property	27		1020 Idlewilde Boulevard		100.0%	7/5/2013	NAP	NAP	Jones School Supply	44,100	11/30/2020	Jushi USA
25.02	Property			1001 and 1005 Technology Drive		100.0%	7/5/2013	NAP	NAP	Harsco Rail	100,000	5/31/2014	NAP
25.03	Property			7421 Spartan Boulevard East		100.0%	7/5/2013	NAP	NAP	Coastal Glass Distributors	86,613	10/31/2019	NAP
25.04	Property			3430 Platt Springs Road		100.0%	7/5/2013	NAP	NAP	KMS Inc.	39,600	6/30/2015	Barron’s Wholesale Tire
25.05	Property			103 Lachicotte Road		93.9%	7/5/2013	NAP	NAP	Haier America Refrigerators Co.	114,756	12/31/2013	NAP
25.06	Property			30 Commerce Boulevard		36.4%	7/5/2013	NAP	NAP	MBF Services, LLC	24,000	11/30/2016	NAP
25.07	Property			1025 Technology Drive		100.0%	7/5/2013	NAP	NAP	L&L Products	39,300	6/30/2015	NAP
25.08	Property			251 Corporate Park Boulevard		0.0%	7/5/2013	NAP	NAP	NAP			NAP
26	Loan	28, 29	RCMC	Fairfield Business Center	58.0%	84.5%		NAP	NAP
26.01	Property			353 Route 46 Building C		97.4%	7/1/2013	NAP	NAP	Fujitsu General America Inc.	24,627	5/31/2016	IQ Dental
26.02	Property			373 Route 46 Building E		92.8%	7/1/2013	NAP	NAP	American Computer Resources	17,686	5/31/2014	Sofradir EC Inc.
26.03	Property			373 Route 46 Building D		96.7%	7/1/2013	NAP	NAP	CNB Technology USA	11,500	11/30/2015	H&S Development Corp.
26.04	Property			333 Route 46 Building A		77.8%	7/1/2013	NAP	NAP	Sage Enterprises	9,756	4/30/2018	Torpac, Inc.
26.05	Property			333 Route 46 Building B		63.4%	7/1/2013	NAP	NAP	Z.One Concept	10,720	8/31/2018	DirectSat LLC
26.06	Property			363 Route 46 Building I		62.2%	7/1/2013	NAP	NAP	Pearl Media	4,800	9/30/2018	Key Client Financial Advisors
26.07	Property			343 Route 46 Building H		100.0%	7/1/2013	NAP	NAP	TSG Enterprises LLC	15,390	8/31/2017	NAP
27	Loan		The Bancorp Bank	Hyatt Place	46.7%	81.9%	7/31/2013	115.67	94.74	NAP			NAP
28	Loan		CGMRC	75 19th Street	57.9%	100.0%	7/1/2013	NAP	NAP	Economy Refrigeration Company	13,000	3/31/2016	BCL
29	Loan	8	RMF	HGI Shreveport & HI Natchez	47.2%	67.3%		99.01	66.61
29.01	Property			HI Natchez		77.3%	6/30/2013	111.56	86.29	NAP			NAP
29.02	Property			HGI Shreveport		61.2%	6/30/2013	89.41	54.69	NAP			NAP
30	Loan	30	RCMC	Preston Creek Shopping Center	66.5%	92.3%	8/1/2013	NAP	NAP	Imagique Hair Salon Studio	14,007	6/30/2021	Marketplace Boutiques
31	Loan		SMF I	Spectrum Office Building	61.9%	85.9%	8/6/2013	NAP	NAP	Consolidated Graphics, Inc.	36,750	12/31/2018	Greenberg Grant & Richards Inc
32	Loan	8, 31	RCMC	Hampton Inn & Suites Folsom	46.1%	65.5%	7/31/2013	107.41	70.40	NAP			NAP
33	Loan	32	RAIT Funding, LLC	BJ’s Wholesale Club	41.8%	100.0%	9/1/2013	NAP	NAP	BJ’s Wholesale Club, Inc.	104,737	7/31/2033	NAP
34	Loan		RMF	Live Oak Trace	65.9%	88.3%	7/8/2013	NAP	NAP	NAP			NAP
35	Loan	33, 34	SMF I	Shoppes of Southbay	60.6%	100.0%	7/1/2013	NAP	NAP	Sweetbay Supermarket	51,037	10/31/2027	Buffalo Wild Wings
36	Loan	35	RAIT Funding, LLC	Offices at the Promenade	68.5%	95.5%	6/30/2013	NAP	NAP	Tempo Financial Holdings Corp	9,260	1/31/2015	Autodesk, Inc.
37	Loan		GSMC	College Center at Abella	59.3%	90.4%	8/19/2013	NAP	NAP	San Pablo Supermarket	31,750	11/30/2018	City Library
38	Loan	8	RMF	HGI Victorville	47.7%	69.6%	5/31/2013	103.60	72.12	NAP			NAP
39	Loan		GSMC	Creekview Commons	61.2%	96.5%	7/17/2013	NAP	NAP	Heinen’s	56,775	12/31/2027	Austin’s Restaurant
40	Loan		RAIT Funding, LLC	Main Street at Conyers	62.1%	95.8%	6/6/2013	NAP	NAP	NAP			NAP
41	Loan	36, 37	RCMC	O’Malley Square	62.1%	85.7%	8/1/2013	NAP	NAP	GCI	13,481	5/31/2018	Body Renew
42	Loan	8	GSMC	100 Lexington	61.2%	94.9%	7/31/2013	NAP	NAP	eRX Network	23,716	5/31/2020	Meridian Bank Texas
43	Loan	38	CGMRC	Greystone Village	59.7%	96.1%	6/19/2013	NAP	NAP	Food Lion	35,700	2/28/2022	City of Raleigh Parks & Rec.
44	Loan		RMF	Plantation Apartments	68.3%	95.8%	7/31/2013	NAP	NAP	NAP			NAP
45	Loan		RMF	Woodchase Apartments	63.1%	91.9%	5/31/2013	NAP	NAP	NAP			NAP
46	Loan	39	RAIT Funding, LLC	Rivers Business Commons	64.4%	86.6%	7/1/2013	NAP	NAP	St. Agnes Hospital	14,222	6/30/2020	Equity Management

CGCMT 2013-GC15 Annex A

Control	Loan /		Mortgage		LTV Ratio						Largest Tenant	Largest Tenant	Second
Number	Property Flag	Footnotes	Loan Seller	Property Name	at Maturity / ARD (%)	Occupancy (%) (5)	Occupancy Date	ADR ($)	RevPAR ($)	Largest Tenant	Sq Ft	Lease Expiration (6)	Largest Tenant
47	Loan	40, 41	SMF I	Acworth Crossing	56.5%	83.1%	8/6/2013	NAP	NAP	Best Buy	30,000	1/31/2017	Michaels Stores
48	Loan		CGMRC	Silverado Self Storage	63.2%	89.2%	6/30/2013	NAP	NAP	NAP			NAP
49	Loan		GSMC	Rivercrest Wal-Mart Portfolio 5	62.7%	96.9%		NAP	NAP
49.01	Property			Market at Locust Grove		100.0%	7/15/2013	NAP	NAP	Dollar Tree	9,000	9/30/2017	San Diego Mexican Restaurant
49.02	Property			River Oaks		92.7%	7/15/2013	NAP	NAP	Dollar Tree	6,000	11/30/2017	Shoe Show
49.03	Property			Lexington Shops		100.0%	7/15/2013	NAP	NAP	Shoe Show	6,460	5/31/2014	ABC dba Verizon
50	Loan	42	GSMC	Holiday Inn & Suites Stockbridge	52.9%	79.0%	6/30/2013	82.98	65.59	NAP			NAP
51	Loan		RMF	Tampa Festival	62.8%	95.6%	3/21/2013	NAP	NAP	Winn Dixie	45,600	6/30/2018	Citi Trends
52	Loan	43	The Bancorp Bank	The Cornerstone Building	60.3%	80.2%	3/4/2013	NAP	NAP	SAE	35,760	6/30/2018	Hard Rock Café
53	Loan		CGMRC	The Albuquerque Center	64.9%	100.0%	5/20/2013	NAP	NAP	Dollar Tree	14,500	10/31/2017	Furr’s
54	Loan	44	RMF	165 Eldridge Street	41.2%	100.0%	6/1/2013	NAP	NAP	Chinese-American Planning Council, Inc.	10,647	4/30/2021	NAP
55	Loan		SMF I	Kenridge Apartments	52.4%	93.6%	7/12/2013	NAP	NAP	NAP			NAP
56	Loan	8	SMF I	Martin Downs Town Center	64.9%	82.9%	7/16/2013	NAP	NAP	Panera Bread	4,777	10/31/2016	SunTrust Bank
57	Loan	45	SMF I	Madison Center	44.3%	97.0%	7/16/2013	NAP	NAP	Kmart	142,830	10/31/2020	CW Price
58	Loan		RAIT Funding, LLC	Stonegate Corporate Center	51.2%	94.9%	6/6/2013	NAP	NAP	GSA	15,300	7/31/2016	Scotts Lawnservice
59	Loan	46	RCMC	Promenade at Mokena	57.3%	94.3%	8/1/2013	NAP	NAP	191 South	10,983	11/1/2015	Parkview Orthopaedics
60	Loan		RMF	Canal Street Storage	41.6%	91.8%	8/22/2013	NAP	NAP	Canal Street Self-Storage Inc.	12,226	8/1/2025	Ventoux-Flickinger Fine Wines
61	Loan	8, 47	RCMC	Mustang Creek Plaza & Paloma Creek Shopping Center	53.3%	87.9%		NAP	NAP
61.01	Property			Mustang Creek Plaza		77.7%	6/25/2013	NAP	NAP	Care United Medical Center	5,000	9/30/2017	Los Hermanos
61.02	Property	48		Paloma Creek Shopping Center		100.0%	6/24/2013	NAP	NAP	Joey’s Italian Restaurant	3,150	MTM	Anytime Fitness
62	Loan	49	The Bancorp Bank	The Shops at Wellesley	57.0%	89.4%	4/30/2013	NAP	NAP	Minnieland Private Day School	11,500	12/31/2017	Wellesley Animal Hospital
63	Loan		The Bancorp Bank	Hurley Plaza	60.9%	96.1%	7/1/2013	NAP	NAP	NYPD Pizza	3,528	7/31/2022	Generated Materials
64	Loan		RCMC	Pack Rat Self Storage	53.5%	97.3%	7/31/2013	NAP	NAP	NAP			NAP
65	Loan		RAIT Funding, LLC	Auburn Business Park	56.1%	100.0%		NAP	NAP
65.01	Property			1270 Pacific Drive		100.0%	9/1/2013	NAP	NAP	Inalfa Roof Systems, Inc.	44,700	6/30/2020	NAP
65.02	Property			2600 Superior Court		100.0%	9/1/2013	NAP	NAP	Makino	36,306	5/31/2020	NAP
65.03	Property			2630 Superior Court		100.0%	9/1/2013	NAP	NAP	Cooper Tool	22,350	11/30/2017	NAP
65.04	Property			2660 Superior Court		100.0%	9/1/2013	NAP	NAP	Cooper Tool	18,777	11/30/2017	NAP
66	Loan	50	RAIT Funding, LLC	Greenwood Corner Shops	61.7%	88.1%	7/30/2013	NAP	NAP	Paul Mitchell Beauty School	13,520	5/30/2018	Center for Orthopedic Surgery
67	Loan		The Bancorp Bank	City Centre Building	56.8%	100.0%	7/31/2013	NAP	NAP	Chappel Family Practice	17,060	8/31/2027	Intervention Services
68	Loan	51	SMF I	Hampton Inn Rockwall	52.9%	77.1%	5/31/2013	95.00	73.24	NAP			NAP
69	Loan		CGMRC	Hobby Lobby Plaza	52.6%	98.3%	6/28/2013	NAP	NAP	Hobby Lobby	83,000	6/30/2018	Hastings Entertainment Inc
70	Loan	8	CGMRC	Crawford-Devon Shopping Center	50.2%	82.8%	7/29/2013	NAP	NAP	CVS	15,992	5/15/2022	H&R Block
71	Loan		SMF I	Courtyard Apartments	57.7%	87.3%	8/6/2013	NAP	NAP	NAP			NAP
72	Loan	8, 52	CGMRC	Camden Village	59.8%	81.7%	6/27/2013	NAP	NAP	Noche Restaurant	3,624	10/31/2022	Daniel A. King, DDS
73	Loan	53	The Bancorp Bank	The Shoppes at River Chase	61.3%	92.5%	8/1/2013	NAP	NAP	Petsense	5,300	5/13/2019	rue21
74	Loan		CGMRC	Candleridge Park Apartments	58.6%	92.2%	6/25/2013	NAP	NAP	NAP			NAP
75	Loan		RMF	Creekstone Apartments	50.8%	98.1%	7/3/2013	NAP	NAP	NAP			NAP
76	Loan	8, 54	RAIT Funding, LLC	Magnolia Court	49.3%	100.0%	4/1/2013	NAP	NAP	Rolex	1,722	7/31/2023	Longchamp
77	Loan		SMF I	Blackhawk Apartments	62.7%	89.0%	8/6/2013	NAP	NAP	NAP			NAP
78	Loan		The Bancorp Bank	Franklin North Village Apartments	58.1%	90.6%	6/19/2013	NAP	NAP	NAP			NAP
79	Loan		The Bancorp Bank	Cayuga Professional Center	55.4%	91.9%	7/17/2013	NAP	NAP	Surgical Associates of Ithaca	6,192	3/31/2014	Cayuga Medical Associates
80	Loan	8	CGMRC	Whispering Oaks Apartments	60.2%	91.4%	6/30/2013	NAP	NAP	NAP			NAP
81	Loan		The Bancorp Bank	Westport Shoppes	61.6%	100.0%	4/30/2013	NAP	NAP	Vitamin Shoppe	3,451	4/20/2019	Chipotle
82	Loan	55	The Bancorp Bank	Knightdale Crossing	57.7%	94.8%	4/30/2013	NAP	NAP	Big Lots	38,543	1/31/2018	Aaron’s, Inc.
83	Loan		RMF	Smart & Final Center	38.9%	100.0%	5/31/2013	NAP	NAP	Smart & Final	16,423	11/30/2016	DaVita, Inc.
84	Loan		RMF	Westgate Plaza	51.4%	100.0%	6/24/2013	NAP	NAP	The KrogerCompany Store	49,213	8/31/2015	Dollar Tree
85	Loan		RAIT Funding, LLC	Shoppes at Rivers Edge	42.9%	100.0%	8/1/2013	NAP	NAP	Mattress Firm	4,080	10/31/2022	Moorehead Communications, Inc.
86	Loan	56	The Bancorp Bank	Hampton Inn Kiln Creek	40.5%	63.9%	6/30/2013	81.60	52.22	NAP			NAP
87	Loan		RMF	Upland Stor King	64.0%	81.8%	6/30/2013	NAP	NAP	NAP			NAP
88	Loan		RMF	Highland Station	62.5%	83.6%	7/1/2013	NAP	NAP	Twisted Taco	6,000	5/31/2027	Omega Learning
89	Loan		RMF	Expo Center	57.5%	100.0%	5/22/2013	NAP	NAP	Bio Medical Application of TX	6,750	4/30/2022	Goodale Holdings (M3 Therapy)
90	Loan		CGMRC	The Storme Portfolio	35.1%	96.5%		NAP	NAP
90.01	Property			Brookside Oval		96.9%	7/22/2013	NAP	NAP	NAP			NAP
90.02	Property			Shady Cove		96.1%	7/22/2013	NAP	NAP	NAP			NAP
90.03	Property			Brookside Way		95.8%	7/22/2013	NAP	NAP	NAP			NAP
91	Loan		The Bancorp Bank	Comfort Inn & Suites	47.8%	57.3%	5/31/2013	79.99	46.39	NAP			NAP
92	Loan		The Bancorp Bank	Thoroughbred Village	62.4%	100.0%	6/30/2013	NAP	NAP	AVEDA	2,589	2/28/2023	Dr Morton D Thomas & Assoc
93	Loan		CGMRC	The Landings Apartments	57.3%	98.3%	6/30/2013	NAP	NAP	NAP			NAP
94	Loan		The Bancorp Bank	Emerson Courtyard	62.1%	86.5%	6/30/2013	NAP	NAP	MVP Physical Therapy	3,600	3/31/2017	The Image Studio of Dance
95	Loan	25	GSMC	NorthSteppe Realty 2	53.2%	100.0%	7/1/2013	NAP	NAP	NAP			NAP
96	Loan	57	RAIT Funding, LLC	Orchard Plaza	35.8%	94.5%	7/1/2013	NAP	NAP	Family Dollar	8,850	6/30/2022	San Judas Tadeo Medical Clinic
97	Loan		CGMRC	Chase Bank Goodyear AZ	19.8%	100.0%	6/14/2013	NAP	NAP	J.P. Morgan Chase, N.A.	3,791	10/31/2028	NAP

CGCMT 2013-GC15 Annex A

					Second	Second		Third	Third		Fourth	Fourth
Control	Loan /		Mortgage		Largest Tenant	Largest Tenant	Third	Largest Tenant	Largest Tenant	Fourth	Largest Tenant	Largest Tenant
Number	Property Flag	Footnotes	Loan Seller	Property Name	Sq Ft	Lease Expiration (6)	Largest Tenant	Sq Ft	Lease Expiration (6)	Largest Tenant	Sq Ft	Lease Expiration (6)
1	Loan	8	CGMRC	South Beach Marriott			NAP			NAP
2	Loan	9	CGMRC	125 Third Avenue			NAP			NAP
3	Loan		GSMC	Emerald Isle Apartments			NAP			NAP
4	Loan	10	CGMRC	400 Broome Street	2,200	12/31/2018	Aharon Azuly	1,800	12/31/2019	Skate Hampton	400	11/30/2016
5	Loan		CGMRC	SkySong Center
5.01	Property			SkySong Center I	16,245	2/29/2016	Sebit, LLC	13,290	1/31/2016	Canon Solutions America	9,081	1/31/2018
5.02	Property			SkySong Center II	26,521	5/31/2017	Qwest Communications	12,564	9/30/2018	Jobing.com	12,472	12/31/2017
6	Loan	11, 12	RMF	735 Sixth Avenue	2,600	11/30/2018	Oasis Nail Salon	1,100	11/30/2018	Gourmet Bay, Inc.	1,000	8/31/2020
7	Loan		CGMRC	Mountain Gate Plaza	30,331	6/30/2024	99 Cents Only Store	24,066	1/31/2016	American Martial Arts Academy	23,650	4/30/2019
8	Loan		GSMC	Riverbend Shopping Center	30,187	1/31/2019	TJ Maxx	30,000	9/30/2018	Coosa Diagnostic Center	20,320	10/31/2022
9	Loan	13, 14	RMF	Parkway Centre East	55,332	1/31/2022	Fitness & Sports CL (d/b/a LA Fitness)	20,000	6/30/2020	Brown Group Retail, Inc. (Famous Footwear)	6,000	3/31/2018
10	Loan	8, 15	SMF I	Group 10 Hotel Portfolio
10.01	Property			Fairfield Inn & Suites			NAP			NAP
10.02	Property			Springhill Suites			NAP			NAP
10.03	Property			Four Points by Sheraton			NAP			NAP
11	Loan		CGMRC	Columbia Square	12,219	4/30/2016	U.S. Legal Support, Inc.	11,638	3/31/2020	Tetra Tech EM, Inc.	11,388	4/30/2016
12	Loan		CGMRC	Storage Pro - Knoxville Portfolio
12.01	Property			Central Avenue			NAP			NAP
12.02	Property			Alcoa			NAP			NAP
12.03	Property			Unicorn Drive			NAP			NAP
12.04	Property			Chapman Highway			NAP			NAP
12.05	Property			Walker Blvd			NAP			NAP
12.06	Property			Linden Avenue			NAP			NAP
12.07	Property			Kingston Pike			NAP			NAP
12.08	Property			Middlebrook Pike			NAP			NAP
13	Loan		GSMC	Carmel Executive Park	13,219	2/28/2019	Bank of North Carolina	12,979	10/31/2016	Remax Metro Realty	8,114	6/30/2019
14	Loan	16	RAIT Funding, LLC	PNC Bank			NAP			NAP
15	Loan	16	RAIT Funding, LLC	CVS Pharmacy			NAP			NAP
16	Loan	16	RAIT Funding, LLC	Bank of America			NAP			NAP
17	Loan	16	RAIT Funding, LLC	Wells Fargo			NAP			NAP
18	Loan	16, 17	RAIT Funding, LLC	BP North America			NAP			NAP
19	Loan	16	RAIT Funding, LLC	Wendy’s			NAP			NAP
20	Loan	8, 18, 19, 20, 21, 22	RMF	Walpole Shopping Mall	45,000	10/31/2028	Office Max	28,427	1/31/2015	Barnes & Noble	27,831	1/31/2019
21	Loan	23	RMF	St. Augustine			NAP			NAP
22	Loan		GSMC	Fairview Center	45,206	9/14/2015	Michael’s	24,616	2/28/2019	Bed, Bath & Beyond	23,922	1/31/2016
23	Loan	24, 25	GSMC	NorthSteppe Realty 1			NAP			NAP
24	Loan		CGMRC	Morgan & Meeker	10,806	3/15/2019	AutoZone	9,645	7/31/2020	McDonald’s	7,384	7/31/2019
25	Loan	8, 26	RCMC	SC Warehouse Score I Portfolio
25.01	Property	27		1020 Idlewilde Boulevard	24,500	9/30/2014	AT&T Services	24,500	3/31/2016	Snider Tire, Inc.	24,500	5/31/2020
25.02	Property			1001 and 1005 Technology Drive			NAP			NAP
25.03	Property			7421 Spartan Boulevard East			NAP			NAP
25.04	Property			3430 Platt Springs Road	39,600	5/31/2016	Axiom Contract Electronic	13,383	5/31/2017	NAP
25.05	Property			103 Lachicotte Road			NAP			NAP
25.06	Property			30 Commerce Boulevard			NAP			NAP
25.07	Property			1025 Technology Drive			NAP			NAP
25.08	Property			251 Corporate Park Boulevard			NAP			NAP
26	Loan	28, 29	RCMC	Fairfield Business Center
26.01	Property			353 Route 46 Building C	21,620	12/31/2018	Vela Research USA	8,866	11/30/2016	Online Mortgage Group LLC	2,963	2/29/2016
26.02	Property			373 Route 46 Building E	13,411	11/30/2018	Sandream Enterprises LLC	6,276	9/30/2015	Meco Sales Corp.	4,112	5/31/2016
26.03	Property			373 Route 46 Building D	10,566	6/30/2016	J. Herbro Corp.	7,800	8/31/2016	Kroll Associates	7,208	5/31/2015
26.04	Property			333 Route 46 Building A	5,657	10/31/2014	Iglesia Cristiana Betel, Inc.	4,583	3/31/2017	Teleran Technologies, Inc.	3,916	4/30/2015
26.05	Property			333 Route 46 Building B	6,962	10/31/2014	FCX Performance, Inc.	6,500	6/30/2016	Alchemy Enterprises LLC	1,250	6/30/2015
26.06	Property			363 Route 46 Building I	4,350	10/31/2015	Glen Eagle Title Agency	3,619	7/31/2014	Capital Benefits LLC	3,000	9/30/2013
26.07	Property			343 Route 46 Building H			NAP			NAP
27	Loan		The Bancorp Bank	Hyatt Place			NAP			NAP
28	Loan		CGMRC	75 19th Street	10,200	6/30/2018	Scorpio Posters	9,000	7/31/2016	One Half Fashion Corp	8,500	7/31/2014
29	Loan	8	RMF	HGI Shreveport & HI Natchez
29.01	Property			HI Natchez			NAP			NAP
29.02	Property			HGI Shreveport			NAP			NAP
30	Loan	30	RCMC	Preston Creek Shopping Center	8,289	7/31/2019	II Brothers Grill & Bar	7,020	10/31/2020	Uno Due Go	4,500	8/31/2023
31	Loan		SMF I	Spectrum Office Building	16,730	5/31/2018	Kingham Dalton Wilson Ltd.	7,390	5/31/2018	Pan American Energy, LLC	6,599	4/30/2018
32	Loan	8, 31	RCMC	Hampton Inn & Suites Folsom			NAP			NAP
33	Loan	32	RAIT Funding, LLC	BJ’s Wholesale Club			NAP			NAP
34	Loan		RMF	Live Oak Trace			NAP			NAP
35	Loan	33, 34	SMF I	Shoppes of Southbay	6,400	8/31/2017	Panera Bread	4,900	12/31/2017	Tampa General Hospital	4,000	2/28/2018
36	Loan	35	RAIT Funding, LLC	Offices at the Promenade	9,085	4/30/2016	Rivington Financial Services	8,193	11/30/2013	Bottling Group, LLC	7,493	2/28/2018
37	Loan		GSMC	College Center at Abella	8,909	12/31/2030	East Bay Works	5,830	6/30/2014	Aarons Rents	5,441	2/28/2018
38	Loan	8	RMF	HGI Victorville			NAP			NAP
39	Loan		GSMC	Creekview Commons	5,558	5/31/2018	Panera Bread	5,155	6/30/2022	Sakura Habachi	4,500	8/31/2017
40	Loan		RAIT Funding, LLC	Main Street at Conyers			NAP			NAP
41	Loan	36, 37	RCMC	O’Malley Square	8,366	5/31/2016	AK Medicare	5,830	2/28/2018	Rebound Physical Therapy	4,080	1/31/2018
42	Loan	8	GSMC	100 Lexington	12,299	10/31/2018	Healthcare Payment Specialists	9,666	2/28/2020	Klabzuba Oil & Gas	5,160	12/31/2025
43	Loan	38	CGMRC	Greystone Village	9,600	11/30/2014	North Raleigh Arts & Creative	5,080	7/25/2018	Gonza Tacos Y Tequila	4,836	1/31/2017
44	Loan		RMF	Plantation Apartments			NAP			NAP
45	Loan		RMF	Woodchase Apartments			NAP			NAP
46	Loan	39	RAIT Funding, LLC	Rivers Business Commons	13,600	10/31/2022	Beazer Homes	10,271	5/31/2016	NEW Customer Service	9,490	3/31/2016

CGCMT 2013-GC15 Annex A

					Second	Second		Third	Third		Fourth	Fourth
Control	Loan /		Mortgage		Largest Tenant	Largest Tenant	Third	Largest Tenant	Largest Tenant	Fourth	Largest Tenant	Largest Tenant
Number	Property Flag	Footnotes	Loan Seller	Property Name	Sq Ft	Lease Expiration (6)	Largest Tenant	Sq Ft	Lease Expiration (6)	Largest Tenant	Sq Ft	Lease Expiration (6)
47	Loan	40, 41	SMF I	Acworth Crossing	21,300	2/1/2017	PetSmart	20,029	1/31/2017	Dollar Tree	10,000	2/28/2017
48	Loan		CGMRC	Silverado Self Storage			NAP			NAP
49	Loan		GSMC	Rivercrest Wal-Mart Portfolio 5
49.01	Property			Market at Locust Grove	5,000	2/28/2023	Sprint	2,200	9/30/2017	Little Caesars	1,950	1/31/2018
49.02	Property			River Oaks	5,000	12/31/2017	Rent-A-Center	5,000	1/31/2018	La Fiesta	3,200	8/31/2020
49.03	Property			Lexington Shops	2,400	2/28/2017	Radio Shack	2,400	5/31/2014	Subway	1,600	7/31/2014
50	Loan	42	GSMC	Holiday Inn & Suites Stockbridge			NAP			NAP
51	Loan		RMF	Tampa Festival	15,159	10/31/2019	Family Dollar	15,000	12/31/2018	Rainbow	11,000	1/31/2018
52	Loan	43	The Bancorp Bank	The Cornerstone Building	26,591	4/30/2018	MetroPCS	261	9/9/2019	Nextel	157	6/30/2015
53	Loan		CGMRC	The Albuquerque Center	11,637	10/31/2017	Kelly Liquor	6,000	7/31/2017	ABQ Orthodontics	3,486	7/31/2017
54	Loan	44	RMF	165 Eldridge Street			NAP			NAP
55	Loan		SMF I	Kenridge Apartments			NAP			NAP
56	Loan	8	SMF I	Martin Downs Town Center	4,279	7/31/2026	BB&T	3,960	10/31/2016	Massage Envy	2,776	3/31/2017
57	Loan	45	SMF I	Madison Center	25,000	8/14/2022	Ross Medical	12,300	12/31/2015	USPS	7,488	2/6/2015
58	Loan		RAIT Funding, LLC	Stonegate Corporate Center	15,000	10/31/2018	Solar City	12,600	8/31/2016	Select Interiors	11,675	8/31/2020
59	Loan	46	RCMC	Promenade at Mokena	6,600	3/31/2018	El Cortez Restaurant	5,250	1/1/2015	Boomers Inc.	3,500	5/1/2018
60	Loan		RMF	Canal Street Storage	9,000	1/1/2016	Marketing Werks	5,626	MTM	NAP
61	Loan	8, 47	RCMC	Mustang Creek Plaza & Paloma Creek Shopping Center
61.01	Property			Mustang Creek Plaza	4,200	2/28/2017	Fredo’s Italian	3,200	5/16/2018	Suntana	2,214	9/30/2017
61.02	Property	48		Paloma Creek Shopping Center	3,000	11/30/2014	H&R Block	2,444	11/30/2015	Golden Chick	2,022	1/31/2018
62	Loan	49	The Bancorp Bank	The Shops at Wellesley	4,500	10/5/2017	Thymely Affaire, Inc.	3,360	10/31/2017	Vinny’s Italian Grill	3,000	9/30/2018
63	Loan		The Bancorp Bank	Hurley Plaza	2,750	10/31/2017	Habit Burger	2,700	6/30/2022	Potbelly Sandwich	2,500	8/31/2022
64	Loan		RCMC	Pack Rat Self Storage			NAP			NAP
65	Loan		RAIT Funding, LLC	Auburn Business Park
65.01	Property			1270 Pacific Drive			NAP			NAP
65.02	Property			2600 Superior Court			NAP			NAP
65.03	Property			2630 Superior Court			NAP			NAP
65.04	Property			2660 Superior Court			NAP			NAP
66	Loan	50	RAIT Funding, LLC	Greenwood Corner Shops	10,370	8/31/2016	Central Indiana Regional Blood Center	4,410	1/9/2016	Kabuto Japanese Steakhouse	4,400	5/31/2015
67	Loan		The Bancorp Bank	City Centre Building	3,392	7/31/2016	Massage Works	3,154	9/30/2015	Tranformations	2,952	12/31/2018
68	Loan	51	SMF I	Hampton Inn Rockwall			NAP			NAP
69	Loan		CGMRC	Hobby Lobby Plaza	31,500	3/31/2019	Hancock Fabrics Inc	12,000	1/31/2015	Aaron’s Rental Center	8,000	9/30/2021
70	Loan	8	CGMRC	Crawford-Devon Shopping Center	2,200	4/30/2015	National Foods, Inc.	2,000	6/30/2023	Eveline’s Hair Elite, Inc.	1,500	11/30/2016
71	Loan		SMF I	Courtyard Apartments			NAP			NAP
72	Loan	8, 52	CGMRC	Camden Village	3,033	2/29/2016	Valuecare Pet Wellness, LLC	2,996	2/28/2018	Accentrics Design	2,959	4/30/2017
73	Loan	53	The Bancorp Bank	The Shoppes at River Chase	4,980	1/31/2016	Fuji Steak House	4,731	4/27/2019	AT&T Mobility	4,480	6/30/2018
74	Loan		CGMRC	Candleridge Park Apartments			NAP			NAP
75	Loan		RMF	Creekstone Apartments			NAP			NAP
76	Loan	8, 54	RAIT Funding, LLC	Magnolia Court	1,722	7/31/2023	NAP			NAP
77	Loan		SMF I	Blackhawk Apartments			NAP			NAP
78	Loan		The Bancorp Bank	Franklin North Village Apartments			NAP			NAP
79	Loan		The Bancorp Bank	Cayuga Professional Center	6,000	6/30/2015	Buttermilk Falls Pediatrics Group	3,719	5/1/2014	GEI Consultants, Inc.	3,708	9/30/2017
80	Loan	8	CGMRC	Whispering Oaks Apartments			NAP			NAP
81	Loan		The Bancorp Bank	Westport Shoppes	2,378	7/31/2019	Panda Express	2,150	5/31/2019	Little Caesars	1,400	12/1/2014
82	Loan	55	The Bancorp Bank	Knightdale Crossing	8,450	9/30/2017	Mama Mia’s Pizza	2,800	5/31/2018	Andy’s Burgers Shakes & Fries	2,070	9/30/2017
83	Loan		RMF	Smart & Final Center	9,510	11/30/2021	Pennings, Inc.	3,600	6/30/2014	Uni-Asia Trading, Inc.	1,200	9/30/2017
84	Loan		RMF	Westgate Plaza	5,756	1/30/2017	Rent A Center Inc	3,500	5/31/2016	Ace Cash Express, Inc.	2,000	12/31/2014
85	Loan		RAIT Funding, LLC	Shoppes at Rivers Edge	3,400	11/30/2022	DiBella’s	3,343	11/30/2022	Pancheros	2,550	11/30/2022
86	Loan	56	The Bancorp Bank	Hampton Inn Kiln Creek			NAP			NAP
87	Loan		RMF	Upland Stor King			NAP			NAP
88	Loan		RMF	Highland Station	2,520	1/31/2018	Thai Bowl	1,820	6/30/2016	Jimmy John’s	1,777	10/31/2017
89	Loan		RMF	Expo Center	4,494	1/31/2019	Fuzzy’s Taco	3,500	12/9/2015	Martin Contreras (Amelia’s)	3,250	12/31/2016
90	Loan		CGMRC	The Storme Portfolio
90.01	Property			Brookside Oval			NAP			NAP
90.02	Property			Shady Cove			NAP			NAP
90.03	Property			Brookside Way			NAP			NAP
91	Loan		The Bancorp Bank	Comfort Inn & Suites			NAP			NAP
92	Loan		The Bancorp Bank	Thoroughbred Village	2,085	12/31/2020	Simply Shoes	1,900	10/31/2017	Marc Tepner	1,406	2/28/2017
93	Loan		CGMRC	The Landings Apartments			NAP			NAP
94	Loan		The Bancorp Bank	Emerson Courtyard	3,600	8/1/2017	Emerson Dental	2,400	7/31/2018	Be Fit Tacoma	2,400	5/31/2014
95	Loan	25	GSMC	NorthSteppe Realty 2			NAP			NAP
96	Loan	57	RAIT Funding, LLC	Orchard Plaza	975	3/31/2018	Manuel Cardenas	850	12/31/2015	Lottie Blake dba Unique Boutique	700	1/31/2015
97	Loan		CGMRC	Chase Bank Goodyear AZ			NAP			NAP

CGCMT 2013-GC15 Annex A

						Fifth	Fifth	Environmental		Environmental				Earthquake
Control	Loan /		Mortgage		Fifth	Largest Tenant	Largest Tenant	Phase I	Environmental	Phase II	Engineering	Seismic		Insurance
Number	Property Flag	Footnotes	Loan Seller	Property Name	Largest Tenant	Sq Ft	Lease Expiration (6)	Report Date	Phase II	Report Date	Report Date	Report Date	PML or SEL (%)	Required
1	Loan	8	CGMRC	South Beach Marriott	NAP			7/19/2013	No	NAP	6/26/2013	NAP	NAP	No
2	Loan	9	CGMRC	125 Third Avenue	NAP			5/15/2013	No	NAP	5/16/2013	NAP	NAP	No
3	Loan		GSMC	Emerald Isle Apartments	NAP			6/17/2013	No	NAP	6/17/2013	6/17/2013	10%	No
4	Loan	10	CGMRC	400 Broome Street	NAP			5/17/2013	No	NAP	5/16/2013	NAP	NAP	No
5	Loan		CGMRC	SkySong Center										No
5.01	Property			SkySong Center I	American Solar Electric, Inc.	8,205	10/31/2017	7/31/2013	No	NAP	7/25/2013	NAP	NAP	No
5.02	Property			SkySong Center II	Earth 911, Inc.	11,891	3/31/2017	7/31/2013	No	NAP	7/25/2013	NAP	NAP	No
6	Loan	11, 12	RMF	735 Sixth Avenue	Liberty Travel, Inc.	1,000	9/30/2020	7/11/2013	No	NAP	7/11/2013	NAP	NAP	No
7	Loan		CGMRC	Mountain Gate Plaza	Rite Aid	19,170	5/31/2014	6/20/2013	No	NAP	6/18/2013	6/19/2013	16%	No
8	Loan		GSMC	Riverbend Shopping Center	Barnes & Noble	20,020	1/31/2019	8/6/2013	No	NAP	8/6/2013	NAP	NAP	No
9	Loan	13, 14	RMF	Parkway Centre East	Sleep Outfitters of Ohio	4,000	2/28/2018	7/17/2013	No	NAP	7/17/2013	NAP	NAP	No
10	Loan	8, 15	SMF I	Group 10 Hotel Portfolio										No
10.01	Property			Fairfield Inn & Suites	NAP			7/31/2013	No	NAP	7/31/2013	NAP	NAP	No
10.02	Property			Springhill Suites	NAP			7/31/2013	No	NAP	7/31/2013	NAP	NAP	No
10.03	Property			Four Points by Sheraton	NAP			7/31/2013	No	NAP	7/31/2013	NAP	NAP	No
11	Loan		CGMRC	Columbia Square	Kennedy & Souza, A.P.C.	7,717	1/31/2016	6/20/2013	No	NAP	7/29/2013	7/29/2013	7%	No
12	Loan		CGMRC	Storage Pro - Knoxville Portfolio										No
12.01	Property			Central Avenue	NAP			5/20/2013	No	NAP	5/20/2013	NAP	NAP	No
12.02	Property			Alcoa	NAP			5/20/2013	No	NAP	5/20/2013	NAP	NAP	No
12.03	Property			Unicorn Drive	NAP			5/20/2013	No	NAP	5/20/2013	NAP	NAP	No
12.04	Property			Chapman Highway	NAP			5/20/2013	No	NAP	5/20/2013	NAP	NAP	No
12.05	Property			Walker Blvd	NAP			5/20/2013	No	NAP	5/20/2013	NAP	NAP	No
12.06	Property			Linden Avenue	NAP			5/21/2013	No	NAP	5/20/2013	NAP	NAP	No
12.07	Property			Kingston Pike	NAP			5/20/2013	No	NAP	5/20/2013	NAP	NAP	No
12.08	Property			Middlebrook Pike	NAP			5/20/2013	No	NAP	5/20/2013	NAP	NAP	No
13	Loan		GSMC	Carmel Executive Park	Liberty Mutual Insurance Co.	6,518	10/31/2015	6/20/2013	No	NAP	6/24/2013	NAP	NAP	No
14	Loan	16	RAIT Funding, LLC	PNC Bank	NAP			6/5/2013	No	NAP	NAV	NAP	NAP	No
15	Loan	16	RAIT Funding, LLC	CVS Pharmacy	NAP			6/5/2013	No	NAP	6/4/2013	NAP	NAP	No
16	Loan	16	RAIT Funding, LLC	Bank of America	NAP			6/5/2013	No	NAP	NAV	NAP	NAP	No
17	Loan	16	RAIT Funding, LLC	Wells Fargo	NAP			6/5/2013	No	NAP	NAV	NAP	NAP	No
18	Loan	16, 17	RAIT Funding, LLC	BP North America	NAP			6/5/2013	No	NAP	NAV	NAP	NAP	No
19	Loan	16	RAIT Funding, LLC	Wendy’s	NAP			6/5/2013	No	NAP	NAV	NAP	NAP	No
20	Loan	8, 18, 19, 20, 21, 22	RMF	Walpole Shopping Mall	Joann Fabric	24,760	3/31/2024	5/15/2013	No	NAP	5/17/2013	NAP	NAP	No
21	Loan	23	RMF	St. Augustine	NAP			3/22/2013	No	NAP	3/22/2013	3/22/2013	11%	No
22	Loan		GSMC	Fairview Center	Rite Aid	18,000	5/31/2022	7/31/2013	No	NAP	7/15/2013	7/16/2013	11%	No
23	Loan	24, 25	GSMC	NorthSteppe Realty 1	NAP			6/21/2013, 6/25/2013	No	NAP	7/3/2013	NAP	NAP	No
24	Loan		CGMRC	Morgan & Meeker	NAP			4/18/2013	No	NAP	4/18/2013	NAP	NAP	No
25	Loan	8, 26	RCMC	SC Warehouse Score I Portfolio										No
25.01	Property	27		1020 Idlewilde Boulevard	Rite Rug	14,700	2/28/2017	3/20/2013	No	NAP	3/21/2013	NAP	NAP	No
25.02	Property			1001 and 1005 Technology Drive	NAP			3/22/2013	No	NAP	3/21/2013	NAP	NAP	No
25.03	Property			7421 Spartan Boulevard East	NAP			3/19/2013	No	NAP	3/21/2013	NAP	NAP	No
25.04	Property			3430 Platt Springs Road	NAP			3/22/2013	No	NAP	3/21/2013	NAP	NAP	No
25.05	Property			103 Lachicotte Road	NAP			3/21/2013	No	NAP	3/21/2013	NAP	NAP	No
25.06	Property			30 Commerce Boulevard	NAP			3/21/2013	No	NAP	3/21/2013	NAP	NAP	No
25.07	Property			1025 Technology Drive	NAP			3/22/2013	No	NAP	3/21/2013	NAP	NAP	No
25.08	Property			251 Corporate Park Boulevard	NAP			3/21/2013	No	NAP	3/21/2013	NAP	NAP	No
26	Loan	28, 29	RCMC	Fairfield Business Center										No
26.01	Property			353 Route 46 Building C	Novel Brands	2,600	10/31/2016	6/18/2013	No	NAP	4/15/2013	NAP	NAP	No
26.02	Property			373 Route 46 Building E	Quikteks LLC	3,150	6/30/2015	6/18/2013	No	NAP	4/15/2013	NAP	NAP	No
26.03	Property			373 Route 46 Building D	Berger Transfer & Storage	6,467	12/31/2014	6/18/2013	No	NAP	4/15/2013	NAP	NAP	No
26.04	Property			333 Route 46 Building A	Crossfit West Essex LLC	3,273	1/31/2014	6/18/2013	No	NAP	4/15/2013	NAP	NAP	No
26.05	Property			333 Route 46 Building B	NJ Respiratory Associates, Inc.	1,210	6/30/2014	6/18/2013	No	NAP	4/15/2013	NAP	NAP	No
26.06	Property			363 Route 46 Building I	Festival of Ballooning	2,321	4/30/2015	6/18/2013	No	NAP	4/15/2013	NAP	NAP	No
26.07	Property			343 Route 46 Building H	NAP			6/18/2013	No	NAP	4/15/2013	NAP	NAP	No
27	Loan		The Bancorp Bank	Hyatt Place	NAP			8/2/2013	No	NAP	7/31/2013	7/31/2013	12%	No
28	Loan		CGMRC	75 19th Street	LYZ Creations	8,500	MTM	7/9/2013	No	NAP	7/9/2013	NAP	NAP	No
29	Loan	8	RMF	HGI Shreveport & HI Natchez										No
29.01	Property			HI Natchez	NAP			7/3/2013	No	NAP	7/3/2013	NAP	NAP	No
29.02	Property			HGI Shreveport	NAP			7/3/2013	No	NAP	7/3/2013	NAP	NAP	No
30	Loan	30	RCMC	Preston Creek Shopping Center	Cristina’s Mexican Rest.	3,941	8/31/2023	7/10/2013	No	NAP	7/8/2013	NAP	NAP	No
31	Loan		SMF I	Spectrum Office Building	TPG Software, Inc.	6,187	6/30/2016	7/23/2013	No	NAP	7/23/2013	NAP	NAP	No
32	Loan	8, 31	RCMC	Hampton Inn & Suites Folsom	NAP			6/19/2013	No	NAP	6/19/2013	6/28/2013	5%	No
33	Loan	32	RAIT Funding, LLC	BJ’s Wholesale Club	NAP			6/7/2013	No	NAP	6/7/2013	NAP	NAP	No
34	Loan		RMF	Live Oak Trace	NAP			6/26/2013	No	NAP	6/27/2013	NAP	NAP	No
35	Loan	33, 34	SMF I	Shoppes of Southbay	Leslie’s Poolmart	3,485	12/31/2013	6/13/2013	No	NAP	6/18/2013	NAP	NAP	No
36	Loan	35	RAIT Funding, LLC	Offices at the Promenade	GSA - OSHA	6,165	8/11/2017	6/30/2013	No	NAP	7/1/2013	NAP	NAP	No
37	Loan		GSMC	College Center at Abella	Day Care Center	4,709	4/30/2015	6/11/2013	No	NAP	6/3/2013	6/10/2013	13%	No
38	Loan	8	RMF	HGI Victorville	NAP			3/21/2013	No	NAP	3/21/2013	3/21/2013	9%	No
39	Loan		GSMC	Creekview Commons	Asian Sun	3,387	11/30/2015	5/14/2013	No	NAP	5/17/2013	NAP	NAP	No
40	Loan		RAIT Funding, LLC	Main Street at Conyers	NAP			6/17/2013	No	NAP	6/17/2013	NAP	NAP	No
41	Loan	36, 37	RCMC	O’Malley Square	Pairmore Chiropractic	1,680	3/31/2017	7/11/2013	No	NAP	7/10/2013	7/5/2013	7%	No
42	Loan	8	GSMC	100 Lexington	Slack & Davis	3,251	1/31/2019	7/1/2013	No	NAP	7/2/2013	NAP	NAP	No
43	Loan	38	CGMRC	Greystone Village	Sawmill Tap Room	4,514	5/14/2017	7/17/2013	No	NAP	7/16/2013	NAP	NAP	No
44	Loan		RMF	Plantation Apartments	NAP			7/19/2013	No	NAP	7/18/2013	NAP	NAP	No
45	Loan		RMF	Woodchase Apartments	NAP			6/24/2013	No	NAP	6/24/2013	NAP	NAP	No
46	Loan	39	RAIT Funding, LLC	Rivers Business Commons	Maryland/DC Credit Union	6,771	4/30/2017	6/17/2013	No	NAP	6/17/2013	NAP	NAP	No

CGCMT 2013-GC15 Annex A

						Fifth	Fifth	Environmental		Environmental				Earthquake
Control	Loan /		Mortgage		Fifth	Largest Tenant	Largest Tenant	Phase I	Environmental	Phase II	Engineering	Seismic		Insurance
Number	Property Flag	Footnotes	Loan Seller	Property Name	Largest Tenant	Sq Ft	Lease Expiration (6)	Report Date	Phase II	Report Date	Report Date	Report Date	PML or SEL (%)	Required
47	Loan	40, 41	SMF I	Acworth Crossing	Stevi B’s Pizza	4,550	6/30/2017	8/2/2013	No	NAP	8/2/2013	NAP	NAP	No
48	Loan		CGMRC	Silverado Self Storage	NAP			7/25/2013	No	NAP	7/25/2013	NAP	NAP	No
49	Loan		GSMC	Rivercrest Wal-Mart Portfolio 5										No
49.01	Property			Market at Locust Grove	Game Stop	1,800	9/30/2017	2/25/2013	No	NAP	5/29/2013	NAP	NAP	No
49.02	Property			River Oaks	Radio Shack	2,400	12/14/2017	5/31/2013	No	NAP	5/29/2013	NAP	NAP	No
49.03	Property			Lexington Shops	H&R Block	1,600	4/30/2014	5/31/2013	No	NAP	5/29/2013	NAP	NAP	No
50	Loan	42	GSMC	Holiday Inn & Suites Stockbridge	NAP			7/23/2013	No	NAP	7/29/2013	NAP	NAP	No
51	Loan		RMF	Tampa Festival	Dialysis Center	7,150	6/30/2022	6/13/2013	No	NAP	6/17/2013	NAP	NAP	No
52	Loan	43	The Bancorp Bank	The Cornerstone Building	NAP			8/1/2013	No	NAP	8/1/2013	NAP	NAP	No
53	Loan		CGMRC	The Albuquerque Center	Radio Shack	2,400	6/30/2018	5/24/2013	Yes	6/7/2013	7/17/2013	NAP	NAP	No
54	Loan	44	RMF	165 Eldridge Street	NAP			3/8/2013	No	NAP	3/8/2013	NAP	NAP	No
55	Loan		SMF I	Kenridge Apartments	NAP			7/1/2013	No	NAP	7/2/2013	NAP	NAP	No
56	Loan	8	SMF I	Martin Downs Town Center	Leslie’s Poolmart	2,600	12/31/2015	4/1/2013	No	NAP	3/29/2013	NAP	NAP	No
57	Loan	45	SMF I	Madison Center	Texas Roadhouse	7,000	12/31/2021	7/1/2013	No	NAP	6/29/2013	NAP	NAP	No
58	Loan		RAIT Funding, LLC	Stonegate Corporate Center	AVI-SPL, Inc.	10,920	6/11/2017	7/1/2013	No	NAP	7/1/2013	NAP	NAP	No
59	Loan	46	RCMC	Promenade at Mokena	Randori Jiu Jitsu	3,301	12/1/2016	7/9/2013	No	NAP	6/12/2013	NAP	NAP	No
60	Loan		RMF	Canal Street Storage	NAP			7/8/2013	No	NAP	7/8/2013	NAP	NAP	No
61	Loan	8, 47	RCMC	Mustang Creek Plaza & Paloma Creek Shopping Center										No
61.01	Property			Mustang Creek Plaza	Discount Beauty	2,000	11/30/2017	5/15/2013	No	NAP	5/14/2013	NAP	NAP	No
61.02	Property	48		Paloma Creek Shopping Center	Paloma Creek Dental PC	2,000	12/31/2017	5/14/2013	No	NAP	5/14/2013	NAP	NAP	No
62	Loan	49	The Bancorp Bank	The Shops at Wellesley	Malabar Indian Cuisine	1,960	3/31/2019	7/24/2013	No	NAP	7/24/2013	NAP	NAP	No
63	Loan		The Bancorp Bank	Hurley Plaza	Strut Bridal	1,700	2/28/2015	6/27/2013	No	NAP	6/27/2013	NAP	NAP	No
64	Loan		RCMC	Pack Rat Self Storage	NAP			7/15/2013	No	NAP	7/12/2013	NAP	NAP	No
65	Loan		RAIT Funding, LLC	Auburn Business Park										No
65.01	Property			1270 Pacific Drive	NAP			4/5/2013	No	NAP	4/5/2013	NAP	NAP	No
65.02	Property			2600 Superior Court	NAP			4/5/2013	No	NAP	4/5/2013	NAP	NAP	No
65.03	Property			2630 Superior Court	NAP			4/5/2013	No	NAP	4/5/2013	NAP	NAP	No
65.04	Property			2660 Superior Court	NAP			4/5/2013	No	NAP	4/5/2013	NAP	NAP	No
66	Loan	50	RAIT Funding, LLC	Greenwood Corner Shops	Sylvan Learning Center	3,600	7/31/2014	5/13/2013	No	NAP	5/13/2013	NAP	NAP	No
67	Loan		The Bancorp Bank	City Centre Building	Nature’s Table	1,971	12/31/2018	7/23/2013	No	NAP	7/23/2013	NAP	NAP	No
68	Loan	51	SMF I	Hampton Inn Rockwall	NAP			6/28/2013	No	NAP	7/1/2013	NAP	NAP	No
69	Loan		CGMRC	Hobby Lobby Plaza	El Chico Restaurants	5,338	4/30/2023	7/15/2013	No	NAP	7/12/2013	NAP	NAP	No
70	Loan	8	CGMRC	Crawford-Devon Shopping Center	NAP			7/18/2013	No	NAP	7/18/2013	NAP	NAP	No
71	Loan		SMF I	Courtyard Apartments	NAP			7/3/2013	No	NAP	7/3/2013	NAP	NAP	No
72	Loan	8, 52	CGMRC	Camden Village	Marlows Tavern	2,931	10/31/2016	7/1/2013	No	NAP	7/3/2013	NAP	NAP	No
73	Loan	53	The Bancorp Bank	The Shoppes at River Chase	McAllister’s Deli	3,622	6/23/2018	6/24/2013	No	NAP	6/24/2013	NAP	NAP	No
74	Loan		CGMRC	Candleridge Park Apartments	NAP			6/17/2013	No	NAP	6/17/2013	NAP	NAP	No
75	Loan		RMF	Creekstone Apartments	NAP			6/25/2013	No	NAP	6/25/2013	NAP	NAP	No
76	Loan	8, 54	RAIT Funding, LLC	Magnolia Court	NAP			5/7/2013	No	NAP	6/6/2013	NAP	NAP	No
77	Loan		SMF I	Blackhawk Apartments	NAP			7/3/2013	No	NAP	7/3/2013	NAP	NAP	No
78	Loan		The Bancorp Bank	Franklin North Village Apartments	NAP			5/19/2013	No	NAP	5/21/2013	NAP	NAP	No
79	Loan		The Bancorp Bank	Cayuga Professional Center	Ithaca Urology, PC	3,634	12/31/2018	7/10/2013	No	NAP	7/9/2013	NAP	NAP	No
80	Loan	8	CGMRC	Whispering Oaks Apartments	NAP			6/4/2013	No	NAP	6/4/2013	NAP	NAP	No
81	Loan		The Bancorp Bank	Westport Shoppes	ReMax	1,335	3/1/2016	4/15/2013	No	NAP	4/16/2013	NAP	NAP	No
82	Loan	55	The Bancorp Bank	Knightdale Crossing	Papa Johns Pizza	1,400	7/31/2017	6/20/2013	No	NAP	6/20/2013	NAP	NAP	No
83	Loan		RMF	Smart & Final Center	Carson Vermont Family Dental	1,200	12/31/2016	6/17/2013	No	NAP	6/12/2013	6/10/2013	8%	No
84	Loan		RMF	Westgate Plaza	China Buffet	2,000	8/31/2015	7/16/2013	No	NAP	7/16/2013	NAP	NAP	No
85	Loan		RAIT Funding, LLC	Shoppes at Rivers Edge	NAP			4/17/2013	No	NAP	4/17/2013	NAP	NAP	No
86	Loan	56	The Bancorp Bank	Hampton Inn Kiln Creek	NAP			7/15/2013	No	NAP	7/15/2013	NAP	NAP	No
87	Loan		RMF	Upland Stor King	NAP			3/28/2013	No	NAP	3/28/2013	3/28/2013	12%	No
88	Loan		RMF	Highland Station	Lodge Salon For Men	1,358	8/31/2017	6/26/2013	No	NAP	6/27/2013	NAP	NAP	No
89	Loan		RMF	Expo Center	Guo MA, LLC	2,500	2/28/2018	6/19/2013	No	NAP	6/19/2013	NAP	NAP	No
90	Loan		CGMRC	The Storme Portfolio										No
90.01	Property			Brookside Oval	NAP			7/9/2013	No	NAP	7/9/2013	NAP	NAP	No
90.02	Property			Shady Cove	NAP			7/9/2013	No	NAP	7/9/2013	NAP	NAP	No
90.03	Property			Brookside Way	NAP			7/9/2013	No	NAP	7/9/2013	NAP	NAP	No
91	Loan		The Bancorp Bank	Comfort Inn & Suites	NAP			6/24/2013	No	NAP	6/24/2013	NAP	NAP	No
92	Loan		The Bancorp Bank	Thoroughbred Village	Ragamuffin Shoppe	1,405	11/30/2014	7/17/2013	No	NAP	7/19/2013	NAP	NAP	No
93	Loan		CGMRC	The Landings Apartments	NAP			6/6/2013	No	NAP	6/6/2013	NAP	NAP	No
94	Loan		The Bancorp Bank	Emerson Courtyard	Happy At The Bay #16	1,500	7/31/2017	7/26/2013	No	NAP	7/26/2013	7/26/2013	11%	No
95	Loan	25	GSMC	NorthSteppe Realty 2	NAP			6/25/2013	No	NAP	6/21/2013	NAP	NAP	No
96	Loan	57	RAIT Funding, LLC	Orchard Plaza	Salvador Vasquez	600	10/31/2014	4/5/2013	No	NAP	4/5/2013	4/5/2013	17%	No
97	Loan		CGMRC	Chase Bank Goodyear AZ	NAP			4/29/2013	No	NAP	6/18/2013	NAP	NAP	No

CGCMT 2013-GC15 Annex A

Control	Loan /		Mortgage		Upfront RE	Ongoing RE	Upfront	Ongoing	Upfront	Ongoing	Replacement	Upfront
Number	Property Flag	Footnotes	Loan Seller	Property Name	Tax Reserve ($)	Tax Reserve ($)	Insurance Reserve ($)	Insurance Reserve ($)	Replacement Reserve ($)	Replacement Reserve ($)	Reserve Caps ($)	TI/LC Reserve ($)
1	Loan	8	CGMRC	South Beach Marriott	926,016	84,183	0	0	0	0	0	0
2	Loan	9	CGMRC	125 Third Avenue	277,500	138,750	98,333	7,564	0	2,163	0	0
3	Loan		GSMC	Emerald Isle Apartments	0	0	0	0	0	8,792	0	0
4	Loan	10	CGMRC	400 Broome Street	142,018	142,018	99,243	9,022	0	2,645	0	0
5	Loan		CGMRC	SkySong Center	0	0	0	0	0	3,621	0	0
5.01	Property			SkySong Center I
5.02	Property			SkySong Center II
6	Loan	11, 12	RMF	735 Sixth Avenue	36,293	12,098	0	0	0	206	0	0
7	Loan		CGMRC	Mountain Gate Plaza	254,429	42,405	0	0	500,000	3,516	0	900,000
8	Loan		GSMC	Riverbend Shopping Center	213,437	19,403	51,954	6,935	0	2,808	0	8,333
9	Loan	13, 14	RMF	Parkway Centre East	200,121	63,530	0	0	0	2,031	50,000	0
10	Loan	8, 15	SMF I	Group 10 Hotel Portfolio	63,615	31,808	5,457	1,782	0	33,157	1,150,000	0
10.01	Property			Fairfield Inn & Suites
10.02	Property			Springhill Suites
10.03	Property			Four Points by Sheraton
11	Loan		CGMRC	Columbia Square	165,704	33,141	59,689	4,591	833,901	2,383	0	850,559
12	Loan		CGMRC	Storage Pro - Knoxville Portfolio	349,383	29,115	9,750	3,250	229,850	0	0	0
12.01	Property			Central Avenue
12.02	Property			Alcoa
12.03	Property			Unicorn Drive
12.04	Property			Chapman Highway
12.05	Property			Walker Blvd
12.06	Property			Linden Avenue
12.07	Property			Kingston Pike
12.08	Property			Middlebrook Pike
13	Loan		GSMC	Carmel Executive Park	209,067	26,133	3,221	3,221	0	6,950	0	0
14	Loan	16	RAIT Funding, LLC	PNC Bank	0	0	177	177	0	0	0	0
15	Loan	16	RAIT Funding, LLC	CVS Pharmacy	12,339	4,113	177	177	0	0	0	0
16	Loan	16	RAIT Funding, LLC	Bank of America	0	0	177	177	0	0	0	0
17	Loan	16	RAIT Funding, LLC	Wells Fargo	0	0	177	177	0	0	0	0
18	Loan	16, 17	RAIT Funding, LLC	BP North America	0	0	177	177	0	0	0	0
19	Loan	16	RAIT Funding, LLC	Wendy’s	0	0	177	177	0	0	0	0
20	Loan	8, 18, 19, 20, 21, 22	RMF	Walpole Shopping Mall	154,934	77,467	0	0	45,000	4,975	179,088	0
21	Loan	23	RMF	St. Augustine	0	0	0	0	0	0	0	0
22	Loan		GSMC	Fairview Center	132,441	22,074	31,921	7,980	0	0	0	0
23	Loan	24, 25	GSMC	NorthSteppe Realty 1	59,969	29,985	21,033	10,516	0	11,633	698,000	0
24	Loan		CGMRC	Morgan & Meeker	30,938	10,313	17,358	1,447	0	884	0	0
25	Loan	8, 26	RCMC	SC Warehouse Score I Portfolio	172,556	21,570	17,802	5,939	0	5,903	0	191,280
25.01	Property	27		1020 Idlewilde Boulevard
25.02	Property			1001 and 1005 Technology Drive
25.03	Property			7421 Spartan Boulevard East
25.04	Property			3430 Platt Springs Road
25.05	Property			103 Lachicotte Road
25.06	Property			30 Commerce Boulevard
25.07	Property			1025 Technology Drive
25.08	Property			251 Corporate Park Boulevard
26	Loan	28, 29	RCMC	Fairfield Business Center	83,070	47,469	21,068	3,010	0	5,458	0	0
26.01	Property			353 Route 46 Building C
26.02	Property			373 Route 46 Building E
26.03	Property			373 Route 46 Building D
26.04	Property			333 Route 46 Building A
26.05	Property			333 Route 46 Building B
26.06	Property			363 Route 46 Building I
26.07	Property			343 Route 46 Building H
27	Loan		The Bancorp Bank	Hyatt Place	178,580	17,858	31,913	3,191	15,782	15,782	0	0
28	Loan		CGMRC	75 19th Street	86,665	28,888	18,142	6,047	0	3,849	0	0
29	Loan	8	RMF	HGI Shreveport & HI Natchez	247,453	29,197	27,845	13,922	0	19,909	0	0
29.01	Property			HI Natchez
29.02	Property			HGI Shreveport
30	Loan	30	RCMC	Preston Creek Shopping Center	259,810	25,981	4,773	2,387	0	1,330	0	0
31	Loan		SMF I	Spectrum Office Building	205,539	22,838	22,351	4,470	0	3,361	0	250,000
32	Loan	8, 31	RCMC	Hampton Inn & Suites Folsom	63,231	9,033	17,600	1,760	0	13,151	0	0
33	Loan	32	RAIT Funding, LLC	BJ’s Wholesale Club	0	0	1,389	463	0	0	0	7,500,000
34	Loan		RMF	Live Oak Trace	133,615	14,139	22,554	10,740	0	5,500	0	0
35	Loan	33, 34	SMF I	Shoppes of Southbay	180,991	16,454	15,027	5,009	0	1,244	59,725	125,000
36	Loan	35	RAIT Funding, LLC	Offices at the Promenade	62,565	20,855	11,831	1,479	0	2,140	77,030	150,000
37	Loan		GSMC	College Center at Abella	118,822	19,804	14,738	1,474	0	2,125	0	142,695
38	Loan	8	RMF	HGI Victorville	38,501	9,167	57,339	0	15,334	15,334	0	0
39	Loan		GSMC	Creekview Commons	44,866	22,433	10,863	1,358	0	0	0	0
40	Loan		RAIT Funding, LLC	Main Street at Conyers	182,092	18,209	34,108	4,538	0	4,592	0	0
41	Loan	36, 37	RCMC	O’Malley Square	42,016	14,006	15,566	1,946	0	1,173	0	150,000
42	Loan	8	GSMC	100 Lexington	198,306	22,034	3,919	1,959	0	704	0	0
43	Loan	38	CGMRC	Greystone Village	20,373	10,187	9,151	1,017	0	5,354	0	150,000
44	Loan		RMF	Plantation Apartments	171,660	20,436	202,421	18,402	0	4,480	0	0
45	Loan		RMF	Woodchase Apartments	156,994	21,360	62,057	11,820	750,000	5,625	0	0
46	Loan	39	RAIT Funding, LLC	Rivers Business Commons	12,433	12,433	3,634	1,211	0	2,371	0	335,000

CGCMT 2013-GC15 Annex A

Control	Loan /		Mortgage		Upfront RE	Ongoing RE	Upfront	Ongoing	Upfront	Ongoing	Replacement	Upfront
Number	Property Flag	Footnotes	Loan Seller	Property Name	Tax Reserve ($)	Tax Reserve ($)	Insurance Reserve ($)	Insurance Reserve ($)	Replacement Reserve ($)	Replacement Reserve ($)	Reserve Caps ($)	TI/LC Reserve ($)
47	Loan	40, 41	SMF I	Acworth Crossing	53,768	21,640	4,941	1,647	0	0	0	450,000
48	Loan		CGMRC	Silverado Self Storage	15,266	5,089	8,863	682	0	1,454	0	0
49	Loan		GSMC	Rivercrest Wal-Mart Portfolio 5	48,723	9,745	0	0	0	1,875	0	0
49.01	Property			Market at Locust Grove
49.02	Property			River Oaks
49.03	Property			Lexington Shops
50	Loan	42	GSMC	Holiday Inn & Suites Stockbridge	94,987	8,635	19,653	1,638	0	11,425	0	0
51	Loan		RMF	Tampa Festival	82,663	11,247	13,636	6,493	0	1,770	0	0
52	Loan	43	The Bancorp Bank	The Cornerstone Building	15,250	15,250	1,247	1,247	2,680	2,680	0	6,538
53	Loan		CGMRC	The Albuquerque Center	25,868	6,467	0	0	0	646	23,271	0
54	Loan	44	RMF	165 Eldridge Street	61,100	19,397	16,726	1,593	0	375	0	0
55	Loan		SMF I	Kenridge Apartments	129,957	12,996	17,582	4,204	0	8,150	175,000	0
56	Loan	8	SMF I	Martin Downs Town Center	68,606	6,237	13,067	4,356	0	524	0	250,000
57	Loan	45	SMF I	Madison Center	17,662	8,831	7,952	3,976	0	7,570	0	100,000
58	Loan		RAIT Funding, LLC	Stonegate Corporate Center	158,229	26,372	6,213	621	0	1,029	0	0
59	Loan	46	RCMC	Promenade at Mokena	10,083	10,083	0	0	0	561	0	0
60	Loan		RMF	Canal Street Storage	40,263	12,782	8,527	2,030	0	1,246	0	0
61	Loan	8, 47	RCMC	Mustang Creek Plaza & Paloma Creek Shopping Center	76,101	10,872	8,751	1,750	0	753	0	0
61.01	Property			Mustang Creek Plaza
61.02	Property	48		Paloma Creek Shopping Center
62	Loan	49	The Bancorp Bank	The Shops at Wellesley	16,866	5,622	4,885	698	2,394	1,197	0	7,042
63	Loan		The Bancorp Bank	Hurley Plaza	17,804	3,561	2,370	339	548	274	0	3,656
64	Loan		RCMC	Pack Rat Self Storage	59,699	5,970	29,691	2,700	0	1,538	55,350	0
65	Loan		RAIT Funding, LLC	Auburn Business Park	42,044	4,204	8,407	1,681	0	2,007	0	0
65.01	Property			1270 Pacific Drive
65.02	Property			2600 Superior Court
65.03	Property			2630 Superior Court
65.04	Property			2660 Superior Court
66	Loan	50	RAIT Funding, LLC	Greenwood Corner Shops	72,795	12,133	5,987	998	0	634	0	0
67	Loan		The Bancorp Bank	City Centre Building	45,300	4,530	4,737	2,368	830	415	0	5,532
68	Loan	51	SMF I	Hampton Inn Rockwall	75,692	6,881	10,070	2,014	0	5,601	200,000	0
69	Loan		CGMRC	Hobby Lobby Plaza	103,779	11,531	3,092	1,546	0	1,798	0	0
70	Loan	8	CGMRC	Crawford-Devon Shopping Center	142,044	23,674	9,132	1,015	0	437	0	0
71	Loan		SMF I	Courtyard Apartments	27,760	4,627	35,189	3,199	0	7,096	0	0
72	Loan	8, 52	CGMRC	Camden Village	66,165	6,015	0	0	0	387	20,000	0
73	Loan	53	The Bancorp Bank	The Shoppes at River Chase	27,478	2,290	7,584	632	0	540	0	0
74	Loan		CGMRC	Candleridge Park Apartments	76,696	8,522	24,723	4,945	0	2,859	0	0
75	Loan		RMF	Creekstone Apartments	83,888	6,991	29,622	3,513	0	6,320	303,360	0
76	Loan	8, 54	RAIT Funding, LLC	Magnolia Court	17,585	1,954	7,145	2,382	0	43	0	0
77	Loan		SMF I	Blackhawk Apartments	0	7,347	10,505	3,502	0	5,643	0	0
78	Loan		The Bancorp Bank	Franklin North Village Apartments	17,483	8,741	10,537	5,269	5,115	5,115	0	0
79	Loan		The Bancorp Bank	Cayuga Professional Center	65,491	8,186	2,144	1,072	2,417	1,208	0	175,000
80	Loan	8	CGMRC	Whispering Oaks Apartments	35,812	4,477	3,469	3,469	100,000	2,298	0	0
81	Loan		The Bancorp Bank	Westport Shoppes	14,430	2,886	4,036	1,969	194	194	0	970
82	Loan	55	The Bancorp Bank	Knightdale Crossing	29,135	3,237	5,167	738	1,377	688	0	70,000
83	Loan		RMF	Smart & Final Center	45,095	7,158	0	1,581	0	798	0	0
84	Loan		RMF	Westgate Plaza	54,083	10,817	9,113	2,170	0	831	39,880	0
85	Loan		RAIT Funding, LLC	Shoppes at Rivers Edge	7,935	7,935	8,596	716	0	167	0	0
86	Loan	56	The Bancorp Bank	Hampton Inn Kiln Creek	31,800	3,975	1,373	1,373	5,083	5,083	0	0
87	Loan		RMF	Upland Stor King	19,157	4,561	11,523	1,568	0	1,396	52,249	0
88	Loan		RMF	Highland Station	35,476	2,956	5,308	664	0	319	7,652	0
89	Loan		RMF	Expo Center	62,838	7,481	8,798	0	0	352	0	112,648
90	Loan		CGMRC	The Storme Portfolio	73,882	9,235	32,620	4,078	0	7,428	0	0
90.01	Property			Brookside Oval
90.02	Property			Shady Cove
90.03	Property			Brookside Way
91	Loan		The Bancorp Bank	Comfort Inn & Suites	71,929	6,539	1,119	1,119	5,170	5,170	0	0
92	Loan		The Bancorp Bank	Thoroughbred Village	26,918	3,365	238	238	434	217	0	1,973
93	Loan		CGMRC	The Landings Apartments	44,989	3,749	18,215	2,602	0	1,223	0	0
94	Loan		The Bancorp Bank	Emerson Courtyard	4,085	4,085	203	203	0	443	0	111,074
95	Loan	25	GSMC	NorthSteppe Realty 2	6,897	3,448	2,211	1,106	0	1,133	68,000	0
96	Loan	57	RAIT Funding, LLC	Orchard Plaza	9,200	1,840	1,058	529	0	211	0	0
97	Loan		CGMRC	Chase Bank Goodyear AZ	0	0	0	0	0	0	0	0

CGCMT 2013-GC15 Annex A

Control	Loan /		Mortgage		Ongoing		Upfront Debt	Ongoing Debt	Upfront Deferred	Ongoing Deferred	Upfront	Ongoing
Number	Property Flag	Footnotes	Loan Seller	Property Name	TI/LC Reserve ($)	TI/LC Caps ($)	Service Reserve ($)	Service Reserve ($)	Maintenance Reserve ($)	Maintenance Reserve ($)	Environmental Reserve ($)	Environmental Reserve ($)
1	Loan	8	CGMRC	South Beach Marriott	0	0	3,064,479	0	0	0	0	0
2	Loan	9	CGMRC	125 Third Avenue	0	0	0	0	8,125	0	0	0
3	Loan		GSMC	Emerald Isle Apartments	0	0	0	0	0	0	0	0
4	Loan	10	CGMRC	400 Broome Street	0	0	0	0	81,250	0	0	0
5	Loan		CGMRC	SkySong Center	28,965	1,000,000	0	0	0	0	0	0
5.01	Property			SkySong Center I
5.02	Property			SkySong Center II
6	Loan	11, 12	RMF	735 Sixth Avenue	1,375	66,000	0	0	0	0	0	0
7	Loan		CGMRC	Mountain Gate Plaza	0	0	0	0	0	0	0	0
8	Loan		GSMC	Riverbend Shopping Center	8,333	500,000	0	0	0	0	0	0
9	Loan	13, 14	RMF	Parkway Centre East	6,770	250,000	0	0	0	0	0	0
10	Loan	8, 15	SMF I	Group 10 Hotel Portfolio	0	0	0	0	74,313	0	0	0
10.01	Property			Fairfield Inn & Suites
10.02	Property			Springhill Suites
10.03	Property			Four Points by Sheraton
11	Loan		CGMRC	Columbia Square	14,894	0	0	0	0	0	0	0
12	Loan		CGMRC	Storage Pro - Knoxville Portfolio	0	0	0	0	220,150	0	0	0
12.01	Property			Central Avenue
12.02	Property			Alcoa
12.03	Property			Unicorn Drive
12.04	Property			Chapman Highway
12.05	Property			Walker Blvd
12.06	Property			Linden Avenue
12.07	Property			Kingston Pike
12.08	Property			Middlebrook Pike
13	Loan		GSMC	Carmel Executive Park	22,500	810,000	0	0	0	0	0	0
14	Loan	16	RAIT Funding, LLC	PNC Bank	0	0	0	0	0	0	0	0
15	Loan	16	RAIT Funding, LLC	CVS Pharmacy	0	0	0	0	0	0	0	0
16	Loan	16	RAIT Funding, LLC	Bank of America	0	0	0	0	0	0	0	0
17	Loan	16	RAIT Funding, LLC	Wells Fargo	0	0	0	0	0	0	0	0
18	Loan	16, 17	RAIT Funding, LLC	BP North America	0	0	0	0	0	0	0	0
19	Loan	16	RAIT Funding, LLC	Wendy’s	0	0	0	0	0	0	0	0
20	Loan	8, 18, 19, 20, 21, 22	RMF	Walpole Shopping Mall	6,250	500,000	0	0	0	0	0	0
21	Loan	23	RMF	St. Augustine	8,333	0	0	0	0	0	0	0
22	Loan		GSMC	Fairview Center	0	0	0	0	0	0	500,000	0
23	Loan	24, 25	GSMC	NorthSteppe Realty 1	0	0	0	0	0	0	72,325	0
24	Loan		CGMRC	Morgan & Meeker	4,167	0	0	0	3,063	0	0	0
25	Loan	8, 26	RCMC	SC Warehouse Score I Portfolio	14,756	531,216	0	0	53,131	0	0	0
25.01	Property	27		1020 Idlewilde Boulevard
25.02	Property			1001 and 1005 Technology Drive
25.03	Property			7421 Spartan Boulevard East
25.04	Property			3430 Platt Springs Road
25.05	Property			103 Lachicotte Road
25.06	Property			30 Commerce Boulevard
25.07	Property			1025 Technology Drive
25.08	Property			251 Corporate Park Boulevard
26	Loan	28, 29	RCMC	Fairfield Business Center	16,822	0	0	0	82,189	0	0	0
26.01	Property			353 Route 46 Building C
26.02	Property			373 Route 46 Building E
26.03	Property			373 Route 46 Building D
26.04	Property			333 Route 46 Building A
26.05	Property			333 Route 46 Building B
26.06	Property			363 Route 46 Building I
26.07	Property			343 Route 46 Building H
27	Loan		The Bancorp Bank	Hyatt Place	0	0	0	0	375	0	0	0
28	Loan		CGMRC	75 19th Street	7,621	274,350	0	0	28,842	0	0	0
29	Loan	8	RMF	HGI Shreveport & HI Natchez	0	0	0	0	0	0	0	0
29.01	Property			HI Natchez
29.02	Property			HGI Shreveport
30	Loan	30	RCMC	Preston Creek Shopping Center	3,324	0	0	0	0	0	0	0
31	Loan		SMF I	Spectrum Office Building	13,000	700,000	0	0	0	0	0	0
32	Loan	8, 31	RCMC	Hampton Inn & Suites Folsom	0	0	0	0	0	0	0	0
33	Loan	32	RAIT Funding, LLC	BJ’s Wholesale Club	0	0	0	0	0	0	0	0
34	Loan		RMF	Live Oak Trace	0	0	0	0	0	0	0	0
35	Loan	33, 34	SMF I	Shoppes of Southbay	15,417	450,000	0	0	0	0	0	0
36	Loan	35	RAIT Funding, LLC	Offices at the Promenade	10,699	384,000	0	0	29,006	0	0	0
37	Loan		GSMC	College Center at Abella	4,167	150,000	0	0	177,161	0	0	0
38	Loan	8	RMF	HGI Victorville	0	0	0	0	0	0	0	0
39	Loan		GSMC	Creekview Commons	0	0	0	0	0	0	0	0
40	Loan		RAIT Funding, LLC	Main Street at Conyers	0	0	0	0	13,125	0	0	0
41	Loan	36, 37	RCMC	O’Malley Square	5,107	0	0	0	60,300	0	0	0
42	Loan	8	GSMC	100 Lexington	5,000	300,000	0	0	0	0	0	0
43	Loan	38	CGMRC	Greystone Village	5,354	200,000	0	0	0	0	0	0
44	Loan		RMF	Plantation Apartments	0	0	0	0	0	0	0	0
45	Loan		RMF	Woodchase Apartments	0	0	0	0	0	0	24,796	0
46	Loan	39	RAIT Funding, LLC	Rivers Business Commons	8,333	0	0	0	59,000	0	0	0

CGCMT 2013-GC15 Annex A

Control	Loan /		Mortgage		Ongoing		Upfront Debt	Ongoing Debt	Upfront Deferred	Ongoing Deferred	Upfront	Ongoing
Number	Property Flag	Footnotes	Loan Seller	Property Name	TI/LC Reserve ($)	TI/LC Caps ($)	Service Reserve ($)	Service Reserve ($)	Maintenance Reserve ($)	Maintenance Reserve ($)	Environmental Reserve ($)	Environmental Reserve ($)
47	Loan	40, 41	SMF I	Acworth Crossing	0	450,000	0	0	34,500	0	0	0
48	Loan		CGMRC	Silverado Self Storage	0	0	0	0	2,625	0	0	0
49	Loan		GSMC	Rivercrest Wal-Mart Portfolio 5	3,333	120,000	0	0	0	0	0	0
49.01	Property			Market at Locust Grove
49.02	Property			River Oaks
49.03	Property			Lexington Shops
50	Loan	42	GSMC	Holiday Inn & Suites Stockbridge	0	0	0	0	0	0	0	0
51	Loan		RMF	Tampa Festival	4,752	0	0	0	51,500	0	0	0
52	Loan	43	The Bancorp Bank	The Cornerstone Building	6,538	0	0	0	1,875	0	0	0
53	Loan		CGMRC	The Albuquerque Center	3,333	120,000	0	0	0	0	0	0
54	Loan	44	RMF	165 Eldridge Street	0	0	0	0	9,375	0	0	0
55	Loan		SMF I	Kenridge Apartments	0	0	0	0	349,906	0	0	0
56	Loan	8	SMF I	Martin Downs Town Center	4,000	250,000	0	0	0	0	0	0
57	Loan	45	SMF I	Madison Center	9,462	300,000	0	0	53,031	0	5,000	0
58	Loan		RAIT Funding, LLC	Stonegate Corporate Center	5,143	0	0	0	0	0	0	0
59	Loan	46	RCMC	Promenade at Mokena	4,147	130,000	0	0	0	0	0	0
60	Loan		RMF	Canal Street Storage	0	0	0	0	34,043	0	0	0
61	Loan	8, 47	RCMC	Mustang Creek Plaza & Paloma Creek Shopping Center	4,708	0	0	0	7,813	0	0	0
61.01	Property			Mustang Creek Plaza
61.02	Property	48		Paloma Creek Shopping Center
62	Loan	49	The Bancorp Bank	The Shops at Wellesley	3,521	60,000	0	0	15,344	0	0	0
63	Loan		The Bancorp Bank	Hurley Plaza	1,828	65,000	0	0	80,313	0	0	0
64	Loan		RCMC	Pack Rat Self Storage	0	0	0	0	29,630	0	0	0
65	Loan		RAIT Funding, LLC	Auburn Business Park	4,580	0	0	0	0	0	0	0
65.01	Property			1270 Pacific Drive
65.02	Property			2600 Superior Court
65.03	Property			2630 Superior Court
65.04	Property			2660 Superior Court
66	Loan	50	RAIT Funding, LLC	Greenwood Corner Shops	4,428	0	0	0	25,368	0	0	0
67	Loan		The Bancorp Bank	City Centre Building	2,766	0	0	0	0	0	0	0
68	Loan	51	SMF I	Hampton Inn Rockwall	0	0	0	0	0	0	0	0
69	Loan		CGMRC	Hobby Lobby Plaza	4,862	200,500	0	0	56,588	0	0	0
70	Loan	8	CGMRC	Crawford-Devon Shopping Center	2,183	100,000	0	0	0	0	0	0
71	Loan		SMF I	Courtyard Apartments	0	0	0	0	6,250	0	0	0
72	Loan	8, 52	CGMRC	Camden Village	2,083	100,000	0	0	27,375	0	0	0
73	Loan	53	The Bancorp Bank	The Shoppes at River Chase	3,597	215,820	0	0	2,344	0	0	0
74	Loan		CGMRC	Candleridge Park Apartments	0	0	0	0	8,750	0	0	0
75	Loan		RMF	Creekstone Apartments	0	0	0	0	0	0	0	0
76	Loan	8, 54	RAIT Funding, LLC	Magnolia Court	2,772	0	0	0	0	0	0	0
77	Loan		SMF I	Blackhawk Apartments	0	0	0	0	246,400	0	0	0
78	Loan		The Bancorp Bank	Franklin North Village Apartments	0	0	0	0	36,750	0	0	0
79	Loan		The Bancorp Bank	Cayuga Professional Center	3,099	0	0	0	78,975	0	0	0
80	Loan	8	CGMRC	Whispering Oaks Apartments	0	0	0	0	138,085	0	0	0
81	Loan		The Bancorp Bank	Westport Shoppes	970	0	0	0	0	0	0	0
82	Loan	55	The Bancorp Bank	Knightdale Crossing	4,501	120,000	0	0	18,750	0	0	0
83	Loan		RMF	Smart & Final Center	2,129	0	0	0	0	0	0	0
84	Loan		RMF	Westgate Plaza	5,539	199,407	0	0	13,151	0	0	0
85	Loan		RAIT Funding, LLC	Shoppes at Rivers Edge	1,672	0	0	0	0	0	0	0
86	Loan	56	The Bancorp Bank	Hampton Inn Kiln Creek	0	0	0	0	0	0	0	0
87	Loan		RMF	Upland Stor King	0	0	0	0	81,250	0	0	0
88	Loan		RMF	Highland Station	1,594	57,390	0	0	0	0	0	0
89	Loan		RMF	Expo Center	2,347	112,648	0	0	8,125	0	0	0
90	Loan		CGMRC	The Storme Portfolio	0	0	0	0	62,188	0	0	0
90.01	Property			Brookside Oval
90.02	Property			Shady Cove
90.03	Property			Brookside Way
91	Loan		The Bancorp Bank	Comfort Inn & Suites	0	0	0	0	8,388	0	0	0
92	Loan		The Bancorp Bank	Thoroughbred Village	986	47,340	0	0	2,344	0	0	0
93	Loan		CGMRC	The Landings Apartments	0	0	0	0	0	0	0	0
94	Loan		The Bancorp Bank	Emerson Courtyard	2,217	106,400	0	0	10,719	0	0	0
95	Loan	25	GSMC	NorthSteppe Realty 2	0	0	0	0	0	0	3,025	0
96	Loan	57	RAIT Funding, LLC	Orchard Plaza	528	0	0	0	1,938	0	0	0
97	Loan		CGMRC	Chase Bank Goodyear AZ	0	0	0	0	0	0	0	0

CGCMT 2013-GC15 Annex A

Control	Loan /		Mortgage		Upfront	Ongoing	Other Reserve
Number	Property Flag	Footnotes	Loan Seller	Property Name	Other Reserve ($)	Other Reserve ($)	Description
1	Loan	8	CGMRC	South Beach Marriott	8,039,133	0	Room Upgrade Work Reserve ($6,539,133); Common Area Upgrade Reserve ($1,500,000)
2	Loan	9	CGMRC	125 Third Avenue	0	0
3	Loan		GSMC	Emerald Isle Apartments	0	0
4	Loan	10	CGMRC	400 Broome Street	0	0
5	Loan		CGMRC	SkySong Center	90,929	11,580	Unfunded Obligations ($56,190); Upfront ($34,738.69) and Monthly Ground Rent Reserve
5.01	Property			SkySong Center I
5.02	Property			SkySong Center II
6	Loan	11, 12	RMF	735 Sixth Avenue	0	7,171	Condominium Common Charges
7	Loan		CGMRC	Mountain Gate Plaza	198,032	0	Outstanding Tenant Obligations Reserve
8	Loan		GSMC	Riverbend Shopping Center	0	0
9	Loan	13, 14	RMF	Parkway Centre East	0	0
10	Loan	8, 15	SMF I	Group 10 Hotel Portfolio	3,600,000	0	PIP Reserve
10.01	Property			Fairfield Inn & Suites
10.02	Property			Springhill Suites
10.03	Property			Four Points by Sheraton
11	Loan		CGMRC	Columbia Square	0	0
12	Loan		CGMRC	Storage Pro - Knoxville Portfolio	0	0
12.01	Property			Central Avenue
12.02	Property			Alcoa
12.03	Property			Unicorn Drive
12.04	Property			Chapman Highway
12.05	Property			Walker Blvd
12.06	Property			Linden Avenue
12.07	Property			Kingston Pike
12.08	Property			Middlebrook Pike
13	Loan		GSMC	Carmel Executive Park	0	0
14	Loan	16	RAIT Funding, LLC	PNC Bank	0	0
15	Loan	16	RAIT Funding, LLC	CVS Pharmacy	0	0
16	Loan	16	RAIT Funding, LLC	Bank of America	0	0
17	Loan	16	RAIT Funding, LLC	Wells Fargo	0	0
18	Loan	16, 17	RAIT Funding, LLC	BP North America	131,716	0	CAM Reserve
19	Loan	16	RAIT Funding, LLC	Wendy’s	0	0
20	Loan	8, 18, 19, 20, 21, 22	RMF	Walpole Shopping Mall	953,500	0	JoAnn’s Fabric Reserve ($900,000); LA Fitness Reserve ($53,500)
21	Loan	23	RMF	St. Augustine	0	0
22	Loan		GSMC	Fairview Center	0	0
23	Loan	24, 25	GSMC	NorthSteppe Realty 1	0	0
24	Loan		CGMRC	Morgan & Meeker	0	0
25	Loan	8, 26	RCMC	SC Warehouse Score I Portfolio	1,304,868	0	Jones School Supply Reserve ($652,368); Accretive Leasing Reserve ($627,000); Rent Concession Reserve ($25,500)
25.01	Property	27		1020 Idlewilde Boulevard
25.02	Property			1001 and 1005 Technology Drive
25.03	Property			7421 Spartan Boulevard East
25.04	Property			3430 Platt Springs Road
25.05	Property			103 Lachicotte Road
25.06	Property			30 Commerce Boulevard
25.07	Property			1025 Technology Drive
25.08	Property			251 Corporate Park Boulevard
26	Loan	28, 29	RCMC	Fairfield Business Center	333,849	0	Z. One Concept Reserve ($300,000); Rent Concession Reserve ($33,849)
26.01	Property			353 Route 46 Building C
26.02	Property			373 Route 46 Building E
26.03	Property			373 Route 46 Building D
26.04	Property			333 Route 46 Building A
26.05	Property			333 Route 46 Building B
26.06	Property			363 Route 46 Building I
26.07	Property			343 Route 46 Building H
27	Loan		The Bancorp Bank	Hyatt Place	7,500	0	Hyatt Reserve
28	Loan		CGMRC	75 19th Street	10,200	0	Rent Concession Reserve
29	Loan	8	RMF	HGI Shreveport & HI Natchez	0	0
29.01	Property			HI Natchez
29.02	Property			HGI Shreveport
30	Loan	30	RCMC	Preston Creek Shopping Center	977,000	0	Existing TI/LC Reserve ($865,000); Rent Concession Reserve ($112,000)
31	Loan		SMF I	Spectrum Office Building	998,953	0	Unpaid TI/LC Reserve ($951,542); Rent Concession Reserve ($47,410.67)
32	Loan	8, 31	RCMC	Hampton Inn & Suites Folsom	0	0
33	Loan	32	RAIT Funding, LLC	BJ’s Wholesale Club	0	0
34	Loan		RMF	Live Oak Trace	0	0
35	Loan	33, 34	SMF I	Shoppes of Southbay	0	0
36	Loan	35	RAIT Funding, LLC	Offices at the Promenade	0	0
37	Loan		GSMC	College Center at Abella	0	0
38	Loan	8	RMF	HGI Victorville	0	0
39	Loan		GSMC	Creekview Commons	15,000	0	Unfunded Obligations
40	Loan		RAIT Funding, LLC	Main Street at Conyers	0	0
41	Loan	36, 37	RCMC	O’Malley Square	0	0
42	Loan	8	GSMC	100 Lexington	0	0
43	Loan	38	CGMRC	Greystone Village	94,157	0	Designated Tenant Reserve ($86,000); Gap Rent Funds ($8,157)
44	Loan		RMF	Plantation Apartments	0	0
45	Loan		RMF	Woodchase Apartments	0	0
46	Loan	39	RAIT Funding, LLC	Rivers Business Commons	336,990	0	Seton Medical TI Reserve

CGCMT 2013-GC15 Annex A

Control	Loan /		Mortgage		Upfront	Ongoing	Other Reserve
Number	Property Flag	Footnotes	Loan Seller	Property Name	Other Reserve ($)	Other Reserve ($)	Description
47	Loan	40, 41	SMF I	Acworth Crossing	0	0
48	Loan		CGMRC	Silverado Self Storage	0	0
49	Loan		GSMC	Rivercrest Wal-Mart Portfolio 5	0	0
49.01	Property			Market at Locust Grove
49.02	Property			River Oaks
49.03	Property			Lexington Shops
50	Loan	42	GSMC	Holiday Inn & Suites Stockbridge	0	0
51	Loan		RMF	Tampa Festival	0	0
52	Loan	43	The Bancorp Bank	The Cornerstone Building	573,486	0	SAE Free Rent Reserve ($272,196); SAE TI Reserve ($301,290)
53	Loan		CGMRC	The Albuquerque Center	0	0
54	Loan	44	RMF	165 Eldridge Street	0	0
55	Loan		SMF I	Kenridge Apartments	0	0
56	Loan	8	SMF I	Martin Downs Town Center	0	0
57	Loan	45	SMF I	Madison Center	0	0
58	Loan		RAIT Funding, LLC	Stonegate Corporate Center	0	0
59	Loan	46	RCMC	Promenade at Mokena	0	0
60	Loan		RMF	Canal Street Storage	315,051	0	Security Deposit Reserve ($165,051); Build-Out Reserve ($150,000)
61	Loan	8, 47	RCMC	Mustang Creek Plaza & Paloma Creek Shopping Center	27,000	0	Joey’s Rent Reserve
61.01	Property			Mustang Creek Plaza
61.02	Property	48		Paloma Creek Shopping Center
62	Loan	49	The Bancorp Bank	The Shops at Wellesley	0	0
63	Loan		The Bancorp Bank	Hurley Plaza	0	0
64	Loan		RCMC	Pack Rat Self Storage	0	0
65	Loan		RAIT Funding, LLC	Auburn Business Park	0	0
65.01	Property			1270 Pacific Drive
65.02	Property			2600 Superior Court
65.03	Property			2630 Superior Court
65.04	Property			2660 Superior Court
66	Loan	50	RAIT Funding, LLC	Greenwood Corner Shops	67,675	0	Sylvan Learning Rent Holdback
67	Loan		The Bancorp Bank	City Centre Building	0	0
68	Loan	51	SMF I	Hampton Inn Rockwall	0	0
69	Loan		CGMRC	Hobby Lobby Plaza	0	0
70	Loan	8	CGMRC	Crawford-Devon Shopping Center	0	0
71	Loan		SMF I	Courtyard Apartments	0	0
72	Loan	8, 52	CGMRC	Camden Village	0	0
73	Loan	53	The Bancorp Bank	The Shoppes at River Chase	12,500	12,500	Ground Lease Reserve
74	Loan		CGMRC	Candleridge Park Apartments	0	0
75	Loan		RMF	Creekstone Apartments	0	0
76	Loan	8, 54	RAIT Funding, LLC	Magnolia Court	140,000	35,000	Rent Reserve
77	Loan		SMF I	Blackhawk Apartments	0	0
78	Loan		The Bancorp Bank	Franklin North Village Apartments	0	0
79	Loan		The Bancorp Bank	Cayuga Professional Center	0	0
80	Loan	8	CGMRC	Whispering Oaks Apartments	261,915	0	Renovation Reserve
81	Loan		The Bancorp Bank	Westport Shoppes	0	0
82	Loan	55	The Bancorp Bank	Knightdale Crossing	0	0
83	Loan		RMF	Smart & Final Center	0	0
84	Loan		RMF	Westgate Plaza	0	0
85	Loan		RAIT Funding, LLC	Shoppes at Rivers Edge	0	0
86	Loan	56	The Bancorp Bank	Hampton Inn Kiln Creek	8,500	8,500	Seasonality Reserve
87	Loan		RMF	Upland Stor King	0	0
88	Loan		RMF	Highland Station	50,000	0	Twisted Taco
89	Loan		RMF	Expo Center	56,980	0	Little Caesars Reserve ($2,980); Fresenius Reserve ($54,000)
90	Loan		CGMRC	The Storme Portfolio	0	0
90.01	Property			Brookside Oval
90.02	Property			Shady Cove
90.03	Property			Brookside Way
91	Loan		The Bancorp Bank	Comfort Inn & Suites	37,750	0	Property Improvements Reserve
92	Loan		The Bancorp Bank	Thoroughbred Village	0	0
93	Loan		CGMRC	The Landings Apartments	0	0
94	Loan		The Bancorp Bank	Emerson Courtyard	0	0
95	Loan	25	GSMC	NorthSteppe Realty 2	0	0
96	Loan	57	RAIT Funding, LLC	Orchard Plaza	75,000	0	Family Dollar Reserve
97	Loan		CGMRC	Chase Bank Goodyear AZ	0	0

CGCMT 2013-GC15 Annex A

Control	Loan /		Mortgage
Number	Property Flag	Footnotes	Loan Seller	Property Name	Borrower Name
1	Loan	8	CGMRC	South Beach Marriott	Komar Investments, Inc.
2	Loan	9	CGMRC	125 Third Avenue	Coral Crystal LLC
3	Loan		GSMC	Emerald Isle Apartments	Placentia 422 L.P.
4	Loan	10	CGMRC	400 Broome Street	Coral Broome Street LLC
5	Loan		CGMRC	SkySong Center	Holualoa Scottsdale Office, LLC
5.01	Property			SkySong Center I
5.02	Property			SkySong Center II
6	Loan	11, 12	RMF	735 Sixth Avenue	Sixth Ave Retail LLC and Mamiye 735 Partners LLC
7	Loan		CGMRC	Mountain Gate Plaza	Mountaingate LL, LLC
8	Loan		GSMC	Riverbend Shopping Center	River Root Partners, LLC
9	Loan	13, 14	RMF	Parkway Centre East	Parkway Centre East - Retail, LLC
10	Loan	8, 15	SMF I	Group 10 Hotel Portfolio	Orchard Commons Investments, L.L.C., Romulus Property Holdings, LLC and Gateway Lodges, L.L.C.
10.01	Property			Fairfield Inn & Suites
10.02	Property			Springhill Suites
10.03	Property			Four Points by Sheraton
11	Loan		CGMRC	Columbia Square	Clay-Lexington LLC
12	Loan		CGMRC	Storage Pro - Knoxville Portfolio
Storage Pros KX-Central LLC, Storage Pros KX-Chapman LLC, Storage Pros KX-Unicorn LLC, Storage Pros KX-Alcoa LLC, Storage Pros KX-Linden LLC, Storage Pros KX-Walker LLC, Storage Pros KX-Kingston LLC and Storage Pros KX-Middlebrook LLC

12.01	Property			Central Avenue
12.02	Property			Alcoa
12.03	Property			Unicorn Drive
12.04	Property			Chapman Highway
12.05	Property			Walker Blvd
12.06	Property			Linden Avenue
12.07	Property			Kingston Pike
12.08	Property			Middlebrook Pike
13	Loan		GSMC	Carmel Executive Park	AKF2 Carmel, LLC
14	Loan	16	RAIT Funding, LLC	PNC Bank	Malibu Mission II, LLC
15	Loan	16	RAIT Funding, LLC	CVS Pharmacy	Peachtree Mission II, LLC
16	Loan	16	RAIT Funding, LLC	Bank of America	Coral Gable II, LLC
17	Loan	16	RAIT Funding, LLC	Wells Fargo	Madison Avenue Mission II, LLC
18	Loan	16, 17	RAIT Funding, LLC	BP North America	Rodeo D II, LLC
19	Loan	16	RAIT Funding, LLC	Wendy’s	Broadway Mission II, LLC
20	Loan	8, 18, 19, 20, 21, 22	RMF	Walpole Shopping Mall	Walpole Mall Associates, LLC
21	Loan	23	RMF	St. Augustine	Store SPE St Augustine 2013-2, LLC
22	Loan		GSMC	Fairview Center	Fairview Shopping Center, LLC
23	Loan	24, 25	GSMC	NorthSteppe Realty 1	Skyway Properties, LLC
24	Loan		CGMRC	Morgan & Meeker	Meegan Land Company LLC, Stevenmets, LLC and Me & Morgan LLC
25	Loan	8, 26	RCMC	SC Warehouse Score I Portfolio	103 Lachicotte, LLC, 1001/1005 Technology, LLC, 1025 Technology, LLC, 7421 E. Spartan, LLC, RH Bluff Park, LLC, RH Corporate Park, LLC, RH Platt Springs, LLC and RP Commerce Blvd, LLC
25.01	Property	27		1020 Idlewilde Boulevard
25.02	Property			1001 and 1005 Technology Drive
25.03	Property			7421 Spartan Boulevard East
25.04	Property			3430 Platt Springs Road
25.05	Property			103 Lachicotte Road
25.06	Property			30 Commerce Boulevard
25.07	Property			1025 Technology Drive
25.08	Property			251 Corporate Park Boulevard
26	Loan	28, 29	RCMC	Fairfield Business Center	Fairfield Property Associates LLC
26.01	Property			353 Route 46 Building C
26.02	Property			373 Route 46 Building E
26.03	Property			373 Route 46 Building D
26.04	Property			333 Route 46 Building A
26.05	Property			333 Route 46 Building B
26.06	Property			363 Route 46 Building I
26.07	Property			343 Route 46 Building H
27	Loan		The Bancorp Bank	Hyatt Place	Boyer Gateway Hotel, L.C.
28	Loan		CGMRC	75 19th Street	18th Street 19th Street LLC
29	Loan	8	RMF	HGI Shreveport & HI Natchez	Prince Preferred Hotels Shreveport LLC and Prince Preferred Hotels Natchez LLC
29.01	Property			HI Natchez
29.02	Property			HGI Shreveport
30	Loan	30	RCMC	Preston Creek Shopping Center	ASG Preston Creek Retail Center, Ltd.
31	Loan		SMF I	Spectrum Office Building	TCP Spectrum Partners, Ltd.
32	Loan	8, 31	RCMC	Hampton Inn & Suites Folsom	Folsom Lodging, LLC
33	Loan	32	RAIT Funding, LLC	BJ’s Wholesale Club	Baker Red Lion, LLC and Angel Red Lion, LLC
34	Loan		RMF	Live Oak Trace	HPI Live Oak Trace LLC
35	Loan	33, 34	SMF I	Shoppes of Southbay	Terre Investments LLC
36	Loan	35	RAIT Funding, LLC	Offices at the Promenade	Denver Promenade LLC
37	Loan		GSMC	College Center at Abella	CC San Pablo Limited Partnership
38	Loan	8	RMF	HGI Victorville	Jsak Victorville Partners LP
39	Loan		GSMC	Creekview Commons	Creekview Commons Delaware, LLC
40	Loan		RAIT Funding, LLC	Main Street at Conyers	IRA Conyers 2, LLC
41	Loan	36, 37	RCMC	O’Malley Square	O’Malley Square LLC
42	Loan	8	GSMC	100 Lexington	One Hundred Lexington Place, Ltd.
43	Loan	38	CGMRC	Greystone Village	Grey Mine LLC
44	Loan		RMF	Plantation Apartments	HPI Plantation LLC
45	Loan		RMF	Woodchase Apartments	Woodchase Apartments, Ltd.
46	Loan	39	RAIT Funding, LLC	Rivers Business Commons	RBC Investors LLC

CGCMT 2013-GC15 Annex A

Control	Loan /		Mortgage
Number	Property Flag	Footnotes	Loan Seller	Property Name	Borrower Name
47	Loan	40, 41	SMF I	Acworth Crossing	Monarch at Acworth Crossing, LLC
48	Loan		CGMRC	Silverado Self Storage	CPNV 9930 Spencer Street, LLC
49	Loan		GSMC	Rivercrest Wal-Mart Portfolio 5	Tarboro (River Oaks) SRX, LLC, Locust Grove (Locust Grove) SRX, LLC and Lexington NC (Lexington) SRX, LLC
49.01	Property			Market at Locust Grove
49.02	Property			River Oaks
49.03	Property			Lexington Shops
50	Loan	42	GSMC	Holiday Inn & Suites Stockbridge	Hare Krishna Hare Rama, LLC
51	Loan		RMF	Tampa Festival	WHLR - Tampa Festival, LLC
52	Loan	43	The Bancorp Bank	The Cornerstone Building	215 PT Cornerstone, LLC
53	Loan		CGMRC	The Albuquerque Center	WFC Wyoming NM LLC
54	Loan	44	RMF	165 Eldridge Street	Schoolyard Enterprises, LLC
55	Loan		SMF I	Kenridge Apartments	Kenridge Associates LLC
56	Loan	8	SMF I	Martin Downs Town Center	Martin Downs NSC LLC
57	Loan	45	SMF I	Madison Center	Stockbridge Madison LLC
58	Loan		RAIT Funding, LLC	Stonegate Corporate Center	Ascendant Capital Partners CPS, LLC
59	Loan	46	RCMC	Promenade at Mokena	Trean Mokena Promenade, LLC
60	Loan		RMF	Canal Street Storage	1601 Tri-County LLC and 1601 Canal LLC
61	Loan	8, 47	RCMC	Mustang Creek Plaza & Paloma Creek Shopping Center	PMC Retail Venture 3, LLC
61.01	Property			Mustang Creek Plaza
61.02	Property	48		Paloma Creek Shopping Center
62	Loan	49	The Bancorp Bank	The Shops at Wellesley	Wellesley LLC
63	Loan		The Bancorp Bank	Hurley Plaza	Summit Hurley Plaza LLC
64	Loan		RCMC	Pack Rat Self Storage	Pack Rat MT Pleasant, LLC
65	Loan		RAIT Funding, LLC	Auburn Business Park	Auburn Business Park Unit #5 Investment Co., L.L.C., Auburn Business Park Unit #6 Investment Co., L.L.C., Auburn Business Park Unit #7 Investment Co., L.L.C., Pacific Land Holdings II, LLC
65.01	Property			1270 Pacific Drive
65.02	Property			2600 Superior Court
65.03	Property			2630 Superior Court
65.04	Property			2660 Superior Court
66	Loan	50	RAIT Funding, LLC	Greenwood Corner Shops	HPG Greenwood Corner Shops LLC
67	Loan		The Bancorp Bank	City Centre Building	Sonco Properties, LLC
68	Loan	51	SMF I	Hampton Inn Rockwall	Rockwall RMKP, LP
69	Loan		CGMRC	Hobby Lobby Plaza	Y&O WF LLC
70	Loan	8	CGMRC	Crawford-Devon Shopping Center	Crawford & Devon, LLC
71	Loan		SMF I	Courtyard Apartments	CY Apartments, LLC
72	Loan	8, 52	CGMRC	Camden Village	3719 Old Alabama Road LLC
73	Loan	53	The Bancorp Bank	The Shoppes at River Chase	SWP River Chase, LLC
74	Loan		CGMRC	Candleridge Park Apartments	Candleridge Park Apartments, LP
75	Loan		RMF	Creekstone Apartments	Toro Properties XI, LLC
76	Loan	8, 54	RAIT Funding, LLC	Magnolia Court	Magnolia Court LLC
77	Loan		SMF I	Blackhawk Apartments	RLA Blackhawk, LLC
78	Loan		The Bancorp Bank	Franklin North Village Apartments	Franklin North Village Apartments, Inc.
79	Loan		The Bancorp Bank	Cayuga Professional Center	Cayuga Professional Center, LLC
80	Loan	8	CGMRC	Whispering Oaks Apartments	PCL Whispering Oaks Apartments, LLC
81	Loan		The Bancorp Bank	Westport Shoppes	BC of St. Lucie West, LLC
82	Loan	55	The Bancorp Bank	Knightdale Crossing	Knightdale Crossings LLC
83	Loan		RMF	Smart & Final Center	CT Vermont & Carson, LLC
84	Loan		RMF	Westgate Plaza	Arciterra Westgate Indianapolis IN, LLC
85	Loan		RAIT Funding, LLC	Shoppes at Rivers Edge	Shoppes at River’s Edge, LLC
86	Loan	56	The Bancorp Bank	Hampton Inn Kiln Creek	Newport Associates, L.L.C.
87	Loan		RMF	Upland Stor King	Upland Stor King Property, Inc.
88	Loan		RMF	Highland Station	Suwanee Creek Station, LLC
89	Loan		RMF	Expo Center	Lakeview Expo Ltd.
90	Loan		CGMRC	The Storme Portfolio	Clevco, LLC
90.01	Property			Brookside Oval
90.02	Property			Shady Cove
90.03	Property			Brookside Way
91	Loan		The Bancorp Bank	Comfort Inn & Suites	Mahavir Hotels, LLC
92	Loan		The Bancorp Bank	Thoroughbred Village	Cool Springs Building N, LLC
93	Loan		CGMRC	The Landings Apartments	Landing Apartments, Inc.
94	Loan		The Bancorp Bank	Emerson Courtyard	PHD America One, LLC
95	Loan	25	GSMC	NorthSteppe Realty 2	Sandstone Rentals, LLC
96	Loan	57	RAIT Funding, LLC	Orchard Plaza	Orchard Associates, LLC
97	Loan		CGMRC	Chase Bank Goodyear AZ	767 South Cotton Lane, LLC

CGCMT 2013-GC15 Annex A

Control	Loan /		Mortgage			Loan	Loan Amount	Principal’s New Cash	Subordinate
Number	Property Flag	Footnotes	Loan Seller	Property Name	Carve-out Guarantor	Purpose	(sources)	Contribution (7)	Debt
1	Loan	8	CGMRC	South Beach Marriott	Jose Ardid and Key International, Inc.	Refinance	65,000,000	0	0
2	Loan	9	CGMRC	125 Third Avenue	Alex Forkosh	Refinance	60,000,000	0	0
3	Loan		GSMC	Emerald Isle Apartments	James C. Gianulias and David Gianulias	Refinance	56,500,000	0	6,000,000
4	Loan	10	CGMRC	400 Broome Street	Alex Forkosh	Refinance	50,000,000	0	0
5	Loan		CGMRC	SkySong Center	Holualoa Companies, LLC	Acquisition	46,250,000	24,279,564	0
5.01	Property			SkySong Center I
5.02	Property			SkySong Center II
6	Loan	11, 12	RMF	735 Sixth Avenue	Jack Cohen, Abraham A. Jemal, Hyman Mamiye and Charles Mamiye	Refinance	34,000,000	0	0
7	Loan		CGMRC	Mountain Gate Plaza	Investcorp US Real Estate, LLC	Acquisition	31,185,000	16,577,200	0
8	Loan		GSMC	Riverbend Shopping Center	Robert H. Ledbetter, Jr.	Refinance	28,500,000	0	0
9	Loan	13, 14	RMF	Parkway Centre East	David Kass, Jonathan Kass and Mary Younkin	Refinance	27,500,000	0	0
10	Loan	8, 15	SMF I	Group 10 Hotel Portfolio	Majid Koza	Refinance	26,000,000	0	0
10.01	Property			Fairfield Inn & Suites
10.02	Property			Springhill Suites
10.03	Property			Four Points by Sheraton
11	Loan		CGMRC	Columbia Square	Emmes Realty Service of California LLC	Acquisition	24,500,000	12,884,275	0
12	Loan		CGMRC	Storage Pro - Knoxville Portfolio	David M. Levenfeld and Ian Burnstein	Acquisition	19,200,000	4,807,830	2,500,000
12.01	Property			Central Avenue
12.02	Property			Alcoa
12.03	Property			Unicorn Drive
12.04	Property			Chapman Highway
12.05	Property			Walker Blvd
12.06	Property			Linden Avenue
12.07	Property			Kingston Pike
12.08	Property			Middlebrook Pike
13	Loan		GSMC	Carmel Executive Park	AKREA Master Holdco, LLC and Adler Kawa Real Estate Fund II, LLC	Acquisition	18,000,000	7,957,591	0
14	Loan	16	RAIT Funding, LLC	PNC Bank		Refinance	6,550,000	0	0
15	Loan	16	RAIT Funding, LLC	CVS Pharmacy		Refinance	4,700,000	0	0
16	Loan	16	RAIT Funding, LLC	Bank of America		Refinance	3,150,000	0	0
17	Loan	16	RAIT Funding, LLC	Wells Fargo		Refinance	1,250,000	0	0
18	Loan	16, 17	RAIT Funding, LLC	BP North America		Refinance	1,250,000	170,966	0
19	Loan	16	RAIT Funding, LLC	Wendy’s		Refinance	750,000	1,040,748	0
20	Loan	8, 18, 19, 20, 21, 22	RMF	Walpole Shopping Mall	Rubin Pachulski Properties 36, LLC	Refinance	64,500,000	83,527	10,000,000
21	Loan	23	RMF	St. Augustine	Store Capital Corporation	Acquisition	17,500,000	12,545,433	0
22	Loan		GSMC	Fairview Center	Weissman Investments, LLC, Paul Lewis Silverman Trust Dated September 30, 1997, The Gottlieb Marital Trust and Dunitz Investments, L.P.	Refinance	17,000,000	0	0
23	Loan	24, 25	GSMC	NorthSteppe Realty 1	Dean W. Fried, Richard N. Graff, Douglas E. Graff and Michael P. Stickney	Refinance	16,350,000	0	0
24	Loan		CGMRC	Morgan & Meeker	John Usdan and Steven B. Schwartz	Acquisition & Refinance	16,200,000	4,211,047	0
25	Loan	8, 26	RCMC	SC Warehouse Score I Portfolio	Gordon Reger, Lawrence Reger, Bernice Reger	Acquisition & Refinance	15,700,000	100,000	0
25.01	Property	27		1020 Idlewilde Boulevard
25.02	Property			1001 and 1005 Technology Drive
25.03	Property			7421 Spartan Boulevard East
25.04	Property			3430 Platt Springs Road
25.05	Property			103 Lachicotte Road
25.06	Property			30 Commerce Boulevard
25.07	Property			1025 Technology Drive
25.08	Property			251 Corporate Park Boulevard
26	Loan	28, 29	RCMC	Fairfield Business Center	Steven J. Denholtz and Jerold L. Zaro	Refinance	15,400,000	0	2,600,000
26.01	Property			353 Route 46 Building C
26.02	Property			373 Route 46 Building E
26.03	Property			373 Route 46 Building D
26.04	Property			333 Route 46 Building A
26.05	Property			333 Route 46 Building B
26.06	Property			363 Route 46 Building I
26.07	Property			343 Route 46 Building H
27	Loan		The Bancorp Bank	Hyatt Place	The Boyer Company, L.C. and Gardner Property Holdings, L.C.	Refinance	14,500,000	71,213	0
28	Loan		CGMRC	75 19th Street	Peter Davidson and Tomasz Naklicki	Acquisition	14,250,000	5,201,373	0
29	Loan	8	RMF	HGI Shreveport & HI Natchez	Sunil A. Tolani	Acquisition	14,145,000	91,965	0
29.01	Property			HI Natchez
29.02	Property			HGI Shreveport
30	Loan	30	RCMC	Preston Creek Shopping Center	Walid M. Keilani and Jasem Al-Sadoun	Refinance	13,927,000	1,532,322	0
31	Loan		SMF I	Spectrum Office Building	Robert Neely	Refinance	13,500,000	0	0
32	Loan	8, 31	RCMC	Hampton Inn & Suites Folsom	Rohit Ranchhod and Kenneth Poelman	Refinance	13,500,000	57,853	0
33	Loan	32	RAIT Funding, LLC	BJ’s Wholesale Club	Edward G. Baker, Rosemarie Baker, The Baker Trust, Jerald J. Angel, Susan Angel and The Angel Family Trust U.D.T. Dated January 2005	Refinance	13,500,000	0	0
34	Loan		RMF	Live Oak Trace	Matthew A. Sharp and J. David Kelsey	Acquisition	12,720,000	3,682,167	0
35	Loan	33, 34	SMF I	Shoppes of Southbay	Peter Wenzel	Acquisition	12,450,000	5,686,312	0
36	Loan	35	RAIT Funding, LLC	Offices at the Promenade	William Felton	Refinance	12,000,000	0	0
37	Loan		GSMC	College Center at Abella	Bruce Goren and Osias Goren	Acquisition	11,760,000	4,542,018	0
38	Loan	8	RMF	HGI Victorville	Hemant Chhatrala	Refinance	11,500,000	0	0
39	Loan		GSMC	Creekview Commons	Edward B. Schwartz and Jonathan Berns	Refinance	11,350,000	0	0
40	Loan		RAIT Funding, LLC	Main Street at Conyers	Internacional Realty Management, LLC	Refinance	10,590,000	184,240	0
41	Loan	36, 37	RCMC	O’Malley Square	Robert C. Bradley and Beverly J. Bradley	Refinance	10,300,000	100,000	0
42	Loan	8	GSMC	100 Lexington	Klabzuba Properties, A Family Limited Partnership	Refinance	10,000,000	0	0
43	Loan	38	CGMRC	Greystone Village	Amy Stevens and David Weinstein	Acquisition	9,850,000	3,519,053	0
44	Loan		RMF	Plantation Apartments	Matthew A. Sharp and J. David Kelsey	Refinance	9,850,000	0	0
45	Loan		RMF	Woodchase Apartments	Michael Tombari and Kenneth Hatfield	Refinance	9,750,000	0	0
46	Loan	39	RAIT Funding, LLC	Rivers Business Commons	William B. Leblanc, III and Blair Fernau	Acquisition	9,450,000	4,277,853	0

CGCMT 2013-GC15 Annex A

Control	Loan /		Mortgage			Loan	Loan Amount	Principal’s New Cash	Subordinate
Number	Property Flag	Footnotes	Loan Seller	Property Name	Carve-out Guarantor	Purpose	(sources)	Contribution (7)	Debt
47	Loan	40, 41	SMF I	Acworth Crossing	Stephen M. LaMastra, Blair G. Schlossberg and Moshe Manoah	Acquisition	9,400,000	4,724,183	0
48	Loan		CGMRC	Silverado Self Storage	LifeStorage, LP	Refinance	9,250,000	0	0
49	Loan		GSMC	Rivercrest Wal-Mart Portfolio 5	Stanley Werb and Jonathan S. Gaines	Acquisition	9,000,000	2,643,681	0
49.01	Property			Market at Locust Grove
49.02	Property			River Oaks
49.03	Property			Lexington Shops
50	Loan	42	GSMC	Holiday Inn & Suites Stockbridge	Jayantibhai N. Patel, Mohan Patel, Nitesh Patel and Naveen Shah	Refinance	9,000,000	618,358	0
51	Loan		RMF	Tampa Festival	Wheeler REIT, L.P.	Acquisition	8,887,500	3,779,839	0
52	Loan	43	The Bancorp Bank	The Cornerstone Building	Ralph Nakash	Acquisition	7,688,000	3,469,957	0
53	Loan		CGMRC	The Albuquerque Center	Howard S. Banchik, Howard S. Banchik as Trustee of Howard and Jaqueline Banchik Family Trust U/T/A Dated 12/31/1971, Steven J. Fogel, Steven J. Fogel, as Trustee of Steven J. Fogel 2006 Trust U/T/A Dated 11/17/2006 and Randy Banchik	Acquisition	7,610,000	2,658,638	0
54	Loan	44	RMF	165 Eldridge Street	John G. Kourakos and Hippocrates Kourakos	Refinance	7,500,000	0	0
55	Loan		SMF I	Kenridge Apartments	Roger Beit and Mark Paley	Acquisition	7,100,000	3,012,521	0
56	Loan	8	SMF I	Martin Downs Town Center	Eric Fazilleau, Jean Marc Meunier and Milton Robinson	Acquisition	7,012,500	2,995,960	0
57	Loan	45	SMF I	Madison Center	Mahmoud Al-Hadidi, Ghaith M. Ibrahim and MD Wahiduzzaman	Acquisition	7,000,000	4,070,118	0
58	Loan		RAIT Funding, LLC	Stonegate Corporate Center	John A. Woodward and Steven F. Spierer	Refinance	6,750,000	1,300,586	0
59	Loan	46	RCMC	Promenade at Mokena	John T. Murphy	Refinance	6,500,000	0	0
60	Loan		RMF	Canal Street Storage	Michael Thompson and Thomas Wayne Thompson	Refinance	5,950,000	105,664	0
61	Loan	8, 47	RCMC	Mustang Creek Plaza & Paloma Creek Shopping Center	Timothy T. Ouellette	Acquisition	5,830,000	3,032,158	0
61.01	Property			Mustang Creek Plaza
61.02	Property	48		Paloma Creek Shopping Center
62	Loan	49	The Bancorp Bank	The Shops at Wellesley	Alex Zikakis	Acquisition	5,700,000	2,171,876	0
63	Loan		The Bancorp Bank	Hurley Plaza	Alex Zikakis	Acquisition	5,500,000	2,319,644	0
64	Loan		RCMC	Pack Rat Self Storage	R. Patrick Welch and Agnes Seay	Refinance	5,300,000	0	0
65	Loan		RAIT Funding, LLC	Auburn Business Park	Jared Roth and Jared A. Roth Revocable Trust	Refinance	5,200,000	947,098	0
65.01	Property			1270 Pacific Drive
65.02	Property			2600 Superior Court
65.03	Property			2630 Superior Court
65.04	Property			2660 Superior Court
66	Loan	50	RAIT Funding, LLC	Greenwood Corner Shops	Derrick Christy, Brady Clements and Brian Bischoff	Refinance	5,175,000	181,937	0
67	Loan		The Bancorp Bank	City Centre Building	Laurence B. Jones	Acquisition	5,175,000	1,566,419	0
68	Loan	51	SMF I	Hampton Inn Rockwall	Ramesh K. Patel and Nilesh R. Patel	Refinance	5,100,000	0	0
69	Loan		CGMRC	Hobby Lobby Plaza	Y&O Investments, Inc.	Acquisition	4,850,000	2,586,025	0
70	Loan	8	CGMRC	Crawford-Devon Shopping Center	Andriyous Youkhana	Refinance	4,830,000	0	0
71	Loan		SMF I	Courtyard Apartments	Moise E. Hendeles	Refinance	4,700,000	85,693	0
72	Loan	8, 52	CGMRC	Camden Village	Matthew W. Ferguson	Acquisition	4,650,000	1,743,404	0
73	Loan	53	The Bancorp Bank	The Shoppes at River Chase	G. Brett Barnett	Refinance	4,620,000	0	0
74	Loan		CGMRC	Candleridge Park Apartments	Ian Hancock and Marc Lewis	Refinance	4,600,000	0	0
75	Loan		RMF	Creekstone Apartments	Robert Holtackers and Eric Zinn	Acquisition	4,600,000	0	0
76	Loan	8, 54	RAIT Funding, LLC	Magnolia Court	Russell Atlas	Refinance	4,600,000	0	0
77	Loan		SMF I	Blackhawk Apartments	James C. Johnson	Refinance	4,275,000	1,094,599	0
78	Loan		The Bancorp Bank	Franklin North Village Apartments	Dennis W. Anderson and Sally A. Anderson	Refinance	4,250,000	0	0
79	Loan		The Bancorp Bank	Cayuga Professional Center	A. Frost Travis and Mack Travis	Refinance	4,150,000	0	0
80	Loan	8	CGMRC	Whispering Oaks Apartments	Brian Burke, Chris Peterson	Acquisition	4,000,000	1,534,038	0
81	Loan		The Bancorp Bank	Westport Shoppes	Russell S. Bornstein	Refinance	3,975,000	0	0
82	Loan	55	The Bancorp Bank	Knightdale Crossing	Alex Zikakis	Refinance	3,945,000	0	0
83	Loan		RMF	Smart & Final Center	Alexander Haagen III	Refinance	3,750,000	797,170	0
84	Loan		RMF	Westgate Plaza	Jonathan Larmore	Refinance	3,640,000	0	0
85	Loan		RAIT Funding, LLC	Shoppes at Rivers Edge	Harold A. Davidson and Harold Alan Davidson, as Trustee of the Harold Alan Davidson Second Amended 1977 Inter Vivos Trust Agreement	Acquisition	3,500,000	2,609,170	0
86	Loan	56	The Bancorp Bank	Hampton Inn Kiln Creek	Ratnam Patel, Vijay N. Patel and Pranav V. Patel	Refinance	3,375,000	0	0
87	Loan		RMF	Upland Stor King	Bernie P. Svalstad	Refinance	3,230,000	80,442	0
88	Loan		RMF	Highland Station	Adam Wickley and Brian Sullivan	Refinance	3,150,000	216,962	0
89	Loan		RMF	Expo Center	Stacy O. Standridge	Refinance	3,050,000	0	0
90	Loan		CGMRC	The Storme Portfolio	Ben F. Stormes II	Refinance	3,000,000	0	0
90.01	Property			Brookside Oval
90.02	Property			Shady Cove
90.03	Property			Brookside Way
91	Loan		The Bancorp Bank	Comfort Inn & Suites	Uri Sion and Dulichand Baid	Acquisition	2,940,000	1,486,861	0
92	Loan		The Bancorp Bank	Thoroughbred Village	Herbert A. Tobin	Refinance	2,887,500	0	0
93	Loan		CGMRC	The Landings Apartments	James H. Bingham and Thomas E. Oakley	Refinance	2,760,000	24,751	0
94	Loan		The Bancorp Bank	Emerson Courtyard	Peter Virvilis, Dennis Virvilis and Helen Dais	Acquisition	2,700,000	1,407,563	0
95	Loan	25	GSMC	NorthSteppe Realty 2	Richard N. Graff and Michael P. Stickney	Refinance	2,110,000	0	0
96	Loan	57	RAIT Funding, LLC	Orchard Plaza	Kenfield E. Kennedy, Felicia C. Kennedy, and Kenfield E. Kennedy and Felicia C. Kennedy as Trustees of the Kenfield E. Kennedy and Felicia C. Kennedy Living Trust	Refinance	1,935,000	0	0
97	Loan		CGMRC	Chase Bank Goodyear AZ	Andrew Duell	Recapitalization	1,000,000	0	0

CGCMT 2013-GC15 Annex A

Control	Loan /		Mortgage								Principal Equity				Cash
Number	Property Flag	Footnotes	Loan Seller	Property Name	Other Sources	Total Sources	Loan Payoff	Purchase Price	Closing Costs	Reserves	Distribution	Other Uses	Total Uses	Lockbox	Management
1	Loan	8	CGMRC	South Beach Marriott	100,000	65,100,000	43,618,156	0	470,058	12,029,628	8,771,277	210,880	65,100,000	Soft	Springing
2	Loan	9	CGMRC	125 Third Avenue	50,000	60,050,000	57,672,971	0	117,033	383,958	1,222,324	653,713	60,050,000	Hard	Springing
3	Loan		GSMC	Emerald Isle Apartments	0	62,500,000	61,647,385	0	741,732	0	110,883	0	62,500,000	Soft	Springing
4	Loan	10	CGMRC	400 Broome Street	50,000	50,050,000	41,324,184	0	564,371	322,511	7,542,359	296,575	50,050,000	Hard	Springing
5	Loan		CGMRC	SkySong Center	652,774	71,182,338	0	69,750,000	609,549	90,929	354,875	376,985	71,182,338	Hard	Springing
5.01	Property			SkySong Center I
5.02	Property			SkySong Center II
6	Loan	11, 12	RMF	735 Sixth Avenue	0	34,000,000	21,806,139	0	743,331	36,293	11,414,237	0	34,000,000	Hard	Springing
7	Loan		CGMRC	Mountain Gate Plaza	2,413,156	50,175,356	0	44,550,000	26,418	1,852,460	0	3,746,478	50,175,356	Hard	Springing
8	Loan		GSMC	Riverbend Shopping Center	0	28,500,000	22,414,346	0	333,266	273,724	5,478,664	0	28,500,000	Springing	Springing
9	Loan	13, 14	RMF	Parkway Centre East	0	27,500,000	26,832,927	0	354,760	200,121	112,192	0	27,500,000	Hard	Springing
10	Loan	8, 15	SMF I	Group 10 Hotel Portfolio	0	26,000,000	19,463,462	0	585,866	3,743,385	2,207,288	0	26,000,000	Springing	Springing
10.01	Property			Fairfield Inn & Suites
10.02	Property			Springhill Suites
10.03	Property			Four Points by Sheraton
11	Loan		CGMRC	Columbia Square	483,606	37,867,882	0	35,000,000	77,485	1,909,853	0	880,544	37,867,882	Hard	Springing
12	Loan		CGMRC	Storage Pro - Knoxville Portfolio	443,176	26,951,006	0	25,000,000	383,803	809,133	0	758,070	26,951,006	Springing	Springing
12.01	Property			Central Avenue
12.02	Property			Alcoa
12.03	Property			Unicorn Drive
12.04	Property			Chapman Highway
12.05	Property			Walker Blvd
12.06	Property			Linden Avenue
12.07	Property			Kingston Pike
12.08	Property			Middlebrook Pike
13	Loan		GSMC	Carmel Executive Park	0	25,957,591	0	25,450,000	295,303	212,288	0	0	25,957,591	Springing	Springing
14	Loan	16	RAIT Funding, LLC	PNC Bank	0	6,550,000	3,892,235	0	1,381,839	177	1,275,749	0	6,550,000	Hard	In Place
15	Loan	16	RAIT Funding, LLC	CVS Pharmacy	0	4,700,000	4,083,260	0	138,936	12,516	465,288	0	4,700,000	Hard	In Place
16	Loan	16	RAIT Funding, LLC	Bank of America	0	3,150,000	2,414,380	0	100,282	177	635,161	0	3,150,000	Hard	In Place
17	Loan	16	RAIT Funding, LLC	Wells Fargo	0	1,250,000	580,548	0	47,083	177	622,193	0	1,250,000	Hard	In Place
18	Loan	16, 17	RAIT Funding, LLC	BP North America	0	1,420,966	1,233,402	0	55,671	131,893	0	0	1,420,966	Hard	In Place
19	Loan	16	RAIT Funding, LLC	Wendy’s	0	1,790,748	1,755,497	0	35,074	177	0	0	1,790,748	Hard	In Place
20	Loan	8, 18, 19, 20, 21, 22	RMF	Walpole Shopping Mall	0	74,583,527	72,864,408	0	442,185	1,153,434	0	123,500	74,583,527	Hard	Springing
21	Loan	23	RMF	St. Augustine	0	30,045,433	0	29,835,000	210,433	0	0	0	30,045,433	Hard	Springing
22	Loan		GSMC	Fairview Center	0	17,000,000	14,773,001	0	293,138	664,362	1,269,500	0	17,000,000	None	None
23	Loan	24, 25	GSMC	NorthSteppe Realty 1	0	16,350,000	11,599,615	0	408,151	153,327	4,188,907	0	16,350,000	Springing	Springing
24	Loan		CGMRC	Morgan & Meeker	606,262	21,017,309	4,303,550	16,000,000	90,663	51,359	54,489	517,247	21,017,309	Hard	Springing
25	Loan	8, 26	RCMC	SC Warehouse Score I Portfolio	0	15,800,000	5,307,073	8,338,012	415,277	1,739,637	0	0	15,800,000	Soft	Springing
25.01	Property	27		1020 Idlewilde Boulevard
25.02	Property			1001 and 1005 Technology Drive
25.03	Property			7421 Spartan Boulevard East
25.04	Property			3430 Platt Springs Road
25.05	Property			103 Lachicotte Road
25.06	Property			30 Commerce Boulevard
25.07	Property			1025 Technology Drive
25.08	Property			251 Corporate Park Boulevard
26	Loan	28, 29	RCMC	Fairfield Business Center	0	18,000,000	14,609,038	0	562,957	520,176	2,307,829	0	18,000,000	Hard	In Place
26.01	Property			353 Route 46 Building C
26.02	Property			373 Route 46 Building E
26.03	Property			373 Route 46 Building D
26.04	Property			333 Route 46 Building A
26.05	Property			333 Route 46 Building B
26.06	Property			363 Route 46 Building I
26.07	Property			343 Route 46 Building H
27	Loan		The Bancorp Bank	Hyatt Place	50,000	14,621,213	14,133,365	0	253,698	234,151	0	0	14,621,213	Springing	Springing
28	Loan		CGMRC	75 19th Street	60,000	19,511,373	0	18,968,919	23,355	143,849	0	375,250	19,511,373	Soft	Springing
29	Loan	8	RMF	HGI Shreveport & HI Natchez	0	14,236,965	0	13,485,000	476,667	275,298	0	0	14,236,965	Hard	Springing
29.01	Property			HI Natchez
29.02	Property			HGI Shreveport
30	Loan	30	RCMC	Preston Creek Shopping Center	0	15,459,322	13,916,403	0	301,336	1,241,583	0	0	15,459,322	Soft Springing	Springing
31	Loan		SMF I	Spectrum Office Building	0	13,500,000	7,037,211	0	755,426	1,476,843	4,230,520	0	13,500,000	Springing	Springing
32	Loan	8, 31	RCMC	Hampton Inn & Suites Folsom	0	13,557,853	12,595,917	0	881,105	80,831	0	0	13,557,853	Hard	Springing
33	Loan	32	RAIT Funding, LLC	BJ’s Wholesale Club	0	13,500,000	5,588,828	0	342,137	7,501,389	67,646	0	13,500,000	Springing	Springing
34	Loan		RMF	Live Oak Trace	0	16,402,167	0	15,900,000	345,998	156,169	0	0	16,402,167	Springing	Springing
35	Loan	33, 34	SMF I	Shoppes of Southbay	0	18,136,312	0	17,500,000	315,294	321,018	0	0	18,136,312	Soft Springing	Springing
36	Loan	35	RAIT Funding, LLC	Offices at the Promenade	0	12,000,000	9,125,321	0	200,455	253,402	2,420,822	0	12,000,000	Springing	Springing
37	Loan		GSMC	College Center at Abella	0	16,302,018	0	15,680,000	168,604	453,415	0	0	16,302,018	Springing	Springing
38	Loan	8	RMF	HGI Victorville	0	11,500,000	10,354,466	0	267,082	111,173	67,279	700,000	11,500,000	Hard	Springing
39	Loan		GSMC	Creekview Commons	0	11,350,000	6,512,400	0	197,571	70,729	4,569,300	0	11,350,000	Springing	Springing
40	Loan		RAIT Funding, LLC	Main Street at Conyers	0	10,774,240	10,222,537	0	322,379	229,325	0	0	10,774,240	Springing	Springing
41	Loan	36, 37	RCMC	O’Malley Square	0	10,400,000	9,042,717	0	1,089,401	267,882	0	0	10,400,000	Soft Springing	Springing
42	Loan	8	GSMC	100 Lexington	0	10,000,000	8,906,450	0	215,391	202,225	675,934	0	10,000,000	Springing	Springing
43	Loan	38	CGMRC	Greystone Village	461,217	13,830,271	0	13,300,000	12,278	273,681	0	244,312	13,830,271	Hard	Springing
44	Loan		RMF	Plantation Apartments	0	9,850,000	8,022,211	0	133,862	374,081	1,319,846	0	9,850,000	Springing	Springing
45	Loan		RMF	Woodchase Apartments	0	9,750,000	7,813,684	0	224,173	993,847	718,296	0	9,750,000	Springing	Springing
46	Loan	39	RAIT Funding, LLC	Rivers Business Commons	0	13,727,853	0	12,600,000	380,795	747,057	0	0	13,727,853	Springing	Springing

CGCMT 2013-GC15 Annex A

Control	Loan /		Mortgage								Principal Equity				Cash
Number	Property Flag	Footnotes	Loan Seller	Property Name	Other Sources	Total Sources	Loan Payoff	Purchase Price	Closing Costs	Reserves	Distribution	Other Uses	Total Uses	Lockbox	Management
47	Loan	40, 41	SMF I	Acworth Crossing	0	14,124,183	0	13,125,000	455,974	543,209	0	0	14,124,183	None	None
48	Loan		CGMRC	Silverado Self Storage	34,075	9,284,075	4,574,021	0	47,822	26,755	4,574,346	61,131	9,284,075	Springing	Springing
49	Loan		GSMC	Rivercrest Wal-Mart Portfolio 5	0	11,643,681	0	11,390,000	204,958	48,723	0	0	11,643,681	None	None
49.01	Property			Market at Locust Grove
49.02	Property			River Oaks
49.03	Property			Lexington Shops
50	Loan	42	GSMC	Holiday Inn & Suites Stockbridge	0	9,618,358	9,335,289	0	168,430	114,640	0	0	9,618,358	Springing	Springing
51	Loan		RMF	Tampa Festival	0	12,667,339	0	11,850,000	669,540	147,799	0	0	12,667,339	Springing	Springing
52	Loan	43	The Bancorp Bank	The Cornerstone Building	50,000	11,207,957	0	10,250,000	356,882	601,075	0	0	11,207,957	Hard	Springing
53	Loan		CGMRC	The Albuquerque Center	157,078	10,425,716	0	10,150,000	43,194	25,868	0	206,654	10,425,716	Springing	Springing
54	Loan	44	RMF	165 Eldridge Street	0	7,500,000	6,966,658	0	188,419	87,200	257,723	0	7,500,000	Springing	Springing
55	Loan		SMF I	Kenridge Apartments	0	10,112,521	0	9,500,000	115,075	497,446	0	0	10,112,521	None	None
56	Loan	8	SMF I	Martin Downs Town Center	0	10,008,460	0	9,350,000	326,787	331,673	0	0	10,008,460	Soft Springing	Springing
57	Loan	45	SMF I	Madison Center	0	11,070,118	0	10,578,750	307,723	183,645	0	0	11,070,118	Springing	Springing
58	Loan		RAIT Funding, LLC	Stonegate Corporate Center	0	8,050,586	7,760,545	0	125,599	164,443	0	0	8,050,586	Soft Springing	Springing
59	Loan	46	RCMC	Promenade at Mokena	0	6,500,000	5,808,990	0	245,651	10,083	435,276	0	6,500,000	Soft Springing	Springing
60	Loan		RMF	Canal Street Storage	0	6,055,664	5,529,550	0	128,230	397,883	0	0	6,055,664	Springing	Springing
61	Loan	8, 47	RCMC	Mustang Creek Plaza & Paloma Creek Shopping Center	0	8,862,158	0	8,623,698	118,796	119,665	0	0	8,862,158	Springing	Springing
61.01	Property			Mustang Creek Plaza
61.02	Property	48		Paloma Creek Shopping Center
62	Loan	49	The Bancorp Bank	The Shops at Wellesley	50,000	7,921,876	0	7,555,000	320,345	46,531	0	0	7,921,876	Springing	Springing
63	Loan		The Bancorp Bank	Hurley Plaza	40,000	7,859,644	0	7,500,000	254,954	104,690	0	0	7,859,644	Springing	Springing
64	Loan		RCMC	Pack Rat Self Storage	0	5,300,000	4,567,930	0	112,298	119,020	500,752	0	5,300,000	None	None
65	Loan		RAIT Funding, LLC	Auburn Business Park	0	6,147,098	5,927,106	0	169,542	50,451	0	0	6,147,098	Hard	Springing
65.01	Property			1270 Pacific Drive
65.02	Property			2600 Superior Court
65.03	Property			2630 Superior Court
65.04	Property			2660 Superior Court
66	Loan	50	RAIT Funding, LLC	Greenwood Corner Shops	0	5,356,937	5,013,257	0	171,856	171,824	0	0	5,356,937	Hard	Springing
67	Loan		The Bancorp Bank	City Centre Building	50,000	6,791,419	0	6,550,000	185,021	56,398	0	0	6,791,419	Hard	Springing
68	Loan	51	SMF I	Hampton Inn Rockwall	0	5,100,000	4,512,300	0	163,557	85,762	338,381	0	5,100,000	Springing	Springing
69	Loan		CGMRC	Hobby Lobby Plaza	203,915	7,639,940	0	7,100,000	29,772	163,459	0	346,709	7,639,940	Hard	Springing
70	Loan	8	CGMRC	Crawford-Devon Shopping Center	42,000	4,872,000	4,314,240	0	12,859	151,176	230,704	163,021	4,872,000	Hard	Springing
71	Loan		SMF I	Courtyard Apartments	0	4,785,693	4,581,492	0	135,002	69,199	0	0	4,785,693	Springing	Springing
72	Loan	8, 52	CGMRC	Camden Village	0	6,393,404	0	6,150,000	3,000	93,540	0	146,864	6,393,404	Hard	Springing
73	Loan	53	The Bancorp Bank	The Shoppes at River Chase	37,500	4,657,500	4,494,108	0	104,756	49,906	8,730	0	4,657,500	Springing	Springing
74	Loan		CGMRC	Candleridge Park Apartments	0	4,600,000	3,578,624	0	35,970	110,169	798,400	76,837	4,600,000	Springing	Springing
75	Loan		RMF	Creekstone Apartments	0	4,600,000	0	3,000,000	168,350	113,510	1,318,140	0	4,600,000	Springing	Springing
76	Loan	8, 54	RAIT Funding, LLC	Magnolia Court	0	4,600,000	1,240,554	0	177,789	164,730	3,016,927	0	4,600,000	Springing	Springing
77	Loan		SMF I	Blackhawk Apartments	0	5,369,599	4,927,583	0	185,110	256,905	0	0	5,369,599	Soft	Springing
78	Loan		The Bancorp Bank	Franklin North Village Apartments	37,500	4,287,500	4,073,866	0	134,795	69,885	8,954	0	4,287,500	Soft	Springing
79	Loan		The Bancorp Bank	Cayuga Professional Center	50,000	4,200,000	2,834,349	0	162,684	324,027	878,940	0	4,200,000	Soft	Springing
80	Loan	8	CGMRC	Whispering Oaks Apartments	206,000	5,740,038	0	5,050,000	39,648	539,281	0	111,108	5,740,038	Springing	Springing
81	Loan		The Bancorp Bank	Westport Shoppes	45,000	4,020,000	3,793,043	0	109,057	19,631	98,270	0	4,020,000	Hard	Springing
82	Loan	55	The Bancorp Bank	Knightdale Crossing	50,000	3,995,000	3,000,391	0	273,854	124,430	596,326	0	3,995,000	Springing	Springing
83	Loan		RMF	Smart & Final Center	0	4,547,170	4,400,000	0	102,075	45,095	0	0	4,547,170	Hard	Springing
84	Loan		RMF	Westgate Plaza	0	3,640,000	3,353,211	0	198,861	76,347	11,582	0	3,640,000	Springing	Springing
85	Loan		RAIT Funding, LLC	Shoppes at Rivers Edge	0	6,109,170	0	6,000,000	92,639	16,531	0	0	6,109,170	Soft Springing	Springing
86	Loan	56	The Bancorp Bank	Hampton Inn Kiln Creek	50,000	3,425,000	2,784,428	0	167,305	46,755	426,511	0	3,425,000	Hard	Springing
87	Loan		RMF	Upland Stor King	0	3,310,442	3,096,828	0	101,684	111,930	0	0	3,310,442	Hard	Springing
88	Loan		RMF	Highland Station	0	3,366,962	3,134,847	0	141,330	90,785	0	0	3,366,962	Springing	Springing
89	Loan		RMF	Expo Center	0	3,050,000	1,921,604	0	124,775	249,389	754,232	0	3,050,000	Springing	Springing
90	Loan		CGMRC	The Storme Portfolio	50,000	3,050,000	2,382,251	0	32,745	168,689	376,819	89,496	3,050,000	Springing	Springing
90.01	Property			Brookside Oval
90.02	Property			Shady Cove
90.03	Property			Brookside Way
91	Loan		The Bancorp Bank	Comfort Inn & Suites	50,000	4,476,861	0	4,145,000	207,506	124,355	0	0	4,476,861	Hard	Springing
92	Loan		The Bancorp Bank	Thoroughbred Village	57,500	2,945,000	2,022,625	0	124,213	31,906	766,256	0	2,945,000	Springing	Springing
93	Loan		CGMRC	The Landings Apartments	30,000	2,814,751	2,632,474	0	28,848	63,204	0	90,225	2,814,751	Springing	Springing
94	Loan		The Bancorp Bank	Emerson Courtyard	50,000	4,157,563	0	3,900,000	131,483	126,081	0	0	4,157,563	Hard	Springing
95	Loan	25	GSMC	NorthSteppe Realty 2	0	2,110,000	1,085,166	0	71,969	12,133	940,731	0	2,110,000	Springing	Springing
96	Loan	57	RAIT Funding, LLC	Orchard Plaza	0	1,935,000	1,613,067	0	117,772	87,195	116,966	0	1,935,000	Springing	Springing
97	Loan		CGMRC	Chase Bank Goodyear AZ	50,000	1,050,000	0	0	68,752	0	981,248	0	1,050,000	Hard	Springing

CGCMT 2013-GC15 Annex A

Control	Loan /		Mortgage		Cash Management
Number	Property Flag	Footnotes	Loan Seller	Property Name	Triggers
1	Loan	8	CGMRC	South Beach Marriott
(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.25x, (iii)uncured default by Borrower that gives Manager the right to terminate the Management Agreement, (iv) the occurrence of a Manager Termination Event

2	Loan	9	CGMRC	125 Third Avenue	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.30x, (iii) the occurrence of a Specified Tenant Trigger Period, (iv)the Anticipated Repayment Date
3	Loan		GSMC	Emerald Isle Apartments
(i) the occurrence of an Event of Default, (ii) Net Operating Income is less than 85% of Closing Date NOI, (iii) failure to deliver financial statements as required in the Loan Agreement, (iv) the occurrence of a Mezzanine Loan Event of Default

4	Loan	10	CGMRC	400 Broome Street	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.30x, (iii) Specified Tenant Trigger Period, (iv) Anticipated Repayment Date
5	Loan		CGMRC	SkySong Center
(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.15x, (iii) the Property becomes assessed for Taxes and the Debt Yield is less than 8%, (iv) the occurrence of a Specified Tenant Trigger Period

5.01	Property			SkySong Center I
5.02	Property			SkySong Center II
6	Loan	11, 12	RMF	735 Sixth Avenue	(i) the occurrence of an Event of Default, (ii) Bankruptcy action of the Borrower, Guarantor or Manager, (iii) DSCR is less than 1.10x, (iv) Critical Tenant Trigger Event
7	Loan		CGMRC	Mountain Gate Plaza
(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.25x, (iii) bankruptcy action of any Major Tenant, (iv) termination or cancellation of a Major Lease, (v) material default by a Major Tenant, (vi) Valley Produce goes dark, (vii) Major Tenant exercises a termination option for 20% or more of its space, (viii) the occurrence of a Renewal Cash Sweep Event

8	Loan		GSMC	Riverbend Shopping Center
(i) the occurrence of an Event of Default, (ii) Net Operating Income is less than 80% of Closing Date NOI for two consecutive quarters, (iii) failure to deliver financial statements as required in the Loan Agreement

9	Loan	13, 14	RMF	Parkway Centre East	(i) the occurrence of an Event of Default, (ii) Bankruptcy action of the Borrower, Guarantor or Manager, (iii) DSCR is less than 1.25x, (iv) the occurrence of a Critical Tenant Trigger Event
10	Loan	8, 15	SMF I	Group 10 Hotel Portfolio	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.10x when Borrower is not conducting PIP work, (iii) DSCR is less than 1.05x when Borrower is conducting PIP work
10.01	Property			Fairfield Inn & Suites
10.02	Property			Springhill Suites
10.03	Property			Four Points by Sheraton
11	Loan		CGMRC	Columbia Square	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.20x, (iii) the occurrence of a Specified Tenant Trigger Period
12	Loan		CGMRC	Storage Pro - Knoxville Portfolio	(i) the occurrence of an Event of Default and/or a Mezzanine Event of Default, (ii) DSCR is less than 1.10x
12.01	Property			Central Avenue
12.02	Property			Alcoa
12.03	Property			Unicorn Drive
12.04	Property			Chapman Highway
12.05	Property			Walker Blvd
12.06	Property			Linden Avenue
12.07	Property			Kingston Pike
12.08	Property			Middlebrook Pike
13	Loan		GSMC	Carmel Executive Park	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.25x, (iii) failure to deliver financial statements as required in the Loan Agreement
14	Loan	16	RAIT Funding, LLC	PNC Bank	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.15x, (iii) the occurrence of a Specified Tenant Trigger Period
15	Loan	16	RAIT Funding, LLC	CVS Pharmacy	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.15x, (iii) the occurrence of a Specified Tenant Trigger Period
16	Loan	16	RAIT Funding, LLC	Bank of America	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.15x, (iii) the occurrence of a Specified Tenant Trigger Period
17	Loan	16	RAIT Funding, LLC	Wells Fargo	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.15x, (iii) the occurrence of a Specified Tenant Trigger Period
18	Loan	16, 17	RAIT Funding, LLC	BP North America	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.15x, (iii) the occurrence of a Specified Tenant Trigger Period
19	Loan	16	RAIT Funding, LLC	Wendy’s	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.15x, (iii) the occurrence of a Specified Tenant Trigger Period
20	Loan	8, 18, 19, 20, 21, 22	RMF	Walpole Shopping Mall
(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.10x, (iii) Failure to deposit any of the Reserve Fund Deposits within 10 days of the date due, including the Static Deposit (iv) Failure to maintain the Static Reserve Fund and the Debt Service Reserve Fund, (v) Failure by Mezzanine Borrower to deposit with Mezzanine Lender the Debt Service Reserve Deposit,  (vi) Mezzanine Loan Event of Default, (vii) Failure to timely make the Additional Roof Repair Deposit.

21	Loan	23	RMF	St. Augustine
(i) the occurrence of an Event of Default, (ii) Bankruptcy action of the Borrower, Guarantor or Manager, (iii) the occurrence of any TI/LC Cash Sweep Trigger Event, (iv) the occurrence of a Cash Sweep Fixed Charge Event

22	Loan		GSMC	Fairview Center	NAP
23	Loan	24, 25	GSMC	NorthSteppe Realty 1	(i) the occurrence of an Event of Default, (ii) Net Operating Income is less than 85% of Closing Date NOI, (iii) failure to deliver financial statements as required in the Loan Agreement
24	Loan		CGMRC	Morgan & Meeker	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.20x, (iii) any Bankruptcy Action of the Specified Tenant, (iv) various Specified Tenant provisions
25	Loan	8, 26	RCMC	SC Warehouse Score I Portfolio	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.25x
25.01	Property	27		1020 Idlewilde Boulevard
25.02	Property			1001 and 1005 Technology Drive
25.03	Property			7421 Spartan Boulevard East
25.04	Property			3430 Platt Springs Road
25.05	Property			103 Lachicotte Road
25.06	Property			30 Commerce Boulevard
25.07	Property			1025 Technology Drive
25.08	Property			251 Corporate Park Boulevard
26	Loan	28, 29	RCMC	Fairfield Business Center	NAP
26.01	Property			353 Route 46 Building C
26.02	Property			373 Route 46 Building E
26.03	Property			373 Route 46 Building D
26.04	Property			333 Route 46 Building A
26.05	Property			333 Route 46 Building B
26.06	Property			363 Route 46 Building I
26.07	Property			343 Route 46 Building H
27	Loan		The Bancorp Bank	Hyatt Place	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.20x, (iii) the occurrence of a PIP Trigger Event
28	Loan		CGMRC	75 19th Street	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.20x, (iii) bankruptcy or similar insolvency of Manager
29	Loan	8	RMF	HGI Shreveport & HI Natchez	(i) the occurrence of an Event of Default, (ii) Bankruptcy action of the Borrower, Guarantor or Manager, (iii) DSCR is less than 1.30x
29.01	Property			HI Natchez
29.02	Property			HGI Shreveport
30	Loan	30	RCMC	Preston Creek Shopping Center	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.40x, (iii) Occupancy is less than 75%
31	Loan		SMF I	Spectrum Office Building	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.20x, (iii) a Consolidated Graphics Sweep Event
32	Loan	8, 31	RCMC	Hampton Inn & Suites Folsom	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.20x, (iii) any default under, or termination or cancellation of, the Franchise Agreement
33	Loan	32	RAIT Funding, LLC	BJ’s Wholesale Club	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.20x, and (iii) the occurrence of a Specified Tenant Trigger Period
34	Loan		RMF	Live Oak Trace	(i) the occurrence of an Event of Default, (ii) Bankruptcy action of the Borrower, Guarantor or Manager, (iii) DSCR is less than 1.25x
35	Loan	33, 34	SMF I	Shoppes of Southbay	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.20x, (iii) the occurrence of a Tenant Trigger Event
36	Loan	35	RAIT Funding, LLC	Offices at the Promenade	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.10x
37	Loan		GSMC	College Center at Abella
(i) the occurrence of an Event of Default, (ii) Net Operating Income is less than 85% of Closing Date NOI, (iii) failure to deliver financial statements as required in the Loan Agreement, (iv) the occurrence of a Shun Fat Trigger Event

38	Loan	8	RMF	HGI Victorville	(i) the occurrence of an Event of Default, (ii) Bankruptcy action of the Borrower, Guarantor or Manager, (iii) DSCR is less than 1.30x
39	Loan		GSMC	Creekview Commons
(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.15x, (iii) failure to deliver financial statements as required in the Loan Agreement, (iv) the occurrence of a Heinen’s Trigger Event

40	Loan		RAIT Funding, LLC	Main Street at Conyers	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.10x
41	Loan	36, 37	RCMC	O’Malley Square	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.20x, (iii) the occurrence of a Tenant Trigger Event
42	Loan	8	GSMC	100 Lexington
(i) the occurrence of an Event of Default, (ii) Net Operating Income is less than 80% of Closing Date NOI, (iii) failure to deliver financial statements as required in the Loan Agreement, (iv) the occurrence of a Rollover Trigger Event and failure of Borrower to make a timely cash deposit or Letter of Credit to the Rollover Reserve Account

43	Loan	38	CGMRC	Greystone Village	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.20x, (iii)the occurrence of a Specified Tenant Trigger Period
44	Loan		RMF	Plantation Apartments	(i) the occurrence of an Event of Default, (ii) Bankruptcy action of the Borrower, Guarantor or Manager, (iii) DSCR is less than 1.20x
45	Loan		RMF	Woodchase Apartments	(i) the occurrence of an Event of Default, (ii) Bankruptcy action of the Borrower, Guarantor or Manager, (iii) DSCR is less than 1.15x
46	Loan	39	RAIT Funding, LLC	Rivers Business Commons	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.25x

CGCMT 2013-GC15 Annex A

Control	Loan /		Mortgage		Cash Management
Number	Property Flag	Footnotes	Loan Seller	Property Name	Triggers
47	Loan	40, 41	SMF I	Acworth Crossing	NAP
48	Loan		CGMRC	Silverado Self Storage	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.20x
49	Loan		GSMC	Rivercrest Wal-Mart Portfolio 5
(i) the occurrence of an Event of Default, (ii) Net Operating Income is less than 62% of Closing Date NOI for two consecutive quarters, (iii) failure to deliver financial statements as required in the Loan Agreement

49.01	Property			Market at Locust Grove
49.02	Property			River Oaks
49.03	Property			Lexington Shops
50	Loan	42	GSMC	Holiday Inn & Suites Stockbridge
(i) the occurrence of an Event of Default, (ii) Net Operating Income is less than 70% of Closing Date NOI, (iii) failure to deliver financial statements as required in the Loan Agreement, (iv) the occurrence of a PIP Trigger Event

51	Loan		RMF	Tampa Festival	(i) the occurrence of an Event of Default, (ii) Bankruptcy action of the Borrower, Guarantor or Manager, (iii) DSCR is less than 1.20x, (iv) the occurrence of a Critical Tenant Trigger Event
52	Loan	43	The Bancorp Bank	The Cornerstone Building	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.20x
53	Loan		CGMRC	The Albuquerque Center	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.20x, (iii) the occurrence of a Re-Tenanting Sweep Event
54	Loan	44	RMF	165 Eldridge Street	(i) the occurrence of an Event of Default, (ii) Bankruptcy action of the Borrower, Guarantor or Manager, (iii) DSCR is less than 1.25x
55	Loan		SMF I	Kenridge Apartments	NAP
56	Loan	8	SMF I	Martin Downs Town Center	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.20x, (iii) the occurrence of a Fazilleau Trigger Period
57	Loan	45	SMF I	Madison Center	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.10x, (iii) the occurrence of a K-Mart Lease Event
58	Loan		RAIT Funding, LLC	Stonegate Corporate Center	(i) the occurrence and continuance of an event of default (ii) DSCR is less than 1.10x
59	Loan	46	RCMC	Promenade at Mokena	(i) the occurrence of an Event of Default, (ii) the occurrence of an MPS Trigger, (iii) DSCR is less than 1.20x
60	Loan		RMF	Canal Street Storage	(i) the occurrence of an Event of Default, (ii) Bankruptcy action of the Borrower, Guarantor or Manager, (iii) DSCR is less than 1.20x
61	Loan	8, 47	RCMC	Mustang Creek Plaza & Paloma Creek Shopping Center	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.25x
61.01	Property			Mustang Creek Plaza
61.02	Property	48		Paloma Creek Shopping Center
62	Loan	49	The Bancorp Bank	The Shops at Wellesley	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.15x
63	Loan		The Bancorp Bank	Hurley Plaza	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.15x
64	Loan		RCMC	Pack Rat Self Storage	NAP
65	Loan		RAIT Funding, LLC	Auburn Business Park	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.10x
65.01	Property			1270 Pacific Drive
65.02	Property			2600 Superior Court
65.03	Property			2630 Superior Court
65.04	Property			2660 Superior Court
66	Loan	50	RAIT Funding, LLC	Greenwood Corner Shops	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.25x, and (iii) the occurrence of a Specified Tenant Trigger Period
67	Loan		The Bancorp Bank	City Centre Building	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.20x
68	Loan	51	SMF I	Hampton Inn Rockwall	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.30x, (iii) termination of the Franchise Agreement, (iv) the occurrence of a Lobby Trigger Event
69	Loan		CGMRC	Hobby Lobby Plaza	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.20x, (iii) the occurrence of Specified Tenant Trigger Period
70	Loan	8	CGMRC	Crawford-Devon Shopping Center	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.25x, (iii) the occurrence of a Specified Tenant Trigger Period
71	Loan		SMF I	Courtyard Apartments	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.10x
72	Loan	8, 52	CGMRC	Camden Village	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.15x
73	Loan	53	The Bancorp Bank	The Shoppes at River Chase	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.15x
74	Loan		CGMRC	Candleridge Park Apartments	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.20x
75	Loan		RMF	Creekstone Apartments	(i) the occurrence of an Event of Default, (ii) Bankruptcy action of the Borrower, Guarantor or Manager, (iii) DSCR is less than 1.20x
76	Loan	8, 54	RAIT Funding, LLC	Magnolia Court	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.15x, (iii) the occurrence of a Specified Tenant Trigger Period
77	Loan		SMF I	Blackhawk Apartments	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.10x
78	Loan		The Bancorp Bank	Franklin North Village Apartments	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.20x
79	Loan		The Bancorp Bank	Cayuga Professional Center	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.25x
80	Loan	8	CGMRC	Whispering Oaks Apartments	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.20x
81	Loan		The Bancorp Bank	Westport Shoppes	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.20x, (iii) the occurrence of a Lease Expiration Cash Trap Period
82	Loan	55	The Bancorp Bank	Knightdale Crossing	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.15x
83	Loan		RMF	Smart & Final Center	(i) the occurrence of an Event of Default, (ii) Bankruptcy action of the Borrower, Guarantor or Manager, (iii) DSCR is less than 1.20x, (iv) Critical Tenant Trigger Event
84	Loan		RMF	Westgate Plaza	(i) the occurrence of an Event of Default, (ii) Bankruptcy action of the Borrower, Guarantor or Manager, (iii) DSCR is less than 1.20x, (iv) the occurrence of a Critical Tenant Trigger Event
85	Loan		RAIT Funding, LLC	Shoppes at Rivers Edge	(i) the occurrence and continuance of an event of default, and/or (ii) the DSCR falling below 1.25 to 1.00
86	Loan	56	The Bancorp Bank	Hampton Inn Kiln Creek	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.15x, (iii) the occurrence of a Franchise Agreement Renewal
87	Loan		RMF	Upland Stor King	(i) the occurrence of an Event of Default, (ii) Bankruptcy action of the Borrower, Guarantor or Manager, (iii) DSCR is less than 1.25x
88	Loan		RMF	Highland Station	(i) the occurrence of an Event of Default, (ii) Bankruptcy action of the Borrower, Guarantor or Manager, (iii) DSCR is less than 1.10x
89	Loan		RMF	Expo Center	(i) the occurrence of an Event of Default, (ii) Bankruptcy action of the Borrower, Guarantor or Manager, (iii) DSCR is less than 1.25x, (iv) the occurrence of a Critical Tenant Trigger Event
90	Loan		CGMRC	The Storme Portfolio	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.30x
90.01	Property			Brookside Oval
90.02	Property			Shady Cove
90.03	Property			Brookside Way
91	Loan		The Bancorp Bank	Comfort Inn & Suites	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.30x, (iii) the occurrence of a Franchise Agreement Termination Event
92	Loan		The Bancorp Bank	Thoroughbred Village	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.15x
93	Loan		CGMRC	The Landings Apartments	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.20x
94	Loan		The Bancorp Bank	Emerson Courtyard	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.20x
95	Loan	25	GSMC	NorthSteppe Realty 2	(i) the occurrence of an Event of Default, (ii) Net Operating Income is less than 85% of Closing Date NOI, (iii) failure to deliver financial statements as required in the Loan Agreement
96	Loan	57	RAIT Funding, LLC	Orchard Plaza	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.15x, and (iii) the occurrence of a Specified Tenant Trigger Period
97	Loan		CGMRC	Chase Bank Goodyear AZ	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.30x, (iii) the occurrence of a Specified Tenant Trigger Period

CGCMT 2013-GC15 Annex A

										Cut-off Date
Control	Loan /		Mortgage		Ground	Ground Lease	Annual Ground	Cut-off Date	B Note	Mezzanine	Mezzanine Debt	Terrorism Insurance	Control
Number	Property Flag	Footnotes	Loan Seller	Property Name	Lease Y/N	Expiration Date	Lease Payment ($)	B Note Balance ($)	Interest Rate	Debt Balance($)	Interest Rate	Required	Number
1	Loan	8	CGMRC	South Beach Marriott	No							Yes	1
2	Loan	9	CGMRC	125 Third Avenue	No							Yes	2
3	Loan		GSMC	Emerald Isle Apartments	No					6,000,000	7.75000%	Yes	3
4	Loan	10	CGMRC	400 Broome Street	No							Yes	4
5	Loan		CGMRC	SkySong Center		8/9/2103	69,477					Yes	5
5.01	Property			SkySong Center I	Yes							Yes	5.01
5.02	Property			SkySong Center II	Yes							Yes	5.02
6	Loan	11, 12	RMF	735 Sixth Avenue	No							Yes	6
7	Loan		CGMRC	Mountain Gate Plaza	No							Yes	7
8	Loan		GSMC	Riverbend Shopping Center	No							Yes	8
9	Loan	13, 14	RMF	Parkway Centre East	No							Yes	9
10	Loan	8, 15	SMF I	Group 10 Hotel Portfolio								Yes	10
10.01	Property			Fairfield Inn & Suites	No							Yes	10.01
10.02	Property			Springhill Suites	No							Yes	10.02
10.03	Property			Four Points by Sheraton	No							Yes	10.03
11	Loan		CGMRC	Columbia Square	No							Yes	11
12	Loan		CGMRC	Storage Pro - Knoxville Portfolio						2,500,000	12.70000%	Yes	12
12.01	Property			Central Avenue	No							Yes	12.01
12.02	Property			Alcoa	No							Yes	12.02
12.03	Property			Unicorn Drive	No							Yes	12.03
12.04	Property			Chapman Highway	No							Yes	12.04
12.05	Property			Walker Blvd	No							Yes	12.05
12.06	Property			Linden Avenue	No							Yes	12.06
12.07	Property			Kingston Pike	No							Yes	12.07
12.08	Property			Middlebrook Pike	No							Yes	12.08
13	Loan		GSMC	Carmel Executive Park	No							Yes	13
14	Loan	16	RAIT Funding, LLC	PNC Bank	No							Yes	14
15	Loan	16	RAIT Funding, LLC	CVS Pharmacy	No							Yes	15
16	Loan	16	RAIT Funding, LLC	Bank of America	No							Yes	16
17	Loan	16	RAIT Funding, LLC	Wells Fargo	No							Yes	17
18	Loan	16, 17	RAIT Funding, LLC	BP North America	No							Yes	18
19	Loan	16	RAIT Funding, LLC	Wendy’s	No							Yes	19
20	Loan	8, 18, 19, 20, 21, 22	RMF	Walpole Shopping Mall	No					10,000,000	10.00000%	Yes	20
21	Loan	23	RMF	St. Augustine	No							Yes	21
22	Loan		GSMC	Fairview Center	No							Yes	22
23	Loan	24, 25	GSMC	NorthSteppe Realty 1	No							Yes	23
24	Loan		CGMRC	Morgan & Meeker	No							Yes	24
25	Loan	8, 26	RCMC	SC Warehouse Score I Portfolio								Yes	25
25.01	Property	27		1020 Idlewilde Boulevard	No							Yes	25.01
25.02	Property			1001 and 1005 Technology Drive	No							Yes	25.02
25.03	Property			7421 Spartan Boulevard East	No							Yes	25.03
25.04	Property			3430 Platt Springs Road	No							Yes	25.04
25.05	Property			103 Lachicotte Road	No							Yes	25.05
25.06	Property			30 Commerce Boulevard	No							Yes	25.06
25.07	Property			1025 Technology Drive	No							Yes	25.07
25.08	Property			251 Corporate Park Boulevard	No							Yes	25.08
26	Loan	28, 29	RCMC	Fairfield Business Center						2,599,572	10.00000%	Yes	26
26.01	Property			353 Route 46 Building C	No							Yes	26.01
26.02	Property			373 Route 46 Building E	No							Yes	26.02
26.03	Property			373 Route 46 Building D	No							Yes	26.03
26.04	Property			333 Route 46 Building A	No							Yes	26.04
26.05	Property			333 Route 46 Building B	No							Yes	26.05
26.06	Property			363 Route 46 Building I	No							Yes	26.06
26.07	Property			343 Route 46 Building H	No							Yes	26.07
27	Loan		The Bancorp Bank	Hyatt Place	No							Yes	27
28	Loan		CGMRC	75 19th Street	No							Yes	28
29	Loan	8	RMF	HGI Shreveport & HI Natchez								Yes	29
29.01	Property			HI Natchez	No							Yes	29.01
29.02	Property			HGI Shreveport	No							Yes	29.02
30	Loan	30	RCMC	Preston Creek Shopping Center	No							Yes	30
31	Loan		SMF I	Spectrum Office Building	No							Yes	31
32	Loan	8, 31	RCMC	Hampton Inn & Suites Folsom	No							Yes	32
33	Loan	32	RAIT Funding, LLC	BJ’s Wholesale Club	No							Yes	33
34	Loan		RMF	Live Oak Trace	No							Yes	34
35	Loan	33, 34	SMF I	Shoppes of Southbay	No							Yes	35
36	Loan	35	RAIT Funding, LLC	Offices at the Promenade	No							Yes	36
37	Loan		GSMC	College Center at Abella	No							Yes	37
38	Loan	8	RMF	HGI Victorville	No							Yes	38
39	Loan		GSMC	Creekview Commons	No							Yes	39
40	Loan		RAIT Funding, LLC	Main Street at Conyers	No							Yes	40
41	Loan	36, 37	RCMC	O’Malley Square	No							Yes	41
42	Loan	8	GSMC	100 Lexington	No							Yes	42
43	Loan	38	CGMRC	Greystone Village	No							Yes	43
44	Loan		RMF	Plantation Apartments	No							Yes	44
45	Loan		RMF	Woodchase Apartments	No							Yes	45
46	Loan	39	RAIT Funding, LLC	Rivers Business Commons	No							Yes	46

CGCMT 2013-GC15 Annex A

										Cut-off Date
Control	Loan /		Mortgage		Ground	Ground Lease	Annual Ground	Cut-off Date	B Note	Mezzanine	Mezzanine Debt	Terrorism Insurance	Control
Number	Property Flag	Footnotes	Loan Seller	Property Name	Lease Y/N	Expiration Date	Lease Payment ($)	B Note Balance ($)	Interest Rate	Debt Balance($)	Interest Rate	Required	Number
47	Loan	40, 41	SMF I	Acworth Crossing	No							Yes	47
48	Loan		CGMRC	Silverado Self Storage	No							Yes	48
49	Loan		GSMC	Rivercrest Wal-Mart Portfolio 5								Yes	49
49.01	Property			Market at Locust Grove	No							Yes	49.01
49.02	Property			River Oaks	No							Yes	49.02
49.03	Property			Lexington Shops	No							Yes	49.03
50	Loan	42	GSMC	Holiday Inn & Suites Stockbridge	No							Yes	50
51	Loan		RMF	Tampa Festival	No							Yes	51
52	Loan	43	The Bancorp Bank	The Cornerstone Building	No							Yes	52
53	Loan		CGMRC	The Albuquerque Center	No							Yes	53
54	Loan	44	RMF	165 Eldridge Street	No							Yes	54
55	Loan		SMF I	Kenridge Apartments	No							Yes	55
56	Loan	8	SMF I	Martin Downs Town Center	No							Yes	56
57	Loan	45	SMF I	Madison Center	No							Yes	57
58	Loan		RAIT Funding, LLC	Stonegate Corporate Center	No							Yes	58
59	Loan	46	RCMC	Promenade at Mokena	No							Yes	59
60	Loan		RMF	Canal Street Storage	No							Yes	60
61	Loan	8, 47	RCMC	Mustang Creek Plaza & Paloma Creek Shopping Center								Yes	61
61.01	Property			Mustang Creek Plaza	No							Yes	61.01
61.02	Property	48		Paloma Creek Shopping Center	No							Yes	61.02
62	Loan	49	The Bancorp Bank	The Shops at Wellesley	No							Yes	62
63	Loan		The Bancorp Bank	Hurley Plaza	No							Yes	63
64	Loan		RCMC	Pack Rat Self Storage	No							Yes	64
65	Loan		RAIT Funding, LLC	Auburn Business Park								Yes	65
65.01	Property			1270 Pacific Drive	No							Yes	65.01
65.02	Property			2600 Superior Court	No							Yes	65.02
65.03	Property			2630 Superior Court	No							Yes	65.03
65.04	Property			2660 Superior Court	No							Yes	65.04
66	Loan	50	RAIT Funding, LLC	Greenwood Corner Shops	No							Yes	66
67	Loan		The Bancorp Bank	City Centre Building	No							Yes	67
68	Loan	51	SMF I	Hampton Inn Rockwall	No							Yes	68
69	Loan		CGMRC	Hobby Lobby Plaza	No							Yes	69
70	Loan	8	CGMRC	Crawford-Devon Shopping Center	No							Yes	70
71	Loan		SMF I	Courtyard Apartments	No							Yes	71
72	Loan	8, 52	CGMRC	Camden Village	No							Yes	72
73	Loan	53	The Bancorp Bank	The Shoppes at River Chase	Yes	7/2/2067	150,000					Yes	73
74	Loan		CGMRC	Candleridge Park Apartments	No							Yes	74
75	Loan		RMF	Creekstone Apartments	No							Yes	75
76	Loan	8, 54	RAIT Funding, LLC	Magnolia Court	No							Yes	76
77	Loan		SMF I	Blackhawk Apartments	No							Yes	77
78	Loan		The Bancorp Bank	Franklin North Village Apartments	No							Yes	78
79	Loan		The Bancorp Bank	Cayuga Professional Center	No							Yes	79
80	Loan	8	CGMRC	Whispering Oaks Apartments	No							Yes	80
81	Loan		The Bancorp Bank	Westport Shoppes	No							Yes	81
82	Loan	55	The Bancorp Bank	Knightdale Crossing	No							Yes	82
83	Loan		RMF	Smart & Final Center	No							Yes	83
84	Loan		RMF	Westgate Plaza	No							Yes	84
85	Loan		RAIT Funding, LLC	Shoppes at Rivers Edge	No							Yes	85
86	Loan	56	The Bancorp Bank	Hampton Inn Kiln Creek	No							Yes	86
87	Loan		RMF	Upland Stor King	No							Yes	87
88	Loan		RMF	Highland Station	No							Yes	88
89	Loan		RMF	Expo Center	No							Yes	89
90	Loan		CGMRC	The Storme Portfolio								Yes	90
90.01	Property			Brookside Oval	No							Yes	90.01
90.02	Property			Shady Cove	No							Yes	90.02
90.03	Property			Brookside Way	No							Yes	90.03
91	Loan		The Bancorp Bank	Comfort Inn & Suites	No							Yes	91
92	Loan		The Bancorp Bank	Thoroughbred Village	No							Yes	92
93	Loan		CGMRC	The Landings Apartments	No							Yes	93
94	Loan		The Bancorp Bank	Emerson Courtyard	No							Yes	94
95	Loan	25	GSMC	NorthSteppe Realty 2	No							Yes	95
96	Loan	57	RAIT Funding, LLC	Orchard Plaza	No							Yes	96
97	Loan		CGMRC	Chase Bank Goodyear AZ	No							Yes	97

Footnotes to Annex A

(1)
The Administrative Fee Rate includes the Servicing Fee Rate, the Operating Advisor Fee Rate, the Trustee/Certificate Administrator Fee Rate and the Commercial Real Estate Finance Counsel (CREFC®) Intellectual Property Royalty License Fee Rate applicable to each Mortgage Loan.

(2)	The monthly debt service shown for Mortgage Loans with a partial interest-only period reflects the amount payable after the expiration of the interest-only period.

(3)	The open period is inclusive of the Maturity Date.

(4)	Underwritten NCF DSCR is calculated based on amortizing debt service payments (except for interest-only loans).

(5)	Occupancy reflects tenants that have signed leases, but are not yet in occupancy or may not be paying rent.

(6)
The lease expirations shown are based on full lease terms; however, in some instances, the tenant may have the option to terminate its lease prior to the expiration date shown. In addition, in some instances, a tenant may have the right to assign its lease or sublease the leased premises and be released from its obligations under the lease.

(7)
If the purpose of the Mortgage Loan was to finance an acquisition of the Mortgaged Property, the field “Principal’s New Cash Contribution” reflects the cash investment by one or more of the equity owners in the borrower in connection with such acquisition.  If the purpose of the Mortgage Loan was to refinance the Mortgaged Property, the field “Principal’s New Cash Contribution” reflects the cash contributed to the borrower by one or more of the equity owners at the time the Mortgage Loan was originated.

(8)
The Appraised Value presents the “as-is” Appraised Value of the Mortgaged Property. The Cut-off Date LTV Ratio is calculated on the basis of such “as-is” Appraised Value. The LTV Ratio at Maturity / ARD is calculated in whole or in part on the basis of the “as stabilized” Appraised Value.

(9)	The property is comprised of 91 student housing units, 7,056 SF of retail space, and 8,960 SF of non-revenue generating space.

(10)	The property is comprised of 107 student housing units, 10,600 SF of retail space, 5,336 SF of office space, 3,000 SF garage space, and 6,000 SF of non-revenue generating space.

(11)
T-Mobile, the Second Largest Tenant, and Liberty Travel, Inc., the Fifth Largest Tenant, collectively representing 21.8% of the net rentable area of the Mortgaged Property, each have the option to terminate its respective lease at the end of the seventh year and fifth year, respectively, subject to a termination fee of $125,000 and $75,000, respectively.

(12)	Borrower is composed of two tenants-in-common: Sixth Ave Retail LLC and Mamiye 735 Partners LLC.

(13)
If a loan payment occurs within five days of the date which it is due, the late fee can be waived up to a maximum of four times during the term of the loan, provided not more than once in a twelve month period.

(14)
Fitness & Sports CL (d/b/a LA Fitness), the Third Largest Tenant, occupying approximately 12.3% of the net rentable area of the Mortgaged Property, has a one-time right to terminate its lease effective 9/30/2015 upon notice to the landlord no later than 6/30/2015 and payment of a termination fee equal to $550,000.

(15)
The borrowers are required to fund an Ongoing Replacement Reserve monthly in an amount equal to the greater of (a) one-twelfth of 4% of the annual gross revenue of the Group 10 Hotel Portfolio Mortgaged Properties, subject to a cap of $1,150,000 or (b) the amount required to be reserved pursuant to the franchise agreements for the replacement of FF&E.

(16)
Pursuant to the terms of the Mortgage Loan documents, the borrowers were required to establish a hard lockbox by August 31, 2013, but the borrowers have not established a hard lockbox as of the date of this Structural and Collateral Term Sheet, and we cannot assure you that they will do so. The failure of borrowers to comply with the foregoing obligations shall, at lender’s option, constitute an automatic Event of Default of the Mission Retail Portfolio Mortgage Loans.

(17)	At origination, a $131,715.80 CAM reserve was funded for the payment of common area maintenance charges due.

(18)
The Walpole Shopping Center Mortgage Loan is part of the Walpole Shopping Center Whole Loan, with an original principal balance totaling $64,500,000, which was bifurcated into two pari passu loan components (notes A-1 and A-2).  The Walpole Shopping Center Mortgage Loan, but not the related Walpole Shopping Center Companion Loan, will be contributed to the Citigroup Commercial Mortgage Trust 2013-GC15.  Debt Yield on Underwritten Net Operating Income, Debt Yield on Underwritten Net Cash Flow and Cut-off Date LTV Ratio calculations are based on the aggregate cut-off date principal balance of $64,500,000 and the LTV Ratio at Maturity/ARD calculation is based on the aggregate balloon balance of $58,072,436.

(19)
The Walpole Shopping Center Mortgage Loan requires Ongoing TI/LC Reserve payments of $6,250 until 9/6/2015 and $12,185.83 thereafter. The Ongoing TI/LC Reserve is subject to a cap of $500,000; however, if at any time the DSCR, based on the net operating income for the 12-month period preceding each calendar quarter, is less than 1.15x, the TI/LC Cap will be increased to $750,000.

(20)
Office Max, the Third Largest Tenant, occupying approximately 5.9% of the net rentable area of the Mortgaged Property, has a right to terminate its lease upon six months prior notice to the borrower.  Office Max, also has the right to relinquish the “CopyMax” premises (occupying approximately 1.2% of the net rentable area of the Mortgaged Property) upon 60 days prior written notice.  In the event the “CopyMax” premises are relinquished, the borrower is obligated to pay $100,000 to such tenant.

(21)
The Walpole Shopping Mall Mortgage Loan is structured with springing cash management.  As of the origination date, the Mortgage Loan had cash management in place, which will remain in effect until such time as the borrower posts the required amounts due to fund the static reserve (which equals one month of debt service plus all tax, insurance, replacement and TI/LC reserve monthly deposits) in the form of cash or letter of credit.  When the static reserve has been funded, cash management will revert to springing.

(22)
The Walpole Shopping Mall Mortgage Loan permits defeasance on or after the earlier of (a) the second anniversary of the securitization of the Walpole Shopping Mall Whole Loan and (b) the third anniversary of the origination of the Walpole Shopping Mall Whole Loan.

(23)
With respect to the St. Augustine Mortgage Loan, which Mortgage Loan is described as having a hard lockbox, the non-recourse carveout guarantor, Store Capital Corporation (“STORE”) has an agreement with Midland Loan Services (“Midland”), whereby Midland performs cash management and other services, including the collection of rent from properties owned by STORE and its subsidiaries, including the borrower under the related Mortgage Loan. Prior to the occurrence of an event of default under the related loan documents, the sole tenant is required to make rent payments directly to Midland and Midland is required to deliver 100% of the rents to the lender-controlled lockbox account within one business day of its receipt.  Upon the occurrence and during the continuation of an event of default under the Mortgage Loan, the tenant is required to deposit rent directly into the lender-controlled lockbox.

(24)
The NorthSteppe Realty 1 Mortgaged Property is comprised of nineteen student housing apartment buildings located at the following addresses in Columbus, Ohio:  1472-1490 Neil Avenue; 1430-1436 Neil Avenue; 240-242 West 8th Avenue; 1433-1437 Highland Street; 1320 Highland Street; 1444-1466 Worthington Street; 1451-1461 Worthington Street; 2228 North High Street; 2330-2334 North High Street; 2316-2320 North High Street; 2213-2215 North High Street; 2240-2246 North High Street; 111 West Hudson Street; 325 East 15th Avenue; 1677-1683 Summit Street; 245 East 13th Avenue; 2498-2512 Indianola Avenue; 2519 Indianola Avenue; 303-317 East 20th Avenue.  Nine separate environmental phase I reports were completed of which six are dated June 25, 2013 and three are dated June 21, 2013.

(25)	Occupancy shown reflects the 2013-2014 school year.

(26)
The Accretive Leasing reserve in the amount of $627,000 was funded to pay costs for tenant improvement and leasing commission and rent concessions that may be incurred by the borrower in connection with the leasing of the space at the 103 Lachicotte Road Mortgaged Property, 251 Corporate Park Boulevard Mortgaged Property and any other space at the Mortgaged Properties that is not subject to a lease on the origination date, provided that the amount disbursed for rent concessions shall not exceed $230,000.  Upon meeting certain terms as outlined in the related loan documents, the balance of the Accretive Leasing reserve shall be transferred to the rollover reserve fund.

(27)	The Largest Tenant at the 1020 Idlewilde Boulevard Mortgaged Property, Jones School Supply (44,100 SF), has a signed lease but is not yet in occupancy.

(28)
There are no allocated loan amounts stated in the loan documents for the Fairfield Business Center Mortgage Loan.  The loan documents do not allow for the voluntary release of any of the Fairfield Business Center  Mortgaged Properties.  In addition, Appraised Values were not attributed to each Mortgaged Property. The indicated Allocated Cut-off Date Balances for the Fairfield Business Center Mortgaged Properties are based on the percentage of the SF attributable to each Mortgaged Property relative to the total SF of all the Mortgaged Properties and were created solely for statistical purposes only.

(29)	The borrower does not report cash flows on a property-by-property basis. Reporting is done at the portfolio level.

(30)	The Second Largest Tenant at the Preston Creek Shopping Center Mortgaged Property, Marketplace Boutiques (8,289 SF), has a signed lease but is not yet in occupancy.

(31)
The borrower will deposit with lender on the date that any PIP is imposed by the franchisor in connection with any extension of the franchise agreement for the Hampton Inn & Suites Folsom Mortgaged Property, an amount equal to the difference between (i) the sum required to pay for such new PIP, and (ii) the amounts then on deposit in the FF&E reserve account.

(32)	At origination, a $7,500,000 TI/LC reserve was funded for the costs of a substantial renovation at the BJ’s Wholesale Club, Inc. building and surrounding property.

(33)
Commencing on the Due Date occurring in October 2013 and continuing up to and including the Due Date occurring in September 2014, the borrower is required to fund Ongoing TI/LC Reserves in the monthly amount of $15,417.  Commencing on the Due Date occurring in October 2014 and continuing on each monthly Due Date until the Mortgage Loan is paid in full, the borrower is required to fund Ongoing TI/LC Reserves in the monthly amount of $5,834.  The borrower deposited $125,000 into the Upfront TI/LC Reserve at the origination of the Mortgage Loan.  Monthly deposits into the TI/LC reserve are only required if the balance of the TI/LC reserve is less than $450,000.

(34)
At the origination of the Mortgage Loan, the Mortgaged Property was part of a tax parcel that contains other property not owned by the borrower.  The borrower is required to make monthly deposits into the real estate tax reserve in an amount sufficient to pay taxes on the entire tax parcel until the Mortgaged Property is assigned a separate tax parcel number.  The borrower has commenced the process of obtaining the separation of the Mortgaged Property from the other property and once a new, separate tax parcel number for the Mortgaged Property has been assigned, the monthly real estate tax reserve amount will be adjusted to account solely for such new tax parcel.

(35)
Ongoing Replacement Reserves are escrowed at $2,139.72 monthly, up to a Replacement Reserve Cap of $77,029.80 provided  no event of default exists.  However, if at any time during the term of the loan the amount deposited is less than $25,676.60 or an event of default has occurred, the borrower shall resume making the replacement reserve monthly deposit. Ongoing TI/LC Reserves are escrowed at $10,698.58 monthly, up to a TI/LC Cap of $384,000 provided no event of default has occurred.  If the TI/LC escrow is less than $128,383 or an event of default has occurred, the borrower will resume funding the Ongoing TI/LC Reserve with $10,698.58 each month.

(36)
Total collateral SF amounts to 82,293 SF and is comprised of a three-story building with the first two floors dedicated to self storage and the third floor built out as office/retail.  The self storage portion totals 47,686 SF (421 units) and the office/retail portion totals 34,607 SF.

(37)	Occupancy for the O’Malley Square Mortgaged Property is based on the total collateral of 82,293 SF.

(38)
The Ongoing Replacement Reserve payment from the Due Date in October 2013 through the Due Date in March 2018 is $5,354.06. Thereafter, the Ongoing Replacement Reserve payment from the Due Date in April 2018 through the Due Date in September 2023 is $428.33.

(39)
Commencing on the First Due Date and continuing on each Due Date occurring thereafter through and including the Due Date occurring in August 2014, the borrower shall pay to Lender for deposit into the Ongoing TI/LC Reserve the sum of $8,333.33 and commencing on the Due Date occurring in September 2014 and continuing on each Due Date occurring thereafter through and including the Due Date occurring in August 2015 the sum of $5,333.33.  From and after the Due Date occurring in August 2015, provided no event of default exists, the borrower shall not be required to make any TI/LC reserve monthly deposits; provided, however, that at any time that the balance of the TI/LC reserve is less than $121,915 or an event of default exists, then borrower shall resume making TI/LC reserve monthly deposits in the amount of $6,773.07, with such payments to begin on the first Due Date following such occurrence and continuing until such time as the balance of the TI/LC reserve equals or exceeds $335,000.00 and no event of default exists.  At origination, a Seton Medical TI reserve of $336,990 was escrowed relating to the remaining punch list items of the recently completed Seton Medical Group space.

(40)
The Acworth Crossing Mortgage Loan closed without a lockbox.  Pursuant to the terms of the Mortgage Loan documents, the borrower is required to establish a hard lockbox.  The borrower may not draw upon the $450,000 combined replacement and TI/LC reserve established at the origination of the Mortgage Loan until such time as a hard lockbox is put in place.  Pursuant to the terms of the Mortgage Loan documents, all amounts deposited into the hard lockbox will be swept to a deposit account controlled by the lender, whereby such amounts will be applied pursuant to the terms of the Mortgage Loan documents with any excess remitted to the borrower (unless an event of default under the Mortgage Loan documents or one or more specified trigger events have occurred and remain outstanding).

(41)
Commencing on the Due Date occurring in January 2018, the borrower is required to fund a combined TI/LC and replacement reserve in the monthly amount of $5,941. The borrower deposited $450,000 into the TI/LC and replacement reserve at the origination of the Mortgage Loan.  Monthly deposits into the TI/LC and replacement reserve are only required if the balance of the TI/LC and replacement reserve is less than $450,000.

(42)
Ongoing Replacement Reserves are $11,425.30 for the first through the twelfth Due Dates and (ii) thereafter the greater of (a) the monthly amount required to be reserved pursuant to the franchise agreement for the replacement of FF&E or (b) one-twelfth of 4% of the operating income of the Mortgaged Property for the previous twelve month period as determined annually on the last day of the month of August.

(43)
A reserve of $272,195.88 was taken at origination in connection with a rent abatement of the SAE lease.  Funds in this account are to be disbursed to borrower in monthly increments through June 5, 2015 in accordance with the schedule set forth in the loan documents.

(44)
The multifamily portion of the Mortgaged Property benefits from a 421-a Tax Abatement that expires in June 2016. For fiscal year 2013-2014, taxes owed will be reduced by $567,703, based on a 40% tax abatement benefit.  For fiscal years 2014-2015 and 2015-2016, the tax abatement rate will drop to 20% (for the period through June 30, 2016) and thereafter, it expires entirely.  The Mortgage Loan was underwritten based on the taxes owed for the fiscal year 2013-2014.

(45)
The borrower will not be required to make ongoing monthly deposits into the Ongoing RE Tax Reserve for any taxes due solely with respect to the portion of the Mortgaged Property comprising the leased premises of tenants Kmart and Texas Roadhouse, respectively, so long as (a) no specified trigger event under the Mortgage Loan documents has occurred, (b) the borrower pays (or causes the property manager or applicable tenant to pay) all applicable taxes for the Kmart leased space and the Texas Roadhouse leased space prior to delinquency thereof, and (c) the borrower delivers (or causes the property manager or applicable tenant to deliver) acceptable evidence of the same ten (10) business days prior to delinquency thereof. If any of the foregoing conditions are not satisfied, the borrower is required to immediately remedy any deficiency and commence making monthly deposits into the Ongoing RE Tax Reserve for any taxes due with respect to the portion of the Mortgaged Property comprising the Kmart leased space and the Texas Roadhouse leased space.

(46)
The borrower is required to fund an Ongoing TI/LC Reserve in the monthly amount of $4,147.00 for the Promenade at Mokena Mortgaged Property.  The Ongoing TI/LC Reserve is capped at $130,000.00 provided the Mortgaged Property maintains a minimum occupancy of not less than 80%.

(47)
There are no allocated loan amounts stated in the loan documents for the Mustang Creek Plaza & Paloma Creek Shopping Center Mortgage Loan.  The loan documents do not allow for the voluntary release of either of the Mustang Creek Plaza & Paloma Creek Shopping Center Properties. The indicated allocated loan amounts for the Mustang Creek Plaza & Paloma Creek Shopping Center Mortgage Loan are based on the percentage of Appraised Value attributable to each Mortgaged Property relative to the total Appraised Value for all of the Mustang Creek Plaza & Paloma Creek Shopping Center Properties and were created solely for statistical purposes only.

(48)	The Largest Tenant at the Paloma Creek Shopping Center Mortgaged Property, Joey’s Italian Restaurant (3,150 SF), remains in its space on a month-to-month basis since its lease expired on 1/31/2013.

(49)
Beginning on January 5, 2017 and on each payment Due Date thereafter, 50% of all net cash flow for the immediately preceding month will be used to fund a reserve in connection with the Minnieland Private Day School lease expiration until such time that the Minnieland Private Day School lease is renewed or the tenant is replaced at prevailing market rates.  At no time shall the Minnieland Private Day School reserve exceed $140,000, and monthly payments may be reduced so as not to exceed $140,000.  The borrower has the option to post a letter of credit from an acceptable financial institution prior to December 16, 2016 in the amount of $140,000 in lieu of the Minnieland Private Day School springing reserve.

(50)
At origination, a $67,675 Sylvan Learning Rent Holdback Reserve was funded for the Sylvan Learning Center tenant because it has an early termination option that may be exercised with 90 days advance notice during the last 12 months of this lease.

(51)
The borrower is required to fund an Ongoing Replacement Reserve in the monthly amount of one-twelfth of 4% of the annual gross revenue generated at the Hampton Inn Rockwall Mortgaged Property, subject to a cap of $200,000.

(52)
The Ongoing TI/LC Reserve payment from the Due Date in September 2013 through the Due Date in August 2015 is $2,083.33.  The Ongoing TI/LC Reserve payment from the the Due Date in September 2015 through the Due Date in August 2017 is $2,916.67. The Ongoing TI/LC Reserve payment from the the Due Date in September 2017 through the Due Date in August 2021 is $3,750.00. The Ongoing TI/LC Reserve payment from the Due Date in September 2021 through the Due Date in August 2023 is $4,583.33.

(53)
The borrower shall deposit on each Due Date an amount equal to the ground rent that will be payable under the ground lease for the month immediately following the month in which such payment is due.   The ground lease requires monthly payments of $12,500.00 during the first three years of the full rent period, $13,625.00 during the fourth year, and 3% increases in each year thereafter.  Per the ground lease terms, the full rent period commenced when the property reached 90% occupancy, which occurred in January of 2013.

(54)
At origination, the amount of $400,000 was deposited for Upfront RE Tax Reserves.  The tax holdback funds will be held until the Mortgaged Property is assessed under the first annual Miami-Dade County tax assessment.  If the assessment reveals that the total annual tax assessment of the Mortgaged Property is below the amount of $50,000, provided no event of default has occurred and is continuing the lender shall disburse to borrower the tax holdback funds.  If the assessment reveals that the total annual tax assessment of the Mortgaged Property is greater than the amount of $50,000, the lender shall disburse $200,000 of the tax holdback funds into the TI/LC reserve.

(55)
Beginning on January 5, 2018 and on each payment Due Date thereafter, 1/12th of the amount equating to 110% of the annualized net cash flow for the period commencing January 1, 2016 and ending December 31, 2016 will be used to fund a reserve in connection with the Big Lots lease expiration until such time that the Big Lots lease is renewed or the tenant is replaced at prevailing market rates.  At no time shall the Big Lots reserve exceed 110% of the annualized net cash flow for 2016.  The borrower has the option to post a letter of credit from an acceptable financial institution prior to January 17, 2016 in the amount equating to 110% of the annualized net cash flow for the period commencing January 1, 2016 and ending December 31, 2016 in lieu of the Big Lots springing reserve.

(56)
So long as the balance of the seasonality reserve is below $70,912.65, a monthly payment in an amount equal to the lesser of (x) $8,500.00 and (y) the difference obtained by subtracting the amount of the seasonality reserve funds then contained in the seasonality reserve subaccount (excluding any pending disbursements therefrom) from $70,912.65, shall be deposited into the seasonality reserve on the Due Dates from March through November for the purpose of paying debt service on Due Dates occurring in the months of December, January and February.

(57)	At origination, a $75,000 Family Dollar reserve was funded for a tenant improvement rent credit due under the Family Dollar lease.

(THIS PAGE INTENTIONALLY LEFT BLANK)

ANNEX B

STRUCTURAL AND COLLATERAL TERM SHEET

(THIS PAGE INTENTIONALLY LEFT BLANK)

September 11, 2013

Free Writing Prospectus

Structural and Collateral Term Sheet

$1,115,180,033
(Approximate Mortgage Pool Balance)

$985,540,000
(Offered Certificates)

Citigroup Commercial Mortgage Trust 2013-GC15
As Issuing Entity

Citigroup Commercial Mortgage Securities Inc.
As Depositor

Commercial Mortgage Pass-Through Certificates
Series 2013-GC15

Citigroup Global Markets Realty Corp.
Rialto Mortgage Finance, LLC
Goldman Sachs Mortgage Company
Starwood Mortgage Funding I LLC
RAIT Funding, LLC
Redwood Commercial Mortgage Corporation
The Bancorp Bank
As Sponsors

IMPORTANT NOTICE REGARDING THE CONDITIONS FOR THIS OFFERING OF ASSET-BACKED SECURITIES

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

STATEMENT REGARDING THIS FREE WRITING PROSPECTUS

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-189017) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Goldman, Sachs & Co., Drexel Hamilton, LLC, RBS Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send to you the prospectus if you request it by calling toll-free 1-877-858-5407.

IMPORTANT NOTICE RELATING TO AUTOMATICALLY GENERATED EMAIL DISCLAIMERS

Any legends, disclaimers or other notices that may appear at the bottom of the email communication to which this free writing prospectus is attached relating to (1) these materials not constituting an offer (or a solicitation of an offer), (2) no representation being made that these materials are accurate or complete and may not be updated or (3) these materials possibly being confidential, are not applicable to these materials and should be disregarded.  Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.

Citigroup	Goldman, Sachs & Co.
Co-Lead Managers and Joint Bookrunners

Drexel Hamilton	RBS
Co-Managers

CERTIFICATE SUMMARY

OFFERED CERTIFICATES

Offered Class	Expected Ratings (Moody’s / Fitch / DBRS)(1)	Initial Certificate Principal Amount or Notional Amount(2)		Approximate Initial Credit Support	Initial Pass- Through Rate(3)	Pass- Through Rate Description	Expected Wtd. Avg. Life (Yrs)(4)	Expected Principal Window(4)
Class A-1	Aaa(sf) / AAA(sf) / AAA(sf)	$57,358,000		30.000%(5)	[ ]%	(6)	2.55	10/13 – 7/18
Class A-2	Aaa(sf) / AAA(sf) / AAA(sf)	$236,853,000		30.000%(5)	[ ]%	(6)	4.90	7/18 – 9/18
Class A-3	Aaa(sf) / AAA(sf) / AAA(sf)	$150,000,000		30.000%(5)	[ ]%	(6)	9.81	6/23 – 8/23
Class A-4	Aaa(sf) / AAA(sf) / AAA(sf)	$264,191,000		30.000%(5)	[ ]%	(6)	9.89	8/23 – 9/23
Class A-AB	Aaa(sf) / AAA(sf) / AAA(sf)	$72,224,000		30.000%(5)	[ ]%	(6)	7.42	9/18 – 6/23
Class X-A	Aaa(sf) / AAA(sf) / AAA(sf)	$875,416,000	(10)	N/A	[ ]%	Variable IO(11)	N/A	N/A
Class A-S(7)	Aaa(sf) / AAA(sf) / AAA(sf)	$94,790,000	(8)	21.500%	[ ]%	(6)	9.94	9/23 – 9/23
Class B(7)	Aa2(sf) / AA-(sf) / AA(high)(sf)	$54,365,000	(8)	16.625%	[ ]%	(6)	9.94	9/23 – 9/23
Class PEZ(7)	A1(sf) / A-(sf) / A(sf)	$204,914,000	(8)	11.625%(9)	[ ]%	(6)	9.94	9/23 – 9/23
Class C(7)	A3(sf) / A-(sf) / A(sf)	$55,759,000	(8)	11.625%(9)	[ ]%	(6)	9.94	9/23 – 9/23

NON-OFFERED CERTIFICATES

Non-Offered Class	Expected Ratings (Moody’s / Fitch / DBRS) (1)	Initial Certificate Principal Amount or Notional Amount(2)		Approximate Initial Credit Support	Initial Pass- Through Rate(3)	Pass- Through Rate Description	Expected Wtd. Avg. Life (Yrs)(4)	Expected Principal Window(4)
Class X-B	Aa2(sf) / AA-(sf) / AAA(sf)	$54,365,000	(10)	N/A	[ ]%	Variable IO(11)	N/A	N/A
Class X-C	NR / BB(sf) / AAA(sf)	$18,122,000	(10)	N/A	[ ]%	Variable IO(11)	N/A	N/A
Class D	NR / BBB-(sf) / BBB(low)(sf)	$50,183,000		7.125%	[ ]%	(6)	9.94	9/23 – 9/23
Class E	NR / BB(sf) / BB(sf)	$18,122,000		5.500%	[ ]%	(6)	9.94	9/23 – 9/23
Class F	NR / B(sf) / B(high)(sf)	$16,727,000		4.000%	[ ]%	(6)	9.94	9/23 – 9/23
Class G	NR / NR / NR	$44,608,033		0.000%	[ ]%	(6)	9.94	9/23 – 9/23
Class S(12)	NR / NR / NR	N/A		N/A	N/A	N/A	N/A	N/A
Class R(13)	NR / NR / NR	N/A		N/A	N/A	N/A	N/A	N/A

(1)
It is a condition of issuance that the offered certificates receive the ratings set forth above.  The anticipated ratings shown are those of Moody’s Investors Service, Inc. (“Moody’s”), Fitch Ratings, Inc. (“Fitch”) and DBRS, Inc. (“DBRS”).  Subject to the discussion under “Ratings” in the Free Writing Prospectus, the ratings on the certificates address the likelihood of the timely receipt by holders of all payments of interest to which they are entitled on each distribution date and, except in the case of the interest only certificates, the ultimate receipt by holders of all payments of principal to which they are entitled on or before the applicable rated final distribution date.  Certain nationally recognized statistical rating organizations, as defined in Section 3(a)(62) of the Securities Exchange Act of 1934, as amended, that were not hired by the depositor may use information they receive pursuant to Rule 17g-5 under the Securities Exchange Act of 1934, as amended, to rate the offered certificates. We cannot assure you as to what ratings a non-hired nationally recognized statistical rating organization would assign. See “Risk Factors—Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded” in the Free Writing Prospectus.  Moody’s, Fitch and DBRS have informed us that the “sf” designation in the ratings represents an identifier of structured finance product ratings.  For additional information about this identifier, prospective investors can go to the related rating agency’s website.

(2)	Approximate, subject to a variance of plus or minus 5%.

(3)	Approximate per annum rate as of the closing date.

(4)
Assuming no prepayments prior to maturity date or anticipated repayment date, as applicable, for each mortgage loan and based on the Modeling Assumptions set forth under “Yield, Prepayment and Maturity Considerations” in the Free Writing Prospectus.

(5)	The credit support percentages set forth for the Class A-1, Class A-2, Class A-3, Class A-4, and Class A-AB certificates are represented in the aggregate.

(6)
For any distribution date, the pass-through rates of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class A-S, Class B, Class C, Class D, Class E, Class F and Class G certificates will each be a per annum rate equal to one of (i) a fixed rate, (ii) the weighted average of the net interest rates on the mortgage loans (in each case, adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) as of their respective due dates in the month preceding the month in which the related distribution date occurs, (iii) the lesser of a specified pass-through rate and the rate specified in clause (ii), or (iv) the rate specified in clause (ii) less a specified percentage. The Class PEZ certificates will not have a pass-through rate, but will be entitled to receive the sum of the interest distributable on the percentage interests of the Class A-S, Class B and Class C trust components represented by the Class PEZ certificates. The pass-through rates on the Class A-S, Class B and Class C trust components will at all times be the same as the pass-through rates of the Class A-S, Class B and Class C certificates, respectively.

(7)
The Class A-S, Class B and Class C certificates may be exchanged for Class PEZ certificates, and Class PEZ certificates may be exchanged for the Class A-S, Class B and Class C certificates. The Class A-S, Class B, Class PEZ and Class C certificates are collectively referred to as the “Exchangeable Certificates”.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-189017) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Citigroup Global Markets Inc., Goldman, Sachs & Co., Drexel Hamilton, LLC, RBS Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send to you the prospectus if you request it by calling toll-free 1-877-858-5407.

CERTIFICATE SUMMARY (continued)

(8)
On the closing date, the issuing entity will issue the Class A-S, Class B and Class C trust components, which will have outstanding principal balances on the closing date of $94,790,000, $54,365,000 and $55,759,000, respectively.  The Exchangeable Certificates will, at all times, represent undivided beneficial ownership interests in a grantor trust that will hold such trust components.  Each class of the Exchangeable Certificates will, at all times, represent a beneficial interest in a percentage of the outstanding principal balance of the Class A-S, Class B and/or Class C trust components. Following any exchange of Class A-S, Class B and Class C certificates for Class PEZ certificates or any exchange of Class PEZ certificates for Class A-S, Class B and Class C certificates, the percentage interests of the outstanding principal balances of the Class A-S, Class B and Class C trust components that is represented by the Class A-S, Class B, Class PEZ and Class C certificates will be increased or decreased accordingly.  The initial certificate principal amount of each class of the Class A-S, Class B and Class C certificates shown in the table above represents the maximum certificate principal amount of such class without giving effect to any issuance of Class PEZ certificates.  The initial certificate principal amount of the Class PEZ certificates shown in the table above is equal to the aggregate of the maximum initial certificate principal amounts of the Class A-S, Class B and Class C certificates, representing the maximum certificate principal amount of the Class PEZ certificates that could be issued in an exchange. The actual certificate principal amount of any class of Exchangeable Certificates issued on the closing date may be less than the maximum certificate principal amount of that class and may be zero. The certificate principal amounts of the Class A-S, Class B and Class C certificates to be issued on the closing date will be reduced, in the required proportions, by an amount equal to the certificate principal amount of the Class PEZ certificates issued on the closing date, if any. The total certificate principal amount of offered certificates shown on the cover of this term sheet includes the maximum certificate principal amount of Exchangeable Certificates that could be outstanding on the closing date equal to $204,914,000 (subject to a variance of plus or minus 5%).

(9)
The initial subordination levels for the Class C and Class PEZ certificates are equal to the subordination level of the underlying Class C trust component, which will have an initial outstanding balance on the closing date of $55,759,000.

(10)
The Class X-A, Class X-B and Class X-C certificates (the “Class X Certificates”) will not have certificate principal amounts and will not be entitled to receive distributions of principal.  Interest will accrue on the Class X-A, Class X-B and Class X-C certificates at their respective pass-through rates based upon their respective notional amounts.  The notional amount of the Class X-A certificates will be equal to the aggregate certificate principal amounts of the Class A-1, Class A-2, Class A-3, Class A-4, and Class A-AB certificates and the Class A-S trust component.  The notional amount of the Class X-B certificates will be equal to the certificate principal amount of the Class B trust component.  The notional amount of the Class X-C certificates will be equal to the certificate principal amount of the Class E certificates.

(11)
The pass-through rate on the Class X-A certificates will generally be a per annum rate equal to the excess, if any, of (i) the weighted average of the net interest rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), over (ii) the weighted average of the pass-through rates of the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB certificates and the Class A-S trust component, as described in the Free Writing Prospectus. The pass-through rate on the Class X-B certificates will generally be a per annum rate equal to the excess, if any, of (i) the weighted average of the net interest rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), over (ii) the pass-through rate of the Class B trust component, as described in the Free Writing Prospectus. The pass-through rate on the Class X-C certificates will generally be a per annum rate equal to the excess, if any, of (i) the weighted average of the net interest rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), over (ii) the pass-through rate of the Class E certificates, as described in the Free Writing Prospectus.

(12)
The Class S certificates will not have a certificate principal amount, notional amount, pass-through rate, rating or rated final distribution date.  The Class S certificates will only be entitled to distributions of excess interest accrued on the mortgage loans with an anticipated repayment date. See “Description of the Mortgage Pool – Certain Terms of the Mortgage Loans – ARD Loans” in the Free Writing Prospectus.

(13)
The Class R certificates will not have a certificate principal amount, notional amount, pass-through rate, rating or rated final distribution date.  The Class R certificates will represent the residual interests in each of two separate REMICs, as further described in the Free Writing Prospectus.  The Class R certificates will not be entitled to distributions of principal or interest.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-189017) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Citigroup Global Markets Inc., Goldman, Sachs & Co., Drexel Hamilton, LLC, RBS Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send to you the prospectus if you request it by calling toll-free 1-877-858-5407.

MORTGAGE POOL CHARACTERISTICS

Mortgage Pool Characteristics(1)
Initial Pool Balance	$1,115,180,033
Number of Mortgage Loans	97
Number of Mortgaged Properties	129
Average Cut-off Date Mortgage Loan Balance	$11,496,701
Weighted Average Mortgage Interest Rate	5.1643%
Weighted Average Remaining Term to Maturity (months)(2)	106
Weighted Average Remaining Amortization Term (months)(3)	342
Weighted Average Cut-off Date LTV Ratio(4)(5)	65.6%
Weighted Average Maturity Date/ARD LTV Ratio(2)(5)(6)	56.3%
Weighted Average Underwritten Debt Service Coverage Ratio(5)(7)	1.61x
Weighted Average Debt Yield on Underwritten NOI(5)(8)	10.9%
% of Mortgage Loans with Additional Debt	9.7%
% of Mortgaged Properties with Single Tenants	5.5%

(1)
The Walpole Shopping Mall mortgage loan has a related pari passu companion loan, and the loan-to-value ratio, debt service coverage ratio and debt yield calculations presented in this Term Sheet include the related pari passu companion loan unless otherwise indicated. This loan will be serviced pursuant to the pooling and servicing agreement for the CGCMT 2013-GC15 transaction. Other than as specifically noted, the loan-to-value ratio, debt service coverage ratio, debt yield and mortgage loan rate information for each mortgage loan is presented in this Term Sheet without regard to any other indebtedness (whether or not secured by the related mortgaged property, ownership interests in the related borrower or otherwise) that currently exists or that may be incurred by the related borrower or its owners in the future, in order to present statistics for the related mortgage loan without combination with the other indebtedness.

(2)	Unless otherwise indicated, mortgage loans with anticipated repayment dates are considered as if they mature on the anticipated repayment date.

(3)	Excludes mortgage loans that are interest only for the entire term.

(4)	Unless otherwise indicated, the Cut-off Date LTV Ratio is calculated utilizing the “as-is” appraised value.

(5)
Unless otherwise indicated, with respect to the group of mortgage loans that are cross-collateralized and cross-defaulted with each other, the PNC Bank, CVS Pharmacy, Bank of America, Wells Fargo, BP North America and Wendy’s mortgage loans, the Cut-off Date LTV Ratio, the Maturity Date/ARD LTV Ratio, the Underwritten Debt Service Coverage Ratio, the Debt Yield on Underwritten NOI and the Debt Yield on Underwritten NCF of the respective groups of mortgage loans are presented in the aggregate.

(6)
Unless otherwise indicated, the Maturity Date/ARD LTV Ratio is calculated utilizing the “as-is” appraised value.  With respect to 14 mortgage loans representing approximately 18.3% of the initial pool balance, the respective Maturity Date/ARD LTV Ratios were each calculated using the related aggregate “as stabilized” appraised value. See“Description of the Mortgage Pool—–Certain Calculations and Definitions” in the Free Writing Prospectus for a description of Maturity Date LTV Ratio.

(7)
Unless otherwise indicated, the Underwritten Debt Service Coverage Ratio is calculated by taking the Underwritten Net Cash Flow from the related mortgaged property or mortgaged properties and dividing by the annual debt service for such mortgage loan, as adjusted in the case of mortgage loans with a partial interest only period by using the first 12 amortizing payments due instead of the actual interest only payment. See “Description of the Mortgage Pool—Certain Calculations and Definitions” in the Free Writing Prospectus for a description of Underwritten Debt Service Coverage Ratio.

(8)
Unless otherwise indicated, the Debt Yield on Underwritten NOI is the related mortgaged property’s Underwritten NOI divided by the Cut-off Date Balance of the mortgage loan, and the Debt Yield on Underwritten NCF is the related mortgaged property’s Underwritten NCF divided by the Cut-off Date Balance of the mortgage loan. See “Description of the Mortgage Pool – Certain Calculations and Definitions” in the Free Writing Prospectus for a description of Debt Yield on Underwritten NOI.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-189017) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Citigroup Global Markets Inc., Goldman, Sachs & Co., Drexel Hamilton, LLC, RBS Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send to you the prospectus if you request it by calling toll-free 1-877-858-5407.

KEY FEATURES OF THE CERTIFICATES

Co-Lead Managers and Joint Bookrunners:	Citigroup Global Markets Inc. Goldman, Sachs & Co.
Co-Managers:	Drexel Hamilton, LLC and RBS Securities Inc.
Depositor:	Citigroup Commercial Mortgage Securities Inc.
Initial Pool Balance:	$1,115,180,033
Master Servicer:	Wells Fargo Bank, National Association
Special Servicer:	Midland Loan Services, a Division of PNC Bank, National Association
Certificate Administrator:	Citibank, N.A.
Trustee:	U.S. Bank National Association
Operating Advisor:	Situs Holdings, LLC
Pricing:	Week of September 16, 2013
Closing Date:	September 30, 2013
Cut-off Date:
For each mortgage loan, the related due date for such mortgage loan in September 2013 (or, in the case of any mortgage loan that has its first due date in October 2013, the date that would have been its due date in September 2013 under the terms of that mortgage loan if a monthly payment were scheduled to be due in that month)

Determination Date:	The 6th day of each month or next business day
Distribution Date:	The 4th business day after the Determination Date, commencing in October 2013
Interest Accrual:	Preceding calendar month
ERISA Eligible:	The offered certificates are expected to be ERISA eligible
SMMEA Eligible:	No
Payment Structure:	Sequential Pay
Day Count:	30/360
Tax Structure:	REMIC
Rated Final Distribution Date:	September 2046
Cleanup Call:	1.0%
Minimum Denominations:
$10,000 minimum for the offered certificates (except with respect to Class X-A: $1,000,000 minimum); $1 thereafter for all the offered certificates, except Class PEZ certificates will not have a minimum denomination

Delivery:	Book-entry through DTC
Bond Information:	Cash flows are expected to be modeled by TREPP, INTEX and BLOOMBERG

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-189017) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Citigroup Global Markets Inc., Goldman, Sachs & Co., Drexel Hamilton, LLC, RBS Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send to you the prospectus if you request it by calling toll-free 1-877-858-5407.

TRANSACTION HIGHLIGHTS

■	$1,115,180,033 (Approximate) New-Issue Multi-Borrower CMBS:

—
Overview: The mortgage pool consists of 97 fixed-rate commercial mortgage loans that have an aggregate Cut-off Date Balance of $1,115,180,033 (the “Initial Pool Balance”), have an average mortgage loan Cut-off Date Balance of $11,496,701 and are secured by 129 mortgaged properties located throughout 27 states

	—	LTV: 65.6% weighted average Cut-off Date LTV Ratio

	—	DSCR: 1.61x weighted average Underwritten Debt Service Coverage Ratio

	—	Debt Yield: 10.9% weighted average Debt Yield on Underwritten NOI

	—	Credit Support: 30.000% credit support to Class A-1 / A-2 / A-3 / A-4 / A-AB

■	Loan Structural Features:

	—	Amortization: 78.5% of the mortgage loans by Initial Pool Balance have scheduled amortization:

		–	53.4% of the mortgage loans by Initial Pool Balance have amortization for the entire term with a balloon payment due at maturity

		–	25.0% of the mortgage loans by Initial Pool Balance have scheduled amortization following a partial interest only period with a balloon payment due at maturity

	■	Hard Lockboxes: 41.7% of the mortgage loans by Initial Pool Balance have a Hard Lockbox in place

■
Cash Traps: 93.6% of the mortgage loans by Initial Pool Balance have cash traps triggered by certain declines in cash flow, all at levels equal to or greater than a 1.00x coverage, that fund an excess cash flow reserve

	■	Reserves: The mortgage loans require amounts to be escrowed for reserves as follows:

		–	Real Estate Taxes: 87 mortgage loans representing 86.8% of the Initial Pool Balance

		–	Insurance: 84 mortgage loans representing 70.9% of the Initial Pool Balance

		–	Replacement Reserves (Including FF&E Reserves): 84 mortgage loans representing 86.3% of Initial Pool Balance

		–	Tenant Improvements / Leasing Commissions: 54 mortgage loans representing 78.1% of the allocated Initial Pool Balance of office, retail, industrial and mixed use properties only

	■	Predominantly Defeasance: 87.3% of the mortgage loans by Initial Pool Balance permit defeasance after an initial lockout period

■	Multiple-Asset Types > 5.0% of the Initial Pool Balance:

	—	Retail: 32.4% of the mortgaged properties by allocated Initial Pool Balance are retail properties (13.7% are anchored retail properties, 10.7% are unanchored retail properties)

	—	Mixed Use: 15.9% of the mortgaged properties by allocated Initial Pool Balance are mixed use properties

	—	Hospitality: 14.8% of the mortgaged properties by allocated Initial Pool Balance are hospitality properties

	—	Multifamily: 14.1% of the mortgaged properties by allocated Initial Pool Balance are multifamily properties

	—	Office: 14.1% of the mortgaged properties by allocated Initial Pool Balance are office properties

■
Geographic Diversity:  The 129 mortgaged properties are located throughout 27 states, with only two states having greater than 10.0% of the allocated Initial Pool Balance: California (17.2%) and New York (16.7%)

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-189017) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Citigroup Global Markets Inc., Goldman, Sachs & Co., Drexel Hamilton, LLC, RBS Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send to you the prospectus if you request it by calling toll-free 1-877-858-5407.

COLLATERAL OVERVIEW

Mortgage Loans by Loan Seller

Mortgage Loan Seller	Mortgage Loans	Mortgaged Properties	Aggregate Cut-off Date Balance	% of Initial Pool Balance
Citigroup Global Markets Realty Corp.	20	30	$382,931,005	34.3%
Rialto Mortgage Finance, LLC	18	19	198,175,510	17.8
Goldman Sachs Mortgage Company	11	13	189,531,953	17.0
Starwood Mortgage Funding I LLC	10	12	96,517,441	8.7
RAIT Funding, LLC	16	19	90,256,582	8.1
Redwood Commercial Mortgage Corporation	8	22	86,389,091	7.7
The Bancorp Bank	14	14	71,378,452	6.4
Total	97	129	$1,115,180,033	100.0%

Ten Largest Mortgage Loans

Mortgage Loan Name	Cut-off Date Balance	% of Initial Pool Balance	Property Type	Property Size SF / Rooms / Units	Cut-off Date Balance Per SF / Room / Unit	UW NCF DSCR	UW NOI Debt Yield	Cut-off Date LTV Ratio
South Beach Marriott	$65,000,000	5.8%	Hospitality	236	$275,424	2.74x	14.9%	52.8%
125 Third Avenue	60,000,000	5.4	Mixed Use	91	$659,341	1.72x	8.6%	62.5%
Emerald Isle Apartments	56,500,000	5.1	Multifamily	422	$133,886	1.16x	8.2%	60.2%
400 Broome Street	50,000,000	4.5	Mixed Use	107	$467,290	1.83x	9.0%	47.6%
SkySong Center	46,250,000	4.1	Office	289,645	$160	1.39x	10.2%	64.9%
735 Sixth Avenue	34,000,000	3.0	Retail	16,500	$2,061	1.43x	7.2%	74.7%
Mountain Gate Plaza	31,185,000	2.8	Retail	281,276	$111	2.60x	12.5%	69.3%
Riverbend Shopping Center	28,500,000	2.6	Mixed Use	286,277	$100	1.30x	9.3%	74.0%
Parkway Centre East	27,500,000	2.5	Retail	162,470	$169	1.34x	9.2%	74.3%
Group 10 Hotel Portfolio	26,000,000	2.3	Hospitality	400	$65,000	1.32x	12.6%	65.8%
Top 10 Total / Wtd. Avg.	$424,935,000	38.1%				1.74x	10.2%	62.4%
Remaining Total / Wtd. Avg.	690,245,033	61.9				1.52x	11.3%	67.6%
Total / Wtd. Avg.	$1,115,180,033	100.0%				1.61x	10.9%	65.6%

Pari Passu Companion Loan Summary

Mortgage Loan Name	Mortgage Loan Cut-off Date Balance	Pari Passu Companion Loan Cut-off Date Balance	Whole Loan Cut- off Date Balance	Controlling Pooling & Servicing Agreement(1)	UW NCF DSCR	UW NOI Debt Yield	Cut-off Date LTV Ratio
Walpole Shopping Mall	$17,500,000	$47,000,000	$64,500,000	CGCMT 2013-GC15	1.33x	9.2%	75.0%

(1)
The directing holder with respect to the Walpole Shopping Mall whole loan will be the holder of the Walpole Shopping Mall companion loan or its representative (which may be the controlling class representative for the securitization of such companion loan), as described under “Description of the Mortgage Pool—The Whole Loan” in the Free Writing Prospectus.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-189017) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Citigroup Global Markets Inc., Goldman, Sachs & Co., Drexel Hamilton, LLC, RBS Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send to you the prospectus if you request it by calling toll-free 1-877-858-5407.

COLLATERAL OVERVIEW (continued)

Mortgage Loans with Existing Mezzanine or Other Financing

Mortgage Loan Name	Mortgage Loan Cut-off Date Balance	Mezzanine Debt Cut-off Date Balance	Other Debt Cut-off Date Balance	Cut-off Date Total Debt Balance	Total Debt Interest Rate	Cut-off Date Mortgage Loan LTV	Cut-off Date Total Debt LTV	Mortgage Loan DSCR	Total Debt DSCR
Emerald Isle Apartments(1)	$56,500,000	$6,000,000	NA	$62,500,000	5.8410%	60.2%	66.6%	1.16x	1.02x
Storage Pro - Knoxville Portfolio(2)	$19,200,000	$2,500,000	NA	$21,700,000	6.0994%	72.3%	81.7%	1.50x	1.11x
Walpole Shopping Mall(3)	$17,500,000	$10,000,000	$47,000,000	$74,500,000	5.9309%	75.0%	86.6%	1.33x	1.08x
Fairfield Business Center(4)	$15,382,855	$2,599,572	NA	$17,982,427	5.5511%	63.0%	73.7%	1.47x	1.14x

(1)	The related mezzanine loan is secured by a pledge of 100% of the mezzanine borrower’s interest in the related borrower and its general partner.
(2)	The related mezzanine loan is secured by a pledge of 100% of the mezzanine borrower’s interest in the related borrower.
(3)
Other Debt Cut-off Date Balance equals Cut-off Date balance of the related companion loan. Cut-off Date Total Debt Balance, Total Debt Interest Rate, Cut-off Date Total Debt LTV, and Total Debt DSCR are based on the whole loan (which includes the related companion loan which is held outside the issuing entity) plus the mezzanine loan. Cut-off Date Mortgage Loan LTV and Mortgage Loan DSCR are based on the whole loan (which includes the related companion loan).

(4)
The related mezzanine loan is secured by (i) a pledge of all of the mezzanine borrower’s interest in the managing member of the related borrower, which managing member owns the 0.5% direct interest in the borrower under the mortgage loan and (ii) by a pledge of all of the mezzanine borrower’s 99.5% interest in the related borrower.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-189017) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Citigroup Global Markets Inc., Goldman, Sachs & Co., Drexel Hamilton, LLC, RBS Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send to you the prospectus if you request it by calling toll-free 1-877-858-5407.

COLLATERAL OVERVIEW (continued)

Previously Securitized Mortgaged Properties(1)

Property Name	Mortgage Loan Seller	City	State	Property Type	Cut-off Date Balance / Allocated Cut- off Date Balance	% of Initial Pool Balance	Previous Securitization
Emerald Isle Apartments	GSMC	Placentia	CA	Multifamily	$56,500,000	5.1%	CGCMT 2006-C4
400 Broome Street	CGMRC	New York	NY	Mixed Use	$50,000,000	4.5%	BACM 2005-3
Riverbend Shopping Center	GSMC	Rome	GA	Mixed Use	$28,500,000	2.6%	GCCFC 2004-GG1
Fairview Center	GSMC	Goleta	CA	Retail	$17,000,000	1.5%	BSCMS 2004-T16
353 Route 46 Building C	RCMC	Fairfield	NJ	Industrial	$2,906,432	0.3%	GECMC 2004-C2
373 Route 46 Building E	RCMC	Fairfield	NJ	Industrial	$2,659,178	0.2%	GECMC 2004-C2
373 Route 46 Building D	RCMC	Fairfield	NJ	Industrial	$2,655,698	0.2%	GECMC 2004-C2
333 Route 46 Building A	RCMC	Fairfield	NJ	Industrial	$2,468,151	0.2%	GECMC 2004-C2
333 Route 46 Building B	RCMC	Fairfield	NJ	Industrial	$2,247,178	0.2%	GECMC 2004-C2
363 Route 46 Building I	RCMC	Fairfield	NJ	Office	$1,741,543	0.2%	GECMC 2004-C2
343 Route 46 Building H	RCMC	Fairfield	NJ	Retail	$704,676	0.1%	GECMC 2004-C2
Spectrum Office Building	SMF I	Houston	TX	Office	$13,500,000	1.2%	LBUBS 2003-C8
BJ’s Wholesale Club	RAIT	Philadelphia	PA	Retail	$13,471,272	1.2%	MLMI 1998-C3
Creekview Commons	GSMC	Brecksville	OH	Retail	$11,338,755	1.0%	MSC 2003-IQ6
Main Street at Conyers	RAIT	Conyers	GA	Multifamily	$10,580,394	0.9%	GNR 2002-25
Plantation Apartments	RMF	Gulfport	MS	Multifamily	$9,850,000	0.9%	JPMCC 2005-CB12
Acworth Crossing	SMF I	Acworth	GA	Retail	$9,400,000	0.8%	MLCFC 2007-8
Silverado Self Storage	CGMRC	Las Vegas	NV	Self Storage	$9,250,000	0.8%	LBUBS 2003-C8
River Oaks	GSMC	Tarboro	NC	Retail	$3,138,276	0.3%	GCCFC 2004-GG1
Tampa Festival	RMF	Tampa	FL	Retail	$8,887,500	0.8%	CWCI 2006-2A
Madison Center	SMF I	Madison Heights	MI	Retail	$6,990,467	0.6%	FUNBC 2001-C3
Greenwood Corner Shops	RAIT	Indianapolis	IN	Retail	$5,175,000	0.5%	BSCMS 2001-TOP2
Courtyard Apartments	SMF I	Casa Grande	AZ	Multifamily	$4,700,000	0.4%	JPMCC 2003-LN1
Camden Village	CGMRC	Alpharetta	GA	Retail	$4,645,367	0.4%	CGCMT 2006-C5
Candleridge Park Apartments	CGMRC	Houston	TX	Multifamily	$4,600,000	0.4%	MLMI 1996-C2
Creekstone Apartments	RMF	Athens	GA	Multifamily	$4,595,628	0.4%	GECMC 2001-2
Blackhawk Apartments	SMF I	Fort Wayne	IN	Multifamily	$4,275,000	0.4%	CSFB 2004-C1
Cayuga Professional Center	Bancorp	Ithaca	NY	Office	$4,150,000	0.4%	LBUBS 2004-C4
Whispering Oaks Apartments	CGMRC	Conroe	TX	Multifamily	$3,995,598	0.4%	CSFB 2004-C3
Knightdale Crossing	Bancorp	Knightdale	NC	Retail	$3,945,000	0.4%	LBUBS 2002-C2
Westgate Plaza	RMF	Indianapolis	IN	Retail	$3,640,000	0.3%	JPMCC 2003-ML1A
Hampton Inn Kiln Creek	Bancorp	Newport News	VA	Hospitality	$3,367,986	0.3%	GECMC 2004-C1
Upland Stor King	RMF	Upland	CA	Self Storage	$3,230,000	0.3%	GECMC 2003-C1
Expo Center	RMF	Rowlett	TX	Retail	$3,046,985	0.3%	MLCFC 2007-7
Brookside Oval	CGMRC	Cleveland	OH	Multifamily	$1,497,622	0.1%	BSCMS 2003-PWR2
Shady Cove	CGMRC	Lakewood	OH	Multifamily	$798,732	0.1%	BSCMS 2003-PWR2
Brookside Way	CGMRC	Cleveland	OH	Multifamily	$698,890	0.1%	BSCMS 2003-PWR2
Comfort Inn & Suites	Bancorp	Chattanooga	TN	Hospitality	$2,940,000	0.3%	JPMCC 2001-CIBC
Emerson Courtyard	Bancorp	Fircrest	WA	Mixed Use	$2,700,000	0.2%	MLCFC 2007-7

(1)
The table above includes mortgaged properties securing mortgage loans for which the most recent prior financing of all or a significant portion of such mortgaged property was included in a securitization. Information under “Previous Securitization” represents the most recent such securitization with respect to each of those mortgaged properties. The information in the above table is based solely on information provided by the related borrower or obtained through searches of a third-party database, and has not otherwise been confirmed by the mortgage loan sellers.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-189017) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Citigroup Global Markets Inc., Goldman, Sachs & Co., Drexel Hamilton, LLC, RBS Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send to you the prospectus if you request it by calling toll-free 1-877-858-5407.

COLLATERAL OVERVIEW (continued)

Property Types

Property Type / Detail	Number of Mortgaged Properties	Aggregate Cut-off Date Balance(1)	% of Initial Pool Balance	Wtd. Avg. Underwritten NCF DSCR(2)	Wtd. Avg. Cut-off Date LTV Ratio(2)	Wtd. Avg. Debt Yield on Underwritten NOI(2)
Retail	47	$360,936,919	32.4%	1.64x	68.4%	10.9%
Anchored	14	152,546,722	13.7	1.91x	65.6%	12.4%
Unanchored	17	119,799,198	10.7	1.46x	70.6%	9.5%
Single Tenant Retail	9	32,823,132	2.9	1.38x	63.5%	10.9%
Shadow Anchored	6	28,267,867	2.5	1.54x	73.2%	10.7%
Power Center / Big Box	1	27,500,000	2.5	1.34x	74.3%	9.2%
Mixed Use	9	$177,355,198	15.9%	1.60x	61.5%	9.1%
Multifamily/Retail	3	117,492,198	10.5	1.74x	55.4%	8.8%
Retail/Medical Office	1	28,500,000	2.6	1.30x	74.0%	9.3%
Retail/Office	4	21,063,000	1.9	1.33x	72.9%	10.2%
Self Storage/Office/Retail	1	10,300,000	0.9	1.36x	73.8%	10.2%
Hospitality	13	$165,038,423	14.8%	1.99x	61.0%	13.8%
Limited Service	10	85,138,423	7.6	1.51x	66.0%	13.1%
Full Service	3	79,900,000	7.2	2.51x	55.6%	14.6%
Multifamily	18	$157,071,635	14.1%	1.33x	66.5%	9.7%
Garden	15	82,138,437	7.4	1.41x	70.6%	10.3%
Senior Living	1	56,500,000	5.1	1.16x	60.2%	8.2%
Student Housing	2	18,433,197	1.7	1.47x	67.3%	11.4%
Office	11	$157,064,551	14.1%	1.46x	68.1%	10.8%
General Suburban	8	118,414,551	10.6	1.49x	67.5%	11.0%
CBD	2	34,500,000	3.1	1.36x	70.2%	9.9%
Medical	1	4,150,000	0.4	1.55x	66.5%	11.8%
Industrial	19	$54,783,308	4.9%	1.54x	63.7%	11.3%
Flex	11	39,115,581	3.5	1.55x	63.4%	11.2%
Warehouse	8	15,667,727	1.4	1.52x	64.6%	11.6%
Self Storage	12	$42,930,000	3.8%	1.48x	68.0%	10.3%
Total / Wtd. Avg.	129	$1,115,180,033	100.0%	1.61x	65.6%	10.9%

(1)	Calculated based on the mortgaged property’s allocated loan amount for mortgage loans secured by more than one mortgaged property.
(2)	Weighted average based on the mortgaged property’s allocated loan amount for mortgage loans secured by more than one mortgaged property.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-189017) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Citigroup Global Markets Inc., Goldman, Sachs & Co., Drexel Hamilton, LLC, RBS Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send to you the prospectus if you request it by calling toll-free 1-877-858-5407.

COLLATERAL OVERVIEW (continued)

Geographic Distribution

Property Location	Number of Mortgaged Properties	Aggregate Cut-off Date Balance(1)	% of Initial Pool Balance	Aggregate Appraised Value(2)	% of Total Appraised Value	Underwritten NOI(2)	% of Total Underwritten NOI
California	11	$192,331,051	17.2%	$325,035,000	18.1%	$21,983,048	17.5%
New York	7	186,059,967	16.7	314,340,000	17.5	16,363,691	13.0
Florida	8	109,842,771	9.8	185,150,000	10.3	14,431,247	11.5
Georgia	12	90,325,211	8.1	126,900,000	7.0	9,602,837	7.7
Texas	11	74,587,855	6.7	104,060,000	5.8	8,058,918	6.4
Ohio	7	60,267,197	5.4	86,150,000	4.8	6,206,573	4.9
Arizona	5	57,447,184	5.2	89,410,000	5.0	5,950,742	4.7
Michigan	8	38,185,423	3.4	59,310,000	3.3	5,118,008	4.1
North Carolina	5	37,115,641	3.3	52,535,000	2.9	4,298,918	3.4
Tennessee	10	25,024,706	2.2	35,110,000	2.0	2,757,810	2.2
Virginia	6	24,717,986	2.2	37,800,000	2.1	2,509,866	2.0
South Carolina	9	20,967,727	1.9	32,450,000	1.8	2,437,136	1.9
Indiana	5	20,831,326	1.9	30,275,000	1.7	2,415,547	1.9
Louisiana	2	19,101,773	1.7	27,150,000	1.5	1,939,094	1.5
Colorado	2	18,723,009	1.7	27,000,000	1.5	1,982,930	1.6
Mississippi	2	17,599,000	1.6	24,600,000	1.4	2,171,977	1.7
Massachusetts	1	17,500,000	1.6	86,000,000	4.8	5,942,553	4.7
Illinois	3	17,268,081	1.5	28,100,000	1.6	1,756,078	1.4
New Jersey	7	15,382,855	1.4	24,400,000	1.4	1,690,177	1.3
Utah	1	14,500,000	1.3	23,600,000	1.3	1,742,263	1.4
Pennsylvania	1	13,471,272	1.2	20,800,000	1.2	1,652,656	1.3
Alaska	1	10,300,000	0.9	13,960,000	0.8	1,055,410	0.8
Maryland	1	9,450,000	0.8	12,800,000	0.7	997,500	0.8
Nevada	1	9,250,000	0.8	13,200,000	0.7	918,160	0.7
New Mexico	1	7,610,000	0.7	10,200,000	0.6	787,423	0.6
Arkansas	1	4,620,000	0.4	6,250,000	0.3	470,778	0.4
Washington	1	2,700,000	0.2	3,900,000	0.2	277,243	0.2
Total	129	$1,115,180,033	100.0%	$1,800,485,000	100.0%	$125,518,583	100.0%

(1)	Calculated based on the mortgaged property’s allocated loan amount for mortgage loans secured by more than one mortgaged property.
(2)	Aggregate Appraised Values and Underwritten NOI reflect the aggregate values with respect to the pari passu companion loan.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-189017) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Citigroup Global Markets Inc., Goldman, Sachs & Co., Drexel Hamilton, LLC, RBS Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send to you the prospectus if you request it by calling toll-free 1-877-858-5407.

Distribution of Cut-off Date Balances				Distribution of Cut-off Date LTV Ratios(1)
			% of				% of
	Number of		Initial		Number of		Initial
Range of Cut-off Date	Mortgage	Cut-off Date	Pool	Range of Cut-off	Mortgage		Pool
Balances ($)	Loans	Balance	Balance	Date LTV (%)	Loans	Cut-off Date Balance	Balance
750,000 - 4,999,999	34	$116,087,177	10.4%	25.9 - 44.9	3	$21,747,184	2.0%
5,000,000 - 9,999,999	27	197,026,604	17.7	45.0 - 49.9	3	60,487,442	5.4
10,000,000 - 14,999,999	16	199,870,629	17.9	50.0 - 54.9	2	70,950,000	6.4
15,000,000 - 19,999,999	9	152,760,623	13.7	55.0 - 59.9	4	29,911,081	2.7
20,000,000 - 29,999,999	4	106,500,000	9.6	60.0 - 64.9	22	292,102,571	26.2
30,000,000 - 49,999,999	3	111,435,000	10.0	65.0 - 69.9	25	252,066,468	22.6
50,000,000 - 65,000,000	4	231,500,000	20.8	70.0 - 74.9	32	334,582,190	30.0
Total	97	$1,115,180,033	100.0%	75.0 - 76.1	6	53,333,098	4.8
				Total	97	$1,115,180,033	100.0%
Distribution of Underwritten DSCRs(1)				(1) See footnotes (1), (4) and (5) to the table entitled “Mortgage Pool Characteristics” above.
			% of
	Number of		Initial
	Mortgage	Cut-off Date	Pool	Distribution of Maturity Date LTV Ratios(1)
Range of UW DSCR (x)	Loans	Balance	Balance				% of
1.16 - 1.19	1	$56,500,000	5.1%		Number of		Initial
1.20 - 1.29	9	36,105,394	3.2	Range of Maturity	Mortgage		Pool
1.30 - 1.39	26	319,078,937	28.6	Date/ARD LTV (%)	Loans	Cut-off Date Balance	Balance
1.40 - 1.49	22	204,627,618	18.3	19.8 - 34.9	3	$43,997,184	3.9%
1.50 - 1.59	15	134,751,117	12.1	35.0 - 39.9	3	8,665,858	0.8
1.60 - 1.69	9	71,532,072	6.4	40.0 - 44.9	7	58,271,923	5.2
1.70 - 1.79	6	111,727,000	10.0	45.0 - 49.9	14	193,811,773	17.4
1.80 - 1.89	2	56,990,467	5.1	50.0 - 54.9	13	91,069,141	8.2
1.90 - 3.01	7	123,867,428	11.1	55.0 - 59.9	19	187,962,496	16.9
Total	97	$1,115,180,033	100.0%	60.0 - 64.9	30	375,260,876	33.7
(1) See footnotes (1), (5) and (7) to the table entitled “Mortgage Pool Characteristics” above.				65.0 - 74.7	8	156,140,782	14.0
				Total	97	$1,115,180,033	100.0%
Distribution of Amortization Types(1)
(1)   Maturity Date/ARD LTV Ratio is calculated on the basis of the “as stabilized” appraised value for 14 of the mortgage loans. See footnotes (1), (2), (5) and (6) to the table entitled “Mortgage Pool Characteristics” above.

			% of
	Number of		Initial
	Mortgage	Cut-off Date	Pool
Amortization Type	Loans	Balance	Balance	Distribution of Loan Purpose
Amortizing (20 Years)	4	$44,759,873	4.0%				% of
Amortizing (25 Years)	25	163,291,003	14.6		Number of		Initial
Amortizing (27 Years)	1	9,250,000	0.8		Mortgage		Pool
Amortizing (30 Years)	47	378,371,657	33.9	Loan Purpose	Loans	Cut-off Date Balance	Balance
Interest Only, Then Amortizing(2)	15	279,322,500	25.0	Refinance	62	$728,003,775	65.3%
Interest Only	3	130,185,000	11.7	Acquisition	32	354,327,567	31.8
Interest Only - ARD	2	110,000,000	9.9	Acquisition & Refinance	2	31,851,507	2.9
Total	97	$1,115,180,033	100.0%	Recapitalization	1	997,184	0.1
				Total	97	$1,115,180,033	100.0%
(1) All of the mortgage loans will have balloon payments at maturity date.
(2) Original partial interest only periods range from 6 to 60 months.				Distribution of Mortgage Interest Rates
							% of
Distribution of Lockboxes					Number of		Initial
			% of	Range of Mortgage	Mortgage		Pool
			Initial	Interest Rates (%)	Loans	Cut-off Date Balance	Balance
	Number of	Cut-off Date	Pool	4.390 - 4.499	2	$49,185,000	4.4%
Lockbox Type	Mortgage Loans	Balance	Balance	4.500 - 4.749	5	107,697,614	9.7
Hard	35	$465,136,842	41.7%	4.750 - 4.999	14	234,940,245	21.1
Springing	43	377,752,938	33.9	5.000 - 5.249	18	188,467,234	16.9
Soft	7	164,068,041	14.7	5.250 - 5.499	37	311,403,364	27.9
Soft Springing	7	60,432,738	5.4	5.500 - 5.749	16	172,206,140	15.4
None	5	47,789,474	4.3	5.750 - 5.999	3	33,845,000	3.0
Total	97	$1,115,180,033	100.0%	6.000 - 6.095	2	17,435,437	1.6
				Total	97	$1,115,180,033	100.0%

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-189017) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Citigroup Global Markets Inc., Goldman, Sachs & Co., Drexel Hamilton, LLC, RBS Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send to you the prospectus if you request it by calling toll-free 1-877-858-5407.

Distribution of Debt Yield on Underwritten NOI(1)				Distribution of Original Amortization Terms(1)
			% of				% of
Range of	Number of		Initial	Range of Original	Number of		Initial
Debt Yields on	Mortgage		Pool	Amortization	Mortgage		Pool
Underwritten NOI (%)	Loans	Cut-off Date Balance	Balance	Terms (months)	Loans	Cut-off Date Balance	Balance
7.2 - 7.9	1	$34,000,000	3.0%	Interest Only	5	$240,185,000	21.5%
8.0 - 8.9	5	144,422,592	13.0	240 - 300	29	208,050,876	18.7
9.0 - 9.9	23	253,031,281	22.7	301 - 360	63	666,944,157	59.8
10.0 - 10.9	24	238,184,712	21.4	Total	97	$1,115,180,033	100.0%
11.0 - 11.9	22	159,423,275	14.3	(1) All of the mortgage loans will have balloon payments at maturity/ARD.
12.0 - 12.9	10	142,119,214	12.7
13.0 - 13.9	4	30,181,065	2.7	Distribution of Remaining Amortization Terms(1)
14.0 - 19.7	8	113,817,895	10.2	Range of			% of
Total	97	$1,115,180,033	100.0%	Remaining	Number of		Initial
				Amortization	Mortgage		Pool
(1) See footnotes (1), (5) and (8) to the table entitled “Mortgage Pool Characteristics” above.				Terms (months)	Loans	Cut-off Date Balance	Balance
				Interest Only	5	$240,185,000	21.5%
Distribution of Debt Yield on Underwritten NCF(1)				237 - 300	29	208,050,876	18.7
			% of	301 - 360	63	666,944,157	59.8
Range of	Number of		Initial	Total	97	$1,115,180,033	100.0%
Debt Yields on	Mortgage		Pool	(1) All of the mortgage loans will have balloon payments at maturity/ARD.
Underwritten NCF (%)	Loans	Cut-off Date Balance	Balance
7.2 - 7.9	1	$34,000,000	3.0%	Distribution of Prepayment Provisions
8.0 - 8.9	12	296,567,120	26.6				% of
9.0 - 9.9	40	320,230,619	28.7		Number of		Initial
10.0 - 10.9	23	208,552,139	18.7	Prepayment	Mortgage		Pool
11.0 - 11.9	9	107,026,823	9.6	Provision	Loans	Cut-off Date Balance	Balance
12.0 - 12.9	5	99,985,437	9.0	Defeasance	90	$973,497,369	87.3%
13.0 - 13.9	2	17,895,000	1.6	Yield Maintenance	5	109,690,467	9.8
14.0 - 19.6	5	30,922,895	2.8	Yield Maintenance
Total	97	$1,115,180,033	100.0%	or Defeasance	1	24,500,000	2.2
				Yield Maintenance
(1) See footnotes (1), (5) and (8) to the table entitled “Mortgage Pool Characteristics” above.				then Defeasance	1	7,492,198	0.7
				Total	97	$1,115,180,033	100.0%
Mortgage Loans with Original Partial Interest Only Periods
			% of	Distribution of Escrow Types
Original Partial	Number of		Initial				% of
Interest Only	Mortgage		Pool		Number of		Initial
Period (months)	Loans	Cut-off Date Balance	Balance		Mortgage		Pool
6 - 12	5	$77,012,500	6.9%	Escrow Type	Loans	Cut-off Date Balance	Balance
13 - 24	4	$35,810,000	3.2%	Replacement Reserves(1)	84	$962,822,822	86.3%
25 - 36	2	$42,500,000	3.8%	Real Estate Tax	87	$967,511,577	86.8%
37 - 48	1	$17,500,000	1.6%	Insurance	84	$790,999,244	70.9%
49 - 60	3	$106,500,000	9.6%	TI/LC(2)	54	$585,661,839	78.1%

Distribution of Original Terms to Maturity/ARD(1)				(1) Includes mortgage loans with FF&E reserves.
Range of Original			% of	(2) Percentage of total retail, mixed use, industrial and office properties only.
Term to	Number of		Initial
Maturity/ARD	Mortgage		Pool
(months)	Loans	Cut-off Date Balance	Balance
60	15	$242,945,723	21.8%
120	82	872,234,310	78.2
Total	97	$1,115,180,033	100.0%

(1) See footnote (2) to the table entitled “Mortgage Pool Characteristics” above.

Distribution of Remaining Terms to Maturity/ARD(1)
Range of			% of
Remaining Terms	Number of		Initial
to Maturity/ARD	Mortgage		Pool
(months)	Loans	Cut-off Date Balance	Balance
58 - 60	15	$242,945,723	21.8%
117 - 120	82	872,234,310	78.2
Total	97	$1,115,180,033	100.0%
(1) See footnote (2) to the table entitled “Mortgage Pool Characteristics” above.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-189017) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Citigroup Global Markets Inc., Goldman, Sachs & Co., Drexel Hamilton, LLC, RBS Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send to you the prospectus if you request it by calling toll-free 1-877-858-5407.

STRUCTURAL OVERVIEW

Distributions
On each Distribution Date, funds available for distribution from the mortgage loans, net of specified trust expenses, net of yield maintenance charges and prepayment premiums, and net of any excess interest distributable to the Class S certificates, will be distributed in the following amounts and order of priority (in each case to the extent of remaining available funds):

1.   Class A-1, A-2, A-3, A-4, A-AB, X-A, X-B and X-C certificates: To interest on the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class X-A, Class X-B and Class X-C certificates, up to, and pro rata, in accordance with their respective interest entitlements.

2.   Class A-1, A-2, A-3, A-4 and A-AB certificates: to the extent of funds allocable to principal received or advanced on the mortgage loans, (i) to principal on the Class A-AB certificates until their certificate principal amount is reduced to the Class A-AB scheduled principal balance set forth in Annex F to the Free Writing Prospectus for the relevant Distribution Date, then (ii) to principal on the Class A-1 certificates until their certificate principal amount is reduced to zero, all funds available for distribution of principal remaining after the distributions to Class A-AB in clause (i) above, then (iii) to principal on the Class A-2 certificates until their certificate principal amount is reduced to zero, all funds available for distribution of principal remaining after the distributions to Class A-1 in clause (ii) above, then (iv) to principal on the Class A-3 certificates until their certificate principal amount is reduced to zero, all funds available for distribution of principal remaining after the distributions to Class A-2 in clause (iii) above, then (v) to principal on the Class A-4 certificates until their certificate principal amount is reduced to zero, all funds available for distribution of principal remaining after the distributions to Class A-3 in clause (iv) above, and then (vi) to principal on the Class A-AB certificates until their certificate principal amount is reduced to zero, all funds available for distribution of principal remaining after the distributions to Class A-4 in clause (v) above.  If the certificate principal amounts of each and every class of certificates other than the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB certificates have been reduced to zero as a result of the allocation of mortgage loan losses and other unanticipated expenses to those certificates, funds available for distributions of principal will be distributed to the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB certificates, pro rata, based on their respective certificate principal amounts (and the schedule for the Class A-AB principal distributions will be disregarded).

3.   Class A-1, A-2, A-3, A-4, and A-AB certificates: To reimburse Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB certificates, pro rata, for any previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by those classes, together with interest at their respective pass-through rates.

4.   Class A-S and Class PEZ certificates: (i) first, to interest on Class A-S and Class PEZ certificates in the amount of the interest entitlement with respect to the Class A-S trust component, pro rata in proportion to their respective percentage interests in the Class A-S trust component; (ii) next, to the extent of funds allocated to principal remaining after distributions in respect of principal to each class with a higher priority (in this case, the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB certificates), to principal on Class A-S and Class PEZ certificates, pro rata in proportion to their respective percentage interests in the Class A-S trust component, until the certificate principal amount of the Class A-S trust component is reduced to zero; and (iii) next, to reimburse Class A-S and Class PEZ certificates for any previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by the Class A-S trust component, together with interest at the pass-through rate for such trust component, pro rata in proportion to their respective percentage interests in the Class A-S trust component.

5.   Class B and Class PEZ certificates:  (i) first, to interest on Class B and Class PEZ certificates in the amount of the interest entitlement with respect to the Class B trust component, pro rata in proportion to their respective percentage interests in the Class B trust component; (ii) next, to the extent of funds allocated to principal remaining after distributions in respect of principal to each class or trust component with a higher priority (in this case, the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB certificates and the Class A-S trust component), to principal on Class B and Class PEZ certificates, pro rata in proportion to their respective percentage interests in the Class B trust component, until the certificate principal amount of the Class B trust component is reduced to zero; and (iii) next, to reimburse Class B and Class PEZ certificates for any previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by the Class B trust component, together with interest at the pass-through rate for such trust component, pro rata in proportion to their respective percentage interests in the Class B trust component.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-189017) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Citigroup Global Markets Inc., Goldman, Sachs & Co., Drexel Hamilton, LLC, RBS Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send to you the prospectus if you request it by calling toll-free 1-877-858-5407.

STRUCTURAL OVERVIEW (continued)

Distributions (continued)
6.   Class C and Class PEZ certificates:  (i) first, to interest on Class C and Class PEZ certificates in the amount of the interest entitlement with respect to the Class C trust component, pro rata in proportion to their respective percentage interests in the Class C trust component; (ii) next, to the extent of funds allocated to principal remaining after distributions in respect of principal to each class or trust component with a higher priority (in this case, the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB certificates and the Class A-S and Class B trust components), to principal on Class C and Class PEZ certificates, pro rata in proportion to their respective percentage interests in the Class C trust component, until the certificate principal amount of the Class C trust component is reduced to zero; and (iii) next, to reimburse Class C and Class PEZ certificates for any previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by the Class C trust component, together with interest at the pass-through rate for such trust component, pro rata in proportion to their respective percentage interests in the Class C trust component.

7.   Class D certificates:  (i) first, to interest on Class D certificates in the amount of their interest entitlement; (ii) next, to the extent of funds allocated to principal remaining after distributions in respect of principal to each class or trust component with a higher priority (in this case, the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB certificates and the Class A-S, Class B and Class C trust components), to principal on Class D certificates until their certificate principal amount is reduced to zero; and (iii) next, to reimburse Class D certificates for any previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by that class, together with interest at its pass-through rate.

8.   After Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class A-S, Class B, Class PEZ, Class C and Class D certificates are paid all amounts to which they are entitled, the remaining funds available for distribution will be used to pay interest and principal and to reimburse any previously unreimbursed losses to the Class E, Class F and Class G certificates sequentially in that order in a manner analogous to the Class D certificates, until the certificate principal amount of each such class is reduced to zero.

Realized Losses
The certificate principal amounts of the Class A-1, A-2, A-3, A-4, A-AB, D, E, F and G certificates and the Class A-S, Class B and Class C trust components (and thus, the Exchangeable Certificates) will each be reduced without distribution on any Distribution Date as a write-off to the extent of any loss realized on the mortgage loans allocated to the such class or trust component on such Distribution Date. Any such write-offs will be applied to such classes of certificates and trust components in the following order, in each case until the related certificate principal amount is reduced to zero:  first, to the Class G certificates; second, to the Class F certificates; third, to the Class E certificates; fourth, to the Class D certificates; fifth, to the Class C trust component (and correspondingly to the Class C and Class PEZ certificates, pro rata based on their respective percentage interests in the Class C trust component); sixth, to the Class B trust component (and correspondingly to the Class B and Class PEZ certificates, pro rata based on their respective percentage interests in the Class B trust component); seventh, to the Class A-S trust component (and correspondingly to the Class A-S and Class PEZ certificates, pro rata based on their respective percentage interests in the Class A-S trust component); and, finally pro rata, to the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB certificates, based on their then current respective certificate principal amounts.  The notional amount of the Class X-A certificates will be reduced to reflect reductions in the certificate principal amounts of the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB certificates and the Class A-S trust component resulting from allocations of losses realized on the mortgage loans. The notional amount of the Class X-B certificates will be reduced to reflect reductions in the certificate principal amount of the Class B trust component resulting from allocations of losses realized on the mortgage loans.  The notional amount of the Class X-C certificates will be reduced to reflect reductions in the certificate principal amount of the Class E certificates resulting from allocations of losses realized on the mortgage loans.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-189017) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Citigroup Global Markets Inc., Goldman, Sachs & Co., Drexel Hamilton, LLC, RBS Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send to you the prospectus if you request it by calling toll-free 1-877-858-5407.

STRUCTURAL OVERVIEW (continued)

Prepayment Premiums and Yield Maintenance Charges
On each Distribution Date, each yield maintenance charge collected on the mortgage loans and on deposit in the Collection Account as of the related Determination Date is required to be distributed as follows: (1) first such yield maintenance charge will be allocated between (x) the group (the “YM Group A”) of Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB and Class X-A certificates and the Class A-S trust component (and correspondingly the Class A-S and Class PEZ certificates, pro rata based on their respective percentage interests in the Class A-S trust component), and (y) the group (the YM Group B” and collectively with the YM Group A, the “YM Groups”), of the Class B trust component (and correspondingly to the Class B and Class PEZ certificates, pro rata based on their respective percentage interests in the Class B trust component), the Class C trust component (and correspondingly to  the Class C and Class PEZ certificates, pro rata based on their respective percentage interests in the Class C trust component) and the Class D and Class X-B certificates, pro rata, based upon the aggregate of principal distributed to the classes of certificates (other than the Class X and Exchangeable Certificates) and trust components (and, therefore, the applicable classes of Exchangeable Certificates) in each YM group on such Distribution Date, and (2) then the portion of such yield maintenance charge allocated to each YM Group will be further allocated as among the classes of certificates and trust components in such YM Group in the following manner: (A) each class of certificates (other than the Class X and Exchangeable Certificates) and trust components in such YM Group will entitle the applicable certificateholders to receive on each Distribution Date that portion of such yield maintenance charge equal to the product of (x) a fraction whose numerator is the amount of principal distributed to such class of certificates or trust component on such Distribution Date and whose denominator is the total amount of principal distributed to all of the certificates (other than the Class X and Exchangeable Certificates) and trust components in that YM Group on such Distribution Date, (y) the Base Interest Fraction for the related principal prepayment and such class of certificates or trust component, and (z) the amount of such yield maintenance charge allocated to such YM Group and (B) the amount of such yield maintenance charge allocated to such YM Group and remaining after such distributions will be distributed to the Class X certificates in such YM Group. If there is more than one class of Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB and Class D certificates and/or trust component (and thus the applicable classes of Exchangeable Certificates) entitled to distributions of principal on any particular Distribution Date on which yield maintenance charges are distributable, the aggregate amount of such yield maintenance charges will be allocated among all such classes of Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB and Class D certificates and/or trust components (and, therefore, the applicable classes of Exchangeable Certificates) up to, and on a pro rata basis in accordance with, their respective entitlements in those yield maintenance charges in accordance with the first sentence of this paragraph.

The “Base Interest Fraction” with respect to any principal prepayment on any mortgage loan and with respect to any class of Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB and Class D certificates or any trust component is a fraction (a) whose numerator is the amount, if any, by which (i) the pass-through rate on such class of certificates or trust component exceeds (ii) the discount rate used in accordance with the related loan documents in calculating the yield maintenance charge with respect to such principal prepayment and (b) whose denominator is the amount, if any, by which the (i) mortgage loan rate on such mortgage loan exceeds (ii) the discount rate used in accordance with the related loan documents in calculating the yield maintenance charge with respect to such principal prepayment; provided, however, that under no circumstances shall the Base Interest Fraction be greater than one.  However, if such discount rate is greater than or equal to both of (x) the mortgage loan rate on the prepaid mortgage loan and (y) the pass-through rate described in the preceding sentence, then the Base Interest Fraction will equal zero, and if such discount rate is greater than or equal to the mortgage loan rate described in the preceding sentence, but less than the pass-through rate, the fraction will be one.

If a prepayment premium is imposed in connection with a prepayment rather than a yield maintenance charge, then the prepayment premium so collected will be allocated as described above.  For this purpose, the discount rate used to calculate the Base Interest Fraction will be the discount rate used to determine the yield maintenance charge for mortgage loans that require payment at the greater of a yield maintenance charge or a minimum amount equal to a fixed percentage of the principal balance of the mortgage loan or, for mortgage loans that only have a prepayment premium based on a fixed percentage of the principal balance of the mortgage loan, such other discount rate as may be specified in the related mortgage loan documents.

No prepayment premiums or yield maintenance charges will be distributed to holders of the Class X-C, Class E, Class F, Class G, Class S or Class R certificates.  Instead, after the notional amount of the Class X-A certificates and the certificate principal amounts of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB and Class D certificates and of the trust components have been reduced to zero, all prepayment premiums and yield maintenance charges with respect to the mortgage loans will be distributed to holders of the Class X-B certificates.  For a description of prepayment premiums and yield maintenance charges required on the mortgage loans, see Annex A to the Free Writing Prospectus.  See also “Certain Legal Aspects of the Mortgage Loans—Enforceability of Certain Provisions” in the Base Prospectus. Prepayment premiums and yield maintenance charges will be distributed on any Distribution Date only to the extent they are received in respect of the mortgage loans as of the related Determination Date.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-189017) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Citigroup Global Markets Inc., Goldman, Sachs & Co., Drexel Hamilton, LLC, RBS Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send to you the prospectus if you request it by calling toll-free 1-877-858-5407.

STRUCTURAL OVERVIEW (continued)

Advances
The master servicer and, if it fails to do so, the trustee, will be obligated to make P&I advances and servicing advances, including paying delinquent property taxes, condominium assessments, insurance premiums and ground lease rents, but only to the extent that those advances are not deemed non-recoverable from collections on the related mortgage loan and, in the case of P&I advances, subject to reduction in connection with any appraisal reductions that may occur.

Appraisal Reductions
An appraisal reduction generally will be created in the amount, if any, by which the principal balance of a required appraisal loan (which is a mortgage loan with respect to which certain defaults, modifications or insolvency events have occurred as further described in the Free Writing Prospectus) plus other amounts overdue or advanced in connection with such mortgage loan, exceeds 90% of the appraised value of the related mortgaged property plus certain escrows and reserves (including letters of credit) held with respect to the mortgage loan. Any appraisal reductions with respect to the Walpole Shopping Mall whole loan will be allocated to the Walpole Shopping Mall mortgage loan and the related companion loan on a pro rata and pari passu basis in accordance with the respective outstanding principal balances of the Walpole Shopping Mall mortgage loan and the related companion loan. As a result of calculating an appraisal reduction for a given mortgage loan, the interest portion of any P&I advance for such mortgage loan will be reduced, which will have the effect of reducing the amount of interest available for distribution to the most subordinate class(es) of certificates (exclusive of the Class A-S, Class B, Class PEZ, Class C, Class S and Class R certificates) and trust components then outstanding (i.e., first to the Class G certificates, then to the Class F certificates, then to the Class E certificates, then to the Class D certificates, then to the Class C trust component (and correspondingly, to the Class C certificates and the Class PEZ certificates, pro rata based on their respective percentage interests in the Class C trust component), then to the Class B trust component (and correspondingly, to the Class B certificates and the Class PEZ certificates, pro rata based on their respective percentage interests in the Class B trust component), then to the Class A-S trust component (and correspondingly, to the Class A-S certificates and the Class PEZ certificates, pro rata based on their respective percentage interests in the Class A-S trust component), and then, pro rata based on interest entitlements, to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class X-A, Class X-B and Class X-C certificates).  A mortgage loan will cease to be a required appraisal loan, and no longer be subject to an appraisal reduction, when the same has ceased to be a specially serviced mortgage loan (if applicable), has been brought current for at least three consecutive months and no other circumstances exist that would cause such mortgage loan to be a required appraisal loan.

At any time an Appraisal is ordered with respect to a property that would result in appraisal reduction that would result in a change in the controlling class, certain certificateholders will have a right to request a new appraisal as described in the Free Writing Prospectus.

Age of Appraisals
Appraisals (which can be an update of a prior appraisal) are required to be no older than 9 months for purposes of determining appraisal reductions (other than the annual re-appraisal), market value, and other calculations as described in the Free Writing Prospectus.

Sale of Defaulted Loans
There will be no “Fair Market Value Purchase Option”, instead defaulted loans will be sold in a process similar to the sale process for REO property. If the Walpole Shopping Mall mortgage loan becomes a defaulted mortgage loan, and if the special servicer decides to sell such defaulted mortgage loan pursuant to the pooling and servicing agreement, then the special servicer will be required to sell the related companion loan together with the Walpole Shopping Mall mortgage loan as one whole loan, subject to any consent rights of the holder of the related companion loan.

Cleanup Call
On any distribution date on which the aggregate unpaid principal balance of the mortgage loans remaining in the issuing entity is less than 1% of the aggregate principal balance of the pool of mortgage loans as of the Cut-off Date, certain specified persons will have the option to purchase all of the remaining mortgage loans (and all property acquired through exercise of remedies in respect of any mortgage loan) at the price specified in the Free Writing Prospectus.  Exercise of the option will terminate the issuing entity and retire the then outstanding certificates.

If the aggregate certificate principal amounts of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB and Class D certificates and the Class A-S, Class B and Class C trust components and the notional amounts of the Class X-A and Class X-B certificates have been reduced to zero and if the master servicer has received from the remaining certificateholders the payment specified in the pooling and servicing agreement, the issuing entity could also be terminated in connection with an exchange of all the then-outstanding certificates (excluding the Class S and Class R certificates), for the mortgage loans remaining in the issuing entity, but all of the holders of those classes of outstanding certificates would have to voluntarily participate in the exchange.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-189017) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Citigroup Global Markets Inc., Goldman, Sachs & Co., Drexel Hamilton, LLC, RBS Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send to you the prospectus if you request it by calling toll-free 1-877-858-5407.

STRUCTURAL OVERVIEW (continued)

Controlling Class Representative
The “Controlling Class Representative” will be the controlling class certificateholder or representative designated by at least a majority of the controlling class certificateholders (by certificate principal amount).  The controlling class is the most subordinate class of the Class E, Class F and Class G certificates that has an outstanding certificate principal amount as notionally reduced by any appraisal reductions allocated to such class, that is equal to or greater than 25% of the initial certificate principal amount of that class of certificates.  At any time when the Class E certificates is the controlling class, the holder of a majority of the controlling class (by certificate principal amount) may elect under certain circumstances to opt-out from its rights under the pooling and servicing agreement. See “The Pooling and Servicing Agreement—Controlling Class Representative” in the Free Writing Prospectus. No other class of certificates will be eligible to act as the controlling class or appoint a Controlling Class Representative.

It is anticipated that Eightfold Real Estate Capital Fund III, L.P., or one of its affiliates, will be the initial controlling class holder and is expected to appoint itself, or one of its affiliates, to be the initial Controlling Class Representative.

Walpole Controlling Note Holder
The “Walpole Controlling Note Holder” will be (i) at any time that the Walpole Shopping Mall companion loan is not included in a securitization trust (the “Walpole Companion Loan Securitization Trust”), the holder of the Walpole Shopping Mall companion loan, and (ii) if and for so long as the Walpole Shopping Mall companion loan is included in the Walpole Companion Loan Securitization Trust and no applicable Consultation Termination Event has occurred and is continuing, the “controlling class representative” under the Walpole Companion Loan Securitization Trust pooling and servicing agreement or such other party specified in such pooling and servicing agreement as authorized to exercise the rights of the Walpole Controlling Note Holder.  During any period that the Walpole Shopping Mall companion loan is included in the Walpole Companion Loan Securitization Trust and an applicable Consultation Termination Event has occurred and is continuing, there will be no Walpole Controlling Note Holder.

Directing Holder
The “Directing Holder” is (i) with respect to any mortgage loan (other than the Walpole Shopping Mall mortgage loan), the Controlling Class Representative, and (b) with respect to the Walpole Shopping Mall whole loan, the Walpole Controlling Note Holder.

The initial Directing Holder with respect to the mortgage loans (other than the  Walpole Shopping Mall mortgage loan) is expected to be Eightfold Real Estate Capital Fund III, L.P., or one of its affiliates.  The initial Directing Holder with respect to the Walpole Shopping Mall whole loan is expected to be Rialto Mortgage Finance, LLC or an affiliate thereof.

Control Termination Event
Will occur (a) with respect to the Controlling Class Representative, when no class of the Class E, Class F and Class G certificates has an outstanding certificate principal amount as notionally reduced by any appraisal reductions allocated to such class, that is equal to or greater than 25% of the initial certificate principal amount of that class of certificates or when a Control Termination Event is deemed to have occurred pursuant to the terms of the pooling and servicing agreement, and (b) with respect to the Walpole Controlling Note Holder, when the certificate administrator and the special servicer have received a Walpole Control Termination Event Notice (which has not been revoked).

Consultation Termination Event
Will occur (a) with respect to the Controlling Class Representative, when no Class of the Class E, Class F and Class G certificates has an outstanding certificate principal amount, without regard to the application of any appraisal reductions, that is equal to or greater than 25% of the initial certificate principal amount of that class of certificates or when a Consultation Termination Event is deemed to have occurred pursuant to the terms of the pooling and servicing agreement, and (b) with respect to the Walpole Controlling Note Holder, when the certificate administrator and the special servicer have received a Walpole Consultation Termination Event Notice.

Walpole Control Termination Event Notice
A written notice from the trustee (or the special servicer on its behalf) for the Walpole Companion Loan Securitization Trust indicating that a “control termination event” has occurred and is continuing under the Walpole Companion Loan Securitization Trust pooling and servicing agreement, which may be revoked in accordance with the terms of such pooling and servicing agreement if such control termination event ceases to exist.

Walpole Consultation Termination Event Notice
A written notice from the trustee (or the special servicer on its behalf) for the Walpole Companion Loan Securitization Trust indicating that a “consultation termination event” has occurred and is continuing under the Walpole Companion Loan Securitization Trust pooling and servicing agreement.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-189017) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Citigroup Global Markets Inc., Goldman, Sachs & Co., Drexel Hamilton, LLC, RBS Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send to you the prospectus if you request it by calling toll-free 1-877-858-5407.

STRUCTURAL OVERVIEW (continued)

Control/Consultation Rights
So long as a Control Termination Event does not exist, the Directing Holder will be entitled to have consultation and approval rights with respect to certain major decisions (including with respect to assumptions, waivers, loan modifications and workouts).

So long as a Control Termination Event with respect thereto does not exist, the applicable Directing Holder will be entitled to direct the special servicer to take, or refrain from taking, certain actions that would constitute major decisions with respect to a mortgage loan and will also have the right to notice and consent to certain material actions that would constitute major decisions that the master servicer or the special servicer plan on taking with respect to a mortgage loan subject to the servicing standard and other restrictions as described in the Free Writing Prospectus.

Following the occurrence and during the continuation of a Control Termination Event with respect thereto until the occurrence of a Consultation Termination Event, all of the rights of the applicable Directing Holder will terminate other than a right to consult with respect to the major decisions in which it previously had approval rights.  After the occurrence and during the continuation of a Control Termination Event, the operating advisor will be entitled to consult with the special servicer with respect to certain major decisions on behalf of the issuing entity and in the best interest of, and for the benefit of, the certificateholders and, if applicable, the holder of the companion loan, as a collective whole, as if those certificateholders and, if applicable, the holder of the companion loan constituted a single lender.

Following the occurrence and during the continuation of a Consultation Termination Event with respect thereto, all rights of the applicable Directing Holder will terminate.

If at any time that Eightfold Real Estate Capital Fund III, L.P., or one of its affiliates, or any successor Controlling Class Representative or Controlling Class Certificateholder(s) is no longer the certificate holder (or beneficial owner) of at least a majority of the Controlling Class by certificate principal amount and the certificate administrator has neither (i) received notice of the then-current holders (or, in the case of book-entry certificates, beneficial owners) of at least a majority of the Controlling Class by certificate principal amount nor (ii) received notice of a replacement Controlling Class Representative pursuant to the pooling and servicing agreement, then, solely with respect to the Controlling Class Representative, a Control Termination Event and a Consultation Termination Event will be deemed to have occurred and will be deemed to continue with respect thereto until such time as the certificate administrator receives either such notice.

Whole Loan
The Walpole Shopping Mall mortgage loan, which will be contributed to the issuing entity, has an outstanding principal balance as of the Cut-off Date of $17,500,000 and represents approximately 1.6% of the Initial Pool Balance, and has a related companion loan, which will be initially retained by Rialto Mortgage Finance, LLC and is expected to be contributed to a future securitization transaction, with an outstanding principal balance as of the Cut-off Date of $47,000,000.

In connection with the Walpole Shopping Mall whole loan, a co-lender agreement was executed between the holder of the Walpole Shopping Mall mortgage loan and the holder of the related companion loan that governs the relative rights and obligations of such holders. The co-lender agreement provides, among other things, that (i) the Walpole Shopping Mall whole loan will be serviced under the 2013-GC15 pooling and servicing agreement, (ii) the Walpole Controlling Note Holder will have certain consent and consultation rights, including certain rights to advise and direct the special servicer with respect to material servicing actions and replace the special servicer solely with respect to the Walpole Shopping Mall whole loan, and (iii) the holder of the Walpole Shopping Mall mortgage loan will have certain consultation rights (but not consent rights) with respect to certain material decisions solely with respect to the Walpole Shopping Mall whole loan. See “Description of the Mortgage Pool—The Whole Loan” in the Free Writing Prospectus for more information regarding the whole loan.

Servicing Standard
In all circumstances, each of the master servicer and the special servicer is obligated to act in the best interests of the certificateholders and, when applicable, the holder of the companion loan (as a collective whole as if such certificateholders and, when applicable, the holder of the companion loan constituted a single lender).  The special servicer is required to determine the effect on net present value of various courses of action (including workout or foreclosure), using the Calculation Rate as the discount rate, and pursue the course of action that it determines would maximize recovery on a net present value basis.

“Calculation Rate” means:

	—	for principal and interest payments on a mortgage loan or proceeds from the sale of a defaulted loan, the highest of (i) the rate determined by the master servicer or the special servicer, as applicable, that approximates the market rate that would be obtainable by borrowers on similar debt of the borrowers as of such date of determination, (ii) the mortgage loan rate and (iii) the yield on 10-year US treasuries; and

for all other cash flows, including property cash flow, the “discount rate” set forth in the most recent appraisal (or update of such appraisal).

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-189017) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Citigroup Global Markets Inc., Goldman, Sachs & Co., Drexel Hamilton, LLC, RBS Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send to you the prospectus if you request it by calling toll-free 1-877-858-5407.

STRUCTURAL OVERVIEW (continued)

Termination of Special Servicer
Prior to the occurrence and continuance of a Control Termination Event the special servicer may be replaced at any time by the applicable Directing Holder.

With respect to the pool of mortgage loans and the whole loan, after the occurrence and during the continuance of a Control Termination Event with respect to the Controlling Class Representative, the holders of at least 25% of the voting rights of the certificates (other than the Class S and Class R certificates)(considering each of the Class A-S, Class B and Class C certificates together with the Class PEZ certificates’ applicable percentage interest of the related Class A-S, Class B or Class C trust component as a single “Class” for such purpose) may request a vote to replace the special servicer.  The subsequent vote may result in the termination and replacement of the special servicer if, within 180 days of the initial request for that vote, the holders of (a) at least 75% of the voting rights of the certificates (other than the Class S and Class R certificates) (considering each of the Class A-S, Class B and Class C certificates together with the Class PEZ certificates’ applicable percentage interest of the related Class A-S, Class B or Class C trust component as a single “Class” for such purpose), or (b) more than 50% of the voting rights of each class of Non-Reduced Certificates (as defined under “Certain Definitions” below) vote affirmatively to so replace.

At any time after the occurrence and during the continuance of a Consultation Termination Event with respect to the Controlling Class Representative, if the operating advisor determines that the special servicer is not performing its duties as required under the pooling and servicing agreement or is otherwise not acting in accordance with the servicing standard, the operating advisor may recommend the replacement of the special servicer resulting in a solicitation of a certificateholder vote.  The subsequent vote may result in the termination and replacement of the special servicer if, within 180 days of the initial request for that vote, the holders of more than 50% of the voting rights of each class of Non-Reduced Certificates vote affirmatively to so replace.

Servicing Fees
Modification Fees: All fees resulting from modifications, amendments, waivers or any other changes to the terms of the mortgage loan documents, as more fully described in the Free Writing Prospectus, will be used to offset expenses on the related mortgage loan (i.e. reimburse the trust for certain expenses including advances and interest on advances previously incurred (other than special servicing fees, workout fees and liquidation fees) on the related mortgage loan but not yet reimbursed to the trust or servicers or to pay expenses (other than special servicing fees, workout fees and liquidation fees) that are still outstanding in each case unless as part of the written modification the related borrower is required to pay these amounts on a going forward basis or in the future). Within any prior 12 month period, all such excess modification fees earned by the master servicer or by the special servicer (after taking into account the offset described below applied during such 12-month period) with respect to any mortgage loan will be capped at 1% of the outstanding principal balance of such mortgage loan, subject to a minimum fee of $25,000. All such modification fees received by the special servicer as compensation on the related mortgage loan (together with any other modification fee earned on that mortgage loan for a prior modification done within 18 months) will offset future workout and liquidation fees earned on that mortgage loan as further described in the Free Writing Prospectus.

Penalty Fees: All late fees and default interest will first be used to reimburse certain expenses previously incurred with respect to the related mortgage loan (other than special servicing fees, workout fees and liquidation fees) but not yet reimbursed to the trust, the master servicer or special servicer or to pay certain expenses (other than special servicing fees, workout fees and liquidation fees) that are still outstanding on the related mortgage loan and any excess will be paid to the master servicer (for penalty fees accrued while a non-specially serviced loan) and the special servicer (for penalty fees accrued while specially serviced loan).  To the extent any amounts reimbursed out of penalty charges are subsequently recovered on the related mortgage loan, they will be paid to the master servicer or special servicer who would have been entitled to the related penalty charges used to reimburse such expense.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-189017) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Citigroup Global Markets Inc., Goldman, Sachs & Co., Drexel Hamilton, LLC, RBS Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send to you the prospectus if you request it by calling toll-free 1-877-858-5407.

STRUCTURAL OVERVIEW (continued)

Servicing Fees (continued)
Liquidation / Workout Fees: Liquidation fees will be calculated at the lesser of (a) 1.0% and (b) such lower rate as would result in a liquidation fee of $1,000,000, for each specially serviced mortgage loan and REO property, subject to a minimum liquidation fee of $25,000. For any corrected mortgage loan, workout fees will be calculated at the lesser of (a) 1.0% and (b) such lower rate as would result in a workout fee of $1,000,000 when applied to each expected payment of principal and interest on the related mortgage loan from the date such mortgage loan becomes a corrected mortgage loan through and including the then related maturity date (or such higher rate as would result in a workout fee of $25,000 when applied to each expected payment of principal and interest on the related mortgage loan from the date such mortgage loan becomes a corrected mortgage loan through and including the then related maturity date).

Notwithstanding the foregoing, in connection with a maturity default, no liquidation or workout fee will be payable in connection with a payoff or refinancing of the related mortgage loan within 90 days of the maturity default. In addition, the application of penalty charges allocable to a companion loan will be subject to the terms of the related co-lender agreement.

Operating Advisor
Prior to the occurrence of a Control Termination Event, the operating advisor will review certain information on the certificate administrator’s website, and will have access to any final asset status report but will not have any approval or consultation rights.  After a Control Termination Event, the operating advisor will have consultation rights with respect to certain major decisions and will have additional monitoring responsibilities on behalf of the entire trust.

After the occurrence and during the continuance of a Control Termination Event, the operating advisor will be entitled to consult with the special servicer with respect to certain major decisions on behalf of the issuing entity and in the best interest of, and for the benefit of, the certificateholders and, if applicable, the holder of the companion loan, as a collective whole, as if those certificateholders and, if applicable, the holder of the companion loan constituted a single lender.

The operating advisor will perform the foregoing review and consultation functions with respect to the Walpole Shopping Mall whole loan based on a Control Termination Event having occurred, or not occurred, with respect to the Walpole Controlling Note Holder.

The operating advisor will be subject to termination if the holders of at least 15% of the voting rights of Non-Reduced Certificates vote to terminate and replace the operating advisor and such vote is approved by the holders of more than 50% of the voting rights of Non-Reduced Certificates that exercise their right to vote, provided that the holders of at least 50% of the voting rights of Non-Reduced Certificates have exercised their right to vote.  The holders initiating such vote will be responsible for the fees and expenses in connection with the vote and replacement.

Deal Website
The certificate administrator will maintain a deal website including, but not limited to:

— all special notices delivered

— summaries of final asset status reports

— all appraisals in connection with an appraisal reduction plus any subsequent appraisal updates

— an “Investor Q&A Forum” and

— a voluntary investor registry

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-189017) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Citigroup Global Markets Inc., Goldman, Sachs & Co., Drexel Hamilton, LLC, RBS Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send to you the prospectus if you request it by calling toll-free 1-877-858-5407.

CERTAIN DEFINITIONS

■	“ADR”: Means, for any hospitality property, average daily rate.

■
“Appraised Value”: With respect to each mortgaged property, the most current appraised value of such property as determined by an appraisal of the mortgaged property and in accordance with MAI standards made not more than 5 months prior to the origination date of the related mortgage loan. The appraisals for certain of the mortgaged properties state an “as stabilized” value as well as an “as-is” value for such mortgaged properties assuming that certain events will occur with respect to the re-tenanting, renovation or other repositioning of the mortgaged property.  For purposes of calculating the Maturity Date LTV Ratio for certain mortgage loans, the “as stabilized” value of the related mortgaged property is the applicable Appraised Value in this Term Sheet. See “Description of the Mortgage Pool—Certain Calculations and Definitions” in the Free Writing Prospectus for a description of Maturity Date LTV Ratio.

■
“Borrower Sponsor”: The indirect owner, or one of the indirect owners, of the related borrower (in whole or in part) that may or may not have control of the related borrower.  The Borrower Sponsor may be, but is not necessarily, the entity that acts as the guarantor of the non-recourse carveouts.

■	“FF&E”: Furniture, fixtures and equipment.

■	“GLA”: Gross leasable area.

■
“Hard Lockbox”: Means that the borrower is required to direct the tenants to pay rents directly to a lockbox account controlled by the lender, subject to certain exceptions with respect to the mortgage loan secured by the mortgaged property identified on Annex A to the Free Writing Prospectus as St. Augustine and the mortgage loans secured by the portfolio of mortgaged properties identified on Annex A to the Free Writing Prospectus as PNC Bank, CVS Pharmacy, Bank of America, Wells Fargo, BP North America and Wendy’s, as described in the definition of “Hard Lockbox” under “Description of the Mortgage Pool—Certain Calculations and Definitions” in the Free Writing Prospectus. Hospitality properties are considered to have a hard lockbox if credit card receivables are required to be deposited directly into the lockbox account even though cash, checks or “over the counter” receipts are deposited by the manager of the related mortgaged property into the lockbox account controlled by the lender.

■
“Non-owned Anchor(s)”: Tenants that occupy space equal to or greater than 30,000 SF at the related mortgaged property, which occupied space is not owned by the related borrower and is not part of the collateral for the related mortgage loan.

■
“Non-owned Junior Anchor(s)”: Tenants that occupy space equal to or greater than 10,000 SF at the related mortgaged property and less than 30,000 SF at the related mortgaged property, which occupied space is not owned by the related borrower and is not part of the collateral for the related mortgage loan.

■
“Non-owned Outparcel(s)”: Freestanding tenants that occupy space at the property that is separated from the rest of the tenants at the applicable mortgaged property which space occupied by those freestanding tenants is not owned by the related borrower and is not part of the collateral for the related mortgage loan.

■
“Non-Reduced Certificates”: Each class of certificates (other than Class S, Class R or Class X certificates)(considering each class of the Class A-S, Class B and Class C certificates together with the Class PEZ certificates’ applicable percentage interest of the related Class A-S, Class B or Class C trust component as a single “Class” for such purpose) that has an outstanding certificate principal amount as may be notionally reduced by any appraisal reductions allocated to that class, equal to or greater than 25% of an amount equal to the initial certificate principal amount of that class of certificates minus all principal payments made on such class of certificates.

■	“Occupancy Cost”: With respect to any mortgaged property, total rental revenues divided by total sales.

■
“Owned Anchor(s)”: Tenants that lease space equal to or greater than 30,000 SF at the related mortgaged property, which leased space is owned by the related borrower and is part of the collateral for the related mortgage loan.

■	“Owned GLA”: With respect to any particular mortgaged property, the GLA of the space that is owned by the related borrower and is part of the collateral.

■
“Owned Junior Anchor(s)”: Tenants that lease space equal to or greater than 10,000 SF and less than 30,000 SF at the related mortgaged property, which leased space is owned by the related borrower and is part of the collateral for the related mortgage loan.

■
“Owned Occupancy”: With respect to any particular mortgaged property, as of a certain date, the percentage of net rentable square footage, rooms, units or pads that are leased or rented (as applicable), solely with respect to the aggregate leased space, rooms, units or pads in the property that is owned by the related borrower.  In some cases Owned Occupancy was based on assumptions regarding occupancy, such as the assumption that a certain tenant at the mortgaged property that has executed a lease, but has not yet taken occupancy and / or has not yet commenced paying rent, will take occupancy on a future date generally expected to occur within 12 months after the Cut-off Date, assumptions regarding the execution of leases that are currently under negotiation and are expected to be executed, assumptions regarding the renewal of particular leases, the taking of additional space by tenants that have agreed to do so as described under “Description of the Mortgage Pool—Tenant Issues” in the Free Writing Prospectus to the extent material and / or assumptions regarding the re-leasing of certain space at the related mortgaged property, or in some cases, the exclusion of dark tenants, tenants with material aged receivables, tenants that may have already given notice to vacate their space, bankrupt tenants that have not yet affirmed their lease and certain additional leasing assumptions.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-189017) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Citigroup Global Markets Inc., Goldman, Sachs & Co., Drexel Hamilton, LLC, RBS Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send to you the prospectus if you request it by calling toll-free 1-877-858-5407.

CERTAIN DEFINITIONS (continued)

■
“Owned Outparcel(s)”: Freestanding tenants that occupy space at the property that is separated from the rest of the tenants at the applicable mortgaged property which space occupied by those freestanding tenants is owned by the related borrower and is part of the collateral for the related mortgage loan.

■	“Owned Tenant(s)”: Tenants whose leased space at the related mortgaged property is owned by the related borrower and is part of the collateral for the related mortgage loan.

■
“Rating Agency Confirmation”: With respect to any matter, confirmation in writing (which may be in electronic form) by Moody’s, DBRS and Fitch that a proposed action, failure to act or other event so specified will not, in and of itself, result in the downgrade, qualification or withdrawal of the then current rating assigned by that rating agency to any class of certificates. However, such confirmation will be deemed received or not required in certain circumstances as further described in the Free Writing Prospectus.  See “The Pooling and Servicing Agreement—Rating Agency Confirmations” in the Free Writing Prospectus.

■	“RevPAR”: Means, with respect to any hospitality property, revenues per available room.

■	“SF”: Square feet.

■
“Soft Lockbox”: Means that the related borrower is required to deposit or cause the property manager to deposit all rents collected into a lockbox account. Hospitality properties are considered to have a soft lockbox if credit card receivables and cash or “over the counter” receipts are deposited into the lockbox account by the borrower or property manager.

■
“Soft Springing Lockbox”: Means that the related borrower is required to deposit, or cause the property manager to deposit, all rents collected into a lockbox account until the occurrence of an event of default under the loan documents or one or more specified trigger events, at which time the lockbox converts to a Hard Lockbox.

■
“Springing Lockbox”: Means a lockbox that is not currently in place, but the related loan documents require the imposition of a lockbox upon the occurrence of an event of default under the loan documents or one or more specified trigger events.

■
“Total Occupancy”: With respect to any particular mortgaged property, as of a certain date, the percentage of net rentable square footage, rooms, units or pads that are leased or rented (as applicable), for the aggregate leased space, rooms, units or pads at the property, including any space that is owned by the related borrower and is part of the collateral in addition to any space that is owned by the applicable tenant and not part of the collateral for the related mortgage loan. In some cases Total Occupancy was based on assumptions regarding occupancy, such as the assumption that a certain tenant at the mortgaged property that has executed a lease, but has not yet taken occupancy and / or has not yet commenced paying rent, will take occupancy on a future date generally expected to occur within 12 months after the Cut-off Date, assumptions regarding the execution of leases that are currently under negotiation and are expected to be executed, assumptions regarding the renewal of particular leases, the taking of additional space by tenants that have agreed to do so as described under “Description of the Mortgage Pool—Tenant Issues” in the Free Writing Prospectus to the extent material and / or the assumptions regarding re-leasing of certain space at the related mortgaged property, or in some cases, the exclusion of dark tenants, tenants with material aged receivables, tenants that may have already given notice to vacate their space, bankrupt tenants that have not yet affirmed their lease and certain additional leasing assumptions.

■	“TRIPRA”: Means the Terrorism Risk Insurance Program Reauthorization Act of 2007.

■	“TTM”: Means trailing twelve months.

■
“Underwritten Expenses”: With respect to any mortgage loan or mortgaged property, an estimate of operating expenses, as determined by the related originator and generally derived from historical expenses at the mortgaged property(-ies), the borrower’s budget or appraiser’s estimate, in some cases adjusted for significant occupancy increases and a market-rate management fee.  We cannot assure you that the assumptions made with respect to any mortgaged property will, in fact, be consistent with that mortgaged property’s actual performance.

■
“Underwritten Net Cash Flow (NCF)”: With respect to any mortgage loan or mortgaged property, cash flow available for debt service, generally equal to the Underwritten NOI decreased by an amount that the related originator has determined for tenant improvements and leasing commissions and / or replacement reserves for capital items.  Underwritten NCF does not reflect debt service or non-cash items such as depreciation or amortization.  In determining rental revenue for multifamily rental and self storage properties, the related originator either reviewed rental revenue shown on the certified rolling 12-month operating statements or annualized the rental revenue and reimbursement of expenses shown on rent rolls or recent partial year operating statements with respect to the prior one- to 12-month periods.  The Underwritten Net Cash Flow for each mortgaged property is calculated based on the basis of numerous assumptions and subjective judgments, which, if ultimately proved erroneous, could cause the actual operating income for the mortgaged property to differ materially from the Underwritten Net Cash Flow set forth in this Term Sheet.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-189017) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Citigroup Global Markets Inc., Goldman, Sachs & Co., Drexel Hamilton, LLC, RBS Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send to you the prospectus if you request it by calling toll-free 1-877-858-5407.

CERTAIN DEFINITIONS (continued)

■
“Underwritten Net Operating Income (NOI)”: With respect to any mortgage loan or mortgaged property, Underwritten Revenues less Underwritten Expenses, as both are determined by the related originator, based in part upon borrower supplied information (including but not limited to a rent roll, leases, operating statements and budget) for a recent period which is generally the 12 months prior to the origination date or acquisition date of the mortgage loan (or whole loan, if applicable) adjusted for specific property, tenant and market considerations.  Historical operating statements may not be available for newly constructed mortgaged properties, mortgaged properties with triple net leases, mortgaged properties that have recently undergone substantial renovations and/or newly acquired mortgaged properties.

■
“Underwritten Revenues”: With respect to any mortgage loan or mortgaged property, an estimate of operating revenues, as determined by the related originator and generally derived from the rental revenue based on leases in place, leases that have been executed but the tenant is not yet paying rent, in certain cases leases that are being negotiated and are expected to be signed, in certain cases leases that provide for a tenant to take additional space as described under “Description of the Mortgage Pool—Tenant Issues” in the Free Writing Prospectus to the extent material and in certain cases contractual rent increases generally within 12 months past the Cut-off Date, and in some cases adjusted downward to market rates, with vacancy rates equal to the mortgaged property’s historical rate, current rate, market rate or an assumed vacancy as determined by the related originator; plus any additional recurring revenue fees.  In some cases the related originator included revenue otherwise payable by a tenant but for the existence of an initial “free rent” period or a permitted rent abatement while the leased space is built out.  We cannot assure you that the assumptions made with respect to any mortgaged property will, in fact, be consistent with that mortgaged property’s actual performance.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-189017) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Citigroup Global Markets Inc., Goldman, Sachs & Co., Drexel Hamilton, LLC, RBS Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send to you the prospectus if you request it by calling toll-free 1-877-858-5407.

(THIS PAGE INTENTIONALLY LEFT BLANK)

SOUTH BEACH MARRIOTT

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-189017) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Citigroup Global Markets Inc., Goldman, Sachs & Co., Drexel Hamilton, LLC, RBS Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send to you the prospectus if you request it by calling toll-free 1-877-858-5407.

SOUTH BEACH MARRIOTT

Miami
Miami Beach
MIAMI DESIGN DISTRICT
DOWNTOWN MIAMI
MIDDLE BEACH
MID BEACH
SOUTH BEACH
Biscayne Bay
ATLANTIC OCEAN
JULIA TUTTLE CAUSEWAY
MACARTHUR CAUSEWAY
VENETIAN CAUSEWAY
RICKENBACKER CSWY
Mount Sinai Medical Center
Miami Heart Campus of Mount Sinai
Bay Street Market
Fontainbleau Miami Beach
COLLINS WATERFRONT HISTORIC DISTRICT
Scott Rakow Youth Center
Bayshore Municipal Golf Course
SUNSET ISLANDS
Botanical Garden
Bass Museum
Visitor Center
Sunset Harbor Marina
PALM VIEW
Miami Beach Convention Center
City Hall
Fillmore at the Jackie Gleason Theater
Lincoln Road Mall
Colony Theater
WEST AVENUE
BELLE ISLE
VENETIAN ISLANDS
SAN MARCO ISLAND
BISCAYNE ISLAND
PACE PICNIC ISLANDS
Omni Int'l Mall
Jungle Island
Watson Park
Miami Children's Museum
Bicentennial Park
American Airlines Arena
Bayside Marketplace
Bay Front Park
HIBISCUS ISLAND
PALM ISLAND
STAR ISLAND
ART DECO HISTORIC DISTRICT
Flamingo Park and Pool
Lummus Park
Art Deco Welcome Center
FLAMINGO /LUMMUS
South Shore Hospital
PORT OF MIAMI
LUMMIS ISLAND
Biscayne Bay Aquatic Preserve
US Coast Guard
Miami Beach Marina
SOUTH POINTE
Ocean Front Park
South Beach Fishing Pier
South Beach Marriott
161 Ocean Drive
Miami Beach, FL 33139
FISHER ISLAND
BRICKELL KEY
Virginia Key Park
Virginia Beach County Park
Morningside Bayfront Park
Morningside Picnic Islands
Stearns Park
Margaret Pace Park
La Gorce Golf Course
Collins Park
W FLAGLER ST
SW 7TH ST
SW 8TH ST
CORAL WAY
S MIAMI AVE
BRICKELL AVE
NW 54TH ST
N MIAMI AVE
NE 2ND AVE
BISCAYNE BLVD
NW 7TH AVE
ALTON RD
ARTHUR GODFREY RD
COLLINS AVE
WASHINGTON AVE
5TH ST
17TH ST
Boca Raton
Deerfield Beach
Pompano Beach
Coral Springs
Tamarac
Plantation
Davie
Fort Lauderdale
Hollywood
Hialeah
Miami Beach
MIAMI INT'L AIRPORT
Fontainebleau
Miami
Cutler Bay
Homestead
Key Largo
BIG CYPRESS RESERVATION
Big Cypress National Preserve
Everglades National Park
Florida Bay
Biscayne Bay
ATLANTIC OCEAN
CARTIFACT
MAP © 2013 CARTIFACT · DATA © DECADMAP

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-189017) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Citigroup Global Markets Inc., Goldman, Sachs & Co., Drexel Hamilton, LLC, RBS Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send to you the prospectus if you request it by calling toll-free 1-877-858-5407.

SOUTH BEACH MARRIOTT

Mortgaged Property Information		Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller		CGMRC
Location (City/State)	Miami Beach, Florida	Cut-off Date Principal Balance		$65,000,000
Property Type	Hospitality	Cut-off Date Principal Balance per Room		$275,423.73
Size (Rooms)	236	Percentage of Initial Pool Balance		5.8%
Total TTM Occupancy as of 3/31/2013	84.6%	Number of Related Mortgage Loans		None
Owned TTM Occupancy as of 3/31/2013	84.6%	Type of Security		Fee Simple
Year Built / Latest Renovation	2000 / 2013	Mortgage Rate		4.6500%
Appraised Value	$123,000,000	Original Term to Maturity (Months)		60
		Original Amortization Term (Months)		NAP
Underwritten Revenues	$25,288,406	Original Interest Only Term (Months)		60
Underwritten Expenses	$15,626,108
Underwritten Net Operating Income (NOI)	$9,662,298	Escrows
Underwritten Net Cash Flow (NCF)	$8,397,878		Upfront	Monthly
Cut-off Date LTV Ratio	52.8%	Taxes	$926,016	$84,183
Maturity Date LTV Ratio(1)	45.5%	Insurance	$0	$0
DSCR Based on Underwritten NOI / NCF	3.15x / 2.74x	FF&E(2)	$0	$0
Debt Yield Based on Underwritten NOI / NCF	14.9% / 12.9%	Other(3)	$11,103,612	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Amount	$65,000,000	99.8%	Loan Payoff	$43,618,156	67.0%
Other Sources	100,000	0.2	Reserves	12,029,628	18.5
			Principal Equity Distribution	8,771,277	13.5
			Closing Costs	470,058	0.7
			Other Uses	210,880	0.3

Total Sources	$65,100,000	100.0%	Total Uses	$65,100,000	100.0%

(1)	The Maturity Date LTV Ratio is calculated utilizing the “as stabilized” appraised value of $143,000,000. The Maturity Date LTV Ratio, calculated on the basis of the “as-is” appraised value is 52.8%.
(2)
Monthly deposits to the FF&E reserve are not required so long as Marriott Hotel Services, Inc. is the property manager, no event of default exists, and the property manager is maintaining reserves for FF&E pursuant to the terms of the management agreement.  The borrower is only required to deposit the difference between what is required in the loan documents and what is actually on deposit with the property manager if the property manager is maintaining reserves for FF&E pursuant to the terms of the management agreement and Marriott Hotel Services, Inc. is a no longer the property manager. See “—Escrows” below.

(3)	Other reserves represent a room upgrade work reserve ($6,539,133), a debt service reserve ($3,064,479) and a common area upgrade reserve ($1,500,000). See “—Escrows” below.

■
The Mortgage Loan. The mortgage loan (the “South Beach Marriott Loan”) is evidenced by a note in the principal amount of $65,000,000 and is secured by a first mortgage encumbering the borrower’s interest in a 236-room, full-service hotel located on the beach in Miami Beach, Florida (the “South Beach Marriott Property”).  The South Beach Marriott Loan was originated by Citigroup Global Markets Realty Corp. on August 9, 2013 and represents approximately 5.8% of the Initial Pool Balance.  The South Beach Marriott Loan has an outstanding principal balance as of the Cut-off Date of $65,000,000 and an interest rate of 4.6500% per annum.  The proceeds of the South Beach Marriott Loan were primarily used to refinance existing debt on the South Beach Marriott Property, set up reserves in connection with the South Beach Marriott Loan, pay closing costs and return equity to the sponsor.
The South Beach Marriott Loan had an initial term of 60 months, has a remaining term of 60 months as of the Cut-off Date and requires interest only payments for the entire term of the South Beach Marriott Loan. The scheduled maturity date of the South Beach Marriott Loan is the due date in September 2018.  Voluntary prepayment of the South Beach Marriott Loan is permitted on or after the due date in July 2018.  Defeasance of the South Beach Marriott Loan with certain direct, non-callable obligations that are either the direct obligations of or are fully guaranteed by the full faith and credit of the United States of America, is permitted at any time after the second anniversary of the Closing Date.

■
The Mortgaged Property. The South Beach Marriott Property is an 11-story, 236-room, full-service beachfront hotel located on Ocean Drive, between 1st and 2nd Streets, in Miami Beach, Florida. The South Beach Marriott Property features the Deco Blue Restaurant & Bar, 2,543 SF of meeting space, two infinity edge heated outdoor pools, a fitness center, a spa and a Starbucks.  It also has direct beach access and offers guests beach chairs, umbrellas, cabanas, waiter service, and water sport activities.

The South Beach Marriott Property was constructed in 2000 and approximately $6 million was invested during 2007-2008 to replace soft goods and televisions and renovate the pool area.  The South Beach Marriott Property is currently undergoing a $14 million renovation in order to modernize its product offering.  The proposed renovation includes (i) guestroom renovations, including the replacement of case and soft goods, (ii) renovation of

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-189017) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Citigroup Global Markets Inc., Goldman, Sachs & Co., Drexel Hamilton, LLC, RBS Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send to you the prospectus if you request it by calling toll-free 1-877-858-5407.

SOUTH BEACH MARRIOTT

guestroom hallways, including replacement of carpet, wall texture, and lighting and (iii) renovation and modernization of the lobby area, meeting rooms, and restaurant.  At origination, $6,539,133 was deposited into a room upgrade work reserve and $1,500,000 was deposited into a common area renovation reserve. See “—Escrows” below.

■
Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow, on an aggregate basis and per room, at the South Beach Marriott Property:

Cash Flow Analysis
	2010	2011	2012	TTM 3/31/2013	Underwritten	Underwritten $ per Room
Occupancy	81.0%	83.7%	81.6%	84.6%	84.6%
ADR	$228.22	$242.08	$251.40	$260.78	$260.78
RevPAR	$184.92	$202.66	$205.05	$220.67	$220.67

Room Revenue	$15,929,134	$17,456,882	$17,711,792	$19,008,562	$19,008,562	$80,545
Food & Beverage Revenue	4,544,364	4,701,673	4,672,997	4,984,429	4,984,429	21,120
Telephone Revenue	114,481	73,671	68,655	70,363	70,363	298
Other Revenue	984,354	1,206,000	1,219,522	1,225,052	1,225,052	5,191
Total Revenue	$21,572,333	$23,438,226	$23,672,966	$25,288,406	$25,288,406	$107,154

Room Expense	$3,021,936	$3,287,494	$3,324,356	$3,455,024	$3,455,024	$14,640
Food & Beverage Expense	2,999,130	3,355,796	3,613,644	3,825,197	3,825,197	16,208
Telephone Expense	191,997	207,688	210,846	222,660	222,660	943
Other Expense	585,777	693,470	586,723	623,327	623,327	2,641
Total Departmental Expense	$6,798,840	$7,544,448	$7,735,569	$8,126,208	$8,126,208	$34,433
Total Undistributed Expense	5,767,367	6,218,582	6,170,391	6,632,409	5,948,490	25,205
Total Fixed Charges	1,462,020	1,350,191	1,466,560	1,573,081	1,551,410	6,574
Total Operating Expenses	$14,028,227	$15,113,221	$15,372,520	$16,331,698	$15,626,108	$66,212

Net Operating Income	$7,544,106	$8,325,005	$8,300,446	$8,956,708	$9,662,298	$40,942
FF&E	862,893	1,171,911	1,183,648	1,264,420	1,264,420	5,358
Net Cash Flow	$6,681,213	$7,153,094	$7,116,798	$7,692,288	$8,397,878	$35,584

■
Appraisal.  According to the appraisal, the South Beach Marriott Property had an “as-is” appraised value of $123,000,000 as of an effective date of June 24, 2013 and is expected to have an “as stabilized” appraised value of $143,000,000 as of an effective date of June 24, 2015.

■
Environmental Matters.  A small area of the South Beach Marriott Property was constructed in 1938. According to the Phase I environmental report, dated July 19, 2013, the environmental consultant recommended no further action other than developing an Operations and Maintenance (O&M) plan for asbestos, which was put into place on July 19, 2013.

■
Market Overview and Competition.  The South Beach Marriott Property represents a full-service lodging facility located along Ocean Drive, between 1st and 2nd Streets, in Miami Beach, Florida.  The South Beach Marriott Property is located approximately 11 miles east of Miami International Airport, which served more than 39 million passengers in 2012.  South Beach is characterized by historic hotels, restaurants, and nightclubs and is home to the Miami Beach Convention Center. The Miami Beach Convention Center features 1.1 million SF of meeting and exhibit space and has undergone approximately $35.0 million of upgrades over the past six years.

Miami serves as the headquarters of Latin American operations for over 1,400 multinational corporations, including American Airlines, Cisco, Disney, Exxon, FedEx, Microsoft, Oracle, SBC Communications, Sony, and Visa International. Several large companies are headquartered in or around Miami, including but not limited to: Alienware, AutoNation, Bacardi, Brightstar Corporation, Burger King, Carnival Cruise Lines, Citrix Systems, DHL, Norwegian Cruise Lines, Royal Caribbean Cruise Lines, Ryder Systems and Spirit Airlines.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-189017) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Citigroup Global Markets Inc., Goldman, Sachs & Co., Drexel Hamilton, LLC, RBS Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send to you the prospectus if you request it by calling toll-free 1-877-858-5407.

SOUTH BEACH MARRIOTT

The following table presents certain information relating to historical occupancy, ADR and RevPAR at the South Beach Marriott Property and its competitive set, as provided in a market report for the South Beach Marriott Property:

	South Beach Marriott		Competitive Set		Penetration
	TTM 5/31/2013(1)	TTM 5/31/2012(1)	TTM 5/31/2013(1)	TTM 5/31/2012(1))	TTM 5/31/2013(1)	TTM 5/31/2012(1)
Occupancy	81.6%	83.9%	73.7%	72.1%	110.7%	116.3%
ADR	$260.23	$252.85	$300.13	$267.82	86.7%	94.4%
RevPAR	$212.26	$212.05	$221.16	$193.12	96.0%	109.8%

(1)	As per market reports.

The following table presents certain information relating to the demand analysis based on market segmentation with respect to the South Beach Marriott Property and its competitive set, as provided in the appraisal for the South Beach Marriott Property:

South Beach Marriott Competitive Set

Property	Number of Rooms	Year Opened	Meeting and Group Segmentation	Leisure Segmentation
South Beach Marriott	236	2000	15%	85%
Loews Miami Beach	790	1998	50%	50%
Mondrian	272	2009	20%	80%
Ritz-Carlton	375	2003	40%	60%
Raleigh Hotel	105	1940	15%	85%
The James Royal Palm	407	1938 / 2002	35%	65%
Shore Club	308	2002	15%	85%
Kimpton Surfcomber	186	1941	15%	85%
Hilton Bentley Beach	92	2004	10%	90%
The Perry South Beach	340	1970 / 2007	10%	90%
Preferred National Hotel	151	1939	15%	85%

Source: Appraisal.

■
The Borrower.  The borrower is Komar Investments, Inc., a single-purpose, single-asset entity.  Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the South Beach Marriott Loan.  The non-recourse carveout guarantors are Key International, Inc. and Jose Ardid.

Key International, Inc. is a real estate investment and development company headquartered in Miami, Florida.  The company focuses primarily on high end commercial and luxury residential properties including condominiums, hotels, market-rate rentals, office, and retail. Key International, Inc. is operated by the Ardid family and has been acquiring and developing properties in Spain and in the United States since the 1970s.

■
Escrows.  At origination, the borrower funded aggregate reserves of $12,029,628 with respect to the South Beach Marriott Property, comprised of: (i) $926,016 for real estate taxes, (ii) $6,539,133 for room upgrade work to be disbursed to the borrower no more than monthly to reimburse for actual expenses incurred in connection with the room renovations, (iii) $3,064,479 for debt service for the South Beach Marriott Loan to be credited to the borrower on each monthly due date (up to a maximum of 12 months) in an amount equal to the monthly debt service payments, with any amount remaining to be disbursed to the borrower upon the earlier to occur of full completion of the renovations or full repayment of the loan and (iv) $1,500,000 for planned renovations to common areas of the South Beach Marriott Property, to be disbursed to the borrower no more than monthly to reimburse for actual expenses incurred in connection with the common area renovations.  On each monthly payment date, the borrower is required to fund: a tax reserve, and, at lenders option, an insurance reserve, in an amount equal to one-twelfth of the amount the lender estimates will be necessary to pay tax and insurance premiums over the then succeeding 12-month period. Tax and insurance reserves are not required if (i) Marriott

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-189017) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Citigroup Global Markets Inc., Goldman, Sachs & Co., Drexel Hamilton, LLC, RBS Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send to you the prospectus if you request it by calling toll-free 1-877-858-5407.

SOUTH BEACH MARRIOTT

Hotel Services, Inc. is the manager of the South Beach Marriott Property, (ii) Marriott Hotel Services, Inc. has paid all taxes on or before the date such taxes are due, and (iii) Marriott Hotel Services Inc. is maintaining insurance coverage required under the loan documents and has timely paid the insurance premiums.

On each monthly payment date, the borrower is required to fund a reserve for furniture, fixtures and equipment (the “FF&E Reserve”) in an amount equal to the greater of (A) the greater of (i) one-twelfth of 5% of the adjusted gross revenues for the preceding calendar year and (ii) one-twelfth of 5% of the adjusted gross revenues projected for the succeeding calendar year as set forth in the borrower’s approved annual budget and (B) the amount on deposit with the property manager on account of FF&E pursuant to the terms of the management agreement (if any).  However, provided no event of default exists, for so long as Marriott Hotel Services, Inc. is the property manager and is maintaining reserves for FF&E pursuant to the terms of the management agreement, the borrower is not required to make FF&E Reserve monthly deposits.  Additionally, if Marriott Hotel Services, Inc. is no longer the property manager and if the property manager is maintaining reserves for FF&E pursuant to the terms of the applicable management agreement, the borrower is only required to deposit the difference, if any, between what is required in the loan documents and what is on deposit with the property manager.

On each monthly payment date, the borrower is required to fund a reserve in the amount of 125% of the amount required to pay for any capital expenditures program imposed by the property manager pursuant to the management agreement, provided, however, that such deposits are not required if the lender determines that the amounts on deposit in the FF&E Reserve are sufficient to cover the costs of such imposed capital expenditures program.

Commencing in 2014, the lender will determine the total expected operating shortfall for such year based on the amount that operating expenses, required debt service and reserve deposits exceed operating income and other gross revenues, based upon the approved annual budget for such year (the “Shortfall Amount”).  The borrower is required to fund a shortfall reserve to cover the Shortfall Amount by making a monthly deposit (beginning with the February monthly payment date and continuing through the monthly payment date occurring prior to the first month of the applicable calendar year in which an operating shortfall is expected, based on the approved annual budget  (each such monthly payment date, a “Positive Monthly Payment Date”)) in an amount equal to 110% of the Shortfall Amount divided by the number of Positive Monthly Payment Dates.  However, so long as Marriott Hotel Services, Inc. is the manager of the South Beach Marriott Property and no event of default exists, (i) if the property manager is maintaining reserves for the Shortfall Amount pursuant to the terms of the management agreement, the borrower is not required to make monthly deposits into the shortfall reserve and (ii) if the property manager is maintaining reserves for the Shortfall Amount  pursuant to the terms of the management agreement in any amounts less than the amounts required under the loan documents, the borrower is only required to deposit into the shortfall reserve the difference between the amounts required for the applicable month and the actual amounts reserved by the property manager for such month.

In connection with the planned upgrades to common areas at the South Beach Marriott Property, on the date the common area scope of work is approved, the borrower is required to deposit an amount that, when added to the $1,500,000 initial deposit, will equal one hundred twenty-five percent (125%) of the sum required to pay for such common area work or, if the reserve is in excess of 125% of the cost of such common area work, such excess will be returned to the borrower.

Further, on each monthly due date during the continuance of a South Beach Marriott Trigger Period, the borrower is required to (i) deposit an amount equal to the aggregate amount of approved operating expenses and approved extraordinary expenses for each month into the operating expense account, and (ii) deposit an amount equal to the excess cash flow generated by the South Beach Marriott Property after payment of debt service and required reserves for each month into an excess cash flow account.

A “South Beach Marriott Trigger Period” means any period (A) commencing upon the earliest of (i) the occurrence and continuance of an event of default, (ii) the debt service coverage ratio as calculated under the loan documents (and tested monthly) being less than 1.25x for the trailing 12-month period, (iii) an uncured default existing under the management agreement that gives the property manager the right to terminate the

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-189017) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Citigroup Global Markets Inc., Goldman, Sachs & Co., Drexel Hamilton, LLC, RBS Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send to you the prospectus if you request it by calling toll-free 1-877-858-5407.

SOUTH BEACH MARRIOTT

management agreement, and (iv) any termination or expiration of the management agreement occurs; and (B) expiring upon (w) with regard to any South Beach Marriott Trigger Period commenced in connection with clause (i) above, the cure of such event of default, (x) with regard to any South Beach Marriott Trigger Period commenced in connection with clause (ii) above, the date that the debt service coverage ratio (as calculated under the loan documents) is equal to or greater than 1.30x for two consecutive calendar quarters, (y) with regard to any South Beach Marriott Trigger Period commenced in connection with clause (iii) above, the cure of the applicable default under the management agreement, and (z) with regard to any South Beach Marriott Trigger Period commenced in connection with clause (iv) above, the date upon which the lender receives evidence that either the management agreement has been renewed and no defaults exist or the borrower has entered into a replacement management agreement on terms acceptable to the lender in the lender’s sole discretion.

■
Lockbox and Cash Management.  The South Beach Marriott Loan is structured with a soft lockbox with springing cash management which was established upon closing of the South Beach Marriott Loan.  The borrower is required to collect and deposit all revenues derived from the South Beach Marriott Property into a lender-controlled lockbox account.  However, for so long as the management agreement is in place, the borrower is only required to deposit, or cause the property manager to deposit, all distributions and other amounts which are distributed to the borrower pursuant to the terms of the management agreement into the lender-controlled lockbox account.  For any period in which the management agreement is not in place, the borrower is required to deposit all revenue from the South Beach Marriott Property and other funds otherwise payable to the borrower into the lender controlled lockbox account.  The funds in the lockbox account are swept on a daily basis (x) for so long as no South Beach Marriott Trigger Period is continuing, to the borrower’s operating account and (y) upon the occurrence and during the continuance of a South Beach Marriott Trigger Period, into a lender-controlled cash management account, and after the payment of debt service and the funding of required monthly escrows, such funds are to be reserved and held as additional collateral for the South Beach Marriott Loan.  During the continuance of an event of default under the South Beach Marriott Loan, the lender may apply any funds in the cash management account to amounts payable under the South Beach Marriott Loan and/or toward the payment of expenses of the South Beach Marriott Property, in such order of priority as the lender may determine.

■
Property Management.  The South Beach Marriott Property is currently managed by Marriott Hotel Services, Inc., pursuant to a property management agreement.  The borrower cannot replace Marriott Hotel Services, Inc. as property manager. The lender has granted the property manager non-disturbance pursuant to a subordination, non-disturbance and attornment agreement between the lender and property manager.  The property manager has agreed to provide the lender with notice and cure rights for defaults by the borrower under the management agreement.  The property manager has also agreed to exonerate the lender, or any subsequent owner following a foreclosure or deed in lieu of foreclosure, from any liability that accrued under the management agreement prior to the date the lender or such subsequent owner took title to the South Beach Marriott Property.  The management agreement requires that casualty proceeds be used for the restoration of the South Beach Marriott Property.

■	Mezzanine or Subordinate Indebtedness. Not permitted.

■
Terrorism Insurance. The borrower is required to maintain an “all-risk” insurance policy that provides coverage for terrorism in an amount equal to the full replacement cost of the South Beach Marriott Property, plus eighteen (18) months of business interruption coverage in an amount equal to 100% of the projected net operating income plus fixed expenses from the South Beach Marriott Property for such period or until the restoration of the South Beach Marriott Property has been completed.  The terrorism insurance is required to contain a deductible that is acceptable to the lender and is no larger than $25,000.  See “Risk Factors—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Free Writing Prospectus.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-189017) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Citigroup Global Markets Inc., Goldman, Sachs & Co., Drexel Hamilton, LLC, RBS Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send to you the prospectus if you request it by calling toll-free 1-877-858-5407.

(THIS PAGE INTENTIONALLY LEFT BLANK)

125 THIRD AVENUE

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-189017) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Citigroup Global Markets Inc., Goldman, Sachs & Co., Drexel Hamilton, LLC, RBS Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send to you the prospectus if you request it by calling toll-free 1-877-858-5407.

125 THIRD AVENUE

CARTIFACT
125 Third Avenue
125 Third Avenue
New York, NY 10003
New York
MADISON SQUARE PARK
FLATIRON DISTRICT
GRAMERCY PARK
UNION SQUARE
STUYVESANT SQUARE
STUYVESANT TOWN
PETER COOPER VILLAGE
VETERANS ADMINISTRATION MEDICAL CENTER
WASHINGTON SQUARE PARK
TOMPKINS SQUARE PARK
LITTLE INDIA
COOPER SQUARE
FDR DRIVE
E 23RD STREET
E 20TH STREET
E 14TH STREET
FIFTH AVENUE
PARK AVENUE SOUTH
LEXINGTON AVENUE
THIRD AVENUE
SECOND AVENUE
FIRST AVENUE
BROADWAY
FOURTH AVENUE
West New York
Union City
Hoboken
Jersey City
Central Park
QUEENS
MANHATTAN
BROOKLYN
New York

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-189017) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Citigroup Global Markets Inc., Goldman, Sachs & Co., Drexel Hamilton, LLC, RBS Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send to you the prospectus if you request it by calling toll-free 1-877-858-5407.

125 THIRD AVENUE

Mortgaged Property Information	Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller	CGMRC
Location (City/State)	New York, New York	Cut-off Date Principal Balance	$60,000,000
Property Type	Mixed Use	Cut-off Date Principal Balance per Unit	$659,340.66
Size (Units)	91	Percentage of Initial Pool Balance	5.4%
Total Occupancy as of 5/1/2013(1)	100.0%	Number of Related Mortgage Loans(2)	2
Owned Occupancy as of 5/1/2013(1)	100.0%	Type of Security	Fee Simple
Year Built / Latest Renovation	1999 / NAP	Mortgage Rate(3)	4.8500%
Appraised Value	$96,000,000	Original Term to Maturity (Months)(4)	360
Original Amortization Term (Months)	NAP
Original Interest Only Period (Months)	120
Underwritten Revenues	$7,529,773
Underwritten Expenses	$2,398,289	Escrows
Underwritten Net Operating Income (NOI)	$5,131,484	Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$5,086,132	Taxes	$277,500	$138,750
Cut-off Date LTV Ratio	62.5%	Insurance	$98,333	$7,564
Maturity Date LTV Ratio(4)	62.5%	Replacement Reserves	$0	$2,163
DSCR Based on Underwritten NOI / NCF	1.74x / 1.72x	TI/LC	$0	$0
Debt Yield Based on Underwritten NOI / NCF	8.6% / 8.5%	Other(5)	$8,125	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Amount	$60,000,000	99.9%	Loan Payoff	$57,672,971	96.0%
Other Sources	50,000	0.1	Principal Equity Distribution	1,222,324	2.0
			Other Uses	653,713	1.1
			Reserves	383,958	0.6
			Closing Costs	117,033	0.2

Total Sources	$60,050,000	100.0%	Total Uses	$60,050,000	100.0%

(1)
The 125 Third Avenue Property is comprised of 91 multifamily units, 7,056 SF of ground floor retail space and storage space and other non-revenue generating space on floors 15 and 16.  Total Occupancy and Owned Occupancy of 100% represents the occupancy for the multifamily units only.  Total Occupancy and Owned Occupancy, based on square footage, for the 125 Third Avenue Property are 92.6%.

(2)	The 125 Third Avenue Loan is related to the 400 Broome Street Loan. Alex Forkosh is the non-recourse carveout guarantor of the 125 Third Avenue Loan and the 400 Broome Street Loan.
(3)
In the event the 125 Third Avenue Loan is not paid in full on or before the ARD (as defined below), the 125 Third Avenue Loan will accrue interest through the maturity date at a rate per annum equal to the greater of (i) the initial interest rate (4.8500%) plus 2.0% and (ii) the treasury rate plus 4.0%.  See “—The Mortgage Loan” below.

(4)
The 125 Third Avenue Loan has an anticipated repayment date of August 6, 2023 and a maturity date of August 6, 2043. The Maturity Date LTV Ratio is based on the anticipated repayment date. See “—The Mortgage Loan” below.

(5)	Other upfront reserve of $8,125 represents a deferred maintenance reserve.

■
The Mortgage Loan.  The mortgage loan (the “125 Third Avenue Loan”) is evidenced by a note in the principal amount of $60,000,000 and is secured by a first mortgage encumbering the borrower’s interest in a Class A mixed use building comprised of 91 multifamily units and 7,056 SF of retail space located in New York, New York (the “125 Third Avenue Property”).  The 125 Third Avenue Loan was originated by Citigroup Global Markets Realty Corp. on July 24, 2013 (the “Origination Date”) and represents approximately 5.4% of the Initial Pool Balance.  The 125 Third Avenue Loan has an outstanding principal balance as of the Cut-off Date of $60,000,000 and an initial interest rate of 4.8500% per annum (the “Initial Interest Rate”).  The proceeds of the 125 Third Avenue Loan were primarily used to refinance existing debt on the 125 Third Avenue Property, pay closing costs, set up reserves in connection with the 125 Third Avenue Loan, and return equity to the sponsor.

The 125 Third Avenue Loan had an initial term of 360 months, has a remaining term of 359 months as of the Cut-off Date and requires interest only payments at the Initial Interest Rate for the first 120 months through the anticipated repayment date (the “ARD”), which is the due date in August 2023.  The final maturity date of the 125 Third Avenue Loan is the due date in August 2043. In the event the 125 Third Avenue Loan is not paid in full on or before the ARD, the borrower is required to continue to make interest only payments at the Initial Interest Rate, but the 125 Third Avenue Loan will accrue interest through the final maturity date at a rate per annum equal to the greater of (i) the Initial Interest Rate plus 2.0% and (ii) the treasury rate plus 4.0%. The occurrence of the ARD automatically triggers a full cash flow sweep whereby all excess cash flow is required to be used (i) first, to pay down the principal balance of the 125 Third Avenue Loan until such time as the principal balance is reduced to zero and (ii) second, to pay down all unpaid interest accrued since the ARD in excess of the Initial Interest Rate.  Voluntary prepayment of the 125 Third Avenue Loan without prepayment premium or yield maintenance charge is permitted on or after the due date in May 2023.  Defeasance of the 125 Third Avenue Loan with certain direct, non-callable obligations that are either the direct obligations of, or are fully guaranteed by the full faith and credit

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-189017) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Citigroup Global Markets Inc., Goldman, Sachs & Co., Drexel Hamilton, LLC, RBS Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send to you the prospectus if you request it by calling toll-free 1-877-858-5407.

125 THIRD AVENUE

of the United States of America, is permitted at any time after the second anniversary of the Closing Date and prior to the ARD.

■
The Mortgaged Property.  The 125 Third Avenue Property is a 16-story mixed use building located in New York, New York.  The 125 Third Avenue Property is located at the northeast corner of Third Avenue and 14th Street within the East Village neighborhood of Manhattan in close proximity to New York University (“NYU”) and its main campus on 8th Street and University Place.

The 125 Third Avenue Property was constructed by the sponsor in 1999.  As of May 1, 2013, the Total Occupancy and Owned Occupancy were both 100.0%. The 125 Third Avenue Property consists of 91 multifamily units (104,424 SF of student housing space), 7,056 SF of ground floor retail space and 8,960 SF of other non-revenue generating space on floors 15 and 16. The tenants at the 125 Third Avenue Property include NYU, which master leases 100.0% of the multifamily space for student housing, and Duane Reade, which occupies the ground floor retail space.  Both NYU and Duane Reade have occupied their respective spaces since 2000.  NYU’s leased space includes 91 student housing units on floors two through 14, 1,440 SF of recreational space for residents on floor two and 8,600 SF of basement space, which is utilized as a student lounge, mail room, laundry room and bike storage.  There are plans to convert floors 15 and 16 into recreational space for NYU.

The following table presents certain information relating to the tenants at the 125 Third Avenue Property:

Largest Owned Tenants Based on Underwritten Base Rent

Tenant Name	Credit Rating (Fitch/MIS/S&P)(1)	Tenant GLA	% of GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	Lease Expiration(2)	Renewal / Extension Options
New York University(3)	NR / Aa3 / AA-	104,424	86.7%	$6,608,630	89.9%	$63.29	8/31/2025	NA
Duane Reade(4)	NR / Baa1 / BBB	7,056	5.9	740,600	10.1	104.96	8/31/2015	1, 10-year option
Largest Owned Tenants		111,480	92.6%	$7,349,230	100.0%	$65.92
Vacant(5)		8,960	7.4	0	0.0	0.00
Total / Wtd. Avg. All Owned Tenants		120,440	100.0%	$7,349,230	100.0%	$65.92

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2)	Neither tenant has an option to terminate its lease prior to the lease expiration dates.
(3)	New York University leases the 91-unit multifamily portion of the 125 Third Avenue Property.
(4)	Duane Reade’s lease permits the tenant to go dark with the landlord’s right of recapture after six months.
(5)	Vacant space represents floors 15 and 16 that have historically been used for storage and other non-revenue uses. Floors 15 and 16 are not currently zoned for residential uses.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-189017) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Citigroup Global Markets Inc., Goldman, Sachs & Co., Drexel Hamilton, LLC, RBS Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send to you the prospectus if you request it by calling toll-free 1-877-858-5407.

125 THIRD AVENUE

The following table presents the lease rollover schedule at the 125 Third Avenue Property, based on initial lease expiration dates:

Lease Expiration Schedule(1)

Year Ending December 31,	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	# of Expiring Tenants
MTM	0	0.0%	0.0%	$0	0.0%	$0.00	0
2013	0	0.0	0.0%	0	0.0	0.00	0
2014	0	0.0	0.0%	0	0.0	0.00	0
2015	7,056	5.9	5.9%	740,600	10.1	104.96	1
2016	0	0.0	5.9%	0	0.0	0.00	0
2017	0	0.0	5.9%	0	0.0	0.00	0
2018	0	0.0	5.9%	0	0.0	0.00	0
2019	0	0.0	5.9%	0	0.0	0.00	0
2020	0	0.0	5.9%	0	0.0	0.00	0
2021	0	0.0	5.9%	0	0.0	0.00	0
2022	0	0.0	5.9%	0	0.0	0.00	0
2023	0	0.0	5.9%	0	0.0	0.00	0
2024 & Thereafter	104,424	86.7	92.6%	6,608,630	89.9	63.29	1
Vacant(2)	8,960	7.4	100.0%	0	0.0	0.00	0
Total / Wtd. Avg.	120,440	100.0%		$7,349,230	100.0%	$65.92	2

(1)
Calculated based on approximate square footage occupied by each Owned Tenant. NYU master leases 104,424 SF / 91 units which represents 100% of the multifamily space.  The remaining occupied space is comprised of 7,056 SF of ground floor retail space.

(2)	Vacant space represents floors 15 and 16 that have historically been used for storage and other non-revenue uses.

The following table presents certain information relating to historical leasing at the 125 Third Avenue Property:

Historical Leased %(1)(2)

	2011	2012	As of 5/1/2013
Owned Space	100.0%	100.0%	100.0%

(1)	As provided by the borrower which reflects average occupancy for the year.
(2)	Total Occupancy and Owned Occupancy of 100.0% represents the occupancy for the multifamily units only. Total Occupancy and Owned Occupancy for the 125 Third Avenue Property is 92.6%.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-189017) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Citigroup Global Markets Inc., Goldman, Sachs & Co., Drexel Hamilton, LLC, RBS Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send to you the prospectus if you request it by calling toll-free 1-877-858-5407.

125 THIRD AVENUE

■
Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the 125 Third Avenue Property:

Cash Flow Analysis(1)

	2011	2012	TTM 4/30/2013	Underwritten(2)	Underwritten $ per SF	Underwritten $ per Unit
Base Rent	$6,199,179	$6,293,523	$6,293,523	$6,293,524	$52.25	$69,159.60
Contractual Rent Steps(3)	0	0	0	1,055,706	8.77	11,601.16
Gross Up Vacancy	0	0	0	476,493	3.96	5,236.18
Total Rent	$6,199,179	$6,293,523	$6,293,523	$7,825,723	$64.98	$85,996.95
Total Reimbursables	80,132	93,673	93,673	57,702	0.48	634.09
Other Income(4)	101,067	104,028	190,048	122,841	1.02	1,349.90
Vacancy & Credit Loss	0	0	0	(476,493)	(3.96)	(5,236.18)
Effective Gross Income	$6,380,378	$6,491,224	$6,577,244	$7,529,773	$62.52	$82,744.76

Total Operating Expenses	$2,464,593	$2,540,178	$2,650,024	$2,398,289	$19.91	$26,354.82

Net Operating Income	$3,915,785	$3,951,046	$3,927,220	$5,131,484	$42.61	$56,389.93
TI/LC	0	0	0	19,399	0.16	213.17
Capital Expenditures	0	0	0	25,953	0.22	285.20
Net Cash Flow	$3,915,785	$3,951,046	$3,927,220	$5,086,132	$42.23	$55,891.56

(1)
Certain items such as straight line rent, interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.

(2)	Underwritten Base Rent includes rent from multifamily (New York University) and retail (Duane Reade) tenants at the 125 Third Avenue Property.
(3)	Underwritten Total Rent is based on contractual rents as of 5/1/2013 and the present value of contractual rent steps ($1,055,706) through the loan term for NYU.
(4)
Other Income represents laundry income, miscellaneous income and repair reimbursement income from NYU.  Repair reimbursement income represents income from non-routine repairs performed on NYU’s apartment units.

■	Appraisal. According to the appraisal, the 125 Third Avenue Property had an “as-is” appraised value of $96,000,000 as of an effective date of May 14, 2013.

■	Environmental Matters. According to the Phase I environmental report dated May 15, 2013, the environmental consultant recommended no further action.

■
Market Overview and Competition.  The 125 Third Avenue Property is located in New York, New York, within the East Village neighborhood of Manhattan, which is part of the Stuyvesant submarket.  The surrounding neighborhoods are Stuyvesant Town to the north, the Bowery to the west and Chinatown to the south.  The NYU campus is one of the notable features of the neighborhood which is predominately residential and consists of low-rise apartment buildings.  The 125 Third Avenue Property is accessible via the subway and bus systems and is also located near primary traffic arteries.

Per the appraisal, NYU currently occupies approximately 15.0 million SF of real estate in Manhattan, of which 3.3 million SF is designated as undergraduate housing.  Of the 3.3 million SF reserved for undergraduates, approximately 2.0 million SF is owned by NYU and the remaining 1.3 million SF is leased.  Per the appraisal, at the 125 Third Avenue Property, NYU master leases 100.0% of the multifamily space and uses the units for dormitory housing.

According to a market report, as of the second quarter of 2013, the total New York City multifamily market consisted of approximately 172,170 units.  The vacancy rate was 2.0%, and the average asking rental rate was $3,071 per month.  As of the second quarter of 2013, the Stuyvesant submarket consisted of approximately 22,654 units in 82 buildings and had a vacancy rate of 1.6% and an average asking rental rate of $3,935 per month.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-189017) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Citigroup Global Markets Inc., Goldman, Sachs & Co., Drexel Hamilton, LLC, RBS Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send to you the prospectus if you request it by calling toll-free 1-877-858-5407.

125 THIRD AVENUE

The following table presents certain information relating to certain multifamily lease comparables provided in the appraisal for the 125 Third Avenue Property:

Multifamily Lease Comparables(1)

Property	Number of Units	Number of Stories	Year Built	Unit Type	Unit Size	Quoted Rent per Month	Quoted Rent per SF
121 East 12th Street	69	7	1987	Studio 1 Bedroom 2 Bedroom 3 Bedroom	400 700 1,453 1,598	$1,975 $2,750 $3,900 $4,500	$59.25 $47.14 $32.21 $33.79

200 East 11th Street	55	12	1988	Studio 1 Bedroom 2 Bedroom 3 Bedroom	700	$3,308	$56.17

70 East 12th Street	82	12	1974	Studio 1 Bedroom 2 Bedroom 3 Bedroom	786 1,453	$3,100 $4,500	$47.33 $37.16

34 East 7th Street	48	6	1981	Studio 1 Bedroom 2 Bedroom 3 Bedroom	786	$2,450	$37.40

220 East 22nd Street	127	6	1965	Studio 1 Bedroom 2 Bedroom 3 Bedroom	508 728 1,574	$2,450 $2,999 $4,000	$57.87 $49.43 $30.50

134-142 East 22nd Street	82	6	1980	Studio 1 Bedroom 2 Bedroom 3 Bedroom	500 700	$3,327 $4,947	$79.85 $84.81

77 5th Avenue	72	19	1984	Studio 1 Bedroom 2 Bedroom 3 Bedroom	484 700 1,393	$2,500 $3,400 $5,331	$61.98 $58.29 $45.92
145 East 22nd Street	48	6	1966	Studio 1 Bedroom 2 Bedroom 3 Bedroom	728 1,574	$3,000 $4,200	$49.45 $32.02
321 East 22nd Street	115	6	1968	Studio 1 Bedroom 2 Bedroom 3 Bedroom	500 700	$2,153 $3,073	$51.67 $52.68
Total / Wtd. Avg.(2)	698	9		Studio 1 Bedroom 2 Bedroom 3 Bedroom	473 703 1,358 1,598	$2,270 $3,045 $4,480 $4,500	$57.69 $53.14 $43.77 $33.79

(1)	Source: Appraisal.
(2)	Total / Wtd. Avg. excludes the 125 Third Avenue Property. Unit breakdown was not provided per appraisal. The 125 Third Avenue Property has 91 units and underwritten base rent per SF is $63.29.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-189017) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Citigroup Global Markets Inc., Goldman, Sachs & Co., Drexel Hamilton, LLC, RBS Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send to you the prospectus if you request it by calling toll-free 1-877-858-5407.

125 THIRD AVENUE

The following table presents certain information relating to certain retail lease comparables provided in the appraisal for the 125 Third Avenue Property:

Retail Lease Comparables(1)

Property	Tenant Name	Beginning Date	Retail GLA	Asking Rent per SF
125 Third Avenue(2)	--	--	7,056	$104.96
56 West 14th Street	Five Guys	1Q 2013	2,500	$120.00
94 University Place	Tortaria Restaurant	2Q 2012	1,300	$200.00
150 East 14th Street	Naked Pizza	1Q 2011	1,600	$208.00
300 Park Avenue South	CVS	4Q 2010	11,000	$115.00
1 Union Square South	Duane Reade	1Q 2010	14,000	$236.00
Total / Wtd. Avg.			30,400	$179.66

(1)	Source: Appraisal.
(2)	Total / Wtd. Avg. excludes the 125 Third Avenue Property.

■
The Borrower.  The borrower is Coral Crystal LLC, a single-purpose, single-asset entity.  Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the 125 Third Avenue Loan.  Alex Forkosh is the non-recourse carveout guarantor of the 125 Third Avenue Loan.

■
Escrows.  In connection with the origination of the 125 Third Avenue Loan, the borrower funded aggregate reserves of $383,958 with respect to the 125 Third Avenue Property, comprised of: (i) $277,500 for real estate taxes, (ii) $98,333 for insurance, and (iii) $8,125 for deferred maintenance.

Additionally, on each due date, the borrower is required to fund the following reserves with respect to the 125 Third Avenue Property: (i) a tax reserve in an amount equal to one-twelfth of the amount that the lender estimates will be necessary to pay taxes over the then succeeding twelve month period, (ii) an insurance reserve in an amount equal to one-twelfth of the amount that the lender estimates will be necessary to pay insurance premiums over the then succeeding twelve month period, provided, however, that reserve deposits are not required in respect of insurance premiums where the borrower is maintaining an approved umbrella or blanket policy in accordance with the loan documents, and (iii) a replacement reserve in an amount equal to $2,163.

In addition, on each monthly due date during the continuance of a 125 Third Avenue Trigger Period, the borrower is required to deposit (or cause to be deposited) (x) into an operating expense account with the lender or the servicer an amount equal to the aggregate amount of approved operating expenses and approved extraordinary expenses for the subject month, and (y) into an excess cash flow account with the lender or the servicer any and all remaining excess cash flow generated by the 125 Third Avenue Property after payment of debt service due on such monthly due date, all required reserve deposits described above due on such monthly payment date, the deposit into the operating expense account described above due on such monthly payment date and any other sums due and owed under the loan documents.

“125 Third Avenue Trigger Period” means a period (A) commencing upon the earliest to occur of (i) the occurrence and continuance of an event of default under the loan documents, (ii) the debt service coverage ratio as calculated under the loan documents (and tested monthly) is less than 1.30x for the 12-month trailing period and (iii) the earliest to occur of (a) a Specified Tenant is in monetary default under the applicable Specified Tenant Lease beyond applicable notice and cure periods for a period of sixty (60) days or more, (b) a Specified Tenant gives notice that it is terminating its lease for all or any portion of the Specified Tenant Space (or applicable portion thereof), (c) any termination or cancellation of any Specified Tenant Lease occurs (including, without limitation, rejection in any bankruptcy or similar insolvency proceeding) and (d) any bankruptcy or similar insolvency of Specified Tenant occurs and (B) expiring upon (x) in the case of clause (i) above, the cure (if applicable) of such event of default, (y) in the case of clause (ii) above, the date on which the debt service coverage ratio (as calculated under the loan documents) is equal to or greater than 1.35x for two consecutive calendar quarters and (z) in the case of clause (iii) above, the earliest to occur of (1) the satisfaction of the Specified Tenant Cure Conditions, (2) the borrower leases the entire Specified Tenant Space (or applicable portion thereof) to tenant(s) occupying said space and paying full, unabated rent, in each case, pursuant to

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-189017) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Citigroup Global Markets Inc., Goldman, Sachs & Co., Drexel Hamilton, LLC, RBS Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send to you the prospectus if you request it by calling toll-free 1-877-858-5407.

125 THIRD AVENUE

lease(s) which are in full force and effect and entered into in accordance with the applicable terms and conditions of the 125 Third Avenue Loan Agreement and/or (3) to the extent that less than the entire Specified Tenant Space (or applicable portion thereof) is so leased, the borrower leases the acceptable portion of the Specified Tenant Space to tenant(s) occupying said space and paying full, unabated rent, in each case, pursuant to lease(s) which are in full force and effect and entered into in accordance with the applicable terms and conditions of the 125 Third Avenue Loan Agreement.  Additionally, a 125 Third Avenue Trigger Period will commence upon the occurrence of the ARD in August 2023 and expiring only upon the repayment in full of the 125 Third Avenue Loan.

“Specified Tenant” means as applicable, (i) NYU and (ii) individually and collectively, any other lessee(s) of the Specified Tenant Space (or any portion thereof) and any guarantor(s) of the applicable related Specified Tenant Lease(s), (provided that such lessee(s) and guarantor(s) shall only constitute “Specified Tenant(s)” to the extent they lease the Specified Tenant Space (or applicable portion thereof) pursuant to ST Major Lease(s)).

“Specified Tenant Cure Conditions” means each of the following, as applicable: (i) the applicable Specified Tenant has cured all monetary defaults under the applicable Specified Tenant Lease, (ii) the applicable Specified Tenant has revoked or rescinded all termination or cancellation notices with respect to the applicable Specified Tenant Lease and has re-affirmed the applicable Specified Tenant Lease as being in full force and effect, (iii) with respect to any applicable bankruptcy or insolvency proceedings involving the applicable Specified Tenant or the applicable Specified Tenant Lease, the applicable Specified Tenant is no longer insolvent or subject to any bankruptcy or insolvency proceedings or has affirmed the applicable Specified Tenant Lease pursuant to final, non-appealable order of a court of competent jurisdiction and (iv) the applicable Specified Tenant is paying full, unabated rent under the applicable Specified Tenant Lease.

“Specified Tenant Lease” means collectively and/or individually (as the context requires), each lease at the 125 Third Avenue Property with the Specified Tenant (including, without limitation, any guaranty or similar instrument furnished thereunder), as the same may have been or may after such origination date be amended, restated, extended, renewed, replaced and/or otherwise modified.

“Specified Tenant Space” means that portion of the 125 Third Avenue Property demised as of the origination date of the 125 Third Avenue Loan to the initial Specified Tenant pursuant to the initial Specified Tenant Lease.  References herein to “applicable portions” of the Specified Tenant Space (or words of similar import) shall be deemed to refer to the portion of the Specified Tenant Space demised pursuant to the applicable Specified Tenant Lease(s) entered into after such origination date in accordance with the applicable terms and conditions of the 125 Third Avenue Loan Agreement.

“ST Major Lease” means as to the 125 Third Avenue Property (i) any lease which, individually or when aggregated with all other leases at the 125 Third Avenue Property with the same tenant or its affiliate, either (A) accounts for twenty percent (20%) or more of the total rental income for the 125 Third Avenue Property, or (B) demises 20,000 square feet or more of the 125 Third Avenue Property’s gross leasable area, (ii) any lease which contains any option, offer, right of first refusal or other similar entitlement to acquire or encumber all or any portion of the 125 Third Avenue Property and (iii) any instrument guaranteeing or providing credit support for any lease meeting the requirements of (i) or (ii) above.

■
Lockbox and Cash Management. The 125 Third Avenue Loan is structured with a hard lockbox which was established in connection with the origination of the 125 Third Avenue Loan and with springing cash management.  The loan documents require the borrower to direct the Specified Tenant and Applicable Notice Tenants to pay their rents directly to the lender controlled lockbox account.  The loan documents also require the borrower and the property manager to deposit all revenues derived from the 125 Third Avenue Property and received by the borrower or the property manager, as the case may be, into the lender controlled lockbox account within two business days after receipt.  The funds on deposit in the lockbox account are required to be swept on a daily basis to or at the direction of the borrower, unless a 125 Third Avenue Trigger Period exists, in which case funds are required to be transferred on each business day to the cash management account.  Upon the first

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-189017) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Citigroup Global Markets Inc., Goldman, Sachs & Co., Drexel Hamilton, LLC, RBS Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send to you the prospectus if you request it by calling toll-free 1-877-858-5407.

125 THIRD AVENUE

occurrence of a 125 Third Avenue Trigger Period, the lender, on the borrower’s behalf, is required to establish a cash management account with the lender or the servicer, as applicable, in the name of the borrower for the sole and exclusive benefit of the lender.  Upon the first occurrence of a 125 Third Avenue Trigger Period, the lender, on the borrower’s behalf, is required to establish with the lender or the servicer an eligible account into which the borrower is required to deposit, or cause to be deposited the amounts required for the payment of debt service under the 125 Third Avenue Loan. So long as no event of default has occurred and is continuing, on each due date, the lender or the servicer, as applicable, is required to disburse all funds on deposit in the cash management account to pay required reserves, debt service, and all other amounts then due and payable under the loan documents. Furthermore, during the continuance of a 125 Third Avenue Trigger Period, the loan documents require that all amounts on deposit in the cash management account, after the payment of debt service, required reserves, and all other amounts then due and payable under the loan documents, be reserved and held by the lender as additional collateral for the 125 Third Avenue Loan.  Provided no event of default has occurred and is continuing, (i) prior to the ARD, the lender is required to disburse excess cash flow funds to the borrower on account of leasing commissions and tenant improvements at the 125 Third Avenue Property, provided that as a condition precedent thereto, the borrower satisfies (or causes to be satisfied) all conditions to disbursement set forth in the 125 Third Avenue Loan Agreement and (ii) any remaining excess cash flow funds are required to be disbursed to the borrower upon expiration of any 125 Third Avenue Trigger Period.  Provided no event of default has occurred and is continuing, from and after the ARD, any excess cash flow funds are required to be applied by the lender on each due date in the following order of priority: (i) first, to the reduction of the principal balance of the 125 Third Avenue Loan (excluding any accrued and unpaid excess interest) until the principal balance of the 125 Third Avenue Loan (excluding any accrued and unpaid excess interest) is reduced to zero, (ii) second, to the payment of accrued and unpaid excess interest until the outstanding amount of accrued and unpaid excess interest is reduced to zero and (iii) third, the balance, if any, after payment in full of the 125 Third Avenue Loan, to an account owned and controlled by the borrower, as specified by the borrower in writing.

“Applicable Notice Tenants” means any non-residential tenant (i) which is itself a national brand or chain or is affiliated with, franchised by or otherwise associated with a national brand or chain and (ii) whose lease is a Major Lease.

“Major Lease” means as to the 125 Third Avenue Property (i) any lease which, individually or when aggregated with all other leases at the 125 Third Avenue Property with the same tenant or its affiliate, either (A) accounts for ten percent (10%) or more of the total rental income for the 125 Third Avenue Property, or (B) demises 10,000 square feet or more of the 125 Third Avenue Property’s gross leasable area, (ii) any lease which contains any option, offer, right of first refusal or other similar entitlement to acquire or encumber all or any portion of the 125 Third Avenue Property, (iii) any Specified Tenant Lease, and (iv) any instrument guaranteeing or providing credit support for any lease meeting the requirements of (i), (ii) or (iii) above.

■
Property Management.  The 125 Third Avenue Property is currently managed by Coral Housing, LLC, an affiliate of the borrower.  Under the loan documents, the borrower cannot replace Coral Housing, LLC, as the property manager of the 125 Third Avenue Property, except with a management company approved by the lender in writing (which approval of the lender may be conditioned upon delivery to the lender of a Rating Agency Confirmation). The lender may replace (or require the borrower to replace) the property manager if (i) there is a default by the property manager under the management agreement after the expiration of any applicable cure period, (ii) there exists an event of default under the 125 Third Avenue Loan which remains uncured (iii) the property manager has engaged in gross negligence, fraud, willful misconduct or misappropriation of funds, or (iv) certain bankruptcy related events occur with respect to the property manager.

■	Mezzanine or Subordinate Indebtedness. Not permitted.

■
Terrorism Insurance. The borrower is required to maintain an “all risk” insurance policy that provides coverage for terrorism, provided that coverage is commercially available.  See “Risk Factors—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Free Writing Prospectus.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-189017) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Citigroup Global Markets Inc., Goldman, Sachs & Co., Drexel Hamilton, LLC, RBS Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send to you the prospectus if you request it by calling toll-free 1-877-858-5407.

125 THIRD AVENUE

■
Right of First Refusal.  The lease between the borrower and NYU, the largest tenant at the 125 Third Avenue Property, grants to NYU a right of first refusal to purchase the entire 125 Third Avenue Property in the event that the borrower receives and wishes to accept an offer with respect to the purchase of the 125 Third Avenue Property. The lender and NYU executed a subordination, non-disturbance and attornment agreement in connection with the closing of the 125 Third Avenue Loan, in which NYU agreed that such right of first refusal will not apply to (i) any transfer of the borrower’s interest in the 125 Third Avenue Property in connection with an exercise of remedies under the loan documents evidencing the 125 Third Avenue Loan (including, without limitation, a foreclosure or deed in lieu thereof) or (ii) the first transfer of the 125 Third Avenue Property subsequent to any transfer described in the preceding subclause (i).  Provided NYU complies with and performs its lease obligations, NYU is granted non-disturbance rights under the aforesaid subordination, non-disturbance and attornment agreement.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-189017) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Citigroup Global Markets Inc., Goldman, Sachs & Co., Drexel Hamilton, LLC, RBS Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send to you the prospectus if you request it by calling toll-free 1-877-858-5407.

(THIS PAGE INTENTIONALLY LEFT BLANK)

EMERALD ISLE APARTMENTS

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-189017) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Citigroup Global Markets Inc., Goldman, Sachs & Co., Drexel Hamilton, LLC, RBS Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send to you the prospectus if you request it by calling toll-free 1-877-858-5407.

EMERALD ISLE APARTMENTS

Emerald Isle Apartments
661 North Rose Drive
Placentia, CA 92870
La Habra
Brea
Gateway Shopping Center
Brea Mall
Birch Hills Golf Course
Brea Union Plaza
Imperial East Shopping Center
Carbon Canyon Park
Black Gold Golf Club
Fullerton Golf Course
Craig Regional Park
Coyote Hills Golf Course
St Jude Medical Center
Placentia Town Center
Cal State University Fullerton
Crossroads Shopping Center
Placentia -Linda Hospital
Placentia
Hillcrest Park
Fullerton College
Fullerton
Village Center at Rose
Alta Vista Country Club
Yorba Linda Country Club
Yorba Linda
Fullerton Station
Metrolink
Fullerton Metro Center
Orangefair Marketplace
La Palma Park and Stadium
Anaheim
Anaheim Canyon Station
Riverside Fwy
Orange Fwy
Anaheim Hills
The Mall of Orange
Santiago Oaks Regional Park
Villa Park
Disneyland
Santa Ana Fwy
Orange
Honda Center
Anaheim Station
Anaheim Convention Center
Angel Stadium of Anaheim
Chapman University
Orange Station
UC Irvine Hospital
Outlets at Orange
Children's Hospital of OC
St Joseph Hospital
Tustin Foothills
Garden Grove Fwy
Garden Grove
River View Golf Course
Main Place Mall
Santa Ana
W. Central Ave
Imperial Hwy
Lambert Rd
E. Birch St
E. Bastanchury Rd
E. Yorba Linda Blvd
E. Chapman Ave
E. Commonwealth Ave
E. Orangethorpe Ave
E. Lincoln Ave
E. Nohl Ranch Rd
E. Ball Rd
E. Taft Ave
E. Katella Ave
W. Katella Ave
E. Collins Ave
Chapman Ave
Santa Ana Canyon Rd
Los Angeles
Pasadena
Long Beach
Anaheim
Santa Ana
Pacific Ocean
Angeles National Forest
CARTIFACT

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-189017) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Citigroup Global Markets Inc., Goldman, Sachs & Co., Drexel Hamilton, LLC, RBS Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send to you the prospectus if you request it by calling toll-free 1-877-858-5407.

EMERALD ISLE APARTMENTS

Mortgaged Property Information		Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller	GSMC
Location (City/State)	Placentia, California	Cut-off Date Principal Balance	$56,500,000
Property Type	Multifamily	Cut-off Date Principal Balance per Unit	$133,886.26
Size (Units)	422	Percentage of Initial Pool Balance	5.1%
Total Occupancy as of 8/16/2013	99.1%	Number of Related Mortgage Loans	None
Owned Occupancy as of 8/16/2013	99.1%	Type of Security	Fee Simple
Year Built / Latest Renovation	2005 / NAP	Mortgage Rate	5.63827433628319%
Appraised Value	$93,840,000	Original Term to Maturity (Months)	120
		Original Amortization Term (Months)	360
		Original Interest Only Period (Months)	60
Underwritten Revenues	$6,980,850
Underwritten Expenses	$2,349,702
Underwritten Net Operating Income (NOI)	$4,631,149	Escrows
Underwritten Net Cash Flow (NCF)	$4,525,649		Upfront	Monthly
Cut-off Date LTV Ratio	60.2%	Taxes	$0	$0
Maturity Date LTV Ratio	56.0%	Insurance	$0	$0
DSCR Based on Underwritten NOI / NCF	1.18x / 1.16x	Replacement Reserves	$0	$8,792
Debt Yield Based on Underwritten NOI / NCF	8.2% / 8.0%	Other	$0	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Amount	$56,500,000	90.4%	Loan Payoff	$61,647,385	98.6%
Mezzanine Loan Amount	6,000,000	9.6	Closing Costs	741,732	1.2
			Principal Equity Distribution	110,883	0.2

Total Sources	$62,500,000	100.0%	Total Uses	$62,500,000	100.0%

■
The Mortgage Loan.  The mortgage loan (the “Emerald Isle Apartments Loan”) is evidenced by a promissory note in the principal amount of $56,500,000 and is secured by a first mortgage encumbering a 422-unit multifamily property located in Placentia, California (the “Emerald Isle Apartments Property”).  The Emerald Isle Apartments Loan was originated by GS Commercial Real Estate LP on August 22, 2013 and will be acquired by Goldman Sachs Mortgage Company on or prior to the securitization Closing Date.  The Emerald Isle Apartments Loan represents approximately 5.1% of the Initial Pool Balance.  The note evidencing the Emerald Isle Apartments Loan has an outstanding principal balance as of the Cut-off Date of $56,500,000 and an interest rate of 5.63827433628319% per annum.  The borrower utilized the proceeds of the Emerald Isle Apartments Loan to refinance existing debt on the Emerald Isle Apartments Property.

The Emerald Isle Apartments Loan had an initial term of 120 months and has a remaining term of 120 months.  The Emerald Isle Apartments Loan requires payments of interest only prior to the due date in October 2018, after which it requires monthly payments of interest and principal sufficient to amortize the loan over a 30-year amortization schedule.  The scheduled maturity date is the due date in September 2023.  The Emerald Isle Apartments Loan may be voluntarily prepaid on any due date on or after the due date in September 2015 with the payment of a prepayment fee equal to the yield maintenance premium.  Voluntary prepayment of the Emerald Isle Apartments Loan is permitted on and after the due date in June 2023 without payment of any yield maintenance or prepayment premium.

■
The Mortgaged Property.  The Emerald Isle Apartments Property is a 422-unit multifamily apartment community located in Placentia in Orange County, California. The Emerald Isle Apartments Property was built in 2005 by James C. Gianulias and David Gianulias who are the non-recourse carveout guarantors under the Emerald Isle Apartments Loan. The Emerald Isle Apartments Property is a gated community, for residents aged 55 and older, that features numerous amenities including a resort-style pool and spa, a putting green, an 8,300 SF recreation center with a fully equipped kitchen, fitness center, media center, computer/business center, library, billiards room and card room. Organized social activities include a regular schedule of programs and outings. The Emerald Isle Apartments Property offers 1, 2 and 2+ bedroom floor plans with private patios/balcony and is located across from a retail strip center which features a Ralphs store and a number of other retailers. The Emerald Isle Apartments Property has been at or above 98% occupancy since 2009 and as of August 16, 2013, Total Occupancy and Owned Occupancy were both at 99.1%.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-189017) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Citigroup Global Markets Inc., Goldman, Sachs & Co., Drexel Hamilton, LLC, RBS Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send to you the prospectus if you request it by calling toll-free 1-877-858-5407.

EMERALD ISLE APARTMENTS

The following table presents certain information relating to the units and rent at the Emerald Isle Apartments Property:

Unit Type	# of Units	Average SF per Unit	Monthly Market Rent per Unit(1)	Monthly Actual Rent per Unit(2)	Underwritten Monthly Rent	Underwritten Rent
2 bed / 2 bath (with den)	26	1,128	$1,825	$1,754	$1,757	$548,160
2 bed / 2 bath	112	1,004	$1,626	$1,564	$1,565	2,102,768
2 bed / 1 bath	17	914	$1,460	$1,484	$1,483	302,460
1 bed / 1 bath	267	655	$1,227	$1,181	$1,181	3,782,969
Total / Wtd. Avg.	422	788	$1,379	$1,330	$1,330	$6,736,357

(1)	Source: Appraisal.
(2)	Source: As provided by the borrower.

The following table presents certain information relating to historical leasing at the Emerald Isle Apartments Property:

Historical Leased %(1)
	2010	2011	2012	TTM 6/30/2013
Owned Space	98.3%	99.3%	98.8%	99.5%

(1)	As provided by the borrower.

■
Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Emerald Isle Apartments Property:

Cash Flow Analysis(1)
	2010(2)	2011	2012	TTM 6/30/2013	Underwritten	Underwritten $ per Unit
Base Rent	$6,340,477	$6,653,067	$6,673,541	$6,706,560	$6,736,357	$15,963
Gross Up Vacancy	0	0	0	0	0	0
Goss Potential Rent	$6,340,477	$6,653,067	$6,673,541	$6,706,560	$6,736,357	$15,963
Vacancy, Credit Loss, Concessions & Non-Revenue Units	NAP	(339,054)	(232,744)	(235,322)	(303,401)	(719)
Total Rent Revenue	$6,340,477	$6,314,013	$6,440,797	$6,471,238	$6,432,956	$15,244
Other Revenue (3)	494,245	593,338	543,505	547,894	547,894	1,298
Effective Gross Income	$6,834,723	$6,907,351	$6,984,302	$7,019,132	$6,980,850	$16,542

Total Operating Expenses	$2,187,289	$2,274,998	$2,251,808	$2,332,658	$2,349,702	$5,568

Net Operating Income	$4,647,433	$4,632,353	$4,732,494	$4,686,474	$4,631,149	$10,974
Replacement Reserves	0	0	0	0	105,500	250
Net Cash Flow	$4,647,433	$4,632,353	$4,732,494	$4,686,474	$4,525,649	$10,724

(1)
Certain items such as straight line rent, interest expense, interest income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.

(2)	For 2010, Vacancy Loss, Credit Loss, Concessions & Non-Revenue Units are included in Gross Potential Rent. Borrower began reporting these separately for the full year starting in 2011.
(3)	Other Revenue includes other rental income, other site income, utility income and other miscellaneous revenues.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-189017) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Citigroup Global Markets Inc., Goldman, Sachs & Co., Drexel Hamilton, LLC, RBS Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send to you the prospectus if you request it by calling toll-free 1-877-858-5407

EMERALD ISLE APARTMENTS

■	Appraisal. According to the appraisal, the Emerald Isle Apartments Property had an “as-is” appraised value of $93,840,000 as of an effective date of June 11, 2013.

■
Environmental Matters. According to a Phase I environmental report, dated June 17, 2013, there are no recognized environmental conditions or recommendations for further action at the Emerald Isle Apartments Property.

■
Market Overview and Competition.  The Emerald Isle Apartments Property is located within the city of Placentia, Orange County, California. Placentia is located in northeastern Orange County and is proximate to the Orange Freeway. Placentia is within commuting distance to employment areas in Orange, Los Angeles and Riverside Counties. Primary access to the Emerald Isle Apartments Property neighborhood is provided by Interstate 5, Highway 91 and Highway 57. The Orange County MSA unemployment rate as of April 2013 was 5.7%, down from a revised 6.3% as of March 2013 and below the 7.3% estimate as of April 2012.  Major employers in Orange County include Walt Disney Co., University of California, Irvine, St. Joseph Health System, Boeing Co., Bank of America Corp. and Yum Brands, Inc.  The Emerald Isle Apartments Property is located approximately 0.5 miles south of Placentia Linda Hospital and is within close proximity to neighborhood and community shopping.

The population in Orange County is 3,105,680, with an estimated average household income of $98,593 for 2013. The estimated 2013 population in a 5-mile radius of the property is 371,236 with an estimated average household income of $96,313. At $1,595 and $1,553 per month, average fourth quarter 2012 asking and effective rents, as reported by a market research report, were up 0.9% each for the quarter and were up 2.9% and 3.6%, respectively, for the year. Fourth quarter Class A and B/C asking averages were $1,852 and $1,435, up 3.2% and 2.4%, respectively, for the year.

The following table presents certain information relating to the primary competition for the Emerald Isle Apartments Property:

Competitive Set(1)
	Fountain Glen at Jacaranda	Fountain Glen at Anaheim Hills	Bradford Terrace	Five Points Villas Senior Apts.	Huntington Westminster	Creekview Senior Apartments	Union Place	Oaktree Court
Location	Fullerton	Anaheim	Placentia	Huntington Beach	Westminster	Orange	Placentia	Placentia
Occupancy	99.0%	98.0%	97.0%	100.0%	90.0%	100.0%	94.0%	90.0%
Age Restricted	Yes	Yes	Yes	Yes	Yes	Yes	No	No

(1)	Source: Appraisal

■
The Borrower.  The borrower is Placentia 422 L.P., a single-purpose, single-asset entity formed solely for the purpose of owning and operating the Emerald Isle Apartments Property.  Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Emerald Isle Apartments Loan.  James C. Gianulias and David Gianulias are the non-recourse carveout guarantors under the Emerald Isle Apartments Loan.

■
Escrows.  On each due date, the borrower is required to fund: (1) from and after the date on which the borrower has (x) failed to pay taxes or insurance premiums on or prior to the date such amounts are due or (y) failed to certify that such tax or insurance premiums were paid when due, a tax and insurance reserve in an amount equal to one-twelfth of the amount the lender estimates will be necessary to pay tax and insurance premiums over the then succeeding twelve month period and (2) a capital expenditure reserve account in the amount of $8,792.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-189017) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Citigroup Global Markets Inc., Goldman, Sachs & Co., Drexel Hamilton, LLC, RBS Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send to you the prospectus if you request it by calling toll-free 1-877-858-5407.

EMERALD ISLE APARTMENTS

■
Lockbox and Cash Management.  The Emerald Isle Apartments Loan is structured with a soft lockbox with springing cash management, which was established upon closing of the Emerald Isle Apartments Loan. The loan documents require that all rents received by the borrower or the property manager be deposited into the lender-controlled lockbox account by the end of the first business day after receipt.  On each business day, so long as no event of default or Emerald Isle Apartments Trigger Period is continuing, the lockbox bank will remit all amounts contained in the lockbox account to an operating account maintained by the borrower.  On a weekly basis, during the continuance of an event of default under the Emerald Isle Apartments Loan or an Emerald Isle Apartments Trigger Period, the lockbox bank will remit all amounts contained in the lockbox account to a lender-controlled cash management account.  On each due date during the continuance of an Emerald Isle Apartments Trigger Period, the loan documents require that all amounts on deposit in the cash management account, after payment of debt service, required reserves, budgeted operating expenses and debt service on the mezzanine loan are required to be held as additional collateral for the Emerald Isle Apartments Loan.  During the continuance of an event of default under the Emerald Isle Apartments Loan, the lender is entitled to apply all funds on deposit in the cash management account to amounts payable under the Emerald Isle Apartments Loan in such order of priority as the lender may determine.

A “Emerald Isle Apartments Trigger Period” means the period (A) commencing on the last day of any fiscal quarter in which the net operating income (as calculated under the loan documents) for the prior twelve-month period is less than $4,028,358 and terminating as of the end of the second of any two consecutive fiscal quarters in which the net operating income for the prior twelve-month period is at least $4,028,358, (B) commencing on the date the borrower fails to deliver the required annual, quarterly and monthly financial reports and ending when such reports are delivered if no trigger period pursuant to clause (A) is continuing, or (C) any period during an occurrence of an event of default under the mezzanine loan.

■
Property Management.  The Emerald Isle Apartments Property is currently managed by Mesa Management, Inc., an affiliate of the borrower, pursuant to a management agreement.  Under the loan documents, the Emerald Isle Apartments Property may be managed by Mesa Management, Inc. or any other management company reasonably approved by the lender and with respect to which Rating Agency Confirmation has been received.  Following an event of default under the Emerald Isle Apartments Loan, a foreclosure, a conveyance in lieu of foreclosure or an acceleration of the Emerald Isle Apartments Loan, a material default by the property manager under the management agreement (after the expiration of any applicable notice and/or cure periods) or the filing of a bankruptcy petition by the property manager or a similar event, the lender has the right to terminate or require borrower to terminate the property manager and engage a replacement property manager. Pursuant to a subordination of the management agreement, following a foreclosure on the Emerald Isle Apartments Property, the property manager has agreed to recognize the lender as the “owner” under the management agreement.

■
Mezzanine or Subordinate Indebtedness.  In connection with the origination of the Emerald Isle Apartments Loan, a mezzanine loan was made in the amount of $6,000,000 to the borrower’s direct and, in the case of Placentia 422 LLC, indirect, equity holders, secured by a pledge of the equity interests in the borrower and borrower’s general partner.  The mezzanine loan will initially be held by GS Commercial Real Estate LP or its affiliate, has an interest rate of 7.7500% per annum and is co-terminus with the Emerald Isle Apartments Loan.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-189017) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Citigroup Global Markets Inc., Goldman, Sachs & Co., Drexel Hamilton, LLC, RBS Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send to you the prospectus if you request it by calling toll-free 1-877-858-5407.

EMERALD ISLE APARTMENTS

■
Terrorism Insurance.  So long as TRIPRA or a similar or subsequent statute is in effect, the borrower is required to maintain terrorism insurance for foreign and domestic acts (as such terms are defined in TRIPRA or similar or subsequent statute) in an amount equal to the full replacement cost of the Emerald Isle Apartments Property (plus eighteen months of rental loss and/or business interruption coverage).  If TRIPRA or a similar or subsequent statute is not in effect, then provided that terrorism insurance is commercially available, borrower is required to carry terrorism insurance throughout the term of the Emerald Isle Apartments Loan as required by the preceding sentence, but in such event borrower will not be required to spend on terrorism insurance coverage more than two times the amount of the insurance premium that is payable at such time in respect of the property and business interruption/rental loss insurance required under the loan documents (without giving effect to the cost of terrorism and earthquake components of such casualty and business interruption/rental loss insurance), and if the cost of terrorism insurance exceeds such amount, the borrower must purchase the maximum amount of terrorism insurance available with funds equal to such amount.  In either such case, terrorism insurance may not have a deductible in excess of $50,000.  The required terrorism insurance may be included in a blanket policy, provided that the borrower provides evidence satisfactory to the lender that the insurance premiums for the Emerald Isle Apartments Property are separately allocated under the blanket policy.  See “Risk Factors—Terrorism Insurance May Not Be Available for All Mortgage Properties” in the Free Writing Prospectus.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-189017) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Citigroup Global Markets Inc., Goldman, Sachs & Co., Drexel Hamilton, LLC, RBS Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send to you the prospectus if you request it by calling toll-free 1-877-858-5407.

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400 BROOME STREET

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-189017) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Citigroup Global Markets Inc., Goldman, Sachs & Co., Drexel Hamilton, LLC, RBS Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send to you the prospectus if you request it by calling toll-free 1-877-858-5407.

400 BROOME STREET

New York
400 Broome Street
400 Broome Street
New York, NY 10013
WASHINGTON SQUARE PARK
GREENWICH VILLAGE
NOHO
SOHO
NOLITA
BOWERY
LIGHTING DISTRICT
LITTLE ITALY
CHINATOWN
TWO BRIDGES
CIVIC CENTER
WEST HOUSTON STREET
EAST HOUSTON STREET
PRINCE STREET
SPRING STREET
BROOME STREET
GRAND STREET
CANAL STREET
DELANCEY STREET
KENMARE STREET
BROADWAY
LAFAYETTE STREET
CENTRE STREET
CLEVELAND PLACE
CENTRE MARKET PLACE
THE BOWERY
West New York
Union City
Hoboken
Jersey City
MANHATTAN
QUEENS
BROOKLYN
CARTIFACT

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-189017) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Citigroup Global Markets Inc., Goldman, Sachs & Co., Drexel Hamilton, LLC, RBS Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send to you the prospectus if you request it by calling toll-free 1-877-858-5407.

400 BROOME STREET

Mortgage Property Information	Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller	CGMRC
Location (City/State)	New York, New York	Cut-off Date Principal Balance	$50,000,000
Property Type	Mixed Use	Cut-off Date Principal Balance per Unit(1)	$467,289.72
Size (Units)	107	Percentage of Initial Pool Balance	4.5%
Total Occupancy as of 5/1/2013(2)	100.0%	Number of Related Mortgage Loans(3)	2
Owned Occupancy as of 5/1/2013(2)	100.0%	Type of Security	Fee Simple
Year Built / Latest Renovation	1913 / 1996	Mortgage Rate(4)	4.8100%
Appraised Value	$105,000,000	Original Term to Maturity (Months)(5)	360
Original Amortization Term (Months)	NAP
Original Interest Only Period (Months)	120
Underwritten Revenues	$7,126,210
Underwritten Expenses	$2,607,744	Escrows
Underwritten Net Operating Income (NOI)	$4,518,466	Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$4,468,244	Taxes	$142,018	$142,018
Cut-off Date LTV Ratio	47.6%	Insurance	$99,243	$9,022
Maturity Date LTV Ratio(5)	47.6%	Replacement Reserves	$0	$2,645
DSCR Based on Underwritten NOI / NCF	1.85x / 1.83x	TI/LC	$0	$0
Debt Yield Based on Underwritten NOI / NCF	9.0% / 8.9%	Other(6)	$81,250	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Amount	$50,000,000	99.9%	Loan Payoff	$41,324,184	82.6%
Other Sources	50,000	0.1	Principal Equity Distribution	7,542,359	15.1
			Closing Costs	564,371	1.1
			Reserves	322,511	0.6
			Other Uses	296,575	0.6

Total Sources	$50,050,000	100.0%	Total Uses	$50,050,000	100.0%

(1)	Cut-off Date Principal Balance per Unit is calculated by dividing the Cut-off Date Principal Balance by the number of multifamily units.
(2)
The 400 Broome Street Property is comprised of 107 multifamily units, 10,600 SF of retail space, 5,336 SF of office space, 3000 SF of garage space and 6,000 SF of non-revenue generating mechanical space.  Total Occupancy and Owned Occupancy of 100.0% represents the occupancy for the multifamily units only.  Total Occupancy and Owned Occupancy, based on square footage, for the 400 Broome Street Property are 93.0%.

(3)	The 400 Broome Street Loan is related to the 125 Third Avenue Loan. Alex Forkosh is the non-recourse carveout guarantor of the 400 Broome Street Loan and the 125 Third Avenue Loan.
(4)
In the event the 400 Broome Street Loan is not paid in full on or before the ARD (defined below), the 400 Broome Street Loan will accrue interest at a rate per annum equal to the greater of (i) the initial interest rate (4.8100%) plus 2.0% and (ii) the treasury rate plus 4.0% per annum through the final maturity date.

(5)
The 400 Broome Street Loan has an anticipated repayment date of July 6, 2023 and a maturity date of July 6, 2043. The Maturity Date LTV Ratio is based on the anticipated repayment date. See “—The Mortgage Loan” below.

(6)	Other upfront reserve of $81,250 represents a deferred maintenance reserve.

■
The Mortgage Loan.  The mortgage loan (the “400 Broome Street Loan”) is evidenced by a note in the original principal amount of $50,000,000 and is secured by a first mortgage encumbering the borrower’s interest in a Class A mixed use building comprised of 107 multifamily units, 10,600 SF of retail space, 5,336 SF of office space, and 3,000 SF of garage space located in New York, New York (the “400 Broome Street Property”).  The 400 Broome Street Loan was originated by Citigroup Global Markets Realty Corp. on June 21, 2013 and represents approximately 4.5% of the Initial Pool Balance.  The 400 Broome Street Loan has an outstanding principal balance as of the Cut-off Date of $50,000,000 and an initial interest rate of 4.8100% per annum (the “Initial Interest Rate”).  The proceeds of the 400 Broome Street Loan were primarily used to refinance existing debt on the 400 Broome Street Property, pay closing costs, set up reserves in connection with the 400 Broome Street Loan, and return equity to the sponsor.

■
The 400 Broome Street Loan had an initial term of 360 months, has a remaining term of 358 months as of the Cut-off Date and requires interest only payments at the Initial Interest Rate for the first 120 months through the anticipated repayment date (the “ARD”), which is the due date in July 2023.  The final maturity date of the 400 Broome Street Loan is the due date in July 2043. In the event the 400 Broome Street Loan is not paid in full on or before the ARD, the borrower is required to continue to make interest only payments at the Initial Interest Rate, but the 400 Broome Street Loan will accrue interest through the maturity date at a rate per annum equal to the greater of (i) the Initial Interest Rate plus 2.0% and (ii) the treasury rate plus 4.0%.  The occurrence of the ARD automatically triggers a full cash flow sweep whereby all excess cash flow is required to be used (i) first, to pay down the principal balance of the 400 Broome Street Loan until such time as the principal balance is reduced to zero and (ii) second, to pay down all unpaid interest accrued since the ARD in excess of the Initial Interest Rate.  Voluntary prepayment of the 400 Broome Street Loan without prepayment premium or yield maintenance charge is permitted on or after the due date in April 2023.  Defeasance of the 400 Broome Street Loan with certain direct, non-callable obligations that are either the direct obligations of or are fully guaranteed by the full faith and credit of

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-189017) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Citigroup Global Markets Inc., Goldman, Sachs & Co., Drexel Hamilton, LLC, RBS Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send to you the prospectus if you request it by calling toll-free 1-877-858-5407.

400 BROOME STREET

the United States of America, is permitted at any time after the second anniversary of the securitization Closing Date and prior to the ARD.

■
The Mortgaged Property.  The 400 Broome Street Property is an 11-story, mixed-use building located in New York, New York.  The 400 Broome Street Property has frontage and visibility along three streets within the SoHo neighborhood of Manhattan.  The 400 Broome Street Property is located on the entire eastern block bounded by Broome Street to the south, Cleveland Place to the west and Kenmare Street to the north.

The 400 Broome Street Property was constructed in 1913 and was renovated in 1996.  As of May 1, 2013, the Total Occupancy and Owned Occupancy were both 100.0%. The 400 Broome Street Property consists of 107 multifamily units (148,400 SF of student housing space), 10,600 SF of ground floor retail space, 5,336 SF of office space and 3,000 SF of garage space.  Additionally, there are approximately 6,000 SF of non-revenue generating mechanical space in the basement.  The tenants at the 400 Broome Street Property include New York University (“NYU”) which master leases 100.0% of the multifamily space, located on floors two through 10, and three ground floor retail tenants which occupy 41.5% of the ground floor space, resulting in an overall occupancy of 93.0%.  The ground floor retail tenants consist of Aharon Azuly, Broome 400 (deli) and Skate Hampton.  There are 6,200 SF of vacant ground floor retail space at the 400 Broome Street Property. The office space located on floor 11 and the garage space at the 400 Broome Street Property are leased to an affiliate of the borrower.

The following table presents certain information relating to the tenants at the 400 Broome Street Property:

Largest Owned Tenants Based on Underwritten Base Rent
Tenant Name	Credit Rating (Fitch/MIS/S&P)(1)	Tenant GLA	% of GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	Lease Expiration(2)	Renewal / Extension Options
New York University(3)	NR / Aa3 / AA-	148,400	85.6%	$5,515,165	90.5%	$37.16	8/31/2025	NA
Coral Realty LLC	NR / NR / NR	8,336	4.8	308,800	5.1	37.04	6/30/2025	NA
Broome 400 (deli)	NR / NR / NR	2,200	1.3	162,240	2.7	73.75	12/31/2018	NA
Aharon Azuly	NR / NR / NR	1,800	1.0	59,871	1.0	33.26	12/31/2019	NA
Skate Hampton	NR / NR / NR	400	0.2	44,991	0.7	112.48	11/30/2016	1, 5-year option
Largest Owned Tenants		161,136	93.0%	$6,091,067	100.0%	$37.80
Vacant(4)		12,200	7.0	0	0.0	0.00
Total / Wtd. Avg. All Owned Tenants		173,336	100.0%	$6,091,067	100.0%	$37.80

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2)	None of the tenants has any options to terminate its lease prior to the applicable lease expiration date.
(3)	NYU represents the 107-unit multifamily portion of the 400 Broome Street Property.
(4)	Vacant space represents two ground floor retail units totaling 6,200 SF and 6,000 SF of non-revenue generating mechanical space in the basement.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-189017) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Citigroup Global Markets Inc., Goldman, Sachs & Co., Drexel Hamilton, LLC, RBS Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send to you the prospectus if you request it by calling toll-free 1-877-858-5407.

400 BROOME STREET

The following table presents the lease rollover schedule at the 400 Broome Street Property, based on initial lease expiration dates:

Lease Expiration Schedule(1)
Year Ending December 31,	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	# of Expiring Tenants
MTM	0	0.0%	0.0%	$0	0.0%	$0.00	0
2013	0	0.0	0.0%	0	0.0	0.00	0
2014	0	0.0	0.0%	0	0.0	0.00	0
2015	0	0.0	0.0%	0	0.0	0.00	0
2016	400	0.2	0.2%	44,991	0.7	112.48	1
2017	0	0.0	0.2%	0	0.0	0.00	0
2018	2,200	1.3	1.5%	162,240	2.7	73.75	1
2019	1,800	1.0	2.5%	59,871	1.0	33.26	1
2020	0	0.0	2.5%	0	0.0	0.00	0
2021	0	0.0	2.5%	0	0.0	0.00	0
2022	0	0.0	2.5%	0	0.0	0.00	0
2023	0	0.0	2.5%	0	0.0	0.00	0
2024 & Thereafter	156,736	90.4	93.0%	5,823,965	95.6	37.16	2
Vacant(2)	12,200	7.0	100.0%	0	0.0	0.00	0
Total / Wtd. Avg.	173,336	100.0%		$6,091,067	100.0%	$37.80	5

(1)
Calculated based on approximate square footage occupied by each Owned Tenant.  NYU master leases 148,400 SF (107 units) which represents 100.0% of the multifamily space.  The remaining space is comprised of 10,600 SF of ground floor retail space, 5,336 SF of office space and 3,000 SF of garage space.

(2)	Vacant space represents two ground floor retail units totaling 6,200 SF and 6,000 SF of non-revenue generating mechanical space in the basement.

The following table presents certain information relating to historical leasing at the 400 Broome Street Property:

Historical Leased %(1)(2)
	2011	2012	As of 5/1/2013
Owned Space	100.0%	100.0%	100.0%

(1)	As provided by the borrower which reflects average occupancy for the year.
(2)
Total Occupancy and Owned Occupancy of 100.0% represents the occupancy for the multifamily units only.  Total Occupancy and Owned Occupancy for the 400 Broome Street Property was 92.7% in 2011 and 93.0% in 2012.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-189017) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Citigroup Global Markets Inc., Goldman, Sachs & Co., Drexel Hamilton, LLC, RBS Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send to you the prospectus if you request it by calling toll-free 1-877-858-5407.

400 BROOME STREET

■
Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the 400 Broome Street Property:

Cash Flow Analysis(1)
	2011	2012	TTM 4/30/2013	Underwritten(2)	Underwritten $ per SF	Underwritten $ per Unit
Base Rent	$4,565,201	$4,743,068	$4,761,405	$5,092,949	$29.38	$47,597.65
Contractual Rent Steps(3)	0	0	0	998,118	5.76	9,328.20
Gross Up Vacancy	0	0	0	2,325,000	13.41	21,728.97
Total Rent	$4,565,201	$4,743,068	$4,761,405	$8,416,067	$48.55	$78,654.83
Total Reimbursables	591,293	776,210	782,007	940,785	5.43	8,792.38
Other Income(4)	128,307	110,922	59,597	94,359	0.54	881.86
Vacancy & Credit Loss	0	0	0	(2,325,000)	(13.41)	(21,728.97)
Effective Gross Income	$5,284,801	$5,630,200	$5,603,009	$7,126,210	$41.11	$66,600.10

Total Operating Expenses	$2,039,101	$2,144,222	$2,177,384	$2,607,744	$15.04	24,371.44

Net Operating Income	$3,245,700	$3,485,978	$3,425,625	$4,518,466	$26.07	$42,228.65
TI/LC	0	0	0	18,484	0.11	172.75
Capital Expenditures	0	0	0	31,737	0.18	296.61
Net Cash Flow	$3,245,700	$3,485,978	$3,425,625	$4,468,244	$25.78	$41,759.29

(1)
Certain items such as straight line rent, interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.

(2)	Underwritten Base Rent includes rent from multifamily, retail and office tenants at the 400 Broome Street Property.
(3)
Underwritten Total Rent is based on contractual rents as of 5/1/2013 and the present value of contractual rent steps ($990,357) through the loan term for NYU and contractual rent steps through 10/1/2013 for Aharon Azuly and through 12/1/2013 for Skate Hampton.

(4)
Other Income includes laundry income, miscellaneous income and repair reimbursement income from NYU.  Repair reimbursement income represents income from non-routine repairs performed on NYU’s apartment units.

■	Appraisal. According to the appraisal, the 400 Broome Street Property had an “as-is” appraised value of $105,000,000 as of an effective date of May 14, 2013.

■
Environmental Matters.  According to the Phase I environmental report dated May 17, 2013, the environmental consultant recommended no further action other than operations and maintenance plans for asbestos and lead-based paint which are already in place.

■
Market Overview and Competition.  The 400 Broome Street Property is located in New York, New York, within the NoLita section of Manhattan which is part of the West Village/Downtown submarket.  Generally, the boundaries of the immediate area are Little Italy and Chinatown to the south, SoHo to the west, NoHo to the north and the Lower East Side to the east.  The 400 Broome Street Property is centrally located near galleries, boutique shopping and restaurants and is accessible via multiple subway lines.  The local area is composed primarily of residential buildings with ground level retail.

Per the appraisal, NYU currently occupies a total of 15 million SF of real estate in Manhattan, of which 3.3 million SF is designated as undergraduate housing.  Approximately 2.0 million SF of the 3.3 million SF reserved for undergraduates is university-owned and the remaining 1.3 million SF is leased.  Per the appraisal, NYU master leases 100.0% of the multifamily space at the 400 Broome Street Property and uses the units for dormitory housing.

According to a market report, as of the second quarter of 2013, the total New York City multifamily market consisted of approximately 172,170 units.  The vacancy rate was 2.0%, and the average asking rental rate was $3,071 per month.  As of the second quarter of 2013, the West Village/Downtown submarket, which includes the entire area south of 14th Street, consisted of approximately 23,365 units and had a vacancy rate of 2.5% and an average asking rental rate of $4,027 per month.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-189017) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Citigroup Global Markets Inc., Goldman, Sachs & Co., Drexel Hamilton, LLC, RBS Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send to you the prospectus if you request it by calling toll-free 1-877-858-5407.

400 BROOME STREET

The following table presents certain information relating to certain multifamily lease comparables provided in the appraisal for the 400 Broome Street Property:

Multifamily Lease Comparables(1)

Property	Number of Units	Number of Stories	Year Built	Unit Type	Unit Size	Quoted Rent per Month	Quoted Rent per SF
50 Prince Street	73	7	1988	Studio 1 Bedroom 2 Bedroom 3 Bedroom	557 786	$2,935 $3,095	$63.23 $47.25

Soho Abbey 284 Mott Street	170	10	1992	Studio 1 Bedroom 2 Bedroom 3 Bedroom	400 675 1,000 1,453	$2,750 $3,795 $3,823 $5,548	$82.50 $67.47 $45.88 $45.82

Mulberry South 298 Mulberry Street	96	7	1989	Studio 1 Bedroom 2 Bedroom 3 Bedroom	425 700 1,000	$3,100 $4,025 $5,925	$87.53 $69.00 $71.10

Avalon Chrystie Place PH1 229 Chrystie Street	361	14	2005	Studio 1 Bedroom 2 Bedroom 3 Bedroom	494 783 1,005	$3,200 $3,950 $5,440	$77.73 $60.54 $64.96

Soho Court 301 Elizabeth Street	195	18	1996	Studio 1 Bedroom 2 Bedroom 3 Bedroom	475 675 950	$3,000 $3,650 $5,400	$75.79 $64.89 $68.21

Avalon Bowery I Place 11 East First Street	206	9	2006	Studio 1 Bedroom 2 Bedroom 3 Bedroom	472 700 1,000	$3,250 $4,230 $6,425	$82.63 $72.51 $77.10

Sullivan Mews 97 Sullivan Street	155	5	1995	Studio 1 Bedroom 2 Bedroom 3 Bedroom	565 786 1,453	$2,291 $2,850 $4,711	$48.66 $43.51 $38.91
Total / Wtd. Avg.(2)	1,256	10		Studio 1 Bedroom 2 Bedroom 3 Bedroom	484 729 1,068 1,453	$2,932 $3,656 $5,287 $5,548	$74.01 $60.74 $61.02 $45.82

(1)	Source: Appraisal.
(2)
Total / Wtd. Avg. excludes the 400 Broome Street Property.  Unit breakdown was not provided per appraisal.  The 400 Broome Street Property has 107 units and underwritten base rent per SF is $37.80 (excluding vacant and remaining space).

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-189017) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Citigroup Global Markets Inc., Goldman, Sachs & Co., Drexel Hamilton, LLC, RBS Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send to you the prospectus if you request it by calling toll-free 1-877-858-5407.

400 BROOME STREET

The following table presents certain information relating to certain retail lease comparables provided in the appraisal for the 400 Broome Street Property:

Retail Lease Comparables(1)
Property	Tenant Name	Beginning Date	Retail GLA	Asking Rent per SF
400 Broome Street	--	--	10,600	$60.06
462 Broadway	Joe Fresh	1Q2013	15,000	$355.00
80 Greene Street	Yves Saint Laurent	1Q2013	8,000	$310.00
113 Greene Street	Berluti	1Q2013	4,100	$450.00
121 Greene Street	Proenza Schouler	1Q2013	5,000	$320.00
7 Prince Street	Confidential	1Q2013	400	$218.00
152 Prince Street	Chobani	1Q2013	400	$450.00
156 Prince Street	Juice Press	1Q2013	400	$400.00
156 Prince Street	Les Palais de Thes	1Q2013	700	$385.00
Total / Wtd. Avg. (2)			34,000	$351.37

(1)	Source: Appraisal.
(2)	Total / Wtd. Avg. excludes the 400 Broome Street Property.

■
The Borrower.  The borrower is Coral Broome Street LLC, a single-purpose, single-asset entity.  Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the 400 Broome Street Loan.  Alex Forkosh is the non-recourse carveout guarantor of the 400 Broome Street Loan.

■
Escrows.  In connection with the origination of the 400 Broome Street Loan, the borrower funded aggregate reserves of $322,511 with respect to the 400 Broome Street Property, comprised of: (i) $142,018 for real estate taxes, (ii) $99,243 for insurance and (iii) $81,250 for deferred maintenance.

Additionally, on each due date, the borrower is required to fund the following reserves with respect to the 400 Broome Street Property: (i) a tax reserve in an amount equal to one-twelfth of the amount that the lender estimates will be necessary to pay taxes over the then succeeding twelve month period, (ii) an insurance reserve in an amount equal to one-twelfth of the amount that the lender estimates will be necessary to pay insurance premiums over the then succeeding twelve month period, provided, however, that reserve deposits are not required in respect of insurance premiums where the borrower is maintaining an approved umbrella or blanket policy in accordance with the loan documents and (iii) a replacement reserve in an amount equal to $2,645.

In addition, on each monthly due date during the continuance of a 400 Broome Street Trigger Period, the borrower is required to deposit (or cause to be deposited) (x) into an operating expense account with the lender or the servicer an amount equal to the aggregate amount of approved operating expenses and approved extraordinary expenses for the subject month, and (y) into an excess cash flow account with the lender or the servicer any and all remaining excess cash flow generated by the 400 Broome Street Property after payment of debt service due on such monthly payment date, all required reserve deposits described above due on such monthly payment date, the deposit into the operating expense account described above due on such monthly payment date and any other sums due and owed under the loan documents.

“400 Broome Street Trigger Period” means a period (A) commencing upon the earliest to occur of (i) the occurrence and continuance of an event of default under the loan documents, (ii) the debt service coverage ratio as calculated under the loan documents (and tested monthly) being less than 1.30x for the trailing 12-month period and (iii) the earliest to occur of (a) a Specified Tenant being in monetary default under the applicable Specified Tenant lease beyond applicable notice and cure periods for a period of sixty (60) days or more, (b) a Specified Tenant gives notice that it is terminating its lease for all or any portion of the Specified Tenant Space (or applicable portion thereof), (c) any termination or cancellation of any Specified Tenant lease (including, without limitation, rejection in any bankruptcy or similar insolvency proceeding) and (d) any bankruptcy or similar insolvency of Specified Tenant, and (B) expiring upon (x) in the case of clause (i) above, the cure (if applicable) of such event of default, (y) in the case of clause (ii) above, the date on which the debt service coverage ratio (as calculated under the loan documents) is equal to or greater than 1.35x for two consecutive calendar quarters, (z) in the case of clause (iii) above, the earliest to occur of (1) the satisfaction of the Specified Tenant Cure

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-189017) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Citigroup Global Markets Inc., Goldman, Sachs & Co., Drexel Hamilton, LLC, RBS Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send to you the prospectus if you request it by calling toll-free 1-877-858-5407.

400 BROOME STREET

Conditions, (2) the borrower leases the entire Specified Tenant Space (or applicable portion thereof) to tenant(s) occupying said space and paying full, unabated rent, in each case, pursuant to lease(s) which are in full force and effect and entered into in accordance with the applicable terms and conditions of the loan agreement and/or (3) to the extent that less than the entire Specified Tenant Space (or applicable portion thereof) is so leased, the borrower leases the acceptable portion of the Specified Tenant Space to tenant(s) occupying said space and paying full, unabated rent, in each case, pursuant to lease(s) which are in full force and effect and entered into in accordance with the applicable terms and conditions of the 400 Broome Street Loan Agreement.  Additionally, a 400 Broome Street Trigger Period will commence upon the occurrence of the ARD in July 2023 and will expire upon the repayment in full of the 400 Broome Street Loan.

“Specified Tenant” means as applicable, (i) NYU and (ii) individually and collectively, any other lessee(s) of the Specified Tenant Space (or any portion thereof) and any guarantor(s) of the applicable related Specified Tenant Lease(s) (provided, that, such lessee(s) and guarantor(s) shall only constitute “Specified Tenant(s)” hereunder to the extent they lease the Specified Tenant Space (or applicable portion thereof) pursuant to ST Major Lease(s).

“Specified Tenant Lease” means collectively and/or individually (as the context requires), each lease at the 400 Broome Street Property with the Specified Tenant (including, without limitation, any guaranty or similar instrument furnished thereunder), as the same may have been or may after such origination date be amended, restated, extended, renewed, replaced and/or otherwise modified.

“Specified Tenant Cure Conditions” means each of the following, as applicable: (i) the applicable Specified Tenant has cured all monetary defaults under the applicable Specified Tenant Lease, (ii) the applicable Specified Tenant has revoked or rescinded all termination or cancellation notices with respect to the applicable Specified Tenant Lease and has re-affirmed the applicable Specified Tenant Lease as being in full force and effect, (iii) with respect to any applicable bankruptcy or insolvency proceedings involving the applicable Specified Tenant and/or the applicable Specified Tenant Lease, the applicable Specified Tenant is no longer insolvent or subject to any bankruptcy or insolvency proceedings or has affirmed the applicable Specified Tenant Lease pursuant to final, non-appealable order of a court of competent jurisdiction and (iv) the applicable Specified Tenant is paying full, unabated rent under the applicable Specified Tenant lease.

“Specified Tenant Space” means that portion of the 400 Broome Street Property demised as of the origination date of the 400 Broome Street Loan to the initial Specified Tenant pursuant to the initial Specified Tenant Lease.  References herein to “applicable portions” of the Specified Tenant Space (or words of similar import) shall be deemed to refer to the portion of the Specified Tenant Space demised pursuant to the applicable Specified Tenant Lease(s) entered into after such origination date in accordance with the applicable terms and conditions of the 400 Broome Street Loan Agreement.

“ST Major Lease” means as to the 400 Broome Street Property (i) any lease which, individually or when aggregated with all other leases at the 400 Broome Street Property with the same tenant or its affiliate, either (A) accounts for twenty percent (20%) or more of the total rental income for the 400 Broome Street Property, or (B) demises 20,000 square feet or more of the 400 Broome Street Property’s gross leasable area, (ii) any lease which contains any option, offer, right of first refusal or other similar entitlement to acquire or encumber all or any portion of the 400 Broome Street Property and (iii) any instrument guaranteeing or providing credit support for any lease meeting the requirements of clauses (i) or (ii) above.

■
Lockbox and Cash Management.  The 400 Broome Street Loan is structured with a hard lockbox which was established in connection with the origination of the 400 Broome Street Loan and with springing cash management.  The loan documents require the borrower to direct the Specified Tenant and Applicable Notice Tenants to pay their rents directly to the lender-controlled lockbox account.  The loan documents also require the borrower and the property manager to deposit all revenues derived from the 400 Broome Street Property and received by the borrower or the property manager, as the case may be, into the lender-controlled lockbox account within two business days after receipt.  The funds in the lockbox account are required to be swept on a daily basis to or at the direction of the borrower, unless a 400 Broome Street Trigger Period exists, in which case funds shall

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-189017) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Citigroup Global Markets Inc., Goldman, Sachs & Co., Drexel Hamilton, LLC, RBS Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send to you the prospectus if you request it by calling toll-free 1-877-858-5407.

400 BROOME STREET

be transferred on each business day to the cash management account controlled by the lender.  Upon the first occurrence of a 400 Broome Street Trigger Period, the lender, on the borrower’s behalf, is required to establish a cash management account with the lender or the servicer, as applicable, in the name of the borrower for the sole and exclusive benefit of the lender.  Upon the first occurrence of a 400 Broome Street Trigger Period, the lender, on the borrower’s behalf, is also required to establish with the lender or the servicer an eligible account into which the borrower shall deposit, or cause to be deposited, the amounts required for the payment of debt service under the 400 Broome Street Loan. So long as no event of default has occurred and is continuing, on each due date, the lender or the servicer, as applicable, is required to disburse all funds on deposit in the cash management account to pay required reserves, debt service, and all other amounts then due and payable under the loan documents. Furthermore, during the continuance of a 400 Broome Street Trigger Period, the loan documents require that all amounts on deposit in the cash management account, after the payment of debt service, required reserves, and all other amounts then due and payable under the loan documents, be reserved and held as additional collateral for the 400 Broome Street Loan.  Provided no event of default has occurred and is continuing, (i) prior to the ARD, the lender is required to disburse excess cash flow funds to the borrower on account of leasing commissions and tenant improvements at the 400 Broome Street Property, provided that as a condition precedent thereto, the borrower satisfies (or causes to be satisfied) all conditions to disbursement set forth in the loan agreement and (ii) any remaining excess cash flow funds are required to be disbursed to the borrower upon expiration of any 400 Broome Street Trigger Period.  Provided no event of default has occurred and is continuing, from and after the ARD, any excess cash flow funds are required to be applied by the lender on each due date in the following order of priority: (i) first, to the reduction of the principal balance of the 400 Broome Street Loan (excluding any accrued and unpaid excess interest) until the principal balance of the 400 Broome Street Loan (excluding any accrued and unpaid excess interest) is reduced to zero, (ii) second, to the payment of accrued and unpaid excess interest until the outstanding amount of accrued and unpaid excess interest is reduced to zero and (iii) third, the balance, if any, after payment in full of the debt, to an account owned and controlled by the borrower, as specified by the borrower in writing.

“Applicable Notice Tenants” means any non-residential tenant (i) which is itself a national brand or chain or is affiliated with, franchised by or otherwise associated with a national brand or chain and (ii) whose lease is a Major Lease.

“Major Lease” means as to the 400 Broome Street Property (i) any lease which, individually or when aggregated with all other leases at the 400 Broome Street Property with the same tenant or its affiliate, either (A) accounts for ten percent (10%) or more of the total rental income, or (B) demises 10,000 square feet or more of the  gross leasable area, (ii) any lease which contains any option, offer, right of first refusal or other similar entitlement to acquire or encumber all or any portion of the 400 Broome Street Property, (iii) any Specified Tenant Lease, and (iv) any instrument guaranteeing or providing credit support for any lease meeting the requirements of clauses (i), (ii) and/or (iii) above.

■
Property Management.  The 400 Broome Street Property is currently managed by Coral Housing, LLC, an affiliate of the borrower.  Under the loan documents, the borrower cannot replace Coral Housing, LLC as property manager of the 400 Broome Street Property, except with a management company approved by the lender in writing (which approval of the lender may be conditioned upon delivery to the lender of a Rating Agency Confirmation). The lender may replace (or require the borrower to replace) the property manager if (i) there is a default by the property manager under the management agreement after the expiration of any applicable cure period, (ii) there exists an event of default under the 400 Broome Street Loan which remains uncured, (iii) the property manager has engaged in gross negligence, fraud, willful misconduct or misappropriation of funds, or (iv) certain bankruptcy related events occur with respect to the property manager.

■	Mezzanine or Subordinate Indebtedness. Not permitted.

■
Terrorism Insurance. The borrower is required to maintain an “all risk” insurance policy that provides coverage for terrorism, provided that coverage is commercially available.  See “Risk Factors—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Free Writing Prospectus.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-189017) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Citigroup Global Markets Inc., Goldman, Sachs & Co., Drexel Hamilton, LLC, RBS Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send to you the prospectus if you request it by calling toll-free 1-877-858-5407.

SKYSONG CENTER

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-189017) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Citigroup Global Markets Inc., Goldman, Sachs & Co., Drexel Hamilton, LLC, RBS Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send to you the prospectus if you request it by calling toll-free 1-877-858-5407.

SKYSONG CENTER

CARTIFACT
SkySong Center I
1475 North Scottsdale Road
Scottsdale, AZ 85257
SkySong Center II
1375 North Scottsdale Road
Scottsdale, AZ 85257
Phoenix
Scottsdale
Paradise Valley
Tempe
Mesa
Gilbert
Guadalupe
DESERT RIDGE
MOON VALLEY
POINTE TAPATIO
HANDELL VILLA
CORONADO
DOWNTOWN PHOENIX
OLD TOWN SCOTTSDALE
MCCORMICK RANCH
DESERT SHADOWS
SALT RIVER PIMA-MARICOPA INDIAN RESERVATION
PIMA FWY
BLACK CANYON FWY
PIESTEWA FWY
SKY HARBOR INT'L AIRPORT
SCOTTSDALE AIRPORT
DEER VALLEY AIRPORT
Arizona State University
Scottsdale Fashion Square
Scottsdale Stadium
Arcadia Crossing Shopping Center
Papago Park
Phoenix Municipal Stadium
Tempe Marketplace
Sun Devil Stadium
Mesa Riverview
Scottsdale Community College
Casino Arizona
Metrocenter
Sun City West
Peoria
Glendale
Tolleson
Fountain Hills
Chandler
Ahwatukee
Sun Lakes

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-189017) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Citigroup Global Markets Inc., Goldman, Sachs & Co., Drexel Hamilton, LLC, RBS Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send to you the prospectus if you request it by calling toll-free 1-877-858-5407.

SKYSONG CENTER

Mortgaged Property Information		Mortgage Loan Information
Number of Mortgaged Properties	2	Loan Seller		CGMRC
Location (City/State)	Scottsdale, Arizona	Cut-off Date Principal Balance		$46,250,000
Property Type	Office	Cut-off Date Principal Balance per SF		$159.68
Size (SF)	289,645	Percentage of Initial Pool Balance		4.1%
Total Occupancy as of 8/16/2013	97.2%	Number of Related Mortgage Loans		None
Owned Occupancy as of 8/16/2013	97.2%	Type of Security		Leasehold
Year Built / Latest Renovation	2007, 2008 / NAP	Mortgage Rate		5.2500%
Appraised Value	$71,300,000	Original Term to Maturity (Months)		120
		Original Amortization Term (Months)		360
		Original Interest Only Period (Months)		60
Underwritten Revenues	$7,027,264
Underwritten Expenses	$2,324,528	Escrows
Underwritten Net Operating Income (NOI)	$4,702,736		Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$4,267,052	Taxes	$0	$0
Cut-off Date LTV Ratio	64.9%	Insurance	$0	$0
Maturity Date LTV Ratio	60.0%	Replacement Reserves	$0	$3,621
DSCR Based on Underwritten NOI / NCF	1.53x / 1.39x	TI/LC(1)	$0	$28,965
Debt Yield Based on Underwritten NOI / NCF	10.2% / 9.2%	Other(2)	$90,929	$11,580

Sources and Uses
Sources	$	%	Uses	$	%
Loan Amount	$46,250,000	65.0%	Purchase Price	$69,750,000	98.0%
Principal’s New Cash Contribution	24,279,564	34.1	Closing Costs	609,549	0.9
Other Sources	652,774	0.9	Other Uses	376,985	0.5
			Principal Equity Distribution	354,875	0.5
			Reserves	90,929	0.1

Total Sources	$71,182,338	100.0%	Total Uses	$71,182,338	100.0%

(1)	TI/LC reserve capped at $1,000,000.
(2)
Other upfront reserves represent an unfunded obligations reserve ($56,190) for outstanding tenant improvement, leasing commission obligations and free rent associated with certain tenants at the SkySong Center Property and a ground rent reserve ($34,739). Other ongoing reserve is the ground rent reserve. See “—Escrows” below.

■
The Mortgage Loan.  The mortgage loan (the “SkySong Center Loan”) is evidenced by a note in the original principal amount of $46,250,000 and is secured by a first mortgage encumbering the borrower’s leasehold interest in two office buildings located in Scottsdale, Arizona (the “SkySong Center  Property”).  The SkySong Center Loan was originated by Citigroup Global Markets Realty Corp. on August 26, 2013 and represents approximately 4.1% of the Initial Pool Balance.  The note evidencing the SkySong Center Loan had an outstanding principal balance as of the Cut-off Date of $46,250,000 and an interest rate of 5.2500% per annum.  The proceeds of the SkySong Center Loan were used to acquire the SkySong Center Property.

The SkySong Center Loan had an initial term of 120 months and has a remaining term of 120 months as of the Cut-off Date.  The SkySong Center Loan requires interest only payments for the initial 60 months and then payments of principal and interest based on a 30-year amortization schedule for the remaining term of the SkySong Center Loan.  The scheduled maturity date is the due date in September 2023.  Voluntary prepayment of the SkySong Center Loan is permitted on or after the due date in June 2023.  Defeasance of the SkySong Center Loan with direct, non-callable obligations of the United States of America or other obligations which are “government securities” permitted under the loan documents is permitted at any time after the second anniversary of the Closing Date.

■
The Mortgaged Property. The SkySong Center Property is comprised of two four-story office buildings, known as SkySong Center I and SkySong Center II, totaling 289,645 SF located in Scottsdale, Arizona.  SkySong Center I was built in 2007, contains 144,832 SF, and has access, via an easement, to 605 surface parking spaces, representing a parking ratio of 4.2 per 1,000 SF.  SkySong Center II was built in 2008, contains 144,813 SF, and has access, via an easement, to 486 parking spaces representing a parking ratio of 3.4 per 1,000 SF, within a six-story parking structure.  Both SkySong Center I and SkySong Center II are part of the SkySong Innovation Park, a 1.2 million SF mixed-use, office, research, retail, hotel/conference and apartment development. SkySong Center I & II are the first commercial developments in the SkySong Innovation Park.  As of August 16, 2013, the Total Occupancy and Owned Occupancy of the SkySong Center Property were 97.2%.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-189017) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Citigroup Global Markets Inc., Goldman, Sachs & Co., Drexel Hamilton, LLC, RBS Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send to you the prospectus if you request it by calling toll-free 1-877-858-5407.

SKYSONG CENTER

The following table presents certain information relating to the major tenants (of which, certain tenants may have co-tenancy provisions) at the SkySong Center Property:

Ten Largest Owned Tenants Based on Underwritten Base Rent

Tenant Name	Credit Rating (Fitch/MIS/S&P)(1)	Tenant GLA	% of GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	Lease Expiration	Renewal / Extension Options
Arizona State University	AA / Aa2 / AA	79,994	27.6%	$2,267,830	32.7%	$28.35	8/31/2022	NA
Ticketmaster, LLC	NR / B3 / BB-	33,335	11.5	925,046	13.3	27.75	1/31/2016	1, 5-year option
Yodle, Inc.	NR / NR / NR	26,521	9.2	570,202	8.2	21.50	5/31/2017	2, 3-year options
WebFilings, LLC	NR / NR / NR	16,245	5.6	369,265	5.3	22.73	2/29/2016	NA
Qwest Communications(2)	BB+ / Ba2 / BB	12,564	4.3	361,071	5.2	28.74	9/30/2018	2, 5-year options
Sebit, LLC	NR / NR / NR	13,290	4.6	282,408	4.1	21.25	1/31/2016	NA
Earth 911, Inc.	NR / NR / NR	11,891	4.1	273,493	3.9	23.00	3/31/2017	1, 5-year option
Jobing.com	NR / NR / NR	12,472	4.3	261,912	3.8	21.00	12/31/2017	1, 5-year option
VCommerce Holdings, Inc.	NR / NR / NR	10,758	3.7	228,608	3.3	21.25	8/31/2015	1, 5-year option
Canon Solutions America	NR / NR / NR	9,081	3.1	227,025	3.3	25.00	1/31/2018	1, 5-year option
Ten Largest Tenants		226,151	78.1%	$5,766,859	83.1%	$25.50
Remaining Owned Tenants		55,289	19.1	1,172,538	16.9	21.21
Vacant		8,205	2.8	0	0.0	0.00
Total / Wtd. Avg. All Owned Tenants		289,645	100.0%	$6,939,397	100.0%	$24.66

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2)
Qwest Communications has the option to terminate its lease any time after October 1, 2015 with 12-months’ notice and payment of a termination fee in an amount equal to one-twelfth of the remaining aggregate base rent due for the duration of the lease term.

The following table presents certain information relating to the lease rollover schedule at the SkySong Center Property based on initial lease expiration dates:

Lease Expiration Schedule(1)

Year Ending December 31,	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	# of Expiring Tenants
MTM	0	0.0%	0.0%	$0	0.0%	$0.00	0
2013	0	0.0	0.0%	0	0.0	0.00	0
2014	3,570	1.2	1.2%	57,120	0.8	16.00	1
2015	20,611	7.1	8.3%	440,601	6.3	21.38	3
2016	82,084	28.3	36.7%	1,979,075	28.5	24.11	7
2017	68,184	23.5	60.2%	1,481,690	21.4	21.73	6
2018	26,997	9.3	69.5%	713,082	10.3	26.41	3
2019	0	0.0	69.5%	0	0.0	0.00	0
2020	0	0.0	69.5%	0	0.0	0.00	0
2021	0	0.0	69.5%	0	0.0	0.00	0
2022	79,994	27.6	97.2%	2,267,830	32.7	28.35	1
2023	0	0.0	97.2%	0	0.0	0.00	0
2024 & Thereafter	0	0.0	97.2%	0	0.0	0.00	0
Vacant	8,205	2.8	100.0%	0	0.0	0.00	0
Total / Wtd. Avg.	289,645	100.0%		$6,939,397	100.0%	$24.66	21

(1)	Calculated based on approximate square footage occupied by each Owned Tenant.

The following table presents certain information relating to historical leasing at the SkySong Center Property:

Historical Leased %(1)

2011	2012	As of 8/16/2013
84.6%	94.7%	97.2%

(1)	As provided by the borrower and represents average occupancy for the year.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-189017) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Citigroup Global Markets Inc., Goldman, Sachs & Co., Drexel Hamilton, LLC, RBS Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send to you the prospectus if you request it by calling toll-free 1-877-858-5407.

SKYSONG CENTER

■
Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the SkySong Center  Property:

Cash Flow Analysis(1)

	2010	2011	2012	TTM 4/30/2013	Underwritten	Underwritten $ per SF
Base Rent	$5,257,791	$5,746,799	$6,308,716	$6,571,476	$6,855,961	$23.67
Contractual Rent Steps	0	0	0	0	83,436	0.29
Gross Up Vacancy	0	0	0	0	201,023	0.69
Total Rent	$5,257,791	$5,746,799	$6,308,716	$6,571,476	$7,140,420	$24.65
Total Reimbursables	7,042	13,974	58,301	53,839	116,953	0.40
Other Income	215,433	270,588	386,406	401,852	401,852	1.39
Vacancy & Credit Loss	(121,209)	(2,066)	(3,336)	(3,336)	(631,962)	(2.18)
Effective Gross Income	$5,359,057	$6,029,295	$6,750,087	$7,023,831	$7,027,264	$24.26

Total Operating Expenses	$1,724,174	$1,833,804	$2,026,020	$2,064,780	$2,324,528	$8.03

Net Operating Income	$3,634,883	$4,195,491	$4,724,067	$4,959,051	$4,702,736	$16.24
TI/LC	0	0	0	0	392,237	1.35
Capital Expenditures	0	0	0	0	43,447	0.15
Net Cash Flow	$3,634,883	$4,195,491	$4,724,067	$4,959,051	$4,267,052	$14.73

(1)
Certain items such as straight line rent, interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.

■	Appraisal. According to the appraisal, the SkySong Center Property had an “as-is” appraised value of $71,300,000 as of an effective date of June 21, 2013.

■	Environmental Matters. Based on a Phase I environmental report dated July 31, 2013, the environmental consultant recommended no further action.

■
Market Overview and Competition.  The SkySong Center Property is located in Scottsdale, Arizona, within the Phoenix-Mesa-Glendale Metropolitan Statistical Area, which reported a 2013 population of 4.3 million and an unemployment rate of 6.2% as of May 2013. Specifically, the SkySong Center Property is located at the intersection of Scottsdale Road and McDowell Road and is a part of the SkySong Innovation Park, a center designed to help companies grow by providing business services and programs offered or facilitated by Arizona State University.  Services at the SkySong Innovation Park include access to new technologies, capital networks, business education and a skilled workforce.  The SkySong Center Property is located in the Phoenix Office market and the Scottsdale South submarket.

According to a market report, as of the second quarter of 2013, the total Phoenix office market consisted of approximately 160 million SF comprised of 8,089 buildings.  The direct vacancy rate was 19.4% and the average gross rental rate was $20.05 per SF.  Class A office properties within the overall Phoenix office market reported a direct vacancy of 19.7% and an average gross rent of $23.21 per SF.  Year-to-date net absorption in the Phoenix office market was 410,971 SF through June 2013.

As of the second quarter of 2013, the Scottsdale South office submarket consisted of approximately 6.7 million SF comprised of 509 buildings, of which 11 buildings totaling 1.6 million SF are considered to be Class A buildings.  The direct vacancy rate was 14.4% and the average gross rental rate was $20.42 per SF.  Year-to-date net absorption in the Scottsdale South Submarket was 39,329 SF through June 2013.

Class A office properties within the Scottsdale South submarket reported a direct vacancy of 17.5% and an average gross rent of $22.99 per SF.  There is no planned new construction in the Scottsdale South submarket.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-189017) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Citigroup Global Markets Inc., Goldman, Sachs & Co., Drexel Hamilton, LLC, RBS Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send to you the prospectus if you request it by calling toll-free 1-877-858-5407.

SKYSONG CENTER

The following table presents certain information relating to certain office lease comparables provided in the appraisal for the SkySong Center Property:

Office Lease Comparables(1)
Property Name	City	Year Built	NRA (SF)	Expense Basis	Quoted Base Rent PSF	Occupancy
Hayden Ferry Lakeside I	Tempe	2002	203,520	FSG	$31.00	97%
Papago Gateway Center	Tempe	2008	249,488	FSG	$24.00-$27.00	41%
Tempe Gateway	Tempe	2009	259,171	FSG	$29.00	81%
Gainey Center I	Scottsdale	1999	140,000	FSG	$23.00	99%
Max at Kierland	Scottsdale	2008	258,312	FSG	$30.00	92%
Scottsdale Quarter	Scottsdale	2009	179,197	FSG	$30.00	96%
Lincoln Towne Centre	Scottsdale	1999	221,764	FSG	$24.00	83%

(1)      Source: Appraisal.

The following table presents certain information relating to certain office sales comparables provided in the appraisal for the SkySong Center Property:

Office Sales Comparables(1)
Property Name	City	Sale Date	Year Built	NRA (SF)	Sale Price	Sale Price PSF	Occupancy
24th at Camelback	Phoenix	December 2012	2000	301,909	$81,000,000	$268.29	86%
Fender Building	Scottsdale	December 2012	1999	127,750	$29,850,000	$233.66	100%
Tempe Gateway	Tempe	December 2012	2009	263,936	$66,100,000	$250.44	74%
Max at Kierland	Scottsdale	May 2012	2008	258,312	$79,000,000	$305.83	90%
Lincoln Towne Center	Scottsdale	March 2012	1999	223,605	$34,250,000	$184.48	67%
Hayden Ferry Lakeside II	Tempe	February 2012	2007	299,540	$86,000,000	$287.11	92%

(1)      Source: Appraisal.

■
The Borrower.  The borrower is Holualoa Scottsdale Office, LLC, a single-purpose, single-asset entity.  Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the SkySong Center Loan.  The non-recourse carve-out guarantor is Holualoa Companies, LLC.

■
Escrows.  On the origination date, the borrower funded aggregate reserves of $90,929 with respect to the SkySong Center Property comprised of: (i) $56,190 for existing tenant improvement and leasing commission obligations and free rent obligations, and (ii) $34,739 for ground rent.

On each due date, the borrower is required to fund the following reserves with respect to the SkySong Center  Property: (i) a tax reserve in an amount equal to one-twelfth of the amount that the lender estimates will be necessary to pay taxes over the then succeeding 12-month period (provided, however, that the fee interest in the SkySong Center Property is currently owned by the City of Scottsdale, AZ and is not currently being assessed any real property, ad valorem or other leasehold or real property related taxes); (ii) if required and not otherwise waived by the lender, an insurance reserve in an amount equal to one-twelfth of the amount that the lender estimates will be necessary to pay insurance premiums over the then succeeding 12-month period; (iii) a replacement reserve in the amount of $3,621; (iv) a TI/LC reserve in the amount of $28,965, subject to a cap of $1,000,000; and (v) a ground rent reserve in the amount of $11,580.

In addition, on each monthly payment date during the continuance of a SkySong Center Trigger Period, the borrower is required to deposit (or cause to be deposited) (x) into an operating expense account with the lender or the servicer an amount equal to the aggregate amount of approved operating expenses and approved extraordinary expenses for the subject month, and (y) into an excess cash flow account with the lender or the servicer (the “SkySong Center Excess Cash Flow Reserve”) any and all remaining excess cash flow generated by the SkySong Center Property after payment of debt service due on such monthly payment date, all required reserve deposits described above due on such monthly payment date, the deposit into the operating expense

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-189017) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Citigroup Global Markets Inc., Goldman, Sachs & Co., Drexel Hamilton, LLC, RBS Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send to you the prospectus if you request it by calling toll-free 1-877-858-5407.

SKYSONG CENTER

account described above due on such monthly payment date and any other sums due and owed under the loan documents. Upon termination of a SkySong Center Trigger Period, the lender will disburse amounts in the SkySong Center Excess Cash Flow Reserve to the borrower.

A “SkySong Center Trigger Period” means a period (A) commencing upon the earliest of (i) the occurrence and continuance of an event of default under the SkySong Center Loan, (ii) the debt service coverage ratio (as calculated under the loan documents) is less than 1.15x on a trailing 12-month basis, (iii) the date (if any) that the SkySong Center Property (or any portion thereof) is no longer exempt from property taxes, becomes assessed for property taxes and the debt yield is less than 8%, and (iv) the occurrence of a SkySong Specified Tenant Trigger Period and  (B) expiring upon (w) in the case of clause (i) above, the cure of the applicable event of default, (x) in the case of clause (ii) above, the date that the debt service coverage ratio is equal to or greater than 1.15x for two consecutive calendar quarters, (y) in the case of clause (iii) above, the date that the debt yield is equal to or greater than 8% for two consecutive calendar quarters, and (z) in the case of clause (iv) above, a SkySong Specified Tenant Trigger Period ceases to exist, in each case, so long as no other SkySong Center Trigger Period exists.

A “SkySong Specified Tenant Trigger Period” means a period commencing (A) upon the first to occur of (i) Arizona State University or a SkySong Major Tenant (each, a “SkySong Specified Tenant”) is in monetary default under its lease beyond applicable notice and cure periods, (ii) a SkySong Specified Tenant fails to be in actual, physical possession of its space, fails to be open to the public for business during customary hours and/or “goes dark”, (iii) a SkySong Specified Tenant gives notice that it is terminating its lease for all or any portion of its space, (iv) the termination or cancellation of a SkySong Specified Tenant’s lease, (v) any bankruptcy or similar insolvency of a SkySong Specified Tenant occurs, (vi) a SkySong Specified Tenant fails to extend or renew its lease, for a period of not less than three years, on or prior to the earlier of (x) the date which is 12 months prior to the expiration date of such lease or (y) the required renewal notice date under such lease and (vii) the senior unsecured credit rating (or the equivalent thereof) of Arizona State University falls below investment grade; and expiring (B) upon the first to occur of the lender’s receipt of evidence reasonably acceptable to the lender of (i) the curing of each and all of the preceding conditions by such applicable SkySong Specified Tenant in accordance with the terms and conditions of the loan documents and (ii) the borrower leases all of the space demised to such affected SkySong Specified Tenant in accordance with the terms and conditions of the loan documents pursuant to one or more replacement leases, with the replacement tenant(s) under such replacement lease(s) being in actual, physical occupancy of, and open to the public for business in, the space demised under such replacement lease(s).

A “SkySong Major Tenant” means any tenant to which space at the SkySong Center Property is demised pursuant to a lease which either (i) accounts for 20% or more of the total rental income for the SkySong Center Property or (ii) demises 20% or more of the of the total square feet of the SkySong Center Property’s gross leasable area.

■
Lockbox and Cash Management.  The SkySong Center Loan requires a hard lockbox, which is already in place.  The loan documents require the borrower to direct the tenants to pay their rents directly into the lender controlled lockbox account.  On each business day, sums on deposit in the lockbox account are required, (i) provided no event of default or SkySong Center Trigger Period exists, to be transferred to the borrower, or (ii) if an event of default and/or a SkySong Center Trigger Period exists, to be transferred to the lender controlled cash management account.  On each due date during the continuance of a SkySong Center Trigger Period, the loan documents require that all amounts on deposit in the lockbox account, after payment of debt service and funding of any required monthly escrow amounts for budgeted operating expenses, real estate taxes, insurance premiums and replacement reserves be held by the lender as additional collateral for the SkySong Center Loan.   During the continuance of an event of default under the SkySong Center Loan, the lender may apply any funds in the cash management account to amounts payable under the SkySong Center Loan and/or toward the payment of expenses of the SkySong Center Property, in such order of priority as the lender may determine.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-189017) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Citigroup Global Markets Inc., Goldman, Sachs & Co., Drexel Hamilton, LLC, RBS Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send to you the prospectus if you request it by calling toll-free 1-877-858-5407.

SKYSONG CENTER

■
Property Management.  The SkySong Center Property is currently managed by Plaza Del Rio Management Corp., an affiliate of the borrower. Under the loan documents, the SkySong Center Property may not be managed by any party other than Plaza Del Rio Management Corp. or another management company approved by the lender in accordance with the loan documents; provided, however, if no event of default under the SkySong Center Loan documents exists, the borrower can replace Plaza Del Rio Management Corp., with any of the following management companies: (i) Holualoa Capital Management, LLC, so long as the lender has received from the borrower’s counsel a new non-consolidation opinion, (ii) Hannay Realty Advisors – Arizona, LP, except to the extent the lender reasonably determines that there has been a material adverse change in respect of Hannay Realty Advisors Advisors – Arizona, LP, (iii) a property manager approved by the lender in writing, which such approval may be conditioned upon the lender’s receipt of a Rating Agency Confirmation, and if such property manager is an affiliate of the borrower, a new non-consolidation opinion from the borrower’s counsel. The lender has the right to terminate the management agreement and replace the property manager or require that the borrower terminate the management agreement and replace the property manager during an event of default by the borrower under the SkySong Center Loan after taking into account any applicable notice and cure periods.

■
Ground Lease.  The collateral for the SkySong Center Loan consists of a mortgage on the borrower’s collective leasehold interest in the SkySong Center Property demised pursuant to two separate ground subleases between the borrower and ASUF Scottsdale, L.L.C. (“ASUF”), each of which expires on December 31, 2087 (the “SkySong Ground Leases”).  ASUF ground leases approximately 37 acres of property, including the SkySong Center Property, from The City of Scottsdale (“Scottsdale”) pursuant to a 99-year ground lease that expires on August 9, 2103 with one 99-year extension option available to ASUF (the “SkySong Prime Ground Lease”). ASUF leases, pursuant to ground subleases, individual parcels, including the SkySong Center Property, for the development of office, research, retail, hotel and apartment facilities. The SkySong Ground Leases demise a 1.20 acre parcel and a 2.24 acre parcel, respectively.  The aggregate annual rent payable under the SkySong Center Ground Leases is $138,955 from August 1, 2014 through July 31, 2024 and $299,287 from August 1, 2024 through December 31, 2087.  Each of the SkySong Prime Ground Lease and the SkySong Ground Leases contain customary leasehold mortgagee protections.

■
SkySong 3 and SkySong 4.  The SkySong Center Property is part of a larger development pursuant to which Scottsdale is seeking to develop currently undeveloped parcels subject to the SkySong Prime Ground Lease, including the future development sites located adjacent to the SkySong Center Property, commonly known as SkySong 3 and SkySong 4 (the “Development Parcel”).  Certain affiliates of the borrower have, or may in the future, sublease portions of the Development Parcel (such affiliates, the “Adjacent Property Affiliates”).  For so long as the SkySong Center Loan is outstanding, the loan documents require that borrower may not, and is required to ensure that Adjacent Property Affiliates do not, lease or demise any space at a Development Parcel to any person or entity that is a tenant at the SkySong Center Property as of the origination date of the SkySong Center Loan or thereafter, unless no event of default under the SkySong Center Loan is continuing and (i) such tenant’s lease has expired at the SkySong Center Property by its natural terms, (ii) the lease at such Development Parcel is an expansion of space for such tenant and such tenant’s space at the SkySong Center Property has not been reduced, (iii) the tenant has exercised a termination option granted under its lease (such termination option either in existence as of the origination of the SkySong Center Loan or approved by the lender), (iv) if the tenant is a SkySong Specified Tenant, such space at the SkySong Center Property is immediately replaced with a similar acceptable tenant under a lease on the same net effective economic terms, or (iv) if such tenant is not a SkySong Specified Tenant, the debt yield at the SkySong Center Property is greater than 8% both before and after such lease at the Development Parcel is entered into and such tenant has vacated its space at the SkySong Center Property, provided, however, that if the debt yield is not greater than 8%, the borrower may deposit an amount with the lender such that, if applied to reduce the SkySong Center Loan, the debt yield would be at least 8%, such amount to be held as additional collateral for the SkySong Center Loan until the debt yield (without taking such deposit into account) is at least 8% for two consecutive calendar quarters.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-189017) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Citigroup Global Markets Inc., Goldman, Sachs & Co., Drexel Hamilton, LLC, RBS Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send to you the prospectus if you request it by calling toll-free 1-877-858-5407.

SKYSONG CENTER

■	Mezzanine or Subordinate Indebtedness. Not permitted.

■
Terrorism Insurance. The borrower is required to maintain an “all-risk” insurance policy that provides coverage for terrorism, provided that coverage is commercially available, in an amount equal to the full replacement cost of the SkySong Center Property, plus 12 months of business interruption coverage.  The terrorism insurance is required to contain a deductible that is acceptable to the lender and is no larger than $10,000.  See “Risk Factors—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Free Writing Prospectus.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-189017) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Citigroup Global Markets Inc., Goldman, Sachs & Co., Drexel Hamilton, LLC, RBS Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send to you the prospectus if you request it by calling toll-free 1-877-858-5407.

(THIS PAGE INTENTIONALLY LEFT BLANK)

735 SIXTH AVENUE

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-189017) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Citigroup Global Markets Inc., Goldman, Sachs & Co., Drexel Hamilton, LLC, RBS Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send to you the prospectus if you request it by calling toll-free 1-877-858-5407.

735 SIXTH AVENUE

CARTIFACT
MIDTOWN SOUTH
New York
735 Sixth Avenue
735 Sixth Avenue
New York, NY 10010
KOREA TOWN
CHELSEA
FLATIRON DISTRICT
MADISON SQUARE PARK
UNION SQUARE
MADISON SQUARE GARDEN
UNITED STATES GENERAL POST OFFICE
PENN STATION
EMPIRE STATE BUILDING
FASHION INSTITUTE OF TECHNOLOGY
PENN STATION SOUTH HOUSES
W 34TH STREET
W 23RD STREET
W 14TH STREET
E 34TH STREET
E 23RD STREET
E 14TH STREET
EIGHTH AVENUE
SEVENTH AVENUE
SIXTH AVENUE (AVENUE OF THE AMERICAS)
FIFTH AVENUE
MADISON AVENUE
PARK AVENUE SOUTH
BROADWAY
West New York
Union City
Hoboken
Jersey City
Central Park
QUEENS
MANHATTAN
BROOKLYN
New York

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-189017) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Citigroup Global Markets Inc., Goldman, Sachs & Co., Drexel Hamilton, LLC, RBS Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send to you the prospectus if you request it by calling toll-free 1-877-858-5407.

735 SIXTH AVENUE

Mortgaged Property Information	Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller	RMF
Location (City/State)	New York, New York	Cut-off Date Principal Balance	$34,000,000
Property Type	Retail	Cut-off Date Principal Balance per SF	$2,060.61
Size (SF)	16,500	Percentage of Initial Pool Balance	3.0%
Total Occupancy as of 7/31/2013	100.0%	Number of Related Mortgage Loans	None
Owned Occupancy as of 7/31/2013	100.0%	Type of Security	Fee Simple
Year Built / Latest Renovation	2006 / NAP	Mortgage Rate	4.9200%
Appraised Value	$45,500,000	Original Term to Maturity (Months)	120
Original Amortization Term (Months)	NAP
Original Interest Only Period (Months)	120
Underwritten Revenues	$2,806,064
Underwritten Expenses	$354,632	Escrows(1)
Underwritten Net Operating Income (NOI)	$2,451,433	Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$2,432,458	Taxes	$36,293	$12,098
Cut-off Date LTV Ratio	74.7%	Insurance	$0	$0
Maturity Date LTV Ratio	74.7%	Replacement Reserves	$0	$206
DSCR Based on Underwritten NOI / NCF	1.45x / 1.43x	TI/LC	$0	$1,375
Debt Yield Based on Underwritten NOI / NCF	7.2% / 7.2%	Other(1)	$0	$7,171

Sources and Uses
Sources	$	%	Uses	$	%
Loan Amount	$34,000,000	100.0%	Loan Payoff	$21,806,139	64.1%
			Principal Equity Distribution	11,414,237	33.6
			Closing Costs	743,331	2.2
			Reserves	36,293	0.1

Total Sources	$34,000,000	100.0%	Total Uses	$34,000,000	100.0%

(1)	Other reserves represent monthly condominium common charges of $7,171. See “—Escrows” below.

■
The Mortgage Loan.  The mortgage loan (the “735 Sixth Avenue Loan”) is evidenced by a note in the original principal amount of $34,000,000 and is secured by a first mortgage encumbering the borrowers’ fee interest in a 16,500 SF retail condominium unit located in New York, New York (the “735 Sixth Avenue Property”). The 735 Sixth Avenue Loan was originated by Rialto Mortgage Finance on August 8, 2013. The 735 Sixth Avenue Loan has an outstanding principal balance as of the Cut-off Date of $34,000,000 which represents approximately 3.0% of the Initial Pool Balance, and accrues interest at an interest rate of 4.9200% per annum. The proceeds of the 735 Sixth Avenue Loan were primarily used to refinance existing debt on the 735 Sixth Avenue Property, pay closing costs, set up reserves in connection with the 735 Sixth Avenue Loan, and return equity to the borrowers.

The 735 Sixth Avenue Loan had an initial term of 120 months and has a remaining term of 119 months as of the Cut-off Date. The 735 Sixth Avenue Loan requires payments of interest only during the term of the loan. The scheduled maturity date of the 735 Sixth Avenue Loan is the due date in August 2023. Voluntary prepayment of the 735 Sixth Avenue Loan is permitted on or after the due date in February 2023. Defeasance of the 735 Sixth Avenue Loan with direct, non-callable obligations of the United States of America or other obligations which are “government securities” permitted under the loan documents is permitted at any time after the second anniversary of the securitization Closing Date.

■
The Mortgaged Property.  The 735 Sixth Avenue Property is comprised of a retail condominium unit totaling 16,500 SF that occupies all of the ground level retail space of a 38-story residential condominium comprised of 204 residential units. The 735 Sixth Avenue Property was built in 2006 and is located on the west side of Sixth Avenue between West 24th and West 25th streets in Manhattan, New York. Tenants at the 735 Sixth Avenue Property include David’s Bridal, Inc., T-Mobile, Oasis Nail Salon, Gourmet Bay, Inc., and Liberty Travel, Inc. As of July 31, 2013, Total Occupancy and Owned Occupancy were both 100.0% at the 735 Sixth Avenue Property.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-189017) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Citigroup Global Markets Inc., Goldman, Sachs & Co., Drexel Hamilton, LLC, RBS Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send to you the prospectus if you request it by calling toll-free 1-877-858-5407.

735 SIXTH AVENUE

The following table presents certain information relating to the major tenants at the 735 Sixth Avenue Property:

Largest Owned Tenants Based On Underwritten Base Rent

Tenant Name	Credit Rating (Fitch/MIS/S&P)(1)	Tenant GLA	% of GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	Lease Expiration	Renewal / Extension Options
David’s Bridal, Inc.	NR / NR / B	10,800	65.5%	$1,631,232	59.3%	$151.04	10/31/2018	2, 5-year options
T-Mobile(2)	BBB+ / Baa1 / BBB+	2,600	15.8	618,748	22.5	237.98	11/30/2018	NA
Oasis Nail Salon	NR / NR / NR	1,100	6.7	208,670	7.6	189.70	11/30/2018	NA
Gourmet Bay, Inc.	NR / NR / NR	1,000	6.1	148,320	5.4	148.32	8/31/2020	NA
Liberty Travel, Inc.(3)	NR / NR / NR	1,000	6.1	145,210	5.3	145.21	9/30/2020	NA
Largest Owned Tenants		16,500	100.0%	$2,752,180	100.0%	$166.80
Remaining Owned Tenants		0	0.0	0	0.0	0.00
Vacant Spaces (Owned Space)		0	0.0	0	0.0	0.00
Total / Wtd. Avg. All Owned Tenants		16,500	100.0%	$2,752,180	100.0%	$166.80

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2)	T-Mobile has a one-time termination option in September 2015 with 12-15 months notice and payment of a $125,000 fee.
(3)	Liberty Travel, Inc. has a one-time termination option in October 2015 with 6 months notice and payment of a $75,000 fee.

The following table presents certain information relating to the lease rollover schedule based on initial lease expiration dates:

Lease Expiration Schedule(1)

Year Ending December 31,	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	# of Expiring Tenants
MTM	0	0.0%	0.0%	$0	0.0%	$0.00	0
2013	0	0.0	0.0%	0	0.0	0.00	0
2014	0	0.0	0.0%	0	0.0	0.00	0
2015	0	0.0	0.0%	0	0.0	0.00	0
2016	0	0.0	0.0%	0	0.0	0.00	0
2017	0	0.0	0.0%	0	0.0	0.00	0
2018	14,500	87.9	87.9%	2,458,650	89.3	169.56	3
2019	0	0.0	87.9%	0	0.0	0.00	0
2020	2,000	12.1	100.0%	293,530	10.7	146.77	2
2021	0	0.0	100.0%	0	0.0	0.00	0
2022	0	0.0	100.0%	0	0.0	0.00	0
2023	0	0.0	100.0%	0	0.0	0.00	0
2024 & Thereafter	0	0.0	100.0%	0	0.0	0.00	0
Vacant	0	0.0	100.0%	0	0.0	0.00	0
Total / Wtd. Avg.	16,500	100.0%		$2,752,180	100.0%	$166.80	5

(1)	Calculated based on approximate square footage occupied by each Owned Tenant.

The following table presents certain information relating to historical leasing at the 735 Sixth Avenue Property:

Historical Leased %(1)

	2010	2011	2012	As of 7/31/2013
Owned Space	NA	100.0%	100.0%	100.0%

(1)	As provided by the borrowers which reflects average occupancy for the indicated year.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-189017) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Citigroup Global Markets Inc., Goldman, Sachs & Co., Drexel Hamilton, LLC, RBS Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send to you the prospectus if you request it by calling toll-free 1-877-858-5407.

735 SIXTH AVENUE

■
Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the 735 Sixth Avenue Property:

Cash Flow Analysis(1)

	2010	2011	2012	TTM 5/31/2013	Underwritten(2)	Underwritten $ per SF
Base Rent	$2,191,313	$2,421,446	$2,457,191	$2,469,648	$2,478,600	$150.22
Contractual Rent Steps	0	0	0	0	273,580	16.58
Total Rent	$2,191,313	$2,421,446	$2,457,191	$2,469,648	$2,752,180	$166.80
Total Reimbursables	42,523	74,024	107,372	113,523	201,572	12.22
Other Income(3)	0	1,441	0	2,529	0	0.00
Less Vacancy & Credit Loss	0	0	0	0	(147,688)	(8.95)
Effective Gross Income	$2,233,836	$2,496,911	$2,564,563	$2,585,700	$2,806,064	$170.06

Total Operating Expenses	$220,336	$241,635	$269,379	$276,699	$354,632	$21.49

Net Operating Income	$2,013,500	$2,255,276	$2,295,184	$2,309,001	$2,451,433	$148.57
TI/LC	0	0	0	0	16,500	1.00
Capital Expenditures	0	0	0	0	2,475	0.15
Net Cash Flow	$2,013,500	$2,255,276	$2,295,184	$2,309,001	$2,432,458	$147.42

(1)
Certain items such as straight line rent, interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.

(2)	Underwritten cash flow based on contractual rents as of 7/31/2013 and rent steps through 8/31/2014.
(3)	Other Income was excluded from the Underwritten cash flow as it historically consisted of nominal prepaid rents and signage income which is considered non-recurring.

■	Appraisal. According to the appraisal, the 735 Sixth Avenue Property had an “as-is” appraised value of $45,500,000 as of an effective date of June 25, 2013.

■	Environmental Matters. According to a Phase I environmental report, dated July 11, 2013, there are no recommendations for further action at the 735 Sixth Avenue Property.

■
Market Overview and Competition.  The 735 Sixth Avenue Property consists of the retail condominium unit in a building located in the Gramercy Park/Flatiron neighborhood of New York, NY. The 735 Sixth Avenue Property occupies all of the ground level retail space on the west side of Sixth Avenue between West 24th and West 25th streets in Manhattan. The Gramercy Park/Flatiron neighborhood is a mixed commercial and residential area characterized by Madison Square Park and Gramercy Park. Properties surrounding the 735 Sixth Avenue Property are predominantly commercial, including major office buildings 11 Madison Avenue (Credit Suisse), 51 Madison Avenue (NY Life), and 200 Fifth Avenue (Tiffany & Co. and Grey Global). Generally, Broadway and the Avenues in the area are commercial in nature, while side streets are more residential.

According to market research report, the estimated 2013 population within a one-, three- and five-mile radius is 222,492, 1,134,771, and 2,552,978, respectively. The estimated 2013 average household income within a one-, three- and five-mile radius is $143,711, $131,815, and $108,103, respectively.

According to a market research report, the 735 Sixth Avenue Property is located in the Manhattan market and the Chelsea submarket. As of the second quarter 2013, the Manhattan market had a total retail supply of 56,344,056 SF with a vacancy rate of 2.6%, average quoted rent of $86.19 per SF and negative year-to-date net absorption of 35,893 SF. The Chelsea submarket had a total retail supply of 6,133,763 SF with a vacancy rate of 1.5%, averaged quote rent of $91.46 per SF and positive year-to-date net absorption of 10,235 SF.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-189017) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Citigroup Global Markets Inc., Goldman, Sachs & Co., Drexel Hamilton, LLC, RBS Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send to you the prospectus if you request it by calling toll-free 1-877-858-5407.

735 SIXTH AVENUE

The following table presents certain information relating to the primary competition for the 735 Sixth Avenue Property:

Competitive Set(1)

	650 Avenue of the Americas	655 Avenue of the Americas	675 Avenue of the Americas	775 Avenue of the Americas
Distance from Subject	4.0 blocks	4.0 blocks	2.5 blocks	1.5 blocks
Property Type	Street level retail unit	Street level retail unit	Street level retail unit	Street level retail unit
Lease Date	8/2012	8/2012	8/2012	6/2012
Rent Per SF	$200.00	$180.00	$133.00	$186.67
Total GLA	11,250 SF	1,800 SF	11,300 SF	1,400 SF
Tenant	Blick Art Materials	Pret A Manger	Harmon Discount Stores	Little Brown
	603 Avenue of the Americas	641 Avenue of the Americas	668 Avenue of the Americas
Distance from Subject	6.0 blocks	4.0 blocks	2.5 blocks
Property Type	Street level retail unit	Street level retail unit	Street level retail unit
Lease Date	4/2012	4/2012	6/2011
Rent Per SF	$153.00	$190.00	$160.00
Total GLA	1,700 SF	15,584 SF	3,000 SF
Tenant	Cohen’s Fashion Optical	Staples	BBWUEs Smoke Shop

(1)	Source: Appraisal.

■
The Borrower.  The borrowers are Sixth Ave Retail LLC and Mamiye 735 Partners LLC, as tenants-in-common, each a single-purpose, single-asset entity. Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the 735 Sixth Avenue Loan. The non-recourse carve out guarantors are Hyman Mamiye, Charles Mamiye, Jack Cohen and Abraham A. Jemal.

■	Escrows. On the origination date, the borrowers funded reserves of $36,293 with respect to the 735 Sixth Avenue Loan for real estate taxes.

On each due date, the borrowers are required to fund the following reserves with respect to the 735 Sixth Avenue Loan: (i) a tax reserve in an amount equal to one-twelfth of the amount that the lender estimates will be necessary to pay taxes over the then succeeding twelve month period; (ii) a replacement reserve in an amount equal to $206; (iii) a tenant improvement and leasing commission reserve in the amount of $1,375 capped at $66,000; and (iv) a condominium common charges reserve in an amount equal to $7,171.

Furthermore, the borrowers are required to fund a monthly insurance reserve at any time after the insurance conditions (as set forth in the loan documents) are no longer satisfied in an amount equal to one-twelfth of the amount of the insurance premiums that lender estimates will be payable for the renewal of the insurance policies required to be maintained by the borrowers.

On each due date during the occurrence of a Critical Tenant Trigger Event, all remaining cash flow will be deposited into the Critical Tenant TI/LC Reserve account. A “Critical Tenant Trigger Event” occurs if: (i) David’s Bridal, Inc. fails to give notice to renew its lease on or prior to 12 months prior to the then applicable expiration date under its lease (ii) a material monetary event of default exists under the David’s Bridal, Inc. lease, (iii) bankruptcy or insolvency of David’s Bridal, Inc. occurs and David’s Bridal, Inc. ceases paying rent, or (iv) David’s Bridal, Inc. gives notice of its intention to not extend or renew its lease.

On each due date during the continuance of a Cash Sweep Event, all remaining cash flow will be swept into the excess cash flow account. A “Cash Sweep Event” means (i) a monetary or material non-monetary event of default under the 735 Sixth Avenue Loan (after the expiration of any applicable notice and cure periods); (ii) any bankruptcy action of the borrowers, the property manager or one or more guarantors occurs (unless with respect to a bankruptcy action of a guarantor, the guarantors that are not the subject of the bankruptcy action deliver evidence reasonably satisfactory to lender that such guarantors collectively satisfy certain  financial representations (as set forth in the loan documents); (iii) the debt service coverage ratio (based on the trailing twelve-month period immediately preceding the date of such determination) is less than 1.10x, until such time that

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-189017) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Citigroup Global Markets Inc., Goldman, Sachs & Co., Drexel Hamilton, LLC, RBS Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send to you the prospectus if you request it by calling toll-free 1-877-858-5407.

735 SIXTH AVENUE

the debt service coverage ratio is at least 1.10x for two consecutive quarters; or (iv)  a Critical Tenant Trigger Event has occurred and is continuing.

■
Lockbox and Cash Management. The 735 Sixth Avenue Loan requires a hard lockbox, which is already in place. The loan documents require all revenue from the 735 Sixth Avenue Property to be deposited into a lender-controlled lockbox account. Sums on deposit in the lockbox account are required (i) provided no Cash Sweep Event has occurred and is continuing, to be transferred to or at the direction of the borrowers, or (ii) if a Cash Sweep Event has occurred and is continuing, to be transferred to the cash management account and applied by the lender to payments of debt service, required reserves, and any other amounts then due and payable under the loan documents with the remaining cash flow to be held by the lender as additional collateral.

■
Property Management.  The 735 Sixth Avenue Property is currently managed by Comjem Associates Ltd., an affiliate of the borrowers, pursuant to a management agreement. The lender may replace the property manager, subject to certain requirements in the loan documents, upon of any of the following: (i) the occurrence and continuance of an event of default (including if the property manager is in default under the management agreement), (ii) the property manager (a) is insolvent or a debtor in any bankruptcy action or (b) is or has engaged in gross negligence, fraud, willful misconduct or misappropriation of funds, or (iii) the debt service coverage ratio (based upon the trailing 12 month period immediately preceding the date of such determination) is less than 1.10x.

■
Mezzanine or Subordinate Indebtedness.  Future subordinate mezzanine financing is permitted, provided, among other things, (i) the mezzanine loan together with the 735 Sixth Avenue Loan has a combined loan-to-value ratio of no greater than 75%; (ii) the debt service coverage ratio based on the trailing 12-month period and taking into account the mezzanine loan and the 735 Sixth Avenue Loan shall be is at least 1.50x; (iii) the mezzanine lender under the mezzanine loan is a qualified lender (as defined in the loan documents) and (iv) the mezzanine lender has entered into an acceptable intercreditor agreement.

■
Terrorism Insurance.  The borrowers are required to maintain an “all-risk” insurance policy that provides coverage for terrorism in an amount equal to the full replacement cost of the 735 Sixth Avenue Property, plus eighteen (18) months of business interruption coverage in an amount equal to 100% of the projected gross income (less non-continuing expenses) from the 735 Sixth Avenue Property for such period and contains an extended period of indemnity endorsement which provides that after the physical loss to the improvements and the personal property has been repaired, the continued loss of income will be insured until such income either returns to the same level it was at prior to the loss, or the expiration of twelve (12) months from the date that the Property is repaired or replaced and operations are resumed, whichever first occurs.  The terrorism insurance is required to contain a deductible that is acceptable to the lender and is no larger than $10,000.  See “Risk Factors—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Free Writing Prospectus.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-189017) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Citigroup Global Markets Inc., Goldman, Sachs & Co., Drexel Hamilton, LLC, RBS Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send to you the prospectus if you request it by calling toll-free 1-877-858-5407.

(THIS PAGE INTENTIONALLY LEFT BLANK)

MOUNTAIN GATE PLAZA

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-189017) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Citigroup Global Markets Inc., Goldman, Sachs & Co., Drexel Hamilton, LLC, RBS Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send to you the prospectus if you request it by calling toll-free 1-877-858-5407.

MOUNTAIN GATE PLAZA

CARTIFACT
Lost Canyons Golf Club
Simi Valley Hospital
ALAMO ST
Best Buy
Lowes
Simi Valley Towne Center
Costco Wholesale
Walmart Supercenter
118
RONALD REAGAN FREEWAY
Mayfair Park
Sycamore Square Shopping Center
N MADERA RD
1ST ST
ERRINGER RD
SYCAMORE DR
SEQUOIA AVE
Simi Valley
Park View School Park
Towne Center Shopping Center
Citrus Grove Park
E LOS ANGELES AVE
Southwest Plaza Shopping Center
Valley Center Shopping Center
Berylwood Park
Centerpoint Plaza Shopping Center
Mountain Gate Plaza
1101 East Los Angeles Avenue
Simi Valley, CA 93065
Rancho Simi Park
Rancho Simi Community Park
ROYAL AVE
Sinaloa Golf Course
Moorpark
Simi Valley
San Fernando
SAN FERNANDO VALLEY
Thousand Oaks
Westlake
Agoura Hills
Hidden Hills
Calabasas
Burbank
Glendale
Beverly Hills
West Hollywood
Los Angeles
Santa Monica
Culver City
Malibu
Santa Monica Bay
Inglewood
Huntington Park

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-189017) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Citigroup Global Markets Inc., Goldman, Sachs & Co., Drexel Hamilton, LLC, RBS Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send to you the prospectus if you request it by calling toll-free 1-877-858-5407.

MOUNTAIN GATE PLAZA

Mortgaged Property Information		Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller		CGMRC
Location (City/State)	Simi Valley, California	Cut-off Date Principal Balance		$31,185,000
Property Type	Retail	Cut-off Date Principal Balance per SF		$110.87
Size (SF)	281,276	Percentage of Initial Pool Balance		2.8%
Total Occupancy as of 7/31/2013	93.5%	Number of Related Mortgage Loans		None
Owned Occupancy as of 7/31/2013	93.5%	Type of Security		Fee Simple
Year Built / Latest Renovation	1963 / 1978, 1990, 2002, 2011	Mortgage Rate		4.3900%
Appraised Value	$45,000,000	Original Term to Maturity (Months)		60
		Original Amortization Term (Months)		0
		Original Interest Only Period (Months)		60
Underwritten Revenues	$5,766,441
Underwritten Expenses	$1,872,721	Escrows
Underwritten Net Operating Income (NOI)	$3,893,720		Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$3,605,769	Taxes	$254,429	$42,405
Cut-off Date LTV Ratio	69.3%	Insurance	$0	$0
Maturity Date LTV Ratio	69.3%	Replacement Reserves	$500,000	$3,516
DSCR Based on Underwritten NOI / NCF	2.81x / 2.60x	TI/LC	$900,000	$0
Debt Yield Based on Underwritten NOI / NCF	12.5% / 11.6%	Other(1)	$198,032	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Amount	$31,185,000	62.2%	Purchase Price	$44,550,000	88.8%
Principal’s New Cash Contribution	16,577,200	33.0	Other Uses	3,746,478	7.5
Other Sources	2,413,156	4.8	Reserves	1,852,460	3.7
			Closing Costs	26,418	0.1

Total Sources	$50,175,356	100.0%	Total Uses	$50,175,356	100.0%

(1)	Other reserves represent an outstanding tenant obligations reserve ($198,032). See “–Escrows” below.

■
The Mortgage Loan.  The mortgage loan (the “Mountain Gate Plaza Loan”) is evidenced by a note in the original principal amount of $31,185,000 and is secured by a first mortgage encumbering the borrower’s interest in a retail center located in Simi Valley, California (the “Mountain Gate Plaza Property”).  The Mountain Gate Plaza Loan was originated by Citigroup Global Markets Realty Corp. on August 2, 2013 and represents approximately 2.8% of the Initial Pool Balance.  The Mountain Gate Plaza Loan has an outstanding principal balance as of the Cut-off Date of $31,185,000 and an interest rate of 4.3900% per annum.  The proceeds of the Mountain Gate Plaza Loan were primarily used to acquire the Mountain Gate Plaza Property.

The Mountain Gate Plaza Loan had an initial term of 60 months and has a remaining term of 59 months as of the Cut-off Date.  The Mountain Gate Plaza Loan requires interest only payments during the term of the Mountain Gate Plaza Loan.  The scheduled maturity date is the due date in August 2018. The borrower has the right to voluntarily prepay the Mountain Gate Plaza Loan in whole at any time following a casualty or condemnation if the lender is permitted to and does apply the net amount of insurance proceeds or condemnation proceeds, as applicable, towards the outstanding principal balance of the loan in an amount greater than $500,000.  In addition, defeasance of the Mountain Gate Plaza Loan, in full (and in part under certain circumstances (See “—Partial Releases” below)) with direct, non-callable obligations that are either the direct obligations of or are fully guaranteed by the full faith and credit of the United States of America or other obligations which are “government securities” permitted under the loan documents, is permitted at any time on or after the first due date following the second anniversary of the securitization Closing Date. On or after the due date in May 2018, the borrower may prepay the Mountain Gate Plaza Loan in whole without penalty.

■
The Mortgaged Property. The Mountain Gate Plaza Property is a 281,276 SF retail center located in Simi Valley, California, approximately 40 miles northwest of Los Angeles. The improvements were constructed on a 24.7-acre site in 1963 and renovated in 1978 with periodic cosmetic renovations since then. The Mountain Gate Plaza Property is anchored by County of Ventura and Valley Produce. Junior anchor tenants on the property include Rite Aid, 99 Cents Only Store and Big 5. The Mountain Gate Plaza Property includes 1,205 parking spaces, which equates to a ratio of 4.28 parking spaces per 1,000 SF. As of July 31, 2013, the Total Occupancy and Owned Occupancy were both 93.5%.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-189017) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Citigroup Global Markets Inc., Goldman, Sachs & Co., Drexel Hamilton, LLC, RBS Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send to you the prospectus if you request it by calling toll-free 1-877-858-5407.

MOUNTAIN GATE PLAZA

The following table presents certain information relating to the major tenants (of which, certain tenants may have co-tenancy provisions) at the Mountain Gate Plaza Property:

Ten Largest Owned Tenants Based On Underwritten Base Rent

Tenant Name	Credit Rating (Fitch/MIS/S&P)(1)	Tenant GLA	% of GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	Lease Expiration	Tenant Sales $ per SF(2)	Occupancy Cost	Renewal / Extension Options
County of Ventura	NR / NR / NR	35,004	12.4%	$1,212,692	26.7%	$34.64	2/28/2025	NA	NA	2, 5-year options
American Martial Arts Academy	NR / NR / NR	23,650	8.4	255,420	5.6	10.80	4/30/2019	NA	NA	2, 5-year options
Valley Produce	NR / NR / NR	30,331	10.8	249,624	5.5	8.23	6/30/2024	NA	NA	2, 10-year options
99 Cents Only Store	NR / NR / NR	24,066	8.6	219,963	4.8	9.14	1/31/2016	NA	NA	3, 5-year options
Habitat for Humanity	NR / NR / NR	19,000	6.8	182,400	4.0	9.60	7/31/2017	NA	NA	1, 5-year option
B&H Education, Inc.	NR / NR / NR	10,825	3.8	177,422	3.9	16.39	8/31/2020	NA	NA	2, 5-year options
Body Exchange	NR / NR / NR	13,000	4.6	140,400	3.1	10.80	3/31/2022	NA	NA	2, 5-year options
Schwabe Books	NR / NR / NR	9,270	3.3	51,170	1.1	5.52	3/31/2014	$30	18.4%	NA
Big 5(3)	NR / NR / NR	10,000	3.6	40,000	0.9	4.00	1/31/2015	$313	3.0%	NA
Rite Aid(3)	CCC+ / Caa2 / B-	19,170	6.8	0	0.0	0.00	5/31/2014	$248	3.0%	2, 5-year options
Ten Largest Owned Tenants		194,316	69.1%	$2,529,091	55.6%	$13.02
Remaining Owned Tenants		68,605	24.4	2,019,256	44.4	29.43
Vacant Spaces (Owned Space)		18,355	6.5	0	0.0	0.00
Total / Wtd. Avg. All Owned Tenants		281,276	100.0%	$4,548,346	100.0%	$17.30

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2)	Sales are as of 12/31/2012.
(3)	Big 5 and Rite Aid pay percentage rent. Big 5 pays a minimum annual rent of $40,000.

The following table presents certain information relating to the lease rollover schedule at the Mountain Gate Plaza Property based on initial lease expiration dates:

Lease Expiration Schedule(1)

Year Ending December 31,	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	# Expiring Tenants
MTM	0	0.0%	0.0%	$0	0.0%	$0.00	0
2013	0	0.0	0.0%	0	0.0	0.00	0
2014	39,954	14.2	14.2%	358,857	7.9	8.98	7
2015	27,471	9.8	24.0%	575,735	12.7	20.96	7
2016	38,868	13.8	37.8%	650,055	14.3	16.72	10
2017	29,670	10.5	48.3%	599,156	13.2	20.19	6
2018	1,440	0.5	48.8%	41,472	0.9	28.80	1
2019	29,703	10.6	59.4%	388,586	8.5	13.08	2
2020	15,993	5.7	65.1%	299,918	6.6	18.75	3
2021	0	0.0	65.1%	0	0.0	0.00	0
2022	14,487	5.2	70.2%	172,252	3.8	11.89	2
2023	0	0.0	70.2%	0	0.0	0.00	0
2024 & Thereafter	65,335	23.2	93.5%	1,462,316	32.2	22.38	2
Vacant	18,355	6.5	100.0%	0	0.0	0.00	0
Total / Wtd. Avg.	281,276	100.0%		$4,548,346	100.0%	$17.30	40

(1)	Calculated based on approximate square footage occupied by each Owned Tenant.

The following table presents certain information relating to historical leasing at the Mountain Gate Plaza Property:

Historical Leased %(1)

2009	2010	2011	2012
80.3%	85.7%	83.0%	91.3%

(1)	As provided by the borrower and represents average occupancy for the year.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-189017) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Citigroup Global Markets Inc., Goldman, Sachs & Co., Drexel Hamilton, LLC, RBS Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send to you the prospectus if you request it by calling toll-free 1-877-858-5407.

MOUNTAIN GATE PLAZA

■
Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Mountain Gate Plaza Property:

Cash Flow Analysis(1)

	2010	2011	2012	TTM 5/31/2013	Underwritten	Underwritten $ per SF
Base Rent	$3,645,800	$4,113,228	$4,246,023	$4,351,691	$4,303,046	$15.30
Contractual Rent Steps(2)	0	0	0	0	245,301	0.87
Gross Up Vacancy	0	0	0	0	530,489	1.89
Total Rent	$3,645,800	$4,113,228	$4,246,023	$4,351,691	$5,078,835	$18.06
Total Reimbursables	696,729	837,998	952,470	1,026,331	1,020,145	3.63
Percentage Rent	197,769	185,660	146,807	174,675	196,750	0.70
Other Income	1,477	24,946	1,511	10,881	1,200	0.00
Less Vacancy & Credit Loss	(66,265)	(689,061)	(136,450)	(61,525)	(530,489)	(1.89)
Effective Gross Income	$4,475,509	$4,472,771	$5,210,361	$5,502,053	$5,766,441	$20.50

Total Operating Expenses	$1,781,844	$1,770,169	$1,850,558	$1,813,783	$1,872,721	$6.66
Net Operating Income	$2,693,665	$2,702,602	$3,359,803	$3,688,270	$3,893,720	$13.84
TI/LC	0	0	0	0	245,760	0.87
Replacement Reserves	0	0	0	0	42,191	0.15
Net Cash Flow	$2,693,665	$2,702,602	$3,359,803	$3,688,270	$3,605,769	$12.82

(1)
Certain items such as straight line rent, interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.

(2)	Contractual rent steps are underwritten based upon the actual scheduled increases through January 1, 2014.

■	Appraisal. According to the appraisal, the Mountain Gate Plaza Property had an “as-is” appraised value of $45,000,000 as of an effective date of June 10, 2013.

■
Environmental Matters.  A Phase I environmental report dated June 20, 2013 recommended no further action other than adhering to an operations and maintenance plan to address asbestos presence. The O&M plan was put into place on July 26, 2013.

■
Market Overview and Competition.  The Mountain Gate Plaza Property is located on the northeast corner of 1st Street and East Los Angeles Avenue, two major thoroughfares, in Simi Valley, California, approximately 40 miles northwest of Los Angeles. The immediate area surrounding the Mountain Gate Plaza Property is composed of mostly commercial use buildings, including freestanding retail buildings, industrial developments and small professional office buildings. Dense residential development can be found predominantly towards the south of the property. A commercial use property along East Los Angeles Ave in close proximity to the Mountain Gate Plaza Property includes Simi Valley Plaza, a community retail center of similar size and quality.

According to the appraisal, the 2013 population within a one, three, and five mile radius of the Mountain Gate Plaza Property is 17,271, 79,155, and 122,683, respectively.  Average household income within a one-, three-, and five-mile radius of the Mountain Gate Plaza Property is $85,833, $109,355, and $115,264, respectively.

Per the appraisal, the Mountain Gate Plaza Property is located in the Los Angeles market and Ventura County submarket.  As of the second quarter of 2013, a market research report states that the Los Angeles retail market had a total retail supply of 447,480,830 SF with a vacancy rate of 5.4%, average quoted rent of $24.19 per SF and positive year-to-date net absorption of 813,244 SF. The Ventura County submarket had a total retail supply of 7,407,259 SF with a vacancy rate of 3.5%, average quoted rent of $18.26 per SF and positive year-to-date net absorption of 47,849 SF.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-189017) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Citigroup Global Markets Inc., Goldman, Sachs & Co., Drexel Hamilton, LLC, RBS Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send to you the prospectus if you request it by calling toll-free 1-877-858-5407.

MOUNTAIN GATE PLAZA

The following table presents certain information relating to the primary competition for the Mountain Gate Plaza Property:

Competitive Set(1)
	Woodlands Plaza	Target Center Shops	Sycamore Village
Distance from Subject	0.4 miles	2.8 miles	3.0 miles
Property Type	Anchored Retail	Anchored Retail	Anchored Retail
Year Built / Renovated	1980	1987	1982
Total GLA	124,634	22,812	159,016
Total Occupancy	79%	60%	90%
Anchors / Significant Tenants	Nguyen Nail Spa, Frazee, Medical Supplies, Cig Store	Community Vision, Love Sushi House	Weight Watchers, Children’s Clothing Store
	Sycamore Plaza West	Griffin Plaza	Simi Valley Promenade
Distance from Subject	3.0 miles	4.1 miles	5.1 miles
Property Type	Anchored Retail	Anchored Retail	Anchored Retail
Year Built / Renovated	1982	1982	1961
Total GLA	168,855	107,136	82,333
Total Occupancy	98%	93%	96%
Anchors / Significant Tenants	New Tenant	New Tenant	The Party Shop, Goodwill Industries, Chase Bank, Del Taco

(1)	Source: Appraisal.

■
The Borrower.  The borrower and fee owner of the Mountain Gate Plaza Property is Mountaingate LL, LLC, a single-purpose, single-asset entity indirectly owned and controlled by the parent entity of the non-recourse carve-out guarantor, Investcorp US Real Estate, LLC.  In order to comply with certain aspects of Shari’ah law, the borrower, as master lessor, entered into a master lease agreement with another single-purpose, single-asset entity, Mountaingate TT, LLC, as master tenant.  The master tenant is responsible for day-to-day operations of the Mountain Gate Plaza Property and, pursuant to the terms of the master lease agreement, the master tenant is obligated to remit all rents and any other income generated by the Mountain Gate Plaza Property to the borrower, which amounts are applied in accordance with the terms of the loan documents.  All excess cash after payment by the borrower of all amounts due under the loan documents are remitted to the master tenant. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Mountain Gate Plaza Loan.

At origination, the lender received a fee mortgage from the borrower on its interest in the Mountain Gate Plaza Property.  In addition, the lender secured a full subordination of the master lease to the lender’s fee mortgage.  See “Risk Factors—Risks of Shari’ah Compliant Loans” in the Free Writing Prospectus.

■
Escrows.  On the origination date, the borrower funded aggregate reserves of $1,852,460 with respect to the Mountain Gate Plaza Property, comprised of: (i) $254,429 for real estate taxes, (ii) $500,000 for replacement reserves, (iii) $900,000 for tenant improvements and leasing commissions, and (iv) $198,032 for outstanding tenant obligations, $125,156 of which will be used for outstanding tenant improvements and leasing commissions and the remaining $72,876 for free rent, rent abatements and tenant reimbursements.

Additionally, on each due date, the borrower is required to fund the following reserves with respect to the Mountain Gate Plaza Property: (i) a tax reserve in an amount equal to one-twelfth of the amount that the lender estimates will be necessary to pay taxes over the then succeeding twelve month period, (ii) an insurance reserve in an amount equal to one-twelfth of the amount that the lender estimates will be necessary to pay insurance premiums over the then succeeding twelve month period, and (iii) a replacement reserve in the amount of $3,516.  The borrower is not required to fund the insurance reserve for so long as (i) no event of default has occurred and is continuing, and (ii) the borrower has provided the lender with evidence satisfactory to the lender that the Mountain Gate Plaza Property is insured by a blanket policy in accordance with the terms of the loan agreement and covering substantially all real property controlled directly or indirectly by Investcorp International Realty and its affiliates.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-189017) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Citigroup Global Markets Inc., Goldman, Sachs & Co., Drexel Hamilton, LLC, RBS Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send to you the prospectus if you request it by calling toll-free 1-877-858-5407.

MOUNTAIN GATE PLAZA

A “Mountain Gate Plaza Trigger Period” means any period (A) commencing upon the earliest to occur of (i) the occurrence of an event of default, (ii) the debt service coverage ratio (as calculated under the loan documents) is less than 1.25x, (iii) the occurrence of any Major Tenant bankruptcy or similar insolvency, (iv) any termination of a Major Lease, (v) the occurrence of any material default under a Major Lease, (vi) the Valley Produce tenant “going dark” with respect to 20% or more of its space, or failing to be in actual, physical possession of at least 80% of its space, (vii) any Major Tenant duly exercising a valid termination option for 20% or more of its space, and (viii) a Major Tenant failing to renew its Major Lease prior to the earlier to occur of (x) the date which is 12 months prior to the lease expiration and (y) the date required for such Major Tenant to renew its Major Lease under the lease documents; and (B) expiring upon (s) in connection with clause (i) above, the cure (if applicable) of such event of default, (t) in connection with clause (ii) above, the date that the debt service coverage ratio is equal to or greater than 1.25x for two consecutive calendar quarters, or the borrower posts with lender cash or a letter of credit in an amount that, if applied to repay the Mountain Gate Plaza Loan, would cause the outstanding principal amount of the Mountain Gate Plaza Loan to satisfy a debt service coverage ratio of 1.25x, (u) in connection with clause (iii) above, the Major Tenant affirming its lease in the applicable bankruptcy proceeding or a replacement tenant leasing at least 85% of the Major Tenant space in accordance with the loan documents, (v) in connection with clause (iv) above, the Major Tenant reaffirming its lease or a replacement tenant leasing at least 85% of the Major Tenant space in accordance with the loan documents, (w) in connection with clause (v) above, the applicable default under the Major Lease being cured, (x) in connection with clause (vi) above, the applicable space no longer being dark or a replacement tenant leasing at least 85% of such space, (y) in connection with clause (vii) above, either (x) such Major Tenant revoking its termination notice or a replacement tenant leasing at least 85% of such Major Tenant space or (y) the debt service coverage ratio being equal to or greater than 1.25x for two consecutive calendar quarters or the borrower posting with lender cash or a letter of credit in an amount that, if applied to repay the Mountain Gate Plaza Loan, would cause the outstanding principal amount of the Mountain Gate Plaza Loan to satisfy a debt service coverage ratio of 1.25x, and (z) in connection with clause (viii) above, either such Major Tenant or a replacement tenant leasing at least 85% of such Major Tenant space or the debt service coverage ratio being equal to or greater than 1.25x for two consecutive calendar quarters and excess cash flow of $25 per SF is reserved with the lender, in each case, so long as no other Mountain Gate Plaza Trigger Period shall then exist.

“Major Lease” means, as applicable, (i) the Valley Produce lease, (ii) the County of Ventura lease and (iii) any other lease for 85% or more of Major Tenant space.

“Major Tenant” means, as applicable, (i) Valley Produce, (ii) the County of Ventura and (iii) any tenant under a Major Lease.

■
Lockbox and Cash Management.  The Mountain Gate Plaza Property requires a hard lockbox, which is already in place.  The loan documents require the borrower to direct the tenants to pay their rents directly to a lender-controlled lockbox account.  On each business day, sums on deposit in the lockbox account are required to (i) be transferred to the borrower provided no event of default or Mountain Gate Plaza Trigger Period exists, or (ii) be transferred to the lender-controlled cash management account if an event of default and/or a Mountain Gate Plaza Trigger Period exists.  On each due date during the continuance of a Mountain Gate Plaza Trigger Period, the loan documents require that all amounts on deposit in the lockbox account, after payment of debt service and funding of required monthly escrow amounts for budgeted operating expenses, real estate taxes, insurance premiums and replacement reserves, be held by the lender as additional collateral for the Mountain Gate Plaza Loan.   During the continuance of an event of default under the Mountain Gate Plaza Loan, the lender may apply any funds in the cash management account to amounts payable under the Mountain Gate Plaza Loan and/or toward the payment of expenses of the Mountain Gate Plaza Property, in such order of priority as the lender may determine.

Furthermore, provided no event of default has occurred and is continuing, the borrower’s obligations with respect to the payment of the monthly debt service amount and amounts required to be deposited into the reserve funds, will be deemed satisfied to the extent sufficient amounts are deposited into the cash management account to satisfy such obligations as required under the loan documents.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-189017) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Citigroup Global Markets Inc., Goldman, Sachs & Co., Drexel Hamilton, LLC, RBS Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send to you the prospectus if you request it by calling toll-free 1-877-858-5407.

MOUNTAIN GATE PLAZA

■
Partial Releases.  The Borrower is permitted to effectuate the release of an individual parcel in connection with a bona fide third-party sale at any time after the second anniversary of the Closing Date if the borrower defeases a portion of the Mountain Gate Plaza Loan, subject to the satisfaction of certain conditions, including: (i) the borrower must defease an amount equal to or greater than the greater of (A) 120% of the allocated loan amount for the individual parcel being released (the “Release Parcel”) and (B) 90% of the net sales proceeds from the sale of the applicable Release Parcel, (ii) if required by the lender or the rating agencies, delivery of an updated (or additional) non-consolidation opinion, (iii) delivery of a REMIC opinion, (iv) delivery of amended master lease documents removing the Release Parcel from such master lease, (v) after giving effect to the release of the Release Parcel, the debt service coverage ratio (as calculated under the loan documents) for the remaining Mountain Gate Plaza Property is the greater of (A) 1.90x (which the borrower may satisfy by posting with lender cash or a letter of credit in an amount that if applied to repay the Mountain Gate Plaza Loan would cause the outstanding principal amount of the Mountain Gate Plaza Loan to satisfy a debt service coverage ratio of 1.90x), and (B) the debt service coverage ratio for the entire Mountain Gate Plaza Property (including the Release Parcel) immediately preceding the release of the Release Parcel, and (vi) after giving effect to the release, the debt yield (as calculated under the loan documents) for the remaining portion of the Mountain Gate Plaza Property is equal to or greater than the greater of (A) 11.30% (which the borrower may satisfy by posting with lender cash or a letter of credit in an amount that if applied to repay the Mountain Gate Plaza Loan would cause the outstanding principal amount of the Mountain Gate Plaza Loan to satisfy a debt yield of 11.30%) and (B) the debt yield for the entire Mountain Gate Plaza Property (including the Release Parcel) immediately preceding the release of the Release Parcel.

■
Property Management.  The Mountain Gate Plaza Property is currently managed by SKB PM I, an independent third party property management firm.  Pursuant to the loan documents, the Mountain Gate Plaza Property may not be managed by any party other than SKB PM I, or another management company approved by the lender in accordance with the loan documents. However, if no event of default under the Mountain Gate Plaza Loan exists, the borrower can permit the master tenant to replace SKB PM I with any of the following management companies: Transwestern, Jones Lang Lasalle, CBRE, Cushman & Wakefield or ScanlanKemper Companies. The lender has the right to terminate the management agreement and replace the property manager or require that the borrower or master tenant terminate the management agreement and replace the property manager during an event of default by the borrower under the Mountain Gate Plaza Loan after taking into account any applicable notice and cure periods.

■	Mezzanine or Subordinate Indebtedness. Not permitted.

■
Terrorism Insurance.  The borrower is required to maintain an “all-risk” insurance policy that provides coverage for terrorism, provided that coverage is commercially available, in an amount equal to the full replacement cost of the Mountain Gate Plaza Property, plus 18 months of business interruption coverage.  The terrorism insurance is required to contain a deductible that is acceptable to the lender and is no larger than $50,000.  See “Risk Factors—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Free Writing Prospectus.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-189017) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Citigroup Global Markets Inc., Goldman, Sachs & Co., Drexel Hamilton, LLC, RBS Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send to you the prospectus if you request it by calling toll-free 1-877-858-5407.

 (THIS PAGE INTENTIONALLY LEFT  BLANK)

RIVERBEND SHOPPING CENTER

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-189017) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Citigroup Global Markets Inc., Goldman, Sachs & Co., Drexel Hamilton, LLC, RBS Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send to you the prospectus if you request it by calling toll-free 1-877-858-5407.

RIVERBEND SHOPPING CENTER

Nashville
Knoxville
TENNESSEE
Chattanooga
Huntsville
GEORGIA
ALABAMA
Atlanta
Birmingham
RICHARD B RUSSELL REGIONAL AIRPORT
Stonebridge Golf Club
OLD DALTON RD NE
Berry College
Mount Berry Square
Oostanaula River
Lake Conasauga
Garden Lakes Park
STATE LOOP 1
State Mutual Stadium
MARTHA BERRY HWY NE
Redmond Regional Medical Center
N DIVISION ST NW
Rome
SHORTER AVE NW
Alto Shopping Center
Ridge Ferry Park
N BROAD ST NE
CALHOUN AVE NE
Etowah Park
Midtown Crossing Shopping Center
Shorter College
Floyd Medical Center
Village Shopping Center
Riverbend Shopping Center
1476 Turner McCall Boulevard Southwest
Rome, GA 30161
Coosa Country Club
Alto Park
S 2ND AVE
Central Plaza Shopping Center
E 12TH ST SW
Etowah River
Garden Springs Golf Course
Coosa River
BLACKS BLUFF RD SW
Coosa Valley Tech College-Floyd
Plantation Of Horseleg
CAVE SPRING RD SW
CEDARTOWN HWY
MAPLE RD SE
Lock And Dam Park
Bekaert Employees Athletic Assn
PARK AVE SE
Georgia Highlands College-Floyd
CARTIFACT

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-189017) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Citigroup Global Markets Inc., Goldman, Sachs & Co., Drexel Hamilton, LLC, RBS Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send to you the prospectus if you request it by calling toll-free 1-877-858-5407.

RIVERBEND SHOPPING CENTER

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-189017) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Citigroup Global Markets Inc., Goldman, Sachs & Co., Drexel Hamilton, LLC, RBS Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send to you the prospectus if you request it by calling toll-free 1-877-858-5407.

RIVERBEND SHOPPING CENTER

Mortgaged Property Information		Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller		GSMC
Location (City/State)	Rome, Georgia	Cut-off Date Principal Balance		$28,500,00
Property Type	Mixed Use	Cut-off Date Principal Balance per SF		$99.55
Size (SF)	286,277	Percentage of Initial Pool Balance		2.6%
Total Occupancy as of 8/19/2013	98.3%	Number of Related Mortgage Loans		None
Owned Occupancy as of 8/19/2013	98.3%	Type of Security		Fee Simple
Year Built / Latest Renovation	1975, 2002-2003, 2012 / NAP	Mortgage Rate		5.1540%
Appraised Value	$38,500,000	Original Term to Maturity (Months)		120
		Original Amortization Term (Months)		360
		Original Interest Only Period (Months)		12
Underwritten Revenues	$3,407,457
Underwritten Expenses	$752,004	Escrows
Underwritten Net Operating Income (NOI)	$2,655,453		Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$2,425,874	Taxes	$213,437	$19,403
Cut-off Date LTV Ratio	74.0%	Insurance	$51,954	$6,935
Maturity Date LTV Ratio	62.8%	Replacement Reserves	$0	$2,808
DSCR Based on Underwritten NOI / NCF	1.42x / 1.30x	TI/LC(1)	$8,333	$8,333
Debt Yield Based on Underwritten NOI / NCF	9.3% / 8.5%	Other	$0	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Amount	$28,500,000	100.0%	Loan Payoff	$22,414,346	78.6%
			Principal Equity Distribution	5,478,664	19.2
			Closing Costs	333,266	1.2
			Reserves	273,724	1.0

Total Sources	$28,500,000	100.0%	Total Uses	$28,500,000	100.0%

(1)	TI/LC reserve is capped at $500,000.

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The Mortgage Loan.  The mortgage loan (the “Riverbend Shopping Center Loan”) is evidenced by a note in the original principal amount of $28,500,000 and is secured by a first mortgage encumbering a retail center/medical office property building located in Rome, Georgia (the “Riverbend Shopping Center Property”).  The Riverbend Shopping Center Loan was originated by Goldman Sachs Mortgage Company on September 3, 2013 and represents approximately 2.6% of the Initial Pool Balance.  The note evidencing the Riverbend Shopping Center Loan has an outstanding principal balance as of the Cut-off Date of $28,500,000 and has an interest rate of 5.1540% per annum.  The proceeds of the Riverbend Shopping Center Loan were used to refinance existing debt on the Riverbend Shopping Center Property.

The Riverbend Shopping Center Loan had an initial term of 120 months and has a remaining term of 120 months.  The Riverbend Shopping Center Loan requires payments of interest only prior to the due date in October 2014, after which it requires monthly payments of interest and principal sufficient to amortize the loan over a 30-year amortization schedule.  The scheduled maturity date is the due date in September 2023.  Voluntary prepayment of the Riverbend Shopping Center Loan is prohibited prior to the due date in June 2023.  Provided that no event of default is continuing, defeasance with direct, non-callable obligations of the United States of America is permitted at any time on or after the first due date following the second anniversary of the securitization Closing Date.

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The Mortgaged Property.  The Riverbend Shopping Center Property is an approximately 286,277 SF mixed use center located in Rome, Georgia and is comprised of approximately 219,595 SF of retail space and 66,682 SF of medical office space.  The Riverbend Shopping Center Property was constructed in phases beginning in 1975 as an enclosed mall, was redeveloped in 2002-2003 as a mixed use center and the space occupied by Kroger was expanded in 2012 to 86,697 SF.  The Riverbend Shopping Center Property is located at the intersection of Turner McCall Boulevard and Riverbend Drive in Rome, Georgia.  The Riverbend Shopping Center Property includes tenants such as Kroger, Ross, Michael’s, Barnes & Noble, TJ Maxx, Hibbett Sports, and Pier 1 Imports. As of August 19, 2013, the Total Occupancy and Owned Occupancy were both 98.3%.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-189017) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Citigroup Global Markets Inc., Goldman, Sachs & Co., Drexel Hamilton, LLC, RBS Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send to you the prospectus if you request it by calling toll-free 1-877-858-5407.

RIVERBEND SHOPPING CENTER

The following table presents certain information relating to the anchor tenants (of which, certain tenants may have co-tenancy provisions) at the Riverbend Shopping Center Property:

Tenant Name	Credit Rating (Fitch/MIS/S&P)(1)	Tenant GLA	% of Total GLA	Mortgage Loan Collateral Interest	Total Rent	Total Rent $ per SF	Owned Anchor Tenant Lease Expiration	Tenant Sales $ per SF(2)		Occupancy Cost	Renewal / Extension Options
Anchors
Kroger (GL)	BBB / Baa2 / BBB	86,697	30.3%	Yes	$441,232	$5.09	2/28/2033	$600	(3)	0.8%	20, 3-year options
Total Anchors		86,697	30.3%

Jr. Anchors
Ross	NR / NR / A-	30,187	10.5%	Yes	$441,291	$14.62	1/31/2019	NA		NA	3, 5-year options
TJ Maxx	NR / A3 / A	30,000	10.5	Yes	$343,902	$11.46	9/30/2018	$243		4.7%	4, 5-year options
Barnes & Noble	NR / NR / NR	20,020	7.0	Yes	$240,040	$11.99	1/31/2019	NA		NA	NA
Michael’s	NR / B3 / B	11,910	4.2	Yes	$166,115	$13.95	9/30/2018	$206		6.8%	3, 5-year options
Total Jr. Anchors		92,117	32.2%

Occupied In-line		34,618	12.1%		$732,202	$21.15
Occupied Outparcel/Other		6,163	2.2%		$83,096	$13.48
Medical Offices		61,682	21.5%		$1,044,214	$16.93
Vacant Space		5,000	1.7%		$0	$0.00
Total Owned SF		286,277	100.0%
Total SF		286,277	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2)	Tenant sales are as of 12/31/2012 unless specified otherwise.
(3)	Kroger sales are estimated per the borrower.

The following table presents certain information relating to the major tenants (of which, certain tenants may have co-tenancy provisions) at the Riverbend Shopping Center Property:

Ten Largest Owned Tenants Based On Underwritten Base Rent

Tenant Name	Credit Rating (Fitch/MIS/S&P)(1)	Tenant GLA	% of GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	Lease Expiration	Tenant Sales $ per SF(2)	Occupancy Cost	Renewal / Extension Options
Ross	NR / NR / A-	30,187	10.5%	$362,244	12.0%	$12.00	1/31/2019	NA	NA	3, 5-year options
Coosa Diagnostic Center	NR / NR / NR	20,320	7.1	357,632	11.9	17.60	10/31/2022	NA	NA	3, 5-year options
Kroger (GL)	BBB / Baa2 / BBB	86,697	30.3	352,857	11.7	4.07	2/28/2033	$600(3)	0.8%	20, 3-year options
TJ Maxx	NR / A3 / A	30,000	10.5	268,500	8.9	8.95	9/30/2018	$243	4.7%	4, 5-year options
Barnes & Noble	NR / NR / NR	20,020	7.0	240,040	8.0	11.99	1/31/2019	NA	NA	NA
NE GA Anesthesia Services, Inc.	NR / NR / NR	7,710	2.7	154,200	5.1	20.00	1/31/2015	NA	NA	1, 2-year option
Shorter Nursing School	NR / NR / NR	9,150	3.2	153,262	5.1	16.75	3/31/2014	NA	NA	2, 5-year options
Pier 1 Imports	NR / NR / NR	9,520	3.3	142,800	4.7	15.00	7/31/2018	NA	NA	2, 5-year options
Michael’s	NR / B3 / B	11,910	4.2	135,774	4.5	11.40	9/30/2018	$206	6.8%	3, 5-year options
Hibbett Sports	NR / NR / NR	7,854	2.7	119,774	4.0	15.25	1/31/2018	$218(4)	8.1%	1, 5-year option
Ten Largest Owned Tenants		233,368	81.5%	$2,287,082	75.9%	$9.80
Remaining Owned Tenants		47,909	16.7	725,557	24.1	15.14
Vacant Spaces (Owned Space)		5,000	1.7	0	0.0	0.00
Total / Wtd. Avg. All Owned Tenants		286,277	100.0%	$3,012,639	100.0%	$10.71

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2)	Tenant sales are as of 12/31/2012 unless specified otherwise.
(3)	Kroger sales are estimated per the borrower.
(4)	Hibbett Sports sales are as of TTM 6/30/2013.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-189017) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Citigroup Global Markets Inc., Goldman, Sachs & Co., Drexel Hamilton, LLC, RBS Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send to you the prospectus if you request it by calling toll-free 1-877-858-5407.

RIVERBEND SHOPPING CENTER

The following table presents certain information relating to the lease rollover schedule at the Riverbend Shopping Center Property based on initial lease expiration dates:

Lease Expiration Schedule(1)

Year Ending December 31,	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	# of Expiring Tenants
MTM	0	0.0%	0.0%	$0	0.0%	$0.00	0
2013	5,448	1.9	1.9%	96,758	3.2	17.76	3
2014	10,750	3.8	5.7%	188,462	6.3	17.53	2
2015	21,956	7.7	13.3%	432,684	14.4	19.71	7
2016	0	0.0	13.3%	0	0.0	0.00	0
2017	7,163	2.5	15.8%	100,572	3.3	14.04	2
2018	73,894	25.8	41.6%	770,048	25.6	10.42	5
2019	55,048	19.2	60.9%	713,627	23.7	12.96	3
2020	0	0.0	60.9%	0	0.0	0.00	0
2021	0	0.0	60.9%	0	0.0	0.00	0
2022	20,320	7.1	68.0%	357,632	11.9	17.60	1
2023	1	0.0	68.0%	0	0.0	0.00	1
2024 & Thereafter	86,697	30.3	98.3%	352,857	11.7	4.07	1
Vacant	5,000	1.7	100.0%	0	0.0	0.00	0
Total / Wtd. Avg.	286,277	100.0%		$3,012,639	100.0%	$10.71	25

(1)	Calculated based on approximate square footage occupied by each Owned Tenant.

The following table presents certain information relating to historical leasing at the Riverbend Shopping Center Property:

Historical Leased %
	2010(1)	2011(1)	2012(1)	As of 5/31/2013
Owned Space	97.0%	97.0%	98.0%	98.3%

(1)	As provided by the borrower and represents occupancy as of December 31, for the indicated year.

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Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Riverbend Shopping Center Property:

Cash Flow Analysis(1)

	2010	2011	2012	TTM 5/31/2013	Underwritten(2)	Underwritten $ per SF
Base Rent	$3,082,534	$3,033,549	$2,925,611	$2,909,133	$3,012,639	$10.52
Overage Rent	0	0	0	5,667	5,667	0.02
Other Rental Revenue	0	(201)	(7,380)	(7,365)	0	0.00
Gross Up Vacancy	0	0	0	0	95,000	0.33
Total Rent	$3,082,534	$3,033,348	$2,918,231	$2,907,435	$3,113,306	$10.88
Total Reimbursables	437,617	412,603	411,200	416,980	473,787	1.65
Other Income	0	0	0	0	0	0.00
Vacancy & Credit Loss	0	0	0	0	(179,635)	(0.63)
Effective Gross Income	$3,520,151	$3,445,951	$3,329,432	$3,324,415	$3,407,457	$11.90

Total Operating Expenses	$738,036	$757,411	$754,413	$769,602	$752,004	$2.63

Net Operating Income	$2,782,115	$2,688,540	$2,575,018	$2,554,813	$2,655,453	$9.28
TI/LC	0	0	0	0	195,881	0.68
Capital Expenditures	0	0	0	0	33,699	0.12
Net Cash Flow	$2,782,115	$2,688,540	$2,575,018	$2,554,813	$2,425,874	$8.47

(1)
Certain items such as straight line rent, interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.

(2)	Underwritten cash flow based on 8/19/2013 rent roll with rent steps through 9/30/2014.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-189017) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Citigroup Global Markets Inc., Goldman, Sachs & Co., Drexel Hamilton, LLC, RBS Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send to you the prospectus if you request it by calling toll-free 1-877-858-5407.

RIVERBEND SHOPPING CENTER

■	Appraisal. According to the appraisal, the Riverbend Shopping Center Property had an “as-is” appraised value of $38,500,000 as of an effective date of July 17, 2013.

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Environmental Matters.  According to a Phase I environmental report, dated August 6, 2013, there are no recognized environmental conditions or recommendations for further action at the Riverbend Shopping Center Property.

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Market Overview and Competition.  The Riverbend Shopping Center Property is located at Turner McCall Boulevard and Riverbend Drive in Rome, Georgia and is located immediately across the street from a Home Depot anchored shopping center with such tenants as Family Dollar, Burger King, Chili’s, and Goodwill. In addition, the Riverbend Shopping Center Property is located approximately 1.7 miles southeast of Floyd County Medical center, a 304-bed hospital with a Level II trauma center and approximately 2,500 employees. Floyd County is located in northwestern Georgia approximately 70 miles northwest of Atlanta and has a population of 95,548 according to a research provider. The estimated population of Floyd County in 2013 is 95,548.

The following table presents certain information relating to the primary competition for the Riverbend Shopping Center Property:

Competitive Set(1)

	Riverbend Shopping Center	Charles Hight Square	Midtown Crossing	Mount Berry Square	Armuchee Village	West Towne Square
Distance from Subject	-	1.4 miles	2.1 miles	5 miles	5.8 miles	4.4 miles
Property Type	Retail	Retail	Retail	Retail	Retail	Retail
Year Built	1975, 2002-2003, 2012	2013	1992	1991 / 1999	1967 / 2007	1987 / 2008
Total GLA	286,277	98,091	130,000	475,666	108,565	162,181
Total Occupancy	98.3%	86% preleased	75%	72%	73%	78%
Anchors	Kroger, Ross, TJ Maxx, Michael’s, and Barnes & Noble	Publix	Shorter College of Business and Staples Office Supply	Belk, JCPenney, and Sears	Food Lion, CVS Pharmacy	Big Lots

(1)	Source: Appraisal.

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The Borrower.  The borrower is River Root Partners, LLC, a single-purpose, single-asset entity.  Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Riverbend Shopping Center Loan. Robert H. Ledbetter, Jr., a 25% owner of the borrower, is the non-recourse carve out guarantor under the Riverbend Shopping Center Loan.

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Escrows. On the origination date the borrower funded (a) a tax reserve of $213,437, (b) an insurance reserve of $51,954, and (c) a tenant improvement and leasing commissions reserve of $8,333.  On each due date, the borrower is required to fund (1) a taxes and insurance reserve in an amount equal to one-twelfth of the amount the lender estimates will be necessary to pay tax and insurance premiums over the then succeeding twelve month period (except that, provided no event of default is continuing under the loan documents, the borrower will not be required to make monthly tax deposits with respect to the premises occupied by the tenants doing business as Kroger or Outback Steakhouse, if the borrower provides evidence that the related taxes are being paid by such tenants directly to the relevant taxing authorities), (2) a tenant improvement and leasing commissions account in the amount of $8,333, if the aggregate balance in such account is less than $500,000, and (3) a capital expenditure reserve account in the amount of $2,808.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-189017) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Citigroup Global Markets Inc., Goldman, Sachs & Co., Drexel Hamilton, LLC, RBS Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send to you the prospectus if you request it by calling toll-free 1-877-858-5407.

RIVERBEND SHOPPING CENTER

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Lockbox and Cash Management.  The Riverbend Shopping Center Loan is structured with a springing lockbox with springing cash management, which will be established upon the commencement of the initial Riverbend Shopping Center Cash Management Period. Provided that no Riverbend Shopping Center Cash Management Period has occurred, all rents received by the borrower or property manager will be deposited into an operating account maintained by the borrower.  Upon the occurrence of the initial Riverbend Shopping Center Cash Management Period, the loan documents permit the lender to deliver notices to each tenant instructing them to remit all rents into the lender-controlled lockbox account.  On each business day during the continuance of an Riverbend Shopping Center Cash Management Period, the lockbox bank will remit all amounts contained in the lockbox account to a lender-controlled cash management account.  On each due date during the continuance of a Riverbend Shopping Center Cash Management Period caused by neither a Riverbend Shopping Center Trigger Period nor an event of default under the loan documents, the loan documents require that all amounts on deposit in the cash management account, in excess of the amount required on the next due date to pay debt service, required reserves and budgeted operating expenses are to be swept daily to an operating account maintained by the borrower.  On each due date during the continuance of a Riverbend Shopping Center Cash Management Period caused by a Riverbend Shopping Center Trigger Period or an event of default under the loan documents, the loan documents require that all amounts on deposit in the cash management account, after payment of debt service, required reserves and budgeted operating expenses are to be held as additional collateral for the Riverbend Shopping Center Loan.  On each due date during the continuance of a Riverbend Shopping Center Cash Management Period caused by an event of default under the loan documents, the lender will be entitled to apply all funds on deposit in the cash management account to amounts payable under the Riverbend Shopping Center Loan in such order of priority as the lender may determine.

A “Riverbend Shopping Center Trigger Period” means the period (A) commencing on the last day of any fiscal quarter in which the net operating income (as calculated under the loan documents) for the prior twelve-month period is less than $2,125,285.60 for two consecutive fiscal quarters and terminating as of the end of the fiscal quarter in which the net operating income for the prior twelve-month period for two fiscal quarters is at least $2,125,285.60, or (B) commencing on the date the borrower fails to deliver the required annual, quarterly or monthly financial reports and ending when such reports are delivered if no trigger period pursuant to clause (A) is continuing.

A “Riverbend Shopping Center Cash Management Period” means the period (A) from the commencement of the initial Riverbend Shopping Center Trigger Period until the end of such Riverbend Shopping Center Trigger Period, (B) from the occurrence of the initial event of default under the loan documents until the cure of such event of default, as determined by the lender in its reasonable discretion, or (C) from the commencement of any subsequent Riverbend Shopping Center Trigger Period or subsequent event of default under the loan documents, until the satisfaction of the Riverbend Shopping Center Mortgage Loan in its entirety.

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Property Management.  The Riverbend Shopping Center Property is currently managed by RHLP, LLC, dba R.H. Ledbetter Properties, LLC, an affiliate of the borrower, pursuant to a management agreement.  Under the loan documents, the Riverbend Shopping Center Property may not be managed by any other party, other than a management company approved by the lender and with respect to which a Rating Agency Confirmation has been received.  The lender may replace or require the borrower to replace the property manager during the continuance of an event of default under the Riverbend Shopping Center Loan, following any foreclosure, conveyance in lieu of foreclosure or other similar transaction, during the continuance of a material default by the property manager under the management agreement after the expiration of any applicable cure period, if the property manager files or is the subject of a petition in bankruptcy, if a trustee or receiver is appointed for the property manager’s assets, if the property manager makes an assignment for the benefit of creditors or if the property manager is adjudicated insolvent.

■	Mezzanine or Subordinate Indebtedness. Not permitted.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-189017) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Citigroup Global Markets Inc., Goldman, Sachs & Co., Drexel Hamilton, LLC, RBS Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send to you the prospectus if you request it by calling toll-free 1-877-858-5407.

RIVERBEND SHOPPING CENTER

■
Terrorism Insurance.  So long as TRIPRA or a similar or subsequent statute is in effect, the borrower is required to maintain terrorism insurance for foreign and domestic acts (as those terms are defined in TRIPRA or similar or subsequent statute) in an amount equal to the full replacement cost of the Riverbend Shopping Center Property, plus eighteen months of rental loss and/or business interruption coverage.  If TRIPRA or a similar or subsequent statute is not in effect, then provided that terrorism insurance is commercially available, the borrower is required to carry terrorism insurance throughout the term of the Riverbend Shopping Center Loan as required by the preceding sentence, but in that event the borrower will not be required to spend more than two times the amount of the insurance premium that is payable at that time in respect of the property and business interruption/rental loss insurance required under the loan documents (not including the terrorism and earthquake components of such casualty and business interruption/rental loss insurance), and if the cost of terrorism insurance exceeds such amount, then the borrower is required to purchase the maximum amount of terrorism insurance available with funds equal to such amount.  The terrorism insurance is required to contain a deductible that is approved by the lender, is no larger than is customary for similar policies covering similar properties in the geographic market in which the Riverbend Shopping Center Property is located and is no larger than $50,000.  The required terrorism insurance may be included in a blanket policy, provided that the borrower provides evidence satisfactory to the lender that the insurance premiums for the Riverbend Shopping Center Property are separately allocated under the blanket policy and that certain other requirements are satisfied.  See “Risk Factors—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Free Writing Prospectus.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-189017) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Citigroup Global Markets Inc., Goldman, Sachs & Co., Drexel Hamilton, LLC, RBS Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send to you the prospectus if you request it by calling toll-free 1-877-858-5407.

PARKWAY CENTRE EAST

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-189017) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Citigroup Global Markets Inc., Goldman, Sachs & Co., Drexel Hamilton, LLC, RBS Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send to you the prospectus if you request it by calling toll-free 1-877-858-5407.

PARKWAY CENTRE EAST

Parkway Centre East
4152-4218 Buckeye Parkway
Grove City, OH 43123
Columbus
DOWNTOWN
Shawnee Hills
THE MOORS AT MUIRFIELD
Dublin
Hilliard
CROSSCREEK
Lincoln Village
Upper Arlington
Grandview Heights
Valleyview
HILLTOP
Grove City
Harrisburg
Worthington
Riverlea
Minerva Park
Gahanna
NORTH CENTRAL COLUMBUS
Bexley
Whitehall
MERION VILLAGE
Blacklick Estates
Obetz
Groveport
Lockbourne
OHIO STATE UNIVERSITY AIRPORT
PORT COLUMBUS INTERNATIONAL AIRPORT
BOLTON FIELD
RICKENBACKER INTERNATIONAL
OUTERBELT
ROUTERBELT
WEST FWY
EAST FWY
NORTH FWY
OLENTANGY FWY
Polaris Fashion Place
Olde Sawmill Square Shopping
Dublin Village Center
Sun Center
The Continent Shopping Center
Easton Square Shopping Center
Patio Shops Shopping Center
Amos Shopping Center
Hilliard Square Shopping Center
Riverside Methodist Hospital
Ohio State Univ
Ohio Stadium
Ohio State Fairgrounds
Westpointe Plaza Shopping Center
Great Western Shopping Center
Westland Mall
Nationwide Children's Hospital
Regency Hospital of Columbus
Mt Carmel East Hospital
Eastland Mall Shopping Center
Brice Park Shopping Center
Great Southern Shopping Center
Columbus Motor Speedway
Scioto Downs
Carriage Place
Toledo
Cleveland
Akron
Canton
Defiance
Fremont
Fostoria
Findlay
Upper Sandusky
Ashland
Lima
Marion
Delaware
Columbus
Newark
Dayton
Zanesville
Springboro
Athens
Chillicothe
Cincinnati
Lake Erie
CARTIFACT

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-189017) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Citigroup Global Markets Inc., Goldman, Sachs & Co., Drexel Hamilton, LLC, RBS Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send to you the prospectus if you request it by calling toll-free 1-877-858-5407.

PARKWAY CENTRE EAST

Mortgaged Property Information	Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller	RMF
Location (City/State)	Grove City, Ohio	Cut-off Date Principal Balance	$27,500,000
Property Type	Retail	Cut-off Date Principal Balance per SF	$169.26
Size (SF)	162,470	Percentage of Initial Pool Balance	2.5%
Total Occupancy as of 7/8/2013	98.2%	Number of Related Mortgage Loans	NAP
Owned Occupancy as of 7/8/2013	98.2%	Type of Security	Fee Simple
Year Built / Latest Renovation	2008-2011 / NAP	Mortgage Rate	5.1900%
Appraised Value	$37,000,000	Original Term to Maturity (Months)	120
Original Amortization Term (Months)	360
Original Interest Only Period (Months)	NAP
Underwritten Revenues	$3,561,171
Underwritten Expenses	$1,027,091	Escrows(1)
Underwritten Net Operating Income (NOI)	$2,534,080	Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$2,428,475	Taxes	$200,121	$63,530
Cut-off Date LTV Ratio	74.3%	Insurance	$0	$0
Maturity Date LTV Ratio	61.5%	Replacement Reserves	$0	$2,031
DSCR Based on Underwritten NOI / NCF	1.40x / 1.34x	TI/LC	$0	$6,770
Debt Yield Based on Underwritten NOI / NCF	9.2% / 8.8%	Other	$0	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Amount	$27,500,000	100.0%	Loan Payoff	$26,832,927	97.6%
			Closing Costs	354,760	1.3
			Reserves	200,121	0.7
			Principal Equity Distribution	112,192	0.4

Total Sources	$27,500,000	100.0%	Total Uses	$27,500,000	100.0%

(1)	See “—Escrows” below.

■
The Mortgage Loan.  The mortgage loan (the “Parkway Centre East Loan”) is evidenced by a note in the original principal amount of $27,500,000 and is secured by a first mortgage encumbering the borrower’s fee interest in a 162,470 SF retail power center located in Grove City, Ohio (the “Parkway Centre East Property”).  The Parkway Centre East Loan was originated by Rialto Mortgage Finance, LLC on August 15, 2013.  The Parkway Centre East Loan has an outstanding principal balance as of the Cut-off Date of $27,500,000 which represents approximately 2.5% of the Initial Pool Balance, and accrues interest at an interest rate of 5.1900% per annum.  The proceeds of the Parkway Centre East Loan were primarily used to refinance the Parkway Centre East Property.

The Parkway Centre East Loan had an initial term of 120 months and has a remaining term of 120 months as of the Cut-off Date and requires payments of principal and interest based on a 30-year amortization schedule.  The scheduled maturity date of the Parkway Centre East Loan is the due date in September 2023.  Voluntary prepayment of the Parkway Centre East Loan is permitted after the second anniversary of the securitization Closing Date.  Such prepayment must be accompanied by the payment of a yield maintenance premium if such prepayment is made prior to the due date in June 2023.

■
The Mortgaged Property.  The Parkway Centre East Property is comprised of a 162,470 SF retail power center located in Grove City, OH, approximately nine miles south of the Columbus, OH Central Business District (“CBD”).  The Parkway Centre East Property is situated within a larger retail development known as Parkway Centre.  Parkway Centre contains the Parkway Centre East Property, Parkway Centre South and Parkway Centre North. Parkway Centre South and Parkway Center North, which are not part of the collateral for the Parkway Centre East Loan, include Walmart, Bed, Bath & Beyond, Home Depot, Dick’s, Michael’s Crafts, Best Buy and Kohl’s.  The Parkway Centre East Property consists of two buildings and is situated on 19.73-acres. It was completed in two stages; the first stage was completed in 2008 and consists of a 41,200 SF building that is currently anchored by Fitness & Sports CL (“LA Fitness”).  The second phase was completed in 2011, and contains 121,270 SF that is anchored by Hobby Lobby Stores, Inc. and a freestanding AMC Theaters.  Other tenants include Famous Footwear, Bath & Body Works, LLC, and smaller in-line tenants.  Parkway Centre East is shadow-anchored by Target, which is individually owned and not part of the collateral for the Parkway Centre East Loan.  As of July 8, 2013, the Owned Occupancy was 98.2%.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-189017) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Citigroup Global Markets Inc., Goldman, Sachs & Co., Drexel Hamilton, LLC, RBS Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send to you the prospectus if you request it by calling toll-free 1-877-858-5407.

PARKWAY CENTRE EAST

The following table presents certain information relating to the major tenants (of which, certain tenants may have co-tenancy provisions) at the Parkway Centre East Property:

Ten Largest Owned Tenants Based On Underwritten Base Rent

Tenant Name	Credit Rating (Fitch/MIS/S&P)(1)	Tenant GLA	% of GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	Lease Expiration	Tenant Sales $ per SF(2)	Occupancy Cost	Renewal / Extension Options
AMC Theaters(3)	B / B2 / B	55,332	34.1%	$1,279,829	46.6%	$23.13	1/31/2022	NA	NA	4, 5-year options
Hobby Lobby Stores, Inc.	NR / NR / NR	56,054	34.5	442,827	16.1	7.90	8/31/2026	NA	NA	3, 5-year options
Fitness & Sports CL(d/b/a LA Fitness)(4)	NR / NR / NR	20,000	12.3	340,041	12.4	17.00	6/30/2020	NA	NA	2, 5-year options
Brown Group Retail, Inc. (Famous Footwear)	NR / B3 / B	6,000	3.7	130,140	4.7	21.69	3/31/2018	$201	13.5%	2, 5-year options
Sleep Outfitters of Ohio	NR / NR / NR	4,000	2.5	96,000	3.5	24.00	2/28/2018	NA	NA	2, 5-year options
Time Warner-PWCE	BBB / Baa2 / BBB	3,797	2.3	87,711	3.2	23.10	11/30/2016	NA	NA	1, 5-year option
Bath and Body Works, LLC	BB / Ba1 / BB+	3,200	2.0	83,264	3.0	26.02	1/31/2019	$368	8.3%	NA
Payless ShoeSource, Inc	NR / B2 / B	3,200	2.0	80,000	2.9	25.00	10/31/2018	$145	22.0%	2, 5-year options
DentalCare Partners, Inc.	NR / NR / NR	2,800	1.7	79,632	2.9	28.44	3/31/2018	NA	NA	2, 5-year options
Genji Go	NR / NR / NR	2,400	1.5	56,227	2.0	23.43	9/30/2023	NA	NA	2, 5-year options
Ten Largest Owned Tenants		156,783	96.5%	$2,675,670	97.4%	$17.07
Remaining Owned Tenants		2,737	1.7	72,050	2.6	26.32
Vacant Spaces (Owned Space)		2,950	1.8	0	0.0	0.00
Total / Wtd. Avg. All Owned Tenants		162,470	100.0%	$2,747,720	100.0%	$17.22

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2)	Tenant Sales are as of December 31, 2012.
(3)
AMC Theaters has the right, (i) to pay monthly rent, in lieu of its stated monthly rent, in an amount equal to the lesser of (a) 10% of monthly gross sales for the immediately preceding month and (b) 75% of stated monthly rent, if there is less than 70% occupancy at the related shopping mall (exclusive of the AMC Theaters portion of the Parkway Centre East Property) and if the condition continues for more than 180 consecutive days, or  (ii) if the condition in (i) above continues for more than 24 consecutive months, AMC Theaters may terminate its lease.

(4)
Fitness & Sports CL (d/b/a LA Fitness) has a one-time right to unilaterally terminate its lease effective as of September 30, 2015, subject to three months’ written notice to borrower and payment of a termination fee of $550,000.

 The following table presents certain information relating to the lease rollover schedule based on initial lease expiration dates:

Lease Expiration Schedule(1)
Year Ending December 31,	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	# of Expiring Tenants
MTM	0	0.0%	0.0%	$0	0.0%	$0.00	0
2013	0	0.0	0.0%	0	0.0	$0.00	0
2014	0	0.0	0.0%	0	0.0	$0.00	0
2015	0	0.0	0.0%	0	0.0	$0.00	0
2016	3,797	2.3	2.3%	87,711	3.2	$23.10	1
2017	2,737	1.7	4.0%	72,050	2.6	$26.32	2
2018	16,000	9.8	13.9%	385,772	14.0	$24.11	4
2019	3,200	2.0	15.8%	83,264	3.0	$26.02	1
2020	20,000	12.3	28.1%	340,041	12.4	$17.00	1
2021	0	0.0	28.1%	0	0.0	$0.00	0
2022	55,332	34.1	62.2%	1,279,829	46.6	$23.13	1
2023	2,400	1.5	63.7%	56,227	2.0	$23.43	1
2024 & Thereafter	56,054	34.5	98.2%	442,827	16.1	$7.90	1
Vacant	2,950	1.8	100.0%	0	0.0	$0.00	0
Total / Wtd. Avg.	162,470	100.0%		$2,747,720	100.0%	$17.22	12

(1)	Calculated based on approximate square footage occupied by each Owned Tenant.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-189017) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Citigroup Global Markets Inc., Goldman, Sachs & Co., Drexel Hamilton, LLC, RBS Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send to you the prospectus if you request it by calling toll-free 1-877-858-5407.

PARKWAY CENTRE EAST

The following table presents certain information relating to historical leasing at the Parkway Centre East Property:

Historical Leased %(1)
	2010	2011	2012	As of 7/8/2013
Owned Space	NAP	NAP	NAP	98.2%

(1)	As provided by the borrower which reflects figure presented on underwritten rent roll as of 7/8/2013 for the indicated year.

■
Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Parkway Centre East Property:

Cash Flow Analysis(1)

	2010	2011	2012	TTM 3/31/2013	Underwritten(2)	Underwritten $ per SF
Base Rent(3)	$686,083	$1,010,504	$2,584,175	$2,726,698	$2,737,514	$16.85
Contractual Rent Steps	0	0	0	0	10,206	0.06
Overage Rent	0	0	0	0	0	0.00
Gross Up Vacancy	0	0	0	0	73,750	0.45
Total Rent	$686,083	$1,010,504	$2,584,175	$2,726,698	$2,821,470	$17.37
Total Reimbursables	168,635	237,637	552,650	763,817	918,294	5.65
Other Income(4)	6,154	842	8,524	8,524	8,524	0.05
Less Vacancy & Credit Loss	0	(163,084)	(377,561)	(266,855)	(187,116)	(1.15)
Effective Gross Income	$860,873	$1,085,900	$2,767,787	$3,232,184	$3,561,171	$21.92

Total Operating Expenses	$311,573	$457,426	$1,068,321	$1,175,631	$1,027,091	$6.32

Net Operating Income	$549,300	$628,474	$1,699,466	$2,056,553	$2,534,080	$15.60
TI/LC	0	0	0	0	81,235	0.50
Capital Expenditures	0	0	0	0	24,371	0.15
Net Cash Flow	$549,300	$628,474	$1,699,466	$2,056,553	$2,428,475	$14.95

(1)
Certain items such as straight line rent, interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.

(2)	Underwritten Total Rent based on contractual rents as of 7/8/2013 and rent steps through 9/1/2014.
(3)	The Parkway Centre East Property was developed in phases from 2008 to 2011 and the Base Rent increases presented represent lease up over time.
(4)	Other income includes signage income, roof rent and other miscellaneous items.

■	Appraisal. According to the appraisal, the Parkway Centre East Property had an “as-is” appraised value of $37,000,000 as of an effective date of July 1, 2013.

■	Environmental Matters. According to a Phase I environmental report dated July 17, 2013, there are no recommendations for further action at the Parkway Centre East Property.

■
Market Overview and Competition.  The Parkway Centre East Property is a retail power center located in Grove City, a suburb located approximately 9 miles south of Columbus, Ohio, within the Columbus South submarket. The Parkway Centre East Property is within approximately one mile of an interchange with Interstate 71, a northeast/southwest highway that provides access to the Cincinnati, and Interstate 270, the beltway loop freeway in the Columbus metropolitan area.  The Parkway Centre East Property has frontage on Stringtown Road, a major local commercial corridor that connects Route 104 and Interstate 71 to residential areas and Harrisburg Pike. The traffic count of Interstate 71 at the exit for the Parkway Centre East Property is 92,130 and the traffic count of Stringtown Road is 34,424.  Parkway Centre, which contains the Parkway Centre East Property, Parkway Centre South and Parkway Centre North, is a major regional retail power center and includes Walmart, Bed, Bath & Beyond, Home Depot, Dick’s, Michael’s Crafts, Best Buy and Kohl’s.  Parkway Centre North and Parkway Centre South are both 100.0% occupied according to the appraisal. The population within a one-, three- and five-mile radius is 3,841, 46,776 and 126,527, respectively.  Average household income within a one-, three- and five-mile radius is $70,234, $51,481, and $46,746, respectively.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-189017) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Citigroup Global Markets Inc., Goldman, Sachs & Co., Drexel Hamilton, LLC, RBS Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send to you the prospectus if you request it by calling toll-free 1-877-858-5407.

PARKWAY CENTRE EAST

The following table presents certain information relating to the primary competition for the Parkway Centre East Property:

Competitive Set(1)

	Parkway Centre East	Parkway Centre South	Parkway Center North	Derby Square	Buckeye Grove	Georgesville Square
Distance from Subject	-	0.1 miles	0.1 miles	1.3 miles	4.3 miles	7.3 miles
Property Type	Retail	Retail	Retail	Retail	Retail	Retail
Year Built	2008 - 2011	2004	2006	1991	1999	1988
Total GLA	162,470	379,591	245,461	128,250	112,000	269,201
Total Occupancy	98.2%(2)	100%	100%	95%	90%	97%
Anchors	Target (shadow anchor), AMC Theaters, Hobby Lobby Stores, Inc.	Walmart, Bed, Bath & Beyond, Staples, TJ Maxx, PetSmart	Home Depot, Dick’s, Best Buy, Michael’s	Giant Eagle	Kroger	Lowes, Kroger, Regal Cinema (shadow anchor)

(1)	Source: Appraisal
(2)	Occupancy per underwritten rent roll dated 7/8/2013.

■
The Borrower.  The borrower is Parkway Centre East – Retail, LLC, a single-purpose, single-asset entity.  Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Parkway Centre East Loan.  The non-recourse carveout guarantors are Jonathan Kass, David Kass and Mary Younkin, on a joint and several basis.

■	Escrows. On the origination date, the borrower funded a tax reserve in the amount of $200,121.

On each due date, the borrower is required to fund the following reserves with respect to the Parkway Centre East Loan: (i) a tax reserve in an amount equal to one-twelfth of the amount that the lender estimates will be necessary to pay taxes over the then succeeding twelve month period; (ii) an insurance reserve in an amount equal to one-twelfth of the amount that the lender estimates will be necessary to pay insurance premiums over the then succeeding twelve month period; provided, however, that borrower is not required to make such monthly deposit so long as the insurance coverage required by the loan documents is provided through a reasonably approved blanket insurance policy and borrower maintains such insurance coverage in full force and effect and delivers to lender certificates evidencing such policy and evidence of the payment of insurance premiums thereunder fifteen days prior to expiration; (iii) a replacement reserve in an amount equal to $2,031 capped at $50,000; and (iv) a rollover reserve in an amount equal to $6,770 capped at $250,000.

During a Cash Sweep Event, all remaining cash flow will be swept into a lender controlled account. A “Cash Sweep Event” means the occurrence of (i) an event of default, (ii) the bankruptcy or insolvency of guarantor or property manager, (iii) the DSCR is below 1.15x, or (iv) a Critical Tenant Trigger Event.

A “Critical Tenant Trigger Event” will occur if (i) AMC Theaters fails to give notice of its election to renew its lease by the date required under the lease, (ii)  with respect to one or more replacement tenants at the AMC Theaters space, such replacement tenant fails to give notice of its election to renew its lease, on or prior to the earlier of (x) nine months prior to the then applicable expiration date under its lease or (y) the date by which such replacement tenant is required under its lease to notify the landlord of its election to renew its lease, (iii) with respect to one or more replacement tenants at the LA Fitness space, such replacement tenant fails to give notice of its election to renew its lease on or prior to the earlier of (x) six months prior to the then applicable expiration date under its lease or (y) the date by which such replacement tenant is required under its lease to notify the landlord of its election to renew its lease, (iv) a monetary or material non-monetary event of default occurs under the AMC Theaters lease, LA Fitness lease or any replacement tenant lease, as applicable, (v) AMC Theaters, LA Fitness or any replacement tenant, as applicable, is subject to a bankruptcy or insolvency proceeding, (vi) if AMC Theaters or a replacement tenant ceases to occupy or discontinues its operations at its leased premises, or (vii) LA Fitness exercises the termination option contained in the LA Fitness lease.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-189017) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Citigroup Global Markets Inc., Goldman, Sachs & Co., Drexel Hamilton, LLC, RBS Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send to you the prospectus if you request it by calling toll-free 1-877-858-5407.

PARKWAY CENTRE EAST

■
Lockbox and Cash Management. The Parkway Centre East Loan requires a hard lockbox, which is already in place.  The loan documents require all revenue from the Parkway Centre East Property to be deposited into a lender-controlled lockbox account.  Sums on deposit in the lockbox account are required (i) provided no Cash Management Trigger Event is continuing, to be transferred to or at the directions of the borrower, or (ii) if a Cash Management Trigger Event is continuing, to be transferred to the cash management account and applied by the lender to payments of debt service, required reserves, and any other amounts then due and payable under the loan documents and the remaining cash flow will be released to the borrower, provided no Cash Sweep Event is continuing. During the occurrence and continuation of a Cash Sweep Event, any excess cash flow will be retained by lender and held as additional collateral for the Parkway Centre East Loan.

A “Cash Management Trigger Event” means the occurrence and continuation of (i) an event of default, (ii) the bankruptcy or insolvency of guarantor, borrower or property manager, (iii) the DSCR falling below 1.25x, or (iv) a Critical Tenant Trigger Event.

■
Property Management.  The Parkway Centre East Property is currently managed by Continental Retail Property Services, LLC, an affiliate of the borrower, pursuant to a management agreement. The lender may replace the property manager, subject to certain requirements in the loan documents, upon of any of the following:   (i) the occurrence and continuance of an event of default (including if the property manager is in default under the management agreement), or (ii) the property manager (a) is insolvent or a debtor in any bankruptcy action or (b) is or has engaged in gross negligence, fraud, willful misconduct or misappropriation of funds.

■	Mezzanine or Subordinate Indebtedness. Not permitted.

■
Terrorism Insurance.  The borrower is required to maintain an “all-risk” insurance policy that provides coverage for terrorism in an amount equal to the full replacement cost of the Parkway Centre East Property, plus eighteen (18) months of business interruption coverage in an amount equal to 100% of the projected gross income (less non-continuing expenses) from the Parkway Centre East Property for such period or until the restoration of the Parkway Centre East Property has been completed.  The terrorism insurance is required to contain a deductible no larger than $25,000. See “Risk Factors—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Free Writing Prospectus.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-189017) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Citigroup Global Markets Inc., Goldman, Sachs & Co., Drexel Hamilton, LLC, RBS Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send to you the prospectus if you request it by calling toll-free 1-877-858-5407.

(THIS PAGE INTENTIONALLY LEFT BLANK)

GROUP 10 HOTEL PORTFOLIO

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-189017) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Citigroup Global Markets Inc., Goldman, Sachs & Co., Drexel Hamilton, LLC, RBS Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send to you the prospectus if you request it by calling toll-free 1-877-858-5407.

GROUP 10 HOTEL PORTFOLIO

Lathrup Village
Berkley
Twelve Oaks Mall
Farmington Hills
Huntington Woods
Hazel Park Harness Raceway
Oak Park
Southfield
Ferndale
Hazel Park
Novi
Northland Center
Northville
Northville Downs
Maybury State Park
Fox Creek Golf Course
Laurel Park Place
Livonia
Hamtramck
Northville Hills Golf Club
Eliza Howell Park
Detroit Golf Club
River Rouge Park
Westland Center
Warren Valley Golf Club
Detroit
Dearborn
Dearborn Heights
Westland
Fairlane Town Center
Lower Rouge Parkway
Pheasant Run Golf Club
Wayne
Inkster
Melvindale
River Rouge
Gateway Golf Club
Allen Park
Ecorse
Romulus
Taylor
Lincoln Park
WILLOW RUN AIRPORT
ENLARGED
CANADA
DETROIT METROPOLITAN WAYNE COUNTY AIRPORT
Wyandotte
Belleville
Lakes Of Taylor Golf Club
Southland Center
Southgate
Lower Huron Metropolitan Park
Riverview
Riverview Highlands Golf Course
Detroit River
Trenton
Woodhaven
Oakwoods Metropark
Flat Rock
GROSSE ILE MUNICIPAL AIRPORT
Gibraltar
Rockwood
Lake Erie Metropark
Lake Erie Metropark Golf Course
South Rockwood
ECORSE RD
MERRIMAN RD
MIDDLEBELT RD
SMITH RD
VINING RD
WICK RD
DETROIT INDUSTRIAL FWY
DETROIT METROPOLITAN WAYNE COUNTY AIRPORT
GROUP 10 HOTEL PORTFOLIO
1 Fairfield Inn & Suites 7800 Merriman Road Romulus, MI 48174
2 Springhill Suites 8280 Merriman Road Romulus, MI 48174
3 Four Points by Sheraton 8800 Wickham Road Romulus, MI 48174
CARTIFACT

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-189017) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Citigroup Global Markets Inc., Goldman, Sachs & Co., Drexel Hamilton, LLC, RBS Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send to you the prospectus if you request it by calling toll-free 1-877-858-5407.

GROUP 10 HOTEL PORTFOLIO

Mortgaged Property Information		Mortgage Loan Information
Number of Mortgaged Properties	3	Loan Seller		SMF I
Location (City/State)	Romulus, Michigan	Cut-off Date Principal Balance		$26,000,000
Property Type	Hospitality	Cut-off Date Principal Balance per Room		$65,000.00
Size (Rooms)	400	Percentage of Initial Pool Balance		2.3%
Total TTM Occupancy as of 5/31/2013	74.6%	Number of Related Mortgage Loans		None
Owned TTM Occupancy as of 5/31/2013	74.6%	Type of Security		Fee Simple
Year Built / Latest Renovation	Various / Various	Mortgage Rate		5.7200%
Appraised Value	$39,500,000	Original Term to Maturity (Months)		120
		Original Amortization Term (Months)		240
Underwritten Revenues	$9,946,878	Original Interest Only Period (Months)		NAP
Underwritten Expenses	$6,658,195
Underwritten Net Operating Income (NOI)	$3,288,683	Escrows
Underwritten Net Cash Flow (NCF)	$2,890,808		Upfront	Monthly
Cut-off Date LTV Ratio	65.8%	Taxes	$63,615	$31,808
Maturity Date LTV Ratio(1)	34.5%	Insurance	$5,457	$1,782
DSCR Based on Underwritten NOI / NCF	1.51x / 1.32x	FF&E	$0	$33,157
Debt Yield Based on Underwritten NOI / NCF	12.6% / 11.1%	Other(2)	$3,674,313	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Amount	$26,000,000	100.0%	Loan Payoff	$19,463,462	74.9%
			Reserves	3,743,385	14.4
			Principal Equity Distribution	2,207,288	8.5
			Closing Costs	585,866	2.3

Total Sources	$26,000,000	100.0%	Total Uses	$26,000,000	100.0%

(1)
The Maturity Date LTV Ratio is calculated utilizing the “as stabilized” appraised value of $48,800,000.  The Maturity Date LTV Ratio, calculated on the basis of the “as-is” appraised value, is 42.7%.  See “– Appraisal” below.

(2)	Other reserves represent a property improvement plan (“PIP”) reserve ($3,600,000) and a deferred maintenance reserve ($74,313).

■
The Mortgage Loan.  The mortgage loan (the “Group 10 Hotel Portfolio Loan”) is evidenced by a note in the original principal amount of $26,000,000 and is secured by a first mortgage encumbering three hotel properties located in Romulus, Michigan (the “Group 10 Hotel Portfolio Properties”).  The Group 10 Hotel Portfolio Loan was originated by Starwood Mortgage Capital LLC and subsequently acquired by Starwood Mortgage Funding I LLC.  The Group 10 Hotel Portfolio Loan was originated on August 19, 2013 and represents approximately 2.3% of the Initial Pool Balance.  The note evidencing the Group 10 Hotel Portfolio Loan has an outstanding principal balance as of the Cut-off Date of $26,000,000 and has an interest rate of 5.7200% per annum.  The proceeds of the Group 10 Hotel Portfolio Loan were primarily used to refinance existing debt on the Group 10 Hotel Portfolio Properties, fund reserves and other costs in connection with the origination of the Group 10 Hotel Portfolio Loan and return equity to the principals of the borrowers.

The Group 10 Hotel Portfolio Loan had an initial term of 120 months and has a remaining term of 120 months. The Group 10 Hotel Portfolio Loan requires payments of interest and principal based on a 20-year amortization schedule.  The Group 10 Hotel Portfolio Loan matures on September 6, 2023.  Voluntary prepayment of the Group 10 Hotel Portfolio Loan is prohibited prior to May 6, 2023.  Defeasance of the Group 10 Hotel Portfolio Loan with direct, non-callable obligations of the United States of America is permitted at any time after the first due date following the second anniversary of the securitization Closing Date.

■
The Mortgaged Property.  The Group 10 Hotel Portfolio Properties consist of three hotels with a total of 400 rooms.  The following table presents certain information relating to the Group 10 Hotel Portfolio Properties:

Property Name	City	State	Number of Rooms	Cut-off Date Allocated Loan Amount	% of Cut- off Date Allocated Loan Amount	Year Built / Renovated	Appraised Value	UW NCF	UW NCF per Room
Fairfield Inn & Suites	Romulus	MI	106	$11,000,000	42.3%	2007 / 2009	$15,100,000	$1,233,138	$11,633
Springhill Suites	Romulus	MI	118	9,100,000	35.0	2008 / NAP	15,200,000	965,961	$8,186
Four Points by Sheraton	Romulus	MI	176	5,900,000	22.7	1986 / 2009	9,200,000	691,709	$3,930
Total / Wtd. Avg.			400	$26,000,000	100.0%		$39,500,000	$2,890,808	$7,227

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-189017) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Citigroup Global Markets Inc., Goldman, Sachs & Co., Drexel Hamilton, LLC, RBS Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send to you the prospectus if you request it by calling toll-free 1-877-858-5407.

GROUP 10 HOTEL PORTFOLIO

The following table presents certain information relating to the 2012 market mix with respect to the Group 10 Hotel Portfolio Properties, as provided in the appraisals for the Group 10 Hotel Portfolio Properties:

2012 Accommodated Room Night Demand(1)
Property	Meeting and Group	Leisure	Commercial	Extended Stay
Fairfield Inn & Suites	5%	40%	45%	10%
Springhill Suites	10%	40%	40%	10%
Four Points by Sheraton	25%	30%	40%	5%

(1)	Source: Appraisal

The following table presents certain information relating to the trailing twelve-month period through June 2013 penetration rates relating to the Group 10 Hotel Portfolio Properties, as provided in a June 2013 travel research report:

TTM Through 6/30/2013 Penetration Rates(1)

	Competitive Set			TTM 6/30/2013			Penetration Factor
Property	Occ.	ADR	RevPAR	Occ.	ADR	RevPAR	Occ.	ADR	RevPAR
Fairfield Inn & Suites	63.3%	$82.74	$52.36	83.3%	$92.99	$77.43	131.6%	112.4%	147.9%
Springhill Suites	72.2%	$88.69	$63.99	72.9%	$93.83	$68.42	101.1%	105.8%	106.9%
Four Points by Sheraton	71.6%	$66.63	$47.71	74.3%	$62.88	$46.75	103.8%	94.4%	98.0%
Wtd. Avg.	69.6%	$77.41	$53.74	76.3%	$79.99	$61.27	110.4%	102.5%	113.8%

(1)	Source: June 2013 travel research report.

The following table presents certain information relating to historical occupancy, ADR and RevPAR at the Group 10 Hotel Portfolio Properties:

	2011(1)			2012(1)			TTM 5/31/2013(1)			Underwritten
Property	Occ.	ADR	RevPAR	Occ.	ADR	RevPAR	Occ.	ADR	RevPAR	Occ.	ADR	RevPAR
Fairfield Inn & Suites	79.7%	$82.73	$65.92	74.3%	$89.85	$66.78	79.8%	$91.30	$72.84	79.8%	$91.30	$72.84
Springhill Suites	73.6%	$83.84	$61.69	71.8%	$89.97	$64.57	72.5%	$92.10	$66.81	72.5%	$92.10	$66.81
Four Points by Sheraton	76.2%	$64.46	$49.12	71.4%	$63.95	$45.67	72.3%	$63.87	$46.21	72.3%	$63.87	$46.21
Wtd. Avg.	76.4%	$75.02	$57.28	72.3%	$78.49	$56.84	74.3%	$79.47	$59.34	74.3%	$79.47	$59.34

(1)	Source: As provided by the borrowers.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-189017) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Citigroup Global Markets Inc., Goldman, Sachs & Co., Drexel Hamilton, LLC, RBS Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send to you the prospectus if you request it by calling toll-free 1-877-858-5407.

GROUP 10 HOTEL PORTFOLIO

■
Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Group 10 Hotel Portfolio Properties.

Cash Flow Analysis(1)

	2010	2011	2012	TTM 5/31/2013	Underwritten	Underwritten $ per Room
Room Revenue	$7,615,619	$8,363,073	$8,298,991	$8,664,189	$8,664,189	$21,660
Food & Beverage Revenue	703,610	689,402	682,983	681,809	681,809	1,705
Other Revenue(2)	596,798	646,265	629,407	600,881	600,881	1,502
Total Revenue	$8,916,027	$9,698,740	$9,611,381	$9,946,878	$9,946,878	$24,867

Room Expense	$1,717,353	$1,854,059	$1,982,589	$2,004,999	$2,004,999	$5,012
Food & Beverage Expense	547,540	558,664	552,153	549,426	549,426	1,374
Other Expense	312,171	431,212	411,960	443,542	443,542	1,109
Total Departmental Expense	$2,577,064	$2,843,935	$2,946,702	$2,997,966	$2,997,966	$7,495
Total Undistributed Expense	2,777,118	2,937,617	2,877,709	2,990,046	3,115,761	7,789
Total Fixed Charges	462,932	457,783	507,630	525,322	544,468	1,361
Total Operating Expenses	$5,817,114	$6,239,335	$6,332,041	$6,513,334	$6,658,195	$16,645

Net Operating Income	$3,098,913	$3,459,405	$3,279,340	$3,433,544	$3,288,683	$8,222
FF&E	0	0	0	0	397,875	995
Net Cash Flow	$3,098,913	$3,459,405	$3,279,340	$3,433,544	$2,890,808	$7,227

(1)
Certain items such as straight line rent, interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.

(2)	Other revenue consists of meeting room, parking, telephone, transportation and miscellaneous income.

■
Appraisal.  According to the appraisal, the Group 10 Hotel Portfolio Properties had an aggregate “as-is” appraised value of $39,500,000 as of an effective date of August 1, 2013 and are expected to have an aggregate “as stabilized” appraised value of $48,800,000 as of an effective date of August 1, 2016.

■
Environmental Matters.  According to Phase I environmental reports, each dated July 31, 2013, there are no recognized environmental conditions or recommendations for further action other than a recommendation for an asbestos operations and maintenance (O&M) plan at the Four Points by Sheraton property.

■
Market Overview and Competition.  The Group 10 Hotel Portfolio Properties represent one full service hotel and two limited service hotels located in Romulus, in the Detroit Region of Michigan.  The Group 10 Hotel Portfolio Properties are situated just north of the Detroit Metropolitan Wayne County Airport.  The Group 10 Hotel Portfolio Properties are accessible by a network of highways serving the airport, including Interstates 94 and 275.

There are 11 hotels and 1,478 rooms, including the Group 10 Hotel Portfolio Properties, in the Romulus, MI hotel market. As of year-end 2012, the market was 60.8% occupied with an average rate of $60.31 and an average RevPAR of $36.68. The market is primarily driven by commercial and airline (44.9%) followed by leisure (38.1%), meeting and group (11.3%) and extended-stay (5.7%) demand generators.

There are no new hotels in the construction pipeline which would compete with the Group 10 Hotel Portfolio Properties.

■
The Borrowers.  The borrowers are Orchard Commons Investments, L.L.C., Romulus Property Holdings, LLC and Gateway Lodges, L.L.C., each a single-purpose, single-asset entity.  Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the Group 10 Hotel Portfolio Loan.  The borrowers of the Group 10 Hotel Portfolio Loan are indirectly owned, in part, by Majid Koza, who is the non-recourse carve-out guarantor under the Group 10 Hotel Portfolio Loan, and other members of the Koza family.

■
Escrows.  At origination, the borrowers funded an escrow reserve in the amount of $63,615 in respect of certain tax expenses, $5,457 in respect of certain insurance expenses, $74,313 in respect of certain deferred maintenance expenses and $3,600,000 in respect of PIPs relating to the Fairfield Inn & Suites and Four Points by Sheraton Properties.  On each due date, the borrowers are required to fund: (i) a tax and insurance reserve in an

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-189017) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Citigroup Global Markets Inc., Goldman, Sachs & Co., Drexel Hamilton, LLC, RBS Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send to you the prospectus if you request it by calling toll-free 1-877-858-5407.

GROUP 10 HOTEL PORTFOLIO

amount equal to one-twelfth of the amount the lender estimates will be necessary to pay tax and insurance premiums over the then succeeding 12-month period (unless a blanket or umbrella insurance policy is approved by lender and lender waives such insurance reserve requirements (other than with respect to the separate flood insurance policy)); and (ii) a reserve for FF&E and other capital improvements in an amount equal to the greater of (x) the amount required by the applicable franchisor pursuant to each franchise agreement and (y) an amount equal to one-twelfth of 4% of the annual gross revenue for the Group 10 Hotel Portfolio Properties, provided, however, that so long as no event of default or Group 10 Hotel Portfolio Sweep Event Period has occurred and is continuing, the borrowers shall only be required to make the aforementioned FF&E deposits to the extent that FF&E reserves on deposit are less than $1,150,000.

A “Group 10 Hotel Portfolio Sweep Event Period” means any period commencing upon any of (i) the occurrence of an event of default under the Group 10 Hotel Portfolio Loan, or (ii) the debt service coverage ratio of the Group 10 Hotel Portfolio Properties (based on the trailing twelve (12) calendar months and as determined by lender) is at any time less than the Applicable DSCR Trigger Level; and such Group 10 Hotel Portfolio Sweep Event Period shall terminate, (1) with respect to a Group 10 Hotel Portfolio Sweep Event Period commenced in connection with clause (i), the cure, if any, of such event of default under the Group 10 Hotel Portfolio Loan and lender’s acceptance of such cure, in lender’s sole discretion (provided no other Group 10 Hotel Portfolio Sweep Event Period is in existence), (2) with respect to a Group 10 Hotel Portfolio Sweep Event Period commenced in connection with clause (ii), the debt service coverage ratio (based on the trailing twelve (12) calendar months and as determined by lender) equals at least 1.25x for six (6) consecutive calendar months (provided no other Group 10 Hotel Portfolio Sweep Event Period is in existence).

“Applicable DSCR Trigger Level” shall mean, as applicable, (i) at any time during which the borrowers are not conducting any PIP work at any of the Group 10 Hotel Portfolio Properties, 1.10x or (ii) at any time during which the borrowers are conducting PIP work at any of the Group 10 Hotel Portfolio Properties, 1.05x.

■
Lockbox and Cash Management.  The Group 10 Hotel Portfolio Loan is structured with a springing lockbox which will be established upon the commencement of a Group 10 Hotel Portfolio Sweep Event Period.  Following the occurrence of a Group 10 Hotel Portfolio Sweep Event Period, the borrowers are required to establish a lender-controlled lockbox account and to deposit or cause to be deposited all revenue generated by the Group 10 Hotel Portfolio Properties into such account. Following the occurrence of a Group 10 Hotel Portfolio Sweep Event Period, the funds on deposit in the lockbox account are required to be transferred on each business day to the lender-controlled cash management account. On each due date during a Group 10 Hotel Portfolio Sweep Event Period, the loan documents require that all amounts on deposit in the cash management account be used to pay debt service, required reserves and operating expenses and all remaining amounts will be reserved in the excess cash flow reserve account. If no Group 10 Hotel Portfolio Sweep Event Period is continuing, all remaining amounts will be disbursed to the borrowers. During the continuance of an event of default under the Group 10 Hotel Portfolio Loan, the lender may apply all funds on deposit in the cash management account and the excess cash flow reserve account, if any, to amounts payable under the Group 10 Hotel Portfolio Loan in such order of priority as the lender may determine.

■
Property Management.  The Group 10 Hotel Portfolio Properties are currently managed by Group 10 Management Company, an affiliate of the borrowers.  Under the loan documents, Group 10 Management Company cannot be replaced as manager by the borrowers, except with a management company meeting certain criteria specified in the loan documents.  The lender may replace Group 10 Management Company as manager if there is a material default by Group 10 Management Company under the management agreement, if Group 10 Management Company files a bankruptcy petition or a similar event occurs, or during an event of default under the Group 10 Hotel Portfolio Loan.

■
Release of Collateral. Provided no event of default is then continuing under the Group 10 Hotel Portfolio Loan, the borrowers have the right to obtain the release of one or more of the Group 10 Hotel Portfolio Properties, subject to the satisfaction of certain conditions, including among others: (A) delivery of defeasance collateral in an amount equal to the greatest of (i) (a) with respect to the Springhill Suites property and the Fairfield Inn & Suites

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-189017) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Citigroup Global Markets Inc., Goldman, Sachs & Co., Drexel Hamilton, LLC, RBS Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send to you the prospectus if you request it by calling toll-free 1-877-858-5407.

GROUP 10 HOTEL PORTFOLIO

property, 120% of the Allocated Loan Amount for each such individual property and (b) with respect to the Four Points by Sheraton property, 130% of the Allocated Loan Amount for such individual property, (ii) an amount which would result in the debt service coverage ratio for the remaining Group 10 Hotel Portfolio Property or Properties, after giving effect to the release, being not less than 1.40x, (iii) an amount which would result in the loan to value ratio for the remaining property or properties, after giving effect to the release, being not greater than 65%, and (iv) an amount which would result in the debt yield for the remaining property or properties, after giving effect to the release, being not less than 11%, (B) the delivery of a REMIC opinion from counsel, and (C) delivery of a Rating Agency Confirmation.

■
“Allocated Loan Amount” shall mean $11,000,000 in the case of the Fairfield Inn & Suites property, $9,100,000 in the case of the Springhill Suites property and $5,900,000 in the case of the Four Points by Sheraton property.

■
Terrorism Insurance. The borrowers are required to maintain an “all-risk” insurance policy that provides coverage for terrorism in an amount equal to the full replacement cost of the Group 10 Hotel Portfolio Properties, plus 12 months of business interruption coverage in an amount equal to 100% of the projected net operating income plus fixed expenses (on an actual loss sustained basis) from the Group 10 Hotel Portfolio Properties for such period or until the restoration of the Group 10 Hotel Portfolio Properties has been completed.  The terrorism insurance is required to contain a deductible that is acceptable to the lender.  See “Risk Factors—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Free Writing Prospectus.

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Property Improvement Plan.  The Fairfield Inn & Suites property is scheduled to undergo a renovation under a PIP between November 2013 and April 2014 at an estimated cost of $1,000,000, and the Four Points by Sheraton property is scheduled to undergo a renovation under a PIP between February 2014 and July 2014 at an estimated cost of $2,000,000.  As described in “—Escrows” above, at origination, the borrowers reserved $3,600,000, which amount represents 120% of the estimated cost of such PIP work.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-189017) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Citigroup Global Markets Inc., Goldman, Sachs & Co., Drexel Hamilton, LLC, RBS Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send to you the prospectus if you request it by calling toll-free 1-877-858-5407.

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COLUMBIA SQUARE

Mortgaged Property Information		Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller		CGMRC
Location (City/State)	San Diego, California	Cut-off Date Principal Balance		$24,500,000
Property Type	Office	Cut-off Date Principal Balance per SF		$171.35
Size (SF)	142,983	Percentage of Initial Pool Balance		2.2%
Total Occupancy as of 7/19/2013	93.1%	Number of Related Mortgage Loans		None
Owned Occupancy as of 7/19/2013	93.1%	Type of Security		Fee Simple
Year Built / Latest Renovation	1990 / 2007-2008	Mortgage Rate		5.2600%
Appraised Value	$35,800,000	Original Term to Maturity (Months)		60
		Original Amortization Term (Months)		360
		Original Interest Only Term (Months)		36
		Borrower Sponsor(1)	Emmes Asset Management Company LLC
Underwritten Revenues	$3,965,859
Underwritten Expenses	$1,562,916	Escrows
Underwritten Net Operating Income (NOI)	$2,402,943		Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$2,197,720	Taxes	$165,704	$33,141
Cut-off Date LTV Ratio	68.4%	Insurance	$59,689	$4,591
Maturity Date LTV Ratio	66.6%	Replacement Reserves	$833,901	$2,383
DSCR Based on Underwritten NOI / NCF	1.48x / 1.35x	TI/LC	$850,559	$14,894
Debt Yield Based on Underwritten NOI / NCF	9.8% / 9.0%	Other	$0	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Amount	$24,500,000	64.7%	Purchase Price	$35,000,000	92.4%
Principal’s New Cash Contribution	12,884,275	34.0	Reserves	1,909,853	5.0
Other Sources	483,606	1.3	Other Uses	880,544	2.3
			Closing Costs	77,485	0.2

Total Sources	$37,867,882	100.0%	Total Uses	$37,867,882	100.0%

(1)	Emmes Realty Service of California LLC is the guarantor of the non-recourse carveouts under the Columbia Square Loan.

The following table presents certain information relating to the single tenant at the Columbia Square Property:

Ten Largest Tenants Based on Underwritten Base Rent

Tenant Name	Credit Rating (Fitch/MIS/S&P)(1)	Tenant GLA	% of GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	Lease Expiration	Renewal / Extension Options
Shaw Facilities, Inc.	NR / NR / NR	14,982	10.5%	$352,854	10.5%	$23.55	12/31/2015	1, 5-year option
Tetra Tech EC, Inc.	NR / NR / NR	12,219	8.5	320,177	9.5	26.20	4/30/2016	1, 5-year option
Tetra Tech EM, Inc.	NR / NR / NR	11,388	8.0	298,402	8.9	26.20	4/30/2016	1, 5-year option
U.S. Legal Support, Inc.	NR / NR / NR	11,638	8.1	279,312	8.3	24.00	3/31/2020	1, 5-year option
The University of Phoenix	NR / NR / NR	9,190	6.4	231,588	6.9	25.20	10/31/2015	1, 5-year option
Freeman White, Inc.	NR / NR / NR	6,949	4.9	184,116	5.5	26.50	11/1/2018	NA
Kennedy & Souza, A.P.C.	NR / NR / NR	7,717	5.4	154,835	4.6	20.06	1/31/2016	1, 5-year option
Provident Funding Associates	NR / NR / NR	5,252	3.7	126,048	3.7	24.00	10/31/2018	1, 3-year option
Callahan Thompson Sherman	NR / NR / NR	4,688	3.3	126,013	3.7	26.88	3/31/2015	NA
Wakeland Housing & Develop	NR / NR / NR	5,483	3.8	121,986	3.6	22.25	4/30/2018	1, 5-year option
Ten Largest Tenants		89,506	62.6%	$2,195,332	65.1%	$24.53
Remaining Tenants		43,598	30.5	1,175,184	34.9	26.96
Vacant		9,879	6.9	0	0.0	0.00
Total / Wtd. Avg. All Tenants		142,983	100.0%	$3,370,516	100.0%	$25.32

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-189017) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Citigroup Global Markets Inc., Goldman, Sachs & Co., Drexel Hamilton, LLC, RBS Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send to you the prospectus if you request it by calling toll-free 1-877-858-5407.

COLUMBIA SQUARE

The following table presents the lease rollover schedule at the Columbia Square Property, based on initial lease expiration dates:

Lease Expiration Schedule
Year Ending December 31,	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	# of Expiring Tenants
MTM	0	0.0%	0.0%	$0	0.0%	$0.00	0
2013	0	0.0	0.0%	0	0.0	0.00	0
2014	5,949	4.2	4.2%	163,574	4.9	27.50	3
2015	28,860	20.2	24.3%	710,456	21.1	24.62	3
2016	52,262	36.6	60.9%	1,352,015	40.1	25.87	10
2017	14,366	10.0	70.9%	347,745	10.3	24.21	4
2018	20,029	14.0	85.0%	517,414	15.4	25.83	4
2019	0	0.0	85.0%	0	0.0	0.00	0
2020	11,638	8.1	93.1%	279,312	8.3	24.00	1
2021	0	0.0	93.1%	0	0.0	0.00	0
2022	0	0.0	93.1%	0	0.0	0.00	0
2023	0	0.0	93.1%	0	0.0	0.00	0
2024 & Thereafter	0	0.0	93.1%	0	0.0	0.00	0
Vacant	9,879	6.9	100.0%	0	0.0	0.00	0
Total / Wtd. Avg.	142,983	100.0%		$3,370,516	100.0%	$25.32	25

The following table presents certain information relating to historical leasing at the Columbia Square Property:

Historical Leased %(1)
	2010	2011	2012	As of 7/19/2013
Owned Space	87.4%	86.5%	86.3%	93.1%

(1)	As provided by the borrower which reflects average occupancy for the year.

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Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Columbia Square Property:

Cash Flow Analysis(1)

	2010	2011	2012	TTM 6/30/2013	Underwritten(2)	Underwritten $ per SF
Base Rent	$3,484,253	$2,934,170	$2,983,963	$3,001,481	$3,244,027	$22.69
Contractual Rent Steps	0	0	0	0	126,489	0.88
Gross Up Vacancy	0	0	0	0	237,096	1.66
Total Rent	$3,484,253	$2,934,170	$2,983,963	$3,001,481	$3,607,612	$25.23
Total Reimbursables	125,176	49,261	55,620	69,283	68,216	0.48
Other Income	610,458	580,281	604,749	609,267	661,072	4.62
Less Vacancy & Credit Loss	(38,522)	0	0	0	(371,040)	(2.59)
Effective Gross Income	$4,181,365	$3,563,712	$3,644,332	$3,680,031	$3,965,859	$27.74

Total Operating Expenses	1,560,192	1,423,064	1,466,391	1,485,979	1,562,916	10.93
Net Operating Income	$2,621,173	$2,140,648	$2,177,941	$2,194,052	$2,402,943	$16.81
TI/LC	0	0	0	0	176,626	1.24
Capital Expenditures	0	0	0	0	28,597	0.20
Net Cash Flow	$2,621,173	$2,140,648	$2,177,941	$2,194,052	$2,197,720	$15.37

(1)
Certain items such as straight line rent, interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.

(2)	Underwritten cash flow based on the 7/19/2013 rent roll with rent steps through 7/1/2014

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-189017) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Citigroup Global Markets Inc., Goldman, Sachs & Co., Drexel Hamilton, LLC, RBS Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send to you the prospectus if you request it by calling toll-free 1-877-858-5407.

STORAGE PRO - KNOXVILLE PORTFOLIO

Mortgaged Property Information	Mortgage Loan Information
Number of Mortgaged Properties	8	Loan Seller	CGMRC
Location (City/State)	Various, Tennessee	Cut-off Date Principal Balance	$19,200,000
Property Type	Self Storage	Cut-off Date Principal Balance per SF	$46.31
Size (SF)	414,615	Percentage of Initial Pool Balance	1.7%
Total Occupancy as of 4/30/2013	84.1%	Number of Related Mortgage Loans	None
Owned Occupancy as of 4/30/2013	84.1%	Type of Security	Fee Simple
Year Built / Latest Renovation	Various / NAP	Mortgage Rate	5.2400%
Appraised Value	$26,560,000	Original Term to Maturity (Months)	120
Original Amortization Term (Months)	360
Original Interest Only Period (Months)	12
Borrower Sponsor(1)	David M. Levenfeld and Ian Burnstein
Underwritten Revenues	$3,344,289
Underwritten Expenses	$1,385,024	Escrows
Underwritten Net Operating Income (NOI)	$1,959,265	Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$1,901,219	Taxes	$349,383	$29,115
Cut-off Date LTV Ratio	72.3%	Insurance	$9,750	$3,250
Maturity Date LTV Ratio	61.5%	Replacement Reserves	$229,850	$0
DSCR Based on Underwritten NOI / NCF	1.54x / 1.50x	TI/LC	$0	$0
Debt Yield Based on Underwritten NOI / NCF	10.2% / 9.9%	Other(2)	$220,150	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Amount	$19,200,000	71.2%	Purchase Price	$25,000,000	92.8%
Principal’s New Cash Contribution	4,807,830	17.8	Reserves	809,133	3.0
Subordinate Debt	2,500,000	9.3	Other Uses	758,070	2.8
Other Sources	443,176	1.6	Closing Costs	383,803	1.4

Total Sources	$26,951,006	100.0%	Total Uses	$26,951,006	100.0%

(1)	David M. Levenfeld and Ian Burnstein are the guarantors of the non-recourse carveouts under the Storage Pro - Knoxville Portfolio Loan.
(2)	Other reserve represents a deferred maintenance reserve of $220,150.

The following table presents certain information relating to the Storage Pro - Knoxville Portfolio Properties:

Property Name	City	State	Allocated Cut-off Date Loan Amount	Total GLA	Occupancy(1)	Year Built / Renovated	UW NCF
Central Avenue	Knoxville	TN	$3,734,668	63,640	90.7%	1975 / NAP	$357,717
Alcoa	Alcoa	TN	2,827,122	42,550	86.7%	1986 / NAP	202,869
Unicorn Drive	Knoxville	TN	2,610,334	96,068	80.2%	1978 / NAP	274,010
Chapman Highway	Knoxville	TN	2,385,355	55,794	81.5%	1983 / NAP	230,608
Walker Blvd	Knoxville	TN	2,324,126	45,936	85.2%	1987 / NAP	277,780
Linden Avenue	Knoxville	TN	2,010,353	42,990	85.0%	1977 / NAP	227,777
Kingston Pike	Knoxville	TN	1,739,390	38,100	80.5%	1985 / NAP	175,465
Middlebrook Pike	Knoxville	TN	1,568,652	29,537	85.9%	1984 / NAP	154,992
Total / Wtd. Avg.			$19,200,000	414,615	84.1%		$1,901,219

(1)	Occupancy as of April 30, 2013.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-189017) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Citigroup Global Markets Inc., Goldman, Sachs & Co., Drexel Hamilton, LLC, RBS Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send to you the prospectus if you request it by calling toll-free 1-877-858-5407.

STORAGE PRO - KNOXVILLE PORTFOLIO

The following table presents certain information relating to historical leasing at the Storage Pro - Knoxville Portfolio Properties:

Historical Leased %(1)

	2010	2011	2012
Central Avenue	77.3%	81.4%	82.1%
Alcoa	82.6%	87.1%	87.2%
Unicorn Drive	66.4%	69.1%	64.9%
Chapman Highway	75.3%	73.6%	69.1%
Walker Blvd	73.1%	75.2%	78.3%
Linden Avenue	76.1%	78.9%	82.1%
Kingston Pike	78.4%	83.8%	77.5%
Middlebrook Pike	82.5%	83.0%	79.4%

(1)	As provided by the borrower.

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Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Storage Pro - Knoxville Portfolio Properties:

Cash Flow Analysis(1)

	2010	2011	2012	TTM 4/30/2012	Underwritten	Underwritten $ per SF
Base Rent	$3,851,603	$3,909,244	$3,895,034	$3,863,214	$3,355,475	$8.09
Gross Up Vacancy	0	0	0	0	640,800	1.55
Total Rent Revenue	$3,851,603	$3,909,244	$3,895,034	$3,863,214	$3,996,275	$9.64
Other Rental Revenue	303,297	363,224	398,701	425,911	425,911	1.03
Less Vacancy & Credit Loss	(1,029,942)	(1,027,544)	(1,015,578)	(944,837)	(1,077,896)	(2.60)
Effective Gross Income	$3,124,958	$3,244,924	$3,278,158	$3,344,289	$3,344,289	$8.07

Total Operating Expenses	$463,263	$451,690	$457,629	$462,887	$1,385,024	$3.34

Net Operating Income	$2,661,695	$2,793,235	$2,820,529	$2,881,402	$1,959,265	$4.73
Capital Expenditures	0	0	0	0	58,047	0.14
Net Cash Flow	$2,661,695	$2,793,235	$2,820,529	$2,881,402	$1,901,219	$4.59

(1)
Certain items such as straight line rent, interest expense, interest income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the adjusted in-place cash flows.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-189017) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Citigroup Global Markets Inc., Goldman, Sachs & Co., Drexel Hamilton, LLC, RBS Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send to you the prospectus if you request it by calling toll-free 1-877-858-5407.

CARMEL EXECUTIVE PARK

Mortgaged Property Information		Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller		GSMC
Location (City/State)	Charlotte, North Carolina	Cut-off Date Principal Balance		$18,000,000
Property Type	Office	Cut-off Date Principal Balance per SF		$80.41
Size (SF)	223,850	Percentage of Initial Pool Balance		1.6%
Total Occupancy as of 8/1/2013	94.7%	Number of Related Mortgage Loans		None
Owned Occupancy as of 8/1/2013	94.7%	Type of Security		Fee Simple
Year Built / Latest Renovation	1982-1989 / NAP	Mortgage Rate		4.4140%
Appraised Value	$25,800,000	Original Term to Maturity (Months)		60
		Original Amortization Term (Months)		360
		Original Interest Only Period (Months)	36
		Borrower Sponsor(1)	AKREA Master Holdco, LLC,
		Adler Kawa Real Estate Fund II, LLC
Underwritten Revenues	$3,744,786
Underwritten Expenses	$1,555,924	Escrows
Underwritten Net Operating Income (NOI)	$2,188,861		Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$1,904,791	Taxes	$209,067	$26,133
Cut-off Date LTV Ratio	69.8%	Insurance	$3,221	$3,221
Maturity Date LTV Ratio	67.5%	Replacement Reserves	$0	$6,950
DSCR Based on Underwritten NOI / NCF	2.02x / 1.76x	TI/LC(2)	$0	$22,500
Debt Yield Based on Underwritten NOI / NCF	12.2% / 10.6%	Other	$0	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Amount	$18,000,000	69.3%	Purchase Price	$25,450,000	98.0%
Principal’s New Cash Contribution	7,957,591	30.7	Closing Costs	295,303	1.1
			Reserves	212,288	0.8

Total Sources	$25,957,591	100.0%	Total Uses	$25,957,591	100.0%

(1)	AKREA Master Holdco, LLC and Adler Kawa Real Estate Fund II, LLC are the guarantors of the non-recourse carveouts under the Loan.
(2)	TI/LC reserve is capped at $810,000

The following table presents certain information relating to the tenants at the Carmel Executive Park Property:

Ten Largest Tenants Based on Underwritten Base Rent
Tenant Name	Credit Rating (Fitch/MIS/S&P) (1)	Tenant GLA	% of GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	Lease Expiration	Renewal / Extension Options
Crump Life Insurance Services	NR / NR / NR	16,495	7.4%	$296,910	7.8%	$18.00	6/30/2016	1, 3-year option
Bank of North Carolina	NR / NR / NR	12,979	5.8	236,867	6.2	18.25	10/31/2016	NA
Hanson Brick East, LLC(2)	NR / NR / NR	13,219	5.9	230,407	6.0	17.43	2/28/2019	2, 5-year options
Remax Metro Realty	NR / NR / NR	8,114	3.6	150,109	3.9	18.50	6/30/2019	NA
Liberty Mutual Insurance Co.	BBB- / Baa2 / BBB-	6,518	2.9	114,065	3.0	17.50	10/31/2015	1, 5-year option
JP Morgan Chase Bank, NA(3)	A+ / A2 / A	5,885	2.6	105,930	2.8	18.00	7/31/2017	2, 3-year options
Trinity Consulting, Inc.	NR / NR / NR	5,394	2.4	99,196	2.6	18.39	4/30/2015	1, 3-year option
White Knight Engine	NR / NR / NR	4,777	2.1	85,986	2.2	18.00	1/31/2014	NA
PNC Bank, NA	A+ / A2 / A	3,075	1.4	75,953	2.0	24.70	5/31/2015	NA
Atlas Management	NR / NR / NR	3,523	1.6	65,316	1.7	18.54	7/31/2017	1, 3-year option
Ten Largest Tenants		79,979	35.7%	$1,460,739	38.1%	$18.26
Remaining Tenants		132,040	59.0	2,370,012	61.9	17.95
Vacant		11,831	5.3	0	0.0	0.00
Total / Wtd. Avg. All Owned Tenants		223,850	100.0%	$3,830,751	100.0%	$18.07

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2)	Hanson Brick East, LLC has the one time right to terminate the lease beginning in February 2017 with at least 180 days written notice prior to the expiration date and a termination fee.
(3)	JP Morgan Chase Bank, NA has the one-time right to terminate the lease on 1/31/2016 upon 180 days written notice and a termination fee.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-189017) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Citigroup Global Markets Inc., Goldman, Sachs & Co., Drexel Hamilton, LLC, RBS Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send to you the prospectus if you request it by calling toll-free 1-877-858-5407.

CARMEL EXECUTIVE PARK

The following table presents the lease rollover schedule at the Carmel Executive Park Property, based on initial lease expiration dates:

Lease Expiration Schedule(1)

Year Ending December 31,	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	# of Expiring Tenants
MTM	0	0.0%	0.0%	$0	0.0%	$0.00	0
2013	12,889	5.8	5.8%	236,756	6.2	18.37	8
2014	52,939	23.6	29.4%	929,111	24.3	17.55	33
2015	52,723	23.6	53.0%	980,625	25.6	18.60	29
2016	49,832	22.3	75.2%	898,118	23.4	18.02	14
2017	15,954	7.1	82.3%	290,038	7.6	18.18	5
2018	6,349	2.8	85.2%	115,586	3.0	18.21	3
2019	21,333	9.5	94.7%	380,516	9.9	17.84	2
2020	0	0.0	94.7%	0	0.0	0.00	0
2021	0	0.0	94.7%	0	0.0	0.00	0
2022	0	0.0	94.7%	0	0.0	0.00	0
2023	0	0.0	94.7%	0	0.0	0.00	0
2024 & Thereafter	0	0.0	94.7%	0	0.0	0.00	0
Vacant	11,831	5.3	100.0%	0	0.0	0.00	0
Total / Wtd. Avg.	223,850	100.0%		$3,830,751	100.0%	$18.07	94

(1)	Calculated based on approximate square footage occupied by each Owned Tenant.

The following table presents certain information relating to historical leasing at the Carmel Executive Park Property:

Historical Leased %(1)
	2010	2011	2012
Owned Space	90.0%	86.0%	94.0%

(1)	As provided by the borrower which reflects average occupancy for the year.

■
Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Carmel Executive Park Property:

Cash Flow Analysis(1)
	2010	2011	2012	YTD 5/31/2013(2)	Underwritten(3)	Underwritten $ per SF
Base Rent	$3,268,801	$3,076,639	$3,446,911	$3,718,530	$3,830,751	$17.11
Overage Rent	0	0	0	0	0	0.00
Gross Up Vacancy	0	0	0	0	200,808	0.90
Total Rent	$3,268,801	$3,076,639	$3,446,911	$3,718,530	$4,031,559	$18.01
Total Reimbursables	23,799	61,694	35,489	21,909	31,055 (4)	0.14
Less Vacancy & Credit Loss	0	0	0	0	(317,828)	(1.42)
Effective Gross Income	$3,292,600	$3,138,333	$3,482,400	$3,740,439	$3,744,786	$16.73

Total Operating Expenses	$1,527,173	$1,533,121	$1,575,287	$1,559,866	$1,555,924	$6.95
Net Operating Income	$1,765,427	$1,605,212	$1,907,113	$2,180,573	$2,188,861	$9.78
TI/LC	0	0	0	0	201,246	0.90
Capital Expenditures	66,780	72,251	48,739	0	82,825	0.37
Net Cash Flow	$1,698,647	$1,532,961	$1,858,374	$2,180,573	$1,904,791	$8.51

(1)
Certain items such as straight line rent, interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.

(2)	5/31/2013 year to date cash flow annualized.
(3)	Underwritten cash flow based on contractual rents as of 8/1/2013 and rent steps through 9/30/2014.
(4)	Based on reconciled 2012 actual.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-189017) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Citigroup Global Markets Inc., Goldman, Sachs & Co., Drexel Hamilton, LLC, RBS Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send to you the prospectus if you request it by calling toll-free 1-877-858-5407.

MISSION RETAIL PORTFOLIO

Mortgaged Property Information(1)		Mortgage Loan Information(2)
Number of Mortgaged Properties	6	Loan Seller		RAIT Funding, LLC
Location (City/State)	Various	Cut-off Date Principal Balance		$17,650,000
Property Type	Retail	Cut-off Date Principal Balance per SF		$69.18
Size (SF)	255,129	Percentage of Initial Pool Balance		1.6%
Total Occupancy as of 7/1/2013(3)	100.0%	Number of Related Mortgage Loans		6
Owned Occupancy as of 7/1/2013(3)	100.0%	Type of Security		Fee Simple
Year Built / Latest Renovation	2005, 2007, 2008, 2009 / NAP	Mortgage Rate		5.4000%
Appraised Value	$27,300,000	Original Term to Maturity (Months)		120
		Original Amortization Term (Months)		300
		Original Interest Only Period (Months)	NAP
		Borrower Sponsor(4)		NAP
Underwritten Revenues	$1,783,976
Underwritten Expenses	$122,462	Escrows(5)
Underwritten Net Operating Income (NOI)	$1,661,514		Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$1,652,622	Taxes(6)	$12,339	$4,113
Cut-off Date LTV Ratio	64.7%	Insurance(6)	$1,061	$1,061
Maturity Date LTV Ratio	49.0%	Replacement Reserves	$0	$0
DSCR Based on Underwritten NOI / NCF	1.29x / 1.28x	TI/LC	$0	$0
Debt Yield Based on Underwritten NOI / NCF	9.4% / 9.4%	Other(7)	$131,716	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Amount	$17,650,000	93.6%	Loan Payoff	$13,959,323	74.0%
Principal’s New Cash Contribution(8)	1,211,714	6.4	Principal Equity Distribution(8)	2,998,391	15.9
			Closing Costs	1,758,884	9.3
			Reserves	145,116	0.8

Total Sources	$18,861,714	100.0%	Total Uses	$18,861,714	100.0%

(1)
The Mission Retail Portfolio crossed loan group includes six separate Mortgaged Loans, identified on Annex A to the Free Writing Prospectus as PNC Bank, CVS Pharmacy, Bank of America, Wells Fargo, BP North America and Wendy’s.  Each of the Mortgage Loans secures a separate Mortgaged Property, which Mortgage Loans are cross-collateralized and cross-defaulted.  See Footnote (2) below.  Each of the Mortgaged Properties is leased to a single tenant.   With respect to each Mortgaged Property other than the CVS Pharmacy Property, such lease constitutes a ground lease and the tenant owns the improvements.

(2)
The Mission Retail Portfolio crossed loan group consists of six separate Mortgage Loans, each secured by a single Mortgaged Property, which Mortgage Loans are cross-collateralized and cross-defaulted.  Up to two Mortgage Loans and related Mortgaged Properties may be released from cross-collateralization and cross-default upon an assumption of such Mortgage Loan(s) in connection with a sale of such Mortgaged Property, and in addition, up to two Mortgage Loans and related Mortgaged Properties may be released upon a defeasance of the related Mortgage Loan. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Partial Releases” in the Free Writing Prospectus.

(3)	The occupancy date for the CVS Pharmacy Property and BP North America Property is 9/1/2013. The occupancy date for the other four properties is 7/1/2013.
(4)
Single purpose entities indirectly owned by CMSA Dynasty Trust, of which Dimitrios Pouziaris is the beneficiary, are the indirect owners of each borrower. The Mortgage Loans permit a change in beneficiary of such trust without restriction. There is no non-recourse carveout guarantor for the Mission Retail Portfolio Loans, and only the related borrower (and not a separate indemnitor) has provided an environmental indemnity.  There is a separate single purpose entity borrower for each separate Mortgage Loan and Mortgaged Property included in the Mission Retail Portfolio.

(5)
Pursuant to the terms of the Mortgage Loan documents, the borrowers were required to establish a hard lockbox by August 31, 2013, but the borrowers have not established a hard lockbox as of the date of this Structural and Collateral Term Sheet, and we cannot assure you that they will do so. The failure of borrowers to comply with the foregoing obligations shall, at lender’s option, constitute an automatic event of default of the Mission Retail Portfolio Mortgage Loans.

(6)
Tax escrows are collected for the CVS Pharmacy Property only. Insurance escrow amount represents the aggregate amount collected upfront and monthly for the Mission Retail Portfolio Properties for general liability umbrella and business interruption insurance for the borrowers. The tenants are responsible for all expenses at their respective properties.

(7)
Other reserve is a reimbursement of common area maintenance (CAM) expenses by the owner of the BP North America Property to the adjacent shopping center owner for historical CAM charges that have not been billed and two future years of estimated CAM.

(8)
The Mission Retail Portfolio crossed loan group includes six separate Mortgaged Properties. The BP North America Property and Wendy’s Property required a new cash contribution from the principal of each respective loan. The remaining four loans had a principal equity distribution.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-189017) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Citigroup Global Markets Inc., Goldman, Sachs & Co., Drexel Hamilton, LLC, RBS Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send to you the prospectus if you request it by calling toll-free 1-877-858-5407.

MISSION RETAIL PORTFOLIO

The following table presents certain information relating to the tenants at the Mission Retail Portfolio Properties:

Largest Owned Tenants Based On Underwritten Base Rent(1)

Tenant Name	Credit Rating (Fitch/MIS/S&P)(2)	Tenant GLA(3)	% of GLA	UW Base Rent(4)	% of Total UW Base Rent	UW Base Rent $ per SF(4)	Lease Expiration	Renewal / Extension Options
PNC Bank, N.A.	A+ / A3 / A-	39,931	15.7%	$597,607	35.2%	$14.97	11/30/2023	3, 5-year options
Virginia CVS Pharmacy, L.L.C.	BBB+ / Baa2 / BBB+	13,013	5.1	430,184	25.3	33.06	1/31/2033	3, 5-year options
Bank of America, N.A.	A / Baa2 / A-	36,895	14.5	288,979	17.0	7.83	6/30/2033	4, 5-year options
BP Products North America Inc.(5)	NR / NR / A	65,000	25.5	198,375	11.7	3.05	8/1/2018	3, 5-year options
Wells Fargo	AA- / A2 / A+	59,329	23.3	114,625	6.7	1.93	1/30/2029	4, 5-year options
Wendy’s International, Inc.	NR / NR / B+	40,961	16.1	68,775	4.0	1.68	12/31/2023	4, 5-year options
All Owned Tenants		255,129	100.0%	$1,698,545	100.0%	$6.66
Remaining Owned Tenants		0	0.0	0	0.0	0.00
Vacant Spaces (Owned Space)		0	0.0	0	0.0	0.00
Total / Wtd. Avg. All Owned Tenants		255,129	100.0%	$1,698,545	100.0%	$6.66

(1)	All tenants, other than Virginia CVS Pharmacy, L.L.C, ground lease the land and own the related improvements.
(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(3)
Represents total land square feet and does not include improvements for each property with the exception of the CVS Pharmacy Property, which represents the gross leasable area of the improvements at the property.

(4)
Underwritten base rent is based on the 7/1/2013 and 9/1/2013 rent rolls, as applicable, and the average rent steps over the next 10 years of the lease terms of the tenants at the Mission Retail Portfolio Properties, with the exception of Virginia CVS Pharmacy, L.L.C. and BP Products North America Inc., which do not have any more rent increases.

(5)
The original tenant, BP Products North America Inc. (“BP Products”) assigned its ground lease to Miller Oil Co., Inc., which then assigned such ground lease to D&A, LLC, the current tenant. While the ground lease provides that BP Products remains liable on such ground lease notwithstanding an assignment, BP Products did not respond to requests for an estoppel to such effect.

The following table presents certain information relating to the lease rollover schedule at the Mission Retail Portfolio Properties based on initial lease expiration dates:

Lease Expiration Schedule(1)

Year Ending December 31,	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	# Expiring Tenants
MTM	0	0.0%	0.0%	$0	0.0%	$0.00	0
2013	0	0.0	0.0%	0	0.0	0.00	0
2014	0	0.0	0.0%	0	0.0	0.00	0
2015	0	0.0	0.0%	0	0.0	0.00	0
2016	0	0.0	0.0%	0	0.0	0.00	0
2017	0	0.0	0.0%	0	0.0	0.00	0
2018	65,000	25.5	25.5%	198,375	11.7	3.05	1
2019	0	0.0	25.5%	0	0.0	0.00	0
2020	0	0.0	25.5%	0	0.0	0.00	0
2021	0	0.0	25.5%	0	0.0	0.00	0
2022	0	0.0	25.5%	0	0.0	0.00	0
2023	80,892	31.7	57.2%	666,382	39.2	8.24	2
2024 & Thereafter	109,237	42.8	100.0%	833,788	49.1	7.63	3
Vacant	0	0.0	100.0%	0	0.0	0.00	0
Total / Wtd. Avg.	255,129	100.0%		$1,698,545	100.0%	$6.66	6

(1)	Calculated based on approximate square footage occupied by each Owned Tenant.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-189017) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Citigroup Global Markets Inc., Goldman, Sachs & Co., Drexel Hamilton, LLC, RBS Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send to you the prospectus if you request it by calling toll-free 1-877-858-5407.

MISSION RETAIL PORTFOLIO

The following table presents certain information relating to historical leasing at the Mission Retail Portfolio Properties.

Historical Leased %(1) (2)
	2010	2011	2012	As of 7/1/2013
Owned Space(2)	100.0%	100.0%	100.0%	100.0%

(1)	As provided by the borrower and represents occupancy as of December 31, for the indicated year.
(2)	All tenants, other than Virginia CVS Pharmacy, L.L.C, ground lease the land and own the related improvements.

■
Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Mission Retail Portfolio Properties:

Cash Flow Analysis(1)

	2011	2012	TTM 5/31/2013	Underwritten(2)	Underwritten $ per SF
Base Rent	$1,543,146	$1,543,146	$1,543,146	$1,698,545	$6.66
Gross Up Vacancy	0	0	0	0	0.00
Total Reimbursables(3)	22,667	75,125	8,766	97,529	0.38
Other Income	9,860	751	0	0	0.00
Vacancy & Credit Loss(4)	0	0	0	(12,098)	(0.05)
Effective Gross Income	$1,575,673	$1,619,022	$1,551,912	$1,783,976	$6.99

Total Operating Expenses(5)	$253,260	$223,019	$169,408	$122,462	$0.48
Net Operating Income	$1,322,413	$1,396,003	1,382,504	$1,661,514	$6.51
TI/LC	0	0	0	7,471	0.03
Capital Expenditures(6)	0	0	0	1,421	0.01
Net Cash Flow	$1,322,413	$1,396,003	$1,382,504	$1,652,622	$6.48

(1)
Certain items such as straight line rent, interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.

(2)
Underwritten base rent is based on the 7/1/2013 rent roll and the average rent over the next 10 years of the lease terms of the tenants at the Mission Retail Portfolio Properties, with the exception of CVS Pharmacy and BP Products North America Inc., which do not have any more rent increases.

(3)
Except for Virginia CVS Pharmacy, L.L.C., all leases are triple net and tenants are billed directly for taxes, insurance and operating expenses.  The Virginia CVS Pharmacy, L.L.C. lease is double net, with the landlord responsible only for maintenance and repairs to the exterior of the building and roof.  The property required $13,930 in roof repairs in 2010 (hail storm damage) and $3,500 in exterior repairs in 2012, neither of which were reimbursed.    According to the Property Condition Report, the inflated cost of exterior and roof repairs over the next 10 years is $9,895, or less than $1,000 per year.  RAIT Funding, LLC (“RAIT”) has assumed that $1,000 per annum in exterior repairs is required and is unreimbursed.

(4)
A 5.0% vacancy & credit loss is underwritten on the BP North America Loan given that the ground lease expires during the term of the loan (8/1/2018). No vacancy & credit loss was assumed in underwriting the other Mission Retail Portfolio Loans.

(5)
Decrease in expenses is due to a decrease in management fees. Historical management fees were not arm’s length and were not market oriented. The contractual management fees going forward are 1.50% of effective gross income. The management fee is not reimbursed.

(6)
Underwritten capital expenditures are based on $0.06 per SF per year on the CVS Pharmacy Loan, which is consistent with the engineer’s estimate of annual allocation of ongoing replacement reserves, and underwritten capital expenditures are based on $0.15 per SF per year on the BP North America Loan. Although BP Products is responsible for all maintenance and repairs at their property, RAIT has underwritten a replacement reserve given that BP Products lease term expires within the loan term.  No capital expenditures were underwritten with respect to the other Mortgaged Properties included in the Mission Retail Portfolio crossed loan group as the tenants are responsible for all capital expenditures.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-189017) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Citigroup Global Markets Inc., Goldman, Sachs & Co., Drexel Hamilton, LLC, RBS Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send to you the prospectus if you request it by calling toll-free 1-877-858-5407.

(THIS PAGE INTENTIONALLY LEFT BLANK)

WALPOLE SHOPPING MALL

Mortgaged Property Information	Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller	RMF
Location (City/State)	Walpole, Massachusetts	Cut-off Date Principal Balance(1)	$17,500,000
Property Type	Retail	Cut-off Date Principal Balance per SF(2)	$162.07
Size (SF)	397,973	Percentage of Initial Pool Balance	1.6%
Total Occupancy as of 7/31/2013	91.6%	Number of Related Mortgage Loans	NAP
Owned Occupancy as of 7/31/2013	91.6%	Type of Security	Fee Simple
Year Built / Latest Renovation	1974 / 2009-2011	Mortgage Rate	5.3000%
Appraised Value	$86,000,000	Original Term to Maturity (Months)	120
Original Amortization Term (Months)	360
Original Interest Only Period (Months)	42
Borrower Sponsor(4)	Rubin Pachulski Properties 36, LLC
Underwritten Revenues	$8,025,274
Underwritten Expenses	$2,082,722	Escrows
Underwritten Net Operating Income (NOI)	$5,942,553	Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$5,736,626	Taxes	$154,934	$77,467
Cut-off Date LTV Ratio(2)	75.0%	Insurance	$0	$0
Maturity Date LTV Ratio(2)(3)	63.7%	Replacement Reserves(5)	$45,000	$4,975
DSCR Based on Underwritten NOI / NCF(2)	1.38x / 1.33x	TI/LC(6)	$0	$6,250
Debt Yield Based on Underwritten NOI / NCF(2)	9.2% / 8.9%	Other(7)	$953,500	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Amount	$64,500,000	86.5%	Loan Payoff	$72,864,408	97.7%
Mezzanine Loan Amount(8)	10,000,000	13.4	Reserves	1,153,434	1.5
Principal’s New Cash Contribution	83,527	0.1	Closing Costs	442,185	0.6
Other Uses	123,500	0.2
Total Sources	$74,583,527	100.0%	Total Uses	$74,583,527	100.0%

(1)
The Cut-off Date Principal Balance of $17,500,000 represents the note A-1 of a $64,500,000 whole loan evidenced by two pari passu notes. The companion loan is the note A-2 with a principal balance of $47,000,000 as of the Cut-off Date and is held outside the issuing entity.

(2)	Calculated based on the entire Walpole Shopping Mall Whole Loan.
(3)	The Maturity Date LTV Ratio is calculated using the “as stabilized” appraised value of $91,200,000. The Maturity Date LTV Ratio calculated on the basis of the “as-is” appraised value is 67.5%.
(4)	Rubin Pachulski Properties 36, LLC is the guarantor of the non-recourse carveouts under the Walpole Shopping Mall Loan.
(5)	Replacement Reserves escrow will be capped at $179,088, provided the Walpole Shopping Mall Mezzanine Loan has been paid in full.
(6)
TI/LC monthly escrow deposits shall be increased to $12,186 in October 2015. TI/LC escrow is capped at $500,000; however upon the DSCR falling below 1.15x, the TI/LC escrow cap will be increased to $750,000.

(7)	Other escrow consists of $900,000 escrowed for rent and TI/LC costs relating to Joann Fabric, and $53,500 for common area maintenance charges relating to LA Fitness.
(8)
A mezzanine loan in the amount of $10,000,000 was made to Walpole Intermediate LLC, the owner of the limited liability company interests in the borrower. The mezzanine loan is secured by a pledge of 100% of the ownership interests in the borrower, is interest only, is coterminous with the Walpole Shopping Mall Whole Loan, and has an interest rate of 10.0000% per annum.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-189017) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Citigroup Global Markets Inc., Goldman, Sachs & Co., Drexel Hamilton, LLC, RBS Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send to you the prospectus if you request it by calling toll-free 1-877-858-5407.

WALPOLE SHOPPING MALL

The following table presents certain information relating to the major tenants at the Walpole Shopping Mall Property (some of which tenants may have co-tenancy provisions which are not addressed in this table):

Ten Largest Owned Tenants Based On Underwritten Base Rent

Tenant Name	Credit Rating (Fitch/MIS/S&P)(1)	Tenant GLA	% of GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	Lease Expiration	Tenant Sales $ per SF(2)	Occupancy Cost	Renewal / Extension Options
LA Fitness	NR/NR/NR	45,000	11.3%	$990,000	15.5%	$22.00	10/31/2028	NA	NA	3, 5-year options
Kohl’s	BBB+/Baa1/BBB+	102,445	25.7	983,763	15.4	9.60	6/30/2029	NA	NA	8, 5-year options
Barnes & Noble	NR/NR/NR	27,831	7.0	422,499	6.6	15.18	1/31/2019	$239	7.9%	2, 5-year options
Joann Fabric(3)	NR/Caa1/CCC+	24,760	6.2	327,608	5.1	13.23	3/31/2024	NA	NA	2, 5-year options
Office Max(4)	NR/B2/NR	28,427	7.1	327,478	5.1	11.52	1/31/2015	NA	NA	2, 5-year options
iparty	NR/NR/NR	11,110	2.8	305,525	4.8	27.50	12/31/2018	$136	23.9%	2, 5-year options
Pet Smart	NR/NR/BB+	20,000	5.0	305,000	4.8	15.25	9/30/2022	NA	NA	5, 5-year options
Old Navy	BBB-/Baa3/BBB-	15,000	3.8	268,950	4.2	17.93	3/31/2015	$266	8.8%	NA
Famous Footwear	NR/B2/B	6,552	1.6	176,904	2.8	27.00	5/31/2019	$136	23.1%	2, 5-year options
Chili’s	BBB-/Ba1/BBB-	5,851	1.5	175,000	2.7	29.91	10/20/2019	NA	NA	4, 5-year options
Ten Largest Owned Tenants		286,976	72.1%	$4,282,727	67.2%	$14.92
Remaining Owned Tenants		77,655	19.5	2,092,483	32.8	26.95
Vacant Spaces (Owned Space)		33,342	8.4	0	0.0	0.00
Total / Wtd. Avg. All Owned Tenants		397,973	100.0%	$6,375,210	100.0%	$17.48

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2)	Tenant Sales are based on TTM as of December 31, 2012 or later.
(3)
Joann Fabric has the right to terminate its lease at any time if tenant is not conducting business in at least 85% of tenant’s stores located within a 100 mile radius of the Walpole Shopping Mall Property.

(4)
Office Max has the right to terminate its lease upon six months prior notice to the borrower.  Office Max also has the right to relinquish the “CopyMax” premises (approximately 1.2% of the net rentable area) upon 60 days prior written notice.  In the event the “CopyMax” premises are relinquished, the borrower is obligated to pay $100,000 to such tenant.

The following table presents certain information relating to the lease rollover schedule at the Walpole Shopping Mall Property based on initial lease expiration dates:

Lease Expiration Schedule(1)

Year Ending December 31,	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	# of Expiring Tenants
MTM	7,649	1.9%	1.9%	$51,615	0.8%	$6.75	2
2013	2,251	0.6	2.5%	18,000	0.3	8.00	1
2014	1,601	0.4	2.9%	65,420	1.0	40.86	2
2015	51,148	12.9	15.7%	807,988	12.7	15.80	5
2016	10,547	2.7	18.4%	253,380	4.0	24.02	4
2017	13,136	3.3	21.7%	206,176	3.2	15.70	3
2018	13,781	3.5	25.2%	379,765	6.0	27.56	2
2019	48,934	12.3	37.5%	1,114,963	17.5	22.79	6
2020	3,629	0.9	38.4%	106,826	1.7	29.44	2
2021	7,138	1.8	40.2%	160,000	2.5	22.42	1
2022	31,149	7.8	48.0%	851,186	13.4	27.33	5
2023	1,463	0.4	48.4%	58,520	0.9	40.00	1
2024 & Thereafter	172,205	43.3	91.6%	2,301,371	36.1	13.36	3
Vacant	33,342	8.4	100.0%	0	0.0	0.00	0
Total / Wtd. Avg.	397,973	100.0%		$6,375,210	100.0%	$17.48	37

(1)	Calculated based on approximate square footage occupied by each Owned Tenant.

The following table presents certain information relating to historical leasing at the Walpole Shopping Mall Property:

Historical Leased %(1)

	2010	2011	2012	As of 7/31/2013
Owned Space	84.2%	87.3%	82.7%	91.6%

(1)	As provided by the borrower which reflects average occupancy for the indicated year.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-189017) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Citigroup Global Markets Inc., Goldman, Sachs & Co., Drexel Hamilton, LLC, RBS Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send to you the prospectus if you request it by calling toll-free 1-877-858-5407.

WALPOLE SHOPPING MALL

■
Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Walpole Shopping Mall Property:

Cash Flow Analysis(1)

	2010	2011	2012	TTM 6/30/2013	Underwritten(2)	Underwritten $ per SF
Base Rent	$4,983,162	$5,210,336	$5,351,653	$5,738,425	$6,246,502	$15.70
Contractual Rent Steps	0	0	0	0	128,708	0.32
Overage Rent	74,664	88,827	110,903	69,034	28,626	0.07
Gross Up Vacancy	0	0	0	0	497,020	1.25
Total Rent	$5,057,827	$5,299,163	$5,462,556	$5,807,459	$6,900,856	$17.34
Total Reimbursables	1,808,149	1,504,698	1,429,977	1,472,011	1,590,627	4.00
Other Income(3)	48,229	29,164	26,995	30,811	30,811	0.08
Less Vacancy & Credit Loss	0	(26,346)	(16,858)	(16,858)	(497,020)	(1.25)
Effective Gross Income	$6,914,204	$6,806,679	$6,902,670	$7,293,423	$8,025,274	$20.17

Total Operating Expenses	$2,260,163	$2,354,968	$2,206,198	$2,254,190	$2,082,722	$5.23

Net Operating Income	$4,654,041	$4,451,710	$4,696,472	$5,039,234	$5,942,553	$14.93
TI/LC	0	0	0	0	146,231	0.37
Capital Expenditures	0	0	0	0	59,696	0.15
Net Cash Flow	$4,654,041	$4,451,710	$4,696,472	$5,039,234	$5,736,626	$14.41

(1)
Certain items such as straight line rent, interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.

(2)	Underwritten cash flow based on contractual rents as of 7/31/2013 and rent steps through 7/31/2014.
(3)	Other income includes signage income, roof rent and other miscellaneous items.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-189017) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Citigroup Global Markets Inc., Goldman, Sachs & Co., Drexel Hamilton, LLC, RBS Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send to you the prospectus if you request it by calling toll-free 1-877-858-5407.

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ST. AUGUSTINE

Mortgaged Property Information	Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller	RMF
Location (City/State)	San Marcos, California	Cut-off Date Principal Balance	$17,500,000
Property Type	Office	Cut-off Date Principal Balance per SF	$222.52
Size (SF)	78,643	Percentage of Initial Pool Balance	1.6%
Total Occupancy as of 9/6/2013	100.0%	Number of Related Mortgage Loans	NAP
Owned Occupancy as of 9/6/2013	100.0%	Type of Security	Fee Simple
Year Built / Latest Renovation	2008-2010 / NAP	Mortgage Rate	5.4600%
Appraised Value	$29,835,000	Original Term to Maturity (Months)	120
Original Amortization Term (Months)	300
Original Interest Only Period (Months)	0
Borrower Sponsor(1)	Store Capital Corporation
Underwritten Revenues	$2,979,381
Underwritten Expenses	$791,970	Escrows
Underwritten Net Operating Income (NOI)	$2,187,410	Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$2,037,079	Taxes	$0	$0(2)
Cut-off Date LTV Ratio	58.7%	Insurance	$0	$0(2)
Maturity Date LTV Ratio	44.6%	Replacement Reserves	$0	$0(2)
DSCR Based on Underwritten NOI / NCF	1.70x / 1.59x	TI/LC	$0	$8,333
Debt Yield Based on Underwritten NOI / NCF	12.5% / 11.6%	Other	$0	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Amount	$17,500,000	58.2%	Purchase Price	$29,835,000	99.3%
Principal’s New Cash Contribution	12,545,433	41.8	Closing Costs	210,433	0.7

Total Sources	$30,045,433	100.0%	Total Uses	$30,045,433	100.0%

(1)	Store Capital Corporation is the guarantor of the non-recourse carveouts under the St. Augustine Loan.
(2)
Reserves for taxes, insurance and capital expenditures are waived so long as, among other things, (i) there is no event of default, (ii) the tenant is required under its lease to directly pay all taxes, insurance premiums and capital expenditures, (iii) the St. Augustine lease or replacement lease is in full force and effect, (iv) the St. Augustine lease has not been surrendered, cancelled or terminated prior to its expiration date, (v) the St. Augustine tenant (a)  is not  in default in the payment of rent beyond applicable notice and cure periods or (b) is not in any other default beyond applicable notice and cure periods, that, in lender’s reasonable judgment, could result in a material adverse effect, or (vi) there is no  default under any replacement lease which continues beyond applicable notice and cure periods.

The following table presents certain information relating to the single tenant at the St. Augustine Property:

Largest Tenant Based on Underwritten Base Rent

Tenant Name	Credit Rating (Fitch/MIS/S&P)	Tenant GLA	% of GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	Lease Expiration	Renewal / Extension Options
University of St. Augustine	NR / NR / NR	78,643	100.0%	$2,535,868	100.0%	$32.25	3/31/2028	1, 5-year option

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-189017) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Citigroup Global Markets Inc., Goldman, Sachs & Co., Drexel Hamilton, LLC, RBS Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send to you the prospectus if you request it by calling toll-free 1-877-858-5407.

ST. AUGUSTINE

The following table presents certain information relating to the lease rollover schedule at the St. Augustine Property based on initial lease expiration dates:

Lease Expiration Schedule(1)

Year Ending December 31,	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	# of Expiring Tenants
MTM	0	0.0%	0.0%	$0	0.0%	$0.00	0
2013	0	0.0	0.0%	0	0.0	$0.00	0
2014	0	0.0	0.0%	0	0.0	$0.00	0
2015	0	0.0	0.0%	0	0.0	$0.00	0
2016	0	0.0	0.0%	0	0.0	$0.00	0
2017	0	0.0	0.0%	0	0.0	$0.00	0
2018	0	0.0	0.0%	0	0.0	$0.00	0
2019	0	0.0	0.0%	0	0.0	$0.00	0
2020	0	0.0	0.0%	0	0.0	$0.00	0
2021	0	0.0	0.0%	0	0.0	$0.00	0
2022	0	0.0	0.0%	0	0.0	$0.00	0
2023	0	0.0	0.0%	0	0.0	$0.00	0
2024 & Thereafter	78,643	100.0	100.0%	2,535,868	100.0	$32.25	1
Vacant	0	0.0	100.0%	0	0.0	0.00	0
Total / Wtd. Avg.	78,643	100.0%		$2,535,868	100.0%	$32.25	1

(1)	Calculated based on approximate square footage occupied by University of St. Augustine.

The following table presents certain information relating to historical leasing at the St. Augustine Property:

Historical Leased %(1)

	2010	2011	2012	As of 9/6/2013
Owned Space	100.0%	100.0%	100.0%	100.0%

(1)	As provided by the borrower, which reflects average occupancy for the indicated year.

■
Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the St. Augustine Property:

Cash Flow Analysis(1)

	2010	2011	2012	Underwritten(2)	Underwritten $ per SF
Base Rent	$2,254,550	$2,322,187	$2,391,852	$2,463,608	$31.33
Contractual Rent Steps	0	0	0	72,261	0.92
Overage Rent	0	0	0	0	0.00
Gross Up Vacancy	0	0	0	0	0.00
Total Rent	$2,254,550	$2,322,187	$2,391,852	$2,535,868	$32.25
Total Reimbursables	0	0	0	702,589	8.93
Parking Income	0	0	0	0	0.00
Other Income	0	0	0	0	0.00
Less Vacancy & Credit Loss(3)	0	0	0	(259,077)	(3.29)
Effective Gross Income	$2,254,550	$2,322,187	$2,391,852	$2,979,381	$37.88

Total Operating Expenses	$0	$0	$0	$791,970	$10.07

Net Operating Income	$2,254,550	$2,322,187	$2,391,852	$2,187,410	$27.81
TI/LC	0	0	0	100,000	1.27
Capital Expenditures	0	0	0	50,332	0.64
Net Cash Flow	$2,254,550	$2,322,187	$2,391,852	$2,037,079	$25.90

(1)
Certain items such as straight line rent, interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.

(2)	Underwritten cash flow based on contractual rents as of 6/11/2013 and rent steps through 7/1/2014.
(3)	Less Vacancy & Credit Loss includes an 8.0% underwriting adjustment.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-189017) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Citigroup Global Markets Inc., Goldman, Sachs & Co., Drexel Hamilton, LLC, RBS Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send to you the prospectus if you request it by calling toll-free 1-877-858-5407.

FAIRVIEW CENTER

Mortgaged Property Information		Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller	GSMC
Location (City/State)	Goleta, California	Cut-off Date Principal Balance	$17,000,000
Property Type	Retail	Cut-off Date Principal Balance per SF	$76.37
Size (SF)	222,610	Percentage of Initial Pool Balance	1.5%
Total Occupancy as of 8/28/2013	98.6%	Number of Related Mortgage Loans	None
Owned Occupancy as of 8/28/2013	98.6%	Type of Security	Fee Simple
Year Built / Latest Renovation	1963 / 1980, 2003	Mortgage Rate	4.6790%
Appraised Value	$50,000,000	Original Term to Maturity (Months)	120
		Original Amortization Term (Months)	360
		Original Interest Only Period (Months)	NAP
		Borrower Sponsor(1)	Weissman Investments, LLC, Paul Lewis
			Silverman Trust dated September 30, 1997,
			The Gottlieb Marital Trust and Dunitz
			Investments, L.P.
Underwritten Revenues	$4,337,325
Underwritten Expenses	$989,267	Escrows
Underwritten Net Operating Income (NOI)	$3,348,058		Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$3,171,959	Taxes	$132,441	$22,074
Cut-off Date LTV Ratio	34.0%	Insurance	$31,921	$7,980
Maturity Date LTV Ratio	27.7%	Replacement Reserves	$0	$0
DSCR Based on Underwritten NOI / NCF	3.17x / 3.01x	TI/LC	$0	$0
Debt Yield Based on Underwritten NOI / NCF	19.7% / 18.7%	Other(2)	$500,000	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Amount	$17,000,000	100.0%	Loan Payoff	$14,773,001	86.9%
			Principal Equity Distribution	1,269,500	7.5
			Reserves	664,362	3.9
			Closing Costs	293,138	1.7

Total Sources	$17,000,000	100.0%	Total Uses	$17,000,000	100.0%

(1)
Weissman Investments, LLC, Paul Lewis Silverman Trust dated September 30, 1997, The Gottlieb Marital Trust and Dunitz Investments, L.P. are the non-recourse carveout guarantors under the Fairview Center Loan.

(2)	The borrower deposited $500,000 for an environmental reserve.

The following table presents certain information relating to the major tenants (of which, certain tenants may have co-tenancy provisions) at the Fairview Center Property:

Ten Largest Owned Tenants Based On Underwritten Base Rent

Tenant Name	Credit Rating (Fitch/MIS/S&P)(1)	Tenant GLA	% of GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	Lease Expiration	Tenant Sales $ per SF(2)	Occupancy Cost	Renewal / Extension Options
Vons	NR / NR / NR	46,713	21.0%	$485,000	12.6%	$10.38	6/30/2024	$639	2.2%	8, 5-year options
Bed Bath & Beyond	NR / NR / BBB+	23,922	10.7	430,596	11.2	18.00	1/31/2016	$391	4.6%	5, 5-year options
Orchard Supply Hardware(3)	NR / Caa3 / NR	45,206	20.3	400,218	10.4	8.85	9/14/2015	$234(4)	5.2%	2, 5-year options
Michael’s	NR / B3 / B	24,616	11.1	399,250	10.4	16.22	2/28/2019	NA	NA	1, 5-year option
SBBT – Union Bank(5)	NR / NR / NR	8,342	3.7	312,000	8.1	37.40	6/30/2022	NA	NA	2, 5-year options
Rite Aid	CCC+ / Caa2 / B-	18,000	8.1	276,398	7.2	15.36	5/31/2022	$476	4.0%	1, 5-year option
Metro Theater	NR / NR / NR	10,378	4.7	271,194	7.1	26.13	6/30/2015	NA	NA	3, 5-year options
Wells-Fargo	AA- / A2 / A+	6,000	2.7	223,920	5.8	37.32	10/31/2015	NA	NA	3, 5-year options
Vons Fuel Center	NR / NR / NR	1,237	0.6	117,856	3.1	95.28	12/31/2017	NA	NA	1, 5-year option
Fairview Auto Care, Inc.	NR / NR / NR	5,000	2.2	94,556	2.5	18.91	6/30/2021	NA	NA	3, 5-year options
Ten Largest Owned Tenants		189,414	85.1%	$3,010,988	78.4%	$15.90
Remaining Owned Tenants		30,041	13.5	829,401	21.6	27.61
Vacant Spaces (Owned Space)		3,155	1.4	0	0.0	0.00
Total / Wtd. Avg. All Owned Tenants		222,610	100.0%	$3,840,389	100.0%	$17.50

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2)	Tenant sales are as of 12/31/2012.
(3)
This Orchard Supply Hardware store was acquired by Lowe’s Companies, Inc. out of the bankruptcy estate of the parent company of Orchard Supply Hardware on August 30, 2013. See “Description of the Mortgage Pool – Tenant Issues – Tenant Concentrations” in the Free Writing Prospectus.

(4)	Orchard Supply Hardware sales are TTM sales ending January 2013.
(5)	SBBT – Union Bank has a one-time termination option after 6/30/2017 with 180 days notice.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-189017) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Citigroup Global Markets Inc., Goldman, Sachs & Co., Drexel Hamilton, LLC, RBS Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send to you the prospectus if you request it by calling toll-free 1-877-858-5407.

FAIRVIEW CENTER

The following table presents certain information relating to the lease rollover schedule at the Fairview Center Property based on initial lease expiration dates:

Lease Expiration Schedule(1)

Year Ending December 31,	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	# Expiring Tenants
MTM	0	0.0%	0.0%	$0	0.0%	$0.00	0
2013	6,702	3.0	3.0%	196,935	5.1	29.38	5
2014	8,891	4.0	7.0%	260,259	6.8	29.27	6
2015	66,963	30.1	37.1%	1,042,946	27.2	15.57	6
2016	27,334	12.3	49.4%	499,498	13.0	18.27	3
2017	4,494	2.0	51.4%	215,946	5.6	48.05	3
2018	2,400	1.1	52.5%	57,600	1.5	24.00	1
2019	24,616	11.1	63.5%	399,250	10.4	16.22	1
2020	0	0.0	63.5%	0	0.0	0.00	0
2021	5,000	2.2	65.8%	94,556	2.5	18.91	1
2022	26,342	11.8	77.6%	588,398	15.3	22.34	2
2023	0	0.0	77.6%	0	0.0	0.00	0
2024 & Thereafter	46,713	21.0	98.6%	485,000	12.6	10.38	1
Vacant	3,155	1.4	100.0%	0	0.0	0.00	0
Total / Wtd. Avg.	222,610	100.0%		$3,840,389	100.0%	$17.50	29

(1)	Calculated based on approximate square footage occupied by each Owned Tenant.

The following table presents certain information relating to historical leasing at the Fairview Center Property:

Historical Leased %(1)
	2010	2011	2012
Owned Space	99.5%	99.5%	98.5%

(1)	As provided by the borrower and represents occupancy as of December 31, for the indicated year unless otherwise noted.

■
Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Fairview Center Property:

Cash Flow Analysis(1)

	2010	2011	2012	TTM 6/30/2013	Underwritten(2)	Underwritten $ per SF
Base Rent	$3,843,185	$3,806,507	$3,822,309	$3,850,522	$3,840,389	$17.25
Overage Rent	139,756	98,420	82,145	64,400	79,563	0.36
Gross Up Vacancy	0	0	0	0	106,200	0.48
Total Rent	$3,982,941	$3,904,927	$3,904,454	$3,914,922	$4,026,152	$18.09
Total Reimbursables	566,641	549,089	498,742	761,394	539,454	2.42
Other Income	0	(10)	500	500	0	0.00
Vacancy & Credit Loss	0	0	0	0	(228,280)	(1.03)
Effective Gross Income	$4,549,582	$4,454,006	$4,403,697	$4,676,816	$4,337,325	$19.48

Total Operating Expenses	$831,598	$870,444	$914,625	$1,051,541	$989,267	$4.44

Net Operating Income	$3,717,984	$3,583,562	$3,489,071	$3,625,275	$3,348,058	$15.04
TI/LC	0	0	0	0	118,636	0.53
Capital Expenditures	0	0	0	0	57,463	0.26
Net Cash Flow	$3,717,984	$3,583,562	$3,489,071	$3,625,275	$3,171,959	$14.25

(1)
Certain items such as straight line rent, interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.

(2)	Underwritten cash flow based on 8/28/2013 rent roll with rent steps through 9/30/2014.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-189017) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Citigroup Global Markets Inc., Goldman, Sachs & Co., Drexel Hamilton, LLC, RBS Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send to you the prospectus if you request it by calling toll-free 1-877-858-5407.

NORTHSTEPPE REALTY 1

Mortgaged Property Information		Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller	GSMC
Location (City/State)	Columbus, Ohio	Cut-off Date Principal Balance	$16,326,261
Property Type	Multifamily	Cut-off Date Principal Balance per Unit	$46,780.12
Size (Units)	349	Percentage of Initial Pool Balance	1.5%
Total Occupancy as of 7/1/2013	98.6%	Number of Related Mortgage Loans(1)	2
Owned Occupancy as of 7/1/2013	98.6%	Type of Security	Fee Simple
Year Built / Latest Renovation	Various (2) / Various	Mortgage Rate	5.3230%
Appraised Value	$24,400,000	Original Term to Maturity (Months)	120
		Original Amortization Term (Months)	300
		Original Interest Only Period (Months)	NAP
		Borrower Sponsor(3)	Dean W. Fried, Richard N. Graff,
		Douglas E. Graff and Michael P. Stickney
Underwritten Revenues	$3,063,552
Underwritten Expenses	$1,224,612	Escrows
Underwritten Net Operating Income (NOI)	$1,838,940		Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$1,734,240	Taxes	$59,969	$29,985
Cut-off Date LTV Ratio	66.9%	Insurance	$21,033	$10,516
Maturity Date LTV Ratio	50.7%	Replacement Reserves(4)	$0	$11,633
DSCR Based on Underwritten NOI / NCF	1.55x / 1.46x	TI/LC	$0	$0
Debt Yield Based on Underwritten NOI / NCF	11.3% / 10.6%	Other(5)	$72,325	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Amount	$16,350,000	100.0%	Loan Payoff	$11,599,615	70.9%
			Principal Equity Distribution	4,188,907	25.6
			Closing Costs	408,151	2.5
			Reserves	153,327	0.9

Total Sources	$16,350,000	100.0%	Total Uses	$16,350,000	100.0%

(1)	The indirect owners of the borrower are also the indirect owners of the borrower of the Northsteppe Realty 2 loan.
(2)	3 buildings were built between 1910 and 1920, 2 buildings in the 1930’s, 3 buildings in the 1950’s, 8 buildings in the 1960’s, 2 buildings in the 1970’s, and 1 building in 1990.
(3)	Dean W. Fried, Richard N. Graff, Douglas E. Graff and Michael P. Stickney are each guarantors of the non-recourse carveouts under the NorthSteppe Realty 1 Loan.
(4)	Replacement Reserve is capped at $698,000.
(5)	Other upfront reserve represents an environmental reserve of $72,325.

The following table presents certain information relating to the units and rent at the NorthSteppe Realty 1 Property:

Unit Type	# of Units	Average SF per Unit	Monthly Market Rent per Unit	Yearly Market Rent(1)	Monthly Actual Rent per Unit	Yearly Actual Rent(1)
Studio	40	628	$620	$297,379	$620	$297,379
1 bed / 1 bath	175	524	548	1,151,379	548	1,151,379
2 bed / 1 bath	71	917	828	705,455	828	705,455
2 bed / 1.5 bath	22	941	916	241,724	916	241,724
3 bed / 1 bath	4	1,061	1,247	59,856	1,247	59,856
3 bed / 2 bath	37	952	1,359	603,421	1,359	603,421
Total / Wtd. Avg.	349	694	$730	$3,059,215	$730	$3,059,215

(1)	Source: As provided by the borrower.

The following table presents certain information relating to historical leasing at the NorthSteppe Realty 1 Property:

Historical Leased %(1)

	2011	2012	As of 7/1/2013
Owned Space	99.7%	99.2%	98.6%

(1)	As provided by the borrower and reflects year-end occupancy for each year.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-189017) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Citigroup Global Markets Inc., Goldman, Sachs & Co., Drexel Hamilton, LLC, RBS Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send to you the prospectus if you request it by calling toll-free 1-877-858-5407.

NORTHSTEPPE REALTY 1

■
Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the NorthSteppe Realty 1 Property:

Cash Flow Analysis(1)
	2011	2012	TTM 5/31/2013	Underwritten(2)	Underwritten $ per Unit
Base Rent	$2,647,204	$2,896,121	$2,990,657	$3,059,215	$8,766
Other Income	116,758	144,972	165,577	157,298	451
Total Rent Revenue	$2,763,962	$3,041,093	$3,156,234	$3,216,513	$9,216
Economic Vacancy & Credit Loss	0	0	0	(152,961)	(438)
Effective Gross Income	$2,763,962	$3,041,093	$3,156,234	$3,063,552	$8,778

Total Operating Expenses	$1,088,997	$1,059,829	$1,143,886	$1,224,612	$3,509

Net Operating Income	$1,674,965	$1,981,264	$2,012,348	$1,838,940	$5,269
Replacement Reserves	0	0	0	104,700	300
Net Cash Flow	$1,674,965	$1,981,264	$2,012,348	$1,734,240	$4,969

(1)
Certain items such as straight line rent, interest expense, interest income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flows.

(2)	Underwritten cash flow is based on the 7/1/2013 rent roll.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-189017) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Citigroup Global Markets Inc., Goldman, Sachs & Co., Drexel Hamilton, LLC, RBS Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send to you the prospectus if you request it by calling toll-free 1-877-858-5407.

MORGAN & MEEKER

Mortgaged Property Information	Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller	CGMRC
Location (City/State)	Brooklyn, New York	Cut-off Date Principal Balance	$16,183,781
Property Type	Retail	Cut-off Date Principal Balance per SF	$338.43
Size (SF)	47,820	Percentage of Initial Pool Balance	1.5%
Total Occupancy as of 4/11/2013	100.0%	Number of Related Mortgage Loans	None
Owned Occupancy as of 4/11/2013	100.0%	Type of Security	Fee Simple
Year Built / Latest Renovation	1999 / NAP	Mortgage Rate	5.2500%
Appraised Value	$24,000,000	Original Term to Maturity (Months)	120
Original Amortization Term (Months)	360
Original Interest Only Period (Months)	NAP
Borrower Sponsor(1)	John Usdan and Steven B. Schwartz
Underwritten Revenues	$2,005,807
Underwritten Expenses	$486,159	Escrows
Underwritten Net Operating Income (NOI)	$1,519,648	Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$1,459,127	Taxes	$30,938	$10,313
Cut-off Date LTV Ratio	67.4%	Insurance	$17,358	$1,447
Maturity Date LTV Ratio	55.9%	Replacement Reserves	$0	$884
DSCR Based on Underwritten NOI / NCF	1.42x / 1.36x	TI/LC	$0	$4,167
Debt Yield Based on Underwritten NOI / NCF	9.4% / 9.0%	Other(2)	$3,063	$0

Sources and Uses(3)
Sources	$	%	Uses	$	%
Loan Amount	$16,200,000	77.1%	Purchase Price	$16,000,000	76.1%
Principal’s New Cash Contribution	4,211,047	20.0	Loan Payoff	4,303,550	20.5
Other Sources	606,262	2.9	Other Uses	517,247	2.5
			Closing Costs	90,663	0.4
			Principal Equity Distribution	54,489	0.3
			Reserves	51,359	0.2

Total Sources	$21,017,309	100.0%	Total Uses	$21,017,309	100.0%

(1)	John Usdan and Steven B. Schwartz are the guarantors of the non-recourse carveouts under the Morgan & Meeker Loan.
(2)	Other reserves represent a deferred maintenance reserve ($3,063).
(3)
Loan proceeds were used to acquire the fee simple interest in the Morgan & Meeker Property for $16,000,000 and refinance existing debt of $4,303,550 on the leasehold interest of the Morgan & Meeker Property.

The following table presents certain information relating to the major tenants (of which, certain tenants may have co-tenancy provisions) at the Morgan & Meeker Property:

Largest Owned Tenants Based On Underwritten Base Rent

Tenant Name	Credit Rating (Fitch/MIS/S&P)(1)	Tenant GLA	% of GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	Lease Expiration	Tenant Sales $ per SF(2)	Occupancy Cost	Renewal / Extension Options
Staples	BBB / Baa2 / BBB	19,985	41.8%	$915,707	57.2%	$45.82	10/31/2022	NA	NA	2, 5-year options
Dollar Tree	NR / NR / NR	10,806	22.6	267,225	16.7	24.73	3/15/2019	$329	10.1%(3)	2, 5-year options
Autozone	BBB / Baa2 / BBB	9,645	20.2	260,265	16.3	26.98	7/31/2020	NA	NA	3, 5-year options
McDonald’s	A / A2 / A	7,384	15.4	158,153	9.9	21.42	7/31/2019	NA	NA	6, 5-year options
Largest Owned Tenants		47,820	100.0%	$1,601,350	100.0%	$33.49
Remaining Owned Tenants		0	0.0	0	0.0	0.00
Vacant Spaces (Owned Space)		0	0.0	0	0.0	0.00
Total / Wtd. Avg. All Owned Tenants		47,820	100.0%	$1,601,350	100.0%	$33.49

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2)	Tenant Sales $ per SF are as of 12/31/2012.
(3)	Occupancy cost for Dollar Tree is calculated as of April 2013.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-189017) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Citigroup Global Markets Inc., Goldman, Sachs & Co., Drexel Hamilton, LLC, RBS Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send to you the prospectus if you request it by calling toll-free 1-877-858-5407.

MORGAN & MEEKER

The following table presents certain information relating to the lease rollover schedule at the Morgan & Meeker Property based on initial lease expiration dates:

Lease Expiration Schedule(1)

Year Ending December 31,	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	# Expiring Tenants
MTM	0	0.0%	0.0%	$0	0.0%	$0.00	0
2013	0	0.0	0.0%	0	0.0	0.00	0
2014	0	0.0	0.0%	0	0.0	0.00	0
2015	0	0.0	0.0%	0	0.0	0.00	0
2016	0	0.0	0.0%	0	0.0	0.00	0
2017	0	0.0	0.0%	0	0.0	0.00	0
2018	0	0.0	0.0%	0	0.0	0.00	0
2019	18,190	38.0	38.0%	425,378	26.6	23.39	2
2020	9,645	20.2	58.2%	260,265	16.3	26.98	1
2021	0	0.0	58.2%	0	0.0	0.00	0
2022	19,985	41.8	100.0%	915,707	57.2	45.82	1
2023	0	0.0	100.0%	0	0.0	0.00	0
2024 & Thereafter	0	0.0	100.0%	0	0.0	0.00	0
Vacant	0	0.0	100.0%	0	0.0	0.00	0
Total / Wtd. Avg.	47,820	100.0%		$1,601,350	100.0%	$33.49	4

(1)	Calculated based on approximate square footage occupied by each Owned Tenant.

The following table presents certain information relating to historical leasing at the Morgan & Meeker Property:

Historical Leased %(1)
	2011	2012	As of 4/11/2013
Owned Space	100.0%	100.0%	100.0%

(1)	As provided by the borrower which reflects average occupancy for the year.

■
Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Morgan & Meeker Property:

Cash Flow Analysis(1)
	2010	2011	2012	Underwritten(2)	Underwritten $ per SF
Base Rent	$1,291,160	$1,419,423	$1,439,622	$1,504,571	$31.46
Contractual Rent Steps	$0	$0	$0	$96,779	2.02
Gross Up Vacancy	0	0	0	0	0.00
Total Rent	$1,291,160	$1,419,423	$1,439,622	$1,601,350	$33.49
Total Reimbursables	140,675	172,250	176,804	389,773	8.15
Other Income	93,479	150,374	136,263	80,777	1.69
Less Vacancy & Credit Loss	0	0	0	(66,093)	(1.38)
Effective Gross Income	$1,525,314	$1,742,047	$1,752,689	$2,005,807	$41.94

Total Operating Expenses	$250,764	$313,193	$303,980	$486,159	$10.17
Net Operating Income	$1,274,550	$1,428,854	$1,448,709	$1,519,648	$31.78
TI/LC	0	0	0	50,000	1.05
Capital Expenditures	0	0	0	10,520	0.22
Net Cash Flow	$1,274,550	$1,428,854	$1,448,709	$1,459,127	$30.51

(1)
Certain items such as straight line rent, interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.

(2)
Underwritten base rent based on contractual rents as of 4/11/2013.  Contractual rent steps are calculated based on the present value of contractual rent steps discounted at an 8.0% discount rate for the following tenants: McDonald’s, Staples and AutoZone.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-189017) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Citigroup Global Markets Inc., Goldman, Sachs & Co., Drexel Hamilton, LLC, RBS Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send to you the prospectus if you request it by calling toll-free 1-877-858-5407.

SC WAREHOUSE SCORE I PORTFOLIO

Mortgaged Property Information	Mortgage Loan Information
Number of Mortgaged Properties	8	Loan Seller	RCMC
Location (City/State)	Various, South Carolina	Cut-off Date Principal Balance	$15,667,727
Property Type	Industrial	Cut-off Date Principal Balance per SF	$22.12
Size (SF)	708,307	Percentage of Initial Pool Balance	1.4%
Total Occupancy as of 7/5/2013	88.1%	Number of Related Mortgage Loans	None
Owned Occupancy as of 7/5/2013	88.1%	Type of Security	Fee Simple
Year Built / Latest Renovation	Various	Mortgage Rate	5.1500%
Appraised Value	$24,250,000	Original Term to Maturity (Months)	120
Original Amortization Term (Months)	360
Original Interest Only Period (Months)	NAP
Borrower Sponsor(1)	Gordon Reger, Lawrence Reger and Bernice Reger
Underwritten Revenues	$2,453,563
Underwritten Expenses	$643,876	Escrows
Underwritten Net Operating Income (NOI)	$1,809,687	Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$1,561,777	Taxes	$172,556	$21,570
Cut-off Date LTV Ratio	64.6%	Insurance	$17,802	$5,939
Maturity Date LTV Ratio	50.5%	Replacement Reserves	$0	$5,903
DSCR Based on Underwritten NOI / NCF	1.76x / 1.52x	TI/LC(2)	$191,280	$14,756
Debt Yield Based on Underwritten NOI / NCF	11.6% / 10.0%	Other(3)	$1,357,999	$0

Sources and Uses
Sources	$	%	Uses(4)	$	%
Loan Amount	$15,700,000	99.4%	Purchase Price	$8,338,012	52.8%
Principal’s New Cash Contribution	100,000	0.6	Loan Payoff	5,307,073	33.6
			Reserves	1,739,637	11.0
			Closing Costs	415,277	2.6

Total Sources	$15,800,000	100.0%	Total Uses	$15,800,000	100.0%

(1)	Gordon Reger, Lawrence Reger and Bernice Reger are the guarantors of the non-recourse carveouts under the SC Warehouse Score I Portfolio Loan.
(2)	TI/LC reserve is capped at $531,216.
(3)
Upfront other reserve represents a Jones School Supply reserve of $652,368, an Accretive Leasing reserve of $627,000, a deferred maintenance reserve of $53,131, and a rent concession reserve of $25,500.

(4)	Proceeds were used to acquire four of the mortgaged properties and to refinance the other four mortgaged properties.

The following table presents certain information relating to the SC Warehouse Score I Portfolio Properties:

Property Name	City	State	Cut-off Date Allocated Loan Amount	Total GLA	Occupancy(1)	Year Built	Year Renovated	UW NCF
1020 Idlewilde Boulevard	Columbia	SC	$3,553,440	166,600	100.0%	1974	2011	$541,905
1001 and 1005 Technology Drive	West Columbia	SC	3,036,405	100,000	100.0%	2001-2003	NAP	312,971
7421 Spartan Boulevard East	North Charleston	SC	2,196,615	86,613	100.0%	1972, 2003	NAP	278,531
3430 Platt Springs Road	West Columbia	SC	2,002,335	92,583	100.0%	1968	1978, 2010	211,715
103 Lachicotte Road	Lugoff	SC	1,873,860	122,216	93.9%	1980, 1999	NAP	140,762
30 Commerce Boulevard	Ridgeway	SC	1,131,210	65,895	36.4%	2004	2006	17,260
1025 Technology Drive	West Columbia	SC	1,098,308	39,300	100.0%	2001-2003	NAP	105,708
251 Corporate Park Boulevard	Columbia	SC	775,552	35,100	0.0%	1978	NAP	(47,075)
Total / Wtd. Avg.			$15,667,727	708,307	88.1%			$1,561,777

(1)	Occupancy as of July 5, 2013.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-189017) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Citigroup Global Markets Inc., Goldman, Sachs & Co., Drexel Hamilton, LLC, RBS Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send to you the prospectus if you request it by calling toll-free 1-877-858-5407.

SC WAREHOUSE SCORE I PORTFOLIO

The following table presents certain information relating to the major tenants (of which, certain tenants may have co-tenancy provisions) at the SC Warehouse Score I Portfolio Properties:

Ten Largest Tenants Based on Underwritten Base Rent

Tenant Name	Credit Rating (Fitch/MIS/S&P)(1)	Tenant GLA	% of GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	Lease Expiration	Renewal / Extension Options
Harsco Rail	NR / NR / NR	100,000	14.1%	$362,500	17.5%	$3.63	5/31/2014	1, 2-year option
Coastal Glass Distributors	NR / NR / NR	86,613	12.2	334,152	16.1	3.86	10/31/2019	1, 5-year option
Haier America Refrigerators Co.	NR / NR / NR	114,756	16.2	229,512	11.1	2.00	12/31/2013	2, 3-year options
Jones School Supply	NR / NR / NR	44,100	6.2	209,475	10.1	4.75	11/30/2020	NA
KMS Inc.	NR / NR / NR	39,600	5.6	148,500	7.2	3.75	6/30/2015	NA
L&L Products	NR / NR / NR	39,300	5.5	129,690	6.3	3.30	6/30/2015	1, 3-year option
Barron’s Wholesale Tire	NR / NR / NR	39,600	5.6	128,400	6.2	3.24	5/31/2016	NA
Jushi USA	NR / NR / NR	24,500	3.5	77,175	3.7	3.15	9/30/2014	2, 6-month options
AT&T Services	A / A3 / A-	24,500	3.5	74,725	3.6	3.05	3/31/2016	1, 3-year option
Snider Tire, Inc.	NR / NR / NR	24,500	3.5	73,500	3.5	3.00	5/31/2020	2, 5-year options
Ten Largest Tenants		537,469	75.9%	$1,767,629	85.4%	$3.29
Remaining Tenants		86,383	12.2	303,197	14.6	3.51
Vacant		84,455	11.9	0	0.0	0.00
Total / Wtd. Avg. All Tenants		708,307	100.0%	$2,070,826	100.0%	$3.32

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

The following table presents certain information relating to the lease rollover schedule at the SC Warehouse Score I Portfolio Properties based on initial lease expiration dates:

Lease Expiration Schedule(1)

Year Ending December 31,	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	# of Expiring Tenants
MTM	0	0.0%	0.0%	$0	0.0%	$0.00	0
2013	114,756	16.2	16.2	229,512	11.1	2.00	1
2014	124,500	17.6	33.8	439,675	21.2	3.53	2
2015	78,900	11.1	44.9	278,190	13.4	3.53	2
2016	102,800	14.5	59.4	324,370	15.7	3.16	4
2017	28,083	4.0	63.4	111,784	5.4	3.98	2
2018	19,600	2.8	66.2	70,168	3.4	3.58	2
2019	86,613	12.2	78.4	334,152	16.1	3.86	1
2020	68,600	9.7	88.1	282,975	13.7	4.13	2
2021	0	0.0	88.1	0	0.0	0.00	0
2022	0	0.0	88.1	0	0.0	0.00	0
2023	0	0.0	88.1	0	0.0	0.00	0
2024 & Thereafter	0	0.0	88.1	0	0.0	0.00	0
Vacant	84,455	11.9	100.0	0	0.0	0.00	0
Total / Wtd. Avg.	708,307	100.0%		$2,070,826	100.0%	$3.32	16

(1)	Calculated based on approximate square footage occupied by each Owned Tenant.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-189017) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Citigroup Global Markets Inc., Goldman, Sachs & Co., Drexel Hamilton, LLC, RBS Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send to you the prospectus if you request it by calling toll-free 1-877-858-5407.

SC WAREHOUSE SCORE I PORTFOLIO

The following table presents certain information relating to historical leasing at the SC Warehouse Score I Portfolio Properties:

Historical Leased %

	2011(1)	2012(1)	As of July 2013
1020 Idlewilde Boulevard(2)	23.5%	70.6%	100.0%
1001 and 1005 Technology Drive(3)	N/A	N/A	100.0%
7421 Spartan Boulevard East(3)	N/A	N/A	100.0%
3430 Platt Springs Road	96.5%	100.0%	100.0%
103 Lachicotte Road(3)	N/A	N/A	93.9%
30 Commerce Boulevard(4)	36.4%	36.4%	36.4%
1025 Technology Drive(3)	N/A	N/A	100.0%
251 Corporate Park Boulevard(5)	N/A	100.0%	0.0%

(1)	As provided by the borrower and as of December 31 of the respective year.
(2)	Property was acquired in January 2011.
(3)	Property was acquired at loan closing.
(4)	Property was acquired in July 2011.
(5)	Property was acquired in January 2012.

■
Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the SC Warehouse Score I Portfolio Properties:

Cash Flow Analysis(1)

	2011	2012	TTM 3/31/2013	Underwritten	Underwritten $ per SF
Contract Rent	$448,836	$580,216	$629,619	$2,070,826	$2.92
Expense Reimbursement	59,968	145,632	176,213	382,737	0.54
Income from Vacant Units	0	0	0	310,845	0.44
Total Rent Revenue	$508,804	$725,848	$805,832	$2,764,408	$3.90
Less Vacancy & Credit Loss	0	0	0	(310,845)	(0.44)
Effective Gross Income	$508,804	$725,848	$805,832	$2,453,563	$3.46

Total Operating Expenses	$267,692	$306,317	$307,382	$643,876	$0.91

Net Operating Income	$241,112	$419,531	$498,450	$1,809,687	$2.55
TI/LC	0	0	0	177,079	0.25
Replacement Reserves	0	0	0	70,831	0.10
Net Cash Flow	$241,112	$419,531	$498,450	$1,561,777	$2.20

(1)
Certain items such as straight line rent, interest expense, interest income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the adjusted in-place cash flows.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-189017) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Citigroup Global Markets Inc., Goldman, Sachs & Co., Drexel Hamilton, LLC, RBS Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send to you the prospectus if you request it by calling toll-free 1-877-858-5407.

SUMMARY OF CERTAIN RISK FACTORS

Investors should review the Free Writing Prospectus and the Base Prospectus, including the description of risk factors contained in the Free Writing Prospectus and the Base Prospectus, prior to making a decision to invest in the certificates offered by this Term Sheet.  The Free Writing Prospectus and the Base Prospectus will include more complete descriptions of the risks described below as well as additional risks relating to, among other things, risks related to specific mortgage loans and specific property types.  Any decision to invest in the offered certificates should be made after reviewing the Free Writing Prospectus and the Base Prospectus, conducting such investigations as the investor deems necessary and consulting the investor’s own legal, accounting and tax advisors in order to make an independent determination of the suitability and consequences of an investment in the offered certificates.  Capitalized terms used but not defined in this Term Sheet shall have the respective meanings assigned to such terms in the Free Writing Prospectus or, if not defined in the Free Writing Prospectus, in the Base Prospectus.

■	The Volatile Economy, Credit Crisis and Downturn in the Real Estate Market Have Adversely Affected and May Continue to Adversely Affect the Value of CMBS

—
In recent years, the real estate and securitization markets, including the market for commercial mortgage-backed securities (“CMBS”), as well as global financial markets and the economy generally, have experienced significant dislocations, illiquidity and volatility.  We cannot assure you that a dislocation in the CMBS market will not re-occur or become more severe.

■	The Offered Certificates May Not Be A Suitable Investment for You

—
The offered certificates are not suitable investments for all investors.  In particular, you should not purchase any class of offered certificates unless you understand and are able to bear the risk that the yield to maturity and the aggregate amount and timing of distributions on the offered certificates are subject to material variability from period to period and give rise to the potential for significant loss over the life of the offered certificates.

—
An investment in the offered certificates should be considered only by sophisticated institutional investors with substantial investment experience with similar types of securities and who have conducted appropriate due diligence on the mortgage loans and the offered certificates.

■	The Offered Certificates Are Limited Obligations

—
The offered certificates, when issued, will represent beneficial interests in the issuing entity.  The offered certificates will not represent an interest in, or obligation of, the sponsors, the depositor, the master servicer, the special servicer, the operating advisor, the certificate administrator, the trustee, the underwriters, or any of their respective affiliates, or any other person.

—
The primary assets of the issuing entity will be the notes evidencing the mortgage loans, and the primary security and source of payment for the mortgage loans will be the mortgaged properties and the other collateral described in the Free Writing Prospectus.  Payments on the offered certificates are expected to be derived from payments made by the borrowers on the mortgage loans.

■	Mortgage Loans Are Nonrecourse and Are Not Insured or Guaranteed

—	The mortgage loans are not insured or guaranteed by any person or entity, governmental or otherwise.

—
Investors should treat each mortgage loan as a nonrecourse loan.  If a default occurs, recourse generally may be had only against the specific properties and other assets that have been pledged to secure the loan.  Consequently, payment prior to maturity is dependent primarily on the sufficiency of the net operating income of the mortgaged property.  Payment at maturity is primarily dependent upon the market value of the mortgaged property and the borrower’s ability to sell or refinance the mortgaged property.

■	The Offered Certificates May Have Limited Liquidity and the Market Value of the Offered Certificates May Decline

—
Your certificates will not be listed on any national securities exchange or traded on any automated quotation systems of any registered securities association, and there is currently no secondary market for your certificates.  While we have been advised by the underwriters that one or more of them, or one or more of their affiliates, currently intend to make a market in the offered certificates, none of the underwriters has any obligation to do so, any market-making may be discontinued at any time, and we cannot assure you that an active secondary market for the offered certificates will develop.

—
The market value of the offered certificates will also be influenced by the supply of and demand for CMBS generally. The supply of CMBS will depend on, among other things, the amount of commercial and multifamily mortgage loans, whether newly originated or held in portfolios that are available for securitization.

■	Legal and Regulatory Provisions Affecting Investors Could Adversely Affect the Liquidity of the Offered Certificates

—
We make no representation as to the proper characterization of the offered certificates for legal investment, financial institution regulatory, financial reporting or other purposes, as to the ability of particular investors to purchase the offered certificates under applicable legal investment or other restrictions or as to the consequences of an investment in the offered certificates for such purposes or under such restrictions.  We note that regulatory or legislative provisions applicable to certain investors may have the effect of limiting or restricting their ability to hold or acquire CMBS, which in turn may adversely affect the ability of investors in the offered certificates who are not subject to those provisions to resell their certificates in the secondary market. For example:

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-189017) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Citigroup Global Markets Inc., Goldman, Sachs & Co., Drexel Hamilton, LLC, RBS Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send to you the prospectus if you request it by calling toll-free 1-877-858-5407.

SUMMARY OF CERTAIN RISK FACTORS (continued)

—
Member States of the European Economic Area (“EEA”) have implemented Article 122a of EU Directive 2006/48/EC (“Article 122a”) which applies with respect to investments by credit institutions in securitizations issued on or after January 1, 2011 as well as certain existing securitizations issued prior to that date where new assets are added or substituted after December 31, 2014.  Article 122a imposes a severe capital charge on a securitization position acquired by an EEA credit institution unless, among other conditions, (a) the originator, sponsors or original lender for the securitization has explicitly disclosed to the EEA-regulated credit institution that it will retain, on an ongoing basis, a material net economic interest of not less than 5% in respect of the securitization, and (b) the acquiring institution is able to demonstrate that it has undertaken certain due diligence in respect of its securitization position and the underlying exposures and that procedures are established for such activities to be monitored on an ongoing basis.  For purposes of Article 122a, an EEA credit institution may be subject to such a capital charge as a result of securitization positions held by its non-EEA affiliates, including its U.S. affiliates, not complying with Article 122a. Effective January 1, 2014, Articles 404-410 (inclusive) of EU Regulation 575/2013 (“Articles 404-410”) will replace Article 122a and, among other things, will apply to EEA investment firms in addition to EEA credit institutions. Furthermore, requirements similar to those in Article 122a (“Similar Retention Requirements”) apply: (i) effective July 22, 2013, to investments in securitizations by investment funds managed by EEA investment managers subject to EU Directive 2011/61/EU; and (ii) subject to the adoption of certain secondary legislation, to investments in securitizations by EEA insurance and reinsurance undertakings and by EEA undertakings for collective investment in transferable securities.

None of the originators, sponsors, the depositor or any other party to the transaction intends to retain a material net economic interest in the transaction in accordance with the requirements of Article 122a, Articles 404-410 or Similar Retention Requirements or take any other action which may be required by EEA-regulated investors for the purposes of their compliance with Article 122a, Articles 404-410 or Similar Retention Requirements.  Consequently, the offered certificates are not a suitable investment for EEA credit institutions or the other types of EEA regulated investors mentioned above. As a result, the price and liquidity of the offered certificates in the secondary market may be adversely affected.  EEA-regulated investors are encouraged to consult with their own investment and legal advisors regarding compliance with Article 122a, Articles 404-410 or Similar Retention Requirements and the suitability of the offered certificates for investment.

—
The Dodd-Frank Wall Street Reform and Consumer Protection Act enacted in the United States requires that federal banking regulators amend their regulations to exclude reliance on credit ratings, including the use of such ratings to determine the permissibility of, and capital charges imposed on, investments by banking institutions. Such regulations, including those that have been proposed to implement the more recent Basel internal ratings based and advanced measures approaches, may result in greater capital charges to financial institutions that own CMBS, or otherwise adversely affect the attractiveness of investments in CMBS for regulatory purposes.

—
The Financial Accounting Standards Board has adopted changes to the accounting standards for structured products.  These changes, or any future changes, may affect the accounting for entities such as the issuing entity, could under certain circumstances require an investor or its owner generally to consolidate the assets of the issuing entity in its financial statements and record third parties’ investments in the trust fund as liabilities of that investor or owner or could otherwise adversely affect the manner in which the investor or its owner must report an investment in CMBS for financial reporting purposes.

—
Section 619 of the Dodd Frank Wall Street Reform and Consumer Protection Act added a provision, commonly referred to as the “Volcker Rule”, to federal banking law to generally prohibit various covered banking entities from, among other things, engaging in proprietary trading in securities and derivatives, subject to certain exemptions.  Section 619 became effective on July 21, 2012, subject to certain conformance periods.  Implementing rules under Section 619 have been proposed but not yet adopted.  The Volcker Rule and the regulations adopted thereunder may restrict certain purchases or sales of securities generally (including commercial mortgage backed securities) and derivatives by banking entities if conducted on a proprietary trading business.

—	For purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended, no class of offered certificates will constitute “mortgage related securities”.

■	Commercial, Multifamily and Manufactured Housing Community Lending is Dependent Upon Net Operating Income

—
The repayment of the mortgage loans in the pool (or related whole loan) will be dependent upon the ability of the related mortgaged property to produce cash flow through the collection of rents.  However, net operating income can be volatile and may be insufficient to cover debt service on a mortgage loan (or related whole loan) at any given time.  The performance and/or value of a particular income-producing real property will depend on a number of variables, including but not limited to property type, geographic location, competition and sponsorship.

■	Risks Resulting from Various Concentrations

—
The performance of the pool of mortgage loans may be adversely impacted as a result of (i) mortgage loans that account for a disproportionately large percentage of the pool’s aggregate principal balance, (ii) a concentration of mortgage loans secured by the same mortgaged property types, (iii) a concentration of mortgage loans secured by mortgaged properties located in a particular geographic area, (iv) a concentration of mortgage loans secured by mortgaged properties with the same tenant(s) and (v) a concentration of mortgage loans with the same borrower or related borrowers.  The effect of loan pool losses will be more severe if the losses relate to mortgage loans that account for a disproportionately large percentage of the pool’s aggregate principal balance.  Likewise, mortgaged properties in which a single tenant makes up a significant portion of the rental income are more susceptible to interruptions of cash flow if that tenant’s business operations are negatively impacted or if such tenant fails to renew its lease.

—
A concentration of related borrowers, mortgaged property types, tenant occupancy or mortgaged properties in similar geographic regions can pose increased risks because a decline in the financial condition of the corporate family of the related borrowers, in a particular industry or business or in a particular geographic area would have a disproportionately large impact on the pool of mortgage loans.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-189017) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Citigroup Global Markets Inc., Goldman, Sachs & Co., Drexel Hamilton, LLC, RBS Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send to you the prospectus if you request it by calling toll-free 1-877-858-5407.

SUMMARY OF CERTAIN RISK FACTORS (continued)

■	Borrower May Be Unable To Repay Remaining Principal Balance on Maturity or Anticipated Repayment Date

—
Mortgage loans (or whole loans) with substantial remaining principal balances at their stated maturity date involve greater risk than fully-amortizing mortgage loans.  This is because the borrower may be unable to repay the loan at that time.  A borrower’s ability to repay a mortgage loan (or whole loan) on its stated maturity or anticipated repayment date typically will depend upon its ability either to refinance the mortgage loan (or whole loan) or to sell the mortgaged property at a price sufficient to permit repayment.

■	The Timing of Prepayments and Repurchases May Change Your Anticipated Yield

—
We are not aware of any relevant publicly available or authoritative statistics with respect to the historical prepayment experiences of commercial mortgage loans, including both voluntary prepayments, if permitted, and involuntary prepayments, such as prepayments resulting from casualty or condemnation, application of reserve funds, defaults and liquidations or repurchases upon breaches of representations and warranties or material document defects or purchases by a mezzanine lender pursuant to a purchase option or sales of defaulted mortgage loans.

—	Any changes in the weighted average lives of your certificates may adversely affect your yield.

—
Each sponsor is the sole warranting party in respect of the mortgage loans sold by such sponsor to the depositor and the sole party with repurchase/substitution obligations in connection with a material breach of representation and warranty or a material document deficiency. However, solely in the case of each of Starwood Mortgage Funding I LLC, RAIT Funding, LLC and Redwood Commercial Mortgage Corporation, each a sponsor, a parent of such entity (which, in the case of Starwood Mortgage Funding I LLC, is Starwood Mortgage Capital LLC, an originator) will guarantee such entity’s repurchase and substitution obligations under the related mortgage loan purchase agreement. We cannot assure you that the applicable sponsor (or the applicable guarantor as described above) will have the financial ability to repurchase or substitute any mortgage loan sold by it in connection with either a material breach of the applicable sponsor’s representations and warranties or any material document defects.

■	Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions

—
There may be pending or threatened legal proceedings against the borrowers and the managers of the mortgaged properties and their respective affiliates arising out of their ordinary business.  Any such litigation may materially impair distributions to certificateholders if borrowers must use property income to pay judgments or litigation costs.  We cannot assure you that any litigation or any settlement of any litigation will not have a material adverse effect on your investment.

■	Appraisals May Not Reflect Current or Future Market Value of Each Property

—
Appraisals were obtained with respect to each of the mortgaged properties at or about the time of origination of the applicable mortgage loan by the related originator, or at or around the time of the acquisition of the mortgage loan by the related sponsor.  In general, appraisals represent the analysis and opinion of qualified appraisers and are not guarantees of present or future value.

—
Prospective investors should consider that the information set forth in this Term Sheet regarding appraised values or loan-to-value ratios may not accurately reflect past, present or future market values of the mortgaged properties.  Additionally, with respect to the appraisals setting forth assumptions as to the “as-is” and “as stabilized” values prospective investors should consider that those assumptions may not be accurate and that the “as stabilized” values may not be the values of the related mortgaged properties prior to or at maturity or anticipated repayment date.

■	Adverse Environmental Conditions at or Near Mortgaged Properties May Result in Losses

—
The issuing entity could become liable for a material adverse environmental condition at an underlying mortgaged property. Any such potential liability could reduce or delay payments on the offered certificates.

—
Although an environmental report was prepared for each mortgaged property securing a mortgage loan in connection with origination, it is possible that the environmental reports and/or supplemental “Phase II” sampling did not reveal all environmental liabilities, or that there are material environmental liabilities of which we are not aware.  Also, the environmental condition of the mortgaged properties in the future could be affected by the activities of tenants or by third parties unrelated to the borrowers.

■	Insurance May Not Be Available or Adequate

—
Although the mortgaged properties are required to be insured, or permitted to be self-insured by a sole or significant tenant, against certain risks, there is a possibility of casualty loss with respect to the mortgaged properties for which insurance proceeds may not be adequate or which may result from risks not covered by insurance.

—
Even if terrorism insurance is required by the loan documents for a mortgage loan, that requirement may be subject to a cap on the cost of the premium for terrorism insurance that a borrower is required to pay or a commercially reasonable standard on the availability of the insurance.

—	We cannot assure you that all of the mortgaged properties are required to be or will be insured against the risks of terrorism and similar acts.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-189017) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Citigroup Global Markets Inc., Goldman, Sachs & Co., Drexel Hamilton, LLC, RBS Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send to you the prospectus if you request it by calling toll-free 1-877-858-5407.

SUMMARY OF CERTAIN RISK FACTORS (continued)

■	Risks Relating to a Bankruptcy of an Originator or a Sponsor, or a Receivership or Conservatorship of Goldman Sachs Bank USA

—
In the event of the bankruptcy or insolvency of an originator or a sponsor, or a receivership or conservatorship of Goldman Sachs Bank USA (“GS Bank”) (the parent of GSMC), it is possible that the issuing entity’s right to payment from or ownership of the mortgage loans could be challenged. If such challenge is successful, payments on the offered certificates would be reduced or delayed. Even if the challenge is not successful, payments on the offered certificates would be delayed while a court resolves the claim.

—
The Federal Deposit Insurance Corporation (the “FDIC”) has adopted a rule, substantially revised and effective January 1, 2011, establishing a safe harbor (the “FDIC Safe Harbor”) from its repudiation powers for securitizations meeting the requirements of the rule (12 C.F.R. § 360.6).  The transfers of the applicable mortgage loans by Goldman Sachs Mortgage Company (“GSMC”), to the depositor, will not qualify for the FDIC Safe Harbor.  However, those transfers are not transfers by a bank, and in any event, even if the FDIC Safe Harbor were applicable to those transfers, the FDIC Safe Harbor is non-exclusive. Additionally, an opinion of counsel will be rendered on the Closing Date to the effect that the transfers of the applicable mortgage loans by GSMC to the depositor, would generally be respected as a sale in the event of a bankruptcy or insolvency of GSMC. Notwithstanding the foregoing, the FDIC, a creditor, bankruptcy trustee or another interested party, including an entity transferring a mortgage loan, as debtor-in-possession, could still attempt to assert that the transfer of a mortgage loan by any of the sponsors was not a sale. If such party’s challenge is successful, payments on the offered certificates would be reduced or delayed.  Even if the challenge is not successful, payments on the offered certificates would be delayed while a court resolves the claim.

■
Potential Conflicts of Interest of the Sponsors, Underwriters, the Master Servicer, the Special Servicer, the Operating Advisor, the Controlling Class Representative, the Holder of the Companion Loan, the Walpole Controlling Note Holder or the Holder of a Mezzanine Loan

—
The sponsors, the underwriters, the master servicer, the special servicer, the operating advisor, the Controlling Class Representative, the holder of the companion loan, the Walpole Controlling Note Holder or the holder of a mezzanine loan or any of their respective affiliates may have interests when dealing with the mortgage loans that are in conflict with those of holders of the offered certificates, especially if the sponsors, the underwriters, the master servicer, the special servicer, the operating advisor, the Controlling Class Representative, the holder of the companion loan, the Walpole Controlling Note Holder or the holder of a mezzanine loan or any of their respective affiliates holds certificates, or has financial interests in or other financial dealings with a borrower or an affiliate of the borrower.  Each of these relationships may create a conflict of interest and should be considered carefully by you before you invest in any offered certificates.

■	Potential Conflicts of Interest in the Selection of the Underlying Mortgage Loans

—
The anticipated initial investor in certain of the subordinate certificates (the “B-Piece Buyer”) was given the opportunity by the sponsors to perform due diligence on the mortgage loans originally identified by the sponsors for inclusion in the issuing entity, and to request the removal, re-sizing or change in other features of some or all of the mortgage loans. The mortgage pool as originally proposed by the sponsors was adjusted based on some of these requests.  In addition, the B-Piece Buyer received or may receive price adjustments or cost mitigation arrangements in connection with accepting certain mortgage loans in the mortgage pool. Actions of the B-Piece Buyer may be adverse to those of purchasers of the offered certificates.

■	Interests and Incentives of the Originators, the Sponsors and Their Affiliates May Not Be Aligned With Your Interests

—
The originators, the sponsors and their affiliates (including certain of the underwriters) expect to derive ancillary benefits from this offering of offered certificates and their respective incentives may not be aligned with those of purchasers of the offered certificates.  The sponsors originated or purchased the mortgage loans in order to securitize the mortgage loans by means of a transaction such as this offering of the offered certificates.  The sponsors will sell the applicable mortgage loans to the depositor (an affiliate of Citigroup Global Markets Realty Corp., one of the sponsors, and Citigroup Global Markets Inc., one of the underwriters) on the Closing Date in exchange for cash, derived from the sale of certificates to investors, and/or in exchange for certificates.  A completed offering would reduce the originators’ exposure to the mortgage loans.  The originators made the mortgage loans with a view toward securitizing them and distributing the exposure by means of a transaction such as this offering of the offered certificates.  The offering of offered certificates will effectively transfer the originators’ exposure to the mortgage loans to purchasers of the offered certificates and the other certificates of the same series.

—
The originators, the sponsors and their affiliates expect to receive various benefits, including compensation, commissions, payments, rebates, remuneration and business opportunities in connection with or as a result of this offering of offered certificates and their interests in the mortgage loans.

—	Each of the foregoing relationships should be considered carefully by you before you invest in any offered certificates.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-189017) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Citigroup Global Markets Inc., Goldman, Sachs & Co., Drexel Hamilton, LLC, RBS Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send to you the prospectus if you request it by calling toll-free 1-877-858-5407.

SUMMARY OF CERTAIN RISK FACTORS (continued)

■	Interests and Incentives of the Underwriter Entities May Not Be Aligned With Your Interests

—
The activities and interests of the underwriters and their respective affiliates (collectively, the “Underwriter Entities”) will not align with, and may in fact be directly contrary to, those of the certificateholders.  The Underwriter Entities are part of global investment banking, securities and investment management firms that provide a wide range of financial services to a substantial and diversified client base that includes corporations, financial institutions, governments and high-net-worth individuals. As such, they actively make markets in and trade financial instruments for their own account and for the accounts of customers.

—
The Underwriter Entities’ activities include, among other things, executing large block trades and taking long and short positions directly and indirectly, through derivative instruments or otherwise.  The securities and instruments in which the Underwriter Entities take positions, or expect to take positions, include loans similar to the mortgage loans, securities and instruments similar to the offered certificates and other securities and instruments.  Market making is an activity where the Underwriter Entities buy and sell on behalf of customers, or for their own account, to satisfy the expected demand of customers.  By its nature, market making involves facilitating transactions among market participants that have differing views of securities and instruments.  As a result, you should expect that the Underwriter Entities will take positions that are inconsistent with, or adverse to, the investment objectives of investors in the offered certificates.

—
If an Underwriter Entity becomes a holder of any of the certificates, through market-making activity or otherwise, any actions that it takes in its capacity as a certificateholder, including voting, providing consents or otherwise will not necessarily be aligned with the interests of other holders of the same class or other classes of the certificates.

—
In addition, the Underwriter Entities will have no obligation to monitor the performance of the certificates or the actions of the master servicer, the special servicer, the certificate administrator, the trustee or the operating advisor and will have no authority to advise the master servicer, the special servicer, the certificate administrator, the trustee or the operating advisor or to direct their actions.

—	Each of the foregoing relationships should be considered carefully by you before you invest in any offered certificates.

■	Other Rating Agencies May Assign Different Ratings to the Certificates

—
Other nationally recognized statistical rating organizations that the depositor did not engage to rate the offered certificates may nevertheless issue unsolicited credit ratings on one or more classes of offered certificates. If any such unsolicited ratings are issued, we cannot assure you that they will not be different from any ratings assigned by the rating agencies engaged by the depositor.  The issuance of unsolicited ratings by any nationally recognized statistical rating organization on one or more classes of the offered certificates that are different from ratings assigned by a rating agency engaged by the depositor may adversely impact the liquidity, market value and regulatory characteristics of that class.

■	Tax Considerations

—	The offered certificates will be treated as regular interests in one or more real estate mortgage investment conduits (each a “REMIC”) for U.S. federal income tax purposes.

—	Special tax considerations may apply to certain types of investors. Prospective investors should consult their own tax advisors regarding tax implications of investment.

—
State and local income tax laws may differ substantially from the corresponding federal law. Prospective investors should consult with their own tax advisors with respect to the various state and local tax consequences of an investment in the certificates.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-189017) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Citigroup Global Markets Inc., Goldman, Sachs & Co., Drexel Hamilton, LLC, RBS Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send to you the prospectus if you request it by calling toll-free 1-877-858-5407.

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ANNEX C

MORTGAGE POOL INFORMATION

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Distribution of Loan Purpose

Loan Purpose	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance	Average Cut-off Date Balance	Weighted Average Debt Service Coverage Ratio		Weighted Average Mortgage Interest Rate	Weighted Average Remaining Terms to Maturity (Mos)	Weighted Average Cut- off Date LTV	Weighted Average Maturity Date LTV
Refinance	62	$728,003,775	65.3%	$11,741,996	1.61	x	5.162%	108.9	64.3%	54.8%
Acquisition	32	354,327,567	31.8	$11,072,736	1.61	x	5.164%	100.2	68.5%	59.8%
Acquisition & Refinance	2	31,851,507	2.9	$15,925,754	1.44	x	5.201%	118.5	66.0%	53.2%
Acquisition/Refinance	1	997,184	0.1	$997,184	2.65	x	5.500%	118.0	25.9%	19.8%
Total/Avg./Wtd.Avg.	97	$1,115,180,033	100.0%	$11,496,701	1.61	x	5.164%	106.4	65.6%	56.3%

Distribution of Amortization Types(1)

Amortization Type	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance	Average Cut-off Date Balance	Weighted Average Debt Service Coverage Ratio		Weighted Average Mortgage Interest Rate	Weighted Average Remaining Terms to Maturity (Mos)	Weighted Average Cut- off Date LTV	Weighted Average Maturity Date LTV
Amortizing (20 Years)	4	$44,759,873	4.0%	$11,189,968	1.35	x	5.620%	119.5	64.9%	37.2%
Amortizing (25 Years)	25	163,291,003	14.6	$6,531,640	1.53	x	5.537%	118.7	64.4%	48.0%
Amortizing (27 Years)	1	9,250,000	0.8	$9,250,000	1.47	x	4.830%	60.0	70.1%	63.2%
Amortizing (30 Years)	47	378,371,657	33.9	$8,050,461	1.53	x	5.170%	107.5	68.2%	57.5%
Interest Only, Then Amortizing	15	279,322,500	25.0	$18,621,500	1.39	x	5.244%	107.0	68.1%	61.5%
Interest Only	3	130,185,000	11.7	$43,395,000	2.36	x	4.658%	75.2	62.5%	58.8%
Interest Only - ARD	2	110,000,000	9.9	$55,000,000	1.77	x	4.832%	118.5	55.7%	55.7%
Total/Avg./Wtd.Avg.	97	$1,115,180,033	100.0%	$11,496,701	1.61	x	5.164%	106.4	65.6%	56.3%

(1) All of the mortgage loans will have balloon payments at maturity date.
(2) Original partial interest only months range from 6 to 60 months.

Distribution of Cut-off Date Balances

Range of Cut-off Balances ($)	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance	Average Cut-off Date Balance	Weighted Average Debt Service Coverage Ratio		Weighted Average Mortgage Interest Rate	Weighted Average Remaining Terms to Maturity (Mos)	Weighted Average Cut- off Date LTV	Weighted Average Maturity Date LTV
750,000 - 4,999,999	34	$116,087,177	10.4%	$3,414,329	1.51	x	5.272%	114.2	66.4%	53.5%
5,000,000 - 9,999,999	27	197,026,604	17.7	$7,297,282	1.49	x	5.306%	111.6	68.8%	57.4%
10,000,000 - 14,999,999	16	199,870,629	17.9	$12,491,914	1.48	x	5.308%	103.6	70.0%	56.9%
15,000,000 - 19,999,999	9	152,760,623	13.7	$16,973,403	1.67	x	5.069%	106.1	63.7%	53.5%
20,000,000 - 29,999,999	4	106,500,000	9.6	$26,625,000	1.33	x	5.326%	106.2	70.8%	56.4%
30,000,000 - 49,999,999	3	111,435,000	10.0	$37,145,000	1.74	x	4.909%	102.6	69.1%	67.1%
50,000,000 - 65,000,000	4	231,500,000	20.8	$57,875,000	1.89	x	4.978%	102.5	56.0%	52.9%
Total/Avg./Wtd.Avg.	97	$1,115,180,033	100.0%	$11,496,701	1.61	x	5.164%	106.4	65.6%	56.3%

	Min	$750,000
	Max	$65,000,000
	Average	$11,496,701

Distribution of Underwritten Debt Service Coverage Ratios

Range of Underwritten Debt Service Coverage Ratios (x)	Number of Mortgage Loans	Cut-off Date Balance		% of Initial Pool Balance	Average Cut-off Date Balance	Weighted Average Debt Service Coverage Ratio		Weighted Average Mortgage Interest Rate	Weighted Average Remaining Terms to Maturity (Mos)	Weighted Average Cut- off Date LTV	Weighted Average Maturity Date LTV
1.16 - 1.19	1	$56,500,000		5.1%	$56,500,000	1.16	x	5.638%	120.0	60.2%	56.0%
1.20 - 1.29	9	36,105,394		3.2	$4,011,710	1.26	x	5.475%	115.2	69.2%	54.9%
1.30 - 1.39	26	319,078,937		28.6	$12,272,267	1.35	x	5.285%	110.2	69.7%	58.4%
1.40 - 1.49	22	204,627,618		18.3	$9,301,255	1.45	x	5.160%	108.7	69.4%	58.6%
1.50 - 1.59	15	134,751,117		12.1	$8,983,408	1.53	x	5.361%	117.5	68.4%	55.2%
1.60 - 1.69	9	71,532,072		6.4	$7,948,008	1.65	x	5.307%	101.7	67.0%	54.8%
1.70 - 1.79	6	111,727,000		10.0	$18,621,167	1.73	x	4.873%	102.2	65.7%	62.4%
1.80 - 1.89	2	56,990,467		5.1	$28,495,233	1.84	x	4.915%	118.1	48.9%	47.2%
1.90 - 3.01	7	123,867,428		11.1	$17,695,347	2.69	x	4.633%	73.1	53.9%	48.4%
Total/Avg./Wtd.Avg.	97	$1,115,180,033		100.0%	$11,496,701	1.61	x	5.164%	106.4	65.6%	56.3%

	Min	1.16	x
	Max	3.01	x
	Average	1.61	x

Distribution of Mortgage Interest Rates

Range of Mortgage Interest Rates (%)	Number of Mortgage Loans	Cut-off Date Balance		% of Initial Pool Balance	Average Cut-off Date Balance	Weighted Average Debt Service Coverage Ratio		Weighted Average Mortgage Interest Rate	Weighted Average Remaining Terms to Maturity (Mos)	Weighted Average Cut- off Date LTV	Weighted Average Maturity Date LTV
4.390 - 4.490	2	$49,185,000		4.4%	$24,592,500	2.29	x	4.399%	59.0	69.5%	68.6%
4.500 - 4.749	5	107,697,614		9.7	$21,539,523	2.49	x	4.662%	70.4	54.3%	47.3%
4.750 - 4.999	14	234,940,245		21.1	$16,781,446	1.62	x	4.841%	99.8	63.3%	60.4%
5.000 - 5.249	18	188,467,234		16.9	$10,470,402	1.46	x	5.173%	119.4	69.6%	57.9%
5.250 - 5.499	37	311,403,364		27.9	$8,416,307	1.42	x	5.323%	115.0	68.3%	57.4%
5.500 - 5.749	16	172,206,140		15.4	$10,762,884	1.36	x	5.618%	117.7	65.1%	50.7%
5.750 - 5.999	3	33,845,000		3.0	$11,281,667	1.61	x	5.849%	120.0	69.9%	54.3%
6.000 - 6.095	2	17,435,437		1.6	$8,717,718	1.48	x	6.059%	119.3	62.6%	45.6%
Total/Avg./Wtd.Avg.	97	$1,115,180,033		100.0%	$11,496,701	1.61	x	5.164%	106.4	65.6%	56.3%

	Min	4.390%
	Max	6.095%
	Average	5.164%

Distribution of Cut-off Date Loan-to-Value Ratios

Range of Cut-off Date Loan-to-Value Ratios (%)	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance	Average Cut-off Date Balance	Weighted Average Debt Service Coverage Ratio		Weighted Average Mortgage Interest Rate	Weighted Average Remaining Terms to Maturity (Mos)	Weighted Average Cut- off Date LTV	Weighted Average Maturity Date LTV
25.9 - 44.9	3	$21,747,184	2.0%	$7,249,061	2.84	x	4.774%	119.7	35.0%	29.3%
45.0 - 49.9	3	60,487,442	5.4	$20,162,481	1.78	x	4.846%	118.2	47.9%	46.2%
50.0 - 54.9	2	70,950,000	6.4	$35,475,000	2.62	x	4.771%	65.0	52.9%	45.2%
55.0 - 59.9	4	29,911,081	2.7	$7,477,770	1.65	x	5.427%	119.6	58.2%	43.8%
60.0 - 64.9	22	292,102,571	26.2	$13,277,390	1.46	x	5.224%	113.4	62.9%	55.6%
65.0 - 69.9	25	252,066,468	22.6	$10,082,659	1.63	x	5.280%	100.6	68.1%	55.4%
70.0 - 74.9	32	334,582,190	30.0	$10,455,693	1.42	x	5.148%	107.9	73.2%	63.8%
75.0 - 76.1	6	53,333,098	4.8	$8,888,850	1.42	x	5.285%	115.4	75.1%	62.1%
Total/Avg./Wtd.Avg.	97	$1,115,180,033	100.0%	$11,496,701	1.61	x	5.164%	106.4	65.6%	56.3%

	Min	25.9%
	Max	76.1%
	Average	65.6%

Distribution of Maturity Date/ARD Loan-to-Value Ratios(1)

Range of Maturity Date/ARD Loan-to-Value Ratios (%)	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance	Average Cut-off Date Balance	Weighted Average Debt Service Coverage Ratio		Weighted Average Mortgage Interest Rate	Weighted Average Remaining Terms to Maturity (Mos)	Weighted Average Cut- off Date LTV	Weighted Average Maturity Date LTV
19.8 - 34.9	3	$43,997,184	3.9%	$14,665,728	2.00	x	5.313%	120.0	52.6%	31.5%
35.0 - 39.9	3	8,665,858	0.8	$2,888,619	1.96	x	4.856%	118.6	47.2%	36.9%
40.0 - 44.9	7	58,271,923	5.2	$8,324,560	1.51	x	5.525%	119.5	58.5%	42.8%
45.0 - 49.9	14	193,811,773	17.4	$13,843,698	2.00	x	5.092%	99.3	56.7%	46.9%
50.0 - 54.9	13	91,069,141	8.2	$7,005,319	1.53	x	5.271%	119.1	65.9%	51.7%
55.0 - 59.9	19	187,962,496	16.9	$9,892,763	1.40	x	5.318%	110.2	65.8%	57.1%
60.0 - 64.9	30	375,260,876	33.7	$12,508,696	1.45	x	5.204%	115.4	70.7%	62.0%
65.0 - 74.7	8	156,140,782	14.0	$19,517,598	1.70	x	4.751%	72.2	71.5%	69.2%
Total/Avg./Wtd.Avg.	97	$1,115,180,033	100.0%	$11,496,701	1.61	x	5.164%	106.4	65.6%	56.3%

(1) Maturity Date Loan-to-Value Ratio is calculated on the basis of the “as stabilized” appraised value for 14 mortgage loans.

	Min	19.8%
	Max	74.7%
	Average	56.3%

Distribution of Original Terms to Maturity/ARD

Original Term to Maturity/ARD (Mos)	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance	Average Cut-off Date Balance	Weighted Average Debt Service Coverage Ratio		Weighted Average Mortgage Interest Rate	Weighted Average Remaining Terms to Maturity (Mos)	Weighted Average Cut- off Date LTV	Weighted Average Maturity Date LTV
60	15	$242,945,723	21.8%	$16,196,382	1.98	x	4.732%	59.5	65.0%	60.1%
120	82	872,234,310	78.2	$10,637,004	1.51	x	5.285%	119.5	65.8%	55.3%
Total/Avg./Wtd.Avg.	97	$1,115,180,033	100.0%	$11,496,701	1.61	x	5.164%	106.4	65.6%	56.3%

	Min	60	months
	Max	120	months
	Average	107	months

Distribution of Remaining Terms to Maturity/ARD

Range of Remaining Term to Maturity/ARD (Mos)	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance	Average Cut-off Date Balance	Weighted Average Debt Service Coverage Ratio		Weighted Average Mortgage Interest Rate	Weighted Average Remaining Terms to Maturity (Mos)	Weighted Average Cut- off Date LTV	Weighted Average Maturity Date LTV
58 - 60	15	$242,945,723	21.8%	$16,196,382	1.98	x	4.732%	59.5	65.0%	60.1%
117 - 120	82	872,234,310	78.2	$10,637,004	1.51	x	5.285%	119.5	65.8%	55.3%
Total/Avg./Wtd.Avg.	97	$1,115,180,033	100.0%	$11,496,701	1.61	x	5.164%	106.4	65.6%	56.3%

	Min	58	months
	Max	120	months
	Average	106	months

Distribution of Original Amortization Terms

Original Amortization Terms (Mos)	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance	Average Cut-off Date Balance	Weighted Average Debt Service Coverage Ratio		Weighted Average Mortgage Interest Rate	Weighted Average Remaining Terms to Maturity (Mos)	Weighted Average Cut- off Date LTV	Weighted Average Maturity Date LTV
Interest Only	5	$240,185,000	21.5%	$48,037,000	2.09	x	4.738%	95.0	59.4%	57.4%
240 - 300	29	208,050,876	18.7	$7,174,168	1.49	x	5.555%	118.9	64.5%	45.7%
301 - 360	63	666,944,157	59.8	$10,586,415	1.47	x	5.196%	106.6	68.2%	59.3%
Total/Avg./Wtd.Avg.	97	$1,115,180,033	100.0%	$11,496,701	1.61	x	5.164%	106.4	65.6%	56.3%

	Min	240	months
	Max	360	months
	Average	342	months

Distribution of Remaining Amortization Terms

Range of Remaining Amortization Terms (Mos)	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance	Average Cut-off Date Balance	Weighted Average Debt Service Coverage Ratio		Weighted Average Mortgage Interest Rate	Weighted Average Remaining Terms to Maturity (Mos)	Weighted Average Cut- off Date LTV	Weighted Average Maturity Date LTV
Interest Only	5	$240,185,000	21.5%	$48,037,000	2.09	x	4.738%	95.0	59.4%	57.4%
237 - 300	29	208,050,876	18.7	$7,174,168	1.49	x	5.555%	118.9	64.5%	45.7%
301 - 360	63	666,944,157	59.8	$10,586,415	1.47	x	5.196%	106.6	68.2%	59.3%
Total/Avg./Wtd.Avg.	97	$1,115,180,033	100.0%	$11,496,701	1.61	x	5.164%	106.4	65.6%	56.3%

	Min	237	months
	Max	360	months
	Average	342	months

Mortgage Loans with Original Partial Interest Only Period

Range of Original Partial Interest Only Period (Mos)	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance	Average Cut-off Date Balance	Weighted Average Debt Service Coverage Ratio		Weighted Average Mortgage Interest Rate	Weighted Average Remaining Terms to Maturity (Mos)	Weighted Average Cut- off Date LTV	Weighted Average Maturity Date LTV
6 - 12	5	$77,012,500	6.9%	$15,402,500	1.41	x	5.121%	106.5	72.8%	63.0%
13 - 24	4	$35,810,000	3.2%	$8,952,500	1.46	x	5.279%	119.2	73.1%	63.7%
25 - 36	2	$42,500,000	3.8%	$21,250,000	1.52	x	4.902%	59.6	69.0%	67.0%
37 - 48	1	$17,500,000	1.6%	$17,500,000	1.33	x	5.300%	120.0	75.0%	63.7%
49 - 60	3	$106,500,000	9.6%	$35,500,000	1.29	x	5.448%	120.0	61.6%	57.1%

Distribution of Prepayment Provisions

Prepayment Provision	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance	Average Cut-off Date Balance	Weighted Average Debt Service Coverage Ratio		Weighted Average Mortgage Interest Rate	Weighted Average Remaining Terms to Maturity (Mos)	Weighted Average Cut- off Date LTV	Weighted Average Maturity Date LTV
Defeasance	90	$973,497,369	87.3%	$10,816,637	1.65	x	5.133%	106.5	65.7%	56.0%
Yield Maintenance	5	109,690,467	9.8	$21,938,093	1.30	x	5.430%	114.8	65.6%	58.0%
Yield Maintenance or Defeasance	1	24,500,000	2.2	$24,500,000	1.35	x	5.260%	60.0	68.4%	66.6%
Yield Maintenance then Defeasance	1	7,492,198	0.7	$7,492,198	1.33	x	5.090%	119.0	49.9%	41.2%
Total/Avg./Wtd.Avg.	97	$1,115,180,033	100.0%	$11,496,701	1.61	x	5.164%	106.4	65.6%	56.3%

Distribution of Debt Yields on Underwritten Net Operating Income

Range of Debt Yields on Underwritten Net Operating Income (%)	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance	Average Cut-off Date Balance	Weighted Average Debt Service Coverage Ratio		Weighted Average Mortgage Interest Rate	Weighted Average Remaining Terms to Maturity (Mos)	Weighted Average Cut- off Date LTV	Weighted Average Maturity Date LTV
7.2 - 7.9	1	$34,000,000	3.0%	$34,000,000	1.43	x	4.920%	119.0	74.7%	74.7%
8.0 - 8.9	5	144,422,592	13.0	$28,884,518	1.42	x	5.222%	115.3	62.5%	59.2%
9.0 - 9.9	23	253,031,281	22.7	$11,001,360	1.44	x	5.123%	107.6	66.6%	58.4%
10.0 - 10.9	24	238,184,712	21.4	$9,924,363	1.45	x	5.228%	109.7	70.8%	61.0%
11.0 - 11.9	22	159,423,275	14.3	$7,246,512	1.51	x	5.197%	108.0	66.8%	54.3%
12.0 - 12.9	10	142,119,214	12.7	$14,211,921	1.76	x	5.166%	98.7	65.5%	52.1%
13.0 - 13.9	4	30,181,065	2.7	$7,545,266	1.64	x	5.715%	119.5	67.3%	50.6%
14.0 - 19.7	8	113,817,895	10.2	$14,227,237	2.54	x	4.930%	85.6	51.8%	42.3%
Total/Avg./Wtd.Avg.	97	$1,115,180,033	100.0%	$11,496,701	1.61	x	5.164%	106.4	65.6%	56.3%

	Min	7.2%
	Max	19.7%
	Average	10.9%

Distribution of Debt Yields on Underwritten Net Cash Flow

Range of Debt Yields on Underwritten Net Cash Flow (%)	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance	Average Cut-off Date Balance	Weighted Average Debt Service Coverage Ratio		Weighted Average Mortgage Interest Rate	Weighted Average Remaining Terms to Maturity (Mos)	Weighted Average Cut- off Date LTV	Weighted Average Maturity Date LTV
7.2 - 7.9	1	$34,000,000	3.0%	$34,000,000	1.43	x	4.920%	119.0	74.7%	74.7%
8.0 - 8.9	12	296,567,120	26.6	$24,713,927	1.46	x	5.127%	114.7	63.9%	58.4%
9.0 - 9.9	40	320,230,619	28.7	$8,005,765	1.40	x	5.224%	106.2	69.7%	60.0%
10.0 - 10.9	23	208,552,139	18.7	$9,067,484	1.55	x	5.170%	104.1	67.8%	56.4%
11.0 - 11.9	9	107,026,823	9.6	$11,891,869	1.80	x	5.208%	102.0	65.0%	49.7%
12.0 - 12.9	5	99,985,437	9.0	$19,997,087	2.37	x	5.039%	80.9	58.1%	47.8%
13.0 - 13.9	2	17,895,000	1.6	$8,947,500	1.78	x	5.773%	119.8	63.4%	45.5%
14.0 - 19.6	5	30,922,895	2.8	$6,184,579	2.57	x	5.031%	119.6	43.1%	33.8%
Total/Avg./Wtd.Avg.	97	$1,115,180,033	100.0%	$11,496,701	1.61	x	5.164%	106.4	65.6%	56.3%

	Min	7.2%
	Max	19.6%
	Average	10.0%

Distribution of Lockbox Types

Lockbox Type	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance
Hard	35	$465,136,842	41.7%
Soft	43	377,752,938	33.9
Springing	7	164,068,041	14.7
None	7	60,432,738	5.4
Soft Springing	5	47,789,474	4.3
Total/Avg./Wtd.Avg.	97	$1,115,180,033	100.0%

Distribution of Escrows

Escrow Type	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance
Replacement Reserves(1)	84	$962,822,822	86.3%
Real Estate Tax	87	$967,511,577	86.8%
Insurance	84	$790,999,244	70.9%
TI/LC(2)	54	$585,661,839	78.1%
(1) Includes mortgage loans with FF&E reserves.
(2) Percentage of total office, retail, industrial and mixed use properties only.

Distribution of Property Types(1)(2)

Property Type / Detail	Number of Mortgaged Properties	Cut-off Date Balance(2)	% of Initial Pool Balance	Average Cut-off Date Balance	Weighted Average Debt Service Coverage Ratio(3)		Weighted Average Mortgage Interest Rate(3)	Weighted Average Remaining Terms to Maturity (Mos)(3)	Weighted Average Cut- off Date LTV(3)	Weighted Average Maturity Date LTV(3)
Retail	47	$360,936,919	32.4%	$7,679,509	1.64	x	5.129%	110.7	68.4%	58.5%
Anchored	14	152,546,722	13.7	$10,896,194	1.91	x	5.085%	107.4	65.6%	57.0%
Unanchored	17	119,799,198	10.7	$7,047,012	1.46	x	5.081%	112.1	70.6%	62.3%
Single Tenant Retail	9	32,823,132	2.9	$3,647,015	1.38	x	5.452%	118.2	63.5%	45.4%
Shadow Anchored	6	28,267,867	2.5	$4,711,311	1.54	x	5.139%	104.6	73.2%	63.4%
Power Center / Big Box	1	27,500,000	2.5	$27,500,000	1.34	x	5.190%	120.0	74.3%	61.5%
Mixed Use	9	$177,355,198	15.9%	$19,706,133	1.60	x	5.011%	118.1	61.5%	57.1%
Multifamily/Retail	3	117,492,198	10.5	$39,164,066	1.74	x	4.848%	118.6	55.4%	54.8%
Retail/Medical Office	1	28,500,000	2.6	$28,500,000	1.30	x	5.154%	120.0	74.0%	62.8%
Retail/Office	4	21,063,000	1.9	$5,265,750	1.33	x	5.362%	112.3	72.9%	59.8%
Self Storage/Office/Retail	1	10,300,000	0.9	$10,300,000	1.36	x	5.750%	120.0	73.8%	62.1%
Hospitality	13	$165,038,423	14.8%	$12,695,263	1.99	x	5.283%	96.3	61.0%	44.8%
Limited Service	10	85,138,423	7.6	$8,513,842	1.51	x	5.700%	119.8	66.0%	44.1%
Full Service	3	79,900,000	7.2	$26,633,333	2.51	x	4.839%	71.2	55.6%	45.5%
Multifamily	18	$157,071,635	14.1%	$8,726,202	1.33	x	5.347%	109.3	66.5%	57.6%
Garden	15	82,138,437	7.4	$5,475,896	1.41	x	5.152%	99.8	70.6%	60.2%
Senior Living	1	56,500,000	5.1	$56,500,000	1.16	x	5.638%	120.0	60.2%	56.0%
Student Housing	2	18,433,197	1.7	$9,216,599	1.47	x	5.323%	119.0	67.3%	51.0%
Office	11	$157,064,551	14.1%	$14,278,596	1.46	x	5.135%	98.2	68.1%	61.2%
General Suburban	8	118,414,551	10.6	$14,801,819	1.49	x	5.087%	103.5	67.5%	60.3%
CBD	2	34,500,000	3.1	$17,250,000	1.36	x	5.268%	77.4	70.2%	65.0%
Medical	1	4,150,000	0.4	$4,150,000	1.55	x	5.390%	120.0	66.5%	55.4%
Industrial	19	$54,783,308	4.9%	$2,883,332	1.54	x	4.993%	89.1	63.7%	54.8%
Flex	11	39,115,581	3.5	$3,555,962	1.55	x	4.930%	77.5	63.4%	56.5%
Warehouse	8	15,667,727	1.4	$1,958,466	1.52	x	5.150%	118.0	64.6%	50.5%
Self Storage	12	$42,930,000	3.8%	$3,577,500	1.48	x	5.295%	102.1	68.0%	58.3%
Total / Wtd Avg	129	$1,115,180,033	100.0%	$8,644,806	1.61	x	5.164%	106.4	65.6%	56.3%

(1) Calculated based on the mortgaged property’s allocated loan amount for the mortgage loans secured by more than one mortgaged property.
(2) Weighted average based on the mortgaged property’s allocated loan amount for mortgage loans secured by more than one mortgaged property.

Geographic Distribution(1)(2)

Property Location	Number of Mortgaged Properties	Cut-off Date Balance(1)	% of Initial Pool Balance	Average Cut-off Date Balance	Weighted Average Debt Service Coverage Ratio(2)	Weighted Average Mortgage Interest Rate(2)	Weighted Average Remaining Terms to Maturity (Mos)(2)	Weighted Average Cut- off Date LTV(2)	Weighted Average Maturity Date LTV(2)
California	11	$192,331,051	17.2%	$17,484,641	1.71x	5.252%	101.3	61.6%	54.6%
New York	7	186,059,967	16.7	$26,579,995	1.64x	4.902%	114.2	60.8%	58.8%
Florida	8	109,842,771	9.8	$13,730,346	2.23x	4.908%	80.5	60.7%	51.4%
Georgia	12	90,325,211	8.1	$7,527,101	1.42x	5.384%	119.6	71.4%	59.0%
Texas	11	74,587,855	6.7	$6,780,714	1.51x	5.091%	105.2	71.8%	60.5%
Ohio	7	60,267,197	5.4	$8,609,600	1.41x	5.233%	119.5	70.7%	56.9%
Arizona	5	57,447,184	5.2	$11,489,437	1.41x	5.261%	120.0	65.4%	59.2%
Michigan	8	38,185,423	3.4	$4,773,178	1.47x	5.663%	119.7	64.6%	39.2%
North Carolina	5	37,115,641	3.3	$7,423,128	1.65x	4.851%	90.3	70.7%	63.7%
Tennessee	10	25,024,706	2.2	$2,502,471	1.55x	5.300%	119.1	71.5%	60.0%
Virginia	6	24,717,986	2.2	$4,119,664	1.32x	5.418%	119.9	65.3%	49.7%
South Carolina	9	20,967,727	1.9	$2,329,747	1.58x	5.160%	118.5	64.6%	51.3%
Indiana	5	20,831,326	1.9	$4,166,265	1.49x	5.381%	119.6	69.4%	56.2%
Louisiana	2	19,101,773	1.7	$9,550,887	1.48x	5.180%	79.4	70.7%	59.6%
Colorado	2	18,723,009	1.7	$9,361,504	1.45x	4.918%	80.4	69.9%	62.3%
Mississippi	2	17,599,000	1.6	$8,799,500	1.49x	5.281%	85.9	71.2%	59.0%
Massachusetts	1	17,500,000	1.6	$17,500,000	1.33x	5.300%	120.0	75.0%	63.7%
Illinois	3	17,268,081	1.5	$5,756,027	1.39x	5.406%	119.3	62.2%	49.9%
New Jersey	7	15,382,855	1.4	$2,197,551	1.47x	4.800%	59.0	63.0%	58.0%
Utah	1	14,500,000	1.3	$14,500,000	1.46x	5.450%	120.0	61.4%	46.7%
Pennsylvania	1	13,471,272	1.2	$13,471,272	1.42x	5.550%	119.0	64.8%	41.8%
Alaska	1	10,300,000	0.9	$10,300,000	1.36x	5.750%	120.0	73.8%	62.1%
Maryland	1	9,450,000	0.8	$9,450,000	1.38x	5.300%	119.0	73.8%	64.4%
Nevada	1	9,250,000	0.8	$9,250,000	1.47x	4.830%	60.0	70.1%	63.2%
New Mexico	1	7,610,000	0.7	$7,610,000	1.46x	5.240%	120.0	74.6%	64.9%
Arkansas	1	4,620,000	0.4	$4,620,000	1.37x	5.290%	120.0	73.9%	61.3%
Washington	1	2,700,000	0.2	$2,700,000	1.23x	5.540%	60.0	69.2%	62.1%
Total	129	$1,115,180,033	100.0%	$8,644,806	1.61x	5.164%	106.4	65.6%	56.3%
(1) Calculated based on the mortgaged property’s allocated loan amount for the mortgage loans secured by more than one mortgaged property.
(2) Weighted average based on the mortgaged property’s allocated loan amount for mortgage loans secured by more than one mortgaged property.

(THIS PAGE INTENTIONALLY LEFT BLANK)

ANNEX D

FORM OF DISTRIBUTION DATE STATEMENT

(THIS PAGE INTENTIONALLY LEFT BLANK)

Distribution Date:	Citigroup Commercial Mortgage Trust 2013-GC15
Determination Date:	Commercial Mortgage Pass-Through Certificates
Series 2013-GC15

CONTACT INFORMATION		CONTENTS

Depositor	Citigroup Commercial Mortgage Securities Inc.	Distribution Summary	2
	388 Greenwich Street, 19th Floor
	New York City, NY 10013	Distribution Summary (Factors)	3

		Interest Distribution Detail	4
Servicer	Wells Fargo Bank, National Association
	550 South Tryon Street	Principal Distribution Detail	5
	Charlotte, NC 28202
		Reconciliation Detail	6

Trustee	U.S. Bank National Association	Stratification Detail	7
	190 South LaSalle Street
	7th Floor	Mortgage Loan Detail	11
	Chicago, IL 60603
		NOI Detail	12

Special Servicer	Midland Loan Services,	Delinquency Loan Detail	13
	a Division of PNC Bank, N. A.
	10851 Mastin Street	Appraisal Reduction Detail	15
	Building 82, Suite 300
	Overland Park, Kansas 66210	Loan Modification Detail	17

		Specially Serviced Loan Detail	19

		Unscheduled Principal Detail	21

		Liquidated Loan Detail	23

Deal Contact:	John Hannon	Citibank, N.A.
	john.hannon@citi.com	Agency and Trust
	Tel: (212) 816-5693	388 Greenwich Street, 14th Floor
	Fax: (212) 816-5527	New York, NY 10013

Reports Available at www.sf.citidirect.com	© Copyright 2013 Citigroup

Distribution Date:	Citigroup Commercial Mortgage Trust 2013-GC15
Determination Date:	Commercial Mortgage Pass-Through Certificates
Series 2013-GC15

Distribution Summary

DISTRIBUTION IN DOLLARS

		Prior	Pass-	Accrual				Yield	Prepayment				Current
	Original	Principal	Through	Day Count	Accrual	Interest	Principal	Maintenance	Penalties	Total	Deferred	Realized	Principal
Class	Balance	Balance	Rate	Fraction	Dates	Distributed	Distributed	Distributed	Distributed	Distributed	Interest	Loss	Balance
(1)	(2)	(3)	(4)	(5)	(6)	(7)	(8)	(9)	(10)	(11)=(7+8+9+10)	(12)	(13)	(14)=(3-8+12-13)

Totals

Notional Classes

Totals

Reports Available at www.sf.citidirect.com	© Copyright 2013 Citigroup

Distribution Date:	Citigroup Commercial Mortgage Trust 2013-GC15
Determination Date:	Commercial Mortgage Pass-Through Certificates
Series 2013-GC15

PER $1,000 OF ORIGINAL BALANCE

Class	CUSIP	Record Date	Prior Principal Balance (3/2 x 1000)	Interest Distributed (7/2 x 1000)	Principal Distributed (8/2 x 1000)	Yield Maintenance Distributed (9)/(2) x 1000	Prepayment Penalties Distributed (10)/(2) x 1000	Total Distributed (11/2 x 1000)	Deferred Interest (12/2 x 1000)	Realized Loss (13/2 x 1000)	Current Principal Balance (142 x 1000)

Reports Available at www.sf.citidirect.com	© Copyright 2013 Citigroup

Distribution Date:	Citigroup Commercial Mortgage Trust 2013-GC15
Determination Date:	Commercial Mortgage Pass-Through Certificates
Series 2013-GC15

Interest Distribution Detail

DISTRIBUTION IN DOLLARS

	Prior	Pass-	Next Pass-	Accrual	Optimal	Prior	Interest on	Non-Recov.				Current
	Principal	Through	Through	Day Count	Accrued	Unpaid	Prior Unpaid	Interest	Interest	Deferred	Interest	Unpaid
Class	Balance	Rate	Rate	Fraction	Interest	Interest	Interest	Shortfall	Due	Interest	Distributed	Interest
(1)	(2)	(3)	(4)	(5)	(6)	(7)	(8)	(9)	(10)=(6)+(7)+(8)-(9)	(11)	(12)	(13)=(10)-(11)-(12)

Totals	0.00				0.96	0.00	0.00	0.00	0.96	0.00	0.96	0.00

Notional Classes

Totals	0.00				0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

Reports Available at www.sf.citidirect.com	© Copyright 2013 Citigroup

Distribution Date:	Citigroup Commercial Mortgage Trust 2013-GC15
Determination Date:	Commercial Mortgage Pass-Through Certificates
Series 2013-GC15

Principal Distribution Detail

DISTRIBUTION IN DOLLARS

Class (1)	Original Balance (2)	Prior Principal Balance (3)	Scheduled Principal Distribution (4)	Unscheduled Principal Distribution (5)	Accreted Principal (6)	Current Realized Loss (7)	Current Principal Recoveries (8)	Current Principal Balance (9)=(3)-(4)-(5)+(6)-(7)+(8)	Cumulative Realized Loss (10)	Original Class (%) (11)	Current Class (%) (12)	Original Credit Support (13)	Current Credit Support (14)

Reports Available at www.sf.citidirect.com	© Copyright 2013 Citigroup

Distribution Date:	Citigroup Commercial Mortgage Trust 2013-GC15
Determination Date:	Commercial Mortgage Pass-Through Certificates
Series 2013-GC15

Reconciliation Detail

SOURCE OF FUNDS	ALLOCATION OF FUNDS

Interest Funds Available	Scheduled Fees
Scheduled Interest	Sub-Servicing Fee
Prepayment Interest Shortfall	Master Servicing Fee
Interest Adjustments	Trustee Fee
Realized Loss in Excess of Principal Balance	Guarantee Fee
Total Interest Funds Available:	Total Scheduled Fees:
Principal Funds Available	Additional Fees, Expenses, etc.
Scheduled Principal	Special Servicing Fee
Curtailments	Workout Fee
Principal Prepayments	Liquidation Fee
Net Liquidation Proceeds	Additional Trust Fund Expenses
Repurchased Principal	Reimbursement for Interest on Advances
Substitution Principal	Other Expenses
Other Principal	Total Additional Fees, Expenses, etc.:
Total Principal Funds Available:	Distribution to Certificateholders
Other Funds Available	Interest Distribution
Yield Maintenance Charges	Principal Distribution
Static Prepayment Premiums	Yield Maintenance Charges Distribution
Other Charges	Static Prepayment Premiums Distribution
Total Other Funds Available:	Total Distribution to Certificateholders:
Total Funds Available	Total Funds Allocated

Reports Available at www.sf.citidirect.com	© Copyright 2013 Citigroup

Distribution Date:	Citigroup Commercial Mortgage Trust 2013-GC15
Determination Date:	Commercial Mortgage Pass-Through Certificates
Series 2013-GC15
Stratification Detail

Ending Scheduled Balance							State

Ending Scheduled Balance	# of Loans	Ending Scheduled Balance	% of Agg. End. Sched. Bal.	WAC	WART	WA DSCR	State	# of Properties	Ending Scheduled Balance	% of Agg. End. Sched. Bal.	WAC	WART	WA DSCR

Totals							Totals

Reports Available at www.sf.citidirect.com	© Copyright 2013 Citigroup

Distribution Date:	Citigroup Commercial Mortgage Trust 2013-GC15
Determination Date:	Commercial Mortgage Pass-Through Certificates
Series 2013-GC15
Stratification Detail

Seasoning							Property Type

Seasoning	# of Loans	Ending Scheduled Balance	% of Agg. End. Sched. Bal.	WAC	WART	WA DSCR	Property Type	# of Properties	Ending Scheduled Balance	% of Agg. End. Sched. Bal.	WAC	WART	WA DSCR

Totals

Totals

Reports Available at www.sf.citidirect.com	© Copyright 2013 Citigroup

Distribution Date:	Citigroup Commercial Mortgage Trust 2013-GC15
Determination Date:	Commercial Mortgage Pass-Through Certificates
Series 2013-GC15
Stratification Detail

Debt Service Coverage Ratio							Loan Rate

Debt Service Coverage Ratio	# of Loans	Ending Scheduled Balance	% of Agg. End. Sched. Bal.	WAC	WART	WA DSCR	Loan Rate	# of Loans	Ending Scheduled Balance	% of Agg. End. Sched. Bal.	WAC	WART	WA DSCR

Totals

Totals

Reports Available at www.sf.citidirect.com	© Copyright 2013 Citigroup

Distribution Date:	Citigroup Commercial Mortgage Trust 2013-GC15
Determination Date:	Commercial Mortgage Pass-Through Certificates
Series 2013-GC15

Stratification Detail

Anticipated Remaining Term							Remaining Amortization Term

Anticipated Remaining Term	# of Loans	Ending Scheduled Balance	% of Agg. End. Sched. Bal.	WAC	WART	WA DSCR	Remaining Amortization Term	# of Loans	Ending Scheduled Balance	% of Agg. End. Sched. Bal.	WAC	WART	WA DSCR

Totals

Totals

Reports Available at www.sf.citidirect.com	© Copyright 2013 Citigroup

Distribution Date:	Citigroup Commercial Mortgage Trust 2013-GC15
Determination Date:	Commercial Mortgage Pass-Through Certificates
Series 2013-GC15

Mortgage Loan Detail

									Neg	Beginning	Ending	Paid	Apprasial	Apprasial	Payment	Workout	Mod.
		Property			Interest	Principal	Gross	Maturity	Am	Scheduled	Scheduled	Through	Reduction	Reduction	Status of	Strategy	Code
Loan	OMCR	Type	City	State	Payment	Payment	Coupon	Date	Flag	Balance	Balance	Date	Date	Amount	Loan (1)	(2)	(3)

Totals
Payment Status of Loan (1)		Workout Strategy (2)					Mod. Code (3)
A. In Grace Period	3. 90+ Days Delinquent	1. Modification	7.	REO	13.	Other or TBD	1. Maturity Date Extension	7. Capitalization of Taxes
B. Late, but less than 30 Days	4. Performing Matured Balloon	2. Foreclosure	8.	Resolved	98.	Not Provided By Servicer	2. Amortization Change	8. Other
0. Current	5. Non Performing Matured Balloon	3. Bankruptcy	9.	Pending Return to Master Servicer			3. Principal Write-Off	9. Combination
1. 30-59 Days Delinquent	7. Foreclosure	4. Extension	10.	Deed In Lieu of Foreclosure			4. Blank (formerly Combination)
2. 60-89 Days Delinquent	9. REO	5. Note Sale	11.	Full Payoff			5. Temporary Rate Reduction
		6. DPO	12.	Reps and Warranties			6. Capitalization of Interest

Reports Available at www.sf.citidirect.com	© Copyright 2013 Citigroup

Distribution Date:	Citigroup Commercial Mortgage Trust 2013-GC15
Determination Date:	Commercial Mortgage Pass-Through Certificates
Series 2013-GC15

NOI Detail

					Ending	Most	Most	Most Recent	Most Recent
Loan					Scheduled	Recent	Recent	NOI	NOI
Number	OMCR	Property Type	City	State	Balance	Fiscal NOI	NOI	Start Date	End Date

Totals

Reports Available at www.sf.citidirect.com	© Copyright 2013 Citigroup

Distribution Date:	Citigroup Commercial Mortgage Trust 2013-GC15
Determination Date:	Commercial Mortgage Pass-Through Certificates
Series 2013-GC15

Delinquency Loan Detail

			Actual	Paid	Current P & I	Total P & I	Cumulative	Other Expense	Payment	Workout	Most Recent
Loan		# of Months	Principal	Through	Advances (Net	Advances	Accrued Unpaid	Advance	Status of	Strategy	Special Serv	Foreclosure	Bankruptcy	REO
Number	OMCR	Delinq	Balance	Date	of ASER)	Outstanding	Advance Interest	Outstanding	Loan (1)	(2)	Transfer Date	Date	Date	Date

There is no Delinquency Loan Detail for the current distribution period.

Totals
Payment Status of Loan (1)		Workout Strategy (2)
A. In Grace Period	3. 90+ Days Delinquent	1. Modification	7. REO	13. Other or TBD
B. Late, but less than 30 Days	4. Performing Matured Balloon	2. Foreclosure	8. Resolved	98. Not Provided By Servicer
0. Current	5. Non Performing Matured Balloon	3. Bankruptcy	9. Pending Return to Master Servicer
1. 30-59 Days Delinquent	7. Foreclosure	4. Extension	10. Deed In Lieu of Foreclosure
2. 60-89 Days Delinquent	9. REO	5. Note Sale	11. Full Payoff
		6. DPO	12. Reps and Warranties

Reports Available at www.sf.citidirect.com	© Copyright 2013 Citigroup

Distribution Date:	Citigroup Commercial Mortgage Trust 2013-GC15
Determination Date:	Commercial Mortgage Pass-Through Certificates
Series 2013-GC15

Historical Delinquency Information

Distribution	Less Than 1 Month		1 Month		2 Month		3+ Month		Bankruptcy		Foreclosure		REO

Date	End. Sched. Bal.	#	End. Sched. Bal.	#	End. Sched. Bal.	#	End. Sched. Bal.	#	End. Sched. Bal.	#	End. Sched. Bal.	#	End. Sched. Bal.	#
	0.00	0	0.00	0	0.00	0	0.00	0	0.00	0	0.00	0	0.00	0
	0.000%	0.0%	0.000%	0.0%	0.000%	0.0%	0.000%	0.0%	0.000%	0.0%	0.000%	0.0%	0.000%	0.0%

Reports Available at www.sf.citidirect.com	© Copyright 2013 Citigroup

Distribution Date:	Citigroup Commercial Mortgage Trust 2013-GC15
Determination Date:	Commercial Mortgage Pass-Through Certificates
Series 2013-GC15

Appraisal Reduction Detail

Loan Number	OMCR	Property Name	Appraisal Reduction Amount	Appraisal Reduction Date	Most Recent ASER Amount	Cumulative ASER Amount

There is no Appraisal Reduction activity for the current distribution period.

Totals

Reports Available at www.sf.citidirect.com		© Copyright 2013 Citigroup

Distribution Date:	Citigroup Commercial Mortgage Trust 2013-GC15
Determination Date:	Commercial Mortgage Pass-Through Certificates
Series 2013-GC15

Historical Appraisal Reduction Detail

Distribution				Appraisal	Appraisal	Most Recent	Cumulative
Date	Loan Number	OMCR	Property Name	Reduction Amount	Reduction Date	ASER Amount	ASER Amount

There is no historical Appraisal Reduction activity.

Totals

Reports Available at www.sf.citidirect.com	© Copyright 2013 Citigroup

Distribution Date:	Citigroup Commercial Mortgage Trust 2013-GC15
Determination Date:	Commercial Mortgage Pass-Through Certificates
Series 2013-GC15

Loan Modification Detail

			Modification	Modification	Modification
Loan Number	OMCR	Property Name	Date	Code (1)	Description

There is no Loan Modification activity for the current distribution period.

Totals
Modification Code (1)
1.	Maturity Date Extension	7.	Capitalization of Taxes
2.	Amortization Change	8.	Other
3.	Principal Write-Off	9.	Combination
4.	Blank (formerly Combination)
5.	Temporary Rate Reduction
6.	Capitalization of Interest

Reports Available at www.sf.citidirect.com	© Copyright 2013 Citigroup

Distribution Date:	Citigroup Commercial Mortgage Trust 2013-GC15
Determination Date:	Commercial Mortgage Pass-Through Certificates
Series 2013-GC15

Historical Loan Modification Detail

Distribution				Modification	Modification	Modification
Date	Loan	OMCR	Property Name	Date	Code (1)	Description

There is no historical Loan Modification activity.

Totals
Modification Code (1)
1.	Maturity Date Extension	7.	Capitalization of Taxes
2.	Amortization Change	8.	Other
3.	Principal Write-Off	9.	Combination
4.	Blank (formerly Combination)
5.	Temporary Rate Reduction
6.	Capitalization of Interest

Reports Available at www.sf.citidirect.com		© Copyright 2013 Citigroup

Distribution Date:	Citigroup Commercial Mortgage Trust 2013-GC15
Determination Date:	Commercial Mortgage Pass-Through Certificates
Series 2013-GC15

Specially Serviced Property Detail

		Workout	Most Recent	Most Recent
		Strategy	Inspection	Specially Serviced	Most Recent	Most Recent	Other REO
Loan	OMCR	(1)	Date	Transfer Date	Appraisal Date	Appraisal Value	Property Value	Comment from Special Servicer

There is no Specially Serviced Loan activity for the current distribution period.

Totals
Workout Strategy (1)
1.	Modification	7.	REO	13.	Other or TBD
2.	Foreclosure	8.	Resolved	98.	Not Provided By Servicer
3.	Bankruptcy	9.	Pending Return to Master Servicer
4.	Extension	10.	Deed In Lieu of Foreclosure
5.	Note Sale	11.	Full Payoff
6.	DPO	12.	Reps and Warranties

Reports Available at www.sf.citidirect.com		© Copyright 2013 Citigroup

Distribution Date:	Citigroup Commercial Mortgage Trust 2013-GC15
Determination Date:	Commercial Mortgage Pass-Through Certificates
Series 2013-GC15

Historical Specially Serviced Property Detail

			Spec.	Workout	Spec.			Property				Net	Net
Distribution	Loan		Serviced	Strategy	Serviced	Scheduled	Actual	Type		Interest	Note	Operating	Operating	DSC	DSC	Maturity
Date	Number	OMCR	Transfer Date	(1)	Loan to MS	Balance	Balance	(2)	State	Rate	Date	Income	Income Date	Ratio	Date	Date	WART
There is no historical Specially Serviced Loan activity.

Totals
Workout Strategy (1)
1. Modification	7.	REO	13.	Other or TBD
2. Foreclosure	8.	Resolved	98.	Not Provided By Servicer
3. Bankruptcy	9.	Pending Return to Master Servicer
4. Extension	10.	Deed In Lieu of Foreclosure
5. Note Sale	11.	Full Payoff
6. DPO	12.	Reps and Warranties

Reports Available at www.sf.citidirect.com		© Copyright 2013 Citigroup

Distribution Date:	Citigroup Commercial Mortgage Trust 2013-GC15
Determination Date:	Commercial Mortgage Pass-Through Certificates
Series 2013-GC15

Unscheduled Principal Detail

Loan Number	OMCR	Liquidation / Prepayment Date	Liquidation / Prepayment Code	Unscheduled Principal Collections	Unscheduled Principal Adjustments	Other Interest Adjustment	Prepayment Interest Excess (Shortfall)	Prepayment Penalties	Yield Maintenance Charges

Totals
Liquidation / Prepayment Code (1)
1. Partial Liquidation (Curtailment)	7.	Not Used
2. Payoff Prior To Maturity	8.	Payoff With Penalty
3. Disposition / Liquidation	9.	Payoff With Yield Maintenance
4. Repurchase / Substitution	10.	Curtailment With Penalty
5. Full Payoff At Maturity	11.	Curtailment With Yield
6. DPO		Maintenance

Reports Available at www.sf.citidirect.com		© Copyright 2013 Citigroup

Distribution Date:	Citigroup Commercial Mortgage Trust 2013-GC15
Determination Date:	Commercial Mortgage Pass-Through Certificates
Series 2013-GC15

Historical Unscheduled Principal Detail

Distribution	Loan		Liquidation /	Liquidation /	Unscheduled	Unscheduled	Other	Prepayment Interest	Prepayment	Yield Maintenance
Date	Number	OMCR	Prepayment Date	Prepayment Code	Principal Collections	Principal Adjustments	Interest Adjustment	Excess (Shortfall)	Penality	Premium

Totals
Liquidation / Prepayment Code (1)
1.	Partial Liquidation (Curtailment)	7.	Not Used
2.	Payoff Prior To Maturity	8.	Payoff With Penalty
3.	Disposition / Liquidation	9.	Payoff With Yield Maintenance
4.	Repurchase / Substitution	10.	Curtailment With Penalty
5.	Full Payoff At Maturity	11.	Curtailment With Yield
6.	DPO		Maintenance

Reports Available at www.sf.citidirect.com	© Copyright 2013 Citigroup

Distribution Date:	Citigroup Commercial Mortgage Trust 2013-GC15
Determination Date:	Commercial Mortgage Pass-Through Certificates
Series 2013-GC15

Liquidated Loan Detail

Loan		Final Recovery	Most Recent	Most Recent	Actual	Gross	Proceeds	Liquidation	Net Liquidation	Net Proceeds	Realized	Repurchased by
Number	OMCR	Determ Date	Appraisal Date	Appraisal Value	Balance	Proceeds	as a % of Act Bal	Expenses	Proceeds	as a % of Act Bal	Loss	Seller (Y/N)

There is no Liquidated Loan activity for the current distribution period.

Totals

Reports Available at www.sf.citidirect.com	© Copyright 2013 Citigroup

Distribution Date:	Citigroup Commercial Mortgage Trust 2013-GC15
Determination Date:	Commercial Mortgage Pass-Through Certificates
Series 2013-GC15

Historical Liquidated Loan Detail

Distribution	Loan		Final Recovery	Most Recent	Most Recent	Actual	Gross	Gross Proceeds	Liquidation	Net Liquidation	Net Proceeds	Realized	Repurchased by
Date	Number	OMCR	Determ Date	Appraisal Date	Appraisal Value	Balance	Proceeds	as a % of Act Bal	Expenses	Proceeds	as a % of Act Bal	Loss	Seller (Y/N)

There is no historical Liquidated Loan activity.

Totals

Reports Available at www.sf.citidirect.com	© Copyright 2013 Citigroup

ANNEX E-1

SPONSOR REPRESENTATIONS AND WARRANTIES

As of the Closing Date, each Sponsor will make, with respect to each Mortgage Loan sold by it that we include in the Issuing Entity, representations and warranties generally to the effect set forth below.  The exceptions to the representations and warranties set forth below are identified on Annex E-2 to this free writing prospectus.  Capitalized terms used but not otherwise defined in this Annex E-1 will have the meanings set forth in this free writing prospectus or, if not defined in this free writing prospectus, in the related Mortgage Loan Purchase Agreement.

Each Mortgage Loan Purchase Agreement, together with the related representations and warranties, serves to contractually allocate risk between the related Sponsor, on the one hand, and the Issuing Entity, on the other.  We present the related representations and warranties set forth below for the sole purpose of describing some of the terms and conditions of that risk allocation.  The presentation of representations and warranties below is not intended as statements regarding the actual characteristics of the Mortgage Loans, the Mortgaged Properties or other matters.  We cannot assure you that the Mortgage Loans actually conform to the statements made in the representations and warranties that we present below.

(1)
Whole Loan; Ownership of Mortgage Loans.  Except with respect to the Mortgage Loan that is part of the Whole Loan, each Mortgage Loan is a whole loan and not a participation interest in a Mortgage Loan.  The Mortgage Loan that is part of the Whole Loan is a senior or pari passu portion of a whole loan evidenced by a senior or pari passu note.  At the time of the sale, transfer and assignment to Depositor, no Mortgage Note or Mortgage was subject to any assignment (other than assignments to the Seller), participation or pledge, and the Seller had good title to, and was the sole owner of, each Mortgage Loan free and clear of any and all liens, charges, pledges, encumbrances, participations, any other ownership interests on, in or to such Mortgage Loan other than any servicing rights appointment or similar agreement, and rights of the holder of a related Companion Loan pursuant to a Co-Lender Agreement.  Seller has full right and authority to sell, assign and transfer each Mortgage Loan, and the assignment to Depositor constitutes a legal, valid and binding assignment of such Mortgage Loan free and clear of any and all liens, pledges, charges or security interests of any nature encumbering such Mortgage Loan other than the rights of the holder of a related Companion Loan pursuant to a Co-Lender Agreement.

(2)
Loan Document Status. Each related Mortgage Note, Mortgage, Assignment of Leases (if a separate instrument), guaranty and other agreement executed by or on behalf of the related Mortgagor, guarantor or other obligor in connection with such Mortgage Loan is the legal, valid and binding obligation of the related Mortgagor, guarantor or other obligor (subject to any non-recourse provisions contained in any of the foregoing agreements and any applicable state anti-deficiency or market value limit deficiency legislation), as applicable, and is enforceable in accordance with its terms, except (i) as such enforcement may be limited by (a) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (b) general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law) and (ii) that certain provisions in such Loan Documents (including, without limitation, provisions requiring the payment of default interest, late fees or prepayment/yield maintenance fees, charges and/or premiums) are, or may be, further limited or rendered unenforceable by or under applicable law, but (subject to the limitations set forth in clause (i) above) such limitations or unenforceability will not render such Loan Documents invalid as a whole or materially interfere with the Mortgagee’s realization of the principal benefits and/or security provided thereby (clauses (i) and (ii) collectively, the “Standard Qualifications”).

Except as set forth in the immediately preceding sentence, there is no valid offset, defense, counterclaim or right of rescission available to the related Mortgagor with respect to any of the related Mortgage Notes, Mortgages or other Loan Documents, including, without limitation, any such valid offset, defense, counterclaim or right based on intentional fraud by Seller in connection

E-1-1

with the origination of the Mortgage Loan, that would deny the Mortgagee the principal benefits intended to be provided by the Mortgage Note, Mortgage or other Loan Documents.

(3)
Mortgage Provisions.  The Loan Documents for each Mortgage Loan contain provisions that render the rights and remedies of the holder thereof adequate for the practical realization against the Mortgaged Property of the principal benefits of the security intended to be provided thereby, including realization by judicial or, if applicable, nonjudicial foreclosure subject to the limitations set forth in the Standard Qualifications.

(4)
Mortgage Status; Waivers and Modifications.  Since origination and except by written instruments set forth in the related Mortgage File (a) the material terms of such Mortgage, Mortgage Note, Mortgage Loan guaranty, and related Loan Documents have not been waived, impaired, modified, altered, satisfied, canceled, subordinated or rescinded in any respect which materially interferes with the security intended to be provided by such Mortgage; (b) no related Mortgaged Property or any portion thereof has been released from the lien of the related Mortgage in any manner which materially interferes with the security intended to be provided by such Mortgage or the use or operation of the remaining portion of such Mortgaged Property; and (c) neither the related Mortgagor nor the related guarantor has been released from its material obligations under the Mortgage Loan.

(5)
Lien; Valid Assignment.  Subject to the Standard Qualifications, each assignment of Mortgage and assignment of Assignment of Leases to the Issuing Entity constitutes a legal, valid and binding assignment to the Issuing Entity.  Each related Mortgage and Assignment of Leases is freely assignable without the consent of the related Mortgagor.  Each related Mortgage is a legal, valid and enforceable first lien on the related Mortgagor’s fee (or if identified on the loan schedule to the applicable Mortgage Loan Purchase Agreement, leasehold) interest in the Mortgaged Property in the principal amount of such Mortgage Loan or allocated loan amount (subject only to Permitted Encumbrances (as defined below) and the exceptions to paragraph (6) set forth on Annex E-2 (each such exception, a “Title Exception”)), except as the enforcement thereof may be limited by the Standard Qualifications. Such Mortgaged Property (subject to and excepting Permitted Encumbrances and the Title Exceptions) as of origination was, and as of the Cut-off Date, to the Seller’s knowledge, is free and clear of any recorded mechanics’ liens, recorded materialmen’s liens and other recorded encumbrances which are prior to or equal with the lien of the related Mortgage, except those which are bonded over, escrowed for or insured against by a lender’s title insurance policy (as described below), and, to the Seller’s knowledge and subject to the rights of tenants (as tenants only) (subject to and excepting Permitted Encumbrances and the Title Exceptions), no rights exist which under law could give rise to any such lien or encumbrance that would be prior to or equal with the lien of the related Mortgage, except those which are bonded over, escrowed for or insured against by a lender’s title insurance policy (as described below).  Notwithstanding anything herein to the contrary, no representation is made as to the perfection of any security interest in rents or other personal property to the extent that possession or control of such items or actions other than the filing of Uniform Commercial Code financing statements is required in order to effect such perfection.

(6)
Permitted Liens; Title Insurance.  Each Mortgaged Property securing a Mortgage Loan is covered by an American Land Title Association loan title insurance policy or a comparable form of loan title insurance policy approved for use in the applicable jurisdiction (or, if such policy is yet to be issued, by a pro forma policy, a preliminary title policy with escrow instructions or a “marked up” commitment, in each case binding on the title insurer) (the “Title Policy”) in the original principal amount of such Mortgage Loan (or with respect to a Mortgage Loan secured by multiple properties, an amount equal to at least the allocated loan amount with respect to the Title Policy for each such property) after all advances of principal (including any advances held in escrow or reserves), that insures for the benefit of the owner of the indebtedness secured by the Mortgage, the first priority lien of the Mortgage, which lien is subject only to (a) the lien of current real property taxes, water charges, sewer rents and assessments due and payable but not yet delinquent; (b) covenants, conditions and restrictions, rights of way, easements and other matters

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of public record; (c) the exceptions (general and specific) and exclusions set forth in such Title Policy; (d) other matters to which like properties are commonly subject; (e) the rights of tenants (as tenants only) under leases (including subleases) pertaining to the related Mortgaged Property and condominium declarations; (f) if the related Mortgage Loan constitutes a Cross-Collateralized Mortgage Loan, the lien of the Mortgage for another Mortgage Loan contained in the same Cross-Collateralized Group; and (g) if the related Mortgage Loan is part of the Whole Loan, the rights of the holder of the related Companion Loan pursuant to a Co-Lender Agreement; provided that none of which items (a) through (g), individually or in the aggregate, materially and adversely interferes with the value or current use of the Mortgaged Property or the security intended to be provided by such Mortgage or the Mortgagor’s ability to pay its obligations when they become due (collectively, the “Permitted Encumbrances”). Except as contemplated by clause (f) of the preceding sentence, none of the Permitted Encumbrances are mortgage liens that are senior to or coordinate and co-equal with the lien of the related Mortgage. Such Title Policy (or, if it has yet to be issued, the coverage to be provided thereby) is in full force and effect, all premiums thereon have been paid and no claims have been made by the Seller thereunder and no claims have been paid thereunder. Neither the Seller, nor to the Seller’s knowledge, any other holder of the Mortgage Loan, has done, by act or omission, anything that would materially impair the coverage under such Title Policy.

(7)
Junior Liens.  It being understood that B notes secured by the same Mortgage as a Mortgage Loan are not subordinate mortgages or junior liens, except for any Mortgage Loan that is cross-collateralized and cross-defaulted with another Mortgage Loan, there are no subordinate mortgages or junior liens securing the payment of money encumbering the related Mortgaged Property (other than Permitted Encumbrances and the Title Exceptions, taxes and assessments, mechanics and materialmens liens (which are the subject of the representation in paragraph (5) above), and equipment and other personal property financing).  Except as set forth on an exhibit to the applicable Mortgage Loan Purchase Agreement, the Seller has no knowledge of any mezzanine debt secured directly by interests in the related Mortgagor.

(8)
Assignment of Leases and Rents.  There exists as part of the related Mortgage File an Assignment of Leases (either as a separate instrument or incorporated into the related Mortgage). Subject to the Permitted Encumbrances and the Title Exceptions, each related Assignment of Leases creates a valid first-priority collateral assignment of, or a valid first-priority lien or security interest in, rents and certain rights under the related lease or leases, subject only to a license granted to the related Mortgagor to exercise certain rights and to perform certain obligations of the lessor under such lease or leases, including the right to operate the related leased property, except as the enforcement thereof may be limited by the Standard Qualifications.  The related Mortgage or related Assignment of Leases, subject to applicable law, provides that, upon an event of default under the Mortgage Loan, a receiver is permitted to be appointed for the collection of rents or for the related Mortgagee to enter into possession to collect the rents or for rents to be paid directly to the Mortgagee.

(9)
UCC Filings.  If the related Mortgaged Property is operated as a hospitality property, the Seller has filed and/or recorded or caused to be filed and/or recorded (or, if not filed and/or recorded, have been submitted in proper form for filing and/or recording), UCC financing statements in the appropriate public filing and/or recording offices necessary at the time of the origination of the Mortgage Loan to perfect a valid security interest in all items of physical personal property reasonably necessary to operate such Mortgaged Property owned by such Mortgagor and located on the related Mortgaged Property (other than any non-material personal property, any personal property subject to a purchase money security interest, a sale and leaseback financing arrangement as permitted under the terms of the related Mortgage Loan documents or any other personal property leases applicable to such personal property), to the extent perfection may be effected pursuant to applicable law by recording or filing, as the case may be.  Subject to the Standard Qualifications, each related Mortgage (or equivalent document) creates a valid and enforceable lien and security interest on the items of personalty described above.  No representation is made as to the perfection of any security interest in rents or other personal

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property to the extent that possession or control of such items or actions other than the filing of UCC financing statements are required in order to effect such perfection.

(10)
Condition of Property.  Seller or the originator of the Mortgage Loan inspected or caused to be inspected each related Mortgaged Property within six months of origination of the Mortgage Loan and within thirteen months of the Cut-off Date.

An engineering report or property condition assessment was prepared in connection with the origination of each Mortgage Loan no more than thirteen months prior to the Cut-off Date.  To the Seller’s knowledge, based solely upon due diligence customarily performed in connection with the origination of comparable mortgage loans, as of the Closing Date, each related Mortgaged Property was free and clear of any material damage (other than deferred maintenance for which escrows were established at origination) that would affect materially and adversely the use or value of such Mortgaged Property as security for the Mortgage Loan.

(11)
Taxes and Assessments.  All taxes, governmental assessments and other outstanding governmental charges (including, without limitation, water and sewage charges), or installments thereof, which could be a lien on the related Mortgaged Property that would be of equal or superior priority to the lien of the Mortgage and that prior to the Cut-off Date have become delinquent in respect of each related Mortgaged Property have been paid, or an escrow of funds has been established in an amount sufficient to cover such payments and reasonably estimated interest and penalties, if any, thereon.  For purposes of this representation and warranty, real estate taxes and governmental assessments and other outstanding governmental charges and installments thereof shall not be considered delinquent until the earlier of (a) the date on which interest and/or penalties would first be payable thereon and (b) the date on which enforcement action is entitled to be taken by the related taxing authority.

(12)
Condemnation.  As of the date of origination and to the Seller’s knowledge as of the Cut-off Date, there is no proceeding pending, and, to the Seller’s knowledge as of the date of origination and as of the Cut-off Date, there is no proceeding threatened, for the total or partial condemnation of such Mortgaged Property that would have a material adverse effect on the value, use or operation of the Mortgaged Property.

(13)
Actions Concerning Mortgage Loan.  As of the date of origination and to the Seller’s knowledge as of the Cut-off Date, there was no pending or filed action, suit or proceeding, arbitration or governmental investigation involving any Mortgagor, guarantor, or Mortgagor’s interest in the Mortgaged Property, an adverse outcome of which would reasonably be expected to materially and adversely affect (a) such Mortgagor’s title to the Mortgaged Property, (b) the validity or enforceability of the Mortgage, (c) such Mortgagor’s ability to perform under the related Mortgage Loan, (d) such guarantor’s ability to perform under the related guaranty, (e) the principal benefit of the security intended to be provided by the Mortgage Loan documents or (f) the current principal use of the Mortgaged Property.

(14)
Escrow Deposits.  All escrow deposits and payments required to be escrowed with Mortgagee pursuant to each Mortgage Loan are in the possession, or under the control, of the Seller or its servicer, and there are no deficiencies (subject to any applicable grace or cure periods) in connection therewith, and all such escrows and deposits (or the right thereto) that are required to be escrowed with Mortgagee under the related Loan Documents are being conveyed by the Seller to Depositor or its servicer.

(15)
No Holdbacks.  The principal amount of the Mortgage Loan stated on the loan schedule to the applicable Mortgage Loan Purchase Agreement has been fully disbursed as of the Closing Date and there is no requirement for future advances thereunder (except in those cases where the full amount of the Mortgage Loan has been disbursed but a portion thereof is being held in escrow or reserve accounts pending the satisfaction of certain conditions relating to leasing, repairs or other

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matters with respect to the related Mortgaged Property, the Mortgagor or other considerations determined by Seller to merit such holdback).

(16)
Insurance.  Each related Mortgaged Property is, and is required pursuant to the related Mortgage to be, insured by a property insurance policy providing coverage for loss in accordance with coverage found under a “special cause of loss form” or “all risk form” that includes replacement cost valuation issued by an insurer meeting the requirements of the related Loan Documents and having a claims-paying or financial strength rating of at least “A-:VIII” from A.M. Best Company or “A3” (or the equivalent) from Moody’s Investors Service, Inc. or “A-” from Standard & Poor’s Ratings Service (collectively the “Insurance Rating Requirements”), in an amount (subject to a customary deductible) not less than the lesser of (1) the original principal balance of the Mortgage Loan and (2) the full insurable value on a replacement cost basis of the improvements, furniture, furnishings, fixtures and equipment owned by the Mortgagor and included in the Mortgaged Property (with no deduction for physical depreciation), but, in any event, not less than the amount necessary or containing such endorsements as are necessary to avoid the operation of any coinsurance provisions with respect to the related Mortgaged Property.

Each related Mortgaged Property is also covered, and required to be covered pursuant to the related Loan Documents, by business interruption or rental loss insurance which (subject to a customary deductible) covers a period of not less than 12 months (or with respect to each Mortgage Loan on a single asset with a principal balance of $50 million or more, 18 months).

If any material part of the improvements, exclusive of a parking lot, located on a Mortgaged Property is in an area identified in the Federal Register by the Federal Emergency Management Agency as a “Special Flood Hazard Area,” the related Mortgagor is required to maintain insurance in the maximum amount available under the National Flood Insurance Program.

If the Mortgaged Property is located within 25 miles of the coast of the Gulf of Mexico or the Atlantic coast of Florida, Georgia, South Carolina or North Carolina, the related Mortgagor is required to maintain coverage for windstorm and/or windstorm related perils and/or “named storms” issued by an insurer meeting the Insurance Rating Requirements or endorsement covering damage from windstorm and/or windstorm related perils and/or named storms.

The Mortgaged Property is covered, and required to be covered pursuant to the related Loan Documents, by a commercial general liability insurance policy issued by an insurer meeting the Insurance Rating Requirements including coverage for property damage, contractual damage and personal injury (including bodily injury and death) in amounts as are generally required by prudent institutional commercial mortgage lenders, and in any event not less than $1 million per occurrence and $2 million in the aggregate.

An architectural or engineering consultant has performed an analysis of each of the Mortgaged Properties located in seismic zones 3 or 4 in order to evaluate the structural and seismic condition of such property, for the sole purpose of assessing the scenario expected limit (“SEL”) for the Mortgaged Property in the event of an earthquake. In such instance, the SEL was based on a 475-year return period, an exposure period of 50 years and a 10% probability of exceedance. If the resulting report concluded that the SEL would exceed 20% of the amount of the replacement costs of the improvements, earthquake insurance on such Mortgaged Property was obtained by an insurer rated at least “A:VIII” by A.M. Best Company or “A3” (or the equivalent) from Moody’s Investors Service, Inc. or “A-” by Standard & Poor’s Ratings Service in an amount not less than 100% of the SEL.

The Loan Documents require insurance proceeds in respect of a property loss to be applied either (a) to the repair or restoration of all or part of the related Mortgaged Property, with respect to all property losses in excess of 5% of the then outstanding principal amount of the related Mortgage Loan, the Mortgagee (or a trustee appointed by it) having the right to hold and disburse

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such proceeds as the repair or restoration progresses, or (b) to the payment of the outstanding principal balance of such Mortgage Loan together with any accrued interest thereon.

All premiums on all insurance policies referred to in this section required to be paid as of the Cut-off Date have been paid, and such insurance policies name the Mortgagee under the Mortgage Loan and its successors and assigns as a loss payee under a mortgagee endorsement clause or, in the case of the general liability insurance policy, as named or additional insured. Such insurance policies will inure to the benefit of the Trustee.  Each related Mortgage Loan obligates the related Mortgagor to maintain all such insurance and, at such Mortgagor’s failure to do so, authorizes the Mortgagee to maintain such insurance at the Mortgagor’s reasonable cost and expense and to charge such Mortgagor for related premiums.  All such insurance policies (other than commercial liability policies) require at least 10 days’ prior notice to the Mortgagee of termination or cancellation arising because of nonpayment of a premium and at least 30 days prior notice to the Mortgagee of termination or cancellation (or such lesser period, not less than 10 days, as may be required by applicable law) arising for any reason other than non-payment of a premium and no such notice has been received by Seller.

(17)
Access; Utilities; Separate Tax Lots.  Each Mortgaged Property (a) is located on or adjacent to a public road and has direct legal access to such road, or has access via an irrevocable easement or irrevocable right of way permitting ingress and egress to/from a public road, (b) is served by or has uninhibited access rights to public or private water and sewer (or well and septic) and all required utilities, all of which are appropriate for the current use of the Mortgaged Property, and (c) constitutes one or more separate tax parcels which do not include any property which is not part of the Mortgaged Property or is subject to an endorsement under the related Title Policy insuring the Mortgaged Property, or in certain cases, an application has been, or will be, made to the applicable governing authority for creation of separate tax lots, in which case the Mortgage Loan requires the Mortgagor to escrow an amount sufficient to pay taxes for the existing tax parcel of which the Mortgaged Property is a part until the separate tax lots are created.

(18)
No Encroachments.  To Seller’s knowledge based solely on surveys obtained in connection with origination and the Mortgagee’s Title Policy (or, if such policy is not yet issued, a pro forma title policy, a preliminary title policy with escrow instructions or a “marked up” commitment) obtained in connection with the origination of each Mortgage Loan, all material improvements that were included for the purpose of determining the appraised value of the related Mortgaged Property at the time of the origination of such Mortgage Loan are within the boundaries of the related Mortgaged Property, except encroachments that do not materially and adversely affect the value or current use of such Mortgaged Property or for which insurance or endorsements were obtained under the Title Policy.  No improvements on adjoining parcels encroach onto the related Mortgaged Property except for encroachments that do not materially and adversely affect the value or current use of such Mortgaged Property or for which insurance or endorsements were obtained under the Title Policy.  No improvements encroach upon any easements except for encroachments the removal of which would not materially and adversely affect the value or current use of such Mortgaged Property or for which insurance or endorsements obtained with respect to the Title Policy.

(19)
No Contingent Interest or Equity Participation.  No Mortgage Loan has a shared appreciation feature, any other contingent interest feature or a negative amortization feature or an equity participation by Seller (except that an ARD Loan may provide for the accrual of the portion of interest in excess of the rate in effect prior to its related Anticipated Repayment Date).

(20)
REMIC.  The Mortgage Loan is a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Code (but determined without regard to the rule in Treasury Regulations Section 1.860G-2(f)(2) that treats certain defective mortgage loans as qualified mortgages), and, accordingly, (A) the issue price of the Mortgage Loan to the related Mortgagor at origination did not exceed the non-contingent principal amount of the Mortgage Loan and (B) either:  (a) such Mortgage Loan is secured by an interest in real property (including buildings and structural components thereof, but

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excluding personal property) having a fair market value (i) at the date the Mortgage Loan was originated at least equal to 80% of the adjusted issue price of the Mortgage Loan on such date or (ii) at the Closing Date at least equal to 80% of the adjusted issue price of the Mortgage Loan on such date, provided that for purposes hereof, the fair market value of the real property interest must first be reduced by (A) the amount of any lien on the real property interest that is senior to the Mortgage Loan and (B) a proportionate amount of any lien that is in parity with the Mortgage Loan; or (b) substantially all of the proceeds of such Mortgage Loan were used to acquire, improve or protect the real property which served as the only security for such Mortgage Loan (other than a recourse feature or other third-party credit enhancement within the meaning of Treasury Regulations Section 1.860G-2(a)(1)(ii)). If the Mortgage Loan was “significantly modified” prior to the Closing Date so as to result in a taxable exchange under Section 1001 of the Code, it either (x) was modified as a result of the default or reasonably foreseeable default of such Mortgage Loan or (y) satisfies the provisions of either sub-clause (B)(a)(i) above (substituting the date of the last such modification for the date the Mortgage Loan was originated) or sub-clause (B)(a)(ii), including the proviso thereto. Any prepayment premium and yield maintenance charges applicable to the Mortgage Loan constitute “customary prepayment penalties” within the meaning of Treasury Regulations Section 1.860G-1(b)(2). All terms used in this paragraph shall have the same meanings as set forth in the related Treasury Regulations.

(21)
Compliance with Usury Laws.  The Mortgage Rate (exclusive of any default interest, late charges, yield maintenance charge, or prepayment premiums) of such Mortgage Loan complied as of the date of origination with, or was exempt from, applicable state or federal laws, regulations and other requirements pertaining to usury.

(22)
Authorized to do Business.  To the extent required under applicable law, as of the Cut-off Date or as of the date that such entity held the Mortgage Note, each holder of the Mortgage Note was authorized to originate, acquire and/or hold (as applicable) the Mortgage Note in the jurisdiction in which each related Mortgaged Property is located, or the failure to be so authorized does not materially and adversely affect the enforceability of such Mortgage Loan by the Trust.

(23)
Trustee under Deed of Trust.  With respect to each Mortgage which is a deed of trust, as of the date of origination and, to the Seller’s knowledge, as of the Closing Date, a trustee, duly qualified under applicable law to serve as such, currently so serves and is named in the deed of trust or has been substituted in accordance with the Mortgage and applicable law or may be substituted in accordance with the Mortgage and applicable law by the related Mortgagee.

(24)
Local Law Compliance.  To the Seller’s knowledge, based upon any of a letter from any governmental authorities, a legal opinion, an architect’s letter, a zoning consultant’s report, an endorsement to the related Title Policy, or other affirmative investigation of local law compliance consistent with the investigation conducted by the Seller for similar commercial and multifamily mortgage loans intended for securitization, there are no material violations of applicable zoning ordinances, building codes and land laws (collectively “Zoning Regulations”), with respect to the improvements located on or forming part of each Mortgaged Property securing a Mortgage Loan as of the date of origination of such Mortgage Loan (or related Whole Loan, as applicable) and as of the Cut-off Date, other than those which (i) are insured by the Title Policy or a law and ordinance insurance policy or (ii) would not have a material adverse effect on the value, operation or net operating income of the Mortgaged Property.  The terms of the Loan Documents require the Mortgagor to comply in all material respects with all applicable governmental regulations, zoning and building laws.

(25)
Licenses and Permits.  Each Mortgagor covenants in the Loan Documents that it shall keep all material licenses, permits and applicable governmental authorizations necessary for its operation of the Mortgaged Property in full force and effect, and to the Seller’s knowledge based upon any of a letter from any government authorities or other affirmative investigation of local law compliance consistent with the investigation conducted by the Seller for similar commercial and multifamily mortgage loans intended for securitization, all such material licenses, permits and

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applicable governmental authorizations are in effect. The Mortgage Loan requires the related Mortgagor to be qualified to do business in the jurisdiction in which the related Mortgaged Property is located.

(26)
Recourse Obligations.  The Loan Documents for each Mortgage Loan provide that such Mortgage Loan (a) becomes full recourse to the Mortgagor and guarantor (which is a natural person or persons, or an entity distinct from the Mortgagor (but may be affiliated with the Mortgagor) that has assets other than equity in the related Mortgaged Property that are not de minimis) in any of the following events:  (i) if any voluntary petition for bankruptcy, insolvency, dissolution or liquidation pursuant to federal bankruptcy law, or any similar federal or state law, shall be filed by the Mortgagor; (ii) Mortgagor or guarantor shall have colluded with (or, alternatively, solicited or caused to be solicited) other creditors to cause an involuntary bankruptcy filing with respect to the Mortgagor or (iii) voluntary transfers of either the Mortgaged Property or equity interests in Mortgagor made in violation of the Loan Documents; and (b) contains provisions providing for recourse against the Mortgagor and guarantor (which is a natural person or persons, or an entity distinct from the Mortgagor (but may be affiliated with the Mortgagor) that has assets other than equity in the related Mortgaged Property that are not de minimis), for losses and damages sustained by reason of Mortgagor’s (i) misappropriation of rents after the occurrence of an event of default under the Mortgage Loan, (ii) misappropriation of (A) insurance proceeds or condemnation awards or (B) security deposits or, alternatively, the failure of any security deposits to be delivered to Mortgagee upon foreclosure or action in lieu thereof (except to the extent applied in accordance with leases prior to a Mortgage Loan event of default); (iii) fraud or intentional material misrepresentation; (iv) breaches of the environmental covenants in the Loan Documents; or (v) commission of intentional material physical waste at the Mortgaged Property.

(27)
Mortgage Releases.  The terms of the related Mortgage or related Loan Documents do not provide for release of any material portion of the Mortgaged Property from the lien of the Mortgage except (a) a partial release, accompanied by principal repayment, of not less than a specified percentage at least equal to the lesser of (i) 110% of the related allocated loan amount of such portion of the Mortgaged Property and (ii) the outstanding principal balance of the Mortgage Loan, (b) upon payment in full of such Mortgage Loan, (c) upon a Defeasance defined in (32) below, (d) releases of out-parcels that are unimproved or other portions of the Mortgaged Property which will not have a material adverse effect on the underwritten value of the Mortgaged Property and which were not afforded any material value in the appraisal obtained at the origination of the Mortgage Loan and are not necessary for physical access to the Mortgaged Property or compliance with zoning requirements, or (e) as required pursuant to an order of condemnation or taking by a State or any political subdivision or authority thereof.  With respect to any partial release under the preceding clauses (a) or (d), either:  (x) such release of collateral (i) would not constitute a “significant modification” of the subject Mortgage Loan within the meaning of Treasury Regulations Section 1.860G-2(b)(2) and (ii) would not cause the subject Mortgage Loan to fail to be a “qualified mortgage” within the meaning of Section 860G(a)(3)(A) of the Code; or (y) the Mortgagee or servicer can, in accordance with the related Loan Documents, condition such release of collateral on the related Mortgagor’s delivery of an opinion of tax counsel to the effect specified in the immediately preceding clause (x).  For purposes of the preceding clause (x), for all Mortgage Loans originated after December 6, 2010, if the fair market value of the real property constituting such Mortgaged Property after the release is not equal to at least 80% of the principal balance of the Mortgage Loan outstanding after the release, the Mortgagor is required to make a payment of principal in an amount not less than the amount required by the REMIC Provisions.

With respect to any partial release under the preceding clause (e), for all Mortgage Loans originated after December 6, 2010, the Mortgagor can be required to pay down the principal balance of the Mortgage Loan in an amount not less than the amount required by the REMIC Provisions and, to such extent, such amount may not be required to be applied to the restoration of the Mortgaged Property or released to the Mortgagor, if, immediately after the release of such

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portion of the Mortgaged Property from the lien of the Mortgage (but taking into account the planned restoration) the fair market value of the real property constituting the remaining Mortgaged Property is not equal to at least 80% of the remaining principal balance of the Mortgage Loan.

No Mortgage Loan that is secured by more than one Mortgaged Property or that is cross-collateralized with another Mortgage Loan permits the release of cross-collateralization of the related Mortgaged Properties or a portion thereof, including due to partial condemnation, other than in compliance with the REMIC Provisions.

(28)
Financial Reporting and Rent Rolls.  The Mortgage Loan documents for each Mortgage Loan require the Mortgagor to provide the owner or holder of the Mortgage with quarterly (other than for single-tenant properties) and annual operating statements, and quarterly (other than for single-tenant properties) rent rolls for properties that have leases contributing more than 5% of the in-place base rent and annual financial statements, which annual financial statements with respect to each Mortgage Loan with more than one Mortgagor are in the form of an annual combined balance sheet of the Mortgagor entities (and no other entities), together with the related combined statements of operations, members’ capital and cash flows, including a combining balance sheet and statement of income for the Mortgaged Properties on a combined basis.

(29)
Acts of Terrorism Exclusion.  With respect to each Mortgage Loan over $20 million, the related special-form all-risk insurance policy and business interruption policy (issued by an insurer meeting the Insurance Rating Requirements) do not specifically exclude Acts of Terrorism, as defined in the Terrorism Risk Insurance Act of 2002, as amended by the Terrorism Risk Insurance Program Reauthorization Act of 2007 (collectively referred to as “TRIA”), from coverage, or if such coverage is excluded, it is covered by a separate terrorism insurance policy.  With respect to each other Mortgage Loan, the related special all-risk insurance policy and business interruption policy (issued by an insurer meeting the Insurance Rating Requirements) did not, as of the date of origination of the Mortgage Loan, and, to Seller’s knowledge, do not, as of the Cut-off Date, specifically exclude Acts of Terrorism, as defined in TRIA, from coverage, or if such coverage is excluded, it is covered by a separate terrorism insurance policy.  With respect to each Mortgage Loan, the related Loan Documents do not expressly waive or prohibit the Mortgagee from requiring coverage for Acts of Terrorism, as defined in TRIA, or damages related thereto; provided, however, that if TRIA or a similar or subsequent statute is not in effect, then, provided that terrorism insurance is commercially available, the Mortgagor under each Mortgage Loan is required to carry terrorism insurance, but in such event the Mortgagor shall not be required to spend more than the Terrorism Cap Amount on terrorism insurance coverage, and if the cost of terrorism insurance exceeds the Terrorism Cap Amount, the Mortgagor is required to purchase the maximum amount of terrorism insurance available with funds equal to the Terrorism Cap Amount.  The “Terrorism Cap Amount” is the specified percentage (which is at least equal to 200%) of the amount of the insurance premium that is payable at such time in respect of the property and business interruption/rental loss insurance required under the related Loan Documents (without giving effect to the cost of terrorism and earthquake components of such casualty and business interruption/rental loss insurance).

(30)
Due on Sale or Encumbrance.  Subject to specific exceptions set forth below, each Mortgage Loan contains a “due on sale” or other such provision for the acceleration of the payment of the unpaid principal balance of such Mortgage Loan if, without the consent of the holder of the Mortgage (which consent, in some cases, may not be unreasonably withheld) and/or complying with the requirements of the related Loan Documents (which provide for transfers without the consent of the Mortgagee which are customarily acceptable to prudent commercial and multifamily mortgage lending institutions lending on the security of property comparable to the related Mortgaged Property, including, without limitation, transfers of worn-out or obsolete furnishings, fixtures, or equipment promptly replaced with property of equivalent value and functionality and transfers by leases entered into in accordance with the Loan Documents), (a) the related Mortgaged Property, or any equity interest of greater than 50% in the related

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Mortgagor, is directly or indirectly pledged, transferred or sold, other than as related to (i) family and estate planning transfers or transfers upon death or legal incapacity, (ii) transfers to certain affiliates as defined in the related Loan Documents, (iii) transfers of less than, or other than, a controlling interest in the related Mortgagor, (iv) transfers to another holder of direct or indirect equity in the Mortgagor, a specific Person designated in the related Loan Documents or a Person satisfying specific criteria identified in the related Loan Documents, such as a qualified equityholder, (v) transfers of stock or similar equity units in publicly traded companies or (vi) a substitution or release of collateral within the parameters of paragraphs (27) and (32) herein or the exceptions thereto set forth on Annex E-2, or (vii) as set forth on an exhibit to the applicable Mortgage Loan Purchase Agreement by reason of any mezzanine debt that existed at the origination of the related Mortgage Loan, or future permitted mezzanine debt as set forth on an exhibit to the applicable Mortgage Loan Purchase Agreement or (b) the related Mortgaged Property is encumbered with a subordinate lien or security interest against the related Mortgaged Property, other than (i) any Companion Loan of any Mortgage Loan or any subordinate debt that existed at origination and is permitted under the related Loan Documents, (ii) purchase money security interests (iii) any Mortgage Loan that is cross-collateralized and cross-defaulted with another Mortgage Loan, as set forth on an exhibit to the applicable Mortgage Loan Purchase Agreement or (iv) Permitted Encumbrances. The Mortgage or other Loan Documents provide that to the extent any Rating Agency fees are incurred in connection with the review of and consent to any transfer or encumbrance, the Mortgagor is responsible for such payment along with all other reasonable out-of-pocket fees and expenses incurred by the Mortgagee relative to such transfer or encumbrance.

(31)
Single-Purpose Entity.  Each Mortgage Loan requires the Mortgagor to be a Single-Purpose Entity for at least as long as the Mortgage Loan is outstanding.  Both the Loan Documents and the organizational documents of the Mortgagor with respect to each Mortgage Loan with a Cut-off Date Principal Balance in excess of $5 million provide that the Mortgagor is a Single-Purpose Entity, and each Mortgage Loan with a Cut-off Date Principal Balance of $20 million or more has a counsel’s opinion regarding non-consolidation of the Mortgagor.  For this purpose, a “Single-Purpose Entity” shall mean an entity, other than an individual, whose organizational documents (or if the Mortgage Loan has a Cut-off Date Principal Balance equal to $5 million or less, its organizational documents or the related Loan Documents) provide substantially to the effect that it was formed or organized solely for the purpose of owning and operating one or more of the Mortgaged Properties securing the Mortgage Loans and prohibit it from engaging in any business unrelated to such Mortgaged Property or Properties, and whose organizational documents further provide, or which entity represented in the related Loan Documents, substantially to the effect that it does not have any assets other than those related to its interest in and operation of such Mortgaged Property or Properties, or any indebtedness other than as permitted by the related Mortgage(s) or the other related Loan Documents, that it has its own books and records and accounts separate and apart from those of any other person (other than a Mortgagor for a Mortgage Loan that is cross-collateralized and cross-defaulted with the related Mortgage Loan), and that it holds itself out as a legal entity, separate and apart from any other person or entity.

(32)
Defeasance.  With respect to any Mortgage Loan that, pursuant to the Loan Documents, can be defeased (a “Defeasance”), (i) the Loan Documents provide for defeasance as a unilateral right of the Mortgagor, subject to satisfaction of conditions specified in the Loan Documents; (ii) the Mortgage Loan cannot be defeased within two years after the Closing Date; (iii) the Mortgagor is permitted to pledge only United States “government securities” within the meaning of Treasury Regulations Section 1.860G-2(a)(8)(ii), the revenues from which will, in the case of a full Defeasance, be sufficient to make all scheduled payments under the Mortgage Loan when due, including the entire remaining principal balance on the maturity date or, if the Mortgage Loan is an ARD Loan, the entire principal balance outstanding on the related Anticipated Repayment Date (or, in each case, on or after the first date on which payment may be made without payment of a yield maintenance charge or prepayment penalty), and if the Mortgage Loan permits partial releases of real property in connection with partial defeasance, the revenues from the collateral will be sufficient to pay all such scheduled payments calculated on a principal amount equal to a

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specified percentage at least equal to the lesser of (i) 110% of the allocated loan amount for the real property to be released and (ii) the outstanding principal balance of the Mortgage Loan; (iv) the Mortgagor is required to provide a certification from an independent certified public accountant that the collateral is sufficient to make all scheduled payments under the Mortgage Note as set forth in (iii) above, (v) if the Mortgagor would continue to own assets in addition to the defeasance collateral, the portion of the Mortgage Loan secured by defeasance collateral is required to be assumed (or the Mortgagee may require such assumption) by a Single-Purpose Entity; (vi) the Mortgagor is required to provide an opinion of counsel that the Mortgagee has a perfected security interest in such collateral prior to any other claim or interest; and (vii) the Mortgagor is required to pay all rating agency fees associated with defeasance (if rating confirmation is a specific condition precedent thereto) and all other reasonable out-of-pocket expenses associated with defeasance, including, but not limited to, accountant’s fees and opinions of counsel.

(33)
Fixed Interest Rates.  Each Mortgage Loan bears interest at a rate that remains fixed throughout the remaining term of such Mortgage Loan, except in the case of ARD Loans and situations where default interest is imposed.

(34)
Ground Leases.  For purposes of this Annex E-1, a “Ground Lease” shall mean a lease creating a leasehold estate in real property where the fee owner as the ground lessor conveys for a term or terms of years its entire interest in the land and buildings and other improvements, if any, comprising the premises demised under such lease to the ground lessee (who may, in certain circumstances, own the building and improvements on the land), subject to the reversionary interest of the ground lessor as fee owner and does not include industrial development agency (IDA) or similar leases for purposes of conferring a tax abatement or other benefit.

With respect to any Mortgage Loan where the Mortgage Loan is secured by a leasehold estate under a Ground Lease in whole or in part, and the related Mortgage does not also encumber the related lessor’s fee interest in such Mortgaged Property, based upon the terms of the Ground Lease and any estoppel or other agreement received from the ground lessor in favor of Seller, its successors and assigns, Seller represents and warrants that:

(a)
The Ground Lease or a memorandum regarding such Ground Lease has been duly recorded or submitted for recordation in a form that is acceptable for recording in the applicable jurisdiction.  The Ground Lease or an estoppel or other agreement received from the ground lessor permits the interest of the lessee to be encumbered by the related Mortgage and does not restrict the use of the related Mortgaged Property by such lessee, its successors or assigns in a manner that would materially adversely affect the security provided by the related Mortgage.  No material change in the terms of the Ground Lease had occurred since the origination of the Mortgage Loan, except as reflected in any written instruments which are included in the related Mortgage File;

(b)
The lessor under such Ground Lease has agreed in a writing included in the related Mortgage File (or in such Ground Lease) that the Ground Lease may not be amended or modified, or canceled or terminated by agreement of lessor and lessee, without the prior written consent of the Mortgagee;

(c)
The Ground Lease has an original term (or an original term plus one or more optional renewal terms, which, under all circumstances, may be exercised, and will be enforceable, by either Mortgagor or the Mortgagee) that extends not less than 20 years beyond the stated maturity of the related Mortgage Loan, or 10 years past the stated maturity if such Mortgage Loan fully amortizes by the stated maturity (or with respect to a Mortgage Loan that accrues on an actual 360 basis, substantially amortizes);

(d)	The Ground Lease either (i) is not subject to any liens or encumbrances superior to, or of equal priority with, the Mortgage, except for the related fee interest of the ground lessor

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and the Permitted Encumbrances, or (ii) is subject to a subordination, non-disturbance and attornment agreement to which the Mortgagee on the lessor’s fee interest in the Mortgaged Property is subject;

(e)
The Ground Lease does not place commercially unreasonably restrictions on the identity of the Mortgagee and the Ground Lease is assignable to the holder of the Mortgage Loan and its successors and assigns without the consent of the lessor thereunder (provided that proper notice is delivered to the extent required in accordance with the Ground Lease), and in the event it is so assigned, it is further assignable by the holder of the Mortgage Loan and its successors and assigns without the consent of (but with prior notice to) the lessor;

(f)
The Seller has not received any written notice of material default under or notice of termination of such Ground Lease.  To the Seller’s knowledge, there is no material default under such Ground Lease and no condition that, but for the passage of time or giving of notice, would result in a material default under the terms of such Ground Lease and to the Seller’s knowledge, such Ground Lease is in full force and effect as of the Closing Date;

(g)
The Ground Lease or ancillary agreement between the lessor and the lessee requires the lessor to give to the Mortgagee written notice of any default, and provides that no notice of default or termination is effective against the Mortgagee unless such notice is given to the Mortgagee;

(h)
The Mortgagee is permitted a reasonable opportunity (including, where necessary, sufficient time to gain possession of the interest of the lessee under the Ground Lease through legal proceedings) to cure any default under the Ground Lease which is curable after the Mortgagee’s receipt of notice of any default before the lessor may terminate the Ground Lease;

(i)	The Ground Lease does not impose any restrictions on subletting that would be viewed as commercially unreasonable by a prudent commercial mortgage lender;

(j)
Under the terms of the Ground Lease, an estoppel or other agreement received from the ground lessor and the related Mortgage (taken together), any related insurance proceeds or the portion of the condemnation award allocable to the ground lessee’s interest (other than (i) de minimis amounts for minor casualties or (ii) in respect of a total or substantially total loss or taking as addressed in subpart (k)) will be applied either to the repair or to restoration of all or part of the related Mortgaged Property with (so long as such proceeds are in excess of the threshold amount specified in the related Loan Documents) the Mortgagee or a trustee appointed by it having the right to hold and disburse such proceeds as repair or restoration progresses, or to the payment of the outstanding principal balance of the Mortgage Loan, together with any accrued interest;

(k)
In the case of a total or substantially total taking or loss, under the terms of the Ground Lease, an estoppel or other agreement and the related Mortgage (taken together), any related insurance proceeds, or portion of the condemnation award allocable to ground lessee’s interest in respect of a total or substantially total loss or taking of the related Mortgaged Property to the extent not applied to restoration, will be applied first to the payment of the outstanding principal balance of the Mortgage Loan, together with any accrued interest; and

(l)
Provided that the Mortgagee cures any defaults which are susceptible to being cured, the ground lessor has agreed to enter into a new lease with Mortgagee upon termination of the Ground Lease for any reason, including rejection of the Ground Lease in a bankruptcy proceeding.

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(35)
Servicing.  The servicing and collection practices used by the Seller with respect to the Mortgage Loan have been, in all respects, legal and have met customary industry standards for servicing of commercial loans for conduit loan programs.

(36)
Origination and Underwriting.  The origination practices of the Seller (or the related originator if the Seller was not the originator) with respect to each Mortgage Loan have been, in all material respects, legal and as of the date of its origination, such Mortgage Loan (or the related Whole Loan, as applicable) and the origination thereof complied in all material respects with, or was exempt from, all requirements of federal, state or local law relating to the origination of such Mortgage Loan; provided that such representation and warranty does not address or otherwise cover any matters with respect to federal, state or local law otherwise covered in this Annex E-1.

(37)
No Material Default; Payment Record.  No Mortgage Loan has been more than 30 days delinquent, without giving effect to any grace or cure period, in making required debt service payments since origination, and as of the date hereof, no Mortgage Loan is more than 30 days delinquent (beyond any applicable grace or cure period) in making required payments as of the Closing Date.  To the Seller’s knowledge, there is (a) no material default, breach, violation or event of acceleration existing under the related Mortgage Loan, or (b) no event (other than payments due but not yet delinquent) which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a material default, breach, violation or event of acceleration, which default, breach, violation or event of acceleration, in the case of either (a) or (b), materially and adversely affects the value of the Mortgage Loan or the value, use or operation of the related Mortgaged Property, provided, however, that this representation and warranty does not cover any default, breach, violation or event of acceleration that specifically pertains to or arises out of an exception scheduled to any other representation and warranty made by the Seller in this Annex E-1 (including, but not limited to, the prior sentence).  No person other than the holder of such Mortgage Loan may declare any event of default under the Mortgage Loan or accelerate any indebtedness under the Loan Documents.

(38)
Bankruptcy.  As of the date of origination of the related Mortgage Loan and to the Seller’s knowledge as of the Cut-off Date, neither the Mortgaged Property (other than any tenants of such Mortgaged Property), nor any portion thereof, is the subject of, and no Mortgagor, guarantor or tenant occupying a single-tenant property is a debtor in state or federal bankruptcy, insolvency or similar proceeding.

(39)
Organization of Mortgagor.  With respect to each Mortgage Loan, in reliance on certified copies of the organizational documents of the Mortgagor delivered by the Mortgagor in connection with the origination of such Mortgage Loan (or related Whole Loan, as applicable), the Mortgagor is an entity organized under the laws of a state of the United States of America, the District of Columbia or the Commonwealth of Puerto Rico.  Except with respect to any Mortgage Loan that is cross-collateralized and cross-defaulted with another Mortgage Loan, no Mortgage Loan has a Mortgagor that is an affiliate of another Mortgagor.

(40)
Environmental Conditions.  A Phase I environmental site assessment (or update of a previous Phase I and or Phase II site assessment) and, with respect to certain Mortgage Loans, a Phase II environmental site assessment (collectively, an “ESA”) meeting ASTM requirements conducted by a reputable environmental consultant in connection with such Mortgage Loan within 12 months prior to its origination date (or an update of a previous ESA was prepared), and such ESA (i) did not identify the existence of recognized environmental conditions (as such term is defined in ASTM E1527-05 or its successor, hereinafter “Environmental Condition”) at the related Mortgaged Property or the need for further investigation, or (ii) if the existence of an Environmental Condition or need for further investigation was indicated in any such ESA, then at least one of the following statements is true:  (A) an amount reasonably estimated by a reputable environmental consultant to be sufficient to cover the estimated cost to cure any material noncompliance with applicable Environmental Laws or the Environmental Condition has been escrowed by the related Mortgagor and is held or controlled by the related Mortgagee; (B) if the

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only Environmental Condition relates to the presence of asbestos-containing materials, radon in indoor air, lead based paint or lead in drinking water, the only recommended action in the ESA is the institution of such a plan, an operations or maintenance plan has been required to be instituted by the related Mortgagor that, based on the ESA, can reasonably be expected to mitigate the identified risk; (C) the Environmental Condition identified in the related environmental report was remediated or abated in all material respects prior to the date hereof, and, if and as appropriate, a no further action or closure letter was obtained from the applicable governmental regulatory authority (or the environmental issue affecting the related Mortgaged Property was otherwise listed by such governmental authority as “closed” or a reputable environmental consultant has concluded that no further action is required); (D) an environmental policy or a lender’s pollution legal liability insurance policy meeting the requirements set forth below that covers liability for the identified circumstance or condition was obtained from an insurer rated no less than A- (or the equivalent) by Moody’s, S&P and/or Fitch; (E) a party not related to the Mortgagor was identified as the responsible party for such condition or circumstance and such responsible party has financial resources reasonably estimated to be adequate to address the situation; or (F) a party related to the Mortgagor having financial resources reasonably estimated to be adequate to address the situation is required to take action. To Seller’s knowledge, except as set forth in the ESA, there is no Environmental Condition (as such term is defined in ASTM E1527-05 or its successor) at the related Mortgaged Property.

(41)
Appraisal.  The Mortgage File contains an appraisal of the related Mortgaged Property with an appraisal date within six months of the Mortgage Loan origination date, and within 12 months of the Closing Date.  The appraisal is signed by an appraiser who is a Member of the Appraisal Institute (“MAI”) and, to the Seller’s knowledge, had no interest, direct or indirect, in the Mortgaged Property or the Mortgagor or in any loan made on the security thereof, and whose compensation is not affected by the approval or disapproval of the Mortgage Loan. Each appraiser has represented in such appraisal or in a supplemental letter that the appraisal satisfies the requirements of the “Uniform Standards of Professional Appraisal Practice” as adopted by the Appraisal Standards Board of the Appraisal Foundation.   Each appraisal contains a statement, or is accompanied by a letter from the appraiser, to the effect that the appraisal was performed in accordance with the requirements of the Financial Institutions Reform, Recovery and Enforcement Act of 1989, as in effect on the date such Mortgage Loan was originated.

(42)
Mortgage Loan Schedule.  The information pertaining to each Mortgage Loan which is set forth in the Mortgage Loan Schedule attached as an exhibit to the related Mortgage Loan Purchase Agreement is true and correct in all material respects as of the Cut-off Date and contains all information required by the Pooling and Servicing Agreement to be contained therein.

(43)	Cross-Collateralization. No Mortgage Loan is cross-collateralized or cross-defaulted with any other Mortgage Loan that is outside the Mortgage Pool, except as set forth on Annex E-2.

(44)
Advance of Funds by the Seller.  After origination, no advance of funds has been made by Seller to the related Mortgagor other than in accordance with the Loan Documents, and, to Seller’s knowledge, no funds have been received from any person other than the related Mortgagor or an affiliate for, or on account of, payments due on the Mortgage Loan (other than as contemplated by the Loan Documents, such as, by way of example and not in limitation of the foregoing, amounts paid by the tenant(s) into a Mortgagee-controlled lockbox if required or contemplated under the related lease or Loan Documents).  Neither Seller nor any affiliate thereof has any obligation to make any capital contribution to any Mortgagor under a Mortgage Loan, other than contributions made on or prior to the date hereof.

(45)
Compliance with Anti-Money Laundering Laws.  Seller has complied in all material respects with all applicable anti-money laundering laws and regulations, including without limitation the USA Patriot Act of 2001 with respect to the origination of the Mortgage Loan.

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For purposes of these representations and warranties, “Mortgagee” means the mortgagee, grantee or beneficiary under any Mortgage, any holder of legal title to any portion of any Mortgage Loan or, if applicable, any agent or servicer on behalf of such party.

For purposes of these representations and warranties, the phrases “the Seller’s knowledge” or “the Seller’s belief” and other words and phrases of like import means, except where otherwise expressly set forth in these representations and warranties, the actual state of knowledge or belief of the Seller, its officers and employees directly responsible for the underwriting, origination, servicing or sale of the Mortgage Loans regarding the matters expressly set forth in these representations and warranties.

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ANNEX E-2

EXCEPTIONS TO SPONSOR REPRESENTATIONS AND WARRANTIES

The exceptions to the representations and warranties set forth below are grouped by Sponsor and listed by the number of the related representation and warranty set forth on Annex E-1 to this free writing prospectus and the Mortgage Loan name and number identified on Annex A to this free writing prospectus.  Capitalized terms used but not otherwise defined in this Annex E-2 will have the meanings set forth in this free writing prospectus or, if not defined in this free writing prospectus, in the related Mortgage Loan Purchase Agreement.

Citigroup Global Markets Realty Corp.

Representation Number on Annex E-1		Mortgage Loan Name and Number as Identified on Annex A	Description of Exception

(16)	Insurance	Morgan & Meeker (No. 24)
The Mortgage Loan documents provide that Mortgagee is entitled to hold and disburse insurance proceeds in excess of 5% of the original loan amount (as opposed to the then outstanding loan amount). As the Mortgage Loan amortizes, therefore, the Mortgage Loan documents impose a higher threshold than what the representation states regarding when Mortgagee can hold and disburse the proceeds.

(16)	Insurance	Crawford-Devon Shopping Center (No. 70)
The Mortgage Loan documents permit Highland Park CVS, L.L.C. (“CVS”), to maintain the property insurance policy, with respect to the portion of the Mortgaged Property CVS occupies, in accordance with the Mortgage Loan documents, in lieu of Mortgagor’s maintenance of such property insurance policy, provided that the deductible for such property insurance policy may be up to $500,000 so long as: (i) the lease with CVS is in full force and effect, and (ii) CVS or its parent maintains a senior unsecured credit rating from S&P of BB or better (or its equivalent by another rating agency).

(16)	Insurance	Chase Bank Goodyear AZ (No. 97)
The Mortgage Loan documents permit the sole tenant at the Mortgaged Property, JPMorgan Chase Bank, National Association (“Chase”) to self-insure or to maintain its own insurance policies pursuant to the Chase lease in lieu of Mortgagor’s maintenance of insurance policies in accordance with the Mortgage Loan documents so long as: (i) the Chase lease is in full force and effect and (ii) Mortgagor and Mortgagee are named as loss payees on such insurance policies, as their interests may appear.

(26)	Recourse Obligations	South Beach Marriott (No. 1)
The Mortgage Loan documents limit full recourse to the Mortgagor and the guarantor for transfers of the Mortgaged Property or equity interests in the Mortgagor made in violation of the Mortgage Loan documents to those transfers where (i) such breach was material or recurring, (ii) the Mortgagor failed to correct such breach within thirty (30) days of receiving knowledge of such breach, and (iii) such breach is not a prohibited transfer under the Mortgage Loan Agreement.

(26)	Recourse Obligations	Morgan & Meeker (No. 24)
The Mortgage Loan documents limit full recourse to the Mortgagor and the guarantor for transfers of the Mortgaged Property or equity interests in the Mortgagor made in violation of the Mortgage Loan documents to those transfers where (i) such breach was material, (ii) the Mortgagor failed to correct such breach within thirty (30) days notice from Mortgagee, and (iii) such breach is a violation of the Mortgage Loan Agreement.

(39)	Organization of Mortgagor	125 Third Avenue (No. 2); 400 Broome Street (No. 4)	The Mortgagor under each of these Mortgage Loans is affiliated with the other Mortgagor, but the Mortgage Loans are not cross-collateralized or cross-defaulted with each other.

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Rialto Mortgage Finance, LLC

Representation Number on Annex E-1		Mortgage Loan Name and Number as Identified on Annex A	Description of Exception

(16)	Insurance	Various
The Mortgage Loan documents provide that lender may hold and disburse insurance proceeds in excess of 5% of the original principal amount of the Mortgage Loan, not the then-outstanding principal amount of the Mortgage Loan.

(16)	Insurance	735 Sixth Avenue (No. 6)
The Mortgaged Property is the sole commercial unit of a 205-unit condominium, otherwise comprised of 204 residential units.  The condominium documents require that any net insurance proceeds distributed in connection with any casualty or condemnation, (i) of $2,500,000 or less to be paid to the condominium board (or directly to the commercial unit owner if the casualty or condemnation only impacts the commercial unit), and (ii) of more than $2,500,000 to be paid to a bank or trust company designated by the condominium board, as insurance trustee for such amounts, in either case, to be applied to the restoration of the building, if less than 75% of the building is damaged.  A condominium estoppel was obtained at closing which obligates the condominium board to hold and disburse any insurance proceeds in accordance with the terms of the Condominium Documents.  The condominium board further acknowledged that so long as the related Mortgage Loan remains outstanding, the lender will  be named as an additional insured, loss payee and mortgagee on all insurance policies for the condominium.   In addition, as long as the Mortgage Loan is outstanding, the insurance trustee is required to meet certain conditions, including, among other things, that the insurance trustee (i) must be located in the City of New York, (ii) is required to have  certain credit ratings as specified in the condominium documents, and (iii) is required to deposit such proceeds in a separate trust account for the benefit of the condominium unit owners.

(24)	Local Law Compliance	735 Sixth Avenue (No. 6)
The Mortgaged Property is subject to several municipal violations with the New York City Department of Buildings that remained of record as of the Mortgage Loan closing date.   Any loss caused by the borrower’s failure to pursue the cure of the violations and remove them of record is a recourse obligation of the borrower and guarantor.

(24)	Local Law Compliance	Canal Street Storage (No. 60)
The Mortgaged Property is subject to a municipal violation relating to the signage installed at the Mortgaged Property and that remained of record as of the Mortgage Loan closing date.  Any loss caused by the borrower’s failure to pursue the cure of the violations and remove them of record is a recourse obligation of the borrower and guarantor.

(25)	Licenses and Permits	735 Sixth Avenue (No. 6)
A temporary certificate of occupancy (the “TCO”) has been issued with respect to the entire building (of which the Mortgaged Property consists of the commercial condominium unit in the building).  The Mortgage Loan documents require the borrower to (i) use commercially reasonable efforts to cause the sponsor of the condominium to maintain the TCO and to cause the TCO to be continuously renewed at all times until a new, permanent certificate of occupancy is obtained for the condominium building (the “New PCO”), (ii) diligently and in good faith pursue completion of all of the conditions required under applicable legal requirements including, without limitation, causing any violations and any outstanding items with respect to the Mortgaged Property to be completed and/or removed of record, for the issuance of the New PCO, and (iii) cause to be delivered to the lender copies of each updated TCO as and when issued and deliver to the lender a copy of the New PCO upon its issuance.  Any loss caused by the borrower’s failure to comply with these obligations is a recourse obligation of the borrower and guarantor.

(25)	Licenses and Permits	HGI Victorville (No. 38)
The borrower does not have an alcoholic beverage license or a certain permit issued by the Department of Public Health Environmental Health Services that is required for the operation of the Mortgaged Property. The Mortgage Loan  documents provide for recourse to the borrower and guarantor for any loss related to the borrower’s failure to deliver copies of such licenses and permits to lender  within 90 days of the Mortgage Loan closing date.

(28)	Financial	HGI Shreveport & HI	The Mortgage Loan documents do not require the annual financial

E-2-2

Representation Number on Annex E-1		Mortgage Loan Name and Number as Identified on Annex A	Description of Exception
	Reporting and Rent Rolls	Natchez (No. 29)	statements to be on a combined basis with respect to the borrowers or Mortgaged Properties.

(31)	Single-Purpose Entity	Highland Station (No. 88)	The borrower is a recycled single purpose entity that has previously owned two vacant parcels, each of which was transferred from the borrower prior to origination of the Mortgage Loan.

(39)	Organization of Mortgagor.	Live Oak Trace (No. 34); Plantation Apartments (No. 44)	The borrowers are affiliated entities.

(40)	Environmental Conditions	Woodchase Apartments (No. 45)
The Mortgage Loan documents require the borrower to deliver to the lender, within 180 days of the Mortgage Loan closing date (i) evidence that the borrower has enrolled in the Texas Innocent Owner/Operator Program (the “Texas IOP”) and (ii) a certificate from the Texas IOP to the borrower certifying that (1) any contamination on the Mortgaged Property is a result of a release or migration of contaminants from a source or sources not located on the Mortgaged Property and (2) the borrower did not cause or contribute to the source or sources of any contamination.  If the borrower is refused enrollment into the Texas IOP, then the borrower is required, within 60 days of such refusal, at its sole cost and expense, to obtain and maintain (or cause to be maintained) an environmental insurance policy, which policy and carrier are acceptable to the lender in all respects in its sole discretion. The borrower’s failure to comply with these obligations is an event of default and triggers a recourse obligation of the borrower and guarantor.

(43)	Cross-Collateralization	Walpole Shopping Mall (No. 20)	The Mortgage Loan is cross collateralized with the related companion loan that is not an asset of the Mortgage Pool.

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Goldman Sachs Mortgage Company

Representation Number on Annex E-1		Mortgage Loan Name and Number as Identified on Annex A	Description of Exception

(6)	Permitted Liens; Title Insurance	Fairview Center (No. 22)
Vons, a tenant at the Mortgaged Property, has a right of first refusal to purchase a portion of the Mortgaged Property.  Although such right of first refusal is inapplicable in the context of a foreclosure or deed-in-lieu of foreclosure, it is not subordinate to the lien of the Mortgage.

(16)	Insurance	Riverbend Shopping Center (No. 8); Carmel Executive Park (No. 13); Fairview Center (No. 22); College Center at Abella (No. 37); 100 Lexington (No. 42); Holiday Inn & Suites Stockbridge (No. 50)
All policies of insurance may be issued by a syndicate of insurers through which at least 75% of the coverage (if there are 4 or fewer members of the syndicate) or at least 60% of the coverage (if there are 5 or more members of the syndicate) is with insurers having ratings of at least “A” by S&P and “A2” by Moody’s, if Moody’s rates such insurer (provided that the first layers of coverage are from insurers rated at least “A” by S&P and “A2” by Moody’s, if Moody’s rates such insurer, and all such insurers shall have ratings of not less than “BBB+” by S&P and “Baa1” by Moody’s, if Moody’s rates such insurer).

(16)	Insurance	Emerald Isle Apartments (No. 3)
All policies of insurance may be issued by a syndicate of insurers through which at least 75% of the coverage (if there are 4 or fewer members of the syndicate) or at least 60% of the coverage (if there are 5 or more members of the syndicate) is with insurers having a rating of at least “A” by S&P (provided that the first layers of coverage are from insurers rated at least “A” by S&P and all such insurers shall have ratings of not less than “BBB”  by S&P).

(16)	Insurance	Fairview Center (No. 22)
All policies of insurance may be issued by one or more insurers having a rating of at least “A” by S&P or “A IX” by AM Best.

With respect to any increases in the amounts of coverage requested by the lender under the Mortgage Loan documents, such increases will only be required if available to the Mortgagor on commercially reasonable rates and terms and customarily required for commercial properties of similar size, use and geographic location as the Mortgaged Property by commercial lenders in the business of making loans intended for securitization.

(16)	Insurance	NorthSteppe Realty 1 (No. 23); NorthSteppe Realty 2 (No. 95)
All policies of insurance may be issued by a syndicate of insurers through which at least 75% of the coverage (if there are 4 or fewer members of the syndicate) or at least 60% of the coverage (if there are 5 or more members of the syndicate) is with insurers having ratings of at least “A” by S&P and “A2” by Moody’s, if Moody’s rates such insurer (provided that the first layers of coverage are from insurers rated at least “A” by S&P and “A2” by Moody’s, if Moody’s rates such insurer, and all such insurers shall have ratings of not less than “BBB+” by S&P and “Baa1” by Moody’s, if Moody’s rates such insurer).  In addition, the Mortgagor may utilize Westfield Insurance Company, which currently has a claims paying ability rating of “Api” by S&P and “A XIV” by A.M. Best, as the provider of insurance, provided, if the credit rating of Westfield Insurance Company falls below “Api” by S&P or “A XIV” by A.M. Best, the Mortgagor agrees to immediately replace Westfield Insurance Company with an insurer which meets the minimum claims paying ability rating set forth in the Mortgage Loan documents.

(16)	Insurance	Creekview Commons (No. 39)
All policies of insurance may be issued by a syndicate of insurers through which at least 75% of the coverage (if there are 4 or fewer members of the syndicate) or at least 60% of the coverage (if there are 5 or more members of the syndicate) is with insurers having ratings of at least “A” by S&P and “A2” by Moody’s, if Moody’s rates such insurer (provided that the first layers of coverage are from insurers rated at least “A” by S&P and “A2” by Moody’s, if Moody’s rates such insurer, and all such insurers shall have ratings of not less than “BBB+” by S&P and “Baa1” by Moody’s, if Moody’s rates such insurer).  Notwithstanding the foregoing, the Mortgagor will not be required to maintain insurance coverage related to the premises leased to Heinen’s to the extent that (i) the lease with Heinen’s is in full force and effect, (ii) no monetary default or material non-monetary default beyond any applicable notice and cure period has occurred and is continuing under such lease, (iii) Heinen’s maintains a claims-paying ability ratings from S&P of at least “BBB” and a consistent rating from Moody’s, (iv) during the term of the Mortgage Loan, Heinen’s remains obligated under the terms of its

E-2-4

Representation Number on Annex E-1		Mortgage Loan Name and Number as Identified on Annex A	Description of Exception

lease to rebuild and/or repair its leased premises at Heinen’s sole expense, and the rent paid by Heinen’s following any casualty shall not abate, and (v) Heinen’s maintains the insurance required to be maintained by it under its lease.

(16)	Insurance	Rivercrest Wal-Mart Portfolio 5 (No. 49)
All policies of insurance may be issued by a syndicate of insurers through which at least 75% of the coverage (if there are 4 or fewer members of the syndicate) or at least 60% of the coverage (if there are 5 or more members of the syndicate) is with insurers having ratings of at least “A” by S&P and “A2” by Moody’s, if Moody’s rates such insurer (provided that the first layers of coverage are from insurers rated at least “A” by S&P and “A2” by Moody’s, if Moody’s rates such insurer, and all such insurers shall have ratings of not less than “BBB+” by S&P and “Baa1” by Moody’s, if Moody’s rates such insurer).  In addition, so long as all other insurance requirements under the Mortgage Loan documents are satisfied, including the minimum required rating from Moody’s, the Mortgagor may utilize Affiliated FM Insurance Company, which currently has a claims paying ability rating of “Api” by S&P, as the provider of insurance, provided, if the use of Affiliated FM Insurance Company would result in a ratings downgrade, withdrawal or qualification or the credit rating of Affiliated FM Insurance Company falls below “Api” by S&P, the Mortgagor agrees to immediately replace Affiliated FM Insurance Company with an insurer which meets the minimum claims paying ability rating set forth in the Mortgage Loan documents.

(29)	Acts of Terrorism Exclusion	Fairview Center (No. 22)
If TRIA or a similar or subsequent statute is not in effect, then the Mortgagor is not required to maintain insurance that covers acts of terrorism unless such insurance is available to the Mortgagor at commercially reasonable rates and on commercially reasonable terms and is then typically required for similar commercial properties in California by commercial lenders originating loans for securitization.

(30)	Due on Sale or Encumbrance	Carmel Executive Park (No. 13)
Adler Kawa Real Estate Fund II, LLC and AKREA International Holdco, LLC together indirectly own 78.3% of the Mortgagor. The sale and transfer of the equity interests in such entities are permitted provided that (i) no transfer of any direct or indirect interest in the Mortgagor equal to or greater than 5% shall be permitted within 30 days prior to or 15 days after the “startup day,” within the meaning of Section 860G(a)(9) of the Code, of the REMIC established in connection with the last issuance of certificates involving the mortgage note or any portion thereof and (ii) no prohibited change in control and no prohibited pledge shall occur.

(30)	Due on Sale or Encumbrance	College Center at Abella (No. 37)
Up to 75% of the limited partnership interests in the Mortgagor can be transferred after closing provided that (i) no transfer of any direct or indirect interest in the Mortgagor equal to or greater than 5% shall be permitted 30 days prior to or 15 days after the “startup day,” within the meaning of Section 860G(a)(9) of the Code, of the REMIC established in connection with the last issuance of certificates involving the mortgage note or any portion thereof, (ii) any party acquiring 5% or greater interest shall be subject to satisfactory background checks and (iii) no prohibited change in control and no prohibited pledge shall occur.

(39)	Organization of Mortgagor	NorthSteppe Realty 1 (No. 23); NorthSteppe Realty 2 (No. 95)	The Mortgagors for each of these Mortgage Loans are affiliates.

E-2-5

Starwood Mortgage Funding I LLC

Representation Number on Annex E-1		Mortgage Loan Name and Number as Identified on Annex A	Description of Exception

(8)	Assignment of Leases and Rents	Group 10 Hotel Portfolio (No. 10)
Prior to the origination of the Mortgage Loan, the Mortgagor assigned its rights to collect the rents due under a non-material lease of a cell phone tower located at the Group 10 Hotel Portfolio–Four Points by Sheraton Mortgaged Property to an unaffiliated third party.  Income from such cell phone tower lease was not included for purposes of underwriting the Mortgage Loan.

(31)	Single-Purpose Entity	Spectrum Office Building (No. 31)
In 2002, the Mortgagor purchased $100,000 of company stock in a tenant, Bright Brains, at the Mortgaged Property.  The purpose of the stock purchase was investment, capital support and inducement to lease space at the Mortgaged Property.  Bright Brains leased space at the Mortgaged Property through September 2011.  The company stock was sold by the Mortgagor in July 2003.

(40)	Environmental Conditions	Madison Center (No. 57)
The environmental consultant reported that soil and groundwater at the Mortgaged Property contains elevated levels of certain contaminants associated with the former operation of a dry cleaner at the Mortgaged Property.

The environmental consultant recommended that the Mortgagor prepare a Baseline Environmental Assessment (“BEA”) and Due Care Plan (“DCP”) and that such items be submitted to the relevant governmental authority for approval and, as is required by the Loan Documents, the Mortgagor has complied with such recommendation. The environmental consultant reported that an approved BEA and DCP serve to shield the Mortgagor from liability for the existing contamination at the Mortgaged Property.

E-2-6

RAIT Funding, LLC

Representation Number on Annex E-1		Mortgage Loan Name and Number as Identified on Annex A	Description of Exception

(4)	Mortgage Status; Waivers and Modifications	Mission Retail Portfolio (Nos. 14, 15, 16, 17, 18 and 19)
The Mortgage Loan documents required the borrowers to establish a Hard Lockbox and In-Place Cash Management, and send tenant direction letters, by August 31, 2013.  The borrowers have informed the originator that they have experienced delays in complying with the foregoing obligations because, among other reasons, the lockbox bank has conditioned establishing the lockbox on conversion of  certain indirect ownership interests in the borrowers, currently in the form of Panamanian bearer shares, into registered shares, and such conversion in turn requires co-ordination among various non-U.S. persons and entities.  There can be no assurance that borrowers will be able to, or will, comply with the foregoing obligations.  The failure of borrowers to comply with the foregoing obligations shall, at lender’s option, constitute an automatic Event of Default of each such Mortgage Loan.

(6)	Permitted Liens; Title Insurance	Stonegate Corporate Center (No. 58)
The title insurance policy notes a right of first offer in favor of tenant Select Interiors, to purchase either the tenant’s 11,675 square feet space or the entire building #1.  Such right is subject to recordation of a condominium plat.  The loan agreement prohibits the Mortgagor from taking any action that would cause a right of first offer without Mortgagee’s consent.

(10)	Condition of Property	Mission Retail Portfolio (Nos. 14, 15, 16, 17, 18 and 19)
With respect to the Mission Retail Portfolio (which consists of six cross-collateralized and cross-defaulted Mortgage Loans), with respect to each of the Mortgaged Properties, other than the Mortgaged Property identified on Annex A as CVS Pharmacy (the “CVS Property”), no engineering report was obtained in connection with the  origination of the Mortgage Loan.  With respect to each related Mortgaged Property (other than the CVS Property) the Mortgagor owns the land, which is ground leased to a tenant which owns the improvements.  With respect to each ground leased Mortgaged Property, the tenant is obligated under its ground lease for all maintenance and repair of the improvements at the Mortgaged Property.

(13)	Actions Concerning Mortgage Loan	Main Street at Conyers (No. 40)
The non-recourse carve-out guarantor, Internacional Realty Management, LLC (“IRM”) is named as a defendant in two pending actions arising out of its role as property manager:

1.  IRA River Park West 1, LLC v. Internacional Realty, Inc., et al:  An investor in a multifamily property managed by IRM alleges breach of contract, conversion, fraud and negligent misrepresentation in connection with the disposition of the property. IRM, one of several affiliated defendants in the action, acted only as the property manager for this property and holds no ownership in the asset. The plaintiff is seeking approximately $1 million in damages from the combined defendants.  According to defense counsel, the case is in the early stages of pleading and the outcome is uncertain.

2.  Maria Araceli Torres, individually and on behalf of Jose Rosalio “Miguel” Mendoza Vasquez v. Candor Construction Company, et al:  IRM, as property manager of a multifamily property, engaged Candor Construction Company for roof replacement work. Jose “Miguel” Mendoza, an employee of Candor, died during the roofing work. Mendoza’s estate filed a wrongful death and negligence action against Candor, its roofing subcontractor and IRM.  IRM filed for summary judgment; the motion was heard on July 19th; however, plaintiff asked for a continuance to allow an additional deposition to be taken and the court granted the continuance. The trial was also continued and reset for early 2014.

(13)	Actions Concerning Mortgage Loan	Shoppes at Rivers Edge (No. 85)
An action was filed on July 3, 2012 against the non-recourse carve-out guarantor, Harold Davidson, and his related investment advisory companies alleging Davidson and his companies fraudulently misrepresented the value, income and yield of the plaintiffs’ investments, fraudulently concealed certain information regarding those investments and breached fiduciary duties to clients. The losses alleged in this lawsuit generally arise out of investments in mortgage loans secured by non-owner occupied residential properties or commercial properties. The damage amount is not specified. The trial court denied defendants’ motion to compel arbitration (which denial is being appealed), and the lawsuit has been stayed pending the appeal.

E-2-7

(16)	Insurance	Mission Retail Portfolio (Nos. 14, 15, 16, 17, 18 and 19)
The tenant at each Mortgaged Property, other than the CVS Property, is permitted to self-insure provided it meets a net worth requirement specified in its lease (which is $50,000,000 for the Mortgaged Properties identified on Annex A as Bank of America and BP North America and $100,000,000 for the remaining three Mortgaged Properties).

(16)	Insurance	BJ’s Wholesale Club (No. 33)
The A.M. Best financial class requirement is VII or better. The tenant at the Mortgaged Property is permitted to self-insure provided that its net worth exceeds $100,000,000, and the Mortgage Loan documents provide that the related borrower is not required to escrow insurance premiums in the event the tenant is self-insuring in accordance with the terms of the lease.

(16)	Insurance	Offices at the Promenade (No. 36)	The A.M. Best financial class requirement is VII or better.

(16)	Insurance	Auburn Business Park (No. 65)
With respect to each individual Mortgaged Property, the threshold in excess of which Mortgagee has the right to hold and disburse proceeds is 10% of the allocated loan amount for such Mortgaged Property; but in no event shall such amount exceed 5% of the outstanding principal balance of the Mortgage Loan in  any instance.

(26)	Recourse Obligations	Mission Retail Portfolio (Nos. 14, 15, 16, 17, 18 and 19)
With respect to the Mission Retail Portfolio, which consists of six cross-collateralized and cross-defaulted Mortgage Loans, none of such Mortgage Loans has a recourse carve-out guarantor.  In addition, only the borrower (and no separate indemnitor) provides an environmental indemnity.

(27)	Mortgage Releases	Mission Retail Portfolio (Nos. 14, 15, 16, 17, 18 and 19)
With respect to the Mission Retail Portfolio, which consists of six cross-collateralized and cross-defaulted Mortgage Loans, up to two of the related Mortgaged Properties may be released from such cross-collateralization/cross-default upon the sale of such a Mortgaged Property to, and assumption of the related Mortgage Loan by, a transferee approved by Mortgagee (which approval may not be unreasonably withheld); provided, in connection with such transfer, assumption and release from cross-collateralization, the related Mortgagor is required to deposit an amount equal to 25% of the original principal balance of such Mortgage Loan into reserve accounts for the benefit of the other cross-collateralized Mortgage Loans (allocated pro-rata among such other Mortgage Loans based on their principal balances), as additional collateral for such Mortgage Loans.

In addition, up to two of the Mortgaged Properties may be released upon a separate defeasance of the related Mortgage Loan, with defeasance payments based on 100% (and not 110%) of the principal balance of such Mortgage Loan; however, in connection with such defeasance, the related Mortgagor is required to deposit an amount equal to 25% of the original principal balance of such Mortgage Loan into reserve accounts for the benefit of the other cross-collateralized Mortgage Loans (allocated pro-rata among such other Mortgage Loans based on their principal balances), as additional collateral for such Mortgage Loans.

(29)	Acts of Terrorism Exclusion	Offices at the Promenade (No. 36)	The Terrorism Cap Amount is 150% (rather than 200%) of the applicable insurance premium.

(30)	Due on Sale or Encumbrance	Mission Retail Portfolio (Nos. 14, 15, 16, 17, 18 and 19)
The Mission Retail Portfolio consists of six cross-collateralized and cross-defaulted Mortgage Loans.  Each of the Mortgagors is 100% indirectly beneficially owned by a trust.  A change in the beneficiary of such trust is not a prohibited transfer.

(32)	Defeasance	Mission Retail Portfolio (Nos. 14, 15, 16, 17, 18 and 19)
With respect to the Mission Retail Portfolio, which consists of six cross-collateralized and cross-defaulted Mortgage Loans, up to two of the related Mortgaged Properties may be released upon a separate defeasance of the related Mortgage Loan, with defeasance payments based on 100% (and not 110%) of the principal balance of such Mortgage Loan; however, in connection with such defeasance, the related Mortgagor is required to deposit an amount equal to 25% of the original principal balance of such Mortgage Loan into reserve accounts for the benefit of the other cross-collateralized Mortgage Loans (allocated pro-rata among such other Mortgage Loans based on their principal balances), as additional collateral for such Mortgage Loans.

E-2-8

(37)	No Material Default; Payment Record	Mission Retail Portfolio (Nos. 14, 15, 16, 17, 18 and 19)
The Mortgage Loan documents required the borrowers to establish a Hard Lockbox and In-Place Cash Management, and send tenant direction letters, by August 31, 2013.  The borrowers have informed the originator that they have experienced delays in complying with the foregoing obligations because, among other reasons, the lockbox bank has conditioned establishing the lockbox on conversion of  certain indirect ownership interests in the borrowers, currently in the form of Panamanian bearer shares, into registered shares, and such conversion in turn requires co-ordination among various non-U.S. persons and entities.  There can be no assurance that borrowers will be able to, or will, comply with the foregoing obligations.  The failure of borrowers to comply with the foregoing obligations shall, at lender’s option, constitute an automatic Event of Default of each such Mortgage Loan.

(43)	Cross-Collateralization	Mission Retail Portfolio (Nos. 14, 15, 16, 17, 18 and 19)	The Mission Retail Portfolio consists of six cross-collateralized and cross-defaulted Mortgage Loans.

E-2-9

Redwood Commercial Mortgage Corporation

NONE.

E-2-10

The Bancorp Bank

NONE.

E-2-11

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ANNEX F

CLASS A-AB SCHEDULED PRINCIPAL BALANCE SCHEDULE

Distribution Date	Balance	Distribution Date	Balance
10/10/2013	$72,224,000.00	10/10/2018	$71,046,972.58
11/10/2013	$72,224,000.00	11/10/2018	$69,965,595.32
12/10/2013	$72,224,000.00	12/10/2018	$68,778,579.98
1/10/2014	$72,224,000.00	1/10/2019	$67,686,675.69
2/10/2014	$72,224,000.00	2/10/2019	$66,589,703.70
3/10/2014	$72,224,000.00	3/10/2019	$65,187,298.53
4/10/2014	$72,224,000.00	4/10/2019	$64,078,728.60
5/10/2014	$72,224,000.00	5/10/2019	$62,865,275.34
6/10/2014	$72,224,000.00	6/10/2019	$61,745,928.87
7/10/2014	$72,224,000.00	7/10/2019	$60,521,998.16
8/10/2014	$72,224,000.00	8/10/2019	$59,391,776.23
9/10/2014	$72,224,000.00	9/10/2019	$58,256,308.33
10/10/2014	$72,224,000.00	10/10/2019	$57,016,703.65
11/10/2014	$72,224,000.00	11/10/2019	$55,870,212.35
12/10/2014	$72,224,000.00	12/10/2019	$54,619,890.22
1/10/2015	$72,224,000.00	1/10/2020	$53,462,274.36
2/10/2015	$72,224,000.00	2/10/2020	$52,299,285.04
3/10/2015	$72,224,000.00	3/10/2020	$50,934,948.33
4/10/2015	$72,224,000.00	4/10/2020	$49,760,229.10
5/10/2015	$72,224,000.00	5/10/2020	$48,482,462.50
6/10/2015	$72,224,000.00	6/10/2020	$47,296,359.64
7/10/2015	$72,224,000.00	7/10/2020	$46,007,525.36
8/10/2015	$72,224,000.00	8/10/2020	$44,809,934.40
9/10/2015	$72,224,000.00	9/10/2020	$43,606,783.96
10/10/2015	$72,224,000.00	10/10/2020	$42,301,375.25
11/10/2015	$72,224,000.00	11/10/2020	$41,086,580.23
12/10/2015	$72,224,000.00	12/10/2020	$39,769,850.13
1/10/2016	$72,224,000.00	1/10/2021	$38,543,303.66
2/10/2016	$72,224,000.00	2/10/2021	$37,311,062.95
3/10/2016	$72,224,000.00	3/10/2021	$35,785,911.04
4/10/2016	$72,224,000.00	4/10/2021	$34,540,871.74
5/10/2016	$72,224,000.00	5/10/2021	$33,194,736.78
6/10/2016	$72,224,000.00	6/10/2021	$31,937,668.42
7/10/2016	$72,224,000.00	7/10/2021	$30,579,838.25
8/10/2016	$72,224,000.00	8/10/2021	$29,310,630.43
9/10/2016	$72,224,000.00	9/10/2021	$28,035,529.82
10/10/2016	$72,224,000.00	10/10/2021	$26,660,167.86
11/10/2016	$72,224,000.00	11/10/2021	$25,372,762.25
12/10/2016	$72,224,000.00	12/10/2021	$23,985,436.79
1/10/2017	$72,224,000.00	1/10/2022	$22,685,613.21
2/10/2017	$72,224,000.00	2/10/2022	$21,379,754.35
3/10/2017	$72,224,000.00	3/10/2022	$19,787,799.13
4/10/2017	$72,224,000.00	4/10/2022	$18,468,488.11
5/10/2017	$72,224,000.00	5/10/2022	$17,050,142.73
6/10/2017	$72,224,000.00	6/10/2022	$15,718,120.86
7/10/2017	$72,224,000.00	7/10/2022	$14,287,417.40
8/10/2017	$72,224,000.00	8/10/2022	$12,942,567.98
9/10/2017	$72,224,000.00	9/10/2022	$11,591,473.70
10/10/2017	$72,224,000.00	10/10/2022	$10,142,227.15
11/10/2017	$72,224,000.00	11/10/2022	$8,778,130.22
12/10/2017	$72,224,000.00	12/10/2022	$7,316,241.88
1/10/2018	$72,224,000.00	1/10/2023	$5,939,022.92
2/10/2018	$72,224,000.00	2/10/2023	$4,555,408.40
3/10/2018	$72,224,000.00	3/10/2023	$2,892,895.34
4/10/2018	$72,224,000.00	4/10/2023	$1,495,138.26
5/10/2018	$72,224,000.00	5/10/2023	$523.96
6/10/2018	$72,224,000.00	6/10/2023	$0.00
7/10/2018	$72,224,000.00
8/10/2018	$72,224,000.00
9/10/2018	$72,223,846.13

F-1

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PROSPECTUS

Citigroup Commercial Mortgage Securities Inc., the Depositor
Mortgage Pass-Through Certificates, Issuable in Series

We are Citigroup Commercial Mortgage Securities Inc., the depositor with respect to each series of certificates offered by this prospectus. We intend to offer from time to time mortgage pass-through certificates, issuable in series.  These offers may be made through one or more different methods, including offerings through underwriters.  We do not currently intend to list the offered certificates of any series on any national securities exchange or the NASDAQ stock market.  See “Method of Distribution.”

The Offered Certificates:

The offered certificates will be issuable in series. The issuing entity for each series of offered certificates will be a statutory or common law trust created at our direction.  Each series of offered certificates will—

●            have its own series designation, and

●            consist of one or more classes with various payment characteristics.

No governmental agency or instrumentality will insure or guarantee payment on the offered certificates.  The offered certificates will represent interests only in the issuing entity.  They will not represent interests in or obligations of us, any sponsor or any of our or their respective affiliates. Neither we nor any of our affiliates are responsible for making payments on the offered certificates if collections on the related trust assets are insufficient.

The Trust Assets:

The assets of each issuing entity will include—

●             mortgage loans secured by first and/or junior liens on, or security interests in, various interests in commercial and multifamily real properties,

●             mortgage-backed securities that directly or indirectly evidence interests in, or are directly or  indirectly secured by, those types of mortgage loans, or

●             some combination of those types of mortgage loans and mortgage-backed securities.

Trust assets may also include cash, permitted investments, letters of credit, surety bonds, insurance policies, guarantees, reserve funds, guaranteed investment contracts, interest rate exchange agreements, interest rate cap or floor agreements and/or currency exchange agreements.

In connection with each offering, we will prepare a supplement to this prospectus in order to describe in more detail the particular certificates being offered and the related trust assets. In that document, we will also state the price to the public for each class of offered certificates or explain the method for determining that price, identify the applicable lead or managing underwriter(s), if any, and provide information regarding the relevant underwriting arrangements and the underwriters’ compensation.  We will identify in each prospectus supplement the sponsor or sponsors for the subject securitization transaction.

Structural credit enhancement will be provided for the respective classes of offered certificates through overcollateralization, excess cash flow and/or the subordination of more junior classes of offered and/or  non-offered certificates, the use of a letter of credit, a surety bond, an insurance policy or a guarantee, the establishment of one or more reserve funds or any combination of the foregoing.  Payments on a class of offered certificates may occur monthly, bi-monthly, quarterly, semi-annually or at any other specified interval, commencing on the distribution date specified in the related prospectus supplement.

You should carefully consider the risk factors beginning on page 19 in this prospectus, as well as those set forth in the related prospectus supplement, prior to investing.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the offered certificates or passed upon the adequacy or accuracy of this prospectus.  Any representation to the contrary is a criminal offense.

The date of this prospectus is September 11, 2013.

Page

IMPORTANT NOTICE ABOUT THE INFORMATION PRESENTED IN THIS PROSPECTUS AND THE RELATED PROSPECTUS SUPPLEMENT	6
AVAILABLE INFORMATION	6
SUMMARY OF PROSPECTUS	7
RISK FACTORS	19
The Investment Performance of Your Offered Certificates Will Depend Upon Payments, Defaults and Losses on the Underlying Mortgage Loans; and Those Payments, Defaults and Losses May Be Highly Unpredictable	19
Repayment of a Commercial or Multifamily Mortgage Loan Depends Upon the Performance and Value of the Underlying Real Property, Which May Decline Over Time, and the Related Borrower’s Ability to Refinance the Property, of Which There Is No Assurance	22
The Various Types of Multifamily and Commercial Properties that May Secure Mortgage Loans Underlying a Series of Offered Certificates May Present Special Risks	28
Any Analysis of the Value or Income Producing Ability of a Commercial or Multifamily Property Is Highly Subjective and Subject to Error	50
Borrower Concentration Within a Trust Exposes Investors to Greater Risk of Default and Loss	52
Loan Concentration Within a Trust Exposes Investors to Greater Risk of Default and Loss	53
Geographic Concentration Within a Trust Exposes Investors to Greater Risk of Default and Loss	53
Changes in Pool Composition Will Change the Nature of Your Investment	53
The Borrower’s Form of Entity May Cause Special Risks and/or Hinder Recovery	53
Borrower Bankruptcy Proceedings Can Delay and Impair Recovery on a Mortgage Loan Underlying Your Offered Certificates	55
Environmental Liabilities Will Adversely Affect the Value and Operation of the Contaminated Property and May Deter a Lender from Foreclosing	56
Lending on Condominium Units Creates Risks for Lenders That Are Not Present When Lending on Non-Condominiums	57
Lending on Ground Leases Creates Risks for Lenders That Are Not Present When Lending on an Actual Ownership Interest in a Real Property	58
Leased Fee Properties Have Special Risks	60
Some Provisions in the Mortgage Loans Underlying Your Offered Certificates May Be Challenged as Being Unenforceable	60
Jurisdictions With One Action or Security First Rules and/or Anti-Deficiency Legislation May Limit the Ability of the Special Servicer to Foreclose on a Real Property or to Realize on Obligations Secured by a Real Property	62
Additional Secured Debt Increases the Likelihood that a Borrower Will Default on a Mortgage Loan Underlying Your Offered Certificates; Co-Lender, Intercreditor and Similar Agreements May Limit a Mortgage Lender’s Rights	62
With Respect to Certain Mortgage Loans Included in Our Trusts, the Mortgaged Property or Properties that Secure the Subject Mortgage Loan in the Trust Also Secure One or More Related Mortgage Loans That Are Not in the Trust; The Interests of the Holders of Those Non-Trust Mortgage Loans May Conflict with Your Interests	63
Certain Aspects of Co-Lender, Intercreditor and Similar Agreements Executed in Connection with Mortgage Loans Underlying Your Offered Certificates May be Unenforceable	64
Mezzanine Debt May Reduce the Cash Flow Available to Reinvest in a Mortgaged Real Property and may Increase the Likelihood that a Borrower Will Default on a Mortgage Loan Underlying Your Offered Certificates	64
World Events and Natural Disasters Could Have an Adverse Impact on the Real Properties Securing the Mortgage Loans Underlying Your Offered Certificates and Consequently Could Reduce the Cash Flow Available to Make Payments on the Offered Certificates	65
Lack of Insurance Coverage Exposes a Trust to Risk for Particular Special Hazard Losses	65
Changes in Zoning Laws May Adversely Affect the Use or Value of a Real Property	66
Redevelopment and Renovation at the Mortgaged Properties May Have Uncertain and Adverse Results	66
Compliance with the Americans with Disabilities Act of 1990 May Be Expensive	66

Litigation and Other Legal Proceedings May Adversely Affect a Borrower’s Ability to Repay Its Mortgage Loan	67
Potential Conflicts of Interest Can Affect a Person’s Performance	67
Property Managers and Borrowers May Each Experience Conflicts of Interest in Managing Multiple Properties	68
Adjustable Rate Mortgage Loans May Entail Greater Risks of Default to Lenders Than Fixed Rate Mortgage Loans	68
Limited Information Causes Uncertainty	68
The Risk of Terrorism in the United States and Military Action May Adversely Affect the Value of the Offered Certificates and Payments on the Mortgage Assets	68
Lack of Liquidity Will Impair Your Ability to Sell Your Offered Certificates and May Have an Adverse Effect on the Market Value of Your Offered Certificates	69
The Market Value of Your Offered Certificates May Be Adversely Affected by Factors Unrelated to the Performance of Your Offered Certificates and the Underlying Mortgage Assets, such as Fluctuations in Interest Rates and the Supply and Demand of CMBS Generally	69
The Credit Crisis and Downturn in the Real Estate Market Have Adversely Affected the Value of Commercial Mortgage-Backed Securities	70
Certain Classes of the Offered Certificates are Subordinate to, and are Therefore Riskier than, One or More Other Classes of Certificates of the Same Series	71
Payments on the Offered Certificates Will Be Made Solely from the Limited Assets of the Related Trust, and Those Assets May Be Insufficient to Make All Required Payments on Those Certificates	71
Any Credit Support for Your Offered Certificates May Be Insufficient to Protect You Against All Potential Losses	71
The Interests of Certain Certificateholders With Rights and Powers Over Certain Servicing Actions and to Cure and Purchase Certain Mortgage Loans May Be in Conflict with the Interests of the Offered Certificateholders of the Same Series	72
Bankruptcy of a Servicer May Adversely Affect Collections on the Mortgage Loans and the Ability to Replace the Servicer	72
Additional Compensation to the Master Servicer and the Special Servicer and Interest on Advances Will Affect Your Right to Receive Distributions on Your Offered Certificates	73
Inability to Replace the Master Servicer Could Affect Collections and Recoveries on the Mortgage Assets	73
Problems with Book-Entry Registration	73
Taxes on Foreclosure Property Will Reduce Amounts Available to Make Payments on the Offered Certificates	73
Changes to REMIC Restrictions on Loan Modifications May Impact an Investment in the Certificates	74
Residual Interests in a Real Estate Mortgage Investment Conduit Have Adverse Tax Consequences	75
The Nature of Ratings Are Limited and Will Not Guarantee that You Will Receive Any Projected Return on Your Offered Certificates	76
The Ratings of Your Offered Certificates May Be Lowered or Withdrawn, or Your Certificates May Receive an Unsolicited Rating, Which May Adversely Affect the Liquidity, Market Value and Regulatory Characteristics of Your Offered Certificates	76
CAPITALIZED TERMS USED IN THIS PROSPECTUS	77
THE TRUST FUND	77
Description of the Trust Assets	77
Mortgage Loans	78
Mortgage-Backed Securities	82
Acquisition, Removal and Substitution of Mortgage Assets	83
Cash, Accounts and Permitted Investments	85
Credit Support	85
Arrangements Providing Reinvestment, Interest Rate and Currency Related Protection	86
TRANSACTION PARTICIPANTS	86
The Sponsor	86
The Depositor	87
The Issuing Entity	88
The Originators	88
DESCRIPTION OF THE GOVERNING DOCUMENTS	89
General	89

Assignment of Mortgage Assets	89
Representations and Warranties with Respect to Mortgage Assets	90
Collection and Other Servicing Procedures with Respect to Mortgage Loans	90
Servicing Mortgage Loans That Are Part of a Loan Combination	93
Sub-Servicers	93
Collection of Payments on Mortgage-Backed Securities	94
Advances	94
Matters Regarding the Master Servicer, the Special Servicer, the Manager and Us	95
Termination Events	97
Amendment	97
List of Certificateholders	97
Eligibility Requirements for the Trustee	97
Duties of the Trustee	98
Rights, Protections, Indemnities and Immunities of the Trustee	99
Resignation and Removal of the Trustee	99
DESCRIPTION OF THE CERTIFICATES	100
General	100
Investor Requirements and Transfer Restrictions	102
Payments on the Certificates	103
Allocation of Losses and Shortfalls	107
Incorporation of Certain Documents by Reference; Reports Filed with the SEC	107
Reports to Certificateholders	108
Voting Rights	109
Termination and Redemption	109
Book-Entry Registration	110
Exchangeable Certificates	114
YIELD AND MATURITY CONSIDERATIONS	116
General	116
Pass-Through Rate	116
Payment Delays	117
Yield and Prepayment Considerations	117
Weighted Average Life and Maturity	119
Prepayment Models	120
Other Factors Affecting Yield, Weighted Average Life and Maturity	120
DESCRIPTION OF CREDIT SUPPORT	123
General	123
Subordinate Certificates	123
Overcollateralization and Excess Cash Flow	124
Letters of Credit	124
Insurance Policies, Surety Bonds and Guarantees	124
Reserve Funds	125
Credit Support with Respect to MBS	125
CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS	125
General	125
Types of Mortgage Instruments	126
Installment Contracts	127
Leases and Rents	127
Personalty	128
Foreclosure	128
Bankruptcy Issues	133
Environmental Considerations	139
Due-on-Sale and Due-on-Encumbrance Provisions	142
Junior Liens; Rights of Holders of Senior Liens	142
Subordinate Financing	143
Default Interest and Limitations on Prepayments	143

Applicability of Usury Laws	143
Americans with Disabilities Act	144
Servicemembers Civil Relief Act	144
Anti-Money Laundering, Economic Sanctions and Bribery	145
Potential Forfeiture of Assets	145
Terrorism Insurance Program	146
MATERIAL FEDERAL INCOME TAX CONSEQUENCES	146
General	146
REMICs	147
Taxation of Classes of Exchangeable Certificates	172
Grantor Trusts	173
STATE AND OTHER TAX CONSEQUENCES	184
ERISA CONSIDERATIONS	185
General	185
Plan Asset Regulations	186
Prohibited Transaction Exemptions	187
Underwriter Exemption	187
Insurance Company General Accounts	188
Ineligible Purchasers	188
Consultation with Counsel	188
Tax Exempt Investors	189
LEGAL INVESTMENT	189
USE OF PROCEEDS	190
METHOD OF DISTRIBUTION	190
LEGAL MATTERS	192
FINANCIAL INFORMATION	192
RATINGS	192
GLOSSARY	194

IMPORTANT NOTICE ABOUT THE INFORMATION PRESENTED IN THIS PROSPECTUS
AND THE RELATED PROSPECTUS SUPPLEMENT

We provide information about the offered certificates of a particular series in two separate documents that progressively provide more detail.  These documents are:

●	this prospectus, which provides general information, some of which may not apply to that particular series of offered certificates; and

●	the prospectus supplement for that particular series of offered certificates, which will describe the specific terms of those offered certificates.

When deciding whether to invest in any of the offered certificates, you should only rely on the information contained in this prospectus and the related prospectus supplement.  We have not authorized any dealer, salesman or other person to give any information or to make any representation that is different.  In addition, information in this prospectus or any related prospectus supplement is current only as of the date on its cover.  By delivery of this prospectus and any related prospectus supplement, we are not offering to sell any securities, and are not soliciting an offer to buy any securities, in any state where the offer and sale is not permitted.

We have included cross-references to captions in these materials under which you can find related discussions that we believe will enhance your understanding of the topic being discussed.  The table of contents of this prospectus and the table of contents included in the related prospectus supplement list the pages on which these captions are located.

In this prospectus, the term “you” refers to a prospective investor in offered certificates, and the terms “Depositor,” “we,” “us” and “our” refer to Citigroup Commercial Mortgage Securities Inc.

AVAILABLE INFORMATION

We have filed with the Securities and Exchange Commission a registration statement under the Securities Act of 1933, as amended, with respect to the certificates offered by this prospectus.  The Securities Act registration statement number for that registration statement is 333-189017.  This prospectus is part of that registration statement, but the registration statement contains additional information.  Any materials, including our registration statement and the exhibits to it, that we file with the Securities and Exchange Commission may be read and copied at prescribed rates at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549, on official business days between the hours of 10:00 a.m. and 3:00 p.m.  The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.  The SEC maintains an internet website that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC, and that internet website is located at http://www.sec.gov.

SUMMARY OF PROSPECTUS

This summary contains selected information from this prospectus. It does not contain all of the information you need to consider in making your investment decision. To understand all of the terms of a particular offering of certificates, you should read carefully this prospectus and the related prospectus supplement in full.

The Depositor
We are Citigroup Commercial Mortgage Securities Inc., the depositor with respect to each series of offered certificates. We are a special purpose Delaware corporation. Our principal offices are located at 388 Greenwich Street, New York, New York 10013. Our main telephone number is 212-816-6000. We are an indirect, wholly-owned subsidiary of Citigroup Global Markets Holdings Inc. and an affiliate of Citigroup Global Markets Inc. We will acquire the mortgage assets that are to back each series of offered certificates and transfer them to the issuing entity. See “Transaction Participants—The Depositor.”

The Sponsors
Citigroup Global Markets Realty Corp., which is an affiliate of both us and Citigroup Global Markets Inc., will be a sponsor with respect to each securitization transaction involving the issuance of a series of offered certificates, unless otherwise specified in the prospectus supplement. If there are other sponsors with respect to any securitization transaction involving the issuance of a series of offered certificates, we will identify each of those sponsors and include relevant information with respect thereto in the related prospectus supplement. With respect to any securitization transaction involving the issuance of a series of offered certificates, a sponsor will be a person or entity that organizes and initiates that securitization transaction by selling or transferring assets, either directly or indirectly, including through an affiliate, to the issuing entity. See “Transaction Participants—The Sponsor.”

The Issuing Entity
The issuing entity with respect to each series of offered certificates will be a statutory trust or common law trust created at our direction. Each such trust will own and hold the related mortgage assets and be the entity in whose name the subject offered certificates are issued. See “Transaction Participants—The Issuing Entity.”

The Originators
Some or all of the mortgage loans backing a series of offered certificates may be originated by Citigroup Global Markets Realty Corp. or by one of our other affiliates. In addition, there may be other third-party originators of the mortgage loans backing a series of offered certificates. See “Transaction Participants—The Originators” and “Transaction Participants—The Sponsor.” We will identify in the prospectus supplement for each series of offered certificates any originator or group of affiliated originators — apart from a sponsor and/or its affiliates — that originated or is expected to originate mortgage loans representing 10% or more of the related mortgage asset pool, by balance.

The Securities Being Offered
The securities that will be offered by this prospectus and the related prospectus supplements consist of mortgage pass-through certificates. These certificates will be issued in series, and each series will, in turn, consist of one or more classes. Each class of offered certificates must, at the time of issuance, be assigned an investment grade rating by at least one nationally recognized statistical rating organization. We will identify in the related prospectus supplement or in a related free writing prospectus, with respect to each class of offered certificates, each applicable rating agency and the minimum rating to be assigned. Typically, the four highest rating categories, within which there may be sub-categories or gradations to indicate relative standing, signify investment grade. See “Ratings.”

Each series of offered certificates will evidence beneficial ownership interests in a trust established by us and containing the assets described in this prospectus and the related prospectus supplement.

The Offered Certificates May Be Issued with Other Certificates
We may not publicly offer all the mortgage pass-through certificates evidencing interests in one of our trusts. We may elect to retain some of those certificates, to place some privately with institutional investors, to place some with investors outside the United States or to deliver some to the applicable seller as partial consideration for the related mortgage assets. In addition, some of those certificates may not satisfy the rating requirement for offered certificates described under “—The Securities Being Offered” above.

The Governing Documents	In general, a pooling and servicing agreement or other similar agreement or collection of agreements will govern, among other things—

	●	the issuance of each series of offered certificates,

	●	the creation of and transfer of assets to the issuing entity, and

	●	the servicing and administration of those assets.

The parties to the governing document(s) for a series of offered certificates will always include us and a trustee. We will be responsible for establishing the issuing entity for each series of offered certificates. In addition, we will transfer or arrange for the transfer of the initial trust assets to each issuing entity. In general, the trustee for a series of offered certificates will be responsible for, among other things, making payments and preparing and disseminating various reports to the holders of those offered certificates.

If the trust assets for a series of offered certificates include mortgage loans, the parties to the applicable governing document(s) will also include—

●
one or more master servicers that will generally be responsible for performing customary servicing duties with respect to those mortgage loans that are not defaulted, nonperforming or otherwise problematic in any material respect, and

●
one or more special servicers that will generally be responsible for servicing and administering (a) those mortgage loans that are defaulted, nonperforming or otherwise problematic in any material respect, including the performance of work-outs and foreclosures with respect to those mortgage loans, and (b) real estate assets acquired as part of the related trust with respect to defaulted mortgage loans.

The same person or entity, or affiliated entities, may act as both master servicer and special servicer for one of our trusts.

If the trust assets for a series of offered certificates include mortgage-backed securities, the parties to the applicable governing document(s) may also include a manager that will be responsible for performing various administrative duties with respect to those mortgage-backed securities. If the related trustee assumes those duties, however, there will be no manager.

Compensation arrangements for a trustee, master servicer, special servicer or manager for one of our trusts may vary from securitization transaction to securitization transaction.

In the related prospectus supplement, we will identify the trustee and any master servicer, special servicer or manager for each series of offered certificates and will describe their respective duties and compensation in further detail. In addition, in the related prospectus supplement, we will also identify any other material servicer responsible for making distributions to holders of a series of offered certificates, performing workouts or foreclosures, or other aspects of the servicing of a series of offered certificates or the related underlying mortgage assets upon which the performance of those offered certificates or underlying mortgage assets is materially dependent, and we will describe that servicer’s duties and compensation in further detail. See “Description of the Governing Documents.”

Any servicer, master servicer or special servicer for one of our trusts may perform any or all of its servicing duties under the applicable governing document(s) through one or more sub-servicers. In the related prospectus supplement, we will identify any such sub-servicer that, at the time of initial issuance of the subject offered certificates, is (a) affiliated with us or with the issuing entity or any sponsor for the subject securitization transaction or (b) services 10% or more of the related mortgage assets, by balance.

Characteristics of the Mortgage Assets
The trust assets with respect to any series of offered certificates will, in general, include mortgage loans.  Each of those mortgage loans will constitute the obligation of one or more persons to repay a debt.  The performance of that obligation will be secured by a first or junior lien on, or security interest in, the fee, leasehold or other interest(s) of the related borrower or another person in or with respect to one or more commercial or multifamily real properties.  In particular, those properties may include:

	●	rental or cooperatively-owned buildings with multiple dwelling units;

	●	retail properties related to the sale of consumer goods and other products, or related to providing entertainment, recreational or personal services, to the general public;

	●	office buildings;

	●	hospitality properties;

	●	casino properties;

	●	health care-related facilities;

	●	industrial facilities;

	●	warehouse facilities, mini-warehouse facilities and self-storage facilities;

	●	restaurants, taverns and other establishments involved in the food and beverage industry;

	●	manufactured housing communities, mobile home parks and recreational vehicle parks;

	●	recreational and resort properties;

	●	arenas and stadiums;

	●	churches and other religious facilities;

	●	parking lots and garages;

●	mixed use properties;

●	other income-producing properties; and/or

●	unimproved land.

The mortgage loans underlying a series of offered certificates may have a variety of payment terms. For example, any of those mortgage loans—

●	may provide for the accrual of interest at a mortgage interest rate that is fixed over its term, that resets on one or more specified dates or that otherwise adjusts from time to time;

●
may provide for the accrual of interest at a mortgage interest rate that may be converted at the borrower’s election from an adjustable to a fixed interest rate or from a fixed to an adjustable interest rate;

●	may provide for no accrual of interest;

●
may provide for level payments to stated maturity, for payments that reset in amount on one or more specified dates or for payments that otherwise adjust from time to time to accommodate changes in the mortgage interest rate or to reflect the occurrence of specified events;

●	may be fully amortizing or, alternatively, may be partially amortizing or nonamortizing, with a substantial payment of principal due on its stated maturity date;

●	may permit the negative amortization or deferral of accrued interest;

●	may prohibit some or all voluntary prepayments or require payment of a premium, fee or charge in connection with those prepayments;

●	may permit defeasance and the release of real property collateral in connection with that defeasance;

●	may provide for payments of principal, interest or both, on due dates that occur monthly, bi-monthly, quarterly, semi-annually, annually or at some other interval; and/or

●	may have two or more component parts, each having characteristics that are otherwise described in this prospectus as being attributable to separate and distinct mortgage loans.

Most, if not all, of the mortgage loans underlying a series of offered certificates will be secured by liens on real properties located in the United States, its territories and possessions.  However, some of those mortgage loans may be secured by liens on real properties located outside the United States, its territories and possessions, provided that foreign mortgage loans do not represent more than 10% of the related mortgage asset pool, by balance.

Neither we nor any of our affiliates will guarantee or insure repayment of any of the mortgage loans underlying a series of offered certificates.  Unless we expressly state otherwise in the related prospectus supplement, no governmental agency or instrumentality will guarantee or insure repayment of any of the mortgage loans underlying a series of offered certificates.

The trust assets with respect to any series of offered certificates may also include mortgage participations, mortgage pass-through certificates, collateralized mortgage obligations and other mortgage-backed securities, that evidence an interest in, or are secured by a pledge of, one or more mortgage loans of the type described above.  We will not include a mortgage participation, mortgage pass-through certificate, collateralized mortgage obligation or other mortgage-backed security among the trust assets with respect to any series of offered certificates unless—

●	the security has been registered under the Securities Act of 1933, as amended, or

●	we would be free to publicly resell the security without registration.

In addition to the asset classes described above in this “—Characteristics of the Mortgage Assets” subsection, we may include in the trust with respect to any series of offered certificates other asset classes, provided that such other asset classes in the aggregate will not exceed 10% by principal balance of the related asset pool.

We will describe the specific characteristics of the mortgage assets underlying a series of offered certificates in the related prospectus supplement.

The trust assets with respect to a series of offered certificates will also include cash, including in the form of initial deposits and collections on the related mortgage assets and other related trust assets, bank accounts, permitted investments and, following foreclosure, acceptance of a deed in lieu of foreclosure or any other enforcement action, real property and other collateral for defaulted mortgage loans.

See “The Trust Fund.”

Acquisition, Removal and Substitution of Mortgage Assets

We will generally acquire the mortgage assets to be included in our trusts from Citigroup Global Markets Realty Corp. or another of our affiliates or from another seller of commercial and multifamily mortgage loans.  We will then transfer those mortgage assets to the issuing entity for the related securitization.

In general, the total outstanding principal balance of the mortgage assets transferred by us to any particular trust will equal or exceed the initial total outstanding principal balance of the related series of certificates.  If the total outstanding principal balance of the related mortgage assets initially delivered by us to the related trustee is less than the initial total outstanding principal balance of any series of certificates, and if the subject securitization transaction contemplates a prefunding period, then we will deposit or arrange for the deposit of cash or liquid investments on an interim basis with the related trustee or such other party as is specified in the related prospectus supplement to cover the shortfall, and we will specify in the related prospectus supplement the amount of, and the percentage of the mortgage asset pool represented by, that deposit.  For 90 days — or such other period as may be specified in the related prospectus supplement — following the date of initial issuance of that series of certificates, which 90-day or other period will be the prefunding period, we or such other party as is specified in the related prospectus supplement will be entitled to obtain a release of the deposited cash or investments upon delivery of a corresponding amount of mortgage assets.  However, if there is a failure by us or any other applicable party to deliver mortgage assets sufficient to make up the entire shortfall by the end of the prefunding period, any of the cash or, following liquidation, investments remaining on deposit with the related trustee or other applicable party  will be used to pay down the total principal balance of the related series of certificates or otherwise as described in the related prospectus supplement.  If the subject securitization transaction contemplates a prefunding period, we will disclose in the related prospectus supplement any limitation on the ability to add pool assets and the requirements for mortgage assets that may be added to the related mortgage asset pool.

If so specified in the related prospectus supplement, we or another specified person or entity may be permitted, at our or its option, but subject to the conditions specified in that prospectus supplement, to acquire from the related trust particular mortgage assets underlying a series of certificates in exchange for:

	●	cash that would be applied to pay down the principal balances of certificates of that series; and/or

	●	other mortgage loans or mortgage-backed securities that—

		1.	conform to the description of mortgage assets in this prospectus, and

		2.	satisfy the criteria set forth in the related prospectus supplement.

In addition, if so specified in the related prospectus supplement, a special servicer or other specified party for one of our trusts may be obligated, under the circumstances described in that prospectus supplement, to sell on behalf of the trust a delinquent or defaulted mortgage asset.

Further, if so specified under circumstances described in the related prospectus supplement, all or substantially all of the remaining certificateholders of a given series of certificates, acting together, may exchange those certificates for all of the mortgage loans, REO properties and mortgage-backed securities remaining in the mortgage pool underlying those certificates.

If and to the extent described in the related prospectus supplement, we, a mortgage asset seller and/or another specified person or entity may make or assign to or for the benefit of one of our trusts various representations and warranties, or may be obligated to deliver to one of our trusts various documents, in either case relating to some or all of the mortgage assets transferred to that trust.  Upon the discovery of a material breach of any such representation or warranty or a material defect with respect to those documents, in each case that is material and adverse in accordance with a standard set forth in the related prospectus supplement, we or such other party may be required, at our or its option, to either repurchase the affected mortgage asset(s) out of the related trust or to replace the affected mortgage asset(s) with other mortgage asset(s) that satisfy the criteria set forth in the related prospectus supplement.

No replacement of mortgage assets or acquisition of new mortgage assets will be permitted if it would result in a qualification, downgrade or withdrawal of the then-current rating assigned by any rating agency to any class of affected offered certificates.

Characteristics of the Offered Certificates	As more particularly described under “Description of the Certificates—General” and “—Payments on the Certificates,” an offered certificate may entitle the holder to receive:

	●	payments of interest;

	●	payments of principal;

	●	payments of all or part of the prepayment or repayment premiums, fees and charges, equity participation payments or any other specific items or amounts received on the related mortgage assets; and/or

	●	payments of residual amounts remaining after required payments have been made with respect to other classes of certificates of the same series.

Any class of offered certificates may be senior or subordinate to or pari passu with one or more other classes of certificates of the same series, including a non-offered class of certificates of that series, for purposes of some or all payments and/or allocations of losses.

A class of offered certificates may have two or more component parts, each having characteristics that are otherwise described in this prospectus as being attributable to separate and distinct classes.

Payments on a class of offered certificates may occur monthly, bi-monthly, quarterly, semi-annually or at any other specified interval, commencing on the distribution date specified in the related prospectus supplement.

We will describe the specific characteristics of each class of offered certificates in the related prospectus supplement, including the principal balance or notional amount, pass-through rate, payment characteristics and authorized denominations. Among other things, in the related prospectus supplement, we will summarize the flow of funds, payment priorities and allocations among the respective classes of offered certificates of any particular series, the respective classes of non-offered certificates of that series, and fees and expenses, to the extent necessary to understand the payment characteristics of those classes of offered certificates, and we will identify any events in the applicable governing document(s) that would alter the transaction structure or flow of funds.

If the related prospectus supplement so provides, a series of certificates may include one or more classes that are “exchangeable certificates” as described under “Description of the Certificates-Exchangeable Certificates.”

See “Description of the Certificates.”

Credit Support and Reinvestment, Interest Rate and Currency Related Protection for the Offered Certificates

Some classes of offered certificates may be protected in full or in part against defaults and losses, or select types of defaults and losses, on the related mortgage assets by overcollateralization and/or excess cash flow or through the subordination of one or more other classes of certificates of the same series or by other types of credit support.  The other types of credit support may include a letter of credit, a surety bond, an insurance policy, a guarantee or a reserve fund.  We will describe the credit support, if any, for each class of offered certificates and, if applicable, we will identify the provider of that credit support, in the related prospectus supplement.  In addition, we will summarize in the related prospectus supplement how losses not covered by credit enhancement or support will be allocated to the subject series of offered certificates.

The trust assets with respect to any series of offered certificates may also include any of the following agreements:

	●	guaranteed investment contracts in accordance with which moneys held in the funds and accounts established with respect to those offered certificates will be invested at a specified rate;

	●	interest rate exchange agreements, interest rate cap agreements and interest rate floor agreements; and

	●	currency exchange agreements.

We will describe the types of reinvestment, interest rate and currency related  protection, if any, for each class of offered certificates and, if applicable, we will identify the provider of that protection, in the related prospectus supplement.

See “Risk Factors,” “The Trust Fund” and “Description of Credit Support.”

Advances with Respect to the Mortgage Assets

If the trust assets for a series of offered certificates include mortgage loans, then, as and to the extent described in the related prospectus supplement, the related master servicer, the related special servicer, the related trustee, any related provider of credit support and/or any other specified person may be obligated to make, or may have the option of making, advances with respect to those mortgage loans to cover—

	●	delinquent scheduled payments of principal and/or interest, other than balloon payments,

	●	property protection expenses,

	●	other servicing expenses, or

	●	any other items specified in the related prospectus supplement.

Any party making advances will be entitled to reimbursement from subsequent recoveries on the related mortgage loan and as otherwise described in this prospectus or the related prospectus supplement.  That party may also be entitled to receive interest on its advances for a specified period.  See “Description of the Governing Documents—Advances.”

If the trust assets for a series of offered certificates include mortgage-backed securities, we will describe in the related prospectus supplement any comparable advancing obligations with respect to those mortgage-backed securities or the underlying mortgage loans.

Optional or Mandatory Redemption or Termination

We will describe in the related prospectus supplement any circumstances in which a specified party is permitted or obligated to purchase or sell any of the mortgage assets underlying a series of offered certificates.  In particular, a master servicer, special servicer or other designated party may be permitted or obligated to purchase or sell—

	●	all the mortgage assets in any particular trust, thereby resulting in a termination of the trust, or

	●	that portion of the mortgage assets in any particular trust as is necessary or sufficient to retire one or more classes of offered certificates of the related series.

See “Description of the Certificates—Termination and Redemption.”

Federal Income Tax Consequences	Any class of offered certificates will constitute or evidence ownership of:

	●	regular interests or residual interests in a real estate mortgage investment conduit under Sections 860A through 860G of the Internal Revenue Code of 1986, as amended; or

	●	interests in a grantor trust under Subpart E of Part I of Subchapter J of the Internal Revenue Code of 1986, as amended.

See “Material Federal Income Tax Consequences.”

ERISA Considerations
If you are a fiduciary or any other person investing assets of an employee benefit plan or other retirement plan or arrangement, you are encouraged to review with your legal advisor whether the purchase or holding of offered certificates could give rise to a transaction that is prohibited under the Employee Retirement Income Security Act of 1974, as amended, or the Internal

Revenue Code of 1986, as amended. See “ERISA Considerations.”

Legal Investment
We will specify in the related prospectus supplement which classes of the offered certificates, if any, will constitute mortgage related securities for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended.  If your investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities, then you may be subject to restrictions on investment in the offered certificates.  You are encouraged to consult your own legal advisors to determine the suitability of and consequences to you of the purchase, ownership and sale of the offered certificates.  See “Legal Investment.”

Ratings
It is a condition to the issuance of any class of offered certificates that, at the time of issuance, at least one nationally recognized statistical rating organization has rated those certificates in one of its generic rating categories which signifies investment grade.  Typically, the four highest rating categories, within which there may be sub-categories or gradations indicating relative standing, signify investment grade. We will, in the related prospectus supplement or in a related free writing prospectus, with respect to each class of offered certificates, identify the applicable rating agency or agencies and specify the minimum rating(s) that must be assigned thereto.  See “Ratings.”

RISK FACTORS

You should consider the following factors, as well as the factors set forth under “Risk Factors” in the related prospectus supplement, in deciding whether to purchase offered certificates.

The Investment Performance of Your Offered Certificates Will Depend Upon Payments, Defaults and Losses on the Underlying Mortgage Loans; and Those Payments, Defaults and Losses May Be Highly Unpredictable

The Terms of the Underlying Mortgage Loans Will Affect Payments on Your Offered Certificates.  Each of the mortgage loans underlying the offered certificates will specify the terms on which the related borrower must repay the outstanding principal amount of the loan.  The rate, timing and amount of scheduled payments of principal may vary, and may vary significantly, from mortgage loan to mortgage loan.  The rate at which the underlying mortgage loans amortize will directly affect the rate at which the principal balance or notional amount of your offered certificates is paid down or otherwise reduced.

In addition, any mortgage loan underlying the offered certificates may permit the related borrower during some or all of the loan term to prepay the loan.  In general, a borrower will be more likely to prepay its mortgage loan when it has an economic incentive to do so, such as obtaining a larger loan on the same underlying real property or a lower or otherwise more advantageous interest rate through refinancing.  If a mortgage loan includes some form of prepayment restriction, the likelihood of prepayment should decline.  These restrictions may include—

●	an absolute or partial prohibition against voluntary prepayments during some or all of the loan term, or

●	a requirement that voluntary prepayments be accompanied by some form of prepayment premium, fee or charge during some or all of the loan term.

In many cases, however, there will be no restriction associated with the application of insurance proceeds or condemnation proceeds as a prepayment of principal.

The Terms of the Underlying Mortgage Loans Do Not Provide Absolute Certainty as Regards the Rate, Timing and Amount of Payments on Your Offered Certificates.  Notwithstanding the terms of the mortgage loans backing your offered certificates, the amount, rate and timing of payments and other collections on those mortgage loans will, to some degree, be unpredictable because of borrower defaults and because of casualties and condemnations with respect to the underlying real properties.

The investment performance of your offered certificates may vary materially and adversely from your expectations due to—

●	the rate of prepayments and other unscheduled collections of principal on the underlying mortgage loans being faster or slower than you anticipated, or

●	the rate of defaults on the underlying mortgage loans being faster, or the severity of losses on the underlying mortgage loans being greater, than you anticipated.

The actual yield to you, as a holder of an offered certificate, may not equal the yield you anticipated at the time of your purchase, and the total return on investment that you expected may not be realized.  In deciding whether to purchase any offered certificates, you should make an independent decision as to the appropriate prepayment, default and loss assumptions to be used.  If the trust assets underlying your offered certificates

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include mortgage-backed securities, the terms of those securities may soften or enhance the effects to you that may result from prepayments, defaults and losses on the mortgage loans that ultimately back those securities.

Prepayments on the Underlying Mortgage Loans Will Affect the Average Life of Your Offered Certificates; and the Rate and Timing of Those Prepayments May Be Highly Unpredictable.  Payments of principal and/or interest on your offered certificates will depend upon, among other things, the rate and timing of payments on the related mortgage assets.  Prepayments on the underlying mortgage loans may result in a faster rate of principal payments on your offered certificates, thereby resulting in a shorter average life for your offered certificates than if those prepayments had not occurred.  The rate and timing of principal prepayments on pools of mortgage loans varies among pools and is influenced by a variety of economic, demographic, geographic, social, tax and legal factors.  Accordingly, neither you nor we can predict the rate and timing of principal prepayments on the mortgage loans underlying your offered certificates.  As a result, repayment of your offered certificates could occur significantly earlier or later, and the average life of your offered certificates could be significantly shorter or longer, than you expected.

The extent to which prepayments on the underlying mortgage loans ultimately affect the average life of your offered certificates depends on the terms and provisions of your offered certificates.  A class of offered certificates may entitle the holders to a pro rata share of any prepayments on the underlying mortgage loans, to all or a disproportionately large share of those prepayments, or to none or a disproportionately small share of those prepayments.  If you are entitled to a disproportionately large share of any prepayments on the underlying mortgage loans, your offered certificates may be retired at an earlier date.  If, however, you are only entitled to a small share of the prepayments on the underlying mortgage loans, the average life of your offered certificates may be extended.  Your entitlement to receive payments, including prepayments, of principal of the underlying mortgage loans may—

●	vary based on the occurrence of specified events, such as the retirement of one or more other classes of certificates of the same series, or

●	be subject to various contingencies, such as prepayment and default rates with respect to the underlying mortgage loans.

We will describe the terms and provisions of your offered certificates more fully in the related prospectus supplement.

Prepayments on the Underlying Mortgage Loans Will Affect the Yield on Your Offered Certificates; and the Rate and Timing of Those Prepayments May Be Highly Unpredictable.  If you purchase your offered certificates at a discount or premium, the yield on your offered certificates will be sensitive to prepayments on the underlying mortgage loans.  If you purchase your offered certificates at a discount, you should consider the risk that a slower than anticipated rate of principal payments on the underlying mortgage loans could result in your actual yield being lower than your anticipated yield.  Alternatively, if you purchase your offered certificates at a premium, you should consider the risk that a faster than anticipated rate of principal payments on the underlying mortgage loans could result in your actual yield being lower than your anticipated yield.  The potential effect that prepayments may have on the yield of your offered certificates will increase as the discount deepens or the premium increases.  If the amount of interest payable on your offered certificates is disproportionately large as compared to the amount of principal payable on your offered certificates, or if your offered certificates entitle you to receive payments of interest but no payments of principal, then you may fail to recover your original investment under some prepayment scenarios.  The rate and timing of principal prepayments on pools of mortgage loans varies among pools and is influenced by a variety of economic, demographic, geographic, social, tax and legal factors.  Accordingly, neither you nor we can predict the rate and timing of principal prepayments on the mortgage loans underlying your offered certificates.

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Delinquencies, Defaults and Losses on the Underlying Mortgage Loans May Affect the Amount and Timing of Payments on Your Offered Certificates; and the Rate and Timing of Those Delinquencies and Defaults, and the Severity of Those Losses, Are Highly Unpredictable.  The rate and timing of delinquencies and defaults, and the severity of losses, on the underlying mortgage loans will impact the amount and timing of payments on a series of offered certificates to the extent that their effects are not offset by delinquency advances or some form of credit support.

Unless otherwise covered by delinquency advances or some form of credit support, defaults on the underlying mortgage loans may delay payments on a series of offered certificates while the defaulted mortgage loans are worked-out or liquidated.  However, liquidations of defaulted mortgage loans prior to maturity could affect the yield and average life of an offered certificate in a manner similar to a voluntary prepayment.

If you calculate your anticipated yield to maturity based on an assumed rate of default and amount of losses on the underlying mortgage loans that is lower than the default rate and amount of losses actually experienced, then, to the extent that you are required to bear the additional losses, your actual yield to maturity will be lower than you calculated and could, under some scenarios, be negative.  Furthermore, the timing of losses on the underlying mortgage loans can affect your yield.  In general, the earlier you bear any loss on an underlying mortgage loan, the greater the negative effect on your yield.

See “—Repayment of a Commercial or Multifamily Mortgage Loan Depends Upon the Performance and Value of the Underlying Real Property, Which May Decline Over Time, and the Related Borrower’s Ability to Refinance the Property, of Which There Is No Assurance” below.

There Is an Increased Risk of Default Associated with Balloon Payments.  Any of the mortgage loans underlying your offered certificates may be nonamortizing or only partially amortizing.  The borrower under a mortgage loan of that type is required to make substantial payments of principal and interest, which are commonly called balloon payments, on the maturity date of the loan.  The ability of the borrower to make a balloon payment depends upon the borrower’s ability to refinance or sell the real property securing the loan.  The ability of the borrower to refinance or sell the property will be affected by a number of factors, including:

●	the fair market value and condition of the underlying real property;

●	the level of interest rates;

●	the borrower’s equity in the underlying real property;

●	the borrower’s financial condition;

●	occupancy levels at or near the time of refinancing;

●	the operating history of the underlying real property;

●	changes in zoning and tax laws;

●	changes in competition in the relevant area;

●	changes in rental rates in the relevant area;

●	changes in governmental regulation and fiscal policy;

●	prevailing general and regional economic conditions;

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●	the state of the fixed income and mortgage markets; and

●	the availability of credit for multifamily rental or commercial properties.

See “—Repayment of a Commercial or Multifamily Mortgage Loan Depends Upon the Performance and Value of the Underlying Real Property, Which May Decline Over Time, and the Related Borrower’s Ability to Refinance the Property, of Which There Is No Assurance” below.

Neither we nor any of our affiliates will be obligated to refinance any mortgage loan underlying your offered certificates.

The related master servicer or special servicer may, within prescribed limits, extend and modify mortgage loans underlying your offered certificates that are in default or as to which a payment default is imminent in order to maximize recoveries on the defaulted loans.  The related master servicer or special servicer is only required to determine that any extension or modification is reasonably likely to produce a greater recovery than a liquidation of the real property securing the defaulted loan.  There is a risk that the decision of the master servicer or special servicer to extend or modify a mortgage loan may not in fact produce a greater recovery.

Repayment of a Commercial or Multifamily Mortgage Loan Depends Upon the Performance and Value of the Underlying Real Property, Which May Decline Over Time, and the Related Borrower’s Ability to Refinance the Property, of Which There Is No Assurance

Most of the Mortgage Loans Underlying Your Offered Certificates Will Be Nonrecourse.  You should consider all of the mortgage loans underlying your offered certificates to be nonrecourse loans.  This means that, in the event of a default, recourse will be limited to the related real property or properties securing the defaulted mortgage loan.  In the event that the income generated by a real property were to decline as a result of the poor economic performance of that property, with the result that the property is not able to support debt service payments on the related mortgage loan, neither the related borrower nor any other person would be obligated to remedy the situation by making payments out of their own funds.  In such a situation, the borrower could choose instead to surrender the related mortgaged property to the lender or let it be foreclosed upon. In those cases where recourse to a borrower or guarantor is permitted by the loan documents, we generally will not undertake any evaluation of the financial condition of that borrower or guarantor.  Consequently, full and timely payment on each mortgage loan underlying your offered certificates will depend on one or more of the following:

●	the sufficiency of the net operating income of the applicable real property;

●	the market value of the applicable real property at or prior to maturity; and

●	the ability of the related borrower to refinance or sell the applicable real property.

In general, the value of a multifamily or commercial property will depend on its ability to generate net operating income.  The ability of an owner to finance a multifamily or commercial property will depend, in large part, on the property’s value and ability to generate net operating income.

Unless we state otherwise in the related prospectus supplement, none of the mortgage loans underlying your offered certificates will be insured or guaranteed by any governmental entity or private mortgage insurer.

The risks associated with lending on multifamily and commercial properties are inherently different from those associated with lending on the security of single-family residential properties.  This is because, among other reasons, multifamily rental and commercial real estate lending generally involves larger loans and, as described

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above, repayment is dependent upon:

●	the successful operation and value of the related mortgaged property, and

●	the related borrower’s ability to refinance the mortgage loan or sell the related mortgaged property.

See “—The Various Types of Multifamily and Commercial Properties that May Secure Mortgage Loans Underlying a Series of Offered Certificates May Present Special Risks” below.

Many Risk Factors Are Common to Most or All Multifamily and Commercial Properties.  The following factors, among others, will affect the ability of a multifamily or commercial property to generate net operating income and, accordingly, its value:

●	the location, age, functionality, design and construction quality of the subject property;

●	perceptions regarding the safety, convenience and attractiveness of the property;

●	the characteristics of the neighborhood where the property is located;

●	the degree to which the subject property competes with other properties in the area;

●	the proximity and attractiveness of competing properties;

●	the existence and construction of competing properties;

●	the adequacy of the property’s management and maintenance;

●	tenant mix and concentration;

●	national, regional or local economic conditions, including plant closings, industry slowdowns and unemployment rates;

●	local real estate conditions, including an increase in or oversupply of comparable commercial or residential space;

●	demographic factors;

●	customer confidence, tastes and preferences;

●	retroactive changes in building codes and other applicable laws;

●	changes in governmental rules, regulations and fiscal policies, including environmental legislation; and

●	vulnerability to litigation by tenants and patrons.

Particular factors that may adversely affect the ability of a multifamily or commercial property to generate net operating income include:

●	an increase in interest rates, real estate taxes and other operating expenses;

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●	an increase in the capital expenditures needed to maintain the property or make improvements;

●	a decline in the financial condition of a major tenant and, in particular, a sole tenant or anchor tenant;

●	an increase in vacancy rates;

●	a decline in rental rates as leases are renewed or replaced;

●	natural disasters and civil disturbances such as earthquakes, hurricanes, floods, eruptions, terrorist attacks or riots; and

●	environmental contamination.

The volatility of net operating income generated by a multifamily or commercial property over time will be influenced by many of the foregoing factors, as well as by:

●	the length of tenant leases;

●	the creditworthiness of tenants;

●	the rental rates at which leases are renewed or replaced;

●	the percentage of total property expenses in relation to revenue;

●	the ratio of fixed operating expenses to those that vary with revenues; and

●	the level of capital expenditures required to maintain the property and to maintain or replace tenants.

Therefore, commercial and multifamily properties with short-term or less creditworthy sources of revenue and/or relatively high operating costs, such as those operated as hospitality and self-storage properties, can be expected to have more volatile cash flows than commercial and multifamily properties with medium- to long-term leases from creditworthy tenants and/or relatively low operating costs.  A decline in the real estate market will tend to have a more immediate effect on the net operating income of commercial and multifamily properties with short-term revenue sources and may lead to higher rates of delinquency or defaults on the mortgage loans secured by those properties.

The Successful Operation of a Multifamily or Commercial Property Depends on Tenants.  Generally, multifamily and commercial properties are subject to leases.  The owner of a multifamily or commercial property typically uses lease or rental payments for the following purposes:

●	to pay for maintenance and other operating expenses associated with the property;

●	to fund repairs, replacements and capital improvements at the property; and

●	to service mortgage loans secured by, and any other debt obligations associated with operating, the property.

Accordingly, mortgage loans secured by income-producing properties will be affected by the expiration of leases and the ability of the respective borrowers to renew the leases or relet the space on comparable terms and on a timely basis.

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Factors that may adversely affect the ability of an income-producing property to generate net operating income from lease and rental payments include:

●	a general inability to lease space;

●	an increase in vacancy rates, which may result from tenants deciding not to renew an existing lease or discontinuing operations;

●	an increase in tenant payment defaults or any other inability to collect rental payments;

●	a decline in rental rates as leases are entered into, renewed or extended at lower rates;

●	an increase in the capital expenditures needed to maintain the property or to make improvements;

●	a decline in the financial condition and/or bankruptcy or insolvency of a significant or sole tenant; and

●	an increase in leasing costs and/or the costs of performing landlord obligations under existing leases.

With respect to any mortgage loan backing a series of offered certificates, you should anticipate that, unless the related mortgaged real property is owner occupied, one or more—and possibly all—of the leases at the related mortgaged real property will expire at varying rates during the term of that mortgage loan and some tenants will have, and may exercise, termination options.  In addition, some government-sponsored tenants will have the right as a matter of law to cancel their leases for lack of appropriations.

Additionally, in some jurisdictions, if tenant leases are subordinated to the lien created by the related mortgage instrument but do not contain attornment provisions, which are provisions requiring the tenant to recognize as landlord under the lease a successor owner following foreclosure, the leases may terminate upon the transfer of the property to a foreclosing lender or purchaser at foreclosure.  Accordingly, if a mortgaged real property is located in such a jurisdiction and is leased to one or more desirable tenants under leases that are subordinate to the mortgage and do not contain attornment provisions, that mortgaged real property could experience a further decline in value if such tenants’ leases were terminated.

Some mortgage loans that back offered certificates may be secured by mortgaged real properties with tenants that are related to or affiliated with a borrower.  In those cases a default by the borrower may coincide with a default by the affiliated tenants.  Additionally, even if the property becomes a foreclosure property, it is possible that an affiliate of the borrower may remain as a tenant.

Dependence on a Single Tenant or a Small Number of Tenants Makes a Property Riskier Collateral.  In those cases where an income-producing property is leased to a single tenant or is primarily leased to one or a small number of major tenants, a deterioration in the financial condition or a change in the plan of operations of any of those tenants can have particularly significant effects on the net operating income generated by the property.  If any of those tenants defaults under or fails to renew its lease, the resulting adverse financial effect on the operation of the property will be substantially more severe than would be the case with respect to a property occupied by a large number of less significant tenants.

An income-producing property operated for retail, office or industrial purposes also may be adversely affected by a decline in a particular business or industry if a concentration of tenants at the property is engaged in that business or industry.

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Accordingly, factors that will affect the operation and value of a commercial property include:

●	the business operated by the tenants;

●	the creditworthiness of the tenants; and

●	the number of tenants.

Tenant Bankruptcy Adversely Affects Property Performance.  The bankruptcy or insolvency of a major tenant, or a number of smaller tenants, at a commercial property may adversely affect the income produced by the property.  Under federal bankruptcy law, a tenant has the option of assuming or rejecting any unexpired lease.  If the tenant rejects the lease, the landlord’s claim for breach of the lease would be a general unsecured claim against the tenant unless there is collateral securing the claim.  The claim would be limited to:

●
the unpaid rent due under the lease, without acceleration, for the period prior to the filing of the bankruptcy petition or any earlier repossession by the landlord, or surrender by the tenant, of the leased premises, plus

●
the rent reserved by the lease, without acceleration, for the greater of one year and 15%, not to exceed three years, of the term of the lease following the filing of the bankruptcy petition or any earlier repossession by the landlord, or surrender by the tenant, of the leased premises.

The Success of an Income-Producing Property Depends on Reletting Vacant Spaces.  The operations at an income-producing property will be adversely affected if the owner or property manager is unable to renew leases or relet space on comparable terms when existing leases expire and/or become defaulted.  Even if vacated space is successfully relet, the costs associated with reletting, including tenant improvements and leasing commissions in the case of income-producing properties operated for retail, office or industrial purposes, can be substantial, could exceed any reserves maintained for that purpose and could reduce cash flow from the income-producing properties.  Moreover, if a tenant at an income-producing property defaults in its lease obligations, the landlord may incur substantial costs and experience significant delays associated with enforcing its rights and protecting its investment, including costs incurred in renovating and reletting the property.

If an income-producing property has multiple tenants, re-leasing expenditures may be more frequent than in the case of a property with fewer tenants, thereby reducing the cash flow generated by the multi-tenanted property.  Multi-tenanted properties may also experience higher continuing vacancy rates and greater volatility in rental income and expenses.

Property Value May Be Adversely Affected Even When Current Operating Income Is Not.  Various factors may affect the value of multifamily and commercial properties without affecting their current net operating income, including:

●	changes in interest rates;

●	the availability of refinancing sources;

●	changes in governmental regulations, licensing or fiscal policy;

●	changes in zoning or tax laws; and

●	potential environmental or other legal liabilities.

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Property Management May Affect Property Operations and Value.  The operation of an income-producing property will depend upon the property manager’s performance and viability.  The property manager generally is responsible for:

●	responding to changes in the local market;

●	planning and implementing the rental structure, including staggering durations of leases and establishing levels of rent payments;

●	operating the property and providing building services;

●	managing operating expenses; and

●	ensuring that maintenance and capital improvements are carried out in a timely fashion.

Income-producing properties that derive revenues primarily from short-term rental commitments, such as hospitality or self-storage properties, generally require more intensive management than properties leased to tenants under long-term leases.

By controlling costs, providing appropriate and efficient services to tenants and maintaining improvements in good condition, a property manager can—

●	maintain or improve occupancy rates, business and cash flow,

●	reduce operating and repair costs, and

●	preserve building value.

On the other hand, management errors can, in some cases, impair the long term viability of an income-producing property.

Certain of the mortgaged properties will be managed by affiliates of the related borrower.  If a mortgage loan is in default or undergoing special servicing, such relationship could disrupt the management of the related mortgaged property, which may adversely affect cash flow.  However, the related mortgage loans will generally permit, in the case of mortgaged properties managed by borrower affiliates, the lender to remove the related property manager upon the occurrence of one or more of the following: an event of default, a decline in cash flow below a specified level or the failure to satisfy some other specified performance trigger.

We make no representation or warranty as to the skills of any present or future managers.  Additionally, we cannot assure you that the property managers will be in a financial condition to fulfill their management responsibilities throughout the terms of their respective management agreements.  Further, certain individuals involved in the management or general business development at certain mortgaged properties may engage in unlawful activities or otherwise exhibit poor business judgment that adversely affect operations and ultimately cash flow at such properties.

Maintaining a Property in Good Condition Is Expensive.  The owner may be required to expend a substantial amount to maintain, renovate or refurbish a commercial or multifamily property.  Failure to do so may materially impair the property’s ability to generate cash flow.  The effects of poor construction quality will increase over time in the form of increased maintenance and capital improvements.  Even superior construction will deteriorate over time if management does not schedule and perform adequate maintenance in a timely fashion.  There can be no assurance that an income-producing property will generate sufficient cash flow to cover

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the increased costs of maintenance and capital improvements in addition to paying debt service on the mortgage loan(s) that may encumber that property.

Competition Will Adversely Affect the Profitability and Value of an Income-Producing Property.  Some income-producing properties are located in highly competitive areas.  Comparable income-producing properties located in the same area compete on the basis of a number of factors including:

●	rental rates;

●	location;

●	type of business or services and amenities offered; and

●	nature and condition of the particular property.

The profitability and value of an income-producing property may be adversely affected by a comparable property that:

●	offers lower rents;

●	has lower operating costs;

●	offers a more favorable location; or

●	offers better facilities.

Costs of renovating, refurbishing or expanding an income-producing property in order to remain competitive can be substantial.

The Prospective Performance of the Multifamily and Commercial Mortgage Loans to be Included in Any of Our Trusts Should be Evaluated Separately from the Performance of the Multifamily and Commercial Mortgage Loans in Any of Our Other Trusts.  Notwithstanding that there are many common factors affecting the profitability and value of income producing properties in general, those factors do not apply equally to all income producing properties and, in many cases, there are special factors that will affect the profitability and/or value of a particular income producing property.  See, for example, “—The Various Types of Multifamily and Commercial Properties that May Secure Mortgage Loans Underlying a Series of Offered Certificates May Present Special Risks” below.  Each income producing property represents a separate and distinct business venture; and, as a result, each of the multifamily and commercial mortgage loans included in one of our trusts requires a unique underwriting analysis.  Furthermore, economic conditions, whether worldwide, national, regional or local, vary over time.  The performance of a mortgage pool originated and outstanding under one set of economic conditions may vary dramatically from the performance of an otherwise comparable mortgage pool originated and outstanding under a different set of economic conditions.  Accordingly, investors should evaluate the mortgage loans underlying a series of offered certificates independently from the performance of the mortgage loans underlying any other series of offered certificates.

The Various Types of Multifamily and Commercial Properties that May Secure Mortgage Loans Underlying a Series of Offered Certificates May Present Special Risks

General.  The mortgage loans underlying a series of offered certificates may be secured by numerous types of multifamily and commercial properties.  As discussed under “—Repayment of a Commercial or Multifamily Mortgage Loan Depends on the Performance and Value of the Underlying Real Property, Which May Decline Over Time, and the Related Borrower’s Ability to Refinance the Property, of Which There is No

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Assurance” above, the adequacy of an income-producing property as security for a mortgage loan depends in large part on its value and ability to generate net operating income.  The relative importance of any factor affecting the value or operation of an income-producing property will depend on the type and use of the property and the type and use of a particular income-producing property may present special risks. Additionally, many types of commercial properties are not readily convertible to alternative uses if the original use is not successful or may require significant capital expenditures to effect any conversion to an alternative use.  As a result, the liquidation value of any of those types of property would be substantially less than would otherwise be the case.  Set forth below is a discussion of some of the various factors that may affect the value and operations of the indicated types of multifamily and commercial properties.

Multifamily Rental Properties.  Factors affecting the value and operation of a multifamily rental property include:

●	the physical attributes of the property, such as its age, appearance, amenities and construction quality, in relation to competing buildings;

●	the types of services or amenities offered at the property;

●	the location of the property;

●	distance from employment centers and shopping areas;

●	the characteristics of the surrounding neighborhood, which may change over time;

●	the rents charged for dwelling units at the property relative to the rents charged for comparable units at competing properties;

●	the ability of management to provide adequate maintenance and insurance;

●	the property’s reputation;

●	the level of mortgage interest rates, which may encourage tenants to purchase rather than lease housing;

●
the existence or construction of competing or alternative residential properties in the local market, including other apartment buildings and complexes, manufactured housing communities, mobile home parks and single-family housing;

●	compliance with and continuance of any government housing rental subsidy programs and/or low income housing tax credit or incentive programs from which the property receives benefits;

●	the ability of management to respond to competition;

●	the tenant mix and whether the property is primarily occupied by workers from a particular company or type of business, personnel from a local military base or students;

●
in the case of student housing facilities, the reliance on the financial well-being of the college or university to which it relates, competition from on-campus housing units, and the relatively higher turnover rate compared to other types of multifamily tenants;

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●
adverse local, regional or national economic conditions, which may limit the amount that may be charged for rents and may result in a reduction in timely rent payments or a reduction in occupancy levels;

●	local factory or other large employer closings;

●	state and local regulations, which may affect the property owner’s ability to evict tenants or to increase rent to the market rent for an equivalent apartment;

●	the extent to which the property is subject to land use restrictive covenants or contractual covenants that require that units be rented to low income tenants;

●	the extent to which the cost of operating the property, including the cost of utilities and the cost of required capital expenditures, may increase;

●	whether the property is subject to any age restrictions on tenants;

●	the extent to which increases in operating costs may be passed through to tenants; and

●	the financial condition of the owner of the property.

Because units in a multifamily rental property are leased to individuals, usually for no more than a year, the property is likely to respond relatively quickly to a downturn in the local economy or to the closing of a major employer in the area.

In addition, multifamily rental properties are typically in markets that, in general, are characterized by low barriers to entry. Thus, a particular multifamily rental property market with historically low vacancies could experience substantial new construction and a resultant oversupply of rental units within a relatively short period of time. Since apartments within a multifamily rental property are typically leased on a short-term basis, the tenants residing at a particular property may easily move to alternative multifamily rental properties with more desirable amenities or locations or to single family housing.

Some states regulate the relationship of an owner and its tenants at a multifamily rental property.  Among other things, these states may—

●	require written leases;

●	require good cause for eviction;

●	require disclosure of fees;

●	prohibit unreasonable rules;

●	prohibit retaliatory evictions;

●	prohibit restrictions on a resident’s choice of unit vendors;

●	limit the bases on which a landlord may increase rent; or

●	prohibit a landlord from terminating a tenancy solely by reason of the sale of the owner’s building.

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Apartment building owners have been the subject of suits under state Unfair and Deceptive Practices Acts and other general consumer protection statutes for coercive, abusive or unconscionable leasing and sales practices.

Some counties and municipalities also impose rent control and/or rent stabilization regulations on apartment buildings.  These regulations may limit rent increases to—

●	fixed percentages,

●	percentages of increases in the consumer price index,

●	increases set or approved by a governmental agency, or

●	increases determined through mediation or binding arbitration.

In many cases, the rent control or rent stabilization laws do not provide for decontrol of rental rates upon vacancy of individual units.  Any limitations on a landlord’s ability to raise rents at a multifamily rental property may impair the landlord’s ability to repay a mortgage loan secured by the property or to meet operating costs.

Some multifamily rental properties are subject to land use restrictive covenants or contractual covenants in favor of federal or state housing agencies.  These covenants generally require that a minimum number or percentage of units be rented to tenants who have incomes that are substantially lower than median incomes in the area or region.  These covenants may limit the potential rental rates that may be charged at a multifamily rental property, the potential tenant base for the property or both.  An owner may subject a multifamily rental property to these covenants in exchange for tax credits or rent subsidies.  When the credits or subsidies cease, net operating income will decline.  In addition, the differences in rents between subsidized or supported properties and other multifamily rental properties in the same area may not be a sufficient economic incentive for some eligible tenants to reside at a subsidized or supported property that may have fewer amenities or be less attractive as a residence.  As a result, occupancy levels at a subsidized or supported property may decline, which may adversely affect the value and successful operation of the property.

Cooperatively-Owned Apartment Buildings.  Some multifamily properties are owned or leased by cooperative corporations.  In general, each shareholder in the corporation is entitled to occupy a particular apartment unit under a long-term proprietary lease or occupancy agreement.

A tenant/shareholder of a cooperative corporation must make a monthly maintenance payment to the corporation.  The monthly maintenance payment represents a tenant/shareholder’s pro rata share of the corporation’s—

●	mortgage loan payments,

●	real property taxes,

●	maintenance expenses, and

●	other capital and ordinary expenses of the property.

These monthly maintenance payments are in addition to any payments of principal and interest the tenant/shareholder must make on any loans of the tenant/shareholder secured by its shares in the corporation.

A cooperative corporation is directly responsible for building maintenance and payment of real estate taxes and hazard and liability insurance premiums.  A cooperative corporation’s ability to meet debt service

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obligations on a mortgage loan secured by, and to pay all other operating expenses of, the cooperatively owned property depends primarily upon the receipt of—

●	maintenance payments from the tenant/shareholders, and

●	any rental income from units or commercial space that the cooperative corporation might control.

A cooperative corporation may have to impose special assessments on the tenant/shareholders in order to pay unanticipated expenditures.  Accordingly, a cooperative corporation is highly dependent on the financial well being of its tenant/shareholders.  A cooperative corporation’s ability to pay the amount of any balloon payment due at the maturity of a mortgage loan secured by the cooperatively owned property depends primarily on its ability to refinance the property.  Additional factors likely to affect the economic performance of a cooperative corporation include—

●
the failure of the corporation to qualify for favorable tax treatment as a “cooperative housing corporation” each year, which may reduce the cash flow available to make debt service payments on a mortgage loan secured by cooperatively owned property; and

●
the possibility that, upon foreclosure, if the cooperatively owned property becomes a rental property, certain units could be subject to rent control, stabilization and tenants’ rights laws, at below market rents, which may affect rental income levels and the marketability and sale proceeds of the ensuing rental property as a whole.

In a typical cooperative conversion plan, the owner of a rental apartment building contracts to sell the building to a newly formed cooperative corporation.  Shares are allocated to each apartment unit by the owner or sponsor.  The current tenants have a specified period to subscribe at prices discounted from the prices to be offered to the public after that period.  As part of the consideration for the sale, the owner or sponsor receives all the unsold shares of the cooperative corporation.  In general the sponsor controls the corporation’s board of directors and management for a limited period of time.  If the sponsor of the cooperative corporation holds the shares allocated to a large number of apartment units, the lender on a mortgage loan secured by a cooperatively owned property may be adversely affected by a decline in the creditworthiness of that sponsor.

Many cooperative conversion plans are non-eviction plans.  Under a non-eviction plan, a tenant at the time of conversion who chooses not to purchase shares is entitled to reside in its apartment  unit as a subtenant from the owner of the shares allocated to that unit.  Any applicable rent control or rent stabilization laws would continue to be applicable to the subtenancy.  In addition, the subtenant may be entitled to renew its lease for an indefinite number of years with continued protection from rent increases above those permitted by any applicable rent control and rent stabilization laws.  The owner/shareholder is responsible for the maintenance payments to the cooperative corporation without regard to whether it receives rent from the subtenant or whether the rent payments are lower than maintenance payments on the unit.  Newly-formed cooperative corporations typically have the greatest concentration of non-tenant/ shareholders.

Retail Properties.  The term “retail property” encompasses a broad range of properties at which businesses sell consumer goods and other products and provide various entertainment, recreational or personal services to the general public.  Some examples of retail properties include—

●	shopping centers,

●	factory outlet centers,

●	malls,

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●	automotive sales and service centers,

●	consumer oriented businesses,

●	department stores,

●	grocery stores,

●	convenience stores,

●	specialty shops,

●	gas stations,

●	movie theaters,

●	fitness centers,

●	bowling alleys,

●	salons, and

●	dry cleaners.

A number of factors may affect the value and operation of a retail property. Some of these factors include:

●	the strength, stability, number and quality of the tenants;

●	tenants’ sales;

●	tenant mix;

●	whether the property is in a desirable location;

●	the physical condition and amenities of the building in relation to competing buildings;

●
whether a retail property is anchored, shadow anchored or unanchored and, if anchored or shadow anchored, the strength, stability, quality and continuous occupancy of the anchor tenant or the shadow anchor, as the case may be, are particularly important factors; and

●	the financial condition of the owner of the property.

Unless owner occupied, retail properties generally derive all or a substantial percentage of their income from lease payments from commercial tenants.  Therefore, it is important for the owner of a retail property to attract and keep tenants, particularly significant tenants, that are able to meet their lease obligations.  In order to attract tenants, the owner of a retail property may be required to—

●	lower rents,

●	grant a potential tenant a free rent or reduced rent period,

●	improve the condition of the property generally, or

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●	make at its own expense, or grant a rent abatement to cover, tenant improvements for a potential tenant.

A prospective tenant will also be interested in the number and type of customers that it will be able to attract at a particular retail property.  The ability of a tenant at a particular retail property to attract customers will be affected by a number of factors related to the property and the surrounding area, including:

●	competition from other retail properties;

●	perceptions regarding the safety, convenience and attractiveness of the property;

●	perceptions regarding the safety of the surrounding area;

●	demographics of the surrounding area;

●	the strength and stability of the local, regional and national economies;

●	traffic patterns and access to major thoroughfares;

●	the visibility of the property;

●	availability of parking;

●	the particular mixture of the goods and services offered at the property;

●	customer tastes, preferences and spending patterns; and

●	the drawing power of other tenants.

The success of a retail property is often dependent on the success of its tenants’ businesses.  A significant component of the total rent paid by tenants of retail properties is often tied to a percentage of gross sales or revenues.  Declines in sales or revenues of the tenants will likely cause a corresponding decline in percentage rents and/or impair the tenants’ ability to pay their rent or other occupancy costs.  A default by a tenant under its lease could result in delays and costs in enforcing the landlord’s rights.  Retail properties would be directly and adversely affected by a decline in the local economy and reduced consumer spending.

Repayment of a mortgage loan secured by a retail property will be affected by the expiration of space leases at the property and the ability of the borrower to renew or relet the space on comparable terms.  Even if vacant space is successfully relet, the costs associated with reletting, including tenant improvements, leasing commissions and free rent, may be substantial and could reduce cash flow from a retail property.

With respect to some retail properties, one or more tenants may have the option, at any time or after the expiration of a specified period, to terminate their leases at the subject property.  In many cases, the tenant is required to provide notice and/or pay penalties in connection with the exercise of its termination option.  Generally, the full rental income generated by the related leases will be taken into account in the underwriting of the related underlying mortgage loan. Notwithstanding any disincentives with respect to a termination option, there can be no assurance a tenant will not exercise such an option, especially if the rent paid by that tenant is in excess of market rent. In such event, there may be a decrease in the cash flow generated by such mortgaged properties and available to make payments on the related offered certificates.

The presence or absence of an anchor tenant in a multi-tenanted retail property can be important.  Anchor tenants play a key role in generating customer traffic and making the center desirable for other tenants.  Retail

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properties that are anchored have traditionally been perceived as less risky than unanchored properties. As to any given retail property, an anchor tenant is generally understood to be a nationally or regionally recognized tenant whose space is, in general, materially larger in size than the space occupied by other tenants at the same retail property and is important in attracting customers to the retail property.  Retail properties that have anchor tenant-owned stores often have reciprocal easement and operating agreements between the property owner and such anchor tenants containing certain operating and maintenance covenants.  Although an anchor tenant is required to pay a contribution toward common area maintenance and real estate taxes on the improvements and related real property, an anchor tenant that owns its own parcel does not pay rent.

Certain tenant estoppels will have been obtained from anchor and certain other tenants in connection with the origination of the mortgage loans that identify disputes between the related borrower and the applicable tenant, or alleged defaults or potential defaults by the applicable property owner under the lease or a reciprocal easement and operating agreement.  Such disputes, defaults or potential defaults, could lead to a termination or attempted termination of the applicable lease or reciprocal easement and operating agreement by the tenant or to litigation against the related borrower.  We cannot assure you that these tenant disputes will not have a material adverse effect on the ability of the related borrowers to repay their portion of the mortgage loan.  In addition, we cannot assure you that the tenant estoppels obtained identify all potential disputes that may arise with tenants.

A retail property may also benefit from a shadow anchor. A shadow anchor is a store or business that satisfies the criteria for an anchor store or business, but which may be located at an adjoining property or on a portion of the subject retail property that is not collateral for the related mortgage loan. A shadow anchor may own the space it occupies. In those cases where the property owner does not control the space occupied by the anchor store or business, the property owner may not be able to take actions with respect to the space that it otherwise typically would, such as granting concessions to retain an anchor tenant or removing an ineffective anchor tenant.

In some cases, an anchor tenant or a shadow anchor may cease to operate at the property, thereby leaving its space unoccupied even though it continues to pay rent on or even own the vacant space.  If an anchor tenant or a shadow anchor ceases operations at a retail property or if its sales do not reach a specified threshold, other tenants at the property may be entitled to terminate their leases prior to the scheduled expiration date or to pay rent at a reduced rate for the remaining term of the lease.

Accordingly, the following factors, among others, will adversely affect the economic performance of an anchored retail property, including:

●	an anchor tenant’s failure to renew its lease;

●	termination of an anchor tenant’s lease;

●	the bankruptcy or economic decline of an anchor tenant or a shadow anchor;

●
the cessation of the business of a self-owned anchor or of an anchor tenant, notwithstanding its continued ownership of the previously occupied space or its continued payment of rent, as the case may be; or

●	a loss of an anchor tenant’s ability to attract shoppers.

Retail properties may also face competition from sources outside a given real estate market or with lower operating costs.  For example, all of the following compete with more traditional department stores and specialty shops for consumer dollars:

●	factory outlet centers;

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●	discount shopping centers and clubs;

●	catalogue retailers;

●	home shopping networks and programs;

●	internet web sites and electronic media shopping; and

●	telemarketing.

Similarly, home movie rentals and pay-per-view movies provide alternate sources of entertainment to movie theaters.  Continued growth of these alternative retail outlets and entertainment sources, which are often characterized by lower operating costs, could adversely affect the rents collectible at retail properties.

Gas stations, automotive sales and service centers and dry cleaners also pose unique environmental risks because of the nature of their businesses and the types of products used or sold in those businesses.

Office Properties.  Factors affecting the value and operation of an office property include:

●	the strength, stability, number and quality of the tenants, particularly significant tenants, at the property;

●
the physical attributes and amenities of the building in relation to competing buildings, including the condition of the HVAC system, parking and the building’s compatibility with current business wiring requirements;

●	whether the area is a desirable business location, including local labor cost and quality, tax environment, including tax benefits, and quality of life issues, such as schools and cultural amenities;

●	the location of the property with respect to the central business district or population centers;

●	demographic trends within the metropolitan area to move away from or towards the central business district;

●	social trends combined with space management trends, which may change towards options such as telecommuting or hoteling to satisfy space needs;

●	tax incentives offered to businesses or property owners by cities or suburbs adjacent to or near where the building is located;

●	local competitive conditions, such as the supply of office space or the existence or construction of new competitive office buildings;

●	the quality and philosophy of building management;

●	access to mass transportation;

●	accessibility from surrounding highways/streets;

●	changes in zoning laws; and

36

●	the financial condition of the owner of the property.

With respect to some office properties, one or more tenants may have the option, at any time or after the expiration of a specified period, to terminate their leases at the subject property.  In many cases, the tenant is required to provide notice and/or pay penalties in connection with the exercise of its termination option.  Generally, the full rental income generated by the related leases will be taken into account in the underwriting of the related underlying mortgage loan. Notwithstanding any disincentives with respect to a termination option, there can be no assurance that a tenant will not exercise such an option, especially if the rent paid by that tenant is in excess of market rent. In such event, there may be a decrease in the cash flow generated by such mortgaged properties and available to make payments on the related offered certificates.

Office properties may be adversely affected by an economic decline in the business operated by their tenants.  The risk associated with that economic decline is increased if revenue is dependent on a single tenant or if there is a significant concentration of tenants in a particular business or industry.

Office properties are also subject to competition with other office properties in the same market.  Competitive factors affecting an office property include:

●	rental rates;

●	the building’s age, condition and design, including floor sizes and layout;

●	access to public transportation and availability of parking; and

●	amenities offered to its tenants, including sophisticated building systems, such as fiber optic cables, satellite communications or other base building technological features.

The cost of refitting office space for a new tenant is often higher than for other property types.

The success of an office property also depends on the local economy.  Factors influencing a company’s decision to locate in a given area include:

●	the cost and quality of labor;

●	tax incentives; and

●	quality of life considerations, such as schools and cultural amenities.

The strength and stability of the local or regional economy will affect an office property’s ability to attract stable tenants on a consistent basis.  A central business district may have a substantially different economy from that of a suburb.

Hospitality Properties.  Hospitality properties may involve different types of hotels and motels, including:

●	full service hotels;

●	resort hotels with many amenities;

●	limited service hotels;

●	hotels and motels associated with national or regional franchise chains;

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●	hotels that are not affiliated with any franchise chain but may have their own brand identity; and

●	other lodging facilities.

Factors affecting the value, operation and economic performance of a hospitality property include:

●	the location of the property and its proximity to major population centers or attractions;

●	the seasonal nature of business at the property;

●	the level of room rates relative to those charged by competitors;

●	quality and perception of the franchise affiliation;

●	economic conditions, either local, regional or national, which may limit the amount that can be charged for a room and may result in a reduction in occupancy levels;

●	the existence or construction of competing hospitality properties;

●	nature and quality of the services and facilities;

●	financial strength and capabilities of the owner and operator;

●	the need for continuing expenditures for modernizing, refurbishing and maintaining existing facilities;

●	increases in operating costs, which may not be offset by increased room rates;

●	the property’s dependence on business and commercial travelers and tourism;

●	changes in travel patterns caused by changes in access, energy prices, labor strikes, relocation of highways, the reconstruction of additional highways or other factors; and

●
changes in travel patterns caused by perceptions of travel safety, which perceptions can be significantly and adversely influenced by terrorist acts and foreign conflict as well as apprehension regarding the possibility of such acts or conflicts.

Because limited service hotels and motels are relatively quick and inexpensive to construct and may quickly reflect a positive value, an over-building of these hotels and motels could occur in any given region, which would likely adversely affect occupancy and daily room rates.  Further, because rooms at hospitality properties are generally rented for short periods of time, hospitality properties tend to be more sensitive to adverse economic conditions and competition than many other types of commercial properties.  Additionally, the revenues of some hospitality properties, particularly those located in regions whose economies depend upon tourism, may be highly seasonal in nature and/or may be adversely affected by prolonged unfavorable weather conditions.

Hospitality properties may be operated under franchise agreements.  The continuation of a franchise is typically subject to specified operating standards and other terms and conditions.  The franchisor periodically inspects its licensed properties to confirm adherence to its operating standards.  The failure of the hospitality property to maintain those standards or adhere to those other terms and conditions could result in the loss or cancellation of the franchise license.  It is possible that the franchisor could condition the continuation of a franchise license on the completion of capital improvements or the making of capital expenditures that the owner of the hospitality property determines are too expensive or are otherwise unwarranted in light of the operating

38

results or prospects of the property.  In that event, the owner of the hospitality property may elect to allow the franchise license to lapse.  In any case, if the franchise is terminated, the owner of the hospitality property may seek to obtain a suitable replacement franchise, which may be at significantly higher fees than the previous franchise, or to operate property independently of a franchise license.  The loss of a franchise license could have a material adverse effect upon the operations or value of the hospitality property because of the loss of associated name recognition, marketing support and centralized reservation systems provided by the franchisor.

The viability of any hospitality property that is a franchise of a national or a regional hotel or motel chain is dependent upon:

●	the continued existence and financial strength of the franchisor;

●	the public perception of the franchise service mark; and

●	the duration of the franchise licensing agreement.

The transferability of franchise license agreements may be restricted.  The consent of the franchisor would be required for the continued use of the franchise license by the hospitality property following a foreclosure.  Conversely, a lender may be unable to remove a franchisor that it desires to replace following a foreclosure.  Additionally, any provision in a franchise agreement or management agreement providing for termination because of a bankruptcy of a franchisor or manager will generally not be enforceable.

In the event of a foreclosure on a hospitality property, the lender or other purchaser of the hospitality property may not be entitled to the rights under any associated operating, liquor and other licenses.  That party would be required to apply in its own right for new operating, liquor and other licenses.  There can be no assurance that a new license could be obtained or that it could be obtained promptly.  The lack of a liquor license in a hospitality property could have an adverse impact on the revenue from that property or on its occupancy rate.

Casino Properties.  Factors affecting the economic performance of a casino property include:

●	location, including proximity to or easy access from major population centers;

●	appearance;

●	economic conditions, either local, regional or national, which may limit the amount of disposable income that potential patrons may have for gambling;

●	the existence or construction of competing casinos;

●	dependence on tourism; and

●	local or state governmental regulation.

Competition among major casinos may involve attracting patrons by—

●	providing alternate forms of entertainment, such as performers and sporting events, and

●	offering low-priced or free food and lodging.

Casino owners may expend substantial sums to modernize, refurbish and maintain existing facilities.

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Because of their dependence on disposable income of patrons, casino properties are likely to respond quickly to a downturn in the economy.

The ownership, operation, maintenance and/or financing of casino properties is often subject to local or state governmental regulation.  A government agency or authority may have jurisdiction over or influence with respect to the foreclosure of a casino property or the bankruptcy of its owner or operator.  In some jurisdictions, it may be necessary to receive governmental approval before foreclosing, thereby resulting in substantial delays to a lender.  Gaming licenses are not transferable, including in connection with a foreclosure.  There can be no assurance that a lender or another purchaser in foreclosure or otherwise will be able to obtain the requisite approvals to continue operating the foreclosed property as a casino.

Any given state or municipality that currently allows legalized gambling could pass legislation banning it.

The loss of a gaming license for any reason would have a material adverse effect on the value of a casino property.

Health Care-Related Properties.  Health care-related properties include:

●	hospitals;

●	medical offices;

●	skilled nursing facilities;

●	nursing homes;

●	congregate care facilities; and

●	in some cases, assisted living centers and housing for seniors.

Health care-related facilities, particularly nursing homes, may receive a substantial portion of their revenues from government reimbursement programs, primarily Medicaid and Medicare.  Medicaid and Medicare are subject to:

●	statutory and regulatory changes;

●	retroactive rate adjustments;

●	administrative rulings;

●	policy interpretations;

●	delays by fiscal intermediaries; and

●	government funding restrictions.

In addition, nursing facilities and assisted living facilities that are dependent on revenues from other third party payors (other than Medicare and Medicaid), such as private insurers, are also affected by the reimbursement policies of those payors.

All of the foregoing can adversely affect revenues from the operation of a health care-related facility.  Moreover, governmental payors have employed cost-containment measures that limit payments to health care

40

providers.  In addition, there are currently under consideration various proposals for national health care relief that could further limit these payments.

Health care-related facilities are subject to significant governmental regulation of the ownership, operation, maintenance and/or financing of those properties. Providers of long-term nursing care and other medical services are highly regulated by federal, state and local law.  They are subject to numerous factors which can increase the cost of operation, limit growth and, in extreme cases, require or result in suspension or cessation of operations, including:

●	federal and state licensing requirements;

●	facility inspections;

●	rate setting;

●	disruptions in payments;

●	reimbursement policies;

●	audits, which may result in recoupment of payments made or withholding of payments due;

●	laws relating to the adequacy of medical care, distribution of pharmaceuticals, use of equipment, personnel operating policies and maintenance of and additions to facilities and services;

●
patient care liability claims, including those generated by the recent advent of the use of video surveillance, or “granny cams”, by family members or government prosecutors to monitor care and limited availability and increased costs of insurance; and

●	shortages in staffing, increases in labor costs and labor disputes.

Under applicable federal and state laws and regulations, Medicare and Medicaid reimbursements generally may not be made to any person other than the provider who actually furnished the related material goods and services.  Accordingly, in the event of foreclosure on a health care-related facility, neither a lender nor other subsequent lessee or operator of the property would generally be entitled to obtain from federal or state governments any outstanding reimbursement payments relating to services furnished at the property prior to foreclosure.  Furthermore, in the event of foreclosure, there can be no assurance that a lender or other purchaser in a foreclosure sale would be entitled to the rights under any required licenses and regulatory approvals.  The lender or other purchaser may have to apply in its own right for those licenses and approvals.  There can be no assurance that a new license could be obtained or that a new approval would be granted.  In addition, there can be no assurance that the facilities will remain licensed and loss of licensure/provider arrangements by a significant number of facilities could have a material adverse effect on a borrower’s ability to meet its obligations under the related mortgage loan and, therefore, on distributions on your certificates.

With respect to health care-related properties, the regulatory environment has intensified, particularly the long-term care service environment for large, for profit, multi-facility providers. For example, in the past few years, federal prosecutors have utilized the federal false claims act to prosecute nursing facilities that have quality of care deficiencies or reported instances of possible patient abuse and neglect, falsification of records, failure to report adverse events, improper use of restraints, and certain other care issues.  Since facilities convicted under the false claims act may be liable for triple damages plus mandatory civil penalties, nursing facilities often settled with the government for a substantial amount of money rather than defending the allegations.

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The extensive federal, state and local regulations affecting health care-related facilities include regulations on the financial and other arrangements that facilities enter into during the normal course of business.  For example, anti-kickback laws prohibit certain business practices and relationships that might affect the provision and cost of health care services reimbursable under Medicare and Medicaid programs, including the payment or receipt of money or anything else of value in return for the referral of patients whose care will be paid by those programs.  Sanctions for violations include criminal penalties and civil sanctions, fines and possible exclusion from payor programs. Federal and state governments have used monetary recoveries derived from prosecutions to strengthen their fraud detection and enforcement programs.  There can be no assurance that government officials charged with responsibility for enforcing the anti-kickback and/or self-referral laws will not assert that certain arrangements or practices are in violation of such provisions.  The operations of a nursing facility or assisted living facility could be adversely affected by the failure of its arrangements to comply with such laws or similar state laws enacted in the future.

Each state also has a Medicaid Fraud Control Unit, which typically operates as a division of the state Attorney General’s Office or equivalent, which conducts criminal and civil investigations into alleged abuse, neglect, mistreatment and/or misappropriation of resident property.  In some cases, the allegations may be investigated by the state Attorney General, local authorities and federal and/or state survey agencies.  There are Medicaid Fraud Control Unit and state Attorney General investigations pending and, from time to time, threatened against providers, relating to or arising out of allegations of potential resident abuse, neglect or mistreatment.

Further, the nursing facilities and assisted living facilities are likely to compete on a local and regional basis with each other and with other providers who operate similar facilities.  They may also compete with providers of long term care services in other settings, such as hospital rehabilitation units or home health agencies or other community-based providers.  The formation of managed care networks and integrated delivery systems, as well as increasing government efforts to encourage the use of home and community-based services instead of nursing facility services, could also adversely affect nursing facilities or assisted living facilities if there are incentives that lead to the utilization of other facilities or community-based home care providers, instead of nursing facility or assisted living providers, or if competition drives down prices paid by residents. Some of the competitors of the subject facilities may be better capitalized, may offer services not offered by the facilities, or may be owned by agencies supported by other sources of income or revenue not available to for-profit facilities, such as tax revenues and charitable contributions.  The success of a facility also depends upon the number of competing facilities in the local market, as well as upon other factors, such as the facility’s age, appearance, reputation and management, resident and family preferences, referrals by and affiliations with managed care organizations, relationship with other health care providers and other health care networks, the types of services provided and, where applicable, the quality of care and the cost of that care.  If the facilities fail to attract patients and residents and compete effectively with other health care providers, their revenues and profitability may decline.

Health care-related facilities are generally special purpose properties that could not be readily converted to general residential, retail or office use.  This will adversely affect their liquidation value.  Furthermore, transfers of health care-related facilities are subject to regulatory approvals under state, and in some cases federal, law not required for transfers of most other types of commercial properties.  Moreover, in certain circumstances, such as when federal or state authorities believe that liquidation may adversely affect the health, safety or welfare of the nursing facility and/or assisted living facility residents, a facility operator may not be allowed to liquidate for an indeterminate period of time.  Finally, the receipt of any liquidation proceeds could be delayed by the approval process of any state agency necessary for the transfer of a mortgaged real property and even reduced to satisfy governmental obligations of the facility, such as audit recoupments from nursing facilities.

Industrial Properties.  Industrial properties may be adversely affected by reduced demand for industrial space occasioned by a decline in a particular industry segment and/or by a general slowdown in the economy.  In addition, an industrial property that suited the particular needs of its original tenant may be difficult to relet to

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another tenant or may become functionally obsolete relative to newer properties.  Also, lease terms with respect to industrial properties are generally for shorter periods of time and may result in a substantial percentage of leases expiring in the same year at any particular industrial property.

The value and operation of an industrial property depends on:

●	location of the property, the desirability of which in a particular instance may depend on—

1.	availability of labor services,

2.	proximity to supply sources and customers, and

3.	accessibility to various modes of transportation and shipping, including railways, roadways, airline terminals and ports;

●	building design of the property, the desirability of which in a particular instance may depend on—

1.	ceiling heights,

2.	column spacing,

3.	number and depth of loading bays,

4.	divisibility,

5.	floor loading capacities,

6.	truck turning radius,

7.	overall functionality, and

8.	adaptability of the property, because industrial tenants often need space that is acceptable for highly specialized activities; and

●	the quality and creditworthiness of individual tenants, because industrial properties frequently have higher tenant concentrations.

Industrial properties are generally special purpose properties that could not be readily converted to general residential, retail or office use.  This will adversely affect their liquidation value.  In addition, properties used for many industrial purposes are more prone to environmental concerns than other property types.

Warehouse, Mini-Warehouse and Self-Storage Facilities.  Warehouse, mini-warehouse and self-storage properties are considered vulnerable to competition because both acquisition costs and break-even occupancy are relatively low.  Depending on their location, mini-warehouses and self-storage facilities tend to be adversely affected more quickly by a general economic downturn than other types of commercial properties.  In addition, it would require substantial capital expenditures to convert a warehouse, mini-warehouse or self-storage property to an alternative use.  This will materially impair the liquidation value of the property if its operation for storage purposes becomes unprofitable due to decreased demand, competition, age of improvements or other factors.

Successful operation of a warehouse, mini-warehouse or self-storage property depends on—

●	building design,

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●	location and visibility,

●	tenant privacy,

●	efficient access to the property,

●	proximity to potential users, including apartment complexes or commercial users,

●	services provided at the property, such as security,

●	age and appearance of the improvements, and

●	quality of management.

In addition, it is difficult to assess the environmental risks posed by warehouse, mini-warehouse and self-storage properties due to tenant privacy restrictions, tenant anonymity and unsupervised access to such facilities.  Therefore, these facilities may pose additional environmental risks to investors.  Environmental site assessments performed with respect to warehouse, mini-warehouse and self-storage properties would not include an inspection of the contents of the facilities.  Therefore, it would not be possible to provide assurance that any of the units included in these kinds of facilities are free from hazardous substances or other pollutants or contaminants.

A self storage property may be affiliated with a franchise company through a franchise agreement.  The performance of a self storage property affiliated with a franchise company may be affected by the continued existence and financial strength of the franchisor, the public perception of a service mark, and the duration of the franchise agreement.  The transferability of franchise license agreements is restricted.  In the event of a foreclosure, the lender or its agent would not have the right to use the franchise license without the franchisor’s consent.

Restaurants and Taverns.  Factors affecting the economic viability of individual restaurants, taverns and other establishments that are part of the food and beverage service industry include:

●	competition from facilities having businesses similar to a particular restaurant or tavern;

●	perceptions by prospective customers of safety, convenience, services and attractiveness;

●	the cost, quality and availability of food and beverage products;

●	negative publicity, resulting from instances of food contamination, food-borne illness and similar events;

●	changes in demographics, consumer habits and traffic patterns;

●	the ability to provide or contract for capable management; and

●	retroactive changes to building codes, similar ordinances and other legal requirements.

Adverse economic conditions, whether local, regional or national, may limit the amount that may be charged for food and beverages and the extent to which potential customers dine out.  Because of the nature of the business, restaurants and taverns tend to respond to adverse economic conditions more quickly than do many other types of commercial properties.  Furthermore, the transferability of any operating, liquor and other licenses to an entity acquiring a bar or restaurant, either through purchase or foreclosure, is subject to local law requirements.

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The food and beverage service industry is highly competitive.  The principal means of competition are—

●	market segment,

●	product,

●	price,

●	value,

●	quality,

●	service,

●	convenience,

●	location, and

●	the nature and condition of the restaurant facility.

A restaurant or tavern operator competes with the operators of comparable establishments in the area in which its restaurant or tavern is located.  Other restaurants could have—

●	lower operating costs,

●	more favorable locations,

●	more effective marketing,

●	more efficient operations, or

●	better facilities.

The location and condition of a particular restaurant or tavern will affect the number of customers and, to an extent, the prices that may be charged.  The characteristics of an area or neighborhood in which a restaurant or tavern is located may change over time or in relation to competing facilities.  Also, the cleanliness and maintenance at a restaurant or tavern will affect its appeal to customers.  In the case of a regionally- or nationally-known chain restaurant, there may be costly expenditures for renovation, refurbishment or expansion, regardless of its condition.

Factors affecting the success of a regionally- or nationally-known chain restaurant include:

●	actions and omissions of any franchisor, including management practices that—

1.	adversely affect the nature of the business, or

2.	require renovation, refurbishment, expansion or other expenditures;

●	the degree of support provided or arranged by the franchisor, including its franchisee organizations and third-party providers of products or services; and

45

●	the bankruptcy or business discontinuation of the franchisor or any of its franchisee organizations or third-party providers.

Chain restaurants may be operated under franchise agreements.  Those agreements typically do not contain provisions protective of lenders.  A borrower’s rights as franchisee typically may be terminated without informing the lender, and the borrower may be precluded from competing with the franchisor upon termination.  In addition, a lender that acquires title to a restaurant site through foreclosure or similar proceedings may be restricted in the use of the site or may be unable to succeed to the rights of the franchisee under the related franchise agreement.  The transferability of a franchise may be subject to other restrictions.  Also, federal and state franchise regulations may impose additional risk, including the risk that the transfer of a franchise acquired through foreclosure or similar proceedings may require registration with governmental authorities or disclosure to prospective transferees.

Manufactured Housing Communities, Mobile Home Parks and Recreational Vehicle Parks.  Manufactured housing communities and mobile home parks consist of land that is divided into “spaces” or “home sites” that are primarily leased to owners of the individual mobile homes or other housing units.  The home owner often invests in site-specific improvements such as carports, steps, fencing, skirts around the base of the home, and landscaping.  The land owner typically provides private roads within the park, common facilities and, in many cases, utilities.  In general, the individual mobile homes and other housing units will not constitute material collateral for a mortgage loan underlying a series of offered certificates.

Recreational vehicle parks lease spaces primarily or exclusively for motor homes, travel trailers and portable truck campers, primarily designed for recreational, camping or travel use.  Some manufactured housing community properties are either recreational vehicle resorts or have a significant portion of the properties that are intended for short-term recreational vehicle hook-ups, and tenancy of these communities may vary significantly by season.  This seasonality may cause periodic fluctuations in revenues, tenancy levels, rental rates and operating expenses for these properties.  In general, parks that lease recreational vehicle spaces can be viewed as having a less stable tenant population than parks occupied predominantly by mobile homes.

Factors affecting the successful operation of a manufactured housing community, mobile home park or recreational vehicle park include:

●	location of the manufactured housing property;

●	the ability of management to provide adequate maintenance and insurance;

●	the number of comparable competing properties in the local market;

●	the age, appearance, condition and reputation of the property;

●	whether the property is subject to any age restrictions on tenants;

●	the quality of management; and

●	the types of facilities and services it provides.

Manufactured housing communities and mobile home parks also compete against alternative forms of residential housing, including—

●	multifamily rental properties,

●	cooperatively-owned apartment buildings,

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●	condominium complexes, and

●	single-family residential developments.

Recreational vehicle parks also compete against alternative forms of recreation and short-term lodging, such as staying at a hotel at the beach.

Manufactured housing communities, mobile home parks and recreational vehicle parks have few improvements (which are highly specialized) and are “special purpose” properties that could not be readily converted to general residential, retail or office use.  This will adversely affect the liquidation value of the property if its operation as a manufactured housing community, mobile home park or recreational vehicle park, as the case may be, becomes unprofitable due to competition, age of the improvements or other factors.

Some states regulate the relationship of an owner of a manufactured housing community or mobile home park and its tenants in a manner similar to the way they regulate the relationship between a landlord and tenant at a multifamily rental property.  In addition, some states also regulate changes in the use of a manufactured housing community or mobile home park and require that the owner give written notice to its tenants a substantial period of time prior to the projected change.

In addition to state regulation of the landlord-tenant relationship, numerous counties and municipalities impose rent control and/or rent stabilization on manufactured housing communities and mobile home parks.  These ordinances may limit rent increases to—

●	fixed percentages,

●	percentages of increases in the consumer price index,

●	increases set or approved by a governmental agency, or

●	increases determined through mediation or binding arbitration.

In many cases, the rent control or rent stabilization laws either do not permit vacancy decontrol or permit vacancy decontrol only in the relatively rare event that the mobile home or manufactured housing unit is removed from the homesite.  Local authority to impose rent control or rent stabilization on manufactured housing communities and mobile home parks is pre-empted by state law in some states and rent control or rent stabilization is not imposed at the state level in those states.  In some states, however, local rent control and/or rent stabilization ordinances are not pre-empted for tenants having short-term or month-to-month leases, and properties there may be subject to various forms of rent control or rent stabilization with respect to those tenants.

Recreational and Resort Properties.  Any mortgage loan underlying a series of offered certificates may be secured by a golf course, marina, ski resort, amusement park or other property used for recreational purposes or as a resort.  Factors affecting the economic performance of a property of this type include:

●	the location and appearance of the property;

●	the appeal of the recreational activities offered;

●	the existence or construction of competing properties, whether or not they offer the same activities;

●	the need to make capital expenditures to maintain, refurbish, improve and/or expand facilities in order to attract potential patrons;

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●	geographic location and dependence on tourism;

●	changes in travel patterns caused by changes in energy prices, strikes, location of highways, construction of additional highways and similar factors;

●	seasonality of the business, which may cause periodic fluctuations in operating revenues and expenses;

●	sensitivity to weather and climate changes; and

●	local, regional and national economic conditions.

A marina or other recreational or resort property located next to water will also be affected by various statutes and government regulations that govern the use of, and construction on, rivers, lakes and other waterways.

Because of the nature of the business, recreational and resort properties tend to respond to adverse economic conditions more quickly than do many other types of commercial properties.  In addition, some recreational and resort properties may be adversely affected by prolonged unfavorable weather conditions.

Recreational and resort properties are generally special purpose properties that are not readily convertible to alternative uses.  This will adversely affect their liquidation value.

Arenas and Stadiums.  The success of an arena or stadium generally depends on its ability to attract patrons to a variety of events, including:

●	sporting events;

●	musical events;

●	theatrical events;

●	animal shows; and/or

●	circuses.

The ability to attract patrons is dependent on, among others, the following factors:

●	the appeal of the particular event;

●	the cost of admission;

●	perceptions by prospective patrons of the safety, convenience, services and attractiveness of the arena or stadium;

●	perceptions by prospective patrons of the safety of the surrounding area; and

●	the alternative forms of entertainment available in the particular locale.

In some cases, an arena’s or stadium’s success will depend on its ability to attract and keep a sporting team as a tenant.  An arena or stadium may become unprofitable, or unacceptable to a tenant of that type, due to

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decreased attendance, competition and age of improvements.  Often, substantial expenditures must be made to modernize, refurbish and/or maintain existing facilities.

Arenas and stadiums are special purpose properties which cannot be readily convertible to alternative uses.  This will adversely affect their liquidation value.

Charitable Organizations.  Charitable organizations and other non-profit tenants generally depend on donations from individuals and government grants and subsidies to meet expenses (including rent) and pay for maintenance and capital expenditures.  The extent of those donations is dependent on the extent to which individuals are prepared to make donations, which is influenced by a variety of social, political and economic factors, and whether the governmental grants and subsidies will continue with respect to any such institution.  Donations may be adversely affected by economic conditions, whether local, regional or national.  A reduction in donations, government grants or subsidies may impact the ability of the related institution to pay rent and there can be no assurance that a borrower leasing to a charitable organization or other non-profit tenant will be in a position to meet its obligations under the related mortgage loan documents if such tenant fails to pay.

Churches and Other Religious Facilities.  Churches and other religious facilities generally depend on charitable donations to meet expenses and pay for maintenance and capital expenditures.  The extent of those donations is dependent on the attendance at any particular religious facility and the extent to which attendees are prepared to make donations, which is influenced by a variety of social, political and economic factors.  Donations may be adversely affected by economic conditions, whether local, regional or national.  Religious facilities are often located in special purpose properties that are not readily convertible to alternative uses.  This will adversely affect their liquidation value.

Parking Lots and Garages.  The primary source of income for parking lots and garages is the rental fees charged for parking spaces.  Factors affecting the success of a parking lot or garage include:

●	the number of rentable parking spaces and rates charged;

●	the location of the lot or garage and, in particular, its proximity to places where large numbers of people work, shop or live;

●	the amount of alternative parking spaces in the area;

●	the availability of mass transit; and

●	the perceptions of the safety, convenience and services of the lot or garage.

Unimproved Land.  The value of unimproved land is largely a function of its potential use.  This may depend on—

●	its location,

●	its size,

●	the surrounding neighborhood, and

●	local zoning laws.

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Any Analysis of the Value or Income Producing Ability of a Commercial or Multifamily Property Is Highly Subjective and Subject to Error

Mortgage loans secured by liens on income-producing properties are substantially different from mortgage loans made on the security of owner-occupied single-family homes.  The repayment of a loan secured by a lien on an income-producing property is typically dependent upon—

●	the successful operation of the property, and

●	its ability to generate income sufficient to make payments on the loan.

This is particularly true because most or all of the mortgage loans underlying the offered certificates will be nonrecourse loans.

The debt service coverage ratio of a multifamily or commercial mortgage loan is an important measure of the likelihood of default on the loan.  In general, the debt service coverage ratio of a multifamily or commercial mortgage loan at any given time is the ratio of—

●	the amount of income derived or expected to be derived from the related real property collateral for a twelve-month period that is available to pay debt service on the subject mortgage loan, to

●	the annualized payments of principal and/or interest on the subject mortgage loan and any other senior and/or pari passu loans that are secured by the related real property collateral.

The amount described in the first bullet point of the preceding sentence is often a highly subjective number based on a variety of assumptions regarding, and adjustments to, revenues and expenses with respect to the related real property.  We will provide a more detailed discussion of its calculation in the related prospectus supplement.

The cash flow generated by a multifamily or commercial property will generally fluctuate over time and may or may not be sufficient to—

●	make the loan payments on the related mortgage loan,

●	cover operating expenses, and

●	fund capital improvements at any given time.

Operating revenues of a nonowner occupied, income-producing property may be affected by the condition of the applicable real estate market and/or area economy.  Properties leased, occupied or used on a short-term basis, such as—

●	some health care-related facilities,

●	hotels and motels,

●	recreational vehicle parks, and

●	mini-warehouse and self-storage facilities,

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tend to be affected more rapidly by changes in market or business conditions than do properties typically leased for longer periods, such as—

●	warehouses,

●	retail stores,

●	office buildings, and

●	industrial facilities.

Some commercial properties may be owner-occupied or leased to a small number of tenants.  Accordingly, the operating revenues may depend substantially on the financial condition of the borrower or one or a few tenants.  Mortgage loans secured by liens on owner-occupied and single tenant properties may pose a greater likelihood of default and loss than loans secured by liens on multifamily properties or on multi-tenant commercial properties.

Increases in property operating expenses can increase the likelihood of a borrower default on a multifamily or commercial mortgage loan secured by the property.  Increases in property operating expenses may result from:

●	increases in energy costs and labor costs;

●	increases in interest rates and real estate tax rates; and

●	changes in governmental rules, regulations and fiscal policies.

Some net leases of commercial properties may provide that the lessee, rather than the borrower/ landlord, is responsible for payment of operating expenses.  However, a net lease will result in stable net operating income to the borrower/landlord only if the lessee is able to pay the increased operating expense while also continuing to make rent payments.

Lenders also look to the loan-to-value ratio of a mortgage loan as a factor in evaluating the likelihood of loss if a property is liquidated following a default.  In general, the loan-to-value ratio of a multifamily or commercial mortgage loan at any given time is the ratio, expressed as a percentage, of—

●	the then outstanding principal balance of the mortgage loan and any other senior and/or pari passu loans that are secured by the related real property collateral, to

●	the estimated value of the related real property based on an appraisal, a cash flow analysis, a recent sales price or another method or benchmark of valuation.

A low loan-to-value ratio means the borrower has a large amount of its own equity in the multifamily or commercial property that secures its loan.  In these circumstances—

●	the borrower has a greater incentive to perform under the terms of the related mortgage loan in order to protect that equity, and

●	the lender has greater protection against loss on liquidation following a borrower default.

However, loan-to-value ratios are not necessarily an accurate measure of the likelihood of liquidation loss in a pool of multifamily and commercial mortgage loans.  For example, the value of a multifamily or commercial

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property as of the date of initial issuance of a series of offered certificates may be less than the estimated value determined at loan origination.  The value of any real property, in particular a multifamily or commercial property, will likely fluctuate from time to time.  Moreover, even a current appraisal is not necessarily a reliable estimate of value.  Appraised values of income-producing properties are generally based on—

●	the market comparison method, which takes into account the recent resale value of comparable properties at the date of the appraisal;

●	the cost replacement method, which takes into account the cost of replacing the property at the date of the appraisal;

●	the income capitalization method, which takes into account the property’s projected net cash flow; or

●	a selection from the values derived from the foregoing methods.

Each of these appraisal methods presents analytical difficulties.  For example—

●	it is often difficult to find truly comparable properties that have recently been sold;

●	the replacement cost of a property may have little to do with its current market value; and

●	income capitalization is inherently based on inexact projections of income and expense and the selection of an appropriate capitalization rate and discount rate.

If more than one appraisal method is used and significantly different results are produced, an accurate determination of value and, correspondingly, a reliable analysis of the likelihood of default and loss, is even more difficult.

The value of a multifamily or commercial property will be affected by property performance.  As a result, if a multifamily or commercial mortgage loan defaults because the income generated by the related property is insufficient to pay operating costs and expenses as well as debt service, then the value of the property will decline and a liquidation loss may occur.

See “—Repayment of a Commercial or Multifamily Mortgage Loan Depends on the Performance and Value of the Underlying Real Property, Which May Decline Over Time, and the Related Borrower’s Ability to Refinance the Property, of Which There Is No Assurance” above.

Borrower Concentration Within a Trust Exposes Investors to Greater Risk of Default and Loss

A particular borrower or group of related borrowers may be associated with multiple real properties securing the mortgage loans underlying a series of offered certificates.  The bankruptcy or insolvency of, or other financial problems with respect to, that borrower or group of borrowers could have an adverse effect on—

●	the operation of all of the related real properties, and

●	the ability of those properties to produce sufficient cash flow to make required payments on the related mortgage loans.

For example, if a borrower or group of related borrowers that owns or controls several real properties experiences financial difficulty at one of those properties, it could defer maintenance at another of those properties in order to satisfy current expenses with respect to the first property.  That borrower or group of related borrowers could also

52

attempt to avert foreclosure by filing a bankruptcy petition that might have the effect of interrupting debt service payments on all the related mortgage loans for an indefinite period.  In addition, multiple real properties owned by the same borrower or related borrowers are likely to have common management.  This would increase the risk that financial or other difficulties experienced by the property manager could have a greater impact on the owner of the related loans.

Loan Concentration Within a Trust Exposes Investors to Greater Risk of Default and Loss

Any of the mortgage assets in one of our trusts may be substantially larger than the other assets in that trust.  In general, the inclusion in a trust of one or more mortgage assets that have outstanding principal balances that are substantially larger than the other mortgage assets in the trust can result in losses that are more severe, relative to the size of the related mortgage asset pool, than would be the case if the total principal balance of that pool were distributed more evenly.

Geographic Concentration Within a Trust Exposes Investors to Greater Risk of Default and Loss

If a material concentration of mortgage loans underlying a series of offered certificates is secured by real properties in a particular locale, state or region, then the holders of those certificates will have a greater exposure to:

●	any adverse economic developments that occur in the locale, state or region where the properties are located;

●	changes in the real estate market where the properties are located;

●	changes in governmental rules and fiscal policies in the governmental jurisdiction where the properties are located; and

●	acts of nature, including floods, tornadoes and earthquakes, in the areas where properties are located.

Changes in Pool Composition Will Change the Nature of Your Investment

The mortgage loans underlying any series of offered certificates will amortize at different rates and mature on different dates.  In addition, some of those mortgage loans may be prepaid or liquidated.  As a result, the relative composition of the related mortgage asset pool will change over time.

If you purchase offered certificates with a pass-through rate that is equal to or calculated based upon a weighted average of interest rates on the underlying mortgage loans, your pass-through rate will be affected, and may decline, as the relative composition of the mortgage pool changes.

In addition, as payments and other collections of principal are received with respect to the underlying mortgage loans, the remaining mortgage pool backing your offered certificates may exhibit an increased concentration with respect to property type, number and affiliation of borrowers and geographic location.

The Borrower’s Form of Entity May Cause Special Risks and/or Hinder Recovery

Some of the mortgage loans underlying a series of offered certificates may have borrowers that are individuals or, alternatively, are entities that either have not been structured to diminish the likelihood of their becoming bankrupt or do not satisfy all the characteristics of special purpose entities.  In general, as a result of a borrower not being a special purpose entity or not being limited to owning the related mortgaged real property, the borrower may be engaged in activities unrelated to the subject mortgaged real property and may incur

53

indebtedness or suffer liabilities with respect to those activities.  Further, some of the borrowing entities may have been in existence and conducting business prior to the origination of the related underlying mortgage loans, may own other property that is not part of the collateral for the related underlying mortgage loans and, further, may not have always satisfied all the characteristics of special purpose entities even if they currently do so.  This could negatively impact the borrower’s financial conditions, and thus its ability to pay amounts due and owing under the subject underlying mortgage loan.  The related mortgage documents and/or organizational documents of those borrowers may not contain the representations, warranties and covenants customarily made by a borrower that is a special purpose entity, such as limitations on indebtedness and affiliate transactions and restrictions on the borrower’s ability to dissolve, liquidate, consolidate, merge, sell all or any material portion of its assets or amend its organizational documents.  These provisions are designed to mitigate the possibility that the borrower’s financial condition would be adversely impacted by factors unrelated to the related mortgaged real property and the related mortgage loan.

Borrowers not structured as bankruptcy-remote entities may be more likely to become insolvent or the subject of a voluntary or involuntary bankruptcy proceeding because those borrowers may be:

●	operating entities with businesses distinct from the operation of the property with the associated liabilities and risks of operating an ongoing business; and

●	individuals that have personal liabilities unrelated to the property.

In addition, if an underlying mortgage loan is secured by a mortgage on both the related borrower’s leasehold interest in the related mortgaged real property and the underlying fee interest in such property, the related borrower may be a special purpose entity, but the owner and pledgor of the related fee interest may not be a special purpose entity.

However, any borrower, even an entity structured to be bankruptcy-remote, as an owner of real estate will be subject to certain potential liabilities and risks.  We cannot assure you that any borrower will not file for bankruptcy protection or that creditors of a borrower or a corporate or individual general partner or managing member of a borrower will not initiate a bankruptcy or similar proceeding against such borrower or corporate or individual general partner or managing member.

With respect to those borrowers that are structured as special purposes entities, although the terms of the borrower’s organizational documents and/or related loan documents require that the related borrower covenants to be a special purpose entity, in some cases those borrowers are not required to observe all covenants and conditions that typically are required in order for such an entity to be viewed under the standard rating agency criteria as a special purpose entity.

In some cases a borrower may be required to have independent directors, managers or trustees in order to mitigate the risk of a voluntary bankruptcy by that borrower even though it is solvent.  However, any director, manager or trustee, even one that is otherwise independent of the applicable borrower and its parent entity, may determine in the exercise of its fiduciary duties to the applicable borrower that a bankruptcy filing is an appropriate course of action to be taken by the applicable borrower.  Such determination might take into account the interests and financial condition of affiliates of the applicable borrower, including its parent entity.  Accordingly, the financial distress of an affiliate of the borrower on any mortgage loan in one of our trusts might increase the likelihood of a bankruptcy filing by that borrower.

Furthermore, with respect to any related borrowers, creditors of a common parent in bankruptcy may seek to consolidate the assets of such borrowers with those of the parent.  Consolidation of the assets of such borrowers would likely have an adverse effect on the funds available to make distributions on your offered certificates, and may lead to a downgrade, withdrawal or qualification of the ratings of your offered certificates.  See “—Borrower

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Bankruptcy Proceedings Can Delay and Impair Recovery on a Mortgage Loan Underlying Your Offered Certificates” below and “Certain Legal Aspects of the Mortgage Loans—Bankruptcy Issues.”

The mortgage loans underlying a series of offered certificates may have borrowers that own the related mortgaged real properties as tenants-in-common or may permit the related borrowers to convert into a tenant-in-common structure in the future.  Generally, in tenant-in-common ownership structures, each tenant-in-common owns an undivided share in the subject real property.  If a tenant-in-common desires to sell its interest in the subject real property and is unable to find a buyer or otherwise desires to force a partition, the tenant-in-common has the ability to request that a court order a sale of the subject real property and distribute the proceeds to each tenant-in-common owner proportionally.  To reduce the likelihood of a partition action, a tenant-in-common borrower may be required to waive its partition right.  However, there can be no assurance that, if challenged, this waiver would be enforceable or that it would be enforced in a bankruptcy proceeding.

The enforcement of remedies against tenant-in-common borrowers may be prolonged because each time a tenant-in-common borrower files for bankruptcy, the bankruptcy court stay is reinstated.  While a lender may seek to mitigate this risk after the commencement of the first bankruptcy of a tenant-in-common by commencing an involuntary proceeding against the other tenant-in-common borrowers and moving to consolidate all those cases, there can be no assurance that a bankruptcy court would consolidate those separate cases.  Additionally, tenant-in-common borrowers may be permitted to transfer portions of their interests in the subject mortgaged real property to numerous additional tenant-in-common borrowers.

The bankruptcy, dissolution or action for partition by one or more of the tenants-in-common could result in an early repayment of the related mortgage loan, a significant delay in recovery against the tenant-in-common borrowers, a material impairment in property management and a substantial decrease in the amount recoverable upon the related mortgage loan.  Not all tenants-in-common for these mortgage loans may be special purpose entities and some of those tenants-in-common may be individuals.

Borrower Bankruptcy Proceedings Can Delay and Impair Recovery on a Mortgage Loan Underlying Your Offered Certificates

Under federal bankruptcy law, the filing of a petition in bankruptcy by or against a borrower will stay the sale of a real property owned by that borrower, as well as the commencement or continuation of a foreclosure action.

In addition, if a court determines that the value of a real property is less than the principal balance of the mortgage loan it secures, the court may reduce the amount of secured indebtedness to the then-value of the property.  This would make the lender a general unsecured creditor for the difference between the then-value of the property and the amount of its outstanding mortgage indebtedness.

A bankruptcy court also may:

●	grant a debtor a reasonable time to cure a payment default on a mortgage loan;

●	reduce monthly payments due under a mortgage loan;

●	change the rate of interest due on a mortgage loan; or

●	otherwise alter a mortgage loan’s repayment schedule.

Furthermore, the borrower, as debtor-in-possession, or its bankruptcy trustee has special powers to avoid, subordinate or disallow debts.  In some circumstances, the claims of a secured lender, such as one of our trusts, may be subordinated to financing obtained by a debtor-in-possession subsequent to its bankruptcy.

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Under federal bankruptcy law, a lender may be stayed from enforcing a borrower’s assignment of rents and leases. Federal bankruptcy law also may interfere with a lender’s ability to enforce lockbox requirements.  The legal proceedings necessary to resolve these issues can be time consuming and may significantly delay the receipt of rents.  Rents also may escape an assignment to the extent they are used by borrower to maintain its property or for other court authorized expenses.

As a result of the foregoing, the related trust’s recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the total amount ultimately collected may be substantially less than the amount owed.

Environmental Liabilities Will Adversely Affect the Value and Operation of the Contaminated Property and May Deter a Lender from Foreclosing

There can be no assurance—

●	as to the degree of environmental testing conducted at any of the real properties securing the mortgage loans that back your offered certificates;

●
that the environmental testing conducted by or on behalf of the applicable originators or any other parties in connection with the origination of those mortgage loans or otherwise identified all adverse environmental conditions and risks at the related real properties;

●	that the results of the environmental testing were accurately evaluated in all cases;

●
that the related borrowers have implemented or will implement all operations and maintenance plans and other remedial actions recommended by any environmental consultant that may have conducted testing at the related real properties; or

●	that the recommended action will fully remediate or otherwise address all the identified adverse environmental conditions and risks.

Environmental site assessments vary considerably in their content, quality and cost.  Even when adhering to good professional practices, environmental consultants will sometimes not detect significant environmental problems because to do an exhaustive environmental assessment would be far too costly and time-consuming to be practical.

In addition, the current environmental condition of a real property securing a mortgage loan underlying your offered certificates could be adversely affected by—

●	tenants at the property, such as gasoline stations or dry cleaners, or

●	conditions or operations in the vicinity of the property, such as leaking underground storage tanks at another property nearby.

Various environmental laws may make a current or previous owner or operator of real property liable for the costs of removal or remediation of hazardous or toxic substances on, under or adjacent to the property.  Those laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of the hazardous or toxic substances.  For example, there are laws that impose liability for release of asbestos containing materials into the air or require the removal or containment of the materials.  The owner’s liability for any required remediation generally is unlimited and could exceed the value of the property and/or the total assets of the owner.  In addition, the presence of hazardous or toxic substances, or the failure to remediate the adverse environmental condition, may adversely affect the owner’s or operator’s ability to use the affected property.  In

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some states, contamination of a property may give rise to a lien on the property to ensure the costs of cleanup.  Depending on the state, this lien may have priority over the lien of an existing mortgage, deed of trust or other security instrument.  In addition, third parties may seek recovery from owners or operators of real property for personal injury associated with exposure to hazardous substances, including asbestos and lead-based paint.  Persons who arrange for the disposal or treatment of hazardous or toxic substances may be liable for the costs of removal or remediation of the substances at the disposal or treatment facility.

The federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, as well as other federal and state laws, provide that a secured lender, such as one of our trusts, may be liable as an “owner” or “operator” of the real property, regardless of whether the borrower or a previous owner caused the environmental damage, if—

●	agents or employees of the lender are deemed to have participated in the management of the borrower, or

●	the lender actually takes possession of a borrower’s property or control of its day-to-day operations, including through the appointment of a receiver or foreclosure.

Although recently enacted legislation clarifies the activities in which a lender may engage without becoming subject to liability under the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, and similar federal laws, that legislation has no applicability to state environmental laws.  Moreover, future laws, ordinances or regulations could impose material environmental liability.

Federal law requires owners of residential housing constructed prior to 1978—

●	to disclose to potential residents or purchasers information in their possession regarding the presence of known lead-based paint or lead-based paint-related hazards in such housing, and

●
to deliver to potential residents or purchasers a United States Environmental Protection Agency approved information pamphlet describing the potential hazards to pregnant women and young children, including that the ingestion of lead-based paint chips and/or the inhalation of dust particles from lead-based paint by children can cause permanent injury, even at low levels of exposure.

Property owners may be liable for injuries to their tenants resulting from exposure under various laws that impose affirmative obligations on property owners of residential housing containing lead-based paint.

Lending on Condominium Units Creates Risks for Lenders That Are Not Present When Lending on Non-Condominiums

Some mortgage loans underlying the offered certificates will be secured by—

●	the related borrower’s interest in a commercial condominium unit or multiple units in a residential condominium project, and

●	the related voting rights in the owners’ association for the subject building, development or project.

Condominiums may create risks for lenders that are not present when lending on properties that are not condominiums.  In the case of condominiums, a condominium owner is generally responsible for the payment of common area maintenance charges. In the event those charges are not paid when due, the condominium

57

association may have a lien for those unpaid charges against the owner of the subject condominium unit, and, in some cases, pursuant to the condominium declaration, the lien of the mortgage for a related mortgage loan is subordinate to that lien for unpaid common area maintenance charges. In addition, pursuant to many condominium declarations, the holders of the remaining units would become responsible for the common area maintenance charges that remain unpaid by any particular unit holder.

Further, in the case of condominiums, a board of managers generally has discretion to make decisions affecting the condominium building and there is no assurance that the borrower under a mortgage loan secured by one or more interests in that condominium will have any control over decisions made by the related board of managers.  Thus, decisions made by that board of managers, including regarding assessments to be paid by the unit owners, insurance to be maintained on the condominium building, restoration following a casualty and many other decisions affecting the maintenance of that building, may not be consistent with the mortgage loan documents and may have an adverse impact on the mortgage loans that are secured by real properties consisting of such condominium interests.

There can be no assurance that the related board of managers will act in the best interests of the borrower under those mortgage loans. Further, because of the nature of condominiums, a default on the part of the borrower with respect to such real properties will not allow the special servicer the same flexibility in realizing on the collateral as is generally available with respect to commercial properties that are not condominiums. The rights of other unit owners, the documents governing the management of the condominium units and the state and local laws applicable to condominium units must be considered. In addition, in the event of a casualty with respect to the subject real property, because of the possible existence of multiple loss payees on any insurance policy covering the property, there could be a delay in the restoration of the property and/or the allocation of related insurance proceeds, if any. Consequently, if any of the mortgage loans underlying the offered certificates are secured by the related borrower’s interest in a condominium, servicing and realizing upon such mortgage loan could subject the holders of such offered certificates to a greater delay, expense and risk than with respect to a mortgage loan secured by a commercial property that is not a condominium.

Lending on Ground Leases Creates Risks for Lenders That Are Not Present When Lending on an Actual Ownership Interest in a Real Property

For purposes of each prospectus supplement, unless otherwise indicated therein, the encumbered interest will be characterized as a “fee interest” if (i) the borrower has a fee interest in all or substantially all of the mortgaged property (provided that if the borrower has a leasehold interest in any portion of the mortgaged property, such portion is not, individually or in the aggregate, material to the use or operation of the mortgaged property), or (ii) the mortgage loan is secured by the borrower’s leasehold interest in the mortgaged property as well as the borrower’s (or other fee owner’s) overlapping fee interest in the related mortgaged property.

Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower.  The most significant of these risks is that if the related borrower’s leasehold were to be terminated upon a lease default, the lender would lose its security in the leasehold interest.  Generally, each related ground lease or a lessor estoppel requires the lessor to give the lender notice of the borrower’s defaults under the ground lease and an opportunity to cure them, permits the leasehold interest to be assigned to the lender or the purchaser at a foreclosure sale, in some cases only upon the consent of the lessor, and contains certain other protective provisions typically included in a “mortgageable” ground lease, although not all these protective provisions are included in each case.  If the ground lease does not provide for notice to a lender of a default thereunder on the part of the borrower, together with a reasonable opportunity for the lender to cure the default, the lender may be unable to prevent termination of the lease and may lose its collateral.

Upon the bankruptcy of a lessor or a lessee under a ground lease, the debtor has the right to assume or reject the lease.  If a debtor lessor rejects the lease, the lessee has the right pursuant to Section 365(h) of the U.S. bankruptcy code (11 U.S.C. Section 365(h)) to treat such lease as terminated by rejection or remain in possession

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of its leased premises for the rent otherwise payable under the lease for the remaining term of the ground lease (including renewals) and to offset against such rent any damages incurred due to the landlord’s failure to perform its obligations under the lease.  If a debtor lessee/borrower rejects any or all of the lease, the leasehold lender could succeed to the lessee/borrower’s position under the lease only if the lease specifically grants the lender such right.  If both the lessor and the lessee/borrower are involved in bankruptcy proceedings, the issuing entity or the trustee on its behalf may be unable to enforce the bankrupt lessee/borrower’s pre-petition agreement to refuse to treat a ground lease rejected by a bankrupt lessor as terminated.  In such circumstances, a ground lease could be terminated and the trustee could be deprived of its security interest in the leasehold estate, notwithstanding lender protection provisions contained in the ground lease or in the mortgage.

Some of the ground leases securing the mortgage loans may provide that the ground rent payable under the related ground lease increases during the term of the mortgage loan.  These increases may adversely affect the cash flow and net income of the related borrower.

A leasehold lender could lose its security unless (i) the leasehold lender holds a fee mortgage, (ii) the ground lease requires the lessor to enter into a new lease with the leasehold lender upon termination or rejection of the ground lease, or (iii) the bankruptcy court, as a court of equity, allows the leasehold lender to assume the ground lessee’s obligations under the ground lease and succeed to the ground lessee’s position.  Although not directly covered by the 1994 Amendments to the U.S. bankruptcy code, such a result would be consistent with the purpose of the 1994 Amendments to the U.S. bankruptcy code granting the holders of leasehold mortgages permitted under the terms of the lease the right to succeed to the position of a leasehold mortgagor.  Although consistent with the U.S. bankruptcy code, such position may not be adopted by the applicable bankruptcy court.

Further, in a decision by the United States Court of Appeals for the Seventh Circuit (Precision Indus. v. Qualitech Steel SBQ, LLC, 327 F.3d 537 (7th Cir. 2003)) the court ruled with respect to an unrecorded lease of real property that where a statutory sale of the fee interest in leased property occurs under Section 363(f) of the U.S. bankruptcy code (11 U.S.C. Section 363(f)) upon the bankruptcy of a landlord, such sale terminates a lessee’s possessory interest in the property, and the purchaser assumes title free and clear of any interest, including any leasehold estates.  Pursuant to Section 363(e) of the U.S. bankruptcy code (11 U.S.C. Section 363(a)), a lessee may request the bankruptcy court to prohibit or condition the statutory sale of the property so as to provide adequate protection of the leasehold interest; however, the court ruled that this provision does not ensure continued possession of the property, but rather entitles the lessee to compensation for the value of its leasehold interest, typically from the sale proceeds.  While there are certain circumstances under which a “free and clear” sale under Section 363(f) of the U.S. bankruptcy code would not be authorized (including that the lessee could not be compelled in a legal or equitable proceeding to accept a monetary satisfaction of his possessory interest, and that none of the other conditions of Section 363(f)(1) through (4) of the U.S. bankruptcy code otherwise permits the sale), we cannot assure you that those circumstances would be present in any proposed sale of a leased premises.  As a result, we cannot assure you that, in the event of a statutory sale of leased property pursuant to Section 363(f) of the U.S. bankruptcy code, the lessee will be able to maintain possession of the property under the ground lease.  In addition, we cannot assure you that the lessee and/or the lender will be able to recoup the full value of the leasehold interest in bankruptcy court.  Most of the ground leases contain standard protections typically obtained by securitization lenders, however, certain of the ground leases with respect to a mortgage loan included in a trust fund may not.

With respect to certain of the mortgage loans included in one of our trusts, the related borrower may have given to certain lessors under the related ground lease a right of first refusal in the event a sale is contemplated or an option to purchase all or a portion of the mortgaged property and these provisions, if not waived, may impede the mortgagee’s ability to sell the related mortgaged property at foreclosure or adversely affect the foreclosure process.

See “Certain Legal Aspects of the Mortgage Loans—Bankruptcy Issues” in this prospectus.

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Leased Fee Properties Have Special Risks

Land subject to a ground lease presents special risks.  In such cases, where the borrower owns the fee interest but not the related improvements, such borrower will only receive the rental income from the ground lease and not from the operation of any related improvements.  Any default by the ground lessee would adversely affect the borrower’s ability to make payments on the related mortgage loan.  While ground leases may contain certain restrictions on the use and operation of the related mortgaged property, the ground lessee generally enjoys the rights and privileges of a fee owner, including the right to construct, alter and remove improvements and fixtures from the land and to assign and sublet the ground leasehold interest.  However, the borrower has the same risk of interruptions in cash flow if such ground lessee defaults under its lease as it would on another single tenant commercial property, without the control over the premises that it would ordinarily have as landlord.  In addition, in the event of a condemnation, the borrower would only be entitled to an allocable share of the condemnation proceeds.  Furthermore, the insurance requirements are often governed by the terms of the ground lease and, in some cases, certain subtenants may be allowed to self-insure.  The ground lessee is commonly permitted to mortgage its ground leasehold interest, and the leasehold lender will often have notice and cure rights with respect to material defaults under the ground lease.  In addition, leased fee interests are less frequently purchased and sold than other interests in commercial real property.  It may be difficult for the issuing entity, if it became a foreclosing lender, to sell the fee interests if the tenant and its improvements remain on the land.  In addition, if the improvements are nearing the end of their useful life, there could be a risk that the tenant defaults in lieu of performing any obligations it may otherwise have to raze the structure and return the land in raw form to the developer.  Furthermore, leased fee interests are generally subject to the same risks associated with the property type for which the ground lessee operates the premises because that use is likely a significant source of revenue for the payment of ground rent.

Some Provisions in the Mortgage Loans Underlying Your Offered Certificates May Be Challenged as Being Unenforceable

Cross-Collateralization Arrangements.  It may be possible to challenge cross-collateralization arrangements involving more than one borrower as a fraudulent conveyance, even if the borrowers are related.  If one of those borrowers were to become a debtor in a bankruptcy case, creditors of the bankrupt party or the representative of the bankruptcy estate of the bankrupt party could seek to have the bankruptcy court avoid any lien granted by the bankrupt party to secure repayment of another borrower’s loan.  In order to do so, the court would have to determine that—

●	the bankrupt party—

1.	was insolvent at the time of granting the lien,

2.	was rendered insolvent by the granting of the lien,

3.	was left with inadequate capital, or

4.	was not able to pay its debts as they matured; and

●
the bankrupt party did not, when it allowed its property to be encumbered by a lien securing the other borrower’s loan, receive fair consideration or reasonably equivalent value for pledging its property for the equal benefit of the other borrower.

If the court were to conclude that the granting of the lien was an avoidable fraudulent conveyance, it could nullify the lien or security instrument effecting the cross-collateralization.  The court could also allow the bankrupt party to recover payments it made under the avoided cross-collateralization.

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Prepayment Premiums, Fees and Charges.  Under federal bankruptcy law and the laws of a number of states, the enforceability of any mortgage loan provisions that require prepayment lockout periods or payment of a yield maintenance charge or a prepayment premium, fee or charge upon an involuntary or a voluntary prepayment, is unclear.  Provisions requiring yield maintenance charges or prepayment premiums, fees or charges also may be interpreted as constituting the collection of interest for usury purposes.  Accordingly, we cannot assure you that the obligation to pay a yield maintenance charge or prepayment premium, fee or charge will be enforceable.  In addition, if provisions requiring yield maintenance charges or prepayment premiums, fees or charges upon involuntary prepayment were unenforceable, borrowers would have an incentive to default in order to prepay their loans.  Also, we cannot assure you that foreclosure proceeds will be sufficient to pay an enforceable yield maintenance charge or prepayment premium, fee or charge.

Due-on-Sale and Debt Acceleration Clauses.  Some or all of the mortgage loans included in one of our trusts may contain a due-on-sale clause, which permits the lender, with some exceptions, to accelerate the maturity of the mortgage loan upon the sale, transfer or conveyance of—

●	the related real property, or

●	a majority ownership interest in the related borrower.

We anticipate that all of the mortgage loans included in one of our trusts will contain some form of debt-acceleration clause, which permits the lender to accelerate the debt upon specified monetary or non-monetary defaults by the related borrower.

The courts of all states will enforce acceleration clauses in the event of a material payment default.  The equity courts of any state, however, may refuse to allow the foreclosure of a mortgage, deed of trust or other security instrument or to permit the acceleration of the indebtedness if:

●	the default is deemed to be immaterial,
●	the exercise of those remedies would be inequitable or unjust, or
●	the circumstances would render the acceleration unconscionable.

See “Certain Legal Aspects of the Mortgage Loans—Due-on-Sale and Due-on-Encumbrance Provisions” below in this prospectus.

Assignments of Leases.  Some or all of the mortgage loans included in one of our trusts may be secured by, among other things, an assignment of leases and rents.  Under that document, the related borrower will assign its right, title and interest as landlord under the leases on the related real property and the income derived from those leases to the lender as further security for the related mortgage loan, while retaining a license to collect rents for so long as there is no default.  In the event the borrower defaults, the license terminates and the lender is entitled to collect rents.  In some cases, those assignments may not be perfected as security interests prior to actual possession of the cash flow.  Accordingly, state law may require that the lender take possession of the property and obtain a judicial appointment of a receiver before becoming entitled to collect the rents.  In addition, the commencement of bankruptcy or similar proceedings by or with respect to the borrower will adversely affect the lender’s ability to collect the rents.  See “Certain Legal Aspects of the Mortgage Loans—Bankruptcy Issues.”

Defeasance.  A mortgage loan underlying a series of offered certificates may permit the related borrower, during the periods specified and subject to the conditions set forth in the loan, to pledge to the holder of the mortgage loan a specified amount of direct, non-callable United States government securities and thereby obtain a release of the related mortgaged property.  The cash amount which a borrower must expend to purchase, or must deliver to a master servicer in order for the master servicer to purchase, the required United States government securities may be in excess of the principal balance of the mortgage loan.  A court could interpret that excess amount as a form of prepayment premium or could take it into account for usury purposes.  In some states, some

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forms of prepayment premiums are unenforceable.  If the payment of that excess amount were held to be unenforceable, the remaining portion of the cash amount to be delivered may be insufficient to purchase the requisite amount of United States government securities.

Jurisdictions With One Action or Security First Rules and/or Anti-Deficiency Legislation May Limit the Ability of the Special Servicer to Foreclose on a Real Property or to Realize on Obligations Secured by a Real Property

Several states, including California, have laws that prohibit more than one “judicial action” to enforce a mortgage obligation, requiring the lender to exhaust the real property security for such obligation first and/or limiting the ability of the lender to recover a deficiency judgment from the obligor following the lender’s realization upon the collateral.  This could be particularly problematic for cross-collateralized, cross-defaulted or multi-property mortgage loans secured by real properties located in multiple states where only some of those states have such rules.  A lender who proceeds in violation of these rules may run the risk of forfeiting collateral and/or forfeiting the right to enforce the underlying obligation.  In some jurisdictions, the benefits of such laws may also be available to a guarantor of the underlying obligation, thereby limiting the ability of the lender to recover against a guarantor without first proceeding against the collateral and without a judicial foreclosure. Accordingly, where real properties are located in jurisdictions in which “one action”, “security first” and/or “anti-deficiency” rules may be applicable, the special servicer should seek to obtain advice of counsel prior to enforcing any of the trust’s rights under any of the related mortgage loans and/or guarantees of those mortgage loans.  As a result, the special servicer may incur additional – and perhaps significant additional – delay and expense in foreclosing on the underlying real properties located in states affected by “one action”, “security first” or “anti-deficiency” rules.  See “Certain Legal Aspects of the Mortgage Loans—Foreclosure—One Action and Security First Rules” and “—Foreclosure—Anti-Deficiency Legislation”.

Additional Secured Debt Increases the Likelihood that a Borrower Will Default on a Mortgage Loan Underlying Your Offered Certificates; Co-Lender, Intercreditor and Similar Agreements May Limit a Mortgage Lender’s Rights

With respect to one or more of the mortgage loans included in one of our trusts, the related borrower may have encumbered, or be permitted to encumber, the related real property collateral with additional secured debt.  In addition, one or more mortgage loans underlying a series of offered certificates may each be part of a loan combination or split loan structure that includes one or more additional mortgage loans — not included in the related trust — that are secured by the same mortgage instrument(s) encumbering the same mortgaged property or properties, as applicable, as is the subject underlying mortgage loan.  See “The Trust Fund—Mortgage Loans—Loan Combinations.”

Even if a mortgage loan prohibits further encumbrance of the related real property, a violation of this prohibition may not become evident until the affected mortgage loan otherwise defaults.  Accordingly, a lender, such as one of our trusts, may not realistically be able to prevent a borrower from incurring additional secured debt.

The existence of any additional secured indebtedness may adversely affect the related borrower’s financial viability and/or the subject trust’s security interest in the related real property collateral.  For example, the existence of additional secured indebtedness increases the difficulty of refinancing a mortgage loan at the loan’s maturity.  In addition, the related borrower may have difficulty repaying multiple loans.  The existence of other debt, secured or otherwise, may also increase the likelihood of a borrower bankruptcy.  Moreover, the filing of a petition in bankruptcy by, or on behalf of, a junior lienholder may stay the senior lienholder from taking action to foreclose out the junior lien.  See “Certain Legal Aspects of the Mortgage Loans—Subordinate Financing.”

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In addition, if any mortgage loan underlying a series of offered certificates is secured by a mortgaged real property encumbered by other mortgage debt, and if that other mortgage debt is not part of the related trust, then the related trust may be subject to a co-lender, intercreditor or similar agreement with the other affected mortgage lenders that, among other things:

●
grants any such other mortgage lender cure rights and/or a purchase option with respect to the subject underlying mortgage loan under certain default scenarios or reasonably foreseeable default scenarios;

●	limits modifications of the payment terms of the subject underlying mortgage loan; and or

●	limits or delays enforcement actions with respect to the subject underlying mortgage loan.

See also “—With Respect to Certain Mortgage Loans Included in Our Trusts, the Mortgaged Property or Properties that Secure the Subject Mortgage Loan in the Trust Also Secure One or More Related Mortgage Loans That Are Not in the Trust; The Interests of the Holders of Those Non-Trust Mortgage Loans May Conflict with Your Interests” below.

With Respect to Certain Mortgage Loans Included in Our Trusts, the Mortgaged Property or Properties that Secure the Subject Mortgage Loan in the Trust Also Secure One or More Related Mortgage Loans That Are Not in the Trust; The Interests of the Holders of Those Non-Trust Mortgage Loans May Conflict with Your Interests.

One or more mortgage loans underlying a series of offered certificates may each be part of a loan combination or split loan structure that includes one or more additional mortgage loans — not included in the related trust — that are secured by the same mortgage instrument(s) encumbering the same mortgaged property or properties, as applicable, as is the subject underlying mortgage loan. See “The Trust Fund—Mortgage Loans—Loan Combinations.” Pursuant to one or more co-lender or similar agreements, a holder of a particular non-trust mortgage loan in a subject loan combination, or a group of holders of non-trust mortgage loans in a subject loan combination (acting together), may be granted various rights and powers that affect the mortgage loan in that loan combination that is in our trust, including (a) cure rights with respect to the mortgage loan in our trust, (b) a purchase option with respect to the mortgage loan in our trust, (c) the right to advise, direct and/or consult with the applicable servicer regarding various servicing matters, including certain modifications, affecting that loan combination, and/or (d) the right to replace the applicable special servicer — without cause — with respect to that loan combination. In some cases, those rights and powers may be assignable or may be exercised through a representative or designee. In connection with exercising any of the foregoing rights afforded to it, the holder of any of the non-trust mortgage loans in a loan combination — or, if applicable, any representative, designee or assignee thereof with respect to the particular right — that includes a mortgage loan in our trust will likely not be an interested party with respect to the related series of certificates, will have no obligation to consider the interests of, or the impact of exercising such rights on, the related series of certificates and may have interests that conflict with your interests. If any such non-trust mortgage loan is included in an unrelated securitization, then the representative, designee or assignee exercising any of the rights of the holder of that non-trust mortgage loan may be a securityholder, an operating advisor, a controlling class representative or other comparable party or a servicer from that other unrelated securitization. You should expect that the holder or beneficial owner of a non-trust mortgage loan will exercise its rights and powers to protect its own economic interests, and will not be liable to the related series of certificateholders for so doing.

In addition, if any mortgage loan included in one of our trusts is part of a loan combination, then that mortgage loan may be serviced and administered pursuant to the servicing agreement for the securitization of a non-trust mortgage loan that is part of the same loan combination.  Consequently, the certificateholders of the related series of certificates would have limited ability to control the servicing of that loan combination and the parties with control over the servicing of that loan combination may have interests that conflict with your

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interests.  See “Description of the Governing Documents—Servicing Mortgage Loans That Are Part of a Loan Combination.”

Certain Aspects of Co-Lender, Intercreditor and Similar Agreements Executed in Connection with Mortgage Loans Underlying Your Offered Certificates May be Unenforceable

One or more mortgage loans included in one of our trusts may be part of a split loan structure or loan combination that includes a subordinate non-trust mortgage loan or may be senior to one or more other mortgage loans made to a common borrower and secured by the same real property collateral.  Pursuant to a co-lender, intercreditor or similar agreement, a subordinate lender may have agreed that it not take any direct actions with respect to the related subordinated debt, including any actions relating to the bankruptcy of the related borrower, and that the holder of the related mortgage loan that is included in our trust — directly or through an applicable servicer — will have all rights to direct all such actions.  There can be no assurance that in the event of the borrower’s bankruptcy, a court will enforce such restrictions against a subordinate lender.  While subordination agreements are generally enforceable in bankruptcy, in its decision in In re 203 North LaSalle Street Partnership, 246 B.R. 325 (Bankr. N.D. Ill. March 10, 2000), the United States Bankruptcy Court for the Northern District of Illinois refused to enforce a provision of a subordination agreement that allowed a first mortgagee to vote a second mortgagee’s claim with respect to a Chapter 11 reorganization plan on the grounds that pre-bankruptcy contracts cannot override rights expressly provided by federal bankruptcy law.  This holding, which one court has already followed, potentially limits the ability of a senior lender to accept or reject a reorganization plan or to control the enforcement of remedies against a common borrower over a subordinate lender’s objections.  In the event the foregoing holding is followed with respect to a co-lender relationship related to one of the mortgage loans underlying your offered certificates, the trustee’s recovery with respect to the related borrower in a bankruptcy proceeding may be significantly delayed, and the aggregate amount ultimately collected may be substantially less than the amount owed.

Mezzanine Debt May Reduce the Cash Flow Available to Reinvest in a Mortgaged Real Property and may Increase the Likelihood that a Borrower Will Default on a Mortgage Loan Underlying Your Offered Certificates

In the case of one or more mortgage loans included in one of our trusts, a direct and/or indirect equity holder in the related borrower may have pledged, or be permitted to pledge, its equity interest to secure financing to that equity holder.  Such financing is often referred to as mezzanine debt.  While a lender on mezzanine debt has no security interest in or rights to the related mortgaged real property, a default under the subject mezzanine loan could cause a change in control of the related borrower.

In addition, if, in the case of any mortgage loan underlying a series of offered certificates, equity interests in the related borrower have been pledged to secure mezzanine debt, then the related trust may be subject to an intercreditor or similar agreement that, among other things:

●	grants the mezzanine lender cure rights and/or a purchase option with respect to the subject underlying mortgage loan under certain default scenarios or reasonably foreseeable default scenarios;

●	limits modifications of payment terms of the subject underlying mortgage loan; and/or

●	limits or delays enforcement actions with respect to the subject underlying mortgage loan.

Furthermore, mezzanine debt reduces the mezzanine borrower’s indirect equity in the subject mortgaged real property and therefore may reduce its incentive to invest cash in order to support that mortgaged real property.

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World Events and Natural Disasters Could Have an Adverse Impact on the Real Properties Securing the Mortgage Loans Underlying Your Offered Certificates and Consequently Could Reduce the Cash Flow Available to Make Payments on the Offered Certificates.

The economic impact of the United States’ military operations in Iraq, Afghanistan and other parts of the world, as well as the possibility of any terrorist attacks domestically or abroad, is uncertain, but could have a material effect on general economic conditions, consumer confidence, and market liquidity.  We can give no assurance as to the effect of these events on consumer confidence and the performance of the loans held by the applicable trust fund.  Any adverse impact resulting from these events would be borne by the holders of one or more classes of the affected certificates.  In addition, natural disasters, including earthquakes, floods and hurricanes, also may adversely affect the real properties securing the mortgage loans that back your offered certificates.  For example, real properties located in California may be more susceptible to certain hazards, such as earthquakes or widespread fires, than properties in other parts of the country, and real properties located in coastal states generally may be more susceptible to hurricanes than properties in other parts of the country.  Hurricanes and related windstorms, floods and tornadoes have caused extensive and catastrophic physical damage in and to coastal and inland areas located in the Gulf Coast region of the United States and certain other parts of the southeastern United States.  The underlying mortgage loans do not all require the maintenance of flood insurance for the related real properties.  We cannot assure you that any damage caused by hurricanes, windstorms, floods or tornadoes would be covered by insurance.

Lack of Insurance Coverage Exposes a Trust to Risk for Particular Special Hazard Losses

In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of a property by fire, lightning, explosion, smoke, windstorm and hail, subject to the conditions and exclusions specified in the related policy.  Most such insurance policies typically do not cover any physical damage resulting from, among other things:

●	war,

●	riot, strike and civil commotion,

●	terrorism,

●	nuclear, biological or chemical materials,

●	revolution,

●	governmental actions,

●	floods and other water-related causes,

●	earth movement, including earthquakes, landslides and mudflows,

●	wet or dry rot,

●	mold,

●	vermin, and

●	domestic animals.

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Unless the related mortgage loan documents specifically require the borrower to insure against physical damage arising from these causes, then the resulting losses may be borne by you as a holder of offered certificates.

There is also a possibility of casualty losses on a real property for which insurance proceeds, together with land value, may not be adequate to pay the mortgage loan in full or rebuild the improvements. Consequently, there can be no assurance that each casualty loss incurred with respect to a real property securing one of the mortgage loans included in one of our trusts will be fully covered by insurance or that the mortgage loan will be fully repaid in the event of a casualty.

Furthermore, various forms of insurance maintained with respect to any of the real properties for the mortgage loans included in one of our trusts, including casualty insurance, environmental insurance and earthquake insurance, may be provided under a blanket insurance policy. That blanket insurance policy will also cover other real properties, some of which may not secure loans in that trust. As a result of total limits under any of those blanket policies, losses at other properties covered by the blanket insurance policy may reduce the amount of insurance coverage with respect to a property securing one of the loans in our trust.

Changes in Zoning Laws May Adversely Affect the Use or Value of a Real Property

Due to changes in zoning requirements since construction, an income-producing property may not comply with current zoning laws, including density, use, parking and set back requirements.  Accordingly, the property may be a permitted non-conforming structure or the operation of the property may be a permitted non-conforming use.  This means that the owner is not required to alter the property’s structure or use to comply with the new law, but the owner may be limited in its ability to rebuild the premises “as is” in the event of a substantial casualty loss.  This may adversely affect the cash flow available following the casualty.  If a substantial casualty were to occur, insurance proceeds may not be sufficient to pay a mortgage loan secured by the property in full.  In addition, if the property were repaired or restored in conformity with the current law, its value or revenue-producing potential may be less than that which existed before the casualty.

Redevelopment and Renovation at the Mortgaged Properties May Have Uncertain and Adverse Results

Some mortgage loans underlying a series of offered certificates may be secured by mortgaged real properties that are undergoing or are expected to undergo redevelopment or renovation in the future. There can be no assurance that current or planned redevelopment or renovation will be completed, that such redevelopment or renovation will be completed in the time frame contemplated, or that, when and if redevelopment or renovation is completed, such redevelopment or renovation will improve the operations at, or increase the value of, the subject property. Failure of any of the foregoing to occur could have a material negative impact on the ability of the related borrower to repay the related mortgage loan.

In the event the related borrower fails to pay the costs of work completed or material delivered in connection with such ongoing redevelopment or renovation, the portion of the mortgaged real property on which there are renovations may be subject to mechanic’s or materialmen’s liens that may be senior to the lien of the related mortgage loan.

Compliance with the Americans with Disabilities Act of 1990 May Be Expensive

Under the Americans with Disabilities Act of 1990, all public accommodations are required to meet federal requirements related to access and use by disabled persons.  If a property does not currently comply with that Act, the property owner may be required to incur significant costs in order to effect that compliance.  This will reduce the amount of cash flow available to cover other required maintenance and capital improvements and to pay debt service on the mortgage loan(s) that may encumber that property.  There can be no assurance that the

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owner will have sufficient funds to cover the costs necessary to comply with that Act.  In addition, noncompliance could result in the imposition of fines by the federal government or an award or damages to private litigants.

Litigation and Other Legal Proceedings May Adversely Affect a Borrower’s Ability to Repay Its Mortgage Loan

From time to time, there may be legal proceedings pending or threatened against the borrowers and their affiliates relating to the business of, or arising out of the ordinary course of business of, the borrowers and their affiliates.  It is possible that those legal proceedings may have a material adverse effect on any borrower’s ability to meet its obligations under the related mortgage loan and, therefore, on distributions on your certificates.

The owner of a multifamily or commercial property may be a defendant in a litigation arising out of, among other things, the following:

●	breach of contract involving a tenant, a supplier or other party;

●	negligence resulting in a personal injury, or

●	responsibility for an environmental problem.

Litigation will divert the owner’s attention from operating its property.  If the litigation were decided adversely to the owner, the award to the plaintiff may adversely affect the owner’s ability to repay a mortgage loan secured by the property.

From time to time, there may be condemnations pending or threatened against one or more of the mortgaged real properties securing the mortgage loans in one of our trusts.  The proceeds payable in connection with a total condemnation may not be sufficient to restore the related mortgaged real property or to satisfy the remaining indebtedness of the related mortgage loan.  The occurrence of a partial condemnation may have a material adverse effect on the continued use of, or income generated by, the affected mortgaged real property.  Therefore, we cannot assure you that the occurrence of any condemnation will not have a negative impact upon distributions on your offered certificates.

Potential Conflicts of Interest Can Affect a Person’s Performance

A master servicer, special servicer or sub-servicer for one of our trusts, or any of their respective affiliates, may purchase certificates evidencing interests in that trust.

In addition, a master servicer, special servicer or sub-servicer for one of our trusts, or any of their respective affiliates, may have interests in, or other financial relationships with, borrowers under the related mortgage loans. These relationships may create conflicts of interest.

In servicing mortgage loans in any of our trusts, a master servicer, special servicer or sub-servicer will each be required to observe the terms of the governing document(s) for the related series of offered certificates—or, in the case of a sub-servicer, a consistent sub-servicing agreement—and, in particular, to act in accordance with the servicing standard described in the related prospectus supplement.  You should consider, however, that if any of these parties or an affiliate owns certificates or has financial interests in or other financial dealings with any of the related borrowers, then it may have interests when dealing with the mortgage loans underlying your offered certificates that are in conflict with your interests.  For example, if the related special servicer or an affiliate thereof or any other related entity owns any certificates, and in particular a class of non-offered certificates, it could seek to mitigate the potential loss on its certificates from a troubled mortgage loan by delaying acceleration or other enforcement in the hope of realizing greater proceeds in the future.  However, this action or failure to take immediate action by a special servicer could pose a greater risk to the trust and ultimately

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result in a lower recovery to the related trust than would have been the case if the special servicer had not delayed in taking enforcement action.

Furthermore, a master servicer, special servicer or sub-servicer for any of our trusts may service existing and new loans for third parties, including portfolios of loans similar to the mortgage loans included in that trust.  The properties securing these other loans may be in the same markets as and compete with the properties securing mortgage loans in our trust.  Accordingly, that master servicer, special servicer or sub-servicer may be acting on behalf of parties with conflicting interests.

Property Managers and Borrowers May Each Experience Conflicts of Interest in Managing Multiple Properties.

In the case of many of the mortgage loans underlying the offered certificates, the related property managers and borrowers may experience conflicts of interest in the management and/or ownership of the related real properties because:

●	the real properties may be managed by property managers that are affiliated with the related borrowers;

●	the property managers also may manage additional properties, including properties that may compete with those real properties; or

●
affiliates of the property managers and/or the borrowers, or the property managers and/or the borrowers themselves, also may own other properties, including properties that may compete with those real properties.

Adjustable Rate Mortgage Loans May Entail Greater Risks of Default to Lenders Than Fixed Rate Mortgage Loans

Some or all of the mortgage loans underlying a series of offered certificates may provide for adjustments to their respective mortgage interest rates and corresponding adjustments to their respective periodic debt service payments.  As the periodic debt service payment for any of those mortgage loans increases, the likelihood that cash flow from the underlying real property will be insufficient to make that periodic debt service payment and pay operating expenses also increases.

Limited Information Causes Uncertainty

Some of the mortgage loans that will be included in our trusts are loans that were made to enable the related borrower to acquire the related real property.  Accordingly, for some of these loans limited or no historical operating information is available with respect to the related real property.  As a result, you may find it difficult to analyze the historical performance of those properties.

The Risk of Terrorism in the United States and Military Action May Adversely Affect the Value of the Offered Certificates and Payments on the Mortgage Assets

It is impossible to predict the extent to which terrorist activities may occur in the United States. Furthermore, it is uncertain what effects any past or future terrorist activities and/or consequent actions on the part of the United States Government and others, including military action, will have on U.S. and world financial markets; local, regional and national economies; real estate markets across the U.S.; and/or particular business segments, including those that are important to the performance of the real properties that secure the mortgage loans underlying any series of offered certificates.  Among other things, reduced investor confidence could result in substantial volatility in securities markets and a decline in real estate-related investments.  In addition, reduced

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consumer confidence, as well as a heightened concern for personal safety, could result in a material decline in personal spending and travel.

As a result of the foregoing, defaults on commercial real estate loans could increase; and, regardless of the performance of the mortgage loans underlying any series of offered certificates, the liquidity and market value of those offered certificates may be impaired.

Lack of Liquidity Will Impair Your Ability to Sell Your Offered Certificates and May Have an Adverse Effect on the Market Value of Your Offered Certificates

The offered certificates may have limited or no liquidity.  We cannot assure you that a secondary market for your offered certificates will develop.  There will be no obligation on the part of anyone to establish a secondary market, including any underwriter of your offered certificates, although the prospectus supplement may indicate that one or more underwriters of your offered certificates intend to establish a secondary market in the certificates.  Furthermore, a particular investor or a few investors may acquire a substantial portion of a given class of offered certificates, thereby limiting trading in that class.  Even if a secondary market does develop for your offered certificates, it may provide you with less liquidity than you anticipated and it may not continue for the life of your offered certificates.

We will describe in the related prospectus supplement the information that will be available to you with respect to your offered certificates.  The limited nature of the information may adversely affect the liquidity of your offered certificates.

We do not currently intend to list the offered certificates on any national securities exchange or the NASDAQ stock market.

Lack of liquidity will impair your ability to sell your offered certificates and may prevent you from doing so at a time when you may want or need to.  Lack of liquidity could adversely affect the market value of your offered certificates.  We do not expect that you will have any redemption rights with respect to your offered certificates.

If you decide to sell your offered certificates, you may have to sell them at a discount from the price you paid for reasons unrelated to the performance of your offered certificates or the related mortgage assets.  Pricing information regarding your offered certificates may not be generally available on an ongoing basis.

The Market Value of Your Offered Certificates May Be Adversely Affected by Factors Unrelated to the Performance of Your Offered Certificates and the Underlying Mortgage Assets, such as Fluctuations in Interest Rates and the Supply and Demand of CMBS Generally

The market value of your offered certificates can decline even if those certificates and the underlying mortgage assets are performing at or above your expectations.

The market value of your offered certificates will be sensitive to fluctuations in current interest rates.  However, a change in the market value of your offered certificates as a result of an upward or downward movement in current interest rates may not equal the change in the market value of your offered certificates as a result of an equal but opposite movement in interest rates.

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The market value of your offered certificates will also be influenced by the supply of and demand for commercial mortgage-backed securities generally.  The supply of commercial mortgage-backed securities will depend on, among other things, the amount of commercial and multifamily mortgage loans, whether newly originated or held in portfolio, that are available for securitization.  A number of factors will affect investors’ demand for commercial mortgage-backed securities, including—

●	the availability of alternative investments that offer higher yields or are perceived as being a better credit risk, having a less volatile market value or being more liquid,

●
legal and other restrictions that prohibit a particular entity from investing in commercial mortgage-backed securities or limit the amount or types of commercial mortgage-backed securities that it may acquire,

●
investors’ perceptions regarding the commercial and multifamily real estate markets, which may be adversely affected by, among other things, a decline in real estate values or an increase in defaults and foreclosures on mortgage loans secured by income-producing properties, and

●
investors’ perceptions regarding the capital markets in general, which may be adversely affected by political, social and economic events completely unrelated to the commercial and multifamily real estate markets.

If you decide to sell your offered certificates, you may have to sell at discount from the price you paid for reasons unrelated to the performance of your offered certificates or the related mortgage assets.  Pricing information regarding your offered certificates may not be generally available on an ongoing basis.

The Credit Crisis and Downturn in the Real Estate Market Have Adversely Affected the Value of Commercial Mortgage-Backed Securities

Recent events in the real estate securitization markets, as well as the debt markets generally, have caused significant dislocations, illiquidity and volatility in the market for commercial mortgage-backed securities, as well as in the wider global financial markets.  Declining real estate values, coupled with diminished availability of leverage and/or refinancings for commercial and multifamily real estate has resulted in increased delinquencies and defaults on loans secured by that real estate.  In addition, the downturn in the general economy has affected the financial strength of many commercial real estate tenants and has resulted in increased rent delinquencies and increased vacancies, particularly in the retail sector.  Any continued downturn may lead to increased vacancies, decreased rents or other declines in income from, or the value of, commercial and multifamily real estate, which would likely have an adverse effect on securities that are backed by loans secured by that real estate and thus affect the values of those securities.  We cannot assure you that the dislocation in the commercial mortgage-backed securities market will not continue to occur or become more severe or how it will affect the value of your offered certificates.

In addition to credit factors directly affecting commercial mortgage-backed securities, the continuing fallout from a downturn in the residential mortgage-backed securities market and markets for other asset-backed and structured products has also contributed to a decline in the market value and liquidity of commercial mortgage-backed securities.  The deterioration of other structured products markets may continue to adversely affect the value of commercial mortgage-backed securities.  Even if your offered certificates are performing as anticipated, the value of your offered certificates in the secondary market may nevertheless decline as a result of a deterioration in general market conditions for other asset-backed or structured products.  Trading activity associated with commercial mortgage-backed securities indices may also drive spreads on those indices wider than spreads on commercial mortgage-backed securities, thereby resulting in a decrease in value of your offered certificates.

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Certain Classes of the Offered Certificates are Subordinate to, and are Therefore Riskier than, One or More Other Classes of Certificates of the Same Series

If you purchase any offered certificates that are subordinate to one or more other classes of offered certificates of the same series, then your offered certificates will provide credit support to such other classes of certificates of the same series that are senior to your offered certificates. As a result, you will receive payments after, and must bear the effects of losses on the trust assets before, the holders of those other classes of  certificates of the same series that are senior to your offered certificates.

When making an investment decision, you should consider, among other things—

●	the payment priorities of the respective classes of the certificates of the same series,

●	the order in which the principal balances of the respective classes of the certificates of the same series with balances will be reduced in connection with losses and default-related shortfalls, and

●	the characteristics and quality of the mortgage loans in the related trust.

Payments on the Offered Certificates Will Be Made Solely from the Limited Assets of the Related Trust, and Those Assets May Be Insufficient to Make All Required Payments on Those Certificates

The offered certificates will represent interests solely in, and will be payable solely from the limited assets of, the related trust.  The offered certificates will not represent interests in or obligations of us, any sponsor or any of our or their respective affiliates, and no such person or entity will be responsible for making payments on the offered certificates if collections on the related trust assets are insufficient.  No governmental agency or instrumentality will guarantee or insure payment on the offered certificates.  Furthermore, some classes of offered certificates will represent a subordinate right to receive payments out of collections and/or advances on some or all of the related trust assets.  If the related trust assets are insufficient to make payments on your offered certificates, no other assets will be available to you for payment of the deficiency, and you will bear the resulting loss.  Any advances made by a master servicer or other party with respect to the mortgage assets underlying your offered certificates are intended solely to provide liquidity and not credit support.  The party making those advances will have a right to reimbursement, probably with interest, which is senior to your right to receive payment on your offered certificates.

Any Credit Support for Your Offered Certificates May Be Insufficient to Protect You Against All Potential Losses

The Amount of Credit Support Will Be Limited. The rating agencies that assign ratings to your offered certificates will establish the amount of credit support, if any, for your offered certificates based on, among other things, an assumed level of defaults, delinquencies and losses with respect to the related mortgage assets.  Actual losses may, however, exceed the assumed levels.  See “Description of the Certificates—Allocation of Losses and Shortfalls” and “Description of Credit Support.”  If actual losses on the related mortgage assets exceed the assumed levels, you may be required to bear the additional losses.

Credit Support May Not Cover All Types of Losses.  The credit support, if any, for your offered certificates may not cover all of your potential losses.  For example, some forms of credit support may not cover or may provide limited protection against losses that you may suffer by reason of fraud or negligence or as a result of uninsured casualties at the real properties securing the underlying mortgage loans.  You may be required to bear any losses which are not covered by the credit support.

Disproportionate Benefits May Be Given to Some Classes and Series to the Detriment of Others.  If a form of credit support covers multiple classes or series and losses exceed the amount of that credit support, it is

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possible that the holders of offered certificates of another series or class will be disproportionately benefited by that credit support to your detriment.

The Interests of Certain Certificateholders With Rights and Powers Over Certain Servicing Actions and to Cure and Purchase Certain Mortgage Loans May Be in Conflict with the Interests of the Offered Certificateholders of the Same Series

The holder(s) or beneficial owner(s) of all or a specified portion of particular certificates, or a particular group or class of certificates, of any series that includes offered certificates may be entitled to: (a) direct and advise the related master servicer and/or special servicer with respect to various actions, and subject to various conditions, that will be described in the related prospectus supplement, which actions may include specified servicing actions with respect to all or any one or more particular mortgage loans and/or foreclosure properties in the related trust;(b) replace the special servicer with respect to one or more mortgage loans and/or foreclosure properties in the related trust, subject to satisfaction of the conditions described in the related prospectus supplement; and (c) exercise cure rights and/or purchase options with respect to mortgage loans, or one or more particular mortgage loans, in the related trust as to which specified defaults have occurred or are reasonably foreseeable.  Some of the foregoing rights and powers may be assignable or may be exercisable through a representative.

The certificateholders and/or certificate owners possessing — directly or through representatives — the rights and powers described above will generally be, at least initially, the holders or beneficial owners of non-offered certificates. Those certificateholders and/or certificate owners are therefore likely to have interests that conflict with those of the holders of the offered certificates of the same series.  You should expect that those certificateholders and/or certificate owners — directly or through representatives — will exercise their rights and powers solely in their own best interests and will not be liable to the holders or beneficial owners of any other class of certificates of the subject series for so doing.

Bankruptcy of a Servicer May Adversely Affect Collections on the Mortgage Loans and the Ability to Replace the Servicer

The servicer for a series of certificates may be eligible to become a debtor under the U.S. bankruptcy code or enter into receivership under the Federal Deposit Insurance Act.  If a servicer for any series of certificates were to become a debtor under the U.S. bankruptcy code or enter into receivership under the Federal Deposit Insurance Act, although the related pooling and servicing agreement or similar document provides that such an event would be a termination event entitling the trust to terminate the servicer, the provision would most likely not be enforceable.  However, a rejection of the servicing agreement by the servicer in a bankruptcy proceeding or repudiation of the pooling and servicing agreement or similar document in a receivership under the Federal Deposit Insurance Act would be treated as a breach of the pooling and servicing agreement or similar document and give the trust a claim for damages and the ability to appoint a successor servicer.  An assumption under the U.S. bankruptcy code would require the servicer to cure its pre-bankruptcy defaults, if any, and demonstrate that it is able to perform following assumption.  The bankruptcy court may permit the servicer to assume the pooling and servicing agreement or similar document and assign it to a third party. An insolvency by an entity governed by state insolvency law would vary depending on the laws of the particular state. We cannot assure you that a bankruptcy or receivership of the servicer would not adversely impact the servicing of the mortgage loans or that the trust would be entitled to terminate servicer in a timely manner or at all. If any servicer becomes the subject of bankruptcy or similar proceedings, the trust’s claim to collections in that servicer’s possession at the time of the bankruptcy filing or other similar filing may not be perfected. In this event, funds available to pay principal and interest on your certificates may be delayed or reduced.

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Additional Compensation to the Master Servicer and the Special Servicer and Interest on Advances Will Affect Your Right to Receive Distributions on Your Offered Certificates

To the extent described in the related prospectus supplement, the master servicer, the special servicer, the trustee and any fiscal agent will each be entitled to receive interest on unreimbursed advances made by that party with respect to the mortgage assets. This interest will generally accrue from the date on which the related advance was made or the related expense was incurred through the date of reimbursement. In addition, under certain circumstances, including a default by the borrower in the payment of principal and interest on a mortgage asset, that mortgage asset will become specially serviced and the related special servicer will be entitled to compensation for performing special servicing functions pursuant to the related governing document(s). The right to receive interest on advances or special servicing compensation is senior to the rights of certificateholders to receive distributions on the offered certificates. Thus, the payment of interest on advances and the payment of special servicing compensation may lead to shortfalls in amounts otherwise distributable on your offered certificates.

Inability to Replace the Master Servicer Could Affect Collections and Recoveries on the Mortgage Assets

The structure of the servicing fee payable to the master servicer might affect the ability to find a replacement master servicer.  Although the trustee is required to replace the master servicer if the master servicer is terminated or resigns, if the trustee is unwilling (including for example because the servicing fee is insufficient) or unable (including for example, because the trustee does not have the systems to service mortgage loans), it may be necessary to appoint a replacement master servicer.  Because the master servicing fee is structured as a percentage of the stated principal balance of each mortgage asset, it may be difficult to replace the servicer at a time when the balance of the mortgage loans has been significantly reduced because the fee may be insufficient to cover the costs associated with servicing the mortgage assets and/or related REO properties remaining in the mortgage pool.  The performance of the mortgage assets may be negatively impacted, beyond the expected transition period during a servicing transfer, if a replacement master servicer is not retained within a reasonable amount of time.

Problems with Book-Entry Registration

Your offered certificates may be issued in book-entry form through the facilities of the Depository Trust Company.  As a result—

●	you will be able to exercise your rights as a certificateholder only indirectly through the Depository Trust Company and its participating organizations;

●	you may have only limited access to information regarding your offered certificates;

●	you may suffer delays in the receipt of payments on your offered certificates; and

●	your ability to pledge or otherwise take action with respect to your offered certificates may be limited due to the lack of a physical certificate evidencing your ownership of those certificates.

See “Description of the Certificates—Book-Entry Registration.”

Taxes on Foreclosure Property Will Reduce Amounts Available to Make Payments on the Offered Certificates

Any of our trusts may be designated, in whole or in part, as a real estate mortgage investment conduit for federal income tax purposes.  If that trust acquires a real property through a foreclosure or deed in lieu of foreclosure, then the related special servicer may be required to retain an independent contractor to operate and

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manage the property.  Receipt of the following types of income on that property will subject the trust to federal, and possibly state or local, tax on that income at the highest marginal corporate tax rate:

●
any net income from that operation and management that does not consist of qualifying rents from real property within the meaning of Section 856(d) of the Internal Revenue Code of 1986, as amended, and

●	any rental income based on the net profits of a tenant or sub-tenant or allocable to a service that is non-customary in the area and for the type of building involved.

The risk of taxation being imposed on income derived from the operation of foreclosed real property is particularly present in the case of hospitality and health care-related properties. These taxes, and the cost of retaining an independent contractor, would reduce the net proceeds available for payment with respect to the related offered certificates.

In addition, in connection with the trust’s acquisition of a real property, through foreclosure or similar action, and/or its liquidation of such property, the trust may in certain jurisdictions, particularly in New York and California, be required to pay state or local transfer or excise taxes. Such state or local taxes may reduce net proceeds available for distribution to the offered certificates.

Changes to REMIC Restrictions on Loan Modifications May Impact an Investment in the Certificates

The IRS has issued Revenue Procedure 2009-45 easing the tax requirements for a servicer to modify a commercial or multifamily mortgage loan held in a REMIC by interpreting the circumstances when default is “reasonably foreseeable” to include those where the related servicer reasonably believes that there is a “significant risk of default” with respect to the mortgage loan upon maturity of the mortgage loan or at an earlier date, and that by making such modification the risk of default is substantially reduced. Accordingly, if the master servicer or the special servicer determined that the mortgage loan was at significant risk of default and permitted one or more modifications otherwise consistent with the terms of the pooling and servicing agreement, any such modification may impact the timing of payments and ultimate recovery on that mortgage loan, and likewise on one or more classes of certificates.

In addition, the IRS has issued final regulations under the REMIC provisions of the Code that allow  a servicer to modify  terms of REMIC-held mortgage loans that relate to changes in collateral, credit enhancement and recourse features, provided that after the modification the mortgage loan remains “principally secured by real property” (that is, as long as the loan continues to satisfy the “REMIC LTV Test”).  In general, a mortgage loan meets the REMIC LTV Test if the loan-to-value ratio is no greater than 125%.  One of the modifications covered by the final regulations is a release of a lien on one or more of the properties securing a REMIC-held mortgage loan.  Following such a release, however, it may be difficult to demonstrate that a mortgage loan still meets the REMIC LTV Test.  To provide relief for taxpayers, the IRS has issued  Revenue Procedure 2010-30, which describes circumstances in which the IRS will not challenge whether a mortgage loan satisfies the REMIC LTV Test following a lien release.  The lien releases covered by Revenue Procedure 2010-30 are “grandfathered transactions” and transactions in which the release is part of a “qualified pay-down transaction.”  If the value of the real property securing a mortgage loan were to decline, the need to comply with the rules of Revenue Procedure 2010-30 could restrict the special servicer’s actions in negotiating the terms of a workout or in allowing minor lien releases for cases in which a mortgage loan could fail the REMIC LTV Test following the release.  This could impact the timing and ultimate recovery on a mortgage loan, and likewise on one or more classes of certificates.

Prospective investors should consider the possible impact on their investment of any existing REMIC restrictions as well as any potential changes to the REMIC rules.

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Residual Interests in a Real Estate Mortgage Investment Conduit Have Adverse Tax Consequences

Inclusion of Taxable Income in Excess of Cash Received.  If you own a certificate that evidences a residual interest in a real estate mortgage investment conduit, or REMIC, for federal income tax purposes, you will have to report on your income tax return as ordinary income your pro rata share of the taxable income of that REMIC, regardless of the amount or timing of your possible receipt of any cash on the certificate.  As a result, your offered certificate may have phantom income early in the term of the REMIC because the taxable income from the certificate may exceed the amount of economic income, if any, attributable to the certificate.  While you will have a corresponding amount of tax losses later in the term of the REMIC, the present value of the phantom income may significantly exceed the present value of the tax losses.  Therefore, the after-tax yield on any REMIC residual certificate may be significantly less than that of a corporate bond or other instrument having similar cash flow characteristics.  In fact, some offered certificates that are residual interests, may have a negative value.

You will have to report your share of the taxable income and net loss of the REMIC until all the certificates in the related series have a principal balance of zero. See “Material Federal Income Tax Consequences—REMICs.”

Some Taxable Income of a Residual Interest Cannot Be Offset Under the Internal Revenue Code of 1986, as Amended.  A portion of the taxable income from a REMIC residual certificate may be treated as excess inclusions under the Internal Revenue Code of 1986, as amended.  You will have to pay tax on the excess inclusions regardless of whether you have other credits, deductions or losses.  In particular, the tax on excess inclusion:

●	generally will not be reduced by losses from other activities,

●	for a tax-exempt holder, will be treated as unrelated business taxable income, and

●	for a foreign holder, will not qualify for any exemption from withholding tax.

Individuals and Certain Entities Should Not Invest in REMIC Residual Certificates.  The fees and non-interest expenses of a REMIC will be allocated pro rata to certificates that are residual interests in the REMIC.  However, individuals will only be able to deduct these expenses as miscellaneous itemized deductions, which are subject to numerous restrictions and limitations under the Internal Revenue Code of 1986, as amended.  Therefore, the certificates that are residual interests generally are not appropriate investments for:

●	individuals,

●	estates,

●	trusts beneficially owned by any individual or estate, and

●	pass-through entities having any individual, estate or trust as a shareholder, member or partner.

In addition, the REMIC residual certificates will be subject to numerous transfer restrictions.  These restrictions will reduce your ability to liquidate a REMIC residual certificate.  For example, unless we indicate otherwise in the related prospectus supplement, you will not be able to transfer a REMIC residual certificate to—

●	a foreign person under the Internal Revenue Code of 1986, as amended, or

●	a U.S. person that is classified as a partnership under the Internal Revenue Code of 1986, as amended, unless all of its beneficial owners are U.S. persons, or

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●	a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of a U.S. person.

It is possible that a class of offered certificates would also evidence a residual interest in a REMIC and therefore that class of offered certificates or the portion thereof that represents the residual interest in the REMIC would exhibit the characteristics, and be subject to the risks, described above in this “—Residual Interests in a Real Estate Mortgage Investment Conduit Have Adverse Tax Consequences” section.

See “Material Federal Income Tax Consequences—REMICs—Taxation of Owners of REMIC Residual Certificates.”

The Nature of Ratings Are Limited and Will Not Guarantee that You Will Receive Any Projected Return on Your Offered Certificates

Any credit rating assigned by a rating agency to a class of offered certificates will reflect only its assessment of the likelihood that holders of the certificates will receive payments to which the certificateholders are entitled under the related pooling and servicing agreement.  Such rating will not constitute an assessment of the likelihood that—

●	principal prepayments on the related mortgage loans will be made;

●	the degree to which the rate of such prepayments might differ from that originally anticipated; or

●	the likelihood of early optional termination of the trust.

Any rating will not address the possibility that prepayment of the mortgage loans at a higher or lower rate than anticipated by an investor may cause such investor to experience a lower than anticipated yield or that an investor purchasing a certificate at a significant premium might fail to recover its initial investment under certain prepayment scenarios.  Therefore, a rating assigned by a rating agency does not guarantee or ensure the realization of any anticipated yield on a class of offered certificates.

The amount, type and nature of credit support given a series of offered certificates will be determined on the basis of criteria established by each rating agency rating classes of the certificates of such series.  Those criteria are sometimes based upon an actuarial analysis of the behavior of mortgage loans in a larger group.  There can be no assurance that the historical data supporting any such actuarial analysis will accurately reflect future experience, or that the data derived from a large pool of mortgage loans will accurately predict the delinquency, foreclosure or loss experience of any particular pool of mortgage loans.  In other cases, such criteria may be based upon determinations of the values of the properties that provide security for the mortgage loans.  However, we cannot assure you that those values will not decline in the future.  As a result, the credit support required in respect of the offered certificates of any series may be insufficient to fully protect the holders of those certificates from losses on the related mortgage asset pool.

The Ratings of Your Offered Certificates May Be Lowered or Withdrawn, or Your Certificates May Receive an Unsolicited Rating, Which May Adversely Affect the Liquidity, Market Value and Regulatory Characteristics of Your Offered Certificates

Unless otherwise provided in the prospectus supplement (and in any event as may be required by the applicable regulations associated with the depositor’s use of Form S-3 for the registration statement pursuant to which the offering of the offered certificates is being made hereby), it is a condition to the issuance of the offered certificates that they be rated investment grade (i.e., in one of the four highest rating categories) by at least one nationally recognized statistical rating organization.  A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.  No person is obligated to maintain the

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rating on any offered certificate, and accordingly, there can be no assurance to you that the ratings assigned to any offered certificate on the date on which the certificate is originally issued will not be lowered or withdrawn by a rating agency at any time thereafter.  The rating(s) of any series of offered certificates by any applicable rating agency may be lowered following the initial issuance of the certificates as a result of the downgrading of the obligations of any applicable credit support provider, or as a result of losses on the related mortgage loans in excess of the levels contemplated by the rating agency at the time of its initial rating analysis.  In addition, the Securities and Exchange Commission may determine that any rating agency retained by the depositor, a sponsor or an underwriter to provide a security rating on any class of any series of offered certificates no longer qualifies as a “nationally recognized statistical rating organization” or is no longer qualified to rate any such class of offered certificates.  Neither the depositor nor any related sponsor nor any of their respective affiliates will have any obligation to replace or supplement any credit support, or to take any other action to maintain any rating(s) of any series of offered certificates.  If any rating is revised or withdrawn or if any rating agencies retained by the depositor, a sponsor or an underwriter to provide a security rating on any class of any series of offered certificates no longer qualifies as a “nationally recognized statistical rating organization” or is no longer qualified to rate any such class of offered certificates, the liquidity, market value and regulatory characteristics of your offered certificates may be adversely affected.

Additionally, it is possible that rating agencies not hired by the depositor, a sponsor or an underwriter may provide unsolicited ratings that differ from the ratings provided by any rating agencies retained by the depositor, a sponsor or an underwriter.  There can be no assurance that an unsolicited rating will not be issued prior to or after the closing date of any series of offered certificates, and none of the depositor, any related sponsor or any related underwriter is obligated to inform investors (or potential investors) in any series offered certificates if an unsolicited rating is issued after the date of the related prospectus supplement.  Consequently, if you intend to purchase offered certificates, you should monitor whether an unsolicited rating of the offered certificates has been issued by a non-hired rating agency and should consult with your financial and legal advisors regarding the impact of an unsolicited rating on a class of offered certificates.  If any non-hired rating agency provides an unsolicited rating that differs from (or is lower than) the rating provided by any rating agency retained by the depositor, a sponsor or an underwriter in connection with any series issuance, the liquidity, market value and regulatory characteristics of your offered certificates may be adversely affected.

Any downgrading or unsolicited rating of a class of offered certificates to below “investment grade” may affect your ability to purchase or retain, or otherwise impact the regulatory characteristics, of those certificates.

CAPITALIZED TERMS USED IN THIS PROSPECTUS

From time to time we use capitalized terms in this prospectus.  Frequently used capitalized terms will have the respective meanings assigned to them in the “Glossary” attached to this prospectus.

THE TRUST FUND

Description of the Trust Assets

The trust assets backing a series of offered certificates will collectively constitute the related trust fund.  Each such trust fund will primarily consist of:

●	various types of multifamily and/or commercial mortgage loans;

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●
mortgage participations, pass-through certificates, collateralized mortgage obligations or other mortgage-backed securities that directly or indirectly evidence interests in, or are secured by pledges of, one or more of various types of multifamily and/or commercial mortgage loans; or

●	a combination of mortgage loans and mortgage-backed securities of the types described above.

In addition to the asset classes described above in this “Description of the Trust Assets” section, we may include in the trust with respect to any series of offered certificates other asset classes, provided that such other asset classes in the aggregate do not exceed 10% by principal balance of the related asset pool.  We will describe the specific characteristics of the mortgage assets underlying a series of offered certificates in the related prospectus supplement.

Unless we indicate otherwise in the related prospectus supplement, we will acquire, directly or through one of our affiliates, in the secondary market, any mortgage-backed security to be included in one of our trusts.

Neither we nor any of our affiliates will guarantee payment on any of the mortgage assets included in one of our trusts.  Furthermore, unless we indicate otherwise in the related prospectus supplement, no governmental agency or instrumentality will guarantee or insure payment on any of those mortgage assets.

Mortgage Loans

General.  Each mortgage loan underlying the offered certificates will constitute the obligation of one or more persons to repay a debt.  That obligation will be evidenced by a promissory note or bond.  In addition, that obligation will be secured by a mortgage, deed of trust or other security instrument that creates a first or junior lien on, or security interest in, an interest in one or more of the following types of real property:

●	rental or cooperatively-owned buildings with multiple dwelling units;

●
retail properties related to the sale of consumer goods and other products to the general public, such as shopping centers, malls, factory outlet centers, automotive sales centers, department stores and other retail stores, grocery stores, specialty shops, convenience stores and gas stations;

●
retail properties related to providing entertainment, recreational and personal services to the general public, such as movie theaters, fitness centers, bowling alleys, salons, dry cleaners and automotive service centers;

●	office properties;

●	hospitality properties, such as hotels, motels and other lodging facilities;

●	casino properties;

●	health care-related properties, such as hospitals, skilled nursing facilities, nursing homes, congregate care facilities and, in some cases, assisted living centers and senior housing;

●	industrial properties;

●	warehouse facilities, mini-warehouse facilities and self-storage facilities;

●	restaurants, taverns and other establishments involved in the food and beverage industry;

●	manufactured housing communities, mobile home parks and recreational vehicle parks;

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●	recreational and resort properties, such as golf courses, marinas, ski resorts and amusement parks;

●	arenas and stadiums;

●	churches and other religious facilities;

●	parking lots and garages;

●	mixed use properties;

●	other income-producing properties; and

●	unimproved land.

The adequacy of an income-producing property as security for a mortgage loan depends in large part on its value and ability to generate net operating income.  Set forth above under “Risk Factors—The Various Types of Multifamily and Commercial Properties that May Secure Mortgage Loans Underlying a Series of Offered Certificates May Present Special Risks” is a discussion of some of the various factors that may affect the value and operations of each of the indicated types of multifamily and commercial properties.

The real property interests that may be encumbered in order to secure a mortgage loan underlying your offered certificates, include—

●	a fee interest or estate, which consists of ownership of the property for an indefinite period,

●	an estate for years, which consists of ownership of the property for a specified period of years,

●	a leasehold interest or estate, which consists of a right to occupy and use the property for a specified period of years, subject to the terms and conditions of a lease,

●	shares in a cooperative corporation which owns the property, or

●	any other real estate interest under applicable local law.

Any of these real property interests may be subject to deed restrictions, easements, rights of way and other matters of public record with respect to the related property.  In addition, the use of, and improvements that may be constructed on, any particular real property will, in most cases, be subject to zoning laws and other legal restrictions.

Most, if not all, of the mortgage loans underlying a series of offered certificates will be secured by liens on real properties located in the United States, its territories and possessions.  However, some of those mortgage loans may be secured by liens on real properties located outside the United States, its territories and possessions, provided that foreign mortgage loans do not represent more than 10% of the related mortgage asset pool, by balance.

Loan Combinations. Certain of the mortgage loans included in one of our trust funds may be part of a loan combination.  A loan combination will generally consist of the particular mortgage loan or loans that we will include in the subject trust fund and one or more other mortgage loans that we will not include in the trust fund.  Each mortgage loan comprising a particular loan combination is evidenced by a separate promissory note.  The aggregate debt represented by the entire loan combination, however, is secured by the same mortgage(s) or deed(s) of trust on the related mortgaged property or properties.  The mortgage loans constituting a particular loan combination are obligations of the same borrower and, in general, are cross-defaulted.  The allocation of

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payments to the respective mortgage loans comprising a loan combination, whether on a senior/subordinated or a pari passu basis (or some combination thereof), is either effected through a co-lender agreement or other intercreditor arrangement to which the respective holders of the subject promissory notes are parties and/or may be reflected in the subject promissory notes, a common loan agreement or other common loan document.  Such co-lender agreement or other intercreditor arrangement will, in general, govern the respective rights of the noteholders, including in connection with the servicing of the respective mortgage loans comprising a loan combination.  Further, each such co-lender agreement or other intercreditor arrangement may impose restrictions of the transferability of the ownership of any mortgage loan that is part of a loan combination.  “Risk Factors—With Respect to Certain Mortgage Loans Included in Our Trusts, the Mortgaged Property or Properties that Secure the Subject Mortgage Loan in the Trust Also Secure One or More Related Mortgage Loans That Are Not in the Trust; The Interests of the Holders of Those Non-Trust Mortgage Loans May Conflict with Your Interests.”

Junior Mortgage Loans.  If we so indicate in the related prospectus supplement, one or more of the mortgage loans underlying a series of offered certificates may be secured by a junior lien on the related real property.  However, the loan or loans secured by the more senior liens on that property may not be included in the related trust fund.  The primary risk to the holder of a mortgage loan secured by a junior lien on a real property is the possibility that the foreclosure proceeds remaining after payment of the loans secured by more senior liens on that property will be insufficient to pay the junior loan in full.  In a foreclosure proceeding, the sale proceeds are generally applied—

●	first, to the payment of court costs and fees in connection with the foreclosure,

●	second, to the payment of real estate taxes, and

●	third, to the payment of any and all principal, interest, prepayment or acceleration penalties, and other amounts owing to the holder of the senior loans.

The claims of the holders of the senior loans must be satisfied in full before the holder of the junior loan receives any payments with respect to the junior loan.  If a lender forecloses on a junior loan, it does so subject to any related senior loans.

Delinquent Mortgage Loans.  If we so indicate in the related prospectus supplement, the mortgage loans underlying a series of offered certificates may be delinquent as of the date the certificates are initially issued.  In those cases, we will describe in the related prospectus supplement—

●	the period of the delinquency,
●	any forbearance arrangement then in effect,
●	the condition of the related real property, and
●	the ability of the related real property to generate income to service the mortgage debt.

We will not, however, transfer any mortgage loan to a trust if we know that the mortgage loan is, at the time of transfer, more than 90 days delinquent with respect to any scheduled payment of principal or interest or in foreclosure.  Furthermore, delinquent mortgage loans will not constitute 20% or more, as measured by dollar volume, of the mortgage asset pool for a series of offered certificates as of the relevant measurement date.

Payment Provisions of the Mortgage Loans.  Each of the mortgage loans included in one of our trusts will have the following features:

●	an original term to maturity of not more than approximately 40 years; and

●	scheduled payments of principal, interest or both, to be made on specified dates, that occur monthly, bi-monthly, quarterly, semi-annually, annually or at some other interval.

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A mortgage loan included in one of our trusts may also include terms that:

●	provide for the accrual of interest at a mortgage interest rate that is fixed over its term, that resets on one or more specified dates or that otherwise adjusts from time to time;

●
provide for the accrual of interest at a mortgage interest rate that may be converted at the borrower’s election from an adjustable to a fixed interest rate or from a fixed to an adjustable interest rate;

●	provide for no accrual of interest;

●
provide for level payments to stated maturity, for payments that reset in amount on one or more specified dates or for payments that otherwise adjust from time to time to accommodate changes in the coupon rate or to reflect the occurrence of specified events;

●	be fully amortizing or, alternatively, may be partially amortizing or nonamortizing, with a substantial payment of principal due on its stated maturity date;

●	permit the negative amortization or deferral of accrued interest;

●	permit defeasance and the release of the real property collateral in connection with that defeasance; and/or

●	prohibit some or all voluntary prepayments or require payment of a premium, fee or charge in connection with those prepayments.

Mortgage Loan Information in Prospectus Supplements.  We will describe in the related prospectus supplement the characteristics of the mortgage loans that we will include in any of our trusts.  In general, we will provide in the related prospectus supplement, among other items, the following information on the particular mortgage loans in one of our trusts:

●	the total outstanding principal balance and the largest, smallest and average outstanding principal balance of the mortgage loans;

●	the type or types of property that provide security for repayment of the mortgage loans;

●	the earliest and latest origination date and maturity date of the mortgage loans;

●
the original and remaining terms to maturity of the mortgage loans, or the range of each of those terms to maturity, and the weighted average original and remaining terms to maturity of the mortgage loans;

●	loan-to-value ratios of the mortgage loans either at origination or as of a more recent date, or the range of those loan-to-value ratios, and the weighted average of those loan-to-value ratios;

●	the mortgage interest rates of the mortgage loans, or the range of those mortgage interest rates, and the weighted average mortgage interest rate of the mortgage loans;

●
if any mortgage loans have adjustable mortgage interest rates, the index or indices upon which the adjustments are based, the adjustment dates, the range of gross margins and the weighted average gross margin, and any limits on mortgage interest rate adjustments at the time of any adjustment and over the life of the loan;

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●	information on the payment characteristics of the mortgage loans, including applicable prepayment restrictions;

●
debt service coverage ratios of the mortgage loans either at origination or as of a more recent date, or the range of those debt service coverage ratios, and the weighted average of those debt service coverage ratios; and

●	the geographic distribution of the properties securing the mortgage loans on a state-by-state basis.

If we are unable to provide the specific information described above at the time a series of offered certificates is initially offered, to the extent such information is not otherwise required to be included in the related prospectus supplement pursuant to the Securities Act, we will provide—

●	more general information in the related prospectus supplement, and

●	specific information in a report which will be filed with the SEC as part of a Current Report on Form 8-K following the issuance of those certificates.

In addition, with respect to any obligor or group of affiliated obligors with respect to any pool asset or group of pool assets, or property or group of related properties securing any pool asset or group of pool assets, if such pool asset or group of pool assets represents a material concentration within the mortgage asset pool, we will include in the related prospectus supplement financial statements or other financial information on the related real property or properties as required under the Securities Act and the Exchange Act.

Real Property and Other Collateral.  Following a foreclosure, acceptance of a deed in lieu of foreclosure or any enforcement action, trust assets may include real property or other collateral for a defaulted mortgage loan pending the liquidation of that collateral.

Mortgage-Backed Securities

The mortgage-backed securities underlying a series of offered certificates may include:

●
mortgage participations, mortgage pass-through certificates, collateralized mortgage obligations or other mortgage-backed securities that are not insured or guaranteed by any governmental agency or instrumentality, or

●	certificates issued and/or insured or guaranteed by Freddie Mac, Fannie Mae, Ginnie Mae, Farmer Mac, or another federal or state governmental agency or instrumentality.

In addition, each of those mortgage-backed securities will directly or indirectly evidence an interest in, or be secured by a pledge of, multifamily and/or commercial mortgage loans.

Each mortgage-backed security included in one of our trusts—

●	will have been registered under the Securities Act, or

●	will be exempt from the registration requirements of that Act, or

●	will have been held for at least the holding period specified in Rule 144(d) under that Act, or

●	may otherwise be resold by us publicly without registration under that Act.

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We will describe in the related prospectus supplement the characteristics of the mortgage-backed securities that we will include in any of our trusts.  In general, we will provide in the related prospectus supplement, among other items, the following information on the particular mortgage-backed securities included in one of our trusts:

●	the initial and outstanding principal amount(s) and type of the securities;

●	the original and remaining term(s) to stated maturity of the securities;

●	the pass-through or bond rate(s) of the securities or the formula for determining those rate(s);

●	the payment characteristics of the securities;

●	the identity of the issuer(s), servicer(s) and trustee(s) for the securities;

●	a description of the related credit support, if any;

●	the type of mortgage loans underlying the securities;

●	the circumstances under which the related underlying mortgage loans, or the securities themselves, may be purchased prior to maturity;

●	the terms and conditions for substituting mortgage loans backing the securities; and

●	the characteristics of any agreements or instruments providing interest rate protection to the securities.

With respect to any mortgage-backed security included in one of our trusts, we will provide in our reports filed under the Exchange Act, the same information regarding the security as is provided by the issuer of the security in its own reports filed under that Act, if the security was publicly offered, or in the reports the issuer of the security provides to the related trustee, if the security was privately issued.

Acquisition, Removal and Substitution of Mortgage Assets

We will generally acquire the mortgage assets to be included in our trusts from Citigroup Global Markets Realty Corp. or another of our affiliates or from another seller of commercial and multifamily mortgage loans.  We will then transfer those mortgage assets to the issuing entity for the related securitization transaction.

In general, the total outstanding principal balance of the mortgage assets transferred by us to any particular trust will equal or exceed the initial total outstanding principal balance of the related series of certificates.  If the total outstanding principal balance of the related mortgage assets initially delivered by us to the related trustee is less than the initial total outstanding principal balance of any series of certificates, and if the subject securitization transaction contemplates a prefunding period, then we will deposit or arrange for the deposit of cash or liquid investments on an interim basis with the related trustee to cover the shortfall.  For 90 days — or such other period as may be specified in the related prospectus supplement — following the date of initial issuance of that series of certificates, which 90-day or other period will be the prefunding period, we or our designee will be entitled to obtain a release of the deposited cash or investments if we deliver or arrange for delivery of a corresponding amount of mortgage assets.  If we fail, however, to deliver mortgage assets sufficient to make up the entire shortfall, any of the cash or, following liquidation, investments remaining on deposit with the related trustee will be used by the related trustee to pay down the total principal balance of the related series of certificates, as described in the related prospectus supplement.

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If the subject securitization transaction involves a prefunding period, then we will indicate in the related prospectus supplement, among other things:

●	the term or duration of the prefunding period;

●	the amount of proceeds to be deposited in the prefunding account and the percentage of the mortgage asset pool represented by those proceeds;

●	triggers or events that would trigger limits on or terminate the prefunding period and the effects of such triggers;

●	when and how new mortgage assets may be acquired during the prefunding period, and any limitation on the ability to add mortgage assets;

●	the acquisition or underwriting criteria for additional mortgage assets to be acquired during the prefunding period;

●	which party has the authority to add mortgage assets or determine if proposed additional mortgage assets meet the acquisition or underwriting criteria for adding mortgage assets;

●	any requirements to add minimum amounts of mortgage assets and any effects of not meeting those requirements;

●
if applicable, the procedures and standards for the temporary investment of funds in the prefunding account pending use and a description of the financial products or instruments eligible for the prefunding account; and

●	the circumstances under which funds in a prefunding account will be distributed to certificateholders or otherwise disposed of.

If so specified in the related prospectus supplement, we or another specified person or entity may be permitted, at our or its option, but subject to the conditions specified in that prospectus supplement, to acquire from the related trust particular mortgage assets underlying a series of offered certificates in exchange for:

●	cash that would be applied to pay down the principal balances of the certificates of that series; and/or

●	other mortgage loans or mortgage-backed securities that—

1.	conform to the description of mortgage assets in this prospectus, and

2.	satisfy the criteria set forth in the related prospectus supplement.

For example, if a mortgage loan backing a series of offered certificates defaults, then it may be subject to (a) a purchase option on the part of another lender whose loan is secured by a lien on the same real estate collateral or by a lien on a direct or indirect equity interest in the related borrower, (b) a purchase option on the part of the holder(s) or beneficial owner(s) of all or a specified portion of particular certificates, or a particular group or class of certificates, of the subject series and/or (c) a fair value purchase option under the applicable governing document(s) for the subject securitization transaction or another servicing agreement.  In some cases, those purchase options may be assignable or exercisable by a specified designee.

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In addition, if so specified in the related prospectus supplement, a special servicer or other specified party for one of our trusts may be obligated, under the circumstances described in that prospectus supplement, to sell on behalf of the trust a delinquent or defaulted mortgage asset.

Further, if so specified in the related prospectus supplement, but subject to the conditions specified in that prospectus supplement, all of the remaining certificateholders of a given series of certificates, acting together, may exchange those certificates for all of the mortgage loans, REO properties and mortgage-backed securities remaining in the mortgage pool underlying those certificates.

If and to the extent described in the related prospectus supplement, we, a mortgage asset seller and/or another specified person or entity may make or assign to or for the benefit of one of our trusts various representations and warranties, or may be obligated to deliver to one of our trusts various documents, in either case relating to some or all of the mortgage assets transferred to that trust.  Upon the discovery of a material breach of any such representation or warranty or a material defect with respect to those documents, in each case that is material and adverse in accordance with a standard set forth in the related prospectus supplement, we or such other party may be required, at our or its option, to either repurchase the affected mortgage asset(s) out of the related trust or to replace the affected mortgage asset(s) with other mortgage asset(s) that satisfy the criteria set forth in the related prospectus supplement.

No replacement of mortgage assets or acquisition of new mortgage assets will be permitted if it would result in a qualification, downgrade or withdrawal of the then-current rating assigned by any rating agency to any class of affected offered certificates.

See also “Description of the Certificates—Termination and Redemption.”

Cash, Accounts and Permitted Investments

The trust assets underlying a series of offered certificates will include cash from various sources, including initial deposits and payments and collections received or advanced on the related mortgage assets and other related trust assets.

The trust assets underlying a series of offered certificates will include one or more accounts established and maintained on behalf of the holders.  All initial deposits, payments and collections received or advanced on the mortgage assets and other trust assets and other cash held by one of our trusts will be deposited and held in those accounts.  We will identify and describe those accounts, and will further describe the deposits to and withdrawals from those accounts, in the related prospectus supplement.

Funds on deposit in any account established and maintained on behalf of certificateholders may be invested in permitted investments.  In the related prospectus supplement, we will provide a summary description of those permitted investments and identify the beneficiary of any interest and other income earned on funds in an account established and maintained on behalf of certificateholders.

Credit Support

The holders of any class of offered certificates may be the beneficiaries of credit support designed to protect them partially or fully against all or particular defaults and losses on the related mortgage assets.  The types of credit support that may benefit the holders of a class of offered certificates include:

●	overcollateralization and/or excess cash flow;

●	the subordination of one or more other classes of certificates of the same series;

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●	a letter of credit;

●	a surety bond;

●	an insurance policy;

●	a guarantee; and/or

●	a reserve fund.

In the related prospectus supplement, we will describe the amount and types of any credit support benefiting the holders of a class of offered certificates and, if applicable, we will identify the provider of that credit support.

Arrangements Providing Reinvestment, Interest Rate and Currency Related Protection

The trust assets for a series of offered certificates may include guaranteed investment contracts in accordance with which moneys held in the funds and accounts established for that series will be invested.  For so long as it is in effect, a guaranteed investment contract will provide a specified rate of return on any and all moneys invested with the provider of that contract.

Trust assets may also include:

●	interest rate exchange agreements;

●	interest rate cap agreements;

●	interest rate floor agreements; or

●	currency exchange agreements.

In the related prospectus supplement, we will describe any agreements or other arrangements designed to protect the holders of a class of offered certificates against shortfalls resulting from movements or fluctuations in interest rates or currency exchange rates.  If applicable, we will also identify any obligor under the agreement or other arrangement.

TRANSACTION PARTICIPANTS

The Sponsor

Unless otherwise specified in the related prospectus supplement, Citigroup Global Markets Realty Corp. (‘‘CGMRC’’), a New York corporation, will act as the sole sponsor or a co-sponsor of each securitization transaction involving the issuance of a series of offered certificates.  CGMRC was organized in 1979 and is a wholly owned subsidiary of Citigroup Inc. and an affiliate of both us and Citigroup Global Markets Inc. CGMRC maintains its principal office at 388 Greenwich Street, New York, New York 10013, Attention: Mortgage Finance Group.  Its telecopy number is (212) 723-8604. CGMRC makes, and purchases from lenders, commercial and multifamily mortgage loans primarily for the purpose of securitizing them in commercial mortgage-backed securitization (‘‘CMBS’’) transactions. CGMRC also purchases and finances residential mortgage loans, consumer receivables and other financial assets.

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The prospectus supplement for each series of certificates offered by this prospectus will also identify and provide information as to CGMRC, if it acts as sponsor, and any other sponsors for the related securitization transaction.  Such information will include, as to each such sponsor, a description of its securitization program.

The Depositor

We are Citigroup Commercial Mortgage Securities Inc., the depositor with respect to each series of certificates offered by this prospectus.  We were incorporated in the state of Delaware on July 17, 2003.  We were organized, among other things, for the purpose of serving as a private secondary mortgage market conduit.

We are an indirect, wholly-owned subsidiary of Citigroup Global Markets Holdings Inc. and an affiliate of Citigroup Global Markets Inc.  Our principal executive offices are located at 388 Greenwich Street, New York, New York 10013.  Our telephone number is 212-816-6000.

We do not have, and do not expect in the future to have, any significant assets.

We do not file with the SEC annual reports on Form 10-K or any other reports with respect to ourselves or our financial condition pursuant to Section 13(a) or 15(d) of the Exchange Act.

We were organized, among other things, for the purposes of:

●	acquiring, holding, transferring and assigning mortgage loans, or interests in those loans;

●	acquiring, holding, transferring and assigning mortgage-backed securities that evidence interests in mortgage loans;

●
authorizing, issuing, selling and delivering bonds or other evidence of indebtedness that are secured by a pledge or other assignment of real properties, mortgage loans, mortgage-backed securities, reserve funds, guaranteed investment contracts, letters of credit, insurance contracts, surety bonds or any other credit enhancement device or interest rate or currency protection device;

●
acting as depositor of one or more trusts formed to issue, sell and deliver bonds or certificates of interest that are secured by a pledge or assignment of, or represent interests in, pools of mortgage loans and mortgage-backed securities; and

●
doing all such things as are reasonable or necessary to enable us to carry out any of the above, including entering into loan agreements, servicing agreements and reimbursements agreements and selling certificates of interest in any trust for which we serve as depositor.

Since our incorporation in 2003, we have been engaged in the securitization of commercial and multifamily mortgage loans and in acting as depositor of one or more trusts formed to issue commercial mortgage pass-through certificates that are secured by or represent interests in, pools of mortgage loans.  We generally acquire the commercial and multifamily mortgage loans from CGMRC or another of our affiliates or from another seller of commercial and multifamily mortgage loans, in each case in privately negotiated transactions.

After the issuance of a series of offered certificates, we may be required, to the extent specified in the related Governing Document, to perform certain actions on a continual basis, including but not limited to:

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●
to remove the trustee upon the occurrence of certain specified events, including certain events of bankruptcy or insolvency, failure to deliver certain required reports or failure to make certain distributions to the certificateholders required pursuant to the related Governing Document, and thereupon appoint a successor trustee;

●	to appoint a successor trustee in the event the trustee resigns, is removed or becomes ineligible to continue serving in such capacity under the related Governing Document;

●
to provide the trustee, the master servicer or the special servicer with any reports, certifications and information, other than with respect to the mortgage loans, that it may reasonably require to comply with the terms of the related Governing Document; and

●
to provide to the related tax administrator in respect of the related trust such information as it may reasonably require to perform its reporting and other tax compliance obligations under the related Governing Document.

Generally, however, it is expected that the functions and/or duties set out under this “—The Depositor” section will be performed by our agents or affiliates.

Neither we nor any of our affiliates will insure or guarantee distributions on the certificates of any series offered by means of this prospectus and any related prospectus supplement.  The pooling and servicing agreement for each series will provide that the holders of the certificates for the series will have no rights or remedies against us or any of our affiliates for any losses or other claims in connection with any series of offered certificates or the underlying mortgage loans other than the repurchase or substitution of the mortgage loans by us or one of our affiliates, if and to the extent specifically disclosed in the related prospectus supplement.

The Issuing Entity

The issuing entity with respect to each series of offered certificates is the entity that will own and hold the related mortgage assets and in whose name those certificates will be issued.  Each issuing entity will be a statutory trust or a common law trust organized at our direction under the laws of the State of New York or other jurisdiction specified in the related prospectus supplement.  As described in the related prospectus supplement, the  Governing Document for each series of offered certificates will set forth the permissible activities and restrictions on the activities of the related issuing entity and will govern the servicing and administration of the related trust assets.  Each series of offered certificates will represent interests only in, and be payable solely from assets of, the related trust. However, a series of offered certificates may be issued together with other certificates of the same series, which other certificates will not be offered pursuant to this prospectus.  Accordingly, the assets of one of our trusts may back one or more classes of certificates other than the related offered certificates. The trust assets for each series will be held by the related trustee for the benefit of the related certificateholders.

The Originators

Some or all of the mortgage loans included in one of our trusts may be originated by CGMRC or by one of our other affiliates.  In addition, there may be other third-party originators of the mortgage loans to be included in one of our trusts.  Accordingly, we will acquire each of the mortgage loans to be included in one of our trusts from the originator or a subsequent assignee, in privately negotiated transactions.  See “Transaction Participants—The Sponsor.”  We will identify in the related prospectus supplement any originator or group of affiliated originators—apart from a sponsor and/or its affiliates—that will or is expected to originate mortgage loans representing 10% or more of the related mortgage asset pool, by balance.

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DESCRIPTION OF THE GOVERNING DOCUMENTS

General

The “Governing Document” for purposes of issuing the offered certificates of each series will be a pooling and servicing agreement or other similar agreement or collection of agreements.  In general, the parties to the Governing Document for a series of offered certificates will include us, a trustee, one or more master servicers and one or more special servicers. However, if the related trust assets include mortgage-backed securities, the Governing Document may include a manager as a party, but may not include a master servicer, special servicer or other servicer as a party.  We will identify in the related prospectus supplement the parties to the Governing Document for the subject series of offered certificates.

If we so specify in the related prospectus supplement, the originator of the mortgage assets or a party from whom we acquire mortgage assets or one of their respective affiliates may perform the functions of master servicer, special servicer, sub-servicer or manager for the trust to which we transfer those assets.  The same person or entity may act as both master servicer and special servicer for one of our trusts.

Any party to the Governing Document for a series of offered certificates, or any of its affiliates, may own certificates issued thereunder.  However, except in limited circumstances, including with respect to required consents to amendments to the Governing Document for a series of offered certificates, certificates that are held by the related master servicer, special servicer or manager will not be allocated voting rights.

A form of a pooling and servicing agreement has been filed or incorporated by reference as an exhibit to the registration statement of which this prospectus is a part.  However, the provisions of the Governing Document for each series of offered certificates will vary depending upon the nature of the certificates to be issued thereunder and the nature of the related trust assets.  The following summaries describe select provisions that may appear in the Governing Document for each series of offered certificates.  The prospectus supplement for each series of offered certificates will provide material additional information regarding the Governing Document for that series.  The summaries in this prospectus do not purport to be complete, and you should refer to the provisions of the Governing Document for your offered certificates and, further, to the description of those provisions in the related prospectus supplement.  We will provide a copy of the Governing Document, exclusive of exhibits, that relates to your offered certificates, without charge, upon written request addressed to our principal executive offices specified under “Transaction Participants—The Depositor.”

Assignment of Mortgage Assets

At the time of initial issuance of any series of offered certificates, we will acquire and assign, or cause to be directly assigned, to the designated trustee those mortgage assets and any other assets to be included in the related trust fund.  We will specify in the related prospectus supplement all material documents to be delivered, and all other material actions to be taken, by us or any prior holder of the related mortgage assets in connection with that assignment.  We will also specify in the related prospectus supplement any remedies available to the related certificateholders, or the related trustee on their behalf, in the event that any of those material documents are not delivered or any of those other material actions are not taken as required.  Concurrently with that assignment, the related trustee will deliver to us or our designee the certificates of that series in exchange for the mortgage assets and the other assets to be included in the related trust.

Each mortgage asset included in one of our trusts will be identified in a schedule appearing as an exhibit to the related Governing Document.  That schedule generally will include detailed information about each mortgage asset transferred to the related trust, including:

●	in the case of a mortgage loan—

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1.	the address of the related real property,

2.	the mortgage interest rate and, if applicable, the applicable index, gross margin, adjustment date and any rate cap information,

3.	the remaining term to maturity, the maturity date or the anticipated repayment date, and

4.	the outstanding principal balance; and

●	in the case of a mortgage-backed security—

1.	the outstanding principal balance, and

2.	the pass-through rate or coupon rate.

Representations and Warranties with Respect to Mortgage Assets

If and to the extent set forth in the prospectus supplement for any series of offered certificates, we will, with respect to each mortgage asset in the related trust, make or assign, or cause to be made or assigned, a limited set of representations and warranties covering, by way of example:

●	the accuracy of the information set forth for each mortgage asset on the schedule of mortgage assets appearing as an exhibit to the Governing Document for that series;

●	the warranting party’s title to each mortgage asset and the authority of the warranting party to sell that mortgage asset; and

●	in the case of a mortgage loan—

1.	the enforceability of the related mortgage note and mortgage,

2.	the existence of title insurance insuring the lien priority of the related mortgage, and

3.	the payment status of the mortgage loan.

We will identify the warranting party, and give a more detailed summary of the representations and warranties made thereby, in the related prospectus supplement.  In most cases, the warranting party will be a prior holder of the particular mortgage assets.  We will also specify in the related prospectus supplement any remedies against the warranting party available to the related certificateholders, or the related trustee on their behalf, in the event of a material breach of any of those representations and warranties.

Collection and Other Servicing Procedures with Respect to Mortgage Loans

The Governing Document for each series of offered certificates will govern the servicing and administration of any mortgage loans included in the related trust.

In general, the related master servicer and special servicer, directly or through sub-servicers, will be obligated to service and administer for the benefit of the related certificateholders the mortgage loans in any of our trusts.  The master servicer and the special servicer will be required to service and administer those mortgage loans in accordance with applicable law and, further, in accordance with the terms of the related Governing Document, the mortgage loans themselves and any instrument of credit support included in that trust.  Subject to the foregoing, the master servicer and the special servicer will each have full power and authority to do any and all things in connection with that servicing and administration that it may deem necessary and desirable.

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As part of its servicing duties, each of the master servicer and the special servicer for one of our trusts will be required to make reasonable efforts to collect all payments called for under the terms and provisions of the related mortgage loans that it services.  In general, each of the master servicer and the special servicer for one of our trusts will be obligated to follow those collection procedures as are consistent with the servicing standard set forth in the related Governing Document.  Consistent with the foregoing, the master servicer and the special servicer will each be permitted, in its discretion, to waive any default interest or late payment charge in connection with collecting a late payment on any defaulted mortgage loan.

The master servicer and/or the special servicer for one or our trusts, directly or through sub-servicers, will also be required to perform various other customary functions of a servicer of comparable loans, including:

●	maintaining escrow or impound accounts for the payment of taxes, insurance premiums, ground rents and similar items, or otherwise monitoring the timely payment of those items;

●	ensuring that the related properties are properly insured;

●	attempting to collect delinquent payments;

●	supervising foreclosures;

●	negotiating modifications;

●	responding to borrower requests for partial releases of the encumbered property, easements, consents to alteration or demolition and similar matters;

●	protecting the interests of certificateholders with respect to senior lienholders;

●	conducting inspections of the related real properties on a periodic or other basis;

●	collecting and evaluating financial statements for the related real properties;

●	managing or overseeing the management of real properties acquired on behalf of the trust through foreclosure, deed-in-lieu of foreclosure or otherwise; and

●	maintaining servicing records relating to mortgage loans in the trust.

We will specify in the related prospectus supplement when, and the extent to which, servicing of a mortgage loan is to be transferred from a master servicer to a special servicer.  In general, a special servicer for any of our trusts will be responsible for the servicing and administration of:

●	mortgage loans that are delinquent with respect to a specified number of scheduled payments;

●	mortgage loans as to which there is a material non-monetary default;

●	mortgage loans as to which the related borrower has—

1.	entered into or consented to bankruptcy, appointment of a receiver or conservator or similar insolvency proceeding, or

2.	become the subject of a decree or order for such a proceeding which has remained in force undischarged or unstayed for a specified number of days; and

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●	real properties acquired as part of the trust with respect to defaulted mortgage loans.

The related Governing Document may also provide that if, in the judgment of the related master servicer or other specified party, a payment default or a material non-monetary default is reasonably foreseeable, the related master servicer may elect or be required to transfer the servicing of that mortgage loan, in whole or in part, to the related special servicer.  When the circumstances no longer warrant a special servicer’s continuing to service a particular mortgage loan, such as when the related borrower is paying in accordance with the forbearance arrangement entered into between the special servicer and that borrower, the master servicer will generally resume the servicing duties with respect to the particular mortgage loan.

A borrower’s failure to make required mortgage loan payments may mean that operating income from the related real property is insufficient to service the mortgage debt, or may reflect the diversion of that income from the servicing of the mortgage debt.  In addition, a borrower that is unable to make mortgage loan payments may also be unable to make timely payment of taxes and otherwise to maintain and insure the related real property.  In general, with respect to each series of offered certificates, the related special servicer will be required to monitor any mortgage loan in the related trust that is in default, evaluate whether the causes of the default can be corrected over a reasonable period without significant impairment of the value of the related real property, initiate corrective action in cooperation with the mortgagor if cure is likely, inspect the related real property and take any other actions as it deems necessary and appropriate.  A significant period of time may elapse before a special servicer is able to assess the success of any corrective action or the need for additional initiatives.  The time period within which a special servicer can—

●	make the initial determination of appropriate action,

●	evaluate the success of corrective action,

●	develop additional initiatives,

●	institute foreclosure proceedings and actually foreclose, or

●	accept a deed to a real property in lieu of foreclosure, on behalf of the certificateholders of the related series,

may vary considerably depending on the particular mortgage loan, the related real property, the borrower, the presence of an acceptable party to assume the mortgage loan and the laws of the jurisdiction in which the related real property is located.  If a borrower files a bankruptcy petition, the special servicer may not be permitted to accelerate the maturity of the defaulted loan or to foreclose on the related real property for a considerable period of time.  See “Certain Legal Aspects of the Mortgage Loans—Bankruptcy Issues.”

A special servicer for one of our trusts may also perform limited duties with respect to mortgage loans in that trust for which the related master servicer is primarily responsible, such as—

●	performing property inspections and collecting, and

●	evaluating financial statements.

A master servicer for one of our trusts may perform limited duties with respect to any mortgage loan in that trust for which the related special servicer is primarily responsible, such as—

●	continuing to receive payments on the mortgage loan,

●	making calculations with respect to the mortgage loan, and

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●	making remittances and preparing reports to the related trustee and/or certificateholders with respect to the mortgage loan.

The duties of the master servicer and special servicer for your series will be more fully described in the related prospectus supplement.

If and to the extent set forth in the related prospectus supplement, the master servicer for your series will be responsible for filing and settling claims with respect to particular mortgage loans for your series under any applicable instrument of credit support.  See “Description of Credit Support” in this prospectus.

Servicing Mortgage Loans That Are Part of a Loan Combination

One or more of the mortgage loans that are included in any of our trusts may be part of a loan combination as described under “The Trust Fund—Mortgage Loans—Loan Combinations.”  With respect to any of those mortgage loans, the entire loan combination may be serviced under the applicable Governing Document for our trust, in which case the servicers under that Governing Document will have to service the loan combination with regard to and considering the interests of the holders of the non-trust mortgage loans included in the related loan combination.  With respect to one or more other mortgage loans in any of our trusts that are part of a loan combination, the entire loan combination may be serviced under a servicing agreement for the securitization of a related non-trust loan in that loan combination, in which case our servicers and the certificateholders of the related series of certificates will have limited ability to control the servicing of those mortgage loans.  In any event, the related non-trust mortgage loan noteholders may be permitted to exercise certain rights and direct certain servicing actions with respect to the entire loan combination, including the mortgage loan in one of our trusts.  See “Risk Factors—With Respect to Certain Mortgage Loans Included in Our Trusts, the Mortgaged Property or Properties that Secure the Subject Mortgage Loan in the Trust Also Secure One or More Related Mortgage Loans That Are Not in the Trust; The Interests of the Holders of Those Non-Trust Mortgage Loans May Conflict with Your Interests.”

Sub-Servicers

A master servicer or special servicer may delegate its servicing obligations to one or more third-party servicers and sub-servicers.  In addition, an originator or a seller of a mortgage loan may act as sub-servicer with respect to that mortgage loan after it is included in one of our trusts.  A sub-servicer engaged by the master servicer with respect to a particular mortgage loan will often have direct contact with the related borrower and may effectively perform all of the related servicing functions (other than special servicing functions), with related collections and reports being forwarded by the sub-servicer to the master servicer for aggregation of such items with the remaining mortgage pool.  However, unless we specify otherwise in the related prospectus supplement, the master servicer or special servicer will remain obligated for performance of the delegated duties under the related Governing Document.  Each sub-servicing agreement between a master servicer or special servicer, as applicable, and a sub-servicer must provide for servicing of the applicable mortgage loans consistent with the related Governing Document.

Unless we specify otherwise in the related prospectus supplement, any master servicer or special servicer for one of our trusts will be solely liable for all fees owed by it to any sub-servicer, regardless of whether the master servicer’s or special servicer’s compensation under the related Governing Document is sufficient to pay those fees.  Each sub-servicer will be entitled to reimbursement from the related trust, through the master servicer or special servicer, as the case may be, that retained it, for expenditures that it makes, generally to the same extent that such master servicer or special servicer, as the case may be, would be reimbursed under the related Governing Document.

We will identify in the related prospectus supplement any sub-servicer that, at the time of initial issuance of the subject offered certificates, is affiliated with us or with the issuing entity or any sponsor for the subject

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securitization transaction or is expected to be a servicer of mortgage loans representing 10% or more of the related mortgage asset pool, by balance.

Collection of Payments on Mortgage-Backed Securities

Unless we specify otherwise in the related prospectus supplement, if a mortgage-backed security is included among the trust assets underlying any series of offered certificates, then—

●	that mortgage-backed security will be registered in the name of the related trustee or its designee;

●	the related trustee will receive payments on that mortgage-backed security; and

●
subject to any conditions described in the related prospectus supplement, the related trustee or a designated manager will, on behalf and at the expense of the trust, exercise all rights and remedies with respect to that mortgaged-backed security, including the prosecution of any legal action necessary in connection with any payment default.

Advances

If any trust established by us includes mortgage loans, then as and to the extent described in the related prospectus supplement, the related master servicer, the related special servicer, the related trustee, any related provider of credit support and/or any other specified person may be obligated to make, or may have the option of making, advances with respect to those mortgage loans to cover—

●	delinquent payments of principal and/or interest, other than balloon payments,

●	property protection expenses,

●	other servicing expenses, or

●	any other items specified in the related prospectus supplement.

If there are any limitations with respect to a party’s advancing obligations, we will discuss those limitations in the related prospectus supplement.

Advances are intended to maintain a regular flow of scheduled interest and principal payments to certificateholders.  Advances are not a guarantee against losses.  The advancing party will be entitled to recover all of its advances out of—

●	subsequent recoveries on the related mortgage loans, including amounts drawn under any fund or instrument constituting credit support, and

●	any other specific sources identified in the related prospectus supplement.

If and to the extent that we so specify in the related prospectus supplement, any entity making advances will be entitled to receive interest on some or all of those advances for a specified period during which they are outstanding at the rate specified in that prospectus supplement.  That entity may be entitled to payment of interest on its outstanding advances—

●	periodically from general collections on the mortgage assets in the related trust, prior to any payment to the related series of certificateholders, or

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●	at any other times and from any sources as we may describe in the related prospectus supplement.

If any trust established by us includes mortgage-backed securities, we will discuss in the related prospectus supplement any comparable advancing obligations with respect to those securities or the mortgage loans that back them.

Matters Regarding the Master Servicer, the Special Servicer, the Manager and Us

Unless we specify otherwise in the related prospectus supplement, the master servicer, special servicer or manager for any of our trusts may each resign from its obligations in that capacity, upon—

●
the appointment of, and the acceptance of that appointment by, a successor to the resigning party and receipt by the related trustee of written confirmation from each applicable rating agency that the resignation and appointment will not result in a withdrawal or downgrade of any rating assigned by that rating agency to any class of certificates of the related series, or

●
a determination that those obligations are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by the resigning party.

In general, no resignation will become effective until the related trustee or other successor has assumed the obligations and duties of the resigning master servicer, special servicer or manager, as the case may be.  The appointment of a successor master servicer may require our consent, but if we have not responded to a request for consent to a successor within the requisite time period, that consent may be deemed to have been given.  If the duties of the master servicer or the special servicer are transferred to a successor thereto, then (except as otherwise described in the related prospectus supplement) any related master servicing compensation or special servicing compensation, as applicable, that accrues or otherwise becomes payable under the Governing Document from and after the date of such transfer will generally be payable to such successor.  Unless otherwise specified in the related prospectus supplement, the Governing Document will require the resigning master servicer or special servicer to pay all costs and expenses in connection with such resignation and the resulting transfer of servicing.

With respect to each series of offered certificates, we and the related master servicer, special servicer and/or manager, if any, will, in each case, be obligated to perform only those duties specifically required under the related Governing Document.

In no event will we, any master servicer, special servicer or manager for one of our trusts, or any of our or their respective members, managers, directors, officers, employees or agents, be under any liability to that trust or the related certificateholders for any action taken, or not taken, in good faith under the related Governing Document or for errors in judgment. However, subject to any exceptions disclosed in the related prospectus supplement, neither we nor any of those other parties to the related Governing Document will be protected against any liability that would otherwise be imposed by reason of—

●	willful misfeasance, bad faith or gross negligence in the performance of obligations or duties under the related Governing Document for any series of offered certificates, or

●	reckless disregard of those obligations and duties.

Furthermore, the Governing Document for each series of offered certificates will entitle us, the master servicer, special servicer and/or manager for the related trust, and our and their respective  members, managers, directors, officers, employees and agents, to indemnification out of the related trust assets for any loss, liability or expense incurred in connection with that Governing Document or series of offered certificates or the related trust.

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However, subject to any exceptions disclosed in the related prospectus supplement, the indemnification will not extend to any such loss, liability or expense:

●	specifically required to be borne by the relevant party, without right of reimbursement, under the terms of that Governing Document;

●	incurred in connection with any breach on the part of the relevant party of a representation or warranty made in that Governing Document; or

●
incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of , or reckless disregard of, obligations or duties on the part of the relevant party under that Governing Document.

Neither we nor any master servicer, special servicer or manager for the related trust will be under any obligation to appear in, prosecute or defend any legal action unless:

●	the action is related to the respective responsibilities of that party under the Governing Document for the affected series of offered certificates; and

●	either—

1.	that party is specifically required to bear the expense of the action, or

2.
the action will not, in its opinion, involve that party in any ultimate expense or liability for which it would not be reimbursed under the Governing Document for the affected series of offered certificates.

However, we and each of those other parties may undertake any legal action that we or any of them may deem necessary or desirable with respect to the enforcement or protection of the rights and duties of the parties to the Governing Document for any series of offered certificates and the interests of the certificateholders of that series under that Governing Document.  In that event, the legal expenses and costs of the action, and any liability resulting from the action, will be expenses, costs and liabilities of the related trust and payable out of related trust assets.

With limited exception, any person or entity—

●	into which we or any related master servicer, special servicer or manager may be merged or consolidated, or

●	resulting from any merger or consolidation to which we or any related master servicer, special servicer or manager is a party, or

●	succeeding to all or substantially all of our business or the business of any related master servicer, special servicer or manager,

will be the successor of us or that master servicer, special servicer or manager, as the case may be, under the Governing Document for a series of offered certificates.

The compensation arrangements with respect to any master servicer, special servicer or manager for any of our trusts will be set forth in the related prospectus supplement.  In general, that compensation will be payable out of the related trust assets.

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Termination Events

We will identify in the related prospectus supplement the various events under the Governing Document for each series of offered certificates for which any related master servicer, special servicer or manager may be terminated in that capacity.  Unless otherwise specified in the related prospectus supplement, the Governing Document for each series of offered certificates will provide that if the master servicer, special servicer or manager is terminated as a result of any such event, and if certain specified other parties to that Governing Document actually incur any reasonable third-party costs or expenses in connection with transferring mortgage files, servicing files and related information, records and reports to the successor master servicer, special servicer or manager and amending the related Governing Document to reflect (as well as providing appropriate notices to mortgagors, ground lessors, insurers and other applicable third parties regarding) such succession, then those costs and expenses of such other non-terminated party must be borne by the terminated party, and if not paid by the terminated party within 90 days after the presentation of reasonable documentation of such costs and expenses, such non-terminated party will be entitled to indemnification for those costs and expenses from the related trust fund, although the terminated party will not thereby be relieved of its liability for those costs and expenses.

Amendment

Under the circumstances described in the related prospectus supplement, the Governing Document for each series of offered certificates may be amended by the parties thereto, without the consent of any of the holders of those certificates, or of any non-offered certificates of the same series.

In general, except as otherwise specified in the related prospectus supplement, the Governing Document for a series of offered certificates may also be amended by the parties to that document, with the consent of the holders of offered and non-offered certificates representing, in total, not less than 51%, or any other percentage or portion specified in the related prospectus supplement, of the voting rights allocated to those classes of that series that are affected by the amendment.

The Governing Document relating to each series of certificates may provide that no amendment to the Governing Document will be made unless there has been delivered in accordance therewith an opinion of counsel to the effect that the amendment will not cause the applicable trust to fail to qualify as a REMIC or grantor trust at any time that any of the related certificates are outstanding or cause a tax to be imposed on the trust under the provisions of the Internal Revenue Code.

The prospectus supplement for a series of certificates may describe other or different provisions concerning the amendment of the related Governing Document.

List of Certificateholders

Unless otherwise specified in the related prospectus supplement, upon written request of any certificateholder of record of any series made for purposes of communicating with other holders of certificates of the same series with respect to their rights under the related Governing Document, the related trustee or other certificate registrar of that series will furnish the requesting certificateholder with a list of the other certificateholders of record of that series identified in the certificate register at the time of the request.  However, the trustee or other certificate registrar may first require a copy of the communication that the requesting certificateholder proposes to send and may require the requesting certificateholder to cover the expense of the trustee or other certificate registrar providing that list.

Eligibility Requirements for the Trustee

The trustee for each series of offered certificates will be named in the related prospectus supplement.

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The trustee for a series of offered certificates is at all times required to be a bank, association, corporation or trust company organized and doing business under the laws of the U.S. or any State of the U.S. or the District of Columbia.  In addition, the trustee must at all times—

●	be authorized under those laws to exercise trust powers;

●	with limited exception, have a combined capital and surplus of at least $50,000,000; and

●	be subject to supervision or examination by federal or state authority.

If the bank, association, corporation or trust company in question publishes reports of condition at least annually, in accordance with law or the requirements of the supervising or examining authority, then the combined capital and surplus of that bank, banking association, banking corporation or trust company will be deemed to be its combined capital and surplus as described in its most recent published report of condition.

The bank, association, corporation or trust company that serves as trustee for any series of offered certificates may have typical banking relationships with us and our affiliates and with any of the other parties to the related Governing Document and its affiliates.

Duties of the Trustee

In general, the trustee for a series of offered certificates will be required to perform only those duties specifically required under the related Governing Document.  However, upon receipt of any of the various certificates, reports or other instruments required to be furnished to it under the related Governing Document, the trustee must examine those documents and determine whether they conform to the requirements of that Governing Document.

The trustee for a series of offered certificates will not—

●	make any representation as to the validity or sufficiency of those certificates, the related Governing Document or any underlying mortgage asset or related document, or

●
be accountable for the use or application by or on behalf of any other party to the related Governing Document of any funds paid to that party with respect to those certificates or the underlying mortgage assets.

The trustee for each series of offered certificates will be entitled to execute any of its trusts or powers and perform any of its duties under the related Governing Document, either directly or by or through agents or attorneys.  However, the trustee will remain responsible for the acts and omissions of any such agent or attorney acting within the scope of its employment to the same extent as it is responsible for its own acts and omissions under the related Governing Document.

In addition, for purposes of meeting the legal requirements of some local jurisdictions, the trustee will have the power to appoint a co-trustee or separate trustee of all or any part of the trust assets.  All rights, powers, duties and obligations conferred or imposed upon the trustee will be conferred or imposed upon the trustee and the separate trustee or co-trustee jointly, or in any jurisdiction in which the trustee is incompetent or unqualified to perform some acts, singly upon the separate trustee or co-trustee will exercise and perform its rights, powers, duties and obligations solely at the direction of the trustee.

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Rights, Protections, Indemnities and Immunities of the Trustee

As and to the extent described in the related prospectus supplement, the fees and normal disbursements of the trustee for any series of offered certificates may be the expense of the related master servicer or other specified person or may be required to be paid out of the related trust assets.

The trustee for each series of offered certificates and each of its directors, officers, employees, affiliates, agents and control persons will be entitled to indemnification, out of related trust assets, for any loss, liability or expense incurred by that trustee or any of those other persons in connection with that trustee’s acceptance or administration of its trusts under the related Governing Document.  However, the indemnification of a trustee will not extend to any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence on the part of the trustee in the performance of its obligations and duties under the related Governing Document.

No trustee for any series of offered certificates will be liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized, or within the discretion or rights or powers conferred on it, by the related Governing Document.  Furthermore, no trustee for any series of offered certificates will be liable for an error in judgment, unless the trustee was negligent in ascertaining the pertinent facts.

The trustee for a series of offered certificates may rely upon and will be protected in acting or refraining from acting upon any resolution, officer’s certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document reasonably believed by it to be genuine and to have been signed or presented by the proper party or parties.  In addition, the trustee for a series of offered certificates may consult with counsel and the written advice of such counsel or any opinion of counsel will be full and complete authorization and protection in respect of any action taken or suffered or omitted by it under the related Governing Document in good faith and in accordance therewith.

No trustee for any series of offered certificates will be under any obligation to exercise any of the trusts or powers vested in it by the related Governing Document, or to make any investigation of matters arising under that Governing Document or to institute, conduct or defend any litigation under or in relation to that Governing Document, at the request, order or direction of any of the certificateholders of that series, pursuant to the provisions of that Governing Document, unless those certificateholders have offered the trustee reasonable security or indemnity against the costs, expenses and liabilities that may be incurred as a result.

No trustee for any series of offered certificates will be required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties under the related Governing Document, or in the exercise of any of its rights or powers, if it has reasonable grounds for believing that repayment of those funds or adequate indemnity against that risk or liability is not reasonably assured to it.

The protections, immunities and indemnities afforded to the trustee for one of our trusts will also be available to it in its capacity as, and to any other person or entity appointed by it to act as, authenticating agent, certificate registrar, tax administrator, certificate administrator and custodian for that trust.

Resignation and Removal of the Trustee

The trustee for any series of offered certificates may resign at any time by giving written notice thereof to, among others, us.  Upon receiving that notice, we or the related master servicer or manager, as applicable, will be obligated to appoint a successor to a resigning trustee.  If no successor trustee has been appointed and has accepted appointment within a specified period after the giving of that notice of resignation, the resigning trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

In general, if, among other things—

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●	the trustee ceases to be eligible to act in that capacity under the related Governing Document and fails to resign after we or the master servicer make a written request for the trustee to resign, or

●
the trustee becomes incapable of acting in that capacity under the related Governing Document, or is adjudged bankrupt or insolvent, or a receiver of the trustee or of its property is appointed, or any public officer takes charge or control of the trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then (unless otherwise specified in the related prospectus supplement) we may remove the trustee and appoint a successor trustee.

In addition, unless we indicate otherwise in the related prospectus supplement, the holders of the offered and non-offered certificates of a subject series of certificates evidencing more than 50%—or any other percentage specified in the related prospectus supplement—of the voting rights for that series may at any time remove the trustee and appoint a successor trustee.

In the event that the trustee for any series of offered certificates is terminated or removed, all of its rights and obligations under the related Governing Document and in and to the related trust assets will be terminated, other than any rights or obligations that accrued prior to the date of such termination or removal, including the right to receive all fees, expenses, advances, interest on advances and other amounts accrued or owing to it under the Governing Document with respect to periods prior to the date of such termination or removal, and no termination without cause will be effective until the payment of those amounts to the outgoing trustee.  Any resignation or removal of a trustee and appointment of a successor trustee will not become effective until acceptance of appointment by the successor trustee.  The Governing Document will generally provide that the predecessor trustee is required to deliver to the successor trustee for any series of offered certificates all documents related to the mortgage assets held by it or its agent and statements held by it under the related Governing Document.

Unless otherwise specified in the related prospectus supplement, the Governing Document will also generally provide that if a trustee thereunder resigns or is terminated or removed, then any and all costs and expenses associated with transferring the duties of that trustee to a successor trustee, including those associated with the transfer of mortgage files and other documents and statements held by the predecessor trustee to the successor trustee, are to be paid:  (a) by the predecessor trustee, if such predecessor trustee has resigned or been removed with cause, including by us as described in the third preceding paragraph; (b) by the certificateholders that effected the removal, if the predecessor trustee has been removed without cause by certificateholders of the subject series as described in the second preceding paragraph; and (c) out of the related trust assets, if such costs and expenses are not paid by the predecessor trustee or the subject certificateholders, as contemplated by the immediately preceding clauses (a) and (b), within a specified period after they are incurred (except that such predecessor trustee or such subject certificateholders, as applicable, will remain liable to the related trust for those costs and expenses).

DESCRIPTION OF THE CERTIFICATES

General

Each series of offered certificates, together with any non-offered certificates of the same series, will represent the entire beneficial ownership interest in a trust created at our direction.  Each series of offered certificates will consist of one or more classes.  Any non-offered certificates of that series will likewise consist of one or more classes.

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A series of certificates consists of all those certificates that—

●	have the same series designation;

●	were issued under the same Governing Document; and

●	represent beneficial ownership interests in the same trust.

A class of certificates consists of all those certificates of a particular series that—

●	have the same class designation; and

●	have the same payment terms.

The respective classes of offered and non-offered certificates of any series may have a variety of payment terms.  An offered certificate may entitle the holder to receive:

●	a stated principal amount, which will be represented by its principal balance, if any;

●
interest on a principal balance or notional amount, at a fixed, floating, adjustable or variable pass-through rate, which pass-through rate may change as of a specified date or upon the occurrence of specified events as described in the related prospectus supplement;

●	specified, fixed or variable portions of the interest, principal or other amounts received on the related mortgage assets;

●	payments of principal, with disproportionate, nominal or no payments of interest;

●	payments of interest, with disproportionate, nominal or no payments of principal;

●
payments of interest on a deferred or partially deferred basis, which deferred interest may be added to the principal balance, if any, of the subject class of offered certificates or which deferred interest may or may not itself accrue interest, all as set forth in the related prospectus supplement;

●
payments of interest or principal that commence only as of a specified date or only after the occurrence of specified events, such as the payment in full of the interest and principal outstanding on one or more other classes of certificates of the same series;

●	payments of interest or principal that are, in whole or in part, calculated based on or payable specifically or primarily from payments or other collections on particular related mortgage assets;

●	payments of principal to be made, from time to time or for designated periods, at a rate that is—

1.	faster and, in some cases, substantially faster, or

2.	slower and, in some cases, substantially slower,

than the rate at which payments or other collections of principal are received on the related mortgage assets;

●	payments of principal to be made, subject to available funds, based on a specified principal payment schedule or other methodology;

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●
payments of principal that may be accelerated or slowed in response to a change in the rate of principal payments on the related mortgage assets in order to protect the subject class of offered certificates or, alternatively, to protect one or more other classes of certificates of the same series from prepayment and/or extension risk;

●
payments of principal out of amounts other than payments or other collections of principal on the related mortgage assets, such as excess spread on the related mortgage assets or amounts otherwise payable as interest with respect to another class of certificates of the same series, which other class of certificates provides for the deferral of interest payments thereon;

●	payments of residual amounts remaining after required payments have been made with respect to other classes of certificates of the same series; or

●	payments of all or part of the prepayment or repayment premiums, fees and charges, equity participation payments or other specified items or amounts received on the related mortgage assets.

Any class of offered certificates may be senior or subordinate to or pari passu with one or more other classes of certificates of the same series, including a non-offered class of certificates of that series, for purposes of some or all payments and/or allocations of losses or other shortfalls.

A class of offered certificates may have two or more component parts, each having characteristics that are described in this prospectus as being attributable to separate and distinct classes.  For example, a class of offered certificates may have a total principal balance on which it accrues interest at a fixed, floating, adjustable or variable rate.  That class of offered certificates may also accrue interest on a total notional amount at a different fixed, floating, adjustable or variable rate.  In addition, a class of offered certificates may accrue interest on one portion of its total principal balance or notional amount at one fixed, floating, adjustable or variable rate and on another portion of its total principal balance or notional amount at a different fixed, floating, adjustable or variable rate.  Furthermore, a class of offered certificates may be senior to another class of certificates of the same series in some respects, such as receiving payments out of payments and other collections on particular related mortgage assets, but subordinate in other respects, such as receiving payments out of the payments and other collections on different related mortgage assets.

Each class of offered certificates will be issued in minimum denominations corresponding to specified principal balances, notional amounts or percentage interests, as described in the related prospectus supplement.  A class of offered certificates may be issued in fully registered, definitive form and evidenced by physical certificates or may be issued in book-entry form through the facilities of The Depository Trust Company.  Offered certificates held in fully registered, definitive form may be transferred or exchanged, subject to any restrictions on transfer described in the related prospectus supplement, at the location specified in the related prospectus supplement, without the payment of any service charges, except for any tax or other governmental charge payable in connection with the transfer or exchange.  Interests in offered certificates held in book-entry form will be transferred on the book-entry records of DTC and its participating organizations.  If we so specify in the related prospectus supplement, we will arrange for clearance and settlement through Clearstream Banking, société anonyme or the Euroclear System, for so long as they are participants in DTC.

Investor Requirements and Transfer Restrictions

A Governing Document may impose minimum standards, restrictions or suitability requirements regarding potential investors in purchasing the subject offered certificates and/or restrictions on ownership or transfer of the subject offered certificates.  If so, we will discuss any such standards, restrictions and/or requirements in the related prospectus supplement if and to the extent that we do not already do so in this prospectus.

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Payments on the Certificates

General.  Payments on a series of offered certificates may occur monthly, bi-monthly, quarterly, semi-annually, annually or at any other specified interval.  Payments and other collections on or with respect to the related mortgage assets will be the primary source of funds payable on a series of offered certificates.  In the prospectus supplement for each series of offered certificates, we will identify:

●	the frequency of distributions on, and the periodic distribution date for, that series,

●
the relevant collection period, which may vary from mortgage asset to mortgage asset, for payments and other collections on or with respect to the related mortgage assets that are payable on that series on any particular distribution date; and

●	the record date as of which certificateholders entitled to payments on any particular distribution date will be established.

All payments with respect to a class of offered certificates on any distribution date will be allocated pro rata among the outstanding certificates of that class in proportion to the respective principal balances, notional amounts or percentage interests, as the case may be, of those certificates.  Payments on an offered certificate will be made to the holder entitled thereto either—

●
by wire transfer of immediately available funds to the account of that holder at a bank or similar entity, provided that the holder has furnished the party making the payments with wiring instructions no later than the applicable record date or, in most cases, a specified number of days—generally not more than five—prior to that date, and has satisfied any other conditions specified in the related prospectus supplement, or

●	by check mailed to the address of that holder as it appears in the certificate register, in all other cases.

In general, the final payment on any offered certificate will be made only upon presentation and surrender of that certificate at the location specified to the holder in notice of final payment.

In connection with the offering and issuance of each series of offered certificates, we will include the following information in the related prospectus supplement:

●
the flow of funds for the transaction, including the payment allocations, rights and distribution priorities among all classes of the subject offered certificates, and within each class of those offered certificates, with respect to cash flows;

●
any specified changes to the transaction structure that would be triggered upon a default or event of default on the related trust assets or the failure to make any required payment on any class of certificates of the subject series, such as a change in distribution priority among classes;

●
any credit enhancement or other support and any other structural features designed to enhance credit, facilitate the timely payment of monies due on the mortgage assets or owing to certificateholders, adjust the rate of return on those offered certificates, or preserve monies that will or might be distributed to certificateholders;

●
how cash held pending distribution or other uses is held and invested, the length of time cash will be held pending distributions to certificateholders, the identity of the party or parties with access to cash balances and the authority to invest cash balances, the identity of the party or parties

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making decisions regarding the deposit, transfer or disbursement of mortgage asset cash flows and whether there will be any independent verification of the transaction accounts or account activity; and

●	an itemized list (in tabular format) of fees and expenses to be paid or payable out of the cash flows from the related mortgage assets.

In the flow of funds discussion in any prospectus supplement, we  will provide information regarding any directing of cash flows from the trust assets – such as to reserve accounts, cash collateral accounts or expenses – and the purpose and operation of those requirements.

Payments of Interest.  In the case of each class of interest-bearing offered certificates, interest will accrue from time to time, at the applicable pass-through rate and in accordance with the applicable interest accrual method, on the total outstanding principal balance or notional amount of that class.  However, in some cases, the interest payable with respect to a class of interest-bearing offered certificates will equal a specified percentage or other specified portion, calculated as described in the related prospectus supplement, of the interest accrued or payable, as applicable, on some or all of the related mortgage assets or on one or more particular related mortgage assets.

The pass-through rate for a class of interest-bearing offered certificates may be fixed, floating, adjustable or variable.  For example, the pass-through rate for a class of interest-bearing offered certificates may be:

●	a specified fixed rate;

●	a rate based on the interest rate for a particular related mortgage asset;

●
a rate based on a weighted average of the interest rates for some or all of the related mortgage assets, except that for purposes of calculating that weighted average rate any or all of the underlying rates may first be subject to a cap or floor or be increased or decreased by a specified spread or percentage or by a spread or percentage calculated based on a specified formula, with any such underlying rate adjustments permitted to vary from mortgage asset to mortgage asset or, in the case of any particular mortgage asset, from one accrual or payment period to another;

●
a rate that resets periodically based upon, and that varies either directly or indirectly with, the value from time to time of a designated objective index, such as the London interbank offered rate, a particular prime lending rate, a particular Treasury rate, the average cost of funds of one or more financial institutions or other similar index rate, as determined from time to time as set forth in the related prospectus supplement;

●
a rate that is equal to the product of (a) a rate described in any of the foregoing bullets in this sentence, multiplied by (b) a specified percentage or a percentage calculated based on a specified formula, which specified percentage or specified formula may vary from one accrual or payment period to another;

●
a rate that is equal to (a) a rate described in any of the foregoing bullets in this sentence, increased or decreased by (b) a specified spread or a spread calculated based on a specified formula, which specified spread or specified formula may vary from one accrual or payment period to another;

●
a floating, adjustable or otherwise variable rate that is described in any of the foregoing bullets in this sentence, except that it is limited by (a) a cap or ceiling that establishes either a maximum rate or a maximum number of basis points by which the rate may increase from one accrual or payment period to another or over the life of the subject offered certificates or (b) a floor that

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establishes either a minimum rate or a maximum number of basis points by which the rate may decrease from one accrual or payment period to another or over the life of the subject offered certificates;

●
a rate that is described in any of the foregoing bullets in this sentence, except that it is subject to a limit on the amount of interest to be paid on the subject offered certificates in any accrual or payment period that is based on the total amount available for distribution;

●
the highest, lowest or average of any two or more of the rates described in the foregoing bullets in this sentence, or the differential between any two of the rates described in the foregoing bullets in this sentence; or

●
a rate that is based on (a) one fixed rate during one or more accrual or payment periods and a different fixed rate or rates, or any other rate or rates described in any of the foregoing bullets in this sentence, during other accrual or payment periods or (b) a floating, adjustable or otherwise variable rate described in any of the foregoing bullets in this sentence, during one or more accrual or payment periods and a fixed rate or rates, or a different floating, adjustable or otherwise variable rate or rates described in any of the foregoing bullets in this sentence, during other accrual or payment periods.

We will specify in the related prospectus supplement the pass-through rate for each class of interest-bearing offered certificates or, in the case of a floating, adjustable or variable pass-through rate, the method for determining that pass-through rate and how frequently it will be determined.  If the rate to be paid with respect to any class of offered certificates can be a combination of two or more rates, we will provide information in the related prospectus supplement regarding each of those rates and when it applies.

Interest may accrue with respect to any offered certificate on the basis of:

●	a 360-day year consisting of 12 30-day months,

●	the actual number of days elapsed during each relevant period in a year assumed to consist of 360 days,

●	the actual number of days elapsed during each relevant period in a normal calendar year, or

●	any other method identified in the related prospectus supplement.

We will identify the interest accrual method for each class of offered certificates in the related prospectus supplement.

Subject to available funds and any adjustments to interest entitlements described in the related prospectus supplement, accrued interest with respect to each class of interest-bearing offered certificates will normally be payable on each distribution date.  However, in the case of some classes of interest-bearing offered certificates, payments of accrued interest will only begin on a particular distribution date or under the circumstances described in the related prospectus supplement.  Prior to that time, the amount of accrued interest otherwise payable on that class will be added to its total principal balance on each date or otherwise deferred as described in the related prospectus supplement.

If a class of offered certificates accrues interest on a total notional amount, that total notional amount, in general, will be either:

●	based on the principal balances of some or all of the related mortgage assets; or

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●	equal to the total principal balances of one or more other classes of certificates of the same series.

Reference to the notional amount of any certificate is solely for convenience in making calculations of interest and does not represent the right to receive any payments of principal.

We will describe in the related prospectus supplement the extent to which the amount of accrued interest that is payable on, or that may be added to the total principal balance of, a class of interest-bearing offered certificates may be reduced as a result of any contingencies, including shortfalls in interest collections due to prepayments, delinquencies, losses and deferred interest on the related mortgage assets.

Payments of Principal.  An offered certificate may or may not have a principal balance.  If it does, that principal balance outstanding from time to time will represent the maximum amount that the holder of that certificate will be entitled to receive as principal out of the future cash flow on the related mortgage assets and the other related trust assets.

The total outstanding principal balance of any class of offered certificates will be reduced by—

●	payments of principal actually made to the holders of that class, and

●	if and to the extent that we so specify in the related prospectus supplement, losses of principal on the related mortgage assets that are allocated to or are required to be borne by that class.

A class of interest-bearing offered certificates may provide that payments of accrued interest will only begin on a particular distribution date or under the circumstances described in the related prospectus supplement.  If so, the total outstanding principal balance of that class may be increased by the amount of any interest accrued, but not currently payable, on that class.

We will describe in the related prospectus supplement any other adjustments to the total outstanding principal balance of a class of offered certificates.

We will specify the expected initial total principal balance of each class of offered certificates in the related prospectus supplement.  Unless we so state in the related prospectus supplement, the initial total principal balance of a series of certificates will not be greater than the total outstanding principal balance of the related mortgage assets transferred by us to the related trust.  If applicable, we will express, as a percentage, in the related prospectus supplement, the extent to which the initial total principal balance of a series of certificates is greater than or less than the total outstanding principal balance of the related mortgage assets that we transfer to the related trust.

The payments of principal to be made on a series of offered certificates from time to time will, in general, be a function of the payments, other collections and advances of principal received or made with respect to the related mortgage assets.  Payments of principal on a series of offered certificates may also be made from the following sources:

●	amounts attributable to interest accrued but not currently payable on one or more other classes of certificates of the applicable series;

●	interest received or advanced on the underlying mortgage assets that is in excess of the interest currently accrued on the certificates of the applicable series;

●	prepayment premiums, fees and charges, payments from equity participations or any other amounts received on the underlying mortgage assets that do not constitute interest or principal; or

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●	any other amounts described in the related prospectus supplement.

We will describe in the related prospectus supplement the principal entitlement of each class of offered certificates on each distribution date, including any principal distribution schedules and formulas for calculating principal distributions from cash flows on the trust assets.  Payment priorities among, principal distribution schedules for and formulas for calculating principal distributions from cash flows on the related trust assets with respect to various classes of certificates of any particular series may be affected by and/or subject to change based upon defaults and/or losses with respect to the related trust assets or one or more particular trust assets and/or liquidation, amortization, performance or similar triggers or events with respect to the related trust assets or one or more particular trust assets.  We will identify in the related prospectus supplement the rights of certificateholders and changes to the transaction structure or flow of funds in response to the events or triggers described in the preceding sentence.

The offered certificates will not have maturity dates in a traditional sense, and it will not be an event of default if a class of offered certificates is not paid in full by a specified date.  However, if the offered certificates of any particular class or series are not paid in full by a specified date, then,  as and to the extent described in the related prospectus supplement, the applicable Governing Document may provide for a liquidation of a sufficient amount of related mortgage assets to retire that class or series.

Allocation of Losses and Shortfalls

If and to the extent that any losses or shortfalls in collections on the mortgage assets in any of our trusts are not covered or offset by delinquency advances or draws on any reserve fund or under any instrument of credit support, they will be allocated among the various classes of certificates of the related series in the priority and manner, and subject to the limitations, specified in the related prospectus supplement.  As described in the related prospectus supplement, the allocations may be effected as follows:

●	by reducing the entitlements to interest and/or the total principal balances of one or more of those classes; and/or

●	by establishing a priority of payments among those classes.

Different types of losses and shortfalls, or losses and/or shortfalls with respect to different mortgage assets, may be allocated differently among the various classes of certificates of the related series.

See “Description of Credit Support.”

Incorporation of Certain Documents by Reference; Reports Filed with the SEC

All documents filed by us with the SEC with respect to a trust and relating to a series of offered certificates, after the date of this prospectus and before the end of the related offering, pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, are deemed incorporated by reference into this prospectus and are a part of this prospectus from the date of their filing.  Information contained in a document subsequently filed and incorporated or deemed incorporated by reference in this prospectus will modify or supersede different information contained in this prospectus—or in the related prospectus supplement—or in any other previously filed document that also is incorporated by reference in this prospectus.  Any statement so modified or superseded shall not, except as so modified or superseded, constitute a part of this prospectus.

We or another transaction party on behalf of the trust for a series of offered certificates will file the reports required under the Securities Act and under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, including:

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●
Reports on Form 8-K (Current Report), following the issuance of the series of certificates of the related trust fund, including as Exhibits to the Form 8-K, various agreements or other documents specified in the related prospectus supplement, if applicable;

●
Reports on Form 8-K (Current Report), following the occurrence of events specified in Form 8-K requiring disclosure, which are required to be filed within the time-frame specified in Form 8-K related to the type of event;

●
Reports on Form 10-D (Asset-Backed Issuer Distribution Report), containing the distribution and pool performance information required on Form 10-D, which are required to be filed 15 days following each related distribution date; and

●
Report on Form 10-K (Annual Report), containing the items specified in Form 10-K with respect to a fiscal year and filing or furnishing, as appropriate, the required exhibits and the certification delivered pursuant to Section 302(a) of the Sarbanes-Oxley Act of 2002.

Unless specifically stated in the report, the reports and any information included in the report will neither be examined nor reported on by an independent public accountant.  Each of our trusts will have a separate file number assigned by the SEC, which will be comprised of a series number preceded by the Securities Act registration number set forth under “Available Information.” Reports filed with the SEC with respect to one of our trusts after the final prospectus supplement is filed will be available under that trust’s specific file number, which will be set forth in the final prospectus supplement related to the applicable series.

We anticipate that, with respect to each of our trusts, the annual reports on Form 10-K, the distribution reports on Form 10-D, the current reports on Form 8-K and amendments to those reports filed or furnished pursuant to section 13(a) or 15(d) of the Exchange Act will be made available on the website of the related trustee or the website of such other transaction party as may be identified in the prospectus supplement for the related series of offered certificates, as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC.  If this is the case, we will identify in the related prospectus supplement the address of that website.  If the foregoing reports will not be made available in this manner, then we will, in the related prospectus supplement, state whether an identified transaction party voluntarily will provide electronic or paper copies of the subject filings free of charge upon request.

We will, or will cause another transaction party to, provide to each person, including any beneficial owner, to whom this prospectus is delivered in connection with any offered certificates, free of charge upon written or oral request, a copy of any and all of the information that is incorporated by reference in this prospectus but not delivered with this prospectus.  Unless we state otherwise in the related prospectus supplement, requests for this information should be made to us at Citigroup Commercial Mortgage Securities Inc., 388 Greenwich Street, New York, New York 10013 (phone: 1-877-858-5407).

Reports to Certificateholders

On or about each distribution date, the related master servicer, manager or trustee or another specified party will forward, upon request, or otherwise make available, to each offered certificateholder a statement substantially in the form, or specifying the information, set forth in the related prospectus supplement.  In general, that statement will include information regarding—

●	the payments made on that distribution date with respect to the applicable class of offered certificates, and

●	the recent performance of the mortgage assets.

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Within a reasonable period of time after the end of each calendar year, upon request, the related master servicer, manager or trustee or another specified party, as the case may be, will be required to furnish to each person who at any time during the calendar year was a holder of an offered certificate a statement containing information regarding the principal, interest and other amounts paid on the applicable class of offered certificates, aggregated for—

●	that calendar year, or

●	the applicable portion of that calendar year during which the person was a certificateholder.

The obligation to provide that annual statement will be deemed to have been satisfied by the related master servicer, manager or trustee or another specified party, as the case may be, to the extent that substantially comparable information is provided in accordance with any requirements of the Internal Revenue Code.

If one of our trusts includes mortgage-backed securities, the ability of the related master servicer, manager or trustee or another specified party, as the case may be, to include in any distribution date statement information regarding the mortgage loans that back those securities will depend on comparable reports being received with respect to them.

Except as described in the related prospectus supplement, neither the master servicer nor any other party to a Governing Document will be required to provide certificateholders, or a trustee on their behalf, periodic evidence of the absence of a default under, or of compliance with the terms of, that Governing Document.

Voting Rights

Voting rights will be allocated among the respective classes of offered and non-offered certificates of each series in the manner described in the related prospectus supplement.  Certificateholders will generally not have a right to vote, except—

●	with respect to certain amendments to the related Governing Document as described under “Description of the Governing Documents—Amendment,” or

●	as otherwise specified in this prospectus or in the related prospectus supplement.

As and to the extent described in the related prospectus supplement, the certificateholders entitled to a  specified amount of the voting rights for a particular series will have the right to act as a group to remove or replace the related trustee, master servicer, special servicer or manager.  In general, that removal or replacement must be for cause.  We will identify exceptions in the related prospectus supplement.

Termination and Redemption

The trust for each series of offered certificates will terminate and cease to exist following:

●	the final payment or other liquidation of the last mortgage asset in that trust; and

●
the payment, or provision for payment (i) to the certificateholders of that series of all amounts required to be paid to them and (ii) to the respective parties to the Governing Document and the members, managers, officers, directors, employees and/or agents of each of them of all amounts which may have become due and owing to any of them under the Governing Document.

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Written notice of termination of a trust will be given to each affected certificateholder.  The final payment will be made only upon presentation and surrender of the certificates of the related series at the location to be specified in the notice of termination.

If we so specify in the related prospectus supplement, one or more designated parties will be entitled to purchase all of the mortgage assets underlying a series of offered certificates, thereby effecting early retirement of the certificates and early termination of the related trust.  We will describe in the related prospectus supplement which parties may exercise that purchase option, the circumstances under which those parties may exercise that purchase option and the price or the formula for determining the price.

Further, if so specified in the related prospectus supplement, but subject to the conditions specified in that prospectus supplement, following the date on which the total principal balances of the offered certificates are reduced to zero, all or substantially all of the remaining certificateholders (which may exclude any holders of a class of certificates evidencing a residual interest in a REMIC or other specified class of non-offered certificates) of a given series of certificates, acting together, may exchange all of those certificates for all of the mortgage loans, REO properties and mortgage-backed securities remaining in the mortgage pool underlying those certificates, thereby effecting the early termination of the related trust.  Upon receipt by the related trustee of all amounts due and owing in connection with such exchange, the trustee will transfer or cause to be transferred to a designee of all of the remaining certificateholders all of the remaining mortgage assets.

In addition, if we so specify in the related prospectus supplement, on a specified date or upon the reduction of the total principal balance of a specified class or classes of certificates by a specified percentage or amount, a party designated in the related prospectus supplement may be authorized or required to purchase, or to solicit bids for the purchase of, all the mortgage assets of the related trust or of a sufficient portion of the mortgage assets to retire that class or those classes of certificates.  The solicitation of bids must be conducted in a commercially reasonable manner, and assets will, in general, be sold at their fair market value.  If the price at which the mortgage assets are sold is less than their unpaid balance, plus accrued interest, then the holders of one or more classes of certificates may receive an amount less than the total principal balance of, and accrued and unpaid interest on, their certificates.

The title for any class of offered certificates with an optional redemption or termination feature that may be exercised when 25% or more of the original principal balance of the related mortgage asset pool – or, in the case of a master trust, of the particular series in which the class was issued – is still outstanding, will include the word “callable.”

Book-Entry Registration

General.  Any class of offered certificates may be issued in book-entry form through the facilities of DTC.  If so, that class will be represented by one or more global certificates registered in the name of DTC or its nominee.  If we so specify in the related prospectus supplement, we will arrange for clearance and settlement through the Euroclear System or Clearstream Banking, société anonyme, for so long as they are participants in DTC.

DTC, Euroclear and Clearstream.  DTC is:

●	a limited-purpose trust company organized under the New York Banking Law,

●	a “banking corporation” within the meaning of the New York Banking Law,

●	a member of the Federal Reserve System,

●	a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and

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●	a “clearing agency” registered under the provisions of Section 17A of the Exchange Act.

DTC was created to hold securities for participants in the DTC system and to facilitate the clearance and settlement of securities transactions between those participants through electronic computerized book-entry changes in their accounts, thereby eliminating the need for physical movement of securities certificates. Organizations  that maintain accounts with DTC include securities brokers and dealers, banks, trust companies and clearing corporations and may include other organizations.  DTC is owned by a number of its participating organizations and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc.  Access to the DTC system is also available to others such as banks, brokers, dealers and trust companies that directly or indirectly clear through or maintain a custodial relationship with one of the organizations that maintains an account with DTC.  The rules applicable to DTC and its participating organizations are on file with the SEC.

It is our understanding that Clearstream holds securities for its member organizations and facilitates the clearance and settlement of securities transactions between its member organizations through electronic book-entry changes in accounts of those organizations, thereby eliminating the need for physical movement of certificates.  Transactions may be settled in Clearstream in a variety of currencies, including United States dollars.  Clearstream provides to its member organizations, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing.  Clearstream interfaces with domestic securities markets in numerous countries through established depository and custodial relationships.  Clearstream is registered as a bank in Luxembourg.  It is subject to regulation by the Commission de Surveillance du Secteur Financier, which supervises Luxembourg banks.  Clearstream’s customers are world-wide financial institutions including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations.  Clearstream’s U.S. customers are limited to securities brokers and dealers, and banks.  Indirect access to Clearstream is available to other institutions that clear through or maintain a custodial relationship with an account holder of Clearstream.  Clearstream and Euroclear have established an electronic bridge between their two systems across which their respective participants may settle trades with each other.

It is our understanding that Euroclear holds securities for its member organizations and facilitates the clearance and settlement of securities transactions between its member organizations through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash.  Transactions may be settled in Euroclear in a variety of currencies, including United States dollars.  Euroclear provides various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described below in this “—Book-Entry Registration” section.  Euroclear is operated by Euroclear Bank S.A./N.V., as Euroclear Operator, under a license agreement with Euroclear Clearance System Public Limited Company.  All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not ECSPLC.  ECSPLC establishes policy for the Euroclear system on behalf of  member organizations of Euroclear.  Those member organizations include banks, including central banks, securities brokers and dealers and other professional financial intermediaries.  Indirect access to the Euroclear system is also available to other firms that clear through or maintain a custodial relationship with a member organization of Euroclear, either directly or indirectly.  Euroclear and Clearstream have established an electronic bridge between their two systems across which their respective participants may settle trades with each other.

Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Euroclear Terms and Conditions.  The Euroclear Terms and Conditions govern transfers of securities and cash within the Euroclear system, withdrawal of securities and cash from the Euroclear system, and receipts of payments with respect to securities in the Euroclear system.  All securities in the Euroclear system are held on a fungible basis without attribution of specific securities to specific securities clearance accounts.  The Euroclear Operator acts under the Euroclear Terms and Conditions only on behalf of member organizations of Euroclear and has no record of or relationship with persons holding through those member organizations.

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The information in this prospectus concerning DTC, Euroclear and Clearstream, and their book-entry systems, has been obtained from sources believed to be reliable, but we do not take any responsibility for the accuracy or completeness of that information.

Holding and Transferring Book-Entry Certificates.  Purchases of book-entry certificates under the DTC system must be made by or through, and will be recorded on the records of, the Financial Intermediary that maintains the beneficial owner’s account for that purpose.  In turn, the Financial Intermediary’s ownership of those certificates will be recorded on the records of DTC or, alternatively, if the Financial Intermediary does not maintain an account with DTC, on the records of a participating firm that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC.  A beneficial owner of book-entry certificates must rely on the foregoing procedures to evidence its beneficial ownership of those certificates.  DTC has no knowledge of the actual beneficial owners of the book-entry certificates.  DTC’s records reflect only the identity of the direct participants to whose accounts those certificates are credited, which may or may not be the actual beneficial owners.  The participants in the DTC system will remain responsible for keeping account of their holdings on behalf of their customers.

Transfers between participants in the DTC system will be effected in the ordinary manner in accordance with DTC’s rules and will be settled in same-day funds.  Transfers between direct account holders at Euroclear and Clearstream, or between persons or entities participating indirectly in Euroclear or Clearstream, will be effected in the ordinary manner in accordance with their respective procedures and in accordance with DTC’s rules.

Cross-market transfers between direct participants in DTC, on the one hand, and member organizations at Euroclear or Clearstream, on the other, will be effected through DTC in accordance with DTC’s rules and the rules of Euroclear or Clearstream, as applicable.  These cross-market transactions will require, among other things, delivery of instructions by the applicable member organization to Euroclear or Clearstream, as the case may be, in accordance with the rules and procedures and within deadlines, Brussels time, established in Euroclear or Clearstream, as the case may be.  If the transaction complies with all relevant requirements, Euroclear or Clearstream, as the case may be, will then deliver instructions to its depositary to take action to effect final settlement on its behalf.

Because of time-zone differences, the securities account of a member organization of Euroclear or Clearstream purchasing an interest in a global certificate from a DTC participant that is not a member organization, will be credited during the securities settlement processing day, which must be a business day for Euroclear or Clearstream, as the case may be, immediately following the DTC settlement date.  Transactions in interests in a book-entry certificate settled during any securities settlement processing day will be reported to the relevant member organization of Euroclear or Clearstream on the same day.  Cash received in Euroclear or Clearstream as a result of sales of interests in a book-entry certificate by or through a member organization of Euroclear or Clearstream, as the case may be, to a DTC participant that is not a member organization will be received with value on the DTC settlement date, but will not be available in the relevant Euroclear or Clearstream cash account until the business day following settlement in DTC.  The related prospectus supplement will contain additional information regarding clearance and settlement procedures for the book-entry certificates and with respect to tax documentation procedures relating to the book-entry certificates.

Conveyance of notices and other communications by DTC to DTC participants, and by DTC participants to Financial Intermediaries and beneficial owners, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

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Payments on the book-entry certificates will be made to DTC.  DTC’s practice is to credit DTC participants’ accounts on the related distribution date in accordance with their respective holdings shown on DTC’s records, unless DTC has reason to believe that it will not receive payment on that date.  Disbursement of those payments by DTC participants to Financial Intermediaries and beneficial owners will be—

●	governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in street name, and

●	the sole responsibility of each of those DTC participants, subject to any statutory or regulatory requirements in effect from time to time.

Under a book-entry system, beneficial owners may receive payments after the related distribution date.

The only “certificateholder” of book-entry certificates will be DTC or its nominee.  Parties to the governing documents for any series of offered certificates need not recognize beneficial owners of book-entry certificates as “certificateholders.”  The beneficial owners of book-entry certificates will be permitted to exercise the rights of “certificateholders” only indirectly through the DTC participants, who in turn will exercise their rights through DTC.  We have been informed that DTC will take action permitted to be taken by a “certificateholder” only at the direction of one or more DTC participants.  DTC may take conflicting actions with respect to the book-entry certificates to the extent that those actions are taken on behalf of Financial Intermediaries whose holdings include those certificates.

Because DTC can act only on behalf of DTC participants, who in turn act on behalf of Financial Intermediaries and beneficial owners of the applicable book-entry securities, the ability of a beneficial owner to pledge its interest in a class of book-entry certificates to persons or entities that do not participate in the DTC system, or otherwise to take actions with respect to its interest in a class of book-entry certificates, may be limited due to the lack of a physical certificate evidencing that interest.

Issuance of Definitive Certificates.  Unless we specify otherwise in the related prospectus supplement, beneficial owners of affected offered certificates initially issued in book-entry form will not be able to obtain physical certificates that represent those offered certificates, unless:

●
we advise the related trustee or other related certificate registrar in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to those offered certificates and we are unable to locate a qualified successor; or

●
we notify DTC of our intent to terminate the book-entry system through DTC with respect to those offered certificates and, in the event applicable law and/or DTC’s procedures require that the DTC participants holding beneficial interests in those offered certificates submit a withdrawal request to DTC in order to so terminate the book-entry system, we additionally notify those DTC participants and they submit a withdrawal request with respect to such termination.

Upon the occurrence of either of the two events described in the prior paragraph, the trustee or other designated party will be required to notify all DTC participants, through DTC, of the availability of physical certificates with respect to the affected offered certificates.  Upon surrender by DTC of the certificate or certificates representing a class of book-entry offered certificates, together with instructions for registration, the related trustee or other designated party will be required to issue to the beneficial owners identified in those instructions physical certificates representing those offered certificates.

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Exchangeable Certificates

General. If specified in the related prospectus supplement, a series of certificates may include one or more classes of certificates that are “exchangeable certificates.”  In any of these series, the holders of one or more of the classes of exchangeable certificates will be entitled, after notice and payment to the trustee, the paying agent or another person performing similar functions of an administrative fee, to exchange all or a portion of their exchangeable certificates for proportionate interests in one or more specified classes of related exchangeable certificates.  Similarly, in any of these series, the holders of one or more classes of exchangeable certificates will be entitled, after notice and payment to the trustee, the paying agent or another person performing similar functions of an administrative fee, to exchange all or a portion of their exchangeable certificates for proportionate interests in one or more specified other classes of exchangeable certificates or for proportionate interests in the related exchangeable certificates that were originally exchanged.

If a series includes classes of exchangeable certificates, all of those classes of exchangeable certificates will be listed and described in the related prospectus supplement.  The classes of exchangeable certificates that are exchangeable for one another will be referred to in the related prospectus supplement as “related” to each other, and each related grouping of exchangeable certificates that may be exchanged together will be referred to as a “combination.”  The class or classes of certificates that are “exchangeable certificates” will be identified as such in the related prospectus supplement.  Each exchangeable certificate that is received in an exchange will represent both (i) the right to receive some or all of the cashflow otherwise payable to the related combination of exchangeable certificates surrendered in such exchange, and (ii) the right to exercise all rights of the class or classes of related combination of exchangeable certificates surrendered in such exchange.  At any time after their initial issuance, the class or classes of exchangeable certificates may be exchanged for a proportionate interest in the related class or classes of other exchangeable certificates.  In some cases, as and to the extent specified in the related prospectus supplement, multiple classes of exchangeable certificates may be exchanged for one or more classes of related exchangeable certificates.  Exchangeable certificates received in an exchange or obtained in the initial issuance may subsequently be exchanged for proportionate interests in other exchangeable certificates as set forth in the related prospectus supplement.  This process may be repeated from time to time.

The descriptions in the related prospectus supplement of the certificates of a series that apply to exchangeable certificates, including descriptions of principal and interest distributions, registration and denomination of certificates, credit enhancement, yield and prepayment considerations and tax, ERISA and legal investment considerations, will also apply to each related class of exchangeable certificates.  The related prospectus supplement will separately describe the yield and prepayment considerations applicable to, and the risks of investment in, each class of exchangeable certificates.  For example, separate decrement tables and yield tables, if applicable, will be included for each class of exchangeable certificates.

Exchanges. If a holder elects to exchange its exchangeable certificates for other related exchangeable certificates, the following three conditions must be satisfied:

●
the aggregate principal balance of the exchangeable certificates received in the exchange, immediately after the exchange, must equal the aggregate principal balance, immediately prior to the exchange, of the related exchangeable certificates surrendered in such exchange (for purposes of this condition, an interest-only class will have a principal balance of zero);

●
the aggregate amount of interest payable on any distribution date with respect to the exchangeable certificates received in the exchange must equal the aggregate amount of interest payable on such distribution date with respect to the related exchangeable certificates surrendered in such exchange; and

●	the class or classes of exchangeable certificates must be exchanged in the proportions, if any, described in the related prospectus supplement.

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There are different types of combinations of exchangeable certificates that can exist.  Any individual series of certificates may have multiple types of combinations.  Some examples of combinations of exchangeable certificates that differ in their interest characteristics include:

●
A class of exchangeable certificates with a floating interest rate and a class of exchangeable certificates with an inverse floating interest rate may be exchangeable, together, for a class of exchangeable certificates with a fixed interest rate.  In this case, the classes of surrendered exchangeable certificates with interest rates that vary with an index would produce, in the aggregate, an annual interest amount equal to that generated by the exchangeable class received in the exchange with a fixed interest rate.  In addition, the aggregate principal balance of the two surrendered exchangeable classes with interest rates that vary with an index would equal the principal balance of the exchangeable class received in the exchange with the fixed interest rate.

●
An interest-only class and a principal-only class of exchangeable certificates may be exchangeable, together, for a class of exchangeable certificates that is entitled to both principal and interest payments.  The principal balance of the principal and interest class of exchangeable certificates received in the exchange would be equal to the principal balance of the surrendered exchangeable principal-only class, and the interest rate on the exchangeable principal and interest class received in the exchange would be a fixed rate that, when applied to the principal balance of this class, would generate an annual interest amount equal to the annual interest amount of the surrendered exchangeable interest-only class in distributions that have identical amounts and identical timing.

●
Two or more classes of exchangeable principal and interest classes with different fixed interest rates may be exchangeable, together, for an exchangeable class that is entitled to both principal and interest payments, with a principal balance equal to the aggregate principal balance of the two or more classes of exchangeable certificates that are surrendered in the exchange, and a fixed interest rate that, when applied to the principal balance of the exchangeable class, would generate an annual interest amount equal to the aggregate amount of annual interest payable with respect to the two or more classes of exchangeable certificates that are surrendered in the exchange.

In some series of offered certificates, a holder may be able to exchange exchangeable certificates for related exchangeable certificates that have different principal payment characteristics.  Examples of these types of combinations include:

●
A class of exchangeable certificates that accretes all of its interest for a specified period, with the accreted amount added to the principal balance of the accreting class, and a class of exchangeable certificates that receives principal payments from these accretions may be exchangeable, together, for a single class of related exchangeable certificates that receives payments of interest continuously from the first distribution date on which it receives interest until it is retired.

●
A class of exchangeable certificates that is a planned principal class or targeted principal class, and a class of exchangeable certificates that only receives principal payments on a distribution date if scheduled payments have been made on the planned principal class or targeted principal class, as applicable, may be exchangeable, together, for a class of related exchangeable certificates that receives principal payments without regard to the schedule from the first distribution date on which it receives principal until it is retired.

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These combinations are only examples.  Additional combinations are possible and the related prospectus supplement will describe all of the exchangeable certificates for that series.

Procedures. The related prospectus supplement will describe the procedures that must be followed to make an exchange.  A holder will be required to provide notice to the trustee, the certificate registrar or another person performing similar functions in advance of the proposed exchange date.  The notice must include the outstanding principal or notional amount of the certificates to be exchanged and to be received, and the proposed exchange date.  When the trustee, the certificate registrar or another person performing similar functions receives this notice, it will provide instructions to the holder regarding delivery of the certificates and payment of the administrative fee.  A holder’s notice to the trustee, the certificate registrar or another person performing similar functions will become irrevocable on the second business day prior to the proposed exchange date.  Any exchangeable certificates in book-entry form will be subject to the rules, regulations and procedures applicable to DTC’s book-entry certificates.

If the related prospectus supplement describes exchange proportions for a combination of classes of exchangeable certificates, these proportions will be based on the original, rather than the outstanding, principal or notional amounts of these classes.

The first payment on an exchangeable certificate received in an exchange will be made on the distribution date in the month following the month of the exchange or as otherwise described in the related prospectus supplement.  This payment will be made to the holder of record as of the applicable record date.

YIELD AND MATURITY CONSIDERATIONS

General

The yield on your offered certificates will depend on—

●	the price you paid for your offered certificates,

●	the pass-through rate on your offered certificates, and

●	the amount and timing of payments on your offered certificates.

The following discussion contemplates a trust established by us that consists only of mortgage loans.  If one of our trusts also includes a mortgage-backed security, the payment terms of that security will soften or enhance the effects that the characteristics and behavior of mortgage loans backing that security can have on the yield to maturity and/or weighted average life of a class of offered certificates. If one of our trusts includes a mortgage-backed security, we will discuss in the related prospectus supplement the effect, if any, that the security may have on the yield to maturity and weighted average lives of the related offered certificates.

Pass-Through Rate

A class of interest-bearing offered certificates may have a fixed, variable or adjustable pass-through rate.  We will specify in the related prospectus supplement the pass-through rate for each class of interest-bearing offered certificates or, if the pass-through rate is variable or adjustable, the method of determining the pass-through rate.

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Payment Delays

There will be a delay between the date on which payments on the underlying mortgage loans are due and the date on which those payments are passed through to you and other investors.  That delay will reduce the yield that would otherwise be produced if those payments were passed through on your offered certificates on the same date that they were due.

Yield and Prepayment Considerations

The yield to maturity on your offered certificates will be affected by the rate of principal payments on the underlying mortgage loans and the allocation of those principal payments to reduce the principal balance or notional amount of your offered certificates.  The rate of principal payments on those mortgage loans will be affected by the following:

●	the amortization schedules of the mortgage loans, which may change from time to time to reflect, among other things, changes in mortgage interest rates or partial prepayments of principal;

●	the dates on which any balloon payments are due; and

●
the rate of principal prepayments on the mortgage loans, including voluntary prepayments by borrowers and involuntary prepayments resulting from liquidations, casualties or purchases of mortgage loans.

Because the rate of principal prepayments on the mortgage loans underlying your offered certificates will depend on future events and a variety of factors, we cannot give you any assurance as to that rate.

The extent to which the yield to maturity of your offered certificates may vary from your anticipated yield will depend upon—

●	whether you purchased your offered certificates at a discount or premium and, if so, the extent of that discount or premium, and

●
when, and to what degree, payments of principal on the underlying mortgage loans are applied or otherwise result in the reduction of the principal balance or notional amount of your offered certificates.

If you purchase your offered certificates at a discount, then you should consider the risk that a slower than anticipated rate of principal payments on the underlying mortgage loans could result in an actual yield to you that is lower than your anticipated yield.  If you purchase your offered certificates at a premium, then you should consider the risk that a faster than anticipated rate of principal payments on the underlying mortgage loans could result in an actual yield to you that is lower than your anticipated yield.

If your offered certificates entitle you to payments of interest, with disproportionate, nominal or no payments of principal, then you should consider that your yield will be extremely sensitive to prepayments on the underlying mortgage loans and, under some prepayment scenarios, may be negative.

If a class of offered certificates accrues interest on a notional amount, that notional amount will, in general, either—

●	be based on the principal balances of some or all of the mortgage assets in the related trust, or

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●	equal the total principal balance, or a designated portion of the total principal balance, of one or more of the other classes of certificates of the same series.

Accordingly, the yield on that class of certificates will be inversely related to, as applicable, the rate at which—

●	payments and other collections of principal are received on the mortgage assets referred to in the first bullet point of the prior sentence, and/or

●
payments are made in reduction of the total principal balance, or a designated portion of the total principal balance, of any class of certificates referred to in the second bullet point of the prior sentence.

The extent of prepayments of principal of the mortgage loans underlying your offered certificates may be affected by a number of factors, including:

●	the availability of mortgage credit;

●	the relative economic vitality of the area in which the related real properties are located;

●	the quality of management of the related real properties;

●	the servicing of the mortgage loans;

●	possible changes in tax laws; and

●	other opportunities for investment.

In general, those factors that increase—

●	the attractiveness of selling or refinancing a commercial or multifamily property, or

●	the likelihood of default under a commercial or multifamily mortgage loan,

would be expected to cause the rate of prepayment to accelerate.  In contrast, those factors having an opposite effect would be expected to cause the rate of prepayment to slow.

The rate of principal payments on the mortgage loans underlying your offered certificates may also be affected by the existence and enforceability of prepayment restrictions, such as—

●	prepayment lock-out periods, and

●	requirements that voluntary principal prepayments be accompanied by prepayment premiums, fees or charges.

If enforceable, those provisions could constitute either an absolute prohibition, in the case of a prepayment lock-out period, or a disincentive, in the case of a prepayment premium, fee or charge, to a borrower’s voluntarily prepaying its mortgage loan, thereby slowing the rate of prepayments.

The rate of prepayment on a pool of mortgage loans is likely to be affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level.  As prevailing market interest rates decline, a borrower may have an increased incentive to refinance its mortgage loan.  Even in the case of adjustable rate

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mortgage loans, as prevailing market interest rates decline, the related borrowers may have an increased incentive to refinance for the following purposes:

●	to convert to a fixed rate loan and thereby lock in that rate, or

●	to take advantage of a different index, margin or rate cap or floor on another adjustable rate mortgage loan.

Subject to prevailing market interest rates and economic conditions generally, a borrower may sell a real property in order to—

●	realize its equity in the property,

●	meet cash flow needs or

●	make other investments.

Additionally, some borrowers may be motivated by federal and state tax laws, which are subject to change, to sell their properties prior to the exhaustion of tax depreciation benefits.

We make no representation as to—

●	the particular factors that will affect the prepayment of the mortgage loans underlying any series of offered certificates,

●	the relative importance of those factors,

●	the percentage of the principal balance of those mortgage loans that will be paid as of any date, or

●	the overall rate of prepayment on those mortgage loans.

Weighted Average Life and Maturity

The rate at which principal payments are received on the mortgage loans underlying any series of offered certificates will affect the ultimate maturity and the weighted average life of one or more classes of those certificates.  In general, weighted average life refers to the average amount of time that will elapse from the date of issuance of an instrument until each dollar allocable as principal of that instrument is repaid to the investor.

The weighted average life and maturity of a class of offered certificates will be influenced by the rate at which principal on the underlying mortgage loans is paid to that class, whether in the form of—

●	scheduled amortization, or

●	prepayments, including—

1.	voluntary prepayments by borrowers, and

2.	involuntary prepayments resulting from liquidations, casualties or condemnations and purchases of mortgage loans out of the related trust.

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In the prospectus supplement for a series of offered certificates, we will include tables, if applicable, setting forth—

●	the projected weighted average life of each class of those offered certificates with principal balances, and

●	the percentage of the initial total principal balance of each class of those offered certificates that would be outstanding on specified dates,

based on the assumptions stated in that prospectus supplement, including assumptions regarding prepayments on the underlying mortgage loans.  Those tables and assumptions illustrate the sensitivity of the weighted average lives of those offered certificates to various assumed prepayment rates and are not intended to predict, or to provide information that will enable you to predict, the actual weighted average lives of your offered certificates.

Prepayment Models

Prepayment rates on loans are commonly measured relative to a prepayment standard or model, such as the CPR prepayment model or the SPA prepayment model.  CPR represents an assumed constant rate of prepayment each month, expressed as an annual percentage, relative to the then outstanding principal balance of a pool of mortgage loans for the life of those loans.  SPA represents an assumed variable rate of prepayment each month, expressed as an annual percentage, relative to the then outstanding principal balance of a pool of mortgage loans, with different prepayment assumptions often expressed as percentages of SPA.  For example, a prepayment assumption of 100% of SPA assumes prepayment rates of 0.2% per annum of the then outstanding principal balance of those loans in the first month of the life of the loans and an additional 0.2% per annum in each month thereafter until the 30th month.  Beginning in the 30th month, and in each month thereafter during the life of the loans, 100% of SPA assumes a constant prepayment rate of 6% per annum each month.

Neither CPR nor SPA nor any other prepayment model or assumption is a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any particular pool of mortgage loans.  Moreover, the CPR and SPA models were developed based upon historical prepayment experience for single-family mortgage loans.  It is unlikely that the prepayment experience of the mortgage loans underlying your offered certificates will conform to any particular level of CPR or SPA.

Other Factors Affecting Yield, Weighted Average Life and Maturity

Balloon Payments; Extensions of Maturity.  Some or all of the mortgage loans underlying a series of offered certificates may require that balloon payments be made at maturity.  The ability of a borrower to make a balloon payment typically will depend upon its ability either—

●	to refinance the loan, or

●	to sell the related real property.

If a borrower is unable to refinance or sell the related real property, there is a possibility that the borrower may default on the mortgage loan or that the maturity of the mortgage loan may be extended in connection with a workout.  If a borrower defaults, recovery of proceeds may be delayed by—

●	the bankruptcy of the borrower, or

●	adverse economic conditions in the market where the related real property is located.

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In order to minimize losses on defaulted mortgage loans, the related master servicer or special servicer may be authorized within prescribed limits to modify mortgage loans that are in default or as to which a payment default is reasonably foreseeable.  Any defaulted balloon payment or modification that extends the maturity of a mortgage loan may delay payments of principal on your offered certificates and extend the weighted average life of your offered certificates.

Negative Amortization.  The weighted average life of a class of offered certificates can be affected by mortgage loans that permit negative amortization to occur.  Those are the mortgage loans that provide for the current payment of interest calculated at a rate lower than the rate at which interest accrues on the mortgage loan, with the unpaid portion of that interest being added to the related principal balance.  Negative amortization most commonly occurs with respect to an adjustable rate mortgage loan that:

●	limits the amount by which its scheduled payment may adjust in response to a change in its mortgage interest rate;

●	provides that its scheduled payment will adjust less frequently than its mortgage interest rate; or

●	provides for constant scheduled payments regardless of adjustments to its mortgage interest rate.

Negative amortization on one or more mortgage loans in any of our trusts may result in negative amortization on a related class of offered certificates.  We will describe in the related prospectus supplement, if applicable, the manner in which negative amortization with respect to the underlying mortgage loans is allocated among the respective classes of a series of offered certificates.

The portion of any mortgage loan negative amortization allocated to a class of offered certificates may result in a deferral of some or all of the interest payable on those certificates.  Deferred interest may be added to the total principal balance of a class of offered certificates.  In addition, an adjustable rate mortgage loan that permits negative amortization would be expected during a period of increasing interest rates to amortize, if at all, at a slower rate than if interest rates were declining or were remaining constant.  This slower rate of mortgage loan amortization would be reflected in a slower rate of amortization for one or more classes of certificates of the related series.  Accordingly, there may be an increase in the weighted average lives of those classes of certificates to which any mortgage loan negative amortization would be allocated or that would bear the effects of a slower rate of amortization of the underlying mortgage loans.

The extent to which the yield on your offered certificates may be affected by any negative amortization on the underlying mortgage loans will depend, in part, upon whether you purchase your offered certificates at a premium or a discount.

During a period of declining interest rates, the scheduled payment on an adjustable rate mortgage loan may exceed the amount necessary to amortize the loan fully over its remaining amortization schedule and pay interest at the then applicable mortgage interest rate.  The result is the accelerated amortization of the mortgage loan.  The acceleration in amortization of a mortgage loan will shorten the weighted average lives of those classes of certificates that entitle their holders to a portion of the principal payments on the mortgage loan.

Foreclosures and Payment Plans.  The weighted average life of and yield on your offered certificates will be affected by—

●	the number of foreclosures with respect to the underlying mortgage loans; and

●	the principal amount of the foreclosed mortgage loans in relation to the principal amount of those mortgage loans that are repaid in accordance with their terms.

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Servicing decisions made with respect to the underlying mortgage loans, including the use of payment plans prior to a demand for acceleration and the restructuring of mortgage loans in bankruptcy proceedings or otherwise, may also affect the payment patterns of particular mortgage loans and, as a result, the weighted average life of and yield on your offered certificates.

Losses and Shortfalls on the Mortgage Assets.  The yield on your offered certificates will directly depend on the extent to which you are required to bear the effects of any losses or shortfalls in collections on the underlying mortgage loans and the timing of those losses and shortfalls.  In general, the earlier that you bear any loss or shortfall, the greater will be the negative effect on the yield of your offered certificates.

The amount of any losses or shortfalls in collections on the mortgage assets in any of our trusts will, to the extent not covered or offset by draws on any reserve fund or under any instrument of credit support, be allocated among the various classes of certificates of the related series in the priority and manner, and subject to the limitations, that we specify in the related prospectus supplement.  As described in the related prospectus supplement, those allocations may be effected by the following:

●	a reduction in the entitlements to interest and/or the total principal balances of one or more classes of certificates; and/or

●	the establishment of a priority of payments among classes of certificates.

If you purchase subordinated certificates, the yield to maturity on those certificates may be extremely sensitive to losses and shortfalls in collections on the underlying mortgage loans.

Additional Certificate Amortization.  If your offered certificates have a principal balance, then they entitle you to a specified portion of the principal payments received on the underlying mortgage loans.  They may also entitle you to payments of principal from the following sources:

●	amounts attributable to interest accrued but not currently payable on one or more other classes of certificates of the applicable series;

●	interest received or advanced on the underlying mortgage assets that is in excess of the interest currently accrued on the certificates of the applicable series;

●	prepayment premiums, fees and charges, payments from equity participations or any other amounts received on the underlying mortgage assets that do not constitute interest or principal; or

●	any other amounts described in the related prospectus supplement.

The amortization of your offered certificates out of the sources described in the prior paragraph would shorten their weighted average life and, if your offered certificates were purchased at a premium, reduce their yield to maturity.

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DESCRIPTION OF CREDIT SUPPORT

General

Credit support may be provided with respect to one or more classes of the offered certificates of any series or with respect to the related mortgage assets.  That credit support may be in the form of any of the following:

●	overcollateralization and/or excess cash flow;

●	the subordination of one or more other classes of certificates of the same series;

●	the use of a letter of credit, a surety bond, an insurance policy or a guarantee;

●	the establishment of one or more reserve funds; or

●	any combination of the foregoing.

If and to the extent described in the related prospectus supplement, any of the above forms of credit support may provide credit enhancement for non-offered certificates, as well as offered certificates, or for more than one series of certificates.

If you are the beneficiary of any particular form of credit support, that credit support may not protect you against all risks of loss and will not guarantee payment to you of all amounts to which you are entitled under your offered certificates.  If losses or shortfalls occur that exceed the amount covered by that credit support or that are of a type not covered by that credit support, you will bear your allocable share of deficiencies.  Moreover, if that credit support covers the offered certificates of more than one class or series and total losses on the related mortgage assets exceed the amount of that credit support, it is possible that the holders of offered certificates of other classes and/or series will be disproportionately benefited by that credit support to your detriment.

If you are the beneficiary of any particular form of credit support, we will include in the related prospectus supplement a description of the following:

●	the nature and amount of coverage under that credit support;

●	any conditions to payment not otherwise described in this prospectus;

●	any conditions under which the amount of coverage under that credit support may be reduced and under which that credit support may be terminated or replaced; and

●	the material provisions relating to that credit support.

Additionally, we will set forth in the related prospectus supplement information with respect to the obligor, if any, under any instrument of credit support.

Subordinate Certificates

If and to the extent described in the related prospectus supplement, one or more classes of certificates of any series may be subordinate to one or more other classes of certificates of that series.  If you purchase subordinate certificates, your right to receive payments out of collections and advances on the related trust assets on any distribution date will be subordinated to the corresponding rights of the holders of the more senior classes of certificates.  If and to the extent described in the related prospectus supplement, the subordination of a class of

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certificates may not cover all types of losses or shortfalls.  In the related prospectus supplement, we will set forth information concerning the method and amount of subordination provided by a class or classes of subordinate certificates in a series and the circumstances under which that subordination will be available.

If the mortgage assets in any trust established by us are divided into separate groups, each supporting a separate class or classes of certificates of the related series, credit support may be provided by cross-support provisions requiring that payments be made on senior certificates evidencing interests in one group of those mortgage assets prior to payments on subordinate certificates evidencing interests in a different group of those mortgage assets.  We will describe in the related prospectus supplement the manner and conditions for applying any cross-support provisions.

Overcollateralization and Excess Cash Flow

If and to the extent described in the related prospectus supplement, the mortgage assets underlying any series of offered certificates may generate cashflows for the benefit of the related trust that, in the absence of default, will be in excess of the amount needed to make all required payments with respect to the offered and non-offered certificates of that series.  This may be as a result of excess spread or because the mortgage assets have a greater total principal balance than the total principal balance of the certificates of the subject series.  As and to the extent described in the related prospectus supplement, the additional cashflow may be available to cover losses or other shortfalls on one or more classes of related offered certificates and/or to amortize one or more classes of related offered certificates.

Letters of Credit

If and to the extent described in the related prospectus supplement, deficiencies in amounts otherwise payable on a series of offered certificates or select classes of those certificates will be covered by one or more letters of credit, issued by a bank or other financial institution specified in the related prospectus supplement.  The issuer of a letter of credit will be obligated to honor draws under that letter of credit in a total fixed dollar amount, net of unreimbursed payments under the letter of credit, generally equal to a percentage specified in the related prospectus supplement of the total principal balance of some or all of the related mortgage assets as of the date the related trust was formed or of the initial total principal balance of one or more classes of certificates of the applicable series.  The letter of credit may permit draws only in the event of select types of losses and shortfalls.  The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments thereunder and may otherwise be reduced as described in the related prospectus supplement.  The obligations of the letter of credit issuer under the letter of credit for any series of offered certificates will expire at the earlier of the date specified in the related prospectus supplement or the termination of the related trust.

Insurance Policies, Surety Bonds and Guarantees

If and to the extent described in the related prospectus supplement, deficiencies in amounts otherwise payable on a series of offered certificates or select classes of those certificates will be covered by insurance policies, surety bonds or guarantees provided by one or more insurance companies, sureties or other credit support providers.  These instruments may cover, with respect to one or more classes of the offered certificates of the related series, timely payments of interest and principal or timely payments of interest and payments of principal on the basis of a schedule of principal payments set forth in or determined in the manner specified in the related prospectus supplement.  We will describe in the related prospectus supplement any limitations on the draws that may be made under any of those instruments.

Alternatively, the mortgage assets, or one or more particular mortgage assets, included in any trust established by us may be covered for some default and/or loss risks by insurance policies, surety bonds or guarantees.  If so, we will describe in the related prospectus supplement the nature of those default and/or loss risks and the extent of that coverage.

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Reserve Funds

If and to the extent described in the related prospectus supplement, deficiencies in amounts otherwise payable on a series of offered certificates or select classes of those certificates will be covered, to the extent of available funds, by one or more reserve funds in which cash, a letter of credit, permitted investments, a demand note or a combination of the foregoing, will be deposited, in the amounts specified in the related  prospectus supplement.  If and to the extent described in the related prospectus supplement, the reserve fund for the related series of offered certificates may also be funded over time.

Amounts on deposit in any reserve fund for a series of offered certificates will be applied for the purposes, in the manner, and to the extent specified in the related prospectus supplement.  If and to the extent described in the related prospectus supplement, reserve funds may be established to provide protection only against select types of losses and shortfalls.  Following each distribution date for the related series of offered certificates, amounts in a reserve fund in excess of any required balance may be released from the reserve fund under the conditions and to the extent specified in the related prospectus supplement.

Credit Support with Respect to MBS

If and to the extent described in the related prospectus supplement, any mortgage-backed security included in one of our trusts and/or the mortgage loans that back that security may be covered by one or more of the types of credit support described in this prospectus.  We will specify in the related prospectus supplement, as to each of those forms of credit support, the information indicated above with respect to that mortgage-backed security, to the extent that the information is material and available.

CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS

Most, if not all, of the mortgage loans underlying a series of offered certificates will be secured by multifamily and commercial properties in the United States, its territories and possessions.  However, some of those mortgage loans may be secured by multifamily and commercial properties outside the United States, its territories and possessions.

The following discussion contains general summaries of select legal aspects of mortgage loans secured by multifamily and commercial properties in the United States.  Because these legal aspects are governed by applicable state law, which may differ substantially from state to state, the summaries do not purport to be complete, to reflect the laws of any particular state, or to encompass the laws of all jurisdictions in which the security for the mortgage loans underlying the offered certificates is situated.  Accordingly, you should be aware that the summaries are qualified in their entirety by reference to the applicable laws of those states.  See “The Trust Fund—Mortgage Loans.”

If a significant percentage of mortgage loans underlying a series of offered certificates, are secured by properties in a particular state, we will discuss the relevant state laws, to the extent they vary materially from this discussion, in the related prospectus supplement.

General

Each mortgage loan underlying a series of offered certificates will be evidenced by a note or bond and secured by an instrument granting a security interest in real property.  The instrument granting a security interest in real property may be a mortgage, deed of trust or a deed to secure debt, depending upon the prevailing practice and law in the state in which that real property is located.  Mortgages, deeds of trust and deeds to secure debt are often collectively referred to in this prospectus as “mortgages.”  A mortgage creates a lien upon, or grants a title interest in, the real property covered by the mortgage, and represents the security for the repayment of the

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indebtedness customarily evidenced by a promissory note.  The priority of the lien created or interest granted will depend on—

●	the terms of the mortgage,

●	the terms of separate subordination agreements or intercreditor agreements with others that hold interests in the real property,

●	the knowledge of the parties to the mortgage, and

●	in general, the order of recordation of the mortgage in the appropriate public recording office.

However, the lien of a recorded mortgage will generally be subordinate to later-arising liens for real estate taxes and assessments and other charges imposed under governmental police powers.

Types of Mortgage Instruments

There are two parties to a mortgage—

●	a mortgagor, who is the owner of the encumbered interest in the real property, and

●	a mortgagee, who is the lender.

In general, the mortgagor is also the borrower.

In contrast, a deed of trust is a three-party instrument.  The parties to a deed of trust are—

●	the trustor, who is the equivalent of a mortgagor,

●	the trustee to whom the real property is conveyed, and

●	the beneficiary for whose benefit the conveyance is made, who is the lender.

Under a deed of trust, the trustor grants the property, irrevocably until the debt is paid, in trust and generally with a power of sale, to the trustee to secure repayment of the indebtedness evidenced by the related note.

A deed to secure debt typically has two parties.  Under a deed to secure debt, the grantor, who is the equivalent of a mortgagor, conveys title to the real property to the grantee, who is the lender, generally with a power of sale, until the debt is repaid.

Where the borrower is a land trust, there would be an additional party because legal title to the property is held by a land trustee under a land trust agreement for the benefit of the borrower.  At origination of a mortgage loan involving a land trust, the borrower may execute a separate undertaking to make payments on the mortgage note.  In no event is the land trustee personally liable for the mortgage note obligation.

The mortgagee’s authority under a mortgage, the trustee’s authority under a deed of trust and the grantee’s authority under a deed to secure debt are governed by:

●	the express provisions of the related instrument,

●	the law of the state in which the real property is located,

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●	various federal laws, and

●	in some deed of trust transactions, the directions of the beneficiary.

Installment Contracts

The mortgage loans underlying your offered certificates may consist of installment contracts.  Under an installment contract the seller retains legal title to the property and enters into an agreement with the purchaser for payment of the purchase price, plus interest, over the term of the installment contract.  Only after full performance by the borrower of the contract is the seller obligated to convey title to the real estate to the purchaser.  During the period that the installment contract is in effect, the purchaser is generally responsible for maintaining the property in good condition and for paying real estate taxes, assessments and hazard insurance premiums associated with the property.

The seller’s enforcement of an installment contract varies from state to state.  Generally, installment contracts provide that upon a default by the purchaser, the purchaser loses his or her right to occupy the property, the entire indebtedness is accelerated, and the purchaser’s equitable interest in the property is forfeited.  The seller in this situation does not have to foreclose in order to obtain title to the property, although in some cases a quiet title action is in order if the purchaser has filed the installment contract in local land records and an ejectment action may be necessary to recover possession.  In a few states, particularly in cases of purchaser default during the early years of an installment contract, the courts will permit ejectment of the purchaser and a forfeiture of his or her interest in the property.

However, most state legislatures have enacted provisions by analogy to mortgage law protecting borrowers under installment contracts from the harsh consequences of forfeiture.  Under those statutes, a judicial or nonjudicial foreclosure may be required, the seller may be required to give notice of default and the borrower may be granted some grace period during which the contract may be reinstated upon full payment of the default amount and the purchaser may have a post-foreclosure statutory redemption right.  In other states, courts in equity may permit a purchaser with significant investment in the property under an installment contract for the sale of real estate to share in the proceeds of sale of the property after the indebtedness is repaid or may otherwise refuse to enforce the forfeiture clause.  Nevertheless, generally speaking, the seller’s procedures for obtaining possession and clear title under an installment contract for the sale of real estate in a given state are simpler and less time-consuming and costly than are the procedures for foreclosing and obtaining clear title to a mortgaged property.

Leases and Rents

A mortgage that encumbers an income-producing property often contains an assignment of rents and leases and/or may be accompanied by a separate assignment of rents and leases.  Under an assignment of rents and leases, the borrower assigns to the lender the borrower’s right, title and interest as landlord under each lease and the income derived from each lease.  However, the borrower retains a revocable license to collect the rents, provided there is no default and the rents are not directly paid to the lender.

If the borrower defaults, the license terminates and the lender is entitled to collect the rents.  Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents.

In most states, hotel and motel room rates are considered accounts receivable under the UCC.  Room rates are generally pledged by the borrower as additional security for the loan when a mortgage loan is secured by a hotel or motel.  In general, the lender must file financing statements in order to perfect its security interest in the room rates and must file continuation statements, generally every five years, to maintain that perfection.  Mortgage loans secured by hotels or motels may be included in one of our trusts even if the security interest in the room rates was not perfected or the requisite UCC filings were allowed to lapse.  A lender will generally be

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required to commence a foreclosure action or otherwise take possession of the property in order to enforce its rights to collect the room rates following a default, even if the lender’s security interest in room rates is perfected under applicable nonbankruptcy law.

In the bankruptcy setting, the lender will be stayed from enforcing its rights to collect hotel and motel room rates.  However, the room rates will constitute cash collateral and cannot be used by the bankrupt borrower—

●	without a hearing or the lender’s consent, or

●	unless the lender’s interest in the room rates is given adequate protection.

For purposes of the foregoing, the adequate protection may include a cash payment for otherwise encumbered funds or a replacement lien on unencumbered property, in either case equal in value to the amount of room rates that the bankrupt borrower proposes to use.  See “—Bankruptcy Laws” below.

Personalty

Some types of income-producing real properties, such as hotels, motels and nursing homes, may include personal property, which may, to the extent it is owned by the borrower and not previously pledged, constitute a significant portion of the property’s value as security.  The creation and enforcement of liens on personal property are governed by the UCC.  Accordingly, if a borrower pledges personal property as security for a mortgage loan, the lender generally must file UCC financing statements in order to perfect its security interest in the personal property and must file continuation statements, generally every five years, to maintain that perfection.  Mortgage loans secured in part by personal property may be included in one of our trusts even if the security interest in the personal property was not perfected or the requisite UCC filings were allowed to lapse.

Foreclosure

General.  Foreclosure is a legal procedure that allows the lender to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage.  If the borrower defaults in payment or performance of its obligations under the note or mortgage, the lender has the right to institute foreclosure proceedings to sell the real property security at public auction to satisfy the indebtedness.

Foreclosure Procedures Vary From State to State.  The two primary methods of foreclosing a mortgage are—

●	judicial foreclosure, involving court proceedings, and

●	nonjudicial foreclosure under a power of sale granted in the mortgage instrument.

Other foreclosure procedures are available in some states, but they are either infrequently used or available only in limited circumstances.

A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are interposed.  A foreclosure action sometimes requires several years to complete.

Judicial Foreclosure.  A judicial foreclosure proceeding is conducted in a court having jurisdiction over the mortgaged property.  Generally, a lender initiates the action by the service of legal pleadings upon—

●	all parties having a subordinate interest of record in the real property, and

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●	all parties in possession of the property, under leases or otherwise, whose interests are subordinate to the mortgage.

Delays in completion of the foreclosure may occasionally result from difficulties in locating necessary parties, including defendants.  When the lender’s right to foreclose is contested, the legal proceedings can be time-consuming.  The court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the mortgaged property upon successful completion of a judicial foreclosure proceeding.  The proceeds of that public sale are used to satisfy the judgment.  The procedures that govern these public sales vary from state to state.

Equitable and Other Limitations on Enforceability of Particular Provisions.  United States courts have traditionally imposed general equitable principles to limit the remedies available to lenders in foreclosure actions.  These principles are generally designed to relieve borrowers from the effects of mortgage defaults perceived as harsh or unfair.  Relying on these principles, a court may:

●	alter the specific terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching;

●	require the lender to undertake affirmative actions to determine the cause of the borrower’s default and the likelihood that the borrower will be able to reinstate the loan;

●	require the lender to reinstate a loan or recast a payment schedule in order to accommodate a borrower that is suffering from a temporary financial disability; or

●	limit the right of the lender to foreclose in the case of a nonmonetary default, such as—

1.	a failure to adequately maintain the mortgaged property, or

2.	an impermissible further encumbrance of the mortgaged property.

Some courts have addressed the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that a borrower receive notice in addition to statutorily-prescribed minimum notice.  For the most part, these cases have—

●	upheld the reasonableness of the notice provisions, or

●	found that a public sale under a mortgage providing for a power of sale does not involve sufficient state action to trigger constitutional protections.

In addition, some states may have statutory protection such as the right of the borrower to reinstate its mortgage loan after commencement of foreclosure proceedings but prior to a foreclosure sale.

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Nonjudicial Foreclosure/Power of Sale.  In states permitting nonjudicial foreclosure proceedings, foreclosure of a deed of trust is generally accomplished by a nonjudicial trustee’s sale under a power of sale typically granted in the deed of trust.  A power of sale may also be contained in any other type of mortgage instrument if applicable law so permits.  A power of sale under a deed of trust allows a nonjudicial public sale to be conducted generally following—

●	a request from the beneficiary/lender to the trustee to sell the property upon default by the borrower, and

●	notice of sale is given in accordance with the terms of the deed of trust and applicable state law.

In some states, prior to a nonjudicial public sale, the trustee under the deed of trust must—

●	record a notice of default and notice of sale, and

●	send a copy of those notices to the borrower and to any other party who has recorded a request for a copy of them.

In addition, in some states, the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders.  A notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers.  Some states require a reinstatement period during which the borrower or junior lienholder may have the right to cure the default by paying the entire actual amount in arrears, without regard to the acceleration of the indebtedness, plus the lender’s expenses incurred in enforcing the obligation.  In other states, the borrower or the junior lienholder has only the right to pay off the entire debt to prevent the foreclosure sale.  Generally, state law governs the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods.

Public Sale.  A third party may be unwilling to purchase a mortgaged property at a public sale because of—

●	the difficulty in determining the exact status of title to the property due to, among other things, redemption rights that may exist, and

●	the possibility that physical deterioration of the property may have occurred during the foreclosure proceedings.

As a result of the foregoing, it is common for the lender to purchase the mortgaged property and become its owner, subject to the borrower’s right in some states to remain in possession during a redemption period.  In that case, the lender will have both the benefits and burdens of ownership, including the obligation to pay debt service on any senior mortgages, to pay taxes, to obtain casualty insurance and to make repairs necessary to render the property suitable for sale.  The costs of operating and maintaining a commercial or multifamily residential property may be significant and may be greater than the income derived from that property.  The lender also will commonly obtain the services of a real estate broker and pay the broker’s commission in connection with the sale or lease of the property.  Whether, the ultimate proceeds of the sale of the property equal the lender’s investment in the property depends upon market conditions.  Moreover, because of the expenses associated with acquiring, owning and selling a mortgaged property, a lender could realize an overall loss on the related mortgage loan even if the mortgaged property is sold at foreclosure, or resold after it is acquired through foreclosure, for an amount equal to the full outstanding principal amount of the loan plus accrued interest.

The holder of a junior mortgage that forecloses on a mortgaged property does so subject to senior mortgages and any other prior liens.  In addition, it may be obliged to keep senior mortgage loans current in order to avoid foreclosure of its interest in the property.  Furthermore, if the foreclosure of a junior mortgage triggers

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the enforcement of a due-on-sale clause contained in a senior mortgage, the junior mortgagee could be required to pay the full amount of the senior mortgage indebtedness or face foreclosure.

Rights of Redemption.  The purposes of a foreclosure action are—

●	to enable the lender to realize upon its security, and

●	to bar the borrower, and all persons who have interests in the property that are subordinate to that of the foreclosing lender, from exercising their equity of redemption.

The doctrine of equity of redemption provides that, until the property encumbered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having interests that are subordinate to that of the foreclosing lender have an equity of redemption and may redeem the property by paying the entire debt with interest.  Those having an equity of redemption must generally be made parties to the foreclosure proceeding in order for their equity of redemption to be terminated.

The equity of redemption is a common-law, nonstatutory right which should be distinguished from post-sale statutory rights of redemption.  In some states, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property after sale under a deed of trust or foreclosure of a mortgage.  In some states, statutory redemption may occur only upon payment of the foreclosure sale price.  In other states, redemption may be permitted if the former borrower pays only a portion of the sums due.  A statutory right of redemption will diminish the ability of the lender to sell the foreclosed property because the exercise of a right of redemption would defeat the title of any purchaser through a foreclosure.  Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired.  In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee’s sale under a deed of trust.

One Action and Security First Rules.  Some states (including California) have laws that prohibit more than one “judicial action” to enforce a mortgage obligation secured by a mortgage on real property or an interest therein, and some courts have construed the term “judicial action” broadly.  In addition, some states (including California) require that the lender proceed first against any real property security for such mortgage obligation before proceeding directly upon the secured obligation itself.  In the case where either a cross-collateralized, cross-defaulted or a multi-property mortgage loan is secured by real properties located in multiple states, the special servicer may be required to foreclose first on properties located in states where such “one action” and/or “security first” rules apply (and where non-judicial foreclosure is permitted) before foreclosing on properties located in the states where judicial foreclosure is the only permitted method of foreclosure.  Otherwise, a second action in a state with “one action” rules might be precluded because of a prior first action, even if such first action occurred in a state without “one action” rules.  Moreover, while the consequences of breaching these rules will vary from jurisdiction to jurisdiction, as a general matter, a lender who proceeds in violation of these rules may run the risk of forfeiting collateral and/or even the right to enforce the underlying obligation.  In addition, under certain circumstances, a lender with respect to a real property located in a “one action” or “security first” jurisdiction may be precluded from obtaining a deficiency judgment against the borrower following foreclosure or sale under a deed of trust (unless there has been a judicial foreclosure).  Finally, in some jurisdictions, the benefits of such laws may be available not just to the underlying obligor, but also to any guarantor of the underlying obligation, thereby limiting the ability of the lender to recover against a guarantor without first complying with the applicable anti-deficiency statutes.

Anti-Deficiency Legislation.  Some or all of the mortgage loans underlying a series of offered certificates may be nonrecourse loans.  Recourse in the case of a default on a non-recourse mortgage loan will generally be limited to the underlying real property and any other assets that were pledged to secure the mortgage loan.  However, even if a mortgage loan by its terms provides for recourse to the borrower’s other assets, a lender’s ability to realize upon those assets may be limited by state law.  For example, in some states, a lender cannot

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obtain a deficiency judgment against the borrower following foreclosure or sale pursuant to the “power of sale”  under a deed of trust.  A deficiency judgment is a personal judgment against the former borrower equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender.  Other state statutes may require the lender to exhaust the security afforded under a mortgage before bringing a personal action against the borrower.  In  some states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting the security, but in doing so, the lender may be deemed to have elected a remedy and thus may be precluded from foreclosing upon the security.  Consequently, lenders will usually proceed first against the security in states where an election of remedy provision exists.  Other statutory provisions limit any deficiency judgment to the excess of the outstanding debt over the fair market value of the property at the time of the sale.  These other statutory provisions are intended to protect borrowers from exposure to large deficiency judgments that might otherwise result from below-market bids at the foreclosure sale.  In some states, exceptions to the anti-deficiency statues are provided for in certain instances where the value of the lender’s security has been impaired by acts or omissions of the borrower such as for waste upon the property.  Finally, some statutes may preclude deficiency judgments altogether with respect to certain kinds of obligations such as purchase-money indebtedness.  In some jurisdictions the courts have extended the benefits of this legislation to the guarantors of the underlying obligation as well.

Leasehold Considerations.  Some or all of the mortgage loans underlying a series of offered certificates may be secured by a mortgage on the borrower’s leasehold interest under a ground lease.  Leasehold mortgage loans are subject to some risks not associated with mortgage loans secured by a lien on the fee estate of the borrower.  The most significant of these risks is that if the borrower’s leasehold were to be terminated upon a lease default, the leasehold mortgagee would lose its security.  This risk may be lessened if the ground lease:

●	requires the lessor to give the leasehold mortgagee notices of lessee defaults and an opportunity to cure them,

●	permits the leasehold estate to be assigned to and by the leasehold mortgagee or the purchaser at a foreclosure sale, and

●	contains other protective provisions typically required by prudent lenders to be included in a ground lease.

Some mortgage loans underlying a series of offered certificates, however, may be secured by ground leases which do not contain these provisions.

Cooperative Shares.  Some or all of the mortgage loans underlying a series of offered certificates may be secured by a security interest on the borrower’s ownership interest in shares, and the proprietary leases belonging to those shares, allocable to cooperative dwelling units that may be vacant or occupied by nonowner tenants.  Loans secured in this manner are subject to some risks not associated with mortgage loans secured by a lien on the fee estate of a borrower in real property.  Loans secured in this manner typically are subordinate to the mortgage, if any, on the cooperative’s building.  That mortgage, if foreclosed, could extinguish the equity in the building and the proprietary leases of the dwelling units derived from ownership of the shares of the cooperative.  Further, transfer of shares in a cooperative is subject to various regulations as well as to restrictions under the governing documents of the cooperative.  The shares may be canceled in the event that associated maintenance charges due under the related proprietary leases are not paid.  Typically, a recognition agreement between the lender and the cooperative provides, among other things, that the lender may cure a default under a proprietary lease.

Under the laws applicable in many states, “foreclosure” on cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the UCC and the security agreement relating to the shares.  Article 9 of the UCC requires that a sale be conducted in a commercially reasonable manner, which may be dependent upon, among other things, the notice given the debtor and the method, manner, time, place and terms of

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the sale.  Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender’s security interest.  A recognition agreement, however, generally provides that the lender’s right to reimbursement is subject to the right of the cooperative corporation to receive sums due under the proprietary leases.  If there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus.  Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder is generally responsible for the deficiency.

In the case of foreclosure on a building converted from a rental building to a building owned by a cooperative under a non-eviction plan, some states require that a purchaser at a foreclosure sale take the property subject to rent control and rent stabilization laws that apply to certain tenants who elected to remain in the building but who did not purchase shares in the cooperative when the building was so converted.

Bankruptcy Issues

Automatic Stay.  Operation of the Bankruptcy Code and related state laws may interfere with or affect the ability of a lender to realize upon collateral or to enforce a deficiency judgment.  For example, under the Bankruptcy Code, virtually all actions, including foreclosure actions and deficiency judgment proceedings, to collect a debt are automatically stayed upon the filing of the bankruptcy petition.  Often, no interest or principal payments are made during the course of the bankruptcy case.  The delay caused by an automatic stay and its consequences can be significant.  Also, under the Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a junior lienor may stay the senior lender from taking action to foreclose out the junior lien.

Modification of Lender’s Rights.  Under the Bankruptcy Code, the amount and terms of a mortgage loan secured by a lien on property of the debtor may be modified provided that substantive and procedural safeguards protective of the lender are met.  A bankruptcy court may, among other things—

●
reduce the secured portion of the outstanding amount of the loan to the then-current value of the property, thereby leaving the lender a general unsecured creditor for the difference between the then-current value of the property and the outstanding balance of the loan;

●
reduce the amount of each scheduled payment, by means of a reduction in the rate of interest and/or an alteration of the repayment schedule, with or without affecting the unpaid principal balance of the loan;

●	extend or shorten the term to maturity of the loan;

●	permit the bankrupt borrower to cure the subject loan default by paying the arrearage over a number of years; or

●
permit the bankrupt borrower, through its rehabilitative plan, to reinstate the loan payment schedule even if the lender has obtained a final judgment of foreclosure prior to the filing of the debtor’s petition.

Other types of significant modifications to the terms of the mortgage may be acceptable to the bankruptcy court, such as making distributions to the mortgage holder of property other than cash, or the substitution of collateral which is the “indubitable equivalent” of the real property subject to the mortgage or the subordination of the mortgage to liens securing new debt (provided that the lender’s secured claim is “adequately protected” as such term is defined and interpreted under the Bankruptcy Code), depending on the particular facts and circumstances of the specific case.

A trustee in a bankruptcy proceeding may in some cases be entitled to collect its costs and expenses in preserving or selling the mortgaged property ahead of payment to the lender. In certain circumstances, a debtor in

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bankruptcy may have the power to grant liens senior to the lien of a mortgage, and analogous state statutes and general principles of equity may also provide the borrower with means to halt a foreclosure proceeding or sale and to force a restructuring of a mortgage loan on terms a lender would not otherwise accept. Moreover, the laws of certain states also give priority to certain tax liens and mechanics liens over the lien of a mortgage or deed of trust. Under the Bankruptcy Code, if the court finds that actions of the mortgagees have been unreasonable, the lien of the related mortgage may be subordinated to the claims of unsecured creditors. Federal bankruptcy law also may interfere with the ability of the master servicer or special servicer, as applicable, for one of our trusts to enforce lockbox requirements.

Leases and Rents.  Federal bankruptcy law may also interfere with or affect the ability of a secured lender to enforce the borrower’s assignment of rents and leases related to the mortgaged property.  Federal bankruptcy law provides generally that rights and obligations under an unexpired lease of the debtor/lessee may not be terminated or modified at any time after the commencement of a case under the Bankruptcy Code solely on the basis of a provision in the lease to that effect or because of certain other similar events.  This prohibition on so called “ipso facto clauses” could limit the ability of the master servicer or special servicer, as applicable, for one of our trusts to exercise certain contractual remedies with respect to any related leases.  In addition, a lender may be stayed from enforcing the assignment under the Bankruptcy Code, and the legal proceedings necessary to resolve the issue could be time-consuming, and result in delays in the lender’s receipt of the rents.  Rents and leases may also escape an assignment thereof (i) if the assignment is not fully perfected under state law prior to commencement of the bankruptcy proceeding, (ii) to the extent such rents and leases are used by the borrower to maintain the mortgaged property, or for other court authorized expenses, (iii) to the extent other collateral may be substituted for the rents and leases, (iv) to the extent the bankruptcy court determines that the lender is adequately protected or (v) to the extent the court determines, based on the equities of the case, that the post-petition rents are not subject to the lender’s pre-petition security interest.

Under the Bankruptcy Code, a security interest in real property acquired before the commencement of the bankruptcy case does not extend to income received after the commencement of the bankruptcy case unless such income is a proceed, product or rent of such property. Therefore, to the extent a business conducted on the mortgaged property creates accounts receivable rather than rents or results from payments under a license rather than payments under a lease, a valid and perfected pre-bankruptcy lien on such accounts receivable or license income generally would not continue as to post-bankruptcy accounts receivable or license income.  The Bankruptcy Code has been amended to mitigate this problem with respect to fees, charges, accounts or other payments for the use or occupancy of rooms and other public facilities in hotels, motels or other lodging facilities. A lender’s perfected pre-petition security interest in leases, rents and hotel revenues continues in the post-petition leases, rents and hotel, motel and other lodging property revenues, unless a bankruptcy court orders to the contrary “based on the equities of the case.”  The equities of a particular case may permit the discontinuance of security interests in post petition leases and rents.  Unless a court orders otherwise, however, rents and other revenues from the related lodging property generated after the date the bankruptcy petition is filed will constitute “cash collateral” under the Bankruptcy Code.  Debtors may only use cash collateral upon obtaining the lender’s consent or a prior court order finding that the lender’s interest in such mortgaged property and the cash collateral is “adequately protected” as such term is defined and interpreted under the Bankruptcy Code.  In addition to post-petition rents, any cash held by a lender in a lockbox or reserve account generally, upon the commencement of the bankruptcy case, would also constitute “cash collateral” under the Bankruptcy Code.  So long as the lender is adequately protected, a debtor’s use of cash collateral may be for its own benefit or for the benefit of any affiliated entity group that is also subject to bankruptcy proceedings, including use as collateral for new debt.  It should be noted, however, that the court may find that the lender has no security interest in either pre-petition or post-petition revenues if the court finds that the loan documents do not contain language covering accounts, room rents, or other forms of personalty necessary for a security interest to attach to such revenues.

In addition to the inclusion of hotel revenues within the definition of cash collateral as noted above, recent amendments to the Bankruptcy Code provide that a pre-petition security interest in rents or hotel revenues is designed to overcome those cases holding that a security interest in rents is unperfected under the laws of some

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states until the lender has taken some further action, such as commencing foreclosure or obtaining a receiver prior to activation of the assignment of rents.

Lease Assumption or Rejection by Tenant.  A borrower’s ability to make payment on a mortgage loan may be impaired by the commencement of a bankruptcy case relating to the tenant under a lease of the related property.  Under the Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a tenant results in a stay in bankruptcy against the commencement or continuation of any state court proceeding for—

●	past due rent,

●	accelerated rent,

●	damages, or

●	a summary eviction order with respect to a default under the lease that occurred prior to the filing of the tenant’s bankruptcy petition.

In addition, the Bankruptcy Code generally provides that a trustee or debtor-in-possession may, subject to approval of the court:

●	assume the lease and either retain it or assign it to a third party, or

●	reject the lease.

If the lease is assumed, the trustee, debtor-in-possession or assignee, if applicable, must cure any defaults under the lease, compensate the lessor for its losses and provide the lessor with adequate assurance of future performance.  These remedies may be insufficient, and any assurances provided to the lessor may be inadequate.  If the lease is rejected, the lessor will be treated, except potentially to the extent of any security deposit, as an unsecured creditor with respect to its claim for damages for termination of the lease.  The Bankruptcy Code also limits a lessor’s damages for lease rejection to:

●
the unpaid rent due under the lease, without acceleration, for the period prior to the filing of the bankruptcy petition or any earlier repossession by the landlord, or surrender by the tenant, of the leased premises, plus

●
the rent reserved by the lease, without acceleration, for the greater of one year and 15%, not to exceed three years, of the term of the lease following the filing of the bankruptcy petition or any earlier repossession by the landlord, or surrender by the tenant, of the leased premises.

Lease Rejection by Lessor – Tenant’s Right.  If a trustee in bankruptcy on behalf of a lessor, or a lessor as debtor in possession, rejects an unexpired lease of real property, the lessee may treat the lease as terminated by the rejection or, in the alternative, the lessee may remain in possession of the leasehold for the balance of the term and for any renewal or extension of the term that is enforceable by the lessee under applicable non-bankruptcy law.  The Bankruptcy Code provides that if a lessee elects to remain in possession after a rejection of a lease, the lessee may offset against rents reserved under the lease for the balance of the term after the date of rejection of the lease, and the related renewal or extension of the lease, any damages occurring after that date caused by the nonperformance of any obligation of the lessor under the lease after that date.  To the extent that the contractual obligation remains enforceable against the lessee, the lessee would not be able to avail itself of the rights of offset generally afforded to lessees of real property under the Bankruptcy Code.

Single Purpose Entity Covenants and Substantive Consolidation. Although the borrowers under the mortgage loans included in a trust fund may be special purpose entities, special purpose entities can become

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debtors in bankruptcy under various circumstances. For example, in the recent bankruptcy case of In re General Growth Properties, Inc. 409 B.R. 43 (Bankr. S.D.N.Y. 1999), notwithstanding that such subsidiaries were special purpose entities with independent directors, numerous property-level, special purpose subsidiaries were filed for bankruptcy protection by their parent entity.  Nonetheless, the United States Bankruptcy Court for the Southern District of New York denied various lenders’ motions to dismiss the special purpose entity subsidiaries’ cases as bad faith filings.  In denying the motions, the bankruptcy court stated that the fundamental and bargained for creditor protections embedded in the special purpose entity structures at the property level would remain in place during the pendency of the chapter 11 cases.  Those protections included adequate protection of the lenders’ interest in their collateral and protection against the substantive consolidation of the property-level debtors with any other entities.

The moving lenders in the General Growth case had argued that the 20 property-level bankruptcy filings were premature and improperly sought to restructure the debt of solvent entities for the benefit of equity holders.  However, the Bankruptcy Code does not require that a voluntary debtor be insolvent or unable to pay its debts currently in order to be eligible for relief and generally a bankruptcy petition will not be dismissed for bad faith if the debtor has a legitimate rehabilitation objective.  Accordingly, after finding that the relevant debtors were experiencing varying degrees of financial distress due to factors such as cross defaults, a need to refinance in the near term (i.e., within 1 to 4 years), and other considerations, the bankruptcy court noted that it was not required to analyze in isolation each debtor’s basis for filing.  In the court’s view, the critical issue was whether a parent company that had filed its bankruptcy case in good faith could include in the filing subsidiaries that were necessary for the parent’s reorganization.  As demonstrated in the General Growth Properties bankruptcy case, although special purpose entities are designed to mitigate the bankruptcy risk of a borrower, special purpose entities can become debtors in bankruptcy under various circumstances.

Generally, pursuant to the doctrine of substantive consolidation, a bankruptcy court, in the exercise of its broad equitable powers, has the authority to order that the assets and liabilities of a borrower be substantively consolidated with those of an affiliate (i.e., even a non-debtor), including for the purposes of making distributions under a plan of reorganization or liquidation.  Thus, property that is ostensibly the property of a borrower may become subject to the bankruptcy case of an affiliate, the automatic stay applicable to such bankrupt affiliate may be extended to a borrower, and the rights of creditors of a borrower may become impaired.  Substantive consolidation is generally viewed as an equitable remedy that could result in an otherwise solvent company becoming subject to the bankruptcy proceedings of an insolvent affiliate, making the solvent company’s assets available to repay the debts of affiliated companies.  A court has the discretion to order substantive consolidation in whole or in part and may include non-debtor affiliates of the bankrupt entity in the proceedings.  The interrelationship among a borrower and other affiliates may pose a heightened risk of substantive consolidation and other bankruptcy risks in the event that any one or more of them were to become a debtor under the Bankruptcy Code.  In the event of the bankruptcy of the applicable parent entities of any borrower, the assets of such borrower may be treated as part of the bankruptcy estates of such parent entities.  In addition, in the event of the institution of voluntary or involuntary bankruptcy proceedings involving a borrower and certain of its affiliates, to serve judicial economy, it is likely that a court would jointly administer the respective bankruptcy proceedings.  Furthermore, with respect to any affiliated borrowers, creditors of a common parent in bankruptcy may seek to substantively consolidate the assets of such borrowers with those of the parent.

Sales Free and Clear of Liens.  Under Sections 363(b) and (f) of the Bankruptcy Code, a trustee, or a borrower as debtor in possession, may, despite the provisions of the related mortgage to the contrary, sell the related mortgaged property free and clear of all liens, which liens would then attach to the proceeds of such sale.  Such a sale may be approved by a bankruptcy court even if the proceeds are insufficient to pay the secured debt in full.

Post-Petition Credit.  Pursuant to Section 364 of the Bankruptcy Code, a bankruptcy court may, under certain circumstances, authorize a debtor to obtain credit after the commencement of a bankruptcy case, secured among other things, by senior, equal or junior liens on property that is already subject to a lien.  In the recent

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bankruptcy case of General Growth Properties, the debtors initially sought approval of a debtor-in-possession loan to the corporate parent entities guaranteed by the property-level special purpose entities and secured by second liens on their properties.  Although the debtor-in-possession loan ultimately did not include these subsidiary guarantees and second liens, we cannot assure you that, in the event of a bankruptcy of a sponsor of a borrower, such sponsor would not seek approval of a similar debtor-in-possession loan, or that a bankruptcy court would not approve a debtor-in-possession loan that included such subsidiary guarantees and second liens on such subsidiaries’ properties.

Avoidance Actions.  In a bankruptcy or similar proceeding involving a borrower, action may be taken seeking the recovery as a preferential transfer of any payments made by such borrower under a mortgage loan or to avoid the granting of the liens in the transaction in the first instance, or any replacement liens that arise by operation of law or the security agreement.  Payments on long term debt may be protected from recovery as preferences if they qualify for the “ordinary course” exception under the Bankruptcy Code or if certain of the other defenses in the Bankruptcy Code are applicable.  Whether any particular payment would be protected depends upon the facts specific to a particular transaction.  In addition, in a bankruptcy or similar proceeding involving any borrower, an action may be taken to avoid the transaction (or any component of the transaction, such as joint and several liability on a mortgage loan) as an actual or constructive fraudulent conveyance under state or federal law.

Generally, under federal law and most state fraudulent conveyance statutes, the incurrence of an obligation or the transfer of property by a person will be subject to avoidance if it was made with actual intent to hinder, delay or defraud creditors, as evidenced by certain “badges” of fraud.  It also will be subject to avoidance under certain circumstances as a constructive fraudulent transfer if the transferor did not receive fair consideration or reasonably equivalent value in exchange for such obligation or transfer and (i) was insolvent or was rendered insolvent by such obligation or transfer, (ii) was engaged in business or a transaction, or was about to engage in business or a transaction, for which any property remaining with the transferor constituted unreasonably small capital, or (iii) intended to, or believed that it would, incur debts that would be beyond the transferor’s ability to pay as such debts matured. The measure of insolvency will vary depending on the law of the applicable jurisdiction.  However, an entity will generally be considered insolvent if the present fair salable value of its assets is less than (x) the sum of its debts or (y) the amount that would be required to pay its probable liabilities on its existing debts as they become absolute and matured. Accordingly, cross-collateralization arrangements could be challenged as fraudulent transfers by creditors of a borrower in an action brought outside a bankruptcy case or, if the borrower were to become a debtor in a bankruptcy case, by the borrower as a debtor in possession or its bankruptcy trustee.  Among other things, a legal challenge to the granting of liens may focus on the benefits realized by the borrower from the mortgage loan proceeds, in addition to the overall cross-collateralization.  A lien or other property transfer granted by a borrower to secure repayment of a loan could be avoided if a court were to determine that (i) such borrower was insolvent at the time of granting the lien, was rendered insolvent by the granting of the lien, was left with inadequate capital, or was not able to pay its debts as they matured and (ii) the borrower did not, when it allowed its property to be encumbered by a lien securing the entire indebtedness represented by the loan, receive fair consideration or reasonably equivalent value for pledging such property.

Management Agreements.  It is likely that any management agreement relating to the mortgaged properties constitutes an “executory contract” for purposes of the Bankruptcy Code. Federal bankruptcy law provides generally that rights and obligations under an executory contract of a debtor may not be terminated or modified at any time after the commencement of a case under the Bankruptcy Code solely on the basis of a provision in such contract to such effect or because of certain other similar events.  This prohibition on so-called “ipso facto” clauses could limit the ability of the related borrower (or the trustee as its assignee) to exercise certain contractual remedies with respect to a management agreement relating to any such mortgaged property.  In addition, the Bankruptcy Code provides that a trustee in bankruptcy or debtor-in-possession may, subject to approval of the court, (a) assume an executory contract and (i) retain it or (ii) unless applicable law excuses a party other than the debtor from accepting performance from or rendering performance to an entity other than the debtor, assign it to a third party (notwithstanding any other restrictions or prohibitions on assignment) or (b) reject

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such contract. In a bankruptcy case of the related property manager, if the related management agreement(s) were to be assumed, the trustee in bankruptcy on behalf of such property manager, or such property manager as debtor-in-possession, or the assignee, if applicable, must cure any defaults under such agreement(s), compensate the borrower for its losses and provide the borrower with “adequate assurance” of future performance.  Such remedies may be insufficient, however, as the related borrower may be forced to continue under a management agreement with a manager that is a poor credit risk or an unfamiliar manager if a management agreement was assigned (if applicable state law does not otherwise prevent such an assignment), and any assurances provided to the borrower may, in fact, be inadequate. If a management agreement is rejected, such rejection generally constitutes a breach of the executory contract immediately before the date of the filing of the petition.  As a consequence, the related borrower generally would have only an unsecured claim against the related property manager for damages resulting from such breach, which could adversely affect the security for the offered certificates.

Certain of the Borrowers May Be Partnerships.  The laws governing limited partnerships in certain states provide that the commencement of a case under the Bankruptcy Code with respect to a general partner will cause a person to cease to be a general partner of the limited partnership, unless otherwise provided in writing in the limited partnership agreement.  This provision may be construed as an “ipso facto” clause and, in the event of the general partner’s bankruptcy, may not be enforceable.  Certain limited partnership agreements of the borrowers may provide that the commencement of a case under the Bankruptcy Code with respect to the related general partner constitutes an event of withdrawal (assuming the enforceability of the clause is not challenged in bankruptcy proceedings or, if challenged, is upheld) that might trigger the dissolution of the limited partnership, the winding up of its affairs and the distribution of its assets, unless (i) at the time there was at least one other general partner and the written provisions of the limited partnership permit the business of the limited partnership to be carried on by the remaining general partner and that general partner does so or (ii) the written provisions of the limited partnership agreement permit the limited partners to agree within a specified time frame (often 60 days) after the withdrawal to continue the business of the limited partnership and to the appointment of one or more general partners and the limited partners do so.  In addition, the laws governing general partnerships in certain states provide that the commencement of a case under the Bankruptcy Code or state bankruptcy laws with respect to a general partner of the partnerships triggers the dissolution of the partnership, the winding up of its affairs and the distribution of its assets.  Those state laws, however, may not be enforceable or effective in a bankruptcy case.  Limited liability companies may be subjected to similar treatment as that described in this prospectus with respect to limited partnerships.  The dissolution of a borrower, the winding up of its affairs and the distribution of its assets could result in an acceleration of its payment obligation under the borrower’s mortgage loan.

In addition, the bankruptcy of the general or limited partner of a borrower that is a partnership, or the bankruptcy of a member of a borrower that is a limited liability company or the bankruptcy of a shareholder of a borrower that is a corporation may provide the opportunity in the bankruptcy case of the partner, member or shareholder to obtain an order from a court consolidating the assets and liabilities of the partner, member or shareholder with those of the mortgagor pursuant to the doctrines of substantive consolidation or piercing the corporate veil.  In such a case, the respective mortgaged property, for example, would become property of the estate of the bankrupt partner, member or shareholder.  Not only would the mortgaged property be available to satisfy the claims of creditors of the partner, member or shareholder, but an automatic stay would apply to any attempt by the related master servicer or special servicer to exercise remedies with respect to the mortgaged property.  However, such an occurrence should not affect the trustee’s status as a secured creditor with respect to the borrower or its security interest in the mortgaged property.

A borrower that is a limited partnership, in many cases, may be required by the loan documents to have a special purpose entity as its sole general partner, and a borrower that is a general partnership, in many cases, may be required by the loan documents to have as its general partners only entities that are special purpose entities.  A borrower that is a limited liability company may be required by the loan documents to have a special purpose member or a springing member.  Borrowers that are tenants-in-common may be required by the loan documents to be special purpose entities.  These provisions are designed to mitigate the risk of the dissolution or bankruptcy

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of the borrower partnership or its general partner, a borrower limited liability company or its member (if applicable), or a borrower that is a tenant-in-common.  However, we cannot assure you that any borrower partnership or its general partner, or any borrower limited liability company or its member (if applicable), or a borrower that is a tenant-in-common, will not dissolve or become a debtor under the Bankruptcy Code.

Environmental Considerations

General.  A lender may be subject to environmental risks when taking a security interest in real property.  Of particular concern may be properties that are or have been used for industrial, manufacturing, military or disposal activity.  Those environmental risks include the possible diminution of the value of a contaminated property or, as discussed below, potential liability for clean-up costs or other remedial actions that could exceed the value of the property or the amount of the lender’s loan.  In some circumstances, a lender may decide to abandon a contaminated real property as collateral for its loan rather than foreclose and risk liability for clean-up costs.

Environmental Assessments.  Environmental reports are generally prepared for mortgage properties that will be included in each mortgage pool.  At the time the mortgage loans were originated, it is possible that no environmental assessment or a very limited environmental assessment of the mortgaged properties was conducted.

Superlien Laws.  Under the laws of certain states, failure to perform any investigative and/or remedial action required or demanded by the state of any condition or circumstance that (i) may pose an imminent or substantial endangerment to the human health or welfare or the environment, (ii) may result in a release or threatened release of any hazardous material or hazardous substance, or (iii) may give rise to any environmental claim or demand (each condition or circumstance, an “Environmental Condition”), may give rise to a lien on the property to ensure the reimbursement of investigative and/or remedial costs incurred by the federal or state government. In several states, the lien has priority over the lien of an existing mortgage against the property. In any case, the value of a mortgaged property as collateral for a mortgage loan could be adversely affected by the existence of an Environmental Condition..

CERCLA.  The federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, imposes strict liability on present and past “owners” and “operators” of contaminated real property for the costs of clean-up.  A secured lender may be liable as an “owner” or “operator” of a contaminated mortgaged property if agents or employees of the lender have participated in the management of the property or the operations of the borrower.  Liability may exist even if the lender did not cause or contribute to the contamination and regardless of whether the lender has actually taken possession of the contaminated mortgaged property through foreclosure, deed in lieu of foreclosure or otherwise.  Moreover, liability is not limited to the original or unamortized principal balance of a loan or to the value of the property securing a loan.  Excluded from CERCLA’s definition of “owner” or “operator,” however, is a person who, without participating in the management of the facility, holds indicia of ownership primarily to protect his security interest.  This is the so called “secured creditor exemption.”

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The Asset Conservation, Lender Liability and Deposit Insurance Act of 1996 (the “Lender Liability Act”) amended, among other things, the provisions of CERCLA with respect to lender liability and the secured creditor exemption.  The Lender Liability Act offers substantial protection to lenders by defining the activities in which a lender can engage and still have the benefit of the secured creditor exemption.  In order for a lender to be deemed to have participated in the management of a mortgaged property, the lender must actually participate in the operational affairs of the property of the borrower.  The Lender Liability Act provides that “merely having the capacity to influence, or unexercised right to control” operations does not constitute participation in management.  A lender will lose the protection of the secured creditor exemption only if—

●	it exercises decision-making control over a borrower’s environmental compliance and hazardous substance handling and disposal practices, or

●	assumes day-to-day management of operational functions of a mortgaged property.

The Lender Liability Act also provides that a lender will continue to have the benefit of the secured creditor exemption even if it forecloses on a mortgaged property, purchases it at a foreclosure sale or accepts a deed-in-lieu of foreclosure, provided that the lender seeks to sell that property at the earliest practicable commercially reasonable time on commercially reasonable terms.

CERCLA does not apply to petroleum products, and the secured creditor exclusion does not govern liability for cleanup costs under federal laws other than CERCLA, in particular Subtitle I of the federal Resource Conservation and Recovery Act (“RCRA”), which regulates underground petroleum storage tanks, except heating oil tanks.  The EPA has adopted a lender liability rule for underground storage tanks (USTs) under Subtitle I of RCRA.  Under that rule a lender with a security interest in an UST or real property containing an UST is not liable as an “owner” or “operator” so long as the lender does not engage in decision making control of the use, storage, filing or dispensing of petroleum contained in the UST, exercise control over the daily operation of the UST, or engage in petroleum production, refining or marketing.  Moreover, under the Lender Liability Act, the protections accorded to lenders under CERCLA are also accorded to holders of security interests in underground petroleum storage tanks.  It should be noted, however, that liability for cleanup of petroleum contamination may be governed by state law, which may not provide for any specific protection for secured creditors, or alternatively, may not impose liability on secured creditors at all.

Other Federal and State Laws.  Many states have statutes similar to CERCLA, and not all those statutes provide for a secured creditor exemption.  In addition, under federal law, there is potential liability relating to hazardous wastes and underground storage tanks under the federal Resource Conservation and Recovery Act.

Some federal, state and local laws, regulations and ordinances govern the management, removal, encapsulation or disturbance of asbestos-containing materials.  These laws, as well as common law standards, may—

●	impose liability for releases of or exposure to asbestos-containing materials, and

●	provide for third parties to seek recovery from owners or operators of real properties for personal injuries associated with those releases.

Federal law requires owners of residential housing constructed prior to 1978 to disclose to potential residents or purchasers any known information in their possession regarding the presence of lead-based paint or lead-based paint-related hazards and will impose treble damages for any failure to disclose.  In addition, the ingestion of lead-based paint chips or dust particles by children can result in lead poisoning.  If lead-based paint hazards exist at a property, then the owner of that property may be held liable for injuries and for the costs of removal or encapsulation of the lead-based paint.

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In a few states, transfers of some types of properties are conditioned upon cleanup of contamination prior to transfer.  In these cases, a lender that becomes the owner of a property through foreclosure, deed in lieu of foreclosure or otherwise, may be required to clean up the contamination before selling or otherwise transferring the property.

Beyond statute-based environmental liability, there exist common law causes of action related to hazardous environmental conditions on a property, such as actions based on nuisance or on toxic tort resulting in death, personal injury or damage to property.  While it may be more difficult to hold a lender liable under common law causes of action, unanticipated or uninsured liabilities of the borrower may jeopardize the borrower’s ability to meet its loan obligations.

Federal, state and local environmental regulatory requirements change often.  It is possible that compliance with a new regulatory requirement could impose significant compliance costs on a borrower.  These costs may jeopardize the borrower’s ability to meet its loan obligations.

Additional Considerations.  The cost of remediating hazardous substance contamination at a property can be substantial.  If a lender becomes liable, it can bring an action for contribution against the owner or operator who created the environmental hazard.  However, that individual or entity may be without substantial assets.  Accordingly, it is possible that the costs could become a liability of the related trust and occasion a loss to the related certificateholders.  Furthermore, such action against the borrower may be adversely affected by the limitations on recourse in the related loan documents. Similarly, in some states anti-deficiency legislation and other statutes requiring the lender to exhaust its security before bringing a personal action against the borrower trustor (see “—Foreclosure—Anti-Deficiency Legislation” above) may curtail the lender’s ability to recover from its borrower the environmental clean-up and other related costs and liabilities incurred by the lender.

If the operations on a foreclosed property are subject to environmental laws and regulations, the lender will be required to operate the property in accordance with those laws and regulations.  This compliance may entail substantial expense, especially in the case of industrial or manufacturing properties.

The related pooling and servicing agreement will provide that the master servicer or the special servicer, if any, acting on behalf of the related trust fund, may not acquire title to, or possession of, a mortgaged property underlying a mortgage loan, take over its operation or take any other action that might subject a given trust fund to liability under CERCLA or comparable laws unless the master servicer or special servicer, if any, has previously determined, based upon a Phase I environmental site assessment (as described below) or other specified environmental assessment prepared by a person who regularly conducts the environmental assessments, that the mortgaged property is in compliance with applicable environmental laws and that there are no circumstances relating to use, management or disposal of any hazardous materials for which investigation, monitoring, containment, clean up or remediation could be required under applicable environmental laws, or that it would be in the best economic interest of a given trust fund to take any actions as are necessary to bring the mortgaged property into compliance with those laws or as may be required under the laws. A Phase I environmental site assessment generally involves identification of recognized environmental conditions (as defined in Guideline E1527-00 of the American Society for Testing and Materials Guidelines) and/or historic recognized environmental conditions (as defined in Guideline E1527-00 of the American Society for Testing and Materials Guidelines) based on records review, site reconnaissance and interviews, but does not involve a more intrusive investigation such as sampling or testing of materials.  This requirement is intended to preclude enforcement of the security for the related mortgage loan until a satisfactory environmental assessment is obtained or any legally required remedial action is taken, reducing the likelihood that a given trust fund will become liable for any Environmental Condition affecting a mortgaged property, but making it more difficult to realize on the security for the mortgage loan. However, we cannot assure you that any environmental assessment obtained by the master servicer or the special servicer, if any, will detect all possible Environmental Conditions or that the other requirements of the  related pooling and servicing agreement, even if fully observed by the master servicer and the special servicer, if any, will in fact insulate a given trust fund from liability for Environmental Conditions.

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In addition, a lender may be obligated to disclose environmental conditions on a property to government entities and/or to prospective buyers, including prospective buyers at a foreclosure sale or following foreclosure.  This disclosure may decrease the amount that prospective buyers are willing to pay for the affected property, sometimes substantially.

Due-on-Sale and Due-on-Encumbrance Provisions

Some or all of the mortgage loans underlying a series of offered certificates may contain due-on-sale and due-on-encumbrance clauses that purport to permit the lender to accelerate the maturity of the loan if the borrower transfers or encumbers the mortgaged property.  In recent years, court decisions and legislative actions placed substantial restrictions on the right of lenders to enforce these clauses in many states.  However, the Garn-St Germain Depository Institutions Act of 1982 generally preempts state laws that prohibit the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to the limitations prescribed in that Act and the regulations promulgated thereunder.  The inability to enforce a due-on-sale clause may result in transfer of the related mortgaged property to an uncreditworthy person, which could increase the likelihood of default, which may affect the average life of the mortgage loans and the number of mortgage loans which may extend to maturity.

Unless otherwise specified in the related prospectus supplement, the pooling and servicing agreement for each series will provide that if any mortgage loan contains a provision in the nature of a “due on sale” clause, which by its terms provides that: (i) the mortgage loan shall (or may at the mortgagee’s option) become due and payable upon the sale or other transfer of an interest in the related mortgaged property; or (ii) the mortgage loan may not be assumed without the consent of the related mortgagee in connection with any sale or other transfer, then, for so long as the mortgage loan is included in the related trust fund, the related master servicer or special servicer, on behalf of the related trustee, shall take actions as it deems to be in the best interest of the certificateholders in accordance with the servicing standard set forth in the related pooling and servicing agreement, and may waive or enforce any due on sale clause contained in the related mortgage loan, in each case subject to any consent rights of the special servicer (in the case of an action by the master servicer) and the controlling class representative.

In addition, under federal bankruptcy law, due-on-sale clauses may not be enforceable in bankruptcy proceedings and may, under certain circumstances, be eliminated in any modified mortgage resulting from the bankruptcy proceeding.

Junior Liens; Rights of Holders of Senior Liens

Any of our trusts may include mortgage loans secured by junior liens, while the loans secured by the related senior liens may not be included in that trust.  The primary risk to holders of mortgage loans secured by junior liens is the possibility that adequate funds will not be received in connection with a foreclosure of the related senior liens to satisfy fully both the senior loans and the junior loan.

In the event that a holder of a senior lien forecloses on a mortgaged property, the proceeds of the foreclosure or similar sale will be applied as follows:

●	first, to the payment of court costs and fees in connection with the foreclosure;

●	second, to real estate taxes;

●	third, in satisfaction of all principal, interest, prepayment or acceleration penalties, if any, and any other sums due and owing to the holder of the senior liens; and

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●	last, in satisfaction of all principal, interest, prepayment and acceleration penalties, if any, and any other sums due and owing to the holder of the junior mortgage loan.

Subordinate Financing

Some mortgage loans underlying a series of offered certificates may not restrict the ability of the borrower to use the mortgaged property as security for one or more additional loans, or the restrictions may be unenforceable.  Where a borrower encumbers a mortgaged property with one or more junior liens, the senior lender is subjected to the following additional risks:

●	the borrower may have difficulty servicing and repaying multiple loans;

●	if the subordinate financing permits recourse to the borrower, as is frequently the case, and the senior loan does not, a borrower may have more incentive to repay sums due on the subordinate loan;

●
acts of the senior lender that prejudice the junior lender or impair the junior lender’s security, such as the senior lender’s agreeing to an increase in the principal amount of or the interest rate payable on the senior loan, may create a superior equity in favor of the junior lender;

●
if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender; and

●	the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

Default Interest and Limitations on Prepayments

Notes and mortgages may contain provisions that obligate the borrower to pay a late charge or additional interest if payments are not timely made.  They may also contain provisions that prohibit prepayments for a specified period and/or condition prepayments upon the borrower’s payment of prepayment premium, fee or charge.  In some states, there are or may be specific limitations upon the late charges that a lender may collect from a borrower for delinquent payments.  Some states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid.  In addition, the enforceability of provisions that provide for prepayment premiums, fees and charges upon an involuntary prepayment is unclear under the laws of many states.  Some state statutory provisions may also treat certain prepayment premiums, fees and charges as usurious if in excess of statutory limits. See “—Applicability of Usury Laws” below.

Further, some of the mortgage loans underlying a series of offered certificates may not require the payment of specified fees as a condition to prepayment or these requirements have expired, and to the extent some mortgage loans do require these fees, these fees may not necessarily deter borrowers from prepaying their mortgage loans.

Applicability of Usury Laws

State and federal usury laws limit the interest that lenders are entitled to receive on a mortgage loan. In determining whether a given transaction is usurious, courts may include charges in the form of “points” and “fees” as “interest”, but may exclude payments in the form of “reimbursement of foreclosure expenses” or other charges found to be distinct from “interest”.  If, however, the amount charged for the use of the money loaned is found to exceed a statutorily established maximum rate, the loan is generally found usurious regardless of the form employed or the degree of overcharge.  Title V of the Depository Institutions Deregulation and Monetary

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Control Act of 1980 (“Title V”) provides that state usury limitations shall not apply to various types of residential, including multifamily, first mortgage loans originated by particular lenders after March 31, 1980.  Title V authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law.  In addition, even where Title V is not rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V.  Some states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

Statutes differ in their provisions as to the consequences of a usurious loan.  One group of statutes requires the lender to forfeit the interest due above the applicable limit or imposes a specified penalty.  Under this statutory scheme, the borrower may cancel the recorded mortgage or deed of trust upon paying its debt with lawful interest, and the lender may foreclose, but only for the debt plus lawful interest.  A second group of statutes is more severe.  A violation of this type of usury law results in the invalidation of the transaction, permitting the borrower to cancel the recorded mortgage or deed of trust without any payment or prohibiting the lender from foreclosing.

Americans with Disabilities Act

Under Title III of the Americans with Disabilities Act of 1990 and rules promulgated thereunder, in order to protect individuals with disabilities, owners of public accommodations, such as hotels, restaurants, shopping centers, hospitals, schools and social service center establishments, must remove architectural and communication barriers which are structural in nature from existing places of public accommodation to the extent “readily achievable.”  In addition, under the ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, the  altered portions are readily accessible to and usable by disabled individuals.  The “readily achievable” standard takes into account, among other factors, the financial resources of the affected property owner, landlord or other applicable person.  In addition to imposing a possible financial burden on the borrower in its capacity as owner or landlord, the ADA may also impose requirements on a foreclosing lender who succeeds to the interest of the borrower as owner or landlord.  Furthermore, because the “readily achievable” standard may vary depending on the financial condition of the owner or landlord, a foreclosing lender that is financially more capable than the borrower of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the borrower is subject.

Servicemembers Civil Relief Act

Under the terms of the Servicemembers Civil Relief Act, a borrower who enters military service after the origination of the borrower’s mortgage loan, including a borrower who was in reserve status and is called to active duty after origination of the mortgage loan, may not be charged interest, including fees and charges, above an annual rate of 6% during the period of the borrower’s active duty status, unless a court orders otherwise upon application of the lender.  The Relief Act applies to individuals who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard and officers of the U.S. Public Health Service assigned to duty with the military.  Because the Relief Act applies to individuals who enter military service, including reservists who are called to active duty, after origination of the related mortgage loan, no information can be provided as to the number of loans with individuals as borrowers that may be affected by the Relief Act.

Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of a master servicer or special servicer to collect full amounts of interest on an affected mortgage loan.  Any shortfalls in interest collections resulting from the application of the Relief Act would result in a reduction of the amounts payable to the holders of certificates of the related series, and would not be covered by advances or, unless otherwise specified in the related prospectus supplement, any form of credit support provided in connection with the certificates.  In addition, the Relief Act imposes limitations that would impair the ability of a master servicer or special servicer to foreclose on an affected mortgage loan during the borrower’s period of active duty status and, under some circumstances, during an additional three month period after the active duty status ceases.

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In addition, pursuant to the laws of various states, under certain circumstances, payments on mortgage loans by residents in such states who are called into active duty with the National Guard or the reserves will be deferred.  These state laws may also limit the ability of the master servicer to foreclose on the related mortgaged property.  This could result in delays or reductions in payment and increased losses on the mortgage loans that would be borne by certificateholders.

Anti-Money Laundering, Economic Sanctions and Bribery

Many jurisdictions have adopted wide-ranging anti-money laundering, economic and trade sanctions, and anti-corruption and anti-bribery laws, and regulations (collectively, the “Requirements”).  Any of the Depositor, the trust fund, the underwriters, the master servicer, the special servicer, the trustee or the certificate administrator could be requested or required to obtain certain assurances from prospective investors intending to purchase offered certificates and to retain such information or to disclose information pertaining to them to governmental, regulatory or other authorities or to financial intermediaries or engage in due diligence or take other related actions in the future.  It is the policy of the Depositor, the trust fund, the underwriters, the master servicer, the special servicer, the trustee and the certificate administrator to comply with the Requirements to which they are or may become subject and to interpret such Requirements broadly in favor of disclosure.  Failure to honor any request by the Depositor, the trust fund, the underwriters, the master servicer, the special servicer, the trustee or the certificate administrator to provide requested information or take such other actions as may be necessary or advisable for the Depositor, the trust fund, the underwriters, the master servicer, the special servicer, the trustee or the certificate administrator to comply with any Requirements, related legal process or appropriate requests (whether formal or informal) may result in, among other things, a forced sale to another investor of such investor’s offered certificates.  In addition, each of the Depositor, the trust fund, the underwriters, the master servicer, the special servicer, the trustee and the certificate administrator intends to comply with the U.S. Bank Secrecy Act, the USA Patriot Act and any other anti-money laundering and anti-terrorism, economic and trade sanctions, and anti-corruption or anti-bribery laws, and regulations of the United States and other countries, and will disclose any information required or requested by authorities in connection therewith.

Potential Forfeiture of Assets

Federal law provides that assets (including property purchased or improved with assets) derived from criminal activity or otherwise tainted, or used in the commission of certain offenses are subject to the blocking requirements of economic sanctions laws and regulations, and can be blocked and/or seized by and ordered forfeited to the United States of America.  The offenses that can trigger such a blocking and/or seizure and forfeiture include, among others, violations of the Racketeer Influenced and Corrupt Organizations Act, the Bank Secrecy Act, the anti-money-laundering, anti-terrorism, economic sanctions, and anti-bribery laws and regulations, including the USA Patriot Act and the regulations issued pursuant to the USA Patriot Act, as well as the narcotic drug laws.  Under procedures contained in the Comprehensive Crime Control Act of 1984, the government may seize the property even before conviction.  The government must publish notice of the forfeiture proceeding and may give notice to all parties “known to have an alleged interest in the property,” including the holders of mortgage loans.

A lender may avoid forfeiture of its interest in the property if it establishes that—

●
its mortgage was executed and recorded before commission of the illegal conduct from which the assets used to purchase or improve the property were derived or before the commission of any other crime upon which the forfeiture is based, or

●	the lender, at the time of execution of the mortgage, “did not know or was reasonably without cause to believe that the property was subject to forfeiture.”

However, there is no assurance that such defense will be successful.

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Terrorism Insurance Program

The Terrorism Risk Insurance Act of 2002 established the Terrorism Insurance Program.  On December 26, 2007, the Terrorism Insurance Program was extended by the Terrorism Risk Insurance Program Reauthorization Act of 2007 through December 31, 2014 (“TRIPRA”).

The Terrorism Insurance Program is administered by the Secretary of the Treasury and through December 31, 2014 will provide some financial assistance from the United States Government to insurers in the event of another terrorist attack that results in an insurance claim.  The program applies to United States risks only and to acts that are committed by an individual or individuals as an effort to influence or coerce United States civilians or the United States Government.  TRIPRA requires an investigation by the Comptroller General to study the availability and affordability of insurance coverage for nuclear, biological, chemical and radiological attacks.

In addition, no compensation will be paid under the Terrorism Insurance Program unless the aggregate industry losses relating to such act of terror exceed $100 million.  As a result, unless the borrowers obtain separate coverage for events that do not meet these thresholds (which coverage may not be required by the related loan documents and may not otherwise be obtainable), such events would not be covered.

The Treasury Department has established procedures for the Terrorism Insurance Program under which the federal share of compensation will be equal to 85% of the portion of insured losses that exceeds an applicable insurer deductible required to be paid during each program year (which insurer deductible was fixed by TRIPRA at 20% of an insurer’s direct earned premium for any program year).  The federal share in the aggregate in any program year may not exceed $100 billion (and the insurers will be liable for any amount that exceeds this cap).  An insurer that has paid its deductible is not liable for the payment of any portion of total annual United States wide losses that exceed $100 billion, regardless of the terms of the individual insurance contracts.

Through December 2014, insurance carriers are required under the program to provide terrorism coverage in their basic policies providing “special” form coverage.  Any commercial property and casualty terrorism insurance exclusion that was in force on November 26, 2002 is automatically voided to the extent that it excludes losses that would otherwise be insured losses.  Any state approval of such types of exclusions in force on November 26, 2002 is also voided.

MATERIAL FEDERAL INCOME TAX CONSEQUENCES

General

This is a general discussion of the anticipated material federal income tax consequences of purchasing, owning and transferring the offered certificates.  This discussion is directed to certificateholders that hold the offered certificates as capital assets within the meaning of Section 1221 of the Internal Revenue Code.  It does not discuss all federal income tax consequences that may be relevant to owners of offered certificates, particularly as to investors subject to special treatment under the Internal Revenue Code, including:

●	banks,

●	insurance companies,

●	foreign investors.

●	tax exempt investors,

●	holders whose “functional currency” is not the United States dollar,

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●	United States expatriates, and

●	holders holding the offered certificates as part of a hedge, straddle, or conversion transaction.

Further, this discussion and any legal opinions referred to in this discussion are based on current provisions and interpretations of the Internal Revenue Code and the accompanying Treasury regulations and on current judicial and administrative rulings.  All of these authorities are subject to change and any change can apply retroactively.  No rulings have been or will be sought from the IRS with respect to any of the federal income tax consequences discussed below.  Accordingly, the IRS may take contrary positions.

Investors should consult their own tax advisers in determining the federal, state, local or any other tax consequences to them of the purchase, ownership and disposition of the offered certificates.

The following discussion addresses securities of two general types:

●
REMIC certificates, representing interests in a trust, or a portion of the assets of that trust, as to which a specified person or entity will make a real estate mortgage investment conduit, or REMIC, election under sections 860A through 860G of the Internal Revenue Code; and

●	grantor trust certificates, representing interests in a trust, or a portion of the assets of that trust, as to which no REMIC election will be made.

We will indicate in the prospectus supplement for each series of offered certificates whether the related trustee, another party to the related Governing Document or an agent appointed by that trustee or other party will act as tax administrator for the related trust.  If the related tax administrator is required to make a REMIC election, we also will identify in the related prospectus supplement all regular interests and residual interests in the resulting REMIC.

The following discussion is limited to certificates offered under this prospectus.  In addition, this discussion applies only to the extent that the related trust holds only mortgage loans.  If a trust holds assets other than mortgage loans, such as mortgage-backed securities, we will disclose in the related prospectus supplement the tax consequences associated with those other assets being included.  In addition, if agreements other than guaranteed investment contracts are included in a trust to provide interest rate protection for the related offered certificates, the anticipated material tax consequences associated with those agreements also will be discussed in the related prospectus supplement.  See “The Trust Fund—Arrangements Providing Reinvestment, Interest Rate and Currency Related Protection.”

The following discussion is based in part on the rules governing original issue discount in sections 1271-1273 and 1275 of the Internal Revenue Code and in the Treasury regulations issued under those sections.  It is also based in part on the rules governing REMICs in sections 860A-860G of the Internal Revenue Code and in the Treasury regulations issued or proposed under those sections.  The regulations relating to original issue discount do not adequately address all issues relevant to, and in some instances provide that they are not applicable to, securities such as the offered certificates.

REMICs

General.  With respect to each series of offered certificates as to which the related tax administrator will make a REMIC election, our counsel will deliver its opinion generally to the effect that, assuming compliance with all provisions of the related Governing Document, and subject to any other assumptions set forth in the opinion:

●	the related trust, or the relevant designated portion of the trust, will qualify as a REMIC, and

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●	any and all offered certificates representing interests in a REMIC will be either—

1.	REMIC regular certificates, representing regular interests in the REMIC, or

2.	REMIC residual certificates, representing residual interests in the REMIC.

If an entity electing to be treated as a REMIC fails to comply with the ongoing requirements of the Internal Revenue Code for REMIC status, it may lose its REMIC status.  If so, the entity may become taxable as a corporation.  Therefore, the related certificates may not be given the tax treatment summarized below. Although the Internal Revenue Code authorizes the Treasury Department to issue regulations providing relief in the event of an inadvertent termination of REMIC status, the Treasury Department has not done so.  Any relief mentioned above, moreover, may be accompanied by sanctions.  These sanctions could include the imposition of a corporate tax on all or a portion of a trust’s income for the period in which the requirements for REMIC status are not satisfied.  The Governing Document with respect to each REMIC will include provisions designed to maintain its status as a REMIC under the Internal Revenue Code.

Characterization of Investments in REMIC Certificates.  Unless we state otherwise in the related prospectus supplement, the offered certificates that are REMIC certificates will be treated as—

●
“real estate assets” within the meaning of section 856(c)(5)(B) of the Internal Revenue Code in the hands of a real estate investment trust, the interest (including OID) on which will be considered “interest on obligations secured by mortgages on real property” within the meaning of section 856(c)(3)(B) of the Internal Revenue Code, and

●	“loans secured by an interest in real property” or other assets described in section 7701(a)(19)(C) of the Internal Revenue Code in the hands of a thrift institution,

in the same proportion that the assets of the related REMIC are so treated.

However, to the extent that the REMIC assets constitute mortgage loans on property not used for residential or certain other prescribed purposes, a corresponding portion of the related offered certificates will not be treated as assets qualifying under section 7701(a)(19)(C) of the Internal Revenue Code.  If 95% or more of the assets of the REMIC qualify for any of the foregoing characterizations, the related offered certificates will qualify for the corresponding status in their entirety.

In addition, unless we state otherwise in the related prospectus supplement, offered certificates that are REMIC regular certificates will be “qualified mortgages” within the meaning of section 860G(a)(3) of the Internal Revenue Code in the hands of another REMIC.  Generally, a “qualified mortgage” for REMIC purposes is any obligation (including certificates of participation in such an obligation) that is principally secured by an interest in real property and that is transferred to the REMIC within a prescribed time period in exchange for regular or residual interests in the REMIC.

The related tax administrator will determine the percentage of the REMIC’s assets that constitute assets described in the above-referenced sections of the Internal Revenue Code with respect to each calendar quarter based on the average adjusted basis of each category of the assets held by the REMIC during that calendar quarter.  The related tax administrator will report those determinations to certificateholders in the manner and at the times required by applicable Treasury regulations.

The assets of the REMIC will include, in addition to mortgage loans—

●	collections on mortgage loans held pending payment on the related offered certificates, and

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●	any property acquired by foreclosure held pending sale, and may include amounts in reserve accounts.

The Treasury regulations provide that cash received from collections on mortgage loans held pending payment is considered part of the mortgage loans for purposes of section 856(c)(5)(B) of the Internal Revenue Code, relating to real estate investment trusts.  It is unclear, however, whether property acquired by foreclosure held pending sale, and amounts in reserve accounts, would be considered to be part of the mortgage loans, or whether these assets otherwise would receive the same treatment as the mortgage loans for purposes of the above-referenced sections of the Internal Revenue Code.  In addition, in some instances, the mortgage loans may not be treated entirely as assets described in those sections of the Internal Revenue Code.  If so, we will describe in the related prospectus supplement those mortgage loans that are characterized differently.

To the extent a REMIC certificate represents ownership of an interest in a mortgage loan that is secured in part by the related borrower’s interest in a bank account, that mortgage loan is not secured solely by real estate.  Accordingly:

●	a portion of that certificate may not represent ownership of “loans secured by an interest in real property” or other assets described in section 7701(a)(19)(C) of the Internal Revenue Code;

●	a portion of that certificate may not represent ownership of “real estate assets” under section 856(c)(5)(B) of the Internal Revenue Code; and

●	the interest on that certificate may not constitute “interest on obligations secured by mortgages on real property” within the meaning of section 856(c)(3)(B) of the Internal Revenue Code.

Tiered REMIC Structures.  For some series of REMIC certificates, the related tax administrator may make two or more REMIC elections as to the related trust for federal income tax purposes.  As to each of these series of REMIC certificates, our counsel will opine -- assuming compliance with all applicable provisions -- that each portion of the related trust as to which a REMIC election is to be made will qualify as a REMIC.  Each of these series will be treated as interests in one REMIC solely for purposes of determining:

●	whether the related REMIC certificates will be “real estate assets” within the meaning of section 856(c)(5)(B) of the Internal Revenue Code,

●	whether the related REMIC certificates will be “loans secured by an interest in real property” under section 7701(a)(19)(C) of the Internal Revenue Code, and

●	whether the interest/income on the related REMIC certificates is interest described in section 856(c)(3)(B) of the Internal Revenue Code.

Taxation of Owners of REMIC Regular Certificates.

General.  Except as otherwise stated in this discussion, the Internal Revenue Code treats REMIC regular certificates as debt instruments issued by the REMIC and not as ownership interests in the REMIC or its assets.  Holders of REMIC regular certificates that otherwise report income under the cash method of accounting must nevertheless report income with respect to REMIC regular certificates under the accrual method.

Original Issue Discount.  Some REMIC regular certificates may be issued with original issue discount within the meaning of section 1273(a) of the Internal Revenue Code.  Any holders of REMIC regular certificates issued with original issue discount generally will have to include original issue discount in income as it accrues, in accordance with a constant yield method, prior to the receipt of the cash attributable to that income.  The Treasury Department has issued regulations under sections 1271 to 1275 of the Internal Revenue Code generally addressing

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the treatment of debt instruments issued with original issue discount.  Section 1272(a)(6) of the Internal Revenue Code provides special rules applicable to the accrual of original issue discount on, among other things, REMIC regular certificates.  The Treasury Department has not issued regulations under that section.  You should be aware, however, that section 1272(a)(6) and the regulations under sections 1271 to 1275 of the Internal Revenue Code do not adequately address all issues relevant to, or are not applicable to, prepayable securities such as the offered certificates.  We recommend that you consult with your own tax advisor concerning the tax treatment of your offered certificates.

The Internal Revenue Code requires, in computing the accrual of original issue discount on REMIC regular certificates, that a reasonable assumption be used concerning the rate at which borrowers will prepay the mortgage loans held by the related REMIC, and prescribe a method for adjusting the amount and rate of accrual of such original issue discount to reflect differences between the prepayment rate actually experienced and the assumed prepayment rate.  The prepayment assumption is to be determined in a manner prescribed in Treasury regulations that the Treasury Department has not yet issued.  The Committee Report indicates that the regulations should provide that the prepayment assumption used with respect to a REMIC regular certificate is determined once, at initial issuance, and must be the same as that used in pricing.  The prepayment assumption used in reporting original issue discount for each series of REMIC regular certificates will be consistent with this standard and will be disclosed in the related prospectus supplement.  However, neither we nor any other person will make any representation that the mortgage loans underlying any series of REMIC regular certificates will in fact prepay at a rate conforming to the prepayment assumption or at any other rate or that the IRS will not challenge on audit the prepayment assumption used.

In general, each REMIC regular certificate will be treated as a single installment obligation issued with an amount of original issue discount equal to the excess of its stated redemption price at maturity over its issue price.

The issue price of a particular class of REMIC regular certificates will be the first cash price at which a substantial amount of those certificates are sold, excluding sales to bond houses, brokers and underwriters.  If less than a substantial amount of a particular class of REMIC regular certificates is sold for cash on or prior to the related date of initial issuance of those certificates, the issue price for that class will be the fair market value of that class on the date of initial issuance.

The stated redemption price at maturity of a REMIC regular certificate is equal to the total of all payments to be made on that certificate other than qualified stated interest.  Generally, qualified stated interest is interest that is unconditionally payable at least annually, during the entire term of the instrument, at:

●	a single fixed rate,

●	a “qualified floating rate,”

●	an “objective rate,”

●	a combination of a single fixed rate and one or more “qualified floating rates,”

●	a combination of a single fixed rate and one “qualified inverse floating rate,” or

●	a combination of “qualified floating rates” that does not operate in a manner that accelerates or defers interest payments on the REMIC regular certificate.

In the case of REMIC regular certificates bearing adjustable interest rates, the determination of the total amount of original issue discount and the timing of the inclusion of that discount will vary according to the characteristics of those certificates.  If the original issue discount rules apply to those certificates, we will describe

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in the related prospectus supplement the manner in which those rules will be applied with respect to those certificates in preparing information returns to the certificateholders and the IRS.

Some classes of REMIC regular certificates may provide that the first interest payment with respect to those certificates be made more than one month after the date of initial issuance, a period that is longer than the subsequent monthly intervals between interest payments.  Assuming the accrual period for original issue discount is the monthly period that ends on each distribution date, then, as a result of this long first accrual period, some or all interest payments may be required to be included in the stated redemption price of the REMIC regular certificate and accounted for as original issue discount.  Because interest on REMIC regular certificates must in any event be accounted for under an accrual method, applying this analysis would result in only a slight difference in the timing of the inclusion in income of the yield on the REMIC regular certificates.

In addition, if the accrued interest to be paid on the first distribution date is computed with respect to a period that begins prior to the date of initial issuance, a portion of the purchase price paid for a REMIC regular certificate will reflect that accrued interest.  In those cases, information returns provided to the certificateholders and the IRS will be based on the position that the portion of the purchase price paid for the interest accrued prior to the date of initial issuance is treated as part of the overall cost of the REMIC regular certificate.  Therefore, the portion of the interest paid on the first distribution date in excess of interest accrued from the date of initial issuance to the first distribution date is included in the stated redemption price of the REMIC regular certificate.  However, the Treasury regulations state that all or some portion of this accrued interest may be treated as a separate asset, the cost of which is recovered entirely out of interest paid on the first distribution date.  It is unclear how an election to do so would be made under these regulations and whether this election could be made unilaterally by a certificateholder.

Notwithstanding the general definition of original issue discount, original issue discount on a REMIC regular certificate will be considered to be zero under the de minimis rule if it is less than 0.25% of the stated redemption price of the certificate multiplied by its weighted average maturity.  For this purpose, the weighted average maturity of a REMIC regular certificate is computed as the sum of the amounts determined, as to each payment included in the stated redemption price of the certificate, by multiplying:

●
the number of complete years, rounding down for partial years, from the date of initial issuance, until that payment is expected to be made, presumably taking into account the prepayment assumption, by

●	a fraction—

1.	the numerator of which is the amount of the payment, and

2.	the denominator of which is the stated redemption price at maturity of the certificate.

Original issue discount of only a de minimis amount, other than de minimis original issue discount attributable to a so-called “teaser” interest rate or an initial interest holiday, will be included in income as each payment of stated principal is made, based on the product of:

●	the total amount of the de minimis original issue discount, and

●	a fraction—

1.	the numerator of which is the amount of the principal payment, and

2.	the denominator of which is the outstanding stated principal amount of the subject REMIC regular certificate.

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You may alternatively elect to accrue de minimis original issue discount into income currently based on a constant yield method.  See “—REMICs—Taxation of Owners of REMIC Regular Certificates—Market Discount” below for a description of that election under the applicable Treasury regulations.

If original issue discount on a REMIC regular certificate is in excess of a de minimis amount, the holder of the certificate must include in ordinary gross income the sum of the daily portions of original issue discount for each day during its taxable year on which it held the certificate, including the purchase date but excluding the disposition date.  In the case of an original holder of a REMIC regular certificate, the daily portions of original issue discount will be determined as described below in this “—Original Issue Discount” subsection.

As to each accrual period, the related tax administrator will calculate the original issue discount that accrued during that accrual period.  For these purposes, an accrual period is, unless we otherwise state in the related prospectus supplement, the period that begins on a date that corresponds to a distribution date, or in the case of the first accrual period, begins on the date of initial issuance, and ends on the day preceding the next following distribution date.  The portion of original issue discount that accrues in any accrual period will equal the excess, if any, of:

●	the sum of:

1.
the present value, as of the end of the accrual period (determined by using as a discount factor the original yield to maturity of the REMIC regular certificate as calculated taking into account the prepayment assumption), of all of the payments remaining to be made on the subject REMIC regular certificate, if any, in future periods, presumably taking into account the prepayment assumption, and

2.	the payments made on that certificate during the accrual period of amounts included in the stated redemption price, over

●	the adjusted issue price of the subject REMIC regular certificate at the beginning of the accrual period.

The adjusted issue price of a REMIC regular certificate is:

●	the issue price of the certificate, increased by

●	the total amount of original issue discount previously accrued on the certificate, reduced by

●	the amount of all prior payments of amounts included in its stated redemption price.

The original issue discount accruing during any accrual period, computed as described above, will be allocated ratably to each day during the accrual period to determine the daily portion of original issue discount for that day.

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A subsequent purchaser of a REMIC regular certificate that purchases the certificate at a cost, excluding any portion of that cost attributable to accrued qualified stated interest, that is less than its remaining stated redemption price, will also be required to include in gross income the daily portions of any original issue discount with respect to the certificate.  However, if the cost is in excess of its adjusted issue price, the daily portion will be reduced in proportion to the ratio that the excess bears to the total original issue discount remaining to be accrued on the certificate.  The adjusted issue price of a REMIC regular certificate, as of any date of determination, equals the sum of:

●	the adjusted issue price or, in the case of the first accrual period, the issue price, of the certificate at the beginning of the accrual period which includes that date of determination, and

●	the daily portions of original issue discount for all days during that accrual period prior to that date of determination.

If the foregoing method for computing original issue discount results in a negative amount of original issue discount as to any accrual period with respect to a REMIC regular certificate held by you, the amount of original issue discount accrued for that accrual period will be zero.  You may not deduct the negative amount currently.  Instead, you will only be permitted to offset it against future positive original issue discount, if any, attributable to the certificate.  Although not free from doubt, it is possible that you may be permitted to recognize a loss to the extent your basis in the certificate exceeds the maximum amount of payments that you could ever receive with respect to the certificate.  However, the loss may be a capital loss, which is limited in its deductibility.  The foregoing considerations are particularly relevant to certificates that have no, or a disproportionately small, amount of principal because they can have negative yields if the mortgage loans held by the related REMIC prepay more quickly than anticipated.  See “Risk Factors—The Investment Performance of Your Offered Certificate Will Depend Upon Payments, Defaults and Losses on the Underlying Mortgage Loans; and Those Payments, Defaults and Losses May Be Highly Unpredictable.”

The Treasury regulations in some circumstances permit the holder of a debt instrument to recognize original issue discount under a method that differs from that used by the issuer.  Accordingly, it is possible that you may be able to select a method for recognizing original issue discount that differs from that used by the trust in preparing reports to you and the IRS.  Prospective purchasers of the REMIC regular certificates are encouraged to consult their tax advisors concerning the tax treatment of these certificates in this regard.

Proposed regulations concerning the accrual of interest income by the holders of REMIC regular interests would create a special rule for accruing original issue discount on REMIC regular certificates that provide for a delay between record and distribution dates, such that the period over which original issue discount accrues coincides with the period over which the certificate holder’s right to interest payment accrues under the governing contract provisions rather than over the period between distribution dates.  If the proposed regulations are adopted in the same form as proposed, certificate holders would be required to accrue interest from the issue date to the first record date, but would not be required to accrue interest after the last record date.  The proposed regulations are limited to REMIC regular certificates with delayed payment periods of fewer than 32 days.  The proposed regulations are proposed to apply to any REMIC regular certificate issued after the date the final regulations are published in the Federal Register. The proposed regulations provide automatic consent for the holder of a REMIC regular certificate to change its method of accounting for original issue discount under the final regulations. The change is proposed to be made on a cut-off basis and, thus, does not affect REMIC regular interests certificates before the date the final regulations are published in the Federal Register.

The Treasury Department issued a notice of proposed rulemaking on the timing of income and deductions attributable to interest-only regular interests in a REMIC, in which the Treasury Department and the IRS requested comments on whether to adopt special rules for taxing regular interests in a REMIC that are entitled only to a specified portion of the interest in respect of one or more mortgage loans held by the REMIC (“REMIC IOs”), high-yield REMIC regular interests, and apparent negative-yield instruments.  The Treasury Department

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and the IRS also requested comments on different methods for taxing the foregoing instruments, including the possible recognition of negative amounts of original issue discount, the formulation of special guidelines for the application of Code Section 166 to REMIC IOs and similar instruments, and the adoption of a new alternative method applicable to REMIC IOs and similar instruments.  It is uncertain whether IRS actually will propose any regulations as a consequence of the solicitation of comments and when any resulting new rules would be effective.

Market Discount.  You will be considered to have purchased a REMIC regular certificate at a market discount if—

●	in the case of a certificate issued without original issue discount, you purchased the certificate at a price less than its remaining stated principal amount, or

●	in the case of a certificate issued with original issue discount, you purchased the certificate at a price less than its adjusted issue price.

If you purchase a REMIC regular certificate with more than a de minimis amount of market discount, you will recognize gain upon receipt of each payment representing stated redemption price.  Under section 1276 of the Internal Revenue Code, you generally will be required to allocate the portion of each payment representing some or all of the stated redemption price first to accrued market discount not previously included in income and must recognize as ordinary income the amount so allocated.  You may elect to include market discount in income currently as it accrues rather than including it on a deferred basis in accordance with the foregoing.  If made, this election will apply to all market discount bonds acquired by you on or after the first day of the first taxable year to which this election applies.

You may elect to accrue all interest and discount, including de minimis market or original issue discount, in income as interest, and to amortize premium, based on a constant yield method.  Your making this election with respect to a REMIC regular certificate with market discount would be deemed to be an election to include currently market discount in income with respect to all other debt instruments with market discount that you acquire during the taxable year of the election or thereafter, and possibly previously acquired instruments.  Similarly, your making this election as to a certificate acquired at a premium would be deemed to be an election to amortize bond premium, with respect to all debt instruments having amortizable bond premium that you own or acquire.  See “—REMICs —Taxation of Owners of REMIC Regular Certificates—Premium” below.

Each of the elections described above to accrue interest and discount, and to amortize premium, with respect to a certificate on a constant yield method or as interest would be irrevocable except with the approval of the IRS.

However, market discount with respect to a REMIC regular certificate will be considered to be zero under the de minimis rule if the market discount is less than 0.25% of the remaining stated redemption price of the certificate multiplied by the number of complete years to maturity remaining after the date of its purchase.  In interpreting a similar rule with respect to original issue discount on obligations payable in installments, the Treasury regulations refer to the weighted average maturity of obligations.  It is likely that the same rule will be applied with respect to market discount, presumably taking into account the prepayment assumption.  If market discount is treated as de minimis under this rule, it appears that the actual discount would be treated in a manner similar to original issue discount of a de minimis amount.  See “—REMICs—Taxation of Owners of REMIC Regular Certificates—Original Issue Discount” above.  This treatment would result in discount being included in income at a slower rate than discount would be required to be included in income using the method described above.

Section 1276(b)(3) of the Internal Revenue Code specifically authorizes the Treasury Department to issue regulations providing for the method for accruing market discount on debt instruments, the principal of which is

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payable in more than one installment.  Until regulations are issued by the Treasury Department, the relevant rules described in the Committee Report apply.  The Committee Report indicates that in each accrual period, you may accrue  market discount on a REMIC regular certificate held by you, at your option:

●	on the basis of a constant yield method,

●
in the case of a certificate issued without original issue discount, in an amount that bears the same ratio to the total remaining market discount as the stated interest paid in the accrual period bears to the total amount of stated interest remaining to be paid on the certificate as of the beginning of the accrual period, or

●
in the case of a certificate issued with original issue discount, in an amount that bears the same ratio to the total remaining market discount as the original issue discount accrued in the accrual period bears to the total amount of original issue discount remaining on the certificate at the beginning of the accrual period.

The prepayment assumption used in calculating the accrual of original issue discount is also used in calculating the accrual of market discount.

To the extent that REMIC regular certificates provide for monthly or other periodic payments throughout their term, the effect of these rules may be to require market discount to be includible in income at a rate that is not significantly slower than the rate at which the discount would accrue if it were original issue discount.  Moreover, in any event a holder of a REMIC regular certificate generally will be required to treat a portion of any gain on the sale or exchange of the certificate as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income.

Further, you may be required to defer a portion of your interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry a REMIC regular certificate purchased with market discount.  For these purposes, the de minimis rule referred to above applies.  Any deferred interest expense would not exceed the market discount that accrues during the related taxable year and is, in general, allowed as a deduction not later than the year in which the related market discount is includible in income.  If you have elected, however, to include market discount in income currently as it accrues, the interest deferral rule described above would not apply.

Premium.  A REMIC regular certificate purchased at a cost, excluding any portion of the cost attributable to accrued qualified stated interest, that is greater than its remaining stated redemption price will be considered to be purchased at a premium.  You may elect under section 171 of the Internal Revenue Code to amortize the premium over the life of the certificate.  If you elect to amortize bond premium, bond premium would be amortized on a constant yield method and would be applied as an offset against qualified stated interest.  If made, this election will apply to all debt instruments having amortizable bond premium that you own or subsequently acquire.  The IRS has issued regulations on the amortization of bond premium, but they specifically do not apply to holders of REMIC regular certificates.

The Treasury regulations also permit you to elect to include all interest, discount and premium in income based on a constant yield method, further treating you as having made the election to amortize premium generally.  See “—Taxation of Owners of REMIC Regular Certificates—Market Discount” above.  The Committee Report states that the same rules that apply to accrual of market discount and require the use of a prepayment assumption in accruing market discount with respect to REMIC regular certificates without regard to whether those certificates have original issue discount, will also apply in amortizing bond premium under section 171 of the Internal Revenue Code.

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Whether you will be treated as holding a REMIC regular certificate with amortizable bond premium will depend on—

●	the purchase price paid for your offered certificate, and

●	the payments remaining to be made on your offered certificate at the time of its acquisition by you.

If you acquire an interest in any class of REMIC regular certificates issued at a premium, you are encouraged to consider consulting your own tax advisor regarding the possibility of making an election to amortize the premium.

Deferred Interest.  Certain classes of REMIC regular certificates may provide for the accrual of deferred interest (i.e., interest deferred by reason of negative amortization) with respect to one or more adjustable rate mortgage loans.  Any deferred interest that accrues with respect to a class of REMIC regular certificates will constitute income to the holders of such certificates prior to the time distributions of cash with respect to such deferred interest are made.  It is unclear, under the OID regulations, whether any of the interest on such certificates will constitute qualified stated interest or whether all or a portion of the interest payable on such certificates must be included in the stated redemption price at maturity of the certificates and accounted for as OID (which could accelerate such inclusion).  Interest on REMIC regular certificates must in any event be accounted for under an accrual method by the holders of such certificates and, therefore, applying the latter analysis may result only in a slight difference in the timing of the inclusion in income of interest on such REMIC regular certificates.

Accrued Interest Certificates. Certain of the REMIC regular certificates (“Payment Lag Certificates”) may provide for payments of interest based on a period that corresponds to the interval between distribute dates but that ends prior to each such distribution date.  The period between the closing date for Payment Lag Certificates and their first distribution date may or may not exceed such interval.  Purchasers of Payment Lag Certificates for which the period between the closing date and the first distribution date does not exceed such interval could pay upon purchase of the REMIC regular certificates accrued interest in excess of the accrued interest that would be paid if the interest paid on the distribution date were interest accrued from distribution date to distribution date.  If a portion of the initial purchase price of a REMIC regular certificate is allocable to interest that has accrued prior to the issue date (“pre-issuance accrued interest”) and the REMIC regular certificate provides for a payment of stated interest on the first payment date (and the first payment date is within one year of the issue date) that equals or exceeds the amount of the pre-issuance accrued interest, then the REMIC regular certificate’s issue price may be computed by subtracting from the issue price the amount of pre-issuance accrued interest, rather than as an amount payable on the REMIC regular certificate.  However, it is unclear under this method how the OID regulations treat interest on Payment Lag Certificates.  Therefore, in the case of a Payment Lag Certificate, it is expected that the related trustee will include accrued interest in the issue price and report interest payments made on the first distribution date as interest to the extent such payments represent interest for the number of days that the certificateholder has held such Payment Lag Certificate during the first accrual period.

Investors should consult their own tax advisors concerning the treatment for federal income tax purposes of Payment Lag Certificates.

Realized Losses.  Under section 166 of the Internal Revenue Code, although not entirely clear, if you are either a corporate holder of a REMIC regular certificate or a noncorporate holder of a REMIC regular certificate that acquires the certificate in connection with a trade or business, you should be allowed to deduct, as ordinary losses, any losses sustained during a taxable year in which your offered certificate becomes wholly or partially worthless as the result of one or more realized losses on the related mortgage loans.  However, if you are a noncorporate holder that does not acquire a REMIC regular certificate in connection with a trade or business, it appears that—

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●
you will not be entitled to deduct a loss under section 166 of the Internal Revenue Code until your offered certificate becomes wholly worthless, which is when its principal balance has been reduced to zero, and

●	the loss will be characterized as a short-term capital loss.

You will also have to accrue interest and original issue discount with respect to your REMIC regular certificate, without giving effect to any reductions in payments attributable to defaults or delinquencies on the related mortgage loans, until it can be established that those payment reductions are not recoverable.  As a result, your taxable income in a period could exceed your economic income in that period.  If any of those amounts previously included in taxable income are not ultimately received due to a loss on the related mortgage loans, you should be able to recognize a loss or reduction in income.  However, the law is unclear with respect to the timing and character of this loss or reduction in income.

Taxation of Owners of REMIC Residual Certificates.

General.  Although a REMIC is a separate entity for federal income tax purposes, the Internal Revenue Code does not subject a REMIC to entity-level taxation, except with regard to prohibited transactions and the other transactions described under “—REMICs—Prohibited Transactions Tax and Other Taxes” below.  Rather, a holder of REMIC residual certificates must generally include in income the taxable income or net loss of the related REMIC.  Accordingly, the Internal Revenue Code treats the REMIC residual certificates much differently than it would if they were direct ownership interests in the related mortgage loans or as debt instruments issued by the related REMIC.

Holders of REMIC residual certificates generally will be required to report their daily portion of the taxable income or, subject to the limitations noted in this discussion, the net loss of the related REMIC for each day during a calendar quarter that they own those certificates.  For this purpose, the taxable income or net loss of the REMIC will be allocated to each day in the calendar quarter ratably using a “30 days per month/90 days per quarter/360 days per year” convention unless we otherwise disclose in the related prospectus supplement.  These daily amounts then will be allocated among the holders of the REMIC residual certificates in proportion to their respective ownership interests on that day.  Any amount included in the residual certificateholders’ gross income or allowed as a loss to them by virtue of this paragraph will be treated as ordinary income or loss.  The taxable income of the REMIC will be determined under the rules described below in “—REMICs—Taxation of Owners of REMIC Residual Certificates—Taxable Income of the REMIC.”  Holders of REMIC residual certificates must report the taxable income of the related REMIC without regard to the timing or amount of cash payments by the REMIC until the REMIC’s termination.  Income derived from the REMIC residual certificates will be “portfolio income” for the purposes of the limitations under section 469 of the Internal Revenue Code on the deductibility of “passive losses.”

A holder of a REMIC residual certificate that purchased the certificate from a prior holder also will be required to report on its federal income tax return amounts representing its daily share of the taxable income, or net loss, of the related REMIC for each day that it holds the REMIC residual certificate.  These daily amounts generally will equal the amounts of taxable income or net loss determined as described above.  The Committee Report indicates that modifications of the general rules may be made, by regulations, legislation or otherwise to reduce, or increase, the income of a holder of a REMIC residual certificate.  These modifications would occur when a holder purchases the REMIC residual certificate from a prior holder at a price other than the adjusted basis that the REMIC residual certificate would have had in the hands of an original holder of that certificate.  The Treasury regulations, however, do not provide for these modifications.

Any payments that you receive from the seller of a REMIC residual certificate in connection with the acquisition of that certificate will be income to you.

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Treasury regulations addressing the federal income tax treatment of “inducement fees” received by transferees of noneconomic REMIC residual interests require inducement fees to be included in income over a period reasonably related to the period in which the related REMIC residual interest is expected to generate taxable income or net loss to its holder.  These regulations provide two safe harbor methods which permit transferees to include inducement fees in income, either (a) in the same amounts and over the same period that the taxpayer uses for financial reporting purposes, provided that such period is not shorter than the period the REMIC is expected to generate taxable income or (b) ratably over the remaining anticipated weighted average life of all the regular and residual interests issued by the REMIC, determined based on actual distributions projected as remaining to be made on such interests under the prepayment assumption.  If the holder of a REMIC residual interest sells or otherwise disposes of the residual certificate, any unrecognized portion of the inducement fee must be taken into account at the time of the sale or disposition.  These regulations also provide that an inducement fee shall be treated as income from sources within the United States.  In addition, the IRS has issued administrative guidance addressing the procedures by which transferees of noneconomic REMIC residual interests may obtain automatic consent from the IRS to change the method of accounting for REMIC inducement fee income to one of the safe harbor methods provided in these regulations (including a change from one safe harbor method to the other safe harbor method).  Prospective purchasers of the REMIC residual certificates are encouraged consult with their tax advisors regarding the effect of these regulations and the related guidance regarding the procedures for obtaining automatic consent to change the method of accounting.

Tax liability with respect to the amount of income that holders of REMIC residual certificates will be required to report, will often exceed the amount of cash payments received from the related REMIC for the corresponding period.  Consequently, you should have—

●	other sources of funds sufficient to pay any federal income taxes due as a result of your ownership of REMIC residual certificates, or

●	unrelated deductions against which income may be offset.

See, however, the rules discussed below relating to:

●	excess inclusions,

●	residual interests without significant value, and

●	noneconomic residual interests.

The fact that the tax liability associated with this income allocated to you may exceed the cash payments received by you for the corresponding period may significantly and adversely affect their after-tax rate of return.  This disparity between income and payments may not be offset by corresponding losses or reductions of income attributable to your REMIC residual certificates until subsequent tax years.  Even then, the extra income may not be completely offset due to changes in the Internal Revenue Code, tax rates or character of the income or loss.  Therefore, REMIC residual certificates will ordinarily have a negative value at the time of issuance.  See “Risk Factors—Residual Interests in a Real Estate Mortgage Investment Conduit Have Adverse Tax Consequences.”

Taxable Income of the REMIC.  The taxable income of a REMIC will equal:

●	the income from the mortgage loans and other assets of the REMIC; plus

●	any cancellation of indebtedness income due to the allocation of realized losses to those REMIC certificates constituting regular interests in the REMIC; less the following items—

1.
the deductions allowed to the REMIC for interest, including original issue discount but reduced by any premium on issuance, on any class of REMIC certificates constituting regular interests in the REMIC, whether offered or not,

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2.	amortization of any premium on the mortgage loans held by the REMIC,

3.	bad debt losses with respect to the mortgage loans held by the REMIC, and

4.	except as described below in this “—Taxable Income of the REMIC” subsection, servicing, administrative and other expenses.

For purposes of determining its taxable income, a REMIC will have an initial aggregate basis in its assets equal to the sum of the issue prices of all REMIC certificates, or in the case of REMIC certificates not sold initially, their fair market values.  The aggregate basis will be allocated among the mortgage loans and the other assets of the REMIC in proportion to their respective fair market values.  The issue price of any REMIC certificates offered hereby will be determined in the manner described above under “—REMICs—Taxation of Owners of REMIC Regular Certificates—Original Issue Discount.”  The issue price of a REMIC certificate received in exchange for an interest in mortgage loans or other property will equal the fair market value of the interests in the mortgage loans or other property.  Accordingly, if one or more classes of REMIC certificates are retained initially rather than sold, the related tax administrator may be required to estimate the fair market value of these interests in order to determine the basis of the REMIC in the mortgage loans and other property held by the REMIC.

The REMIC will be allowed a deduction for interest and OID on the REMIC regular certificates.  The amount and method of accrual of OID will be calculated for this purpose in the same manner as described above with respect to REMIC regular certificates except that the 0.25% per annum de minimus rule and adjustments for subsequent holders described therein will not apply.  That method is a constant yield method taking into account the prepayment assumption.  However, a REMIC that acquires loans at a market discount must include that market discount in income currently, as it accrues, on a constant yield basis.  See “—REMICs—Taxation of Owners of REMIC Regular Certificates” above, which describes a method for accruing the discount income that is analogous to that required to be used by a REMIC as to mortgage loans with market discount that it holds.

A REMIC will acquire a mortgage loan with discount, or premium, to the extent that the REMIC’s basis, determined as described in the preceding paragraph, is different from its stated redemption price.  Discount will be includible in the income of the REMIC as it accrues, in advance of receipt of the cash attributable to that income, under a method similar to the method described above for accruing original issue discount on the REMIC regular certificates.  A REMIC probably will elect under section 171 of the Internal Revenue Code to amortize any premium on the mortgage loans that it holds.  Premium on any mortgage loan to which this election applies may be amortized under a constant yield method, presumably taking into account the prepayment assumption.

A REMIC will be allowed deductions for interest, including original issue discount, on all of the certificates that constitute regular interests in the REMIC, whether or not offered hereby, as if those certificates were indebtedness of the REMIC.  Original issue discount will be considered to accrue for this purpose as described above under “—REMICs—Taxation of Owners of REMIC Regular Certificates—Original Issue Discount.”  However, the de minimis rule described in that section will not apply in determining deductions.

If a class of REMIC regular certificates is issued at a price in excess of the stated redemption price of that class, the net amount of interest deductions that are allowed to the REMIC in each taxable year with respect to those certificates will be reduced by an amount equal to the portion of that excess that is considered to be amortized in that year.  It appears that this excess should be amortized under a constant yield method in a manner analogous to the method of accruing original issue discount described above under “—REMICs—Taxation of Owners of REMIC Regular Certificates—Original Issue Discount.”

As a general rule, the taxable income of a REMIC will be determined as if the REMIC were an individual having the calendar year as its taxable year and using the accrual method of accounting.  However, no item of income, gain, loss or deduction allocable to a prohibited transaction will be taken into account.  See “—

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REMICs—Prohibited Transactions Tax and Other Taxes” below.  Further, the limitation on miscellaneous itemized deductions imposed on individuals by section 67 of the Internal Revenue Code will not be applied at the REMIC level so that the REMIC will be allowed full deductions for servicing, administrative and other non-interest expenses in determining its taxable income.  All those expenses will be allocated as a separate item to the holders of the related REMIC certificates, subject to the limitation of section 67 of the Internal Revenue Code.  See “—REMICs—Taxation of Owners of REMIC Residual Certificates—Possible Pass-Through of Miscellaneous Itemized Deductions” below.  If the deductions allowed to the REMIC exceed its gross income for a calendar quarter, the excess will be the net loss for the REMIC for that calendar quarter.

Basis Rules, Net Losses and Distributions.  The adjusted basis of a REMIC residual certificate will be equal to:

●	the amount paid for that REMIC residual certificate,

●	increased by amounts included in the income of the holder of that REMIC residual certificate, and

●	decreased, but not below zero, by payments made, and by net losses allocated, to the holder of that REMIC residual certificate.

A holder of a REMIC residual certificate is not allowed to take into account any net loss for any calendar quarter to the extent that the net loss exceeds the adjusted basis to that holder as of the close of that calendar quarter, determined without regard to that net loss.  Any loss that is not currently deductible by reason of this limitation may be carried forward indefinitely to future calendar quarters and, subject to the same limitation, may be used only to offset income from the REMIC residual certificate.

Any distribution on a REMIC residual certificate will be treated as a nontaxable return of capital to the extent it does not exceed the holder’s adjusted basis in the REMIC residual certificate.  To the extent a distribution on a REMIC residual certificate exceeds the holder’s adjusted basis, it will be treated as gain from the sale of that REMIC residual certificate.

A holder’s basis in a REMIC residual certificate will initially equal the amount paid for the certificate and will be increased by that holder’s allocable share of taxable income of the related REMIC.  However, these increases in basis may not occur until the end of the calendar quarter, or perhaps the end of the calendar year, with respect to which the related REMIC’s taxable income is allocated to that holder.  To the extent the initial basis of the holder of a REMIC residual certificate is less than the distributions to that holder, and increases in the initial basis either occur after these distributions or, together with the initial basis, are less than the amount of these payments, gain will be recognized to that holder on these distributions.  This gain will be treated as gain from the sale of its REMIC residual certificate.

The effect of these rules is that a holder of a REMIC residual certificate may not amortize its basis in a REMIC residual certificate, but may only recover its basis:

●	through distributions,

●	through the deduction of any net losses of the REMIC, or

●	upon the sale of its REMIC residual certificate.

See “—REMICs—Sales of REMIC Certificates” below.

For a discussion of possible modifications of these rules that may require adjustments to income of a holder of a REMIC residual certificate other than an original holder see “—REMICs—Taxation of Owners of

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REMIC Residual Certificates—General” above.  These adjustments could require a holder of a REMIC residual certificate to account for any difference between the cost of the certificate to the holder and the adjusted basis of the certificate would have been in the hands of an original holder.

Excess Inclusions.  Any excess inclusions with respect to a REMIC residual certificate will be subject to federal income tax in all events.  In general, the excess inclusions with respect to a REMIC residual certificate for any calendar quarter will be the excess, if any, of:

●	the daily portions of REMIC taxable income allocable to that certificate, over

●	the sum of the daily accruals for each day during the quarter that the certificate was held by that holder.

The daily accruals of a holder of a REMIC residual certificate will be determined by allocating to each day during a calendar quarter its ratable portion of a numerical calculation.  That calculation is the product  of the adjusted issue price of the REMIC residual certificate at the beginning of the calendar quarter and 120% of the long-term Federal rate in effect on the date of initial issuance.  For this purpose, the adjusted issue price of a REMIC residual certificate as of the beginning of any calendar quarter will be equal to:

●	the issue price of the certificate, increased by

●	the sum of the daily accruals for all prior quarters, and decreased, but not below zero, by

●	any payments made with respect to the certificate before the beginning of that quarter.

The issue price of a REMIC residual certificate is the initial offering price to the public at which a substantial amount of the REMIC residual certificates were sold, but excluding sales to bond houses, brokers and underwriters or, if no sales have been made, their initial value.  The long-term Federal rate is an average of current yields on Treasury securities with a remaining term of greater than nine years, computed and published monthly by the IRS.

Although it has not done so, the Treasury Department has authority to issue regulations that would treat the entire amount of income accruing on a REMIC residual certificate as excess inclusions if the REMIC residual interest evidenced by that certificate is considered not to have significant value.

For holders of REMIC residual certificates, excess inclusions:

●	will not be permitted to be offset by deductions, losses or loss carryovers from other activities,

●	will be treated as unrelated business taxable income to an otherwise tax-exempt organization, and

●
will not be eligible for any rate reduction or exemption under any applicable tax treaty with respect to the 30% United States withholding tax imposed on payments to holders of REMIC residual certificates that are foreign investors.

See, however, “—REMICs—Foreign Investors in REMIC Certificates” below.

Furthermore, for purposes of the alternative minimum tax:

●	excess inclusions will not be permitted to be offset by the alternative tax net operating loss deduction, and

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●	alternative minimum taxable income may not be less than the taxpayer’s excess inclusions.

This last rule has the effect of preventing non-refundable tax credits from reducing the taxpayer’s income tax to an amount lower than the alternative minimum tax on excess inclusions.

In the case of any REMIC residual certificates held by a real estate investment trust, or REIT, the total excess inclusions with respect to these REMIC residual certificates will be allocated among the shareholders of the REIT in proportion to the dividends received by the shareholders from the REIT.  Any amount so allocated will be treated as an excess inclusion with respect to a REMIC residual certificate as if held directly by the shareholder.  The total excess inclusions referred to in the previous sentence will be reduced, but not below zero, by any REIT taxable income, within the meaning of section 857(b)(2) of the Internal Revenue Code, other than any net capital gain.  Treasury regulations yet to be issued could apply a similar rule to:

●	regulated investment companies,

●	common trusts, and

●	some cooperatives.

Noneconomic REMIC Residual Certificates.  Under the Treasury regulations, transfers of noneconomic REMIC residual certificates will be disregarded for all federal income tax purposes if “a significant purpose of the transfer was to enable the transferor to impede the assessment or collection of tax.”  If a transfer is disregarded, the purported transferor will continue to remain liable for any taxes due with respect to the income on the noneconomic REMIC residual certificate.  The Treasury regulations provide that a REMIC residual certificate is noneconomic unless, based on the prepayment assumption and on any required or permitted clean up calls, or required liquidation provided for in the related Governing Document:

●	the present value of the expected future payments on the REMIC residual certificate equals at least the present value of the expected tax on the anticipated excess inclusions, and

●
the transferor reasonably expects that the transferee will receive payments with respect to the REMIC residual certificate at or after the time the taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes.

The present value calculation referred to above is calculated using the applicable Federal rate for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the REMIC residual certificate.  This rate is computed and published monthly by the IRS.

Accordingly, all transfers of REMIC residual certificates that may constitute noneconomic residual interests will be subject to restrictions under the terms of the related Governing Document that are intended to reduce the possibility of any transfer being disregarded.  These restrictions will require an affidavit:

●	from each party to the transfer, stating that no purpose of the transfer is to impede the assessment or collection of tax,

●
from the prospective transferee, providing representations as to its financial condition and that it understands that, as the holder of a non-economic REMIC residual certificate, it may incur tax liabilities in excess of any cash flows generated by the REMIC residual certificate and that such transferee  intends to pay its taxes associated with holding such REMIC residual certificate as they become due, and

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●
from the prospective transferor, stating that it has made a reasonable investigation to determine the transferee’s historic payment of its debts and ability to continue to pay its debts as they come due in the future.

The applicable Treasury regulations (the “Safe Harbor Regulations”) provide that transfers of noneconomic residual interests must meet two additional requirements to qualify for the safe harbor: (a) the transferee must represent that it will not cause income from the noneconomic residual interest to be attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty, hereafter a “foreign branch”) of the transferee or another U.S. taxpayer, and (b) the transfer must satisfy either an “asset test” or a “formula test” provided under the REMIC Regulations. A transfer to an “eligible corporation,” generally a domestic corporation, will satisfy the asset test if: at the time of the transfer, and at the close of each of the transferee’s two fiscal years preceding the transferee’s fiscal year of transfer, the transferee’s gross and net assets for financial reporting purposes exceed $100 million and $10 million, respectively, in each case, exclusive of any obligations of certain related persons, the transferee agrees in writing that any subsequent transfer of the interest will be to another eligible corporation in a transaction that satisfies the asset test, and the transferor does not know or have reason to know, that the transferee will not honor these restrictions on subsequent transfers, and a reasonable person would not conclude, based on the facts and circumstances known to the transferor on or before the date of the transfer (specifically including the amount of consideration paid in connection with the transfer of the noneconomic residual interest) that the taxes associated with the residual interest will not be paid. In addition, the direct or indirect transfer of the residual interest to a foreign branch of a domestic corporation is not treated as a transfer to an eligible corporation under the asset test. The “formula test” makes the safe harbor unavailable unless the present value of the anticipated tax liabilities associated with holding the residual interest did not exceed the sum of:

●	the present value of any consideration given to the transferee to acquire the interest,

●	the present value of the expected future distributions on the interest, and

●	the present value of the anticipated tax savings associated with the holding of the interest as the REMIC generates losses.

Present values must be computed using a discount rate equal to the applicable Federal short-term rate.

If the transferee has been subject to the alternative minimum tax in the preceding two years and will compute its taxable income in the current taxable year using the alternative minimum tax rate, then it may use the alternative minimum tax rate in lieu of the corporate tax rate. In addition, the direct or indirect transfer of the residual interest to a foreign branch of a domestic corporation is not treated as a transfer to an eligible corporation under the formula test.

The Governing Document will require that all transferees of residual certificates furnish an affidavit as to the applicability of one of the safe harbors of the Safe Harbor Regulations, unless the transferor has waived the requirement that the transferee do so.

Prospective investors are encouraged consult their own tax advisors as to the applicability and effect of these alternative safe harbor tests.

Prior to purchasing a REMIC residual certificate, prospective purchasers should consider the possibility that a purported transfer of a REMIC residual certificate to another party at some future date may be disregarded in accordance with the above-described rules.  This would result in the retention of tax liability by the transferor with respect to that purported transfer.

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We will disclose in the related prospectus supplement whether the offered REMIC residual certificates may be considered noneconomic residual interests under the Treasury regulations.  However, we will base any disclosure that a REMIC residual certificate will not be considered noneconomic upon various assumptions.  Further, we will make no representation that a REMIC residual certificate will not be considered noneconomic for purposes of the above-described rules.

See “—REMICs—Foreign Investors in REMIC Certificates” below for additional restrictions applicable to transfers of REMIC residual certificates to foreign persons.

Mark-to-Market Rules.  Regulations under section 475 of the Internal Revenue Code require that a securities dealer mark to market securities held for sale to customers.  This mark-to-market requirement applies to all securities owned by a dealer, except to the extent that the dealer has specifically identified a security as held for investment.  These regulations provide that for purposes of this mark-to-market requirement, a REMIC residual certificate is not treated as a security for purposes of section 475 of the Internal Revenue Code.  Thus, a REMIC residual certificate is not subject to the mark-to-market rules.  We recommend that prospective purchasers of a REMIC residual certificate consult their tax advisors regarding these regulations.

Transfers of REMIC Residual Certificates to Investors That Are Foreign Persons. Unless we otherwise state in the related prospectus supplement, transfers of REMIC residual certificates to investors that are foreign persons under the Internal Revenue Code will be prohibited under the related Governing Documents.

Pass-Through of Miscellaneous Itemized Deductions.  Fees and expenses of a REMIC generally will be allocated to the holders of the related REMIC residual certificates.  The applicable Treasury regulations indicate, however, that in the case of a REMIC that is similar to a single class grantor trust, all or a portion of these fees and expenses should be allocated to the holders of the related REMIC regular certificates.  Unless we state otherwise in the related prospectus supplement, however, these fees and expenses will be allocated to holders of the related REMIC residual certificates in their entirety and not to the holders of the related REMIC regular certificates.

If the holder of a REMIC certificate receives an allocation of fees and expenses in accordance with the preceding discussion, and if that holder is:

●	an individual,

●	an estate or trust, or

●	a Pass-Through Entity beneficially owned by one or more individuals, estates or trusts,

then—

●	an amount equal to this individual’s, estate’s or trust’s share of these fees and expenses will be added to the gross income of this holder, and

●
the individual’s, estate’s or trust’s share of these fees and expenses will be treated as a miscellaneous itemized deduction allowable subject to the limitation of section 67 of the Internal Revenue Code, which permits the deduction of these fees and expenses only to the extent they exceed, in total, 2% of a taxpayer’s adjusted gross income.

In addition, section 68 of the Internal Revenue Code currently provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount will be reduced by the lesser of:

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●	3% of the excess, if any, of such taxpayer’s adjusted gross income over such specified amount, or

●	80% of the amount of itemized deductions otherwise allowable for such tax year.

Furthermore, in determining the alternative minimum taxable income of a holder of a REMIC certificate that is—

●	an individual,

●	an estate or trust, or

●	a Pass-Through Entity beneficially owned by one or more individuals, estates or trusts,

no deduction will be allowed for the holder’s allocable portion of servicing fees and other miscellaneous itemized deductions of the REMIC, even though an amount equal to the amount of these fees and other deductions will be included in the holder’s gross income.

The amount of additional taxable income reportable by holders of REMIC certificates that are subject to the limitations of either section 67 or Section 68 of the Internal Revenue Code, or the complete disallowance of the related expenses for alternative minimum tax purposes, may be substantial.

We recommend that those prospective investors who are individuals, estates or trusts, or a Pass-Through Entity beneficially owned by one or more individuals, estates or trusts, consult with their tax advisors prior to making an investment in a REMIC certificate to which these expenses are allocated.

Sales of REMIC Certificates.  If a REMIC certificate is sold, the selling certificateholder will recognize gain or loss equal to the difference between the amount realized on the sale and its adjusted basis in the REMIC certificate.  The adjusted basis of a REMIC regular certificate generally will equal:

●	the cost of the certificate to that certificateholder, increased by

●	income reported by that certificateholder with respect to the certificate, including original issue discount and market discount income, and reduced, but not below zero, by

●	payments on the certificate received by that certificateholder, amortized premium and realized losses allocated to the certificate and previously deducted by the certificateholder.

The adjusted basis of a REMIC residual certificate will be determined as described above under “—REMICs—Taxation of Owners of REMIC Residual Certificates—Basis Rules, Net Losses and Distributions.”  Except as described below in this “—Sales of REMIC Certificates” subsection, any gain or loss from your sale of a REMIC certificate will be capital gain or loss, provided that you hold the certificate as a capital asset within the meaning of section 1221 of the Internal Revenue Code, which is generally property held for investment.

In addition to the recognition of gain or loss on actual sales, the Internal Revenue Code requires the recognition of gain, but not loss, upon the constructive sale of an appreciated financial position.  A constructive sale of an appreciated financial position occurs if a taxpayer enters into a transaction or series of transactions that have the effect of substantially eliminating the taxpayer’s risk of loss and opportunity for gain with respect to the financial instrument.  Debt instruments that—

●	entitle the holder to a specified principal amount,

●	pay interest at a fixed or variable rate, and

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●	are not convertible into the stock of the issuer or a related party,

cannot be the subject of a constructive sale for this purpose. Because most REMIC regular certificates meet this exception, section 1259 will not apply to most REMIC regular certificates.  However, REMIC regular certificates that have no, or a disproportionately small, amount of principal, can be the subject of a constructive sale.

Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include the net capital gain in total net investment income for the taxable year. A taxpayer would do so because of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer’s net investment income.

As of the date of this prospectus, the Internal Revenue Code provides for lower rates as to long-term capital gains than those applicable to the short-term capital gains and ordinary income recognized or received by individuals.  No similar rate differential exists for corporations.  In addition, the distinction between a capital gain or loss and ordinary income or loss is relevant for other purposes to both individuals and corporations.

Gain from the sale of a REMIC regular certificate that might otherwise be a capital gain will be treated as ordinary income to the extent that the gain does not exceed the excess, if any, of:
●
the amount that would have been includible in the seller’s income with respect to that REMIC regular certificate assuming that income had accrued on the certificate at a rate equal to 110% of the applicable Federal rate determined as of the date of purchase of the certificate, which is a rate based on an average of current yields on Treasury securities having a maturity comparable to that of the certificate based on the application of the prepayment assumption to the certificate, over

●	the amount of ordinary income actually includible in the seller’s income prior to that sale.

In addition, gain recognized on the sale of a REMIC regular certificate by a seller who purchased the certificate at a market discount will be taxable as ordinary income in an amount not exceeding the portion of that discount that accrued during the period the certificate was held by the seller, reduced by any market discount included in income under the rules described above under “—REMICs—Taxation of Owners of REMIC Regular Certificates—Market Discount” and “—Premium.”

REMIC certificates will be “evidences of indebtedness” within the meaning of Section 582(c)(1) of the Internal Revenue Code, so that gain or loss recognized from the sale of a REMIC certificate by a bank or thrift institution to which that section of the Internal Revenue Code applies will be ordinary income or loss.

A portion of any gain from the sale of a REMIC regular certificate that might otherwise be capital gain may be treated as ordinary income to the extent that a holder holds the certificate as part of a “conversion transaction” within the meaning of section 1258 of the Internal Revenue Code.  A conversion transaction generally is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk, if substantially all of the taxpayer’s return is attributable to the time value of the taxpayer’s net investment in that transaction.  The amount of gain so realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer’s net investment at 120% of the appropriate applicable Federal rate at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction.

Except as may be provided in Treasury regulations yet to be issued, a loss realized on the sale of a REMIC residual certificate will be subject to the “wash sale” rules of section 1091 of the Internal Revenue Code, if during the period beginning six months before, and ending six months after, the date of that sale the seller of that certificate:

●	reacquires that same REMIC residual certificate,

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●	acquires any other residual interest in a REMIC, or

●	acquires any similar interest in a taxable mortgage pool, as defined in section 7701(i) of the Internal Revenue Code.

In that event, any loss realized by the holder of a REMIC residual certificate on the sale will not be recognized or deductible currently, but instead will be added to that holder’s adjusted basis in the newly-acquired asset.

Prohibited Transactions Tax and Other Taxes.  The Internal Revenue Code imposes a tax on REMICs equal to 100% of the net income derived from prohibited transactions.  In general, subject to specified exceptions, a prohibited transaction includes:

●	the disposition of a non-defaulted mortgage loan,

●	the receipt of income from a source other than a mortgage loan or other permitted investments,

●	the receipt of compensation for services, or

●	the gain from the disposition of an asset purchased with collections on the mortgage loans for temporary investment pending payment on the REMIC certificates.

It is not anticipated that any REMIC will engage in any prohibited transactions as to which it would be subject to this tax.

In addition, some contributions to a REMIC made after the day on which the REMIC issues all of its interests could result in the imposition of a tax on the REMIC equal to 100% of the value of the contributed property.  The related Governing Document will include provisions designed to prevent the acceptance of any contributions that would be subject to this tax.

REMICs also are subject to federal income tax at the highest corporate rate on Net Income From Foreclosure Property, determined by reference to the rules applicable to REITs.  The related Governing Documents may permit the special servicer to conduct activities with respect to a mortgaged property acquired by one of our trusts in a manner that causes the trust to incur this tax, if doing so would, in the reasonable discretion of the special servicer, maximize the net after-tax proceeds to certificateholders.  However, under no circumstance may the special servicer allow the acquired mortgaged property to cease to be a “permitted investment” under section 860G(a)(5) of the Internal Revenue Code.

Unless we state otherwise in the related prospectus supplement, and to the extent permitted by then applicable laws, any tax on prohibited transactions, particular contributions or Net Income From Foreclosure Property, and any state or local income or franchise tax, that may be imposed on the REMIC will be borne by the related trustee, tax administrator, master servicer, special servicer or manager, in any case out of its own funds, provided that—

●	the person has sufficient assets to do so, and

●	the tax arises out of a breach of that person’s obligations under select provisions of the related Governing Document.

Any tax not borne by one of these persons would be charged against the related trust resulting in a reduction in amounts payable to holders of the related REMIC certificates.

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Tax and Restrictions on Transfers of REMIC Residual Certificates to Particular Organizations.  If a REMIC residual certificate is transferred to a Disqualified Organization, a tax will be imposed in an amount equal to the product of:

●	the present value of the total anticipated excess inclusions with respect to the REMIC residual certificate for periods after the transfer, and

●	the highest marginal federal income tax rate applicable to corporations.

The value of the anticipated excess inclusions is discounted using the applicable Federal rate for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the REMIC residual certificate.

The anticipated excess inclusions must be determined as of the date that the REMIC residual certificate is transferred and must be based on:

●	events that have occurred up to the time of the transfer,

●	the prepayment assumption, and

●	any required or permitted clean up calls or required liquidation provided for in the related Governing Document.

The tax on transfers to Disqualified Organizations generally would be imposed on the transferor of the REMIC residual certificate, except when the transfer is through an agent for a Disqualified Organization.  In that case, the tax would instead be imposed on the agent.  However, a transferor of a REMIC residual certificate would in no event be liable for the tax with respect to a transfer if:

●	the transferee furnishes to the transferor an affidavit that the transferee is not a Disqualified Organization, and

●	as of the time of the transfer, the transferor does not have actual knowledge that the affidavit is false.

In addition, if a Pass-Through Entity includes in income excess inclusions with respect to a REMIC residual certificate, and a Disqualified Organization is the record holder of an interest in that entity, then a tax will be imposed on that entity equal to the product of:

●	the amount of excess inclusions on the certificate that are allocable to the interest in the Pass-Through Entity held by the Disqualified Organization, and

●	the highest marginal federal income tax rate imposed on corporations.

A Pass-Through Entity will not be subject to this tax for any period, however, if each record holder of an interest in that Pass-Through Entity furnishes to that Pass-Through Entity:

●	the holder’s social security number and a statement under penalties of perjury that the social security number is that of the record holder, or

●	a statement under penalties of perjury that the record holder is not a Disqualified Organization.

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If an Electing Large Partnership holds a REMIC residual certificate, all interests in the Electing Large Partnership are treated as held by Disqualified Organizations for purposes of the tax imposed on pass-through entities described in the second preceding paragraph.  This tax on Electing Large Partnerships must be paid even if each record holder of an interest in that partnership provides a statement mentioned in the prior paragraph.

In addition, a person holding an interest in a Pass-Through Entity as a nominee for another person will, with respect to that interest, be treated as a Pass-Through Entity.

Moreover, an entity will not qualify as a REMIC unless there are reasonable arrangements designed to ensure that:

●	the residual interests in the entity are not held by Disqualified Organizations, and

●	the information necessary for the application of the tax described in this prospectus will be made available.

We will include in the related Governing Document restrictions on the transfer of REMIC residual certificates and other provisions that are intended to meet this requirement, and we will discuss those restrictions and provisions in any prospectus supplement relating to the offering of any REMIC residual certificate.

Termination.  A REMIC will terminate immediately after the distribution date following receipt by the REMIC of the final payment with respect to the related mortgage loans or upon a sale of the REMIC’s assets following the adoption by the REMIC of a plan of complete liquidation.  The last payment on a REMIC regular certificate will be treated as a payment in retirement of a debt instrument.  In the case of a REMIC residual certificate, if the last payment on that certificate is less than the REMIC residual certificateholder’s adjusted basis in the certificate, that holder should, but may not, be treated as realizing a capital loss equal to the amount of that difference.

Reporting and Other Administrative Matters.  Solely for purposes of the administrative provisions of the Internal Revenue Code, a REMIC will be treated as a partnership and holders of the related REMIC residual certificates will be treated as partners.  Unless we otherwise state in the related prospectus supplement, the related tax administrator will file REMIC federal income tax returns on behalf of the REMIC, and will be designated as and will act as or on behalf of the tax matters person with respect to the REMIC in all respects.

As, or as agent for, the tax matters person, the related tax administrator, subject to applicable notice requirements and various restrictions and limitations, generally will have the authority to act on behalf of the REMIC and the holders of the REMIC residual certificates in connection with the administrative and judicial review of the REMIC’s—

●	income,

●	deductions,

●	gains,

●	losses, and

●	classification as a REMIC.

Holders of REMIC residual certificates generally will be required to report these REMIC items consistently with their treatment on the related REMIC’s tax return.  In addition, these holders may in some circumstances be bound by a settlement agreement between the related tax administrator, as, or as agent for, the

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tax matters person, and the IRS concerning any REMIC item.  Adjustments made to the REMIC’s tax return may require these holders to make corresponding adjustments on their returns.  An audit of the REMIC’s tax return, or the adjustments resulting from that audit, could result in an audit of a holder’s return.

No REMIC will be registered as a tax shelter under section 6111 of the Internal Revenue Code.  Any person that holds a REMIC residual certificate as a nominee for another person may be required to furnish to the related REMIC, in a manner to be provided in Treasury regulations, the name and address of that other person, as well as other information.

Reporting of interest income, including any original issue discount, with respect to REMIC regular certificates is required annually, and may be required more frequently under Treasury regulations.  These information reports generally are required to be sent or made readily available through electronic means to individual holders of REMIC regular certificates and the IRS.  Holders of REMIC regular certificates that are—

●	corporations,

●	trusts,

●	securities dealers, and

●	various other non-individuals,

will be provided interest and original issue discount income information and the information set forth in the following paragraphs.  This information will be provided upon request in accordance with the requirements of the applicable regulations.  The information must be provided by the later of:

●	30 days after the end of the quarter for which the information was requested, or

●	two weeks after the receipt of the request.

Reporting with respect to REMIC residual certificates, including—

●	income,

●	excess inclusions,

●	investment expenses, and

●	relevant information regarding qualification of the REMIC’s assets,

will be made as required under the Treasury regulations, generally on a quarterly basis.

As applicable, the REMIC regular certificate information reports will include a statement of the adjusted issue price of the REMIC regular certificate at the beginning of each accrual period.  In addition, the reports will include information required by regulations with respect to computing the accrual of any market discount.  Because exact computation of the accrual of market discount on a constant yield method would require information relating to the holder’s purchase price that the REMIC may not have, the regulations only require that information pertaining to the appropriate proportionate method of accruing market discount be provided.  See “—REMICs—Taxation of Owners of REMIC Regular Certificates—Market Discount.”

Unless we otherwise specify in the related prospectus supplement, the responsibility for complying with the foregoing reporting rules will be borne by the related tax administrator for the subject REMIC.

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Backup Withholding with Respect to REMIC Certificates.  Payments of interest and principal, as well as payments of proceeds from the sale of REMIC certificates, may be subject to the backup withholding tax under Section 3406 of the Internal Revenue Code if recipients of these payments:

●	fail to furnish to the payor information regarding, among other things, their taxpayer identification numbers, or

●	otherwise fail to establish an exemption from this tax.

Any amounts deducted and withheld from a payment to a recipient would be allowed as a credit against the recipient’s federal income tax.  Furthermore, penalties may be imposed by the IRS on a recipient of payments that is required to supply information but that does not do so in the proper manner.

Foreign Investors in REMIC Certificates.  Unless we otherwise disclose in the related prospectus supplement, a holder of a REMIC regular certificate that is—

●	a foreign person, and

●	not subject to federal income tax as a result of any direct or indirect connection to the United States in addition to its ownership of that certificate,

will normally not be subject to United States federal income or withholding tax with respect to a payment on a REMIC regular certificate.  To avoid withholding or tax, that holder must comply with applicable identification requirements. These requirements include delivery of a statement, signed by the certificateholder under penalties of perjury, certifying that the certificateholder is a foreign person and providing the name, address and such other information with respect to the certificateholder as may be required by regulations issued by the Treasury Department.  Special rules apply to partnerships, estates and trusts, and in certain circumstances certifications as to foreign status and other matters may be required to be provided by partners and beneficiaries thereof.

For these purposes, a foreign person is anyone other than a U.S. Person.

It is possible that the IRS may assert that the foregoing tax exemption should not apply with respect to a REMIC regular certificate held by a person or entity that owns directly or indirectly a 10% or greater interest in the related REMIC residual certificates.  If the holder does not qualify for exemption, payments of interest, including payments in respect of accrued original issue discount, to that holder may be subject to a tax rate of 30%, subject to reduction under any applicable tax treaty.

It is possible, under regulations promulgated under Section 881 of the Internal Revenue Code concerning conduit financing transactions, that the exemption from withholding taxes described above may also not be available to a holder who is a foreign person and either—

●	owns 10% or more of one or more underlying mortgagors, or

●	if the holder is a controlled foreign corporation, is related to one or more mortgagors in the applicable trust.

Further, it appears that a REMIC regular certificate would not be included in the estate of a nonresident alien individual and would not be subject to United States estate taxes.  However, it is recommended that certificateholders who are nonresident alien individuals consult their tax advisors concerning this question.

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Unless we otherwise state in the related prospectus supplement, the related Governing Document will prohibit transfers of REMIC residual certificates to investors that are:

●	foreign persons, or

●
U.S. Persons, if classified as a partnership under the Internal Revenue Code, unless all of their beneficial owners are U.S. Persons and the partnership agreement prohibits transfers of partnership interests to non-U.S. Persons.

FATCA.  Under the “Foreign Account Tax Compliance Act” (“FATCA”) provisions of the Hiring Incentives to Restore Employment Act and recently issued regulations and IRS guidance, a 30% withholding tax is generally imposed on certain payments, including U.S.-source interest made on or after July 1, 2014, and gross proceeds from the disposition of debt obligations that give rise to U.S.-source interest on or after January 1, 2017,  to “foreign financial institutions” and certain other foreign financial entities if those foreign entities fail to comply with the requirements of FATCA.

Recently issued regulations and IRS guidance provide that obligations, such as the certificates, issued before, and not subject to a significant modification on or after July 1, 2014, will not be subject to FATCA.  Prospective investors should consult their tax advisors regarding the applicability of FATCA to their certificates.

3.8% Medicare Tax on “Net Investment Income”.  Certain non-corporate U.S. Persons will be subject to an additional 3.8% tax on all or a portion of their “net investment income”, which may include the interest payments and any gain realized with respect to the certificates, to the extent of their net investment income that, when added to their other modified adjusted gross income, exceeds $200,000 for an unmarried individual, $250,000 for a married taxpayer filing a joint return (or a surviving spouse), or $125,000 for a married individual filing a separate return.  U.S. Persons should consult their tax advisors with respect to their consequences with respect to the 3.8% Medicare tax.

Taxation of Classes of Exchangeable Certificates

General. Solely for United States federal income tax purposes, the arrangement established to hold the Exchangeable Certificates will be classified as a grantor trust under subpart E, part I of subchapter J of the Internal Revenue Code (the “PEZ Trust”) and the holders of the Exchangeable Certificates  will be treated either as owning direct interests in one or more REMIC regular interests or beneficial interests in one or more REMIC regular interests held in the PEZ Trust.  If an Exchangeable Certificate represents beneficial ownership of REMIC regular interests held in the PEZ Trust, then the holder of the Exchangeable Certificate will be treated for income tax purposes as the owner of those REMIC regular interests under Section 671 of the Internal Revenue Code.

Whether an Exchangeable Certificate represents a pro rata portion of one or more underlying REMIC regular interests held directly or held in the PEZ Trust, the interests in each REMIC regular interest underlying the Exchangeable Certificates will be accounted for separately and will have the same consequences to the holder of the Exchangeable Certificate as if such interests in the underlying REMIC regular interest were held outside the PEZ Trust.

Acquisition and Disposition. No gain or loss will be realized upon depositing in the PEZ Trust Exchangeable Certificates for different Exchangeable Certificates if the REMIC regular interests represented by the Exchangeable Certificates surrendered are identical (in class and amount, etc.) to the REMIC regular interests represented by the Exchangeable Certificates received.  Regardless of the value of the Exchangeable Certificate at the time of deposit, each underlying REMIC regular interest represented by the Exchangeable Certificates received will have the same basis as the REMIC regular interests represented by the Exchangeable Certificates surrendered, as determined immediately before the exchange.

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In the case of a cash purchase of an Exchangeable Certificate, if the Exchangeable Certificate purchased represents more than one underlying REMIC regular interest, then a separate basis  of each REMIC regular interest must be determined by apportioning the aggregate cost for the Exchangeable Certificate among the individual REMIC regular interests based on their relative fair market values on the acquisition date of the Exchangeable Certificate  Similarly, in the case of a cash sale of an Exchangeable Certificate, if the Exchangeable Certificate sold represents more than one underlying REMIC regular interest, then a separate  amount realized for each REMIC regular interest will be determined by apportioning the aggregate sales proceeds among the individual REMIC regular interests based on their relative fair market values on the disposition date of the Exchangeable Certificate.

The discussion above assumes that the Exchangeable Certificates will represent proportionate interests in any interest and principal payable with respect to the underlying REMIC regular interests represented by the Exchangeable Certificates.  If an Exchangeable Certificate enables the holder to convert such proportionate interests into non-proportionate interests and convey them separately (stripping) then special income tax consequences will result.  The prospectus supplement will specify whether such class Exchangeable Certificates will be offered and discuss the special tax consequences.

Grantor Trusts

Classification of Grantor Trusts.  With respect to each series of grantor trust certificates, our counsel will deliver its opinion to the effect that, assuming compliance with all provisions of the related Governing Document, the related trust, or relevant portion of that trust, will be classified as a grantor trust under subpart E, part I of subchapter J of the Internal Revenue Code and not as a partnership or an association taxable as a corporation.

A grantor trust certificate may be classified as either of the following types of certificate:

●
a grantor trust fractional interest certificate representing an undivided equitable ownership interest in the principal of the mortgage loans constituting the related grantor trust, together with interest, if any, on those loans at a pass-through rate; or

●	a grantor trust strip certificate representing ownership of all or a portion of an amount equal to—

1.	interest paid on the mortgage loans constituting the related grantor trust, minus

2.	the sum of:

●	normal administration fees, and

●	interest paid to the holders of grantor trust fractional interest certificates issued with respect to that grantor trust

A grantor trust strip certificate may also evidence a nominal ownership interest in the principal of the mortgage loans constituting the related grantor trust.

Characterization of Investments in Grantor Trust Certificates.

Grantor Trust Fractional Interest Certificates.  Unless we otherwise disclose in the related prospectus supplement, any offered certificates that are grantor trust fractional interest certificates will generally represent interests in:

●	“loans . . . secured by an interest in real property” within the meaning of section 7701(a)(19)(C)(v) of the Internal Revenue Code, but only to the extent that the underlying

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mortgage loans have been made with respect to property that is used for residential or other prescribed purposes;

●
“obligation[s] (including any participation or certificate of beneficial ownership therein) which . . . [are] principally secured by an interest in real property” within the meaning of section 860G(a)(3) of the Internal Revenue Code; and

●	“real estate assets” within the meaning of section 856(c)(5)(B) of the Internal Revenue Code.

In addition, interest on offered certificates that are grantor trust fractional interest certificates will, to the same extent, be considered “interest on obligations secured by mortgages on real property or on interests in real property” within the meaning of section 856(c)(3)(B) of the Internal Revenue Code.

Grantor Trust Strip Certificates.  Even if grantor trust strip certificates evidence an interest in a grantor trust—

●	consisting of mortgage loans that are “loans . . . secured by an interest in real property” within the meaning of section 7701(a)(19)(C)(v) of the Internal Revenue Code,

●	consisting of mortgage loans that are “real estate assets” within the meaning of section 856(c)(5)(B) of the Internal Revenue Code, and

●	the interest on which is “interest on obligations secured by mortgages on real property” within the meaning of section 856(c)(3)(B) of the Internal Revenue Code,

it is unclear whether the grantor trust strip certificates, and the income from those certificates, will be so characterized.  We recommend that prospective purchasers to which the characterization of an investment in grantor trust strip certificates is material consult their tax advisors regarding whether the grantor trust strip certificates, and the income from those certificates, will be so characterized.

The grantor trust strip certificates will be “obligation[s] (including any participation or certificate of beneficial ownership therein) which . . . [are] principally secured by an interest in real property” within the meaning of section 860G(a)(3)(A) of the Internal Revenue Code.

Taxation of Owners of Grantor Trust Fractional Interest Certificates.

General.  Holders of a particular series of grantor trust fractional interest certificates generally:

●
will be required to report on their federal income tax returns their shares of the entire income from the underlying mortgage loans, including amounts used to pay reasonable servicing fees and other expenses, and

●	will be entitled to deduct their shares of any reasonable servicing fees and other expenses.

Because of the existence of stripped interests, market or original issue discount, or premium, the amount includible in income on account of a grantor trust fractional interest certificate may differ significantly from interest paid or accrued on the underlying mortgage loans.

Section 67 of the Internal Revenue Code allows an individual, estate or trust holding a grantor trust fractional interest certificate directly or through some types of pass-through entities a deduction for any reasonable servicing fees and expenses only to the extent that the total of the holder’s miscellaneous itemized deductions exceeds two percent of the holder’s adjusted gross income.

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Section 68 of the Internal Revenue Code reduces the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount.

The amount of additional taxable income reportable by holders of grantor trust fractional interest certificates who are subject to the limitations of either section 67 or section 68 of the Internal Revenue Code may be substantial.  Further, certificateholders, other than corporations, subject to the alternative minimum tax may not deduct miscellaneous itemized deductions in determining their alternative minimum taxable income.

Although it is not entirely clear, it appears that in transactions in which multiple classes of grantor trust certificates, including grantor trust strip certificates, are issued, any fees and expenses should be allocated among those classes of grantor trust certificates.  The method of this allocation should recognize that each class benefits from the related services.  In the absence of statutory or administrative clarification as to the method to be used, we currently expect that information returns or reports to the IRS and certificateholders will be based on a method that allocates these fees and expenses among classes of grantor trust certificates with respect to each period based on the payments made to each class during that period.

The federal income tax treatment of grantor trust fractional interest certificates of any series will depend on whether they are subject to the stripped bond rules of section 1286 of the Internal Revenue Code.  Grantor trust fractional interest certificates may be subject to those rules if:

●	a class of grantor trust strip certificates is issued as part of the same series, or

●	we or any of our affiliates retain, for our or its own account or for purposes of resale, a right to receive a specified portion of the interest payable on an underlying mortgage loan.

Further, the IRS has ruled that an unreasonably high servicing fee retained by a seller or servicer will be treated as a retained ownership interest in mortgage loans that constitutes a stripped coupon.  We will include in the related prospectus supplement information regarding servicing fees paid out of the assets of the related trust to:

●	a master servicer,

●	a special servicer,

●	any sub-servicer, or

●	their respective affiliates.

With respect to certain categories of debt instruments, section 1272(a)(6) of the Internal Revenue Code requires the use of a reasonable prepayment assumption in accruing original issue discount, and adjustments in the accrual of original issue discount when prepayments do not conform to the prepayment assumption.

The scope of this section covers investments in any pool of debt instruments the yield on which may be affected by reason of prepayments.  The precise application of section 1272(a)(6) of the Internal Revenue Code to pools of debt instruments is unclear in certain respects.  For example, it is uncertain whether a prepayment assumption will be applied collectively to all of a taxpayer’s investments in these pools of debt instruments, or on an investment-by-investment basis. Similarly, it is not clear whether the assumed prepayment rate as to investments in grantor trust fractional interest certificates is to be determined based on conditions at the time of the first sale of the certificate or, with respect to any holder, at the time of purchase of the certificate by that holder.

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We recommend that certificateholders consult their tax advisors concerning reporting original issue discount, market discount and premium with respect to grantor trust fractional interest certificates.

If Stripped Bond Rules Apply.  If the stripped bond rules apply, each grantor trust fractional interest certificate will be treated as having been issued with original issue discount within the meaning of section 1273(a) of the Internal Revenue Code.  This is subject, however, to the discussion below regarding:

●	the treatment of some stripped bonds as market discount bonds, and

●	de minimis market discount.

See “—Grantor Trusts—Taxation of Owners of Grantor Trust Fractional Interest Certificates— Market Discount” below.

The holder of a grantor trust fractional interest certificate will report interest income from its grantor trust fractional interest certificate for each month to the extent it constitutes “qualified stated interest” in accordance with its normal method of accounting.  See “REMICs—Taxation of Owners of REMIC Regular Certificates—Original Issue Discount” in this prospectus for a description of qualified stated interest.

The original issue discount on a grantor trust fractional interest certificate will be the excess of the certificate’s stated redemption price over its issue price.  The issue price of a grantor trust fractional interest certificate as to any purchaser will be equal to the price paid by that purchaser of the grantor trust fractional interest certificate.  The stated redemption price of a grantor trust fractional interest certificate will be the sum of all payments to be made on that certificate, other than qualified stated interest, if any, and the certificate’s share of reasonable servicing fees and other expenses.

See “—Grantor Trusts—Taxation of Owners of Grantor Trust Fractional Interest Certificates—If Stripped Bond Rules Do Not Apply” for a definition of “qualified stated interest.”  In general, the amount of that income that accrues in any month would equal the product of:

●	the holder’s adjusted basis in the grantor trust fractional interest certificate at the beginning of the related month, as defined in “—Grantor Trusts—Sales of Grantor Trust Certificates,” and

●	the yield of that grantor trust fractional interest certificate to the holder.

The yield would be computed at the rate, that, if used to discount the holder’s share of future payments on the related mortgage loans, would cause the present value of those future payments to equal the price at which the holder purchased the certificate.  This rate is compounded based on the regular interval between distribution dates.  In computing yield under the stripped bond rules, a certificateholder’s share of future payments on the related mortgage loans will not include any payments made with respect to any ownership interest in those mortgage loans retained by us, a master servicer, a special servicer, a sub-servicer or our or their respective affiliates, but will include the certificateholder’s share of any reasonable servicing fees and other expenses and is based generally on the method described in section 1272(a)(6) of the Internal Revenue Code.  The precise means of applying that method is uncertain in various respects.  See “—Grantor Trusts—Taxation of Owners of Grantor Trust Fractional Interest Certificates—General.”

In the case of a grantor trust fractional interest certificate acquired at a price equal to the principal amount of the related mortgage loans allocable to that certificate, the use of a prepayment assumption generally would not have any significant effect on the yield used in calculating accruals of interest income.  In the case, however, of a grantor trust fractional interest certificate acquired at a price less than or greater than the principal amount, respectively, the use of a reasonable prepayment assumption would increase or decrease the yield.  Therefore, the use of this prepayment assumption would accelerate or decelerate, respectively, the reporting of income.

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In the absence of statutory or administrative clarification, we currently expect that information reports or returns to the IRS and certificateholders will be based on:

●	a prepayment assumption determined when certificates are offered and sold hereunder, which we will disclose in the related prospectus supplement, and

●	a constant yield computed using a representative initial offering price for each class of certificates.

However, neither we nor any other person will make any representation that—

●	the mortgage loans in any of our trusts will in fact prepay at a rate conforming to the prepayment assumption used or any other rate, or

●	the prepayment assumption will not be challenged by the IRS on audit.

Certificateholders also should bear in mind that the use of a representative initial offering price will mean that the information returns or reports that we send, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders of each series who bought at that price.

Under Treasury regulation section 1.1286-1, some stripped bonds are to be treated as market discount bonds.  Accordingly, any purchaser of that bond is to account for any discount on the bond as market discount rather than original issue discount.  This treatment only applies, however, if immediately after the most recent disposition of the bond by a person stripping one or more coupons from the bond and disposing of the bond or coupon:

●	there is no original issue discount or only a de minimis amount of original issue discount, or

●
the annual stated rate of interest payable on the original bond is no more than one percentage point lower than the gross interest rate payable on the related mortgage loans, before subtracting any servicing fee or any stripped coupon.

If interest payable on a grantor trust fractional interest certificate is more than one percentage point lower than the gross interest rate payable on the related mortgage loans, we will disclose that fact in the related prospectus supplement.  If the original issue discount or market discount on a grantor trust fractional interest certificate determined under the stripped bond rules is less than the product of:

●	0.25% of the stated redemption price, and

●	the weighted average maturity of the related mortgage loans,

then the original issue discount or market discount will be considered to be zero under the de minimis rule.  Original issue discount or market discount of only a de minimis amount will be included in income in the same manner as de minimis original issue discount and market discount described in “—Grantor Trusts—Taxation of Owners of Grantor Trust Fractional Interest Certificates—If Stripped Bond Rules Do Not Apply” and “—Market Discount” below.

If Stripped Bond Rules Do Not Apply.  Subject to the discussion below on original issue discount, if the stripped bond rules do not apply to a grantor trust fractional interest certificate, the certificateholder will be required to report its share of the interest income on the related mortgage loans in accordance with the certificateholder’s normal method of accounting.  In that case, the original issue discount rules will apply, even if

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the stripped bond rules do not apply, to a grantor trust fractional interest certificate to the extent it evidences an interest in mortgage loans issued with original issue discount.

The original issue discount, if any, on mortgage loans will equal the difference between:

●	the stated redemption price of the mortgage loans, and

●	their issue price.

For a definition of “stated redemption price,” see “—REMICs—Taxation of Owners of REMIC Regular Certificates—Original Issue Discount” above.  In general, the issue price of a mortgage loan will be the amount received by the borrower from the lender under the terms of the mortgage loan.  If the borrower separately pays points to the lender that are not paid for services provided by the lender, such as commitment fees or loan processing costs, the amount of those points paid reduces the issue price.

The stated redemption price of a mortgage loan will generally equal its principal amount.  The determination as to whether original issue discount will be considered to be de minimis will be calculated using the same test as in the REMIC discussion.  See “—REMICs—Taxation of Owners of REMIC Regular Certificates—Original Issue Discount” above.

In the case of mortgage loans bearing adjustable or variable interest rates, we will describe in the related prospectus supplement the manner in which these rules will be applied with respect to the mortgage loans by the related trustee or master servicer, as applicable, in preparing information returns to certificateholders and the IRS.

If original issue discount is in excess of a de minimis amount, all original issue discount with respect to a mortgage loan will be required to be accrued and reported in income each month, based generally on the method described in section 1272(a)(6) of the Internal Revenue Code.  The precise means of applying that method is uncertain in various respects, however.  See “—Grantor Trusts—Taxation of Owners of Grantor Trust Fractional Interest Certificates—General.”

A purchaser of a grantor trust fractional interest certificate may purchase the grantor trust fractional interest certificate at a cost less than the certificate’s allocable portion of the total remaining stated redemption price of the underlying mortgage loans.  In that case, the purchaser will also be required to include in gross income the certificate’s daily portions of any original issue discount with respect to those mortgage loans.  However, each daily portion will be reduced, if the cost of the grantor trust fractional interest certificate to the purchaser is in excess of the certificate’s allocable portion of the aggregate adjusted issue prices of the underlying mortgage loans. The reduction will be approximately in proportion to the ratio that the excess bears to the certificate’s allocable portion of the total original issue discount remaining to be accrued on those mortgage loans.

The adjusted issue price of a mortgage loan on any given day equals the sum of:

●	the adjusted issue price or the issue price, in the case of the first accrual period, of the mortgage loan at the beginning of the accrual period that includes that day, and

●	the daily portions of original issue discount for all days during the accrual period prior to that day.

The adjusted issue price of a mortgage loan at the beginning of any accrual period will equal:

●	the issue price of the mortgage loan, increased by

●	the total amount of original issue discount with respect to the mortgage loan that accrued in prior accrual periods, and reduced by

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●	the amount of any payments made on the mortgage loan in prior accrual periods of amounts included in its stated redemption price.

In the absence of statutory or administrative clarification, we currently expect that information reports or returns to the IRS and certificateholders will be based on:

●	a prepayment assumption determined when the certificates are offered and sold hereunder and disclosed in the related prospectus supplement, and

●	a constant yield computed using a representative initial offering price for each class of certificates.

However, neither we nor any other person will make any representation that—

●	the mortgage loans will in fact prepay at a rate conforming to the prepayment assumption or any other rate, or

●	the prepayment assumption will not be challenged by the IRS on audit.

Certificateholders also should bear in mind that the use of a representative initial offering price will mean that the information returns or reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders of each series who bought at that price.

Market Discount.  If the stripped bond rules do not apply to a grantor trust fractional interest certificate, a certificateholder may be subject to the market discount rules of Sections 1276 through 1278 of the Internal Revenue Code to the extent an interest in a mortgage loan is considered to have been purchased at a market discount.  A mortgage loan is considered to have been purchased at a market discount if—

●	in the case of a mortgage loan issued without original issue discount, it is purchased at a price less than its remaining stated redemption price, or

●	in the case of a mortgage loan issued with original issue discount, it is purchased at a price less than its adjusted issue price.

If market discount is in excess of a de minimis amount, the holder generally must include in income in each month the amount of the discount that has accrued, under the rules described below, through that month that has not previously been included in income.  However, the inclusion will be limited, in the case of the portion of the discount that is allocable to any mortgage loan, to the payment of stated redemption price on the mortgage loan that is received by or, for accrual method certificateholders, due to the trust in that month.  A certificateholder may elect to include market discount in income currently as it accrues, under a constant yield method based on the yield of the certificate to the holder, rather than including it on a deferred basis in accordance with the foregoing. Such market discount will be accrued based generally on the method described in section 1272(a)(6) of the Internal Revenue Code.  The precise means of applying that method is uncertain in various respects, however.  See “Grantor Trusts—Taxation of Owners of Grantor Trust Fractional Interest Certificates—General.”

We recommend that certificateholders consult their own tax advisors concerning accrual of market discount with respect to grantor trust fractional interest certificates.  Certificateholders should also refer to the related prospectus supplement to determine whether and in what manner the market discount will apply to the underlying mortgage loans purchased at a market discount.

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To the extent that the underlying mortgage loans provide for periodic payments of stated redemption price, you may be required to include market discount in income at a rate that is not significantly slower than the rate at which that discount would be included in income if it were original issue discount.

Market discount with respect to mortgage loans may be considered to be de minimis and, if so, will be includible in income under de minimis rules similar to those described under “—REMICs—Taxation of Owners of REMIC Regular Certificates—Original Issue Discount” above.

Further, under the rules described under “—REMICs—Taxation of Owners of REMIC Regular Certificates—Market Discount” above, any discount that is not original issue discount and exceeds a de minimis amount may require the deferral of interest expense deductions attributable to accrued market discount not yet includible in income, unless an election has been made to report market discount currently as it accrues.  This rule applies without regard to the origination dates of the underlying mortgage loans.

Premium.  If a certificateholder is treated as acquiring the underlying mortgage loans at a premium, which is a price in excess of their remaining stated redemption price, the certificateholder may elect under section 171 of the Internal Revenue Code to amortize the portion of that premium allocable to mortgage loans originated after September 27, 1985 using a constant yield method.  Amortizable premium is treated as an offset to interest income on the related debt instrument, rather than as a separate interest deduction.  However, premium allocable to mortgage loans originated before September 28, 1985 or to mortgage loans for which an amortization election is not made, should:

●	be allocated among the payments of stated redemption price on the mortgage loan, and

●	be allowed as a deduction as those payments are made or, for an accrual method certificateholder, due.

It appears that a prepayment assumption should be used in computing amortization of premium allowable under section 171 of the Internal Revenue Code similar to that described for calculating the accrual of market discount of grantor trust fractional interest certificates based generally on the method described in section 1272(a)(6) of the Internal Revenue Code.  The precise means of applying that method is uncertain in various respects, however.  See “Grantor Trusts—Taxation of Owners of Grantor Trust Fractional Interest Certificates—General.”

Taxation of Owners of Grantor Trust Strip Certificates.  The stripped coupon rules of section 1286 of the Internal Revenue Code will apply to the grantor trust strip certificates.  Except as described above under “—Grantor Trusts—Taxation of Owners of Grantor Trust Fractional Interest Certificates—If Stripped Bond Rules Apply,” no regulations or published rulings under section 1286 of the Internal Revenue Code have been issued and some uncertainty exists as to how it will be applied to securities, such as the grantor trust strip certificates.  Accordingly, we recommend that you consult your tax advisors concerning the method to be used in reporting income or loss with respect to those certificates.

The Treasury regulations promulgated under the original discount rules do not apply to stripped coupons, although they provide general guidance as to how the original issue discount sections of the Internal Revenue Code will be applied.

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Under the stripped coupon rules, it appears that original issue discount will be required to be accrued in each month on the grantor trust strip certificates based on a constant yield method.  In effect, you would include as interest income in each month an amount equal to the product of your adjusted basis in the grantor trust strip certificate at the beginning of that month and the yield of the grantor trust strip certificate to you.  This yield would be calculated based on:

●	the price paid for that grantor trust strip certificate by you, and

●	the projected payments remaining to be made on that grantor trust strip certificate at the time of the purchase, plus

●	an allocable portion of the projected servicing fees and expenses to be paid with respect to the underlying mortgage loans.

Such yield will accrue based generally on the method described in section 1272(a)(6) of the Internal Revenue Code.  The precise means of applying that method is uncertain in various respects, however.  See “Grantor Trusts—Taxation of Owners of Grantor Trust Fractional Interest Certificates—General.”

If the method for computing original issue discount under section 1272(a)(6) results in a negative amount of original issue discount as to any accrual period with respect to a grantor trust strip certificate, the amount of original issue discount allocable to that accrual period will be zero.  That is, no current deduction of the negative amount will be allowed to you.  You will instead only be permitted to offset that negative amount against future positive original issue discount, if any, attributable to that certificate.  Although not free from doubt, it is possible that you may be permitted to deduct a loss to the extent his or her basis in the certificate exceeds the maximum amount of payments you could ever receive with respect to that certificate.  However, the loss may be a capital loss, which is limited in its deductibility.  The foregoing considerations are particularly relevant to grantor trust certificates with no, or disproportionately small, amounts of principal, which can have negative yields under circumstances that are not default related.  See “Risk Factors—The Investment Performance of Your Offered Certificates Will Depend Upon Payments, Defaults and Losses on the Underlying Mortgage Loans; and Those Payments, Defaults and Losses May Be Highly Unpredictable” above.

The accrual of income on the grantor trust strip certificates will be significantly slower using a prepayment assumption than if yield is computed assuming no prepayments.  In the absence of statutory or administrative clarification, we currently expect that information returns or reports to the IRS and certificateholders will be based on:

●	the prepayment assumption we will disclose in the related prospectus supplement, and

●	a constant yield computed using a representative initial offering price for each class of certificates.

However, neither we nor any other person will make any representation that—

●	the mortgage loans in any of our trusts will in fact prepay at a rate conforming to the prepayment assumption or at any other rate or

●	the prepayment assumption will not be challenged by the IRS on audit.

We recommend that prospective purchasers of the grantor trust strip certificates consult their tax advisors regarding the use of the prepayment assumption.

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Certificateholders also should bear in mind that the use of a representative initial offering price will mean that the information returns or reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders of each series who bought at that price.

The OID regulations do not address the treatment of instruments, such as the grantor trust certificates, which represent interests in adjustable rate mortgage loans.  Additionally, the IRS has not issued guidance under the Internal Revenue Code’s coupon stripping rules with respect to such instruments.  In the absence of any authority, the trustee or other applicable party will report OID on grantor trust certificates attributable to adjustable rate mortgage loans (“Stripped ARM Obligations”) to holders in a manner it believes is consistent with the rules described above and with the OID regulations.  In general, application of these rules may require inclusion of income on a Stripped ARM Obligation in advance of the receipt of cash attributable to such income.  Further, the addition of deferred interest (i.e., interest deferred by reason of negative amortization) to the principal balance of an adjustable rate mortgage loan may require the inclusion of such amount in the income of the grantor trust certificateholder when such amount accrues.  Furthermore, the addition of deferred interest to the grantor trust certificate’s principal balance will result in additional income (including possibly OID income) to the grantor trust certificateholder over the remaining life of such grantor trust certificates.

Because the treatment of Stripped ARM Obligations is uncertain, investors are urged to consult their tax advisors regarding how income will be includible with respect to such certificates.

Sales of Grantor Trust Certificates.  Any gain or loss recognized on the sale or exchange of a grantor trust certificate by an investor who holds that certificate as a capital asset, will be capital gain or loss, except as described below in this “—Sales of Grantor Trust Certificates” subsection.  The amount recognized equals the difference between:

●	the amount realized on the sale or exchange of a grantor trust certificate, and

●	its adjusted basis.

The adjusted basis of a grantor trust certificate generally will equal:

●	its cost, increased by

●	any income reported by the seller, including original issue discount and market discount income, and reduced, but not below zero, by

●	any and all previously reported losses, amortized premium, and payments with respect to that grantor trust certificate.

As of the date of this prospectus, the Internal Revenue Code provides for lower rates as to long-term capital gains than those applicable to the short-term capital gains and ordinary income realized or received by individuals.  No similar rate differential exists for corporations.  In addition, the distinction between a capital gain or loss and ordinary income or loss remains relevant for other purposes.

Gain or loss from the sale of a grantor trust certificate may be partially or wholly ordinary and not capital in some circumstances.  Gain attributable to accrued and unrecognized market discount will be treated as ordinary income.  Gain or loss recognized by banks and other financial institutions subject to section 582(c) of the Internal Revenue Code will be treated as ordinary income.

Furthermore, a portion of any gain that might otherwise be capital gain may be treated as ordinary income to the extent that the grantor trust certificate is held as part of a “conversion transaction” within the meaning of section 1258 of the Internal Revenue Code.  A conversion transaction generally is one in which the taxpayer has

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taken two or more positions in the same or similar property that reduce or eliminate market risk, if substantially all of the taxpayer’s return is attributable to the time value of the taxpayer’s net investment in the transaction.  The amount of gain realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer’s net investment at 120% of the appropriate applicable Federal rate at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction.

The Internal Revenue Code requires the recognition of gain upon the constructive sale of an appreciated financial position.  A constructive sale of an appreciated financial position occurs if a taxpayer enters into a transaction or series of transactions that have the effect of substantially eliminating the taxpayer’s risk of loss and opportunity for gain with respect to the financial instrument.  Debt instruments that—

●	entitle the holder to a specified principal amount,

●	pay interest at a fixed or variable rate, and

●	are not convertible into the stock of the issuer or a related party,

cannot be the subject of a constructive sale for this purpose. Because most grantor trust certificates meet this exception, this Section will not apply to most grantor trust certificates.  However, some grantor trust certificates have no, or a disproportionately small amount of, principal and these certificates can be the subject of a constructive sale.

Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include the net capital gain in total net investment income for the relevant taxable year.  This election would be done for purposes of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer’s net investment income.

Grantor Trust Reporting.  Unless otherwise provided in the related prospectus supplement, the related tax administrator will furnish or make readily available through electronic means to each holder of a grantor trust certificate with each payment a statement setting forth the amount of the payment allocable to principal on the underlying mortgage loans and to interest on those loans at the related pass-through rate.  In addition, the related tax administrator will furnish, within a reasonable time after the end of each calendar year, to each person or entity that was the holder of a grantor trust certificate at any time during that year, information regarding:

●	the amount of servicing compensation received by a master servicer or special servicer, and

●	all other customary factual information the reporting party deems necessary or desirable to enable holders of the related grantor trust certificates to prepare their tax returns.

The reporting party will furnish comparable information to the IRS as and when required by law to do so.

Because the rules for accruing discount and amortizing premium with respect to grantor trust certificates are uncertain in various respects, there is no assurance the IRS will agree with the information reports of those items of income and expense.  Moreover, those information reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders that bought their certificates at the representative initial offering price used in preparing the reports.

The applicable Treasury regulations establish a reporting framework for interests in “widely held fixed investment trusts” and place the responsibility of reporting on the person in the ownership chain who holds an interest for a beneficial owner.  A widely-held fixed investment trust is defined as an arrangement classified as a

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“trust” under Treasury regulation section 301.7701-4(c) in which any interest is held by a middleman, which includes, but is not limited to:

●	a custodian of a person’s account,

●	a nominee, and

●	a broker holding an interest for a customer in street name.

The trustee, or its designated agent, is required to calculate and provide information to requesting persons with respect to the trust in accordance with these regulations.  The trustee (or its designated agent), or the applicable middleman (in the case of interests held through a middleman), is required to file information returns with the IRS and provide tax information statements to holders in accordance with these regulations.

Backup Withholding.  In general, the rules described under “—REMICs—Backup Withholding with Respect to REMIC Certificates” above will also apply to grantor trust certificates.

Foreign Investors.  In general, the discussion with respect to REMIC regular certificates under “—REMICs—Foreign Investors in REMIC Certificates” above applies to grantor trust certificates.  However, unless we otherwise specify in the related prospectus supplement, grantor trust certificates will be eligible for exemption from U.S. withholding tax, subject to the conditions described in the discussion above, only to the extent the related mortgage loans were originated after July 18, 1984.

To the extent that interest on a grantor trust certificate would be exempt under sections 871(h)(1) and 881(c) of the Internal Revenue Code from United States withholding tax, and the certificate is not held in connection with a certificateholder’s trade or business in the United States, the certificate will not be subject to United States estate taxes in the estate of a nonresident alien individual.

FATCA.  In general, the rules described under “—REMICs—FATCA” above will also apply to grantor trust certificates.

3.8% Medicare Tax on “Net Investment Income”.  In general, the rules described under “—REMICs—3.8% Medicare Tax on “Net Investment Income” above will also apply to grantor trust certificates.

STATE AND OTHER TAX CONSEQUENCES

In addition to the federal income tax consequences described in “Material Federal Income Tax Consequences,” potential investors should consider the state and local tax consequences concerning the offered certificates.  State tax law may differ substantially from the corresponding federal law, and the discussion above does not purport to describe any aspect of the tax laws of any state or other jurisdiction.  Therefore, we recommend that prospective investors consult their tax advisors with respect to the various tax consequences of investments in the offered certificates.

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ERISA CONSIDERATIONS

General

The Employee Retirement Income Security Act of 1974, as amended, imposes various requirements on—

●	ERISA Plans, and

●	persons that are fiduciaries with respect to ERISA Plans,

in connection with the investment of the assets of an ERISA Plan.  For purposes of this discussion, ERISA Plans include corporate pension and profit sharing plans as well as separate accounts and collective investment funds, including as applicable, insurance company general accounts, in which other ERISA Plans are invested.

Governmental plans and, if they have not made an election under Section 410(d) of the Internal Revenue Code, church plans are not subject to ERISA requirements.  However, those plans may be subject to provisions of other applicable federal or state law that are materially similar to the provisions of ERISA or the Internal Revenue Code discussed in this section.  Any of those plans which is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Internal Revenue Code, moreover, is subject to the prohibited transaction rules in Section 503 of the Internal Revenue Code.

ERISA imposes general fiduciary requirements on a fiduciary that is investing the assets of an ERISA Plan, including—

●	investment prudence and diversification, and

●	compliance with the investing ERISA Plan’s governing documents.

Section 406 of ERISA also prohibits a broad range of transactions involving the assets of an ERISA Plan and a Party in Interest with respect to that ERISA Plan, unless a statutory or administrative exemption applies.  Section 4975 of the Internal Revenue Code contains similar prohibitions applicable to transactions involving the assets of a Plan subject to Section 4975 of the Internal Revenue Code.  For purposes of this discussion, Plans include ERISA Plans as well as individual retirement accounts, Keogh plans and other plans subject to Section 4975 of the Internal Revenue Code.

The types of transactions between Plans and Parties in Interest that are prohibited include:

●	sales, exchanges or leases of property;

●	loans or other extensions of credit; and

●	the furnishing of goods and services.

Parties in Interest that participate in a prohibited transaction may be subject to an excise tax imposed under Section 4975 of the Internal Revenue Code or a penalty imposed under Section 502(i) of ERISA, unless a statutory or administrative exemption is available.  In addition, the persons involved in the prohibited transaction may have to cancel the transaction and pay an amount to the affected Plan for any losses realized by that Plan or profits realized by those persons.  In addition, an individual retirement account involved in the prohibited transaction may be disqualified which would result in adverse tax consequences to the owner of the account.

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Plan Asset Regulations

A Plan’s investment in offered certificates may cause the underlying mortgage assets and other assets of the related trust to be deemed assets of that Plan.  The Plan Asset Regulations provides that when a Plan acquires an equity interest in an entity, the assets of that Plan include both that equity interest and an undivided interest in each of the underlying assets of the entity, unless an exception applies.  One exception is that the equity participation in the entity by benefit plan investors, which include employee benefit plans subject to Part 4 of Title I of ERISA, any plan to which Section 4975 of the Internal Revenue Code applies and any entity whose underlying assets include plan assets by reason of the plan’s investment in such entity, is not significant.  The equity participation by benefit plan investors will be significant on any date if 25% or more of the value of any class of equity interests in the entity is held by benefit plan investors.  The percentage owned by benefit plan investors is determined by excluding the investments of the following persons (other than benefit plan investors):

1.	those with discretionary authority or control over the assets of the entity,

2.	those who provide investment advice directly or indirectly for a fee with respect to the assets of the entity, and

3.	those who are affiliates of the persons described in the preceding clauses 1. and 2.

In the case of one of our trusts, investments by us, by an underwriter, by the related trustee, the related master servicer, the related special servicer or any other party with discretionary authority over the related trust assets, or by the affiliates of these persons, will be excluded.

A fiduciary of an investing Plan is any person who—

●	has discretionary authority or control over the management or disposition of the assets of that Plan, or

●	provides investment advice with respect to the assets of that Plan for a fee.

If the mortgage and other assets included in one of our trusts are Plan assets, then any party exercising management or discretionary control regarding those assets, such as the related trustee, master servicer or special servicer, or affiliates of any of these parties, may be—

●	deemed to be a fiduciary with respect to the investing Plan, and

●	subject to the fiduciary responsibility provisions of ERISA.

In addition, if the mortgage and other assets included in one of our trusts are Plan assets, then the operation of that trust may involve prohibited transactions under ERISA or Section 4975 of the Internal Revenue Code.  For example, if a borrower with respect to a mortgage loan in that trust is a Party in Interest to an investing Plan, then the purchase by that Plan of offered certificates evidencing interests in that trust could be a prohibited loan between that Plan and the Party in Interest.

The Plan Asset Regulations provide that where a Plan purchases a “guaranteed governmental mortgage pool certificate,” the assets of that Plan include the certificate but do not include any of the mortgages underlying the certificate.  The Plan Asset Regulations include in the definition of a “guaranteed governmental mortgage pool certificate” some certificates issued and/or guaranteed by Freddie Mac, Ginnie Mae, Fannie Mae or Farmer Mac.  Accordingly, even if these types of mortgaged-backed securities were deemed to be assets of a Plan, the underlying mortgages would not be treated as assets of that Plan.  Private label mortgage participations, mortgage

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pass-through certificates or other mortgage-backed securities are not “guaranteed governmental mortgage pool certificates” within the meaning of the Plan Asset Regulations.

In addition, the acquisition or holding of offered certificates by or on behalf of a Plan could give rise to a prohibited transaction if we or the related trustee, master servicer or special servicer or any related underwriter, sub-servicer, tax administrator, manager, borrower or obligor under any credit enhancement mechanism, or one of their affiliates, is or becomes a Party in Interest with respect to an investing Plan.

If you are the fiduciary of a Plan, you are encouraged consult your counsel and review the ERISA discussion in the related prospectus supplement before purchasing any offered certificates.

Prohibited Transaction Exemptions

If you are a Plan fiduciary, then, in connection with your deciding whether to purchase any of the offered certificates on behalf of, or with assets of, a Plan, you should consider the availability of one of the following prohibited transaction class exemptions issued by the U.S. Department of Labor:

●	Prohibited Transaction Class Exemption 90-1, which exempts particular transactions between insurance company separate accounts and Parties in Interest;

●	Prohibited Transaction Class Exemption 91-38, which exempts particular transactions between bank collective investment funds and Parties in Interest;

●	Prohibited Transaction Class Exemption 84-14, which exempts particular transactions effected on behalf of a Plan by a “qualified professional asset manager;”

●	Prohibited Transaction Class Exemption 95-60, which exempts particular transactions between insurance company general accounts and Parties in Interest; and

●	Prohibited Transaction Class Exemption 96-23, which exempts particular transactions effected on behalf of an ERISA Plan by an “in-house asset manager.”

We cannot provide any assurance that any of these class exemptions will apply with respect to any particular investment by or on behalf of a Plan in any class of offered certificates.  Furthermore, even if any of them were deemed to apply, that particular class exemption may not apply to all transactions that could occur in connection with the investment.  The prospectus supplement with respect to the offered certificates of any series may contain additional information regarding the availability of other exemptions, with respect to those certificates.

Underwriter Exemption

The Department of Labor has granted to certain underwriters individual administrative exemptions from application of certain of the prohibited transaction provisions of ERISA and Section 4975 of the Internal Revenue Code.  Unless otherwise specified in the related prospectus supplement, Citigroup Global Markets Inc. will be the sole underwriter or the lead or co-lead managing underwriter in each underwritten offering of certificates made by this prospectus.  The U.S. Department of Labor issued the Underwriter Exemption to a predecessor in interest to Citigroup Global Markets Inc.  Subject to the satisfaction of the conditions specified in the Underwriter Exemption, this exemption generally exempts from the application of the prohibited transaction provisions of ERISA and the Internal Revenue Code, various transactions relating to, among other things—

●	the servicing and operation of some mortgage assets pools, such as the types of mortgage asset pools that will be included in our trusts, and

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●
the purchase, sale and holding of some certificates evidencing interests in those pools that are underwritten by Citigroup Global Markets Inc. or any person affiliated with Citigroup Global Markets Inc., such as particular classes of the offered certificates.

Whether the conditions of the Underwriter Exemption will be satisfied as to the offered certificates of any particular class will depend on the facts and circumstances at the time the Plan acquires certificates of that class.  The related prospectus supplement will state whether the Underwriter Exemption, as amended, is or may be available with respect to any offered certificates.

Insurance Company General Accounts

Section 401(c) of ERISA provides that the fiduciary and prohibited transaction provisions of ERISA and the Internal Revenue Code do not apply to transactions involving an insurance company general account where the assets of the general account are not Plan assets.  A Department of Labor regulation issued under Section 401(c) of ERISA provides guidance for determining, in cases where insurance policies supported by an insurer’s general account are issued to or for the benefit of a Plan on or before December 31, 1998, which general account assets are ERISA Plan assets.  That regulation generally provides that, if the specified requirements are satisfied with respect to insurance policies issued on or before December 31, 1998, the assets of an insurance company general account will not be Plan assets.

Any assets of an insurance company general account which support insurance policies issued to a Plan after December 31, 1998, or issued to a Plan on or before December 31, 1998 for which the insurance company does not comply with the requirements set forth in the Department of Labor regulation under Section 401(c) of ERISA, may be treated as Plan assets.  In addition, because Section 401(c) of ERISA and the regulation issued under Section 401(c) of ERISA do not relate to insurance company separate accounts, separate account assets are still treated as Plan assets, invested in the separate account.  If you are an insurance company and are contemplating the investment of general account assets in offered certificates, you are encouraged consult your legal counsel as to the applicability of Section 401(c) of ERISA.

Ineligible Purchasers

Even if an exemption is otherwise available, certificates in a particular offering generally may not be purchased with the assets of a Plan that is sponsored by or maintained by an underwriter, the depositor, the trustee, the related trust, the master servicer, the special servicer or any of their respective affiliates.  Offered certificates generally may not be purchased with the assets of a Plan if the depositor, the trustee, the related trust fund, a master servicer, the special servicer, a mortgage loan seller, or any of their respective affiliates or any employees thereof: (a) has investment discretion with respect to the investment of such Plan assets; or (b) has authority or responsibility to give or regularly gives investment advice with respect to such Plan assets for a fee, pursuant to an agreement or understanding that such advice will serve as a primary basis for investment decisions with respect to such Plan assets and that such advice will be based on the particular investment needs of the Plan.  A party with the discretion, authority or responsibility is described in clause (a) or (b) of the preceding sentence is a fiduciary with respect to a Plan, and any such purchase might result in a “prohibited transaction” under ERISA and the Internal Revenue Code.

Consultation with Counsel

If you are a fiduciary for or any other person investing assets of a Plan and you intend to purchase offered certificates on behalf of or with assets of that Plan, you should:

●	consider your general fiduciary obligations under ERISA, and

●	consult with your legal counsel as to—

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1.	the potential applicability of ERISA and Section 4975 of the Internal Revenue Code to that investment, and

2.	the availability of any prohibited transaction exemption in connection with that investment.

Tax Exempt Investors

A Plan that is exempt from federal income taxation under Section 501 of the Internal Revenue Code will be subject to federal income taxation to the extent that its income is “unrelated business taxable income” within the meaning of Section 512 of the Internal Revenue Code.  All excess inclusions of a REMIC allocated to a REMIC residual certificate held by a tax-exempt Plan will be considered unrelated business taxable income and will be subject to federal income tax.

See “Material Federal Income Tax Consequences—REMICs—Taxation of Owners of REMIC Residual Certificates—Excess Inclusions” in this prospectus.

LEGAL INVESTMENT

If and to the extent specified in the related prospectus supplement, certain classes of the offered certificates of any series will constitute mortgage related securities for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended (“SMMEA”).  Generally, the only classes of offered certificates that will qualify as “mortgage related securities” will be those that:  (1) are rated in one of two highest rating categories by at least one NRSRO; and (2) are part of a series evidencing interests in a trust fund consisting of loans originated by certain types of originators specified in SMMEA and secured by first liens on real estate.

Pursuant to Section 939(e) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, which amended SMMEA, the SEC is required to establish new creditworthiness standards in substitution for the current ratings test in SMMEA, effective July 21, 2012.  As of the date of this prospectus, however, the SEC has neither proposed nor adopted a rule establishing such new creditworthiness standards for purposes of SMMEA. Nevertheless, the SEC has issued a transitional interpretation (Release No. 34-67448 (effective July 20, 2012)), which provides that, until such time as final rules establishing new standards of creditworthiness become effective, the standard of creditworthiness for purposes of the definition of the term “mortgage related security” is a security that is rated in one of the two highest rating categories by at least one NRSRO. Depending on the standards of creditworthiness that are ultimately established by the SEC, it is possible that certain classes of offered certificates offered and sold prior to effectiveness of a new rule (including prior to July 21, 2012) that are specified to be “mortgage related securities” for purposes of SMMEA in the applicable prospectus supplement, may no longer qualify as such as of the time such new rule is effective, and that future classes of offered certificates may not qualify, either.

Further, the appropriate characterization of the offered certificates under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase the offered certificates, may be subject to significant interpretive uncertainties.

Except as may be specified in the related prospectus supplement with regard to the status of certain classes of offered certificates as “mortgage related securities” for purposes of SMMEA, no representations are made as to the proper characterization of any class of offered certificates for legal investment, financial institution regulatory or other purposes, or as to the ability of particular investors to purchase any class of offered certificates under applicable legal investment restrictions.  Further, any rating of a class of offered certificates below an “investment grade” rating (i.e., lower than the top four rating categories) by an NRSRO engaged to rate that class or issuing an unsolicited rating, and whether initially or as a result of a ratings downgrade, may adversely affect

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the ability of an investor to purchase or retain, or otherwise impact the regulatory characteristics of, that class of certificates.  These uncertainties (and any unfavorable future determinations concerning the legal investment or financial institution regulatory characteristics of the offered certificates) may adversely affect the liquidity and market value of the offered certificates.  Further, any ratings downgrade of a class of offered certificates below an “investment grade” rating by an NRSRO may affect the ability of an investor to purchase or retain, or otherwise impact the regulatory characteristics of, those certificates.

Accordingly, if your investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities, you are encouraged consult with your legal advisors in determining whether and to what extent:  (a) the offered certificates of any class or series constitute legal investments or are subject to investment, capital or other regulatory restrictions; and (b) if applicable, SMMEA has been overridden in any jurisdiction relevant to you.

USE OF PROCEEDS

Unless otherwise specified in the related prospectus supplement, the net proceeds to be received from the sale of the offered certificates of any series will be applied by us to the purchase of assets for the related trust or will be used by us to cover expenses related to that purchase and the issuance of those certificates.  We expect to sell the offered certificates from time to time, but the timing and amount of offerings of those certificates will depend on a number of factors, including the volume of mortgage assets acquired by us, prevailing interest rates, availability of funds and general market conditions.

METHOD OF DISTRIBUTION

The certificates offered by this prospectus and the related prospectus supplements will be offered in series through one or more of the methods described in the next paragraph.  The prospectus supplement prepared for the offered certificates of each series will describe the method of offering being utilized for those certificates and will state the net proceeds to us from the sale of those certificates.

We intend that offered certificates will be offered through the following methods from time to time. We further intend that offerings may be made concurrently through more than one of these methods or that an offering of the offered certificates of a particular series may be made through a combination of two or more of these methods.  The methods are as follows:

1.	by negotiated firm commitment or best efforts underwriting and public offering by one or more underwriters specified in the related prospectus supplement;

2.	by placements by us with institutional investors through dealers; and

3.	by direct placements by us with institutional investors.

In addition, if specified in the related prospectus supplement, the offered certificates of a series may be offered in whole or in part to the seller of the mortgage assets that would back those certificates.  Furthermore, the related trust assets for any series of offered certificates may include other securities, the offering of which was registered under the registration statement of which this prospectus is a part.

If underwriters are used in a sale of any offered certificates, other than in connection with an underwriting on a best efforts basis, the offered certificates will be acquired by the underwriters for their own account.  These certificates may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices to be determined at the time of sale or at the time of commitment

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therefor.  Such underwriters may be broker dealers affiliated with us or other parties to the particular offering, whose identities and relationships to us or such other parties will be as set forth in the related prospectus supplement.  The managing underwriter or underwriters with respect to the offer and sale of offered certificates of a particular series will be described on the cover of the prospectus supplement relating to the series and the members of the underwriting syndicate, if any, will be named in the relevant prospectus supplement.

Underwriters may receive compensation from us or from purchasers of the offered certificates in the form of discounts, concessions or commissions.  Underwriters and dealers participating in the payment of the offered certificates may be deemed to be underwriters in connection with those certificates.  In addition, any discounts or commissions received by them from us and any profit on the resale of those offered certificates by them may be deemed to be underwriting discounts and commissions under the Securities Act.

It is anticipated that the underwriting agreement pertaining to the sale of the offered certificates of any series will provide that—

●	the obligations of the underwriters will be subject to various conditions precedent,

●	the underwriters will be obligated to purchase all the certificates if any are purchased, other than in connection with an underwriting on a best efforts basis, and

●
in limited circumstances, we will indemnify the several underwriters and each person, if any, that controls an underwriter within the meaning of Section 15 of the Securities Act, and the underwriters will indemnify us and each person, if any, that controls us within the meaning of Section 15 of the Securities Act, against civil liabilities relating to disclosure in our registration statement, this prospectus or any of the related prospectus supplements, including liabilities under the Securities Act, or will contribute to payments required to be made with respect to any liabilities.

The prospectus supplement with respect to any series offered by placements through dealers will contain information regarding the nature of the offering and any agreements to be entered into between us and purchasers of offered certificates of that series.

We anticipate that the offered certificates will be sold primarily to institutional investors.  Purchasers of offered certificates, including dealers, may, depending on the facts and circumstances of the purchases, be deemed to be “underwriters” within the meaning of the Securities Act, in connection with reoffers and sales by them of offered certificates.  Holders of offered certificates are encouraged to consult with their legal advisors in this regard prior to any reoffer or sale.

If specified in the prospectus supplement relating to a series of offered certificates, we or any of our affiliates or any third party may purchase some or all of one or more classes of offered certificates of that series from the underwriter or underwriters at a price specified or described in the prospectus supplement.  This selling certificateholder may then, from time to time, offer and sell, pursuant to this prospectus and a related prospectus supplement, some or all of the offered certificates it purchased in one of the following ways: (i) directly; (ii) through one or more underwriters to be designated at the time of the offering of the certificates; or (iii) through dealers acting as agent and/or principal.  Any of these offerings may be restricted in the matter specified in the related prospectus supplement.  These transactions may be effected at market prices prevailing at the time of sale, at negotiated prices or at fixed prices.  The underwriters and dealers participating in the purchaser’s offering of such certificates may receive compensation in the form of underwriting discounts or commissions from the selling certificateholder and these dealers may receive commissions from the investors purchasing such certificates for whom they may act as agent (which discounts or commissions will not exceed those customary in those types of transactions).  Any dealer that participates in the distribution of these certificates will be an “underwriter” within

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the meaning of the Securities Act, and any commissions and discounts received by a dealer and any profit on the resale of these certificates by a dealer will be underwriting discounts and commissions under the Securities Act.

Unless otherwise specified in the related prospectus supplement, Citigroup Global Markets Inc. will be the sole underwriter or the lead or co-lead managing underwriter in each underwritten offering of certificates made by this prospectus.  Citigroup Global Markets Inc. is our affiliate and an affiliate of CGMRC.

LEGAL MATTERS

Unless otherwise specified in the related prospectus supplement, particular legal matters in connection with the certificates of each series, including some federal income tax consequences, will be passed upon for us by Kaye Scholer LLP.

FINANCIAL INFORMATION

A new trust will be formed with respect to each series of offered certificates.  None of those trusts will engage in any business activities or have any assets or obligations prior to the issuance of the related series of offered certificates.  Accordingly, no financial statements with respect to any trust will be included in this prospectus or in the related prospectus supplement.  We have determined that our financial statements will not be material to the offering of any offered certificates.

RATINGS

It is a condition to the issuance of any class of offered certificates that, at the time of issuance, at least one NRSRO has rated those certificates in one of its generic rating categories which signifies investment grade.  Typically, the four highest rating categories, within which there may be sub-categories or gradations indicating relative standing, signify investment grade. We will, in the related prospectus supplement or in a related free writing prospectus, with respect to each class of offered certificates, identify the applicable rating agency or agencies and specify the minimum rating(s) that must be assigned thereto.

Ratings on mortgage pass-through certificates address the likelihood of receipt by the holders of all payments of interest and/or principal to which they are entitled.  These ratings address the structural, legal and issuer-related aspects associated with the certificates, the nature of the underlying mortgage assets and the credit quality of any third-party credit enhancer.  The rating(s) on a class of offered certificates will not represent any assessment of—

●	whether the price paid for those certificates is fair;

●	whether those certificates are a suitable investment for any particular investor;

●	the tax attributes of those certificates or of the related trust;

●	the yield to maturity or, if they have principal balances, the average life of those certificates;

●	the likelihood or frequency of prepayments of principal on the underlying mortgage loans;

●	the degree to which the amount or frequency of prepayments on the underlying mortgage loans might differ from those originally anticipated;

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●	whether or to what extent the interest payable on those certificates may be reduced in connection with interest shortfalls resulting from the timing of voluntary prepayments;

●	the likelihood that any amounts other than interest at the related mortgage interest rates and principal will be received with respect to the underlying mortgage loans; or

●
if those certificates provide solely or primarily for payments of interest, whether the holders, despite receiving all payments of interest to which they are entitled, would ultimately recover their initial investments in those certificates.

A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization.  Each security rating should be evaluated independently of any other security rating.

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GLOSSARY

The following capitalized terms will have the respective meanings assigned to them in this “Glossary” section whenever they are used in this prospectus.

“ADA” means the Americans with Disabilities Act of 1990, as amended.

“Bankruptcy Code” means Title 11 of the United States Code.

“CERCLA” means the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended.

“CGMRC” means Citigroup Global Markets Realty Corp.

“Clearstream” means Clearstream Banking, société anonyme.

“Committee Report” means the Conference Committee Report accompanying the Tax Reform Act of 1986.

“CPR” means an assumed constant rate of prepayment each month, which is expressed on a per annum basis, relative to the then outstanding principal balance of a pool of mortgage loans for the life of those loans.

“Depositor” means Citigroup Commercial Mortgage Securities Inc.

“Disqualified Organization” means:

●	the United States,

●	any State or political subdivision of the United States,

●	any foreign government,

●	any international organization,

●	any agency or instrumentality of the foregoing, except for instrumentalities described in Section 168(h)(2)(D) of the Internal Revenue Code or the Freddie Mac,

●
any organization, other than a cooperative described in Section 521 of the Internal Revenue Code, that is exempt from federal income tax, except if it is subject to the tax imposed by Section 511 of the Internal Revenue Code, or

●	any organization described in Section 1381(a)(2)(C) of the Internal Revenue Code.

“DRA” means the Deficit Reduction Act of 2006.

“DTC” means The Depository Trust Company.

“Electing Large Partnership” means any partnership having more than 100 members during the preceding tax year which elects to apply simplified reporting provisions under the Internal Revenue Code, except for some service partnerships and commodity pools.

194

“Environmental Condition” means any condition or circumstance that (i) may pose an imminent or substantial endangerment to the human health or welfare or the environment, (ii) may result in a release or threatened release of any hazardous material or hazardous substance, or (iii) may give rise to any environmental claim or demand.

“EPA” means the Environmental Protection Agency.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“ERISA Plan” means any employee benefit plan or other retirement plan that is subject to the fiduciary responsibility provisions of ERISA.

“ECSPLC” means Euroclear Clearance System Public Limited Company.

“Euroclear Operator” means Euroclear Bank, S.A./N.V., as operator of the Euroclear System, or any successor entity in that capacity.

“Euroclear Terms and Conditions” means the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and, to the extent that it applies to the operation of the Euroclear System, Belgian law.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Fannie Mae” means the Federal National Mortgage Association.

“Farmer Mac” means the Federal Agricultural Mortgage Corporation.

“FDIC” means the Federal Deposit Insurance Corporation.

“Financial Intermediary” means a brokerage firm, bank, thrift institution or other financial intermediary that maintains an account of a beneficial owner of securities.

“Freddie Mac” means the Federal Home Loan Mortgage Corporation.

“Ginnie Mae” means the Government National Mortgage Association.

“Governing Document” means the pooling and servicing agreement or other similar agreement or collection of agreements, which governs the issuance of a series of offered certificates.

“Internal Revenue Code” means the Internal Revenue Code of 1986, as amended.

“I.R.C. Plan” means a plan, arrangement or account that is subject to Section 4975 of the Internal Revenue Code, including individual retirement accounts and certain Keogh plans.

“IRS” means the Internal Revenue Service.

“Lender Liability Act” means the Asset Conservation Lender Liability and Deposit Insurance Act of 1996, as amended.

“Net Income From Foreclosure Property” means income from foreclosure property other than qualifying rents and other qualifying income for a REIT.

“NCUA” means the National Credit Union Administration.

195

“NRSRO” means a nationally recognized statistical rating organization within the meaning of Section 3(a)(62) of the Exchange Act.

“OCC” means the Office of the Comptroller of the Currency.

“OTS” means the Office of Thrift Supervision.

“Party in Interest” means any person that is a “party in interest” within the meaning of ERISA or a “disqualified person” within the meaning of Section 4975 of the Internal Revenue Code.

“Pass-Through Entity” means any:

●	regulated investment company,

●	real estate investment trust,

●	trust,

●	partnership, or

●	other entities described in Section 860E(e)(6) of the Internal Revenue Code.

“Plan” means an ERISA Plan or an I.R.C. Plan.

“Plan Asset Regulations” means Section 2510.3-101 of the regulations of the U.S. Department of Labor promulgated under ERISA, as modified by Section 3(42) of ERISA, describing what constitutes the assets of a Plan.

“PTE” means a Prohibited Transaction Exemption issued by the U.S. Department of Labor.

“RCRA” means the federal Resource Conservation and Recovery Act.

“REIT” means a real estate investment trust within the meaning of Section 856(a) of the Internal Revenue Code.

“Relief Act” means the Servicemembers Civil Relief Act.

“REMIC” means a real estate mortgage investment conduit, within the meaning of, and formed in accordance with, the Tax Reform Act of 1986 and Sections 860A through 860G of the Internal Revenue Code.

“Safe Harbor Regulations” means the final Treasury regulations issued on July 18, 2002.

“SEC” means the Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended

“SMMEA” means the Secondary Mortgage Market Enhancement Act of 1984, as amended.

“SPA” means standard prepayment assumption.

“Title V” means Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980.

“Treasury Department” means the United States Department of the Treasury.

196

“UCC” means, for any jurisdiction, the Uniform Commercial Code as in effect in that jurisdiction.

“Underwriter Exemption” means PTE 91-23, as amended by PTE 2013-08.

“U.S. Person” means:

●	a citizen or resident of the United States;

●	a corporation, partnership or other entity created or organized in, or under the laws of, the United States, any state or the District of Columbia;

●
an estate whose income from sources without the United States is includible in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States; or

●	a trust as to which—

1.	a court in the United States is able to exercise primary supervision over the administration of the trust, and

2.	one or more United States persons have the authority to control all substantial decisions of the trust.

In addition, to the extent provided in the Treasury Regulations, a trust will be a U.S. Person if it was in existence on August 20, 1996 and it elected to be treated as a U.S. Person.

“USA Patriot Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001.

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(THIS PAGE INTENTIONALLY LEFT BLANK)

No dealer, salesperson or other person is authorized to give any
information or to represent anything not contained in this prospectus			$985,540,000 (Approximate)
and free writing prospectus. You must not rely on any unauthorized information or representations. This prospectus and free writing prospectus is an offer to sell only the certificates offered hereby, but only under circumstances and in jurisdictions where it is lawful to do
so. The information contained in this prospectus and free writing prospectus is current only as of its date.
			Citigroup Commercial Mortgage Trust 2013-GC15 (as Issuing Entity)

	Free Writing Prospectus

	Certificate Summary	14
	Summary	16
	Risk Factors	61	Citigroup Commercial Mortgage Securities Inc. (as Depositor)
	Description of the Mortgage Pool	104
	Transaction Parties	160
	Description of the Offered Certificates	229
	Yield, Prepayment and Maturity Considerations	257
	The Pooling and Servicing Agreement	271
	Material Federal Income Tax Consequences	324
	State and Local Tax Considerations	328	Commercial Mortgage Pass-Through Certificates, Series 2013-GC15
	ERISA Considerations	329
	Legal Investment	333
	Certain Legal Aspects of the Mortgage Loans	334
	Ratings	335
	Legal Matters	336
	Index of Significant Definitions	337	Class A-1	$57,358,000
			Class A-2	$236,853,000
Annex A –	Statistical Characteristics of the Mortgage		Class A-3	$150,000,000
	Loans	A-1	Class A-4	$264,191,000
Annex B –	Structural and Collateral Term Sheet	B-1	Class A-AB	$72,224,000
Annex C –	Mortgage Pool Information	C-1	Class X-A	$875,416,000
Annex D –	Form of Distribution Date Statement	D-1	Class A-S	$94,790,000
Annex E-1 –	Sponsor Representations and Warranties	E-1-1	Class B	$54,365,000
Annex E-2 –	Exceptions to Sponsor Representations and		Class PEZ	$204,914,000
	Warranties	E-2-1	Class C	$55,759,000
Annex F –	Class A-AB Scheduled Principal Balance
	Schedule	F-1

	Prospectus
	Table of Contents	2
	Important Notice About the Information Presented in this
	Prospectus and the Related Prospectus Supplement	6	FREE WRITING PROSPECTUS
	Available Information	6
	Summary of Prospectus	7
	Risk Factors	19
	Capitalized Terms Used in this Prospectus	77
	The Trust Fund	77
	Transaction Participants	86	Co-Lead Managers and Joint Bookrunners
	Description of the Governing Documents	89
	Description of the Certificates	100
	Yield and Maturity Considerations	116	Citigroup
	Description of Credit Support	123
	Certain Legal Aspects of the Mortgage Loans	125	Goldman, Sachs & Co.
	Material Federal Income Tax Consequences	146
	State and Other Tax Consequences	184
	ERISA Considerations	185
	Legal Investment Use of Proceeds	189 190	Co-Managers
	Method of Distribution	190	Drexel Hamilton	RBS
	Legal Matters	192
	Financial Information	192
	Ratings	192
	Glossary	194	September , 2013